BEAR STEARNS ASSET BACKED SECURITIES I LLC,

DEPOSITOR

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION,

MASTER SERVICER AND SECURITIES ADMINISTRATOR

and

EMC MORTGAGE CORPORATION

SELLER AND COMPANY

________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of January 1, 2006

________________________________________

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates

Series 2006-1

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE IV

ACCOUNTS

ARTICLE V

CERTIFICATES

ARTICLE VI

PAYMENTS TO CERTIFICATEHOLDERS

ARTICLE VII

THE MASTER SERVICER

Section 7.01.	Liabilities of the Master Servicer	124
Section 7.02.	Merger or Consolidation of the Master Servicer	124
Section 7.03.	Indemnification of the Trustee, the Master Servicer and the Securities Administrator	124
Section 7.04.	Limitations on Liability of the Master Servicer and Others	124
Section 7.05.	Master Servicer Not to Resign	126
Section 7.06.	Successor Master Servicer	126
Section 7.07.	Sale and Assignment of Master Servicing	126

ARTICLE VIII

DEFAULT

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

ARTICLE X

TERMINATION

Section 10.01.	Termination Upon Repurchase by EMC or its Designee or Liquidation of the Mortgage Loans	143
Section 10.02.	Additional Termination Requirements	145

ARTICLE XI

MISCELLANEOUS PROVISIONS

APPENDIX

Appendix 1	-	Calculation of Class Y Principal Reduction Amount

EXHIBITS

Exhibit A-1	-	Form of Class I-A Certificates
Exhibit A-2	-	Form of Class I-M Certificates
Exhibit A-3	-	Form of Class I-B-1 Certificates and Class I-B-2 Certificates
Exhibit A-4	-	Form of Class I-B-3 Certificates
Exhibit A-5-1	-	Form of Class R Certificates
Exhibit A-5-2	-	Form of Class R-X Certificates
Exhibit A-6	-	Form of Class B-IO Certificates
Exhibit A-7	-	Form of Class I-XP Certificates
Exhibit A-8	-	Form of Class II-A Certificates
Exhibit A-9	-	Form of Class II-X Certificates
Exhibit A-10	-	Form of Class II-B-1, Class-B-2 and Class II-B-3 Certificates
Exhibit A-11	-	Form of Class I-B-4, Class II-B-5 and Class II-B-6
Exhibit A-12	-	Form of Class II-XP Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]
Exhibit D	-	Request for Release of Documents
Exhibit E	-	Form of Affidavit pursuant to Section 960E(e)(4)
Exhibit F-1	-	Form of Investment Letter
Exhibit F-2	-	Form of Rule 144A and Related Matters Certificate
Exhibit F-3	-	Form of Transferor Representation Letter
Exhibit G	-	Form of Custodial Agreement
Exhibit H-1	-	Bank of America Servicing Agreement
Exhibit H-2	-	Chevy Chase Bank Servicing Agreement
Exhibit H-3	-
Exhibit H-4	-	EMC Servicing Agreement
Exhibit H-5	-	EverHome Servicing Agreement

Exhibit H-6	-	GMACM Servicing Agreement
Exhibit H-7	-	GreenPoint Servicing Agreements
Exhibit H-8	-	Harborside Servicing Agreement
Exhibit H-9	-	HSBC Servicing Agreement
Exhibit H-10	-	Homebanc Servicing Agreement
Exhibit H-11	-	Indymac Servicing Agreement
Exhibit H-12	-	Mellon Trust Servicing Agreements
Exhibit H-13	-	PHH Servicing Agreement
Exhibit H-14	-	USBank Servicing Agreement
Exhibit H-15	-	Washington Mutual Servicing Agreement
Exhibit H-16	-	Waterfield Servicing Agreement
Exhibit I	-	Assignment Agreements
Exhibit J	-	Form of Mortgage Loan Purchase Agreement
Exhibit K	-	Form of Subsequent Mortgage Loan Purchase Agreement
Exhibit L	-	Form of Subsequent Transfer Instrument
Exhibit M	-	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit N	-	Form of Back-Up Certification
Exhibit O	-	Form of Trustee Limited Power of Attorney
Exhibit P	-	Form of Cap Contracts
Exhibit Q	-	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility

POOLING AND SERVICING AGREEMENT

Pooling and Servicing Agreement dated as of January 1, 2006, among Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, as depositor (the “Depositor”), JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, not in its individual capacity but solely as trustee (the “Trustee”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and EMC Mortgage Corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”).

PRELIMINARY STATEMENT

On or prior to the Closing Date or a Subsequent Transfer Date, in the case of Subsequent Transfer Loans, the Depositor acquired the Mortgage Loans or the Subsequent Mortgage Loans, as the case may be, from the Seller. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC IV to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IV Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC V to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC V Regular Interest will be designated the “regular interest” in such REMIC.

The Class R Certificates will evidence ownership of the “residual interest” in each of REMIC I, REMIC II, REMIC III and REMIC IV. The Class R-X Certificates will evidence ownership of the “residual interest” in REMIC V.

The Group I-1 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $832,579,663. The Sub-Loan Group II-1 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $701,526,990. The Sub-Loan Group II-2 Mortgage Loans will have an Outstanding Principal Balance as of the Cut-

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off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $134,287,109. The Sub-Loan Group II-3 Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $78,242,892.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

ARTICLE I

Definitions

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer).

Account: The Distribution Account, the Protected Account, the Cap Reserve Account, the Pre-funding Account, the Pre-funding Reserve Account, the Cap Reserve Account, the Interest Coverage Account or the Class XP Reserve Account, as the context may require.

Accrued Certificate Interest: For any Group II Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Group II Certificate immediately prior to such Distribution Date, on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Group II Senior Certificate, such Group II Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans, in each case allocated thereto in accordance with Section 6.02.2(g), (ii) in the case of a Group II Subordinate Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans, in each case allocated thereto in accordance with Section 6.02.2(g) and (iii) in the case of the II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates, the amount of any Carry Forward Shortfall Amount for the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, respectively, in each case allocated thereto in accordance with Section 6.02.2(g).

Additional Disclosure: As defined in Section 3.18(a)(v).

Additional Form 10-D Disclosure: As defined in Section 3.18(a)(i).

Additional Form 10-K Disclosure: As defined in Section 3.18(a)(iv).

Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a

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Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Aggregate Subordinate Optimal Principal Amount: With respect to any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II for such Distribution Date.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Allocable Share: With respect to any Class of Group II Subordinate Certificates (other than the Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates) on any Distribution Date, an amount equal to the product of (i) the Aggregate Subordinate Optimal Principal Amount and (ii) the fraction, the numerator of which is the Certificate Principal Balance of such Class and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group II Subordinate Certificates; provided, however, that no Class of Group II Subordinate Certificates (other than the outstanding Class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount unless the related Class Prepayment Distribution Trigger for such Distribution Date has been satisfied (any amount distributable pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount shall be distributed among the Classes entitled thereto, pro rata based on their respective Certificate Principal Balances); provided, further, that if on a Distribution Date, the Certificate Principal Balance of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger has been satisfied is reduced to zero, such Class’s remaining Allocable Share shall be distributed to the remaining Classes of Group II Subordinate Certificates sequentially beginning with the Class with the lowest numerical designation in reduction of their respective Certificate Principal Balances.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody’s (or with respect to investments in money market funds, a credit rating of “AAAm” or “AAAm-G” in the case of S&P and the highest rating given by Moody’s for money market funds in the case of Moody’s). For any short-term deposit or security, or a rating of A-l+ in the case of S&P or Prime-1 in the case of Moody’s.

Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Group I Offered Certificates, the sum of the Realized Losses with respect to the Group I Mortgage Loans, which are to be applied in reduction of the Certificate Principal Balance of such

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Class of Group I Offered Certificates pursuant to this Agreement in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Group I Mortgage Loans for such Distribution Date. The Applied Realized Loss Amount shall be allocated first to the Class I-B-3 Certificates, the Class I-B-2 Certificates, the Class I-B-1 Certificates, the Class I-M-2 Certificates and the Class I-M-1 Certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero), and thereafter the Applied Realized Loss Amount with respect to the Group I Mortgage Loans shall be allocated first to the Class I-1A-2 Certificates and then to the Class I-1A-1 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero.

Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

Assessment of Compliance: As defined in Section 3.17.

Assignment Agreements: The agreements attached hereto as Exhibit I, whereby the Servicing Agreements and related Recognition Agreements (as defined therein), if applicable, were assigned to the Trustee for the benefit of the Certificateholders.

Assumed Final Distribution Date: With respect to the Group I Certificates, the Distribution Date occurring in February, 2036, and with respect to the Group II Certificates, the Distribution Date occurring in February, 2036, or, in each case, if such day is not a Business Day, the next succeeding Business Day.

Attestation Report: As defined in Section 3.17.

Attesting Party: As defined in Section 3.17.

Available Funds: With respect to any Distribution Date and each Sub-Loan Group in Loan Group II, an amount equal to the aggregate of the following amounts with respect to the Group II Mortgage Loans in the related Sub-Loan Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date or Subsequent Cut-off Date, as the case may be, and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicer or the Master Servicer with respect to such Distribution Date, (c) any reimbursed amount in connection with losses on investments of deposits in certain eligible investments in respect of the Group II Mortgage Loans in the related Sub-Loan Group, and (d) any amount allocated from the Available Funds of another Sub-Loan Group in accordance with Section 6.02(a)(G), except:

(i)          all payments that were due on or before the Cut-off Date;

(ii)          all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

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(iii)         all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)         amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)          amounts representing Monthly Advances determined to be Nonrecoverable Advances;

(vi)         any investment earnings on amounts on deposit in the Distribution Account and amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement;

(vii)       amounts needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)      amounts applied to pay any fees with respect to any lender-paid primary mortgage insurance policy; and

(ix)         any expenses or other amounts reimbursable to the Trustee, the Securities Administrator, the Master Servicer and the Custodian pursuant to Section 7.04(c) or Section 9.05.

Average Loss Severity Percentage: With respect to any Distribution Date and each Sub-Loan Group in Group II, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Group II Mortgage Loan in such Sub-Loan Group that had a Realized Loss and the denominator of which is the number of Group II Mortgage Loans in the related Sub-Loan Group that had Realized Losses.

Back-Up Certification: As defined in Section 3.18(a)(iv).

Bank of America: Bank of America, N.A., and its successor in interest.

Bank of America Servicing Agreement: The Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement dated as of April 1, 2005, as amended by the Regulation AB Compliance Addendum, dated as of December 21, 2005, between Bank of America and EMC, attached hereto as Exhibit H-1.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

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Basis Risk Shortfall: With respect to any Distribution Date and each Class of Group I Offered Certificates for which the Pass-Through Rate is based upon the Net Rate Cap, the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Though Rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50% over (b) the amount of Current Interest on such Class of Offered Certificates calculated using a Pass-Though Rate equal to the Net Rate Cap for such Distribution Date.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and each Class of Group I Offered Certificates, the sum of the Basis Risk Shortfall for such Distribution Date and the Basis Risk Shortfall for all previous Distribution Dates not previously paid from any source including Excess Cashflow and payments under the Cap Contracts, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, for such Distribution Date.

Book-Entry Certificates: Initially, the Senior Certificates and Offered Subordinate Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, Custodian, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

Cap Contract: With respect to any of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 or Class I-B-3 Certificates, the respective cap contracts, dated as of January 31, 2006, between the Trustee, on behalf of the Trust for the benefit of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 or Class I-B-3 Certificateholders, as the case may be, and the Counterparty, together with any scheduling, confirmations or other agreements related thereto, attached hereto as Exhibit N, and the interest three rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, respectively, with the Counterparty for the benefit of the holders of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Cap Contract Payment Amount: With respect to any Distribution Date and a Cap Contract, the amounts received from such Cap Contract, if any, on such Distribution Date.

Cap Reserve Account: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.08 hereof, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Bear Stearns Asset Backed Securities I LLC, Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 – Cap Reserve Account.” For purposes of the REMIC Provisions, the Cap Reserve Account will be an outside reserve fund. For federal income tax purposes, the Class B-IO Certificateholder shall be treated as the owner of the Cap Reserve Account and shall include any investment earnings on the Cap Reserve Account in income for such purposes. Any amounts distributed to the Cap Reserve Account from any REMIC created hereunder shall be treated as having been distributed to the Class B-IO Certificateholder from such REMIC.

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Carry-Forward Amount: If on the distribution date the Pass-Through Rate for a class of the Class II-B-1, Class II-B-2 or Class II-B-3 Certificate is based upon the related Net Rate Cap, the excess, if any, of:

1.

The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, over

2.	The amount of Current Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

Carry Forward Shortfall Amount:    As of any Distribution Date for the Class II-B-1, Class II-B-2 or Class II-B-3 Certificate, the sum of the Carry Forward Amount for such distribution date and the Carry Forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, for such distribution date.

Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Securities Administrator in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5-1, A-5-2, A-6, A-7, A-8, A-9, A-10, A-11 and A-12 with the blanks therein appropriately completed.

Certificate Group: With respect to the Group I Certificates, the Class I-1A-1 Certificates and the Class I-1A-2 Certificates. With respect to the Group II Certificates and (ii) Sub-Loan Group II-1, the Class II-1A-1 Certificates, Class II-1A-2 Certificates, Class II-1A-3 Certificates, Class II-1X-1 Certificates, the Class II-1X-2 Certificates (ii) Sub-Loan Group II-2, the Class II-2A-1 Certificates, Class II-2A-2 Certificates and Class II-2X-1 Certificates, and (iii) Sub-Loan Group II-3, the Class II-3A-1 Certificates, Class II-3A-2 Certificates and the Class II-3X-1 Certificates.

Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

Certificate Principal Balance: With respect to any Certificate (other than the Class II-X, Class XP, Class B-IO, Class R or Class R-X Certificates) as of any Distribution Date, the initial principal amount of such Certificate plus, in the case of a Subordinate Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificates pursuant to Section 6.02.1(b) or Section 6.02.2(h) hereof, and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) solely in the case of the Group II Certificates, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) allocated prior to such Distribution Date to such Certificate, taking account of the applicable Loss Allocation Limitation, (iii) solely in the case of the Group I Certificates, any Applied Realized Loss Amounts allocated to such Class on previous Distribution Dates, and (iv) in the case of a Group II Subordinate Certificate, such Certificate’s pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Certificate

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Principal Balance thereof will equal the sum of the Certificate Principal Balances of all Certificates in such Class. The initial Certificate Principal Balance (if any) for each Class of Certificates is set forth in Section 5.01(c)(iv).

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder: A Holder of a Certificate.

Certification Parties: As defined in Section 3.18(a)(iv).

Certifying Person: As defined in Section 3.18(a)(iv).

Chevy Chase Bank: Chevy Chase Bank, F.S.B., and its successor in interest.

Chevy Chase Bank Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of July 1, 2001, as amended by Amendment No. 1, dated as of January 13, 2003, and Amendment No. 2, dated as of January 31, 2006, between Chevy Chase Bank and EMC, attached hereto as Exhibit H-2.

Class: With respect to the Certificates, any of Class I-1A-1, Class I-1A-2, Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class I-M-1, Class I-M-2, Class R, Class R-X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class II-X-B1, Class II-X-B2, Class II-X-B3, Class B-IO, Class I-XP and Class II-XP Certificates.

Class A Certificates: The Class I-A Certificates and the Class II-A Certificates.

Class B Certificates: The Class I-B Certificates and the Class II-B Certificates.

Class B-IO Advances: As defined in Section 6.01(b).

Class B-IO Distribution Amount: With respect to any Distribution Date, the Current Interest for the Class B-IO Certificates for such Distribution Date (which shall be deemed distributable with respect to the REMIC IV Regular Interest B-IO-I); provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Certificates has been reduced to zero, the Class B-IO Distribution Amount shall include the Overcollateralization Amount (which shall be deemed distributable, first, with respect to the REMIC IV Regular Interest B-IO-I in respect of accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and, thereafter, with respect to the REMIC IV Regular Interest B-IO-P in respect of the principal balance thereof).

Class B-IO Pass-Through Rate: With respect to the Class B-IO Certificates and any Distribution Date or the REMIC IV Regular Interest B-IO-I, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (1) through (3) below, and the denominator of which is the aggregate principal balance of the REMIC II Regular Interests. For purposes of calculating the Pass-

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Through Rate for the Class B-IO-I Certificates, the numerator is equal to the sum of the following components:

1.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT1;

2.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2; and

3.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT4 minus twice the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT4.

Class I-A Certificates: The Class I-1A-1 Certificates and Class I-1A-2 Certificates.

Class I-A Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the product of (1) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (2) the sum of (x) 14.20% and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B Certificates: The Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates.

Class I-B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date) and (4) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of 2.00% and the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the

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payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such Distribution Date), and (5) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of 1.00% and the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such Distribution Date), and (6) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-M Certificates: The Class I-M-1 Certificates and the Class I-M-2 Certificates.

Class I-M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date) and (2) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of (I)  8.60% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date) and (3) the

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product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of (I) 4.60% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class II-A Certificates: The Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

Class II-B Certificates: The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates.

Class II-X Certificates: The Class II-1X-1, Class II-1X-2, Class II-2X-1, Class II-3X-1, Class II-X-B1, Class II-X-B2, and Class II-X-B3.

Class Prepayment Distribution Trigger: For a Class of Group II Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balance of all of the Group II Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class R Certificate: Any of the Class R Certificates substantially in the form annexed hereto as Exhibit A-5-1 and evidencing ownership of interests designated as “residual interests” in REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions. Component I of the Class R Certificates is designated as the sole class of “residual interest” in REMIC I, Component II of the Class R Certificates is designated as the sole class of “residual interest” in REMIC II, Component III of the Class R Certificates is designated as the sole class of “residual interest” in REMIC III and Component IV of the Class R Certificates is designated as the sole class of “residual interest” in REMIC IV.

Class R-X Certificates: Any of the Class R-X Certificates substantially in the form annexed hereto as Exhibit A-5-2 and evidencing ownership of the “residual interest” in REMIC V for purposes of the REMIC Provisions.

Class XP Certificates: The Class I-XP Certificates and the Class II-XP Certificates.

Class XP Reserve Account: The account established and maintained by the Master Servicer pursuant to Section 4.07 hereof.

Class Y Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of the Class Y Regular Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix I

Class Y Regular Interests: The Class Y-1, Class Y-2, and Class Y-3 Regular Interests.

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Class Y-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

Class Y-1 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-1 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-2 Regular Interest on such Distribution Date.

Class Y-2 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-2 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-3 Regular Interest on such Distribution Date.

Class Y-3 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-3 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Y-3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of the Class Z Regular Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, which shall be in each case the excess of (A) the sum of (x) the excess of the REMIC I Available Distribution Amount for the related Group (i.e. the “related Group” for the Class Z-1 Regular Interest is the Sub-Loan Group II-1 Loans, the “related Group” for the Class Z-2 Regular Interest is the Sub-Loan Group II-2 Loans and the “related Group” for the Class Z-3 Regular Interest is the Sub-Loan Group II-3 Loans) over the sum of the amounts thereof distributable (i) in respect of interest on such Class Z Regular Interest and the related Class Y Regular Interest, (ii) to such Class Z Regular Interest and the related Class Y Regular Interest pursuant to clause (c)(ii) of the definition of “REMIC I Distribution Amount” and (iii) in the case of the Group I Loans, to the Class R Certificates and (y) the amount of Realized Losses allocable to principal for the related Group over (B) the Class Y Principal Reduction Amount for the related Group.

Class Z Regular Interests: The Class Z-1, Class Z-2 and Class Z-3 Regular Interests.

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Class Z-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-1 Regular Interest on such Distribution Date.

Class Z-1 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-1 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-2 Regular Interest on such Distribution Date.

Class Z-2 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-2 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-3 Regular Interest on such Distribution Date.

Class Z-3 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-3 Regular Interest as determined pursuant to the provisions of the Appendix 1.

Class Z-3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Closing Date: January 31, 2006.

Code: The Internal Revenue Code of 1986, as amended.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest Payment: As defined in Section 6.06.

Corporate Trust Office: The designated office of the Trustee or Securities Administrator, as applicable, where at any particular time its respective corporate trust business with respect to this Agreement shall be administered. The Corporate Trust Office of the Trustee at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Worldwide Securities Services—Structured Finance Services, Bear Stearns ALT-A Trust 2006-1. The Corporate Trust Office of the Securities Administrator at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, BSALTA 2006-1. For the purpose of registration and transfer and exchange only, the Corporate Trust Office of the Securities Administrator shall be

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located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-1.

Counterparty: Wachovia Bank, National Association, and any successor thereto, or any successor counterparty under the Cap Contracts.

Countrywide: Countrywide Home Loans Servicing LP, and its successor in interest.

Countrywide Servicing Agreement: The Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended by Amendment No. 1, dated as of September 1, 2002, Amendment No. 2, dated as of September 1, 2004, and Amendment No. 3, dated as of January 31, 2006, between Countrywide and EMC, attached hereto as Exhibit H-3.

Cross-Over Date: The first Distribution Date on which the aggregate Certificate Principal Balance of the Group II Subordinate Certificates has been reduced to zero.

Current Interest: As of any Distribution Date, with respect to each Class of Group I Offered Certificates, (i) the interest accrued on the Certificate Principal Balance or Notional Amount, as applicable, during the related Interest Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest Payments and (b) any shortfalls resulting from the application of the Relief Act during the related Due Period; provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clauses (ii)(a) and (ii)(b) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Class R Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each other Class of Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Specified Enhancement Percentage: For any Distribution Date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the end of the related Due Period.

Current Specified Overcollateralization Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

Custodial Agreement: An agreement, dated as of January 31, 2006, among the Depositor, EMC, as Sponsor and Master Servicer, Master Funding as a Seller, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

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Cut-off Date: January 1, 2006.

Cut-off Date Balance: $1,746,636,654.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Delinquent: A Mortgage Loan is “Delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the last day of the month immediately succeeding the month in which such payment was due. For example, a Mortgage Loan with a payment due on December 1 that remained unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Depositor: Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, or its successors in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Agreement: The meaning specified in Section 5.01(a) hereof.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the Servicing Agreement.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the

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foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any 2006-1 REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.04, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Bear Stearns Asset Backed Securities I LLC, Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

Distribution Report: The Asset-Backed Issuer Distribution Report pursuant to Section 13 or 15(d) of the Exchange Act.

DTC Custodian: Wells Fargo Bank, National Association, or its successors in interest as custodian for the Depository.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the calendar month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by Standard & Poor’s and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Certificateholders will have a claim

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with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

EMC: EMC Mortgage Corporation, and any successor thereto.

EMC Servicing Agreement: The Servicing Agreement, dated as of January 1, 2006, between Bear Stearns Asset Backed Securities I LLC and EMC as attached hereto as Exhibit H-4.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: As defined in Section 8.01.

EverHome: EverHome Mortgage Company (formerly known as Alliance Mortgage Corporation), and any successor thereto.

EverHome Servicing Agreement: The Subservicing Agreement, dated as of August 1, 2002, as amended by Amendment No. 1, dated as of January 31, 2006, between EverHome and EMC, as attached hereto as Exhibit H-5.

Excess Cashflow: With respect to any Distribution Date, the sum of (i) Remaining Excess Spread for such Distribution Date and (ii) Overcollateralization Release Amount for such Distribution Date; provided, however, that the Excess Cashflow shall include Principal Funds on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates has been reduced to zero (other than Principal Funds otherwise distributed to the Holders of Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates on such Distribution Date).

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

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Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Group I Offered Certificates and Interest Carry Forward Amounts on the Class I-A Certificates, in each case on such Distribution Date.

Exchange Act: Securities Exchange Act of 1934, as amended.

Exchange Act Reports: Any reports required to be filed pursuant to Sections 3.17, 3.18 and 3.23 of this Agreement.

Extra Principal Distribution Amount: With respect to any Distribution Date, an amount derived from Excess Spread equal to the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Federal National Mortgage Association and any successor thereto.

FDIC: Federal Deposit Insurance Corporation and any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

Fiscal Quarter: December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

Form 8-K Disclosure Information: As defined in Section 3.18(a)(iii).

Fractional Undivided Interest: With respect to any Class of Certificates (other than the Class XP Certificates), the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the Certificate Principal Balance of such Class. With respect to the Class XP Certificates, the percentage interest stated thereon. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) the Residual Certificates will be deemed to equal 1.00% (in the aggregate), (ii) the Class B-IO Certificates will be deemed to equal 1.00% and (iii) a Certificate of any other Class will be deemed to equal 98.00% multiplied by a fraction, the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates other than the Class B-IO Certificates.

Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, and any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

GMACM: GMAC Mortgage Corporation, and its successor in interest.

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GMACM Servicing Agreement: The Servicing Agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002, and Amendment No. 3, dated as of December 20, 2005, between GMACM and EMC, attached hereto as Exhibit H-6.

GreenPoint: GreenPoint Mortgage Funding, Inc., and its successor in interest.

GreenPoint Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of September 1, 2003, as amended by Amendment No. 1 to the Purchase, Warranties and Servicing Agreement, dated as of January 31, 2006, between GreenPoint and EMC, between GreenPoint and EMC, and each attached hereto as Exhibit H-7.

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Group I Certificates: The Group I Senior Certificates, the Group I Subordinate Certificates and the Group I Non-Offered Subordinate Certificates.

Group I Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule and any Subsequent Mortgage Loans added to Group I.

Group I Non-Offered Subordinate Certificates: The Class I-B-3, Class I-XP and Class B-IO Certificates.

Group I Offered Certificates: The Group I Senior Certificates and the Group I Offered Subordinate Certificates.

Group I Offered Subordinate Certificates: The Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates.

Group I Senior Certificates: The Class I-A Certificates.

Group I Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Group I Certificates to the related Cap Contract.

Group I Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Group I Certificates, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

Group I Subordinate Certificates: The Group I Offered Subordinate Certificates and the Group I Non-Offered Subordinate Certificates.

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Group II Certificates: The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II Non-Offered Subordinate Certificates: The Class II-XP, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Offered Certificates: The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates: The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2, Class II-B-3 and Class II-X-B3 Certificates.

Group II Senior Certificates: The Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, and Class II-3X-1 Certificates.

Group II Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor of the aggregate maximum probable exposure of the outstanding Class II-B-1, Class II-B-2 and Class II-B-3 Certificates to the related Cap Contracts.

Group I Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an percentage equal to the Significance Estimate divided by the aggregate outstanding Certificate Principal Balance of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, prior to the distribution of the related Principal Distribution Amount on such Distribution Date.

Group II Subordinate Certificates: The Group II Offered Subordinate Certificates and the Group II Non-Offered Subordinate Certificates.

Harbourside: Savannah Bank, NA dba Harbourside Mortgage Corporation, and its successor in interest.

Harbourside Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of April 1, 2005, as amended by Amendment No. 1, dated as of January 31, 2006, between Harbourside and EMC, attached hereto as Exhibit H-8.

Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Sections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

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HSBC: HSBC Mortgage Corporation (USA), and its successor in interest.

HSBC Servicing Agreement: The Amended and Restated Purchase, Warranties and Servicing Agreement, dated as of September 1, 2005, as amended by Amendment Reg AB, dated as of November 7, 2005, between HSBC and EMC, attached hereto as Exhibit H-9.

Indemnified Persons: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

Initial Coverage Account: The account or sub-account established and maintained pursuant to Section 4.10(a) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Interest Coverage Amount: The amount to be paid by the Depositor to the Paying Agent for deposit in the Interest Coverage Account on the Closing Date pursuant to Section 4.10, which amount is $250,951.15.

Initial Mortgage Loan: A Mortgage Loan transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and held as part of the Trust, as identified in the applicable Mortgage Loan Schedule.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses, including the related Servicer’s costs and expenses incurred in connection with presenting claims under the related Insurance Policies.

Interest Accrual Period: With respect to each Distribution Date, for each Class of Group II Certificates (other than the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates), the calendar month preceding the month in which such Distribution Date occurs. The Interest

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Accrual Period for the Group I Certificates, the Class I-B-3 Certificates and the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Carryforward Amount: As of the first Distribution Date and with respect to each Class of Group I Offered Certificates, zero, and for each Distribution Date thereafter, the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Group I Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period including the Interest Accrual Period relating to such Distribution Date.

Interest Funds: For any Distribution Date and Loan Group I, (i) the sum, without duplication, of (a) all scheduled interest collected in respect to the related Group I Mortgage Loans during the related Due Period less the related Servicing Fee, (b) all Monthly Advances relating to interest with respect to the related Group I Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest Payments with respect to the Group I Mortgage Loans and required to be remitted by the Master Servicer pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Group I Mortgage Loans collected during the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, (e) all amounts relating to interest with respect to each related Group I Mortgage Loan purchased by EMC pursuant to Sections 2.02 and 2.03 or by the Depositor pursuant to Section 3.21 during the related Due Period, (f) all amounts in respect of interest paid by EMC pursuant to Section 10.01 in respect to Loan Group I, in each case to the extent remitted by EMC or its designee, as applicable, to the Distribution Account pursuant to this Agreement and (g) any amount withdrawn from the Pre-funding Reserve Account pursuant to Section 4.09(c)(iii) in respect of Loan Group I, minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.01 and 4.05 or as otherwise set forth in this Agreement and allocated to Loan Group I.

Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(a)          Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

(b)          Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of

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interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c)          Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the annual interest rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

Lender-Paid PMI Rate: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related Mortgage Loan, as stated in the Mortgage Loan Schedule.

LIBOR Business Day: Any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: With respect to each Class of Offered Certificates and for the first Interest Accrual Period, January 27, 2006. With respect to each Class of Offered Certificates and any Interest Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

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Liquidation Proceeds: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group: Loan Group I or Loan Group II, as applicable.

Loan Group I: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Loan Group II: Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 6.02.2(c) hereof.

Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Margin: With respect to any Distribution Date on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans and (i) with respect to the Class I-1A-1 Certificates, 0.240% per annum, (ii) with respect to the Class I-1A-2 Certificates, 0.320% per annum, (iii) with respect to the Class I-M-1 Certificates, 0.500% per annum, (iv) with respect to the Class I-M-2 Certificates, 0.750% per annum, (v) with respect to the Class I-B-1 Certificates, 1.50% per annum, (vi) with respect to the Class I-B-2 Certificates, 2.10% per annum, and (vii) with respect to the Class I-B-3 Certificates, 2.15% per annum; and with respect to any Distribution Date after the first possible Optional Termination Date and (i) with respect to the Class I-1A-1 Certificates, 0.480% per annum, (ii) with respect to the Class I-1A-2 Certificates, 0.640% per annum, (iii) with respect to the Class I-M-1 Certificates, 0.750% per annum, (iv) with respect to the Class I-M-2 Certificates, 11.250% per annum, (v) with respect to the Class I-B-1 Certificates, 2.250% per annum, (vi) with respect to the Class I-B-2 Certificates, 3.225% per annum, and (vii) with respect to the Class I-B-3 Certificates, 3.255% per annum; and with respect to any Distribution Date after the first possible Optional Termination Date and (i) with respect to the Class II-B-1 Certificates, 0.750% per annum, (ii) the Class II-B-2 Certificates, 1.125% per annum and (iii) the Class II-B-3 Certificates, 2.250% per annum..

Marker Rate: With respect to the Class B-IO Certificates or REMIC IV Regular Interest B-IO-I and any Distribution Date, in relation to the REMIC II Regular Interests LT1, LT2, LT3 and LT4, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC II Pass-Through Rates for REMIC II Regular Interest LT2 and REMIC II Regular Interest LT3.

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Master Servicer: As of the Closing Date, Wells Fargo Bank, National Association and, thereafter, its respective successors in interest that meet the qualifications of the Servicing Agreements and this Agreement.

Master Servicing Compensation: The meaning specified in Section 3.14.

Material Defect: The meaning specified in Section 2.02(a).

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgage Loans electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 6.07.

Monthly Delinquency Percentage: With respect to a Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of Group I Mortgage Loans for such Distribution Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first priority lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Loan.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

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Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the Mortgage Loan Schedule.

Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.04 or Section 2.07 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule (which shall include, without limitation, with respect to each Mortgage Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of January 31, 2006, between EMC, as seller, and Bear Stearns Asset Backed Securities I LLC, as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Initial Mortgage Loans, and the schedule attached as Exhibit 1 to the related Subsequent Transfer Instrument with respect to the related Subsequent Mortgage Loans, each as amended from time to time to reflect the repurchase or substitution of Mortgage Loans or the addition of Subsequent Mortgage Loans pursuant to this Agreement, or the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as the case may be.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Servicing Agreement or this Agreement and (ii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap: For any Distribution Date and the Group I Certificates, the weighted average of the Net Rates of the Group I Mortgage Loans as of the beginning of the related Due Period, weighted on the basis of the Certificate Principal Balances thereof as of the preceding Distribution Date; for any Distribution Date and the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates, the weighted average of the weighted average net rate of the mortgage loans in each

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Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Groups, in each case as adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period For federal income tax purposes, the Net Rate Cap with respect to the Group I Subordinate Certificates is equal to the Uncertificated REMIC II Regular Interests LT1 and LT2.

Non-Offered Subordinate Certificates: The Group I Non-Offered Subordinate Certificates and the Group II Non-Offered Subordinate Certificates.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Notional Amount: The Notional Amount of (i) the Class II-1X-1 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-1A-1 Certificates, (ii) the Class II-1X-2 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-1A-2 Certificates and the Class II-1A-3 Certificates (in the aggregate), (iii) the Class II-2X-1 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-2A-1 Certificates and the Class II-2A-2 Certificates (in the aggregate), (iv) the Class II-3X-1 Certificates is equal to the Certificate Principal Balance of the Class II-3A-1 Certificates and the Class II-3A-2 Certificates (in the aggregate), (iv) the Class II-X-B1 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-B-1 Certificates, (v) the Class II-X-B2 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-B-2 Certificates, (vi) the Class II-X-B3 Certificates immediately prior to any Distribution Date is equal to the Certificate Principal Balance of the Class II-B-3 Certificates, and (vii) the Class B-IO Certificates immediately prior to any Distribution Date is equal to the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests.

Offered Certificates: The Group I Offered Certificates and the Group II Offered Certificates.

Offered Subordinate Certificates: The Group I Offered Subordinate Certificates and the Group II Offered Subordinate Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

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One-Month LIBOR: With respect to any Interest Accrual Period, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Interest Accrual Period shall the rate determined by the Securities Administrator two Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Interest Accrual Period.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Company, the Master Servicer or the Depositor.

Optional Termination Date: With respect to (i) the Group I Mortgage Loans, the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than 20% of the sum of (A) the Cut-off Date Balance and (B) the Pre-funded Amounts of the Loan Group I as of the Closing Date and (ii) with respect to the Group II Mortgage Loans, the Distribution Date on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than 10% of the Cut-off Date Balance.

Original Group II Subordinate Principal Balance: The sum of the aggregate Certificate Principal Balances of each Class of Group II Subordinate Certificates as of the Closing Date.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group I Offered

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Certificates and the Class I-B-3 Certificates on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount: With respect to any Distribution Date is the lesser of (x) the sum of the amounts described in clauses (1) through (5) in the definition of Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of such Principal Funds is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).

Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date, 1.20% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) 1.20% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date and (2) 2.40% of the then current aggregate Stated Principal Balance of the Group I Mortgage Loans as of such Distribution Date and (ii) $4,162,898 and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Party Participating in the Servicing Function: Any Person performing any of the responsibilities set forth in Exhibit K.

Pass-Through Rate: As to each Class of Certificates, the rate of interest determined as provided with respect thereto in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

Paying Agent: The Securities Administrator, or its successor in interest, or any successor securities administrator appointed as herein provided.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

(i)           direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)          (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal

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and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)        repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)         securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v)          commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)         a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)       any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii)      interests in any money market fund (including any such fund managed or advised by the Trustee or the Master Servicer or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each Rating Agency rating such funds or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced in writing; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

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Permitted Transferee: Any Person other than a Disqualified Organization or an “electing large partnership” (as defined by Section 775 of the Code).

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHH: PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), and any successor thereto.

PHH Servicing Agreement: The Master Seller’s Warranties and Servicing Agreement, dated as of April 26, 2001, among PHH, Bishop’s Gate Residential Mortgage Trust and EMC, as attached hereto as Exhibit H-10.

Physical Certificates: The Residual Certificates and the Private Certificates.

Plan: The meaning specified in Section 5.07(a).

Pre-funded Amount: The amount to be paid by the Seller to the Paying Agent for deposit in the Pre-Funding Account on the Closing Date with respect to the Mortgage Loans in Loan Group I, which amount is $17,935,853.

Pre-funded Amount: The account or sub-account established and maintained pursuant to Section 4.09 (a) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Pre-funded Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of investment income) is reduced to zero or (ii) April 17, 2006.

Pre-funding Reserve Account: The account or sub-account established and maintained pursuant to Section 4.09(d) and which shall be an Eligible Account or a sub-account of an Eligible Account.

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof and described in the Mortgage Loan Schedule.

Prepayment Charge Loan: Any Mortgage Loan for which a Prepayment Charge may be assessed and to which such Prepayment Charge the related Class XP Certificates are entitled, as indicated on the Mortgage Loan Schedule.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Group I Mortgage Loan pursuant to Section 2.02, 2.03, 3.21 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such Group I Mortgage Loan immediately prior to such prepayment or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the

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amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) any Prepayment Charges and (b) the related Servicing Fee.

Prepayment Period: With respect to any Distribution Date and the Mortgage Loans serviced by EMC, the period from the sixteenth day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the fifteenth day of the calendar month in which such Distribution Date occurs. With respect to any Distribution Date and all other Mortgage Loans, the period that is provided in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the excess of (i) sum of (a) the Principal Funds for such Distribution Date and (b) any Extra Principal Distribution Amount for such Distribution Date over (ii) any Overcollateralization Release Amount for such Distribution Date.

Principal Funds: the sum, without duplication, of

1.	the Scheduled Principal collected on the Group I Mortgage Loans during the related Due Period or advanced on or before the related servicer advance date,
2.	prepayments in respect of the Group I Mortgage Loans, exclusive of any Prepayment Charges, collected in the related Prepayment Period,
3.	the Stated Principal Balance of each Group I Mortgage Loan that was repurchased by the Depositor or the related Servicer during the related Due Period,
4.

the amount, if any, by which the aggregate unpaid principal balance of any Substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a Group I Mortgage Loan during the related Due Period,

5.

all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the Group I Mortgage Loans, to the extent such Liquidation Proceeds relate to principal, less all related Nonrecoverable Advances relating to principal reimbursed during the related Due Period,

6.

the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by EMC or its designee of its optional termination right with respect to the Group I Mortgage Loans; and

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7.	any amount withdrawn from the Pre-Funding Account in respect of Loan Group I pursuant to Section 4.09(e)(ii) and included in Principal Funds; minus
8.

any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

Private Certificates: The Class I-B-3, Class B-IO, Class I-XP, Class II-XP, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Prospectus: The prospectus, dated June 24, 2005, as supplemented by the prospectus supplement dated January 31, 2006, relating to the offering of the Offered Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the related Servicing Agreement.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

Rating Agencies: Moody’s and S&P.

Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property that are allocated to principal. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

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Realized Losses on the Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) The interest portion of Realized Losses and Net Interest Shortfalls on the Group II-1 Loans, if any, shall be allocated between the Class Y-1 and Class Z-1 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (2) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-2 Loans, if any, shall be allocated between the Class Y-2 and Class Z-2 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; and (3) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-3 Loans, if any, shall be allocated between the Class Y-3 and Class Z-3 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof. Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan in such Group and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses with respect to the Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) the principal portion of Realized Losses on the Group II-1 Loans shall be allocated, first, to the Class Y-1 Regular Interest to the extent of the Class Y-1 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-1 Regular Interest in reduction of the Uncertificated Principal Balance thereof; (2) the principal portion of Realized Losses on the Group II-2 Loans shall be allocated, first, to the Class Y-2 Regular Interest to the extent of the Class Y-2 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-2 Regular Interest in reduction of the Uncertificated Principal Balance thereof; and (3) the principal portion of Realized Losses on the Group II-3 Loans shall be allocated, first, to the Class Y-3 Regular Interest to the extent of the Class Y-3 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-3 Regular Interest in reduction of the Uncertificated Principal Balance thereof. For any Distribution Date, reductions in the Uncertificated Principal Balances of the Class Y and Class Z Regular Interest pursuant to this definition of Realized Loss shall be determined, and shall be deemed to occur, prior to any reductions of such Uncertificated Principal Balances by distributions on such Distribution Date.

Record Date: For each Class of Group I Certificates, the Business Day preceding the applicable Distribution Date so long as such Class of Certificates remains in book-entry form; and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date. For each Class of Group II Certificates, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

Reference Bank: A leading bank selected by the Securities Administrator that is engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Reference Bank Rate: With respect to any Interest Accrual Period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of

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11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

Related Certificates: (A) For each REMIC III Regular Interest, the Class or Classes of Certificates show opposite the name of such REMIC III Regular Interest in the following table:

REMIC III Regular Interest	Classes of Certificates
II-1A-1	II-1A-1; II-1X-1
II-1A-23	II-1A-2; II-1A-3; II-1X-2
II-2A	II-2A-1; II-2A-2; II-2X-1
II-3A	II-3A-1; II-3A-2; II-3X-1
II-B-1	II-B-1; II-X-B1
II-B-2	II-B-2; II-X-B2
II-B-3	II-B-3; II-X-B3
II-B-4	II-B-4
II-B-5	II-B-5
II-B-6	II-B-6

(B) For each REMIC IV Regular Interest, the Class or Classes of Certificates show opposite the name of such REMIC IV Regular Interest in the following table:

REMIC IV Regular Interest	Classes of Certificates
I-1A-1	I-1A-1
I-1A-2	I-1A-2
I-M-1	I-M-1
I-M-2	I-M-2
I-B-1	I-B-1

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I-B-2	I-B-2
I-B-3	I-B-3
B-IO-I and B-IO-P	B-IO
II-1A-1	II-1A-1
II-1A-2	II-1A-2
II-1A-3	II-1A-3
II-1X-1	II-1X-1
II-1X-2	II-1X-2
II-2A-1	II-2A-1
II-2A-2	II-2A-2
II-2X-1	II-2X-1
II-3A-1	II-3A-1
II-3A-2	II-3A-2
II-3X-1	II-3X-1
II-B-1	II-B-1
II-B-2	II-B-2
II-B-3	II-B-3
II-B-4	II-B-4
II-B-5	II-B-5
II-B-6	II-B-6
II-X-B1	II-X-B1
II-X-B2	II-X-B2
II-X-B3	II-X-B3

(C) For the REMIC V Regular Interest, the Class B-IO Certificates.

Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state law.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread remaining after the distribution of the Extra Principal Distribution Amount for such Distribution Date.

Remaining Pre-Funded Amount: An amount equal to the Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans transferred during the Pre-Funding Period.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Administrator: The Trustee; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC

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Administrator under this Agreement the Servicer or Trustee acting as Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

REMIC Interest: Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Interests.

REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any 2006-1 REMIC to fail to qualify as a REMIC while any regular interest in such 2006-1 REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any 2006-1 REMIC or (iii) constitute a taxable contribution to any 2006-1 REMIC after the Startup Day.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interest: Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Regular Interests.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is made pursuant to this Agreement, consisting of:

(a)          the Group II Mortgage Loans and the related Mortgage Files and collateral securing such Group II Mortgage Loans,

(b)          all payments on and collections in respect of the Group II Mortgage Loans due after the Cut-off Date as shall be on deposit in the Distribution Account and identified as belonging to the Trust Fund,

(c)          property that secured a Group II Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(d)          the hazard insurance policies and Primary Mortgage Insurance Policies, if any, relating to the Group II Mortgage Loans, and

(e)          all proceeds of clauses (a) through (d) above.

REMIC I Available Distribution Amount: For each of the Sub-Loan Groups in Loan Group II for any Distribution Date, the Available Funds for such Sub-Loan Group, or, if the context so requires the aggregate of the Available Funds for all Sub-Loan Groups in Loan Group II.

REMIC I Distribution Amount: For any Distribution Date, the REMIC I Available Distribution Amount shall be distributed to the REMIC I Regular Interests and the Class R Certificates in respect of Component I thereof in the following amounts and priority:

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(a)          To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-1:

(i)           first, to Class Y-1 and Class Z-1 Regular Interests and Component I of the Class R Certificates, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)          second, to the Class Y-1 and Class Z-1 Regular Interests and Component I of the Class R Certificates, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest;

(iii)        third, to Component I of the Class R Certificates, until the Uncertificated Principal Balance thereof has been reduced to zero; and

(iv)         fourth, to the Class Y-1 and Class Z-1 Regular Interests, the Class Y-1 Principal Distribution Amount and the Class Z-1 Principal Distribution Amount, respectively.

(b)          To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-2:

(i)           first, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)          second, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

(iii)        third, to the Class Y-2 and Class Z-2 Regular Interests, the Class Y-2 Principal Distribution Amount and the Class Z-2 Principal Distribution Amount, respectively.

(c)          To the extent of the REMIC I Available Distribution Amount for Sub-Loan Group II-3:

(i)           first, to the Class Y-3 and Class Z-3 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)          second, to the Class Y-3 and Class Z-3 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

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(iii)        third, to the Class Y-3 and Class Z-3 Regular Interests, the Class Y-3 Principal Distribution Amount and the Class Z-3 Principal Distribution Amount, respectively.

(d)          To the extent of the REMIC I Available Distribution Amounts for Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3 for such Distribution Date remaining after payment of the amounts pursuant to paragraphs (a), (b) and (c) of this definition of “REMIC I Distribution Amount”:

(i)           first, to each Class of Class Y and Class Z Regular Interests, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Class; provided, however, that any amounts distributed pursuant to this paragraph (d)(i) of this definition of “REMIC I Distribution Amount” shall not cause a reduction in the Uncertificated Principal Balances of any of the Class Y and Class Z Regular Interests; and

(ii)          second, to the Component I of the Class R Certificates, the Residual Distribution Amount for Component I of the Class R Certificates for such Distribution Date.

REMIC I Interests: The REMIC I Regular Interests and Component I of the Class R Certificates.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I set forth in Section 5.01(c)(i) and issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC I Interest in Section 5.01(c)(i), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(i). The designations for the respective REMIC I Regular Interests are set forth in Section 5.01(c)(i).

REMIC II: The segregated pool of assets, with respect to which a REMIC election is made pursuant to this Agreement, consisting of: (a)the Group I Mortgage Loans and the related Mortgage Files and collateral securing such Group I Mortgage Loans, (b) all payments on and collections in respect of the Group I Mortgage Loans due after the Cut off Date as shall be on deposit in the Distribution Account and identified as belonging to the Trust Fund, (c) property that secured a Group I Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, (d) the hazard insurance policies and Primary Mortgage Insurance Policies, if any, related to the Group I Mortgage Loans and (e) all proceeds of clauses (a) through (d) above.

REMIC II Available Distribution Amount: For any Distribution Date, the Available Funds for Loan Group I.

REMIC II Distribution Amount: For any Distribution Date, the REMIC II Available Distribution Amount shall be distributed by REMIC II to REMIC IV on account of the

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REMIC II Regular Interests and to the Class R Certificates in respect of Component II thereof, in the following order of priority:

1.            to REMIC IV as the holder of the REMIC II Regular Interests, pro rata, in an amount equal to (A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

2.            to REMIC IV as the holder of the REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Available Distribution Amount after the distributions made pursuant to clause (1) above, allocated as follows:

(A)         in respect of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, their respective Principal Distribution Amounts;

(B)         in respect of REMIC II Regular Interest LT1 any remainder until the Uncertificated Principal Balance thereof is reduced to zero; and

(C)         any remainder in respect of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata according to their respective Uncertificated Principal Balances as reduced by the distributions deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero; and

3.             any remaining amounts to the Holders of the Class R Certificates in respect of Component II thereof.

REMIC II Interests: The REMIC II Regular Interests and Component II of the Class R Certificates.

REMIC II Principal Reduction Amounts: For any Distribution Date, the amounts by which the principal balances of the REMIC II Regular Interests LT1, LT2, LT3 and LT4, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

Y1 =      the principal balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.

Y2 =      the principal balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.

Y3 =      the principal balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.

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Y4 =      the principal balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note: Y3 = Y4).

ΔY1 =      the REMIC II Regular Interest LT1 Principal Reduction Amount.

ΔY2 =      the REMIC II Regular Interest LT2 Principal Reduction Amount.

ΔY3 =      the REMIC II Regular Interest LT3 Principal Reduction Amount.

ΔY4 =      the REMIC II Regular Interest LT4 Principal Reduction Amount.

P0 =       the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

P1 =       the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

ΔP =      P0 - P1 = the aggregate of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 Principal Reduction Amounts.

=the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Group I Certificates on such Distribution Date (including distributions of accrued and unpaid interest on the Class SB-I Certificates for prior Distribution Dates).

R0 =      the Group I Net WAC Cap Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

R1 =      the Group I Net WAC Cap Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

α =        (Y2 + Y3)/P0. The initial value of a on the Closing Date for use on the first Distribution Date shall be 0.0001.

γ0 =       the lesser of (A) the sum for all Classes of Group I Certificates, other than the Class B-IO Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the Group I Net WAC Cap Rate, if applicable) for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

γ1 =     the lesser of (A) the sum for all Classes of Group I Certificates, other than the Class B-IO Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the Net WAC Cap Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

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Then, based on the foregoing definitions:

ΔY1 =      ΔP - ΔY2 - ΔY3 - ΔY4;

ΔY2 =      (α/2){( γ0R1 - γ1R0)/R0R1};

ΔY3 =      αΔP - ΔY2; and

ΔY4 =      ΔY3.

if both ΔY2 and ΔY3, as so determined, are non-negative numbers. Otherwise:

(1)If ΔY2, as so determined, is negative, then

ΔY2 = 0;

ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

(2)If ΔY3, as so determined, is negative, then

ΔY3 = 0;

ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 - γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

REMIC II Realized Losses: For any Distribution Date, Realized Losses on the Group I Mortgage Loans for the related Due Period shall be allocated, as follows: (i) the interest portion of Realized Losses, if any, shall be allocated pro rata to accrued interest on the REMIC II Regular Interests to the extent of such accrued interest, and (ii) any remaining interest portions of Realized Losses and any principal portions of Realized Losses shall be treated as principal portions of Realized Losses and allocated (i) to the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata according to their respective Principal Reduction Amounts, provided that such allocation to each of the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 shall not exceed their respective Principal Reduction Amounts for such Distribution Date, and (ii) any Realized Losses not allocated to any of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 or REMIC II Regular Interest LT4 pursuant to the proviso of clause (i) above shall be allocated to the REMIC II Regular Interest LT1.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II set forth in Section 5.01(c)(ii) and issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the

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Uncertificated Pass-Through Rate specified for such REMIC II Interest in Section 5.01(c)(ii), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(ii). The designations for the respective REMIC II Regular Interests are set forth in Section 5.01(c)(ii).

REMIC II Regular Interest LT1: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

REMIC II Regular Interest LT2: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

REMIC II Regular Interest LT3: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

REMIC II Regular Interest LT4: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests and any proceeds thereof.

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REMIC III Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to the REMIC I Regular Interests pursuant to Section 6.07.

REMIC III Distribution Amount: For any Distribution Date, the REMIC III Available Distribution Amount shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests and to the Class R Certificates in respect of Component III thereof, as follows: to each REMIC III Regular Interest in respect of Uncertificate Accrued Interest thereon and the Uncertificated Principal Balance thereof, the amount distributed in respect of interest and principal on the Related Class or Classes of Certificates (with such amounts having the same character as interest or principal with respect to the REMIC III Regular Interest as they have with respect to the Related Certificate or Certificates) with the following exception: No amount paid to any Certificate in respect of any Basis Risk Shortfall Amount or Basis Risk Shortfall Carryforward Amount shall be included in the amount paid in respect of a related REMIC III Regular Interest. Any remaining amount of the REMIC III Available Distribution Amount shall be distributed to the holders of the Class R Certificates in respect of Component III thereof.

REMIC III Interests: The REMIC III Regular Interests and Component III of the Class R Certificates.

REMIC III Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC III set forth in Section 5.01(c)(iii) and issued hereunder and designated as a “regular interest” in REMIC III. Each REMIC III Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC III Interest in Section 5.01(c)(iii), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(iii). The designations for the respective REMIC III Regular Interests are set forth in Section 5.01(c)(iii).

REMIC IV: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC III Regular Interests and any proceeds thereof.

REMIC IV Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to the REMIC III Regular Interests pursuant to Section 6.07.

REMIC IV Distribution Amount: For any Distribution Date, the REMIC IV Available Distribution Amount shall be deemed distributed by REMIC IV to the holders of the Certificates (other than the Class B-IO Certificates) on account of the REMIC IV Regular Interests (other than REMIC IV Regular Interests B-IO-I and B-IO-P), to REMIC V on account of REMIC IV Regular Interests B-IO-I and B-IO-P, and to the Class R Certificates in respect of Component IV thereof, as follows: to each REMIC IV Regular Interest in respect of Uncertificated Interest thereon and the Uncertificated Principal Balance thereof, the amount distributed in respect of interest and principal on the Related Class or Classes of Certificates (with such amounts having the same character as interest or principal with respect to the REMIC IV Regular Interest as they have with respect to the Related Certificate or Certificates) with the following exceptions: (1) No amount paid to any Certificate in respect of any Basis Risk Shortfall Amount or Basis Risk Shortfall Carryforward Amount shall be included in the amount paid in respect of a related REMIC IV Regular Interest; and (2) amounts paid in respect of Basis Risk Shortfall Amounts

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and Basis Risk Shortfall Carryforward Amounts to the extent not derived from any Cap Contract Payment Amount shall be deemed paid with respect to REMIC IV Regular Interest B-IO-I in respect of accrued and unpaid interest thereon. Any remaining amount of the REMIC IV Available Distribution Amount shall be distributed to the holders of the Class R Certificates in respect of Component IV thereof.

REMIC IV Interests: The REMIC IV Regular Interests and Component IV of the Class R Certificates.

REMIC IV Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC IV set forth in Section 5.01(c)(iv) and issued hereunder and designated as a “regular interest” in REMIC IV. Each REMIC IV Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC IV Interest in Section 5.01(c)(iv), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(iv). The designations for the respective REMIC IV Regular Interests are set forth in Section 5.01(c)(iv).

REMIC V: That group of assets contained in the Trust Fund designated as a REMIC consisting of REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof.

REMIC V Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to REMIC IV Regular Interests B-IO-I and B-IO-P pursuant to Section 6.07.

REMIC V Distribution Amount: For any Distribution Date, the REMIC V Available Distribution Amount shall be deemed distributed by REMIC V to the holder of the Class B-IO Certificates on account of REMIC IV Regular Interests B-IO-I and B-IO-P.

REMIC V Interests: The REMIC V Regular Interest and the Class R-X Certificates.

REMIC V Regular Interest: The separate non-certificated beneficial ownership interest in REMIC V set forth in Section 5.01(c)(v) and issued hereunder and designated as a “regular interest” in REMIC V. The REMIC V Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC V Interest in Section 5.01(c)(v). The designation for the REMIC V Regular Interest is set forth in Section 5.01(c)(v).

REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 3.18(a)(iii).

Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, a Subsequent Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was

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acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase and (c) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws over (ii) any portion of the Master Servicing Compensation, Servicing Fee, Monthly Advances and advances payable to the purchaser of the Mortgage Loan (if any).

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan, in each case in accordance with the Mortgage Loan Purchase Agreement.

Request for Release: A request for release in the form attached hereto as Exhibit D.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

Reserve Fund: The separate trust account created and maintained by the Securities Administrator pursuant to Section 4.06 hereof.

Residual Certificate: Any of the Class R Certificates, consisting of four components—Component I, Component II, Component III and Component IV—respectively representing ownership of the sole class of residual interest in each of REMIC I, REMIC II, REMIC III and REMIC IV, and the Class R-X Certificates.

Responsible Officer: Any officer assigned to the Corporate Trust Office of the Trustee or the Securities Administrator, as the case may be (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or the Securities Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or the Securities Administrator, as the case may be, to whom a matter arising hereunder may be referred.

Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretation thereof by the Commission's staff).

Sarbanes-Oxley Certification: As defined in Section 3.18(a)(iv).

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Scheduled Payment: With respect to any Mortgage Loan and any Due Period, the scheduled payment or payments of principal and interest due during such Due Period on such Mortgage Loan which either is payable by a Mortgagor in such Due Period under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, National Association, in its capacity as paying agent or securities administrator (as applicable) hereunder, or its successor in interest, or any successor securities administrator or paying agent appointed as herein provided.

Securities Legend: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A “PLAN”) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR BY A PERSON USING “PLAN ASSETS” OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH

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IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: EMC, as mortgage loan seller under the Mortgage Loan Purchase Agreement and the related Subsequent Mortgage Loan Purchase Agreement.

Senior Certificates: The Class I-1A-1, Class I-1A-2, Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1, Class II-1X-2, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates.

Senior Enhancement Percentage: As to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate of the Certificate Principal Balance of the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

Senior Optimal Principal Amount: With respect to each Distribution Date and a Certificate Group related to a Sub-Loan Group in Loan Group II, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Certificate Principal Balances of the related Certificate Group immediately prior to such Distribution Date):

(i)           the related Senior Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Sub-Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the related Distribution Date occurs prior to the Cross-over Date);

(ii)          the related Senior Prepayment Percentage of the Stated Principal Balance of Mortgage Loan in the related Sub-Loan Group which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)        the related Senior Prepayment Percentage of amount of all Principal Prepayments in part allocated to principal received by the Master Servicer during the related Prepayment Period in respect to each Mortgage Loan in the related Sub-Loan Group;

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(iv)         the lesser of (a) the related Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (B) the Stated Principal Balance of each such Mortgage Loan purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise and (b) the related Senior Percentage of the sum of (A) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (B) the Stated Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise;

(v)          any amount allocated to the Available Funds of the related Sub-Loan Group pursuant to Section 6.02(a)(G); and

(vi)         the related Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group that was repurchased by the Seller in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of a Mortgage Loan in the related Sub-Loan Group that has been replaced by the Seller with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute Mortgage Loan.

Senior Percentage: With respect to each Certificate Group related to a Sub-Loan Group in Loan Group II, initially 91.25%. With respect to any Distribution Date and a Certificate Group related to a Sub-Loan Group in Loan Group II, the lesser of (i) 100% and (ii) the percentage obtained by dividing the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class II-X Certificates) in such Certificate Group immediately preceding such Distribution Date by the aggregate Stated Principal Balance of the Mortgage Loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Senior Prepayment Percentage: With respect to a Certificate Group related to a Sub-Loan Group in Loan Group II and any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Senior Prepayment Percentage
February 2006 – January 2013	100%
February 2013 – January 2014	Senior Percentage for the related Certificate Group plus 70% of the Subordinate Percentage for the related Sub-Loan Group.

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February 2014 – January 2015	Senior Percentage for the related Certificate Group plus 60% of the Subordinate Percentage for the related Sub-Loan Group.
February 2015 – January 2016	Senior Percentage for the related Certificate Group plus 40% of the Subordinate Percentage for the related Sub-Loan Group.
February 2016 – January 2017	Senior Percentage for the related Certificate Group plus 20% of the Subordinate Percentage for the related Sub-Loan Group.
February 2017 and thereafter	Senior Percentage for the related Certificate Group.

In addition, no reduction of the Senior Prepayment Percentage for the related Certificate Group shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Stated Principal Balance of the Group II Mortgage Loans in all Sub-Loan Groups in Loan Group II delinquent 60 days or more (including for this purpose any such Group II Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Group II Mortgage Loans in all Sub-Loan Groups in Loan Group II do not exceed (a) 30% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including February 2013 and January 2014, (b) 35% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including February 2014 and January 2015, (c) 40% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including February 2015 and January 2016, (d) 45% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including February 2016 and January 2017, and (e) 50% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after February 2017.

In addition, if on any Distribution Date the weighted average of the Subordinate Percentages for such Distribution Date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans for all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date in January 2009, cumulative Realized Losses on the Group II Mortgage Loans for all Sub-Loan Groups in Loan Group II as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the Distribution Date in January 2009 cumulative Realized Losses on the Group II Mortgage Loans for all Sub-Loan Groups in Loan Group II as of the end of the related Prepayment Period do not exceed 30% of

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the Original Group II Subordinate Principal Balance, then, the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such Distribution Date the Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage on or prior to the Distribution Date occurring in January 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related Certificate Group for such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage.

Notwithstanding the foregoing, if on any Distribution Date the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, the Senior Prepayment Percentage with respect to all of the Group II Senior Certificates will equal 100%.

Servicer Remittance Date: With respect to each Mortgage Loan and the applicable Servicer, the date set forth in the related Servicing Agreement.

Servicers: Each of Bank of America, Chevy Chase Bank, Countrywide, EMC, EverHome, GMACM, GreenPoint, Harbourside, HSBC, PHH, USBank and Waterfield and their respective permitted successors and assigns.

Servicing Agreement: Each of the Bank of America Servicing Agreement, Chevy Chase Bank Servicing Agreement, Countrywide Servicing Agreement, EMC Servicing Agreement, EverHome Servicing Agreement, GMACM Servicing Agreement, GreenPoint Servicing Agreement, Harbourside Servicing Agreement, HSBC Servicing Agreement, PHH Servicing Agreement, USBank Servicing Agreement and Waterfield Servicing Agreement, in each case as modified by the related Assignment Agreement.

Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the related Servicing Fee Rate.

Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

Servicing Officer: The President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer having direct responsibility for the administration of this Agreement, and any other authorized officer of the Master Servicer to whom a matter arising hereunder may be referred.

Significance Percentage: Each of the Group I Significance Percentage and the Group II Significance Percentage.

Special Hazard Loss: A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained

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in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

Startup Day: January 31, 2006.

Stated Principal Balance: With respect to any Group I Mortgage Loan or related REO Property and any Distribution Date, the Outstanding Principal Balance thereof as of the Cut-off Date minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with this Agreement or the applicable Servicing Agreement with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred prior to or during the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan equals zero. References herein to the Stated Principal Balance of a Loan Group or Sub-Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group or Sub-Loan Group.

With respect to any Group II Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Stated Principal Balance of a Liquidated Mortgage Loan is zero.

Stepdown Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class I-A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in February 2009 and (b) the first Distribution Date on which the sum of the aggregate Certificate Principal Balance of the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2, and Class I-B-3 Certificates and the Overcollateralization Amount divided by the Stated Principal Balance of the Mortgage Loans for such Distribution Date is greater than or equal to 16.60%.

Sub-Loan Group: Any of Sub-Loan Group II-1, Sub-Loan Group II-2 or Sub-Loan Group II-3, as applicable.

Sub-Loan Group II-1: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-1 on the Mortgage Loan Schedule.

Sub-Loan Group II-1 Certificates: The Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates.

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Sub-Loan Group II-2: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-2 on the Mortgage Loan Schedule.

Sub-Loan Group II-2 Certificates: The Class II-2A-1 Certificates, Class II-2A-2 and Class II-2X-1 Certificates.

Sub-Loan Group II-3: The group of Mortgage Loans designated as belonging to Sub-Loan Group II-3 on the Mortgage Loan Schedule.

Sub-Loan Group II-3 Certificates: The Class II-3A-1 Certificates, Class II-3A-2 Certificates and Class II-3X-1 Certificates.

Subordinate Certificate Writedown Amount: With respect to the Group II Subordinate Certificates and as to any Distribution Date (other than the Class II-X-B1, Class II-X-B2 and Class II-X-B3 Certificates), the amount by which (i) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such Distribution Date) exceeds (y) the aggregate Stated Principal Balances of the Group II Mortgage Loans on the Due Date related to such Distribution Date.

Subordinate Certificates: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subordinate Optimal Principal Amount: With respect to any Distribution Date and any Sub-Loan Group in Loan Group II, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such Distribution Date):

(i)           the related Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Sub-Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)          the related Subordinate Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)        the related Subordinate Prepayment Percentage of the amount of all Principal Prepayments in part received by the Master Servicer in respect to the Mortgage Loan in the related Sub-Loan Group during the related Prepayment Period;

(iv)         the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts

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distributable to the Senior Certificates in the related Certificate Group pursuant to clause (iv) of the definition of Senior Optimal Principal Amount on such Distribution Date;

(v)          the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Sub-Loan Group that was purchased by the Seller in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Sub-Loan Group that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of such Substitute Mortgage Loan; and

(vi)         on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for the related Sub-Loan Group. After the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

Subordinate Percentage: With respect to each Sub-Loan Group included in Loan Group II on any Distribution Date, 100% minus the Senior Percentage for the related Certificate Group.

Subordinate Prepayment Percentage: With respect to each Loan Group or Sub-Loan Group on any Distribution Date, 100% minus the Senior Percentage for the related Certificate Group.

Subsequent Cut-off Date: With respect to the Subsequent Mortgage Loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Mortgage Loan.

Subsequent Mortgage Loans: The Mortgage Loans which will be acquired by the Trust during the Pre-Funding Period with amounts on deposit in the Pre-Funding Account, which Mortgage Loans will be held as part of the Trust Fund.

Subsequent Mortgage Loan Purchase Agreement: The agreements between EMC, as seller, and Bear Stearns Asset Backed Securities I LLC, as purchaser, and all amendments thereof and supplements thereto, regarding the transfer of the Subsequent Mortgage Loans by EMC to Bear Stearns Asset Backed Securities I LLC, a form of which is attached as Exhibit K.

Subsequent Recoveries: As of any Distribution Date, amounts received during the related Due Period by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.05) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such Mortgage Loan.

Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Mortgage Loans are sold to the Trust.

Subsequent Transfer Instrument: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Securities Administrator at the written direction of the Seller and substantially in the form attached hereto as Exhibit L, by which Subsequent Mortgage Loans are transferred to the Trust Fund.

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Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement, a Subsequent Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Substitution Adjustment Amount: The amount, if any, required to be paid by the Mortgage Loan Seller to the Securities Administrator for deposit in the Distribution Account pursuant to Section 2.04 in connection with the substitution of a Mortgage Loan.

Tax Administration and Tax Matters Person: The Securities Administrator and any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the largest percentage interest of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

Termination Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

Trigger Event: With respect to any Distribution Date, an event that exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 or more days delinquent (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and the Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds 34% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group I Mortgage Loans since the Cut-off Date as a percentage of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentage set forth below:

Months	Percentage

37 - 48	1.25%
49 - 60	1.75%
61 - 72	2.25%

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73+	2.25%

Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

Trustee: JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

2006-1 REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V.

Uncertificated Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, for purposes of the distributions, Uncertificated Interest will be reduced by the interest portion of any Realized Losses and Net Interest Shortfalls allocated, with respect to the REMIC I Regular Interests, to such REMIC Regular Interests pursuant to the definition of Realized Losses, with respect to the REMIC II Regular Interests, to such REMIC Regular Interests pursuant to the definition of REMIC II Realized Losses and, with respect to the REMIC III Regular Interests, REMIC IV Regular Interests and REMIC V Regular Interest, to the Related Classes of Certificates.

Uncertificated Pass-Through Rate: With respect to any Distribution Date and REMIC Interest, the pass-through rate of each such REMIC Interest set forth in Section 5.01(c).

Uncertificated Principal Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in Section 5.01(c)(i) as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by the sum of (i) the principal portion of Realized Losses allocated to the REMIC I Regular Interests in accordance with the definition of Realized Loss and (ii) the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC I Regular Interests pursuant to Section 6.07. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Section 5.01(c)(ii) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances thereof on such Distribution Date pursuant to the definition of REMIC II Realized Losses and, second, the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC II Regular Interests pursuant to Section 6.07. As of the Closing Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall equal the amount set forth in the Section 5.01(c)(iii) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances of the Related Classes of Certificates on such Distribution

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Date and, second, by all distributions of principal made on such Related Classes of Certificates on such Distribution Date. As of the Closing Date, the Uncertificated Principal Balance of each REMIC IV Regular Interest shall equal the amount set forth in the Section 5.01(c)(iv) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC IV Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances of the Related Classes of Certificates on such Distribution Date and, second, by all distributions of principal made on such Related Classes of Certificates on such Distribution Date. As of the Closing Date, the Uncertificated Principal Balance of the REMIC V Regular Interest shall equal the amount set forth in Section 5.01(c)(v) as its Initial Uncertificated Principal Balance.

Undercollateralized Amount: With respect any Certificate Group in Loan Group II and any Distribution Date, the excess of (i) the aggregate Certificate Principal Balance of such Certificate Group over (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans in the related Sub-Loan Group.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing Agreement, without regard to whether or not such policy is maintained.

United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Unpaid Realized Loss Amount: With respect to any Distribution Date and a Class of Group I Certificates, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a class of Group I Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

USBank: U.S. Bank, NA, and its successor in interest.

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USBank Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of March 1, 2003, as amended by Amendment No. 1, dated as of January 31, 2006, between USBank and EMC, attached hereto as Exhibit H-11.

Waterfield: Union Federal Bank of Indianapolis, and any successor thereto.

Waterfield Servicing Agreement: Amended and Restated Forward Commitment Flow Mortgage Loan Purchase and Servicing Agreement dated as of March 4, 2003, between Waterfield and EMC, attached hereto as Exhibit H-12.

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ARTICLE II

Conveyance of Mortgage Loans;

Original Issuance of Certificates

Section 2.01.    Conveyance of Mortgage Loans to Trustee. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Initial Mortgage Loans after the Cut-off Date and the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts and the Securities Administrator in the Distribution Account in the name of the Trustee on behalf of the Trust for the benefit of the Certificateholders and the Securities Administrator in the Cap Reserve Account in the name of the Trustee on behalf of the Trust for the benefit of the Group I Offered Certificateholders and the Class I-B-3 Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement to the extent provided in Section 2.03(a), (vii) the rights with respect to the Servicing Agreements (and each related Recognition Agreement as defined and described in the related Assignment Agreement) as assigned to the Trustee on behalf of the Trust for the benefit of the Certificateholders by the Assignment Agreements, (viii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Pre-Funding Account, the Interest Coverage Account, the Distribution Account and the Cap Reserve Account and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

(b)          In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee or the Custodian, as its agent, with respect to each Mortgage Loan:

(i)           the original Mortgage Note, endorsed without recourse (A) to the order of the Trustee or (B) in the case of a Mortgage Loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit together with a copy of the related Mortgage Note,

(ii)          the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence

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of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form),

(iii)        unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “JPMorgan Chase Bank, National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland, Tennessee, South Carolina, Mississippi and Florida, or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form),

(iv)         all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon,

(v)          the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any,

(vi)         the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, and

(vii)         originals of all modification agreements, if applicable and available.

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (y) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the Seller and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, and in the case of Subsequent Mortgage Loans which have been prepaid in full after the related Subsequent Cut-off Date and prior to the related Subsequent Transfer Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date or the related Subsequent Transfer Date, as the case may be. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the

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Custodian, as its agent, promptly after they are received. The Depositor shall cause the Seller, at its expense, to cause each assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee has been provided to the Trustee (with a copy to the Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successor and assigns; provided, however, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

Section 2.02.     Acceptance of Mortgage Loans by Trustee. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it (or the Custodian, as its agent) by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it or the Custodian, as its agent, pursuant to Section 2.01, and declares that it (or the Custodian, as its agent) will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it (or the Custodian, as its agent) as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, with respect to the Initial Mortgage Loans, or the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, the Custodian, with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor and the Trustee of an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or within 90 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the Trustee an Interim Certification. In conducting such review, the Trustee or Custodian will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, determined on the basis of the

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Mortgagor name, original principal balance and loan number, to the Initial Mortgage Loans identified in Exhibit B, or the Subsequent Mortgage Loans identified on Exhibit 1 to the related Subsequent Transfer Instrument, as the case may be, or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee or the Custodian, as its agent, shall enforce the Seller’s obligation pursuant to the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as the case may be, within 90 days from the Trustee’s or the Custodian’s notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date or Subsequent Transfer Date, as applicable. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)          No later than 180 days after the Closing Date (or within 180 days of the Subsequent Transfer Date, with respect to the Subsequent Mortgage Loans, or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian thereof), the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor and the Trustee a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Seller (provided, however, that with respect to those documents described in Sections 2.01(b)(iv), (v) and (vii), the Trustee’s and Custodian’s obligations shall extend only to the documents actually delivered to the Trustee or the Custodian pursuant to such

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Sections). In accordance with the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, to provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date or Subsequent Transfer Date, as applicable. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(c)          In the event that a Mortgage Loan is purchased by the Seller in accordance with Sections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Repurchase Price for deposit in the Distribution Account and the Seller shall provide to the Securities Administrator and the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Distribution Account, the Depositor shall notify the Trustee and the Custodian, as agent of the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Master Servicer, to reflect such repurchase and shall promptly notify the Trustee of such amendment and the Trustee shall promptly notify the Rating Agencies of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which

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such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

Section 2.03.    Assignment of Interest in the Mortgage Loan Purchase Agreement and Subsequent Mortgage Loan Purchase Agreement. (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement and Subsequent Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

(b)          If the Depositor, the Master Servicer, or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement, Subsequent Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Securities Administrator for deposit in the Distribution Account and written notification detailing the components of such Repurchase Price. The Depositor shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Securities Administrator shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with

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respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

Section 2.04.     Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, Subsequent Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in the Mortgage Loan Purchase Agreement, Subsequent Mortgage Purchase Loan Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement, Subsequent Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or Treasury Regulation Section 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee will promptly notify the Master Servicer and the Securities Administrator of any such substitution. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Section 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or the Custodian

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as agent of the Trustee, as applicable, of a Request for Release for such Mortgage Loan), the Trustee or the Custodian, as agent for the Trustee, shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement, the Subsequent Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement , the Subsequent Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement, Subsequent Mortgage Loan Purchase Agreement or Sections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement and the Subsequent Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Trustee shall deliver such amended Mortgage Loan Schedule to the Rating Agencies.

Section 2.05.     Issuance of Certificates. (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it (or the Custodian, as its agent) segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests, and the other assets of REMIC III, for the benefit of the holders of the REMIC III Interests, (ii) the REMIC II Regular Interests and the REMIC III Regular Interests, and the other assets of REMIC IV, for the benefit of the holders of the REMIC IV Interests, and (iii) the REMIC IV Regular Interests B-IO-I and B-IO-P, and the other assets of REMIC V for the benefit of the holders of the REMIC V Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and REMIC IV Regular Interests B-IO-I and B-IO-P (each of which are uncertificated) and the other assets of REMIC III, REMIC IV and REMIC V, and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Interests, REMIC IV Interests and REMIC V Interests, as applicable.

Section 2.06.     Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

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(a)          the Depositor is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has full power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement;

(b)          the Depositor has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement, and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law;

(c)          the execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the certificate of formation or limited liability company agreement of the Depositor or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any indenture or other agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which breach or violation may materially impair the Depositor’s ability to perform or meet any of its obligations under this Agreement;

(d)          no litigation is pending, or, to the best of the Depositor’s knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof;

(e)          no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same; and

(f)           immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

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Section 2.07.     Conveyance of Subsequent Mortgage Loans. (a)   Subject to the conditions set forth in paragraph (b) below, in consideration of the Paying Agent's delivery on the Subsequent Transfer Dates to or upon the written order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall, on such Subsequent Transfer Date, sell, transfer, assign, set over and convey without recourse to the Trust Fund (subject to the other terms and provisions of this Agreement) all its right, title and interest in and to (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Seller on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-off Date and all collections in respect of interest and principal due after the Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 and the other items in the related Mortgage Files; provided, however, that the Seller reserves and retains all right, title and interest in and to principal received and interest accruing on such Subsequent Mortgage Loans prior to the related Subsequent Cut-off Date. The transfer to the Trust for deposit in the applicable Loan Group by the Depositor of the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Seller, the Master Servicer, the Securities Administrator, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust. The related Mortgage File for each Subsequent Mortgage Loan shall be delivered to the Trustee or the Custodian, as its agent, at least three Business Days prior to the related Subsequent Transfer Date.

The purchase price paid by the Trust from amounts released by the Paying Agent from the Pre-Funding Account shall be 100% of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so transferred (as identified on the Mortgage Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(b)          The Depositor shall transfer to the Trustee on behalf of the Trust for deposit in the applicable Loan Group, the Subsequent Mortgage Loans, and the other property and rights related thereto as described in paragraph (a) above, and the Paying Agent shall release funds from the Pre-Funding Account in an amount equal to the Subsequent Mortgage Loans purchased on the related Subsequent Transfer Date, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i)           the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule listing the Subsequent Mortgage Loans, and the Mortgage Loan Seller shall cause to be delivered to the Trustee and the Master Servicer, at least three Business Days prior to the related Subsequent Transfer Date, a computer file containing such Mortgage Loan Schedule;

(ii)          the Depositor shall have furnished to the Master Servicer, no later than three Business Days prior to the related Subsequent Transfer Date, (x) if the servicer or servicers of such Subsequent Mortgage Loans are existing Servicers, then a written acknowledgement of each such Servicer that it is servicing such Subsequent Mortgage Loans pursuant to the related Servicing Agreement, or (y) if the servicer or servicers are

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not existing Servicers, then a Servicing Agreement and Assignment, Assumption and Recognition Agreement with respect to such servicer or servicers in form and substance reasonably satisfactory to the Master Servicer;

(iii)         as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit L, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency with respect to it:

(iv)         such sale and transfer shall not result in a material adverse tax consequence to the Trust or the Certificateholders;

(v)         the Pre-Funding Period shall not have terminated;

(vi)         the Depositor shall not have selected the Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders; and

(vii)       the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.07 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Mortgage Loans.

(c)          Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to, the following:

(i)           Each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and this Agreement;

(ii)          The Depositor will not select such Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the Certificateholders;

(iii)        As of the related Subsequent Cut-off Date, each such Subsequent Mortgage Loan will satisfy the following criteria:

(A)         Such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the last day of the month preceding the related Subsequent Cut-off Date;

(B)         The original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months;

(C)          Each Subsequent Mortgage Loan must be a One-Month LIBOR, Six Month LIBOR, One Year LIBOR or One Year Treasury adjustable rate Mortgage Loan with a first lien on the related Mortgaged Property;

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(D)         No Subsequent Mortgage Loan will have a first payment date occurring after February 1, 2006;

(E)         The latest maturity date of any Subsequent Mortgage Loan will be no later than February 1, 2036;

(F)          Such Subsequent Mortgage Loan will have a credit score of not less than 520;

(G)         Such Subsequent Mortgage Loan will have a Gross Margin as of the related Subsequent Cut-off Date ranging from approximately 2.00% per annum to approximately 3.25% per annum;

(H)         Such Subsequent Mortgage Loan will have a maximum mortgage rate as of the related Subsequent Cut-off Date greater than 10.00%; and

(I)           Such Subsequent Mortgage Loan shall have been underwritten in accordance with the underwriting guidelines of EMC;

(d)          As of the related Subsequent Cut-off Date, the Subsequent Mortgage Loans in the aggregate will satisfy the following criteria:

(i)           Have a weighted average Gross Margin ranging from 2.00% to 3.25% per annum;

(ii)           Have a weighted average credit score greater than 690;

(iii)           Have no less than 75% of the Mortgaged Properties be owner occupied;

(iv)         Have no less than 70% of the Mortgaged Properties be single family detached or planned unit developments;

(v)          Have no more than 45% of the Subsequent Mortgage Loans be cash out refinance;

(vi)         Have all of such Subsequent Mortgage Loans with a Loan-to-Value Ratio greater than 80% be covered by a Primary Insurance Policy;

(vii)       Have a weighted average maximum mortgage rate greater than or equal to 10.75%; and

(viii)           Be acceptable to the Rating Agencies.

To the extent that the Pre-Funded Amount on deposit in the Pre-Funding Account has not been fully applied to the purchase of subsequent mortgage loans for Loan Group I on or before April 17, 2006, the holders of the for group I certificates will receive on the distribution date immediately following April 17, 2006, the Remaining Pre-Funded Amount.

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Any such amount transferred to the Interest Coverage Account for Loan Group I will be included in Principal Funds.

Section 2.08.     Purposes and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)          acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)          to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)          to make payments on the Certificates;

(d)          to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)          subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the Trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.07 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

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ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01.     Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under its applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers as reported to the Master Servicer.

The Trustee shall furnish the Servicers and the Master Servicer with any powers of attorney, in substantially the form attached hereto as Exhibit O, and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

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Section 3.02.    REMIC-Related Covenants. For as long as each 2006-1 REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such 2006-1 REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any 2006-1 REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

Section 3.03.     Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)          The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)          To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by

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such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including, but not limited to, all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d)          The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement, including the obligation of each Servicer to furnish information regarding the borrower credit files related to each Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations, on a monthly basis.

(e)          If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04.     Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05.    Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any 2006-1 REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any 2006-1 REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any 2006-1 REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney

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empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.06.     Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.07.     Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01, or by the applicable Servicer pursuant to its Servicing Agreement, have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no

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expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08.    Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee. (a)  The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)          All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the

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Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.09.     Standard Hazard Insurance and Flood Insurance Policies. (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)          Pursuant to Section 4.01 and 4.04, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 4.04 and 4.05. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.04 and 4.05.

Section 3.10.    Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11.     Maintenance of the Primary Mortgage Insurance Policies. (a)  The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the

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related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)          The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.04, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 4.05.

Section 3.12.     Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13.    Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14.    Compensation for the Master Servicer.

The Master Servicer will be entitled to the income and gain realized from any investment of funds in the Distribution Account as set forth in Section 4.04 for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charge)

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shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account (such amounts together with the amounts specified in the first sentence of this Section 3.14, the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15.     REO Property. (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” (unless such result would maximize the Trust Fund’s after-tax return on such property) or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)          The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)          The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)          To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

Section 3.16.     Annual Statement as to Compliance. The Master Servicer shall deliver to the Depositor, the Securities Administrator and the Trustee, not later than March 1 of each calendar year (with a 10 calendar day cure period) beginning in 2007, an Officer's Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer's knowledge,

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based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. The Master Servicer shall cause each Servicer, to the extent set forth in the related Servicing Agreement, to deliver a similar Annual Statement of Compliance by that subservicer or subcontractor to the Depositor, the Securities Administrator and the Trustee as described above as and when required with respect to the Master Servicer. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a subservicer or subcontractor determined by the Master Servicer to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, the Master Servicer shall cause such subservicer or subcontractor to deliver a similar Annual Statement of Compliance by that subservicer to the Depositor, the Securities Administrator and the Trustee as described above as and when required with respect to the Master Servicer.

Failure of the Master Servicer to comply with this Section 3.16 (including with respect to the time frames required in this Section) which failure results in a failure to timely file the Form 10-K, shall, be deemed an Event of Default, and the Trustee, at the direction of the Depositor shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

Section 3.17.     Assessments of Compliance and Attestation Records. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Master Servicer and the Custodian (each, an “Attesting Party”) shall deliver to the Depositor, the Securities Administrator and the Trustee on or before March 1 (with a 10 calendar day cure period) of each calendar year beginning in 2007, a report regarding such Attesting Party's assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. The Assessment of Compliance, as set forth in Regulation AB, must contain the following:

(a)          A statement by an authorized officer of such Attesting Party of its authority and its responsibility for assessing compliance with the Servicing Criteria applicable to the related Attesting Party;

(b)          A statement by such officer that such Attesting Party used the Servicing Criteria attached as Exhibit K hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the related Attesting Party;

(c)          An assessment by such officer of the related Attesting Party’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities such Attesting Party performs with

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respect to asset-backed securities transactions taken as a whole involving the related Attesting Party, that are backed by the same asset type as the Mortgage Loans;

(d)          A statement that a registered public accounting firm has issued an attestation report on the related Attesting Party’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)          A statement as to which of the Servicing Criteria, if any, are not applicable to such related Attesting Party, which statement shall be based on the activities such related Attesting Party performs with respect to asset-backed securities transactions taken as a whole involving such related Attesting Party, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit K hereto that are indicated as applicable to the related Attesting Party.

On or before March 1st of each calendar year beginning in 2007, each Attesting Party shall furnish to the Master Servicer, the Depositor, the Securities Administrator and the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the related Attesting Party, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall cause each Person Participating in the Servicing Function to deliver to the Master Servicer, the Depositor, the Securities Administrator and the Trustee an Assessment of Compliance and Attestation Report as and when provided above along with an indication of what Servicing Criteria are addressed in such assessment.

Such Assessment of Compliance, as to any subservicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit K hereto that are indicated as applicable to any “primary servicer.” The Securities Administrator shall confirm that each of the Assessments of Compliance delivered to it, taken as a whole, address all of the Servicing Criteria and taken individually address the Servicing Criteria for each party as set forth on Exhibit M and notify the Depositor of any exceptions. Notwithstanding the foregoing, as to any subcontractor (as defined in the related Servicing Agreement), an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Failure of the Master Servicer to timely comply with this Section 3.17 (including with respect to the time frames required in this Section) shall be deemed an Event of Default, and the Trustee, at the direction of the Depositor, shall, in addition to whatever rights the Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

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The Custodian shall deliver to the Trustee, the Master Servicer, the Securities Administrator and the Depositor an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit M hereto which are indicated as applicable to a “custodian.” Notwithstanding the foregoing, as to any Custodian, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

Section 3.18.    Reports Filed with Securities and Exchange Commission. (a) (i)Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the Monthly Statement to be furnished by the Securities Administrator to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB; provided that the Securities Administrator shall have received no later than 7 calendar days after the related Distribution Date, all information required to be provided to the Securities Administrator as described in clause (a)(iv) below. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Q to the Master Servicer and the Depositor, approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting (other than with respect to cases in which the Master Servicer is the reporting party as set forth in Exhibit Q) or prepare any Additional Form 10-D Disclosure absent such reporting and approval. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section.

(ii)          (A) Within 7 calendar days after the related Distribution Date, (i) the parties set forth in Exhibit O shall be required to provide, pursuant to section 3.18(a)(v) below, to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.

(B)         After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Master Servicer, and in the case that such Form 10-D contains Additional Form 10-D Disclosure, to the Master Servicer and the Depositor, for review. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a senior officer of the Master Servicer in charge of the servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website, identified in Section 6.07, a final executed copy of each Form 10-D. The signing party at the Master Servicer can be contacted at 410-884-2000. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Sections 3.18(a)(i) and (vi) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all

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applicable deadlines in the performance of their duties under such Sections. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iii)        (A) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file, at the direction of the Depositor, on behalf of the Trust, any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Q to the Master Servicer and the Depositor, approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine (other than with respect to when they are the reporting party as set forth in Exhibit Q) or prepare any Additional Form 8-K Disclosure absent such reporting and approval.

(A)         For so long as the Trust is subject to the Exchange Act reporting requirements, no later than 5:00 p.m. New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth in Exhibit O shall be required pursuant to Section 3.18(a)(v) below to provide to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this Section.

(B)         After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor and the Master Servicer for review. No later than 12:00 p.m. New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(v). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website, identified in Section 6.07, a final executed copy of each Form 8-K. The signing party at the Master Servicer can be contacted at 410-884-2000. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(ii) related to the timely preparation and filing of Form 8-K is contingent upon such parties

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strictly observing all applicable deadlines in the performance of their duties under this Section 3.18(a)(ii). The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)         (A) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (I) an annual compliance statement for the Master Servicer and any subservicer, as described under Section 3.16, (II)(A) the annual reports on assessment of compliance with Servicing Criteria for the Master Servicer, each subservicer and subcontractor Participating in the Servicing Function and the Custodian, as described under Section 3.17, and (B) if the Master Servicer’s or the Custodian’s report on assessment of compliance with servicing criteria described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if the Master Servicer’s or the Custodian’s report on assessment of compliance with Servicing Criteria described under Section 3.17 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (III)(A) the registered public accounting firm attestation report for the Master Servicer and the Custodian, as described under Section 3.17, and (B) if any registered public accounting firm attestation report described under Section 3.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (IV) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described in this Section 3.18 (a)(iv)(D) below. Any disclosure or information in addition to (I) through (IV) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be, pursuant to the paragraph immediately below, be reported by the parties set forth on Exhibit Q to the Master Servicer and the Depositor, approved by the Depositor, and the Master Servicer will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting (other than with respect to case in which the Master Servicer is the reporting party as set forth in Exhibit Q) or prepare any Additional Form 10-K Disclosure absent such reporting and approval.

(B)         No later than March 1 (with a 10 calendar day cure period) of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties set forth in Exhibit Q shall be required to provide pursuant to Section 3.18(a)(v) below to the Securities Administrator and the Depositor, to the extent known, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and the Depositor and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor will approve, as to

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form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.

(C)         After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor and the Master Servicer for review. No later than Noon New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 3.18(a)(vi). Promptly (but no later than one (1) Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website, identified in Section 6.07, a final executed copy of each Form 10-K. The signing party at the Master Servicer can be contacted at 410-884-2000. The parties to this Agreement acknowledge that the performance by the Securities Administrator of its duties under Section 3.18(a)(iv) related to the timely preparation and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under such Section, Section 3.16 and Section 3.17. The Securities Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct. Subject to the foregoing, the Securities Administrator has no duty under this Agreement to monitor or enforce the performance by the other parties listed on Exhibit Q of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.

(D)         Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer shall, and the Master Servicer shall cause any subservicer or subcontractor, to the extent set forth in the related Servicing Agreement, engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit N, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Master Servicer shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 410-884-2000.

(v)          With respect to any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or any Form 8-K Disclosure Information (collectively, the “Additional Disclosure”) relating to the Trust Fund in the form attached hereto as Exhibit T, the Securities Administrator’s obligation to include such Additional Information in the applicable Exchange Act report is subject to receipt from the entity

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that is indicated in Exhibit O as the responsible party for providing that information, if other than the Securities Administrator, as and when required as described in Section 3.18(a)(i) through (iii) above. Each of the Master Servicer, Seller, Securities Administrator, and Depositor hereby agrees to notify and provide to the extent known to the Master Servicer, Seller, Securities Administrator, and Depositor all Additional Disclosure relating to the Trust Fund, with respect to which such party is indicated in Exhibit O as the responsible party for providing that information. Within five Business Days prior to each Distribution Date of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor shall make available to the Securities Administrator the related Significance Estimate and the Securities Administrator shall use such information to calculate the related Significance Percentage. If the Significance Percentage meets either of the threshold levels detailed in Item 1115(b)(1) or 1115(b)(2) of Regulation AB, the Securities Administrator shall deliver written notification ot the Depositor, the related Counterparty to that effect. The Depositor shall request from the related Counterparty any information required under Regulation AB to the extent required under the related Cap Contract Agreement. The Depositor will be obligated pursuant to the related Cap Contract Agreement to provide to the Securities Administrator any information that may be required to be included in any Form 10-D, Form 8-K or Form 10-K or written notification instructing the Securities Administrator that such Additional Disclosure regarding the related Counterparty is not necessary for such Distribution Date.

(vi)         (A) On or prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(B)         In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor and the Master Servicer. In the case of Form 10-D and 10-K, the Depositor, Master Servicer and Securities Administrator will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Securities Administrator will notify the Depositor and the Master Servicer and such parties will cooperate to prepare any necessary 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Master Servicer. The Depositor and Master Servicer acknowledge that the performance by the Securities Administrator of its duties under this Section 3.18(a)(v) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Master Servicer and the Depositor timely performing their duties under this Section. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities

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Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Securities Administrator under the Exchange Act shall be sent to: the Depositor c/o Bear, Stearns & Co. Inc., Attn: Managing Director Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

(b)          In connection with the filing of any Form 10-K hereunder, the Securities Administrator shall sign a certification (a “Form of Back-Up Certification for Form 10-K Certificate,” substantially in the form attached hereto as Exhibit L) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Master Servicer, provided, however, that the Securities Administrator shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

(c)          The Securities Administrator shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Section 3.17 and Section 3.18 or the Securities Administrator’s negligence, bad faith or willful misconduct in connection therewith.

The Depositor shall indemnify and hold harmless the Trustee and the Securities Administrator and their officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under Section 3.16, Section 3.17 and Section 3.18 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith.

The Master Servicer shall indemnify and hold harmless the Trustee and the Securities Administrator and the Depositor and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Master Servicer under this Section 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the Trustee, the Depositor or the Securities Administrator, as applicable, then the defaulting party, in connection with a breach of its respective obligations under this Section 3.18 or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other parties as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the respective parties.

(d)          Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Securities Administrator or any officer, director or Affiliate thereof to sign any Form

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10-K or any certification contained therein. Furthermore, the inability of the Securities Administrator to file a Form 10-K as a result of the lack of required information as set forth in Section 3.16(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Securities Administrator of any obligation under this Agreement.

(e)          Notwithstanding the provisions of Section 11.02, this Section 3.18 may be amended without the consent of the Certificateholders.

Section 3.19.    The Company. On the Closing Date, the Company will receive from the Depositor a payment of $5,000.

Section 3.20.    UCC. The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. The Trustee agrees to monitor and notify the Depositor if any continuation statements for such Uniform Commercial Code financing statements need to be filed. If directed by the Depositor in writing, the Trustee will file any such continuation statements solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.21.     Optional Purchase of Defaulted Mortgage Loans. (a) With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Company shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however, (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

(b)          If at any time the Company remits to the Master Servicer a payment for deposit in the Distribution Account covering the amount of the Repurchase Price for such a Mortgage Loan, and the Company provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Distribution Account, then the Trustee shall execute the assignment of such Mortgage Loan to the Company at the request of the Company without recourse, representation or warranty and the Company shall succeed to all of the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Company will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

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Section 3.22.     Reserved.

Section 3.23.     Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified in writing, as agreed to and executed by the parties hereto, as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Seller, or the Depositor or the Securities Administrator for delivery of additional or different information as the Seller, the Depositor or the Securities Administrator may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB. All costs expenses, fees, liabilities, charges and amounts (including legal fees) incurred by the Trustee in connection with this Section 3.23 shall be fully reimbursed to the Trustee pursuant to Section 4.05(l).

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ARTICLE IV

Accounts

Section 4.01.     Protected Accounts. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)          To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)          To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Initial Mortgage Loans due on or before the Cut-off Date or principal of or interest on Subsequent Mortgage Loans due on or before the related Subsequent Cut-off Date) with respect to each Loan Group or Sub-Loan Group, as applicable:

(i)           Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement which were due during or before the related Due Period, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

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(ii)          Full Principal Prepayments and any Liquidation Proceeds received by such Servicer with respect to the Mortgage Loans in the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

(iii)         Partial Principal Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period; and

(iv)         Any amount to be used as a Monthly Advance.

(d)          Withdrawals may be made from an Account only to make remittances as provided in Section 4.01(c), 4.04 and 4.05; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.04(b) certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

(e)          The Master Servicer shall not itself waive (or authorize a Servicer to waive, unless such Servicer is allowed to waive in accordance with the terms of the related Servicing Agreement) any Prepayment Charge that the Trust would otherwise be entitled to unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. In no event will the Master Servicer itself waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived by the Master Servicer, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge by depositing such amount into the Distribution Account by the immediately succeeding Distribution Account Deposit Date.

Section 4.02.     [Reserved].

Section 4.03.     [Reserved].

Section 4.04.     Distribution Account. (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)          The Master Servicer and the Securities Administrator will each deposit in the Distribution Account as identified and as received by each of them, the following amounts:

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(i)           Any amounts received from the Servicers and constituting Available Funds;

(ii)          Any Monthly Advance and any Compensating Interest Payments required to be made by the Master Servicer pursuant to this Agreement;

(iii)        Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iv)         The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller, the Repurchase Price with respect to any Mortgage Loans purchased by the Company pursuant to Section 3.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

(v)          Any amounts required to be deposited with respect to losses on investments of deposits in an Account;

(vi)         Any amounts received by the Master Servicer or Securities Administrator, or required to be paid by the Master Servicer, in connection with any Prepayment Charge on the Prepayment Charge Loans; and

(vii)       Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

(c)          All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(d)          The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Section 4.05 with respect to the Securities Administrator, the Master Servicer and the Servicers, need not be credited by the Master Servicer or the Servicers to the Distribution Account. Amounts received by the Master Servicer or the Securities Administrator in connection with Prepayment Charges on the Prepayment Charge Loans shall be deposited into the Class XP Reserve Account by such party upon receipt thereof. In the event that the Master Servicer or the Securities Administrator shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(e)          The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited

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therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer. The Master Servicer shall select the Permitted Investments for the funds on deposit in the Distribution Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date, in the case of Permitted Investments for the benefit of the Master Servicer. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

(f)           Any and all investment earnings and losses on amounts on deposit in the Distribution Account shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on behalf of itself. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer based on the Permitted Investments on which such loss is incurred. The Master Servicer shall deposit the amount of any such loss in the Distribution Account within two Business Days of receipt of notification of such loss but not later than the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 4.05.     Permitted Withdrawals and Transfers from the Distribution Account. The Securities Administrator will, from time to time on demand of the Master Servicer (or with respect to clause (l) hereto, on demand of the Trustee, the Securities Administrator or the Custodian), make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements or as the Securities Administrator deems necessary for the following purposes:

(a)          to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan with respect to which such Monthly Advance was made;

(b)          to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related

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Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(c)          to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Section 4.05(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(d)          to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(e)          to pay the Master Servicer or any Servicer from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation;

(f)           to reimburse the Master Servicer or any Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this clause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(g)          to reimburse the Master Servicer or any Servicer for any Nonrecoverable Advance that has not been reimbursed pursuant to clauses (i) and (vi);

(h)          to pay the Master Servicer as set forth in Section 3.14;

(i)           to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

(j)           to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(k)          to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(l)           to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(m)          to remove amounts deposited in error; and

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(n)          to clear and terminate the Distribution Account pursuant to Section 10.01.

(o)          The Securities Administrator shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis and shall provide a copy to the Securities Administrator, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to clauses (i) through (vi) and (viii) or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.04(b). Reimbursements made pursuant to clauses (vii), (ix), (xi) and (xii) will be allocated between the Loan Groups or Sub-Loan Groups, as applicable, pro rata based on the aggregate Stated Principal Balances of the Mortgage Loans in each Loan Group or Sub-Loan Group, as applicable.

(p)          On each Distribution Date, the Securities Administrator shall distribute the Interest Funds, Principal Funds and Available Funds to the extent on deposit in the Distribution Account for each Loan Group or Sub-Loan Group, as applicable, to the Holders of the related Certificates in accordance with Section 6.01.

Section 4.06.     Reserve Fund. (a) On or before the Closing Date, the Securities Administrator shall establish a Reserve Fund in the name of the Trustee on behalf of the Holders of the Group I Certificates. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be entitled “Reserve Fund, JPMorgan Chase Bank, National Association as Trustee for the benefit of holders of Bear Stearns Asset Backed Securities I LLC, Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, Class I-1A-1, Class I-1A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3”. The Securities Administrator shall demand payment of all money payable by the Counterparty under the Cap Contracts. The Securities Administrator shall deposit in the Reserve Fund all payments received by it from the Counterparty pursuant to the Cap Contracts and, prior to distribution of such amounts pursuant to Section 6.01(a), all payments described under the eighth and ninth clauses of Section 6.01(a). On each Distribution Date, the Securities Administrator shall remit amounts received by it from the Counterparty to the Holders of the applicable Group I Certificates in the manner provided in Section 6.01(b).

(b)          The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation ‘1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2006-1 REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Reserve Fund. For federal income tax purposes, the Class B-IO Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Securities Administrator to distribute amounts under Section 6.01(b) and the eighth and ninth clauses of Section 6.01(a) and shall report items of income, deduction, gain or loss arising therefrom. For federal income tax purposes, amounts distributed to Certificateholders pursuant to the eighth and ninth clauses of Section 6.01(a) will be treated as first distributed to the Class B-IO Certificates and then paid from the Class B-IO Certificateholders to the applicable holders of the Group I Certificates. Amounts in the Reserve Fund shall, at the written direction of the Class B-IO Certificateholder, be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. To the extent that the Class B-IO Certificateholders have provided the Securities Administrator with

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such written direction to invest such funds in Permitted Investments, on each Distribution Date the Securities Administrator shall distribute all net income and gain from such Permitted Investments in the Reserve Fund to the Class B-IO Certificateholder, not as a distribution in respect of any interest in any 2006-1 REMIC. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class B-IO Certificateholder. Any losses on such Permitted Investments shall not in any case be a liability of the Securities Administrator but an amount equal to such losses shall be given by the Class B-IO Certificateholder to the Securities Administrator out of the Class B-IO Certificateholders’ own funds immediately as realized, for deposit by the Securities Administrator into the Reserve Fund.

Section 4.07.     Class XP Reserve Account. (a) The Securities Administrator shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled “Reserve Account, Wells Fargo Bank, National Association, as Securities Administrator f/b/o Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1, Class XP”. On the Closing Date, the Depositor shall deposit $100 into the Class XP Reserve Account. Funds on deposit in the Class XP Reserve Account shall be held in trust by the Securities Administrator for the holders of the Class XP Certificates. The Class XP Reserve Account will not represent an interest in any REMIC.

(b)          Any amount on deposit in the Class XP Reserve Account shall be held uninvested. On the Business Day prior to each Distribution Date, the Securities Administrator shall withdraw the amount then on deposit in the Class XP Reserve Account and deposit such amount into the Distribution Account to be distributed to the Holders of the related Class XP Certificates in accordance with Section 6.01(c) and Section 6.02(e), as applicable. The initial $100 deposited in the Class XP Reserve Account shall be applied to the Class XP Certificates on a pro rata basis. In addition, on the earlier of (x) the Business Day prior to the Distribution Date on which all the assets of the Trust Fund are repurchased as described in Section 10.01(a) and (y) the Business Day prior to the Distribution Date occurring in January 2012, the Securities Administrator shall withdraw the amount on deposit in the Class XP Reserve Account, deposit such amount into the Distribution Account and remit such amount to the Securities Administrator and provide written instruction to the Securities Administrator to pay such amount to the related Class XP Certificates in accordance with Section 6.01(c) and Section 6.02(e), as applicable, and following such withdrawal the Class XP Reserve Account shall be closed.

Section 4.08.     Cap Reserve Account. (a)  The Securities Administrator shall establish and maintain in the name of the Trustee on behalf of the Trust, for the benefit of the Certificateholders, the Cap Reserve Account as a segregated trust account or accounts.

(b)          All amounts deposited to the Cap Reserve Account pursuant to Section 6.01(b) shall be held by the Securities Administrator in the name of the Trustee on behalf of the Trust, in trust for the benefit of the Group I Offered Certificateholders and the Class I-B-3 Certificateholders in accordance with the terms and provisions of this Agreement. All amounts deposited to the Cap Reserve Account pursuant to Section 6.02(f) shall be held by the Securities Administrator in the name of the Trustee on behalf of the Trust, in trust for the benefit of the Class II-B-1, Class II-B-2 and Class II-B-3 Certificateholders in accordance with the terms and provisions of this Agreement.

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(c)          The Cap Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation ‘1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2005-1 REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Cap Reserve Account. The Class B-IO Certificateholder shall be the beneficial owner of the Cap Reserve Account, subject to the power of the Securities Administrator to distribute amounts under Section 6.01. Amounts in the Cap Reserve Account shall, at the direction of the Class B-IO Certificateholder, be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or invested in Permitted Investments in the name of the Trustee as selected by the Class B-IO Certificateholder that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Cap Reserve Account by the Class B-IO Certificateholder out of its own funds immediately as realized.

(d)          On each Distribution Date, the Securities Administrator shall distribute amounts on deposit in the Cap Reserve Account to (i) the Holders of the Group I Certificates in accordance with Section 6.01(b) and (ii) the Holders of the Group II Certificates in accordance with Section 6.02(f).

Section 4.09.     Pre-Funding Accounts and Pre-Funding Reserve Accounts.

(a)          No later than the Closing Date, the Paying Agent shall establish and maintain a segregated trust account or sub-account of a trust account, which shall be titled “Pre-Funding Account, JPMorgan Chase Bank, National Association, as trustee for the benefit of holders of Bear Stearns Asset Backed Securities I LLC, Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-1” (the “Pre-Funding Account”). The Pre-Funding Account shall be an Eligible Account or a sub account of an Eligible Account. The Paying Agent shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Pre-Funded Amount remitted on the Closing Date to the Paying Agent by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust by the Paying Agent for the Holders of the Certificates related to Group I Loans for the uses and purposes set forth herein.

(b)          The Paying Agent will invest funds deposited in the Pre-Funding Account as directed by the Depositor or its designee in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Paying Agent or an Affiliate of the Paying Agent is the obligor for the Permitted Investment, or (ii) no later than the date on which such funds are required to be withdrawn from such account or sub account of a trust account pursuant to this Agreement, if the Paying Agent or an affiliate of the Paying Agent is the obligor for the Permitted Investment (or, if no written direction is received by the Paying Agent from the Depositor, then funds in such account shall remain uninvested). For federal income tax purposes, the Depositor or its designee shall be the owner of the Pre-Funding Account and shall report all items of income, deduction. gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Paying Agent or an Affiliate of the Paying Agent is the obligor for the Permitted Investment, or on each Distribution Date, if the Paying Agent or an Affiliate of the Paying Agent is the obligor for the

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Permitted Investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Paying Agent or an Affiliate of the Paying Agent is the obligor for the Permitted Investment, or on each Subsequent Transfer Date, if the Paying Agent or an Affiliate of the Paying Agent is the obligor for the Permitted Investment or (iii) within one Business Day of the Paying Agent's receipt thereof. Such transferred funds shall not constitute income and gain for purposes of Section 4.10(b) hereof. The Depositor or its designee shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Account be an asset of any REMIC created hereunder.

(c)          Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Paying Agent as follows:

(i)           On any Subsequent Transfer Date, the Paying Agent shall withdraw from the Pre-Funding Account an amount equal to 100% of the Stated Principal Balances of the Subsequent Mortgage Loans transferred and assigned to the Trustee on behalf of the Trust for deposit in the related Sub-Loan Group on such Subsequent Transfer Date and deposit such amount into the Pre-Funding Reserve Account;

(ii)          If the amount on deposit in the Pre-Funding Account (exclusive of investment income) has not been reduced to zero by the close of business on the date of termination of the Pre-Funding Period, then at the close of business on such date, the Paying Agent shall deposit into the Pre-Funding Reserve Account any amounts remaining in the Pre-Funding Account (exclusive of investment income) for distribution in accordance with Section 4.09(e)(ii);

(iii)        To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

(iv)         Upon the earliest of (i) the reduction of the Principal Balances of the Certificates to zero or (ii) the termination of this Agreement in accordance with Section 10.01, to withdraw (and deposit in the Pre-Funding Reserve Account) any amount remaining on deposit in the Pre-Funding Account for payment to the related Certificateholders then entitled to distributions in respect of principal until the Principal Balance of the Certificates has been reduced to zero, and any remaining amount to the Depositor.

Withdrawals pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC II on the date of withdrawal.

(d)         No later than the Closing Date, the Paying Agent shall establish and maintain a segregated trust account or a sub-account of a trust account, which shall be titled “Pre-Funding Reserve Account, JPMorgan Chase Bank, National Association as Trustee for the benefit of holders of Bear Stearns Asset Backed Securities I LLC, Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-1” (the “Pre-Funding Reserve Account”). The Pre-Funding Reserve Account shall be an Eligible Account or a sub account of an Eligible Account.

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The Paying Agent shall, at the close of business on the day of the termination of the Pre-Funding Period, deposit in the Pre-Funding Reserve Account and retain therein any funds remaining in the Pre-Funding Account at the close of business on such day. Funds deposited in the Pre-Funding Reserve Account shall be held in trust by the Paying Agent for the Certificateholders for the uses and purposes set forth herein.

(a)          The Paying Agent shall not invest funds deposited in the Pre-Funding Reserve Account. The Pre-Funding Reserve Account and any funds on deposit therein shall be assets of REMIC II. Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Paying Agent as follows:

(i)           On any Subsequent Transfer Date, the Paying Agent shall withdraw from the Pre-Funding Reserve Account the amount deposited therein on such date pursuant to Section 4.09(c)(i) in respect of a Subsequent Mortgage transferred and assigned to the Trustee on behalf of the Trust for deposit in the related Group on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.07 with respect to such transfer and assignment;

(ii)          On the Distribution Date immediately following termination of the Pre-Funding Period, the Paying Agent shall withdraw from the Pre-Funding Reserve Account the Remaining Pre-Funded Amount for the related Group deposited therein on such date pursuant to Section 4.09(c)(ii) for distribution to the related Certificate Groups pursuant to Section 6.01(a); and

(iii)         On each Distribution Date during the Pre-Funding Period and the Distribution Date immediately following termination of the Pre-Funding Period, the Paying Agent shall withdraw from the Pre-Funding Reserve Account the amount deposited therein on such date pursuant to Section 4.09(c) for distribution as Interest Funds with respect to Loan Group I pursuant to Section 6.01(a).

Section 4.10     Interest Coverage Account.

(a)         No later than the Closing Date, the Paying Agent shall establish and maintain a segregated trust account or a sub account of a trust account, which shall be titled “Interest Coverage Account, JPMorgan Chase Bank, National Association as trustee for the benefit of holders of Bear Stearns Asset Backed Securities I LLC, Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-1” (the “Interest Coverage Account”). The Interest Coverage Account shall be an Eligible Account or a sub account of an Eligible Account. The Paying Agent shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount for Loan Group I remitted on the Closing Date to the Paying Agent by the Depositor and all income and gain realized from investment of funds deposited in the Pre-Funding Account pursuant to Section 4.09(b). Funds deposited in the Interest Coverage Account shall be held in trust by the Paying Agent for the Certificateholders for the uses and purposes set forth herein.

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(b)         For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of any REMIC created hereunder. All income and gain realized from investment of funds deposited in the Interest Coverage Account, which investment shall be made solely upon the written direction of the Depositor, shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Paying Agent to the Depositor no later than the first Business Day following receipt of such income and gain by the Paying Agent. If no written direction with respect to such investment shall be received by the Paying Agent from the Depositor, then funds in such Account shall remain uninvested. The Depositor shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

(c)         On each Distribution Date during the Pre-Funding Period and on the day of termination of the Pre-Funding Period, the Paying Agent shall withdraw from the Interest Coverage Account and deposit in the Pre-Funding Reserve Account an amount of interest that accrues during the related Interest Accrual Period at the Weighted Average Group Pass Through Rate for the related Sub-Loan Group on the excess, if any, of the Pre-Funded Amount for such Sub-Loan Group over the aggregate Stated Principal Balance of Subsequent Mortgage Loans in such Sub-Loan Group that both (i) had a Due Date during the Due Period relating to such Distribution Date or the Distribution Date following the end of the Pre-Funding Period, as applicable, and (ii) had a Subsequent Cut-off Date prior to the first day of the month in which such Distribution Date occurs. Such withdrawal and deposit shall be treated as a contribution of cash by the Mortgage Loan Seller to REMIC II on the date thereof. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Mortgage to the Trust on any Subsequent Transfer Date, the Paying Agent shall, at the request of the Mortgage Loan Seller, withdraw from the Interest Coverage Account and remit to the Mortgage Loan Seller or its designee an amount equal to the excess, if any, of the amount remaining in such Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the second preceding sentence on each subsequent Distribution Date, if any, that will occur during the Pre-Funding Period or on the day of termination of the Pre-Funding Period, if no Subsequent Mortgage were acquired by the Trust Fund after the end of the Prepayment Period relating to the current Distribution Date or the Distribution Date following the end of the Pre-Funding Period, as applicable. On the day of termination of the Pre-Funding Period, the Paying Agent shall withdraw from the Interest Coverage Account and remit to the Mortgage Loan Seller or its designee the amount remaining in such Interest Coverage Account after payment of the amount required to be withdrawn therefrom pursuant to the second preceding sentence on the day of termination of the Pre-Funding Period.

(d)        Upon the earliest of (i) the Distribution Date immediately following the end of the Pre-Funding Period, (ii) the reduction of the principal balances of the Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to paragraph (c) above shall be withdrawn by the Paying Agent and paid to the Seller or its designee.

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ARTICLE V

Certificates

Section 5.01.     Certificates. (a) The Depository, the Depositor and the Securities Administrator have entered into a Depository Agreement dated as of the Closing Date (the “Depository Agreement”). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Section 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Securities Administrator shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Securities Administrator cause such Class to become Global Certificates, the Securities Administrator and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b)          If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall issue the definitive Certificates.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a definitive Certificate evidencing such Certificate Owner’s interest in the related Class of Certificates. In order to make such

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request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the definitive Certificate, (ii) the Securities Administrator shall execute and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner’s interest in such Class of Certificates and (iii) the Securities Administrator shall execute a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance of such Class of Certificates by the amount of the definitive Certificates.

Neither the Depositor nor the Securities Administrator shall be liable for any delay in the delivery of any instructions required pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

(c)          (i)          As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” Component I of the Class R Certificates will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC I and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component I of the Class R Certificates. None of the REMIC I Regular Interests will be certificated.

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Class Designation for each REMIC I Interest	Type of Interest	Uncertificated Pass-Through Rate	Initial Uncertificated Principal Balance	Final Maturity Date*
Class Y-1	Regular	Variable(1)	$701,176,255.52	February 2036
Class Y-2	Regular	Variable(2)	$134,219,965.52	February 2036
Class Y-3	Regular	Variable(3)	$78,203,770.07	February 2036
Class Z-1	Regular	Variable(1)	$701,176,255.52	February 2036
Class Z-2	Regular	Variable(2)	$134,219,965.52	February 2036
Class Z-3	Regular	Variable(3)	$78,203,770.07	February 2036
Component I of the Class R Certificates	Residual	(4)	$0	February 2036

_______________________

*

The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Sub-Loan Group matures. For federal income tax purposes, for each Class of REMIC I Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)

Interest distributed to REMIC I Regular Interests Y-1 and Z-1 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-1 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(2)

Interest distributed to REMIC I Regular Interests Y-2 and Z-2 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-2 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(3)

Interest distributed to REMIC I Regular Interests Y-3 and Z-3 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Sub-Loan Group II-3 Mortgage Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(4)	Component I of the Class R Certificates will not bear interest.

(ii)          As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group I Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” Component II of the Class R Certificates will represent the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC II and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component II of the Class R Certificates. None of the REMIC II Regular Interests will be certificated.

Class Designation for each REMIC II Interest	Type of Interest	Uncertificated Pass-Through Rate	Initial Uncertificated Principal Balance	Final Maturity Date*
LT1	Regular	Variable(1)	$832,440,234.62	February 2036
LT2	Regular	Variable(1)	$27,087.16	February 2036
LT3	Regular	0.00%	$56,170.80	February 2036
LT4	Regular	Variable(2)	$56,170.80	February 2036
Component II of the Class R Certificates	Regular	(3)	$0	February 2036

——————————

*

The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group matures. For federal income tax purposes, for each Class of REMIC II Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)	REMIC II Regular Interests LT1 and LT2 will bear interest at a variable rate equal to the weighted average of the Net Rates on the Group I Mortgage Loans.

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(2)	REMIC II Regular Interest LT4 will bear interest at a variable rate equal to twice the weighted average of the Net Rates on the Group I Mortgage Loans.
(3)	Component II of the Class R Certificates will not bear interest.

(iii)        As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” Component III of the Class R Certificates will represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC III and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component III of the Class R Certificates.

Class Designation for each REMIC III Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
II-1A-1	Regular	$300,000,000	(1)
II-1A-23	Regular	$340,143,000	(1)
II-2A	Regular	$122,536,000	(2)
II-3A	Regular	$71,396,000	(3)
II-B-1	Regular	$31,396,000	(4)
II-B-2	Regular	$16,453,000	(4)
II-B-3	Regular	$10,055,000	(4)
II-B-4	Regular	$9,141,000	(4)
II-B-5	Regular	$7,769,000	(4)
II-B-6	Regular	$5,029,991	(4)
Component III of the Class R Certificates	Residual	$0	(5)

——————————

(1)	REMIC III Regular Interests II-1A-1 and II-1A-23 will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans.

(2)	REMIC III Regular Interest II-2A will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans.

(3)	REMIC III Regular Interest II-3A will bear interest at a variable rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans.

(4)

REMIC III Regular Interests II-B-1, II-B-2, II-B-3, II-B-4, II-B-5 and II-B-6 will bear interest at a variable rate equal to the weighted average of the weighted average of the Net Rates in each Sub-Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Sub-Loan Group, the Certificate Principal Balance of the related Classes of Senior Certificates. For purposes of the REMIC provisions, the foregoing rate will be the weighted average of the Uncertificated Pass-through Rate for each of the Class Y Regular Interests.

(5)	Component III of the Class R Certificates will not bear interest.

(iiv)       As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests and the REMIC III Regular Interests and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” Component IV of the Class R Certificates will represent the sole Class of “residual interests” in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate (which is also the Pass-Through Rate for the Related Certificates) and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC IV, and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component IV of the Class R Certificates.

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Class Designation for each REMIC IV Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
I-1A-1	Regular	$680,218,000	(1)
I-1A-2	Regular	$83,258,000	(1)
II-1A-1	Regular	$300,000,000	(2)
II-1X-1	Regular	$0	(3)
II-1A-2	Regular	$278,759,000	(4)
II-1A-3	Regular	$61,384,000	(4)
II-1X-2	Regular	$0	(5)
II-2A-1	Regular	$110,786,000	(6)
II-2A-2	Regular	$11,750,000	(6)
II-2X-1	Regular	$0	(7)
II-3A-1	Regular	$64,550,000	(8)
II-3A-2	Regular	$6,846,000	(8)
II-3X-1	Regular	$0	(9)
II-B-1	Regular	$31,534,000	(10)
II-B-2	Regular	$16,453,000	(10)
II-B-3	Regular	$10,055,000	(10)
II-X-B1	Regular	$0	(11)
II-X-B2	Regular	$0	(12)
II-X-B3	Regular	$0	(13)
II-B-4	Regular	$9,141,000	(14)
II-B-5	Regular	$7,769,000	(14)
II-B-6	Regular	$5,029,991	(14)
I-M-1	Regular	$23,312,000	(15)
I-M-2	Regular	$16,652,000	(15)
I-B-1	Regular	$10,824,000	(16)
I-B-2	Regular	$4,163,000	(16)
I-B-3	Regular	$4,163,000	(16)
I-XP	Regular	$0	(17)
II-XP	Regular	$0	(17)
B-IO-I and B-IO-P	Regular	$9,989,663	(18)
Component IV of the Class R Certificates	Residual	$0	(19)

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(1)	REMIC IV Regular Interests I-1A-1 and I-1A-2 will bear interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.

(2)

On or prior to the Distribution Date in December 2010, REMIC IV Regular Interest II-1A-1 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans minus 1.065% per annum. After the Distribution Date in December 2010, REMIC IV Regular Interest II-1A-1 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans.

(3)

On or prior to the Distribution Date in December 2010, REMIC IV Regular Interest II-1X-1 will bear interest at a fixed Pass Through Rate equal to 1.065% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest II-1A-1. After the Distribution Date in December 2010, the REMIC IV Regular Interest II-1X-1 will not bear any interest.

(4)

On or prior to the Distribution Date in December 2010, REMIC IV Regular Interests II-1A-2 and II-1A-3 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans minus 0.465% per annum. After the Distribution Date in December 2010, REMIC IV Regular Interests II-1A-2 and II-1A-3 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-1 Mortgage Loans.

(5)

On or prior to the Distribution Date in December 2010, REMIC IV Regular Interest II-1X-2 will bear interest at a fixed Pass Through Rate equal to 0.465% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interest II-1A-2 and II-1A-3. After the Distribution Date in December 2010, REMIC IV Regular Interest II-1X-2 will not bear any interest.

(6)

On or prior to the Distribution Date in October 2010, REMIC IV Regular Interests II-2A-1 and II-2A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans minus 0.385% per annum. After the Distribution Date in October 2010, REMIC IV Regular Interests II-2A-1 and II-2A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-2 Mortgage Loans.

(7)

On or prior to the Distribution Date in October 2010, REMIC IV Regular Interest II-2X-1 will bear interest at a fixed Pass Through Rate equal to 0.385% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interests II-2A-1 and II-2A-2. After the Distribution Date in October 2010, REMIC IV Regular Interest II-2X-1 will not bear any interest.

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(8)

On or prior to the Distribution Date in October 2012, REMIC IV Regular Interests II-3A-1 and II-3A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans minus 0.100% per annum. After the Distribution Date in October 2012, REMIC IV Regular Interests II-3A-1 and II-3A-2 will bear interest at a variable Pass Through Rate equal to the weighted average of the Net Rates of the Sub-Loan Group II-3 Mortgage Loans.

(9)

On or prior to the Distribution Date in October 2012, REMIC IV Regular Interest II-3X-1 will bear interest at a fixed Pass Through Rate equal to 0.100% per annum based on a notional amount equal to the Uncertificated Principal Balance of REMIC IV Regular Interests II-3A-1 and II-3A-2. After the Distribution Date in October 2012, REMIC IV Regular Interest II-3X-1 will not bear any interest.

(10)

REMIC IV Regular Interests II-B-1, II-B-2 and II-B-3 will bear interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 10.50% and (iii) the related Net Rate Cap.

(11)

REMIC IV Regular Interest II-X-B1 will bear interest based on the notional amount and excess, if any, of (i) the related Net Rate Cap over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-1 related Margin and (b) 10.50%.

(12)

REMIC IV Regular Interest II-X-B2 will bear interest based on the notional amount and excess, if any, of (i) the related Net Rate Cap over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-2 related Margin and (b) 10.50%.

(13)

REMIC IV Regular Interest II-X-B3 will bear interest based on the notional amount and excess, if any, of (i) the related Net Rate Cap over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-3 related Margin and (b) 10.50%.

(14)

REMIC IV Regular Interests II-B-4, II-B-5 and II-B-6 will bear interest at a variable rate equal to the weighted average of the Net Rate of the Mortgage Loans in Loan Group II weighted in proportion to the results of subtracting from the aggregate principal balance of Loan Group II, the Certificate Principal Balance of the related Classes of Senior Certificates. For federal income tax purposes, the interest rate on each foregoing REMIC IV Regular Interest is equal to the interest rate on the REMIC III Regular Interest bearing the same alphanumeric class designation.

(15)	REMIC IV Regular Interests I-M-1 and I-M-2 will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.

(16)	REMIC IV Regular Interests I-B-1 , I-B-2 and I-B-3 will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.

(17)

The Class XP Certificates will not bear any interest. The Class XP Certificates will be entitled to receive Prepayment Charges collected with respect to the Prepayment Charge Loans. The Class XP Certificates will not represent an interest in any REMIC, they will instead represent an interest in the Trust constituted by this Agreement that is a strip of Prepayment Charges associated with the Prepayment Charge Loans.

(18)

The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. Amounts paid, or deemed paid, to the Class B-IO Certificates shall be deemed to first be paid to REMIC IV Regular Interest B-IO-I in reduction of accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and shall then be deemed paid to REMIC IV Regular Interest B-IO-P in reduction of the principal balance thereof.

(19)	Component IV of the Class R Certificates will not bear interest.

(v)          As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class R-X Certificates will represent the sole Class of “residual interests” in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for the single “regular interest” in REMIC V and the designation and Certificate Principal Balance of the Class R-X Certificates.

Class Designation for each REMIC V Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
B-IO	Regular	$9,989,663	(1)
Class R-X Certificates	Residual	$0	(2)

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(1)

The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. The REMIC V Regular Interest will not have an Uncertificated Pass-Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on REMIC IV Regular Interests B-IO-I and B-IO-P.

(2)	The Class R-X Certificates will not bear interest.

(d)          Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the “latest possible maturity date” for the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests, REMIC V Regular Interest and the Certificates.

(e)          With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates (other than the Residual Certificates or the Class B-IO Certificates), interest shall be calculated, on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Certificate Principal Balance of such Class applicable to such Distribution Date. With respect to each Distribution Date and the Class B-IO Certificates, interest shall be calculated, on the basis of a 360-day year consisting of twelve 30-day months, based upon the Pass-Through Rate set forth, or determined as provided, above and the Notional Amount of such Class applicable to such Distribution Date.

(f)           The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5-1, A-5-2, A-6, A-7, A-8, A-9, A-10, A-11 and A-12. On original issuance, the Securities Administrator shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Securities Administrator may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

(g)          Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Class II-1A-1 Certificates), $100,000 and in each case increments of $1.00 in excess thereof, (ii) in the case of the Class II-1A-1 Certificates, $10,000 and increments of $1.00 in excess thereof, and (iii) in the case of the Offered Subordinate Certificates, $100,000 and increments of $1.00 in excess thereof,

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except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. On the Closing Date, the Securities Administrator shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance of such Class on the Closing Date. The Group II Non-offered Subordinate Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Group II Non-offered Subordinate Certificate of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class R Certificates shall each be issued in certificated fully-registered form in the denomination of $100. The Class R-X Certificates shall each be issued in certificated fully-registered form with no denomination. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. On the Closing Date, the Securities Administrator shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Certificate Principal Balance of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository’s instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Securities Administrator shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Securities Administrator by one or more authorized signatories, each of whom shall be Responsible Officers of the Securities Administrator or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Securities Administrator or its agent at the time of issuance shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

(h)          No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Securities Administrator or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

(i)           The Closing Date is hereby designated as the “startup” day of each 2006-1 REMIC within the meaning of Section 860G(a)(9) of the Code.

(j)           For federal income tax purposes, each 2006-1 REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

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(k)          The Trustee on behalf of the Trust shall cause each 2006-1 REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

(l)           The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS

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CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Section 5.02.     Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)          Subject to Section 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose, the Securities Administrator shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

(c)          By acceptance of a Private Certificate or a Residual Certificate, whether upon original issuance or subsequent transfer, each holder of such Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Section 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Private Certificate or a Residual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

(i)           The Securities Administrator shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

(ii)          The Securities Administrator shall register the transfer of any Individual Certificate if (x) the transferor has advised the Securities Administrator in writing that the Certificate is being transferred to an Institutional Accredited Investor along with facts surrounding the transfer as set forth in Exhibit F-3 hereto; and (y) prior to the transfer the transferee furnishes to the Securities Administrator an Investment Letter (and the Securities Administrator shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Securities Administrator to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Securities Administrator shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

(d)          So long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

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(i)           In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(ii).

(ii)          In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i).

(iii)        In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

(iv)         No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

(e)          Subject to Section 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

(i)           A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)          A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A Certificate or comparable evidence as to its QIB status.

(iii)        A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(f)           (i)          Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the

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Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)          Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(g)          The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

(h)          Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office of the Securities Administrator, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office of the Securities Administrator, sign, countersign and deliver at the Corporate Trust Office of the Securities Administrator, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office of the Securities Administrator by the registered holder in person, or by a duly authorized attorney-in-fact.

(i)           At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Securities Administrator; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new

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Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Securities Administrator in writing. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall sign and countersign and the Securities Administrator shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(j)           If the Securities Administrator so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Securities Administrator, duly executed by the holder thereof or his or her attorney duly authorized in writing.

(k)          No service charge shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(l)           The Securities Administrator shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Exchange Act, and thereafter may destroy such Certificates.

Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates. (a)  If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator such security or indemnity as it may require to save it harmless, and (iii) the Securities Administrator has not received notice that such Certificate has been acquired by a third Person, the Securities Administrator shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Securities Administrator and shall be of no further effect and evidence no rights.

(b)          Upon the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

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Section 5.04.    Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Securities Administrator nor any agent of the Depositor or the Securities Administrator shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

Section 5.05.     Transfer Restrictions on Residual Certificates. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller, which cannot be unreasonably withheld. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Securities Administrator with an affidavit that the proposed transferee is a Permitted Transferee (and an affidavit that it is a U.S. Person, unless, in the case of a Class R Certificate only, the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person) as provided in Section 5.05(b).

(b)          No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Securities Administrator and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Section 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Section 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Securities Administrator, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Section 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Securities Administrator and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

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(c)         The Class R-X Certificates (including a beneficial interest therein) and, unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person’s sole discretion), the Class R Certificates (including a beneficial interest therein), may not be purchased by or transferred to any person who is not a United States Person.

(d)          By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person if it is the Holder of the largest percentage interest of such Certificate, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

Section 5.06.    Restrictions on Transferability of Certificates. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or “Blue Sky” laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Securities Administrator an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Securities Administrator may require an Opinion of Counsel addressed to the Securities Administrator that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Securities Administrator or the Trust Fund.

(b)          The Private Certificates shall each bear a Securities Legend.

Section 5.07.     ERISA Restrictions. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to Title I of ERISA or Section 4975 of the Code (a “Plan”), or by a person using “plan assets” of a Plan, unless the proposed transferee provides the Securities Administrator, with an Opinion of Counsel addressed to the Master Servicer and the Securities Administrator (upon which they may rely) that is satisfactory to the Securities Administrator, which opinion will not be at the expense of the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken in the Agreement.

(b)          Unless such Person has provided an Opinion of Counsel in accordance with Section 5.07(a), any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the

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Securities Administrator, and any Person acquiring an interest in a Private Certificate in definitive form shall represent in writing to the Securities Administrator, that it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, or with “plan assets” of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code.

(c)          Each beneficial owner of a Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-1, Class II-B-2 or Class II-B-3 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) such Certificate is rated at least “BBB-” or its equivalent by Fitch, S&P or Moody’s, (ii) such beneficial owner is not a Plan or investing with “plan assets” of any Plan, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(d)          Neither the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Sections (a), (b) or (c) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. The Securities Administrator shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 5.08.   Rule 144A Information. For so long as any Private Certificates are outstanding, (1) the Seller will provide or cause to be provided to any holder of such Private Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Private Certificates conducted in accordance with Rule 144A.

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ARTICLE VI

Payments to Certificateholders

Section 6.01.     Distributions on the Group I Certificates. (a) On each Distribution Date, with respect to Loan Group I, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Securities Administrator from the Distribution Account and the Pre-Funding Reserve Account in respect of Loan Group I to the extent of funds on deposit therein and distributed in the following order of priority:

First, Interest Funds will be distributed, in the following manner and order of priority:

1.            From Interest Funds, to the Class I-1A-1 Certificates and Class I-1A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, pro rata, based on the Current Interest and Interest Carry Forward Amount due each such Class;

2.            From remaining Interest Funds, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, sequentially, in that order, the Current Interest for each such Class;

3.            Any Excess Spread, to the extent necessary to cause the Overcollateralization Amount to equal to the Overcollateralization Target Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with second (A) and (B) below; and

4.            Any Remaining Excess Spread will be applied, together with the Overcollateralization Release Amount, as Excess Cashflow pursuant to clauses Third through Thirteenth below.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated as set forth in the definition of Current Interest herein.

Second, to pay as principal on the Certificates entitled to payments of principal, in the following order of priority:

(B)         For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from Principal Funds and the Extra Principal Distribution Amount for such Distribution Date:

1.            To the Class I-1A-1 Certificates and Class I-1A-2 Certificates, an amount equal to the Principal Distribution Amount will be distributed pro rata between the Class I-1A-1 Certificates and the Class I-1A-2 Certificates, in accordance with their respective Certificate Principal Balances, until the Certificate Principal Balance of each such Class is reduced to zero;

2.            To the Class I-M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

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3.            To the Class I-M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

4.            To the Class I-B-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

5.            To the Class I-B-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

6.            To the Class I-B-3 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

(C)         For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from Principal Funds and the Extra Principal Distribution Amount for such Distribution Date:

1.            To the Class I-1A-1 Certificates and Class I-1A-2 Certificates, from the Principal Distribution Amount, an amount equal to the Class I-A Principal Distribution Amount will be distributed pro rata between the Class I-1A-1 Certificates and the Class I-1A-2 Certificates in accordance with their respective Certificate Principal Balances until the Certificate Principal Balance of each such Class is reduced to zero;

2.            To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

3.            To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

4.            To the Class I-B-1 Certificates, from any remaining Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

5.            To the Class I-B-2 Certificates, from any remaining Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

6.            To the Class I-B-3 Certificates, from any remaining Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

Third, from any remaining Excess Cashflow, the following amounts to each Class of Class I-A Certificates, on a pro rata basis in accordance with the respective amounts owed to each such Class: (a) any Interest Carry Forward Amount to the extent not paid pursuant to clause First 1 above and then (b) any Unpaid Realized Loss Amount, in each case for each such Class for such Distribution Date;

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Fourth, from any remaining Excess Cashflow, the following amounts to the Class I-M-1 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Fifth, from any remaining Excess Cashflow, the following amounts to the Class I-M-2 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Sixth, from any remaining Excess Cashflow, the following amounts to the Class I-B-1 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Seventh, from any remaining Excess Cashflow, the following amounts to the Class I-B-2 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Eighth, from any remaining Excess Cashflow, the following amounts to the Class I-B-3 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Ninth, from any remaining Excess Cashflow, to each Class of Class I-A Certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carryforward Amount (remaining unpaid after payments are made under the related Cap Contracts) for each such Class for such Distribution Date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to each such Class;

Tenth, from any remaining Excess Cashflow, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carryforward Amount (remaining unpaid after payments are made under the related Cap Contracts), in each case for such Class for such Distribution Date;

Eleventh, from any remaining Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount for such Distribution Date;

Twelfth, from any remaining Excess Cashflow, to the Class B-IO Certificates, any unreimbursed Class B-IO Advanced Amounts; and

Thirteenth, any remaining amounts to the Class R Certificates.

All payments of amounts in respect of Basis Risk Shortfall or Basis Risk Shortfall Carryforward Amount made pursuant to the provisions of this paragraph (a) shall, for federal income tax purposes, be deemed to have been distributed from REMIC V to the holder of the Class B-IO Certificates, and then paid outside of any 2006-1 REMIC to the recipients thereof pursuant to an interest rate cap contract. By accepting their Certificates the holders of the Certificates agree so to treat such payments for purposes of filing their income tax returns.

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(b)          On each Distribution Date, the related Cap Contract Payment Amount with respect to such Payment Date shall be distributed in the following order of priority, in each case to the extent of amounts available:

(i)           first, to the holders of the related Class or Classes of Certificates, the payment of any Basis Risk Shortfall or Basis Risk Shortfall Carry Forward Amount for such Distribution Date to the extent not covered by Excess Cashflow for such Distribution Date;

(ii)          second, from any remaining amounts, the payment of an amount equal to any Current Interest and Interest Carry Forward Amount for the related Class or Classes of Certificates to the extent not covered by Interest Funds or Excess Cashflow on such Distribution Date;

(iii)        third, from any remaining amounts, available from the Cap Contracts relating to the Class I-A Certificates, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, to the extent not paid pursuant to clauses (i) or (ii) above; and

(iv)        fourth, for deposit into the Cap Reserve Account, any remaining amount.

On each Distribution Date, amounts on deposit in the Cap Reserve Account will be allocated first to the Class I-A Certificates, pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such Class for such Distribution Date, and then to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount, in each case, for such Class and for such Distribution Date to the extent not covered by Excess Cashflow on such Distribution Date.

All Cap Contract Payment Amounts made with respect to Current Interest and Interest Carry Forward Amounts will be treated, for federal income tax purposes, as reimburseable advances (“Class B-IO Advances”) made from the holder of the Class B-IO Certificates. Such Class B-IO Advances will be paid back to the holder of the Class B-IO Certificate pursuant to Section 6.01(a).

(c)          On each Distribution Date, all amounts transferred from the Class XP Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans with respect to the Group I Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Holders of the Class I-XP Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.

(d)          The expenses and fees of the Trust shall be paid by each of the 2006-1 REMICs, to the extent that such expenses relate to the assets of each of such respective 2006-1 REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-1 REMICs.

Section 6.02.     Distributions on the Group II Certificates. (a) Interest and principal (as applicable) on the Group II Certificates of each Certificate Group will be distributed by the Securities Administrator monthly on each Distribution Date, commencing in February 2006, in

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an amount equal to the Available Funds for the related Sub-Loan Group on deposit in the Distribution Account in respect of each Sub-Loan Group in Loan Group II for such Distribution Date. On each Distribution Date, the Available Funds for each Sub-Loan Group in Loan Group II on deposit in the Distribution Account shall be distributed as follows:

(A)         on each Distribution Date, the Available Funds for Sub-Loan Group II-1 will be distributed to the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates as follows:

first, to the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1X-1 and Class II-1X-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-1; and

third, to the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-1 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-1, until the Certificate Principal Balance of each such Class has been reduced to zero.

(B)         on each Distribution Date, the Available Funds for Sub-Loan Group II-2 will be distributed to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates as follows:

first, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-2; and

third, to the Class II-2A-1 Certificates and the Class II-2A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-2 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-2, until the Certificate Principal Balance of each such Class has been reduced to zero.

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(C)         on each Distribution Date, the Available Funds for Sub-Loan Group II-3 will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

first, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-3; and

third, to the Class II-3A-1 Certificates and the Class II-3A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Sub-Loan Group II-3 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Sub-Loan Group II-3, until the Certificate Principal Balance of each such Class has been reduced to zero.

(D)         Except as provided in clauses (E) and (F) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of any remaining Available Funds for all Loan Groups in Loan Group II after the distributions in clauses (A) through (C) above will be distributed sequentially, in the following order, to the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order:

(i)    on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-1 Certificates and the Class II-X-B1 Certificates as follows:

first, to the Class II-B-1 Certificates and the Class II-X-B1 Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-B-1 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-1 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B1 Certificates for such Distribution Date;

third, to the Class II-B-1 Certificates and Class II-X-B1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each Class, to the extent of remaining Available Funds;

fourth, to the Class II-B-1 Certificates its Allocable Share for such Distribution Date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

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(ii)   on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-2 Certificates and the Class II-X-B2 Certificates as follows:

first, to the Class II-B-2 Certificates and the Class II-X-B2 Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-B-2 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-2 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B2 Certificates for such Distribution Date;

third, to the Class II-B-2 Certificates and Class II-X-B2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each Class, to the extent of remaining Available Funds;

fourth, to the Class II-B-2 Certificates its Allocable Share for such Distribution Date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

(iii) on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-3 Certificates and the Class II-X-B3 Certificates as follows:

first, to the Class II-B-3 Certificates and Class II-X-B3 Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-B-3 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-3 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B3 Certificates for such Distribution Date;

third, to the Class II-B-3 Certificates and Class II-X-B3 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each Class, to the extent of remaining Available Funds;

fourth, to the Class II-B-3 Certificates its Allocable Share for such Distribution Date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

(iv)  on each Distribution Date, the remaining Available Funds will be distributed to the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class’s

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Allocable Share for such Distribution Date, in each case, to the extent of remaining Available Funds for all Sub-Loan Groups in Loan Group II.

(E)          On each Distribution Date prior to the Cross-Over Date, but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group to zero, the remaining Certificate Groups related to the Group II Mortgage Loans will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group related to the Group II Mortgage Loans immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Group II Senior Certificates’ respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Group II Mortgage Loan in the Sub-Loan Group or Sub-Loan Groups relating to any fully paid Certificate Group. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Distribution Amount in accordance with priority third in clauses (A) through (C) above, as applicable, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages for each Sub-Loan Group in Loan Group II on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages for each Sub-Loan Group in Loan Group II and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Certificates in accordance with this clause will not be made and 100% of the Principal Prepayments on any Group II Mortgage Loan in the Sub-Loan Group relating to the fully paid Certificate Group or Certificate Groups related to the Group II Mortgage Loans will be allocated to the Group II Subordinate Certificates.

(F)          For any Undercollateralized Certificate Group on any Distribution Date prior to the Cross-Over Date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to the Group II Senior Certificates of such Undercollateralized Certificate Group on a pro rata basis in accordance with their respective Certificate Principal Balances in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is an amount equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans in the related Sub-Loan Group and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such Distribution Date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to one month’s interest at a rate equal to the related Pass-Through Rate for such Distribution Date on the related Undercollateralized Amount. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated in reverse order of their respective numerical designations,

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commencing with the Class II-B-6 Certificates. If there exists more than one Undercollateralized Certificate Group on a Distribution Date, amounts distributable to such Undercollateralized Certificate Groups pursuant to this clause will be allocated between such Undercollateralized Certificate Groups, pro rata, based upon their respective Undercollateralized Amounts.

(G)         If, after distributions have been made pursuant to priorities first and second of clauses (A) through (C) above on any Distribution Date, the remaining Available Funds for any Sub-Loan Group in Loan Group II is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for such Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for such Sub-Loan Group will be distributed as principal among the related Classes of Group II Senior Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances.

(H)         On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, will be distributed to the Class R Certificates; provided that if on any Distribution Date there are any Available Funds for any Sub-Loan Group in Loan Group II remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Group II Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all Classes of Group II Senior Certificates have been paid in full, before any Available Funds are distributed in accordance with this clause to the Class R Certificates.

(I)           On each Distribution Date, Carry Forward Shortfall Amounts, to the extent not covered by the related Cap Contract, (i) with respect to the Class II-B-1 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B1 Certificates, (ii) with respect to the Class II-B-2 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B2 Certificates, and (iii) with respect to the Class II-B-3 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B3 Certificates.

(b)          No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Certificate Principal Balance of such Certificate has been reduced to zero.

(c)          If on any Distribution Date the Available Funds for the Group II Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated to the holders of the Class of Senior Certificates in such Certificate Group on a pro rata basis in accordance with the amount of Accrued Certificate Interest for that Distribution Date absent such shortfalls. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after

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current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

(d)          The expenses and fees of the Trust shall be paid by each of the 2006-1 REMICs, to the extent that such expenses relate to the assets of each of such respective 2006-1 REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the 2006-1 REMICs.

(e)          On each Distribution Date, all amounts transferred from the Class XP Reserve Account representing Prepayment Charges in respect of the Prepayment Charge Loans with respect to the Group II Mortgage Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Holders of the Class II-XP Certificates and shall not be available for distribution to the Holders of any other Class of Certificates.

(f)           On each Distribution Date, the related Cap Contract Payment Amount with respect to such Payment Date shall be distributed in the following order of priority, in each case to the extent of amounts available:

(i)           The Cap Contract Payment Amount with respect to the Class II-B-1 Certificates will be allocated as follows:

first, to the payment of any Carry Forward Shortfall Amount for such Distribution Date;

second, to payments of any Current Interest and Interest Carry Forward Amount on such Distribution Date; and

third, from any remaining amounts, to payment on the Class II-X-B1 Certificates.

(ii)          The Cap Contract Payment Amount with respect to the Class II-B-2 Certificates will be allocated as follows:

first, to the payment of any Carry Forward Shortfall Amount for such Distribution Date;

second, to payments of any Current Interest and Interest Carry Forward Amount on such Distribution Date; and

third, from any remaining amounts, to payment on the Class II-X-B2 Certificates.

(iii)        The Cap Contract Payment Amount with respect to the Class II-B-3 Certificates will be allocated as follows:

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first, to the payment of any Carry Forward Shortfall Amount for such Distribution Date;

second, to payments of any Current Interest and Interest Carry Forward Amount on such Distribution Date; and

third, from any remaining amounts, to payment on the Class II-X-B3 Certificates.

Section 6.03.  Allocation of Losses and Subsequent Recoveries on the Group I Certificates. (a)          On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Group I Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer. Any Realized Losses with respect to the Group I Mortgage Loans shall be applied on each Distribution Date after the distributions provided for in Section 6.01, in reduction of the Certificate Principal Balance of the Class or Classes of Group I Certificates to the extent provided in the definition of Applied Realized Loss Amount.

(b)          In addition, in the event that the Master Servicer or the Securities Administrator receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Distribution Account pursuant to Section 4.01(c)(ii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group I Subordinate Certificates with the highest payment priority to which Applied Realized Loss Amounts have been allocated, but not by more than the amount of Applied Realized Loss Amounts previously allocated to that Class of Group I Subordinate Certificates. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group I Certificates, beginning with the Class of Group I Certificates with the next highest payment priority, up to the amount of such Applied Realized Loss Amounts previously allocated to such Class or Classes of Group I Certificates. Notwithstanding the forgoing, any Subsequent Recoveries will be allocated to the Group I Senior Certificates to the extent of any Applied Realized Loss Amounts before being applied to the Group I Subordinate Certificates. Holders of such Group I Certificates will not be entitled to any payments in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group I Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.04.   Allocation of Losses and Subsequent Recoveries on the Group II Certificates. (a)          On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Group II Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer.

(b)          With respect to any Group II Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group II Mortgage Loan in a Sub-Loan Group shall be allocated as follows:

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first, to the Class II-B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class II-B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class II-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class II-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class II-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class II-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

seventh, to the Senior Certificates in the related Certificate Group until the Certificate Principal Balances thereof has been reduced to zero in accordance with clause (d) below;

(c)          Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of (i) Group II Subordinated Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates in as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II Mortgage Loans as of the first day of the month of such Distribution Date and (ii) Group II Senior Certificates in a Certificate Group to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Group II Senior Certificates in such Certificate Group as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans in the related Sub-Loan Group in Loan Group II on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II Mortgage Loans in such Sub-Loan Group as of the first day of the month of such Distribution Date (each such limitation in clause (i) and (ii), the “Loss Allocation Limitation”).

(d)          The principal portion of any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. The principal portion of any allocation of Realized Losses shall be accomplished by reducing the Certificate Principal Balance of the related Group II Certificates on the related Distribution Date. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-1 Certificates will be allocated first to the Class II-1A-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-1A-2 Certificates and Class II-1A-1 Certificates, pro rata, until their respective Certificate Principal Balances thereof have been reduced to zero. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-2 Certificates will be allocated first to the

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Class II-2A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses allocated to the Sub-Loan Group II-3 Certificates will be allocated first to the Class II-3A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-3A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. Once the aggregate Certificate Principal Balance of the Certificates in a Certificate Group been reduced to zero, the principal portion of Realized Losses on the Mortgage Loans in the related Sub-Loan Group (if any) that are not allocated to the Subordinate Certificates pursuant to Section 6.02.2(b) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining Group II Senior Certificates of the other Certificate Groups, pro rata based upon their respective Certificate Principal Balances.

(e)          Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(f)           On each Distribution Date, the Securities Administrator shall determine the Subordinate Certificate Writedown Amount. Any Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Class II-B Certificates in the reverse order of their numerical Class designations.

(g)          The applicable Senior Percentage of Net Interest Shortfalls will be allocated among the Group II Senior Certificates in the related Group II Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Net Interest Shortfall will be allocated among the Group II Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of any Realized Losses with respect to the Group II Mortgage Loans occurring on or prior to the Cross-Over Date will be allocated to the Class II-B Certificates in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates in the related Group II Certificate Group on a pro rata basis in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such Realized Losses.

(h)          In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Distribution Account pursuant to Section 4.01(c)(ii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group II Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Group II Subordinate Certificates pursuant to this Section 6.02.2. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group II Subordinate Certificates, beginning with the Class of Group II Subordinate Certificates with the next highest payment priority, up to the amount of such

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Realized Losses previously allocated to such Class or Classes of Group II Certificates pursuant to this Section 6.02.2. Holders of such Certificates will not be entitled to any payments in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group II Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.05.  Cross-Collateralization. Notwithstanding the foregoing, on any Distribution Date on which the Certificate Principal Balance of the Group I Subordinate Certificates or the Group II Subordinate Certificates have been reduced to zero and a Realized Loss that is a Special Hazard Loss is to be allocated to the related Senior Certificates, such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balance thereof.

Section 6.06.     Payments. (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. The Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)          Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

Section 6.07.     Statements to Certificateholders. On each Distribution Date, concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder, via the Securities Administrator’s internet website as set forth below, the following information, expressed in the aggregate and as a Fractional Undivided Interest representing an initial Certificate Principal Balance of $1,000, or in the case of the Class II-X Certificates and the Class B-IO Certificates, an initial Notional Amount of $1,000:

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(a)          the Certificate Principal Balance or Notional Amount, as applicable, of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

(b)          the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) the Extra Principal Distribution Amount (if any);

(c)          the Pass-Through Rate for each applicable Class of Certificates with respect to the current Accrual Period, and, if applicable, whether such Pass-Through Rate was limited by the Net Rate Cap;

(d)          the amount of such distribution to Holders of each Class allocable to interest;

(e)          the applicable accrual periods dates for calculating distributions and general distribution dates;

(f)          the total cash flows received and the general sources thereof;

(g)          the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees including the related amount of the Servicing Fees paid to or retained by the Master Servicer for the related Due Period;

(h)          the amount of any Cap Contract Payment Amount payable to the Securities Administrator;

(i)           with respect to each Loan Group, the amount of such distribution to each Certificate allocable to interest and, with respect to the Group I Certificates, the portion thereof, if any, provided by the Cap Contract;

(j)           the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates;

(k)          with respect to each Loan Group, the aggregate of the Stated Principal Balance of (A) all of the Mortgage Loans and (B) the Adjustable Rate Mortgage Loans, for the following Distribution Date;

(l)           the number and Outstanding Principal Balance of the Mortgage Loans in each Loan Group that were Delinquent (exclusive of any Mortgage Loan in foreclosure) in respect of which (A) one Scheduled Payment is Delinquent, (B) two Scheduled Payments are Delinquent, (C) three or more Scheduled Payments are Delinquent and (D) foreclosure proceedings have been commenced, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, (2) second lien Mortgage Loans, and (3) Adjustable Rate Mortgage Loans, in each such Loan Group;

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(m)         with respect to each Loan Group, the amount of Monthly Advances included in the distribution on such Distribution Date (including the general purpose of such Monthly Advances), the aggregate amount of unreimbursed Monthly Advances as of the end of the Due Period, and the general source of funds for reimbursements;

(n)          with respect to each Loan Group, the cumulative amount of Applied Realized Loss Amounts to date;

(o)          if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(p)          with respect to each Loan Group and with respect to any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and aggregate Stated Principal Balance of, and Realized Loss on, such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date;

(q)          with respect to each Loan Group, the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

(r)           with respect to each Loan Group, the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (1) first lien Mortgage Loans, and (2) Adjustable Rate Mortgage Loans;

(s)           the Realized Losses during the related Due Period and the cumulative Realized Losses through the end of the preceding month;

(t)           the amount withdrawn form the Pre-Funding Account, the Pre-Funding Reserve Account and the Interest Coverage Account and deemed to be Principal Funds or Interest Funds on that Distribution Date, the amount remaining on deposit in the Pre-Funding Account and in the Interest Coverage Account, following such Distribution Date, and the amount withdrawn from the Pre-Funding Account and used to buy Subsequent Mortgage Loans prior to such Distribution Date;

(u)          whether a Trigger Event exists;

(v)         updated pool composition data including the following with respect to each Loan Group: weighted average mortgage rate and weighted average remaining term;

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(w)          with respect to each Loan Group, information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund, if applicable;

(x)          any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund;

(y)          the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

(z)        the amount of the distribution made on such Distribution Date to the Holders of the Class XP Certificates allocable to Prepayment Charges.

The Depositor covenants that if there is a material change in the solicitation, credit-granting, underwriting, origination, acquisition or Mortgage Loan selection criteria or procedures, as applicable, used to originate, acquire or select Mortgage Loans for the Trust Fund it will notify the Securities Administrator five calendar days before each Distribution Date, and if no such notification occurs, the Securities Administrator has no obligation to report with respect to (y). The Depositor covenants to the Securities Administrator that there will be no new issuance of securities backed by the same asset pool, so the Securities Administrator will only be responsible in (x) above for reporting any pool asset changes, such as additions or removals of Mortgage Loans from the Trust Fund

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator and the Master Servicer by the Servicer and the Counterparty. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

To the extent timely received from the Securities Administrator, the Trustee will also make monthly statements available each month to Certificateholders via the Trustee’s internet website. The Trustee’s internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the Trustee’s website service can be obtained by calling the Trustee’s customer service desk at (877) 722-1095.

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Within a reasonable period of time after the end of the preceding calendar year beginning in 2006, the Securities Administrator will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(i) and (a)(ii) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

Section 6.08.    Monthly Advances. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent, other than as a result of application of the Relief Act, and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer, as successor servicer, shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement; provided, however, that if the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Distribution Account Deposit Date, the Master Servicer shall not be obligated to make such advance and shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 6.09.     Compensating Interest Payments. The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicer Compensation for such Distribution Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

Section 6.10.     Distributions on REMIC Regular Interests. (a) On each Distribution Date, the Securities Administrator shall be deemed to distribute to the Trustee on behalf of REMIC III as the holder of the REMIC I Regular Interests and REMIC II Regular Interests, those portions of the REMIC I Distribution Amount not designated to Component I of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC I Distribution Amount and those portions of the REMIC II Distribution Amount not designated to Component II of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC II Distribution Amount.

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(b)          On each Distribution Date, the Securities Administrator shall be deemed to distribute to the Trustee on behalf of REMIC IV as the holder of the REMIC III Regular Interests, those portions of the REMIC III Distribution Amount not designated to Component III of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC III Distribution Amount.

(c)          On each Distribution Date, the Securities Administrator shall be deemed to distribute the REMIC IV Distribution Amount to: (i) the holders of the Certificates (other than the Class B-IO Certificates), as the holders of the REMIC IV Interests (other than REMIC IV Regular Interests B-IO-I and B-IO-P) and (ii) itself on behalf of REMIC V, as the holder of REMIC IV Regular Interests B-IO-I and B-IO-P, in the amounts and in accordance with the priorities set forth in the definition of REMIC IV Distribution Amount.

(d)          On each Distribution Date, the Securities Administrator shall be deemed to distribute to the holder of the Class B-IO Certificates, as the holder of REMIC V Regular Interest, the amounts set forth in the definition of REMIC V Distribution Amount.

(e)          Notwithstanding the deemed distributions on the REMIC Regular Interests described in this Section 6.07, distributions of funds from the Distribution Account shall be made only in accordance with Sections 6.01 and 6.02.

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ARTICLE VII

The Master Servicer

Section 7.01.    Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02.     Merger or Consolidation of the Master Servicer. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)          Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03.    Indemnification of the Trustee, the Master Servicer and the Securities Administrator. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreements, the Assignment Agreements or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Trustee’s failure to give any such notice shall not affect the Trustee’s right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(b)          The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer’s indemnification pursuant to Section 7.03(a).

Section 7.04.     Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

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(a)          Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)          The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)          The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)          The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05. Nothing in this Section 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01(a).

(e)          In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

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(f)           The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

Section 7.05.    Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Company or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies upon its receipt of written notice of the resignation of the Master Servicer.

Section 7.06.    Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 7.07.     Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee (at the expense of the Master Servicer); (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the

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terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any rights or liability of the Master Servicer arising prior to the effective date thereof.

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ARTICLE VIII

Default

Section 8.01.    Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(a)          The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(b)          The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

(c)          There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(d)          The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(e)          The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07;

(f)           The Master Servicer fails to comply with Section 3.16, Section 3.17 and Section 3.18; or

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(g)          The Master Servicer fails to cause to be deposited, in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 8.02.     Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent

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Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor master servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 7.06, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)          If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, the appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor master servicer to service the Mortgage

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Loans properly and effectively, to the extent not paid by the terminated Master Servicer, shall be payable to the Trustee pursuant to Section 9.05. Any successor to the Master Servicer acting as successor servicer under any Servicing Agreement shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 3.04.

Section 8.03.    Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Rating Agencies and the Securities Administrator, and the Securities Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

Section 8.04.    Waiver of Defaults. The Trustee shall transmit by mail to the Securities Administrator, who shall give prompt written notice thereof to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Securities Administrator shall give notice of any such waiver to the Trustee, who shall then give such notice to the Rating Agencies.

Section 8.05.   List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.

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ARTICLE IX

Concerning the Trustee and the Securities Administrator

Section 9.01.     Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)          Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)          On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

(e)          No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)           Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)          Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively,

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unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)         Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)         The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)          The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)         The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held by the Securities Administrator hereunder or any Account held by the Securities Administrator in the name of the Trustee unless it is determined by a court of competent jurisdiction that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vii)       Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii)      None of the Securities Administrator, the Master Servicer, the Depositor, the Company, the Custodian, the Counterparty or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

(ix)         Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to,

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and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)          All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Pre-Funding Account, the Pre-Funding Reserve Account, the Interest Coverage Account or the Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer or the Securities Administrator, as applicable.

(f)           Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 9.02.    Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

(a)          The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Securities Administrator (with respect to the Trustee only), the Depositor, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)          Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(d)          Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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(e)          Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the Opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(f)           The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent (other than the Custodian) to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(g)          Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer by the Securities Administrator under Section 4.01(b) or Section 4.04, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(h)          The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(i)           Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 9.07; and

(j)           Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement, the Mortgage Loan Purchase Agreement or the Subsequent Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

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Section 9.03.   Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.20.

Section 9.04.    Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in their individual capacities or in any capacity other than as Trustee or Securities Administrator, hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05.     Trustee’s and Securities Administrator’s Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement between the Trustee and the Master Servicer. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.05(l) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with such Person's compliance with Section 3.23, any Event of Default, any breach of this Agreement, the termination of the Master Servicer, the appointment of a successor master servicer and, if applicable, any transfer of servicing as set forth in Section 8.02(b), or as otherwise set forth herein, or any claim or legal action (including any pending or threatened claim or legal action)

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incurred or made by or against the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders. If funds in the Distribution Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06.    Eligibility Requirements for Trustee and Securities Administrator. The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P with respect to their long-term rating and rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07.    Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08.    Resignation and Removal of the Trustee and Securities Administrator. (a)   The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee

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or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

(b)          If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, and the successor Trustee or Securities Administrator, as applicable.

(c)          The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quintuplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. In the event that the Trustee or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable hereunder to a successor Trustee or successor Securities Administrator, in excess of the amount paid hereunder to the predecessor Trustee or predecessor Securities Administrator, as applicable.

(d)          No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

Section 9.09.     Successor Trustee and Successor Securities Administrator. (a) Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall, after its receipt of payment in full of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities

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Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

(b)          No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

(c)          Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Company shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

Section 9.10.     Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution, delivery of notice or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11.     Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

(b)          If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

(c)          No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to

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Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

(d)          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(f)           To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)          No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Section 9.12.    Federal Information Returns and Reports to Certificateholders; REMIC Administration. (a)    For federal income tax purposes, the taxable year of each 2006-1 REMIC shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such 2006-1 REMIC on the accrual method of accounting.

(b)          The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall upon the written instruction of the Securities Administrator sign, Federal tax information returns or elections required to be made hereunder with respect to each 2006-1 REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and the Securities Administrator shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made

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such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to mortgaged property that is abandoned or foreclosed, receipt of mortgage interests in kind in a trade or business, a cancellation of indebtedness, interest, original issue discount and market discount or premium (using a constant prepayment assumption of 30% CPR for the Group I Mortgage Loans and 25% CPR for the Group II Mortgage Loans). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall upon the written instruction of the Securities Administrator sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each 2006-1 REMIC (the “REMIC Reporting Agent”). The Trustee shall make elections to treat each 2006-1 REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2006 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall upon the written instruction of the Securities Administrator sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the largest percentage interest in the Residual Certificates is hereby designated as the “Tax Matters Person” (within the meaning of Treas. Reg. §§1.860F-4(d)) for each 2006-1 REMIC. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each 2006-1 REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in their sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of the largest percentage interest in a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

(c)          The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

(d)          The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall upon the written instruction of the Securities Administrator sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

(e)          Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to

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Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)           The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall be several and not joint and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

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ARTICLE X

Termination

Section 10.01.  Termination Upon Repurchase by EMC or its Designee or Liquidation of the Mortgage Loans. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Securities Administrator to make payments to Certificateholders as set forth in this Section 10.01 shall terminate:

(i)           in accordance with Section 10.01(c), the repurchase by or at the direction of EMC or its designee of all of the Mortgage Loans in each of Loan Group I and Loan Group II (which repurchase of the Group I Mortgage Loans and the Group II Mortgage Loans may occur on separate dates) and all related REO Property remaining in the Trust at a price (the “Termination Purchase Price”) equal to the sum of (without duplication) (a) 100% of the Outstanding Principal Balance of each Mortgage Loan in such Loan Group (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances on the Mortgage Loans relating to the Mortgage Loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable Mortgage Interest Rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans in such Loan Group prior to the exercise of such repurchase right, (d) any costs and damages incurred by the Trust in connection with any violation of any predatory or abusive lending laws with respect to a Mortgage Loan, and (e) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05;

(ii)          the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan, remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

(iii)        the payment to the Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

(b)          In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

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(c)                         (i) The right of EMC or its designee to repurchase Group I Mortgage Loans and related assets described in Section 10.01(a)(i) above shall be exercisable only if the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the sum of the Cut-off Date Balance.

(i)           The right of EMC or its designee to repurchase Group II Mortgage Loans and related assets described in Section 10.01(a)(i) above shall be exercisable only if the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the sum of the Cut-off Date Balance.

(iii)        The right of EMC or its designee to repurchase all the assets of the Trust Fund described in Section 10.01(a)(i) above shall also be exercisable if the Depositor, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator has determined that the REMIC status of any 2006-1 REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

(iv)         At any time thereafter, in the case of (i) and (ii) or (iii) above, EMC may elect to terminate any 2006-1 REMIC at any time, and upon such election, the Depositor or its designee, shall purchase in accordance with Section 10.01(a)(i) above all the assets of the Trust Fund.

(d)          The Securities Administrator shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer and the Trustee (who shall then give such copy of notice to the Rating Agencies) upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein specified.

(e)          If the option of EMC to repurchase or cause the repurchase of all Group I Mortgage Loans or the Group II Mortgage Loans and the related assets described in Section 10.01(c) above is exercised, EMC and/or its designee shall deliver to the Securities Administrator for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price of the Mortgage Loans being repurchased on such Distribution Date. Upon presentation and surrender of the related Certificates by the related Certificateholders, the Securities Administrator shall distribute to such Certificateholders from amounts then on deposit in the Distribution Account an amount determined as follows: with respect to each such Certificate (other than the Class II-X Certificates, the Residual Certificates and the Class XP Certificates), the outstanding Certificate Principal Balance, plus with respect to each such Certificate (other than the Residual Certificates and the Class XP Certificates), one month’s interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates and the Class XP Certificates, the percentage interest

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evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the related Certificates (other than the Residual Certificates and the Class XP Certificates). If the amounts then on deposit in the Distribution Account are not sufficient to pay all of the related Certificates in full (other than the Residual Certificates and the Class XP Certificates), any such deficiency will be allocated in the case of a repurchase of the Group I Mortgage Loans, first, to the Class I-B Certificates, in inverse order of their numerical designation, second, to the Class I-M Certificates, in inverse order of their numerical designation, and then to the related Senior Certificates, on a pro rata basis and in the case of a repurchase of the Group II Mortgage Loans, first, to the Class II-B Certificates, in inverse order of their numerical designation, and then to the related Senior Certificates, on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date for the related Certificates, the Trustee shall release promptly (or cause the Custodian to release) to EMC and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the related Certificateholders in trust without interest pending final distributions pursuant to Section 10.01(g). After final distributions pursuant to Section 10.01(g) to all Certificateholders, any other amounts remaining in the Accounts will belong to the Depositor.

(f)           In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Section 10.01(a)(ii) above, upon the presentation and surrender of the Certificates, the Securities Administrator shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Following such final Distribution Date, the Trustee shall release (or shall instruct the Custodian, as its agent, to release) promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Distribution Account shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Section 10.01(f).

(g)          If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

(h)          EMC, if it is not the Master Servicer, or its designee, as applicable, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of the optional termination right set forth in Section 10.01 shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) EMC or such designee, as applicable, is (A) not a party in interest with respect to any Plan and (B) is not a "benefit plan investor" (other than a plan sponsored or maintained by EMC or the designee, as the case may be, provided that no assets of such plan are invested or deemed to be invested in the Certificates).

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If the holder of the optional termination right is unable to exercise such option by reason of the preceding sentence, then the Master Servicer may exercise such option.

Section 10.02.  Additional Termination Requirements. (a)  If the option of the Depositor to repurchase all the Mortgage Loans under Section 10.01(a)(i) above is exercised, the Trust Fund and each 2006-1 REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel addressed to the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code on each 2006-1 REMIC or (ii) cause any 2006-1 REMIC to fail to qualify as a 2006-1 REMIC at any time that any Regular Certificates are outstanding:

(i)           within 90 days prior to the final Distribution Date, at the written direction of Depositor, the Securities Administrator, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each 2006-1 REMIC in the case of a termination under Section 10.01(a)(i). Such plan, which shall be provided to the Securities Administrator by the Depositor, shall meet the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder.

(ii)          the Depositor shall notify the Trustee and the Securities Administrator at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii)         at or after the time of adoption of such a plan of complete liquidation of any 2006-1 REMIC and at or prior to the final Distribution Date, the Securities Administrator shall sell for cash all of the assets of the Trust to or at the direction of the Depositor, and each 2006-1 REMIC, shall terminate at such time.

(b)          By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related 2006-1 REMIC upon the written request of the Depositor, and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each 2006-1 REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each 2006-1 REMIC shall terminate.

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ARTICLE XI

Miscellaneous Provisions

Section 11.01.  Intent of Parties. The parties intend that each 2006-1 REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent. Notwithstanding any other express or implied agreement to the contrary, the Seller, the Master Servicer, the Securities Administrator, the Depositor, the Trustee, each recipient of the related Prospectus Supplement and, by its acceptance thereof, each holder of a Certificate, agrees and acknowledges that each party hereto has agreed that each of them and their employees, representatives and other agents may disclose, immediately upon commencement of discussions, to any and all persons the tax treatment and tax structure of the Certificates and the 2006-1 REMICs, the transactions described herein and all materials of any kind (including opinions and other tax analyses) that are provided to any of them relating to such tax treatment and tax structure except where confidentiality is reasonably necessary to comply with the securities laws of any applicable jurisdiction. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings set forth in Treasury Regulation Sections 1.6011-4(c), 301.6111-2(c) and 301.6112-1(d).

Section 11.02.  Amendment. (a) This Agreement may be amended from time to time by the Company, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Certificateholders, to (i) cure any ambiguity, (ii) correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, (iii) conform any provisions herein to the provisions in the Prospectus, (iv) comply with any changes in the Code or (v) make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that with respect to clauses (iv) and (v) of this Section 11.02(a), such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding anything contained in Section 3.23, this Agreement shall not be amended without the agreement of all the parties hereto.

(b)          This Agreement may also be amended from time to time by the Company, the Master Servicer, the Depositor, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any 2006-1 REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel addressed to the Trustee which shall be provided to the Trustee other than at the Trustee’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of

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the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

(c)          Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder and the Trustee, and the Trustee shall then provide a copy of such amendment or notice to the Rating Agencies.

(d)          In the case of an amendment under Section 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

(e)          Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee and the Securities Administrator stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own respective rights, duties or immunities under this Agreement.

Section 11.03.  Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 11.04.  Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)          Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

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(c)          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Securities Administrator a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)          No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.05.  Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Securities Administrator and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities Administrator and the Depositor, if made in the manner provided in this Section 11.05.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Securities Administrator deems sufficient.
(c)          The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

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(e)          Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)          In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

Section 11.06.  Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07.  Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, Attention: Chief Counsel, and with respect to Reg AB notifications to the Depositor at regabnotifications@bear.com; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services – BSALTA 2006-1), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Rating Agencies, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor’s, a division of The

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McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 11.08.  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 11.09.  Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 11.10.  Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.11.  Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 11.12.  Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

1.            Any material change or amendment to this Agreement or the Servicing Agreements;

2.            The occurrence of any Event of Default that has not been cured;

3.            The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.            The repurchase or substitution of any Mortgage Loans;

5.            The final payment to Certificateholders; and

6.            Any change in the location of the Distribution Account.

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IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC, as Depositor
By: Name: Baron Silverstein Title: Senior Managing Director
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee
By: Name: Peggy Remy Title: Assistant Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer
By: Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator
By: Name: Title:

[PSA]

EMC MORTGAGE CORPORATION
By: Name: Title:

Accepted and Agreed as to Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c) in its capacity as Seller
EMC MORTGAGE CORPORATION
By:
Name: Title:

[PSA]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the [___] day of January 2006, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Bear Stearns Asset Backed Securities I LLC, the limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the [___] day of January 2006, before me, a notary public in and for said State, personally appeared ______________, known to me to be a _____________ of JPMorgan Chase Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF MARYLAND	)
) ss.:
CITY OF [BALTIMORE]	)

On the [___] day of January 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF MARYLAND	)
) ss.:
CITY OF [BALTIMORE]	)

On the [___] day of January 2006, before me, a notary public in and for said State, personally appeared Stacey M. Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On the [___] day of January 2006, before me, a notary public in and for said State, personally appeared ______________, known to me to be ____________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On the [___] day of January 2006, before me, a notary public in and for said State, personally appeared _________________, known to me to be ____________________ of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

[PSA]

                                                                                                    APPENDIX 1

                               Calculation of Class Y Principal Reduction Amount

         For any Distribution Date the amounts by which the Uncertificated Principal Balances of the Class
Y-1, Y-2 and Y-3 Regular Interests, respectively, will be reduced on such distribution date by the allocation of Realized Losses and the distribution of principal, determined as follows:

First, for each of Sub-Loan Group II-1, Sub-Loan Group II-2 and Sub-Loan Group II-3, determine the weighted average of the Net Rates of the Mortgage Loans in that Sub-Loan Group for distributions of interest that will be made on the next succeeding Distribution Date (the "Group Interest Rate").  The Class Y Principal
Reduction Amounts will be determined pursuant to the "Generic Solution for the Class Y Principal Reduction
Amounts" set forth below (the "Generic Solution") by making identifications among the actual Sub-Loan Groups and their related Class Y and Class Z Regular Interests and weighted average net rates and the Groups named in the Generic Solution and their related Class Y and Class Z Regular Interests as follows:

A.  Determine which Sub-Loan Group has the lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group AA and the Class Y Regular Interest and Class Z Regular Interest related to that
Sub-Loan Group will be respectively identified with the Class YAA and Class ZAA Certificates.  The Group
Interest Rate for that Sub-Loan Group will be identified with J%.  If two or more Sub-Loan Groups have the lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A through C of this definition.

B. Determine which Sub-Loan Group has the second lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group BB and the Class Y Regular Interest and Class Z Regular Interest related to that
Sub-Loan Group will be respectively identified with the Class BB and Class ZBB Certificates.  The Group
Interest Rate for that Sub-Loan Group will be identified with K%.  If two or more Sub-Loan Groups have the second lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan
Group may be picked only once in the course of any such selections pursuant to paragraphs A through C of this definition.

C.  Determine which Sub-Loan Group has the third lowest Group Interest Rate.  That Sub-Loan Group will be identified with Group CC and the Class Y Regular Interest and Class Z Regular Interest related to that
Sub-Loan Group will be respectively identified with the Class YCC and Class ZCC Certificates.  The Group
Interest Rate for that Sub-Loan Group will be identified with L%.  If two or more Sub-Loan Groups have the third lowest Group Interest Rate pick one for this purpose, subject to the restriction that each Sub-Loan
Group may be picked only once in the course of any such selections pursuant to paragraphs A through C or this definition.

Generic Solution for Class Y Principal Reduction Amounts:
For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

PJB =   the Group AA Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PLB =   the Group CC Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PKB =   the Group BB Subordinate Percentage after the allocation of Realized Losses and distributions of principal on such Distribution Date.

R =  the Class CB Certificate Interest Rate = (J%PJB + L%PLB + K%PKB)/(PJB + PLB + PKB)

R1 = the weighted average of the Group Interest Rates for Group AA and Group BB
 = (J% (Pj - ΔPj) + K% (Pk - ΔPk))/(Pj - ΔPj + Pk - ΔPk)

R2 = the weighted average of the Group Interest Rates for Group CC and Group BB
 = (L% (Pl - ΔPl) + K% (Pk - ΔPk))/(Pl - ΔPl + Pk - ΔPk)

r1 = the weighted average of the Class YAA and Class YBB Certificate Interest Rates
 = (J% Yj + K% Yk)/(Yj + Yk)

r2 = the weighted average of the Class YCC and Class YBB Certificate Interest Rates
 = (L% Yl + K% Yk)/(Yl + Yk)

Yj =    the Class YAA Uncertificated Principal Balance after distributions on the prior Distribution Date.

Yl =    the Class YCC Uncertificated Principal Balance after distributions on the prior Distribution Date.

Yk =    the Class YBB Uncertificated Principal Balance after distributions on the prior Distribution Date.

ΔYj =    the Class YAA Principal Reduction Amount.

ΔYl =    the Class YCC Principal Reduction Amount.

ΔYk =    the Class YBB Principal Reduction Amount.

Zj =    the Class ZAA Uncertificated Principal Balance after distributions on the prior Distribution Date.

Zl =    the Class ZCC Uncertificated Principal Balance after distributions on the prior Distribution Date.

Zk =    the Class ZBB Uncertificated Principal Balance after distributions on the prior Distribution Date.

ΔZj =    the Class ZAA Principal Reduction Amount.

ΔZl =    the Class ZCC Principal Reduction Amount.

ΔZk =    the Class ZBB Principal Reduction Amount.

Pj =    the aggregate of the Class YAA and Class ZAA Uncertificated Principal Balances after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group AA
        Mortgage Loans reduced by the Class R-1 Principal Balance, if applicable.
=       Yj + Zj

Pl =    the aggregate of the Class YCC and Class ZCC Principal Balances after distributions on the prior
        Distribution Date, which is equal to the aggregate principal balance of the Group CC Loans reduced by the Class R-1 Principal Balance, if applicable.
    =   Yl + Zl =

Pk =    the aggregate of the Class YBB and Class ZBB Principal Balances after distributions on the prior
        Distribution Date, which is equal to the aggregate principal balance of the Group BB Loans reduced by the Class R Certificate Principal Balance, if any.
=       Yk + Zk

ΔPj =    the aggregate principal reduction resulting on such Distribution Date on the Group AA Mortgage
        Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause
        (d)(i) of the definition of the REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to
        Component I of the Class R Certificates, which is equal to the aggregate of the Class YAA and Class
        ZAA Principal Reduction Amounts.
=       ΔYj + ΔZj

ΔPl=     the aggregate principal reduction resulting on such Distribution Date on the Group CC Mortgage
        Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause
        (d)(i) of the definition of the REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to
        Component I of the Class R Certificates, which is equal to the aggregate of the Class YCC and Class
        ZCC Principal Reduction Amounts.
=       ΔYl + ΔZl

ΔPk =    the aggregate principal reduction resulting on such Distribution Date on the Group BB Mortgage
        Loans as a result of principal distributions (exclusive of any distributions made pursuant to clause
        (d)(i) of the definition of the REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to
        Component I of the Class R Certificates, which is equal to the aggregate of the Class YBB and Class
        ZBB Principal Reduction Amounts.
=       ΔYk + ΔZk

α =      .0005

γ1 =     (R - R1)/(L% - R).  If R=>K%, γ1 is a non-negative number unless its denominator is zero, in which event it is undefined.

γ2 =     (R - J%)/( R2 - R).  If R<K%, γ2 is a non-negative number.

If γ1 is undefined, ΔYj = Yj, ΔYl = (Yl/Pl)ΔPl, and ΔYk = Yk.

If γ2 is zero, ΔYl = Yl, ΔYj = (Yj/Pj)ΔPj, and ΔYk = Yk.

In the remaining situations, ΔYj, ΔYl and ΔYk shall be defined as follows:

I.  If R=>K% and r1=> R1, make the following additional definitions:

δYk =    ((J% - R1)/(K% - R1))Yj + Yk

δYk is a number between Yk and 0 such that (J%Yj + K%( Yk.- δYk))/(Yj + Yk.- δYk) = R1.

Y4 =    Yj + Yk.- δYk

P4 =    Pj + Pk.

ΔY4 =   ΔYj + )Yk.- δYk

1. If Yl - α(Pl - ΔPl) => 0, Y4- α(P4 - ΔP4) => 0, and γ1(P4 - ΔP4) < (Pl
    - ΔPl), ΔYl = Yl - αγ1(P4 - ΔP4) and ΔY4 = Y4 - α(P4 -
    ΔP4).
2. If Yl - α(Pl - ΔPl) => 0, Y4 - α(P4 - ΔP4) => 0, and γ1(P4 - ΔP4) =>
    (Pl - ΔPl), ΔYl = Yl - α(Pl - ΔPl) and ΔY4 = Y4 - (α/γ1)(Pl -
    ΔPl).
3. If Yl - α(Pl - ΔPl) < 0, Y4 - α(P4 - ΔP4) => 0, and Y4 - α(P4 - ΔP4) =>
    Y4 - (Yl/γ1), ΔYl = Yl - αγ1(P4 - ΔP4) and ΔY4 = Y4 - α(P4 -
    ΔP4).
4. If Yl - α(Pl - ΔPl) < 0, Y4 - (Yl/γ1) => 0, and Y4 - α(P4 - ΔP4) <= Y4 -
    (Yl/γ1), ΔYl = 0 and ΔY4 = Y4 - (Yl/γ1).
5. If Y4 - α(P4 - ΔP4) < 0, Y4 - (Yl/γ1) < 0, and Yl - α(Pl - ΔPl) <= Yl -
    (γ1Y4), ΔYl = Yl - (γ1Y4) and ΔY4 = 0.
6. If Y4 - α(P4 - ΔP4) < 0, Yl - α(Pl - ΔPl) => 0, and Yl - α(Pl - ΔPl) =>
    Yl - (γ1Y4), ΔYl = Yl - α(Pl - ΔPl) and ΔY4 = Y4 - (α/γ1)(Pl -
    ΔPl).

ΔYj = [Yj/(Yj + Yk - δYk)])Y4

ΔYk = δYk + [(Yk - δYk)/(Yj + Yk - δYk)])Y4

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Yl - ΔYl ) to (Y4 - ΔY4 ) equal to γ1 after taking account of the allocation
        Realized Losses and the distributions that will be made through the end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class
        YAA, Class YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
        YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal Balance
        less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
        Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
3. Making the larger of (a) the fraction whose numerator is (Yl - ΔYl ) and whose denominator is the sum of
        (Yl - ΔYl) and (Zl - ΔZl) and (b) the fraction whose numerator is (Y4 - ΔY4) and whose denominator is the sum of (Y4 - ΔY4), (Zj - ΔZj) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related
Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the Class II-X-B1 Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and
(ii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y
Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY4 between ΔYj and ΔYk cannot be achieved because either ΔYj as so defined is greater than ΔPj or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj and ΔYk < ΔPk.

II.  If R=>K% and r1<R1, make the following additional definitions:

δYj =    Yj + ((R1 - K%)/(R1 - J%))Yk

δYj is a number between Yj and 0 such that (J%(Yj - δYj)  + K%Yk)/(Yj - δYj + Yk.) = R1.

Y5 =    Yj - δYj + Yk.

P5 =    Pj + Pk.

ΔY5 =   ΔYj - δYj + ΔYk.

1. If Yl - α(Pl - ΔPl) => 0, Y5- α(P5 - ΔP5) => 0, and γ1(P5 - ΔP5) < (Pl
    - ΔPl), ΔYl = Yl - αγ1(P5 - ΔP5) and ΔY5 = Y5 - α(P5 -
    ΔP5).
2. If Yl - α(Pl - ΔPl) => 0, Y5 - α(P5 - ΔP5) => 0, and γ1(P5 - ΔP5) =>
    (Pl - ΔPl), ΔYl = Yl - α(Pl - ΔPl) and ΔY5 = Y5 - (α/γ1)(Pl -
    ΔPl).
3. If Yl - α(Pl - ΔPl) < 0, Y5 - α(P5 - ΔP5) => 0, and Y5 - α(P5 - ΔP5) =>
    Y5 - (Yl/γ1), ΔYl = Yl - αγ1(P5 - ΔP5) and ΔY5 = Y5 - α(P5 -
    ΔP5).
4. If Yl - α(Pl - ΔPl) < 0, Y5 - (Yl/γ1) => 0, and Y5 - α(P5 - ΔP5) <= Y5 -
    (Yl/γ1), ΔYl = 0 and ΔY5 = Y5 - (Yl/γ1).
5. If Y5 - α(P5 - ΔP5) < 0, Y5 - (Yl/γ1) < 0, and Yl - α(Pl - ΔPl) <= Yl -
    (γ1Y5), ΔYl = Yl - (γ1Y5) and ΔY5 = 0.
6. If Y5 - α(P5 - ΔP5) < 0, Yl - α(Pl - ΔPl) => 0, and Yl - α(Pl - ΔPl) =>
    Yl - (γ1Y5), ΔYl = Yl - α(Pl - ΔPl) and ΔY5 = Y5 - (α/γ1)(Pl -
    ΔPl).

ΔYj = δYj + [(Yj - δYj)/(Yj - δYj + Yk)]ΔY5

ΔYk = [Yk/(Yj - δYj + Yk)]ΔY5

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

1. Making the ratio of (Yl - ΔYl) to (Y5 - ΔY5) equal to γ1 after taking account of the allocation
        Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA,
        Class YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
        YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal Balance
        less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
        Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
3. Making the larger of (a) the fraction whose numerator is (Yl - ΔYl) and whose denominator is the sum of (Yl
        - ΔYl) and (Zl - ΔZl) and (b) the fraction whose numerator is (Y5 - ΔY5) and whose denominator is the sum of (Y5 - ΔY5), (Zj - ΔZj) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related
Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date  (i) to the Class II-X-B1 Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and
(ii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y
Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY5 between ΔYj and ΔYk cannot be achieved because either ΔYj as so defined is greater than ΔPj or ΔYk as so defined is greater than )Pk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj and ΔYk < ΔPk.

III.  If R<=K% and r2=> R2, make the following additional definitions:

δYl =    ((K% - R2)/(L% - R2))Yk + Yl

δYl is a number between Yl and 0 such that (K%Yk + L%( Yl.- δYl))/(Yk + Yl.- δYl) = R2.

Make the following additional definitions:

Y6 =    Yl - δYl + Yk.

P6 =    Pl + Pk.

ΔY6 =   ΔYl - δYl + ΔYk.

1. If Y6 - α(P6 - ΔP6) => 0, Yj- α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) < (P6
    - ΔP6), ΔY6 = Y6 - αγ2(Pj - ΔPj) and ΔYj = Yj - α(Pj -
    ΔPj).
2. If Y6 - α(P6 - ΔP6) => 0, Yj - α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) =>
    (P6 - ΔP6), ΔY6 = Y6 - α(P6 - ΔP6) and ΔYj = Yj - (α/γ2)(P6 -
    ΔP6).
3. If Y6 - α(P6 - ΔP6) < 0, Yj - α(Pj - ΔPj) => 0, and Yj - α(Pj - ΔPj) =>
    Yj - (Y6/γ2), ΔY6 = Y6 - αγ2(Pj - ΔPj) and ΔYj = Yj - α(Pj -
    ΔPj).
4. If Y6 - α(P6 - ΔP6) < 0, Yj - (Y6/γ2) => 0, and Yj - α(Pj - ΔPj) <= Yj -
    (Y6/γ2), ΔY6 = 0 and ΔYj = Yj - (Y6/γ2).
5. If Yj - α(Pj - ΔPj) < 0, Yj - (Y6/γ2) < 0, and Y6 - α(P6 - ΔP6) <= Y6 -
    (γ2Yj), ΔY6 = Y6 - (γ2Yj) and ΔYj = 0.
6. If Yj - α(Pj - ΔPj) < 0, Y6 - α(P6 - ΔP6) => 0, and Y6 - α(P6 - ΔP6) =>
    Y6 - (γ2Yj), ΔY6 = Y6 - α(P6 - ΔP6) and ΔYj = Yj - (α/γ2)(P6 -
    ΔP6).

ΔYl = δYl + [(Yl - δYl)/(Yl - δYl + Yk)]ΔY6

ΔYk = [Yk/(Yl - δYl + Yk)]ΔY6

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

    1.  Making the ratio of (Yj - ΔYj) to (Y6 - ΔY6) equal to γ2 after taking account of the allocation
        Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA,
        Class YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
2. Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class
        YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal Balance
        less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated Principal
        Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
3. Making the larger of (a) the fraction whose numerator is (Yj - ΔYj) and whose denominator is the sum of (Yj
        - <W041>Yj) and (Zh - )Zj) and (b) the fraction whose numerator is (Y6 - ΔY6) and whose denominator is the sum of (Y6 - ΔY6), (Zl - ΔZl) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related
Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the Class II-X-B1 Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and
(ii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y
Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY6 between ΔYl and ΔYk cannot be achieved because either <W041>Yl as so defined is greater than ΔPl or ΔYk as so defined is greater than ΔPk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYl < ΔPl and ΔYk < ΔPk.

IV.  If R<K% and r2<R2, make the following additional definitions:

δYk =    Yk + ((R2 - L%)/(R2 - K%))Yl

δYk is a number between Yk and 0 such that (K%(Yk - δYk) + L%Yl)/(Yk - δYk + Yl.) = R2.

Y7 =    Yk - δYk + Yl.

P7 =    Pk + Pl.

ΔY7 =   ΔYk - δYk + ΔYl.

1. If Y7 - α(P7 - ΔP7) => 0, Yj- α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) < (P7
    - ΔP7), ΔY7 = Y7 - αγ2(Pj - ΔPj) and ΔYj = Yj - α(Pj -
    ΔPj).
2. If Y7 - α(P7 - ΔP7) => 0, Yj - α(Pj - ΔPj) => 0, and γ2(Pj - ΔPj) =>
    (P7 - ΔP7), ΔY7 = Y7 - α(P7 - ΔP7) and ΔYj = Yj - (α/γ2)(P7 -
    ΔP7).
3. If Y7 - α(P7 - ΔP7) < 0, Yj - α(Pj - ΔPj) => 0, and Yj - α(Pj - ΔPj) =>
    Yj - (Y7/γ2), ΔY7 = Y7 - αγ2(Pj - ΔPj) and ΔYj = Yj - α(Pj -
    ΔPj).
4. If Y7 - α(P7 - ΔP7) < 0, Yj - (Y7/γ2) => 0, and Yj - α(Pj - ΔPj) <= Yj -
    (Y7/γ2), ΔY7 = 0 and ΔYj = Yj - (Y7/γ2).
5. If Yj - α(Pj - ΔPj) < 0, Yj - (Y7/γ2) < 0, and Y7 - α(P7 - ΔP7) <= Y7 -
    (γ2Yj), ΔY7 = Y7 - (γ2Yj) and ΔYj = 0.
6. If Yj - α(Pj - ΔPj) < 0, Y7 - α(P7 - ΔP7) => 0, and Y7 - α(P7 - ΔP7) =>
    Y7 - (γ2Yj), ΔY7 = Y7 - α(P7 - ΔP7) and ΔYj = Yj - (α/γ2)(P7 -
    ΔP7).

ΔYl = [(Yl/(Yl + Yk - δYk)]ΔY7

ΔYk = δYk + [(Yk  - δYk)/(Yl + Yk - δYk)]ΔY7

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized
Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

    1.  Making the ratio of (Yj - ΔYj) to (Y7 - ΔY7) equal to γ2 after taking account of the allocation
        Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA,
        Class YCC, Class YBB, Class ZAA Class ZCC and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;
    2.  Making the Class YAA Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the
        Class YAA and Class ZAA Uncertificated Principal Balances, the Class YCC Uncertificated Principal
        Balance less than or equal to 0.0005 of the sum of the Class YCC and Class ZCC Uncertificated
        Principal Balances and the Class YBB Uncertificated Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Uncertificated Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the
        Distribution Date to which such provisions relate; and
    3.  Making the larger of (a) the fraction whose numerator is (Yj - ΔYj) and whose denominator is the sum of (Yj - ΔYj) and (Zj - ΔZj) and (b) the fraction whose numerator is (Y7 - ΔY7) and whose denominator is the sum of (Y7 - ΔY7), (Zl - ΔZl) and (Zk - ΔZk) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of Class Y Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related Sub-Loan Group and (b) the remainder of the REMIC I Available Distribution Amount for the related
Sub-Loan Group or after reduction thereof by the distributions to be made on such Distribution Date (i) to the Class II-X-B1 Certificates, Class II-X-B2 Certificates or Class II-X-B3 Certificates, as applicable, and
(iii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the
Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY7 between ΔYl and ΔYk cannot be achieved because either ΔYl as so defined is greater than
)Pl or )Yk as so defined is greater than <W041>Pk, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYl < ΔPl and ΔYk < ΔPk.

Initial Balance Calculation Method:

[The principal balances for the Class YAA, Class YBB and Class YCC Regular Interests as of the Cut-Off Date
should be calculated as follows:  First, calculate the Cut-Off Date values for Pj, Pk and Pl.  Then calculate the Cut-Off Date value of R using those balances and the Senior Certificate balances.

If R=>K%, calculate R1 = (J%Pj + K%Pk)/(Pj + Pk) and γ1 =(R - R1)/(L% - R).

If Pl <= γ1(Pj + Pk), the Cut-Off Date principal balance of the Class YC Regular Interest (Yl) equals
0.0005Pl and the Cut-Off Date principal balances of the Class YAA and Class YBB Regular Interests (Yj and Yk)
equal 0.0005 PjPl/[γ1(Pj + Pk)] and 0.0005 PkPl/[γ1(Pj + Pk)] respectively.

If Pl > γ1(Pj + Pk), the Cut-Off Date principal balances of the Class YAA and Class YBB Regular
Interests (Yj and Yk) equal 0.0005 Pj and 0.0005 Pk respectively and the Cut-Off Date principal balance of the Class YCC Regular Interest (Yl) equals 0.0005γ1(Pj + Pk).

If R<K%, calculate R2 = (L%Pl + K%Pk)/(Pl + Pk) and γ2 =(R - J%)/( R2 - R).

If Pl + Pk <= γ2Pj, the Cut-Off Date principal balances of the Class YCC and Class YBB Regular
Interests (Yl and Yk) equal 0.0005Pl and 0.0005Pk, respectively, and the Cut-Off Date principal balance of the Class YAA Regular Interest (Yj) equals 0.0005 (Pl + Pk)/γ2.

If Pl + Pk> γ2Pj, the Cut-Off Date principal balance of the Class YAA Regular Interest (Yj) equal
0.0005 Pj and the Cut-Off Date principal balances of the Class YCC and Class YBB Regular Interests (Yl and
Yk) equal 0.0005γ2PjPl/(Pl +Pk) and 0.0005γ2PjPk/(Pl +Pk), respectively.]

NOTES:

1. Classes YAA and ZAA are related to the Group AA Mortgage Loans.  The sum of the Uncertificated Principal
Balances for the Class YAA and Class ZAA Regular Interests is equal to the aggregate stated principal balance of the Group AA Mortgage Loans.  Classes YCC and ZCC are related to the Group CC Mortgage Loans.  The sum of the Uncertificated Principal Balances for the Class YCC and Class ZCC Regular Interests is equal to the aggregate stated principal balance of the Group CC Mortgage Loans.  Classes YBB and ZBB are related to the
Group BB Mortgage Loans.  The sum of the Uncertificated Principal Balances for the Class YBB and Class ZBB
Regular Interests is equal to the aggregate stated principal balance of the Group BB Mortgage Loans.  The Y and Z classes will be principal and interest classes bearing interest at the pass-through rate for the related Sub-Loan Group.

2. The Class CB Certificate Interest Rate is the weighted average of the Certificate Interest Rates on the
Class YAA, Class YCC and Class YBB Regular Interests.

-------------------------------------------------I-1-------------------------------------------------

                                                                                 EXHIBIT A-1

                               FORM OF CLASS I-A CERTIFICATE

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL PAYMENTS HEREON. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES,
THE  CERTIFICATE   PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DIFFERENT  FROM  THE
DENOMINATION  SHOWN BELOW.  ANYONE  ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE
PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

-------------------------------------------------------------------------------
Certificate No. 1                       Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class I-A Senior
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $____________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date: $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: __________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class I-A Certificates with respect to a Trust Fund consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided Interest evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I. The Mortgage
Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank, National
Association  ("Wells  Fargo") will act as master servicer of the Mortgage Loans (the "Master
Servicer,"  which term  includes any  successors  thereto  under the  Agreement  referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date  specified  above (the  "Agreement"),  among BSABS I, as depositor  (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date on the Certificate  Principal Balance hereof at a per annum rate equal to the  Pass-Through  Rate set  forth  in the  Agreement.  The  Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day, the immediately  following Business Day (each, a "Distribution  Date"),  commencing on the first
Distribution  Date  specified  above,  to the  Person  in whose  name  this  Certificate  is registered  at the close of business on the Business Day  immediately  preceding the related
Distribution  Date so long as such  Certificate  remains in book-entry  form (and otherwise, the close of business on the last Business Day of the month immediately  preceding the month of such  Distribution  Date),  an amount  equal to the product of the  Fractional  Undivided
Interest  evidenced by this Certificate and the amount (of interest,  if any) required to be distributed  to the  Holders  of  Certificates  of the same Class as this  Certificate.  The
Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled  maturity  date of any Mortgage Loan and is not likely to be the date on which the
Certificate Principal Balance of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:___________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-A  Certificates  referred to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:___________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:___________________________
                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                                 DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-2

                               FORM OF CLASS I-M CERTIFICATE

            THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL  PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN THE
AGREEMENT. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE
PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN  ITS  CERTIFICATE  PRINCIPAL  BALANCE BY
INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

      EACH  BENEFICIAL  OWNER OF A CLASS I-M  CERTIFICATE  OR ANY INTEREST  THEREIN SHALL BE
DEEMED TO HAVE  REPRESENTED,  BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR
INTEREST  THEREIN,  THAT  EITHER  (I) SUCH  CERTIFICATE  IS RATED  AT  LEAST  "BBB-"  OR ITS
EQUIVALENT  BY  FITCH,  S&P  AND  MOODY'S,  (II) IT IS NOT A PLAN OR  INVESTING  WITH  "PLAN
ASSETS"?OF ANY PLAN, (III) (1) IT IS AN INSURANCE  COMPANY,  (2) THE SOURCE OF FUNDS USED TO
ACQUIRE OR HOLD THE  CERTIFICATE  OR  INTEREST  THEREIN  IS AN  "INSURANCE  COMPANY  GENERAL
ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED  TRANSACTION CLASS EXEMPTION ("PTCE") 95-60,
AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

-------------------------------------------------------------------------------
Certificate No.1                        Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class I-M Subordinate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:     $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: __________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class I-M  Certificates  with respect to a Trust Fund  consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided  Interest  evidenced hereby in the beneficial  ownership  interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate  mortgage  loans  secured by first liens on one- to four-
family  residential  properties  (collectively,  the "Mortgage  Loans") sold by BSABS I. The
Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank,
National  Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the
"Master  Servicer," which term includes any successors  thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among BSABS I, as depositor (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date on the Certificate  Principal Balance hereof at a per annum rate equal to the  Pass-Through  Rate set  forth  in the  Agreement.  The  Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day, the immediately  following Business Day (each, a "Distribution  Date"),  commencing on the first
Distribution  Date  specified  above,  to the  Person  in whose  name  this  Certificate  is registered  at the close of business on the Business Day  immediately  preceding the related
Distribution  Date so long as such  Certificate  remains in book-entry  form (and otherwise, the close of business on the last Business Day of the month immediately  preceding the month of such  Distribution  Date),  an amount  equal to the product of the  Fractional  Undivided
Interest  evidenced by this Certificate and the amount (of interest,  if any) required to be distributed  to the  Holders  of  Certificates  of the same Class as this  Certificate.  The
Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled  maturity  date of any Mortgage Loan and is not likely to be the date on which the
Certificate Principal Balance of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon and any Realized Losses allocable hereto.

            Each beneficial  owner of a Class I-M Certificate or any interest  therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that Certificate or  interest  therein,  that  either (i) such  Certificate  is rated at least  "BBB-" or its equivalent by Fitch, S&P and Moody's,  (ii) it is not a Plan or investing with "plan assets"
of any Plan  ,(iii)(1) it is an insurance  company,  (2) the source of funds used to acquire or hold the Certificate or interest  therein is an "insurance  company general  account," as such term is defined in Prohibited  Transaction Class Exemption  ("PTCE") 95-60, and (3) the
conditions in Sections I and III of PTCE 95-60 have been satisfied.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-M  Certificates  referred to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:_____________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-3

                            FORM OF CLASS I-B-[1][2] CERTIFICATE

            THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL  PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN THE
AGREEMENT. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE
PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN  ITS  CERTIFICATE  PRINCIPAL  BALANCE BY
INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

      EACH BENEFICIAL OWNER OF A CLASS I-B-[1][2]  CERTIFICATE OR ANY INTEREST THEREIN SHALL
BE DEEMED TO HAVE  REPRESENTED,  BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE
OR  INTEREST  THEREIN,  THAT  EITHER (I) SUCH  CERTIFICATE  IS RATED AT LEAST  "BBB-" OR ITS
EQUIVALENT  BY  FITCH,  S&P  AND  MOODY'S,  (II) IT IS NOT A PLAN OR  INVESTING  WITH  "PLAN
ASSETS"? OF ANY PLAN, (III) (1) IT IS AN INSURANCE COMPANY,  (2) THE SOURCE OF FUNDS USED TO
ACQUIRE OR HOLD THE  CERTIFICATE  OR  INTEREST  THEREIN  IS AN  "INSURANCE  COMPANY  GENERAL
ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED  TRANSACTION CLASS EXEMPTION ("PTCE") 95-60,
AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

-------------------------------------------------------------------------------
Certificate No.1                        Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class I-B-[1][2] Subordinate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:     $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: __________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class  I-B-[1][2]  Certificates  with  respect  to a Trust  Fund  consisting primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens  on  one-to-four  family  residential  properties  and sold by BEAR
      STEARNS ASSET BACKED SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided  Interest  evidenced hereby in the beneficial  ownership  interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate  mortgage  loans  secured by first liens on one- to four-
family  residential  properties  (collectively,  the "Mortgage  Loans") sold by BSABS I. The
Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank,
National  Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the
"Master  Servicer," which term includes any successors  thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among BSABS I, as depositor (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date on the Certificate  Principal Balance hereof at a per annum rate equal to the  Pass-Through  Rate set  forth  in the  Agreement.  The  Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day, the immediately  following Business Day (each, a "Distribution  Date"),  commencing on the first
Distribution  Date  specified  above,  to the  Person  in whose  name  this  Certificate  is registered  at the close of business on the Business Day  immediately  preceding the related
Distribution  Date so long as such  Certificate  remains in book-entry  form (and otherwise, the close of business on the last Business Day of the month immediately  preceding the month of such  Distribution  Date),  an amount  equal to the product of the  Fractional  Undivided
Interest  evidenced by this Certificate and the amount (of interest,  if any) required to be distributed  to the  Holders  of  Certificates  of the same Class as this  Certificate.  The
Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled  maturity  date of any Mortgage Loan and is not likely to be the date on which the
Certificate Principal Balance of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon and any Realized Losses allocable hereto.

            Each beneficial owner of a Class I-B-[1][2]  Certificate or any interest therein shall be  deemed  to have  represented,  by virtue of its  acquisition  or  holding  of that
Certificate or interest  therein,  that either (i) such Certificate is rated at least "BBB-"
or its equivalent by Fitch,  S&P and Moody's,  (ii) it is not a Plan or investing with "plan assets" of any Plan  ,(iii)(1) it is an insurance  company,  (2) the source of funds used to acquire or hold the  Certificate  or  interest  therein  is an  "insurance  company  general account," as such term is defined in Prohibited  Transaction Class Exemption ("PTCE") 95-60,
and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:_________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This  is  one  of  the  Class  I-B-[1][2]   Certificates   referred  to  in  the
within-mentioned Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:_________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:__________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-4

                             FORM OF CLASS I-B-[3] CERTIFICATE

            THIS  CERTIFICATE IS  SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M,
CLASS I-B-1 AND CLASS I-B-2 CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL PAYMENTS HEREON. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES,
THE  CERTIFICATE   PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DIFFERENT  FROM  THE
DENOMINATION  SHOWN BELOW.  ANYONE  ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE
PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR INDIRECTLY  BY, OR ON BEHALF
OF, AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO
TITLE I OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION
4975 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING
"PLAN  ASSETS"  OF  A  PLAN,  UNLESS  THE  PROPOSED   TRANSFEREE   PROVIDES  THE  SECURITIES
ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY WHICH IS  SATISFACTORY  TO THE
SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION
4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE TRUSTEE OR THE  SECURITIES
ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY  IN  ADDITION  TO THOSE  UNDERTAKEN  IN THE
AGREEMENT.

-------------------------------------------------------------------------------
Certificate No.1                        Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
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Class I-B-[3] Senior
-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $__________
-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
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                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:
                                        $__________
-------------------------------------------------------------------------------
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Master Servicer:                        CUSIP: __________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
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Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the  Class  I-B-[3]  Certificates  with  respect  to  a  Trust  Fund  consisting primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens  on  one-to-four  family  residential  properties  and sold by BEAR
      STEARNS ASSET BACKED SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            The Securities  Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day, the  immediately  following  Business Day (each,  a
"Distribution  Date"),  commencing on the first  Distribution  Date specified  above, to the
Person in whose name this  Certificate  is  registered  at the close of business on the last
Business Day of the month immediately  preceding the month of the related Distribution Date, an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amount required to be distributed to the Holders of Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the  Distribution
Date in the month following the latest  scheduled  maturity date of any Mortgage Loan and is not  likely to be the date on which  the  Certificate  Principal  Balance  of this  Class of
Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No transfer of this Class  I-B-[3]  Certificate  will be made unless the Trustee and the  Securities  Administrator  have  received  either (i)  opinion  of counsel  for the benefit of the Trustee, Master Servicer and the Securities  Administrator and which they may rely  which is  satisfactory  to the  Securities  Administrator  that the  purchase  of this certificate  is  permissible  under local law, will not constitute or result in a non-exempt prohibited  transaction under Section 406 of the Employee  Retirement Income Security Act of
1974, as amended  ("ERISA"),  and Section 4975 of the Internal Revenue Code, as amended (the
"Code")  and  will  not  subject  the  Master  Servicer,   the  Trustee  or  the  Securities
Administrator  to any  obligation  or  liability  in  addition  to those  undertaken  in the
Agreement or (ii) a  representation  letter  stating that the  transferee  is not  acquiring directly or  indirectly  by, or on behalf of, an employee  benefit plan or other  retirement arrangement  (a  "Plan")  that is subject to Title I of ERISA,  and/or  Section  4975 of the
Code, or by a person using "plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the  Servicing  Agreement and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the  amendment  thereof and of the Servicing  Agreement by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreement  in certain  limited  circumstances,  without  the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:_______________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This  is  one  of  the   Class   I-B-[3]   Certificates   referred   to  in  the
within-mentioned Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized  signatory of JPMorgan  Chase Bank, not
                                          in  its   individual   capacity   but   solely  as
                                          Securities Administrator

                                          By:_______________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:___________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                               EXHIBIT A-5-1

                                FORM OF CLASS R CERTIFICATE

            THIS  CERTIFICATE  MAY NOT BE  HELD BY OR  TRANSFERRED  TO A  NON-UNITED  STATES
PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "RESIDUAL
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT"  AS THOSE  TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR INDIRECTLY  BY, OR ON BEHALF
OF, AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO
TITLE I OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION
4975 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING
"PLAN  ASSETS"  OF  A  PLAN,  UNLESS  THE  PROPOSED   TRANSFEREE   PROVIDES  THE  SECURITIES
ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY WHICH IS  SATISFACTORY  TO THE
SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION
4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE TRUSTEE OR THE  SECURITIES
ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY  IN  ADDITION  TO THOSE  UNDERTAKEN  IN THE
AGREEMENT.

            ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY
IF THE PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT  TO THE MASTER  SERVICER AND THE
TRUSTEE  THAT (1) SUCH  TRANSFEREE  IS NOT (A) THE  UNITED  STATES,  ANY STATE OR  POLITICAL
SUBDIVISION  THEREOF,  ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY
OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY  WHICH IS A CORPORATION IF ALL OF ITS
ACTIVITIES  ARE  SUBJECT  TO TAX AND  EXCEPT FOR  FREDDIE  MAC,  A MAJORITY  OF ITS BOARD OF
DIRECTORS  IS NOT  SELECTED  BY SUCH  GOVERNMENTAL  UNIT),  (B) A  FOREIGN  GOVERNMENT,  ANY
INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY  OF EITHER OF THE FOREGOING,
(C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS'  COOPERATIVES  DESCRIBED IN SECTION 521 OF
THE  CODE)  WHICH IS EXEMPT  FROM THE TAX  IMPOSED  BY  CHAPTER  1 OF THE CODE  UNLESS  SUCH
ORGANIZATION  IS SUBJECT TO THE TAX  IMPOSED BY SECTION 511 OF THE CODE  (INCLUDING  THE TAX
IMPOSED  BY  SECTION  511 OF THE CODE ON  UNRELATED  BUSINESS  TAXABLE  INCOME),  (D)  RURAL
ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN
ELECTING LARGE  PARTNERSHIP  UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON  DESCRIBED IN
THE FOREGOING  CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED
ORGANIZATION"),  OR (F) AN AGENT OF A  DISQUALIFIED  ORGANIZATION,  (2) NO  PURPOSE  OF SUCH
TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES
CERTAIN  ADDITIONAL   CONDITIONS  RELATING  TO  THE  FINANCIAL  CONDITION  OF  THE  PROPOSED
TRANSFEREE.  NOTWITHSTANDING  THE REGISTRATION IN THE CERTIFICATE  REGISTER OR ANY TRANSFER,
SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED  ORGANIZATION OR AN AGENT OF
A DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION  SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT  WHATSOEVER  AND SUCH PERSON  SHALL NOT BE DEEMED TO BE A  CERTIFICATEHOLDER  FOR ANY
PURPOSE  HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE  RECEIPT OF  DISTRIBUTIONS  ON THIS
CERTIFICATE.

-------------------------------------------------------------------------------
Certificate No.1                        Percentage Interest: 100%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class R
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Date of Pooling and Servicing           Aggregate Initial Certificate
                                        Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $0.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:
                                        $0.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: __________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class R Certificates with respect to a Trust Fund consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            Each  Holder of this  Certificate  will be deemed to have  agreed to be bound by the  restrictions  set forth in the Agreement to the effect that (i) each person  holding or acquiring any ownership  interest in this  Certificate  must be a United States Person and a
Permitted  Transferee,  (ii) the transfer of any ownership interest in this Certificate will be conditioned upon the delivery to the Securities  Administrator of, among other things, an affidavit to the effect that it is a United States Person and  Permitted  Transferee,  (iii)
any  attempted  or  purported  transfer of any  ownership  interest in this  Certificate  in violation of such  restrictions  will be absolutely null and void and will vest no rights in the  purported  transferee,  and (iv) if any person other than a United  States Person and a
Permitted  Transferee  acquires any ownership  interest in this  Certificate in violation of such  restrictions,  then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate,  to sell this Certificate to a purchaser  selected by the Seller,  which purchaser may be the Seller,  or any affiliate of the Seller,  on such terms and conditions as the Seller may choose.

            The Securities  Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day, the  immediately  following  Business Day (each,  a
"Distribution  Date"),  commencing on the first  Distribution  Date specified  above, to the
Person in whose name this  Certificate  is  registered  at the close of business on the last
Business Day of the month immediately  preceding the month of the related Distribution Date, an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amounts  required to be distributed to the Holders of  Certificates  of the same Class as this Certificate.  The Assumed Final Distribution Date is the Distribution
Date in the month following the latest scheduled maturity date of any Mortgage Loan.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities Administrator for that purpose and designated in such notice.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No transfer of this Class R Certificate  will be made unless the Trustee and the
Securities  Administrator have received either (i) opinion of counsel for the benefit of the
Trustee,  Master Servicer and the Securities  Administrator and which they may rely which is satisfactory  to the  Securities  Administrator  that the  purchase of this  certificate  is permissible  under  local law,  will not  constitute  or result in a  non-exempt  prohibited transaction  under Section 406 of the Employee  Retirement  Income  Security Act of 1974, as
amended  ("ERISA"),  and Section 4975 of the Internal  Revenue Code, as amended (the "Code")
and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator  to
any  obligation  or liability  in addition to those  undertaken  in the  Agreement or (ii) a representation  letter stating that the  transferee is not acquiring  directly or indirectly by, or on behalf of, an employee  benefit plan or other  retirement  arrangement  (a "Plan")
that is subject to Title I of ERISA,  and/or  Section 4975 of the Code, or by a person using
"plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the  Class R  Certificates  referred  to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                               EXHIBIT A-5-2

                               FORM OF CLASS R-X CERTIFICATE

            THIS  CERTIFICATE  MAY NOT BE  HELD BY OR  TRANSFERRED  TO A  NON-UNITED  STATES
PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A "RESIDUAL
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT"  AS THOSE  TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR INDIRECTLY  BY, OR ON BEHALF
OF, AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO
TITLE I OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION
4975 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING
"PLAN  ASSETS"  OF  A  PLAN,  UNLESS  THE  PROPOSED   TRANSFEREE   PROVIDES  THE  SECURITIES
ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY WHICH IS  SATISFACTORY  TO THE
SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION
4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE TRUSTEE OR THE  SECURITIES
ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY  IN  ADDITION  TO THOSE  UNDERTAKEN  IN THE
AGREEMENT.

            ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY
IF THE PROPOSED  TRANSFEREE  PROVIDES A TRANSFER  AFFIDAVIT  TO THE MASTER  SERVICER AND THE
TRUSTEE  THAT (1) SUCH  TRANSFEREE  IS NOT (A) THE  UNITED  STATES,  ANY STATE OR  POLITICAL
SUBDIVISION  THEREOF,  ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY
OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY  WHICH IS A CORPORATION IF ALL OF ITS
ACTIVITIES  ARE  SUBJECT  TO TAX AND  EXCEPT FOR  FREDDIE  MAC,  A MAJORITY  OF ITS BOARD OF
DIRECTORS  IS NOT  SELECTED  BY SUCH  GOVERNMENTAL  UNIT),  (B) A  FOREIGN  GOVERNMENT,  ANY
INTERNATIONAL  ORGANIZATION,  OR ANY AGENCY OR  INSTRUMENTALITY  OF EITHER OF THE FOREGOING,
(C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS'  COOPERATIVES  DESCRIBED IN SECTION 521 OF
THE  CODE)  WHICH IS EXEMPT  FROM THE TAX  IMPOSED  BY  CHAPTER  1 OF THE CODE  UNLESS  SUCH
ORGANIZATION  IS SUBJECT TO THE TAX  IMPOSED BY SECTION 511 OF THE CODE  (INCLUDING  THE TAX
IMPOSED  BY  SECTION  511 OF THE CODE ON  UNRELATED  BUSINESS  TAXABLE  INCOME),  (D)  RURAL
ELECTRIC AND TELEPHONE  COOPERATIVES  DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN
ELECTING LARGE  PARTNERSHIP  UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON  DESCRIBED IN
THE FOREGOING  CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED
ORGANIZATION"),  OR (F) AN AGENT OF A  DISQUALIFIED  ORGANIZATION,  (2) NO  PURPOSE  OF SUCH
TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE  SATISFIES
CERTAIN  ADDITIONAL   CONDITIONS  RELATING  TO  THE  FINANCIAL  CONDITION  OF  THE  PROPOSED
TRANSFEREE.  NOTWITHSTANDING  THE REGISTRATION IN THE CERTIFICATE  REGISTER OR ANY TRANSFER,
SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED  ORGANIZATION OR AN AGENT OF
A DISQUALIFIED  ORGANIZATION,  SUCH REGISTRATION  SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT  WHATSOEVER  AND SUCH PERSON  SHALL NOT BE DEEMED TO BE A  CERTIFICATEHOLDER  FOR ANY
PURPOSE  HEREUNDER,  INCLUDING,  BUT NOT LIMITED TO, THE  RECEIPT OF  DISTRIBUTIONS  ON THIS
CERTIFICATE.

-------------------------------------------------------------------------------
Certificate No.1                        Percentage Interest: 100%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class R-X
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Date of Pooling and Servicing           Aggregate Initial Certificate
                                        Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $0.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:
                                        $0.00
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: ____________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class R-X Certificates with respect to a Trust Fund consisting  primarily of a pool of  adjustable  interest  rate  mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            Each  Holder of this  Certificate  will be deemed to have  agreed to be bound by the  restrictions  set forth in the Agreement to the effect that (i) each person  holding or acquiring any ownership  interest in this  Certificate  must be a United States Person and a
Permitted  Transferee,  (ii) the transfer of any ownership interest in this Certificate will be conditioned upon the delivery to the Securities  Administrator of, among other things, an affidavit to the effect that it is a United States Person and  Permitted  Transferee,  (iii)
any  attempted  or  purported  transfer of any  ownership  interest in this  Certificate  in violation of such  restrictions  will be absolutely null and void and will vest no rights in the  purported  transferee,  and (iv) if any person other than a United  States Person and a
Permitted  Transferee  acquires any ownership  interest in this  Certificate in violation of such  restrictions,  then the Seller will have the right, in its sole discretion and without notice to the Holder of this Certificate,  to sell this Certificate to a purchaser  selected by the Seller,  which purchaser may be the Seller,  or any affiliate of the Seller,  on such terms and conditions as the Seller may choose.

            The Securities  Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day, the  immediately  following  Business Day (each,  a
"Distribution  Date"),  commencing on the first  Distribution  Date specified  above, to the
Person in whose name this  Certificate  is  registered  at the close of business on the last
Business Day of the month immediately  preceding the month of the related Distribution Date, an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amounts  required to be distributed to the Holders of  Certificates  of the same Class as this Certificate.  The Assumed Final Distribution Date is the Distribution
Date in the month following the latest scheduled maturity date of any Mortgage Loan.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities Administrator for that purpose and designated in such notice.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No  transfer of this Class R-X  Certificate  will be made unless the Trustee and the Securities  Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities  Administrator and which they may rely which is satisfactory  to the Securities  Administrator  that the purchase of this  certificate is permissible  under  local law,  will not  constitute  or result in a  non-exempt  prohibited transaction  under Section 406 of the Employee  Retirement  Income  Security Act of 1974, as
amended  ("ERISA"),  and Section 4975 of the Internal  Revenue Code, as amended (the "Code")
and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator  to
any  obligation  or liability  in addition to those  undertaken  in the  Agreement or (ii) a representation  letter stating that the  transferee is not acquiring  directly or indirectly by, or on behalf of, an employee  benefit plan or other  retirement  arrangement  (a "Plan")
that is subject to Title I of ERISA,  and/or  Section 4975 of the Code, or by a person using
"plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:_________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-X  Certificates  referred to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:_________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:______________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-6
                               FORM OF CLASS B-IO CERTIFICATE

            THIS  CERTIFICATE IS  SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, THE CLASS
M AND THE CLASS B CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR INDIRECTLY  BY, OR ON BEHALF
OF, AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO
TITLE I OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION
4975 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING
"PLAN  ASSETS"  OF  A  PLAN,  UNLESS  THE  PROPOSED   TRANSFEREE   PROVIDES  THE  SECURITIES
ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY WHICH IS  SATISFACTORY  TO THE
SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION
4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE TRUSTEE OR THE  SECURITIES
ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY  IN  ADDITION  TO THOSE  UNDERTAKEN  IN THE
AGREEMENT.

-------------------------------------------------------------------------------
Certificate No.1                        Variable Pass-Through Rate
-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
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Class B-IO Subordinate
-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Date of Pooling and Servicing           Aggregate Initial Notional Amount of
                                        this Certificate as of the Cut-off
Agreement and Cut-off Date:             Date:
January 1, 2006                         $_____________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Notional Amount of this
First Distribution Date:                Certificate as of the Cut-off Date:
February 27, 2006                       $______________
-------------------------------------------------------------------------------
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Master Servicer:
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
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Assumed Final Distribution Date:        CUSIP: ____________
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class B-IO  Certificates  with respect to a Trust Fund consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            Interest on this Certificate  will accrue during the calendar month  immediately preceding such Distribution  Date (as hereinafter  defined) on the Notional Amount hereof at a per  annum  rate  equal  to the  Pass-Through  Rate as set  forth  in the  Agreement.  The
Securities  Administrator  will  distribute on the 25th day of each month,  or, if such 25th day is not a Business Day, the  immediately  following  Business Day (each, a  "Distribution
Date"),  commencing on the first  Distribution  Date specified above, to the Person in whose name this  Certificate  is  registered  at the close of business on the last Business Day of the month immediately  preceding the month of the related Distribution Date, an amount equal to the product of the Fractional  Undivided  Interest  evidenced by this Certificate and the amount of interest  required to be  distributed to the Holders of  Certificates  of the same
Class as this Certificate.  The Assumed Final  Distribution Date is the Distribution Date in
the month following the latest scheduled maturity date of any Mortgage Loan.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator for that purpose and designated in such notice. The Class B-IO
Certificates  have no Certificate  Principal  Balance.  The Initial  Notional Amount of this
Certificate is set forth above.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No transfer of this Class B-IO  Certificate  will be made unless the Trustee and the Securities  Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities  Administrator and which they may rely which is satisfactory  to the Securities  Administrator  that the purchase of this  certificate is permissible  under  local law,  will not  constitute  or result in a  non-exempt  prohibited transaction  under Section 406 of the Employee  Retirement  Income  Security Act of 1974, as
amended  ("ERISA"),  and Section 4975 of the Internal  Revenue Code, as amended (the "Code")
and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator  to
any  obligation  or liability  in addition to those  undertaken  in the  Agreement or (ii) a representation  letter stating that the  transferee is not acquiring  directly or indirectly by, or on behalf of, an employee  benefit plan or other  retirement  arrangement  (a "Plan")
that is subject to Title I of ERISA,  and/or  Section 4975 of the Code, or by a person using
"plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.

Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:_________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-IO Certificates  referred to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:_________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:_______________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-7

                               FORM OF CLASS I-XP CERTIFICATE

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

THIS  CERTIFICATE  MAY NOT BE  ACQUIRED  DIRECTLY  OR  INDIRECTLY  BY, OR ON  BEHALF  OF, AN
EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO TITLE I
OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION 4975 OF
THE INTERNAL  REVENUE  CODE OF 1986,  AS AMENDED  (THE  "CODE"),  OR BY A PERSON USING "PLAN
ASSETS" OF A PLAN,  UNLESS THE PROPOSED  TRANSFEREE  PROVIDES THE  SECURITIES  ADMINISTRATOR
WITH AN  OPINION  OF  COUNSEL  FOR THE  BENEFIT  OF THE  TRUSTEE,  MASTER  SERVICER  AND THE
SECURITIES  ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES
ADMINISTRATOR  THAT THE PURCHASE OF THIS  CERTIFICATE IS PERMISSIBLE  UNDER  APPLICABLE LAW,
WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION  UNDER SECTION 406 OF
THE EMPLOYEE  RETIREMENT  INCOME  SECURITY ACT OF 1974,  AS AMENDED,  OR SECTION 4975 OF THE
CODE AND WILL NOT SUBJECT THE MASTER SERVICER,  THE TRUSTEE OR THE SECURITIES  ADMINISTRATOR
TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

-------------------------------------------------------------------------------
Certificate No.1                        Percentage Interest: 100%
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Class I-XP Senior
-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
Date of Pooling and Servicing           Aggregate Initial Certificate
                                        Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $0
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-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:
                                        $0
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Master Servicer:                        CUSIP: ___________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
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Assumed Final Distribution Date:
April 25, 2035
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                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class I-XP  Certificates  with respect to a Trust Fund consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            The Securities  Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day, the  immediately  following  Business Day (each,  a
"Distribution  Date"),  commencing on the first  Distribution  Date specified  above, to the
Person in whose name this  Certificate  is  registered  at the close of business on the last
Business Day of the month immediately  preceding the month of the related Distribution Date, an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amount required to be distributed to the Holders of Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the  Distribution
Date in the month following the latest  scheduled  maturity date of any Mortgage Loan and is not  likely to be the date on which  the  Certificate  Principal  Balance  of this  Class of
Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No transfer of this Class I-XP  Certificate  will be made unless the Trustee and the Securities  Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities  Administrator and which they may rely which is satisfactory  to the Securities  Administrator  that the purchase of this  certificate is permissible  under  local law,  will not  constitute  or result in a  non-exempt  prohibited transaction  under Section 406 of the Employee  Retirement  Income  Security Act of 1974, as
amended  ("ERISA"),  and Section 4975 of the Internal  Revenue Code, as amended (the "Code")
and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator  to
any  obligation  or liability  in addition to those  undertaken  in the  Agreement or (ii) a representation  letter stating that the  transferee is not acquiring  directly or indirectly by, or on behalf of, an employee  benefit plan or other  retirement  arrangement  (a "Plan")
that is subject to Title I of ERISA,  and/or  Section 4975 of the Code, or by a person using
"plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 20% of the
Cut-off  Date  Balance  for Loan  Group I or (ii) the  Depositor,  based  upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Not in  its  individual  capacity  but  solely  as
                                          Trustee

                                          By:___________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class I-XP Certificates  referred to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:_________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-8

                               FORM OF CLASS II-A CERTIFICATE

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL PAYMENTS HEREON. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES,
THE  CERTIFICATE   PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DIFFERENT  FROM  THE
DENOMINATION  SHOWN BELOW.  ANYONE  ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE
PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

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Certificate No. 1                       Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
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Class II-A Senior
-------------------------------------------------------------------------------
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                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $____________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date: $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: __________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class II-A  Certificates  with respect to a Trust Fund consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided Interest evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I. The Mortgage
Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank, National
Association  ("Wells  Fargo") will act as master servicer of the Mortgage Loans (the "Master
Servicer,"  which term  includes any  successors  thereto  under the  Agreement  referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date  specified  above (the  "Agreement"),  among BSABS I, as depositor  (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date on the Certificate  Principal Balance hereof at a per annum rate equal to the  Pass-Through  Rate set  forth  in the  Agreement.  The  Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day, the immediately  following Business Day (each, a "Distribution  Date"),  commencing on the first
Distribution  Date  specified  above,  to the  Person  in whose  name  this  Certificate  is registered  at the close of business on the Business Day  immediately  preceding the related
Distribution  Date so long as such  Certificate  remains in book-entry  form (and otherwise, the close of business on the last Business Day of the month immediately  preceding the month of such  Distribution  Date),  an amount  equal to the product of the  Fractional  Undivided
Interest  evidenced by this Certificate and the amount (of interest,  if any) required to be distributed  to the  Holders  of  Certificates  of the same Class as this  Certificate.  The
Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled  maturity  date of any Mortgage Loan and is not likely to be the date on which the
Certificate Principal Balance of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the
Cut-off  Date  Balance  for Loan  Group II or (ii) the  Depositor,  based upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:__________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class II-A Certificates  referred to in the  within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:__________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                 EXHIBIT A-9

                         FORM OF CLASS II-[1][2][3]X-1 CERTIFICATE

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

-------------------------------------------------------------------------------
Certificate No.1                        _______%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class II-[1][2][3]X-1 Senior
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Notional Amount of
Date of Pooling and Servicing           this Certificate as of the Cut-off
Agreement and Cut-off Date:             Date:
January 1, 2006                         $___________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Notional Amount of this
First Distribution Date:                Certificate as of the Cut-off Date:
February 27, 2006                       $___________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: ____________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class  II-[1][2][3]X-1  Certificates with respect to a Trust Fund consisting primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens  on  one-to-four  family  residential  properties  and sold by BEAR
      STEARNS ASSET BACKED SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided Interest evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I. The Mortgage
Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank, National
Association  ("Wells  Fargo") will act as master servicer of the Mortgage Loans (the "Master
Servicer,"  which term  includes any  successors  thereto  under the  Agreement  referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date  specified  above (the  "Agreement"),  among BSABS I, as depositor  (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date  on  the  Notional  Amount  hereof  at a per  annum  rate  equal  to  the
Pass-Through Rate set forth above. The Securities  Administrator will distribute on the 25th day of each month,  or, if such 25th day is not a Business  Day, the  immediately  following
Business Day (each,  a  "Distribution  Date"),  commencing  on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately  preceding the related Distribution Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business on the last Business Day of the month immediately  preceding the month of such Distribution  Date), an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amount (of interest,  if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.  The Assumed Final  Distribution Date is the Distribution  Date in the month following the latest  scheduled  maturity date of any
Mortgage  Loan and is not likely to be the date on which the  Notional  Amount of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Notional Amount of this Certificate is set forth above.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the
Cut-off  Date  Balance  for Loan  Group II or (ii) the  Depositor,  based upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [_], 2006                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:____________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This  is  one of  the  Class  II-[1][2][3]X-1  Certificates  referred  to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:____________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:_________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

This information is provided by     __________________, the assignee named above, or
________________________, as its agent.

                                                                                EXHIBIT A-10

                          FORM OF CLASS II-B-[1][2][3] CERTIFICATE

            THIS  CERTIFICATE  IS  SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO THE  CLASS  II-A
CERTIFICATES AND CLASS II-M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL  PAYMENTS  HEREON  AND  REALIZED  LOSSES  ALLOCABLE  HERETO  AS  DESCRIBED  IN THE
AGREEMENT. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE
PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION  SHOWN BELOW.
ANYONE  ACQUIRING  THIS  CERTIFICATE  MAY ASCERTAIN  ITS  CERTIFICATE  PRINCIPAL  BALANCE BY
INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

      EACH BENEFICIAL  OWNER OF A CLASS  II-B-[1][2][3]  CERTIFICATE OR ANY INTEREST THEREIN
SHALL BE  DEEMED  TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION  OR  HOLDING  OF THAT
CERTIFICATE OR INTEREST  THEREIN,  THAT EITHER (I) SUCH CERTIFICATE IS RATED AT LEAST "BBB-"
OR ITS EQUIVALENT BY FITCH,  S&P AND MOODY'S,  (II) IT IS NOT A PLAN OR INVESTING WITH "PLAN
ASSETS"? OF ANY PLAN, (III) (1) IT IS AN INSURANCE COMPANY,  (2) THE SOURCE OF FUNDS USED TO
ACQUIRE OR HOLD THE  CERTIFICATE  OR  INTEREST  THEREIN  IS AN  "INSURANCE  COMPANY  GENERAL
ACCOUNT," AS SUCH TERM IS DEFINED IN PROHIBITED  TRANSACTION CLASS EXEMPTION ("PTCE") 95-60,
AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

-------------------------------------------------------------------------------
Certificate No.1                        Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class II-B-[1][2][3] Subordinate
-------------------------------------------------------------------------------
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-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:   $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: ___________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class  II-B-[1][2][3]  Certificates  with respect to a Trust Fund consisting primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens  on  one-to-four  family  residential  properties  and sold by BEAR
      STEARNS ASSET BACKED SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided  Interest  evidenced hereby in the beneficial  ownership  interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of  conventional  adjustable  rate  mortgage  loans  secured by first liens on one- to four-
family  residential  properties  (collectively,  the "Mortgage  Loans") sold by BSABS I. The
Mortgage Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank,
National  Association ("Wells Fargo") will act as master servicer of the Mortgage Loans (the
"Master  Servicer," which term includes any successors  thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among BSABS I, as depositor (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date on the Certificate  Principal Balance hereof at a per annum rate equal to the  Pass-Through  Rate set  forth  in the  Agreement.  The  Securities  Administrator  will distribute  on the 25th day of each month,  or, if such 25th day is not a Business  Day, the immediately  following Business Day (each, a "Distribution  Date"),  commencing on the first
Distribution  Date  specified  above,  to the  Person  in whose  name  this  Certificate  is registered  at the close of business on the Business Day  immediately  preceding the related
Distribution  Date so long as such  Certificate  remains in book-entry  form (and otherwise, the close of business on the last Business Day of the month immediately  preceding the month of such  Distribution  Date),  an amount  equal to the product of the  Fractional  Undivided
Interest  evidenced by this Certificate and the amount (of interest,  if any) required to be distributed  to the  Holders  of  Certificates  of the same Class as this  Certificate.  The
Assumed Final  Distribution  Date is the Distribution Date in the month following the latest scheduled  maturity  date of any Mortgage Loan and is not likely to be the date on which the
Certificate Principal Balance of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon and any Realized Losses allocable hereto.

            Each  beneficial  owner of a Class  II-B-[1][2][3]  Certificate  or any interest therein  shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  Certificate or interest  therein,  that either (i) such  Certificate is rated at least
"BBB-" or its equivalent by Fitch, S&P and Moody's,  (ii) it is not a Plan or investing with
"plan  assets" of any Plan,  (iii)(1) it is an  insurance  company,  (2) the source of funds used to  acquire or hold the  Certificate  or  interest  therein  is an  "insurance  company general  account,"  as such  term is  defined  in  Prohibited  Transaction  Class  Exemption
("PTCE")  95-60,  and (3) the  conditions  in  Sections  I and III of PTCE  95-60  have been satisfied.

      This Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the "Certificates").  The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the
Cut-off  Date  Balance  for Loan  Group II or (ii) the  Depositor,  based upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:____________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This  is  one  of  the  Class  II-B-[1][2][3]  Certificates  referred  to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:____________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:__________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                EXHIBIT A-11

                         FORM OF CLASS II-X-B[1][2][3] CERTIFICATE

            THIS  CERTIFICATE  IS  SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO THE  CLASS  II-A
CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY,  IN SECTIONS  860G AND 860D OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED
(THE "CODE").

            UNLESS THIS  CERTIFICATE  IS PRESENTED BY AN  AUTHORIZED  REPRESENTATIVE  OF THE
DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR  REGISTRATION OF TRANSFER,  EXCHANGE
OR  PAYMENT,  AND ANY  CERTIFICATE  ISSUED IS  REGISTERED  IN THE NAME OF CEDE & CO. OR SUCH
OTHER NAME AS REQUESTED BY AN AUTHORIZED  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND
ANY  PAYMENT IS MADE TO CEDE & CO.,  ANY  TRANSFER,  PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL  SINCE THE  REGISTERED  OWNER HEREOF,  CEDE & CO.,
HAS AN INTEREST HEREIN.

            EACH  BENEFICIAL  OWNER OF A CLASS  II-B-[1][2][3]  CERTIFICATE  OR ANY INTEREST
THEREIN  SHALL BE DEEMED TO HAVE  REPRESENTED,  BY VIRTUE OF ITS  ACQUISITION  OR HOLDING OF
THAT  CERTIFICATE OR INTEREST  THEREIN,  THAT EITHER (I) SUCH  CERTIFICATE IS RATED AT LEAST
"BBB-" OR ITS EQUIVALENT BY FITCH, S&P AND MOODY'S,  (II) IT IS NOT A PLAN OR INVESTING WITH
"PLAN ASSETS"?  OF ANY PLAN, (III) (1) IT IS AN INSURANCE  COMPANY,  (2) THE SOURCE OF FUNDS
USED TO  ACQUIRE OR HOLD THE  CERTIFICATE  OR  INTEREST  THEREIN  IS AN  "INSURANCE  COMPANY
GENERAL  ACCOUNT,"  AS SUCH  TERM IS  DEFINED  IN  PROHIBITED  TRANSACTION  CLASS  EXEMPTION
("PTCE")  95-60,  AND (3) THE  CONDITIONS  IN  SECTIONS  I AND III OF PTCE  95-60  HAVE BEEN
SATISFIED.

-------------------------------------------------------------------------------
Certificate No.1                        _______%
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Class II-X-B[1][2][3] Subordinate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Notional Amount of
Date of Pooling and Servicing           this Certificate as of the Cut-off
Agreement and Cut-off Date:             Date:
January 1, 2006                         $___________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Notional Amount of this
First Distribution Date:                Certificate as of the Cut-off Date:
February 27, 2006                       $___________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: ____________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class  II-X-B[1][2][3]  Certificates with respect to a Trust Fund consisting primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens  on  one-to-four  family  residential  properties  and sold by BEAR
      STEARNS ASSET BACKED SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This  certifies  that  Cede & Co.  is the  registered  owner  of the  Fractional
Undivided Interest evidenced hereby in the beneficial  ownership interest of Certificates of the same Class as this  Certificate  in a trust (the "Trust Fund")  primarily  consisting of conventional  adjustable  rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I. The Mortgage
Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo Bank, National
Association  ("Wells  Fargo") will act as master servicer of the Mortgage Loans (the "Master
Servicer,"  which term  includes any  successors  thereto  under the  Agreement  referred to below). The Trust Fund was created pursuant to the Pooling and Servicing  Agreement dated as of the Cut-off Date  specified  above (the  "Agreement"),  among BSABS I, as depositor  (the
"Seller"),  the Master Servicer,  Wells Fargo, as securities  administrator (the "Securities
Administrator"),  EMC Mortgage Corporation and JPMorgan Chase Bank, National Association, as
trustee (the  "Trustee"),  a summary of certain of the pertinent  provisions of which is set forth hereafter. To the extent not defined herein,  capitalized terms used herein shall have the meaning  ascribed to them in the  Agreement.  This  Certificate  is issued  under and is subject to the terms,  provisions and conditions of the  Agreement,  to which  Agreement the
Holder of this  Certificate  by virtue of its  acceptance  hereof  assents and by which such
Holder is bound.

            Interest on this  Certificate  will accrue  during the period from and including the  preceding  Distribution  Date (as  hereinafter  defined)  (or in the case of the  first
Distribution  Date,  from the Closing  Date) to and  including  the day prior to the current
Distribution  Date  on  the  Notional  Amount  hereof  at a per  annum  rate  equal  to  the
Pass-Through Rate set forth above. The Securities  Administrator will distribute on the 25th day of each month,  or, if such 25th day is not a Business  Day, the  immediately  following
Business Day (each,  a  "Distribution  Date"),  commencing  on the first  Distribution  Date specified  above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately  preceding the related Distribution Date so long as such  Certificate  remains in book-entry form (and  otherwise,  the close of business on the last Business Day of the month immediately  preceding the month of such Distribution  Date), an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amount (of interest,  if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate.  The Assumed Final  Distribution Date is the Distribution  Date in the month following the latest  scheduled  maturity date of any
Mortgage  Loan and is not likely to be the date on which the  Notional  Amount of this Class of Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Notional Amount of this Certificate is set forth above.

            Each  beneficial  owner of a Class  II-X-B[1][2][3]  Certificate or any interest therein  shall be deemed to have  represented,  by virtue of its  acquisition  or holding of that  Certificate or interest  therein,  that either (i) such  Certificate is rated at least
"BBB-" or its equivalent by Fitch, S&P and Moody's,  (ii) it is not a Plan or investing with
"plan  assets" of any Plan,  (iii)(1) it is an  insurance  company,  (2) the source of funds used to  acquire or hold the  Certificate  or  interest  therein  is an  "insurance  company general  account,"  as such  term is  defined  in  Prohibited  Transaction  Class  Exemption
("PTCE")  95-60,  and (3) the  conditions  in  Sections  I and III of PTCE  95-60  have been satisfied.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the
Cut-off  Date  Balance  for Loan  Group II or (ii) the  Depositor,  based upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [_], 2006                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This  is  one of  the  Class  II-X-B[1][2][3]  Certificates  referred  to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:___________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:____________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

This information is provided by     __________________, the assignee named above, or
________________________, as its agent.

                                                                                EXHIBIT A-12

                          FORM OF CLASS II-B-[4][5][6] CERTIFICATE

            THIS  CERTIFICATE IS SUBORDINATED  IN RIGHT OF PAYMENT TO THE CLASS II-A,  CLASS
II-B-1,  CLASS  II-B-2 AND CLASS II-B-3  CERTIFICATES  AS  DESCRIBED  IN THE  AGREEMENT  (AS
DEFINED BELOW).

            SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE  IS A "REGULAR
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT,"  AS THOSE TERMS ARE  DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

            THE CERTIFICATE  PRINCIPAL  BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE
PRINCIPAL PAYMENTS HEREON. ACCORDINGLY,  FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES,
THE  CERTIFICATE   PRINCIPAL  BALANCE  OF  THIS  CERTIFICATE  WILL  BE  DIFFERENT  FROM  THE
DENOMINATION  SHOWN BELOW.  ANYONE  ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE
PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR INDIRECTLY  BY, OR ON BEHALF
OF, AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO
TITLE I OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION
4975 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING
"PLAN  ASSETS"  OF  A  PLAN,  UNLESS  THE  PROPOSED   TRANSFEREE   PROVIDES  THE  SECURITIES
ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY WHICH IS  SATISFACTORY  TO THE
SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION
4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE TRUSTEE OR THE  SECURITIES
ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY  IN  ADDITION  TO THOSE  UNDERTAKEN  IN THE
AGREEMENT.

-------------------------------------------------------------------------------
Certificate No.1                        Adjustable Pass-Through Rate
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
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Class II-B-[4][5][6] Senior
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Aggregate Initial Certificate
Date of Pooling and Servicing           Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:
                                        $__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Master Servicer:                        CUSIP: ____________
Wells Fargo Bank, National Association
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Assumed Final Distribution Date:
[February 25, 2036]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class  II-B-[4][5][6]  Certificates  with respect to a Trust Fund consisting primarily  of a pool of  adjustable  interest  rate  mortgage  loans  secured by first  liens  on  one-to-four  family  residential  properties  and sold by BEAR
      STEARNS ASSET BACKED SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            The Securities  Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day, the  immediately  following  Business Day (each,  a
"Distribution  Date"),  commencing on the first  Distribution  Date specified  above, to the
Person in whose name this  Certificate  is  registered  at the close of business on the last
Business Day of the month immediately  preceding the month of the related Distribution Date, an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amount required to be distributed to the Holders of Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the  Distribution
Date in the month following the latest  scheduled  maturity date of any Mortgage Loan and is not  likely to be the date on which  the  Certificate  Principal  Balance  of this  Class of
Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No transfer  of this Class  II-B-[4][5][6]  Certificate  will be made unless the
Trustee and the  Securities  Administrator  have received  either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities  Administrator and which they may rely which is  satisfactory  to the Securities  Administrator  that the purchase of this certificate  is  permissible  under local law, will not constitute or result in a non-exempt prohibited  transaction under Section 406 of the Employee  Retirement Income Security Act of
1974, as amended  ("ERISA"),  and Section 4975 of the Internal Revenue Code, as amended (the
"Code")  and  will  not  subject  the  Master  Servicer,   the  Trustee  or  the  Securities
Administrator  to any  obligation  or  liability  in  addition  to those  undertaken  in the
Agreement or (ii) a  representation  letter  stating that the  transferee  is not  acquiring directly or  indirectly  by, or on behalf of, an employee  benefit plan or other  retirement arrangement  (a  "Plan")  that is subject to Title I of ERISA,  and/or  Section  4975 of the
Code, or by a person using "plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.

            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the  Servicing  Agreement and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the  amendment  thereof and of the Servicing  Agreement by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreement  in certain  limited  circumstances,  without  the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the
Cut-off  Date  Balance  for Loan  Group II or (ii) the  Depositor,  based upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Not in  its  individual  capacity  but  solely  as
                                          Securities Administrator

                                          By:________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This  is  one  of  the  Class  II-B-[4][5][6]  Certificates  referred  to in the within-mentioned Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:____________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                EXHIBIT A-13

                              FORM OF CLASS II-XP CERTIFICATE

            THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE  "SECURITIES  ACT"),  OR UNDER ANY STATE  SECURITIES  LAWS. THE
HOLDER  HEREOF,  BY  PURCHASING  THIS  CERTIFICATE,  AGREES  THAT  THIS  CERTIFICATE  MAY BE
REOFFERED,  RESOLD,  PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES
ACT AND OTHER  APPLICABLE  LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE  SECURITIES ACT
("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY  BELIEVES IS A QUALIFIED  INSTITUTIONAL
BUYER  WITHIN THE  MEANING OF RULE 144A (A "QIB"),  PURCHASING  FOR ITS OWN ACCOUNT OR A QIB
PURCHASING  FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED,  IN EACH CASE,  THAT THE
REOFFER,  RESALE,  PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN
CERTIFICATED  FORM TO AN "INSTITUTIONAL  ACCREDITED  INVESTOR" WITHIN THE MEANING THEREOF IN
RULE 501(a)(1),  (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF
THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS  PURCHASING NOT FOR  DISTRIBUTION IN VIOLATION
OF THE  SECURITIES  ACT,  SUBJECT TO (A) THE RECEIPT BY THE  SECURITIES  ADMINISTRATOR  OF A
LETTER  SUBSTANTIALLY  IN THE FORM  PROVIDED  IN THE  AGREEMENT  AND (B) THE  RECEIPT BY THE
SECURITIES  ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES  ADMINISTRATOR
THAT SUCH REOFFER,  RESALE,  PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND
OTHER  APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE  SECURITIES LAWS OF
THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

            THIS  CERTIFICATE  MAY NOT BE ACQUIRED  DIRECTLY OR INDIRECTLY  BY, OR ON BEHALF
OF, AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT (A "PLAN") THAT IS SUBJECT TO
TITLE I OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  AND/OR SECTION
4975 OF THE INTERNAL  REVENUE CODE OF 1986,  AS AMENDED (THE  "CODE"),  OR BY A PERSON USING
"PLAN  ASSETS"  OF  A  PLAN,  UNLESS  THE  PROPOSED   TRANSFEREE   PROVIDES  THE  SECURITIES
ADMINISTRATOR  WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE  TRUSTEE,  MASTER  SERVICER
AND THE SECURITIES  ADMINISTRATOR  AND ON WHICH THEY MAY RELY WHICH IS  SATISFACTORY  TO THE
SECURITIES  ADMINISTRATOR  THAT  THE  PURCHASE  OF THIS  CERTIFICATE  IS  PERMISSIBLE  UNDER
APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT  PROHIBITED  TRANSACTION UNDER
SECTION 406 OF THE EMPLOYEE  RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION
4975 OF THE CODE AND WILL NOT SUBJECT  THE MASTER  SERVICER,  THE TRUSTEE OR THE  SECURITIES
ADMINISTRATOR  TO ANY  OBLIGATION  OR  LIABILITY  IN  ADDITION  TO THOSE  UNDERTAKEN  IN THE
AGREEMENT.

-------------------------------------------------------------------------------
Certificate No.1                        Percentage Interest: 100%
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Class II-XP Senior
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Date of Pooling and Servicing           Aggregate Initial Certificate
                                        Principal Balance of this Certificate
Agreement and Cut-off Date:             as of the Cut-off Date:
January 1, 2006                         $0
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                                        Initial Certificate Principal Balance
First Distribution Date:                of this Certificate as of the Cut-off
February 27, 2006                       Date:
                                        $0
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Master Servicer:                        CUSIP: ___________
Wells Fargo Bank, National Association
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Assumed Final Distribution Date:
[May 25, 2035]
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                        BEAR STEARNS ALT-A TRUST 2006-1
                       MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2006-1

      evidencing a fractional  undivided  interest in the  distributions  allocable to the Class II-XP  Certificates with respect to a Trust Fund consisting  primarily of a pool of adjustable  interest rate mortgage  loans secured by first liens on one-to-four family residential  properties and sold by BEAR STEARNS ASSET BACKED
      SECURITIES I LLC

            This  Certificate  is payable solely from the assets of the Trust Fund, and does not represent an  obligation  of or interest in Bear Stearns  Asset Backed  Securities I LLC
("BSABS I"), the Master  Servicer,  the Securities  Administrator or the Trustee referred to below or any of their  affiliates  or any other  person.  Neither this  Certificate  nor the underlying  Mortgage Loans are guaranteed or insured by any governmental  entity or by BSABS
I, the Master Servicer or the Trustee or any of their  affiliates or any other person.  None of BSABS I, the Master  Servicer or any of their  affiliates  will have any obligation  with respect to any  certificate or other  obligation  secured by or payable from payments on the
Certificates.

            This certifies that Bear,  Stearns  Securities  Corp. is the registered owner of the Fractional  Undivided Interest evidenced hereby in the beneficial  ownership interest of
Certificates of the same Class as this  Certificate in a trust (the "Trust Fund")  primarily consisting of conventional  adjustable rate mortgage loans secured by first liens on one- to four- family residential  properties  (collectively,  the "Mortgage Loans") sold by BSABS I.
The  Mortgage  Loans were sold by EMC Mortgage  Corporation  ("EMC") to BSABS I. Wells Fargo
Bank,  National  Association  ("Wells  Fargo")  will act as master  servicer of the Mortgage
Loans  (the  "Master  Servicer,"  which  term  includes  any  successors  thereto  under the
Agreement  referred  to below).  The Trust Fund was  created  pursuant  to the  Pooling  and
Servicing  Agreement dated as of the Cut-off Date specified above (the  "Agreement"),  among
BSABS I, as depositor  (the  "Seller"),  the Master  Servicer,  Wells Fargo,  as  securities administrator (the "Securities Administrator"),  EMC Mortgage Corporation and JPMorgan Chase
Bank,  National  Association,  as  trustee  (the  "Trustee"),  a summary  of  certain of the pertinent  provisions  of which is set forth  hereafter.  To the extent not defined  herein, capitalized  terms used  herein  shall have the meaning  ascribed to them in the  Agreement.
This  Certificate is issued under and is subject to the terms,  provisions and conditions of the  Agreement,  to  which  Agreement  the  Holder  of this  Certificate  by  virtue  of its acceptance hereof assents and by which such Holder is bound.

            The Securities  Administrator will distribute on the 25th day of each month, or, if such 25th day is not a Business  Day, the  immediately  following  Business Day (each,  a
"Distribution  Date"),  commencing on the first  Distribution  Date specified  above, to the
Person in whose name this  Certificate  is  registered  at the close of business on the last
Business Day of the month immediately  preceding the month of the related Distribution Date, an amount  equal to the  product of the  Fractional  Undivided  Interest  evidenced  by this
Certificate  and the amount required to be distributed to the Holders of Certificates of the same Class as this  Certificate.  The Assumed Final  Distribution  Date is the  Distribution
Date in the month following the latest  scheduled  maturity date of any Mortgage Loan and is not  likely to be the date on which  the  Certificate  Principal  Balance  of this  Class of
Certificates will be reduced to zero.

            Distributions on this  Certificate will be made by the Securities  Administrator by check  mailed to the  address of the  Person  entitled  thereto as such name and  address shall appear on the  Certificate  Register  or, if such Person so requests by notifying  the
Securities  Administrator  in writing  as  specified  in the  Agreement,  by wire  transfer.
Notwithstanding  the above,  the final  distribution on this  Certificate will be made after due notice by the Securities  Administrator  of the pendency of such  distribution  and only upon  presentation  and surrender of this  Certificate at the office or agency  appointed by the Securities  Administrator  for that purpose and  designated in such notice.  The initial
Certificate  Principal  Balance of this  Certificate  is set forth  above.  The  Certificate
Principal  Balance  hereof  will be  reduced  to the extent of  distributions  allocable  to principal hereon.

            No  transfer  of this  Certificate  shall be made  unless the  transfer  is made pursuant  to an  effective  registration  statement  under the  Securities  Act of 1933,  as amended (the "1933 Act"), and an effective  registration or  qualification  under applicable state securities  laws, or is made in a transaction that does not require such  registration or  qualification.  In the event  that such a  transfer  of this  Certificate  is to be made without  registration  or  qualification,  the Trustee shall require  receipt of (i) if such transfer is purportedly  being made (a) in reliance upon Rule 144A under the 1933 Act or (b)
to a transferee that is an  "Institutional  Accredited  Investor" within the meaning of Rule
501(a)(1),  (2), (3) or (7) of Regulation D under the 1933 Act, written  certifications from the Holder of the  Certificate  desiring  to effect  the  transfer,  and from such  Holder's prospective transferee,  substantially in the forms attached to the Agreement as Exhibit F-1 or F-2, as applicable, and (ii) if requested by the Securities Administrator,  an Opinion of
Counsel  satisfactory  to it that such  transfer may be made without  such  registration  or qualification  (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Seller,  the  Trustee,  the  Securities  Administrator  or  the  Master  Servicer  in  their respective capacities as such), together with copies of the written  certification(s) of the
Holder of the Certificate  desiring to effect the transfer and/or such Holder's  prospective transferee upon which such Opinion of Counsel is based.  None of the Seller,  the Securities
Administrator  or the Trustee is obligated to register or qualify the Class of  Certificates specified on the face hereof under the 1933 Act or any other  securities  law or to take any action  not  otherwise  required  under  the  Agreement  to  permit  the  transfer  of  such
Certificates  without  registration  or  qualification.  Any  Holder  desiring  to  effect a transfer of this  Certificate  shall be required to indemnify  the Trustee,  the  Securities
Administrator,  the Seller,  the Seller and the Master  Servicer  against any liability that may result if the transfer is not so exempt or is not made in  accordance  with such federal and state laws.

            No transfer of this Class II-XP  Certificate will be made unless the Trustee and the Securities  Administrator have received either (i) opinion of counsel for the benefit of the Trustee, Master Servicer and the Securities  Administrator and which they may rely which is satisfactory  to the Securities  Administrator  that the purchase of this  certificate is permissible  under  local law,  will not  constitute  or result in a  non-exempt  prohibited transaction  under Section 406 of the Employee  Retirement  Income  Security Act of 1974, as
amended  ("ERISA"),  and Section 4975 of the Internal  Revenue Code, as amended (the "Code")
and will not subject the Master  Servicer,  the Trustee or the Securities  Administrator  to
any  obligation  or liability  in addition to those  undertaken  in the  Agreement or (ii) a representation  letter stating that the  transferee is not acquiring  directly or indirectly by, or on behalf of, an employee  benefit plan or other  retirement  arrangement  (a "Plan")
that is subject to Title I of ERISA,  and/or  Section 4975 of the Code, or by a person using
"plan assets" of a Plan.

            This  Certificate is one of a duly authorized  issue of Certificates  designated as set forth on the face hereof (the  "Certificates").  The Certificates,  in the aggregate, evidence the entire beneficial  ownership  interest in the Trust Fund formed pursuant to the
Agreement.

            The  Certificateholder,  by its acceptance of this  Certificate,  agrees that it will look solely to the Trust Fund for payment  hereunder  and that  neither the  Securities
Administrator  nor the Trustee is liable to the  Certificateholders  for any amount  payable under this  Certificate or the Agreement or, except as expressly  provided in the Agreement, subject to any liability under the Agreement.
            This  Certificate  does not purport to summarize  the Agreement and reference is made to the  Agreement  for the  interests,  rights and  limitations  of  rights,  benefits, obligations  and duties  evidenced  hereby,  and the rights,  duties and  immunities  of the
Securities Administrator.

            The  Agreement  permits,  with  certain  exceptions  therein  provided:  (i) the amendment  thereof and of the Servicing  Agreements and the  modification  of the rights and obligations  of the  Seller,  the Master  Servicer,  the  Securities  Administrator  and the
Trustee and the rights of the  Certificateholders  under the Agreement  from time to time by
EMC, the Seller,  the Master Servicer,  the Securities  Administrator  and the Trustee,  and
(ii) the amendment  thereof and of the Servicing  Agreements by the Master  Servicer and the
Trustee with the consent of the Holders of  Certificates,  evidencing  Fractional  Undivided
Interests  aggregating not less than 51% of the Trust Fund (or in certain cases,  Holders of
Certificates of affected  Classes  evidencing  such  percentage of the Fractional  Undivided
Interests  thereof).  Any such consent by the Holder of this Certificate shall be conclusive and  binding  on such  Holder and upon all future  Holders  of this  Certificate  and of any
Certificate  issued upon the  transfer  hereof or in lieu hereof  whether or not notation of such  consent is made upon this  Certificate.  The  Agreement  also  permits  the  amendment thereof  and of the  Servicing  Agreements  in certain  limited  circumstances,  without the consent of the Holders of any of the Certificates.

            As provided in the  Agreement  and  subject to certain  limitations  therein set forth,  the transfer of this  Certificate is registrable  with the Securities  Administrator upon surrender of this  Certificate for  registration of transfer at the offices or agencies maintained  by the  Securities  Administrator  for  such  purposes,  duly  endorsed  by,  or accompanied  by a written  instrument  of transfer in form  satisfactory  to the  Securities
Administrator  duly executed by the Holder hereof or such Holder's  attorney duly authorized in  writing,  and  thereupon  one or  more  new  Certificates  in  authorized  denominations representing  a  like  aggregate  Fractional  Undivided  Interest  will  be  issued  to  the designated transferee.

            The  Certificates are issuable only as registered  Certificates  without coupons in the Classes and  denominations  specified in the Agreement.  As provided in the Agreement and subject to certain  limitations  therein set forth, this Certificate is exchangeable for one or more new Certificates  evidencing the same Class and in the same aggregate Fractional
Undivided Interest, as requested by the Holder surrendering the same.

            No  service  charge  will  be  made  to  the  Certificateholders  for  any  such registration  of transfer,  but the Securities  Administrator  may require  payment of a sum sufficient to cover any tax or other  governmental  charge payable in connection  therewith.
The Seller, the Master Servicer, the Trustee, the Securities  Administrator and any agent of any of them may treat the Person in whose name this  Certificate  is registered as the owner hereof for all  purposes,  and none of the Seller,  the Master  Servicer,  the Trustee,  the
Securities Administrator or any such agent shall be affected by notice to the contrary.

            The  obligations  created by the  Agreement  and the Trust Fund created  thereby
(other than the  obligations  to make  payments to  Certificateholders  with  respect to the termination of the Agreement)  shall  terminate upon the earlier of (i) the later of (A) the maturity or other  liquidation  (or Advance with respect  thereto) of the last Mortgage Loan remaining in the Trust Fund and  disposition  of all property  acquired upon  foreclosure or deed in lieu of  foreclosure  of any Mortgage  Loan and (B) the  remittance of all funds due under the Agreement,  or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage  Loans and other assets of the Trust Fund in  accordance  with the terms of the  Agreement.  Such optional  repurchase  may be made only if (i) the Scheduled  Principal
Balance of the  Mortgage  Loans at the time of any such  repurchase  is less than 10% of the
Cut-off  Date  Balance  for Loan  Group II or (ii) the  Depositor,  based upon an Opinion of
Counsel  addressed to the Depositor and the Trustee has determined  that the REMIC status of any REMIC  under the  Agreement  has been lost or that a  substantial  risk exists that such
REMIC  status will be lost for the  then-current  taxable  year.  The exercise of such right will effect the early retirement of the Certificates.  In no event,  however, will the Trust
Fund created by the Agreement  continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

            Unless this  Certificate has been  countersigned  by an authorized  signatory of the Securities Administrator by manual signature,  this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

            IN WITNESS WHEREOF, the Securities  Administrator has caused this Certificate to be duly executed.
Dated: January [__], 2006                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Not in  its  individual  capacity  but  solely  as
                                          Trustee

                                          By:______________________________________________
                                                      Authorized Signatory

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class II-XP Certificates  referred to in the within-mentioned
Agreement.

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION
                                          Authorized   signatory   of  Wells   Fargo   Bank,
                                          National   Association,   not  in  its  individual
                                          capacity but solely as Securities Administrator

                                          By:______________________________________________
                                                      Authorized Signatory

                                         ASSIGNMENT

            FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto  __________________________________   (Please  print  or  typewrite  name  and  address
including  postal zip code of assignee) a  Fractional  Undivided  Interest  evidenced by the within Mortgage Pass-Through  Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate  Registrar to issue a new Certificate of a like  denomination  and Class,  to the above named assignee and deliver such  Certificate to the following address:

Dated:___________________________________

                                          Signature by or on behalf of assignor

                                          Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions  shall be made,  by wire  transfer or  otherwise,  in  immediately
available    funds    to    _________________________________    for    the    account    of
_________________________   account  number  _____________,  or,  if  mailed  by  check,  to
______________________________.     Applicable    statements    should    be    mailed    to
_____________________________________________.

            This information is provided by  __________________,  the assignee  named above, or ________________________, as its agent.

                                                                                   EXHIBIT B

                      MORTGAGE LOAN SCHEDULE INFORMATION

      The  Preliminary  and Final  Mortgage  Loan  Schedules  shall set forth the  following information with respect to each Mortgage Loan:

(a)   the loan sequence number;
(b)   the Mortgagor's name;
(c)   the Mortgage Loan identifying number;
(d)   EMC Loan identifying number;
(e)   the city, state and zip code of the Mortgaged Property;
(f)   the property type;
(g)   current gross coupon;
(h)   the Mortgage Interest Rate;
(i)   the Servicing Fee Rate;
(j)   the Master Servicing Fee Rate;
(k)   the LPMI Fee, if applicable;
(l)   the Trustee Fee Rate;
(m)   the Net Rate;
(n)   the original term;
(o)   the maturity date;
(p)   the stated original term to maturity;
(q)   the stated remaining term to maturity;
(r)   the original Principal Balance;
(s)   the first payment date;
(t)   the principal and interest payment in effect as of the Cut-off Date;
(u)   the unpaid Principal Balance as of the Cut-off Date;
(v)   the Loan-to-Value Ratio at origination;
(w)   the paid-through date;
(x)   the insurer of any Primary Mortgage Insurance Policy;
(y)   the MIN with respect to each MOM Loan;
(z)   the Gross Margin, if applicable;
(aa)  the next Adjustment Date, if applicable;
(bb)  the Maximum Lifetime Mortgage Rate, if applicable;
(cc)  the Minimum Lifetime Mortgage Rate, if applicable;
(dd)  the Periodic Rate Cap, if applicable;
(ee)  the Loan Group;
(ff)  the number of days delinquent, if any;
(gg)  a code indicating whether the Mortgage Loan is negatively amortizing; and
(hh)  which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years.
(ii)  the Prepayment Charge, if any; and
(jj)  a code indicating whether the Mortgage Loan is an EMC Mortgage Loan or a Master
         Funding Mortgage Loan.

Such  schedule  also  shall set forth for all of the  Mortgage  Loans,  the total  number of
Mortgage  Loans,  the total of each of the amounts  described  under (k) and (n) above,  the weighted average by principal  balance as of the Cut-off Date of each of the rates described under (e), (f) and (g) above, and the weighted average  remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                                                                   EXHIBIT C
                                  [RESERVED]

                                                                                   EXHIBIT D

                       REQUEST FOR RELEASE OF DOCUMENTS

To:   JPMorgan Chase Bank, National Association
      4 New York Plaza, 6th Floor
      New York, New York 10004

RE:   Pooling and Servicing Agreement,  dated as of January 1, 2006 among Bear Stearns Asset
      Backed  Securities I LLC, as depositor,  Wells Fargo Bank,  National  Association,  as master servicer and securities  administrator,  EMC Mortgage  Corporation and JPMorgan
      Chase  Bank,  National  Association,  as trustee,  issuing  Bear  Stearns  Alt-A Trust
      2006-1, Mortgage Pass-Through Certificates, Series 2006-1

      In connection  with the  administration  of the Mortgage Loans held by you pursuant to the  above-captioned  Pooling and Servicing  Agreement,  we request the release,  and hereby acknowledge  receipt,  of the Mortgage File for the Mortgage Loan described  below,  for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____       1.    Mortgage Paid in Full and proceeds have been  deposited into the Custodial
                  Account

_____       2.    Foreclosure

_____       3.    Substitution

_____       4.    Other Liquidation

_____       5.    Nonliquidation             Reason:

_____       6.    California Mortgage Loan paid in full

                                          By:_____________________________________
                                             (authorized signer)

                                          Issuer:
                                          Address:

                                          Date:

                                                                                   EXHIBIT E

                                 FORM OF TRANSFER AFFIDAVIT

                                             Affidavit  pursuant  to Section  860E(e)(4)  of
                                             the Internal  Revenue Code of 1986, as amended,
                                             and for other purposes

STATE OF          )
                  )ss:
COUNTY OF         )

      [NAME OF OFFICER], being first duly sworn, deposes and says:

      1.    That he is [Title of Officer] of [Name of Investor]  (record or beneficial owner of the Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through  Certificates,  Series 2006-1,
Class  [R][R-X]  Certificates)  (the  "Class R  Certificates")  (the  "Owner"),  a  [savings institution]  [corporation]  duly  organized  and  existing  under the laws of [the State of
_____] [the United States], on behalf of which he makes this affidavit.

      2.    That  the  Owner  (i) is  not  and  will  not be as of  [Closing  Date][date  of purchase] a  "disqualified  organization"  within the meaning of Section  860E(e)(5)  of the
Internal  Revenue Code of 1986, as amended (the "Code") or an "electing  large  partnership"
within the meaning of Section  775 of the Code,  (ii) will  endeavor to remain  other than a disqualified  organization  and an electing large  partnership for so long as it retains its ownership in the Class R Certificates  and (iii) is acquiring the Class R  Certificates  for its own account or for the account of another  Owner from which it has received an affidavit and agreement in  substantially  the same form as this  affidavit and  agreement.  (For this purpose,  a "disqualified  organization"  means an electing large  partnership under Section
775 of the Code, the United States, any state or political  subdivision  thereof, any agency or  instrumentality  of any of the  foregoing  (other  than  an  instrumentality  all of the activities  of which are  subject to tax and,  except  for the  Federal  Home Loan  Mortgage
Corporation,  a  majority  of  whose  board  of  directors  is  not  selected  by  any  such governmental entity) or any foreign government,  international organization or any agency or instrumentality of such foreign government or organization,  any rural electric or telephone cooperative,  or any  organization  (other  than  certain  farmers'  cooperatives)  that  is generally  exempt from federal income tax unless such  organization is subject to the tax on unrelated business taxable income).

      3.    That the Owner is aware (i) of the tax that  would be imposed  on  transfers  of
Class R Certificates to disqualified  organizations or electing large partnerships under the
Code, that applies to all transfers of Class R Certificates  after March 31, 1988; (ii) that such tax would be on the  transferor  (or,  with  respect to  transfers  to  electing  large partnerships,  on each such  partnership),  or, if such  transfer is through an agent (which person  includes a broker,  nominee or middleman)  for a disqualified  organization,  on the agent;  (iii) that the person  (other  than with  respect to  transfers  to  electing  large partnerships)  otherwise  liable for the tax shall be relieved of  liability  for the tax if the  transferee  furnishes  to  such  person  an  affidavit  that  the  transferee  is not a disqualified  organization  and, at the time of  transfer,  such person does not have actual knowledge  that the  affidavit  is  false;  and (iv) that the  Class R  Certificates  may be
"noneconomic  residual  interests"  within the meaning of Treasury  regulations  promulgated pursuant to the Code and that the transferor of a noneconomic  residual interest will remain liable for any taxes due with  respect to the income on such  residual  interest,  unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            4.    That the  Owner is aware of the tax  imposed  on a  "pass-through  entity"
holding  Class R  Certificates  if  either  the  pass-through  entity is an  electing  large partnership  under  Section 775 of the Code or if at any time during the taxable year of the pass-through entity a disqualified  organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated  investment company, a real estate  investment  trust or common trust fund, a partnership,  trust or estate,  and certain cooperatives.)

            5.    That the Owner is aware that the Trustee  will not  register  the transfer of any Class R Certificates unless the transferee,  or the transferee's  agent,  delivers to it an affidavit and agreement,  among other things,  in substantially  the same form as this affidavit and  agreement.  The Owner  expressly  agrees that it will not consummate any such transfer  if it  knows  or  believes  that  any of the  representations  contained  in  such affidavit and agreement are false.

            6.    That the Owner has reviewed the  restrictions set forth on the face of the
Class R  Certificates  and the  provisions  of Section  5.05 of the  Pooling  and  Servicing
Agreement under which the Class R Certificates  were issued.  The Owner expressly  agrees to be bound by and to comply with such restrictions and provisions.

            7.    That the Owner consents to any  additional  restrictions  or  arrangements that  shall  be  deemed  necessary  upon  advice  of  counsel  to  constitute  a  reasonable arrangement  to  ensure  that the  Class R  Certificates  will only be  owned,  directly  or indirectly, by an Owner that is not a disqualified organization.

            8.    The Owner's Taxpayer Identification Number is # _______________.

            9.    This  affidavit  and  agreement  relates only to the Class R  Certificates held by the  Owner  and not to any  other  holder  of the  Class R  Certificates.  The Owner understands that the liabilities described herein relate only to the Class R Certificates.

            10.   That no purpose of the Owner  relating to the transfer of any of the Class
R  Certificates  by the Owner is or will be to impede the  assessment  or  collection of any tax; in making this  representation,  the Owner warrants that the Owner is familiar with (i)
Treasury  Regulation  Section 1.860E-1 (c) and recent  amendments  thereto,  effective as of
August 19, 2002,  and (ii) the preamble  describing  the adoption of the  amendments to such regulation, which is attached hereto as Exhibit 1.

            11.   That the Owner has no present  knowledge  or  expectation  that it will be unable to pay any United States taxes owed by it so long as any of the  Certificates  remain outstanding.  In this  regard,  the Owner  hereby  represents  to and for the benefit of the person from whom it acquired the Class R  Certificates  that the Owner  intends to pay taxes associated  with holding such Class R Certificates  as they become due, fully  understanding that it may incur tax  liabilities  in excess  of any cash  flows  generated  by the Class R
Certificates.

            12.   That the  Owner  has no  present  knowledge  or  expectation  that it will become  insolvent  or subject to a bankruptcy  proceeding  for so long as any of the Class R
Certificates remain outstanding.

            13.   The Owner is a citizen or resident of the United  States,  a  corporation, partnership  or other  entity  created  or  organized  in, or under the laws of,  the United
States  or any  political  subdivision  thereof,  or an estate or trust  whose  income  from sources  without the United States is  includable in gross income for United States  federal income tax purposes  regardless  of its  connection  with the conduct of a trade or business within the United States.

            14.   The Owner  hereby  agrees  that it will not cause  income from the Class R
Certificates to be attributable to a foreign  permanent  establishment or fixed base (within the  meaning of an  applicable  income tax  treaty)  of the Owner or another  United  States taxpayer.

            15.   (a)   The  Purchaser  hereby  certifies,  represents  and warrants to, and covenants  with the  Company,  the  Trustee  and the  Master  Servicer  that  the  following statements in (1) or (2) are accurate:

                        (1)   The  Certificates  (i) are not being acquired by, and will not be  transferred  to, any  employee  benefit  plan within the meaning of section  3(3) of the
Employee  Retirement  Income Security Act of 1974, as amended  ("ERISA") or other retirement arrangement,  including individual  retirement accounts and annuities,  Keogh plans and bank collective  investment  funds and insurance  company  general or separate  accounts in which such plans,  accounts or arrangements are invested,  that is subject to Section 406 of ERISA or Section 4975 of the Internal  Revenue Code of 1986 (the "Code") (any of the foregoing,  a
"Plan"),  (ii) are not being acquired with "plan assets" of a Plan within the meaning of the
Department of Labor ("DOL")  regulation,  29 C.F.R.  ? 2510.3-101 or otherwise  under ERISA, and (iii) will not be  transferred  to any entity that is deemed to be investing plan assets within the meaning of the DOL regulation, 29 C.F.R. ? 2510.3-101 or otherwise under ERISA;

                  (2)   The purchase of  Certificates is permissible  under  applicable law, will not constitute or result in any prohibited  transaction  under ERISA or Section 4975 of the  Code,  will not  subject  the  Company,  the  Trustee  or the  Master  Servicer  to any
obligation in addition to those undertaken in the Pooling and Servicing  Agreement and, with respect to each  source of funds  ("Source")  being  used by the  Purchaser  to acquire  the
Certificates,  each  of the  following  statements  is  accurate:  (a) the  Purchaser  is an insurance  company;  (b) the Source is assets of the Purchaser's  "general account;" (c) the conditions set forth in Prohibited  Transaction Class Exemption ("PTCE") 95-60 issued by the
DOL have been  satisfied and the  purchase,  holding and transfer of  Certificates  by or on behalf of the  Purchaser  are exempt  under PTCE 95-60;  and (d) the amount of reserves  and liabilities  for such general  account  contracts  held by or on behalf of any Plan does not exceed 10% of the total reserves and  liabilities of such general account plus surplus as of the date hereof (for purposes of this clause,  all Plans maintained by the same employer (or affiliate  thereof) or employee  organization  are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

            (b)   The Owner will  provide the Trustee,  the Company and the Master  Servicer with an opinion of  counsel  acceptable  to and in form and  substance  satisfactory  to the
Trustee,  the  Company  and  the  Master  Servicer  to  the  effect  that  the  purchase  of
Certificates  is  permissible  under  applicable  law, will not  constitute or result in any non-exempt  prohibited  transaction  under  ERISA or  Section  4975 of the Code and will not subject the  Trustee,  the Company or the Master  Servicer to any  obligation  or  liability
(including  obligations or liabilities  under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

            In  addition,  the Owner  hereby  certifies,  represents  and  warrants  to, and covenants  with,  the Company,  the Trustee and the Master  Servicer that the Owner will not transfer  such  Certificates  to any Plan or person  unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

            Capitalized  terms used but not defined herein shall have the meanings  assigned in the Pooling and Servicing Agreement.

      IN WITNESS  WHEREOF,  the  Investor has caused this  instrument  to be executed on its behalf,  pursuant to authority  of its Board of  Directors,  by its [Title of Officer]  this
____ day of _________, 20__.

                                    [NAME OF INVESTOR]

                                    By: ________________________________________
                                        [Name of Officer]
                                        [Title of Officer]
                                        [Address of Investor for receipt of distributions]
                                        Address of Investor for receipt of tax information:

                                        Personally  appeared before me the above-named [Name
                                        of  Officer],  known or  proved to me to be the same
                                        person who executed the foregoing  instrument and to
                                        be the  [Title  of  Officer]  of the  Investor,  and
                                        acknowledged  to me that he executed the same as his
                                        free  act and  deed and the free act and deed of the
                                        Investor.
      Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ___ day of ___________________, 20___.

                                                                                 EXHIBIT F-1

                   FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                   ______________,200___

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Bear Stearns Alt-A Trust 2006-1

            Re:   Bear Stearns Alt-A Trust 2006-1
                  Mortgage Pass-Through Certificates, Series 2006-1, Class___

Ladies and Gentlemen:

      ______________  (the  "Purchaser")   intends  to  purchase  from  ______________  (the
"Seller")  $_________  initial  Certificate   Principal  Balance  of  Mortgage  Pass-Through
Certificates,  Series  2006-1,  Class  _____ (the  "Certificates"),  issued  pursuant to the
Pooling and  Servicing  Agreement  (the  "Pooling  and  Servicing  Agreement"),  dated as of
January 1, 2006 among  Bear  Stearns  Asset  Backed  Securities  I LLC,  as  depositor  (the
"Seller"),  EMC Mortgage  Corporation,  Wells Fargo Bank,  National  Association,  as master servicer and securities  administrator,  and JPMorgan Chase Bank, National  Association,  as
trustee (the  "Trustee").  All terms used herein and not  otherwise  defined  shall have the meanings set forth in the Pooling and Servicing  Agreement.  The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller and the Trustee that:

                  1.    The Purchaser  understands that (a) the  Certificates  have not been and will not be registered  or qualified  under the  Securities  Act of 1933, as amended (the "Act") or any state  securities law, (b) the Seller is not required to so register or qualify the  Certificates,  (c) the Certificates may be resold only if registered  and qualified  pursuant to the  provisions of the Act or any
            state   securities  law,  or  if  an  exemption  from  such   registration   and
            qualification  is available,  (d) the Pooling and Servicing  Agreement  contains
            restrictions   regarding   the  transfer  of  the   Certificates   and  (e)  the
            Certificates will bear a legend to the foregoing effect.

                  2.    The Purchaser is acquiring the  Certificates for its own account for investment  only  and not  with a view to or for  sale in  connection  with  any distribution  thereof in any manner that would violate the Act or any applicable state securities laws.

                  3.    The  Purchaser  is (a) a  substantial,  sophisticated  institutional investor  having  such  knowledge  and  experience  in  financial  and  business matters,  and, in particular,  in such matters related to securities  similar to the Certificates,  such that it is capable of evaluating the merits and risks of investment in the  Certificates,  (b) able to bear the economic risks of such an investment and (c) an "accredited  investor"  within the meaning of Rule 501 (a)
            promulgated pursuant to the Act.

                  4.    The Purchaser has been  furnished  with,  and has had an opportunity to review (a) a copy of the Pooling and  Servicing  Agreement and (b) such other information  concerning the  Certificates,  the Mortgage Loans and the Seller as
            has been  requested  by the  Purchaser  from the  Seller  or the  Seller  and is
            relevant  to  the  Purchaser's  decision  to  purchase  the  Certificates.   The
            Purchaser has had any questions  arising from such review answered by the Seller or the Seller to the satisfaction of the Purchaser.

                  5.    The  Purchaser has not and will not nor has it authorized or will it authorize  any  person to (a)  offer,  pledge,  sell,  dispose  of or  otherwise transfer any  Certificate,  any interest in any Certificate or any other similar security to any person in any manner,  (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate,  any interest in any
            Certificate  or any other similar  security  from any person in any manner,  (c)
            otherwise  approach or negotiate with respect to any  Certificate,  any interest in any Certificate or any other similar  security with any person in any manner,
            (d) make any  general  solicitation  by means of general  advertising  or in any other  manner or (e) take any other  action,  that (as to any of (a) through (e)
            above) would  constitute a distribution of any  Certificate  under the Act, that would render the  disposition of any Certificate a violation of Section 5 of the
            Act or  any  state  securities  law,  or  that  would  require  registration  or qualification  pursuant  thereto.  The  Purchaser  will  not  sell or  otherwise transfer any of the  Certificates,  except in compliance  with the provisions of the Pooling and Servicing Agreement.

                  6.    The  Purchaser (if the  Certificate  is not rated at least "BBB-" or its equivalent by Fitch, S&P or Moody's):

                        (a)         is not an employee benefit or other plan subject to the
            prohibited transaction provisions of the Employee Retirement Income Security
            Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code
            of 1986, as amended (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29
            C.F.R. §2510.3-101; or

                        (b)    is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account"
            (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE")
            95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

      In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee, the Securities Administrator and the Master
Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either 6(a) or (b) above.

-------------------------------------------------------------------------------
                                        Very truly yours,

                                        [PURCHASER]
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                        By:

                                        Name:

                                        Title:
-------------------------------------------------------------------------------

                                                                                 EXHIBIT F-2

                       [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                  Description of Rule 144A Securities, including numbers:

            The  undersigned  seller,  as  registered  holder  (the  "Seller"),  intends  to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

1.          In connection with such transfer and in accordance with the agreements  pursuant to which the Rule 144A  Securities  were issued,  the Seller hereby  certifies the following facts:  Neither  the  Seller  nor anyone  acting on its  behalf  has  offered,  transferred, pledged,  sold or otherwise  disposed of the Rule 144A Securities,  any interest in the Rule
144A Securities or any other similar  security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities,  any interest in the Rule
144A  Securities or any other similar  security from, or otherwise  approached or negotiated with respect to the Rule 144A  Securities,  any interest in the Rule 144A  Securities or any other similar security with, any person in any manner,  or made any general  solicitation by means of general  advertising or in any other manner, or taken any other action,  that would constitute a distribution of the Rule 144A  Securities  under the Securities Act of 1933, as amended (the "1933 Act"),  or that would render the  disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration  pursuant thereto, and that the Seller has not offered the Rule 144A  Securities  to any person  other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

2.          The Buyer  warrants and  represents  to, and  covenants  with,  the Seller,  the
Trustee and the Master  Servicer (as defined to the Pooling and Servicing  Agreement,  dated as of January 1, 2006 (the "Agreement"),  among the Company, EMC, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer"),  and JPMorgan Chase Bank, National Association,  as
trustee (the "Trustee")) as follows:

(a)         The Buyer  understands  that the Rule 144A  Securities  have not been registered under the 1933 Act or the securities laws of any state.

(b)         The Buyer considers itself a substantial,  sophisticated  institutional investor having such  knowledge and  experience  in financial  and business  matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c)         The  Buyer  has been  furnished  with all  information  regarding  the Rule 144A
      Securities that it has requested from the Seller, the Trustee or the Master Servicer.

(d)         Neither  the Buyer nor anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or otherwise disposed of the Rule 144A Securities,  any interest in the
      Rule 144A  Securities or any other similar  security to, or solicited any offer to buy or accept a transfer,  pledge or other  disposition of the Rule 144A  Securities,  any interest in the Rule 144A Securities or any other similar  security from, or otherwise approached or  negotiated  with respect to the Rule 144A  Securities,  any interest in the Rule 144A  Securities  or any  other  similar  security  with,  any  person in any manner,  or made any general  solicitation  by means of general  advertising or in any other manner,  or taken any other action,  that would constitute a distribution of the
      Rule 144A  Securities  under the 1933 Act or that would render the  disposition of the
      Rule 144A Securities a violation of Section 5 of the 1933 Act or require  registration pursuant  thereto,  nor will it act, nor has it  authorized  or will it authorize  any person to act, in such manner with respect to the Rule 144A Securities.

(e)         The Buyer is a "qualified  institutional  buyer" as that term is defined in Rule
      144A  under the 1933 Act and has  completed  either of the forms of  certification  to that  effect  attached  hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance  on Rule 144A.  The Buyer is  acquiring  the Rule 144A
      Securities  for its own  account  or the  accounts  of other  qualified  institutional buyers,  understands  that  such  Rule  144A  Securities  may be  resold,  pledged  or transferred only (i) to a person reasonably  believed to be a qualified  institutional buyer  that  purchases  for  its  own  account  or  for  the  account  of a  qualified institutional  buyer to whom  notice is given that the  resale,  pledge or transfer is being made in  reliance  on Rule 144A,  or (ii)  pursuant  to another  exemption  from registration under the 1933 Act.

            [3.   The Buyer (if the Rule 144A  Securities  are not rated at least  "BBB-" or its equivalent by Fitch, S&P or Moody's):

(a)         is not an employee  benefit or other plan subject to the prohibited  transaction provisions  of the  Employee  Retirement  Income  Security  Act of  1974,  as  amended
      ("ERISA"),  or  Section  4975 of the  Internal  Revenue  Code of 1986,  as  amended (a
      "Plan"),  or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting,  directly or  indirectly,  on behalf of or purchasing any
      Certificate  with "plan  assets" of any Plan within the meaning of the  Department  of
      Labor ("DOL") regulation at 29 C.F.R. § 2510.3-101; or

(b)         is an  insurance  company,  the source of funds to be used by it to purchase the
      Certificates  is an "insurance  company  general  account"  (within the meaning of DOL
      Prohibited  Transaction  Class Exemption  ("PTCE")  95-60),  and the purchase is being made in  reliance  upon  the  availability  of the  exemptive  relief  afforded  under
      Sections I and III of PTCE 95-60.]

            4.    This  document  may be  executed  in one or more  counterparts  and by the different  parties hereto on separate  counterparts,  each of which, when so executed, shall be deemed to be an original; such counterparts,  together,  shall constitute one and the same document.

            IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller                     Print Name of Buyer
By:                                      By:
   Name:                                    Name:
   Title:                                   Title:
Taxpayer Identification                  Taxpayer Identification:
No.                                      No:
Date:                                    Date:

                                                                        ANNEX 1 TO EXHIBIT F

                  QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                  [For Buyers Other Than Registered Investment Companies]

            The  undersigned  hereby  certifies as follows in connection  with the Rule 144A
Investment Representation to which this Certification is attached:

1.          As indicated below, the undersigned is the President,  Chief Financial  Officer,
Senior Vice President or other executive officer of the Buyer.

2.          In  connection  with  purchases  by  the  Buyer,   the  Buyer  is  a  "qualified
institutional  buyer" as that term is defined in Rule 144A under the  Securities Act of 1933
("Rule  144A")  because  (i) the  Buyer  owned  and/or  invested  on a  discretionary  basis
$                                               in  securities   (except  for  the  excluded
securities  referred  to below) as of the end of the Buyer's  most recent  fiscal year (such amount being  calculated  in  accordance  with Rule 144A) and (ii) the Buyer  satisfies  the criteria in the category marked below.

--    Corporation,  etc.  The Buyer is a  corporation  (other than a bank,  savings and loan association or similar  institution),  Massachusetts  or similar business trust, partnership,  or charitable  organization  described in Section 501(c)(3) of the
            Internal Revenue Code.

--    Bank.  The Buyer (a) is a national  bank or banking  institution  organized  under the laws of any State,  territory or the District of Columbia, the business of which is  substantially  confined  to  banking  and  is  supervised  by the  State  or territorial  banking  commission  or similar  official  or is a foreign  bank or
            equivalent  institution,   and  (b)  has  an  audited  net  worth  of  at  least
            $25,000,000 as demonstrated in its latest annual financial  statements,  a copy of which is attached hereto.

--    Savings and Loan. The Buyer (a) is a savings and loan  association,  building and loan association,  cooperative bank,  homestead  association or similar  institution, which  is  supervised  and  examined  by a State  or  Federal  authority  having supervision  over  any  such  institutions  or is a  foreign  savings  and  loan association  or  equivalent  institution  and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

--    Broker-Dealer.  The  Buyer  is a  dealer  registered  pursuant  to  Section  15 of the
            Securities Exchange Act of 1934.

--    Insurance  Company.  The Buyer is an insurance  company whose primary and  predominant business  activity  is the  writing  of  insurance  or the  reinsuring  of risks underwritten  by insurance  companies and which is subject to supervision by the insurance  commissioner or a similar  official or agency of a State or territory or the District of Columbia.

--    State or Local Plan. The Buyer is a plan  established  and maintained by a State,  its political  subdivisions,  or any agency or  instrumentality  of the State or its political subdivisions, for the benefit of its employees.

--    ERISA  Plan.  The Buyer is an employee  benefit  plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

--    Investment  Adviser.   The  Buyer  is  an  investment  adviser  registered  under  the
            Investment Advisers Act of 1940.

--    SBIC.  The Buyer is a Small  Business  Investment  Company  licensed by the U.S. Small
            Business  Administration  under  Section  301(c)  or (d) of the  Small  Business
            Investment Act of 1958.

--    Business  Development  Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

--    Trust  Fund.  The Buyer is a trust fund whose  trustee is a bank or trust  company and whose  participants  are exclusively  (a) plans  established and maintained by a
            State,  its  political  subdivisions,  or any agency or  instrumentality  of the
            State or its political  subdivisions,  for the benefit of its employees,  or (b)
            employee benefit plans within the meaning of Title I of the Employee  Retirement
            Income  Security  Act  of  1974,  but is  not a  trust  fund  that  includes  as participants individual retirement accounts or H.R. 10 plans.

3.          The term  "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer,  (ii) securities that are part of an unsold allotment to or  subscription  by the  Buyer,  if the Buyer is a dealer,  (iii)  bank  deposit  notes and
certificates  of  deposit,  (iv)  loan  participations,   (v)  repurchase  agreements,  (vi)
securities  owned but subject to a repurchase  agreement and (vii)  currency,  interest rate and commodity swaps.

4.          For purposes of  determining  the aggregate  amount of  securities  owned and/or invested on a discretionary  basis by the Buyer,  the Buyer used the cost of such securities to the  Buyer  and  did not  include  any of the  securities  referred  to in the  preceding paragraph.  Further,  in  determining  such  aggregate  amount,  the Buyer may have included securities  owned  by  subsidiaries  of  the  Buyer,  but  only  if  such  subsidiaries  are consolidated  with  the  Buyer in its  financial  statements  prepared  in  accordance  with generally  accepted  accounting  principles and if the investments of such  subsidiaries are managed  under the Buyer's  direction.  However,  such  securities  were not included if the
Buyer is a majority-owned,  consolidated  subsidiary of another  enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5.          The Buyer  acknowledges  that it is familiar with Rule 144A and understands that the  seller to it and  other  parties  related  to the  Certificates  are  relying  and will continue to rely on the  statements  made herein  because one or more sales to the Buyer may be in reliance on Rule 144A.

                      Will the Buyer be purchasing the Rule 144A
Yes         No        Securities only for the Buyer's own account?
6.          If the answer to the  foregoing  question is "no",  the Buyer  agrees  that,  in connection  with any  purchase  of  securities  sold to the Buyer for the account of a third party  (including  any  separate  account)  in  reliance  on Rule 144A,  the Buyer will only purchase  for the  account of a third party that at the time is a  "qualified  institutional buyer"  within the meaning of Rule 144A.  In addition,  the Buyer agrees that the Buyer will not  purchase  securities  for a third  party  unless  the  Buyer  has  obtained  a  current representation  letter from such third party or taken other appropriate  steps  contemplated by Rule 144A to  conclude  that such  third  party  independently  meets the  definition  of
"qualified institutional buyer" set forth in Rule 144A.
--------------------------------------------------------------------------------------------

7.          The Buyer will notify each of the  parties to which this  certification  is made of any changes in the information and conclusions  herein.  Until such notice is given,  the
Buyer's   purchase  of  Rule  144A  Securities  will  constitute  a  reaffirmation  of  this certification as of the date of such purchase.

                                    Print Name of Buyer

                                    By:  _________________________________
                                         Name:
                                         Title:

                                    Date:__________________________________

                                                                                 EXHIBIT F-3

                          FORM OF TRANSFEROR REPRESENTATION LETTER

                                                                                      , 20

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

MORTGAGE PASS-THROUGH CERTIFICATE SERIES 2006-1

JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, New York 10004

Attention: Bear Stearns Alt-A Trust 2006-1

            Re:   Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

            In   connection   with   the   sale   by                   (the   "Seller")   to
                    (the "Purchaser") of $           Initial  Certificate  Principal Balance
of Mortgage Pass-Through  Certificates,  Series 2006-1 (the "Certificates")  pursuant to the
Pooling and  Servicing  Agreement,  dated as of January 1, 2006 (the  "Pooling and Servicing
Agreement"),  among Bear Stearns Asset Backed Securities I LLC (the "Company"), EMC Mortgage
Corporation  ("EMC"),  Wells Fargo Bank,  N.A., as master servicer (the "Master  Servicer"), and  JPMorgan  Chase Bank,  National  Association,  as trustee (the  "Trustee").  The Seller hereby  certifies,  represents  and warrants  to, and  covenants  with,  the Company and the
Trustee that:

            Neither  the Seller nor anyone  acting on its behalf has (a)  offered,  pledged, sold, disposed of or otherwise transferred any Certificate,  any interest in any Certificate or any other  similar  security to any person in any manner,  (b) has solicited any offer to buy or to accept a pledge,  disposition or other transfer of any  Certificate,  any interest in any  Certificate  or any other similar  security  from any person in any manner,  (c) has otherwise  approached or  negotiated  with respect to any  Certificate,  any interest in any
Certificate  or any other similar  security with any person in any manner,  (d) has made any general  solicitation  by means of general  advertising  or in any other manner,  or (e) has taken any other  action,  that (as to any of (a)  through  (e)  above)  would  constitute  a distribution of the  Certificates  under the Securities Act of 1933 (the "Act"),  that would render the  disposition of any  Certificate a violation of Section 5 of the Act or any state securities law, or that would require  registration or qualification  pursuant thereto.  The
Seller will not act, in any manner set forth in the  foregoing  sentence with respect to any
Certificate.  The  Seller  has not  and  will  not  sell or  otherwise  transfer  any of the
Certificates,  except  in  compliance  with the  provisions  of the  Pooling  and  Servicing
Agreement.

                                    Very truly yours,

                                    (Seller)

                                    By:
                                    Name:
                                    Title:

                                                                                   EXHIBIT G

                                          FORM OF

                                    CUSTODIAL AGREEMENT

            THIS  CUSTODIAL  AGREEMENT (as amended and  supplemented  from time to time, the
Agreement,  dated as of  January  31,  2006,  by and among  JPMORGAN  CHASE  BANK,  NATIONAL
ASSOCIATION,  as trustee (including its successors under the Pooling and Servicing Agreement defined  below,  the  Trustee),  BEAR  STEARNS  ASSET BACKED  SECURITIES I LLC.,  as company
(together  with  any  successor  in  interest,  the  Company,  WELLS  FARGO  BANK,  NATIONAL
ASSOCIATION,  as master servicer and securities  administrator  (together with any successor in interest or successor under the Pooling and Servicing  Agreement  referred to below,  the
Master Servicer and WELLS FARGO BANK, NATIONAL ASSOCIATION,  as custodian (together with any successor in interest or any successor appointed hereunder, the Custodian.

                                      WITNESSETH THAT:

            WHEREAS,  the  Company,  EMC,  the Master  Servicer and the Trustee have entered into a Pooling  and  Servicing  Agreement,  dated as of  January 1,  2006,  relating  to the issuance of Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates,  Series 2006-1 (as
in effect on the date of this agreement,  the Original Pooling and Servicing Agreement,  and
as amended and supplemented from time to time, the Pooling and Servicing Agreement; and

            WHEREAS,  the  Custodian  has  agreed  to act as agent for the  Trustee  for the purposes of receiving and holding certain documents and other  instruments  delivered by the
Company or the Master  Servicer under the Pooling and Servicing  Agreement and the Servicers under their respective Servicing  Agreements,  all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW,  THEREFORE,  in  consideration of the premises and the mutual covenants and agreements  hereinafter  set forth,  the Trustee,  the Company,  the Master Servicer and the
Custodian hereby agree as follows:

                                         ARTICLE I.
                                        DEFINITIONS

            Capitalized  terms used in this  Agreement and not defined herein shall have the meanings  assigned  in the  Original  Pooling  and  Servicing  Agreement,  unless  otherwise required by the context herein.

                                        ARTICLE II.
                               CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1.                         Custodian to Act as Agent:  Acceptance  of
Mortgage  Files.  The  Custodian,  as the duly  appointed  agent of the  Trustee  for  these purposes,  acknowledges  (subject  to any  exceptions  noted  in the  Initial  Certification referred to in Section  2.3(a)  receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule  attached  hereto (the Mortgage  Files and declares that it holds and will  hold  such  Mortgage  Files as agent for the  Trustee,  in trust,  for the use and benefit of all present and future Certificateholders.

            Section 2.2.                         Recordation   of   Assignments.    If   any
Mortgage File includes one or more  assignments  of Mortgage to the Trustee in a state which is specifically  excluded from the Opinion of Counsel delivered by the Seller to the Trustee
(with a copy to the  Custodian)  pursuant to the  provisions  of Section 2.01 of the Pooling and Servicing  Agreement,  each such  assignment  shall be delivered by the Custodian to the
Company for the purpose of recording it in the  appropriate  public office for real property records,  and the  Company,  at no  expense to the  Custodian,  shall  promptly  cause to be recorded in the appropriate  public office for real property records each such assignment of
Mortgage  and,  upon  receipt  thereof  from such  public  office,  shall  return  each such assignment of Mortgage to the Custodian.

            Section 2.3.                         Review of Mortgage Files.

            (1)   On or prior to the Closing Date,  in  accordance  with Section 2.02 of the
Pooling and  Servicing  Agreement,  the  Custodian  shall  deliver to the Trustee an Initial
Certification  in the form annexed hereto as Exhibit One evidencing  receipt (subject to any exceptions  noted  therein) of a Mortgage File for each of the Mortgage  Loans listed on the
Schedule attached hereto (the Mortgage Loan Schedule.

            (2)   Within 90 days of the Closing Date, the Custodian agrees,  for the benefit of  Certificateholders,  to review, in accordance with the provisions of Section 2.02 of the
Pooling and Servicing  Agreement,  each such  document,  and shall deliver to the Seller and the  Trustee an  Interim  Certification  in the form  annexed  hereto as Exhibit  Two to the effect that all such  documents  have been  executed and  received  and that such  documents relate to the Mortgage  Loans  identified  on the  Mortgage  Loan  Schedule,  except for any exceptions listed on Schedule A attached to such Interim Certification.  The Custodian shall be under no duty or obligation to inspect,  review or examine said  documents,  instruments, certificates  or other  papers  to  determine  that the same are  genuine,  enforceable,  or appropriate  for the  represented  purpose or that they have  actually been recorded or that they are other than what they purport to be on their face.

            (3)   Not later  than 180 days  after the  Closing  Date,  the  Custodian  shall review  the  Mortgage  Files as  provided  in  Section  2.02 of the  Pooling  and  Servicing
Agreement  and  deliver  to the  Seller and the  Trustee a Final  Certification  in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

            (4)   In reviewing the Mortgage Files as provided  herein and in the Pooling and
Servicing  Agreement,  the  Custodian  shall make no  representation  as to and shall not be responsible  to  verify  (i) the  validity,  legality,  enforceability,  due  authorization, recordability,  sufficiency or genuineness of any of the documents  included in any Mortgage
File or (ii) the  collectibility,  insurability,  effectiveness or suitability of any of the documents in any Mortgage File.

      Upon  receipt of written  request  from the Trustee,  the  Custodian  shall as soon as practicable  supply the Trustee with a list of all of the documents relating to the Mortgage
Loans missing from  the Mortgage Files.

            Section 2.4.                         Notification     of     Breaches     of
Representations  and  Warranties.  Upon  discovery  by  the  Custodian  of a  breach  of any representation  or warranty  made by the  Company as set forth in the Pooling and  Servicing
Agreement with respect to a Mortgage Loan relating to a Mortgage  File, the Custodian  shall give prompt written notice to the Company, the related Servicer and the Trustee.

            Section 2.5.                         Custodian   to   Cooperate:   Release  of
Mortgage  Files.  Upon receipt of written  notice from the Trustee  that the  Mortgage  Loan
Seller has  repurchased  a Mortgage Loan pursuant to Article II of the Pooling and Servicing
Agreement,  and that the purchase price  therefore has been deposited in the Master Servicer
Collection  Account or the  Distribution  Account,  then the  Custodian  agrees to  promptly release to the Mortgage Loan Seller the related Mortgage File.

            Upon the  Custodian's  receipt of a request  for  release (a Request for Release substantially  in the form of Exhibit D to the Pooling and Servicing  Agreement  signed by a
Servicing  Officer of the related Servicer stating that it has received payment in full of a
Mortgage  Loan or that  payment  in full will be  escrowed  in a manner  customary  for such purposes,  the  Custodian  agrees  promptly to release to the related  Servicer  the related
Mortgage  File.  The Company shall  deliver to the  Custodian  and the  Custodian  agrees to accept the Mortgage Note and other documents  constituting the Mortgage File with respect to any Substitute Mortgage Loan.

            From time to time as is  appropriate  for the  servicing or  foreclosure  of any
Mortgage Loan, including, for this purpose,  collection under any Primary Mortgage Insurance
Policy,  the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing  Officer  requesting  that possession of all of the Mortgage File be released to the related  Servicer and certifying as to the reason for such release and that such release will not  invalidate any insurance  coverage  provided in respect of the Mortgage Loan under any of the Insurance  Policies.  Upon receipt of the foregoing,  the Custodian shall deliver the Mortgage  File to the related  Servicer.  All Mortgage  Files so released to the related
Servicer  shall  be held by it in  trust  for the  Trustee  for the use and  benefit  of all present and future  Certificateholders.  The related Servicer shall cause each Mortgage File or any document  therein so released to be returned to the Custodian when the need therefore by the related  Servicer no longer exists,  unless (i) the Mortgage Loan has been liquidated and the  Liquidation  Proceeds  relating to the  Mortgage  Loan have been  deposited  in the
Master Servicer Collection Account or the Distribution  Account or (ii) the Mortgage File or
such  document has been  delivered to an  attorney,  or to a public  trustee or other public official as required by law, for purposes of  initiating  or pursuing  legal action or other
proceedings   for  the  foreclosure  of  the  Mortgaged   Property   either   judicially  or
non-judicially,  and the related  Servicer has delivered to the Custodian a certificate of a
Servicing  Officer  certifying  as to the name  and  address  of the  Person  to which  such
Mortgage File or such document was delivered and the purpose or purposes of such delivery.

            At any time that a Servicer is  required  to deliver to the  Custodian a Request for Release,  the Servicer  shall deliver two copies of the Request for Release if delivered in hard copy or the  Servicer may furnish  such  Request for Release  electronically  to the
Custodian,  in which event the Servicing  Officer  transmitting  the same shall be deemed to have  signed the  Request  for  Release.  In  connection  with any  Request for Release of a
Mortgage File because of a repurchase of a Mortgage Loan,  such Request for Release shall be accompanied by an assignment of mortgage, without recourse,  representation or warranty from the Trustee to the  Mortgage  Loan Seller and the  related  Mortgage  Note shall be endorsed without  recourse,  representation or warranty by the Trustee (unless such Mortgage Note was a MERS Loan and not endorsed to the  Trustee)  and be returned to the Mortgage  Loan Seller.
In  connection  with any Request for  Release of a Mortgage  File  because of the payment in full of a Mortgage  Loan,  such Request for Release shall be accompanied by a certificate of satisfaction  or other similar  instrument to be executed by or on behalf of the Trustee and returned to the related Servicer.

            Section 2.6.                         Assumption  Agreements.  In the event  that
any  assumption  agreement,  substitution  of  liability  agreement  or  sale  of  servicing agreement is entered into with  respect to any  Mortgage  Loan subject to this  Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement,  the Master
Servicer,  to the extent  provided  in the  related  Servicing  Agreement,  shall  cause the related Servicer to notify the Custodian that such assumption or substitution  agreement has been  completed  by  forwarding  to  the  Custodian  the  original  of  such  assumption  or substitution  agreement,  which shall be added to the  related  Mortgage  File and,  for all purposes,  shall be  considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                        ARTICLE III.
                                  CONCERNING THE CUSTODIAN

            Section 3.1.                         Custodian  as  Bailee  and  Agent  of  the
Trustee.  With respect to each  Mortgage  Note,  Mortgage and other  documents  constituting each Mortgage File which are delivered to the Custodian,  the Custodian is  exclusively  the bailee  and  agent of the  Trustee  and has no  instructions  to hold any  Mortgage  Note or
Mortgage for the benefit of any person other than the Trustee,  holds such documents for the benefit of Certificateholders  and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  Except upon compliance with the provisions of
Section  2.5 of this  Agreement,  no  Mortgage  Note,  Mortgage  or  Mortgage  File shall be delivered  by the  Custodian  to the  Company,  the  Servicers  or the  Master  Servicer  or
otherwise released from the possession of the Custodian.

            Section 3.2.                         Reserved.

            Section 3.3.                         Custodian   May   Own   Certificates.   The
Custodian  in its  individual  or any other  capacity  may  become  the owner or  pledgee of
Certificates with the same rights it would have if it were not Custodian.

            Section 3.4.                         Master  Servicer to Pay  Custodian's  Fees
and Expenses.  The Master  Servicer  covenants and agrees to pay to the Custodian  from time to time, and the Custodian shall be entitled to,  reasonable  compensation  for all services rendered by it in the exercise and performance of any of the powers and duties  hereunder of the Custodian,  and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable  expenses,  disbursements  and advances incurred or made by the Custodian in  accordance  with any of the  provisions  of this  Agreement  (including  the  reasonable compensation  and the  expenses  and  disbursements  of its  counsel  and of all persons not regularly  in its employ),  except any such  expense,  disbursement  or advance as may arise from its  negligence or bad faith or to the extent that such cost or expense is  indemnified by the Company pursuant to the Pooling and Servicing Agreement.

            Section 3.5.                         Custodian  May Resign  Trustee  May Remove
Custodian.  The Custodian may resign from the  obligations and duties hereby imposed upon it as such  obligations  and duties  relate to its acting as Custodian  of the Mortgage  Loans.
Upon  receiving  such notice of  resignation,  the Trustee  shall either take custody of the
Mortgage  Files itself and give prompt  written  notice  thereof to the Company,  the Master
Servicer  and  the  Custodian,   or  promptly  appoint  a  successor  Custodian  by  written instrument,  in duplicate,  one copy of which instrument shall be delivered to the resigning
Custodian  and one copy to the  successor  Custodian.  If the  Trustee  shall not have taken custody of the Mortgage  Files and no successor  Custodian  shall have been so appointed and have  accepted  appointment  within 30 days after the giving of such notice of  resignation,
the  resigning  Custodian  may  petition  any  court  of  competent   jurisdiction  for  the
appointment of a successor Custodian.

            The Trustee may remove the  Custodian at any time with the consent of the Master
Servicer.  In such  event,  the Trustee  shall  appoint,  or  petition a court of  competent jurisdiction to appoint, a successor Custodian  hereunder.  Any successor Custodian shall be a  depository  institution  subject  to  supervision  or  examination  by  federal  or state authority,  shall be able to satisfy  the other  requirements  contained  in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

            Any  resignation  or removal of the  Custodian  and  appointment  of a successor
Custodian  pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor  Custodian.  The Trustee shall give prompt notice to the Company and the Master  Servicer of the  appointment of any successor  Custodian.  No successor  Custodian  shall be  appointed by the Trustee  without the prior  approval of the
Company and the Master Servicer.

            Section 3.6.                         Merger or Consolidation  of Custodian.  Any
Person  into  which  the  Custodian  may be  merged  or  converted  or with  which it may be consolidated,  or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party,  or any Person  succeeding to the business of the Custodian, shall be the  successor of the Custodian  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything  herein to the contrary  notwithstanding;  provided that such successor is a depository institution subject to  supervision  or  examination  by federal or state  authority  and is able to satisfy the other requirements  contained in Section 3.7 and is unaffiliated with the Master Servicer or the Company.

            Section 3.7.                         Representations   of  the  Custodian.   The
Custodian hereby  represents that it is a depository  institution  subject to supervision or examination by a federal or state authority,  has a combined capital and surplus of at least
$15,000,000 and is qualified to do business in the  jurisdictions  in which it will hold any
Mortgage File.

            Section 3.8.                         Limitation   on   Liability.   Neither  the
Custodian nor any of its directors,  officers, agents or employees,  shall be liable for any action  taken or omitted to be taken by it or them  hereunder or in  connection  herewith in good faith and reasonably  believed  (which belief may be based upon the written  opinion or advice of counsel  selected by it in the  exercise of  reasonable  care) by it or them to be within the purview of this Agreement,  except for its or their own negligence,  lack of good faith or willful misconduct.  The Custodian and any director,  officer, employee or agent of the  Custodian  may rely in good  faith on any  document  of any kind prima  facie  properly executed and  submitted  by any person with  authority  with respect to any related  matters arising hereunder.  In no event shall the Custodian or its directors,  officers,  agents and employees be held liable for any special,  indirect or consequential  damages resulting from any action taken or omitted to be taken by it or them  hereunder or in  connection  herewith even if advised of the possibility of such damages.

            Notwithstanding  anything  herein  to the  contrary,  the  Custodian  agrees  to
indemnify   the  Trust  Fund,   the  Trustee  and  each  of  their   respective   employees,
representatives,  affiliates,  officers,  directors and agents for any and all  liabilities, obligations,  losses, damages,  payments,  costs or expenses of any kind whatsoever that may be imposed on,  incurred by or asserted  against the Trustee or Trust Fund or any such other respective Person,  due to any willful  misfeasance or negligent or bad faith performance or non-performance  by the Custodian of its duties and  responsibilities  under this Agreement;
provided,  however,  that the Custodian shall not be liable to any of the foregoing  Persons for any amount and any portion of any such amount  directly  and solely  resulting  from the willful  misfeasance,  bad faith or negligence of such person, and the Custodian's  reliance on written  instructions  from the Trustee or the Master  Servicer.  The  provisions of this
Section 3.8 shall survive the termination of this Custodial Agreement.

            The  Custodian  and its  directors,  officers,  employees  and  agents  shall be entitled to  indemnification  and  defense  from the Trust Fund for any loss,  liability  or expense  incurred  (other  than as a result  of any  willful  misfeasance  or  negligent  or bad-faith  performance or non-performance  on their part),  arising out of, or in connection with, the  acceptance or  administration  of the custodial  arrangement  created  hereunder, including the costs and expenses of defending  themselves  against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                                        ARTICLE IV.
                               COMPLIANCE WITH REGULATION AB

            Section 4.1.                         Intent  of  the  parties;   Reasonableness.
The  parties  hereto  acknowledge  and  agree  that the  purpose  of this  Article  IV is to facilitate  compliance  by the Company and the Trustee with the  provisions of Regulation AB and related rules and regulations of the  Commission.  The Company and the Trustee shall not exercise  its right to request  delivery of  information  or other  performance  under these provisions  other  than in good  faith,  or for  purposes  other  than  compliance  with the
Securities Act, the Exchange Act and the rules and  regulations of the Commission  under the
Securities  Act  and  the  Exchange  Act.  Each  of the  parties  hereto  acknowledges  that interpretations  of the  requirements  of the  requirements of Regulation AB may change over time,  whether  due to  interpretive  guidance  provided  by the  Commission  or its  staff, consensus among participants in the mortgage-backed  securities markets,  advice of counsel, or  otherwise,  and agrees to comply  with  requests  made by the Company and the Trustee in good faith for  delivery  of  information  under these  provisions  on the basis of evolving interpretations of Regulation AB to the extent reasonably  practicable.  The Custodian shall cooperate  reasonably with the Company and the Trusteeto  deliver to the Company  (including any of  their  respective  assignees  or  designees),  any and all  disclosure,  statements, reports,  certifications,  records and any other  information  necessary in the  reasonable, good faith  determination  of the  Company  and the  Trustee to permit the  Company  and the
Trustee to comply with the provisions of Regulation AB.

            Section 4.2.                         Additional  Representations  and Warranties
of the Custodian.

            (1)   The Custodian  hereby  represents  and warrants that the  information  set forth in the Prospectus  Supplement under the caption "Description of the Certificates - The
Custodian" (the "Custodian  Disclosure") does not contain any untrue statement of a material fact or omit to state a material  fact  required to be stated  therein or necessary in order to make the  statements  therein,  in the light of the  circumstances  under which they were made, not misleading.

            (2)   The  Custodian  shall be deemed to represent to the Company as of the date hereof and on each date on which  information  is provided to the Company  under Section 4.3 that,  except as  disclosed in writing to the Company  prior to such date:  (i) there are no aspects  of its  financial  condition  that  could  have a  material  adverse  effect on the performance  by  it  of  its  Custodian  obligations  under  this  Agreement  or  any  other securitization  transaction  as to which it is the  custodian;  (ii)  there are no  material legal or  governmental  proceedings  pending (or known to be  contemplated)  against it; and
(iii) there are no  affiliations,  relationships  or transactions  relating to the Custodian with respect to the Company or any sponsor, issuing entity, servicer,  trustee,  originator, significant  obligor,  enhancement or support provider or other material  transaction  party
(as such  terms  are used in  Regulation  AB)  relating  to the  Securitization  Transaction contemplated by the Original Pooling and Servicing  Agreement,  as identified by the Company to the Custodian in writing as of the Closing Date (each, a "Transaction Party").

            (3)   If so requested  by the Company on any date  following  the Closing  Date, the Custodian  shall,  within five Business Days following such request,  confirm in writing the  accuracy of the  representations  and  warranties  set forth in  paragraph  (1) of this section or, if any such  representation  and warranty is not accurate as of the date of such confirmation,  provide reasonably adequate disclosure of the pertinent facts, in writing, to the  requesting  party.  Any such request from the Company shall not be given more than once each calendar quarter,  unless the Company shall have a reasonable basis for a determination that any of the representations and warranties may not be accurate.

            Section 4.3.                         Additional  Information  to Be Provided by
the  Custodian.  For so  long as the  Certificates  are  outstanding,  for  the  purpose  of satisfying  the Company 's reporting  obligation  under the Exchange Act with respect to any class of  Certificates,  the  Custodian  shall (a)  notify  the  Company  in  writing of any material litigation or governmental  proceedings pending against the Custodian that would be material to  Certificateholders,  and (b) provide to the  Company a written  description  of such  proceedings.  Any notices and  descriptions  required  under this Section 4.3 shall be given no later than five Business Days prior to the  Determination  Date following the month in which the  Custodian has knowledge of the  occurrence  of the relevant  event.  As of the date the  Company  or  Master  Servicer  files  each  Report  on Form 10-D or Form 10-K with respect to the Certificates,  the Custodian will be deemed to represent that any information previously  provided under this Section 4.3, if any, is materially correct and does not have any material omissions unless the Custodian has provided an update to such information.

            Section 4.4.                         Report on  Assessment  of  Compliance  and
Attestation. On or before March 15 of each calendar year, the Custodian shall:

            (1)   deliver  to the  Company  a  report  (in  form  and  substance  reasonably satisfactory  to the Company)  regarding the  Custodian's  assessment of compliance with the
Servicing  Criteria during the immediately  preceding calendar year, as required under Rules
13a-18 and 15d-18 of the Exchange Act and Item 1122 of  Regulation  AB. Such report shall be addressed to the Company and signed by an  authorized  officer of the  Custodian,  and shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of Exhibit Five hereto; and

            (2)   deliver to the Company a report of a  registered  public  accounting  firm reasonably  acceptable  to the Company  that attests to, and reports on, the  assessment  of compliance  made by the Custodian and delivered  pursuant to the preceding  paragraph.  Such attestation  shall be in accordance  with Rules  1-02(a)(3)  and 2-02(g) of  Regulation  S-X under the Securities Act and the Exchange Act.

            Section 4.5.                         Indemnification; Remedies.

            (1)   The Custodian shall indemnify the Company,  each affiliate of the Company, the Master  Servicer,  the Trustee and each broker dealer acting as  underwriter,  placement agent or initial  purchaser  of the  Certificates  or each Person who  controls  any of such parties  (within  the  meaning  of Section 15 of the  Securities  Act and  Section 20 of the
Exchange Act);  and the respective  present and former  directors,  officers,  employees and agents of each of the  foregoing,  and shall hold each of them harmless from and against any losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related costs, judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

            (i)   (A) any untrue  statement  of a material  fact  contained or alleged to be
contained  in  the  Custodian  Disclosure  and  any  information,   report,   certification,
accountants'  attestation or other  material  provided under this Article IV by or on behalf of the  Custodian  (collectively,  the  "Custodian  Information"),  or (B) the  omission  or alleged  omission  to state in the  Custodian  Information  a material  fact  required to be stated in the Custodian  Information or necessary in order to make the  statements  therein, in the light of the circumstances under which they were made, not misleading; or

            (ii)  any  failure  by  the  Custodian  to  deliver  any  information,   report,
certification,  accountants'  attestation  or other material when and as required under this
Article IV.

            (2)   In the case of any  failure of  performance  described  in clause  (ii) of
Section 4.5(1),  the Custodian shall promptly reimburse the Company for all costs reasonably incurred  by the  Company  in  order  to  obtain  the  information,  report,  certification, accountants' letter or other material not delivered as required by the Custodian.

                                         ARTICLE V.
                                  MISCELLANEOUS PROVISIONS

            Section 5.1.                         Notices.  All notices,  requests,  consents
and demands and other communications  required under this Agreement or pursuant to any other instrument  or  document  delivered  hereunder  shall be in writing  and,  unless  otherwise specifically provided,  may be delivered personally,  by telegram or telex, or by registered or certified mail, postage prepaid,  return receipt requested, at the addresses specified on the signature  page hereof (unless  changed by the particular  party whose address is stated
herein by similar  notice in  writing),  in which case the notice  will be deemed  delivered when received.

            Section 5.2.                         Amendments.  No  modification  or amendment
of or  supplement  to this  Agreement  shall  be valid or  effective  unless  the same is in writing and signed by all parties hereto,  and neither the Company,  the Master Servicer nor the Trustee  shall enter into any  amendment  hereof  except as permitted by the Pooling and
Servicing Agreement.  The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing  Agreement and furnish the Custodian with written copies thereof.

            Section 5.3.                         GOVERNING  LAW.  THIS  AGREEMENT  SHALL  BE
DEEMED A CONTRACT  MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE  CONSTRUED  AND
ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 5.4.                         Recordation  of  Agreement.  To the  extent
permitted by applicable  law, this Agreement is subject to  recordation  in all  appropriate public  offices  for  real  property  records  in  all  the  counties  or  other  comparable jurisdictions  in which any or all of the properties  subject to the Mortgages are situated, and in any other  appropriate  public recording office or elsewhere,  such recordation to be effected by the Company and at the Trust's expense,  but only upon direction  accompanied by an Opinion of Counsel reasonably  satisfactory to the Company to the effect that the failure to effect such  recordation  is likely to materially  and adversely  affect the interests of the Certificateholders.

            For the purpose of  facilitating  the  recordation  of this  Agreement as herein provided  and for other  purposes,  this  Agreement  may be executed  simultaneously  in any number of counterparts,  each of which counterparts  shall be deemed to be an original,  and such counterparts shall constitute but one and the same instrument.

            Section 5.5.                         Severability  of Provisions.  If any one or
more of the covenants,  agreements,  provisions or terms of this Agreement  shall be for any reason whatsoever held invalid, then such covenants,  agreements,  provisions or terms shall be deemed severable from the remaining  covenants,  agreements,  provisions or terms of this
Agreement and shall in no way affect the validity or  enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION, as Trustee
4 New York Plaza, 6th Floor
New York, New York 10004
                                        By:
Attention:                              Name:
Telecopy:                               Title:
Confirmation:
Address:                                BEAR STEARNS ASSET BACKED SECURITIES
                                        I LLC
383 Madison Avenue
New York, New York 10179
                                        By:
                                        Name: Baron Silverstein
                                        Title:      Vice President

Address:                                WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Master Servicer
9062 Old Annapolis                      By:
Columbia, Maryland 21045                Name:
Attention: BSALTA 2006-1                Title:

Address:                                WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION, as Custodian
1015 10th Avenue                        By:
Minneapolis, Minnesota 55414            Name:
Attention: BSALTA 2006-1                Title:
Telecopier: (612) 667-1068

      STATE OF NEW YORK         )
                                ) ss.:
      COUNTY OF NEW YORK        )

            On the 31st day of  January,  2006,  before me, a notary  public in and for said
State,  personally  appeared  _______________,  known  to  me  to  be a  _________________of
JPMorgan Chase Bank, National Association,  a national banking association that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said association and acknowledged to me that such association executed the within instrument.

            IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                    Notary Public

      [SEAL]

      STATE OF MARYLAND         )
                                ) ss.:
      COUNTY OF HOWARD          )

            On the 31st day of  January,  2006,  before me, a notary  public in and for said
State, personally appeared __________________,  known to me to be a/an _____________________
of Wells Fargo Bank, National Association,  a national banking association that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said national banking association,  and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                    Notary Public

      [SEAL]

      STATE OF NEW YORK         )
                                ) ss.:
      COUNTY OF NEW YORK        )

            On the 31st day of  January,  2006,  before me, a notary  public in and for said
State,  personally  appeared Baron  Silverstein,  known to me to be a Vice President of Bear
Stearns  Asset  Backed  Securities  I LLC,  one of the  companies  that  executed the within instrument,  and  also  known to me to be the  person  who  executed  it on  behalf  of said company, and acknowledged to me that such company executed the within instrument.

            IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                    Notary Public

      [Notarial Seal]

      STATE OF MARYLAND
                                ) ss.:
      COUNTY OF HOWARD          )

            On the 31st day of  January,  2006,  before me, a notary  public in and for said
State, personally appeared __________________,  known to me to be a/an _____________________
of Wells Fargo Bank, National Association,  a national banking association that executed the within  instrument,  and also known to me to be the person who executed it on behalf of said national banking association,  and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS  WHEREOF,  I have  hereunto set my hand and affixed my official  seal the day and year in this certificate first above written.

                                                    Notary Public

      [Notarial Seal]

                                        EXHIBIT ONE

                          FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                ___________, 20__

JPMorgan Chase Bank, National            Bear Stearns Asset Backed Securities
Association                              I LLC
4 New York Plaza, 6th Floor              383 Madison Avenue
New York, New York 10004                 New York, New York 10179
Attention:  Bear Stearns Asset Backed Securities I LLC
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR1

            Re:   Custodial Agreement,  dated as of January 31, 2006, by and among JPMorgan
                  Chase Bank, National Association,  Bear Stearns Asset Backed Securities I
                  LLC and Wells Fargo Bank, National  Association  relating to Bear Stearns
                  ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR1

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned  Custodial Agreement,  and subject  to Section  2.02 of the  Pooling  and  Servicing  Agreement,  the  undersigned,  as
Custodian,  hereby  certifies  that it has  received  a Mortgage  File  (which  contains  an original  Mortgage Note or lost note  affidavit) to the extent  required in  Section 2.01 of the  Pooling  and  Servicing  Agreement  with  respect to each  Mortgage  Loan listed in the
Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized  words and phrases  used herein shall have the  respective  meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION

                                            By:
                                            Name:
                                            Title:

                                        EXHIBIT TWO

                          FORM OF CUSTODIAN INTERIM CERTIFICATION

                                                ___________, 20__

JPMorgan Chase Bank, National            Bear Stearns Asset Backed Securities
Association                              I LLC
4 New York Plaza, 6th Floor              383 Madison Avenue
New York, New York 10004                 New York, New York 10179
Attention:  Bear Stearns Asset Backed Securities I LLC
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR1

            Re:   Custodial Agreement,  dated as of January 31, 2006, by and among JPMorgan
                  Chase Bank, National Association,  Bear Stearns Asset Backed Securities I
                  LLC and Wells Fargo Bank, National  Association  relating to Bear Stearns
                  ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR1

Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned  Custodial Agreement,  the undersigned,  as  Custodian,  hereby  certifies  that it has received a Mortgage File to the extent  required  pursuant  to Section  2.01 of the  Pooling and  Servicing  Agreement  with respect to each Mortgage Loan listed in the Mortgage Loan Schedule,  and it has reviewed the
Mortgage  File  and the  Mortgage  Loan  Schedule  and has  determined  that:  all  required documents  have been executed and received and that such  documents  related to the Mortgage
Loans  identified on the Mortgage Loan Schedule,  with any  exceptions  listed on Schedule A attached hereto.

            Capitalized  words and phrases  used herein shall have the  respective  meanings assigned to them in the above-captioned Custodial Agreement.

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION

                                            By:
                                            Name:
                                            Title:

                                       EXHIBIT THREE

                           FORM OF CUSTODIAN FINAL CERTIFICATION

                                          __________, 20__

JPMorgan Chase Bank, National            Bear Stearns Asset Backed Securities
Association                              I LLC
4 New York Plaza, 6th Floor              383 Madison Avenue
New York, New York 10004                 New York, New York 10179
Attention:  Bear Stearns Asset Backed Securities I LLC
Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR1

            Re:   Custodial Agreement,  dated as of January 31, 2006, by and among JPMorgan
                  Chase Bank, National Association,  Bear Stearns Asset Backed Securities I
                  LLC and Wells Fargo Bank, National  Association  relating to Bear Stearns
                  ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-AR1

Ladies and Gentlemen:

            In accordance with Section 2.3 of the  above-captioned  Custodial  Agreement and subject to Section  2.02(b) of the Pooling and  Servicing  Agreement,  the  undersigned,  as
Custodian,  hereby certifies that,  subject to any exceptions  listed on Schedule A attached hereto,  it has received a Mortgage  File with respect to each  Mortgage  Loan listed in the
Mortgage Loan Schedule containing with respect to each such Mortgage Loan:

(i)   The original Mortgage Note,  endorsed without recourse (A) to the order of the Trustee or (B) in the case of a Mortgage Loan in the MERS System,  in blank,  and in each case showing an unbroken chain of  endorsements  from the originator  thereof to the Person endorsing  it to the  Trustee  or a lost note  affidavit  together  with a copy of the related Mortgage Note;

(ii)  the original  Mortgage  and, if the related  Mortgage  Loan is a MOM Loan,  noting the presence of the MIN and language  indicating  that such  Mortgage  Loan is a MOM Loan, which shall have been  recorded (or if the original is not  available,  a copy),  with evidence of such recording indicated thereon;

(iii) unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment  (which may be in the form of a blanket  assignment if permitted in the  jurisdiction in which the
      Mortgaged  Property  is located) to JPMorgan  Chase  Bank,  National  Association,  as
      Trustee,  with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon;

(iv)  all intervening assignments of the Security Instrument,  if applicable and only to the extent available to the Seller with evidence of recording thereon;

(v)   the  original  or a copy of the policy or  certificate  of primary  mortgage  guaranty insurance, to the extent available, if any,

(vi)  the original policy of title  insurance or mortgagee's  certificate of title insurance or commitment or binder for title insurance, and

(vii) originals of all modification agreements, if applicable and available.

            Capitalized  words and phrases  used herein shall have the  respective  meanings assigned to them in the above-captioned  Custodial Agreement or in the Pooling and Servicing
Agreement, as applicable.

                                            WELLS  FARGO  BANK,   NATIONAL
                                      ASSOCIATION

                                            By:
                                            Name:
                                            Title:

                                        EXHIBIT FOUR

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment of compliance to be delivered by the Custodian  shall  address,  at a minimum, the criteria identified as below as "Applicable Servicing Criteria";

---------------------------------------------------------------------------
                                                              Applicable
                    Servicing Criteria                        Servicing
                                                               Criteria
---------------------------------------------------------------------------
---------------------------------------------------------------------------
   Reference                     Criteria
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                     General Servicing Considerations
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Policies and procedures are instituted to
                monitor any performance or other triggers
1122(d)(1)(i)   and events of default in accordance with
                the transaction agreements
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                If any material servicing activities are
                outsourced to third parties, policies and
1122(d)(1)(ii)  procedures are instituted to monitor the
                third party's performance and compliance
                with such servicing activities
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Any requirements in the transaction
1122(d)(1)(iii) agreements to maintain a back-up servicer
                for the pool assets are maintained.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                A fidelity bond and errors and omissions
                policy is in effect on the party
                participating in the servicing function
1122(d)(1)(iv)  throughout the reporting period in the
                amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------

                    Cash Collection and Administration
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Payments on pool assets are deposited into
                the appropriate custodial bank accounts
                and related bank clearing accounts no more
1122(d)(2)(i)   than two business days following receipt
                and identification, or such other number
                of days specified in the transaction
                agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Disbursements made via wire transfer on
1122(d)(2)(ii)  behalf of an obligor or to an investor are
                made only by authorized personnel.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Advances of funds or guarantees regarding
                collections, cash flows or distributions,
                and any interest or other fees charged for
1122(d)(2)(iii) such advances are made, reviewed and
                approved as specified in the transaction
                agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                The related accounts for the transaction,
                such as cash reserve accounts or accounts
                established as a form of
1122(d)(2)(iv)  overcollateralization, are separately
                maintained (e.g., with respect to
                commingling of cash) as set forth in the
                transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Each custodial account is maintained at a
                federally insured depository institution
                as set forth in the transaction
                agreements.  For purposes of this
                criterion, "federally insured depository
1122(d)(2)(v)   institutions" with respect to a foreign
                financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to
                prevent unauthorized access.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Reconciliations are prepared on a monthly
                basis for all asset-backed securities
                related bank accounts, including custodial
                accounts and related bank clearing
                accounts. These reconciliations are (A)
                mathematically accurate; (B) prepared
                within 30 calendar days after the bank
                statement cutoff date, or such other
                number of days specified in the
1122(d)(2)(vii) transaction agreements; (C) reviewed and
                approved by someone other than ther person
                who prepared the reconciliations; and (D)
                contain explanations for reconciling
                items, These reconciling items are
                resolved within 90 calendar days of their
                original identification, or such other
                number of days specified in the
                transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------

                    Investor Remittances and Reporting
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Reports to investors, including those to
                be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other terms
                set forth in the transaction agreements,
                (B) provide information calculated in
1122(d)(3)(i)   accordance with the terms specified in the
                transaction agreements; (C) are filed with
                the Commission as required by its rules
                and regulations; and (D) agree with
                investors; or the trustee's records as to
                the total unpaid principal balance and
                number of pool assets serviced by the
                servicer.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Amounts due to investors are allocated and
                remitted in accordance with timeframes,
1122(d)(3)(ii)  distribution priority and other terms set
                forth in the transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Disbursements made to an investor are
                posted within two business days to the
1122(d)(3)(iii) servicer's investor records, or such other
                number of days specified in the
                transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Amounts remitted to investors per the
                investor reports agree with cancelled
1122(d)(3)(iv)  checks, or other form of payment, or
                custodial bank statements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------

                         Pool Asset Administration
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Collateral or security on pool assets is
1122(d)(4)(i)   maintained as required by the transaction
                agreements or related asset pool documents.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Pool assets and related documents are             v
1122(d)(4)(ii)  safeguarded as required by the transaction
                agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Any additions, removals or substitutions     v*
                to the asset pool are made, reviewed and
1122(d)(4)(iii) approved in accordance with any conditions
                or requirements in the transaction
                agreements
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Payments on pool assets, including any
                payoffs, made in accordance with the
                related pool asset documents are posted to
                the servicer's obligor records maintained
                no more than two business days after
1122(d)(4)(iv)  receipt and identification, or such other
                number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                pool asset documents.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                The servicer's records regarding the pool
1122(d)(4)(v)   assets agree with the servicer's records
                with respect to an obligor's unpaid
                principal balance.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Changes with respect to the terms or
                status of an obligor's pool asset (e.g.,
                loan modifications or re-agings) are made,
1122(d)(4)(vi)  reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Loss mitigation of recovery actions (e.g.,
                forbearance plans, modifications and deed
                in lieu of foreclosure, foreclosures and
                repossessions, as applicable) are
1122(d)(4)(vii) initiated, conducted and concluded in
                accordance with the timeframes or other
                requirements established by the
                transaction documents.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Records documenting collection efforts are
                maintained during the period a pool asset
                is delinquent in accordance with the
                transaction agreements., Such records are
                maintained in at least a monthly basis, or
                such other period specified in the
                transaction agreements, and describe the
1122(d)(4)(viii)entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters and payment
                rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Adjustments to interest rates or rates of
1122(d)(4)(ix)  return for pool assets with  variable
                rates are computed based on the related
                pool asset documents.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Regarding any funds held in trust for an
                obligor (such as escrow accounts); (A)
                such funds are analyzed, in accordance
                with the obligor's pool asset documents,
                on at least an annual basis, or such other
                period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
1122(d)(4)(x)   accordance with applicable pool asset
                documents and state laws; and (C) such
                funds are returned to the obligor within
                3- calendar days of full repayment of the
                related pool asset, or such other number
                of days specified in the transaction
                agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Payments made on behalf of an obligor
                (such as tax ore insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
1122(d)(4)(xi)  payments, provided that such support has
                been received by the service at least 30
                calendar days prior to these dates, or
                such other number of days specified in the
                transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
                Any late payment penalties in connection
                with any payment to be made on behalf of
                an obligor are paid from the servicer's
1122(d)(4)(xii) funds and not charged to the obligor,
                unless the late payment was due to the
                obligor's error or omission.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
1122(d)(4)(xiii)Disbursements made on behalf of an obligor
                are posted within two business days to the
                obligor's records maintained by the
                servicer, or such other number of days
                specified in the transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
1122(d)(4)(xiv) Delinquencies, charge-offs and
                uncollectible funds are recognized and
                recorded in accordance with the
                transaction agreements.
---------------------------------------------------------------------------
---------------------------------------------------------------------------
1122(d)(4)(xv)  Any external enhancement or other support,
                identified in item 1114(a)(1) through (3)
                or item 1115 of Regulation AB, is
                maintained as set forth in the transaction
                agreements.
---------------------------------------------------------------------------

                                                                   EXHIBIT H-1

                            BANK OF AMERICA SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                   EXHIBIT H-2

                            CHEVY CHASE BANK SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                  EXHIBIT H-3

                              COUNTRYWIDE SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                 EXHIBIT H-4

                                  EMC SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                 EXHIBIT H-5

                                EVERHOME SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                 EXHIBIT H-6

                                 GMACM SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                 EXHIBIT H-7

                               GREENPOINT SERVICING AGREEMENT
                                  (Provided Upon Request)

                                                                 EXHIBIT H-8

                               HARBORSIDE SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                 EXHIBIT H-9

                                  HSBC SERVICING AGREEMENT

                            (Provided Upon Request)

                                                                 EXHIBIT H-10

                                HOMEBANC SERVICING AGREEMENT

                            (Provided Upon Request)

                                                                 EXHIBIT H-11

                                INDYMAC SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                 EXHIBIT H-12
                             MELLON TRUST SERVICING AGREEMENTS

                                  (Provided Upon Request)

                                                                 EXHIBIT H-13

                                  PHH SERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                EXHIBIT H-14

                                 USBANK SERVICING AGREEMENT

                            (Provided Upon Request)

                                                                EXHIBIT H-15

                           WASHINGTON MUTUAL SERVICING AGREEMENT

                            (Provided Upon Request)

                                                                EXHIBIT H-16

                               WATERFIELD SERVICING AGREEMENT

                                  (Provided Upon Request)

fvvc

                                                                EXHIBIT I-1

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of January  31, 2006 (the  "Closing  Date"),  among EMC  Mortgage  Corporation  (the
"Assignor"),  JPMorgan Chase Bank, National Association,  not in its individual capacity but solely as trustee for the holders of Bear Steams ALT-A Trust 2006-1,  Mortgage  Pass-Through
Certificates,  Series 2006-1 (the "Assignee") and Bank of America, National Association (the
"Company").

      Whereas,  pursuant to the Recognition  Agreement dated as of January 1, 2006,  between the  Assignor  and the  Company  (the  "Recognition  Agreement),  the  Company has agreed to service certain residential  mortgage loans (the "Assigned Loans") for the Assignor as owner of the  Assigned  Loans,  in  accordance  with the terms and  conditions  of the Amended and
Restated Flow Mortgage Loan Sale and Servicing  Agreement,  dated April 1, 2005, as modified in (a) the  Regulation  AB  Compliance  Addendum to Amended and Restated  Flow Mortgage Loan
Sale and  Servicing  Agreement,  dated  January  [__],  2006,  between the  Assignor and the
Company and (b) the Recognition Agreement (as modified, the "Servicing Agreement").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the Assigned  Loans now serviced by the Company for Assignor and the  Assignor's  right to have the Assigned  Loans  serviced for the Assignor by the Company under the  Recognition
Agreement  shall be  subject  to the terms of this AAR  Agreement.  Capitalized  terms  used herein  but  not  defined  shall  have  the  meanings  ascribed  to  them  in the  Servicing
Agreement.

Assignment and Assumption
The Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor in the Assigned Loans and, as they relate to the Assigned
Loans, all of its right, title and interest in, to and under the Recognition Agreement.
Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under the representations and warranties contained in Subsection 7.01 and Subsection 7.02 of the
Servicing Agreement and the Assignor is retaining the right to enforce the representations and warranties set forth in those sections against the Company.  The Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under any Mortgage Loans subject to the Recognition Agreement other than those set forth on
Attachment 1.

Representations, Warranties and Covenants
The Assignor warrants and represents to the Assignee and the Company as of the date hereof:

Attached hereto as Attachment 2 is a true and accurate copy of the Recognition Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

The Assignor was the lawful owner of the Assigned Loans with full right to transfer the
Assigned Loans and any and all of its interests, rights and obligations under the
Recognition Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Assigned Loan, as well as any and all of the Assignee's interests, rights and obligations under the
Recognition Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

There are no offsets, counterclaims or other defenses available to the Company with respect to the Assigned Loans or the Recognition Agreement;

The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor.  This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby.  Neither the
Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Recognition Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in the
Recognition Agreement to be untrue in any material respect;

The Assignee warrants and represents to, and covenants with, the Assignor and the Company as of the date hereof:

The Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the
Assigned Loans on behalf of the holders of Bear Stearns ALT-A Trust, Mortgage Pass-Through
Certificates, Series 2006-1;

The Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject.  The execution, delivery and performance by the Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignee.  This AAR Agreement has been duly executed and delivered by the Assignee and, upon the due authorization, execution and delivery by the
Assignor and the Company, will constitute the valid and legally binding obligation of the
Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby; and

The Assignee assumes for the benefit of each of the Assignor and the Company all of the
Assignor's rights as "Purchaser" thereunder but solely with respect to such Assigned Loans.

The Company warrants and represents to, and covenant with, the Assignor and the Assignee as of the date hereof:

Attached hereto as Attachment 2 is a true and accurate copy of the Recognition Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given to the Company thereunder;

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to service the
Assigned Loans and otherwise to perform its obligations under the Recognition Agreement;

The Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's articles of association or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.  This AAR Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this AAR
Agreement, or the consummation by it of the transactions contemplated hereby, except such as has been obtained, effected or taken prior to the date hereof;

The Company shall establish a Custodial Account and an Escrow Account under the Recognition
Agreement in favor of the Assignee with respect to the Assigned Loans separate from the
Custodial Account and Escrow Account previously established under the Recognition Agreement in favor of the Assignor; and

No certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.
The Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Assignee
(and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of the Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of the Assignee
From and after the date hereof, the Company shall recognize the Assignee as owner of the
Assigned Loans, and acknowledges that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Servicing Agreement but in no event in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a
REMIC set forth in Section 860G(d) of the Code).  It is the intention of the Assignor, the
Company and the Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Recognition Agreement or the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned
Loans without the prior written consent of the Assignee.

Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (i) this AAR Agreement is acknowledged and accepted by the Assignee not individually or personally but solely as Assignee for the Trust in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of January 1, 2006, among Bear Stearns
Asset Backed Securities I LLC ("BSABS"), the Assignor, the Assignee, and Wells Fargo Bank,
National Association, as master servicer (the "Master Servicer") and as securities administrator, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations, undertakings and agreements of the Assignee but is made and intended for the purpose of binding only the
Trust and (iii) under no circumstances shall the Assignee be personally liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under the Servicing Agreement or the
Pooling and Servicing Agreement.  Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-1,
Mortgage Pass-Through Certificates, Series 2006-1.

Miscellaneous
All demands, notices and communications related to the Assigned Loans, the Recognition
Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of the Company,

           Bank of America, NATIONAL ASSOCIATION
           201 North Tryon Street
           Charlotte, North Carolina 28255
           Attention: Secondary Marketing Manager

In the case of the Assignor,

           EMC Mortgage Corporation
           Mac Arthur Ridge II
           909 Hidden Ridge Drive, Suite 200
           Irving, Texas 75038
           Attention: Ralene Ruyle
           Telecopier No.: (972) 444-2810

      With a copy to:

           Bear Stearns Mortgage Capital Corporation
           383 Madison Avenue
           New York, New York 10179
           Attention: Michelle Sterling

In the case of the Securities Administrator,

           Wells Fargo Bank, National Association
           P.O. Box 98
           Columbia, Maryland 21046

           or, if by overnight delivery to:

           9062 Old Annapolis Road
           Columbia, Maryland 21045,
           Attention: BSALTA 2006-1
           Telecopier No.: (410) 715-2380

In the case of the Assignee,

           JPMorgan Chase Bank, National Association
           4 New York Plaza, 6th Floor
           New York, NY  10004
           Attention: Worldwide Securities Services -
           Structured Finance Services
           BSALTA 2006-1
           Telecopier No.: (212) 623-5930

Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which the Assignor, the Assignee, the Company or BSABS may be
merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor, the Assignee, the Company or BSABS, respectively, hereunder.

This AAR Agreement shall survive the conveyance of the Assigned Loans and the assignment of the Recognition Agreement to the extent of the Assigned Loans by the Assignor to the
Assignee and the termination of the Recognition Agreement.

This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

In the event that any provision of this AAR Agreement conflicts with any provision of the
Recognition Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

The Company hereby acknowledges that Wells Fargo Bank, National Association has been appointed as the Master Servicer of the Mortgage Loans pursuant to the Pooling and
Servicing Agreement and that the Master Servicer has the right to enforce all obligations of the Company under the Recognition Agreement and the Servicing Agreement with respect to the servicing of the Assigned Loans.  The Company shall make all distributions under the
Recognition Agreement to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.
             and the Company  shall deliver all reports  required to be delivered  under the
 Recognition  Agreement to the Assignee at the address set forth in Section 10 herein and to the Master Servicer at:

           Wells Fargo Bank, National Association
           9062 Old Annapolis Road
           Columbia, Maryland 21045
           Attention: BSALTA 2006-1
           Telecopy No.: (410) 715-2380

      IN WITNESS WHEREOF,  the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION,
                                    Assignor

                                    By:_____________________________
                                    Name:
                                    Title:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
not individually but solely as trustee for the holders of Bear Stearns
ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1,
Assignee

                                    By:_____________________________
                                    Name:
                                    Title:
                                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                                    Company

                                    By:_____________________________
                                    Name:
                                    Title:
ACKNOWLEDGED:

WELLS FARGO
BANK,
 NATIONAL ASSOCIATION

By:____________________________
Name:
Title:

                                        ATTACHMENT I

                                   ASSIGNED LOAN SCHEDULE

                                        ATTACHMENT 2

                                   RECOGNITION AGREEMENT

                                                                                 EXHIBIT I-2

                                   RECOGNITION AGREEMENT

      This is a Recognition  Agreement (this "Recognition  Agreement") made as of January 1,
2006, between EMC Mortgage  Corporation  ("EMC") and Bank of America,  National  Association
(the "Company").

      WHEREAS,  EMC acquired  the  mortgage  loans  identified  on  Attachment 1 hereto (the
"2002-9  Mortgage  Loans") through the exercise of an optional  redemption right held by EMC in connection with the Bear Stearns ARM Trust 2002-9,  Mortgage  Pass-Through  Certificates,
Series 2002-9;

      WHEREAS,  EMC acquired  the  mortgage  loans  identified  on  Attachment 2 hereto (the
"2003-1 Mortgage Loans" and,  together with the 2002-9 Mortgage Loans, the "Mortgage Loans")
through the  exercise of an optional  redemption  right held by EMC in  connection  with the
Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2003-1; and

      WHEREAS,  the Company is currently servicing the Mortgage Loans in accordance with the terms and  conditions  of that certain  Amended and  Restated  Flow  Mortgage  Loan Sale and
Servicing  Agreement,  dated  April 1, 2005,  as modified by the  Regulation  AB  Compliance
Addendum to Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement  (the "Reg
AB  Addendum"),  dated  January  [__],  2006,  each by and  between  the Company and EMC (as modified by the Reg AB Addendum, the "Servicing Agreement").

      In  consideration  of the mutual  promises and agreements  contained  herein,  and for other good and  valuable  consideration,  the  receipt and  sufficiency  of which are hereby acknowledged,  the  parties  hereto  agree that the  Mortgage  Loans shall be subject to the terms of this Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC
From and after the date hereof, the Company shall recognize EMC as owner of the Mortgage
Loans and will service the Mortgage Loans for EMC pursuant to the terms of the Servicing
Agreement (as modified herein), as if EMC and the Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Servicing
Agreement (as modified herein), the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee
The Company hereby acknowledges that EMC will assign certain of the Mortgage Loans and the
Servicing Agreement to JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates, Series 2006-1 (the
"Trustee"), on January 31, 2006 pursuant to that certain Assignment, Assumption and
Recognition Agreement, dated as of January 31, 2006 (the "AAR Agreement") among EMC, the
Trustee and the Company. The Company hereby acknowledges and consents to the assignment by
EMC to the Trustee of all of EMC's rights against the Company pursuant to this Recognition
Agreement and to the enforcement or exercise of any right or remedy against the Company pursuant to this Recognition Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by EMC directly. Notwithstanding anything in this Recognition
Agreement to the contrary, the Company acknowledges and agrees that its obligation to service the Mortgage Loans affected by this Recognition Agreement is not conditional upon
EMC's subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants
EMC warrants and represents to the Company as of the date hereof:

EMC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to execute, deliver and perform its obligations under this Recognition Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this
Recognition Agreement is in the ordinary course of EMC's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of EMC's charter or by-laws or any legal restriction, or any material agreement or instrument to which EMC is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which EMC or its property is subject. The execution, delivery and performance by EMC of this Recognition Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of EMC. This Recognition Agreement has been duly executed and delivered by EMC and, upon the due authorization, execution and delivery by the
Company, will constitute the valid and legally binding obligation of EMC enforceable against EMC in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by EMC in connection with the execution, delivery or performance by EMC of this Recognition
Agreement, or the consummation by it of the transactions contemplated hereby.

The Company warrants and represents to, and covenants with, EMC as of the date hereof:

Attached hereto as Attachment 3 is a true and accurate copy of the Servicing Agreement;

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to service the
Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement and this Recognition Agreement;

The Company has full corporate power and authority to execute, deliver and perform its obligations under this Recognition Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Recognition Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's articles of association or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Recognition
Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This
Recognition Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by EMC, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Recognition
Agreement, or the consummation by it of the transactions contemplated hereby.

The Company and Assignor hereby amend the Servicing Agreement, solely to the extent it relates to the Mortgage Loans, as follows:

      The following definitions are added to Section 1 of the Servicing Agreement:

            Assignee: JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Steams ALT-A Trust 2006-1, Mortgage Pass-Through Certificates,
      Series 2006-1.

            REMIC: A "real estate mortgage investment conduit" as defined in Section
      860D of the Code.

            REMIC Provisions: The provisions of the federal income tax law relating to
      REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each
      Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted
      Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than
      $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

            Pooling and Servicing Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed
      Securities I LLC, the Trustee, the Master Servicer and the Purchaser.

            Prepayment  Penalty:   With  respect  to  any  Mortgage  Loan,  the  charges  or
      premiums,  if  any,  due in  connection  with a full  or  partial  prepayment  of such
      Mortgage Loan in accordance with the terms thereof.

            Trustee:  JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and
      Servicing Agreement.

      The definition of Business Day in Section 1 of the Servicing Agreement is deleted in its entirety and replaced with the following definition:

            Business Day:  Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of New York, California,
      Virginia, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

      The following is added as Subsection 7.01(fff) of the Servicing Agreement:

            (fff) With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the Fair Credit Reporting Act and the applicable implementing regulations.

      The following are added as the last three paragraphs of Subsection 11.01 of the
Servicing Agreement:

            "Notwithstanding anything in this Agreement to the contrary, the Servicer
      (a) shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate and (b) shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section
      1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

            Prior to taking any action with respect to the Mortgage Loans which is not contemplated under the terms of this Agreement, the Servicer will obtain an
      Opinion of Counsel acceptable to the Trustee with respect to whether such action could result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2)
      of the Code and the tax on contributions to a REMIC set forth in Section 860G(d)
      of the Code) (either such event, an "Adverse REMIC Event"), and the Servicer shall not take any such action or cause the Trust Fund to take any such action as to which it has been advised that an Adverse REMIC Event could occur.

            The Servicer shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC. The Servicer shall not enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit a REMIC to receive any income from assets other than
      "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code."

      The following is added as the last sentence of the first paragraph of Subsection
11.01 of the Servicing Agreement:

            "In addition, the Servicer shall furnish information regarding the borrower credit files related to each Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations, on a monthly basis."

      The following is added to the end of the first paragraph of Subsection 11.04 of the
Servicing Agreement:

            "Each Custodial Account shall be an Eligible Account."

      The following is added to the end of the first paragraph of Subsection 11.06 of the Servicing Agreement:

            "Each Escrow Account shall be an Eligible Account."

      The following is added as paragraph (d) of Subsection 11.13 of the Servicing
Agreement:

            "Any REO Property shall be disposed of by the Servicer before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer is otherwise directed by the
      Assignee."

                        The word "or" at the end of  paragraph  (f) of  Subsection  13.01 is deleted  and the  word  "or" is  added  following  the  semi-colon  contained  at the end of paragraph (g) of Subsection 13.01.

      The following is added as the second  paragraph of  Subsection  11.14 of the Servicing
Agreement:

            "The Servicer  shall not waive (or permit a subservicer to waive) any Prepayment
      Penalty unless: (i) the enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership  and other  similar laws relating to creditors'
      rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency has  threatened  legal action if the  prepayment  penalty is enforced,
      (iii) the mortgage  debt has been  accelerated  in connection  with a  foreclosure  or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar  Mortgage Loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the Servicer,  maximize  recovery of total proceeds  taking  into  account the value of such  Prepayment  Penalty and the related
      Mortgage  Loan.  In  no  event  will  the  Servicer  waive  a  Prepayment  Penalty  in connection  with a refinancing  of a Mortgage Loan that is not related to a default or a reasonably  foreseeable  default.  If a Prepayment  Penalty is waived,  but does not meet the standards  described  above,  then the Servicer is required to pay the amount of such  waived  Prepayment  Penalty by  depositing  such  amount  into the  Custodial
      Account by the immediately succeeding Remittance Date."

                  The  following  is  added  as  paragraph  (h) of  Subsection  13.01 of the
Servicing Agreement:

                        "(h)  failure  by  the  Servicer  to  duly  perform  within  the required time period,  its obligations under Subsections  11.20, 11.21 and Section
      2.05 of the Reg AB Addendum,  which failure  continues  unremedied for a period of fifteen  (15)  days  after  the  date on which  written  notice  of such  failure, requiring  the same to be  remedied,  shall have been given to the Servicer by any party  to  this  Agreement  or by  any  Master  Servicer  responsible  for  master servicing  the  Mortgage  Loans  pursuant  to a  securitization  of such  Mortgage
      Loans;"

                        The following is added as Section 32 of the Servicing Agreement:

                        SECTION 32.  Third Party Beneficiary.

                        For purposes of this  Agreement,  any Master  Servicer  shall be considered  a third  party  beneficiary  to  this  Agreement  entitled  to all the rights  and  benefits  accruing  to any  Master  Servicer  herein  as if it were a direct party to this Agreement.

Miscellaneous
Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, the Company acknowledges that the Mortgage Loans may be part of a REMIC and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any
REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any
REMIC (including but not limited to the tax on prohibited transactions as defined in
Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section
860G(d) of the Code).  It is the intention of EMC and the Company that this Recognition
Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

All demands, notices and communications related to the Mortgage Loans and this Recognition
Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Company,
Bank of America, National Association
201 North Tryon Street
Charlotte, North Carolina 28255
Attention: Secondary Marketing Manager

In the case of EMC,
EMC Mortgage Corporation
MacArthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention: Ralene Ruyle

Telecopy: (972) 444-2810

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

This Recognition Agreement shall be construed in accordance with the laws of the State of
New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No term or provision of this Recognition Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

This Recognition Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Company or EMC may be merged or consolidated shall, without the requirement for any further writing, be deemed the Company or EMC, respectively, hereunder.

This Recognition Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the Servicing Agreement and this Recognition Agreement and the Mortgage Loans by EMC to the Trustee as contemplated in this Recognition Agreement and the AAR Agreement.

This Recognition Agreement may be executed simultaneously in any number of counterparts.
Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

In the event that any provision of this Recognition Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this
Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition  Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________
                                    BANK OF AMERICA, NATIONAL ASSOCIATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                        ATTACHMENT 1

                                   2002-9 MORTGAGE LOANS

                                        ATTACHMENT 2

                                   2003-1 MORTGAGE LOANS

                                        ATTACHMENT 3

                                    SERVICING AGREEMENT

                                                                                 EXHIBIT I-3

                            ASSIGNMENT AND ASSUMPTION AGREEMENT
  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption Agreement"),
dated January 31, 2006 among EMC Mortgage Corporation, a Delaware corporation ("Assignor"),
JPMorgan Chase Bank, National Association, not individually but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series
2006-1 ("Assignee") and Chevy Chase Bank, F.S.B. (the "Company").

      Whereas, pursuant to the Recognition Agreement dated as of January 1, 2006, between the Assignor and the Company (the "Recognition Agreement"), the Company has agreed to service certain residential mortgage loans listed on Exhibit A attached hereto (the
"Mortgage Loans") for the Assignor as owner of the Mortgage Loans, in accordance with the terms and conditions of the Purchase, Warranties and Servicing Agreement, dated as of July
1, 2001, as amended by Amendment No. 1, dated as of January 13, 2003, by and between the
Assignor and the Company with respect to the Mortgage Loans, as modified in the Recognition
Agreement (as amended and modified, the "PWS Agreement").

  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Defined  terms used in this  Assignment  and  Assumption  Agreement  and not otherwise defined herein shall have the meaning set forth in the Pooling and Servicing  Agreement (the
"Pooling  Agreement"),  dated as of  January  1,  2006,  among  Bear  Stearns  Asset  Backed
Securities  I LLC  ("BSABS"),  the  Assignor,  the  Assignee,  Wells  Fargo  Bank,  National
Association  (the  "Master  Servicer")  and  Wells  Fargo  Bank,  National  Association,  as
Securities Administrator.

2.    The Assignor hereby grants,  transfers and assigns to Assignee all of the right, title and interest of Assignor,  as purchaser,  in, to and under (a) the Mortgage  Loans,  (b) the
Recognition  Agreement and (c) the PWS Agreement.  Notwithstanding  anything to the contrary contained  herein,  the Assignor  specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the representations  and warranties  contained in Section 3.01 and Section  3.02 of the PWS  Agreement,  and the Assignor is retaining  the right to enforce the  representations and warranties set forth in those sections against the
Company.

      The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the PWS Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment and
Assumption Agreement.
3.    The Assignor warrants and represents to, and covenants with, the Assignee that:

a.    The  Assignor  is the  lawful  owner of the  Mortgage  Loans  with  the full  right to transfer the Mortgage Loans free from any and all claims and  encumbrances  whatsoever;  and upon the transfer of the Mortgage  Loans to the Assignee as  contemplated  herein and in the
Mortgage  Loan  Purchase  Agreement  dated as of January 31, 2006  between the  Assignor and
BSABS,  the Assignee  shall have good title to each and every  Mortgage Loan, as well as any and all of the Assignee's  interests and rights under the Recognition  Agreement and the PWS
Agreement as they relate to the Mortgage Loans, free and clear of any and all liens,  claims and encumbrances;

b.    The  Assignor  has not  received  notice of,  and has no  knowledge  of, any  offsets, counterclaims  or other defenses  available to the Company with respect to the PWS Agreement or the Mortgage Loans;

c.    The Assignor has not waived or agreed to any waiver under,  or agreed to any amendment or other  modification  of, the PWS  Agreement  or the  Mortgage  Loans,  including  without limitation the transfer of the servicing  obligations under the PWS Agreement.  The Assignor has no knowledge  of, and has not received  notice of, any waivers  under or  amendments  or other  modifications  of, or assignments of rights or obligations  under or defaults  under, the PWS Agreement or the Mortgage Loans; and

d.    The Assignor is duly organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power and authority to acquire, own and sell the Mortgage Loans;

e.    The Assignor has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this  Assignment  and  Assumption  Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this
Assignment and  Assumption  Agreement is in the ordinary  course of the Assignor's  business and will not  conflict  with,  or result in a breach  of, any of the  terms,  conditions  or provisions of the Assignor's  charter or by-laws or any legal  restriction,  or any material agreement or  instrument  to which the  Assignor is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which the Assignor or its property is subject.  The  execution,  delivery and  performance  by the
Assignor of this  Assignment  and  Assumption  Agreement and the  consummation  by it of the transactions  contemplated  hereby,  have been duly  authorized by all  necessary  corporate action on the part of the Assignor.  This Assignment and Assumption  Agreement has been duly executed and  delivered by the  Assignor  and,  upon the due  authorization,  execution  and delivery by the Assignee  and the Company,  will  constitute  the valid and legally  binding obligation of the Assignor  enforceable  against the Assignor in  accordance  with its terms
except  as  enforceability  may  be  limited  by  bankruptcy,  reorganization,   insolvency,
moratorium  or other similar laws now or hereafter in effect  relating to creditors'  rights generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

f.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
registration  with,  any  governmental  entity is  required  to be  obtained  or made by the
Assignor in connection  with the execution,  delivery or performance by the Assignor of this
Assignment  and  Assumption  Agreement,  or  the  consummation  by  it of  the  transactions contemplated  hereby.  Neither the  Assignor  nor anyone  acting on its behalf has  offered, transferred,  pledged,  sold or otherwise  disposed of the Mortgage Loans or any interest in the  Mortgage  Loans,  or solicited  any offer to buy or accept a transfer,  pledge or other disposition  of the  Mortgage  Loans,  or any  interest in the  Mortgage  Loans or otherwise approached  or  negotiated  with  respect to the  Mortgage  Loans,  or any  interest  in the
Mortgage Loans with any Person in any manner,  or made any general  solicitation by means of general  advertising  or in any  other  manner,  or  taken  any  other  action  which  would constitute  a  distribution  of the  Mortgage  Loans under the  Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the  Mortgage  Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

4.    The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company that:

a.    The Assignee is duly organized,  validly  existing and in good standing under the laws of the jurisdiction of its  organization,  and has all requisite power and authority to hold the  Mortgage  Loans on  behalf of the  holders  of the Bear  Stearns  ALT-A  Trust  2006-1,
Mortgage Pass-Through Certificates, Series 2006-1;

b.    The Assignee has full  corporate  power and authority to execute,  deliver and perform its  obligations  under this  Assignment  and  Assumption  Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this
Assignment and  Assumption  Agreement is in the ordinary  course of the Assignee's  business and will not  conflict  with,  or result in a breach  of, any of the  terms,  conditions  or provisions of the Assignee's  charter or by-laws or any legal  restriction,  or any material agreement or  instrument  to which the  Assignee is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which the Assignee or its property is subject.  The  execution,  delivery and  performance  by the
Assignee of this  Assignment  and  Assumption  Agreement and the  consummation  by it of the transactions  contemplated  hereby,  have been duly  authorized by all  necessary  corporate action on part of the  Assignee.  This  Assignment  and  Assumption  Agreement has been duly executed and  delivered by the  Assignee  and,  upon the due  authorization,  execution  and delivery by the Assignor  and the Company,  will  constitute  the valid and legally  binding obligation of the Assignee  enforceable  against the Assignee in  accordance  with its terms
except  as  enforceability  may  be  limited  by  bankruptcy,  reorganization,   insolvency,
moratorium  or other similar laws now or hereafter in effect  relating to creditors'  rights generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

c.    To the  best  of  Assignee's  knowledge,  no  material  consent,  approval,  order  or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by the Assignee in connection  with the execution,  delivery or  performance  by the  Assignee  of  this  Assignment  and  Assumption  Agreement,  or the consummation by it of the transactions contemplated hereby;

d.     The Assignee  assumes all of the rights of the Purchaser under the PWS Agreement with respect  to the  Mortgage  Loans  other  than the right to enforce  the  obligations  of the
Company under the PWS Agreement.

5.    The Company  warrants  and  represents  to, and  covenant  with,  the Assignor and the
Assignee as of the date hereof:

a.    Attached  hereto  as  Exhibit  B and  Exhibit  C are true and  accurate  copies of the
Recognition  Agreement and the PWS Agreement,  respectively,  each of which  agreement is in full  force and  effect as of the date  hereof  and the  provisions  of which  have not been waived,  amended or modified in any respect,  nor has any notice of  termination  been given thereunder;

b.    The Company is a federally  chartered  savings bank duly organized,  validly  existing and in good standing  under the laws of the United States,  and has all requisite  power and authority to service the Mortgage Loans and otherwise to perform its  obligations  under the
PWS Agreement and the Recognition Agreement;

c.    The Company has full  corporate  power and  authority to execute,  deliver and perform its  obligations  under this  Assignment  and  Assumption  Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this
Assignment and Assumption  Agreement is in the ordinary course of the Company's business and will not  conflict  with,  or  result  in a  breach  of,  any of the  terms,  conditions  or provisions of the  Company's  charter or by-laws or any legal  restriction,  or any material agreement  or  instrument  to which the  Company is now a party or by which it is bound,  or result in the violation of any law,  rule,  regulation,  order,  judgment or decree to which the Company or its  property is subject.  The  execution,  delivery and  performance  by the
Company of this  Assignment  and  Assumption  Agreement  and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary action on part of the  Company.  This  Assignment  and  Assumption  Agreement  has been duly  executed  and delivered by the Company,  and,  upon the due  authorization,  execution and delivery by the
Assignor and the Assignee,  will constitute the valid and legally binding  obligation of the
Company,   enforceable   against  the  Company  in  accordance  with  its  terms  except  as enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other similar laws now or hereafter in effect relating to creditors' rights  generally,  and by general  principles  of equity  regardless of whether  enforceability  is considered in a proceeding in equity or at law;

d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
registration  with,  any  governmental  entity is  required  to be  obtained  or made by the
Company in connection  with the  execution,  delivery or  performance by the Company of this
Assignment  and  Assumption  Agreement,  or  the  consummation  by  it of  the  transactions contemplated hereby; and

e.    The  Company  shall  establish a Custodial  Account  and an Escrow  Account  under the
Recognition  Agreement in favor of the Assignee with respect to the Mortgage  Loans separate from  the  Custodial  Account  and  Escrow  Account  previously  established  under  the PWS
Agreement in favor of the Assignor.

6.    The Assignor  hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and expenses that the Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or warranties of the Assignor set forth in this  Assignment  and Assumption
Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee
7.    From and after the date hereof,  the Company shall  recognize the Assignee as owner of the Mortgage Loans,  and  acknowledges  that the Mortgage Loans are intended to be part of a
REMIC or multiple  REMICs,  and will service the Mortgage  Loans in accordance  with the PWS
Agreement,  the Recognition Agreement and this Assignment and Assumption Agreement but in no event in a manner  that  would (i) cause  any  REMIC to fail to  qualify  as a REMIC or (ii)
result in the  imposition of a tax upon any such intended  REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set  forth in  Section  860G(d)  of the  Code).  It is the intention of the Assignor,  the Company and the Assignee that this Assignment and Assumption
Agreement  shall be  binding  upon and for the  benefit  of the  respective  successors  and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend,  modify,  waive, or otherwise alter any of the terms or provisions of the Recognition
Agreement or the PWS Agreement which  amendment,  modification,  waiver or other  alteration would in any way  affect  the  Mortgage  Loans  without  the prior  written  consent  of the
Assignee.

  Pursuant to Section 11.18 of the PWS Agreement, the Company hereby acknowledges that the representations and warranties set forth in Section 3.01 of the PWS Agreement with respect to the Company and Section 3.02 of the PWS Agreement with respect to the Mortgage Loans are being made by the Company as of January 31, 2006.  The Assignor retains the right to enforce the representations and warranties set forth in Section 3.02 of the PWS Agreement against the Company.

  8.  Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this Assignment and
Assumption Agreement by the Assignee is solely in its capacity as trustee for Bear Stearns
ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 pursuant to the
Pooling Agreement and not individually, (b) each of the representations, undertakings and agreements herein made on behalf of the Trust is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the
Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the PWS Agreement or the Pooling Agreement.  Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Assignment and Assumption Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-1,
Mortgage Pass-Through Certificates, Series 2006-1.

Notices
      9.    All  demands,  notices and  communications  related to the Mortgage  Loans,  the
Recognition  Agreement and this Assignment and Assumption  Agreement shall be in writing and shall be deemed to have been duly given if  personally  delivered at or mailed by registered mail, postage prepaid, as follows:

a.    In the case of the Company,

                  Chevy Chase Bank, F.S.B.
                  7501 Wisconsin Avenue, 6th Floor
                  Bethesda, Maryland  20814
                  Attention: Amy Westland

        With a copy to:

                  Sandra S. Barker, Esq.
                  Chief Mortgage Counsel
                  7501 Wisconsin Avenue, 13th Floor
                  Bethesda, Maryland  20814

b.    In the case of the Assignor,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention: Ralene Ruyle
                  Telecopier No.: (972) 444-2810

            With a copy to:

                  Bear Stearns Mortgage Capital Corporation
                  383 Madison Avenue
                  New York, New York 10179
                  Attention: Michelle Sterling

c.    In the case of the Securities Administrator,

                  Wells Fargo Bank, National Association
                  P.O. Box 98
                  Columbia, Maryland 21046

            or, if by overnight delivery to:

                  9062 Old Annapolis Road
                  Columbia, Maryland 21045,
                  Attention: BSALTA 2006-1
                  Telecopier No.: (410) 715-2380

d.    In the case of the Assignee,

                  JPMorgan Chase Bank, National Association
                  4 New York Plaza, 6th Floor
                  New York, NY 10004
                  Attention: Worldwide Securities Services-
                  Structured Finance Services
                  BSALTA 2006-1
                  Telecopier No.: (212) 623-5930

Miscellaneous:

      10.   Each party will pay any  commissions  it has incurred and the Assignor shall pay the fees of its attorneys and the  reasonable  fees of the attorneys of the Assignee and the
Company  in  connection  with  the  negotiations  for,  documenting  of and  closing  of the transactions contemplated by this Assignment and Assumption Agreement.

      11.   This  Assignment and Assumption  Agreement shall be construed in accordance with the laws of the State of New York,  without regard to conflicts of law  principles,  and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      12.   No term or provision of this  Assignment and Assumption  Agreement may be waived or  modified  unless  such  waiver or  modification  is in  writing  and signed by the party against whom such waiver or modification is sought to be enforced.

      13.   This  Assignment  and  Assumption  Agreement  shall  inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which  Assignor,  Assignee or
Company  may be merged or  consolidated  shall,  without  the  requirement  for any  further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

      14.   This  Assignment  and Assumption  Agreement  shall survive the conveyance of the
Mortgage  Loans,  the assignment of the PWS Agreement and the  Recognition  Agreement to the
extent  of the  Mortgage  Loans by  Assignor  to  Assignee  and the  termination  of the PWS
Agreement and the Recognition Agreement.

      15.   This Assignment and Assumption  Agreement may be executed  simultaneously in any number of  counterparts.  Each  counterpart  shall be deemed to be an original  and all such counterparts shall constitute one and the same instrument.

      16.   In the event that any  provision of this  Assignment  and  Assumption  Agreement conflicts with any provision of the PWS Agreement or the Recognition  Agreement with respect to the Mortgage Loans, the terms of this Assignment and Assumption Agreement shall control.

      17.   Any new  loan  number  assigned  to a  Mortgage  Loan by the  Assignee  shall be provided to the Company at the  following  address:  Chevy  Chase Bank,  F.S.B.,  6151 Chevy
Chase Drive, Laurel, MD 20707, Attention:  Vicki Parry. In addition, if Assignee has changed its document custodian from the previous  custodian,  such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

      18.   The  Company  hereby  acknowledges  that Wells  Fargo Bank,  N.A.  (the  "Master
Servicer") has been  appointed as the master  servicer of the Mortgage Loans pursuant to the
Pooling  Agreement and therefor has the right to enforce all obligations of the Company,  as they  relate  to the  Mortgage  Loans,  under  the PWS  Agreement  and this  Assignment  and
Assumption Agreement.  Such rights will include, without limitation,  the right to terminate the  Servicer  under the PWS  Agreement  as  provided  thereunder,  the right to receive all remittances  required  to be made by the  Company  under  the PWS  Agreement,  the  right to receive all monthly  reports and other data  required to be delivered  by the Company  under
the  PWS   Agreement,   the  right  to  examine  the  books  and  records  of  the  Company, indemnification  rights,  and the right to exercise  certain  rights of consent and approval relating to actions taken by the Company each as provided by the PWS Agreement.  The Company shall make all distributions under the PWS Agreement,  as they relate to the Mortgage Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

and the Company shall deliver all reports  required to be delivered under the PWS Agreement, as they relate to the  Mortgage  Loans,  to the Assignee at the address set forth in Section
9(d) herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.
                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not
                                    individually but solely as Trustee,
                                    Assignee
                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                    EMC MORTGAGE CORPORATION

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                    CHEVY CHASE BANK, F.S.B.

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

            Acknowledged and Agreed

            WELLS FARGO BANK,
            NATIONAL ASSOCIATION

            By:____________________________
            Name:__________________________
            Title:_________________________

                                         Exhibit A:
                                       MORTGAGE LOANS

                                  (Provided upon request)

                                         Exhibit B:
                                   RECOGNITION AGREEMENT

                                       (See Tab [__])

                                         Exhibit C:
                                       PWS AGREEMENT

                                  (Provided upon request)

                                                                                 EXHIBIT I-4

                                   RECOGNITION AGREEMENT

      This is a Recognition  Agreement (this "Recognition  Agreement") made as of January 1,
2006, between EMC Mortgage Corporation ("EMC") and Chevy Chase Bank, F.S.B. (the "Company").

  WHEREAS, the Company sold the mortgage loans identified on Attachment 1 hereto (the
"Mortgage Loans"), on a servicing retained basis, to EMC pursuant to that certain Purchase,
Warranties and Servicing Agreement, dated as of July 1, 2001, as amended by Amendment No.
1, dated as of January 13, 2003, and Amendment No. 2, dated as of January [__], 2006 (as amended, the "PWS Agreement") among the Company and EMC;

      WHEREAS,  EMC transferred  the Mortgage Loans to the Bear Stearns ARM Trust,  Mortgage
Pass-Through   Certificates,   Series  2002-9  in  connection  with  a  securitization  (the
"Underlying Transaction"); and

  WHEREAS, EMC reacquired the 2002-9 Mortgage Loans through the exercise of an optional redemption right held by EMC in connection with the Underlying Transaction.

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall be subject to the terms of this Recognition Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the PWS Agreement.

Recognition of EMC

  1.  From and after the date hereof, the Company shall recognize EMC as owner of the
Mortgage Loans and will service the Mortgage Loans for EMC pursuant to the terms of the PWS
Agreement (as modified herein) as if EMC and the Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the PWS
Agreement (as modified herein), the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

      2.    The Company hereby acknowledges that EMC will assign certain of the Mortgage
Loans and the PWS Agreement to JPMorgan Chase Bank, National Association as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates, Series 2006-1 (the
"Trustee"), on January 31, 2005 pursuant to that certain Assignment, Assumption and
Recognition Agreement, dated as of January 31, 2005 (the "AAR Agreement") among EMC, the
Trustee and the Company. The Company hereby acknowledges and consents to the assignment by
EMC to the Trustee of all of EMC's rights against the Company pursuant to this Recognition
Agreement and to the enforcement or exercise of any right or remedy against the Company pursuant to this Recognition Agreement by the Trustee, to the extent such rights and remedies pertain to such Mortgage Loans. Such enforcement of a right or remedy by the
Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by EMC directly. Notwithstanding anything in this Recognition Agreement to the contrary, the Company acknowledges and agrees that its obligation to service the Mortgage
Loans affected by this Recognition Agreement is not conditional upon EMC's subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants
      3.    EMC warrants and represents to the Company as of the date hereof:

            EMC is a  corporation  duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  formation and has full power and authority to execute,  deliver and perform its obligations under this
                  Recognition  Agreement,  and to  consummate  the  transactions  set forth herein.  The  consummation  of  the  transactions  contemplated  by  this
                  Recognition  Agreement  is in the ordinary  course of EMC's  business and will not  conflict  with,  or result in a breach of,  any of the  terms, conditions  or  provisions  of EMC's  charter  or  by-laws  or any  legal restriction,  or any material agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation of any law, rule, regulation,  order, judgment or decree to which EMC or its property is  subject.  The  execution,  delivery  and  performance  by EMC of this
                  Recognition  Agreement  and the  consummation  by it of the  transactions contemplated hereby, have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement has been duly executed and delivered by EMC and, upon the due authorization,  execution and delivery by the Company,  will constitute the valid and legally binding obligation of EMC  enforceable  against EMC in  accordance  with its terms except as enforceability may be limited by bankruptcy, reorganization,  insolvency, moratorium or other  similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and  by  general  principles  of  equity regardless  of whether  enforceability  is  considered in a proceeding in equity or at law; and

            No material  consent,  approval,  order or  authorization  of, or declaration, filing or registration  with, any  governmental  entity is required to be obtained or made by EMC in  connection  with the  execution,  delivery or performance by EMC of this Recognition Agreement,  or the consummation by it of the transactions contemplated hereby.
      4.    The Company warrants and represents to, and covenants with, EMC as of the date hereof:

            a.    Attached hereto as Attachment 2 is a true and accurate copy of the PWS
                  Agreement;

            b.    The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the PWS Agreement and this Recognition
                  Agreement;

            The Company has full  corporate  power and  authority  to execute,  deliver and perform  its  obligations  under  this  Recognition  Agreement,  and  to consummate the  transactions  set forth herein.  The  consummation of the transactions  contemplated  by  this  Recognition  Agreement  is  in  the ordinary course of the Company's  business and will not conflict with, or result in a breach of, any of the terms,  conditions or provisions of the
                  Company's articles of association or by-laws or any legal restriction, or any material  agreement or instrument to which the Company is now a party or by which it is bound,  or result in the  violation  of any law,  rule, regulation,  order,  judgment  or  decree  to which  the  Company  or its property is subject.  The  execution,  delivery  and  performance  by the
                  Company of this  Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby,  have  been  duly  authorized  by all necessary  corporate action on the part of the Company.  This Recognition
                  Agreement has been duly executed and delivered by the Company,  and, upon the due authorization, execution and delivery by EMC, will constitute the valid and legally binding obligation of the Company,  enforceable against the Company in accordance with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency,  moratorium or other similar  laws now or hereafter in effect  relating to  creditors'  rights generally,  and by general  principles  of equity  regardless  of whether enforceability is considered in a proceeding in equity or at law; and

            No consent,  approval,  order or  authorization  of, or declaration,  filing or registration with, any governmental  entity is required to be obtained or made by the  Company  in  connection  with  the  execution,  delivery  or performance  by  the  Company  of  this  Recognition  Agreement,  or  the consummation by it of the transactions contemplated hereby.

Modification of the PWS Agreement

      5.    EMC and the Company hereby amend the PWS Agreement as follows:

      (a)   The following definitions shall be added to Article I of the PWS Agreement:

            Assignee:  JPMorgan Chase Bank, National  Association,  as trustee for the holders of Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates,  Series
      2006-1.

            BSABS:  Bear Stearns Asset Backed Securities I LLC.

            Master Servicer: Wells Fargo Bank, National Association or any successor thereto.

            REMIC: A "real estate mortgage  investment  conduit" as defined in Section
      860D of the Code.

            REMIC  Provisions:  The  provisions of the federal income tax law relating to REMICs,  which appear at Sections 860A through 860G of the Code,  and related provisions and regulations  promulgated  thereunder,  as the foregoing may be in effect from time to time.

            Securities Administrator: Wells Fargo Bank, National Association.

            Trustee: JPMorgan Chase Bank, National Association.

  (b) The definition of "Business Day" is deleted in its entirety and replaced with the following:

        Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Maryland or Minnesota, or (iii) a day on
      which banks in the States of New York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

      (c)   The first sentence of Subsection (c) of the definition of "Eligible  Account" is deleted in its entirety and replaced with the following:

        "(c) in a separate non-trust account (which is not fully insured by FDIC or other insurance) in an Eligible Institution."

      (d)   The  following  is added to the last  sentence of the  definition  of  "Eligible
Institution":

        "; provided that Chevy Chase Bank, F.S.B. shall cease to be an Eligible
      Institution in the event that either its short-term or long-term debt rating is reduced below the rating in effect on January 1, 2006."

  (e) The following are added as the last three paragraphs of Section 4.01 of the PWS
Agreement:

            "Notwithstanding  anything to the contrary  contained herein,  the Company shall not permit any  modification  with  respect to any  Mortgage  Loan without permission  of the Master Servicer.

            Notwithstanding  anything  to  the  contrary  contained  herein,  any  REO
      Property  shall be  disposed  of by the  Company  before  the close of the third taxable  year  following  the taxable  year in which the related  Mortgage  Loan became an REO Property,  unless the Company is otherwise  directed by the Master
      Servicer.

            The Company shall comply with any written instructions,  to the extent the
      Company is able to reasonably  comply,  received from the Master Servicer or the
      Assignor  pertaining to the servicing of the Mortgage Loans and the acquisition,
      holding  or   disposition   of  any  REO   Property  to  ensure  the   continued
      qualification of each REMIC as a REMIC in accordance with the REMIC Provisions."

Miscellaneous

      6.    Notwithstanding anything to the contrary contained herein or in the PWS
Agreement, the Company acknowledges that the Mortgage Loans may be part of a REMIC or multiple REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner that would (i) cause any such intended REMIC to fail to qualify as a REMIC or (ii)
result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).  It is the intention of EMC and the Company that this Recognition Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

      7.    All demands, notices and communications related to the Mortgage Loans and this
Recognition Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

            In the case of the Company,
                  Chevy Chase Bank, F.S.B.
                  7501 Wisconsin Avenue, 6th Floor
                  Bethesda, Maryland  20814
                  Attention: Amy Westland

  With a copy to:

                  Sandra S. Barker, Esq.
                  Chief Mortgage Counsel
                  7501 Wisconsin Avenue, 13th Floor
                  Bethesda, Maryland  20814

            b.    In the case of EMC,
                  EMC Mortgage Corporation
                  MacArthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention: Ralene Ruyle
                  Telecopy: (972) 444-2810

      8.    Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

      9.    This Recognition Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
      10.   No term or provision of this Recognition Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This Recognition Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which the Company or EMC may be merged or consolidated shall, without the requirement for any further writing, be deemed the Company or EMC, respectively, hereunder.

      12.   This Recognition Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the PWS Agreement and this Recognition Agreement and the Mortgage
Loans by EMC to the Trustee as contemplated in this Recognition Agreement and the AAR
Agreement.

      13.   This Recognition Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this Recognition Agreement conflicts with any provision of the PWS Agreement with respect to the Mortgage Loans, the terms of this
Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition  Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________
                                    CHEVY CHASE BANK, F.S.B.

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                        ATTACHMENT 1

                                       Mortgage Loans

                                  (AVAILABLE UPON REQUEST)

                                        ATTACHMENT 2

                                       PWS AGREEMENT

                                  (Available upon request)

                                                                                 EXHIBIT I-5

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of January 31,  2006,  among EMC Mortgage  Corporation  (the  "Assignor"),  JPMorgan
Chase Bank, National  Association,  not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through  Certificates,  Series
2006-1 (the "Assignee"), and Countrywide Home Loans Servicing LP (the "Company").

      Whereas,  pursuant to the  Recognition  Agreement  dated as of January 1, 2006 between the Assignor and the Company,  as successor in interest to Countrywide Home Loans, Inc. (the
"Recognition  Agreement"),  the Company has agreed to service certain  residential  mortgage loans (the "Called  Loans")  listed on Attachment 1 annexed hereto for the Assignor as owner of the Called Loans, in accordance with the terms and conditions of the Seller's  Warranties and  Servicing  Agreement,  dated as of  September 1, 2002,  as amended by Amendment  No. 1, dated as of  September 1, 2002,  and  Amendment  No. 2, dated as of  September  1, 2004,  as modified in the Recognition Agreement (as amended and modified, the "Servicing  Agreement"), between the Assignor and the Company,  as successor in interest to  Countrywide  Home Loans,
Inc.; and

      Whereas, the Assignor purchased mortgage loans from the Company listed on Attachment
2 annexed hereto (the "2006-1 Loans") pursuant to that certain Master Mortgage Loan
Purchase Agreement, dated as of November 1, 2002 between the Assignor and the Company, as successor in interest to Countrywide Home Loans, Inc., and that certain Term Sheet dated
November 22, 2005, between the Assignor and the Company (collectively referred to herein as the "Purchase Agreement"); and the Company agreed to service the 2006-1 Mortgage Loans pursuant to the terms and conditions of the Servicing Agreement.

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  Called  Loans  and the  2006-1  Loans  (collectively  referred  to  herein  as the
"Assigned  Loans") and the  Assignor's  right,  title and interest to and under the Purchase
Agreement,  the Servicing Agreement and the Recognition Agreement  (collectively referred to herein  as the  "Agreements")  shall  be  subject  to  the  terms  of  this  AAR  Agreement.
Capitalized  terms used herein but not defined  shall have the meanings  ascribed to them in the Servicing Agreement or Recognition Agreement, as applicable.

            Assignment and Assumption

8.    Assignor  hereby  grants,  transfers and assigns to Assignee all of the right,  title, interest  and  obligations  of  Assignor  in the  Assigned  Loans and, as they relate to the
Assigned Loans, all of its right,  title,  interest and its obligations in, to and under the
Agreements.  Notwithstanding  anything  to  the  contrary  contained  herein,  the  Assignor specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the  representations  and warranties  contained in Sections 3.01 and 3.02 of the
Servicing  Agreement  and the  Assignor  is  retaining  any and all  rights to  enforce  the representations  and warranties set forth in those sections  against the Company  including, but not  limited to, the right to seek  repurchase  or  indemnification  pursuant to Section
3.03  and 3.04 of the  Servicing  Agreement.  Assignor  specifically  reserves  and does not assign to Assignee any right,  title and interest in, to or under any Mortgage Loans subject to the Agreements other than those set forth on Attachment 1 and Attachment 2.

      Assignor acknowledges and agrees that upon execution of this AAR Agreement, the
Assignee shall become the "Purchaser" under the Purchase Agreement, except as specifically set forth herein, and subject to the preceding paragraph, all representations, warranties and covenants by the "Company" to the "Purchaser" under the Purchase Agreement including, but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this AAR Agreement.

            Representations, Warranties and Covenants

9.    Assignor warrants and represents to Assignee and Company as of the date hereof:

a.    Attached hereto as Attachment 3 are true and accurate copies of the Agreements,  which agreements  are in full  force and  effect as of the date  hereof  and the provisions  of which  have not been  waived,  amended or  modified  in any respect, nor has any notice of termination been given thereunder;

b.    Assignor was the lawful  owner of the  Assigned  Loans with full right to transfer the
                  Assigned  Loans and any and all of its interests,  rights and  obligations under the  Recognition  Agreement  as they relate to the  Assigned  Loans, free and clear  from any and all  claims  and  encumbrances;  and upon the transfer of the Assigned Loans to Assignee as  contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of January 31, 2006 between the  Assignor and Bear Stearns  Asset Backed  Securities I LLC  ("BSABS"),
                  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of Assignee's  interests,  rights and obligations under the
                  Recognition  Agreement  as they  relate to the  Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

c.    There are no  offsets,  counterclaims  or other  defenses  available  to Company  with respect to the Assigned Loans or the Agreements;

d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignor.  This AAR  Agreement  has been duly  executed and delivered by Assignor and, upon the due  authorization,  execution and delivery by Assignee and Company,  will  constitute  the valid and legally binding obligation of Assignor  enforceable against Assignor in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

g.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the  transactions  contemplated  hereby.  Neither  Assignor  nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising or in any other  manner,  or  taken  any  other  action  which  would  constitute  a distribution  of the Assigned  Loans under the  Securities Act of 1933, as amended  (the "1933 Act") or which  would  render the  disposition  of the
                  Assigned  Loans a  violation  of  Section  5 of the  1933  Act or  require registration pursuant thereto; and

h.    Assignor has received  from  Company,  and has  delivered to Assignee,  all  documents required to be delivered  to Assignor by Company  prior to the date hereof pursuant to the Agreements  with respect to the Assigned Loans and has not received, and has not requested from Company, any additional documents.

10.   Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

a.    Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and has all  requisite  power and authority  to hold the  Assigned  Loans on behalf of the  holders  of Bear
                  Stearns ALT-A Trust, Mortgage Pass-Through Certificates. Series 2006-1;

b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignee is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignee.  This AAR  Agreement  has been duly  executed and delivered by Assignee and, upon the due  authorization,  execution and delivery by Assignor and Company,  will  constitute  the valid and legally binding obligation of Assignee  enforceable against Assignee in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

d.    The  Assignee  assumes  for the  benefit  of  each  of  Assignor  and  Company  all of
                  Assignor's  rights and  obligations  (and the Master  Servicer will ensure the  performance  of these  obligations)  under the  Agreements but solely with respect to such Assigned Loans.

11.   Company  warrants and represents  to, and covenant  with,  Assignor and Assignee as of the date hereof:

a.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Recognition Agreement;

b.    Company has full power and authority to execute,  deliver and perform its  obligations under this AAR  Agreement,  and to consummate the  transactions  set forth herein.  The  consummation  of the  transactions  contemplated by this AAR
                  Agreement  is in the ordinary  course of  Company's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions or provisions of Company's  charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to which Company is now a party or by which  it is  bound,  or  result  in the  violation  of any law,  rule, regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this AAR
                  Agreement  and the  consummation  by it of the  transactions  contemplated hereby,  have been duly  authorized by all necessary  corporate  action on part of Company.  This AAR  Agreement has been duly executed and delivered by Company,  and,  upon the due  authorization,  execution and delivery by
                  Assignor  and  Assignee,  will  constitute  the valid and legally  binding obligation of Company,  enforceable against Company in accordance with its
                  terms   except  as   enforceability   may  be   limited   by   bankruptcy,
                  reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions  contemplated hereby or if required, such consent,  approval, authorization or order has been obtained prior to the date hereof; and

d.    Company  shall  establish  a  Custodial  Account  and  an  Escrow  Account  under  the
                  Recognition  Agreement  in favor of Assignee  with respect to the Assigned
                  Loans separate from the Custodial  Account and Escrow  Account  previously established under the Recognition Agreement in favor of Assignor.

12.   Assignor  hereby  agrees to indemnify and hold the Assignee and the Company (and their successors  and assigns)  harmless  against any and all claims,  losses,  penalties,  fines, forfeitures,  legal  fees and  related  costs,  judgments,  and any  other  costs,  fees and expenses that Assignee or the Company (and their  successors and assigns) may sustain in any way related to any breach of the  representations  or  warranties  of Assignor  set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

            Recognition of Assignee

13.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and  acknowledges  that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with this AAR Agreement.

14.   Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (i) this AAR  Agreement is  acknowledged  and accepted by the  Assignee not  individually  or  personally  but solely as Assignee for the Trust in the exercise  of the powers and  authority  conferred  and  vested in it under the  Pooling  and
Servicing  Agreement (the "Pooling and Servicing  Agreement"),  dated as of January 1, 2006, among BSABS, the Assignor,  the Assignee,  and Wells Fargo Bank,  National  Association,  as
master servicer (the "Master  Servicer") and as securities  administrator,  (ii) each of the representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and agreements of the Assignee but is made  and  intended  for the  purpose  of  binding  only the  Trust  and  (iii)  under no circumstances  shall the Assignee be personally  liable for the payment of any  indebtedness or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or  undertaken by the Assignee,  the
Assignor  or  the  Trust  under  the  Servicing  Agreement  or  the  Pooling  and  Servicing
Agreement.  Any  recourse  against the  Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to the assets it  may  hold  as  trustee  of  Bear  Stearns  ALT-A  Trust  2006-1,  Mortgage  Pass-Through
Certificates, Series 2006-1.

            Miscellaneous

15.   All  demands,   notices  and  communications   related  to  the  Assigned  Loans,  the
Recognition  Agreement  and this AAR  Agreement  shall be in writing  and shall be deemed to have been duly  given if  personally  delivered  at or mailed by  registered  mail,  postage prepaid, as follows:

a.    In the case of Company,

           Countrywide Home Loans Servicing LP
           4500 Park Granada
           Calabasas, California 91302
           Attention:  Michael Schloessmann

           With a copy to:  General Counsel

b.    In the case of Assignor,

           EMC Mortgage Corporation
           Mac Arthur Ridge II
           909 Hidden Ridge Drive, Suite 200
           Irving, Texas 75038
           Attention: Ms. Ralene Ruyle
           Telecopier No.: (972) 442-2810

c.    In the case of the Securities Administrator,

           Wells Fargo Bank, National Association
           9062 Old Annapolis Road
           Columbia, Maryland 21045
           Attention: Mr. Randy Reider Telecopier No.:
           (410) 884-2363

d.    In the case of Assignee,

           JPMorgan Chase Bank, National Association
           4 New York Plaza, 6th Floor
           New York, NY  10004
           Attention: Worldwide Securities
           Services-Structured Finance Services, BSALTA
           2006-1
           Telecopier No.: (212) 623-5930

16.   Each party will pay any  commissions  it has incurred  and the Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the  attorneys  of the Assignee and the
Company  in  connection  with  the  negotiations  for,  documenting  of and  closing  of the transactions contemplated by this AAR Agreement.

17.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without  regard to  conflicts  of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

18.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

19.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

20.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the  Agreements  to the extent of the  Assigned  Loans by Assignor  to  Assignee  and the
termination of the Agreements.

21.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

22.   In the event that any provision of this AAR Agreement  conflicts with any provision of the Agreements  with respect to the Assigned  Loans,  the terms of this AAR Agreement  shall control.

23.   The Company hereby acknowledges that Wells Fargo Bank,  National  Association has been appointed  as the  master  servicer  of the  Mortgage  Loans  pursuant  to the  Pooling  and
Servicing  Agreement,  dated as of January 1, 2006, among BSABS,  the Assignor,  Wells Fargo
Bank,  National  Association  and the  Assignee  and  therefor  has the right to enforce all obligations  of the Company under the  Recognition  Agreement to the extent  assigned  under this AAR  Agreement  (specifically  excluding,  without  limitation,  any  right,  title and interest in, to or under the representations  and warranties  contained in Sections 3.01 and
3.02 of the Servicing  Agreement and any and all rights to enforce the  representations  and warranties  set forth in those  sections  against  the  Company  which are  retained  by the
Assignor.  Notwithstanding  the  foregoing,  it is understood  that the Company shall not be obligated to defend and indemnify and hold  harmless the Master  Servicer,  the Assignor and the Assignee against any losses, damages, penalties,  fines, forfeitures,  judgments and any related costs including, without limitation,  reasonable and necessary legal fees, resulting from (i) actions of the Company which were taken upon the written  instruction  or direction of the  Master  Servicer  or  Assignee,  as  applicable,  or (ii) the  failure of the Master
Servicer to perform the  obligations  of the  Assignee as  "Purchaser"  with  respect to the
Agreements.  The Company shall make all distributions under the Recognition Agreement to the
Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

             and the Company  shall deliver all reports  required to be delivered  under the
 Recognition  Agreement  to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:  _______________________________
Name:_______________________________
Title:______________________________

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
AS TRUSTEE
Assignee

By:_________________________________
Name:_______________________________
Title:______________________________

COUNTRYWIDE HOME LOANS SERVICING LP
Company
By:  Countrywide GP, Inc., its General Partner

By:_________________________________
Name:_______________________________
Title:______________________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:_________________________________
Name:_______________________________
Title:______________________________

                                        ATTACHMENT I

                                        CALLED LOANS

                                        ATTACHMENT 2

                                        2006-1 LOANS

                                        ATTACHMENT 3

                                         AGREEMENTS

                                                                                EXHIBIT I-6

                                   RECOGNITION AGREEMENT

      This is a Recognition  Agreement (this "Recognition  Agreement") made as of January 1,
2006, between EMC Mortgage  Corporation (the "EMC") and Countrywide Home Loans Servicing LP,
successor in interest to Countrywide Home Loans, Inc. (the "Company").

      WHEREAS,  EMC acquired  the  mortgage  loans  identified  on  Attachment 1 hereto (the
"Mortgage  Loans")  through  the  exercise of an  optional  redemption  right held by EMC in connection  with the Bear  Stearns  ARM Trust  Mortgage  Pass-Through  Certificates,  Series
2002-9;

      WHEREAS,  the Company is currently  servicing the Mortgage  Loans in  accordance  with the terms and  conditions of the Seller's  Warranties and Servicing  Agreement,  dated as of
September  1, 2002,  as amended by  Amendment  No. 1,  dated as of  September  1, 2002,  and
Amendment  No. 2, dated as of  September  1, 2004 (as amended,  the  "Servicing  Agreement")
between the Company and EMC.

      In  consideration  of the mutual  promises and agreements  contained  herein,  and for other good and  valuable  consideration,  the  receipt and  sufficiency  of which are hereby acknowledged,  the  parties  hereto  agree that the  Mortgage  Loans shall be subject to the terms of this Recognition  Agreement.  Any capitalized  term used and not otherwise  defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC
From and after the date hereof, Company shall recognize EMC as owner of the Mortgage Loans and will service the Mortgage Loans for EMC pursuant to the terms of the Servicing
Agreement (as modified herein), the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee
The Company hereby acknowledges that EMC will assign the Mortgage Loans, the Recognition
Agreement and the Servicing Agreement to JPMorgan Chase Bank, National Association, as
trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates,
Series 2006-1 (the "Trustee"), on January 31, 2006 pursuant to that certain Assignment,
Assumption and Recognition Agreement, to be dated as of January 31, 2006 (the "AAR
Agreement") among EMC, the Trustee and the Company. Company hereby acknowledges and consents to the assignment by EMC to the Trustee of all of EMC's rights under this
Recognition Agreement and to the enforcement or exercise of any right or remedy against
Company pursuant to this Recognition Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by EMC directly. Notwithstanding anything in this Recognition
Agreement to the contrary, Company acknowledges and agrees that its obligation to service the Mortgage Loans effected by this Recognition Agreement is not conditional upon EMC's subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants
EMC warrants and represents to Company as of the date hereof:

EMC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to execute, deliver and perform its obligations under this Recognition Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this
Recognition Agreement is in the ordinary course of EMC's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of EMC's charter or by-laws or any legal restriction, or any material agreement or instrument to which EMC is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which EMC or its property is subject. The execution, delivery and performance by EMC of this Recognition Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of EMC. This Recognition Agreement has been duly executed and delivered by EMC and, upon the due authorization, execution and delivery by Company, will constitute the valid and legally binding obligation of EMC enforceable against EMC in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by EMC in connection with the execution, delivery or performance by EMC of this Recognition
Agreement, or the consummation by it of the transactions contemplated hereby.

Company warrants and represents to, and covenants with, EMC as of the date hereof:

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the
Mortgage Loans and otherwise to perform its obligations under this Recognition Agreement which incorporates by reference the Servicing Agreement (as modified herein);

Company has full power and authority to execute, deliver and perform its obligations under this Recognition Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Recognition Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject. The execution, delivery and performance by Company of this Recognition Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company. This Recognition Agreement has been duly executed and delivered by
Company, and, upon the due authorization, execution and delivery by EMC, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this Recognition Agreement, or the consummation by it of the transactions contemplated hereby or if required, such consent, approval, authorization or order has been obtained prior to the date hereof.

Modification of the Servicing Agreement
The Company and EMC hereby modify the Servicing Agreement with respect to the Mortgage
Loans as follows:

      The following definitions are added to Article I of the Servicing Agreement:

            Assignee:  JPMorgan  Chase  Bank,  National  Association,  as  trustee  for  the holders of Bear  Stearns  ALT-A  Trust  2006-1,  Mortgage  Pass-Through  Certificates,
      Series 2006-1.

            Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006,  among  BSABS,  the  Trustee,  the Master  Servicer,  the
      Securities Administrator and the Purchaser.

            BSABS:  Bear Stearns Asset Backed Securities I LLC.

            Securities Administrator: Wells Fargo Bank, National Association.

            Trustee:  JPMorgan  Chase  Bank,  National  Association,  or  its  successor  in interest,  or any successor trustee appointed as provided in the Pooling and Servicing
      Agreement.

      The following shall be added as Section 12.12 of the Servicing Agreement:

            For purposes of this Agreement,  any Master Servicer shall be considered a third party  beneficiary to this Agreement  entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

Miscellaneous

Company acknowledges that the Mortgage Loans may be part of a REMIC and hereby agrees that in the event that Company is notified in writing by EMC that such Mortgage Loans are part of a REMIC, Company will service such Mortgage Loans in accordance with the Servicing
Agreement (as modified herein) and shall negotiate in good faith any reasonable amendments thereto to insure that such Mortgage Loans are serviced in a manner that would not (i)
cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code).  It is the intention of EMC and Company that this Recognition
Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

All demands, notices and communications related to the Mortgage Loans and this Recognition
Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of Company,

           Countrywide Home Loans Servicing LP
           400 Countrywide Way
           Simi Valley, California  93065
           Attention: Lupe Montero

           With a copy to:  General Counsel

            c.    In the case of EMC,

           EMC Mortgage Corporation
           MacArthur Ridge II
           909 Hidden Ridge Drive, Suite 200
           Irving, Texas 75038
           Attention: Ralene Ruyle

           Telecopy: (972) 444-2810

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Recognition Agreement.

This Recognition Agreement shall be construed in accordance with the laws of the State of
New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No term or provision of this Recognition Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

This Recognition Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Company or EMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Company or EMC, respectively, hereunder.

This Recognition Agreement shall survive the conveyances of the Mortgage Loans and the assignment of the Servicing Agreement (as modified herein) and this Recognition Agreement and the Mortgage Loans by EMC to the Trustee as contemplated in this Recognition Agreement and the AAR Agreement.

This Recognition Agreement may be executed simultaneously in any number of counterparts.
Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

In the event that any provision of this Recognition Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this
Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition  Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________
                                    COUNTRYWIDE HOME LOANS SERVICING LP
                                    By:  Countrywide GP, Inc., its general partner

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                        ATTACHMENT 1

                                       MORTGAGE LOANS

                                        ATTACHMENT 2

                                    SERVICING AGREEMENT

                                                                                 EXHIBIT I-7

                            ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

  This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of January 31, 2006 (the "Closing Date"), among EMC Mortgage Corporation
(the "Assignor"), JPMorgan Chase Bank, National Association, not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-1, Mortgage
Pass-Through Certificates, Series 2006-1 (the "Assignee") and EverHome Mortgage Company
(f/k/a Alliance Mortgage Company) (the "Company").

  Whereas, pursuant to the Recognition Agreement, dated as of January 1, 2006, between the
Assignor and the Company (the "Recognition Agreement"), the Company agreed to service the mortgage loans listed on Attachment 1 annexed hereto (the "Called Mortgage Loans") in accordance with the terms and conditions of the Subservicing Agreement, dated as of August
1, 2002, as amended by Amendment No. [1], dated as of January [__], 2006, between the
Company and the Assignor (as amended and modified in the Recognition Agreement, the
"Subservicing Agreement");

  Whereas, the Assignor purchased certain mortgage loans (the "Market Street Loans") from
Market Street Mortgage Corporation ("Market Street") pursuant to that certain Mortgage Loan
Purchase and Interim Servicing Agreement, dated as of March 1, 2002, between the Assignor and Market Street, and those certain Term Sheets, dated as of September 19, 2005, and
October 27, 2005, each between the Assignor and Market Street;

  Whereas, the Assignor purchased certain mortgage loans (the "Paul Financial Loans" and, together with the Market Street Loans, the "2006-1 Mortgage Loans," listed on Attachment 2 annexed hereto) from Paul Financial, LLC ("Paul Financial") pursuant to that certain
Mortgage Loan Purchase and Interim Servicing Agreement, dated as of October 1, 2003, between the Assignor and Paul Financial, and that certain Term Sheet, dated June 28, 2005, between the Assignor and Paul Financial; and

      Whereas, the Company agreed to service the 2006-1 Mortgage Loans in accordance with the terms and conditions of the Subservicing Agreement.

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the mortgage loans listed on Attachment 1 and
Attachment 2 annexed hereto (collectively, the "Assigned Loans") shall be subject to the terms of this AAR Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Subservicing Agreement.

Assignment and Assumption

1.    Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned Loans and (b) as they relate to the Assigned Loans,  the Recognition  Agreement and
the Subservicing Agreement.  Notwithstanding  anything to the contrary contained herein, the
Assignor is not  assigning  to the  Assignee any of its right,  title and  interest,  to and under the  Subservicing  Agreement  with respect to any other  mortgage  loan other than the
Assigned Loans.  Except as is otherwise  expressly  provided  herein,  the Assignor makes no representations,  warranties or covenants to the Assignee and the Assignee acknowledges that the  Assignor  has no  obligations  to the  Assignee  under  the  terms  of the  Recognition
Agreement or Subservicing  Agreement or otherwise  relating to the transaction  contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

      Assignor  acknowledges and agrees that upon execution of this Agreement,  the Assignee shall  become  the  "Owner"  under  the  Subservicing  Agreement,  and all  representations, warranties  and covenants by the "Company" to the "Owner" under the  Subservicing  Agreement including,  but not  limited  to,  the rights to receive  indemnification,  shall  accrue to
Assignee by virtue of this Agreement.

Representations, Warranties and Covenants

2.    Assignor  warrants and represents to, and covenants  with,  Assignee and Company as of the date hereof that:

a.    Attached  hereto as Attachment 3 and  Attachment 4 are true and correct  copies of the
               Subservicing  Agreement  and  Recognition  Agreement,  respectively,  each of which is in full  force and effect as of the date  hereof and the  provisions of which have not been waived,  amended or modified in any  respect,  nor has any notice of termination been given thereunder;

b.    Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the
               Assigned  Loans  and any and all of its  interests,  rights  and  obligations under  the  Subservicing  Agreement  and the  Recognition  Agreement  as they relate to the  Assigned  Loans,  free and clear  from any and all  claims and encumbrances;  and upon the  transfer  of the  Assigned  Loans to Assignee as contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of
               January  31,  2006  between  the  Assignor  and  Bear  Stearns  Asset  Backed
               Securities I LLC ("BSABS"),  Assignee shall have good title to each and every
               Assigned  Loan,  as well as any and all of Assignor's  interests,  rights and obligations  under the Subservicing  Agreement and the Recognition  Agreement
               as they relate to the  Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

c.    There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Assigned Loans, the Recognition  Agreement or the Subservicing
               Agreement;

d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority to acquire, own and sell the Assigned Loans;

f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course of  Assignor's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Assignor's  articles of  incorporation  or by-laws or any legal restriction,  or any material  agreement or instrument  to which  Assignor is now a party or by which it is bound,  or result in the  violation of any law, rule,  regulation,  order,  judgment  or  decree  to  which  Assignor  or its property is subject.  The execution,  delivery and performance by Assignor of
               this  AAR  Agreement  and  the   consummation  by  it  of  the   transactions
               contemplated  hereby,  have been duly  authorized by all necessary  corporate action on part of Assignor.  This AAR  Agreement  has been duly  executed and delivered  by  Assignor  and,  upon  the  due  authorization,  execution  and delivery by Assignee and the parties  hereto,  will  constitute the valid and legally  binding  obligation  of  Assignor  enforceable  against  Assignor in accordance  with  its  terms  except  as  enforceability  may be  limited  by bankruptcy, reorganization,  insolvency, moratorium or other similar laws now or  hereafter  in effect  relating to  creditors'  rights  generally,  and by
               general  principles  of  equity  regardless  of  whether   enforceability  is
               considered in a proceeding in equity or at law; and

g.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Assignor in connection  with the  execution,  delivery or performance by  Assignor  of  this  AAR  Agreement,  or  the  consummation  by it of  the transactions  contemplated hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise disposed of the
               Assigned Loans or any interest in the Assigned  Loans, or solicited any offer to buy or accept a  transfer,  pledge or other  disposition  of the  Assigned
               Loans,  or any interest in the  Assigned  Loans or  otherwise  approached  or negotiated  with  respect  to the  Assigned  Loans,  or any  interest  in the
               Assigned  Loans  with  any  Person  in  any  manner,   or  made  any  general
               solicitation  by means of  general  advertising  or in any other  manner,  or taken any other action which would  constitute a distribution of the Assigned
               Loans under the  Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.    The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company as of the date hereof that:

a.    Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and  has  all  requisite  power  and authority  to hold  the  Assigned  Loans on  behalf  of the  holders  of Bear
               Stearns  ALT-A  Trust  2006-1,  Mortgage  Pass-Through  Certificates,  Series
               2006-1;

b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course of  Assignee's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Assignee's charter or by-laws or any legal restriction,  or any material  agreement  or  instrument  to which  Assignee  is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which Assignee or its property is subject.  The execution,  delivery and  performance  by Assignee of this AAR  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on part of Assignee.  This
               AAR  Agreement has been duly executed and delivered by Assignee and, upon the due  authorization,  execution  and  delivery  by  Assignor  and the  parties hereto,  will constitute the valid and legally binding obligation of Assignee
               enforceable   against  Assignee  in  accordance  with  its  terms  except  as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in effect  relating to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Assignee in connection  with the  execution,  delivery or performance by  Assignee  of  this  AAR  Agreement,  or  the  consummation  by it of  the transactions contemplated hereby; and

d.    The  Assignee  assumes  for the  benefit of each of  Assignor  and  Company all of the rights and  obligations of the Assignor under the  Recognition  Agreement and the Subservicing  Agreement with respect to the Assigned Loans other than the right to  enforce  the  obligations  of the  Company  under the  Subservicing
               Agreement.

4.    Company warrants and represents to, and covenants with,  Assignor and Assignee,  as of the date hereof, that:

a.    Attached  hereto as Attachment 3 and Attachment 4 are true and accurate  copies of the
               Recognition  Agreement  and  Subservicing  Agreement,  respectively,  each of which is in full  force and effect as of the date  hereof and the  provisions of which have not been waived,  amended or modified in any  respect,  nor has any notice of termination been given thereunder;

b.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority  to  service  the  Assigned  Loans and  otherwise  to  perform  its obligations under the Recognition Agreement and the Subservicing Agreement;

c.    Company has full  corporate  power and  authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course  of  Company's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions  of Company's  articles of  incorporation  or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is  bound,  or  result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this AAR
               Agreement  and  the  consummation  by it  of  the  transactions  contemplated hereby,  have been duly authorized by all necessary  corporate action on part of Company.  This AAR  Agreement  has been duly  executed  and  delivered  by
               Company, and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will  constitute the valid and legally  binding  obligation of
               Company,  enforceable  against Company in accordance with its terms except as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in effect  relating to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Company in connection with the execution,  delivery or performance by
               Company of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

e.    Company  shall  establish  a  Custodial  Account  and  an  Escrow  Account  under  the
               Subservicing  Agreement  in favor of Assignee  with  respect to the  Assigned
               Loans  separate from the Custodial  Accounts and Escrow  Accounts  previously established under the Subservicing Agreement in favor of Assignor;

f.    Pursuant to Section 10.02 of the Subservicing  Agreement,  the Company hereby restates
               the   representations  and  warranties  set  forth  in  Article  III  of  the
               Subservicing  Agreement  with  respect to the  Company  and/or  the  Assigned
               Loans; and

g.    Neither  this  AAR  Agreement  nor  any  certification,  statement,  report  or  other agreement,  document  or  instrument  furnished  or to be  furnished  by  the
               Company  pursuant  to  this  AAR  Agreement  contains  or  will  contain  any materially  untrue  statement  of fact or omits or will  omit to state a fact necessary to make the statements contained therein not misleading.

5.    Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

      6.    From and after the date hereof,  Company  shall  recognize  Assignee as owner of the Assigned Loans,  and  acknowledges  that the Assigned Loans are intended to be part of a
REMIC or  multiple  REMICs,  and will  service the  Assigned  Loans in  accordance  with the
Subservicing Agreement,  the Recognition Agreement and this AAR Agreement but in no event in a manner that would (i) cause any such intended  REMIC to fail to qualify as a REMIC or (ii)
result in the  imposition of a tax upon any such intended  REMIC  (including but not limited to the tax on prohibited  transactions as defined in Section  860F(a)(2) of the Code and the tax on  contributions  to a REMIC set  forth in  Section  860G(d)  of the  Code).  It is the intention of Assignor,  Company and Assignee that this AAR  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither
Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise alter any of the terms or provisions of the  Subservicing  Agreement or  Recognition  Agreement  which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned
Loans without the prior written consent of Assignee.

  7.  Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the Assignee is solely in its capacity as trustee (the "Trustee") for Bear Stearns ALT-A
Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2006, among BSABS, the Assignor, the Assignee, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator, and not individually, (b)
each of the representations, undertakings and agreements herein made on behalf of Bear
Stearns ALT-A Trust 2006-1 (the "Trust") is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the
Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR
Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the
Subservicing Agreement, the Recognition Agreement or the Pooling and Servicing Agreement.
Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee of Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates,
Series 2006-1.

            Miscellaneous

      8.    All  demands,  notices and  communications  related to the Assigned  Loans,  the
Subservicing  Agreement,  the  Recognition  Agreement  and  this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered mail, postage prepaid, as follows:

a.    In the case of Company,
                  EverHome Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida
                  Attention:  Carolyn Cragg
                  Telecopier No.: (904) 281-6206

           with a copy to:
                  EverHome Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida
                  Attention:  Michael C. Koster
                  Telecopier No.: (904) 281-6145

b.    In the case of Assignor,
                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas  75038
                  Attention: Ms. Ralene Ruyle
                  Telecopier No.: (972) 442-2810

c.    In the case of Assignee,
                  JPMorgan Chase Bank, National Association
                  4 New York Plaza, 6th Floor
                  New York, NY  10004
                  Attention:  Worldwide Securities
                  Services-Structured Finance Services,
                  BSALTA 2006-1
                  Telecopier No.: (212) 623-5930

d.    In the case of the Securities Administrator,
                  Wells Fargo Bank, National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: BSALTA 2006-1
                  Telecopier No.: (410) 715-2380

      9.    With  respect  to the  Subservicing  Agreement,  and with  respect  to any other servicing  agreement  executed between the Company and the Assignor related to the servicing of mortgage loans in connection with Bear Stearns ALT-A Trust 2006-1,  Mortgage Pass-Through
Certificates,  Series  2006-1  ("Other  Subservicing  Agreement"),  the  Company  agrees and acknowledges that a default by the Company under one Servicing  Agreement or Other Servicing
Agreement  which  continues  for a period in excess of the cure period  provided for in such
Servicing  Agreement or Other Servicing  Agreement shall constitute a default by the Company under each of the Servicing Agreement and Other Subservicing Agreement.

      10.   This AAR Agreement  shall be construed in accordance  with the laws of the State of New York,  without  regard to conflicts of law  principles  (other than Section 5-1401 of the New York  General  Obligations  Law),  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      11.   No term or  provision  of this AAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      12.   This AAR Agreement  shall inure to the benefit of the  successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

      13.   This AAR Agreement  shall  survive the  conveyance  of the Assigned  Loans,  the assignment of the Recognition  Agreement or the Subservicing  Agreement to the extent of the
Assigned Loans by Assignor to Assignee and the termination of the  Recognition  Agreement or
Subservicing Agreement.

      14.   This  AAR   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      15.   In the  event  that any  provision  of this  AAR  Agreement  conflicts  with any provision  of the  Recognition  Agreement  or  Subservicing  Agreement  with  respect to the
Assigned Loans, the terms of this AAR Agreement shall control.

      16.   The Company hereby acknowledges that Wells Fargo Bank, National  Association has been  appointed  as the master  servicer of the Assigned  Loans  pursuant to the Pooling and
Servicing  Agreement and therefor has the right to enforce all  obligations  of the Company, as they  relate  to the  Assigned  Loans,  under  the  Recognition  Agreement,  Subservicing
Agreement and this AAR Agreement.  Such rights will include,  without limitation,  the right to terminate the Servicer under the  Subservicing  Agreement upon the occurrence of an event of default  thereunder,  the right to receive  all  remittances  required  to be made by the
Company  under the  Subservicing  Agreement,  the right to receive all  monthly  reports and other data required to be delivered by the Company  under the  Subservicing  Agreement,  the right to examine  the books and  records of the  Company,  indemnification  rights,  and the right to exercise  certain  rights of consent and approval  relating to actions taken by the
Company. The Company shall make all distributions under the Subservicing  Agreement, as they relate to the  Assigned  Loans,  to the Master  Servicer  by wire  transfer  of  immediately available funds to:

                        Wells Fargo Bank, National Association
                        ABA#121000248
                        Account Name: SAS Clearing
                        Account # 3970771416
                        FFC to: BSALTA 2006-1, Account #50891700.

            and the Company  shall  deliver all reports  required to be delivered  under the
Subservicing  Agreement,  as they  relate to the  Assigned  Loans,  to the  Assignee  at the address set forth in Section 9(c) herein and to the Master Servicer at:

                        Wells Fargo Bank, National Association
                        9062 Old Annapolis Road
                        Columbia, Maryland 21045
                        Attention: BSALTA 2006-1
                        Telecopier No.: (410) 715-2380

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.

            EMC MORTAGE CORPORATION,
            JPMORGAN     CHASE     BANK,
                the Assignor
            NATIONAL  ASSOCIATION,  as trustee,  the
                                         Assignee

            By:_______________________________
            By:_______________________________
            Its:______________________________
            Its:______________________________

            EVERHOME MORTGAGE COMPANY,
            the Company

            By:_______________________________
            Its:______________________________

            Acknowledged and Agreed

            WELLS FARGO BANK,
            NATIONAL ASSOCIATION

            By:______________________________
            Its:_____________________________

                                        ATTACHMENT 1

                                        CALLED LOANS

                                  (Provided Upon Request)

                                        ATTACHMENT 2

                                   2006-1 MORTGAGE LOANS

                                  (Provided Upon Request)

                                        ATTACHMENT 3

                                   RECOGNITION AGREEMENT

                                       (See Tab [__])

                                        ATTACHMENT 4

                                   SUBSERVICING AGREEMENT

                                  (Provided Upon Request)

                                                                                 EXHIBIT I-8

                                   RECOGNITION AGREEMENT

  This is a Recognition Agreement (this "Recognition Agreement") made as of January 1,
2006, between EMC Mortgage Corporation ("EMC") and EverHome Mortgage Company (f/k/a
Alliance Mortgage Company) (the "Company").

  WHEREAS, the mortgage loans identified on Attachment 1 hereto (the "2002-9 Mortgage
Loans") were acquired by EMC through the exercise of an optional redemption right held by
EMC in connection with the Bear Stearns ARM Trust 2002-9, Mortgage Pass-Through
Certificates, Series 2002-9;

  WHEREAS, the mortgage loans identified on Attachment 2 hereto (the "2003-1 Mortgage
Loans") were acquired by EMC through the exercise of an optional redemption right held by
EMC in connection with the Bear Stearns ALT-A Trust 2003-1, Mortgage Pass-Through
Certificates, Series 2003-1;

  WHEREAS, the mortgage loans identified on Attachment 3 hereto (the "2005-9 Mortgage
Loans" and, together with the 2002-9 Mortgage Loans and the 2003-1 Mortgage Loans, the
"Mortgage Loans") were acquired by EMC through the exercise of an optional redemption right held by EMC in connection with the Bear Stearns ARM Trust 2005-9, Mortgage Pass-Through
Certificates, Series 2005-9; and

  WHEREAS, the Company agreed to service the Mortgage Loans in accordance with the terms and conditions of the Subservicing Agreement, dated as of August 1, 2002, as amended by
Amendment No. [1], dated as of January [__], 2006, between the Assignor and Company (as amended, the "Subservicing Agreement").

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall be subject to the terms of this Recognition Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Subservicing Agreement.

Recognition of EMC

1.    From and  after the date  hereof,  the  Company  shall  recognize  EMC as owner of the
Mortgage  Loans and will  service the  Mortgage  Loans for EMC  pursuant to the terms of the
Subservicing  Agreement  (as  modified  herein) as if EMC and the Company had entered into a separate  servicing  agreement  for the  servicing of the Mortgage  Loans in the form of the
Subservicing  Agreement (as modified herein),  the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

2.    The Company  hereby  acknowledges  that EMC will assign  certain of the Mortgage Loans and the Subservicing Agreement to JPMorgan Chase Bank, National Association,  as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through  Certificates,  Series 2006-1
(the  "Trustee"),  on January 31, 2006 pursuant to that certain  Assignment,  Assumption and
Recognition  Agreement,  dated as of January 31, 2006 (the "AAR  Agreement")  among EMC, the
Trustee and the Company.  Company hereby  acknowledges and consents to the assignment by EMC to the  Trustee  of all of  EMC's  rights  against  Company  pursuant  to  this  Recognition
Agreement  and to the  enforcement  or  exercise  of any  right or  remedy  against  Company pursuant  to this  Recognition  Agreement  by the  Trustee,  to the extent  such  rights and remedies  pertain  to such  Mortgage  Loans.  Such  enforcement  of a right or remedy by the
Trustee  shall have the same force and effect as if the right or remedy had been enforced or exercised by EMC directly.  Notwithstanding  anything in this  Recognition  Agreement to the contrary,  Company acknowledges and agrees that its obligation to service the Mortgage Loans affected by this Recognition  Agreement is not conditional upon EMC's subsequent  assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

3.    EMC warrants and represents to Company as of the date hereof:

a.    EMC is a corporation  duly organized,  validly existing and in good standing under the laws  of  the  jurisdiction  of its  formation  and  has  full  power  and authority  to execute,  deliver and  perform  its  obligations  under this
                  Recognition  Agreement,  and to  consummate  the  transactions  set  forth
                  herein.  The  consummation  of  the  transactions   contemplated  by  this
                  Recognition  Agreement  is in the  ordinary  course of EMC's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  EMC's  charter  or  by-laws  or any  legal restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation  of any law, rule,  regulation,  order, judgment or decree to which EMC or its property is  subject.  The  execution,  delivery  and  performance  by EMC of  this
                  Recognition  Agreement  and  the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement  has been duly executed and delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will constitute the valid and legally  binding  obligation of
                  EMC  enforceable  against  EMC in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

b.    No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by EMC in connection  with the execution,  delivery or performance by
                  EMC  of  this  Recognition  Agreement,  or the  consummation  by it of the transactions contemplated hereby.

4.    Company warrants and represents to, and covenants with, EMC as of the date hereof:

            Attached hereto as Attachment 4 is a true and accurate copy of the  Subservicing
                  Agreement;

            Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority  to service  the  Mortgage  Loans and  otherwise  to perform its
                  obligations   under  the  Subservicing   Agreement  and  this  Recognition
                  Agreement;

            Company has full corporate  power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by this  Recognition  Agreement is in the ordinary course of
                  Company's  business and will not conflict  with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Company's  charter  or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company or its  property is subject.  The  execution,  delivery and performance by Company of this Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized
                  by  all  necessary   corporate  action  on  the  part  of  Company.   This
                  Recognition  Agreement  has been duly  executed and  delivered by Company, and,  upon the due  authorization,  execution  and  delivery by EMC,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Company,
                  enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by Company of this  Recognition  Agreement,  or the  consummation by it of the transactions contemplated hereby.

            Modification of Subservicing Agreement

      5.    The Company and Assignor hereby amend the Subservicing Agreement as follows:

  The following definitions are added to Article I of the Subservicing Agreement:

        Assignee: JPMorgan Chase Bank, National Association, not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust
      2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

        Master Servicer: Wells Fargo Bank, National Association, or its successors in interest that meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

        Pooling and Servicing Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed
      Securities I LLC, the Trustee, the Master Servicer and EMC Mortgage Corporation.

        Servicing Fee Rate:  A rate per annum equal to either (i) 0.375% or (ii)
      0.400% as set forth on the Mortgage Loan Schedule (as defined in the Mortgage
      Loan Purchase Agreement).

        Trustee:  JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and
      Servicing Agreement.

      The  following  shall  be added  as  clause  (n) of  Article  III of the  Subservicing
Agreement:

            "(n)  With respect to each  Mortgage  Loan,  information  regarding the borrower credit files  related to such  Mortgage  Loan has been  furnished to credit  reporting agencies in compliance  with the  provisions of the Fair Credit  Reporting Act and the applicable implementing regulations."

Miscellaneous

      6.    Notwithstanding   anything  to  the   contrary   contained   herein  or  in  the
Subservicing  Agreement Company  acknowledges that the Mortgage Loans may be part of a REMIC or multiple  REMICs and hereby agrees that in no event will it service the Mortgage Loans in a manner  that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
EMC and Company that this  Recognition  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

      7.    All demands,  notices and communications  related to the Mortgage Loans and this
Recognition  Agreement  shall be in  writing  and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

            a.    In the case of Company,

                  EverHome Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida
                  Attention:  Carolyn Cragg
                  Telecopier No.: (904) 281-6206

                  with a copy to:

                  EverHome Mortgage Company
                  8100 Nations Way
                  Jacksonville, Florida
                  Attention:  Michael C. Koster
                  Telecopier No.: (904) 281-6145

            b.    In the case of EMC,

                  EMC Mortgage Corporation
                  MacArthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention: Ralene Ruyle
                  Telecopy: (972) 444-2810

      8.    Each party will pay any  commissions it has incurred and the reasonable  fees of its attorneys in connection  with the  negotiations  for,  documenting of and closing of the transactions contemplated by this Recognition Agreement.

      9.    This  Recognition  Agreement  shall be construed in accordance  with the laws of the State of New York,  without regard to conflicts of law principles,  and the obligations, rights and remedies of the parties  hereunder  shall be determined  in accordance  with such laws.

      10.   No term or provision  of this  Recognition  Agreement  may be waived or modified unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This  Recognition  Agreement  shall inure to the benefit of the  successors  and assigns  of the  parties  hereto.  Any  entity  into  which  Company or EMC may be merged or consolidated  shall,  without the requirement for any further writing,  be deemed Company or
EMC, respectively, hereunder.

      12.   This  Recognition  Agreement shall survive the conveyances of the Mortgage Loans and the  assignment of the  Subservicing  Agreement and this  Recognition  Agreement and the
Mortgage Loans by EMC to the Trustee as contemplated in this  Recognition  Agreement and the
AAR Agreement.

      13.   This  Recognition  Agreement  may be  executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this  Recognition  Agreement  conflicts  with any provision of the  Subservicing  Agreement with respect to the Mortgage Loans,  the terms of this Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                    EVERHOME MORTGAGE COMPANY

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                 ATTACHMENT 1

                             2002-9 MORTGAGE LOANS

                            (Available upon request)

                                  ATTACHMENT 2

                             2003-1 MORTGAGE LOANS

                            (Available upon request)

                                  ATTACHMENT 3

                              2005-9 MORTGAGE LOANS

                             (Available upon request)

                                  ATTACHMENT 4

                             SUBSERVICING AGREEMENT

                            (Available upon request)

                                                                                 EXHIBIT I-9

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment, Assumption and Recognition Agreement (this "AAR Agreement")
made as of January 31, 2006, among EMC Mortgage Corporation (the "Assignor"), JPMorgan
Chase Bank, National Association, not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series
2006-1 (the "Assignee") and GMAC Mortgage Corporation (the "Company").

      Whereas, pursuant to the Recognition Agreement, dated as of January 1, 2006, between the Assignor and the Company (the "Recognition Agreement"), the Company agreed to service the mortgage loans listed on Attachment 1 annexed hereto (the "Assigned Loans") in accordance with the terms and conditions of the Servicing Agreement, dated as of May 1,
2001, as amended by Amendment No. 1, dated as of October 1, 2001, Amendment No. 2, dated as of July 31, 2002, and Amendment No. 3 dated as of December 20, 2005 (as amended, the
"Servicing Agreement"), between the Company and Assignor, as modified in the Recognition
Agreement.

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto also agree that the Assigned Loans shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

1.    Assignor hereby grants,  transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all of its  right,  title  and  interest  in, to and under  the  Recognition  Agreement  and the
Servicing  Agreement.  Assignor  specifically  reserves  and does not assign to Assignee any right,  title and  interest in, to or under any mortgage  loans  subject to the  Recognition
Agreement and the Servicing Agreement other than those set forth on Attachment 1.

Representations, Warranties and Covenants

2.    Assignor warrants and represents to Assignee and Company as of the date hereof:

a.    Attached  hereto  as  Attachment  2 is a true  and  accurate  copy  of  the  Servicing
                  Agreement and attached  hereto as Attachment 3 is a true and accurate copy of the  Recognition  Agreement,  each of which is in full force and effect as of the date hereof and the  provisions  of which have not been  waived, amended or  modified  in any  respect,  nor has any notice of  termination been given thereunder;

b.    Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the
                  Assigned  Loans and any and all of its interests,  rights and  obligations under  the  Recognition  Agreement  and the  Servicing  Agreement  as they relate to the Assigned  Loans,  free and clear from any and all claims and encumbrances;  and upon the transfer of the Assigned  Loans to Assignee as contemplated  herein and in the Mortgage Loan Purchase  Agreement dated as of January 31, 2006 between the  Assignor  and Bear  Stearns  Asset Backed
                  Securities  I LLC  ("BSABS"),  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of Assignor's  interests and rights under the  Recognition  Agreement  and the  Servicing  Agreement as
                  they relate to the  Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

c.    There are no  offsets,  counterclaims  or other  defenses  available  to Company  with respect to the Assigned Loans, the Recognition  Agreement or the Servicing
                  Agreement;

d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignor.  This AAR  Agreement  has been duly  executed and delivered by Assignor and, upon the due  authorization,  execution and delivery by Assignee and Company,  will  constitute  the valid and legally binding obligation of Assignor  enforceable against Assignor in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law; and

g.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the  transactions  contemplated  hereby.  Neither  Assignor  nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising or in any other  manner,  or  taken  any  other  action  which  would  constitute  a distribution  of the Assigned  Loans under the  Securities Act of 1933, as amended  (the "1933 Act") or which  would  render the  disposition  of the
                  Assigned  Loans a  violation  of  Section  5 of the  1933  Act or  require registration pursuant thereto.

3.    Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

a.    Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and has all  requisite  power and authority  to hold the  Assigned  Loans on behalf of the  holders  of Bear
                  Stearns  ALT-A Trust 2006-1,  Mortgage  Pass-Through  Certificates  Series
                  2006-1;

b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignee is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignee.  This AAR  Agreement  has been duly  executed and delivered by Assignee and, upon the due  authorization,  execution and delivery by Assignor and Company,  will  constitute  the valid and legally binding obligation of Assignee  enforceable against Assignee in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

d.    The  Assignee  assumes  for the  benefit  of  each  of  Assignor  and  Company  all of
                  Assignor's  rights  under  the  Recognition  Agreement  and the  Servicing
                  Agreement but solely with respect to such Assigned Loans.

4.    Company  warrants and represents to, and covenants  with,  Assignor and Assignee as of the date hereof:

a.    Attached  hereto  as  Attachment  2 is a true  and  accurate  copy  of  the  Servicing
                  Agreement and attached  hereto as Attachment 3 is a true and accurate copy of the  Recognition  Agreement,  each of which is in full force and effect as of the date hereof and the  provisions  of which have not been  waived, amended or  modified  in any  respect,  nor has any notice of  termination been given thereunder;

b.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Recognition Agreement and the Servicing Agreement;

c.    Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR  Agreement  is in the ordinary  course of Company's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or provisions of Company's  articles of  incorporation  or any legal  restriction,  or any  material  agreement  or  instrument  to which
                  Company  is  now a  party  or by  which  it is  bound,  or  result  in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company or its  property is subject.  The  execution,  delivery and performance  by Company of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on part of Company.  This AAR  Agreement  has
                  been  duly  executed  and   delivered  by  Company,   and,  upon  the  due
                  authorization,  execution  and  delivery by Assignor  and  Assignee,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Company,
                  enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions contemplated hereby;

e.    Company shall establish a Custodial  Account and an Escrow Account under the Servicing
                  Agreement  in  favor  of  Assignee  with  respect  to the  Assigned  Loans
                  separate  from  the  Custodial  Account  and  Escrow  Account   previously
                  established under the Servicing Agreement in favor of Assignor; and

            f.    No event has  occurred  from the  Closing  Date to the date  hereof  which would  render  the  representations  and  warranties  as  to  the  related
                  Assigned  Loans  made  by the  Company  in  Article  III of the  Servicing
                  Agreement to be untrue in any material respect.

5.    Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

6.    From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Assigned  Loans in accordance  with the Servicing
Agreement,  the  Recognition  Agreement  and this AAR  Agreement but in no event in a manner that  would  (i)  cause  any  REMIC  to fail to  qualify  as a REMIC or (ii)  result  in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms  or  provisions  of the  Servicing  Agreement  or  the  Recognition  Agreement,  which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned
Loans without the prior written consent of Assignee.

            Notwithstanding any term hereof to the contrary,  it is expressly understood and agreed by the parties  hereto that (i) this AAR  Agreement is  acknowledged  and accepted by the  Assignee not  individually  or  personally  but solely as Assignee for the Trust in the exercise  of the powers and  authority  conferred  and  vested in it under the  Pooling  and
Servicing  Agreement (the "Pooling and Servicing  Agreement"),  dated as of January 1, 2006, among BSABS, the Assignor, the Assignee,  Wells Fargo Bank, National Association,  as master servicer  (the  "Master  Servicer")  and  as  securities  administrator,  (ii)  each  of the representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and agreements of the Assignee but is made  and  intended  for the  purpose  of  binding  only the  Trust  and  (iii)  under no circumstances  shall the Assignee be personally  liable for the payment of any  indebtedness or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or  undertaken by the Assignee,  the
Assignor  or  the  Trust  under  the  Servicing  Agreement  or  the  Pooling  and  Servicing
Agreement.  Any  recourse  against the  Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to the assets it  may  hold  as  trustee  of  Bear  Stearns  ALT-A  Trust  2006-1,  Mortgage  Pass-Through
Certificates, Series 2006-1.

Miscellaneous

      7.    All  demands,  notices and  communications  related to the Assigned  Loans,  the
Servicing  Agreement and this AAR Agreement  shall be in writing and shall be deemed to have been duly given if personally  delivered at or mailed by registered  mail,  postage prepaid, as follows:
a.    In the case of Company,

                  GMAC Mortgage Corporation
                  500 Enterprise Road
                  Horsham, Pennsylvania 19044
                  Attention:  Mr. Frank Ruhl
                  Telecopier No.: (215) 682-3396
b.    In the case of Assignor,

                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention:  Ms. Ralene Ruyle
                  Telecopier No.: (972) 442-2810

c.    In the case of the Securities Administrator,

                  Wells Fargo Bank,
                  National Association
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention:  BSALTA 2006-1
                  Telecopier No.: (410) 715-2380

d.    In the case of Assignee,

                  JPMorgan Chase Bank, National Association
                  4 New York Plaza, 6th Floor
                  New York, NY 10004
                  Attention:  Worldwide Securities Services-Structured Finance Services,
                  BSALTA 2006-1
                  Telecopier No.: (212) 623-5930

      8.    Each party will pay any  commissions  it has incurred and the Assignor shall pay the fees of its attorneys and the  reasonable  fees of the attorneys of the Assignee and the
Company  in  connection  with  the  negotiations  for,  documenting  of and  closing  of the transactions contemplated by this AAR Agreement.

      9.    This AAR Agreement  shall be construed in accordance  with the laws of the State of New York, without regard to conflicts of law principles, and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      10.   No term or  provision  of this AAR  Agreement  may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This AAR Agreement  shall inure to the benefit of the  successors and assigns of the parties  hereto.  Any entity into which  Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

      12.   This AAR Agreement  shall  survive the  conveyance  of the Assigned  Loans,  the assignment of the  Recognition  Agreement  and the Servicing  Agreement to the extent of the
Assigned Loans by Assignor to Assignee and the termination of the Recognition  Agreement and the Servicing Agreement.

      13.   This  AAR   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the  event  that any  provision  of this  AAR  Agreement  conflicts  with any provision  of the  Recognition  Agreement  or the  Servicing  Agreement  with respect to the
Assigned Loans, the terms of this AAR Agreement shall control.

      15.   The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association
(the "Master  Servicer")  has been  appointed as the master  servicer of the Assigned  Loans pursuant to the Pooling and  Servicing  Agreement  and therefor has the right to enforce all obligations  of the  Company,  as they relate to the  Assigned  Loans,  under the  Servicing
Agreement,  the  Recognition  Agreement  and this AAR  Agreement.  Such rights will include, without  limitation,  the right to terminate the Servicer under the Servicing Agreement upon the  occurrence  of an event of default  thereunder,  the right to receive  all  remittances required to be made by the Company under the Servicing  Agreement,  the right to receive all monthly  reports and other data  required to be delivered by the Company under the Servicing
Agreement,  the right to  examine  the books and  records  of the  Company,  indemnification rights,  and the right to  exercise  certain  rights of consent  and  approval  relating  to actions taken by the Company.  The Company shall make all distributions  under the Servicing
Agreement,  as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

and the Company  shall  deliver all reports  required to be  delivered  under the  Servicing
Agreement,  as they relate to the Assigned  Loans,  to the Assignee at the address set forth in Section 8d herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:________________________
Name:______________________
Title:_____________________

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
AS TRUSTEE
Assignee

By:________________________
Name:______________________
Title:_____________________

GMAC MORTGAGE CORPORATION
Company

By:________________________
Name:______________________
Title:_____________________

ACKNOWLEDGED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:________________________
Name:______________________
Title:_____________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                  (Available upon request)

                                        ATTACHMENT 2

                                    SERVICING AGREEMENT

                                  (Available upon request)

                                        ATTACHMENT 3

                                   RECOGNITION AGREEMENT

                                       (See Tab [__])

                                                                                EXHIBIT I-10

                                   RECOGNITION AGREEMENT

  This is a Recognition Agreement (this "Recognition Agreement") made as of January 1,
2006, between EMC Mortgage Corporation (the "EMC") and GMAC Mortgage Corporation (the
"Company").

  WHEREAS, the mortgage loans identified on Attachment 1 hereto (the "2002-9 Mortgage
Loans") were acquired by EMC through the exercise of an optional redemption right held by
EMC in connection with the Bear Stearns ARM Trust 2002-9, Mortgage Pass-Through
Certificates, Series 2002-9; and

  WHEREAS, the mortgage loans identified on Attachment 2 hereto (the "2003-1 Mortgage
Loans") were acquired by EMC through the exercise of an optional redemption right held by
EMC in connection with the Bear Stearns ALT-A Trust 2003-1, Mortgage Pass-Through
Certificates, Series 2003-1; and

  WHEREAS, the mortgage loans identified on Attachment 3 hereto (the "2005-9 Mortgage
Loans" and, together with the 2002-9 Mortgage Loans and the 2003-1 Mortgage Loans, the
"Mortgage Loans") were acquired by EMC through the exercise of an optional redemption right held by EMC in connection with the Bear Stearns ARM Trust 2005-9, Mortgage Pass-Through
Certificates, Series 2005-9; and

  WHEREAS, the Company agreed to service the Mortgage Loans in accordance with the terms and conditions of that certain Servicing Agreement dated as of May 1, 2001, between the
Company and EMC, as amended by Amendment No. 1 dated as of October 1, 2001, Amendment No. 2 dated as of July 31, 2002 and Amendment No. 3 dated as of December 20, 2005 (as amended, the "Servicing Agreement").

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall be subject to the terms of this Recognition Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC

5.    From and  after the date  hereof,  the  Company  shall  recognize  EMC as owner of the
Mortgage  Loans and will  service the  Mortgage  Loans for EMC  pursuant to the terms of the
Servicing  Agreement  (as  modified  herein) as if EMC and the Company  had  entered  into a separate  servicing  agreement  for the  servicing of the Mortgage  Loans in the form of the
Servicing  Agreement (as modified  herein),  the terms of which are  incorporated  herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

6.    The Company  hereby  acknowledges  that EMC will assign  certain of the Mortgage Loans and the Servicing  Agreement to JPMorgan Chase Bank,  National  Association,  as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through  Certificates,  Series 2006-1
(the  "Trustee"),  on January 31, 2006 pursuant to that certain  Assignment,  Assumption and
Recognition  Agreement,  dated as of January 31, 2006 (the "AAR  Agreement")  among EMC, the
Trustee and the Company.  Company hereby  acknowledges and consents to the assignment by EMC to the  Trustee  of all of  EMC's  rights  against  Company  pursuant  to  this  Recognition
Agreement  and to the  enforcement  or  exercise  of any  right or  remedy  against  Company pursuant  to this  Recognition  Agreement  by the  Trustee,  to the extent  such  rights and remedies  pertain  to such  Mortgage  Loans.  Such  enforcement  of a right or remedy by the
Trustee  shall have the same force and effect as if the right or remedy had been enforced or exercised by EMC directly.  Notwithstanding  anything in this  Recognition  Agreement to the contrary,  Company acknowledges and agrees that its obligation to service the Mortgage Loans affected by this Recognition  Agreement is not conditional upon EMC's subsequent  assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

7.    EMC warrants and represents to Company as of the date hereof:

c.    EMC is a corporation  duly organized,  validly existing and in good standing under the laws  of  the  jurisdiction  of its  formation  and  has  full  power  and authority  to execute,  deliver and  perform  its  obligations  under this
                  Recognition  Agreement,  and to  consummate  the  transactions  set  forth
                  herein.  The  consummation  of  the  transactions   contemplated  by  this
                  Recognition  Agreement  is in the  ordinary  course of EMC's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  EMC's  charter  or  by-laws  or any  legal restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation  of any law, rule,  regulation,  order, judgment or decree to which EMC or its property is  subject.  The  execution,  delivery  and  performance  by EMC of  this
                  Recognition  Agreement  and  the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement  has been duly executed and delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will constitute the valid and legally  binding  obligation of
                  EMC  enforceable  against  EMC in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

d.    No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by EMC in connection  with the execution,  delivery or performance by
                  EMC  of  this  Recognition  Agreement,  or the  consummation  by it of the transactions contemplated hereby.

8.    Company warrants and represents to, and covenants with, EMC as of the date hereof:

            Attached  hereto as  Attachment 4 is a true and accurate  copy of the  Servicing
                  Agreement;

            Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority  to service  the  Mortgage  Loans and  otherwise  to perform its obligations under the Servicing Agreement and this Recognition Agreement;

            Company has full corporate  power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by this  Recognition  Agreement is in the ordinary course of
                  Company's  business and will not conflict  with, or result in a breach of, any of the terms,  conditions  or  provisions  of  Company's  articles  of incorporation  or any legal  restriction,  or any  material  agreement  or instrument  to which  Company  is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree  to which  Company  or its  property  is  subject.  The  execution, delivery and performance by Company of this Recognition  Agreement and the consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on the part of Company.
                  This  Recognition  Agreement  has been  duly  executed  and  delivered  by
                  Company,  and, upon the due authorization,  execution and delivery by EMC, will  constitute  the valid and  legally  binding  obligation  of Company, enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by Company of this  Recognition  Agreement,  or the  consummation by it of the transactions contemplated hereby.

Modification of the Servicing Agreement

9.    The Company and Assignor hereby amend the Servicing Agreement as follows:

  The following definitions are added to Article I of the Servicing Agreement:

        Assignee: JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Steams ALT-A Trust 2006-1, Mortgage Pass-Through Certificates,
      Series 2006-1.

        Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

        Pooling and Servicing Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed
      Securities I LLC, the Trustee, the Master Servicer and the Owner.

        Trustee:  JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and
      Servicing Agreement.

Miscellaneous

10.   Notwithstanding  anything  to  the  contrary  contained  herein  or in  the  Servicing
Agreement,  Company  acknowledges that the Mortgage Loans may be part of a REMIC or multiple
REMICs and hereby  agrees  that in no event will it service the  Mortgage  Loans in a manner that  would  (i)  cause  any  REMIC  to fail to  qualify  as a REMIC or (ii)  result  in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
EMC and Company that this  Recognition  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

11.   All  demands,  notices  and  communications  related  to the  Mortgage  Loans and this
Recognition  Agreement  shall be in  writing  and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

            a.    In the case of Company,

            GMAC Mortgage Corporation
                  500 Enterprise Road
                  Horsham, Pennsylvania 19044
                  Attention:  Mr. Frank Ruhl
                  Telecopier No.: (215) 682-3396

            b.    In the case of EMC,

                  EMC Mortgage Corporation
                  MacArthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention: Ralene Ruyle
                  Telecopy: (972) 444-2810

12.   Each party will pay any  commissions  it has incurred and the  reasonable  fees of its attorneys  in  connection  with the  negotiations  for,  documenting  of and  closing of the transactions contemplated by this Recognition Agreement.

13.   This  Recognition  Agreement  shall be  construed in  accordance  with the laws of the
State of New York,  without  regard to conflicts  of law  principles,  and the  obligations, rights and remedies of the parties  hereunder  shall be determined  in accordance  with such laws.

14.   No term or provision of this  Recognition  Agreement may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

15.   This  Recognition  Agreement  shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated shall,  without  the  requirement  for  any  further  writing,  be  deemed  Company  or EMC, respectively, hereunder.

16.   This  Recognition  Agreement  shall survive the  conveyances of the Mortgage Loans and the assignment of the Servicing  Agreement and this  Recognition  Agreement and the Mortgage
Loans by EMC to the  Trustee  as  contemplated  in this  Recognition  Agreement  and the AAR
Agreement.

17.   This  Recognition   Agreement  may  be  executed   simultaneously  in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

18.   In the event that any  provision  of this  Recognition  Agreement  conflicts  with any provision of the Servicing  Agreement with respect to the Mortgage Loans,  the terms of this
Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                    GMAC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                 ATTACHMENT 1

                             2002-9 MORTGAGE LOANS

                            (Available upon request)

                                  ATTACHMENT 2

                             2003-1 MORTGAGE LOANS

                            (Available upon request)

                                  ATTACHMENT 3

                             2005-9 MORTGAGE LOANS

                            (Available upon request)

                                  ATTACHMENT 4

                              SERVICING AGREEMENT

                            (Available upon request)

                                                                                EXHIBIT I-11

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of January 31,  2006,  among EMC Mortgage  Corporation  (the  "Assignor"),  JPMorgan
Chase Bank, National Association,  not individually but solely as trustee for the holders of the Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates,  Series 2006-1 (the
"Assignee") and GreenPoint Mortgage Funding, Inc. (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto (the  "Assigned  Loan  Schedule")  purchased by the Assignor from the Company and now serviced  by Company  for  Assignor  and its  successors  and  assigns  pursuant  to (a) the
Purchase,  Warranties and Servicing Agreement,  dated as of September 1, 2003, as amended by
Amendment No. 1 to the Purchase,  Warranties  and Servicing  Agreement,  dated as of January
31, 2006,  between  Assignor and Company (as amended,  the "PWS Agreement") and (b) the Term
Sheets dated  September 23, 2005,  September  30, 2005 and September 30, 2005,  each between
Assignor  and  Company  (the  "Term  Sheets"  and  together  with  the  PWS  Agreement,  the
"Agreements")  shall be subject to the terms of this AAR Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the PWS Agreement.

Assignment and Assumption
      Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned  Loans  and (b) the  Agreements  with  respect  to the  Assigned  Loans;  provided, however,  that the Assignor is not  assigning  to the  Assignee  any of its right,  title or interest,  in, to and under the PWS  Agreement  with respect to any mortgage loan other than the Assigned Loans listed on Exhibit A.  Notwithstanding  anything to the contrary contained herein,  the Assignor  specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the representations  and warranties  contained in Section
3.01 and  Section  3.02 of the PWS  Agreement  and the  Assignor is  retaining  the right to enforce  the  representations  and  warranties  set  forth in  those  sections  against  the
Company.   Except  as  is  otherwise  expressly  provided  herein,  the  Assignor  makes  no representations,  warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no  obligations  to the  Assignee  under the terms of the PWS  Agreement or otherwise relating to the transaction  contemplated  herein (including,  but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants
Assignor warrants and represents to Assignee and Company as of the date hereof:

Attached hereto as Attachment 2 are true and accurate copies of the Agreements which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned
Loans and any and all of its interests, rights and obligations under the PWS Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances;
and upon the transfer of the Assigned Loans to Assignee as contemplated herein and in the
Mortgage Loan Purchase Agreement dated as of January 31, 2006 between the Assignor and Bear
Stearns Asset Backed Securities I LLC ("BSABS"), Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee's interests and rights under the
PWS Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the PWS Agreement;

Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by
Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against
Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

The Assignor has received from Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the PWS Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the
Assigned Loans as trustee on behalf of the holders of the Bear Stearns ALT-A Trust 2006-1,
Mortgage Pass-Through Certificates, Series 2006-1;

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by
Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against
Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the PWS Agreement with respect to the Assigned Loans.

Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, which agreements are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the
Assigned Loans and otherwise to perform its obligations under the PWS Agreement;

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

The Company shall establish a Custodial Account and an Escrow Account under the PWS
Agreement in favor of the Assignee with respect to the Assigned Loans separate from the
Custodial Account and Escrow Account previously established under the PWS Agreement in favor of Assignor;

No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in
Sections 3.01 and 3.02 of the PWS Agreement to be untrue in any material respect; and

Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR
Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns)
harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee
From and after the date hereof, Company shall recognize Assignee as owner of the Assigned
Loans, and acknowledges that the Assigned Loans are intended to be part of a REMIC or multiple REMICs, and will service the Assigned Loans in accordance with the PWS Agreement
(as modified by this AAR Agreement) but in no event in a manner that would (i) cause any such intended REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a
REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the PWS Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the
Assignee is solely in its capacity as trustee (the "Trustee") for Bear Stearns ALT-A Trust
2006-1, Mortgage Pass-Through Certificates, Series 2006-1 pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2006, among BSABS, the Assignor, the Assignee, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator, and not individually, (b)
each of the representations, undertakings and agreements herein made on behalf of Bear
Stearns ALT-A Trust 2006-1 (the "Trust") is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the
Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR
Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the
Agreements or the Pooling and Servicing Agreement.  Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee for Bear Stearns ALT-A Trust
2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

Modification of PWS Agreement
The Company and Assignor hereby amend the PWS Agreement as follows:

The following definitions are added to Article I of the PWS Agreement:

      Assignee:  JPMorgan  Chase Bank,  National  Association,  not in its  individual capacity but solely as trustee for the holders of the Bear  Stearns  ALT-A Trust
      2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

      BSABS: Bear Stearns Asset Backed Securities I LLC ("BSABS")

      Master Servicer:  Wells Fargo Bank, National  Association,  or its successors in interest who meet the qualifications of the Pooling and Servicing  Agreement and this Agreement.

        Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006,  among BSABS, the Trustee,  the Master Servicer,  the
      Securities Administrator and EMC Mortgage Corporation.

      Securities Administrator: Wells Fargo Bank, National Association.

      Trustee:  JPMorgan  Chase  Bank,  National  Association,  or  its  successor  in interest,  or any  successor  trustee  appointed  as provided in the Pooling and
      Servicing Agreement.

The definition of Business Day is deleted in its entirety and replaced with the following:

      Business  Day:  Any day other than:  (i) a Saturday  or Sunday,  or (ii) a legal holiday in the States of California,  New York, Maryland or Minnesota,  or (iii)
      a day on which  banks in the  States  of New York,  Maryland  or  Minnesota  are
      authorized or obligated by law or executive order to be closed.

The Standard & Poor's rating of "A2" in the definition of Eligible Account in Section 1.01 of the PWS Agreement is hereby replaced with "AA".

The following is added to the first sentence of the fourth paragraph of Section 4.13 of the
PWS Agreement:

      "; provided,  however, that any REO property shall be disposed of by the Company before the close of the third  taxable year  following the taxable year in which the  Mortgage  Loan  became an REO  property,  unless the  Company is  otherwise directed by the Assignee."

      Section 11.04 of the PWS Agreement is deleted in its entirety and replaced with the following:

      Section 11.04      Governing Law.

            This  Agreement  and the  related  Term  Sheet  shall be  governed  by and construed in  accordance  with the laws of the State of New York without  giving effect to principles of conflicts of laws and except to the extent  preempted by
      Federal law and the  obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

Miscellaneous

All demands, notices and communications related to the Assigned Loans, the PWS Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of Company:
GreenPoint Mortgage Funding, Inc.
100 Wood Hollow Drive
Novato, California 94945
Attention: Susan Davia

In the case of Assignor:
EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention:  Ralene Ruyle
Telecopier No.:  (972) 444-2810

In the case of Assignee:
JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, NY 10004
Attention: Worldwide Securities Services - Structured Finance Services,
BSALTA 2006-1
Telecopier No.: (212) 623-5930

In the case of Securities Administrator:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

The Company hereby acknowledges that Wells Fargo Bank, National Association has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and
Servicing Agreement and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the PWS Agreement.  Such right will include, without limitation, the right to terminate the Company under the PWS Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the PWS Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the PWS Agreement, the right to examine the books and records of the Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.
The Company shall make all distributions under the PWS Agreement, as they relate to the
Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            FFC to: BSALTA 2006-1, Account # 50891700

and the Company shall deliver all reports  required to be delivered under the PWS Agreement, as they relate to the  Assigned  Loans,  to the Assignee at the address set forth in Section
8(c) herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1

Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York
Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or
Company, respectively, hereunder.

This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the PWS Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the PWS Agreement.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

In the event that any provision of this AAR Agreement conflicts with any provision of the
PWS Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

      IN WITNESS WHEREOF,  the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION
                                    Assignor

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________
                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as
                                    Trustee, the Assignee

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________
                                    GREENPOINT MORTGAGE FUNDING, INC. Company

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

ACKNOWLEDGED AND AGREED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:_________________________________
Name:_______________________________
Title:______________________________

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

                                  (Available upon request)

                                        ATTACHMENT 2

                                         AGREEMENTS

                                  (Available Upon Request)

                                                                                EXHIBIT I-12

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of January 31,  2006,  among EMC Mortgage  Corporation  (the  "Assignor"),  JPMorgan
Chase Bank, National Association,  not individually but solely as trustee for the holders of the Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates,  Series 2006-1 (the
"Assignee") and Savannah Bank, NA dba Harbourside Mortgage Corporation (the "Company").

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed hereto  purchased by the Assignor  from the Company and now serviced by Company for Assignor and  its  successors  and  assigns  pursuant  to  the  Purchase,  Warranties  and  Servicing
Agreement,  dated as of April 1,  2005,  as  amended  by  Amendment  No. 1 to the  Purchase,
Warranties and Servicing  Agreement,  dated as of January [__],  2006,  between Assignor and
Company (as amended,  the  "Purchase  Agreement")  shall be subject to the terms of this AAR
Agreement.  Capitalized  terms used herein but not defined shall have the meanings  ascribed to them in the Purchase Agreement.

Assignment and Assumption
      Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned Loans and (b) the Purchase Agreement with respect to the Assigned Loans;  provided, however,  that the Assignor is not  assigning  to the  Assignee  any of its right,  title or interest,  in, to and under the Purchase  Agreement  with respect to any mortgage loan other than the Assigned  Loans listed on  Attachment 1.  Notwithstanding  anything to the contrary contained  herein,  the Assignor  specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the representations  and warranties  contained in Section  3.01 and Section  3.02 of the  Purchase  Agreement,  and any  obligation  of the
Company to cure,  repurchase or substitute for a mortgage loan and to indemnify the Assignor with respect to a breach of such  representations  and  warranties  pursuant to Section 3.03 and Section 8.01 of the  Purchase  Agreement,  and the  Assignor is  retaining  the right to enforce the  representations  and warranties and the obligations of the Company set forth in those sections  against the Company.  In addition,  the Assignor  specifically  reserves and does not assign to the  Assignee  any right,  title and interest in, to or under (a) Section
2.09 of the Purchase Agreement,  (b) Section 4.03 and Section 4.13 of the Purchase Agreement
(but only  insofar  as such  Sections  grant to the  Purchaser  the right to  terminate  the servicing of defaulted  Mortgage Loans and/or REO Properties by the Company) and (c) Section
10.2 of the Purchase  Agreement,  and the  Assignor is  retaining  the right to enforce such sections  against  the  Company.  Except as is  otherwise  expressly  provided  herein,  the
Assignor makes no representations,  warranties or covenants to the Assignee and the Assignee acknowledges  that the Assignor has no  obligations  to the Assignee  under the terms of the
Purchase Agreement or otherwise relating to the transaction  contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

Representations, Warranties and Covenants
Assignor warrants and represents to Assignee and Company as of the date hereof:

Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned
Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein and in the Mortgage Loan Purchase Agreement dated as of January 31, 2006 between the
Assignor and Bear Stearns Asset Backed Securities I LLC ("BSABS"), Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor's interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

There are no offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Purchase Agreement;

Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

Assignor has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by
Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against
Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the
Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the
Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

The Assignor has received from Company, and has delivered to the Assignee, all documents required to be delivered to Assignor by the Company prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from the Company, any additional documents; and

There is no action, suit, proceeding, investigation or litigation pending or, to Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor's ability to perform its obligations under this AAR Agreement.

Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the
Assigned Loans as trustee on behalf of the holders of the Bear Stearns ALT-A Trust 2006-1,
Mortgage Pass-Through Certificates, Series 2006-1;

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This AAR Agreement has been duly executed and delivered by
Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against
Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

There is no action, suit, proceeding, investigation or litigation pending or, to Assignee's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee's execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee's ability to perform its obligations under this AAR Agreement; and

Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Purchase Agreement with respect to the Assigned Loans.

Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the
Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.
The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

The Company shall establish a Custodial Account and an Escrow Account under the Purchase
Agreement in favor of the Assignee with respect to the Assigned Loans separate from the
Custodial Account and Escrow Account previously established under the Purchase Agreement in favor of Assignor;

No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in
Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect; and

Neither this AAR Agreement nor any certification, statement, report or other agreement, document or instrument furnished or to be furnished by the Company pursuant to this AAR
Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns)
harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee
From and after the date hereof, Company shall recognize Assignee as owner of the Assigned
Loans, and acknowledges that the Assigned Loans are intended to be part of a REMIC or multiple REMICs, and will service the Assigned Loans in accordance with the Purchase
Agreement (as modified by this AAR Agreement) but in no event in a manner that would (i)
cause any such intended REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of
Assignor, Company and Assignee that this AAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor
Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of
Assignee.

Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this AAR Agreement by the
Assignee is solely in its capacity as trustee (the "Trustee") for Bear Stearns ALT-A Trust
2006-1, Mortgage Pass-Through Certificates, Series 2006-1 pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 2006, among BSABS, the Assignor, the Assignee, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer") and as securities administrator, and not individually, (b)
each of the representations, undertakings and agreements herein made on behalf of Bear
Stearns ALT-A Trust 2006-1 (the "Trust") is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the
Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this AAR
Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the
Agreements or the Pooling and Servicing Agreement.  Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited solely to the assets it may hold as trustee for Bear Stearns ALT-A Trust
2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

Modification of Purchase Agreement
The Company and Assignor hereby amend the Purchase Agreement as follows:

The following definitions are added to Article I of the Purchase Agreement:

      Master Servicer:  Wells Fargo Bank, National  Association,  or its successors in interest who meet the qualifications of the Pooling and Servicing  Agreement and this Agreement.

      Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006,  among Bear Stearns Asset Backed  Securities I LLC, the Trustee, the Master Servicer, the Securities  Administrator and EMC Mortgage
      Corporation.

      Securities Administrator: Wells Fargo Bank, National Association

      Servicing Fee Rate:  As provided in the related mortgage loan schedule.

      Trustee:  JPMorgan  Chase  Bank,  National  Association,  or  its  successor  in interest,  or any  successor  trustee  appointed  as provided in the Pooling and
      Servicing Agreement.

The definition of Business Day is deleted in its entirety and replaced with the following:

      Business  Day:  Any day other than:  (i) a Saturday  or Sunday,  or (ii) a legal holiday in the States of New York,  Maryland,  Minnesota or South  Carolina,  or
      (iii) a day on which  banks in the States of New York,  Maryland,  Minnesota  or
      South  Carolina are  authorized  or  obligated  by law or executive  order to be closed.

The phrase "in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K" shall be added following the phrase "acceptable to the
Purchaser" in each of Section 6.04 and Section 6.05 of the Purchase Agreement.

Section 11.04 of the Purchase Agreement is deleted in its entirety and replaced with the following:

      Section 11.04      Governing Law.

            This  Agreement  and the  related  Term  Sheet  shall be  governed  by and construed in  accordance  with the laws of the State of New York without  giving effect to principles of conflicts of laws and except to the extent  preempted by
      Federal  law.  The  obligations,  rights and  remedies of the parties  hereunder shall be determined in accordance with such laws.

Miscellaneous

All demands, notices and communications related to the Assigned Loans, the Purchase
Agreement and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of Company:

            Savannah Bank, NA dba Harbourside Mortgage Corporation
            23-B Shelter Cove Land
            Hilton Head, South Carolina 29928
            Attention:  Richard Gillette
            Telecopier No.:  (843) 341-1200

In the case of Assignor:

EMC Mortgage Corporation
Mac Arthur Ridge II
909 Hidden Ridge Drive, Suite 200
Irving, Texas 75038
Attention:  Ralene Ruyle
Telecopier No.:  (972) 444-2810

with a copy  to:
Bear Stearns Mortgage Capital Corporation
383 Madison Avenue
New York, New York 10179
Attention: Ernie Calabrese
Telecopier No.:  (212) 272-5591

In the case of Assignee:
JPMorgan Chase Bank, National Association
4 New York Plaza, 6th Floor
New York, NY 10004
Attention: Worldwide Securities Services - Structured Finance Services,
BSALTA 2006-1
Telecopier No.: (212) 623-5930

The Company hereby acknowledges that Wells Fargo Bank, National Association (the "Master
Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the
Pooling and Servicing Agreement and therefore has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Purchase Agreement.  Such right will include, without limitation, the right to terminate the Company under the
Purchase Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Purchase Agreement, the right to receive all monthly reports and other data required to be delivered by the
Company under the Purchase Agreement, the right to examine the books and records of the
Company, indemnification rights, and the right to exercise certain rights of consent and approval relating to actions taken by the Company.  The Company shall make all distributions under the Purchase Agreement, as they relate to the Assigned Loans, to the
Master Servicer by wire transfer of immediately available funds to:

            BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

            and the Company  shall  deliver all reports  required to be delivered  under the
Purchase  Agreement,  as they relate to the Assigned  Loans,  to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: Client Manager BSALTA 2006-1

Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than Section 5-1401 of the New York
Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or
Company, respectively, hereunder.

This AAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Purchase Agreement.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

In the event that any provision of this AAR Agreement conflicts with any provision of the
Purchase Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

      IN WITNESS WHEREOF,  the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION
                                    Assignor

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not
                                    individually but solely as Trustee for the Bear Stearns
                                    ALT-A Trust 2006-1, Mortgage Pass-Through Certificates,
                                    Series 2006-1
                                    Assignee

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION
                                    Company

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________
                                    Acknowledged and Agreed:
                                    WELLS FARGO BANK, NATIONAL ASSOCIATION

                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________

                                        ATTACHMENT 1

                                   ASSIGNED LOAN SCHEDULE

                                  (Available upon request)

                                        ATTACHMENT 2

                                     PURCHASE AGREEMENT

                                                                                EXHIBIT I-13

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment, Assumption and Recognition Agreement (this "AAR Agreement")
made as of January 31, 2006, among EMC Mortgage Corporation (the "Assignor"), JPMorgan
Chase Bank, National Association, not individually but solely as trustee for the holders of the Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (the
"Assignee") and HSBC Mortgage Corporation (USA) (the "Company").

      Whereas, the Assignor purchased certain residential mortgage loans (the "Assigned
Loans") listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule") from the
Company pursuant to the Amended and Restated Purchase, Warranties and Servicing Agreement,
dated as of September 1, 2005, as amended by Amendment Reg AB, dated as of November 7, 2005
(as amended, the "Servicing Agreement"), between the Company and Assignor and pursuant to which the Company agreed to service the Assigned Loans; and

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Assignor's right, title and interest to and under the Servicing Agreement and the Assigned Loans now serviced by Company for Assignor, shall be subject to the terms of this AAR Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement.

Assignment and Assumption

7.    Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned Loans and (b) the Servicing Agreement;  provided, however, that the Assignor is not assigning  to the  Assignee  any of its  right,  title or  interest,  in,  to and  under the
Servicing  Agreement  with respect to any mortgage loan other than the Assigned Loans listed on Attachment 1.  Notwithstanding  anything to the contrary  contained herein,  the Assignor specifically  reserves and does not assign to the Assignee any right, title and interest in, to or under the  representations  and warranties  contained in Section 3.01 and Section 3.02 of the  Servicing  Agreement  and the  Assignor  is  retaining  the  right  to  enforce  the representations  and warranties set forth in those sections  against the Company.  Except as is otherwise  expressly provided herein, the Assignor makes no  representations,  warranties or  covenants  to the  Assignee  and the  Assignee  acknowledges  that the  Assignor  has no obligations  to the  Assignee  under  the  terms of the  Servicing  Agreement  or  otherwise relating  to the  transaction  contemplated  herein  (including,  but not  limited  to,  any obligation to indemnify the Assignee).

Representations, Warranties and Covenants

8.    Assignor warrants and represents to Assignee and Company as of the date hereof:

            [reserved];

            Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Servicing
                  Agreement  which  agreement  is in full  force  and  effect as of the date hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in any  respect,  nor has any notice of  termination  been given thereunder;

            Assignor is the lawful owner of the  Assigned  Loans with full right to transfer the  Assigned  Loans  and  any  and  all  of  its  interests,  rights  and obligations  under the Servicing  Agreement as they relate to the Assigned
                  Loans, free and clear from any and all claims and  encumbrances;  and upon the transfer of the Assigned Loans to Assignee as contemplated  herein and in the  Mortgage  Loan  Purchase  Agreement  dated as of January  31, 2006 between the  Assignor  and Bear  Stearns  Asset  Backed  Securities  I LLC
                  ("BSABS"),  Assignee  shall  have good  title to each and  every  Assigned
                  Loan, as well as any and all of Assignor's  interests and rights under the
                  Servicing  Agreement as they relate to the Assigned Loans,  free and clear of any and all liens, claims and encumbrances;

            There are no offsets,  counterclaims or other defenses available to Company with respect to the Assigned Loans or the Servicing Agreement;

            Assignor  has no  knowledge  of, and has not  received  notice  of, any  waivers under, or any modification of, any Assigned Loan;

            Assignor is duly  organized,  validly  existing and in good  standing  under the laws of the  jurisdiction  of its  incorporation,  and  has all  requisite power and authority to acquire, own and sell the Assigned Loans;

            Assignor has full corporate power and authority to execute,  deliver and perform
                  its  obligations   under  this  AAR  Agreement,   and  to  consummate  the
                  transactions  set  forth  herein.  The  consummation  of the  transactions
                  contemplated   by  this  AAR  Agreement  is  in  the  ordinary  course  of
                  Assignor's  business and will not conflict with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which  Assignor  is now a party or by which it is  bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignor or its property is subject.  The  execution,  delivery and performance by Assignor of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on the part of Assignor.  This AAR  Agreement has been  duly  executed  and  delivered  by  Assignor  and,  upon the due authorization,  execution  and  delivery by  Assignee  and  Company,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Assignor
                  enforceable  against  Assignor  in  accordance  with its  terms  except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

            Neither  Assignor  nor anyone  acting on its behalf  has  offered,  transferred, pledged,  sold or otherwise disposed of the Assigned Loans or any interest in the  Assigned  Loans,  or  solicited  any  offer  to buy  or  accept  a transfer,  pledge  or other  disposition  of the  Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned  Loans, or any interest in the Assigned Loans with any Person in any  manner,  or made any general  solicitation  by means of general  advertising  or in any other  manner,  or taken any other  action which would  constitute a  distribution  of the  Assigned  Loans under the
                  Securities  Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the  Assigned  Loans a violation  of Section 5 of the
                  1933 Act or require registration pursuant thereto;

            The Assignor has received from Company,  and has delivered to the Assignee,  all documents  required to be  delivered  to Assignor by the Company  prior to the date hereof  pursuant to the  Servicing  Agreement  and the  Servicing
                  Agreement  with respect to the Assigned  Loans and has not  received,  and has not requested from the Company, any additional documents; and

            There is no action,  suit,  proceeding,  investigation or litigation pending or, to Assignor's  knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely  to Assignor,  would  adversely affect  Assignor's  execution  or delivery of, or the  enforceability  of, this AAR Agreement,  or the Assignor's  ability to perform its obligations under this AAR Agreement.

9.    Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

            Assignee is duly  organized,  validly  existing and in good  standing  under the laws of the  jurisdiction of its  organization and has all requisite power and  authority  to hold the  Assigned  Loans as  trustee  on behalf of the holders of the Bear  Stearns  ALT-A Trust  2006-1,  Mortgage  Pass-Through
                  Certificates, Series 2006-1;

            Assignee has full corporate power and authority to execute,  deliver and perform
                  its  obligations   under  this  AAR  Agreement,   and  to  consummate  the
                  transactions  set  forth  herein.  The  consummation  of the  transactions
                  contemplated   by  this  AAR  Agreement  is  in  the  ordinary  course  of
                  Assignee's  business and will not conflict with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which  Assignee  is now a party or by which it is  bound,  or result in the violation of any law, rule,  regulation,  order, judgment or decree to which  Assignee or its property is subject.  The  execution,  delivery and performance by Assignee of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on part of Assignee.  This AAR  Agreement has
                  been  duly   executed  and   delivered  by  Assignee  and,  upon  the  due
                  authorization,  execution  and  delivery by  Assignor  and  Company,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Assignee
                  enforceable  against  Assignee  in  accordance  with its  terms  except as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

            There is no action,  suit,  proceeding,  investigation or litigation pending or, to Assignee's  knowledge,  threatened,  which either in any instance or in the  aggregate,  if  determined  adversely  to Assignee,  would  adversely affect  Assignee's  execution  or delivery of, or the  enforceability  of, this AAR Agreement,  or the Assignee's  ability to perform its obligations under this AAR Agreement; and

            Assignee  assumes for the benefit of each of the Assignor and the Company all of the rights of the Purchaser under the Servicing  Agreement with respect to the Assigned Loans.

10.   Company  warrants and represents to, and covenants  with,  Assignor and Assignee as of the date hereof:

            [reserved];

            Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Servicing
                  Agreement  which  agreement  is in full  force  and  effect as of the date hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in any  respect,  nor has any notice of  termination  been given thereunder;

            Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Servicing Agreement;

            Company has full corporate  power and authority to execute,  deliver and perform
                  its  obligations   under  this  AAR  Agreement,   and  to  consummate  the
                  transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by this AAR Agreement is in the ordinary course of Company's business and will not conflict  with, or result in a breach of, any of the terms,  conditions or  provisions  of Company's  charter or by-laws or any legal  restriction,  or any  material  agreement  or  instrument  to which
                  Company  is  now a  party  or by  which  it is  bound,  or  result  in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company or its  property is subject.  The  execution,  delivery and performance  by Company of this AAR Agreement and the  consummation  by it of the transactions  contemplated hereby, have been duly authorized by all necessary  corporate  action on the part of  Company.  This AAR  Agreement has been  duly  executed  and  delivered  by  Company,  and,  upon the due authorization,  execution  and  delivery by Assignor  and  Assignee,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Company,
                  enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law;

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions contemplated hereby;

            The Company shall establish a Custodial  Account and an Escrow Account under the
                  Servicing  Agreement in favor of the Assignee with respect to the Assigned
                  Loans separate from the Custodial  Account and Escrow  Account  previously established under the Servicing Agreement in favor of Assignor;

            No event has  occurred  from the  Closing  Date to the date  hereof  which would render the  representations  and  warranties  as to the  related  Assigned
                  Loans  made by the  Company  in  Sections  3.01 and 3.02 of the  Servicing
                  Agreement to be untrue in any material respect; and

            Neither this AAR Agreement  nor any  certification,  statement,  report or other agreement,  document or  instrument  furnished  or to be  furnished by the
                  Company  pursuant  to this AAR  Agreement  contains  or will  contain  any materially  untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

11.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee
12.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Assigned  Loans in accordance  with the Servicing
Agreement  (as  modified by this AAR  Agreement)  but in no event in a manner that would (i)
cause  any  such  intended  REMIC  to  fail to  qualify  as a REMIC  or (ii)  result  in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding upon and for the benefit of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or provisions of the Servicing  Agreement  which  amendment,  modification,  waiver or other  alteration  would in any way affect the  Assigned  Loans  without  the prior  written consent of Assignee.

13.   Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (i) this AAR  Agreement is  acknowledged  and accepted by the  Assignee not  individually  or  personally  but solely as Assignee for the Trust in the exercise  of the powers and  authority  conferred  and  vested in it under the  Pooling  and
Servicing  Agreement (the "Pooling and Servicing  Agreement"),  dated as of January 1, 2006, among BSABS, the Assignor, the Assignee,  Wells Fargo Bank, National Association,  as master servicer  (the  "Master  Servicer")  and  as  securities  administrator,  (ii)  each  of the representations,  undertakings and agreements herein made on behalf of the Trust is made and intended not as personal  representations,  undertakings  and agreements of the Assignee but is made  and  intended  for the  purpose  of  binding  only the  Trust  and  (iii)  under no circumstances  shall the Assignee be personally  liable for the payment of any  indebtedness or  expenses  of the  Assignee  or the Trust or be liable  for the  breach or failure of any obligation,  representation,  warranty or covenant made or  undertaken by the Assignee,  the
Assignor  or  the  Trust  under  the  Servicing  Agreement  or  the  Pooling  and  Servicing
Agreement.  Any  recourse  against the  Assignee in respect of any  obligations  it may have under or pursuant to the terms of this AAR Agreement  shall be limited  solely to the assets it  may  hold  as  trustee  of  Bear  Stearns  ALT-A  Trust  2006-1,  Mortgage  Pass-Through
Certificates, Series 2006-1.

Modification of Servicing Agreement
14.   The Company and Assignor hereby amend the Servicing Agreement as follows:

      (a)   The following definitions are added to Article I of the Servicing Agreement:
      Assignee: JPMorgan Chase Bank, National Association, as trustee for the holders of the Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series
      2006-1.

      Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this
      Agreement.

      Nonrecoverable Advance: Any advance previously made by the Company pursuant to
      Section 5.03 or any Servicing Advance which, in the good faith judgment of the
      Company, may not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.  The determination by the Company that it has made a Nonrecoverable
      Advance, shall be evidenced by an Officer's Certificate of the Company delivered to the Purchaser and the Master Servicer and detailing the reasons for such determination.

      Pooling and Servicing Agreement: That certain pooling and servicing agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed Securities I LLC, the Trustee,
      the Master Servicer and the Purchaser.

      Prepayment Charge:  With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

      Securities Administrator: Wells Fargo Bank, National Association.

      Trustee: JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

      (b)   The definition of Business Day is deleted in its entirety and replaced with the following:
      Business Day: Any day other than: (i) a Saturday or Sunday, or (ii) a legal holiday in the States of New York, Maryland or Minnesota, or (iii) a day on which banks in the States of New York, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

      (c)   Article III of the Servicing Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(kkk):
            (kkk) With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      (d)   Article IV of the Servicing Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence in 4.01:
            In addition, the Company shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      The following is added as Subsection 4.05(ix) of the Servicing Agreement:
      "(ix) to reimburse itself for any Nonrecoverable Advances;"
      (e)   The following is added to the second sentence of the third paragraph of Section
4.13 of the Servicing Agreement:
      "; provided, however, that any REO property shall be disposed of by the Company before the close of the third taxable year following the taxable year in which the
      Mortgage Loan became an REO property, unless the Company is otherwise directed by the
      Assignee."

      (f)   The following is added as Section 4.15 of the Servicing Agreement:
      Section 4.15      Waiver of Prepayment Charges
            The Company  shall not waive (or permit a subservicer  to waive) any  Prepayment
      Charge unless: (i) the  enforceability  thereof shall have been limited by bankruptcy, insolvency,  moratorium,  receivership  and other  similar laws relating to creditors'
      rights  generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal  agency has  threatened  legal action if the  prepayment  penalty is enforced,
      (iii) the mortgage  debt has been  accelerated  in connection  with a  foreclosure  or other  involuntary  payment or (iv) such waiver is standard and customary in servicing similar  Mortgage Loans and relates to a default or a reasonably  foreseeable  default and would,  in the  reasonable  judgment of the  Company,  maximize  recovery of total proceeds  taking  into  account  the value of such  Prepayment  Charge and the related
      Mortgage  Loan. In no event will the Company  waive a Prepayment  Charge in connection with  a  refinancing  of a  Mortgage  Loan  that  is not  related  to a  default  or a reasonably  foreseeable  default.  If a Prepayment Charge is waived, but does not meet the standards  described above, then the Company is required to pay the amount of such waived  Prepayment  Charge by depositing such amount into the Custodial Account by the immediately succeeding Remittance Date.

      (g)   Section 11.04 of the Servicing Agreement is deleted in its entirety and replaced with the following:
      Section 11.04     Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws and except to the extent preempted by Federal law and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      (h)   The following shall be added as Section 11.19 of the Servicing Agreement:
      Section 11.19     Third Party Beneficiary.

            For purposes of this Agreement, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement.

Miscellaneous

15.   All demands,  notices and communications  related to the Assigned Loans, the Servicing
Agreement and this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.    In the case of Company,

            HSBC MORTGAGE CORPORATION (USA)
            Lori A. Miller / Assistant Vice President
            2929 Walden Avenue
            Depew, New York 14042

b.    In the case of Assignor,

            EMC Mortgage Corporation
            Mac Arthur Ridge II
            909 Hidden Ridge Drive, Suite 200
            Irving, Texas 75038
            Attention:  Ms. Ralene Ruyle
            Telecopier No.: (972) 442-2810

c.    In the case of the Securities Administrator,

            Wells Fargo Bank,
            National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention:  BSALTA 2006-1
            Telecopier No.: (410) 884-2363

d.    In the case of Assignee,

            JPMorgan Chase Bank, National Association
            4 New York Plaza, 6th Floor
            New York, NY 10004
            Attention:  Worldwide Securities Services-Structured
            Finance Services, BSALTA 2006-1
            Telecopier No.: (212) 623-5858

16.   Each party will pay any  commissions  it has incurred and the fees of its attorneys in connection  with the  negotiations  for,  documenting  of and  closing  of the  transactions contemplated by this AAR Agreement.

17.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without regard to conflicts of law  principles  (other than Section 5-1401 of the New
York  Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

18.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

19.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

20.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the Servicing  Agreement to the extent of the Assigned  Loans by Assignor to Assignee and the termination of the Servicing Agreement.

21.   This AAR  Agreement  may be  executed  simultaneously  in any number of  counterparts.
Each  counterpart  shall  be  deemed  to be an  original  and all  such  counterparts  shall constitute one and the same instrument.

22.   In the event that any provision of this AAR Agreement  conflicts with any provision of the Servicing  Agreement with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

23.   The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
"Master  Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the  Pooling  and  Servicing  Agreement  and  therefor  has  the  right  to  enforce  all obligations  of the  Company,  as they relate to the  Assigned  Loans,  under the  Servicing
Agreement and this AAR Agreement.  Such rights will include,  without limitation,  the right to terminate the Servicer  under the Servicing  Agreement upon the occurrence of an event of default thereunder,  the right to receive all remittances required to be made by the Company under the  Servicing  Agreement,  the right to receive  all  monthly  reports and other data required to be delivered by the Company under the Servicing Agreement,  the right to examine the books and  records of the  Company,  indemnification  rights,  and the right to exercise certain  rights of consent  and  approval  relating  to actions  taken by the  Company.  The
Company shall make all distributions  under the Servicing  Agreement,  as they relate to the
Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

and the Company shall deliver all reports required to be delivered under the Servicing
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION Assignor

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as
                                          Trustee, Assignee

                                          By:   _____________________________
                                          Name: _____________________________
                                          Title:  ___________________________

                                          HSBC MORTGAGE CORPORATION (USA)
                                          Company

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                          Acknowledged and Agreed:

                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                          By:   _____________________________
                                          Name: _____________________________
                                          Title: ____________________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                  (Available upon request)

                                        ATTACHMENT 2

                                    SERVICING AGREEMENT

                                  (Available upon request)

                                        ATTACHMENT 3

                  Calculation of Realized Loss/Gain Form 332- Instruction Sheet
      The numbers on the form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as  applicable.  All line  entries must be supported by copies of appropriate statements,  vouchers, receipts, bills, canceled checks, etc., to document  the  expense.  Entries not  properly  documented  will not be reimbursed to the Servicer.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete  as  applicable.  All line  entries  must be  supported  by copies of the appropriate  claims forms, EOBs, HUD-1 and/or other proceeds verification,  statements,  payment  checks,  etc. to document the credit.
            If  the  Mortgage  Loan  is  subject  to  a  Bankruptcy  Deficiency,   the
            difference  between the Unpaid Principal  Balance of the Note prior to the
            Bankruptcy  Deficiency and the Unpaid Principal  Balance as reduced by the
            Bankruptcy Deficiency should be input on line 20.

      22.   The total of lines 14 through 21.

      Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line
            (16) for Part B/Supplemental proceeds.
      Total Realized Loss (or Amount of Any Gain)

      23.   The total derived from subtracting line 22 from 13.  If the amount represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

                                      WELLS FARGO BANK, N.A.
                                CALCULATION OF REALIZED LOSS/GAIN

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

            -------------------    -------------------    --------------------
            Servicer Loan No.      Servicer Name          Servicer Address

            -------------------    -------------------    --------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________
      Borrower's Name:________________________________________________________
      Property Address:________________________________________________________________
      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan          $ ______________ (1)
      (2)   Interest accrued at Net Rate                           ________________ (2)
      (3)   Accrued Servicing Fees                                 ________________ (3)
      (4)   Attorney's Fees                                        ________________ (4)
      (5)   Taxes                                                  ________________ (5)
      (6)   Property Maintenance                                   ________________ (6)
      (7)   MI/Hazard Insurance Premiums                           ________________ (7)
      (8)   Utility Expenses                                       ________________ (8)
      (9)   Appraisal/BPO                                          ________________ (9)
      (10)  Property Inspections                                   ________________ (10)
      (11)  FC Costs/Other Legal Expenses                          ________________ (11)
      (12)  Other (itemize)                                       $________________ (12)
            Cash for Keys__________________________                ________________
            HOA/Condo Fees_______________________                  ________________
            ______________________________________                 ________________
            ______________________________________                 ________________
            Total Expenses                                        $ _______________ (13)
      Credits:
      (14)  Escrow Balance                                        $ _______________ (14)
      (15)  HIP Refund                                             ________________ (15)
      (16)  Rental Receipts                                        ________________ (16)
      (17)  Hazard Loss Proceeds                                   ________________ (17)
      (18)  Primary Mortgage Insurance Proceeds                    ________________ (18)
      (19)  Pool Insurance Proceeds                                ________________ (19)
      (20)  Proceeds from Sale of Acquired Property                ________________ (20)
      (21)  Other (itemize)                                        ________________ (21)
         _________________________________________                 ________________
         _________________________________________                 ________________
         Total Credits                                            $________________ (22)

      Total Realized Loss (or Amount of Gain)                     $________________ (23)

                                                                                EXHIBIT I-14

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment,  Assumption and Recognition  Agreement  (this "AAR  Agreement")
made as of January 31,  2006,  among EMC Mortgage  Corporation  (the  "Assignor"),  JPMorgan
Chase Bank, National  Association,  not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through  Certificates,  Series
2006-1 (the  "Assignee"),  PHH  Mortgage  Corporation  (formerly  known as Cendant  Mortgage
Corporation) (the "Company") and Bishop's Gate Residential Mortgage Trust ("Bishop's Gate").

      Whereas,  pursuant to the  Recognition  Agreement  dated as of January 1, 2006 between the  Assignor  and the  Company  (the  "Recognition  Agreement"),  the Company has agreed to service  certain  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed  hereto (the  "Assigned  Loan  Schedule")  for the Assignor as owner of the Assigned
Loans, in accordance with the terms and conditions of the Mortgage Loan Flow Purchase,  Sale and Servicing  Agreement,  dated as of April 26, 2001 (the "Servicing  Agreement") among the
Company, Bishop's Gate Residential Mortgage Trust and EMC Mortgage Corporation; and

      In  consideration  of the mutual  promises  contained  herein the parties hereto agree that the Assigned  Loans now serviced by Company for Assignor and its successors and assigns pursuant to the Recognition  Agreement and the Assignor's  right,  title and interest to and under the  Recognition  Agreement,  shall be  subject  to the  terms of this AAR  Agreement.
Capitalized  terms used herein but not defined  shall have the meanings  ascribed to them in the Servicing Agreement.

            Assignment and Assumption

24.   Assignor hereby grants,  transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned  Loans and, as they relate to the Assigned  Loans,  all
of  its  right,   title  and   interest  in,  to  and  under  the   Recognition   Agreement.
Notwithstanding  anything  to the  contrary  contained  herein,  the  Assignor  specifically reserves and does not assign to the  Assignee any right,  title and interest in, to or under the  representations  and  warranties  contained  in  Sections  3.01,  3.02  and 3.03 of the
Servicing  Agreement and the Assignor is retaining the right to enforce the  representations and  warranties  set forth in those  sections  against the  Company.  Assignor  specifically reserves and does not assign to Assignee  any right,  title and interest in, to or under any
Mortgage  Loans  subject  to the  Recognition  Agreement  other  than  those  set  forth  on
Attachment 1.

            Representations, Warranties and Covenants

25.   Assignor warrants and represents to Assignee and Company as of the date hereof:

a.    Attached  hereto  as  Attachment  2 is a true  and  accurate  copy of the  Recognition
                  Agreement,  which  agreement  is in full  force and  effect as of the date hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in any  respect,  nor has any notice of  termination  been given thereunder;

b.    Assignor was the lawful  owner of the  Assigned  Loans with full right to transfer the
                  Assigned  Loans and any and all of its interests,  rights and  obligations under the  Recognition  Agreement  as they relate to the  Assigned  Loans, free and clear  from any and all  claims  and  encumbrances;  and upon the transfer  of the  Assigned  Loans  to  Assignee  as  contemplated  herein,
                  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of Assignee's  interests,  rights and obligations under the
                  Recognition  Agreement  as they  relate to the  Assigned  Loans,  free and clear of any and all liens, claims and encumbrances;

c.    There are no  offsets,  counterclaims  or other  defenses  available  to Company  with respect to the Assigned Loans or the Recognition Agreement;

d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignor.  This AAR  Agreement  has been duly  executed and delivered by Assignor and, upon the due  authorization,  execution and delivery by Assignee and Company,  will  constitute  the valid and legally binding obligation of Assignor  enforceable against Assignor in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

g.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the  transactions  contemplated  hereby.  Neither  Assignor  nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising or in any other  manner,  or  taken  any  other  action  which  would  constitute  a distribution  of the Assigned  Loans under the  Securities Act of 1933, as amended  (the "1933 Act") or which  would  render the  disposition  of the
                  Assigned  Loans a  violation  of  Section  5 of the  1933  Act or  require registration pursuant thereto;

h.    Assignor has received  from  Company,  and has  delivered to Assignee,  all  documents required to be delivered  to Assignor by Company  prior to the date hereof pursuant to the  Recognition  Agreement with respect to the Assigned Loans and has not received,  and has not requested from Company,  any additional documents; and

26.   Assignee  warrants and represents to, and covenants  with,  Assignor and Company as of the date hereof:

a.    Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and has all  requisite  power and authority  to hold the  Assigned  Loans on behalf of the  holders  of Bear
                  Stearns ALT-A Trust, Mortgage Pass-Through Certificates. Series 2006-1;

b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignee is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of  Assignee.  This AAR  Agreement  has been duly  executed and delivered by Assignee and, upon the due  authorization,  execution and delivery by Assignor and Company,  will  constitute  the valid and legally binding obligation of Assignee  enforceable against Assignee in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby; and

d.    The  Assignee  assumes  for the  benefit  of  each  of  Assignor  and  Company  all of
                  Assignor's  rights as  "Purchaser"  thereunder  but solely with respect to such Assigned Loans.

27.   Company  warrants and represents  to, and covenant  with,  Assignor and Assignee as of the date hereof:

a.    Attached  hereto  as  Attachment  2 is a true  and  accurate  copy of the  Recognition
                  Agreement,  which  agreement  is in full  force and  effect as of the date hereof  and the  provisions  of which  have not been  waived,  amended  or modified  in any  respect,  nor has any notice of  termination  been given thereunder;

b.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Recognition Agreement;

c.    Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR  Agreement  is in the ordinary  course of Company's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  Company's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on part of Company.  This AAR  Agreement has been duly executed and delivered  by Company,  and,  upon the due  authorization,  execution  and delivery by Assignor and Assignee,  will  constitute the valid and legally binding obligation of Company,  enforceable  against Company in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions contemplated hereby;

e.    Company  shall  establish  a  Custodial  Account  and  an  Escrow  Account  under  the
                  Recognition  Agreement  in favor of Assignee  with respect to the Assigned
                  Loans separate from the Custodial  Account and Escrow  Account  previously established under the Recognition Agreement in favor of Assignor; and

f.    No event has occurred  from the Closing Date to the date hereof which would render the representations  and  warranties as to the related  Assigned Loans made by
                  Company in Sections 3.01 and 3.02 of the Servicing  Agreement to be untrue in any material respect.

28.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

            Recognition of Assignee

29.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and  acknowledges  that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance  with the Servicing  Agreement but in no event in a manner  that would (i) cause any REMIC to fail to  qualify as a REMIC or (ii)  result in the imposition  of a tax upon any REMIC  (including  but not  limited  to the tax on  prohibited transactions as defined in Section  860F(a)(2) of the Code and the tax on contributions to a
REMIC set forth in Section  860G(d) of the Code).  It is the intention of Assignor,  Company and  Assignee  that this AAR  Agreement  shall be  binding  upon and for the  benefit of the respective  successors  and  assigns of the parties  hereto.  Neither  Company nor  Assignor shall  amend or agree to  amend,  modify,  waiver,  or  otherwise  alter any of the terms or provisions  of  the  Recognition  Agreement  or the  Servicing  Agreement  which  amendment, modification,  waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

      Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (a) the  execution  and delivery of this AAR Agreement by the  Assignee is solely in its capacity as trustee (the  "Trustee")  for Bear Stearns  ALT-A
Trust 2006-1, Mortgage Pass-Through Certificates,  Series 2006-1 pursuant to the Pooling and
Servicing  Agreement (the "Pooling and Servicing  Agreement"),  dated as of January 1, 2006, among BSABS, the Assignor, the Assignee,  Wells Fargo Bank, National Association,  as master servicer (the "Master Servicer") and as securities administrator,  and not individually, (b)
each of the  representations,  undertakings  and  agreements  herein  made on behalf of Bear
Stearns   ALT-A  Trust   2006-1  (the   "Trust")  is  made  and  intended  not  as  personal
representations,  undertakings  and  agreements  of the Trustee but is made and intended for the purpose of binding  only the Trust and (c) under no  circumstances  shall the Trustee be personally  liable for the payment of any  indebtedness  or expenses of the  Assignee or the
Trust or be liable for the breach or failure of any obligation, representation,  warranty or covenant  made or  undertaken  by the  Assignee,  the  Assignor  or the Trust under this AAR
Agreement  or made or  undertaken  by the  Assignee,  the  Assignor  or the Trust  under the
Agreements  or the Pooling and  Servicing  Agreement.  Any recourse  against the Assignee in respect of any  obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited  solely to the assets it may hold as trustee for Bear  Stearns  ALT-A Trust
2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

            Miscellaneous

30.   All  demands,   notices  and  communications   related  to  the  Assigned  Loans,  the
Recognition  Agreement  and this AAR  Agreement  shall be in writing  and shall be deemed to have been duly  given if  personally  delivered  at or mailed by  registered  mail,  postage prepaid, as follows:

a.    In the case of Company,

           PHH Mortgage Corporation (formerly known as Cendant Mortgage
           Corporation)
           3000 Leadenhall Road
           Mail Stop: SVMP
           Mt. Laurel, New Jersey 08054
           Attention: Jack Webb
           Telecopier No.: (856) 917-8321

b.    In the case of Bishop's Gate,

           Bishop's Gate Residential Mortgage Trust
           3000 Leadenhall Road
           Mail Stop: SVMP
           Mt. Laurel, New Jersey 08054
           Attention: Jack Webb
           Telecopier No.: (856) 917-8321

c.    In the case of Assignor,

           EMC Mortgage Corporation
           Mac Arthur Ridge II
           909 Hidden Ridge Drive, Suite 200
           Irving, Texas 75038
           Attention: Ms. Ralene Ruyle
           Telecopier No.: (972) 442-2810

d.    In the case of the Securities Administrator,

           Wells Fargo Bank, National Association
           9062 Old Annapolis Road
           Columbia, Maryland 21045
           Attention: Mr. Randy Reider Telecopier No.:
           (410) 884-2363

e.    In the case of Assignee,

           JPMorgan Chase Bank, National Association
           4 New York Plaza, 6th Floor
           New York, NY  10004
           Attention: Worldwide Securities
           Services-Structured Finance Services, BSALTA
           2006-1
           Telecopier No.: (212) 623-5930

31.   Each party will pay any  commissions  it has incurred  and the Assignor  shall pay the fees of its  attorneys  and the  reasonable  fees of the  attorneys  of the Assignee and the
Company  in  connection  with  the  negotiations  for,  documenting  of and  closing  of the transactions contemplated by this AAR Agreement.

32.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without  regard to  conflicts  of law  principles,  and the  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

33.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

34.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company, respectively, hereunder.

35.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the  Recognition  Agreement to the extent of the  Assigned  Loans by Assignor to Assignee and the termination of the Recognition Agreement.

36.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

37.   In the event that any provision of this AAR Agreement  conflicts with any provision of the  Recognition  Agreement  with  respect  to the  Assigned  Loans,  the  terms of this AAR
Agreement shall control.

38.   The Company hereby acknowledges that Wells Fargo Bank,  National  Association has been appointed  as the  master  servicer  of the  Mortgage  Loans  pursuant  to the  Pooling  and
Servicing  Agreement,  dated  as of  January  1,  2006,  among  Bear  Stearns  Asset  Backed
Securities I LLC, the Assignor,  Wells Fargo Bank, National Association and the Assignee and
therefor  has the right to enforce  all  obligations  of the Company  under the  Recognition
Agreement.  The Company shall make all distributions under the Recognition  Agreement to the
Master Servicer by wire transfer of immediately available funds to:

                        Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

             and the Company  shall deliver all reports  required to be delivered  under the
 Recognition  Agreement  to the Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

                        Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF,  the parties hereto have executed this AAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:_________________________________
Name:_______________________________
Title:______________________________

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
AS TRUSTEE
Assignee

By:_________________________________
Name:_______________________________
Title:______________________________

PHH MORTGAGE CORPORATION
Company

By:_________________________________
Name:_______________________________
Title:______________________________

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
By:   PHH Mortgage Corporation, as Administrator

By:_________________________________
Name:_______________________________
Title:______________________________

ACKNOWLEDGED:

WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:_________________________________
Name:_______________________________
Title:______________________________

                                        ATTACHMENT I

                                   ASSIGNED LOAN SCHEDULE

                                        ATTACHMENT 2

                                   RECOGNITION AGREEMENT

                                                                                EXHIBIT I-15

                             RECOGNITION AGREEMENT

      This is a Recognition  Agreement (this "Recognition  Agreement") made as of January 1,
2006, between EMC Mortgage  Corporation (the "EMC") and PHH Mortgage  Corporation  (formerly known as Cendant Mortgage Corporation) (the "Company").

  WHEREAS, EMC acquired the mortgage loans identified on Attachment 1 hereto (the "2002-4
Mortgage Loans") through the exercise of an optional redemption right held by EMC in connection with the Bear Stearns ARM Trust Mortgage Pass-Through Certificates, Series
2002-4;

  WHEREAS, EMC acquired the mortgage loans identified on Attachment 2 hereto (the "2002-9
Mortgage Loans" and, together with the 2002-4 Mortgage Loans, the "Mortgage Loans") through the exercise of an optional redemption right held by EMC in connection with the Bear
Stearns ARM Trust Mortgage Pass-Through Certificates, Series 2002-9;

  WHEREAS,  the Company is currently servicing the Mortgage Loans in accordance with the terms and conditions of that certain Mortgage Loan Flow Purchase, Sale and Servicing
Agreement, dated as of April 26, 2001 (the "Servicing Agreement"), among the Company,
Bishop's Gate Residential Mortgage Trust and EMC Mortgage Corporation.

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall be subject to the terms of this Recognition Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC

19.   From and after the date hereof,  Company shall  recognize EMC as owner of the Mortgage
Loans and will  service the Mortgage  Loans for EMC  pursuant to the terms of the  Servicing
Agreement (as modified  herein) as if EMC and Company had entered into a separate  servicing agreement  for the servicing of the Mortgage  Loans in the form of the  Servicing  Agreement
(as modified herein), the terms of which are incorporated herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

20.   The Company  hereby  acknowledges  that EMC will assign  certain of the Mortgage Loans and the Servicing  Agreement to JPMorgan Chase Bank,  National  Association,  as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through  Certificates,  Series 2006-1
(the  "Trustee"),  on January 31, 2006 pursuant to that certain  Assignment,  Assumption and
Recognition  Agreement,  dated as of January 31, 2006 (the "AAR  Agreement")  among EMC, the
Trustee and the Company.  Company hereby  acknowledges and consents to the assignment by EMC to the  Trustee  of all of  EMC's  rights  against  Company  pursuant  to  this  Recognition
Agreement  and to the  enforcement  or  exercise  of any  right or  remedy  against  Company pursuant to this  Recognition  Agreement  by the  Trustee.  Such  enforcement  of a right or remedy by the  Trustee  shall  have the same  force and effect as if the right or remedy had been enforced or exercised by EMC  directly.  Notwithstanding  anything in this  Recognition
Agreement to the contrary,  Company  acknowledges  and agrees that its obligation to service the Mortgage  Loans affected by this  Recognition  Agreement is not  conditional  upon EMC's subsequent assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

21.   EMC warrants and represents to Company as of the date hereof:

e.    EMC is a corporation  duly organized,  validly existing and in good standing under the laws  of  the  jurisdiction  of its  formation  and  has  full  power  and authority  to execute,  deliver and  perform  its  obligations  under this
                  Recognition  Agreement,  and to  consummate  the  transactions  set  forth
                  herein.  The  consummation  of  the  transactions   contemplated  by  this
                  Recognition  Agreement  is in the  ordinary  course of EMC's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  EMC's  charter  or  by-laws  or any  legal restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation  of any law, rule,  regulation,  order, judgment or decree to which EMC or its property is  subject.  The  execution,  delivery  and  performance  by EMC of  this
                  Recognition  Agreement  and  the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement  has been duly executed and delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will constitute the valid and legally  binding  obligation of
                  EMC  enforceable  against  EMC in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

f.    No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by EMC in connection  with the execution,  delivery or performance by
                  EMC  of  this  Recognition  Agreement,  or the  consummation  by it of the transactions contemplated hereby.

22.   Company warrants and represents to, and covenants with, EMC as of the date hereof:

            Attached  hereto as  Attachment 3 is a true and accurate  copy of the  Servicing
                  Agreement;

            Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority  to service  the  Mortgage  Loans and  otherwise  to perform its obligations under the Servicing Agreement and this Recognition Agreement;

            Company has full corporate  power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by this  Recognition  Agreement is in the ordinary course of
                  Company's  business and will not conflict  with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Company's  charter  or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company or its  property is subject.  The  execution,  delivery and performance by Company of this Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized
                  by  all  necessary   corporate  action  on  the  part  of  Company.   This
                  Recognition  Agreement  has been duly  executed and  delivered by Company, and,  upon the due  authorization,  execution  and  delivery by EMC,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Company,
                  enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by Company of this  Recognition  Agreement,  or the  consummation by it of the transactions contemplated hereby.

Modification of the Servicing Agreement

23.   The  Company  and EMC  hereby  modify  the  Servicing  Agreement  with  respect to the
Mortgage Loans as follows:

      The following definitions shall be added to Section 1.01 of the Servicing Agreement:

            Assignee:  JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-1.

            BSABS:  Bear Stearns Asset Backed Securities I LLC.

            Commission or SEC:  The United States Securities and Exchange Commission.

            Company:  The Servicer.

            Depositor: BSABS.

            Exchange Act:  The Securities Exchange Act of 1934, as amended.

            Master  Servicer:  Wells  Fargo  Bank,  National  Association  or any  successor thereto.

            Nonrecoverable  Advance:  Any portion of a Monthly Advance or Servicing  Advance previously  made or  proposed to be made by the  Company  pursuant to this  Agreement, that,  in the good  faith  judgment  of the  Company,  will  not or,  in the case of a proposed  advance,  would  not,  be  ultimately  recoverable  by it from  the  related
      Mortgagor  or the  related  Liquidation  Proceeds,  Insurance  Proceeds,  Condemnation
      Proceeds or otherwise with respect to the related Mortgage Loan.

            Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006, among BSABS, the Trustee, the Master Servicer and EMC.

            Prepayment  Penalty:   With  respect  to  any  Mortgage  Loan,  the  charges  or
      premiums,  if  any,  due in  connection  with a full  or  partial  prepayment  of such
      Mortgage Loan in accordance with the terms thereof.

            Qualified  Correspondent:  Any Person from which the Company purchased  Mortgage
      Loans,  provided that the following conditions are satisfied:  (i) such Mortgage Loans were  originated  pursuant  to an  agreement  between the Company and such Person that contemplated  that such Person would underwrite  mortgage loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines  designated by the
      Company ("Designated  Guidelines") or guidelines that do not vary materially from such
      Designated  Guidelines;  (ii)  such  Mortgage  Loans  were  in  fact  underwritten  as described in clause (i) above and were  acquired by the Company  within 180 days after origination;  (iii)  either  (x) the  Designated  Guidelines  were,  at the time  such
      Mortgage Loans were  originated,  used by the Company in origination of mortgage loans of the same  type as the  Mortgage  Loans for the  Company's  own  account  or (y) the
      Designated  Guidelines  were,  at the time  such  Mortgage  Loans  were  underwritten, designated  by the  Company on a  consistent  basis for use by lenders in  originating mortgage loans to be purchased by the Company;  and (iv) the Company employed,  at the time such Mortgage Loans were acquired by the Company,  pre-purchase or  post-purchase quality  assurance  procedures  (which may involve,  among other  things,  review of a sample of  mortgage  loans  purchased  during a  particular  time  period  or  through particular  channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

            Regulation AB: Subpart  229.1100 - Asset Backed  Securities  (Regulation AB), 17
      C.F.R.  &sec;&sec;229.1100-229.1123,  as  amended  from  time to  time,  and  subject  to such clarification  and  interpretation  as have been  provided  by the  Commission  in the adopting  release  (Asset-Backed  Securities,  Securities Act Release No. 33-8518,  70
      Fed. Reg. 1,506,  1,531 (Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

            REMIC  Provisions:  The  provisions  of the federal  income tax law  relating to
      REMICs,  which  appear  at  Sections  860A  through  860G  of the  Code,  and  related provisions and regulations promulgated  thereunder,  as the foregoing may be in effect from time to time.

            Securities Act:  The Securities Act of 1933, as amended.
            Securitization  Transaction:  Any  transaction  involving  either  (1) a sale or other  transfer of some or all of the  Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an  issuance  of  publicly  offered or  privately placed,  rated or unrated  mortgage-backed  securities  or (2) an issuance of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more  portfolios of residential  mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans

            Servicing Criteria:  As of any date of determination,  the "servicing  criteria"
      set forth in Item 1122(d) of Regulation  AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached hereto as Exhibit 16 for convenience  of reference  only. In the event of a conflict or  inconsistency  between the terms of Exhibit 16 and the text of Item  1122(d)  of  Regulation  AB, the text of
      Item 1122(d) of  Regulation AB shall control (or those  Servicing  Criteria  otherwise mutually  agreed  to by the  Purchaser,  the  Company  and  any  Person  that  will be responsible for signing any Sarbanes  Certification  with respect to a  Securitization
      Transaction in response to evolving  interpretations of Regulation AB and incorporated into a revised Exhibit 16).

            Stated  Principal  Balance:  As  to  each  Mortgage  Loan  as  of  any  date  of determination,  (i) the  principal  balance of such  Mortgage Loan at the Cut-off Date after giving  effect to payments of principal  due on or before such date,  whether or not received,  minus (ii) all amounts  previously  distributed  to the Purchaser  with respect to the  Mortgage  Loan  representing  payments or  recoveries  of principal or advances in lieu thereof.

            Static  Pool   Information:   Static  pool  information  as  described  in  Item
      1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Subcontractor:   Any  vendor,   subcontractor   or  other  Person  that  is  not
      responsible  for the overall  servicing  (as  "servicing"  is commonly  understood  by participants in the mortgage-backed  securities market) of Mortgage Loans but performs one or more  discrete  functions  identified  in Item  1122(d) of  Regulation  AB with respect to  Mortgage  Loans  under the  direction  or  authority  of the  Company or a
      Subservicer.

            Subservicer:  Any Person that services  Mortgage  Loans on behalf of the Company or any  Subservicer  and is  responsible  for the  performance  (whether  directly  or through  Subservicers  or  Subcontractors)  of a  substantial  portion of the material servicing  functions  required to be performed by the Company under this  Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

            Third-Party Originator: Each Person, other than a Qualified Correspondent,  that originated Mortgage Loans acquired by the Company.

            Trustee: JPMorgan Chase Bank, National Association.

  The definition of Eligible Account is deleted in its entirety and replaced with the following:

        Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which
      (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company, so long as Moody's is not a Rating Agency) are rated by each Rating
      Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the
      FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or
      (iii) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies.
      Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

  Subsection (6) of Section 3.01 of the Servicing Agreement shall be replaced in its entirety with the following:

      (6)   PHH Mortgage has delivered to the Purchaser financial statements as to its last two fiscal years.  Except as has previously been disclosed to the
      Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of PHH Mortgage and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  The Trust has delivered to the Purchaser financial statements as to its last two fiscal years and a copy of its Offering Circular dated May 21, 1998 (the "Trust Financials")
      and such Trust Financials fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust.  Except as has previously been disclosed to the
      Purchaser in writing, there has been no change in such Trust Financials since their date and the Trust is not aware of any errors or omissions therein.

  Subsection (7) of Section 3.01 of the Servicing Agreement shall be replaced in its entirety with the following (new text is underlined):

      (7)   There has been no change in the servicing policies and procedures, business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of PHH Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

  The following shall be added as Subsection (15) of Section 3.01 of the Servicing
Agreement:

      (15)  As of the date of each Securitization Transaction, and except as has been otherwise disclosed to the Purchaser, any Master Servicer and any Depositor:
      (1) no default or servicing related performance trigger has occurred as to any other securitization due to any act or failure to act of the Servicer; (2) no material noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Servicer; (3) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (4) no material changes to the
      Servicer's servicing policies and procedures for similar loans has occurred in the preceding three years; (5) there are no aspects of the Servicer's financial condition that could have a material adverse impact on the performance by the
      Servicer of its obligations hereunder; (6) there are no legal proceedings pending, or known to be contemplated by governmental authorities, against the
      Servicer that could be material to investors in the securities issued in such
      Securitization Transaction; and (7) there are no affiliations, relationships or transactions relating to the Servicer of a type that are described under Item
      1119 of Regulation AB.

  Subsection (33) of Section 3.03 of the Servicing Agreement shall be replaced in its entirety with the following:

      (33)  The related Mortgagor (1) is not the subject of any Insolvency
      Proceeding; and (2) has not notified the Seller of any relief requested by or allowed to such Mortgagor under the Servicemembers Civil Relief Act;

  The following shall be added as Subsection (50) of Section 3.03 of the Servicing
Agreement:

      (50)  With respect to each Mortgage Loan, information regarding the borrower credit files related to such Mortgage Loan has been furnished to credit reporting agencies in compliance with the provisions of the Fair Credit
      Reporting Act and the applicable implementing regulations.

  Section 3.05 of the Servicing Agreement shall be replaced in its entirety with the following:

      Section 3.05.     Cooperation of Company with a Reconstitution.

      The Company and the  Purchaser  agree that with respect to some or all of the Mortgage
Loans,  on or after the related  Funding Date, on one or more dates (each a  "Reconstitution
Date")  at  the  Purchaser's  sole  option,  the  Purchaser  may  effect  a  sale  (each,  a
"Reconstitution")  of some or all of the  Mortgage  Loans then  subject  to this  Agreement, without recourse, to:

      (a)   one or more  third  party  purchasers  in one or more in  whole  loan  transfers
(each, a "Whole Loan Transfer"); or

      (b)   one or  more  trusts  or  other  entities  to be  formed  as part of one or more
Securitization Transactions.

      The Company agrees to execute in connection  with any agreements  among the Purchaser, the Company,  and any servicer in  connection  with a Whole Loan  Transfer,  an  Assignment,
Assumption and Recognition  Agreement  substantially in the form of Exhibit 2.05 hereto, or, at Purchaser's  request,  a seller's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance reasonably  acceptable to the parties,  and in connection with a Securitization  Transaction,  a pooling and servicing agreement in form and  substance  reasonably  acceptable to the parties,  (collectively  the agreements  referred  to herein are  designated,  the  "Reconstitution  Agreements").  It is understood that any such Reconstitution  Agreements will not contain any greater obligations on the part of Company than are  contained in this  Agreement.  Notwithstanding  anything to the contrary in this  Section  3.05,  the Company  agrees that it is required to perform the obligations described in Exhibit 14 hereto.

      With respect to each Whole Loan Transfer and each  Securitization  Transaction entered into by the Purchaser,  the Company agrees (1) to cooperate fully with the Purchaser and any prospective  purchaser with respect to all reasonable requests and due diligence procedures;
(2) to execute, deliver and perform all Reconstitution  Agreements required by the Purchaser as are customary in the industry;  (3) to restate the  representations  and  warranties  set forth in this  Agreement  as of the  settlement  or  closing  date in  connection  with such
Reconstitution  (each, a  "Reconstitution  Date"),  but modified,  if necessary,  to reflect changes since the Funding Date.

      In addition,  the Company shall provide to any master servicer or issuer in connection with a Securitization  Transaction,  as the case may be, and any other  participants in such
Reconstitution:

      (i)   any and all information and  appropriate  verification of information  which may be reasonably available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant shall request upon reasonable demand;

      (ii)  such additional  representations,  warranties,  covenants,  opinions of counsel, letters from auditors,  and  certificates of public  officials or officers of the Company as are reasonably agreed upon by the Company and the Purchaser or any such other participant;

      (iii) within 5 Business  Days after request by the  Purchaser,  the  information  with respect to the Company (as  originator)  and each  Third-Party  Originator  of the  Mortgage
Loans  as  required  under  Item  1110(a)  and  (b)  of  Regulation  AB,  a  summary  of the requirements  of  which  has of the  date  hereof  is  attached  hereto  as  Exhibit  17 for
convenience  of  reference   only,  as  determined  by  Purchaser  in  its  sole  reasonable discretion.  If  requested  by the  Purchaser,  this  will  include  information  about  the applicable credit-granting or underwriting criteria;

      (iv)  within 5  Business  Days after  request  by the  Purchaser,  the  Company  shall provide  (or, as  applicable,  cause each  Third-Party  Originator  to provide)  Static Pool
Information  with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably  identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage  Loans  (including as an acquirer of Mortgage Loans from a Qualified Correspondent),  and/or (ii) each Third-Party Originator.  Such Static Pool
Information  shall be prepared by the Company (or  Third-Party  Originator)  on the basis of its reasonable,  good faith  interpretation of the requirements of Item  1105(a)(1)-(3)  and
(c) of Regulation  AB. To the extent that there is  reasonably  available to the Company (or
Third-Party  Originator) Static Pool Information with respect to more than one mortgage loan type,  the  Purchaser or any Depositor  shall be entitled to specify  whether some or all of such information  shall be provided  pursuant to this paragraph.  The content of such Static
Pool  Information may be in the form  customarily  provided by the Company,  and need not be customized  for the  Purchaser  or any  Depositor.  Such  Static Pool  Information  for each vintage  origination year or prior  securitized  pool, as applicable,  shall be presented in increments no less  frequently  than  quarterly over the life of the mortgage loans included in the  vintage  origination  year or  prior  securitized  pool.  The most  recent  periodic increment  must be as of a date no later than 135 days  prior to the date of the  prospectus or other  offering  document  in which the Static  Pool  Information  is to be  included  or incorporated by reference.  The Static Pool  Information  shall be provided in an electronic format that  provides a permanent  record of the  information  provided,  such as a portable document  format (pdf) file,  or other such  electronic  format  reasonably  required by the
Purchaser or the Depositor, as applicable;

      (v)   within 5 Business Days after request by the Purchaser,  information with respect to the  Company (as  servicer)  as required  by Item  1108(b)  and (c) of  Regulation  AB, a summary of the  requirements of which as of the date hereof is attached hereto as Exhibit 17 for  convenience of reference  only, as determined by Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the
Mortgage  Loans to a  Subservicer,  the  Company  shall  provide  the  information  required pursuant to this clause with respect to the Subservicer;

      (vi)  within 5 Business Days after request by the Purchaser,

            (a)  information  regarding  any  legal  proceedings  pending  (or  known  to be contemplated)  against the  Company (as  originator  and as  servicer)  and each other originator  of the  Mortgage  Loans and each  Subservicer  as required by Item 1117 of
      Regulation  AB, a  summary  of the  requirements  of which  as of the date  hereof  is attached  hereto as Exhibit 17 for  convenience  of reference  only,  as determined by
      Purchaser in its sole discretion,

            (b)  information  regarding   affiliations  with  respect  to  the  Company  (as
      originator  and as servicer) and each other  originator of the Mortgage Loans and each
      Subservicer  as  required  by  Item  1119(a)  of  Regulation  AB,  a  summary  of  the requirements  of which as of the date  hereof is  attached  hereto as  Exhibit  17 for convenience of reference only, as determined by Purchaser in its sole discretion, and

            (c) information  regarding  relationships  and transactions  with respect to the
      Company (as  originator  and as servicer)  and each other  originator  of the Mortgage
      Loans and each  Subservicer  as required by Item 1119(b) and (c) of  Regulation  AB, a summary  of the  requirements  of which as of the date  hereof is  attached  hereto as
      Exhibit 17 for  convenience of reference  only, as determined by Purchaser in its sole discretion;

      (vii) if so requested by the Purchaser,  the Company shall provide (or, as applicable, cause each  Third-Party  Originator to provide),  at the expense of the requesting party (to the extent of any additional  incremental  expense associated with delivery pursuant to this
Agreement),   such  statements  and  agreed-upon  procedures  letters  of  certified  public accountants reasonably acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool Information  relating to prior securitized pools for  securitizations  closed on or after January 1, 2006 or, in the case of Static Pool  Information  with respect to the
Company's  or  Third-Party  Originator's  originations  or  purchases,  to  calendar  months commencing  January  1,  2006,  or to  any  financial  information  included  in  any  other disclosure  provided  under this Section  3.05,  as the  Purchaser or such  Depositor  shall reasonably  request.  Such  statements  and  letters  shall be  addressed  to and be for the benefit of such  parties as the  Purchaser  or such  Depositor  shall  designate,  which may include,  by way of example,  any Sponsor,  any  Depositor  and any broker  dealer acting as underwriter,  placement  agent  or  initial  purchaser  with  respect  to  a  Securitization
Transaction.  Any such  statement  or  letter  may take  the form of a  standard,  generally applicable document  accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor;

      (viii) for the purpose of satisfying the reporting  obligation  under the Exchange Act with  respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) provide prompt notice to the Purchaser, any  Master  Servicer  and any  Depositor  in  writing  of (A) any  material  litigation  or
governmental   proceedings  involving  the  Company,  any  Subservicer  or  any  Third-Party
Originator,  (B) any affiliations or relationships  that develop  following the closing date of a  Securitization  Transaction  between the Company,  any  Subservicer or any Third-Party
Originator  and any of the  parties  specified  in clause  (7) of Section  3.01(15)  of this
Agreement  (and any other  parties  identified  in writing  by the  requesting  party)  with respect to such  Securitization  Transaction,  (C) any Event of  Default  under the terms of this Agreement or any  Reconstitution  Agreement,  (D) any merger,  consolidation or sale of substantially  all of the  assets  of the  Company,  and (E)  the  Company's  entry  into an agreement  with  a  Subservicer  to  perform  or  assist  in the  performance  of any of the
Company's obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the  Purchaser  and any  Depositor a description  of such  proceedings,  affiliations  or relationships;

      All notification pursuant to this Section 3.05(b)(viii),  other than those pursuant to
Section 3.05(b)(viii)(i)(A), should be sent to:

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com

      With a copy to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      Notifications pursuant to Section 3.05(b)(viii)(i)(A) should be sent to:

      EMC Mortgage Corporation
      Two Mac Arthur Ridge
      909 Hidden Ridge Drive, Suite 200
      Irving, TX 75038
      Attention:  Associate General Counsel for Loan Administration
      Facsimile:  (972) 831-2555

      With copies to:

      Bear, Stearns & Co. Inc.
      383 Madison Avenue, 3rd Floor
      New, York, NY 10179
      Attention:  Global Credit Administration
      Facsimile:  (212) 272-6564

      EMC Mortgage Corporation
      2780 Lake Vista Drive
      Lewisville, TX 75067-3884
      Attention:  Conduit Seller Approval Dept.
      Facsimile:  (214) 626-3751
      Email:  sellerapproval@bear.com;

      (ix)  If so requested  by the  Purchaser  or any  Depositor  on any date,  the Company shall, within five Business Days following such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section  3.01(15) of this Agreement or, if any such  representation  and  warranty  is not  accurate  as of the  date of such  request, provide  reasonably  adequate  disclosure  of  the  pertinent  facts,  in  writing,  to  the requesting party;

      (x)   as a condition to the  succession to the Company or any  Subservicer as servicer or subservicer under this Agreement or any  Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company  shall  provide to the Purchaser,  any Master  Servicer and any  Depositor,  at least 15 calendar days prior to the effective date of such succession or  appointment,  (x) written notice to the Purchaser, any Master  Servicer and any Depositor of such  succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser,  any Master Servicer and such Depositor,  all information reasonably requested by the Purchaser,  any Master Servicer or any  Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form
8-K with respect to any class of asset-backed securities;

      (xi) in addition to such  information  as the Company,  as  servicer,  is obligated to provide  pursuant to other  provisions of this  Agreement,  not later than ten days prior to the  deadline  for the  filing of any  distribution  report on Form 10-D in  respect  of any
Securitization  Transaction  that includes any of the Mortgage Loans serviced by the Company or any Subservicer,  the Company or such  Subservicer,  as applicable,  shall, to the extent the Company or such Subservicer has knowledge,  provide to the party  responsible for filing such report (including, if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all information,  data, and materials  related thereto as may be  required  to be  included  in the  related  distribution  report  on Form  10-D  (as specified in the provisions of Regulation AB referenced below):

                  (A)   any  material  modifications,  extensions  or  waivers of pool asset terms,  fees,  penalties  or  payments  during  the  distribution  period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

                  (B)   material  breaches of pool asset  representations  or  warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

                  (C)   information  regarding new asset-backed  securities issuances backed by the same pool assets, any pool asset changes (such as, additions,  substitutions or repurchases), and any material changes in origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

      (xii) the  Company  shall  provide  to the  Purchaser,  any  Master  Servicer  and any
Depositor,  evidence  of the  authorization  of the  person  signing  any  certification  or statement,  copies or other  evidence of Fidelity  Bond  Insurance  and Errors and  Omission
Insurance policy,  financial  information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's performance hereunder.

      In the event of a conflict  or  inconsistency  between the terms of Exhibit 17 and the text of the applicable Item of Regulation AB as cited above,  the text of Regulation AB, its adopting release and other public statements of the SEC shall control.

      The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following  parties  participating in a Securitization  Transaction:  each sponsor and issuing  entity;  each  Person  (including,  but not  limited  to, any Master  Servicer,  if applicable)  responsible for the preparation,  execution or filing of any report required to be filed  with the  Commission  with  respect  to such  Securitization  Transaction,  or for execution  of a  certification  pursuant  to Rule  13a-14(d)  or Rule  15d-14(d)  under  the
Exchange Act with respect to such Securitization  Transaction;  each broker dealer acting as underwriter,  placement  agent or initial  purchaser,  each Person who  controls any of such parties or the  Depositor  (within  the  meaning of  Section  15 of the  Securities  Act and
Section 20 of the Exchange Act); and the respective present and former directors,  officers, employees,  agents and  affiliates of each of the foregoing and of the Depositor  (each,  an
"Indemnified  Party"),  and shall hold each of them  harmless  from and  against any claims, losses, damages, penalties,  fines, forfeitures,  legal fees and expenses and related costs, judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

      (i)(A) any untrue  statement of a material  fact  contained or alleged to be contained in any  information,  report,  certification,  data,  accountants'  letter or other material provided  under this  Section 3.05 by or on behalf of the  Company,  or provided  under this
Section 3.05 by or on behalf of any  Subservicer,  Subcontractor  or Third-Party  Originator
(collectively,  the "Company Information"), or (B) the omission or alleged omission to state in the Company  Information a material fact required to be stated in the Company Information or  necessary in order to make the  statements  therein,  in the light of the  circumstances under which they were made, not misleading;  provided, by way of clarification,  that clause
(B) of this paragraph shall be construed solely by reference to the Company  Information and not to any  other  information  communicated  in  connection  with a  sale  or  purchase  of securities,  without  regard to whether the Company  Information  or any portion  thereof is presented together with or separately from such other information;

      (ii) any breach by the Company of its obligations  under this Section 3.05,  including particularly  any  failure  by  the  Company,  any  Subservicer,  any  Subcontractor  or any
Third-Party  Originator  to deliver any  information,  report,  certification,  accountants'
letter or other  material  when and as  required  under this  Section  3.05,  including  any
failure  by  the  Company  to  identify   pursuant  to  Section   12.12  any   Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

      (iii) any breach by the Company of a  representation  or warranty set forth in Section
3.01 or in a writing  furnished  pursuant to Section 3.01(16) and made as of a date prior to the closing date of the related Securitization  Transaction,  to the extent that such breach is not cured by such  closing  date,  or any breach by the  Company of a  representation  or warranty  in a writing  furnished  pursuant  to Section  3.01(16) to the extent made as of a date subsequent to such closing date; or

                  (iv)  the  negligence  bad faith or willful  misconduct  of the Company in connection with its performance under this Section 3.05.

            If the  indemnification  provided for herein is unavailable or  insufficient  to hold harmless an Indemnified  Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses, damages or liabilities  incurred by such  Indemnified  Party in such proportion as is appropriate to reflect the relative fault of such Indemnified  Party on the one hand and the Company on the other.

            In the case of any failure of  performance  described  above,  the Company shall promptly reimburse the Purchaser, any Depositor, as applicable,  and each Person responsible for the  preparation,  execution  or  filing of any  report  required  to be filed  with the
Commission  with  respect  to  such  Securitization  Transaction,  or  for  execution  of  a certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange Act with respect to such Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company, any Subservicer,  any Subcontractor or any Third-Party Originator.

            This  indemnification  shall survive the  termination  of this  Agreement or the termination of any party to this Agreement.

      All Mortgage Loans not sold or transferred  pursuant to a Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement  and the related
Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

      In connection  with such a  securitization,  the Purchaser may be required to engage a master  servicer or trustee to determine the allocation of payments to and make  remittances to the  certificateholders,  at the Purchaser's  sole cost and expense.  In the event that a master  servicer or trustee to determine the allocation of payments to and make  remittances to the certificateholders is requested by the Purchaser,  the Servicer agrees to service the
Mortgage  Loans in  accordance  with  the  reasonable  and  customary  requirements  of such securitization,  which  may  include  the  Servicer's  acting as a  subservicer  in a master servicing  arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall  thereafter deal solely with such master servicer or trustee,  as the case may be with respect to such  Mortgage  Loans  which are subject to the  Securitization  and shall not be required to deal with any other party with respect to such Mortgage Loans.  The cost of such securitization  shall  be borne by the  Purchaser,  other  than  the  Seller's  overhead  or employees' salaries.

      The following  shall be added after the first  sentence of  Subsection  (1) of Section
5.01 of the Servicing Agreement:

            The Servicer shall furnish information regarding the borrower credit files related to such Mortgage Loan to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

      The following shall be added as the second  paragraph of Section 5.02 of the Servicing
Agreement:

            The  Servicer  shall not  waive (or  permit a  subservicer  to waive)  any
      Prepayment  Penalty  unless:  (i) the  enforceability  thereof  shall  have been limited by bankruptcy,  insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has threatened  legal action if
      the  prepayment   penalty  is  enforced,   (iii)  the  mortgage  debt  has  been
      accelerated  in connection  with a foreclosure or other  involuntary  payment or
      (iv) such waiver is standard and customary in servicing  similar  Mortgage Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable judgment of the Servicer,  maximize recovery of total proceeds taking into  account the value of such  Prepayment  Penalty  and the  related  Mortgage
      Loan.  In no event will the Servicer  waive a Prepayment  Penalty in  connection with a  refinancing  of a  Mortgage  Loan that is not  related to a default or a reasonably  foreseeable  default.  If a Prepayment  Penalty is waived,  but does not meet the  standards  described  above,  then the Servicer is required to pay the amount of such waived Prepayment  Penalty by depositing such amount into the
      Collection Account by the immediately succeeding Remittance Date.

  Subsection (6) of Section 5.05 of the Servicing Agreement shall be replaced in its entirety with the following:

      (6)   to pay to itself as additional servicing compensation any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date);

  The following paragraphs are added after the second paragraph of Section 5.13 of the
Servicing Agreement:

            "Notwithstanding  anything in this Agreement to the contrary, the Servicer
      (a) shall not permit any  modification  with respect to any  Mortgage  Loan that would change the Mortgage  Interest Rate and (b) shall not (unless the Mortgagor is in default  with  respect to the  Mortgage  Loan or such  default  is, in the
      judgment  of  the  Servicer,   reasonably   foreseeable)   make  or  permit  any
      modification,  waiver or amendment  of any term of any Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage Loan under Section
      1001 of the Code  (or  Treasury  regulations  promulgated  thereunder)  and (ii)
      cause  the  Trust  Fund to fail to  qualify  as a REMIC  under  the  Code or the imposition of any tax on "prohibited  transactions" or "contributions" after the startup date under the REMIC Provisions.

            Prior to taking any action  with  respect to the  Mortgage  Loans which is not contemplated under the terms of this Agreement,  the Servicer will obtain an
      Opinion  of Counsel  acceptable  to the  Trustee  with  respect to whether  such action could result in the  imposition  of a tax upon the REMIC  (including  but not  limited  to the  tax on  prohibited  transactions  as  defined  in  Section
      860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set  forth in
      Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event"),  and the Servicer  shall not take any such action or cause the Trust Fund to take any such action as to which it has been  advised  that an Adverse  REMIC Event could occur.

            The Servicer shall not permit the creation of any "interests"  (within the meaning of Section 860G of the Code) in the REMIC.  The Servicer shall not enter
      into  any   arrangement  by  which  the  REMIC  will  receive  a  fee  or  other compensation  for  services  nor  permit the REMIC to  receive  any income  from assets other than "qualified  mortgages" as defined in Section 860G(a)(3) of the
      Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

        Any REO Property shall be disposed of by the Servicer before the close of the third taxable year following the taxable year in which the Mortgage Loan became an REO Property, unless the Servicer is otherwise directed by the Assignee."

      The following  shall be added after the first  paragraph of Subsection  (1) of Section
5.15 of the Servicing Agreement:

        In determining the delinquency status of any Mortgage Loan, the Servicer will use delinquency recognition policies as described to and approved by the
      Purchaser, and shall revise these policies as requested by the Purchaser from time to time.

      The  following  shall  replace the first  paragraph of Section  6.02 of the  Servicing
Agreement:

      On or before the fifth (5th)  Business Day of each month  during the term hereof,  the
Servicer shall deliver to the Purchaser  monthly  accounting  reports  substantially  in the form of Exhibits  11 and 12 attached  hereto  with  respect to the most  recently  ended Due
Period,  or in such  other  forms as may be  mutually  agreed  upon by  Servicer  and Master
Servicer.  Such monthly  accounting  reports shall include  information  as to the aggregate
Unpaid Principal  Balance of all Mortgage Loans, the scheduled  amortization of all Mortgage
Loans,  any  delinquencies  and the  amount  of any  Principal  Prepayments  as of the  most recently ended Record Date, and the status of all other  collection  efforts with respect to each Mortgage Loan, and all realized losses detailed on a Form 332,  attached as Exhibit 13, or in such other form as may be mutually  agreed upon by the Servicer and any related Master
Servicer.  Such monthly  reports  shall be  delivered to Purchaser in a mutually  acceptable electronic format.

      The Servicer  shall furnish to the Purchaser  during the term of this  Agreement  such periodic,  special or other reports,  information or documentation,  whether or not provided for herein,  as shall be  reasonably  requested  by the  Purchaser  with respect to Mortgage
Loans or REO Properties  (provided,  the Purchaser shall have given the Servicer  reasonable notice and  opportunity to prepare such reports,  information or  documentation),  including
any  reports,   information  or  documentation   reasonably  required  to  comply  with  any
regulations  of any  governmental  agency or body  having  jurisdiction  over the  Purchaser
(including  but not limited to  Regulation  AB),  all such reports or  information  to be as provided by and in  accordance  with such  applicable  instructions  and  directions  as the
Purchaser  may  reasonably  request.  The  Servicer  agrees to execute  and deliver all such instruments  and take all such action as the  Purchaser,  from time to time,  may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

  Section 7.04 of the Servicing Agreement shall be replaced in its entirety with the following:

            Section 7.04      Annual Statement as to Compliance; Annual Certification.

      (a)   The Servicer will deliver to the Purchaser  and the Master  Servicer,  not later than March 1 of each calendar year  beginning in 2007, an Officers'  Certificate  acceptable to the  Purchaser  (an "Annual  Statement  of  Compliance")  stating,  as to each  signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar year (or  applicable  portion  thereof)  and of  performance  under this  Agreement or other applicable  servicing  agreement  during  such  period has been made  under  such  officers'
supervision  and (ii) to the best of such  officers'  knowledge,  based on such review,  the
Servicer has  fulfilled  all of its  obligations  under this  Agreement or other  applicable servicing  agreement in all material  respects  throughout  such calendar year, or, if there has been a failure to fulfill any such obligation in any material  respect,  specifying each such  failure  known  to such  officer  and the  nature  and  status  thereof.  Such  Annual
Statement of Compliance  shall contain no  restrictions or limitations on its use. Copies of such  statement  shall be provided by the Servicer to the Purchaser  upon request and by the
Purchaser to any Person  identified as a  prospective  purchaser of the Mortgage  Loans.  In the event that the Servicer has  delegated any  servicing  responsibilities  with respect to the Mortgage  Loans to a Subservicer,  the Servicer  shall deliver an officer's  certificate
(an "Annual  Certification") of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

      (b)   With  respect to any  Mortgage  Loans that are the  subject of a  Securitization
Transaction,  by March 1 of each calendar year beginning in 2007, an officer of the Servicer shall execute and deliver an Annual Certification to the Purchaser,  any Master Servicer and
any related  Depositor for the benefit of each such entity and such entity's  affiliates and the officers,  directors and agents of any such entity and such entity's affiliates,  in the form  attached  hereto as  Exhibit  15. In the event that the  Servicer  has  delegated  any servicing  responsibilities  with  respect  to the  Mortgage  Loans  to a  Subservicer,  the
Servicer shall deliver an Annual  Certification  of the Subservicer as described above as to each Subservicer as and when required with respect to the Servicer.

      (c)   If the Servicer  cannot  deliver the related  Annual  Statement of Compliance or
Annual Certification by March 1 of such year, the Purchaser,  at its sole option, may permit a cure period for the Servicer to deliver  such Annual  Statement  of  Compliance  or Annual
Certification, but in no event later than March 10th of such year.

      Failure of the  Servicer to timely  comply with this  Section  7.04 shall be deemed an
Event  of  Default,  automatically,  without  notice  and  without  any cure  period  unless otherwise  agreed to by the  Purchaser  as set  forth in  7.04(c),  and  Purchaser  may,  in addition  to  whatever  rights  the  Purchaser  may have at law or in equity or to  damages, including  injunctive  relief  and  specific  performance,  terminate  all  the  rights  and obligations  of the Servicer  under this  Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  the  Purchaser's  incurring  any  penalty  or fee  of  any  kind whatsoever in connection  therewith,  as provided in Section 10.01.  Such termination  shall be considered with cause pursuant to Section 11.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

  The following shall be added as Section 7.07 of the Servicing Agreement:

      Section 7.07      Assessment of Compliance with Servicing Criteria.

      On and after January 1, 2006,  the Servicer  shall service and  administer,  and shall cause each subservicer to servicer or administer,  the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria.

      With  respect  to  any  Mortgage  Loans  that  are  the  subject  of a  Securitization
Transaction,  the  Servicer  shall  deliver to the  Purchaser  or its  designee,  any Master
Servicer and any Depositor on or before March 1 of each  calendar year  beginning in 2007, a report (an "Assessment of Compliance") reasonably satisfactory to the Purchaser,  any Master
Servicer and any Depositor  regarding  the  Servicer's  assessment  of  compliance  with the
Servicing  Criteria  during the  preceding  calendar  year as required  by Rules  13a-18 and
15d-18 of the Exchange Act and Item 1122 of  Regulation  AB or as otherwise  required by the
Master Servicer,  which as of the date hereof,  require a report by an authorized officer of the Servicer that contains the following:

      (a)   A statement by such officer of its responsibility for assessing  compliance with the Servicing Criteria applicable to the Servicer;

      (b)   A statement by such officer  that such  officer used the  Servicing  Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

      (c)   An assessment by such officer of the Servicer's  compliance  with the applicable
Servicing  Criteria for the period  consisting of the  preceding  calendar  year,  including disclosure  of any  material  instance of  noncompliance  with respect  thereto  during such period,  which  assessment  shall be based on the  activities  it performs  with  respect to asset-backed  securities  transactions  taken as a whole  involving the  Servicer,  that are backed by the same asset type as the Mortgage Loans;

      (d)   A statement that a registered  public  accounting firm has issued an attestation report  on the  Servicer's  Assessment  of  Compliance  for  the  period  consisting  of the preceding calendar year; and

      (e)   A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Servicer,  which  statement shall be based on the activities it performs with respect to asset-backed  securities  transactions taken as a whole involving the Servicer,  that are backed by the same asset type as the Mortgage Loans.

      Such report at a minimum shall  address each of the  Servicing  Criteria in Exhibit 18 hereto  identified  as applicable  to the Servicer  delivered to the Purchaser  concurrently with the execution of this Agreement.

      With  respect  to  any  Mortgage  Loans  that  are  the  subject  of a  Securitization
Transaction,  on or before March 1 of each  calendar  year  beginning  in 2007,  the Company shall  furnish to the  Purchaser or its  designee,  any Master  Servicer and any Depositor a report (an  "Attestation  Report") by a registered  public  accounting firm that attests to, and reports on, the  Assessment  of Compliance  made by the  Servicer,  as required by Rules
13a-18 and 15d-18 of the  Exchange  Act and Item  1122(b) of  Regulation  AB or as otherwise required by the Master Servicer,  which  Attestation  Report must be made in accordance with standards  for  attestation  reports  issued or  adopted by the  Public  Company  Accounting
Oversight Board.

      The Servicer shall cause each Subservicer,  and each  Subcontractor  determined by the
Servicer pursuant to Section 11.19 to be  "participating  in the servicing  function" within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser,  any Master Servicer and any  Depositor an  assessment of compliance  and  accountants'  attestation  as and when provided in Sections 7.07.

      If the Servicer  cannot  deliver the related  Assessment of Compliance or  Attestation
Report by March 1 of such year, the Purchaser,  at its sole option, may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation  Report,  but in no
event later than March 10th of such year.

      Failure of the  Servicer to timely  comply with this  Section  7.07 shall be deemed an
Event of  Default,  automatically,  without  notice  and  without  any cure  period,  unless otherwise agreed to by the Purchaser as described herein,  and Purchaser may, in addition to whatever  rights  the  Purchaser  may  have at law or in  equity  or to  damages,  including injunctive relief and specific performance,  terminate all the rights and obligations of the
Servicer  under this  Agreement  and in and to the Mortgage  Loans and the proceeds  thereof without  compensating  the  Servicer  for the same,  as  provided  in  Section  10.01.  Such termination  shall be considered  with cause  pursuant to Section  11.01 of this  Agreement.
This paragraph  shall supercede any other provision in this Agreement or any other agreement to the contrary.

      The following shall be added as Section 7.08 of the Servicing Agreement:

      Section 7.08      Intent of the Parties; Reasonableness.

      The  Purchaser  and the  Company  acknowledge  and agree  that a purpose  of  Sections
3.01(15),  3.05,  6.02,  7.04 and 7.07 of this Agreement is to facilitate  compliance by the
Purchaser  and any  Depositor  with the  provisions  of  Regulation AB and related rules and regulations of the Commission.  None of the Purchaser,  any Master Servicer or any Depositor
shall  exercise its right to request  delivery of  information  or other  performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act,  the  Exchange  Act  and  the  rules  and  regulations  of  the  Commission thereunder.  The Company acknowledges that interpretations of the requirements of Regulation
AB may change over time, whether due to interpretive  guidance provided by the Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Purchaser, any Master
Servicer or any Depositor in good faith for delivery of information  under these  provisions on the  basis  of  evolving  interpretations  of  Regulation  AB.  In  connection  with  any
Securitization  Transaction,  the Company shall  cooperate  fully with the Purchaser and any
Master  Servicer to deliver to the Purchaser  (including any of its assignees or designees), any Master  Servicer and any Depositor,  any and all  statements,  reports,  certifications, records  and  any  other  information  necessary  in the  good  faith  determination  of the
Purchaser,  any Master  Servicer  or any  Depositor  to permit the  Purchaser,  such  Master
Servicer or such  Depositor to comply with the  provisions of Regulation  AB,  together with such disclosures  relating to the Company, any Subservicer,  any Third-Party  Originator and
the Mortgage  Loans,  or the  servicing of the Mortgage  Loans,  reasonably  believed by the
Purchaser or any Depositor to be necessary in order to effect such compliance.

      The following shall be added as the second  paragraph of Section 9.01 of the Servicing
Agreement:

            The Master  Servicer  shall  indemnify  and hold harmless the Servicer and its  affiliates,  and in each case, its officers,  directors and agents from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable legal fees and related  costs,  judgments and other costs and expenses  arising out of or  based  upon  a  breach  by the  Master  Servicer  or  any  of its  officers, directors,  agents or  affiliates  of its  obligations  in  connection  with the preparation,  filing and  certification  of any Form 10-K under  Section 3.18 of the Pooling and  Servicing  Agreement  or the  negligence,  bad faith or willful misconduct of the Master  Servicer in  connection  therewith.  In addition,  the
      Master  Servicer  shall  indemnify  and  hold  harmless  the  Servicer  and  its affiliates,  and in each case,  its  officers,  directors  and  agents  from and against any losses, damages,  penalties,  fines,  forfeitures,  reasonable legal fees and related  costs,  judgments and other costs and expenses  arising out of or based upon a breach by any Servicer (as defined in the Pooling and  Servicing
      Agreement),  other than the  Servicer  (as  defined in this  Agreement),  of its obligations in connection with any back-up  certification  (or any other back-up documents) to any  certification of any Form 10-K required to be provided by the
      Master Servicer,  but solely to the extent the Master Servicer  receives amounts from such  Servicer  in  connection  with any  indemnification  provided by such
      Servicer  (in each case as defined in the Pooling and  Servicing  Agreement)  to the Master Servicer.

      The last paragraph of Section 10.01 shall be replaced with the following:

            then,  and in each and every  such  case,  so long as an Event of  Default shall not have been  remedied,  the  Purchaser,  by  notice  in  writing  to the
      Sellers may, in addition to whatever  rights the Purchaser may have at law or in equity  to  damages,  including  injunctive  relief  and  specific  performance, terminate  all the rights and  obligations  of the Sellers and the Servicer (and if the  Servicer is  servicing  any of the  Mortgage  Loans in a  Securitization
      Transaction,  appoint a successor servicer  reasonably  acceptable to any Master
      Servicer for such  Securitization  Transaction)  under this Agreement and in and to the Mortgage  Loans(including  the Servicing rights thereon) and the proceeds thereof subject to Section 12.01, without the Purchaser's  incurring any penalty or fee of any kind whatsoever in connection  therewith;  provided that, upon the occurrence  of an  Event of  Default  under  Subsection (3),  (4) or (5) of this
      Section 10.01,  this  Agreement  and all  authority  and  power  of the  Sellers hereunder  (whether with respect to the Mortgage  Loans,  the REO  Properties or otherwise)  shall  automatically  cease. On or after the receipt by the Servicer of such written  notice,  all  authority  and power of the  Servicer  under this
      Agreement  (whether  with  respect to the  Mortgage  Loans or  otherwise)  shall cease.  The Servicer shall promptly  reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such  designee) or such
      Depositor,  as such are incurred,  in  connection  with the  termination  of the
      Servicer as servicer and the  transfer of  servicing of the Mortgage  Loans to a successor  servicer.  The provisions of this paragraph  shall not limit whatever rights the Purchaser or any  Depositor  may have under other  provisions of this
      Agreement and/or any applicable  Reconstitution Agreement or otherwise,  whether in equity or at law,  such as an action for  damages,  specific  performance  or injunctive relief.

      The following shall be added as Section 12.12 of the Servicing Agreement:

      Section 12.12. Use of Subservicers and Subcontractors.

      (a)   The  Servicer  shall  not  hire  or  otherwise   utilize  the  services  of  any
Subservicer  to fulfill  any of the  obligations  of the  Servicer  as  servicer  under this
Agreement or any  Reconstitution  Agreement unless the Servicer complies with the provisions of  paragraph  (b) of this  Section.  The Servicer  shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any  Subservicer  to hire or otherwise utilize  the  services  of any  Subcontractor,  to  fulfill  any of the  obligations  of the
Servicer  as  servicer  under this  Agreement  or any  Reconstitution  Agreement  unless the
Servicer complies with the provisions of paragraph (d) of this Section.

      (b)   The  Servicer  shall  cause  any  Subservicer  used by the  Servicer  (or by any
Subservicer)  for the  benefit  of the  Purchaser  and any  Depositor  to  comply  with  the provisions  of this Section and with Sections  3.01(15),  3.01(18),  3.05,  7.04 and 7.07 of this Agreement to the same extent as if such Subservicer  were the Servicer,  and to provide the information  required with respect to such  Subservicer  under Section  3.01(17) of this
Agreement.  The Servicer  shall be  responsible  for  obtaining  from each  Subservicer  and delivering to the Purchaser,  any Master Servicer and any Depositor any Annual  Statement of
Compliance  required  to be  delivered  by  such  Subservicer  under  Section  7.04(a),  any
Assessment  of  Compliance  and  Attestation   Report  required  to  be  delivered  by  such
Subservicer under Section 7.07 and any Annual  Certification  required under Section 7.04(b)
as and when required to be delivered.

      (c)   The Servicer  shall promptly upon request  provide to the Purchaser,  any Master
Servicer and any Depositor (or any designee of the Depositor,  such as an  administrator)  a written  description  (in form and  substance  satisfactory  to the  Purchaser,  any  Master
Servicer and such Depositor) of the role and function of each Subcontractor  utilized by the
Company or any  Subservicer,  specifying (i) the identity of each such  Subcontractor,  (ii)
which (if any) of such  Subcontractors are "participating in the servicing  function" within the  meaning  of Item 1122 of  Regulation  AB, and (iii)  which  elements  of the  Servicing
Criteria  will be addressed in  assessments  of  compliance  provided by each  Subcontractor identified pursuant to clause (ii) of this paragraph.

      (d)   As a  condition  to  the  utilization  of  any  Subcontractor  determined  to be
"participating in the servicing  function" within the meaning of Item 1122 of Regulation AB, the  Servicer  shall  cause  any  such  Subcontractor  used  by  the  Servicer  (or  by  any
Subservicer)  for the  benefit  of the  Purchaser  and any  Depositor  to  comply  with  the provisions  of  Sections  3.05 and 7.07 of this  Agreement  to the  same  extent  as if such
Subcontractor  were the Company.  The Servicer shall be responsible  for obtaining from each
Subcontractor  and  delivering  to  the  Purchaser  and  any  Depositor  any  Assessment  of
Compliance and  Attestation  Report and the other  certificates  required to be delivered by such  Subservicer  and such  Subcontractor  under  Section  7.07,  in each  case as and when required to be delivered.

      The following shall be added as Section 12.13 of the Servicing Agreement:

      Section 12.13. Third-Party Beneficiary.

      For purposes of this Agreement,  the Master Servicer shall be considered a third party beneficiary of this Agreement,  entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

      The following shall be added as Exhibit 11 to the Servicing Agreement:

                                            EXHIBIT 11

                                REPORTING DATA FOR MONTHLY REPORT
      [OBJECT OMITTED]

      The following shall be added as Exhibit 12 to the Servicing Agreement:

                                            EXHIBIT 12

                                REPORTING DATA FOR DEFAULTED LOANS

                         Standard File Layout - Delinquency Reporting

   Column/Header Name                 Description              Decimal   Format
                                                                          Comment
SERVICER_LOAN_NBR         A unique number assigned to a loan
                          by the Servicer.  This may be
                          different than the LOAN_NBR
LOAN_NBR                  A unique identifier assigned to
                          each loan by the originator.
CLIENT_NBR                Servicer Client Number
SERV_INVESTOR_NBR         Contains a unique number as
                          assigned by an external servicer
                          to identify a group of loans in
                          their system.
BORROWER_FIRST_NAME       First Name of the Borrower.
BORROWER_LAST_NAME        Last name of the borrower.
PROP_ADDRESS              Street Name and Number of Property
PROP_STATE                The state where the  property
                          located.
PROP_ZIP                  Zip code where the property is
                          located.
BORR_NEXT_PAY_DUE_DATE    The date that the borrower's next              MM/DD/YYYY
                          payment is due to the servicer at
                          the end of processing cycle, as
                          reported by Servicer.
LOAN_TYPE                 Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE     The date a particular bankruptcy               MM/DD/YYYY
                          claim was filed.
BANKRUPTCY_CHAPTER_CODE   The chapter under which the
                          bankruptcy was filed.
BANKRUPTCY_CASE_NBR       The case number assigned by the
                          court to the bankruptcy filing.
POST_PETITION_DUE_DATE    The payment due date once the                  MM/DD/YYYY
                          bankruptcy has been approved by
                          the courts
BANKRUPTCY_DCHRG_DISM_DATEThe Date The Loan Is Removed From              MM/DD/YYYY
                          Bankruptcy. Either by Dismissal,
                          Discharged and/or a Motion For
                          Relief Was Granted.
LOSS_MIT_APPR_DATE        The Date The Loss Mitigation Was               MM/DD/YYYY
                          Approved By The Servicer
LOSS_MIT_TYPE             The Type Of Loss Mitigation
                          Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE    The Date The Loss Mitigation /Plan             MM/DD/YYYY
                          Is Scheduled To End/Close
LOSS_MIT_ACT_COMP_DATE    The Date The Loss Mitigation Is                MM/DD/YYYY
                          Actually Completed
FRCLSR_APPROVED_DATE      The date DA Admin sends a letter               MM/DD/YYYY
                          to the servicer with instructions
                          to begin foreclosure proceedings.
ATTORNEY_REFERRAL_DATE    Date File Was Referred To Attorney             MM/DD/YYYY
                          to Pursue Foreclosure
FIRST_LEGAL_DATE          Notice of 1st legal filed by an                MM/DD/YYYY
                          Attorney in a Foreclosure Action
FRCLSR_SALE_EXPECTED_DATE The date by which a foreclosure                MM/DD/YYYY
                          sale is expected to occur.
FRCLSR_SALE_DATE          The actual date of the foreclosure             MM/DD/YYYY
                          sale.
FRCLSR_SALE_AMT           The amount a property sold for at       2      No
                          the foreclosure sale.                          commas(,)
                                                                         or dollar
                                                                         signs ($)
EVICTION_START_DATE       The date the servicer initiates                MM/DD/YYYY
                          eviction of the borrower.
EVICTION_COMPLETED_DATE   The date the court revokes legal               MM/DD/YYYY
                          possession of the property from
                          the borrower.
LIST_PRICE                The price at which an REO property      2      No
                          is marketed.                                   commas(,)
                                                                         or dollar
                                                                         signs ($)
LIST_DATE                 The date an REO property is listed             MM/DD/YYYY
                          at a particular price.
OFFER_AMT                 The dollar value of an offer for        2      No
                          an REO property.                               commas(,)
                                                                         or dollar
                                                                         signs ($)
OFFER_DATE_TIME           The date an offer is received by               MM/DD/YYYY
                          DA Admin or by the Servicer.
REO_CLOSING_DATE          The date the REO sale of the                   MM/DD/YYYY
                          property is scheduled to close.
REO_ACTUAL_CLOSING_DATE   Actual Date Of REO Sale                        MM/DD/YYYY
OCCUPANT_CODE             Classification of how the property
                          is occupied.
PROP_CONDITION_CODE       A code that indicates the
                          condition of the property.
PROP_INSPECTION_DATE      The date a  property inspection is             MM/DD/YYYY
                          performed.
APPRAISAL_DATE            The date the appraisal was done.               MM/DD/YYYY
CURR_PROP_VAL              The current "as is" value of the       2
                          property based on brokers price
                          opinion or appraisal.
REPAIRED_PROP_VAL         The amount the property would be        2
                          worth if repairs are completed
                          pursuant to a broker's price
                          opinion or appraisal.
If applicable:
DELINQ_STATUS_CODE        FNMA Code Describing Status of Loan
DELINQ_REASON_CODE        The circumstances which caused a
                          borrower to stop paying on a
                          loan.   Code indicates the reason
                          why the loan is in default for
                          this cycle.
MI_CLAIM_FILED_DATE       Date Mortgage Insurance Claim Was              MM/DD/YYYY
                          Filed With Mortgage Insurance
                          Company.
MI_CLAIM_AMT              Amount of Mortgage Insurance Claim             No
                          Filed                                          commas(,)
                                                                         or dollar
                                                                         signs ($)
MI_CLAIM_PAID_DATE        Date Mortgage Insurance Company                MM/DD/YYYY
                          Disbursed Claim Payment
MI_CLAIM_AMT_PAID         Amount Mortgage Insurance Company       2      No
                          Paid On Claim                                  commas(,)
                                                                         or dollar
                                                                         signs ($)
POOL_CLAIM_FILED_DATE     Date Claim Was Filed With Pool                 MM/DD/YYYY
                          Insurance Company
POOL_CLAIM_AMT            Amount of Claim Filed With Pool         2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
POOL_CLAIM_PAID_DATE      Date Claim Was Settled and The                 MM/DD/YYYY
                          Check Was Issued By The Pool
                          Insurer
POOL_CLAIM_AMT_PAID       Amount Paid On Claim By Pool            2      No
                          Insurance Company                              commas(,)
                                                                         or dollar
                                                                         signs ($)
FHA_PART_A_CLAIM_FILED_DAT Date FHA Part A Claim Was Filed               MM/DD/YYYY
                          With HUD
FHA_PART_A_CLAIM_AMT       Amount of FHA Part A Claim Filed       2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
FHA_PART_A_CLAIM_PAID_DATE Date HUD Disbursed Part A Claim               MM/DD/YYYY
                          Payment
FHA_PART_A_CLAIM_PAID_AMT  Amount HUD Paid on Part A Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
FHA_PART_B_CLAIM_FILED_DAT  Date FHA Part B Claim Was Filed              MM/DD/YYYY
                          With HUD
FHA_PART_B_CLAIM_AMT        Amount of FHA Part B Claim Filed      2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
FHA_PART_B_CLAIM_PAID_DATE   Date HUD Disbursed Part B Claim             MM/DD/YYYY
                          Payment
FHA_PART_B_CLAIM_PAID_AMT  Amount HUD Paid on Part B Claim        2      No
                                                                         commas(,)
                                                                         or dollar
                                                                         signs ($)
VA_CLAIM_FILED_DATE        Date VA Claim Was Filed With the              MM/DD/YYYY
                          Veterans Admin
VA_CLAIM_PAID_DATE         Date Veterans Admin. Disbursed VA             MM/DD/YYYY
                          Claim Payment
VA_CLAIM_PAID_AMT          Amount Veterans Admin. Paid on VA      2      No
                          Claim                                          commas(,)
                                                                         or dollar
                                                                         signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o     ASUM-     Approved Assumption
o     BAP-      Borrower Assistance Program
o     CO-       Charge Off
o     DIL-      Deed-in-Lieu
o     FFA-      Formal Forbearance Agreement
o     MOD-      Loan Modification
o     PRE-      Pre-Sale
o     SS-       Short Sale
o     MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o     Mortgagor
o     Tenant
o     Unknown
o     Vacant

The Property Condition field should show the last reported condition of the property as follows:
o     Damaged
o     Excellent
o     Fair
o     Gone
o     Good
o     Poor
o     Special Hazard
o     Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

               --------------------------------------------------------
               Delinquency Code Delinquency Description
               --------------------------------------------------------
               --------------------------------------------------------
               001              FNMA-Death of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               002              FNMA-Illness of principal mortgagor
               --------------------------------------------------------
               --------------------------------------------------------
               003              FNMA-Illness of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               004              FNMA-Death of mortgagor's family
                                member
               --------------------------------------------------------
               --------------------------------------------------------
               005              FNMA-Marital difficulties
               --------------------------------------------------------
               --------------------------------------------------------
               006              FNMA-Curtailment of income
               --------------------------------------------------------
               --------------------------------------------------------
               007              FNMA-Excessive Obligation
               --------------------------------------------------------
               --------------------------------------------------------
               008              FNMA-Abandonment of property
               --------------------------------------------------------
               --------------------------------------------------------
               009              FNMA-Distant employee transfer
               --------------------------------------------------------
               --------------------------------------------------------
               011              FNMA-Property problem
               --------------------------------------------------------
               --------------------------------------------------------
               012              FNMA-Inability to sell property
               --------------------------------------------------------
               --------------------------------------------------------
               013              FNMA-Inability to rent property
               --------------------------------------------------------
               --------------------------------------------------------
               014              FNMA-Military Service
               --------------------------------------------------------
               --------------------------------------------------------
               015              FNMA-Other
               --------------------------------------------------------
               --------------------------------------------------------
               016              FNMA-Unemployment
               --------------------------------------------------------
               --------------------------------------------------------
               017              FNMA-Business failure
               --------------------------------------------------------
               --------------------------------------------------------
               019              FNMA-Casualty loss
               --------------------------------------------------------
               --------------------------------------------------------
               022              FNMA-Energy environment costs
               --------------------------------------------------------
               --------------------------------------------------------
               023              FNMA-Servicing problems
               --------------------------------------------------------
               --------------------------------------------------------
               026              FNMA-Payment adjustment
               --------------------------------------------------------
               --------------------------------------------------------
               027              FNMA-Payment dispute
               --------------------------------------------------------
               --------------------------------------------------------
               029              FNMA-Transfer of ownership pending
               --------------------------------------------------------
               --------------------------------------------------------
               030              FNMA-Fraud
               --------------------------------------------------------
               --------------------------------------------------------
               031              FNMA-Unable to contact borrower
               --------------------------------------------------------
               --------------------------------------------------------
               INC              FNMA-Incarceration
               --------------------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

               -------------------------------------------------------
                 Status Code    Status Description
               -------------------------------------------------------
               -------------------------------------------------------
                      09        Forbearance
               -------------------------------------------------------
               -------------------------------------------------------
                      17        Pre-foreclosure Sale Closing Plan
                                Accepted
               -------------------------------------------------------
               -------------------------------------------------------
                      24        Government Seizure
               -------------------------------------------------------
               -------------------------------------------------------
                      26        Refinance
               -------------------------------------------------------
               -------------------------------------------------------
                      27        Assumption
               -------------------------------------------------------
               -------------------------------------------------------
                      28        Modification
               -------------------------------------------------------
               -------------------------------------------------------
                      29        Charge-Off
               -------------------------------------------------------
               -------------------------------------------------------
                      30        Third Party Sale
               -------------------------------------------------------
               -------------------------------------------------------
                      31        Probate
               -------------------------------------------------------
               -------------------------------------------------------
                      32        Military Indulgence
               -------------------------------------------------------
               -------------------------------------------------------
                      43        Foreclosure Started
               -------------------------------------------------------
               -------------------------------------------------------
                      44        Deed-in-Lieu Started
               -------------------------------------------------------
               -------------------------------------------------------
                      49        Assignment Completed
               -------------------------------------------------------
               -------------------------------------------------------
                      61        Second Lien Considerations
               -------------------------------------------------------
               -------------------------------------------------------
                      62        Veteran's Affairs-No Bid
               -------------------------------------------------------
               -------------------------------------------------------
                      63        Veteran's Affairs-Refund
               -------------------------------------------------------
               -------------------------------------------------------
                      64        Veteran's Affairs-Buydown
               -------------------------------------------------------
               -------------------------------------------------------
                      65        Chapter 7 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      66        Chapter 11 Bankruptcy
               -------------------------------------------------------
               -------------------------------------------------------
                      67        Chapter 13 Bankruptcy
               -------------------------------------------------------

      The following shall be added as Exhibit 13 to the Servicing Agreement:

                                            EXHIBIT 13

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                  The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            * For taxes and  insurance  advances - see page 2 of 332 form -  breakdown required showing period

              of coverage,  base tax,  interest,  penalty.  Advances  prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            * Other  expenses  -  copies of  corporate  advance  history  showing  all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L  supporting  the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            *  Copy  of the  HUD 1  from  the  REO  sale.  If a 3rd  Party  Sale,  bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            * All other  credits  need to be  clearly  defined  on the 332  form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ______________  (1)
      (2)   Interest accrued at Net Rate                            ______________  (2)
      (3)   Accrued Servicing Fees                                  ______________  (3)
      (4)   Attorney's Fees                                         ______________  (4)
      (5)   Taxes (see page 2)                                      ______________  (5)
      (6)   Property Maintenance                                    ______________  (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)               ______________  (7)
      (8)   Utility Expenses                                        ______________  (8)
      (9)   Appraisal/BPO                                           ______________  (9)
      (10)  Property Inspections                                    ______________  (10)
      (11)  FC Costs/Other Legal Expenses                           ______________  (11)
      (12)  Other (itemize)                                         ______________  (12)
            Cash for Keys__________________________                 ______________  (12)
            HOA/Condo Fees_______________________                   ______________  (12)
            ______________________________________                  ______________  (12)

            Total Expenses                                        $ ______________  (13)
      Credits:
      (14)  Escrow Balance                                        $ _______________ (14)
      (15)  HIP Refund                                              _______________ (15)
      (16)  Rental Receipts                                         _______________ (16)
      (17)  Hazard Loss Proceeds                                    _______________ (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance            _______________
      (18a) HUD Part A
                                                                    _______________ (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                                 _______________ (19)
      (20)  Proceeds from Sale of Acquired Property                 _______________ (20)
      (21)  Other (itemize)                                         _______________ (21)
         _________________________________________                  _______________ (21)

         Total Credits                                            $ _______________ (22)
      Total Realized Loss (or Amount of Gain)                     $ _______________ (23)

Escrow Disbursement Detail

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    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
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      The following shall be added as Exhibit 14 to the Servicing Agreement:

                                            EXHIBIT 14

                               COMPANY'S OBLIGATIONS IN CONNECTION
                                      WITH A RECONSTITUTION

o     The Company  shall (i) possess the ability to service to a  securitization  documents;
      (ii)  service  on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through  the liquidation of an REO Property),  (iii) make compensating interest payments on payoffs and (iv) remit and report to a master  servicer  in format  acceptable  to such master servicer by the 10th calendar day of each month.

o     The Company shall provide an acceptable annual certification  (officer's  certificate)
      to the master servicer (as required by the  Sarbanes-Oxley Act of 2002) as well as any other annual  certifications  required under the  securitization  documents  (i.e. the annual statement as to  compliance/annual  independent  certified public  accountants'
      servicing report due by February 28 of each year).

o     The Company shall allow for the  Purchaser,  the master  servicer or their designee to perform a review of audited financials and net worth of the Company.

o     The  Company  shall  provide a Uniform  Single  Attestation  Program  certificate  and
      Management Assertion as requested by the master servicer or the Purchaser.

o     The Company shall provide  information on each  Custodial  Account as requested by the master  servicer or the Purchaser,  and each Custodial  Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o     The Company shall maintain its servicing  system in accordance  with the  requirements of the master servicer.

      The following shall be added as Exhibit 15 to the Servicing Agreement:

                                            EXHIBIT 15

                                  FORM OF COMPANY CERTIFICATION

Re:   The [ ] agreement dated as of [     l,  200[  ]  (the  "Agreement"),  among  [IDENTIFY
PARTIES]

      I,  ____________________________,  the  _______________________  of [NAME OF  COMPANY]
(the "Company"),  certify to [the Purchaser],  [the  Depositor],  and the [Master  Servicer]
[Securities  Administrator]  [Trustee],  and their  officers,  with the knowledge and intent that they will rely upon this certification, that:

            I have  reviewed the servicer  compliance  statement of the Company  provided in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on  assessment of the Company's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing  of the  Mortgage  Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]  [Master Servicer]
      [Securities  Administrator]  [Trustee]  pursuant to the Agreement  (collectively,  the
      "Company Servicing Information");

            Based on my  knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any untrue  statement of a material  fact or omit to state a material fact necessary to make the statements  made, in the light of the  circumstances  under which such  statements  were made, not  misleading  with respect to the period of time covered by the Company Servicing Information;

            Based on my knowledge,  all of the Company Servicing  Information required to be provided by the  Company  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];

            I am  responsible  for  reviewing  the  activities  performed  by the Company as servicer  under the  Agreement,  and based on my knowledge and the  compliance  review conducted  in  preparing  the  Compliance  Statement  and except as  disclosed  in the
      Compliance Statement,  the Servicing Assessment or the Attestation Report, the Company
      has fulfilled its obligations under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by  the  Company  pursuant  to  this
Agreement,  and the Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and  Subcontractor  pursuant to the Agreement,  have been provided to the  [Depositor]  [Master  Servicer].  Any material  instances of  noncompliance described in such reports have been  disclosed to the  [Depositor]  [Master  Servicer].  Any material  instance of noncompliance  with the Servicing  Criteria has been disclosed in such reports.

      The following shall be added as Exhibit 16 to the Servicing Agreement:

                                         EXHIBIT 16

                                  SUMMARY OF REGULATION AB
                                     SERVICING CRITERIA

NOTE:  This Exhibit 16 is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this Exhibit 16 and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1122(d)
(i)   General servicing considerations.
(A)   Policies and procedures  are  instituted to monitor any  performance or other triggers and events of default in accordance with the transaction agreements.
(B)   If any material  servicing  activities are  outsourced to third parties,  policies and procedures are instituted to monitor the third party's  performance and compliance with such servicing activities.
(C)   Any requirements in the transaction  agreements to maintain a back-up servicer for the mortgage loans are maintained.
(D)   A  fidelity  bond  and  errors  and  omissions  policy  is  in  effect  on  the  party participating  in the servicing  function  throughout the reporting  period in the amount of coverage  required  by and  otherwise  in  accordance  with  the  terms  of the  transaction agreements.
(ii)  Cash collection and administration.
(A)   Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing  accounts no more than two business  days  following  receipt,  or such other number of days specified in the transaction agreements.
(B)   Disbursements  made via wire  transfer on behalf of an obligor or to an  investor  are made only by authorized personnel.
(C)   Advances of funds or guarantees  regarding  collections,  cash flows or distributions, and any interest or other fees charged for such  advances,  are made,  reviewed and approved as specified in the transaction agreements.
(D)   The related  accounts for the  transaction,  such as cash reserve accounts or accounts established  as a form of  overcollateralization,  are  separately  maintained  (e.g.,  with respect to commingling of cash) as set forth in the transaction agreements.
(E)   Each custodial account is maintained at a federally insured depository  institution as set  forth  in the  transaction  agreements.  For  purposes  of this  criterion,  "federally insured  depository  institution"  with respect to a foreign  financial  institution means a foreign  financial  institution  that  meets the  requirements  of Rule  13k-1(b)(1)  of the
Securities Exchange Act.
(F)   Unissued checks are safeguarded so as to prevent unauthorized access.
(G)   Reconciliations  are  prepared  on a  monthly  basis for all  asset-backed  securities related bank  accounts,  including  custodial  accounts and related bank clearing  accounts.
These reconciliations are (A) mathematically  accurate; (B) prepared within 30 calendar days after  the bank  statement  cutoff  date,  or such  other  number of days  specified  in the transaction  agreements;  (C)  reviewed  and  approved by someone  other than the person who prepared the  reconciliation;  and (D) contain  explanations  for reconciling  items.  These reconciling items are resolved within 90 calendar days of their original identification,  or such other number of days specified in the transaction agreements.
(iii) Investor remittances and reporting.
(A)   Reports to investors,  including those to be filed with the Commission, are maintained in accordance  with the  transaction  agreements  and  applicable  Commission  requirements.
Specifically,  such reports (A) are prepared in accordance  with  timeframes and other terms set forth in the transaction  agreements;  (B) provide information  calculated in accordance with the terms  specified in the transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors'  or the trustee's records as to the total unpaid  principal  balance and number of mortgage  loans serviced by the Servicer.
(B)   Amounts due to investors are allocated  and remitted in  accordance  with  timeframes, distribution priority and other terms set forth in the transaction agreements.
(C)   Disbursements  made  to an  investor  are  posted  within  two  business  days  to the
Servicer's  investor  records,  or such other number of days  specified  in the  transaction agreements.
(D)   Amounts  remitted to investors per the investor  reports agree with cancelled  checks, or other form of payment, or custodial bank statements.
(iv)  Mortgage Loan administration.
(A)   Collateral or security on mortgage loans is maintained as required by the  transaction agreements or related mortgage loan documents.
(B)   Mortgage loan and related  documents are  safeguarded  as required by the  transaction agreements.
(C)   Any  additions,  removals or  substitutions  to the asset pool are made,  reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
(D)   Payments on  mortgage  loans,  including  any  payoffs,  made in  accordance  with the related mortgage loan documents are posted to the Servicer's  obligor records  maintained no more than two business  days after  receipt,  or such other number of days  specified in the transaction agreements,  and allocated to principal,  interest or other items (e.g., escrow)
in accordance with the related mortgage loan documents.
(E)   The Servicer's  records regarding the mortgage loans agree with the Servicer's records with respect to an obligor's unpaid principal balance.
(F)   Changes  with  respect to the terms or status of an  obligor's  mortgage  loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized  personnel in accordance with the transaction agreements and related mortgage loan documents.
(G)   Loss mitigation or recovery actions (e.g., forbearance plans,  modifications and deeds in lieu of  foreclosure,  foreclosures  and  repossessions,  as  applicable)  are initiated, conducted and concluded in accordance with the timeframes or other requirements  established by the transaction agreements.
(H)   Records  documenting  collection  efforts are maintained  during the period a mortgage loan is  delinquent  in  accordance  with  the  transaction  agreements.  Such  records  are maintained on at least a monthly basis,  or such other period  specified in the  transaction agreements,  and describe the entity's  activities in monitoring  delinquent  mortgage loans including,  for example,  phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
(I)   Adjustments  to interest  rates or rates of return for  mortgage  loans with  variable rates are computed based on the related mortgage loan documents.
(J)   Regarding any funds held in trust for an obligor (such as escrow  accounts):  (A) such funds are analyzed,  in accordance with the obligor's  mortgage loan documents,  on at least an annual basis, or such other period specified in the transaction agreements;  (B) interest on such funds is paid, or credited,  to obligors in accordance with applicable mortgage loan documents and state laws;  and (C) such funds are returned to the obligor within 30 calendar days  of full  repayment  of the  related  mortgage  loans,  or such  other  number  of days specified in the transaction agreements.
(K)   Payments made on behalf of an obligor (such as tax or insurance  payments) are made on or before the related penalty or expiration  dates, as indicated on the appropriate bills or notices for such  payments,  provided that such support has been received by the Servicer at least 30 calendar days prior to these dates,  or such other number of days  specified in the transaction agreements.
(L)   Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the Servicer's  funds and not charged to the obligor,  unless the late payment was due to the obligor's error or omission.
(M)   Disbursements  made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer,  or such other number of days specified in the transaction agreements.
(N)   Delinquencies,  charge-offs and uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
(O)   Any external  enhancement or other support,  identified in Item 1114(a)(1) through (3)
or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

      The following shall be added as Exhibit 17 to the Servicing Agreement:

                                         EXHIBIT 17

                      SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This Exhibit 17 is provided for  convenience  of  reference  only.  In the event of a conflict or  inconsistency  between the terms of this Exhibit 17 and the text of  Regulation
AB, the text of Regulation AB, its adopting  release and other public  statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

      -Provide static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

      -Provide  static  pool  information  regarding  delinquencies,  cumulative  losses and prepayments for prior securitized pools of the Company.

      -If the Company has less than 3 years experience  securitizing assets of the same type as the Mortgage  Loans,  provide the static pool  information by vintage  origination  years regarding  loans  originated  or purchased by the Company,  instead of by prior  securitized pool. A vintage origination year represents mortgage loans originated during the same year.

      -Such  static pool  information  shall be for the prior five years,  or for so long as the Company has been  originating or purchasing (in the case of data by vintage  origination year) or securitizing (in the case of data by prior  securitized  pools) such mortgage loans if for less than five years.

      -The static pool information for each vintage  origination  year or prior  securitized pool, as applicable,  shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

      -Provide  summary   information  for  the  original   characteristics   of  the  prior
securitized  pools or vintage  origination  years,  as applicable  and material,  including:
number of pool assets,  original  pool  balance,  weighted  average  initial  loan  balance, weighted  average  mortgage  rate,  weighted  average and minimum and maximum FICO,  product type, loan purpose,  weighted average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

      Provide the  following  information  with respect to each  servicer that will service, including  interim  service,  20% or more of the  mortgage  loans in any  loan  group in the securitization issued in the Securitization Transaction:

      -a description of the Company's form of organization;

      -a description of how long the Company has been servicing  residential mortgage loans;
a general discussion of the Company's  experience in servicing assets of any type as well as a more detailed discussion of the Company's  experience in, and procedures for the servicing
function  it  will  perform  under  this  Agreement  and  any   Reconstitution   Agreements;
information  regarding  the size,  composition  and  growth of the  Company's  portfolio  of mortgage loans of the type similar to the Mortgage Loans and  information on factors related to the Company that may be material to any analysis of the  servicing of the Mortgage  Loans or the related  asset-backed  securities,  as applicable,  including  whether any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any  act or  failure  to act  of  the  Company,  whether  any  material  noncompliance  with applicable  servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

      -a description of any material changes to the Company's  policies or procedures in the servicing  function it will perform under this Agreement and any  Reconstitution  Agreements for mortgage loans of the type similar to the Mortgage Loans during the past three years;

      -information  regarding the Company's  financial condition to the extent that there is a material  risk that the effect on one or more  aspects of  servicing  resulting  from such financial  condition  could  have a material  impact on the  performance  of the  securities issued in the  Securitization  Transaction,  or on servicing  of mortgage  loans of the same asset type as the Mortgage Loans;

      -any special or unique  factors  involved in  servicing  loans of the same type as the
Mortgage Loans, and the Company's processes and procedures designed to address such factors;

      -statistical  information  regarding  principal  and  interest  advances  made  by the
Company on the Mortgage  Loans and the Company's  overall  servicing  portfolio for the past three years; and

      -the  Company's  process  for  handling   delinquencies,   losses,   bankruptcies  and
recoveries,  such  as  through  liquidation  of REO  Properties,  foreclosure,  sale  of the
Mortgage Loans or workouts.

Item 1110(a)

      -Identify any originator or group of affiliated  originators  that  originated,  or is expected  to  originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in the securitization issued in the Securitization Transaction.

Item 1110(b)

      Provide  the  following  information  with  respect  to any  originator  or  group  of affiliated  originators  that  originated,  or is expected to originate,  20% or more of the mortgage  loans  in any  loan  group  in the  securitization  issued  in the  Securitization
Transaction:

      -the Company's form of organization; and

      -a description of the Company's  origination program and how long the Company has been engaged  in  originating  residential  mortgage  loans,  which  description  must  include a discussion of the Company's  experience in  originating  mortgage  loans of the same type as the Mortgage  Loans and  information  regarding  the size and  composition  of the Company's origination  portfolio  as well as  information  that may be  material to an analysis of the performance of the Mortgage  Loans,  such as the Company's  credit-granting  or underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

      -describe  any legal  proceedings  pending  against  the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities, that  may be  material  to  the  holders  of the  securities  issued  in the  Securitization
Transaction.

Item 1119(a)

      -describe  any  affiliations  of the Company,  each other  originator  of the Mortgage
Loans and each  Subservicer  with the  sponsor,  depositor,  issuing  entity,  trustee,  any originator, any other servicer, any significant obligor,  enhancement or support provider or any other material parties related to the Securitization Transaction.

Item 1119(b)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding  entered  into  outside of the  ordinary  course of business or on terms other than those  obtained in an arm's length  transaction  with an unrelated  third party,  apart from the  Securitization  Transaction,  between the Company,  each other  originator  of the
Mortgage  Loans and each  Subservicer,  or their  respective  affiliates,  and the  sponsor, depositor or issuing entity or their  respective  affiliates,  that exists  currently or has existed during the past two years,  that may be material to the understanding of an investor in the securities issued in the Securitization Transaction.

Item 1119(c)

      -describe  any  business   relationship,   agreement,   arrangement,   transaction  or
understanding   involving  or  relating  to  the  Mortgage   Loans  or  the   Securitization
Transaction,  including the material terms and approximate  dollar amount involved,  between the Company,  each other  originator of the Mortgage  Loans and each  Subservicer,  or their respective  affiliates  and the  sponsor,  depositor or issuing  entity or their  respective affiliates, that exists currently or has existed during the past two years.

      The following shall be added as Exhibit 18 to the Servicing Agreement:

                                         EXHIBIT 18

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The  assessment of compliance to be delivered by [the Company]  [Name of  Subservicer]
shall  address,  at a minimum,  the criteria  identified as below as  "Applicable  Servicing
Criteria":

--------------------------------------------------------------------------------
                      Servicing Criteria                          Applicable
                                                                   Servicing
                                                                   Criteria
--------------------------------------------------------------------------------
   Reference                       Criteria
--------------------------------------------------------------------------------
                       General Servicing Considerations
----------------                                                ----------------
1122(d)(1)(i)   Policies and procedures are instituted to              X
                monitor any performance or other triggers and
                events of default in accordance with the
                transaction agreements.
----------------                                                ----------------
1122(d)(1)(ii)  If any material servicing activities are               X
                outsourced to third parties, policies and
                procedures are instituted to monitor the third
                party's performance and compliance with such
                servicing activities.
----------------                                                ----------------
1122(d)(1)(iii) Any requirements in the transaction agreements to maintain a back-up servicer for the
                mortgage loans are maintained.
----------------                                                ----------------
1122(d)(1)(iv)  A fidelity bond and errors and omissions               X
                policy is in effect on the party participating
                in the servicing function throughout the
                reporting period in the amount of coverage
                required by and otherwise in accordance with
                the terms of the transaction agreements.
----------------                                                ----------------
                      Cash Collection and Administration
----------------                                                ----------------
1122(d)(2)(i)   Payments on mortgage loans are deposited into          X
                the appropriate custodial bank accounts and
                related bank clearing accounts no more than
                two business days following receipt, or such
                other number of days specified in the
                transaction agreements.
----------------                                                ----------------
1122(d)(2)(ii)  Disbursements made via wire transfer on behalf         X
                of an obligor or to an investor are made only
                by authorized personnel.
----------------                                                ----------------
1122(d)(2)(iii) Advances of funds or guarantees regarding              X
                collections, cash flows or distributions, and
                any interest or other fees charged for such
                advances, are made, reviewed and approved as
                specified in the transaction agreements.
----------------                                                ----------------
                The related accounts for the transaction, such
                as cash reserve accounts or accounts
                established as a form of
                overcollateralization, are separately                  X
                maintained (e.g., with respect to commingling
                of cash) as set forth in the transaction
1122(d)(2)(iv)  agreements.
----------------                                                ----------------
1122(d)(2)(v)   Each custodial account is maintained at a              X
                federally insured depository institution as
                set forth in the transaction agreements. For
                purposes of this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a foreign
                financial institution that meets the
                requirements of Rule 13k-1(b)(1) of the
                Securities Exchange Act.
----------------                                                ----------------
1122(d)(2)(vi)  Unissued checks are safeguarded so as to               X
                prevent unauthorized access.
----------------                                                ----------------
1122(d)(2)(vii)  Reconciliations are prepared on a monthly             X
                basis for all asset-backed securities related
                bank accounts, including custodial accounts
                and related bank clearing accounts. These
                reconciliations are (A) mathematically
                accurate; (B) prepared within 30 calendar days
                after the bank statement cutoff date, or such
                other number of days specified in the
                transaction agreements; (C) reviewed and
                approved by someone other than the person who
                prepared the reconciliation; and (D) contain
                explanations for reconciling items. These
                reconciling items are resolved within 90
                calendar days of their original
                identification, or such other number of days
                specified in the transaction agreements.
----------------                                                ----------------
                      Investor Remittances and Reporting
----------------                                                ----------------
1122(d)(3)(i)   Reports to investors, including those to be            X
                filed with the Commission, are maintained in
                accordance with the transaction agreements and
                applicable Commission requirements.
                Specifically, such reports (A) are prepared in
                accordance with timeframes and other terms set
                forth in the transaction agreements; (B)
                provide information calculated in accordance
                with the terms specified in the transaction
                agreements; (C) are filed with the Commission
                as required by its rules and regulations; and
                (D) agree with investors' or the trustee's
                records as to the total unpaid principal
                balance and number of mortgage loans serviced
                by the Servicer.
----------------                                                ----------------
1122(d)(3)(ii)  Amounts due to investors are allocated and             X
                remitted in accordance with timeframes,
                distribution priority and other terms set
                forth in the transaction agreements.
----------------                                                ----------------
                Disbursements made to an investor are posted
                within two business days to the Servicer's
                investor records, or such other number of days         X
1122(d)(3)(iii) specified in the transaction agreements.
----------------                                                ----------------
                Amounts remitted to investors per the investor
                reports agree with cancelled checks, or other          X
1122(d)(3)(iv)  form of payment, or custodial bank statements.
----------------                                                ----------------
                           Pool Asset Administration                   X
----------------                                                ----------------
1122(d)(4)(i)    Collateral or security on mortgage loans is           X
                maintained as required by the transaction
                agreements or related mortgage loan documents.
----------------                                                ----------------
                Mortgage loan and related documents are
                safeguarded as required by the transaction             X
1122(d)(4)(ii)  agreements
----------------                                                ----------------
1122(d)(4)(iii) Any additions, removals or substitutions to            X
                the asset pool are made, reviewed and approved
                in accordance with any conditions or
                requirements in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(iv)  Payments on mortgage loans, including any              X
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no more
                than two business days after receipt, or such
                other number of days specified in the
                transaction agreements, and allocated to
                principal, interest or other items (e.g.,
                escrow) in accordance with the related
                mortgage loan documents.
----------------                                                ----------------
1122(d)(4)(v)   The Servicer's records regarding the mortgage          X
                loans agree with the Servicer's records with
                respect to an obligor's unpaid principal
                balance.
----------------                                                ----------------
1122(d)(4)(vi)  Changes with respect to the terms or status of         X
                an obligor's mortgage loans (e.g., loan
                modifications or re-agings) are made, reviewed
                and approved by authorized personnel in
                accordance with the transaction agreements and
                related pool asset documents.
----------------                                                ----------------
1122(d)(4)(vii) Loss mitigation or recovery actions (e.g.,             X
                forbearance plans, modifications and deeds in
                lieu of foreclosure, foreclosures and
                repossessions, as applicable) are initiated,
                conducted and concluded in accordance with the
                timeframes or other requirements established
                by the transaction agreements.
----------------                                                ----------------
1122(d)(4)(viii)Records documenting collection efforts are             X
                maintained during the period a mortgage loan
                is delinquent in accordance with the
                transaction agreements. Such records are
                maintained on at least a monthly basis, or
                such other period specified in the transaction
                agreements, and describe the entity's
                activities in monitoring delinquent mortgage
                loans including, for example, phone calls,
                letters and payment rescheduling plans in
                cases where delinquency is deemed temporary
                (e.g., illness or unemployment).
----------------                                                ----------------
1122(d)(4)(ix)  Adjustments to interest rates or rates of              X
                return for mortgage loans with variable rates
                are computed based on the related mortgage
                loan documents.
----------------                                                ----------------
1122(d)(4)(x)   Regarding any funds held in trust for an               X
                obligor (such as escrow accounts): (A) such
                funds are analyzed, in accordance with the
                obligor's mortgage loan documents, on at least
                an annual basis, or such other period
                specified in the transaction agreements; (B)
                interest on such funds is paid, or credited,
                to obligors in accordance with applicable
                mortgage loan documents and state laws; and
                (C) such funds are returned to the obligor
                within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.
----------------                                                ----------------
1122(d)(4)(xi)  Payments made on behalf of an obligor (such as         X
                tax or insurance payments) are made on or
                before the related penalty or expiration
                dates, as indicated on the appropriate bills
                or notices for such payments, provided that
                such support has been received by the servicer
                at least 30 calendar days prior to these
                dates, or such other number of days specified
                in the transaction agreements.
----------------                                                ----------------
1122(d)(4)(xii) Any late payment penalties in connection with          X
                any payment to be made on behalf of an obligor
                are paid from the servicer's funds and not
                charged to the obligor, unless the late
                payment was due to the obligor's error or
                omission.
----------------                                                ----------------
                Disbursements made on behalf of an obligor are
                posted within two business days to the
                obligor's records maintained by the servicer,          X
                or such other number of days specified in the
1122(d)(4)(xiii)transaction agreements.
----------------                                                ----------------
1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible          X
                accounts are recognized and recorded in
                accordance with the transaction agreements.
----------------                                                ----------------
                Any external enhancement or other support,
                identified in Item 1114(a)(1) through (3) or
                Item 1115 of Regulation AB, is maintained as           X
1122(d)(4)(xv)  set forth in the transaction agreements.
----------------                                                ----------------
                ------------------------------------------------

--------------------------------------------------------------------------------

Miscellaneous

24.   Notwithstanding  anything  to  the  contrary  contained  herein  or in  the  Servicing
Agreement,  Company  acknowledges  that the Mortgage Loans may be part of a REMIC and hereby agrees that in no event will it service the Mortgage  Loans in a manner that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any
REMIC  (including  but not  limited  to the tax on  prohibited  transactions  as  defined in
Section  860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section
860G(d)  of the  Code).  It is the  intention  of EMC  and  Company  that  this  Recognition
Agreement  shall be  binding  upon and for the  benefit  of the  respective  successors  and assigns of the parties hereto.

25.   All  demands,  notices  and  communications  related  to the  Mortgage  Loans and this
Recognition  Agreement  shall be in  writing  and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

            a.    In the case of Company,

            PHH Mortgage Corporation (formerly known as Cendant Mortgage
                Corporation)
            3000 Leadenhall Road
            Mail Stop: SVMP
            Mt. Laurel, New Jersey  08054
            Attention: Bill Fricke

            c.    In the case of EMC,

                  EMC Mortgage Corporation
                  MacArthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention: Ralene Ruyle
                  Telecopy: (972) 444-2810

26.   Each party will pay any  commissions  it has incurred and the  reasonable  fees of its attorneys  in  connection  with the  negotiations  for,  documenting  of and  closing of the transactions contemplated by this Recognition Agreement.

27.   This  Recognition  Agreement  shall be  construed in  accordance  with the laws of the
State of New York,  without  regard to conflicts  of law  principles,  and the  obligations, rights and remedies of the parties  hereunder  shall be determined  in accordance  with such laws.

28.   No term or provision of this  Recognition  Agreement may be waived or modified  unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

29.   This  Recognition  Agreement  shall inure to the benefit of the successors and assigns of the parties  hereto.  Any entity into which Company or EMC may be merged or  consolidated shall,  without  the  requirement  for  any  further  writing,  be  deemed  Company  or EMC, respectively, hereunder.

30.   This  Recognition  Agreement  shall survive the  conveyances of the Mortgage Loans and the assignment of the Servicing  Agreement and this  Recognition  Agreement and the Mortgage
Loans by EMC to the  Trustee  as  contemplated  in this  Recognition  Agreement  and the AAR
Agreement.

31.   This  Recognition   Agreement  may  be  executed   simultaneously  in  any  number  of
counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

32.   In the event that any  provision  of this  Recognition  Agreement  conflicts  with any provision of the Servicing  Agreement with respect to the Mortgage Loans,  the terms of this
Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                                    PHH MORTGAGE CORPORATION

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                                        ATTACHMENT 1

                                   2002-4 MORTGAGE LOANS

                                        ATTACHMENT 2

                                   2002-9 MORTGAGE LOANS

                                        ATTACHMENT 3

                                    SERVICING AGREEMENT

                                                                                EXHIBIT I-16

                            ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

  This Assignment, Assumption and Recognition Agreement (the "AAR Agreement") is made and entered into as of January 31, 2006 (the "Closing Date"), among EMC Mortgage Corporation
(the "Assignor"), JPMorgan Chase Bank, National Association, not in its individual capacity but solely as trustee for the holders of Bear Stearns ALT-A Trust, Mortgage Pass-Through
Certificates, Series 2006-1 (the "Assignee") and U.S. Bank, NA (the "Company").

      Whereas,  pursuant to the  Recognition  Agreement  dated as of January 1, 2006 between the  Assignor  and the  Company  (the  "Recognition  Agreement"),  the Company has agreed to service  certain  residential  mortgage loans (the "Assigned  Loans") listed on Attachment 1 annexed  hereto (the  "Assigned  Loan  Schedule")  for the Assignor as owner of the Assigned
Loans, in accordance with the terms and conditions of that certain Purchase,  Warranties and
Servicing  Agreement,  dated as of March 1,  2003,  as  amended  by  Amendment  No. 1 to the
Purchase,  Warranties and Servicing  Agreement,  dated as of January [__], 2006, between the
Assignor  and the  Company,  as  modified  in the  Recognition  Agreement  (as  amended  and modified,  the "PWS  Agreement")  and  pursuant to which the  Company  agreed to service the
Assigned Loans.

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Assigned Loans shall be subject to the terms of this AAR Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the PWS Agreement:

Assignment and Assumption

6.    Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned Loans and (b) as they relate to the Assigned Loans,  the Recognition  Agreement and
the PWS Agreement.  Notwithstanding  anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest,  to and under the PWS
Agreement with respect to any other mortgage loan other than the Assigned  Loans.  Except as is otherwise  expressly provided herein, the Assignor makes no  representations,  warranties or  covenants  to the  Assignee  and the  Assignee  acknowledges  that the  Assignor  has no obligations  to the Assignee  under the terms of the PWS Agreement or otherwise  relating to the  transaction  contemplated  herein  (including,  but not limited to, any  obligation  to indemnify the Assignee).  Notwithstanding  anything to the contrary  contained  herein,  the
Assignor  specifically  reserves and does not assign to the  Assignee  any right,  title and interest in, to or under the  representations  and warranties  contained in Section  Section
3.02 of the PWS  Agreement,  and the  Assignor  is  retaining  the  right  to  enforce  such representations and warranties pursuant to Section 3.03 of the PWS Agreement.

      Assignor  acknowledges and agrees that upon execution of this Agreement,  the Assignee shall  become  the  "Purchaser"  under  the PWS  Agreement,  and  subject  to the  preceding
paragraph,   all  representations,   warranties  and  covenants  by  the  "Company"  to  the
"Purchaser"  under the PWS  Agreement  including,  but not limited to, the rights to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

Representations, Warranties and Covenants

7.    Assignor  warrants and represents to, and covenants  with,  Assignee and Company as of the date hereof that:

a.    Attached  hereto as Attachment 2 is a true and correct copy of the PWS Agreement,  and attached  hereto  as  Attachment  3  is  a  true  and  correct  copy  of  the
               Recognition  Agreement,  each of which is in full  force and effect as of the date  hereof and the  provisions  of which have not been  waived,  amended or modified  in any  respect,  nor has any  notice  of  termination  been  given thereunder;

b.    Assignor was the lawful  owner of the  Assigned  Loans with full right to transfer the
               Assigned  Loans  and any and all of its  interests,  rights  and  obligations under the  Recognition  Agreement and the PWS Agreement as they relate to the
               Assigned Loans, free and clear from any and all claims and encumbrances;  and upon the transfer of the Assigned  Loans to Assignee as  contemplated  herein and in the  Mortgage  Loan  Purchase  Agreement  dated as of January 31, 2006 between  the  Assignor  and  Bear  Stearns  Asset  Backed  Securities  I  LLC
               ("BSABS"),  Assignee  shall have good title to each and every  Assigned Loan, as well as any and all of Assignee's interests,  rights and obligations under the  Recognition  Agreement  and the PWS  Agreement  as  they  relate  to the
               Assigned Loans, free and clear of any and all liens, claims and encumbrances;

c.    There are no offsets,  counterclaims  or other defenses  available to the Company with respect  to  the  Assigned  Loans,  the  Recognition  Agreement  or  the  PWS
               Agreement;

d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority to acquire, own and sell the Assigned Loans;

f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course of  Assignor's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Assignor's charter or by-laws or any legal restriction,  or any material  agreement  or  instrument  to which  Assignor  is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which Assignor or its property is subject.  The execution,  delivery and  performance  by Assignor of this AAR  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on part of Assignor.  This
               AAR  Agreement has been duly executed and delivered by Assignor and, upon the due  authorization,  execution  and  delivery  by  Assignee  and the  parties hereto,  will constitute the valid and legally binding obligation of Assignor
               enforceable   against  Assignor  in  accordance  with  its  terms  except  as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in effect  relating to creditors' rights generally,  and by general  principles of equity regardless of whether  enforceability is considered in a proceeding in equity or at law;
               and

g.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Assignor in connection  with the  execution,  delivery or performance by  Assignor  of  this  AAR  Agreement,  or  the  consummation  by it of  the transactions  contemplated hereby.  Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise disposed of the
               Assigned Loans or any interest in the Assigned  Loans, or solicited any offer to buy or accept a  transfer,  pledge or other  disposition  of the  Assigned
               Loans,  or any interest in the  Assigned  Loans or  otherwise  approached  or negotiated  with  respect  to the  Assigned  Loans,  or any  interest  in the
               Assigned  Loans  with  any  Person  in  any  manner,   or  made  any  general
               solicitation  by means of  general  advertising  or in any other  manner,  or taken any other action which would  constitute a distribution of the Assigned
               Loans under the  Securities Act of 1933, as amended (the "1933 Act") or which would render the  disposition  of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

8.    The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company as of the date hereof that:

a.    Assignee is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  organization  and  has  all  requisite  power  and authority to acquire, own and purchase the Assigned Loans;

b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course of  Assignee's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Assignee's charter or by-laws or any legal restriction,  or any material  agreement  or  instrument  to which  Assignee  is now a party or by which it is bound,  or result in the violation of any law, rule,  regulation, order,  judgment or decree to which Assignee or its property is subject.  The execution,  delivery and  performance  by Assignee of this AAR  Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate action on part of Assignee.  This
               AAR  Agreement has been duly executed and delivered by Assignee and, upon the due  authorization,  execution  and  delivery  by  Assignor  and the  parties hereto,  will constitute the valid and legally binding obligation of Assignee
               enforceable   against  Assignee  in  accordance  with  its  terms  except  as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency, moratorium  or other  similar  laws now or  hereafter  in effect  relating to creditors' rights generally,  and by general  principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Assignee in connection  with the  execution,  delivery or performance by  Assignee  of  this  AAR  Agreement,  or  the  consummation  by it of  the transactions contemplated hereby; and

d.    From and after the date hereof,  Assignee  assumes for the benefit of each of Assignor and Company,  all of Assignor's rights as "Purchaser" under the PWS Agreement but solely with respect to such Assigned Loans.

9.    Company warrants and represents to, and covenants with,  Assignee and Assignor,  as of the date hereof, that:

a.    Attached  hereto as  Attachment 2 is a true and correct copy of the PWS  Agreement and attached  hereto  as  Attachment  3  is  a  true  and  correct  copy  of  the
               Recognition  Agreement,  each of which is in full  force and effect as of the date  hereof and the  provisions  of which have not been  waived,  amended or modified  in any  respect,  nor has any  notice  of  termination  been  given thereunder;

b.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all  requisite  power  and authority  to  service  the  Assigned  Loans and  otherwise  to  perform  its obligations under the Recognition Agreement and the PWS Agreement;

c.    Company has full  corporate  power and  authority to execute,  deliver and perform its obligations under this AAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the transactions  contemplated by this AAR
               Agreement  is in the  ordinary  course  of  Company's  business  and will not conflict  with,  or result in a breach of, any of the  terms,  conditions  or provisions of Company's charter or by-laws or any legal  restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation,  order, judgment  or  decree  to  which  Company  or its  property  is  subject.  The execution,  delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions  contemplated  hereby,  have been duly authorized by all  necessary  corporate  action on part of Company.  This AAR
               Agreement has been duly executed and delivered by Company,  and, upon the due
               authorization,   execution  and  delivery  by  Assignor  and  Assignee,  will constitute the valid and legally binding  obligation of Company,  enforceable against Company in accordance with its terms except as enforceability  may be limited  by  bankruptcy,  reorganization,  insolvency,  moratorium  or  other similar  laws now or  hereafter  in  effect  relating  to  creditors'  rights generally,  and  by  general  principles  of  equity  regardless  of  whether enforceability is considered in a proceeding in equity or at law;

d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
               registration  with,  any  governmental  entity is  required to be obtained or made by Company in connection with the execution,  delivery or performance by
               Company of this AAR Agreement,  or the consummation by it of the transactions contemplated hereby;

e.    Company  shall  establish a  Custodial  Account  and an Escrow  Account  under the PWS
               Agreement in favor of Assignee  with respect to the Assigned  Loans  separate from the Custodial  Account and Escrow Account  previously  established under the PWS Agreement in favor of Assignor; and

f.    Pursuant to Section  11.18 of the PWS  Agreement,  the  Company  hereby  restates  the representations  and warranties set forth in Article III of the PWS Agreement with respect to the Company and the Assigned Loans.

g.    Neither  this  AAR  Agreement  nor  any  certification,  statement,  report  or  other agreement,  document  or  instrument  furnished  or to be  furnished  by  the
               Company  pursuant  to  this  AAR  Agreement  contains  or  will  contain  any materially  untrue  statement  of fact or omits or will  omit to state a fact necessary to make the statements contained therein not misleading.

10.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

            Recognition of Assignee

11.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and  acknowledges  that the Assigned Loans will be part of a REMIC, and will service the Assigned Loans in accordance with the Recognition  Agreement,  the PWS Agreement and this AAR  Agreement  but in no event in a manner  that would (i) cause any REMIC to fail to qualify as a REMIC or (ii) result in the  imposition  of a tax upon any REMIC  (including but not limited to the tax on prohibited  transactions  as defined in Section  860F(a)(2) of the Code and the tax on  contributions to a REMIC set forth in Section 860G(d) of the Code).
It is the  intention of  Assignor,  Company and Assignee  that this AAR  Agreement  shall be binding  upon and for the benefit of the  respective  successors  and assigns of the parties hereto.  Neither  Company nor Assignor  shall amend or agree to amend,  modify,  waiver,  or otherwise  alter any of the terms or  provisions  of the  Recognition  Agreement  or the PWS
Agreement which amendment,  modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

12.   Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (i) this AAR  Agreement is  acknowledged  and accepted by the  Assignee not  individually  or  personally  but solely as Assignee for the Trust in the exercise  of the powers and  authority  conferred  and  vested in it under the  Pooling  and
Servicing  Agreement (the "Pooling and Servicing  Agreement"),  dated as of January 1, 2006, among Bear Stearns  Asset Backed  Securities I LLC, the Assignor,  the  Assignee,  and Wells
Fargo  Bank,  National  Association,  as master  servicer  (the  "Master  Servicer")  and as securities  administrator,  (ii) each of the  representations,  undertakings  and agreements herein made on behalf of the Trust is made and  intended  not as  personal  representations, undertakings  and  agreements  of the  Assignee  but is made and intended for the purpose of binding only the Trust and (iii) under no  circumstances  shall the  Assignee be  personally liable for the payment of any  indebtedness  or expenses of the  Assignee or the Trust or be liable for the breach or failure of any  obligation,  representation,  warranty  or covenant made or  undertaken  by the  Assignee,  the Assignor or the Trust under the PWS Agreement or the Pooling and  Servicing  Agreement.  Any recourse  against the Assignee in respect of any obligations  it may have  under or  pursuant  to the  terms of this AAR  Agreement  shall be limited  solely to the assets it may hold as trustee of Bear  Stearns  ALT-A  Trust  2006-1,
Mortgage Pass-Through Certificates, Series 2006-1.

            Miscellaneous

13.   All  demands,  notices  and  communications  related to the  Assigned  Loans,  the PWS
Agreement and this AAR  Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

a.    In the case of Company,
                  U.S. Bank, N.A.
                  1550 East 79th Street
                  Bloomington, MN 55425
                  Attn: Cheikh Faye

b.    In the case of Assignor,
                  EMC Mortgage Corporation
                  Mac Arthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas  75038
                  Attention: Ms. Ralene Ruyle
                  Telecopier No.: (972) 442-2810

c.    In the case of Assignee,
                  JPMorgan Chase Bank, National Association
                  4 New York Plaza, 6th Floor
                  New York, NY  10004
                  Attention: Worldwide Securities Services-Structured
                  Finance Services, BSALTA 2006-1
                  Telecopier No.: (212) 623-5930

14.   The Company hereby  acknowledges that Wells Fargo Bank, N.A. has been appointed as the master  servicer of the Assigned Loans  pursuant to the Pooling and Servicing  Agreement and therefor  has the right to enforce all  obligations  of the  Company,  as they relate to the
Assigned Loans, under the Recognition  Agreement,  the PWS Agreement and this AAR Agreement.
The Company  shall make all  distributions  under the PWS  Agreement,  as they relate to the
Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name: SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

            and the Company  shall  deliver all reports  required to be delivered  under the
PWS  Servicing  Agreement,  as they relate to the  Assigned  Loans,  to the  Assignee at the address set forth in Section 8 herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045.

15.   THIS AAR AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK,  WITHOUT  REGARD TO  CONFLICTS  OF LAW  PRINCIPLES,  AND THE  OBLIGATIONS,  RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

16.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

17.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties hereto. Any entity into which Assignor,  Assignee, Company or BSABS may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee, Company or BSABS, respectively, hereunder.

18.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the  Recognition  Agreement or the PWS  Agreement to the extent of the Assigned  Loans by
Assignor to Assignee and the termination of the PWS Agreement and the Purchase Agreement.

19.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

20.   In the event that any provision of this AAR Agreement  conflicts with any provision of the  Recognition  Agreement or the PWS  Agreement  with respect to the Assigned  Loans,  the terms of this AAR Agreement shall control.

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.

            JPMORGAN     CHASE     BANK,
            NATIONAL   ASSOCIATION,
               not  in   it's individual   capacity
               but   solely  as trustee for the holders of
               Bear  Stearns ALT-A   Trust,
               Mortgage   Pass-Through Certificates, Series 2006-1,
                    the Assignee

            By: ______________________________
            Its: _____________________________

            EMC MORTAGE CORPORATION,
            the Assignor

            By: ______________________________
            Its: _____________________________

            U.S. BANK, NA,
            the Company

            By: ______________________________
            Its: _____________________________

            Acknowledged and Agreed

            WELLS FARGO BANK, N.A.

            By:______________________________
            Name:____________________________
            Title:___________________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                  (PROVIDED UPON REQUEST)

                                        ATTACHMENT 2

                                       PWS AGREEMENT

                                  (PROVIDED UPON REQUEST)

                                                                                EXHIBIT I-17

                                   RECOGNITION AGREEMENT

  This is a Recognition Agreement (this "Recognition Agreement") made as of January 1,
2006, between EMC Mortgage Corporation (the "EMC") and U.S. Bank, NA (the "Company").

  WHEREAS, the mortgage loans identified on Attachment 1 hereto (the "Mortgage Loans") were acquired by EMC through the exercise of an optional redemption right held by EMC in connection with the Bear Stearns ALT-A Trust 2003-1, Mortgage Pass-Through Certificates,
Series 2003-1; and

  WHEREAS, the Company agreed to service the Mortgage Loans in accordance with the terms and conditions of that certain Purchase, Warranties and Servicing Agreement dated as of
March 1, 2003, as amended by Amendment No. 1 to the Purchase, Warranties and Servicing
Agreement, dated as of January [__], 2006, between the Company and EMC (as amended, the
"Servicing Agreement").

  In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans shall be subject to the terms of this Recognition Agreement.  Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Servicing Agreement.

Recognition of EMC

33.   From and  after the date  hereof,  the  Company  shall  recognize  EMC as owner of the
Mortgage  Loans and will  service the  Mortgage  Loans for EMC  pursuant to the terms of the
Servicing  Agreement  (as  modified  herein) as if EMC and the Company  had  entered  into a separate  servicing  agreement  for the  servicing of the Mortgage  Loans in the form of the
Servicing  Agreement (as modified  herein),  the terms of which are  incorporated  herein by reference.

Assignment of Mortgage Loans and Recognition Agreement to Trustee

34.   The Company  hereby  acknowledges  that EMC will assign  certain of the Mortgage Loans and the Servicing  Agreement to JPMorgan Chase Bank,  National  Association,  as trustee for the holders of Bear Stearns Alt-A Trust, Mortgage Pass-Through Certificates,  Series 2005-10
(the  "Trustee"),  on January 31, 2006 pursuant to that certain  Assignment,  Assumption and
Recognition  Agreement,  dated as of January 31, 2006 (the "AAR  Agreement")  among EMC, the
Trustee and the Company.  Company hereby  acknowledges and consents to the assignment by EMC to the  Trustee  of all of  EMC's  rights  against  Company  pursuant  to  this  Recognition
Agreement  and to the  enforcement  or  exercise  of any  right or  remedy  against  Company pursuant  to this  Recognition  Agreement  by the  Trustee,  to the extent  such  rights and remedies  pertain  to such  Mortgage  Loans.  Such  enforcement  of a right or remedy by the
Trustee  shall have the same force and effect as if the right or remedy had been enforced or exercised by EMC directly.  Notwithstanding  anything in this  Recognition  Agreement to the contrary,  Company acknowledges and agrees that its obligation to service the Mortgage Loans affected by this Recognition  Agreement is not conditional upon EMC's subsequent  assignment of the Mortgage Loans to the Trustee.

Representations, Warranties and Covenants

35.   EMC warrants and represents to Company as of the date hereof:

g.    EMC is a corporation  duly organized,  validly existing and in good standing under the laws  of  the  jurisdiction  of its  formation  and  has  full  power  and authority  to execute,  deliver and  perform  its  obligations  under this
                  Recognition  Agreement,  and to  consummate  the  transactions  set  forth
                  herein.  The  consummation  of  the  transactions   contemplated  by  this
                  Recognition  Agreement  is in the  ordinary  course of EMC's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  EMC's  charter  or  by-laws  or any  legal restriction,  or any material  agreement or instrument to which EMC is now a party or by which it is bound,  or result in the  violation  of any law, rule,  regulation,  order, judgment or decree to which EMC or its property is  subject.  The  execution,  delivery  and  performance  by EMC of  this
                  Recognition  Agreement  and  the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary action on the part of EMC.  This  Recognition  Agreement  has been duly executed and delivered by EMC and, upon the due  authorization,  execution and delivery by Company,  will constitute the valid and legally  binding  obligation of
                  EMC  enforceable  against  EMC in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

h.    No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by EMC in connection  with the execution,  delivery or performance by
                  EMC  of  this  Recognition  Agreement,  or the  consummation  by it of the transactions contemplated hereby.

36.   Company warrants and represents to, and covenants with, EMC as of the date hereof:

            Attached  hereto as  Attachment 2 is a true and accurate  copy of the  Servicing
                  Agreement;

            Company is duly organized,  validly existing and in good standing under the laws of the jurisdiction of its incorporation,  and has all requisite power and authority  to service  the  Mortgage  Loans and  otherwise  to perform its obligations under the Servicing Agreement and this Recognition Agreement;

            Company has full corporate  power and authority to execute,  deliver and perform its obligations  under this Recognition  Agreement,  and to consummate the transactions  set  forth  herein.  The  consummation  of the  transactions contemplated  by this  Recognition  Agreement is in the ordinary course of
                  Company's  business and will not conflict  with, or result in a breach of, any of the  terms,  conditions  or  provisions  of  Company's  charter  or by-laws or any legal restriction,  or any material agreement or instrument to which Company is now a party or by which it is bound,  or result in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company or its  property is subject.  The  execution,  delivery and performance by Company of this Recognition  Agreement and the consummation by it of the transactions  contemplated  hereby, have been duly authorized
                  by  all  necessary   corporate  action  on  the  part  of  Company.   This
                  Recognition  Agreement  has been duly  executed and  delivered by Company, and,  upon the due  authorization,  execution  and  delivery by EMC,  will
                  constitute   the  valid  and  legally   binding   obligation  of  Company,
                  enforceable  against  Company  in  accordance  with its  terms  except  as enforceability may be limited by bankruptcy,  reorganization,  insolvency, moratorium  or other  similar laws now or hereafter in effect  relating to
                  creditors'  rights  generally,   and  by  general   principles  of  equity
                  regardless  of whether  enforceability  is  considered  in a proceeding in equity or at law; and

            No consent,  approval,  order or  authorization  of, or  declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by Company of this  Recognition  Agreement,  or the  consummation by it of the transactions contemplated hereby.

            Modification of Servicing Agreement

      5.    The Company and Assignor hereby amend the Servicing Agreement as follows:

  The following definitions are added to Article I of the Servicing Agreement:

        Assignee: JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series
      2005-10.

        Master Servicer: Wells Fargo Bank, National Association, or its successors in interest who meet the qualifications of the Pooling and Servicing Agreement and this Agreement.

        Pooling and Servicing Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed
      Securities I LLC, the Trustee, the Master Servicer and the Owner.

        Trustee:  JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as provided in the Pooling and
      Servicing Agreement.

  The definition of Eligible Institution in Section 1.01 of the Servicing Agreement is
hereby modified by adding the following proviso at the end of clause (i):

  "; provided, however, that U.S. Bank, N.A. shall be considered an Eligible Institution only if it maintains the same rating assigned to it as of the date hereof."

Miscellaneous

      6.    Notwithstanding  anything to the contrary  contained  herein or in the Servicing
Agreement,  Company  acknowledges that the Mortgage Loans may be part of a REMIC or multiple
REMICs and hereby  agrees  that in no event will it service the  Mortgage  Loans in a manner that  would  (i)  cause  any  REMIC  to fail to  qualify  as a REMIC or (ii)  result  in the imposition of a tax upon any such intended  REMIC  (including  but not limited to the tax on prohibited  transactions  as  defined  in  Section  860F(a)(2)  of the  Code  and the tax on
contributions  to a REMIC set forth in Section  860G(d) of the Code). It is the intention of
EMC and Company that this  Recognition  Agreement  shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

      7.    All demands,  notices and communications  related to the Mortgage Loans and this
Recognition  Agreement  shall be in  writing  and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

            a.    In the case of Company,

            U.S. Bank, N.A.
                  1550 East 79th Street
                  Bloomington, MN 55425
                  Attn: Cheikh Faye

            b.    In the case of EMC,

                  EMC Mortgage Corporation
                  MacArthur Ridge II
                  909 Hidden Ridge Drive, Suite 200
                  Irving, Texas 75038
                  Attention: Ralene Ruyle
                  Telecopy: (972) 444-2810

      8.    Each party will pay any  commissions it has incurred and the reasonable  fees of its attorneys in connection  with the  negotiations  for,  documenting of and closing of the transactions contemplated by this Recognition Agreement.

      9.    This  Recognition  Agreement  shall be construed in accordance  with the laws of the State of New York,  without regard to conflicts of law principles,  and the obligations, rights and remedies of the parties  hereunder  shall be determined  in accordance  with such laws.

      10.   No term or provision  of this  Recognition  Agreement  may be waived or modified unless such waiver or  modification  is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

      11.   This  Recognition  Agreement  shall inure to the benefit of the  successors  and assigns  of the  parties  hereto.  Any  entity  into  which  Company or EMC may be merged or consolidated  shall,  without the requirement for any further writing,  be deemed Company or
EMC, respectively, hereunder.

      12.   This  Recognition  Agreement shall survive the conveyances of the Mortgage Loans and the  assignment  of the  Servicing  Agreement  and this  Recognition  Agreement  and the
Mortgage Loans by EMC to the Trustee as contemplated in this  Recognition  Agreement and the
AAR Agreement.

      13.   This  Recognition  Agreement  may be  executed  simultaneously  in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      14.   In the event that any provision of this  Recognition  Agreement  conflicts  with any provision of the Servicing  Agreement with respect to the Mortgage  Loans,  the terms of this Recognition Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Recognition Agreement as of the day and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                    U.S. BANK, NA

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

                                        ATTACHMENT 1

                                       MORTGAGE LOANS

                                  (Available upon request)

                                        ATTACHMENT 2

                                    SERVICING AGREEMENT

                                  (Available upon request)

                                                                                EXHIBIT I-18

                      ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      This is an Assignment, Assumption and Recognition Agreement (the "AAR Agreement")
made and entered into as of January 31, 2006, among EMC Mortgage Corporation (the
"Assignor"), JPMorgan Chase Bank, National Association, as trustee for the holders of Bear
Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1 (the
"Assignee") and Union Federal Bank of Indianapolis (the "Company").

      Whereas, the Company agreed to service certain mortgage loans (the "Mortgage Loans")
pursuant to that certain Amended and Restated Forward Commitment Flow Mortgage Loan
Purchase and Servicing Agreement dated as of March 4, 2003 between the Assignor and the
Company (the "Purchase Agreement").

      In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Mortgage Loans listed on Attachment 1 annexed hereto (the "Assigned Loans") shall be subject to the terms of this AAR Agreement.
Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement:

Assignment and Assumption

39.   Except as expressly  provided for herein,  the Assignor  hereby grants,  transfers and assigns to the  Assignee  all of its right,  title and  interest as in, to and under (a) the
Assigned  Loans and (b) as they  relate  to the  Assigned  Loans,  the  Purchase  Agreement.
Notwithstanding  anything to the contrary  contained  herein,  the Assignor is retaining the right to  enforce  the  representations  and  warranties  set  forth in  Article  VII of the
Purchase Agreement against the Company.  Assignor  specifically reserves and does not assign to Assignee any right,  title and interest in, to or under any mortgage loans other than the
Assigned  Loans  set  forth on  Attachment 1.  Except  as is  otherwise  expressly  provided herein, the Assignor makes no  representations,  warranties or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no  obligations  to the Assignee under the terms of the  Purchase  Agreement  or  otherwise  relating to the  transaction  contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

      It is hereby acknowledged and agreed by the parties hereto that the servicing rights with respect to the Assigned Loans are owned by the Company and are not being assigned to the Assignee under this AAR Agreement.

Representations, Warranties and Covenants

40.   Assignor  warrants and represents to, and covenants  with,  Assignee and Company as of the date hereof that:

a.    Attached hereto as Attachment 2 is a true and correct copy of the Purchase  Agreement, which  agreement is in full force and effect as of the date hereof and the provisions  of which  have not been  waived,  amended or  modified  in any respect, nor has any notice of termination been given thereunder;

b.    Assignor is the lawful  owner of the  Assigned  Loans with full right to transfer  the
                  Assigned  Loans and any and all of its interests,  rights and  obligations under the Purchase  Agreement as they relate to the Assigned  Loans,  free and  clear  from  any  and all  claims  and  encumbrances;  and  upon  the transfer of the Assigned Loans to Assignee as contemplated  herein, and in the Mortgage Loan Purchase  Agreement dated as of January 31, 2006 between the  Assignor and Bear Stearns  Asset Backed  Securities I LLC  ("BSABS"),
                  Assignee  shall have good title to each and every  Assigned  Loan, as well as any and all of  Assignor's  interests  and  rights  under the  Purchase
                  Agreement as they relate to the Assigned Loans,  free and clear of any and all liens, claims and encumbrances;

c.    There are no offsets,  counterclaims  or other defenses  available to the Company with respect to the Assigned Loans or the Purchase Agreement;

d.    Assignor has no knowledge of, and has not received  notice of, any waivers  under,  or any modification of, any Assigned Loan;

e.    Assignor is duly  organized,  validly  existing and in good standing under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority to acquire, own and sell the Assigned Loans;

f.    Assignor has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignor's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignor's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignor or its property is subject.  The execution,  delivery and performance by Assignor of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due  authorization,  execution and delivery  by the  other  parties  hereto,  will  constitute  the valid and legally binding  obligation of Assignor  enforceable  against  Assignor in accordance  with its terms  except as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

g.    There is no action,  suit,  proceeding,  investigation  or  litigation  pending or, to
                  Assignor's knowledge,  threatened,  which either in any instance or in the aggregate,  if determined  adversely to Assignor,  would adversely  affect
                  Assignor's  execution or delivery of, or the  enforceability  of, this AAR
                  Agreement,  or the  Assignee's  ability to perform its  obligations  under this AAR Agreement; and

h.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignor  in  connection   with  the   execution,   delivery  or
                  performance by Assignor of this AAR Agreement,  or the  consummation by it of the  transactions  contemplated  hereby.  Neither  Assignor  nor anyone acting on its behalf has offered, transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited  any  offer  to  buy or  accept  a  transfer,  pledge  or  other disposition of the Assigned  Loans,  or any interest in the Assigned Loans or otherwise  approached or negotiated with respect to the Assigned Loans, or any  interest in the Assigned  Loans with any Person in any manner,  or made any general  solicitation  by means of general  advertising or in any other  manner,  or  taken  any  other  action  which  would  constitute  a distribution  of the Assigned  Loans under the  Securities Act of 1933, as amended  (the "1933 Act") or which  would  render the  disposition  of the
                  Assigned  Loans a  violation  of  Section  5 of the  1933  Act or  require registration pursuant thereto.

41.   The Assignee  warrants and  represents  to, and covenants  with,  the Assignor and the
Company as of the date hereof that:

a.    Assignee is a national  banking  association  duly organized,  validly existing and in good  standing  under the laws of the United States of America and has all requisite  power and authority to hold the Assigned Loans on behalf of the
                  holders  of  Bear  Stearns  ALT-A  Trust  2006-1,   Mortgage  Pass-Through
                  Certificates, Series 2006-1;

b.    Assignee has full  corporate  power and authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR Agreement is in the ordinary  course of  Assignee's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions or  provisions  of  Assignee's  charter or by-laws or any legal restriction,  or any material agreement or instrument to which Assignee is now a party or by which it is bound,  or result  in the  violation  of any law, rule, regulation,  order, judgment or decree to which Assignee or its property is subject.  The execution,  delivery and performance by Assignee of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on the part of Assignee.  This AAR Agreement has been duly executed and delivered by Assignee and, upon the due  authorization,  execution and delivery  by the  other  parties  hereto,  will  constitute  the valid and legally binding  obligation of Assignee  enforceable  against  Assignee in accordance  with its terms  except as  enforceability  may be  limited  by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

c.    No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or
                  made  by  Assignee  in  connection   with  the   execution,   delivery  or
                  performance by Assignee of this AAR Agreement,  or the  consummation by it of the transactions contemplated hereby;

d.    There is no action,  suit,  proceeding,  investigation  or  litigation  pending or, to
                  Assignee's knowledge,  threatened,  which either in any instance or in the aggregate,  if determined  adversely to Assignee,  would adversely  affect
                  Assignee's  execution or delivery of, or the  enforceability  of, this AAR
                  Agreement,  or the  Assignee's  ability to perform its  obligations  under this AAR Agreement; and

e.    From and after the date hereof,  Assignee  assumes all of Assignor's  rights under the
                  Purchase Agreement but solely with respect to such Assigned Loans.

42.   Company warrants and represents to, and covenants with,  Assignor and Assignee,  as of the date hereof, that:

a.    Attached hereto as Attachment 2 is a true and correct copy of the Purchase  Agreement, which  agreement is in full force and effect as of the date hereof and the provisions  of which  have not been  waived,  amended or  modified  in any respect, nor has any notice of termination been given thereunder;

b.    Company is duly  organized,  validly  existing and in good standing  under the laws of the  jurisdiction  of its  incorporation,  and has all requisite power and authority  to service  the  Assigned  Loans and  otherwise  to perform its obligations under the Purchase Agreement;

c.    Company has full  corporate  power and  authority to execute,  deliver and perform its obligations  under this AAR Agreement,  and to consummate the transactions set forth herein.  The  consummation of the  transactions  contemplated by this AAR  Agreement  is in the ordinary  course of Company's  business and will not  conflict  with,  or result  in a breach  of,  any of the  terms, conditions  or  provisions  of  Company's  charter or by-laws or any legal restriction,  or any material  agreement or instrument to which Company is now a party or by which it is bound,  or result  in the  violation  of any law, rule,  regulation,  order, judgment or decree to which Company or its property is subject.  The execution,  delivery and  performance by Company of this  AAR  Agreement  and the  consummation  by it of the  transactions contemplated  hereby, have been duly authorized by all necessary corporate action on the part of Company.  This AAR  Agreement has been duly executed and delivered by Company,  and, upon the due authorization,  execution and delivery by Assignor and Assignee,  will  constitute the valid and legally binding obligation of Company,  enforceable  against Company in accordance with its terms  except as  enforceability  may be limited  by  bankruptcy, reorganization,  insolvency,  moratorium  or  other  similar  laws  now or hereafter  in effect  relating  to  creditors'  rights  generally,  and by general  principles  of equity  regardless  of whether  enforceability  is considered in a proceeding in equity or at law;

d.    No  consent,   approval,  order  or  authorization  of,  or  declaration,   filing  or
                  registration  with, any governmental  entity is required to be obtained or made by Company in connection with the execution,  delivery or performance by  Company  of  this  AAR  Agreement,  or the  consummation  by it of the transactions contemplated hereby;

e.    Company shall  establish a Custodial  Account and an Escrow Account under the Purchase
                  Agreement  in  favor  of  Assignee  with  respect  to the  Assigned  Loans
                  separate  from  the  Custodial  Account  and  Escrow  Account   previously
                  established under the Purchase Agreement in favor of Assignor; and

            f.    No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related
                  Assigned Loans made by the Company in Sections 7.01 and 7.02 of the
                  Purchase Agreement to be untrue in any material respect.

43.   Assignor  hereby  agrees to indemnify and hold the Assignee  (and its  successors  and assigns) harmless against any and all claims, losses, penalties,  fines, forfeitures,  legal fees and related  costs,  judgments,  and any other costs,  fees and expenses  that Assignee
(and its  successors  and  assigns)  may  sustain  in any way  related  to any breach of the representations  or  warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Recognition of Assignee

44.   From and after the date  hereof,  Company  shall  recognize  Assignee  as owner of the
Assigned Loans, and acknowledges  that the Assigned Loans are intended to be part of a REMIC or multiple  REMICs,  and will service the Assigned  Loans in  accordance  with the Purchase
Agreement  and this AAR Agreement but in no event in a manner that would (i) cause any REMIC to fail to  qualify  as a REMIC  or (ii)  result  in the  imposition  of a tax upon any such intended REMIC  (including but not limited to the tax on prohibited  transactions as defined in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set forth in
Section  860G(d) of the Code).  It is the  intention of Assignor,  Company and Assignee that this AAR Agreement  shall be binding upon and for the benefit of the  respective  successors and assigns of the parties  hereto.  Neither  Company nor  Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise  alter any of the terms or  provisions of the Purchase
Agreement which amendment,  modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

      It is the intention of Assignor,  Company and Assignee  that this AAR Agreement  shall be binding upon and for the benefit of the respective  successors and assigns of the parties hereto.  Neither  Company nor  Assignor  shall amend or agree to amend,  modify,  waive,  or otherwise alter any of the terms or provisions of the Purchase  Agreement  which  amendment, modification,  waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

      Notwithstanding  any term  hereof to the  contrary,  it is  expressly  understood  and agreed by the parties  hereto that (i) this  Agreement is  acknowledged  and accepted by the
Assignee  not  individually  or  personally  but  solely  as  Assignee  for the Trust in the exercise  of the powers and  authority  conferred  and  vested in it under the  Pooling  and
Servicing Agreement (as defined below), (ii) each of the  representations,  undertakings and agreements  herein  made on  behalf  of the  Trust  is made  and  intended  not as  personal representations,  undertakings  and  agreements of the Assignee but is made and intended for the purpose of binding  only the Trust and (iii) under no  circumstances  shall the Assignee be personally  liable for the payment of any indebtedness or expenses of the Assignee or the
Trust or be liable for the breach or failure of any obligation, representation,  warranty or covenant made or undertaken by the Assignee,  the Assignor or the Trust under this Agreement or made or  undertaken  by the  Assignee,  the  Assignor  or the Trust  under  the  Purchase
Agreement  or the Pooling and  Servicing  Agreement.  Any  recourse  against the Assignee in respect of any  obligations it may have under or pursuant to the terms of this AAR Agreement shall be limited  solely to the assets it may hold as trustee of Bear  Stearns  ALT-A  Trust
2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

      The Company agrees to indemnify and hold harmless BSABS,  each director of BSABS, each officer of BSABS who signed the  Registration  Statement,  the Underwriters and each person, if any, who controls BSABS or any  Underwriter  within the meaning of Section 15 of the 1933
Act (collectively,  the "Indemnified Party") against any and all losses,  claims,  expenses, damages or liabilites to which the Indemnified Party may become subject,  under the 1933 Act or otherwise,  including,  without limitation, with respect to disputes between the parties, insofar as such lossess,  claims,  expenses,  damages or  liabilites  (or actions in respect thereof) arise out of or are based upon any untrue  statement or alleged untrue statement of any  material  fact  contained in the  Prospectus  Supplement,  dated  January 30, 2006 (the
"Prospectus  Supplement"),  or  the  omission  or  the  alleged  omission  to  state  in the
Prospectus  Supplement a material fact necessary in order to make the statements therein not misleading,  in each case to the extent, but only to the extent,  that such untrue statement or alleged  untrue  statement or omission or alleged  omission  was  contained in or omitted from  information  furnished  in writing by the  Company  for  inclusion  in the  Prospectus
Supplement,  in the section  entitled "The Master Servicer and The Servicers - The Servicers
- Waterfield".

Modification of Purchase Agreement

45.   The Company and  Assignor  hereby  amend the  Purchase  Agreement as it relates to the
Assigned Loans as follows:

(i)   The following definitions are added to Section I of the Purchase Agreement:

            Assignee:  JPMorgan Chase Bank, National Association, as trustee for the holders of Bear Stearns ALT-A Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

            Master Servicer:  Wells Fargo Bank, National  Association,  or its successors in interest  who meet the  qualifications  of the  Pooling  and  Servicing  Agreement  and this
Agreement.

            Pooling and Servicing  Agreement:  That certain pooling and servicing agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed  Securities I LLC, EMC Mortgage
Corporation, the Trustee and the Master Servicer.

            Trustee:  JPMorgan  Chase  Bank,  National  Association,  or  its  successor  in interest,  or any  successor  trustee  appointed  as provided  in the Pooling and  Servicing
Agreement.

(ii)  The following is added as Section 7.02(xlviii) of the Purchase Agreement:

            "(xlviii)  With  respect  to  each  Mortgage  Loan,  information  regarding  the borrower  credit  files  related to such  Mortgage  Loan has been  furnished to credit reporting  agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations."

(iii) The definition of Distribution  Date in Section 1 and Subsection 11.00 of the Purchase
Agreement is hereby deleted in its entirety and replaced with the following:

            Distribution  Date: The 18th day of each month and if such day is not a Business
Day the Business Day immediately preceding such 18th day.

(iv)  The Standard & Poor's rating of "A2" in the definition of Eligible  Account in Section
1 of the Purchase Agreement is hereby replaced with "AA".

(v)   The  definition  of Servicing  Fee in  Subsection  11.00 of the Purchase  Agreement is
hereby deleted in its entirety and replaced with the following:

            Servicing  Fee: As to each  Mortgage Loan and any  Distribution  Date, an amount equal to 1/12th of the Servicing  Fee Rate  multiplied  by the Stated  Principal  Balance of such Mortgage Loan as of the last day of the related Due Period.

            (f)   The following  definitions  are added to Subsection  11.00 of the Purchase
Agreement:

            Advance:  An advance of  delinquent  Monthly  Payments  in respect of a Mortgage
Loan required to be made by the Company as provided in Subsection 11.03 hereof.

            Amount Held for Future Distribution:  As to any Distribution Date, the aggregate amount held in the Custodial  Account at the close of business on the immediately  preceding
Determination  Date on account of (i) all Monthly  Payments or portions  thereof received in respect  of the  Mortgage  Loans  due  after  the  related  Due  Period  and (ii)  Principal
Prepayments  and Liquidation  Proceeds  received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

            Bankruptcy Code: Title 11 of the United States Code.

            Compensating  Interest:  An  amount,  not to exceed  the  Servicing  Fee,  to be remitted  to the Master  Servicer by the  Company to the  payment of a  Prepayment  Interest
Shortfall on a Mortgage Loan subject to this Agreement.

            Debt Service  Reduction:  With  respect to any  Mortgage  Loan, a reduction by a court of competent  jurisdiction  in a proceeding  under the Bankruptcy  Code in the Monthly
Payment  for such  Mortgage  Loan  that  became  final  and  non-appealable,  except  such a reduction  resulting  from a Deficient  Valuation or any other  reduction  that results in a permanent forgiveness of principal.

            Deficient  Valuation:  With respect to any Mortgage Loan, a valuation by a court of  competent  jurisdiction  of the  Mortgaged  Property  in an  amount  less  than the then outstanding  indebtedness  under  such  Mortgage  Loan,  or any  reduction  in the amount of principal  to be paid in  connection  with any Monthly  Payment  that results in a permanent forgiveness of principal,  which valuation or reduction  results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

            Liquidated  Loan: With respect to any  Distribution  Date, a defaulted  Mortgage
Loan  that has been  liquidated  through  deed-in-lieu  of  foreclosure,  foreclosure  sale, trustee's sale or other realization  (including  disposition of any related REO Property) as provided by applicable law governing the real property  subject to the related  Mortgage and any security  agreements and as to which the Company has certified in the related Prepayment
Period  that it has  received  all  amounts it expects  to receive in  connection  with such liquidation.

            LPMI Fee:  Shall mean the fee  payable to the  insurer  for each  Mortgage  Loan subject to an LPMI Policy as set forth in such LPMI Policy.

            LPMI  Policy:  A policy of  mortgage  guaranty  insurance  issued by an  insurer meeting the  requirements  of Fannie Mae and Freddie Mac in which the Company is responsible for the payment of the LPMI Fee thereunder from collections on the related Mortgage Loan.

            Net Mortgage  Rate: As to each  Mortgage  Loan,  and at any time,  the per annum rate equal to the related  Mortgage Rate less the sum of (i) the Servicing Fee Rate and (ii)
the rate at which the LPMI Fee is calculated, if any.

            Nonrecoverable  Advance:  Any  portion  of an  Advance  or a  Servicing  Advance previously made or proposed to be made by the Company  pursuant to this Agreement,  that, in the good faith  judgment  of the  Company,  will not or, in the case of a proposed  advance, would not, be ultimately  recoverable by it from the related Mortgagor,  related Liquidation
Proceeds or otherwise.

            Prepayment  Charge:  Any  prepayment  premium,  penalty  or charge  payable by a
Mortgagor in  connection  with any  Principal  Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

            Prepayment Interest  Shortfall:  With respect to any Distribution Date, for each
Mortgage  Loan  that  was  the  subject  of a  partial  Principal  Prepayment,  a  Principal
Prepayment in full, or that became a Liquidated Loan during the related  Prepayment  Period,
(other than a Principal  Prepayment in full  resulting  from the purchase of a Mortgage Loan pursuant to  Subsection  7.03 of this  Agreement  or  pursuant to the Pooling and  Servicing
Agreement),  the amount,  if any, by which (i) one month's  interest at the  applicable  Net
Mortgage Rate on the Stated  Principal  Balance of such Mortgage Loan  immediately  prior to such  prepayment (or  liquidation) or in the case of a partial  Principal  Prepayment on the amount of such  prepayment  (or  liquidation  proceeds)  exceeds (ii) the amount of interest paid or collected in connection with such Principal  Prepayment or such liquidation proceeds less the sum of (a) the Servicing Fee and (b) the LPMI Fee, if any.

            Prepayment  Period: As to any Distribution  Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            Realized Loss:  With respect to each  Liquidated  Loan, an amount (not less than zero or more than the Stated Principal  Balance of the Mortgage Loan) as of the date of such liquidation,  equal to (i) the Stated  Principal  Balance of such  Liquidated Loan as of the date of such  liquidation,  minus  (ii)  the  Liquidation  Proceeds,  if  any,  received  in connection with such liquidation  during the month in which such liquidation  occurs, to the extent  applied as  recoveries  of principal of the  Liquidated  Loan.  With respect to each
Mortgage Loan that has become the subject of a Deficient Valuation,  (i) if the value of the related  Mortgaged  Property was reduced below the principal balance of the related Mortgage
Note,  the  amount  by which the  value of the  Mortgaged  Property  was  reduced  below the principal  balance of the related  Mortgage Note, and (ii) if the principal amount due under the related Mortgage Note has been reduced,  the difference between the principal balance of the  Mortgage  Loan  outstanding  immediately  prior  to such  Deficient  Valuation  and the principal  balance  of the  Mortgage  Loan as reduced by the  Deficient  Valuation  plus any reduction in the interest  component of the Monthly Payments.  With respect to each Mortgage
Loan that has become the subject of a Debt Service Reduction and any Distribution  Date, the
amount,  if any, by which the related  Monthly  Payment was  reduced.  With  respect to each
Mortgage  Loan that has become the subject of a  Servicing  Modification,  a loss  resulting from such Servicing Modification.

            Servicing Fee Rate: 0.375% per annum.

            Servicing  Modification:  With respect to any  Mortgage  Loan that is in default or,  in  the  reasonable  judgment  of  the  Company,  as to  which  default  is  reasonably foreseeable,  any modification which is effected by the Company in accordance with the terms of this Agreement which results in any change in the outstanding  Stated Principal  Balance, any change in the Mortgage Rate or any extension of the term of such Mortgage Loan.

            Stated  Principal  Balance:  With  respect to any  Mortgage  Loan or related REO
Property and any  Distribution  Date, the Cut-off Date Principal  Balance  thereof minus the sum of (i) the principal  portion of the Monthly  Payments due with respect to such Mortgage
Loan during each Due Period ending prior to such  Distribution Date (and irrespective of any delinquency in their payment),  (ii) all Principal Prepayments with respect to such Mortgage
Loan  received  prior to or  during  the  related  Prepayment  Period,  and all  Liquidation
Proceeds to the extent applied by the Company as recoveries of principal in accordance  with
Subsection  11.03 with respect to such Mortgage  Loan,  that were received by the Company as of the  close  of  business  on the  last  day of the  Prepayment  Period  related  to  such
Distribution  Date and (iii) any Realized  Losses on such Mortgage Loan incurred  during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

            (g)   The following is added in its entirety as Subsection  4.05 of the Purchase
Agreement:

            Subsection 4.05   Waiver of Prepayment Charges.

            The Company  shall not waive (or permit a subservicer  to waive) any  Prepayment
Charge  unless:  (i) the  enforceability  thereof  shall have been  limited  by  bankruptcy, insolvency,  moratorium,  receivership and other similar laws relating to creditors'  rights generally,  (ii) the enforcement  thereof is illegal,  or any local, state or federal agency has threatened legal action if the prepayment  penalty is enforced,  (iii) the mortgage debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv)
such waiver is standard and customary in servicing  similar  Mortgage Loans and relates to a default or a reasonably  foreseeable  default and would,  in the reasonable  judgment of the
Company,  maximize  recovery  of  total  proceeds  taking  into  account  the  value of such
Prepayment  Charge and the  related  Mortgage  Loan.  In no event will the  Company  waive a
Prepayment  Charge in connection  with a refinancing  of a Mortgage Loan that is not related to a default or a reasonably  foreseeable  default.  If a Prepayment  Charge is waived,  but does not meet the standards  described above, then the Company is required to pay the amount of such waived  Prepayment  Charge by depositing  such amount into the Custodial  Account by the immediately succeeding Distribution Date.

            (h)   The following is added as Subsection 6.04 to the Purchase Agreement:

      Subsection 6.04   Statements to the Purchaser.

      The Company shall furnish to Purchaser an individual  loan  accounting  report,  as of the last  Business  Day of each  month,  in the  Company's  assigned  loan  number  order to document  Mortgage Loan payment activity on an individual  Mortgage Loan basis. With respect to each month, the corresponding  individual loan accounting report shall be received by the
Purchaser no later than the fifth  Business Day of the following  month on a disk or tape or other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser and Company,  and no later than the fifth  Business Day of the following  month in hard  copy.  Such  individual  loan  accounting  report  shall be in the form of  Exhibit 14 hereto, or such other form as is mutually  acceptable to the Company,  the Purchaser and any
Master  Servicer,  Exhibit 15 with respect to defaulted  mortgage loans and Exhibit 16, with respect to  realized  losses and  gains,  and shall  include  the  information  set forth in
Exhibit 14, Exhibit 15, or Exhibit 16, as applicable.

      In addition,  the Company shall provide to the Purchaser such other  information known or available to the Company that is necessary in order to provide the  distribution and pool performance  information  as required under Item 1121 of Regulation AB, as amended from time to time, as determined by the Purchaser in its reasonable discretion.

      The  Company  shall  prepare  and file  any and all  information  statements  or other filings  required to be  delivered  to any  governmental  taxing  authority  or to Purchaser pursuant to any  applicable  law with  respect to the  Mortgage  Loans and the  transactions
contemplated   hereby.   In  addition,   the  Company  shall  provide  Purchaser  with  such
information  concerning  the  Mortgage  Loans as is necessary  for  Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

      In addition,  not more than sixty (60) days after the end of each calendar  year,  the
Company  shall  furnish to each Person who was a Purchaser at any time during such  calendar year an annual  statement in accordance with the  requirements of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

            (i)   The  following  is  added  in  its  entirety  as  the  last  paragraph  of
Subsection 11.01 of the Purchase Agreement:

            "In  addition,  the Company  will  furnish  information  regarding  the borrower credit files related to each Mortgage Loan to credit  reporting  agencies in compliance with
the  provisions  of  the  Fair  Credit   Reporting  Act  and  the  applicable   implementing
regulations, on a monthly basis."

             (j)  Subsection  11.04 of the Purchase  Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:

            (ii)  all  payments  on account of  interest  on the  Mortgage  Loans net of the
                  Servicing Fee permitted under  Subsection  11.21 hereof and the LPMI Fees, if any;

            (k)   Subsection 11.05 of the Purchase Agreement is hereby amended as follows:

            (i)   the following clauses shall be added to the thereof:

                  (viii)      to reimburse  the Company for Advances made by it with respect to any Mortgage Loan,  provided,  however,  that the Company's right of reimbursement  pursuant to this subclause (viii) shall be limited to amounts received on particular Mortgage Loan(s)  (including,  for this purpose,  Liquidation Proceeds, Insurance Proceeds or otherwise relating to the Mortgage  Loan) that  represent  late  recoveries of payments of principal  and/or interest on such  particular  Mortgage
                        Loan in respect of which any such Advance was made.

                  (ix)  to  reimburse  the  Company  for any  previously  made  portion of a
                        Servicing  Advance or an Advance  made by the Company  that,  in the
                        good  faith  judgment  of  the  Company,   will  not  be  ultimately
                        recoverable   by  it  from  the  related   Mortgagor,   any  related
                        Liquidation Proceeds or otherwise (a "Nonrecoverable  Advance"),  to the extent not reimbursed pursuant to clause (ii) or clause (viii);

            (ii)  the first sentence of the last  paragraph  thereof shall be deleted in its entirety and replaced with the following:

            The Company  shall keep and maintain  separate  accounting,  on Mortgage Loan by
Mortgage  Loan basis,  for the  purpose of  justifying  any  withdrawal  from the  Custodial
Account pursuant to subclauses  (ii), (iv), (v), (vi) and (viii) above.  Prior to making any withdrawal from the Custodial  Account pursuant to subclause (ix), the Company shall deliver to the Master  Servicer  an  Officer's  Certificate  indicating  the amount of any  previous
Advance or Servicing  Advance  determined by the Company to be a Nonrecoverable  Advance and
identifying  the  related  Mortgage   Loan(s),   and  their  respective   portions  of  such
Nonrecoverable Advance.

            (l)   Subsection  11.13 of the Purchase  Agreement is hereby amended by deleting the last sentence of the second paragraph  thereof in its entirety and replacing it with the following:

      "Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, the Company shall dispose of such REO Property prior to three years after its acquisition or, at the expense of the Trust, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Purchaser and the Master Servicer shall have been supplied with an Opinion of Counsel (such opinion not to be an expense of the Purchaser or the Master Servicer) to the effect that the holding of such REO Property by the Trust subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of such REMIC as defined in
Section 860F of the Code or cause such REMIC to fail to qualify as a REMIC at any time that any certificates issued under the Pooling and Servicing Agreement are outstanding, in which case the Trust may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel)."

            (m)   Subsection 11.14 of the Purchase Agreement is hereby amended as follows:

            (i)   the first paragraph  thereof shall be deleted in its entirety and replaced with the following:

            "On each  Distribution  Date, the Company shall  distribute to the Purchaser all amounts  credited  to the  Custodial  Account as of the close of  business at the end of the related Due Period other than any Principal  Prepayments  made after the related  Prepayment
Period and any Amounts Held for Future  Distribution  net of charges  against or withdrawals from the Custodial Account pursuant to Subsection 11.05."

            (ii)  the last paragraph thereof shall be amended by

                  (A)   deleting  in its  entirety  the first  clause of the first  sentence thereof and  replacing it with "With  respect to any  remittance  received by the  Purchaser after the Business Day on which such payment was due"

                  (B)   deleting the word "second" in the second sentence thereof.

            (n)   Subsection  11.15 of the Purchase  Agreement is hereby amended by deleting the first sentence of the first paragraph thereof and replacing it with the following:

            "On or before the tenth  calendar day of each month,  the Company  shall furnish to the Purchaser or its designee a report in Excel (or compatible)  electronic  format (that can be downloaded into a Sybase  database) with the fields and format required by the Master
Servicer,  together with such other  information  with respect to the Mortgage  Loans as the
Purchaser  or the Master  Servicer may  reasonably  require to allocate  distributions  made pursuant  to  this  Agreement  and  provide  appropriate  statements  with  respect  to such distributions."

            (o)   Section  11.20 of the Purchase  Agreement  is hereby  amended by including the words "(or if the Company does not, the Master  Servicer may)" after the word "will" and before the word "immediately" in the first line thereof.

            (p)   Subsection  11.30 of the  Purchase  Agreement  is hereby  replaced  in its entirety with the following:

            Subsection 11.30. Reserved.
            (q)   The following  Subsections  shall be added to the end of Section 11 of the
Purchase Agreement:

            Subsection 11.31  Reserved.

            Subsection 11.32  Reserved.

            Subsection 11.33  Advances.

      The Company shall make an Advance with respect to any Mortgage Loan and remit such
Advance to the Master Servicer no later than 1:00 p.m. Eastern time on the Distribution
Date in immediately available funds. The Company shall be obligated to make any such
Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the
Company shall have determined that it has made a Nonrecoverable Advance or that a proposed
Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, the
Company shall deliver (i) to the Master Servicer funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Master Servicer an Officer's Certificate
setting forth the basis for such determination.

      In lieu of making all or a portion of such Advance from its own funds, the Company may (i) cause to be made an appropriate entry in its records relating to the Custodial
Account that any Amounts Held for Future Distribution has been used by the Company in discharge of its obligation to make any such Advance and (ii) remit such funds to the
Master Servicer. Any funds so applied and transferred shall be replaced by the Company by deposit in the Custodial Account, no later than the close of business on the Distribution
Date on which such funds are required to be distributed pursuant to this Agreement.

      The Company shall be entitled to be reimbursed from the Custodial Account for all
Advances of its own funds made pursuant to this Subsection 11.33 as provided in Subsection
11.05. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO
Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor), except as otherwise provided in this Subsection 11.33.

            Subsection 11.34  Compensating Interest Payments.

      In the event that there is a Prepayment Interest Shortfall arising from a voluntary
Principal Prepayment in part or in full by the Mortgagor with respect to any Mortgage Loan, the Company shall, to the extent of the Servicing Fee for such Distribution Date, remit to the Master Servicer, as a reduction of the Servicing Fee for such Distribution Date, no later than the close of business on such Distribution Date, an amount equal to the
Prepayment Interest Shortfall; and in case of such remittance, the Company shall not be entitled to any recovery or reimbursement from the Master Servicer.

            Subsection 11.35  Books and Records.

      The Company shall provide access to the records and documentation in possession of the Company regarding the Mortgage Loans and REO Property and the servicing thereof to the
Purchaser, the Master Servicer and the Trustee and their agents, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Company; provided, however, that, unless otherwise required by law, the Company shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Company shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Company's actual costs."

            (r)   Subsection 12.01 of the Purchase Agreement is hereby amended by adding the words ", the Master Servicer" after the word "Purchaser" in each instance in which it appears in this Section.

            (s)   The following is added as Exhibit 14 to the Purchase Agreement:

                                            EXHIBIT 14

                                REPORTING DATA FOR MONTHLY REPORT

                                        [OBJECT OMITTED]

            (t)   The following is added as Exhibit 15 to the Purchase Agreement:

                                            EXHIBIT 15

                                      [See Excel attachment]

            (u)   The following is added as Exhibit 16 to the Purchase Agreement:

                                            EXHIBIT 16

                           REPORTING DATA FOR REALIZED LOSSES AND GAINS

               Calculation of Realized Loss/Gain Form 332- Instruction Sheet

      NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The
      Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

      The numbers on the 332 form correspond with the numbers listed below.

      Liquidation and Acquisition Expenses:
      1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

      2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would  have  been  earned  if all  delinquent  payments  had been  made as agreed. For documentation,  an Amortization  Schedule from date of default through  liquidation  breaking  out the net interest  and  servicing  fees advanced is required.

      3.    Accrued  Servicing Fees based upon the Scheduled  Principal Balance of the
            Mortgage Loan as  calculated on a monthly  basis.  For  documentation,  an
            Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

      4-12. Complete as applicable.  Required documentation:

            * For taxes and  insurance  advances - see page 2 of 332 form -  breakdown required showing period

              of coverage,  base tax,  interest,  penalty.  Advances  prior to default require evidence of servicer efforts to recover advances.

             *  For escrow advances - complete payment history

                (to calculate advances from last positive escrow balance forward)

            * Other  expenses  -  copies of  corporate  advance  history  showing  all payments

            *  REO repairs > $1500 require explanation

            *  REO repairs >$3000 require evidence of at least 2 bids.

            * Short Sale or Charge Off require P&L  supporting  the decision and WFB's approved Officer Certificate

            *  Unusual or extraordinary items may require further documentation.

      13.   The total of lines 1 through 12.

      Credits:

      14-21.      Complete as applicable.  Required documentation:

            *  Copy  of the  HUD 1  from  the  REO  sale.  If a 3rd  Party  Sale,  bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

            *  Copy of EOB for any MI or gov't guarantee

            * All other  credits  need to be  clearly  defined  on the 332  form

      22.   The total of lines 14 through 21.

      Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

      Total Realized Loss (or Amount of Any Gain)
      23.   The total derived from subtracting  line 22 from 13. If the amount  represents a
            realized gain, show the amount in parenthesis (   ).

                         Calculation of Realized Loss/Gain Form 332

      Prepared by:  __________________                Date:  _______________
      Phone:  ______________________   Email Address:_____________________

------------------------  --------------------------  -------------------------------
Servicer Loan No.         Servicer Name               Servicer Address

------------------------  --------------------------  -------------------------------

      WELLS FARGO BANK, N.A. Loan No._____________________________

      Borrower's Name: _________________________________________________________
      Property Address: _________________________________________________________

      Liquidation Type:  REO Sale          3rd Party Sale         Short Sale  Charge Off

      Was this loan granted a Bankruptcy deficiency or cramdown         Yes       No
      If "Yes", provide deficiency or cramdown amount _______________________________

      Liquidation and Acquisition Expenses:
      (1)Actual Unpaid Principal Balance of Mortgage Loan         $ ________________ (1)
      (2)   Interest accrued at Net Rate                            ________________ (2)
      (3)   Accrued Servicing Fees                                  ________________ (3)
      (4)   Attorney's Fees                                         ________________ (4)
      (5)   Taxes (see page 2)                                      ________________ (5)
      (6)   Property Maintenance                                    ________________ (6)
      (7)   MI/Hazard Insurance Premiums (see page 2)               ________________ (7)
      (8)   Utility Expenses                                        ________________ (8)
      (9)   Appraisal/BPO                                           ________________ (9)
      (10)  Property Inspections                                    ________________ (10)
      (11)  FC Costs/Other Legal Expenses                           ________________ (11)
      (12)  Other (itemize)                                         ________________ (12)
            Cash for Keys__________________________                 ________________ (12)
            HOA/Condo Fees_______________________                   ________________ (12)
            ______________________________________                  ________________ (12)

            Total Expenses                                        $ ________________ (13)
      Credits:
      (14)  Escrow Balance                                        $ ________________ (14)
      (15)  HIP Refund                                              ________________ (15)
      (16)  Rental Receipts                                         ________________ (16)
      (17)  Hazard Loss Proceeds                                    ________________ (17)
      (18)  Primary Mortgage Insurance / Gov't Insurance            ________________
      (18a) HUD Part A
                                                                    ________________ (18b) HUD
      Part B
      (19)  Pool Insurance Proceeds                                 ________________ (19)
      (20)  Proceeds from Sale of Acquired Property                 ________________ (20)
      (21)  Other (itemize)                                         ________________ (21)
         _________________________________________                  ________________ (21)

         Total Credits                                             $________________ (22)
      Total Realized Loss (or Amount of Gain)                      $________________ (23)

Escrow Disbursement Detail

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    Type     Date Paid  Period of  Total Paid  Base        Penalties   Interest
(Tax /Ins.)              Coverage                Amount
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46.   The Company hereby agrees that the reports  required to be delivered  pursuant to this
AAR  Agreement  and  Section  11.15 of the  Purchase  Agreement  shall be in the  format  of
Attachments 3 and 4 hereto.

Miscellaneous

47.   All demands,  notices and  communications  related to the Assigned  Loans and this AAR
Agreement  shall be in  writing  and shall be deemed to have been duly  given if  personally delivered at or mailed by registered mail, postage prepaid, as follows:

            a. In the case of Company,

                 Union Federal Bank of Indianapolis
                 7500 West Jefferson Boulevard
                 Fort Wayne, Indiana 46804
                 Attn:   Don Sherman, Chairman
                         Vince Otto
                 Telecopier No.: (260) 434-8073

            With a copy to:

                 Union Federal Bank of Indianapolis
                 7500 West Jefferson Boulevard
                 Fort Wayne, Indiana 46804
                 Attn: Stephanie Jones
                 Telecopier No.: (260) 434-8073

            b. In the case of Assignor,

                 EMC Mortgage Corporation
                 Mac Arthur Ridge II
                 909 Hidden Ridge Drive, Suite 200
                 Irving, Texas 75038
                 Attention: Ms. Ralene Ruyle
                 Telecopier No.: (972) 442-2810

            c. In the case of the Securities Administrator,

                 Wells Fargo Bank, National Association
                 9062 Old Annapolis Road
                 Columbia, Maryland 21045
                 Attention: BSALTA 2006-1
                 Telecopier No.: (410) 715-2380

            d. In the case of Assignee,

                 JPMorgan Chase Bank, National Association
                 4 New York Plaza, 6th Floor
                 New York, New York 10004
                 Attention: Worldwide Securities Services-Structured Finance Services,
                 BSALTA 2006-1
                 Telecopier No.: (212) 623-5930

48.   This AAR Agreement  shall be construed in accordance with the laws of the State of New
York,  without regard to conflicts of law  principles  (other than Section 5-1401 of the New
York  Obligations  Law), and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

49.   No term or  provision  of this AAR  Agreement  may be waived or  modified  unless such waiver or  modification  is in writing and signed by the party  against  whom such waiver or modification is sought to be enforced.

50.   This AAR  Agreement  shall inure to the benefit of the  successors  and assigns of the parties  hereto.  Any  entity  into which  Assignor,  Assignee  or Company  may be merged or consolidated  shall,  without the requirement for any further  writing,  be deemed Assignor,
Assignee or Company  respectively,  hereunder.  Any Master  Servicer  shall be  considered a third party  beneficiary  of this AAR  Agreement,  entitled  to all the rights and  benefits accruing to any Master Servicer herein as if it were a direct party to this AAR Agreement.

51.   This AAR Agreement shall survive the conveyance of the Assigned Loans,  the assignment of the Purchase  Agreement  to the extent of the Assigned  Loans by Assignor to Assignee and the termination of the Purchase Agreement.

52.   This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart  shall be deemed to be an original and all such  counterparts  shall  constitute one and the same instrument.

53.   In the event that any provision of this AAR Agreement  conflicts with any provision of the Purchase  Agreement with respect to the Assigned Loans,  the terms of this AAR Agreement shall control.

54.   The Company  hereby  acknowledges  that Wells Fargo Bank,  National  Association  (the
"Master  Servicer") has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and  Servicing  Agreement,  dated as of January 1, 2006,  among the Assignor, the  Assignee,  the Master  Servicer  and BSABS  ("Pooling  and  Servicing  Agreement")  and
therefor  has the right to enforce all  obligations  of the  Company,  as they relate to the
Assigned  Loans,  under the  Purchase  Agreement  and this AAR  Agreement.  Such rights will include,  without  limitation,  the right to  terminate  the  Servicer  under  the  Purchase
Agreement  upon the occurrence of an event of default  thereunder,  the right to receive all remittances  required to be made by the Company under the Purchase  Agreement,  the right to receive all monthly  reports and other data  required to be delivered  by the Company  under the  Purchase  Agreement,  the  right to  examine  the  books and  records  of the  Company, indemnification  rights,  and the right to exercise  certain  rights of consent and approval relating to actions  taken by the Company.  The Company shall make all  distributions  under the Purchase  Agreement,  as they relate to the Assigned  Loans,  to the Master  Servicer by wire transfer of immediately available funds to:

            Bear Stearns BSALTA 2006-1 Master Servicer Collection Account
            Wells Fargo Bank, National Association
            ABA# 121000248
            Account Name:  SAS Clearing
            Account # 3970771416
            For Further Credit to: BSALTA 2006-1, Account #50891700.

and the Company shall deliver all reports required to be delivered under the Purchase
Agreement, as they relate to the Assigned Loans, to the Assignee at the address set forth in Section 9d herein and to the Master Servicer at:

            Wells Fargo Bank, National Association
            9062 Old Annapolis Road
            Columbia, Maryland 21045
            Attention: BSALTA 2006-1
            Telecopier No.: (410) 715-2380

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

EMC MORTGAGE CORPORATION,              JPMORGAN CHASE BANK, NATIONAL
the Assignor                           ASSOCIATION, as trustee,
                                       the Assignee
By:_______________________________     By:_______________________________
Its:                                   Its:______________________________

UNION FEDERAL BANK OF
INDIANAPOLIS,
the Company
By:_______________________________
Its: _____________________________

Acknowledged and Agreed                Acknowledged and Agreed
WELLS FARGO BANK,                      BEAR STEARNS ASSET BACKED SECURITIES I
NATIONAL ASSOCIATION,                  LLC
the Master Servicer
By:_______________________________     By:_______________________________
Its: _____________________________     Its: _____________________________

                                        ATTACHMENT 1

                                       ASSIGNED LOANS

                                        ATTACHMENT 2

                                     PURCHASE AGREEMENT

                                        ATTACHMENT 3

            SERVICER PERIOD REPORTING FORMAT

The format should be:
1. Record length of 240
2. ASCII
3. All dates should have DD of "01".

                                                                COBOL
    #      M/O   Field Name               Position  Length    "Picture"   Justify
1.          O    Master Servicer No.      001-002      2
2.          O    Unit Code                003-004      2
3.          M    Loan Number              005-014     10    X(10)
4.          O    Borrower Name            015-034     20    X(20)
5.          O    Old Payment Amount       035-045     11    S(9)V9(02)
6.          O    Old Loan Rate            046-051      6    9(2)V9(04)
7.          O    Servicer Fee Rate        052-057      6    9(2)V9(04)
8.          M    Servicer Ending          058-068     11    S9(9)V9(02)
                 Balance
9.          M    Servicer Next Due Date   069-076      8    CCYYMMDD
10.         O    Curtail Amt 1 - Before   077-087     11    S9(9)V9(02)
11.         O    Curtail Date 1           088-095      8    CCYYMMDD
12.         O    Curtail Amt 1 - After    096-106     11    S9(9)V9(02)
13          O    Curtail Amt 2 - Before   107-117     11    S9(9)V9(02)
14.         O    Curtail Date             118-125      8    CCYYMMDD
15.         O    Curtail Amt 2 - After    126-136     11    9(9)V9(02)
16.         O    Curtail Amt 3 - Before   137-147     11    9(9)V9(02)
17.         O    Curtail Date             148-155      8    CCYYMMDD
18          O    Curtail Amt 3 - After    156-166     11    9(9)V9(02)
19          O    New Payment Amount       167-177     11    9(9)V9(02)
20.         O    New Loan Rate            178-183      6    (2)V9(04)
21.         O    Index Rate               184-189      6    (2)V9(04)
22.         O    Remaining Term           190-192      3    (3)
23.         O    Liquidation Amount       193-203     11    9(9)V9(02)
24.         O    Action Code              204-205      2    (02)
25.         O    Scheduled Principal      206-216     11    9(9)V9(02)
26.         O    Scheduled Interest       217-227     11    9(9)V9(02)
27.         O    Scheduled Ending         228-238     11    9(9)V9(02)
                 Balance
28.         O    FILLER                   239-240      2    (02)
                 Trailer Record
1.          O    Number of Records        001-006      6    9(06)
2.          O    FILLER                   007-240    234    X(234)

Field Names and Descriptions:
Field Name                               Description
Master Servicer                          No. Hard code as "01" used internally
Unit Code                                Hard code as " " used internally
Loan Number                              Investor's loan number
Borrower Name                             Last name of borrower
Old Payment Amount                       P&I amount used for the applied payment
Old Loan Rate                            Gross interest rate used for the
                                         applied payment
Servicer Fee Rate                        Servicer's fee rate
Servicer Ending Balance applied          Ending actual balance after a payment
                                         has been
Servicer Next Due Date                   Borrower's next due date for a payment
Curtailment Amount 1 - Before            Amount of curtailment applied before
                                         the payment
Curtailment Date 1                       Date of curtailment should coincide
                                         with the payment date applicable to
                                         the curtailment
Curtailment Amount 1 - After             Amount of curtailment applied after
                                         the payment
Curtailment Amount 2 - Before            Amount of curtailment applied before
                                         the payment
Curtailment Date 2                       Date of curtailment should coincide
                                         with the payment date applicable to
                                         the curtailment
Curtailment Amount 2 - After             Amount of curtailment applied after
                                         the payment
Curtailment Amount 3 - Before            Amount of curtailment applied before
                                         the payment
Curtailment Date 3                       Date of curtailment should coincide
                                         with the payment date applicable to
                                         the curtailment
Curtailment Amount 3 - After             Amount of curtailment applied after
                                         the payment
New Payment Amount                       For ARM, Equal, or Buydown loans, when
                                         a payment change occurs, this is the
                                         scheduled payment
New Loan Rate                            For ARM loans, when the gross interest
                                         rate change occurs, this is the
                                         scheduled rate
Index Rate                               For ARM loans, the index rate used in
                                         calculating the new gross interest rate
Remaining Term                           For ARM loans, the number of months
                                         left on the loan used to determine the
                                         new P&I amount
Liquidation Amount                       The payoff amount of the loan
Action Code                              For delinquent loans:
                                         12 -- Relief Provisions
                                         15 -- Bankruptcy/Litigation
                                         20 -- Referred for Deed-in-lieu, short
                                         sale
                                         30 -- Referred to attorney to begin
                                         foreclosure
                                         60 -- Loan Paid in full
                                         70 -- Real Estate Owned
                                         Scheduled Principal
Scheduled Interest                       Amount of interest from borrower
                                         payment due to bondholder
Scheduled Ending Balance                 Ending scheduled balance of loan
FILLER                                   Should be filled with spaces

                                        ATTACHMENT 4

                    Wells Fargo Bank Master Servicing Default Reporting
                                  DATA FIELD REQUIREMENTS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type. The Excel spreadsheet should be used as a template consistently every month when submitting data.

   Name                                Type                    Character Size
   Servicer Loan #                     Number (Double)                     10
   Investor Loan #                     Number (Double)                     10
   Servicer Investor #                 Text                                 3
   Borrower Name                       Text                                20
   Address                             Text                                30
   State                               Text                                 2
   Zip                                 Text                                10
   Due Date                            Date/Time                            8
   Loan Type                           Text                                 8
   Wells Fargo Action Code             Text                                 2
   FC Approval Date                    Date/Time                            8
   File Referred to Attorney           Date/Time                            8
   NOD                                 Date/Time                            8
   Complaint Filed                     Date/Time                            8
   Sale Published                      Date/Time                            8
   Scheduled Sale Date                 Date/Time                            8
   Actual Sale Date                    Date/Time                            8
   F/C Sale Amount                     Currency                             8
   Redemption Exp. Date                Date/Time                            8
   Loss Mit Approval Date              Date/Time                            8
   Loss Mit Type                       Text                                 5
   Loss Mit Code                       Number                               2
   Loss Mit Estimated Completion Date  Date/Time                            8
   Loss Mit Actual Completion Date     Date/Time                            8
   Loss Mit Broken Plan Date           Date/Time                            8
   BK Chapter                          Text                                 6
   BK Filed Date                       Date/Time                            8
   Post Petition Due                   Date/Time                            8
   BK Hearing Date                     Date/Time                            8
   POC Date                            Date/Time                            8
   POC Amount                          Currency                             8
   BK Case Number                      Text                        30 Maximum
   Motion for Relief                   Date/Time                            8
   Lift of Stay                        Date/Time                            8
   BK Discharge/Dismissal Date         Date/Time                            8
   Reason For Delinquency              Text                                10
   Occupant Code                       Text                                10
   Eviction Start Date                 Date/Time                            8
   Eviction Completed Date             Date/Time                            8
   List Price                          Currency                             8
   List Date                           Date/Time                            8
   Accepted Offer Price                Currency                             8
   Accepted Offer Date                 Date/Time                            8
   Estimated REO Closing Date          Date/Time                            8
   Actual REO Sale Date                Date/Time                            8
   Servicer Comments                   Text                               200
   Property Damage Date                Date/Time                            8
   Property Repair Amount              Currency                             8
   Property Value Date                 Date/Time                            8
   Current Property Value              Currency                             8
   Repaired Property Value             Currency                             8
   BPO Y/N                             Text                                 1
   Current LTV                         Currency                             8
   Property Condition Code             Text                                 2
   Property Inspection Date            Date/Time                            8
   MI Cancellation Date                Date/Time                            8
   MI Claim Filed Date                 Date/Time                            8
   MI Claim Amount                     Currency                             8
   MI Claim Reject Date                Date/Time                            8
   MI Claim Resubmit Date              Date/Time                            8
   MI Claim Paid Date                  Date/Time                            8
   MI Claim Amount Paid                Currency                             8
   Pool Claim Filed Date               Date/Time                            8
   Pool Claim Amount                   Currency                             8
   Pool Claim Reject Date              Date/Time                            8
   Pool Claim Paid Date                Date/Time                            8
   Pool Claim Amount Paid              Currency                             8
   Pool Claim Resubmit Date            Date/Time                            8
   FHA Part A Claim Filed Date         Date/Time                            8
   FHA Part A Claim Amount             Currency                             8
   FHA Part A Claim Paid Date          Date/Time                            8
   FHA Part A Claim Paid Amount        Currency                             8
   FHA Part B Claim Filed Date         Date/Time                            8
   FHA Part B Claim Amount             Currency                             8
   FHA Part B Claim Paid Date          Date/Time                            8
   FHA Part B Claim Paid Amount        Currency                             8
   VA Claim Filed Date                 Date/Time                            8
   VA Claim Paid Date                  Date/Time                            8
   VA Claim Paid Amount                Currency                             8
   FNMA Del. Status Code               Text                                 2
   FNMA Del. Reason Code               Text                                 2

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:
--------------------------------------------------------------------------------------------

      12-Relief Provisions (i.e. Sailors & Soldiers Relief Act)
      15-Bankruptcy/Litigation
      20-Loss Mitigation-Workout
      30-Referred for Foreclosure
      60-Payoff
      65-Repurchase
      70-REO-Held for Sale
      71-Third Party Sale/Condemnation
      72-REO-Pending Conveyance to HUD/VA

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief under the Sailors and Soldiers Relief Act.

Action Code 15 - To report a borrower filing bankruptcy and for all active bankruptcies.

Action Code 20 - To report that the Borrower has agreed to some form of loss mitigation/workout. Examples of these include Short Sale, Deed-in-Lieu of Foreclosure,
Formal Forbearance Agreements, Modifications, etc.

Action Code 30 - To report a loan that has been referred to attorney for foreclosure.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage
Loan, has acquired the property and may dispose of it.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property is pending conveyance to HUD/VA.

The Loss Mit Type field should show the approved Loss Mitigation arrangement. The following are acceptable:

      ASUM- Approved Assumption

      BAP- Borrower Assistance Program

      CO- Charge Off

      DIL- Deed-in-Lieu

      FFA- Formal Forbearance Agreement

      MOD- Loan Modification

      PRE- Pre-Sale

      SS- Short Sale

      MISC- Anything else approved by the PMI or Pool Insurer

The Occupant Code field should show the current status of the property. The acceptable codes are:

      Mortgagor

      Tenant

      Unknown

      Vacant

The FNMA Del. Status Code should reflect the FNMA Delinquent Status Codes below:

      Code     Delinquency Description
        9      Forbearance
       17      Preforeclosure Sale Closing Plan
               Accepted
       24      Government Seizure
       26      Refinance
       27      Assumption
       28      Modification
       29      Charge-off
       30      Third Party Sale
       31      Probate
       32      Military Indulgence
       43      Foreclosure Started
       44      Deed-in-Lieu Started
       49      Assignment Completed
       61      Second Lien Considerations
       62      Veterans Affairs -- No Bid
       63      Veterans Affairs -- Refund
       64      Veterans Affairs -- Buydown
       65      Chapter 7 Bankruptcy
       66      Chapter 11 Bankruptcy
       67      Chapter 13 Bankruptcy

The FNMA Del. Reason Code should show the FNMA Delinquency Reason Codes below:
--------------------------------------------------------------------------------------------

   Delinquency Code   Delinquency Description
          001         Death of Principal Mortgagor
          002         Illness of Principal Mortgagor
          003         Illness of Mortgagor's Family
                      Member
          004         Death of Mortgagor's Family Member
          005         Marital Difficulties
          006         Curtailment of Income
          007         Excessive Obligations - Same
                      Income, Including Habitual
                      Nonpayment of Debts
          008         Abandonment of Property
          009         Distant Employment Transfer
          011         Property Problem
          012         Inability to Sell Property
          013         Inability to Rent Property
          014         Military Service
          015         Default Detail
          016         Unemployment
          017         Business Failure
          019         Casualty Loss
          022         Energy-Environment Cost
          023         Servicing Problems
          026         Payment Adjustment
          027         Payment Dispute
          029         Transfer of Ownership Pending
          030         Fraud
          031         Unable to Contact Borrower
          INC         Incarceration

                                                                                                   EXHIBIT I-19

===============================================================================================================

                                             AMENDED AND RESTATED
                                FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

                                                    between

                                    BANK OF AMERICA, NATIONAL ASSOCIATION,
                                          as Seller and as Servicer,

                                                      and

                                           EMC MORTGAGE CORPORATION
                                                 as Purchaser

                                                 April 1, 2005

                                          Residential Mortgage Loans

===============================================================================================================

                                                                                                           Page

ii

                                                                                                           Page

                                                      iii

   Subsection 11.08  Payment of Taxes, Insurance and Other Charges; Collections Thereunder..36

                                                   EXHIBITS

EXHIBIT 1......MORTGAGE LOAN DOCUMENTS

EXHIBIT 2......CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 3      UNDERWRITING GUIDELINES

EXHIBIT 4      FORM OF LOST NOTE AFFIDAVIT

EXHIBIT 5      FORM OF MONTHLY REMITTANCE REPORT

EXHIBIT 6      FORM OF TERM SHEET

EXHIBIT 7      FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

                                                      59

                                             AMENDED AND RESTATED
                                FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

               THIS AMENDED AND RESTATED FLOW MORTGAGE LOAN SALE AND  SERVICING  AGREEMENT  (the  "Agreement"),
dated April 1,  2005, is hereby executed by and between EMC MORTGAGE CORPORATION,  a Delaware  corporation,  as purchaser (the "Purchaser"),  and BANK OF AMERICA,  NATIONAL  ASSOCIATION,  a national banking association,  as seller (the "Seller") and as servicer (the "Servicer").

                                                  WITNESSETH:

   WHEREAS, the Seller, the Servicer and the Purchaser are parties to a Flow Mortgage Loan Sale and Servicing
Agreement, dated as of March 1, 2003, as amended by Amendment No. 1 to Flow Mortgage Loan Sale and Servicing
Agreement, dated as of December 1, 2003, and by Amendment No. 2 to Flow Mortgage Loan Sale and Servicing
Agreement, dated as of August 25, 2004 (collectively, the "Existing Flow Agreement"), each by and among the
Seller, the Servicer and the Purchaser; and

               WHEREAS,  the Seller has agreed to sell from time to time to the  Purchaser,  and the  Purchaser has  agreed to  purchase  from time to time from the  Seller,  certain  conventional,  residential,  first-lien mortgage loans (the "Mortgage  Loans") as described  herein on a  servicing-retained  basis, and which shall be delivered as whole loans as provided herein; and

               WHEREAS,  the Mortgage  Loans will be sold by the Seller and purchased by the Purchaser as pools or groups of whole loans,  servicing  retained  (each, a "Mortgage Loan Package") on the various  Closing Dates as provided herein; and

               WHEREAS,  each of the  Mortgage  Loans  will be secured  by a  mortgage,  deed of trust or other security  instrument creating a first lien on a residential  dwelling located in the jurisdiction  indicated on the related  Mortgage  Loan Schedule  which will be annexed to a Term Sheet (as defined  herein) on the related
Closing Date; and

               WHEREAS,  the  Purchaser,  the  Seller  and the  Servicer  wish to  prescribe  the manner of the conveyance, servicing and control of the Mortgage Loans;

               NOW,  THEREFORE,  in consideration of the premises and mutual  agreements set forth herein,  and for other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged,  the
Purchaser,  the Seller and the Servicer  agree that the Existing Flow  Agreement is hereby amended and restated
in its entirety as set forth in the heading and recitals hereto and as follows:

        Definitions.

               For  purposes of this  Agreement,  the  following  capitalized  terms shall have the  respective meanings set forth below.

   Adjustable Rate Mortgage Loan:  A Mortgage Loan that contains a provision pursuant to which the Mortgage
Interest Rate is adjusted periodically.

   Adjustment Date:  As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

               Agreement:  This Amended and Restated Flow Mortgage Loan Sale and Servicing  Agreement including all exhibits, schedules, amendments and supplements hereto.

               ALTA:  The American Land Title Association or any successor thereto.

               Appraised  Value:  With respect to any Mortgaged  Property,  the lesser of (i) the value thereof as determined by a Qualified  Appraiser at the time of  origination of the Mortgage Loan, and (ii) the purchase price paid for the related  Mortgaged  Property  by the  Mortgagor  with the  proceeds  of the  Mortgage  Loan;
provided,  however,  that in the case of a Refinanced  Mortgage Loan,  such value of the Mortgaged  Property is based solely upon the value  determined by an appraisal  made for the  originator of such  Refinanced  Mortgage
Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

               Assignment  of  Mortgage:  An  individual  assignment  of the  Mortgage,  notice of  transfer or equivalent  instrument in recordable  form,  sufficient under the laws of the jurisdiction in which the related
Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

   BPP Addendum:  With respect to any BPP Mortgage Loan, a Borrowers Protection Plan® addendum to the related
Mortgage Note pursuant to which the Servicer agrees to cancel (i) certain payments of principal and interest on the related Mortgage Loan for up to twelve (12) months upon the disability or involuntary unemployment of the Mortgagor or (ii) the outstanding principal balance of such Mortgage Loan upon the accidental death of the Mortgagor, subject to the terms thereof.  When used herein, a Mortgage Loan to which such BPP Addendum relates is a BPP Mortgage Loan, to the extent not so stated.

   BPP Fees:  With respect to any BPP Mortgage Loan, any fees payable by a Mortgagor for the right to cancel any portion of principal or interest of a BPP Mortgage Loan pursuant to the terms of the related BPP
Addendum.

   BPP Mortgage Loan:  Any Mortgage Loan which includes a BPP Addendum under which the Mortgagor accepted the
Seller's Borrowers Protection Plan® and is identified on the Mortgage Loan Schedule as a BPP Mortgage Loan,
provided that such BPP Addendum has not been terminated in accordance with its terms.

   BPP Mortgage Loan Payment:  With respect to any BPP Mortgage Loan, the Monthly Covered Amount or Total
Covered Amount, if any, payable by the Servicer pursuant to Subsection 11.25.

               Business  Day:  Any day other than a Saturday or Sunday,  or a day on which  banking and savings and loan  institutions in the States of New York,  California or Virginia are authorized or obligated by law or executive order to be closed.

               Closing  Date:  The date or dates,  set forth in the related Term Sheet,  on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell the Mortgage  Loans  identified on the related Mortgage Loan Schedule attached thereto.

               CLTA:  The California Land Title Association or any other successor thereto.

               Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

               Condemnation  Proceeds:  All  awards,  compensation  and  settlements  in  respect  of a  taking
(whether  permanent  or  temporary)  of all or part  of a  Mortgaged  Property  by  exercise  of the  power  of condemnation  or the right of eminent  domain,  to the extent not  required to be  released  to a Mortgagor  in accordance with the terms of the related Mortgage Loan Documents.

               Consumer  Information:  Information  including,  but not  limited to, all  personal  information about the Mortgagors that is supplied to the Seller by or on behalf of the Mortgagors.

               Convertible  Mortgage  Loan: An  Adjustable  Rate Mortgage Loan that by its terms and subject to certain  conditions  allows the Mortgagor to convert the adjustable  Mortgage  Interest Rate thereon to a fixed
Mortgage Interest Rate.
        Covered Loan:  A Mortgage Loan categorized as "Covered"  pursuant to the Standard & Poor's Glossary for
File Format for LEVELS®  Version  5.6,  Appendix E, as revised  from time to time and in effect on each related
Closing Date.

               Custodial Account:  As defined in Subsection 11.04.

               Customary Servicing Procedures:  Procedures (including collection  procedures) that the Servicer customarily  employs and exercises in servicing and administering  mortgage loans for its own account and which are in accordance with accepted  mortgage  servicing  practices of prudent lending  institutions and the Fannie
Mae Guides.

               Cut-off  Date:  With respect to each  Mortgage  Loan,  the first day of the month of the related
Closing Date as set forth in the related Term Sheet.

               Cut-off Date Principal  Balance:  The aggregate Stated Principal  Balance of the Mortgage Loans, set  forth  in the  related  Term  Sheet,  as of the  related  Cut-off  Date  which  is  determined  after  the application,  to the  reduction of  principal,  of payments of principal  due on or before the related  Cut-off
Date, whether or not collected, and of Principal Prepayments received before the related Cut-off Date.

               Deleted  Mortgage  Loan: A Mortgage Loan  replaced or to be replaced with a Substitute  Mortgage
Loan in accordance with this Agreement.

               Determination  Date:  With respect to each  Remittance  Date, the 15th day (or, if such 15th day is not a Business Day, the following Business Day) of the month in which such Remittance Date occurs.

               Due Date:  With  respect  to each  Remittance  Date,  the  first day of the month in which  such
Remittance Date occurs,  which is the day on which the Monthly Payment is due on a Mortgage Loan,  exclusive of any days of grace.

               Due Period:  With respect to each  Remittance  Date,  the period  beginning on the second day of the  month  preceding  the  month of the  Remittance  Date,  and  ending  on the  first day of the month of the
Remittance Date.

               Eligible Investments:  Any one or more of the following obligations or securities:

               direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

               (a) demand or time  deposits,  federal funds or bankers'  acceptances  issued by any  depository institution or trust company  incorporated  under the laws of the United States of America or any state thereof and subject to  supervision  and  examination  by federal  and/or  state  banking  authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term  unsecured debt  obligations  or  deposits of such  depository  institution  or trust  company at the time of such investment or contractual  commitment providing for such investment are rated in one of the two highest rating  categories  by each Rating Agency and (b) any  other demand or time deposit or  certificate  of deposit that is fully insured by the FDIC;

               repurchase  obligations  with a term not to exceed  thirty (30) days and with respect to (a) any
        security  described  in  clause (i)   above and entered  into with a  depository  institution  or trust company (acting as principal) described in clause (ii)(a) above;

               securities  bearing interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America or any state thereof that are rated in one of the two highest rating  categories  by each Rating  Agency at the time of such  investment  or  contractual  commitment providing for such investment;  provided, however, that securities issued by any particular corporation will  not be  Eligible  Investments  to the  extent  that  investments  therein  will  cause  the  then outstanding  principal amount of securities issued by such corporation and held as Eligible Investments to  exceed  10% of the  aggregate  outstanding  principal  balances  of all of the  Mortgage  Loans and
        Eligible Investments;

               commercial paper (including both non-interest-bearing  discount obligations and interest-bearing obligations  payable on demand or on a specified date not more than one year after the date of issuance thereof) which is rated in one of the two highest  rating  categories by each Rating Agency at the time of such investment;

               any other  demand,  money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               any money market funds the collateral of which consists of obligations  fully  guaranteed by the
        United  States of  America  or any  agency or  instrumentality  of the  United  States of  America  the obligations  of which are backed by the full faith and  credit of the United  States of America  (which may include repurchase  obligations secured by collateral described in clause (i)) and other securities and which money  market  funds are rated in one of the two  highest  rating  categories  by each Rating
        Agency;

               provided,  however,  that no  instrument  or security  shall be an Eligible  Investment  if such instrument  or security  evidences a right to receive only interest  payments  with respect to the  obligations underlying  such  instrument  or if such  security  provides for payment of both  principal and interest with a yield to  maturity  in excess of 120% of the yield to  maturity  at par or if such  investment  or  security is purchased at a price greater than par.

               Escrow Account:  As defined in Subsection 11.06.

               Escrow Payments:  The amounts  constituting ground rents, taxes,  assessments,  Primary Mortgage
Insurance Policy premiums,  fire and hazard insurance premiums,  flood insurance premiums,  condominium charges and other  payments  as may be required to be escrowed  by the  Mortgagor  with the  Mortgagee  pursuant to the terms of any Mortgage Note or Mortgage.

               Event of Default:  Any one of the conditions or circumstances enumerated in Subsection 13.01.

               Fannie Mae:  The entity  formerly  known as the Federal  National  Mortgage  Association  or any
successor thereto.

               Fannie Mae Guides:  The Fannie Mae Sellers'  Guide and the Fannie Mae  Servicers'  Guide and all
amendments or additions thereto.

               FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

               Fidelity  Bond:  The  fidelity  bond  required  to be  obtained  by  the  Servicer  pursuant  to
Subsection 11.12.

               FIRREA: The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as amended and in effect from time to time.

               First  Remittance  Date:  With respect to each Mortgage  Loan Package,  the 18th day (or if such
18th day is not a Business Day, the Business Day  immediately  following such 18th day) of the month  following the related Closing Date.

               Freddie Mac: The entity  formerly  known as the Federal Home Loan  Mortgage  Corporation  or any
successor thereto.

               Freddie Mac Guide:  The Freddie Mac Single Family  Seller/Servicer  Guide and all  amendments or additions thereto.

               GAAP:  Generally accepted accounting principles consistently applied.

               Gross Margin:  With respect to each Adjustable Rate Mortgage Loan, the fixed  percentage  amount set forth in each  related  Mortgage  Note and Mortgage  which is added to the Index in order to determine  the related Mortgage Interest Rate.
        High Cost Loan:  A Mortgage  Loan  classified  as (a) a "high cost" loan under the Home  Ownership  and
Equity  Protection  Act of 1994, as amended,  (b) a "high cost home,"  "threshold,"  "covered"  (excluding  New
Jersey  "covered  home  loans" as that term is defined in clause (i) of the  definition  of that term under the
New Jersey Home  Ownership  Security Act of 2002 (as amended)  that were not  originated  between  November 26,
2003 and July 7,  2004),  "high risk  home,"  "predatory"  or similar  loan under any other  applicable  state, federal or local law or (c) a Mortgage  Loan  categorized  as "High  Cost"  pursuant  to the  Standard & Poor's
Glossary  for File Format for LEVELS®  Version  5.6,  Appendix E, as revised from time to time and in effect on each related Closing Date.

               HUD:  The United States Department of Housing and Urban Development or any successor thereto.

               Index:  With respect to any Adjustable Rate Mortgage Loan, the index  identified on the Mortgage
Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating interest thereon.

               Initial Rate Cap: As to each  Adjustable  Rate Mortgage Loan,  the maximum  increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

               Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

               Lifetime Rate Cap: As to each  Adjustable  Rate Mortgage  Loan,  the maximum  Mortgage  Interest
Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

               Liquidation  Proceeds:  The proceeds  received in connection with the liquidation of a defaulted
Mortgage Loan through  trustee's sale,  foreclosure sale or otherwise,  other than amounts  received  following the acquisition of REO Property, Insurance Proceeds and Condemnation Proceeds.

               Loan-to-Value  Ratio:  With respect to any Mortgage  Loan as of any date of  determination,  the ratio,  expressed as a percentage,  on such date of the outstanding  principal balance of the Mortgage Loan, to the Appraised Value of the related Mortgaged Property.

               LTV:  Loan-to-Value Ratio.

   Monthly Covered Amount:  With respect to any BPP Mortgage Loan, the amount of any principal and interest due by a Mortgagor and cancelled for any month pursuant to the terms of the related BPP Addendum upon the disability or involuntary unemployment of such Mortgagor.

               Monthly  Payment:  With respect to any Mortgage  Loan,  the  scheduled  payment of principal and interest  payable by a  Mortgagor  under the related  Mortgage  Note on each Due Date,  which such  payment may change on any Adjustment  Date as provided in the related  Mortgage Note and Mortgage for any  Adjustable  Rate
Mortgage Loan.

               Mortgage:  The  mortgage,  deed of  trust  or  other  instrument  creating  a first  lien on the
Mortgaged Property securing the Mortgage Note.

               Mortgage File:  With respect to any Mortgage Loan, the items listed in Exhibit 2  hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

               Mortgage  Interest  Rate:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such  Mortgage  Loan from time to time in accordance  with the  provisions  of the related  Mortgage
Note,  including,  but not limited to, the  limitations  on such interest rate imposed by the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap, if any.

               Mortgage  Loan:  Each mortgage loan sold,  assigned and  transferred  pursuant to this Agreement and  identified  on the  Mortgage  Loan  Schedule  annexed  to  the  related  Term  Sheet,  including,  without
limitation,   the  Mortgage  File,  the  Monthly  Payments,   Principal   Prepayments,   Liquidation  Proceeds,
Condemnation Proceeds,  Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits,  proceeds and obligations arising from or in connection with such mortgage loan.

               Mortgage Loan  Documents:  With respect to any Mortgage Loan, the documents  listed in Exhibit 1 hereto.

               Mortgage  Loan  Package:  The pool or group of whole  loans  purchased  on a  Closing  Date,  as described in the Mortgage Loan Schedule annexed to the related Term Sheet.

               Mortgage Loan  Remittance  Rate:  With respect to any Mortgage Loan, the annual rate of interest payable to the  Purchaser,  which  shall be equal to the  related  Mortgage  Interest  Rate  minus the  related
Servicing Fee Rate.

               Mortgage Loan  Schedule:  With respect to each  Mortgage Loan Package,  the schedule of Mortgage
Loans annexed to the related Term Sheet (and delivered in electronic  format to the  Purchaser),  such schedule as setting forth the following  information  with respect to each Mortgage Loan:  (1) the  Servicer's  Mortgage
Loan identifying  number;  (2) a code indicating  whether the Mortgaged  Property is  owner-occupied,  a second home or an investment property;  (3) the property type for each Mortgaged Property;  (4) the original months to maturity  and the  remaining  months  to  maturity  from  the  Cut-off  Date;  (5) the  Loan-to-Value  Ratio at origination;  (6) the  Mortgage  Interest Rate as of the Cut-off Date;  (7) the date on which the first Monthly
Payment was due on the  Mortgage  Loan,  and, if such date is not the Due Date  currently  in effect,  such Due
Date;  (8) the stated  maturity date;  (9) the amount of the Monthly  Payment as of the Cut-off Date;  (10) the
paid-through date;  (11) the original principal amount of the Mortgage Loan;  (12) the Stated Principal Balance
of the Mortgage Loan as of the close of business on the Cut-off Date;  (13) the  Mortgage Loan  Remittance Rate
as of the Cut-off Date;  (14) a code  indicating the purpose of the Mortgage Loan;  (15) a code  indicating the documentation  style;  (16) the  Appraised Value;  (17) the identity of the Seller;  (18) the street address of the  Mortgaged  Property,  including  the city,  state  and zip  code;  (19) the  number  of times  during  the twelve (12)  month period  preceding  the Closing  Date that any Monthly  Payment has been  received  more than thirty (30)  days after its Due Date;  (20) a code indicating  whether or not the Mortgage Loan is subject to a
Primary  Mortgage  Insurance  Policy;  (21) the  date on which the Mortgage  Loan was  originated;  (22) a code indicating  whether the Mortgage  contains a prepayment  penalty  provision  together with the type and term of such penalty;  (23) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;  (24) with respect to each  Adjustable  Rate Mortgage Loan, the Lifetime Rate Cap; (25) with respect to each Adjustable Rate Mortgage
Loan,  the Periodic Rate Cap; (26) with respect to each  Adjustable  Rate Mortgage  Loan, the Initial Rate Cap;
(27) with respect to each  Adjustable  Rate Mortgage  Loan,  the  Adjustment  Date;  (28) with  respect to each
Adjustable  Rate  Mortgage  Loan,  a code  indicating  the type of Index;  (29) a code  indicating  whether the
Mortgage  Loan has a mandatory  arbitration  clause and (30) a code  indicating  whether the Mortgage Loan is a
BPP Mortgage  Loan.  With respect to the Mortgage  Loans on the Mortgage  Loan Schedule in the  aggregate,  the
Mortgage Loan Schedule  shall set forth the following  information,  as of the Cut-off Date:  (i) the number of
Mortgage Loans;  (ii) the Cut-off Date Principal Balance;  (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans;  (iv) the weighted  average months to maturity of the Mortgage  Loans;  (v) with respect to each  Adjustable  Rate Mortgage  Loan,  the weighted  average  Lifetime Rate Cap; and (vi) with respect to each
Adjustable Rate Mortgage Loan, the weighted average Gross Margin.

               Mortgage  Note: The original  executed note or other evidence of the Mortgage Loan  indebtedness of a Mortgagor, including any riders or addenda thereto.

               Mortgaged  Property:  The Mortgagor's  real property  securing  repayment of a related  Mortgage
Note,  consisting  of a fee simple  interest in a single  parcel of real  property  improved  by a  Residential
Dwelling.

               Mortgagee:  The mortgagee or  beneficiary  named in the Mortgage and the  successors and assigns of such mortgagee or beneficiary.

               Mortgagor:  The obligor on a Mortgage  Note,  who is an owner of the Mortgaged  Property and the grantor or mortgagor  named in the  Mortgage  and such  grantor's  or  mortgagor's  successors  in title to the
Mortgaged Property.

               NAIC:  The National Association of Insurance Commissioners or any successor organization.

               Officer's  Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the  Board,  a  President  or a Vice  President  of the  Person on behalf  of whom  such  certificate  is being delivered.

               Opinion of Counsel:  A written  opinion of counsel,  who may be an employee of the Seller or the
Servicer, reasonably acceptable to the Purchaser.

               OTS:  The Office of Thrift Supervision or any successor.

               P&I Advance:  As defined in Subsection 11.17.

   Periodic Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the
Mortgage Interest Rate, on any Adjustment Date as provided in the related Mortgage Note.

               Person:  An  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited  liability  company,  trust,  unincorporated  organization  or  government  or any  agency or political subdivision thereof.

               Primary Mortgage  Insurance  Policy: A policy of primary mortgage  guaranty  insurance issued by an insurer acceptable to Fannie Mae or Freddie Mac.

               Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan which is received in advance of its scheduled  Due Date that is not  accompanied  by an amount of interest  representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               Purchase  Price:  The price paid on the  related  Closing  Date by the  Purchaser  to the Seller pursuant to this Agreement in exchange for the Mortgage  Loans  included in the related  Mortgage Loan Package, as calculated pursuant to Section 4 and the related Term Sheet.

               Purchase  Price  Percentage:  For each Mortgage  Loan  included in a Mortgage Loan Package,  the percentage  of par set forth in the related  Term Sheet that is used to  calculate  the  Purchase  Price of the
Mortgage Loans included in such Mortgage Loan Package.

               Purchaser:  The Person listed as such in the initial paragraph of this Agreement,  together with its successors and assigns as permitted under the terms of this Agreement.

               Qualified  Appraiser:  An appraiser of a Mortgaged  Property duly appointed by the originator of the related Mortgage Loan, who had no interest,  direct or indirect,  in such Mortgaged Property or in any loan made on the  security  thereof,  whose  compensation  is not  affected by the  approval or  disapproval  of the related  Mortgage  Loan  and who met  the  qualifications  of  Fannie  Mae or  Freddie  Mac and  satisfied  the requirements of Title XI of FIRREA.

               Rating Agency:  Moody's Investors Service,  Inc.,  Standard & Poor's Ratings Service, a Division
of The McGraw-Hill  Companies,  Inc., Fitch, Inc. or any other nationally recognized  statistical credit rating agency.

               Record Date:  The close of business of the last  Business Day of the month  preceding  the month of the related Remittance Date.

               Refinanced  Mortgage  Loan: A Mortgage  Loan the proceeds of which were not used to purchase the related Mortgaged Property.

               Remittance  Date:  The 18th day (or if such 18th day is not a Business  Day, the first  Business
Day immediately following such 18th day) of any month, beginning with the First Remittance Date.

               REO Disposition:  The final sale by the Servicer or the Purchaser of an REO Property.

               REO Disposition  Proceeds:  All amounts received with respect to an REO Disposition  pursuant to
Subsection 11.13.

               REO Property:  A Mortgaged  Property  acquired by the Servicer  through  foreclosure  or deed in lieu of foreclosure, as described in Subsection 11.13.

               Repurchase  Price:  With  respect  to any  Mortgage  Loan,  an amount  equal to  (A) the  Stated
Principal  Balance  of such  Mortgage  Loan as of the  date of  repurchase  plus  (B) interest  on such  Stated
Principal  Balance at the Mortgage  Loan  Remittance  Rate from and  including  the last Due Date through which interest  has been paid on behalf of the  Mortgagor  or advanced by the  Servicer to the day prior to such date of  repurchase,  less  amounts  received  in respect of such  repurchased  Mortgage  Loan for  distribution  in connection with such Mortgage Loan;  provided,  however,  that if at the time of repurchase the Servicer is not the Seller or an affiliate of the Seller,  the amount  described in clause (B)  shall be computed at the sum of
(i) the Mortgage Loan Remittance Rate and (ii) the Servicing Fee Rate.

               Residential  Dwelling:  Any one of the following:  (i) a detached  one-family  dwelling,  (ii) a detached two- to  four-family  dwelling,  (iii) a one-family  dwelling unit in a condominium  project or (iv) a one-family  dwelling in a planned unit  development,  none of which is a  cooperative,  mobile or  manufactured home.

               Sarbanes   Certifying  Party:  A  Person  who  provides  a  certification   required  under  the
Sarbanes-Oxley Act of 2002 in connection with a Securitization or other securitization transaction.

               Securities:  The  securities  issued in connection with a Securitization  evidencing  beneficial ownership interests in a trust the assets of which include the Mortgage Loans.

               Securitization:  The  transfer  of the  Mortgage  Loans to a trust  formed as part of a publicly issued and/or privately placed, rated securitization, including the issuance of the related Securities.

               Seller:  Bank  of  America,  National  Association,  a  national  banking  association,  or  its successor in interest or any successor to the Seller under this Agreement appointed as herein provided.

               Servicer:  Bank of  America,  National  Association,  a  national  banking  association,  or its successor in interest or any successor to the Servicer under this Agreement appointed as herein provided.

               Servicing  Advances:  All customary,  reasonable and necessary  out-of-pocket costs and expenses incurred in the performance by the Servicer of its servicing  obligations,  including,  but not limited to, the cost of (a) the  preservation,  restoration and protection of the Mortgaged  Property,  (b) any  enforcement or judicial proceedings,  including foreclosures,  (c) the management and liquidation of the Mortgaged Property if the Mortgaged  Property is acquired in  satisfaction  of the Mortgage,  and  (d) payments  made by the Servicer with respect to a Mortgaged Property pursuant to Subsection 11.08.

               Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser shall pay to the  Servicer,  which  shall,  for each  month,  be equal to  one-twelfth  of the  product  of the applicable  Servicing  Fee Rate and the Stated  Principal  Balance  of such  Mortgage  Loan.  Such fee shall be payable  monthly,  computed on the basis of the same principal  amount and period  respecting which any related interest  payment on a Mortgage Loan is computed.  The  obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion  (including  recoveries with respect to interest from
Liquidation  Proceeds and other  proceeds,  to the extent  permitted by  Subsection 11.05)  of related  Monthly
Payments collected by the Servicer, or as otherwise provided under Subsection 11.05.

               Servicing  Fee Rate:  With respect to each  Mortgage  Loan,  the per annum rate set forth on the related Mortgage Loan Schedule or if not specified thereon, in the related Term Sheet.

               Servicing  Officer:   Any  officer  of  the  Servicer  involved  in,  or  responsible  for,  the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears on a list of  servicing  officers furnished to the Purchaser by the Servicer, as such list may be amended from time to time.

               Stated  Principal  Balance:  As to each Mortgage Loan as to any date of  determination,  (i) the principal  balance of the  Mortgage  Loan at the related  Cut-off  Date after  giving  effect to the  principal portion of any Monthly Payments due on or before such date,  whether or not received,  as well as any Principal
Prepayments  received before such date,  minus (ii) all  amounts  previously  distributed to the Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

               Substitute  Mortgage  Loan: A mortgage  loan  substituted  by the Seller for a Deleted  Mortgage
Loan  which  must,  on the date of such  substitution,  be  approved  by the  Purchaser  and  (i) have a Stated
Principal  Balance,  after  deduction  of the  principal  portion of the  Monthly  Payment  due in the month of substitution,  not in excess of, and not materially  greater or less than, the Stated Principal  Balance of the
Deleted  Mortgage  Loan;  (ii) have  a Mortgage  Interest  Rate  equal to that of the  Deleted  Mortgage  Loan;
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;  (iv) have a remaining term to  maturity  not  greater  than (and not more than one year less  than)  that of the  Deleted  Mortgage  Loan;
(v) comply with each representation and warranty set forth in  Subsection 7.01;  (vi) be current in the payment of principal and interest;  (vii) be  secured by a Mortgaged  Property of the same type and occupancy status as secured the Deleted  Mortgage  Loan;  and  (viii) have  payment terms that do not vary in any material  respect from those of the Deleted Mortgage Loan.

               Term Sheet:  With respect to each  Mortgage  Loan and  Mortgage  Loan  Package,  the Term Sheet,
substantially in the form of Exhibit 6 attached  hereto,  confirming the sale by Seller and the purchase by the
Purchaser of the Mortgage Loan Package on the related Closing Date.

   Total Covered Amount:  With respect to any BPP Mortgage Loan, the outstanding principal balance of the
Mortgage Loan cancelled pursuant to the terms of the related BPP Addendum upon the accidental death of the related Mortgagor.

               Underwriting  Guidelines:  The underwriting guidelines of the Seller attached hereto as Exhibit
3, as may be  updated  and  incorporated  into  Exhibit 3 from time to time by  providing  such  updates to the
Purchaser.  To be applicable to a given Mortgage Loan and Mortgage Loan Package  purchased and sold  hereunder, such updates shall be provided to the Purchaser in advance of the related Closing Date.

        Purchase and Conveyance.

               The Seller,  in exchange for the payment of the  applicable  Purchase  Price by the Purchaser on the related  Closing  Date,  hereby agrees to sell,  transfer,  assign,  set over and convey to the  Purchaser, without recourse,  but subject to the terms of this Agreement,  all of its rights, title and interest in and to the Mortgage  Loans in a Mortgage Loan Package  having an aggregate  principal  balance on the related  Cut-off
Date in an amount as set forth in the related Term Sheet,  or in such other  amount as agreed by the  Purchaser and the Seller as evidenced by the actual  aggregate  principal  balance of the Mortgage Loan Package  accepted by the Purchaser on the related  Closing  Date,  together  with the related  Mortgage  Files and all rights and obligations arising under the documents contained therein, but excluding any BPP Fees.

               With  respect to each  Mortgage  Loan  purchased,  the  Purchaser  shall own and be  entitled to receive:  (a) all  scheduled  principal due after the applicable  Cut-off Date,  (b) all other payments  and/or recoveries  of  principal  collected  on or after the  applicable  Cut-off Date  (provided,  however,  that all scheduled  payments of principal  due on or before the  applicable  Cut-off Date and  collected by the Servicer after the  applicable  Cut-off Date shall belong to the Seller),  (c) all  payments of interest on the Mortgage
Loans net of the  Servicing  Fee (minus that  portion of any such  interest  payment  that is  allocable to the period prior to the  applicable  Cut-off Date) and (d) all BPP Mortgage  Loan Payments  payable by the Servicer pursuant to  Subsection  11.25 with  respect to  scheduled  principal  and  interest  due after the  applicable
Cut-off Date.

        Mortgage Loan Schedule.

               The Seller shall deliver the Mortgage  Loan Schedule  (which will be annexed to the related Term
Sheet) to the Purchaser at least two (2) Business Days prior to the related Closing Date.

        Purchase Price.

               The Purchase  Price for each  Mortgage  Loan  Package  shall be the  Purchase  Price  Percentage multiplied  by an amount equal to the Cut-off Date  Principal  Balance of the Mortgage  Loans in such  Mortgage
Loan  Package,  or as otherwise  calculated  pursuant to the related Term Sheet,  plus accrued  interest on the aggregate  scheduled  principal  balance of the Mortgage  Loan Package at the weighted  average  Mortgage  Loan
Remittance Rate from the related  Cut-off Date through the day  immediately  prior to the related Closing Date, inclusive.  The initial  principal  amount of the Mortgage  Loans shall be the aggregate  principal  balance of the Mortgage  Loans,  so computed as of the related Cut-off Date,  after  application of scheduled  payments of principal due on or before the related  Cut-off Date,  whether or not collected.  Such payment shall be made to the account  designated  by the Seller by wire transfer of  immediately  available  funds by 4:00 p.m.  Eastern
Standard Time on the related Closing Date.

        Examination of Mortgage Files.

               In addition to any rights  granted to the Purchaser  hereunder to underwrite  the Mortgage Loans and review the Mortgage  Loan  Documents  prior to the related  Closing Date,  the Seller  shall,  prior to the related  Closing Date,  make the Mortgage  Files  available to the Purchaser  for  examination  at the Seller's offices.  Such  examination  may be made by the Purchaser or its designee,  at its expense,  at any  reasonable time before the related  Closing Date.  Such  underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its  successors  under this  Agreement  with respect to a breach of the  representations  and  warranties  contained  in this  Agreement.  The fact  that the  Purchaser  or its designee has  conducted  or has failed to conduct any partial or complete  examination  of the  Mortgage  Files shall not affect the  Purchaser's  or any of its  successors'  rights to demand  repurchase  or other relief or remedy provided for in this Agreement.

        Delivery of Mortgage Loan Documents.

        Possession of Mortgage Files.

               The  contents of each  Mortgage  File  required  to be  retained by the  Servicer to service the
Mortgage  Loans  pursuant to this  Agreement  and thus not  delivered to the  Purchaser or its designee are and shall be held in trust by the Servicer for the benefit of the Purchaser as the owner  thereof.  The  Servicer's possession  of any portion of each such  Mortgage  File is at the will of the Purchaser for the sole purpose of facilitating  servicing of the Mortgage Loans pursuant to this Agreement,  and such retention and possession by the Servicer  shall be in a custodial  capacity  only.  The ownership of each Mortgage  Note,  Mortgage and the contents of each Mortgage  File is vested in the Purchaser and the ownership of all records and documents  with respect to the related  Mortgage  Loan  prepared by or which come into the  possession  of the  Servicer  shall immediately  vest in the Purchaser and shall be retained and maintained,  in trust, by the Servicer at the will of the Purchaser in such  custodial  capacity  only. The Mortgage File retained by the Servicer with respect to each Mortgage Loan pursuant to this Agreement  shall be  appropriately  identified in the  Servicer's  computer system to reflect  clearly the ownership of such related  Mortgage Loan by the  Purchaser.  The Servicer  shall release  from its custody the  contents  of any  Mortgage  File  retained  by it only in  accordance  with this
Agreement,  except when such release is required in  connection  with a repurchase  of any such  Mortgage  Loan pursuant to  Subsection 7.03  of this  Agreement  or if  required  under  applicable  law or court  order.  The
Servicer  shall deliver to the Purchaser  copies of any  documents in a Mortgage File  reasonably  requested by the Purchaser within thirty (30) days after the date of such request, at the expense of the Purchaser.

        Books and Records.

               All rights arising out of the Mortgage Loans  including,  but not limited to, all funds received by the  Servicer  after the Cut-off  Date on or in  connection  with a Mortgage  Loan as provided in  Section 2 shall be vested in the Purchaser,  subject to this Agreement;  provided,  however, that all such funds received on or in connection  with a Mortgage  Loan as provided in Section 2  shall be received and held by the Servicer in trust for the benefit of the  Purchaser  as the owner of the  Mortgage  Loans  pursuant to the terms of this
Agreement.

               As more fully set forth in  Section 20,  it is the express  intention  of the  parties  that the transactions  contemplated  by this  Agreement  be, and be construed  as, a sale of the  Mortgage  Loans by the
Seller  and not a pledge  of the  Mortgage  Loans by the  Seller  to the  Purchaser  to  secure a debt or other obligation  of the Seller.  Consequently,  the sale of each  Mortgage  Loan shall be reflected as a purchase on the  Purchaser's  business  records,  tax  returns  and  financial  statements,  and as a sale of assets on the
Seller's business records, tax returns and financial statements.

        Delivery of Mortgage Loan Documents.

   With respect to each Mortgage Loan, the Seller shall deliver and release to the Purchaser, or its designee, under a bailee letter, (a) at least two (2) Business Days prior to the related Closing Date (or such later date as the Purchaser may reasonably request), the original Mortgage Note endorsed in blank and the original
Assignment of Mortgage assigned in blank and (b) the other Mortgage Loan Documents within a reasonable time following the related Closing Date.  To the extent that any such Mortgage Loan Documents have been delivered for recording and have not yet been returned to the Seller by the applicable recording office, the Seller shall, promptly following receipt by it of such Mortgage Loan Documents from the applicable recording office, deliver such documents to the Purchaser or its designee; provided, however, that the original recorded document or a clerk-certified copy thereof shall be delivered to the Purchaser no later than one year following the related Closing Date, subject to the following paragraph.

               In the event  that such  original  or copy of any  document  submitted  for  recordation  to the appropriate  public  recording  office is not so  delivered to the  Purchaser  or its designee  within one year following  the  related  Closing  Date,  and in the event that the  Seller  does not cure such  failure  within sixty (60) days after receipt of written notification of such failure from the Purchaser,  the related Mortgage
Loan  shall,  upon the  request of the  Purchaser,  be  repurchased  by the Seller at a price and in the manner specified in  Subsection 7.03.  The  foregoing  repurchase  obligation  shall not apply in the event the Seller cannot cause the Servicer to deliver  such  original or  clerk-certified  copy of any  document  submitted  for recordation to the appropriate  public  recording  office within the specified  period due to a delay caused by the  recording  office in the  applicable  jurisdiction;  provided  that the Seller  shall  cause the  Servicer instead  to  deliver a  recording  receipt  of such  recording  office  or, if such  recording  receipt  is not available,  an Officer's Certificate of a servicing officer of the Servicer,  confirming that such document has been accepted for recording and that the Servicer shall  immediately  deliver such document upon receipt;  and, provided  further,  that if the Seller  cannot cause the Servicer to deliver such  original or  clerk-certified copy of any  document  submitted  for  recordation  to the  appropriate  public  recording  office  within  the specified time for any reason within twelve (12)  months after receipt of written  notification of such failure from the  Purchaser,  the Seller  shall  repurchase  the related  Mortgage  Loan at the price and in the manner specified in Subsection 7.03.

               To the extent  received by it, the Servicer  shall  promptly  forward to the  Purchaser,  or its designee,  original  documents  evidencing  an  assumption,  modification,  consolidation  or  extension of any
Mortgage Loan entered into in accordance with this Agreement.

         Representations, Warranties and Covenants; Remedies for Breach.

        Representations and Warranties Regarding Individual Mortgage Loans.

               The Seller and, solely if specified  below,  the Servicer,  hereby  represent and warrant to the
Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

               The  information  set forth in the Mortgage Loan Schedule  annexed to the related Term Sheet and the information  contained in the related electronic data file delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

               There are no defaults by the Seller,  the Servicer or any prior originator in complying with the terms of the Mortgage,  and all taxes,  ground rents,  governmental  assessments,  insurance  premiums, leasehold payments,  water, sewer and municipal charges which previously became due and owing have been paid,  or escrow funds have been  established  in an amount  sufficient  to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

               The terms of the  Mortgage  Note and the Mortgage  have not been  impaired,  waived,  altered or modified in any  respect,  except by written  instruments  which have been  recorded in the  applicable public  recording office required by law or if necessary to maintain the lien priority of the Mortgage, and which have been  delivered  to the  Purchaser;  the  substance of any such  waiver,  alteration  or modification has been approved by the insurer under the Primary Mortgage  Insurance Policy, if any, and by the title insurer,  to the extent  required by the related  policy,  and is reflected on the related
        Mortgage Loan Schedule.  No other  instrument of waiver,  alteration or modification has been executed, and no Mortgagor  has been  released,  in whole or in part,  except in  connection  with an  assumption agreement  approved by the insurer  under the Primary  Mortgage  Insurance  Policy,  if any, and by the
        title insurer,  to the extent required by the policy,  and which assumption  agreement is a part of the
        Mortgage File and is reflected on the related Mortgage Loan Schedule.

               The  Mortgage  Note and the  Mortgage  are not  subject  to any  right of  rescission,  set-off, counterclaim or defense,  including,  without limitation,  the defense of usury, nor will the operation of any of the terms of the Mortgage  Note and the  Mortgage,  or the exercise of any right  thereunder, render either the Mortgage Note or the Mortgage  unenforceable,  in whole or in part, or subject to any right of rescission,  set-off,  counterclaim or defense, including,  without limitation, the defense of usury,  and no such right of  rescission,  set-off,  counterclaim  or defense  has been  asserted  with respect  thereto;  and the Mortgagor was not a debtor in any state or federal  bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.

               All buildings or other customarily insured  improvements upon the Mortgaged Property are insured by an insurer generally  acceptable to Fannie Mae and to prudent mortgage lending  institutions against loss by fire,  hazards of extended  coverage  and such other  hazards as are provided for in the Fannie
        Mae Guides as well as all additional  requirements  set forth herein,  pursuant to an insurance  policy conforming to the requirements of Customary  Servicing  Procedures and providing  coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged  Property or (ii) the  outstanding principal  balance  owing on the  Mortgage  Loan.  All such  insurance  policies  are in full force and effect and  contain a standard  mortgagee  clause  naming the  originator  of the  Mortgage  Loan,  its successors  and  assigns  as  mortgagee  and all  premiums  thereon  have been paid.  If the  Mortgaged
        Property  is in an area  identified  on a flood  hazard map or flood  insurance  rate map issued by the
        Federal Emergency  Management Agency as having special flood hazards (and such flood insurance has been made available),  a flood insurance  policy meeting the  requirements of the current  guidelines of the
        Federal  Insurance  Administration is in effect which policy conforms to the requirements of Fannie Mae or Freddie Mac. The Mortgage  obligates the Mortgagor  thereunder to maintain all such insurance at the
        Mortgagor's  cost and expense,  and on the Mortgagor's  failure to do so,  authorizes the holder of the
        Mortgage to maintain  such  insurance  at the  Mortgagor's  cost and expense and to seek  reimbursement therefor from the Mortgagor.

               Any and all  requirements  of any federal,  state or local law  including,  without  limitation, usury, truth in lending, real estate settlement  procedures,  consumer credit protection,  equal credit opportunity,  fair housing or  disclosure  laws  applicable  to the  origination  and  servicing of the
        Mortgage Loans have been complied  with.  None of the Mortgage Loans are (i) Covered Loans or (ii) High
        Cost Loans.  The Servicer  maintains,  and shall  maintain,  evidence of such compliance as required by applicable  law or regulation  and shall make such evidence  available for inspection at the Servicer's office during normal business hours upon reasonable advance notice.

               The Mortgage has not been satisfied,  canceled,  subordinated or rescinded,  in whole or in part
        (other than as to Principal  Prepayments  in full which may have been  received on or after the related
        Cut-off Date and prior to the related Closing Date),  and the Mortgaged  Property has not been released from the lien of the Mortgage,  in whole or in part,  nor has any  instrument  been executed that would effect any such satisfaction,  cancellation,  subordination,  rescission or release. Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's  failure to perform such action would cause the Mortgage  Loan to be in default,  and neither the Seller nor the
        Servicer has waived any default.

               The  Mortgage  is a valid,  existing,  perfected  and  enforceable  first lien on the  Mortgaged
        Property,  including all improvements on the Mortgaged Property,  free and clear of all adverse claims, liens and encumbrances  having priority over the lien of the Mortgage,  subject only to (i) the lien of current real property taxes and  assessments  not yet due and payable,  (ii) covenants,  conditions and restrictions,  rights  of way,  easements  and other  matters  of the  public  record as of the date of recording  being  acceptable to mortgage  lending  institutions  generally and either  (A) specifically referred to in the  lender's  title  insurance  policy,  if any,  delivered  to the  originator  of the
        Mortgage Loan or (B) which do not adversely  affect the Appraised  Value of the Mortgaged  Property and
        (iii) other  matters to which like properties are commonly  subject which do not individually or in the aggregate  materially  interfere  with the  benefits  of the  security  intended  to be provided by the
        Mortgage or the use, enjoyment,  value or marketability of the related Mortgaged Property. Any security agreement,  chattel  mortgage or equivalent  document  related to and delivered in connection  with the
        Mortgage Loan establishes and creates a valid,  existing and enforceable  first lien and first priority security  interest  on the  property  described  therein  and the Seller has the full right to sell and assign the same to the Purchaser.

               The  Mortgage  Note and the related  Mortgage  are  original  and genuine and each is the legal, valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its
        terms  except  as  enforceability   may  be  limited  by   (i) bankruptcy,   insolvency,   liquidation,
        receivership,  moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general  principles of equity,  whether  enforcement is sought in a proceeding in equity  or at law  and  the  Seller  has  taken  all  action  necessary  to  transfer  such  rights  of enforceability to the Purchaser.

               All  parties to the  Mortgage  Note and the  Mortgage  had the legal  capacity to enter into the
        Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage,  and the Mortgage Note and
        the Mortgage have been duly and properly  executed by such  parties.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

               The  proceeds  of the  Mortgage  Loan have been  fully  disbursed  to or for the  account of the
        Mortgagor and there is no obligation for the Mortgagee to advance  additional  funds thereunder and any and all  requirements as to completion of any on-site or off-site  improvement and as to  disbursements of any escrow funds therefor have been complied with. All costs,  fees and expenses  incurred in making or closing the Mortgage  Loan and the  recording of the Mortgage  have been paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due to the  Mortgagee  pursuant to the Mortgage  Note or Mortgage.

               The Seller and all other  parties which have had any interest in the Mortgage  Loan,  whether as mortgagee,  assignee,  pledgee or otherwise, are (or, during the period in which they held and disposed of such  interest,  were) in  compliance  with any and all  applicable  "doing  business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (i) With  respect  to each  Mortgage  Loan,  the  Mortgage  Loan is  covered  by an ALTA or CLTA lender's title  insurance  policy,  acceptable to Fannie Mae or Freddie Mac,  issued by a title insurer acceptable  to Fannie Mae or Freddie Mac and  qualified  to do business in the  jurisdiction  where the
        Mortgaged Property is located,  insuring (subject to the exceptions contained in (h)(i), (ii) and (iii)
        above) the Seller,  its  successors  and assigns as to the first  priority  lien of the Mortgage in the original  principal amount of the Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan, against  any loss by  reason of the  invalidity  or  unenforceability  of the lien  resulting  from the provisions of the Mortgage  providing for adjustment in the Mortgage  Interest Rate or Monthly Payment,
        (ii) with respect to certain  Refinanced  Mortgage Loans, a title search has been doing showing no lien
        (other than the exceptions  contained in (h)(i), (ii) or (iii) above) on the related Mortgaged Property senior to the lien of the Mortgage  [or (iii) in the case of any  Mortgage  Loan secured by a Mortgaged
        Property  located in a jurisdiction  where title  insurance  policies are generally not  available,  an opinion of counsel of the type customarily  rendered in such jurisdiction in lieu of title insurance is instead  received.] For each Mortgage Loan covered by a title insurance policy,  (i) the Seller and its successors  and assigns  are the sole  insureds  of such  lender's  title  insurance  policy,  and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the  consummation of the  transactions  contemplated by this Agreement and will inure to the benefit of the  Purchaser  and its  assigns  without  any further act and (ii) no claims have been made under such lender's title insurance policy, and the Seller has not done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy.

               Other than  Mortgage  Loans  delinquent  fewer than thirty  (30) days as of the related  Cut-off
        Date, there is no default,  breach,  violation or event of acceleration  existing under the Mortgage or the Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration  of any  grace  or cure  period,  would  constitute  a  default,  breach,  violation  or  event  permitting acceleration,  and neither the Seller nor the  Servicer has waived any  default,  breach,  violation or event permitting acceleration.

               There are no  mechanics'  or similar  liens or claims filed for work,  labor or material (and no rights are  outstanding  that under law could give rise to such lien)  affecting the related  Mortgaged
        Property  which are or may be liens  prior to, or equal or  coordinate  with,  the lien of the  related
        Mortgage.

               All  improvements  which were  considered  in  determining  the  Appraised  Value of the related
        Mortgaged  Property lay wholly within the  boundaries and building  restriction  lines of the Mortgaged
        Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               The Mortgage Loan was originated by a commercial  bank or similar banking  institution  which is supervised and examined by a federal or state  authority,  or by a mortgagee  approved by the Secretary of HUD.

               Principal  payments  on the  Mortgage  Loan  commenced  no more than  sixty  (60) days after the proceeds of the Mortgage Loan were  disbursed.  The Mortgage Loans  identified on the related  Mortgage
        Loan  Schedule  have an original  term to maturity  of not more than thirty (30) years,  with  interest payable in arrears on the first day of the month.  As to each  Adjustable  Rate Mortgage  Loan, on each applicable  Adjustment Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the Index plus the  applicable  Gross  Margin,  rounded up or down as provided in the  Mortgage  Note;  provided, however,  that the Mortgage  Interest  Rate will not increase or decrease by more than the Initial Rate
        Cap on the first  Adjustment Date or the Periodic Rate Cap on any subsequent  Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note  evidencing a Mortgage Loan other than an
        Adjustable  Rate Mortgage Loan requires a Monthly  Payment which is sufficient to amortize the original principal  balance  fully over the original  term  thereof and to pay interest at the related  Mortgage
        Interest  Rate.  Each  Mortgage Note  evidencing  an  Adjustable  Rate Mortgage Loan requires a Monthly
        Payment  which is  sufficient  (i) during  the period  prior to the first  adjustment  to the  Mortgage
        Interest Rate, to amortize the original  principal  balance fully over the original term thereof and to pay  interest  at the  related  Mortgage  Interest  Rate,  and (ii)  during the period  following  each
        Adjustment  Date,  to amortize  the  outstanding  principal  balance  fully as of the first day of such period over the then remaining  term of such Mortgage Note and to pay interest at the related  Mortgage
        Interest  Rate.  No Mortgage  Note  evidencing  an  Adjustable  Rate  Mortgage  Loan  permits  negative amortization.  Interest on the Mortgage Note is  calculated  on the basis of a 360-day year  consisting of twelve 30-day months.

               There is no  proceeding  pending  or, to the  Seller's  knowledge,  threatened  for the total or partial  condemnation of the Mortgaged  Property and such property is in good repair and is not subject to material damage by waste, fire,  earthquake or earth movement,  windstorm,  flood,  tornado or other casualty,  that affects  materially  and adversely the value of the Mortgaged  Property as security for the Mortgage Loan or the use for which the premises were intended.

               The Mortgage and related Mortgage Note contain  customary and enforceable  provisions such as to render the  rights and  remedies  of the  holder  thereof  adequate  for the  realization  against  the
        Mortgaged  Property of the benefits of the security  provided  thereby,  including (i) in the case of a
        Mortgage   designated  as  a  deed  of  trust,  by  trustee's  sale,  and  (ii) otherwise  by  judicial foreclosure.  To the best of the Seller's knowledge,  following the date of origination of the Mortgage
        Loan,  the  Mortgaged  Property  has not been  subject  to any  bankruptcy  proceeding  or  foreclosure proceeding and the Mortgagor has not filed for protection  under  applicable  bankruptcy laws. There is no homestead or other  exemption  or right  available to the  Mortgagor or any other person which would interfere  with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage.

               The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

               The  Mortgage  Note is not and has not been  secured  by any  collateral  except the lien of the corresponding  Mortgage on the Mortgaged Property and the security interest of any applicable  security agreement or chattel mortgage referred to in (h) above.

               The Mortgage File contains an appraisal of the related Mortgaged Property,  in a form acceptable to Fannie Mae or Freddie Mac and such appraisal  complies with the requirements of FIRREA,  and, to the extent required in the  Underwriting  Guidelines with respect to mortgage loans of the same type as the
        Mortgage  Loan,  was made and signed,  prior to the approval of the  Mortgage  Loan  application,  by a
        Qualified Appraiser.

               In the event  the  Mortgage  constitutes  a deed of  trust,  a  trustee,  duly  qualified  under applicable law to serve as such,  has been properly  designated and currently so serves and is named in the Mortgage,  and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               The Mortgage Loan is not a graduated  payment  mortgage loan and the Mortgage Loan does not have a shared  appreciation,  balloon payment or other contingent interest feature,  nor does it contain any
        "buydown" provision which is currently in effect.

               The  Mortgage  contains an  enforceable  provision  for the  acceleration  of the payment of the unpaid  principal  balance of the  Mortgage  Loan in the event that the  Mortgaged  Property is sold or transferred without the prior written consent of the mortgagee thereunder.

               The Mortgagor has received all disclosure  materials  required by applicable law with respect to the making of mortgage  loans of the same type as the Mortgage Loan and rescission  materials  required by applicable law if the Mortgage Loan is a Refinanced  Mortgage Loan and has  acknowledged  receipt of such materials to the extent  required by applicable law and such documents will remain in the Mortgage
        File.

               No Mortgage Loan has an LTV at  origination  in excess of 95%. Each Mortgage Loan with an LTV at origination  in excess of 80% will be  subject to a Primary  Mortgage  Insurance  Policy,  issued by an insurer acceptable to Fannie Mae or Freddie Mac at the time of origination,  which insures that portion of the  Mortgage  Loan in excess of the portion of the  Appraised  Value of the  Mortgaged  Property as
        required by Fannie Mae. All  provisions  of such Primary  Mortgage  Insurance  Policy have been and are being complied  with,  such policy is in full force and effect,  and all premiums due  thereunder  have been paid. Any Mortgage subject to any such Primary  Mortgage  Insurance Policy obligates the Mortgagor thereunder  to maintain such  insurance and to pay all premiums and charges in connection  therewith at least until the LTV of such Mortgage  Loan is reduced to less than 80%. The Mortgage  Interest Rate for the Mortgage Loan does not include any such  insurance  premium.  No Mortgage Loan requires  payment of such premiums, in whole or in part, by the Purchaser.

               The Mortgaged Property is lawfully occupied under applicable law, all inspections,  licenses and certificates  required  to be made or issued with  respect to all  occupied  portions of the  Mortgaged
        Property  and,  with  respect  to the use and  occupancy  of the same,  including  but not  limited  to certificates  of  occupancy,  have  been  made or  obtained  from the  appropriate  authorities  and no improvement  located  on or part  of the  Mortgaged  Property  is in  violation  of any  zoning  law or regulation.

               The Assignment of Mortgage is in recordable  form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               All payments  required to be made prior to the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored,  there are no material  defaults  under  the  terms of the  Mortgage  Loan and no  Mortgage  Loan has been  more than thirty (30) days delinquent more than once in the twelve month period  immediately prior to the related
        Cut-off Date.

               None of the Seller,  the Servicer or any prior  originator  or servicer has advanced  funds,  or induced, solicited or knowingly received any advance from any party other than the Mortgagor,  directly or indirectly, for the payment of any amount due under the Mortgage Loan.

               With respect to each Mortgage  Loan,  the Seller is in  possession  of a complete  Mortgage File except for the documents  which have been  delivered to the Purchaser or which have been  submitted for recording and not yet returned.

               Immediately  prior to the payment of the related  Purchase Price,  the Seller was the sole owner and holder of the Mortgage  Loans and the  indebtedness  evidenced by the Mortgage  Note.  The Mortgage
        Loans,  including the Mortgage  Note and the  Mortgage,  were not assigned or pledged by the Seller and the Seller had good and marketable  title  thereto,  and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance,  participation  interest,  lien, equity,  pledge,  claim or security interest and had full right and authority subject to no interest or participation  in, or agreement with any other party to sell or otherwise  transfer the Mortgage Loans.
        Following the sale of the Mortgage  Loans,  the Purchaser will own such Mortgage Loan free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge, claim or security interest.
        The Seller  intends to relinquish  all rights to monitor,  possess and control the Mortgage Loan except in connection  with the servicing of the Mortgage Loan by the Servicer as set forth in this  Agreement.
        After the related  Closing  Date,  neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the  Mortgage  Loans and neither the Seller nor the  Servicer  will have any  obligation or right to repurchase the Mortgage  Loans,  except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

               Any future  advances  made prior to the related  Cut-off  Date have been  consolidated  with the
        outstanding  principal  amount  secured  by  the  Mortgage,   and  the  secured  principal  amount,  as
        consolidated,  bears a single  interest  rate  and  single  repayment  term.  The lien of the  Mortgage securing the  consolidated  principal  amount is expressly  insured as having first lien  priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's  consolidated interest or by other title evidence  acceptable to Fannie Mae and Freddie Mac. The  consolidated  principal  amount does not exceed the original principal amount of the Mortgage Loan.
               The Mortgage Loan was underwritten in accordance with the  Underwriting  Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               The Mortgaged  Property is located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence  erected thereon,  or a two- to four-family dwelling,  or an individual  condominium unit, or an individual unit in a planned unit  development;  provided,  however,  that any  condominium  project  or  planned  unit  development generally  conforms with the  Underwriting  Guidelines  regarding such  dwellings,  and no residence or dwelling is a mobile home, manufactured dwelling or cooperative.

               If the Mortgaged  Property is a condominium unit or a planned unit development  (other than a de minimis planned unit  development)  such condominium or planned unit  development  project meets Fannie
        Mae or Freddie Mac eligibility  requirements for sale to Fannie Mae or Freddie Mac, as the case may be, or is located in a condominium  or planned unit  development  project which has received  Fannie Mae or
        Freddie Mac project  approval or as to which Fannie Mae's and Freddie  Mac's  eligibility  requirements have been waived.

               The Seller used no adverse  selection  procedures  in selecting the Mortgage Loan from among the outstanding  first-lien,  residential  mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

               Each Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code.

               With respect to each Mortgage  where a lost note  affidavit  has been  delivered in place of the related  Mortgage  Note,  the  related  Mortgage  Note is no longer in  existence.  Each such lost note affidavit is substantially in the form attached hereto as Exhibit 4.

               No fraud, error, omission,  misrepresentation,  negligence or similar occurrence with respect to the  Mortgage  Loan has taken  place on the part of the  Seller,  the  Servicer  or, to the best of the
        Seller's  knowledge,  any other  originator  or servicer or the  Mortgagor  or on the part of any other party involved in the origination of the Mortgage Loan.

               The origination  practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects  legal,  proper,  prudent and customary  in the  mortgage  origination  and  servicing  industry  and the  collection  and  servicing practices used by the Servicer have been acceptable to Fannie Mae and Freddie Mac.

               As of the date of  origination of the Mortgage Loan, the Mortgagor was not in bankruptcy and was not  insolvent;  as of the Closing Date,  the Seller has not received any notice that the Mortgagor was in  bankruptcy  or was  insolvent  and neither the Seller nor the  Servicer  has any  knowledge  of any circumstances or condition with respect to the Mortgage,  the Mortgaged Property,  the Mortgagor or the
        Mortgagor's  credit  standing  that could  reasonably  be  expected  to cause  investors  to regard the
        Mortgage  Loan as an  unacceptable  investment,  cause  the  Mortgage  Loan  to  become  delinquent  or materially adversely affect the value or the marketability of the Mortgage Loan.

               The  Mortgagor  has not  notified  the Seller or the  Servicer,  and  neither the Seller nor the
        Servicer has knowledge of any relief requested by the Mortgagor under the  Servicemembers  Civil Relief
        Act.

               No Mortgage  Loan was made in  connection  with  (i) the  construction  or  rehabilitation  of a
        Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

               There is no pending action or proceeding  directly involving any Mortgaged Property of which the
        Seller or the Servicer is aware in which compliance with any  environmental  law, rule or regulation is an issue and, to the  Seller's  knowledge,  nothing  further  remains to be done to satisfy in full all requirements  of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property.

               No action,  inaction,  or event has occurred and no state of affairs  exists or has existed that has  resulted  or will  result in the  exclusion  from,  denial of, or defense  to  coverage  under any applicable  special hazard  insurance  policy,  Primary  Mortgage  Insurance Policy or bankruptcy bond, irrespective  of the cause of such failure of coverage.  In  connection  with the placement of any such insurance, no commission,  fee, or other compensation has been or will be received by the Seller or the
        Servicer or any  designee of the Seller or the  Servicer or any  corporation  in which the Seller,  the
        Servicer or any officer,  director,  or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

               With  respect  to any  ground  lease to  which a  Mortgaged  Property  may be  subject:  (A) the
        Mortgagor is the owner of a valid and subsisting  leasehold interest under such ground lease;  (B) such ground lease is in full force and effect,  unmodified and not supplemented by any writing or otherwise;
        (C) all rent,  additional  rent and other charges  reserved  therein have been fully paid to the extent payable as of the related Closing Date;  (D) the Mortgagor enjoys the quiet and peaceful  possession of the leasehold estate;  (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances  which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease;  (F) the  lessor under such ground lease is not in default under any of the terms or  provisions  of such ground lease on the part of the lessor to be observed or performed;  (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related  Closing  Date  pursuant to the terms of such ground  lease;  (H) the  execution, delivery and  performance  of the Mortgage do not require the consent  (other than those consents which have been obtained and are in full force and effect)  under,  and will not  contravene any provision of or cause a default under,  such ground lease; and (I) the term of such lease does not terminate earlier than the maturity date of the Mortgage Note.

               With respect to escrow deposits and payments that the Servicer is entitled to collect,  all such payments  are in the  possession  of,  or  under  the  control  of the  Servicer,  and  there  exist no deficiencies in connection  therewith for which customary  arrangements for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the provisions of the related  Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not  prohibited  by  applicable  law and has been  established  in an amount  sufficient to pay for every  escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow  deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

               There is no Mortgage  Loan that was  originated  on or after October 1, 2002 and before March 7,
        2003, which is secured by property located in the State of Georgia.

               No  proceeds  from any  Mortgage  Loan were used to  finance  single  premium  credit  insurance policies.

               No borrower was required to purchase any credit life,  disability,  accident or health insurance product  as a  condition  of  obtaining  the  extension  of  credit.  No  borrower  obtained  a prepaid single-premium  credit life,  disability,  accident or health  insurance  policy in connection with the origination  of the Mortgage  Loan;  No proceeds  from any Mortgage  Loan were used to purchase  single premium credit  insurance  policies as part of the origination  of, or as a condition to closing,  such
        Mortgage Loan.

               Any Mortgage Loan with a Mortgaged  Property in the State of Illinois complies with the Illinois
        Interest Act.

               With respect to any Mortgage  Loan  originated  on or after  August 1, 2004 and  underlying  the security,  neither the related  Mortgage nor the related  Mortgage Note requires the borrower to submit to  arbitration  to resolve any dispute  arising  out of or  relating in any way to the  mortgage  loan transaction.

               The Servicer will transmit  full-file  credit  reporting data for each Mortgage Loan pursuant to the Fannie Mae Selling Guide and that for each Mortgage  Loan,  Servicer  agrees it shall report one of the  following  statuses  each month as  follows:  new  origination,  current,  delinquent  (30-,  60-,
        90-days, etc.), foreclosed, or charged-off.

               Each Mortgage Loan is in compliance  with the  anti-predatory  lending  eligibility for purchase requirements of Fannie Mae's Selling Guide.

        Seller and Servicer Representations.

               The Seller and the Servicer hereby  represent and warrant to the Purchaser that, as to itself as of the related Closing Date:

               It is a national banking  association,  duly organized,  validly existing,  and in good standing under the laws of the United  States and has all  licenses  necessary  to carry on its  business as now being  conducted  and is licensed,  qualified  and in good  standing in the states where the  Mortgaged
        Property is located if the laws of such state require  licensing or  qualification  in order to conduct business  of the  type  conducted  by  it.  It is an  approved  seller/servicer  in  good  standing  of conventional  residential mortgage loans for Fannie Mae or Freddie Mac and is a HUD-approved  mortgagee under  Section 203  of the National  Housing Act. It has  corporate  power and authority to execute and deliver this Agreement and to perform in accordance herewith;  the execution,  delivery and performance of this Agreement  (including all  instruments of transfer to be delivered  pursuant to this Agreement)
        by it and the  consummation  of the  transactions  contemplated  hereby  have  been  duly  and  validly authorized.  This  Agreement,  assuming due  authorization,  execution  and delivery by the  Purchaser, evidences the legal, valid, binding and enforceable  obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy,  insolvency, liquidation, receivership, moratorium, reorganization  or other  similar  laws  affecting  the  enforcement  of the  rights of  creditors  and
        (ii) general  principles of equity,  whether enforcement is sought in a proceeding in equity or at law.
        All requisite  corporate  action has been taken by it to make this Agreement  valid and binding upon it in accordance with the terms of this Agreement.

               No consent,  approval,  authorization or order is required for the transactions  contemplated by this Agreement from any court,  governmental  agency or body, or federal or state regulatory  authority having jurisdiction over it or, if required,  such consent,  approval,  authorization or order has been or will, prior to the related Closing Date, be obtained.

               The consummation of the  transactions  contemplated by this Agreement are in its ordinary course of  business  and will not result in the breach of any term or  provision  of its charter or by-laws or result in the breach of any term or provision  of, or conflict  with or  constitute a default  under or result  in the  acceleration  of any  obligation  under,  any  agreement,  indenture  or loan or credit agreement or other  instrument  to which it or its property is subject,  or result in the  violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.

               Its transfer,  assignment  and  conveyance of the Mortgage  Notes and the Mortgages  pursuant to this  Agreement are not subject to the bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction.

               There is no  action,  suit,  proceeding  or  investigation  pending  or, to its best  knowledge, threatened  against it which,  either  individually  or in the aggregate,  would result in any material adverse  change in its business,  operations,  financial  condition,  properties  or assets,  or in any material impairment of its right or ability to carry on its business  substantially as now conducted or which would draw into  question the validity of this  Agreement or the Mortgage  Loans or of any action taken or to be taken in connection with its obligations  contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.

               It does not  believe,  nor does it have any reason or cause to believe,  that it cannot  perform each and every covenant contained in this Agreement.

               It  acknowledges  and  agrees  that the  Servicing  Fee shall be treated  by the  Servicer,  for accounting  and tax purposes,  as  compensation  for the servicing and  administration  of the Mortgage
        Loans pursuant to this Agreement.

               It has determined  that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.

               It is solvent  and the sale of the  Mortgage  Loans will not cause it to become  insolvent.  The sale of the Mortgage  Loans is not  undertaken  with the intent to hinder,  delay or defraud any of its creditors.

               It has not dealt with any broker,  investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

        Remedies for Breach of Representations and Warranties.

               It  is  understood   and  agreed  that  the   representations   and   warranties  set  forth  in
Subsections 7.01  and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser,  notwithstanding  any  restrictive  or qualified  endorsement on any Mortgage Note or
Assignment of Mortgage or the  examination or lack of  examination of any Mortgage File.  Upon discovery by the
Seller,  the  Servicer or the  Purchaser of a breach of any of the  foregoing  representations  and  warranties which  materially  and  adversely  affects the value of the  Mortgage  Loans or the  interest of the  Purchaser therein (or which  materially  and  adversely  affects the  interest  of the  Purchaser  in or the value of the related Mortgage Loan in the case of a  representation  and warranty  relating to a particular  Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.

               Within  sixty (60) days after the earlier of either  discovery by or notice to either the Seller or the Servicer of any breach of a  representation  or warranty  which  materially  and  adversely  affects the value of a Mortgage  Loan or the Mortgage  Loans or the interest of the  Purchaser  therein,  the Seller or the
Servicer,  as the case may be,  shall  use its best  efforts  promptly  to cure  such  breach  in all  material respects  and, if such breach  cannot be cured  within  ninety (90) days after the  discovery  or notice of the breach,  the Seller shall,  at the Purchaser's  option,  repurchase such Mortgage Loan or Mortgage Loans at the
Repurchase Price.  However,  the Seller may, at its option, with the Purchaser's prior approval,  such approval not to be withheld  unreasonably,  and assuming  that the Seller has a Substitute  Mortgage  Loan,  rather than repurchase  the Mortgage  Loan as provided  above,  remove such  Mortgage  Loan and  substitute  in its place a
Substitute Mortgage Loan or Substitute Mortgage Loans;  provided,  however, that any such substitution shall be effected  within two (2) years after the related  Closing Date. If the Seller has no Substitute  Mortgage Loan,
it shall  repurchase  the deficient  Mortgage Loan. Any repurchase of a Mortgage Loan pursuant to the foregoing provisions  of  this  Subsection 7.03  shall  occur  on a  date  designated  by  the  Purchaser  and  shall  be accomplished  by the Seller  remitting by wire transfer to the  Purchaser the amount of the related  Repurchase
Price.

               At the time of  repurchase of any  deficient  Mortgage Loan (or removal of any Deleted  Mortgage
Loan),  the  Purchaser and the Seller shall arrange for the  assignment  of the  repurchased  Mortgage Loan (or
Deleted  Mortgage  Loan) to the Seller or its designee and the delivery to the Seller of any documents  held by the Purchaser  relating to the repurchased  Mortgage Loan in the manner required by this Agreement with respect to the  purchase  and  sale of such  Mortgage  Loan on the  related  Closing  Date.  In the  event a  deficient
Mortgage Loan is  repurchased,  the Seller shall,  simultaneously  with its remittance to the Purchaser of such related  Repurchase  Price,  give written  notice to the Purchaser that such  repurchase has taken place.  Upon such repurchase,  the related Mortgage Loan Schedule shall  simultaneously be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

               As to any  Deleted  Mortgage  Loan for  which  the  Seller  substitutes  one or more  Substitute
Mortgage  Loans,  the Seller shall effect such  substitution by delivering to the Purchaser for each Substitute
Mortgage  Loan the Mortgage  Note,  the  Mortgage,  the  Assignment  of Mortgage and such other  documents  and agreements  as are required by  Subsection 6.03.  The Seller shall remit to the Servicer for  distribution  the
Monthly  Payment due on each  Substitute  Mortgage Loan in the month  following the date of such  substitution.
Monthly  Payments due with respect to Substitute  Mortgage Loans in the month of substitution  will be retained by the  Seller.  For the month of  substitution,  distributions  to the  Purchaser  will  include  the  Monthly
Payment due on such Deleted  Mortgage  Loan in the month of  substitution,  and the Seller shall  thereafter be entitled to retain all  amounts  subsequently  received by it in respect of such  Deleted  Mortgage  Loan.  The
Seller shall give written  notice to the Purchaser that such  substitution  has taken place and shall amend the related  Mortgage  Loan  Schedule to reflect the removal of such Deleted  Mortgage  Loan from the terms of this
Agreement and the  substitution  of the  Substitute  Mortgage Loan.  Upon such  substitution,  each  Substitute
Mortgage Loan shall be subject to the terms of this  Agreement in all respects,  and the Seller shall be deemed to have made with respect to such  Substitute  Mortgage  Loan, as of the date of  substitution,  the covenants, representations and warranties set forth in Subsections 7.01 and 7.02.

               For any month in which the Seller  substitutes one or more Substitute  Mortgage Loans for one or more Deleted  Mortgage  Loans,  the Seller will determine the amount (if any) by which the aggregate  principal balance  of all such  Substitute  Mortgage  Loans as of the date of  substitution  is less  than the  aggregate
Stated  Principal  Balance of all such  Deleted  Mortgage  Loans  (after  application  of  scheduled  principal payments  due in the  month of  substitution).  The  amount  of such  shortfall,  plus an  amount  equal to the aggregate of any Servicing  Advances  made with respect to such Deleted  Mortgage  Loans,  shall be remitted to the Servicer by the Seller for distribution by the Servicer in the month of substitution.

               In addition to such cure,  repurchase and substitution  obligations,  the Seller or the Servicer shall  indemnify  the  Purchaser  and hold it harmless  against any  out-of-pocket  losses,  penalties,  fines, forfeitures,  reasonable and necessary  legal fees and related costs,  judgments,  settlements  and other costs and  expenses  resulting  from any claim,  demand,  defense or assertion by any third party that is based on or grounded upon, or resulting from, a breach of the Seller or the Servicer,  as applicable,  representations  and warranties  contained in this  Agreement;  provided,  however,  indemnification  shall not be available for any economic losses of the Purchaser due to reinvestment  losses,  loss of investment  income or any other special, indirect or consequential losses or damages.

               No action may be brought  against  the Seller or the  Servicer,  as  applicable,  relating to or arising out of the breach of any  representations  and warranties made in Subsections 7.01 or 7.02 with respect to any Mortgage Loan unless and until  (i) discovery  of such breach by the Purchaser or notice  thereof by the
Seller or the Servicer to Purchaser,  (ii) failure by the Seller or the Servicer,  as applicable,  to cure such breach,  repurchase  such  Mortgage  Loan as specified  above,  substitute a Substitute  Mortgage Loan for such
Mortgage  Loan as specified  above and/or  indemnify  the  Purchaser  and  (iii) demand  upon the Seller or the
Servicer, as applicable, by the Purchaser for compliance with the terms of this Agreement.

               It is understood and agreed that the  obligations of the Seller or the Servicer,  as applicable, set forth in this  Subsection 7.03  to cure,  repurchase or substitute for a defective  Mortgage Loan and/or to
indemnify  the  Purchaser   constitute  the  sole  remedies  of  the  Purchaser  respecting  a  breach  of  the representations and warranties set forth in Subsections 7.01 and 7.02.

        Repurchase of Certain Prepaid or Converted Mortgage Loans.

               If the  principal  balance due on a Mortgage  Loan is paid in full prior to the related  Closing
Date,  the Seller  shall  remit to the  Purchaser  an amount  equal to the  product  of  (i) the  excess of the
Purchase  Price  Percentage  over 100%,  times  (ii) the  amount of such  Principal  Prepayment in full. If any
Mortgagor converts the adjustable  Mortgage Interest Rate on any related  Convertible  Mortgage Loan to a fixed
Mortgage  Interest  Rate,  the  Seller  shall  repurchase  that  Convertible  Mortgage  Loan  prior to the next scheduled Due Date for such Mortgage Loan pursuant to Subsection 7.03.

        Closing Conditions.

   The closing for the purchase and sale of each Mortgage Loan Package shall take place on the related Closing
Date.  The closing shall be either by telephone, confirmed by letter or wire as the parties hereto shall agree, or conducted in person, at such place as the parties hereto shall agree.

   The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

        the Seller shall have delivered to the Purchaser the related  Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

        all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related  Closing Date (or, with respect to Subsection  7.01,  such other date specified  therein) in all material  respects and no default shall have occurred  hereunder which, with notice or the passage of time or both, would constitute an Event of Default hereunder;

        the Purchaser  shall have received  from the  custodian an initial  certification  with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

        the  Purchaser  shall have received  originals of the related Term Sheet  executed by the Seller and a funding  memorandum setting forth the Purchase  Price(s),  and the accrued interest thereon,  for the Mortgage
Loan Package; and

        all other terms and  conditions  of this  Agreement  and the related Term Sheet to be satisfied by the
Seller shall have been complied with in all material respects.

               Upon  satisfaction  of the foregoing  conditions,  the Purchaser shall pay to the Seller on such
Closing Date the Purchase  Price for the related  Mortgage  Loan  Package,  plus accrued  interest  pursuant to
Section 4 of this Agreement.

        [Reserved.]

        Costs.

               The Seller and the Servicer shall pay any  commissions due their salesmen and the legal fees and expenses  of their  attorneys.  The  Purchaser  shall  pay the cost of  delivering  the  Mortgage  Files to the
Purchaser or its designee,  the cost of recording the  Assignments of Mortgage,  any custodial fees incurred in connection  with the release of any  Mortgage  Loan  Documents as may be required by the  servicing  activities hereunder and all other costs and expenses  incurred in connection  with the sale of the Mortgage  Loans by the
Seller to the Purchaser, including without limitation the Purchaser's attorneys' fees.

        Administration and Servicing of Mortgage Loans.

        Servicer to Act as Servicer; Subservicing.

               The Servicer, as an independent  contractor,  shall service and administer the Mortgage Loans in accordance  with this  Agreement and Customary  Servicing  Procedures  and the terms of the Mortgage  Notes and
Mortgages,  and shall have full power and authority,  acting alone or through  subservicers or agents, to do or cause to be done any and all things in connection  with such  servicing and  administration  which the Servicer may deem  necessary or desirable  and  consistent  with the terms of this  Agreement.  The Servicer may perform its servicing  responsibilities  through agents or independent  contractors,  but shall not thereby be released from any of its  responsibilities  hereunder.  Notwithstanding  anything  to the  contrary,  the  Servicer  may delegate any of its duties under this Agreement to one or more of its  affiliates  without regard to any of the requirements  of this  section;  provided,  however,  that the Servicer  shall not be released  from any of its responsibilities  hereunder by virtue of such  delegation.  The  Mortgage  Loans may be  subserviced  by one or more  unaffiliated  subservicers on behalf of the Servicer  provided each  subservicer is a Fannie Mae approved seller/servicer  or a Freddie  Mac  approved  seller/servicer  in good  standing,  and no event  has  occurred, including  but not  limited to a change in  insurance  coverage,  that would make it unable to comply  with the eligibility for  seller/servicers  imposed by Fannie Mae or Freddie Mac, or which would require notification to
Fannie Mae or Freddie  Mac.  The  Servicer  shall pay all fees and  expenses  of the  subservicer  from its own funds (provided that any such  expenditures  that would constitute  Servicing  Advances if made by the Servicer hereunder shall be reimbursable to the Servicer as Servicing  Advances),  and the  subservicer's  fee shall not exceed the Servicing Fee.

               At the cost and expense of the Servicer,  without any right of reimbursement  from the Custodial
Account,  the Servicer  shall be entitled to terminate the rights and  responsibilities  of a  subservicer  and
arrange  for  any  servicing   responsibilities  to  be  performed  by  a  successor  subservicer  meeting  the requirements in the preceding paragraph;  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Servicer,  at the  Servicer's  option,  from  electing to service the related  Mortgage
Loans  itself.  If the  Servicer's  responsibilities  and duties under this  Agreement  are  terminated  and if requested to do so by the Purchaser,  the Servicer  shall at its own cost and expense  terminate the rights and responsibilities  of the  subservicer  as soon as is  reasonably  possible.  The  Servicer  shall pay all fees, expenses or penalties  necessary in order to terminate the rights and  responsibilities of the subservicer from the Servicer's own funds without reimbursement from the Purchaser.

               The  Servicer  shall  be  entitled  to  enter  into  an  agreement  with  the   subservicer  for
indemnification  of the Servicer by the subservicer and nothing  contained in this Agreement shall be deemed to limit or modify such indemnification.

               Any  subservicing  agreement  and any other  transactions  or services  relating to the Mortgage
Loans  involving the subservicer  shall be deemed to be between the  subservicer  and Servicer  alone,  and the
Purchaser  shall have no  obligations,  duties or  liabilities  with  respect to the  subservicer  including no obligation,  duty or liability of the Purchaser to pay the  subservicer's  fees and  expenses.  For purposes of distributions  and advances by the Servicer  pursuant to this  Agreement,  the Servicer shall be deemed to have received a payment on a Mortgage Loan when the subservicer has received such payment.

               Consistent with the terms of this Agreement,  the Servicer may waive, modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of strict  compliance  with any such term or in any manner grant  indulgence to any Mortgagor;  provided,  however,  that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer,  imminent,  and the Servicer has the consent of the Purchaser)  the Servicer  shall not enter into any payment plan or agreement to modify  payments with a Mortgagor  lasting  more than  six (6)  months or permit any  modification  with respect to any Mortgage
Loan that would change the Mortgage  Interest  Rate,  the Lifetime Rate Cap (if  applicable),  the Initial Rate
Cap (if  applicable),  the Periodic  Rate Cap (if  applicable)  or the Gross Margin (if  applicable),  defer or forgive the payment of any principal or interest,  change the outstanding  principal  amount (except for actual payments of  principal),  make any future  advances or extend the final maturity date, as the case may be, with respect to such  Mortgage  Loan.  Without  limiting the  generality of the  foregoing,  the Servicer in its own name or acting  through  subservicers  or agents is hereby  authorized  and empowered by the Purchaser when the
Servicer  believes it appropriate  and reasonable in its best  judgment,  to execute and deliver,  on behalf of itself and the Purchaser,  all  instruments of  satisfaction  or  cancellation,  or of partial or full release, discharge  and all  other  comparable  instruments,  with  respect  to the  Mortgage  Loans  and the  Mortgaged
Properties and to institute  foreclosure  proceedings or obtain a deed-in-lieu  of foreclosure so as to convert the ownership of such properties,  and to hold or cause to be held title to such  properties,  on behalf of the
Purchaser pursuant to the provisions of Subsection 11.13.

               The  Servicer  shall  notify  the  Purchaser  of its  intention  to  institute  any  foreclosure proceeding  no fewer than  ten (10) days prior to initiating  such  proceeding.  The Servicer  shall notify the
Purchaser  of its  intention  to  accept a  deed-in-lieu  of  foreclosure  or a partial  release  of any of the
Mortgaged  Property  subject to the lien of the Mortgage no fewer than  ten (10)  days prior to accepting  such deed-in-lieu  or partial  release and shall only accept such  deed-in-lieu or grant such partial release if the
Purchaser has not objected  before the end of the tenth day after delivery of such notice.  In connection  with any  foreclosure  sale,  the  Servicer  shall  consult  with the  Purchaser  with regard to a bid price for the related Mortgaged  Property and shall set such bid price in accordance with the Purchaser's  instructions.  The
Servicer  shall make all required  Servicing  Advances and shall service and  administer  the Mortgage Loans in accordance  with all applicable  laws,  rules and  regulations  and shall provide to the Mortgagors any reports required to be provided to them  thereby.  The  Purchaser  shall furnish to the Servicer any powers of attorney and other documents  reasonably  necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

               Notwithstanding  anything to the contrary  contained herein, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure,  if the Servicer has reasonable  cause to believe that a Mortgaged
Property is contaminated by hazardous or toxic substances or waste, or if the Purchaser  otherwise  requests an environmental  inspection  or  review  of such  Mortgaged  Property,  such an  inspection  or  review  is to be conducted  by a qualified  inspector  at the  Purchaser's  expense.  Upon  completion  of the  inspection,  the
Servicer shall promptly  provide the Purchaser with a written  report of the  environmental  inspection.  After reviewing the  inspection,  the Purchaser  shall  determine how the Servicer  shall proceed with respect to the
Mortgaged Property.

        Liquidation of Mortgage Loans.

               In the event that any payment due under any Mortgage  Loan is not paid when the same becomes due and  payable,  or in the event the  Mortgagor  fails to perform  any other  covenant  or  obligation  under the
Mortgage Loan and such failure  continues  beyond any  applicable  grace period,  the Servicer  shall take such action as it shall deem to be in the best  interest of the  Purchaser.  In the event that any payment due under any Mortgage Loan remains  delinquent  for a period of  ninety (90)  days or more,  the Servicer shall commence foreclosure  proceedings  in accordance  with  Customary  Servicing  Procedures and the guidelines set forth by
Fannie Mae or Freddie Mac. In such  connection,  the Servicer  shall from its own funds make all  necessary and proper Servicing  Advances.  If the portion of any Liquidation  Proceeds allocable as a recovery of interest on any Mortgage  Loan is less than the full amount of accrued and unpaid  interest on such Mortgage Loan as of the date such proceeds are received,  then the  applicable  Servicing Fees with respect to such Mortgage Loan shall be paid first and any amounts remaining thereafter shall be distributed to the Purchaser.

        Collection of Mortgage Loan Payments.

               Continuously  from the date hereof until the  principal  and interest on all Mortgage  Loans are paid in full,  the  Servicer  will  proceed  diligently,  in  accordance  with this  Agreement,  to collect all payments  due under each of the  Mortgage  Loans  when the same shall  become  due and  payable.  Further,  the
Servicer will in accordance with Customary  Servicing  Procedures  ascertain and estimate  taxes,  assessments, fire and hazard insurance  premiums,  premiums for Primary Mortgage Insurance  Policies,  and all other charges that,  as provided in any  Mortgage,  will become due and payable to the end that the  installments  payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

        Establishment of Custodial Account; Deposits in Custodial Account.

               The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant  to each
Mortgage  Loan  separate  and apart  from any of its own funds  and  general  assets  and shall  establish  and maintain one or more  Custodial  Accounts  (collectively,  the "Custodial  Account"),  titled "Bank of America,
National  Association,  in trust for EMC  Mortgage  Corporation  as  Purchaser  of  Mortgage  Loans and various
Mortgagors."  Such Custodial  Account shall be established  with a commercial bank, a savings bank or a savings and loan  association  (which may be a depository  affiliate of the Servicer)  which meets the  guidelines  set forth by  Fannie  Mae or  Freddie  Mac as an  eligible  depository  institution  for  custodial  accounts.  The
Custodial Account shall initially be established and maintained at Bank of America,  National  Association,  or any  successor  thereto,  and  shall  not be  transferred  to any  other  depository  institution  without  the
Purchaser's  approval,  which shall not unreasonably be withheld.  In any case, the Custodial  Account shall be insured by the FDIC in a manner which shall provide  maximum  available  insurance  thereunder and which may be drawn on by the Servicer.

               The Servicer  shall deposit in the Custodial  Account on a daily basis,  and retain  therein the following  payments and  collections  received or made by it subsequent to the related Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date):
               all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               all payments on account of interest on the Mortgage Loans adjusted to the related  Mortgage Loan
        Remittance Rate;

               all Liquidation Proceeds;

               all  proceeds  received by the  Servicer  under any title  insurance  policy,  hazard  insurance policy,  Primary Mortgage  Insurance Policy or other insurance policy other than proceeds to be held in the Escrow Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

               all awards or settlements  in respect of  condemnation  proceedings or eminent domain  affecting any Mortgaged  Property which are not released to the Mortgagor in accordance with Customary  Servicing
        Procedures;

               any amount  required to be deposited in the  Custodial  Account  pursuant to  Subsections 11.15,
        11.17 and 11.19;

               any amount  required  to be  deposited  by the  Servicer  in  connection  with any REO  Property pursuant to Subsection 11.13;

               all amounts  required to be deposited by the Servicer in connection with shortfalls in principal amount of Substitute Mortgage Loans pursuant to Subsection 7.03;

               with respect to each Principal  Prepayment in full, an amount (to be paid by the Servicer out of its own funds) which,  when added to all amounts  allocable to interest received in connection with the
        Principal  Prepayment  in full,  equals one month's  interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate;  provided,  however,  that the
        Servicer's  aggregate  obligations  under this  paragraph  for any month  shall be limited to the total amount of Servicing Fees actually  received with respect to the Mortgage  Loans by the Servicer  during such month;

               amounts  required to be deposited by the Servicer in connection  with the  deductible  clause of any hazard insurance policy; and

               any BPP Mortgage Loan Payments payable by the Servicer pursuant to Subsection 11.25.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges,  assumption  fees, BPP Fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account.

               The Servicer may invest the funds in the Custodial  Account in Eligible  Investments  designated in the name of the  Servicer for the benefit of the  Purchaser,  which shall mature not later than the Business
Day next  preceding  the  Remittance  Date next  following  the date of such  investment  (except  that (A) any investment in the  institution  with which the Custodial  Account is maintained  may mature on such  Remittance
Date and (B) any other  investment  may mature on such  Remittance  Date if the Servicer shall advance funds on such Remittance Date,  pending receipt thereof to the extent necessary to make  distributions to the Purchaser)
and shall not be sold or disposed of prior to maturity.  Notwithstanding  anything to the  contrary  herein and above,  all income and gain  realized  from any such  investment  shall be for the benefit of the  Servicer and shall be subject to  withdrawal  by the  Servicer.  The  amount of any losses  incurred  in respect of any such investments  shall be deposited in the Custodial  Account by the Servicer out of its own funds  immediately  as realized.

        Withdrawals From the Custodial Account.

               The  Servicer  shall,  from time to time,  withdraw  funds from the  Custodial  Account  for the following purposes:

               to  make  payments  to  the  Purchaser  in  the  amounts  and  in  the  manner  provided  for in
        Subsection 11.15;

               to reimburse itself for P&I Advances,  the Servicer's right to reimburse itself pursuant to this subclause (b)  with  respect to any  Mortgage  Loan being  limited  to  related  Liquidation  Proceeds,
        Condemnation  Proceeds,  Insurance  Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise  relating to the Mortgage Loan, it being  understood  that, in the case of any such  reimbursement,  the Servicer's right thereto shall be prior to the rights of the Purchaser with respect to such Mortgage Loan,  except that, where the Seller is required to repurchase a Mortgage
        Loan,  pursuant to  Subsection 7.03,  the Servicer's right to such reimbursement shall be subsequent to the  payment to the  Purchaser  of the  Repurchase  Price  pursuant to  Subsection 7.03,  and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

               to reimburse itself for any unpaid Servicing Fees and for unreimbursed  Servicing Advances,  the
        Servicer's right to reimburse itself pursuant to this  subclause (c)  with respect to any Mortgage Loan being limited to related  Liquidation  Proceeds,  Condemnation  Proceeds,  Insurance  Proceeds and such other  amounts as may be  collected  by the Servicer  from the  Mortgagor or otherwise  relating to the
        Mortgage Loan, it being  understood that, in the case of any such  reimbursement,  the Servicer's right thereto  shall be prior to the rights of the  Purchaser  unless the Seller is required to  repurchase a
        Mortgage Loan pursuant to  Subsection 7.03,  in which case the Servicer's  right to such  reimbursement shall be  subsequent  to the payment to the  Purchaser  of the  related  Repurchase  Price  pursuant to
        Subsection 7.03  and all other  amounts  required  to be paid to the  Purchaser  with  respect  to such
        Mortgage Loan;

               to reimburse itself for unreimbursed  Servicing  Advances and for unreimbursed P&I Advances,  to the extent that such amounts are  nonrecoverable  (as  certified by the Servicer to the Purchaser in an
        Officer's  Certificate)  by the Servicer  pursuant to  subclause (b)  or (c) above,  provided  that the
        Mortgage Loan for which such advances were made is not required to be repurchased by a Seller  pursuant to Subsection 7.03;

               to  reimburse   itself  for   expenses   incurred  by  and   reimbursable   to  it  pursuant  to
        Subsection 12.01;

               to withdraw amounts to make P&I Advances in accordance with Subsection 11.17;

               to pay to itself any  interest  earned or any  investment  earnings  on funds  deposited  in the
        Custodial Account, net of any losses on such investments;

               to withdraw any amounts inadvertently deposited in the Custodial Account; and

               to clear and terminate the Custodial Account upon the termination of this Agreement.

               Upon request,  the Servicer  shall provide the  Purchaser  with copies of reasonably  acceptable invoices or other  documentation  relating to Servicing  Advances that have been  reimbursed from the Custodial
Account.

        Establishment of Escrow Account; Deposits in Escrow Account.

               The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant  to each
Mortgage  Loan which  constitute  Escrow  Payments  separate  and apart  from any of its own funds and  general assets and shall  establish  and maintain one or more Escrow  Accounts  (collectively,  the "Escrow  Account"), titled "Bank of America,  National Association,  in trust for EMC Mortgage Corporation as Purchaser of Mortgage
Loans and various  Mortgagors."  The Escrow  Account  shall be  established  with a commercial  bank, a savings bank or a savings and loan  association  (which may be a  depository  affiliate of  Servicer),  which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible  institution for escrow  accounts.  The Escrow
Account  shall  initially be  established  and  maintained  at Bank of America,  National  Association,  or any
successor  thereto,  and shall not be transferred to any other depository  institution  without the Purchaser's approval,  which shall not  unreasonably  be withheld.  In any case, the Escrow Account shall be insured by the
FDIC in a manner which shall provide maximum  available  insurance  thereunder and which may be drawn on by the
Servicer.

               The Servicer shall deposit in the Escrow Account on a daily basis,  and retain therein:  (a) all
Escrow  Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting  timely payment of any such items as required under the terms of this Agreement and (b) all amounts  representing  proceeds of any hazard  insurance  policy which are to be applied to the restoration or repair of any Mortgaged  Property.  The
Servicer shall make  withdrawals  therefrom only in accordance  with  Subsection 11.07  hereof.  As part of its servicing  duties,  the Servicer shall pay to the Mortgagors  interest on funds in the Escrow  Account,  to the extent required by law.

        Withdrawals From Escrow Account.

               Withdrawals  from the Escrow  Account  shall be made by the Servicer  only (a) to  effect timely payments of ground rents,  taxes,  assessments,  premiums for Primary  Mortgage  Insurance  Policies,  fire and hazard  insurance  premiums or other items  constituting  Escrow  Payments  for the  related  Mortgage,  (b) to reimburse  the Servicer for any Servicing  Advance made by Servicer  pursuant to  Subsection 11.08  hereof with respect to a related  Mortgage  Loan,  (c) to  refund to any  Mortgagor  any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan,  (d) for transfer to the Custodial  Account upon default of a  Mortgagor  or in  accordance  with the terms of the related  Mortgage  Loan and if  permitted  by applicable  law,  (e) for  application  to  restore  or repair of the  Mortgaged  Property,  (f) to  pay to the
Mortgagor,  to the extent  required by law, any  interest  paid on the funds  deposited in the Escrow  Account,
(g) to pay to itself any interest  earned on funds deposited in the Escrow Account (and not required to be paid to the  Mortgagor),  (h) to the extent  permitted  under the terms of the related  Mortgage Note and applicable law,  to pay late fees with  respect to any  Monthly  Payment  which is  received  after the  applicable  grace period,  (i) to  withdraw  suspense  payments that are deposited into the Escrow  Account,  (j) to withdraw any amounts  inadvertently  deposited in the Escrow  Account or (k) to clear and terminate the Escrow  Account upon the termination of this Agreement.

        Payment of Taxes, Insurance and Other Charges; Collections Thereunder.

               With respect to each Mortgage Loan, the Servicer shall maintain accurate records  reflecting the status  of  ground  rents,  taxes,  assessments  and  other  charges  which  are or may  become a lien upon the
Mortgaged  Property  and the status of premiums  for Primary  Mortgage  Insurance  Policies and fire and hazard insurance  coverage and shall obtain,  from time to time, all bills for the payment of such charges  (including renewal  premiums) and shall effect payment thereof prior to the applicable  penalty or termination date and at a time  appropriate  for securing  maximum  discounts  allowable,  employing  for such purpose  deposits of the
Mortgagor in the Escrow  Account  which shall have been  estimated and  accumulated  by the Servicer in amounts sufficient  for such purposes,  as allowed under the terms of the Mortgage.  To the extent that a Mortgage does not  provide  for  Escrow  Payments,  the  Servicer  shall  determine  that any such  payments  are made by the
Mortgagor.  The  Servicer  assumes  full  responsibility  for the  timely  payment  of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's  faithful  performance in the payment of same or the making of the Escrow  Payments  and shall  make  Servicing  Advances  to effect  such  payments, subject to its ability to recover  such  Servicing  Advances  pursuant to  Subsections 11.05(c),  11.05(d)  and
11.07(b).  No  costs  incurred  by the  Servicer  or  subservicers  in  effecting  the  payment  of  taxes  and assessments on the Mortgaged  Properties  shall,  for the purpose of calculating  remittances to the Purchaser, be added to the  amount  owing  under  the  related  Mortgage  Loans,  notwithstanding  that the  terms of such
Mortgage Loans so permit.

        Transfer of Accounts.

               The Servicer may transfer the Custodial Account or the Escrow Account to a different  depository institution.  Such  transfer  shall be made only upon  obtaining the prior  written  consent of the  Purchaser, such consent not to be unreasonably withheld.

        Maintenance of Hazard Insurance.

               The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard  insurance with extended  coverage  customary in the area where the Mortgaged  Property is located by an insurer  acceptable to
Fannie Mae or Freddie Mac in an amount  which is at least equal to the lesser of (a) the full  insurable  value of the Mortgaged  Property or (b) the greater of (i) the  outstanding  principal  balance owing on the Mortgage
Loan and (ii) an amount such that the proceeds of such insurance  shall be sufficient to avoid the  application to the Mortgagor or loss payee of any  coinsurance  clause under the policy.  If the  Mortgaged  Property is in an area  identified  in the Federal  Register by the Federal  Emergency  Management  Agency as a special  flood hazard area (and such flood  insurance  has been made  available)  the Servicer  will cause to be  maintained a flood  insurance  policy  meeting the  requirements  of the  National  Flood  Insurance  Program,  in an amount representing  coverage  not less than the  lesser of (A) the  minimum  amount  required  under the terms of the coverage to compensate  for any damage or loss to the Mortgaged  Property on a  replacement-cost  basis (or the outstanding  principal  balance of the Mortgage  Loan if  replacement-cost  basis is not  available) or (B) the maximum amount of insurance  available  under the National  Flood  Insurance  Program.  The Servicer shall also maintain on REO  Property  fire and hazard  insurance  with  extended  coverage in an amount  which is at least equal  to the  maximum  insurable  value  of the  improvements  which  are a part of such  property,  liability insurance  and, to the extent  required  and  available  under the  National  Flood  Insurance  Program,  flood insurance in an amount  required  above.  Any amounts  collected by the Servicer under any such policies (other than  amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the property subject to the related  Mortgage or property  acquired in  liquidation  of the Mortgage Loan, or to be released to the  Mortgagor in  accordance  with  Customary  Servicing  Procedures)  shall be deposited in the  Custodial
Account,  subject to withdrawal  pursuant to  Subsection 11.05.  It is understood and agreed that no earthquake or other  additional  insurance need be required by the Servicer of any Mortgagor or maintained on REO Property other than  pursuant  to such  applicable  laws and  regulations  as shall at any time be in force and as shall require such additional  insurance.  All policies required  hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer,  and shall provide for at least  thirty (30)  days prior written  notice of any  cancellation,  reduction in amount or material  change in coverage to the Servicer.  The Servicer shall not  interfere  with the  Mortgagor's  freedom of choice in selecting  either its  insurance  carrier or agent;
provided,  however,  that the Servicer  shall not accept any such insurance  policies from insurance  companies unless  such  companies  are  acceptable  to Fannie Mae or Freddie  Mac and are  licensed to do business in the state wherein the property subject to the policy is located.

               The  hazard  insurance  policies  for each  Mortgage  Loan  secured  by a unit in a  condominium development  or planned  unit  development  shall be  maintained  with  respect to such  Mortgage  Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements.

        Maintenance of Primary Mortgage Insurance Policy; Claims.

               With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall,  without any cost to the  Purchaser,  maintain  or cause the  Mortgagor  to  maintain  in full  force  and  effect a Primary
Mortgage  Insurance  Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with Fannie Mae  requirements.  The Servicer shall pay or shall cause the Mortgagor to pay the premium  thereon on a timely  basis,  at least  until the LTV of such  Mortgage  Loan is reduced to 80%.  In the event that such
Primary  Mortgage  Insurance  Policy  shall be  terminated,  the Servicer  shall obtain from another  insurer a comparable  replacement  policy,  with a total  coverage  equal to the  remaining  coverage of such  terminated
Primary Mortgage  Insurance  Policy. If the insurer shall cease to be a qualified  insurer,  the Servicer shall obtain from another  qualified  insurer a replacement  Primary Mortgage  Insurance  Policy.  The Servicer shall not take any action which would result in noncoverage  under any applicable  Primary Mortgage  Insurance Policy of any loss which,  but for the actions of the  Servicer  would have been  covered  thereunder.  In  connection
with  any   assumption   or   substitution   agreement   entered  into  or  to  be  entered  into  pursuant  to
Subsection 11.18,  the Servicer shall promptly notify the insurer under the related Primary Mortgage  Insurance
Policy,  if any, of such  assumption or  substitution of liability in accordance with the terms of such Primary
Mortgage  Insurance  Policy and shall take all actions  which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage  Insurance Policy. If such Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution of liability,  the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

               In connection with its activities as servicer,  the Servicer agrees to prepare and present or to assist  the  Purchaser  in  preparing  and  presenting,  on behalf of itself and the  Purchaser,  claims to the insurer under any Primary  Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such
Primary  Mortgage  Insurance  Policy and, in this  regard,  to take such action as shall be necessary to permit recovery  under any Primary  Mortgage  Insurance  Policy  respecting  a defaulted  Mortgage  Loan.  Pursuant to
Subsection 11.06,  any amounts  collected by the Servicer under any Primary Mortgage  Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Subsection 11.07.

        Fidelity Bond; Errors and Omissions Insurance.

               The Servicer  shall  maintain,  at its own expense,  a blanket  Fidelity  Bond and an errors and omissions  insurance  policy,  with broad  coverage on all officers,  employees or other persons  acting in any capacity  requiring such persons to handle funds,  money,  documents or papers  relating to the Mortgage Loans.
These  policies  must insure the Servicer  against  losses  resulting  from fraud,  theft,  errors,  omissions, negligence,  dishonest or  fraudulent  acts  committed by the  Servicer's  personnel,  any employees of outside firms that provide data  processing  services for the  Servicer,  and temporary  contract  employees or student interns.  The Fidelity Bond shall also protect and insure the Servicer  against  losses in connection  with the release  or  satisfaction  of a Mortgage  Loan  without  having  obtained  payment in full of the  indebtedness secured thereby.  No provision of this  Subsection 11.12  requiring such Fidelity Bond and errors and omissions insurance  shall  diminish  or  relieve  the  Servicer  from its duties  and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such Fidelity Bond and insurance  policy shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the Fannie Mae Servicing  Guide or by Freddie Mac in the
Freddie  Mac Guide,  as amended  or  restated  from time to time,  or in an amount as may be  permitted  to the
Servicer by express  waiver of Fannie Mae or Freddie Mac.  Upon request of the  Purchaser,  the Servicer  shall cause  to be  delivered  to the  Purchaser  a  certified  true  copy of  such  Fidelity  Bond or a  certificate evidencing  the same with a  statement  that the  Servicer  shall  endeavor  to provide  written  notice to the
Purchaser thirty (30) days prior to modification or any material change.

        Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired in  foreclosure  or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its nominee.

        The Purchaser,  by giving notice to the Servicer,  may elect to manage and dispose of all REO Property acquired  pursuant to this  Agreement  by itself.  If the  Purchaser  so elects,  the  Purchaser  shall assume control of REO Property at the time of its  acquisition  and the Servicer  shall forward the related  Mortgage
File to the  Purchaser as soon as is  practicable.  Promptly upon  assumption of control of any REO Property, the Purchaser shall reimburse any related  Servicing  Advances or other expenses incurred by the Servicer with respect to that REO Property.

        If the Purchaser has not informed the Servicer  that it will manage REO  Property,  the  provisions of this  Subsection 11.13(c)  shall  apply.  The  Servicer  shall cause to be  deposited  on a daily basis in the
Custodial  Account all revenues  received with respect to the  conservation  of the related REO Property.  The
Servicer shall make  distributions  as required on each  Remittance Date to the Purchaser of the net cash flow from the REO Property  (which shall equal the  revenues  from such REO Property net of the expenses  described above and of any  reserves  reasonably  required  from time to time to be  maintained  to satisfy  anticipated liabilities for such expenses).

               The  disposition of REO Property  shall be carried out by the Servicer.  Upon the request of the
Purchaser,  and at the  Purchaser's  expense,  the Servicer  shall cause an appraisal of the REO Property to be performed for the Purchaser.

               The  Servicer  shall  either  itself or  through  an agent  selected  by the  Servicer,  manage, conserve,  protect and operate the REO  Property in the same manner that it manages,  conserves,  protects  and operates other  foreclosed  property for its own account,  and in the same manner that similar  property in the same  locality as the REO Property is managed.  The Servicer  shall bill the  Purchaser for such costs upon the sale of the REO Property and shall not withdraw funds to cover such costs from the Custodial Account.

        Servicing Compensation.

               As  compensation  for its  services  hereunder,  the  Servicer  shall be  entitled to retain the
Servicing  Fee  from  interest  payments  actually  collected  on  the  Mortgage  Loans.  Additional  servicing compensation in the form of assumption fees, late payment  charges,  prepayment  penalties,  BPP Fees and other ancillary  income  shall be  retained  by the  Servicer  to the  extent not  required  to be  deposited  in the
Custodial  Account.  The Servicer shall be required to pay all expenses  incurred by it in connection  with its servicing  activities  hereunder and shall not be entitled to  reimbursement  therefor  except as  specifically provided for herein.

        Distributions.

               On each  Remittance  Date the Servicer  shall remit by wire  transfer of  immediately  available funds to the account  designated  in writing by the  Purchaser of record on the  preceding  Record Date (a) all amounts credited to the Custodial  Account at the close of business on the related  Determination  Date, net of charges against or withdrawals  from the Custodial  Account pursuant to  Subsection 11.05(b)  through (h), plus
(b) all  amounts,  if any, which the Servicer is obligated to distribute  pursuant to Subsection  11.17,  minus
(c) any amounts  attributable to Principal  Prepayments  received after the end of the calendar month preceding the month in which the  Remittance  Date  occurs,  minus  (d) any  amounts  attributable  to  Monthly  Payments collected but due on a Due Date or Due Dates subsequent to the related Due Date.

               With respect to any  remittance  received by the Purchaser  after the Business Day on which such payment was due, the Servicer  shall pay to the  Purchaser  interest on any such late payment at an annual rate equal to the rate of interest as is publicly  announced  from time to time at its  principal  office by Bank of
America,  National  Association,  or its successor,  as its prime lending rate, adjusted as of the date of each change,  plus two  percent (2%),  but in no event greater than the maximum amount  permitted by applicable law.
Such  interest  shall be paid by the Servicer to the  Purchaser on the date such late payment is made and shall cover the period  commencing  with the  Business Day on which such payment was due and ending with the Business
Day immediately  preceding the Business Day on which such payment is made,  both inclusive.  The payment by the
Servicer of any such  interest  shall not be deemed an  extension  of time for payment or a waiver of any Event of Default by the Servicer.

        Statements to the Purchaser.

               Not later than the tenth (10th) day of the month of each related  Remittance  Date, the Servicer shall  forward  to the  Purchaser  a  statement,  substantially  in the form of  Exhibit 5 and  certified  by a
Servicing  Officer,  setting forth on a loan-by-loan  basis:  (a) the amount of the  distribution  made on such
Remittance  Date which is allocable  to  principal  and  allocable  to  interest;  (b) the  amount of servicing compensation  received by the Servicer during the prior calendar month; and (c) the  aggregate Stated Principal
Balance of the Mortgage  Loans as of the last day of the preceding  month.  Such  statement  shall also include information  regarding  delinquencies on Mortgage Loans,  indicating the number and aggregate  principal amount of Mortgage Loans which are either one (1),  two (2) or three (3) or more months  delinquent and the book value of any REO Property.  The Servicer shall submit to the Purchaser  monthly a liquidation  report with respect to each  Mortgaged  Property  sold in a  foreclosure  sale  as of the  related  Record  Date  and  not  previously reported.  Such liquidation  report shall be incorporated  into the remittance report delivered to Purchaser in the form of Exhibit 5  hereto.  The Servicer  shall also  provide  such  information  as set forth above to the
Purchaser in  electronic  form in the  Servicer's  standard  format,  a copy of which has been  provided by the
Servicer.

               The Servicer  shall  prepare and file any and all tax returns,  information  statements or other filings  required to be delivered to any  governmental  taxing  authority,  the  Mortgagor or to the  Purchaser pursuant to any  applicable law with respect to the Mortgage Loans and the  transactions  contemplated  hereby.
In addition,  the Servicer shall provide the Purchaser with such  information  concerning the Mortgage Loans as is necessary for such Purchaser to prepare  federal income tax returns as the Purchaser may reasonably  request from time to time.

        Advances by the Servicer.

               On the Business Day  immediately  preceding  each related  Remittance  Date,  the Servicer shall either  (a) deposit in the Custodial  Account from its own funds an amount equal to the aggregate amount of all
Monthly  Payments (with interest  adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage
Loans during the  applicable Due Period and which were  delinquent at the close of business on the  immediately preceding  Determination Date (each such advance,  a "P&I Advance"),  (b) cause to be made an appropriate entry in the records of the Custodial  Account that amounts held for future  distribution  have been, as permitted by this  Subsection 11.17,  used by the  Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any  combination  of (a) or (b)  aggregating  the total amount of advances to be made.  Any amounts held for future  distribution  and so used  shall be  replaced  by the  Servicer  by  deposit in the  Custodial
Account on or before any future  Remittance  Date if funds in the  Custodial  Account on such  Remittance  Date shall be less than  payments to the  Purchaser  required to be made on such  Remittance  Date.  The  Servicer's obligation  to make P&I Advances as to any Mortgage  Loan will  continue  through the last Monthly  Payment due prior to the payment in full of a Mortgage  Loan,  or through  the last  related  Remittance  Date prior to the
Remittance Date for the distribution of all other payments or recoveries  (including  proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan;  provided,  however, that such  obligation  shall  cease if the  Servicer,  in its good  faith  judgment,  determines  that such P&I
Advances would not be recoverable  pursuant to  Subsection 11.05(d).  The  determination by the Servicer that a
P&I  Advance,  if made,  would be  nonrecoverable,  shall  be  evidenced  by an  Officer's  Certificate  of the
Servicer, delivered to the Purchaser, which details the reasons for such determination.

        Assumption Agreements.

               The Servicer will use its best efforts to enforce any "due-on-sale"  provision  contained in any
Mortgage or Mortgage  Note;  provided  that,  subject to the  Purchaser's  prior  approval,  the Servicer shall permit such  assumption  if so required in  accordance  with the terms of the  Mortgage or the  Mortgage  Note.
When the  Mortgaged  Property  has been  conveyed by the  Mortgagor,  the Servicer  will,  to the extent it has knowledge of such  conveyance,  exercise its rights to accelerate  the maturity of such Mortgage Loan under the
"due-on-sale"  clause  applicable  thereto;  provided,  however,  the Servicer will not exercise such rights if prohibited  by law from doing so or if the  exercise  of such  rights  would  impair or  threaten to impair any recovery  under  the  related  Primary  Mortgage  Insurance  Policy,  if  any.  In  connection  with  any  such assumption,  the outstanding  principal amount,  the Monthly Payment,  the Mortgage Interest Rate, the Lifetime
Rate Cap (if  applicable),  the Gross  Margin (if  applicable),  the Initial  Rate Cap (if  applicable)  or the
Periodic  Rate Cap (if  applicable)  of the related  Mortgage  Note shall not be  changed,  and the term of the
Mortgage  Loan  will  not  be  increased  or  decreased.   If  an  assumption  is  allowed   pursuant  to  this
Subsection 11.18,  the Servicer with the prior consent of the issuer of the Primary Mortgage  Insurance Policy, if any, is authorized to enter into a substitution  of liability  agreement with the purchaser of the Mortgaged
Property  pursuant to which the  original  Mortgagor  is  released  from  liability  and the  purchaser  of the
Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.

        Satisfaction of Mortgages and Release of Mortgage Files.

               Upon the payment in full of any Mortgage  Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner  customary  for such  purposes,  the Servicer will obtain the portion of the Mortgage File that is in the  possession  of the Purchaser or its designee,  prepare and process any  required  satisfaction  or  release  of the  Mortgage  and notify the  Purchaser  in  accordance  with the provisions  of this  Agreement.  The  Purchaser  agrees to deliver to the Servicer (or cause to be delivered to the  Servicer)  the  original  Mortgage  Note for any  Mortgage  Loan not later  than  five (5)  Business  Days following  its receipt of a notice from the  Servicer  that such a payment in full has been  received or that a notification  has been received that such a payment in full shall be made.  Such Mortgage Note shall be held by the Servicer,  in trust,  for the purpose of canceling such Mortgage Note and delivering the canceled  Mortgage
Note to the Mortgagor in a timely manner as and to the extent  provided under any  applicable  federal or state law.

               In the event the  Servicer  grants a  satisfaction  or  release  of a  Mortgage  without  having obtained  payment  in full of the  indebtedness  secured  by the  Mortgage  or should  the  Servicer  otherwise prejudice  any right the  Purchaser may have under the mortgage  instruments,  the Servicer  shall remit to the
Purchaser  the Stated  Principal  Balance of the  related  Mortgage  Loan by deposit  thereof in the  Custodial
Account.  The  Fidelity  Bond shall  insure the  Servicer  against any loss it may sustain  with respect to any
Mortgage Loan not satisfied in accordance with the procedures set forth herein.

        Annual Statement as to Compliance.

        The Servicer shall deliver to the Purchaser,  to any master servicer which is master  servicing any of the  Mortgage  Loans  pursuant  to a  Securitization  or other  securitization  transaction  (each,  a "Master
Servicer")  and to the Sarbanes  Certifying  Party not later than the earlier of (a) March 15 of each calendar year (other than the calendar  year during  which the related  Closing Date occurs) or (b) with respect to any calendar year during which the annual report of the entity which is the depositor (or other party  responsible for  filing  Form  10-K  with  the  Commission  (as  defined  below))  of the  Mortgage  Loans  pursuant  to a
Securitization or other  securitization  transaction (the "Depositor") on Form 10-K is required to be filed in accordance  with the  Securities  Exchange  Act of 1934,  as amended  (the  "Exchange  Act") and the rules and regulations of the Securities Exchange  Commission (the  "Commission"),  fifteen (15) calendar days before the date on which the  Depositor's  annual  report on Form 10-K is  required  to be filed in  accordance  with the
Exchange Act and the rules and  regulations of the Commission (or, in each case, if such day is not a Business
Day, the immediately  preceding Business Day), an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer  during the preceding  year and of performance  under this
Agreement has been made under such officer's  supervision  and (ii) to the best of such officer's  knowledge, based on such review,  the Servicer has fulfilled all of its obligations under this Agreement  throughout such year, or, if there has been a default in the fulfillment of any such obligation,  specifying each such default known to such officer and the nature and status thereof.

        With  respect to any  Mortgage  Loans that are subject to a  Securitization  or other  securitization transaction,  not later than the earlier of (a) March 15 of each  calendar  year (other than the calendar year during which the Closing Date  occurs) or (b) with respect to any calendar  year during which the  Depositor's annual  report on Form 10-K is  required to be filed in  accordance  with the  Exchange  Act and the rules and regulations  of the  Commission,  fifteen (15) calendar days before the date on which the  Depositor's  annual report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and regulations of the Commission  (or, in each case, if such day is not a Business Day, the  immediately  preceding  Business
Day),  an officer of the Servicer  shall  execute and deliver an Officer's  Certificate  in the form  attached hereto as Exhibit 7 to the Sarbanes  Certifying Party for the benefit of the Sarbanes Certifying Party and its officers, directors and affiliates.

        The Servicer shall indemnify and hold harmless the Master Servicer and the Sarbanes  Certifying  Party
(any  such  person,  an  "Indemnified  Party")  from and  against  any  losses,  damages,  penalties,  fines, forfeitures,  reasonable  legal fees and related costs,  judgments and other costs and expenses arising out of or based upon a breach by the Servicer of its obligations  under this Subsection 11.20 or Subsection 11.21, or the  negligence,  bad  faith  or  willful  misconduct  of  the  Servicer  in  connection  therewith.  If  the indemnification  provided for herein is unavailable or insufficient  to hold harmless any  Indemnified  Party, then the Servicer agrees that it shall contribute to the amount paid or payable by the Indemnified  Party as a result of the losses,  claims,  damages or  liabilities  of the  Indemnified  Party in such  proportion  as is appropriate  to reflect the relative  fault of the  Indemnified  Party on the one hand and the Servicer on the other in connection  with a breach of the Servicer's  obligations  under this  Subsection  11.20 or Subsection
11.21, or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

It is acknowledged and agreed that each Master Servicer and the Sarbanes Certifying Party shall be an express third party beneficiary of the provisions of this Subsection 11.20 and shall be entitled independently to enforce the provisions of this Subsection 11.20 with respect to any obligations owed to such entity as if it were a direct party to this Agreement.

        Annual Independent Public Accountants' Servicing Report.

               Not later than the earlier of (a) March 15 of each  calendar  year (other than the calendar year during  which the related  Closing  Date  occurs) or (b) with  respect to any  calendar  year during  which the
Depositor's  annual  report on Form 10-K is required to be filed in  accordance  with the  Exchange Act and the rules and  regulations of the  Commission,  fifteen (15) calendar days before the date on which the Depositor's annual  report on Form 10-K is  required  to be filed in  accordance  with the  Exchange  Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the  immediately  preceding
Business  Day),  the Servicer at its expense shall cause a firm of independent  public  accountants  which is a member of the  American  Institute  of  Certified  Public  Accountants  to  furnish a  statement  to any Master
Servicer and the Sarbanes  Certifying  Party to the effect that such firm has examined  certain  documents  and records  relating to the servicing of  residential  mortgage  loans and that, on the basis of such  examination conducted  substantially in compliance with the Uniform Single Attestation  Program for Mortgage Bankers,  such firm confirms that such servicing has been conducted in compliance with Customary  Servicing  Procedures except for such  significant  exceptions or errors in records that,  in the opinion of such firm,  the Uniform  Single
Attestation Program for Mortgage Bankers requires it to report.

        Servicer Shall Provide Access and Information as Reasonably Required.

               The Servicer shall provide to the Purchaser,  and for any Purchaser insured by FDIC or NAIC, the supervisory  agents and examiners of FDIC and OTS or NAIC, access to any  documentation  regarding the Mortgage
Loans which may be required by  applicable  regulations.  Such access  shall be afforded  without  charge,  but only upon reasonable request, during normal business hours and at the offices of the Servicer.

               In addition,  the Servicer shall furnish upon request by the Purchaser,  during the term of this
Agreement,  such  periodic,  special or other reports or  information,  whether or not provided for herein,  as shall be necessary,  reasonable and  appropriate  with respect to the purposes of this Agreement and applicable regulations.  All such  reports or  information  shall be provided  by and in  accordance  with all  reasonable instructions  and  directions  the Purchaser may require.  The Servicer  agrees to execute and deliver all such instruments  and take all such action as the Purchaser,  from time to time, may reasonably  request in order to effectuate the purposes and to carry out the terms of this Agreement.

        Inspections.

               The Servicer shall inspect the Mortgaged  Property as often deemed  necessary by the Servicer to assure itself that the value of the Mortgaged  Property is being preserved.  In addition,  if any Mortgage Loan is more than sixty (60) days  delinquent,  the Servicer  immediately  shall inspect the Mortgaged  Property and shall conduct subsequent  inspections in accordance with Customary  Servicing  Procedures or as may be required by the primary mortgage  guaranty  insurer.  The Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

        Restoration of Mortgaged Property.

               The Servicer  need not obtain the approval of the  Purchaser  prior to releasing  any  Insurance
Proceeds  or  Condemnation  Proceeds  to the  Mortgagor  to be  applied  to the  restoration  or  repair of the
Mortgaged  Property if such release is in accordance with Customary  Servicing  Procedures.  At a minimum,  the
Servicer shall comply with the following  conditions in connection with any such release of Insurance  Proceeds or Condemnation Proceeds:

               the Servicer shall receive  satisfactory  independent  verification of completion of repairs and issuance of any required approvals with respect thereto;

               the  Servicer  shall  take all steps  necessary  to  preserve  the  priority  of the lien of the
        Mortgage,  including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

               the Servicer shall verify that the Mortgage Loan is not in default; and

               pending repairs or restoration,  the Servicer shall place the Insurance Proceeds or Condemnation
        Proceeds in the Escrow Account.

               If the  Purchaser is named as an  additional  loss payee,  the  Servicer is hereby  empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

        BPP Mortgage Loans.

   With respect to any BPP Mortgage Loan, the Servicer hereby agrees to deposit in the Custodial Account and remit to the Purchaser any BPP Mortgage Loan Payment due pursuant to a BPP Addendum.  Any Monthly Covered
Amount payable by the Servicer pursuant to this Subsection 11.25 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the Determination Date immediately following the Due Date as to which such Monthly Covered Amount relates.  Any Total Covered Amount payable by the Servicer pursuant to this
Subsection 11.25 shall be remitted to the Purchaser on or prior to the Remittance Date relating to the
Determination Date in the month following the month in which the cancellation to which such Total Covered
Amount relates occurs.  For the avoidance of any doubt, no duty of the Servicer to remit or advance funds hereunder (including, without limitation, Servicing Advances) shall include remittances or advances of or with respect to BPP Fees.  Notwithstanding any provision in this Agreement to the contrary, in the event servicing is transferred from the Servicer, the BPP Addendum shall be of no further force and effect and the
Servicer shall not have obligations to make BPP Mortgage Loan Payments or otherwise with respect to the BPP
Addendum; provided however, that the Servicer would be required to make any payments required under the BPP
Addendum with respect to protected events that occur on or prior to the effective date of termination as set forth in the BPP Addendum.

          The Servicer.

        Indemnification; Third Party Claims.

        The Servicer agrees to indemnify and hold harmless the Purchaser  against any and all claims,  losses, penalties,  fines,  forfeitures,  legal fees and  related  costs,  judgments,  and any other  costs,  fees and expenses  that the  Purchaser  may sustain in any way  related to the  failure of the  Servicer to service the
Mortgage Loans in compliance with the terms of this Agreement.

        The Servicer shall  immediately  notify the Purchaser if a claim is made by a third party with respect to this  Agreement  or the Mortgage  Loans,  and the  Servicer  shall assume (with the written  consent of the
Purchaser)  the defense of any such claim and pay all  expenses in  connection  therewith,  including  counsel fees.  If the Servicer has assumed the defense of the  Purchaser,  the Servicer  shall  provide the  Purchaser with a written report of all expenses and advances incurred by the Servicer pursuant to this  Subsection 12.01 and the  Purchaser  shall  promptly  reimburse  the  Servicer  for all amounts  advanced by it pursuant to the preceding  sentence  except when the claim in any way  relates to the  failure of the  Servicer to service the
Mortgage Loans in accordance with the terms of this Agreement.

        Merger or Consolidation of the Servicer.

               The  Servicer  will keep in full  effect  its  existence,  rights and  franchises  as a national banking  association,  and will obtain and preserve its  qualification  to do business in each  jurisdiction in which  such  qualification  is or shall be  necessary  to  protect  the  validity  and  enforceability  of this
Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

               Any Person into which the Servicer may be merged or  consolidated,  or any entity resulting from any merger,  conversion or  consolidation  to which the Servicer shall be a party, or any Person  succeeding to substantially  all of the business of the  Servicer  (whether or not related to loan  servicing),  shall be the successor of the  Servicer  hereunder,  without the  execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Limitation on Liability of the Servicer and Others.

               The duties and obligations of the Servicer shall be determined solely by the express  provisions of this  Agreement,  the Servicer shall not be liable except for the performance of such duties and obligations as are  specifically  set forth in this Agreement and no implied  covenants or  obligations  shall be read into this  Agreement  against the Servicer.  Neither the Servicer nor any of the directors,  officers,  employees or agents of the Servicer  shall be under any liability to the  Purchaser  for any action taken or for  refraining from the taking of any action in accordance  with  Customary  Servicing  Procedures and otherwise in good faith pursuant  to this  Agreement  or for errors in  judgment;  provided,  however,  that this  provision  shall not protect the Servicer  against any liability  resulting from any breach of any  representation  or warranty made herein, or from any liability  specifically  imposed on the Servicer herein;  and, provided further,  that this provision  shall not protect the Servicer  against any liability  that would  otherwise be imposed by reason of the willful  misfeasance,  bad faith or gross  negligence in the performance of duties or by reason of reckless disregard of the obligations or duties  hereunder.  The Servicer and any director,  officer,  employee or agent of the Servicer may rely on any document of any kind which it in good faith  reasonably  believes to be genuine and to have been  adopted  or signed by the  proper  authorities  respecting  any  matters  arising  hereunder.
Subject to the terms of  Subsection 12.01,  the Servicer  shall have no  obligation  to appear with respect to, prosecute or defend any legal action which is not  incidental  to the  Servicer's  duty to service the Mortgage
Loans in accordance with this Agreement.

        Seller and Servicer Not to Resign.

               Neither the Seller nor the Servicer shall assign this  Agreement or resign from the  obligations and duties  hereby  imposed on it except by mutual  consent of the Servicer or the Seller,  as the case may be, and the Purchaser or upon the  determination  that the Servicer's  duties  hereunder are no longer  permissible under applicable law and such incapacity  cannot be cured by the Servicer.  Any such  determination  permitting the  unilateral  resignation  of the  Servicer  shall be  evidenced  by an Opinion  of  Counsel to such  effect delivered  to the  Purchaser,  which  Opinion  of  Counsel  shall be in form and  substance  acceptable  to the
Purchaser.  No such  resignation  or  assignment  shall  become  effective  until a  successor  has assumed the
Servicer's responsibilities and obligations hereunder in accordance with Subsection 14.02.

         Default.

        Events of Default.

               In case one or more of the  following  Events of  Default  by the  Servicer  shall  occur and be continuing:

               any failure by the Servicer to remit to the Purchaser any payment  required to be made under the terms of this Agreement  which  continues  unremedied  for a period of two (2)  Business Days after the date upon which  written  notice of such failure,  requiring  the same to be remedied,  shall have been given to the Servicer by the Purchaser;

               failure  by the  Servicer  to duly  observe  or  perform,  in any  material  respect,  any other covenants,  obligations  or  agreements  of the Servicer as set forth in this  Agreement  which failure continues  unremedied for a period of  thirty (30)  days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser;

               a decree or order of a court or agency or  supervisory  authority  having  jurisdiction  for the appointment of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt,  marshalling  of  assets  and  liabilities  or  similar  proceedings,  or for the  winding-up  or liquidation  of its  affairs,  shall have been  entered  against the  Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

               the Servicer shall consent to the  appointment of a conservator or receiver or liquidator in any insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets  and  liabilities  or  similar proceedings  of or relating to the Servicer or relating to all or  substantially  all of the Servicer's property;

               the Servicer  shall admit in writing its  inability to pay its debts as they become due,  file a petition to take advantage of any applicable  insolvency or reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

               the Servicer  shall cease to be qualified to do business  under the laws of any state in which a
        Mortgaged  Property is located,  but only to the extent such  qualification  is necessary to ensure the enforceability of each Mortgage Loan and to perform the Servicer's obligations under this Agreement; or

               the Servicer  shall fail to meet the servicer  eligibility  qualifications  of Fannie Mae or the
        Servicer shall fail to meet the servicer eligibility qualifications of Freddie Mac;

then,  and in each and every  such  case,  so long as an Event of  Default  shall not have been  remedied,  the
Purchaser,  by notice in writing to the  Servicer,  may, in addition to whatever  rights the Purchaser may have at law or equity to damages,  including  injunctive relief and specific  performance,  commence  termination of all the rights and  obligations  of the Servicer  under this Agreement and in and to the Mortgage Loans and the proceeds  thereof.  Upon receipt by the Servicer of such written  notice from the  Purchaser  stating that they intend to  terminate  the  Servicer  as a result  of such  Event of  Default,  all  authority  and power of the
Servicer under this  Agreement,  whether with respect to the Mortgage Loans or otherwise,  shall pass to and be vested in the successor appointed pursuant to  Subsection 14.02.  Upon written request from the Purchaser,  the
Servicer shall prepare,  execute and deliver to a successor any and all documents and other instruments,  place in such  successor's  possession  all  Mortgage  Files  and do or  cause to be done all  other  acts or  things necessary or appropriate to effect the purposes of such notice of termination,  including,  but not limited to, the transfer and  endorsement  or  assignment of the Mortgage  Loans and related  documents to the successor at the  Servicer's  sole  expense.  The Servicer  agrees to cooperate  with the  Purchaser  and such  successor in effecting  the  termination  of the  Servicer's  responsibilities  and  rights  hereunder,  including,  without limitation,  the transfer to such successor for  administration by it of all amounts which shall at the time be credited by the Servicer to the  Custodial  Account or Escrow  Account or  thereafter  received with respect to the Mortgage Loans.

        Waiver of Default.

               The  Purchaser  may waive any default by the  Servicer  in the  performance  of its  obligations hereunder  and its  consequences.  Upon any waiver of a past default,  such default  shall cease to exist,  and any  Event of  Default  arising  therefrom  shall be deemed to have been  remedied  for every  purpose  of this
Agreement.  No such waiver  shall  extend to any  subsequent  or other  default or impair any right  consequent thereto except to the extent expressly so waived.

         Termination.

        Termination.

               The respective  obligations and responsibilities of the Servicer,  as servicer,  shall terminate upon  (a) the  distribution  to the  Purchaser  of the final  payment or  liquidation  with respect to the last
Mortgage  Loan (or advances of same by the  Servicer) or (b) the  disposition  of all  property  acquired  upon foreclosure  or deed in lieu of  foreclosure  with respect to the last Mortgage Loan and the  remittance of all funds due  hereunder.  Upon written  request from the Purchaser in connection  with any such  termination,  the
Servicer  shall  prepare,  execute and  deliver,  any and all  documents  and other  instruments,  place in the
Purchaser's  possession  all  Mortgage  Files,  and do or  accomplish  all other  acts or things  necessary  or appropriate  to effect the  purposes  of such  notice of  termination,  whether to complete  the  transfer  and endorsement or assignment of the Mortgage Loans and related  documents,  or otherwise,  at the Purchaser's sole expense.  The Servicer  agrees to cooperate with the Purchaser and such successor in effecting the  termination of the  Servicer's  responsibilities  and rights  hereunder as servicer,  including,  without  limitation,  the transfer to such  successor  for  administration  by it of all cash amounts which shall at the time be credited by the  Servicer  to the  Custodial  Account  or Escrow  Account or  thereafter  received  with  respect to the
Mortgage Loans.

        Successors to the Servicer.

               Prior to the  termination  of the  Servicer's  responsibilities  and duties under this Agreement pursuant to  Subsections 12.04,  13.01 or 14.01,  the  Purchaser  shall,  (a) succeed  to and assume all of the
Servicer's  responsibilities,  rights,  duties and obligations  under this Agreement or (b) appoint a successor which  shall  succeed  to all rights and assume  all of the  responsibilities,  duties and  liabilities  of the
Servicer under this Agreement upon such  termination.  In connection with such appointment and assumption,  the
Purchaser may make such  arrangements  for the compensation of such successor out of payments on Mortgage Loans as it and  such  successor  shall  agree.  In the  event  that  the  Servicer's  duties,  responsibilities  and liabilities under this Agreement shall be terminated pursuant to the aforementioned  Subsections,  the Servicer shall  discharge  such duties and  responsibilities  during the period from the date it acquires  knowledge  of such  termination  until the effective  date thereof with the same degree of diligence and prudence which it is obligated  to  exercise  under  this  Agreement,  and shall  take no action  whatsoever  that  might  impair or prejudice  the rights or  financial  condition of its  successor.  The  resignation  or removal of the Servicer pursuant to the  aforementioned  Subsections  shall not become  effective  until a successor shall be appointed pursuant to this  Subsection  and shall in no event relieve the Seller of the  representations  and  warranties made pursuant to Subsections 7.01  and 7.02 and the remedies available to the Purchaser under  Subsection 7.03, it being  understood  and agreed that the provisions of such  Subsections 7.01  and 7.02 shall be applicable to the Seller  notwithstanding  any such  resignation or termination of the Servicer,  or the  termination of this
Agreement.

               Any  successor  appointed  as provided  herein  shall  execute,  acknowledge  and deliver to the
Servicer and to the Purchaser an instrument  accepting such appointment,  whereupon such successor shall become fully  vested with all the  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of the
Servicer,  with  like  effect  as if  originally  named  as a  party  to this  Agreement.  Any  termination  or resignation of the Servicer or this Agreement  pursuant to  Subsections 12.04,  13.01 or 14.01 shall not affect any  claims  that the  Purchaser  may have  against  the  Servicer  arising  prior to any such  termination  or resignation.

               The Servicer  shall  promptly  deliver to the successor  the funds in the Custodial  Account and
Escrow  Account and all Mortgage  Files and related  documents  and  statements  held by it  hereunder  and the
Servicer  shall account for all funds and shall execute and deliver such  instruments  and do such other things as may  reasonably be required to more fully and  definitively  vest in the successor all such rights,  powers, duties, responsibilities, obligations and liabilities of the Servicer.

               Upon a successor's  acceptance of  appointment  as such,  the Servicer  shall notify by mail the
Purchaser of such appointment.

         Notices.

               All demands,  notices and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if mailed,  by registered or certified  mail,  return receipt  requested,  or, if by other means, when received by the other party at the address as follows:

        if to the Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ms. Raylene Ruyle

        if to the Seller:

               Bank of America, National Association
               201 North Tryon Street
               Charlotte, North Carolina 28255
               Attention:  Secondary Marketing Manager

        if to the Servicer:

               Bank of America, National Association
               475 Crosspoint Parkway
               Getzville, New York 14068-9000
               Attention: Servicing Manager

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

         Severability Clause.

               Any part,  provision,  representation or warranty of this Agreement which is prohibited or which
is  held  to  be  void  or   unenforceable   shall  be  ineffective  to  the  extent  of  such  prohibition  or unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable in any  jurisdiction  shall  be  ineffective,  as to such  jurisdiction,  to the  extent  of such  prohibition  or
unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not  invalidate  or render  unenforceable such  provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders void or  unenforceable  any  provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good-faith, to develop a structure  the economic  effect of which is nearly as possible the same as the economic  effect of this Agreement without regard to such invalidity.

         No Partnership.

               Nothing  herein  contained  shall be deemed or  construed  to create a  co-partnership  or joint venture  between  the  parties  hereto and the  services of the  Servicer  shall be rendered as an  independent contractor and not as agent for the Purchaser.

         Counterparts.

               This Agreement may be executed  simultaneously  in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Governing Law.

               EXCEPT TO THE EXTENT  PREEMPTED BY FEDERAL LAW, THE  AGREEMENT  SHALL BE CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK AND THE  OBLIGATIONS,  RIGHTS  AND  REMEDIES  OF THE  PARTIES  HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK,  WITHOUT  REGARD TO THE CONFLICTS OF
LAWS PROVISIONS OF NEW YORK OR ANY OTHER JURISDICTION.

         Intention of the Parties.

               It is the intention of the parties that the Purchaser is purchasing,  and the Seller is selling, the  Mortgage  Loans and not a debt  instrument  of the Seller or another  security.  Accordingly,  the parties hereto each intend to treat the  transaction  for federal  income tax  purposes as a sale by the Seller,  and a purchase by the Purchaser,  of the Mortgage  Loans.  The Purchaser  shall have the right to review the Mortgage
Loans and the related  Mortgage  Files to  determine  the  characteristics  of the  Mortgage  Loans which shall affect the federal income tax  consequences  of owning the Mortgage  Loans and the Seller shall  cooperate with all reasonable requests made by the Purchaser in the course of such review.

               It is not the  intention  of the  parties  that such  conveyances  be  deemed a pledge  thereof.
However,  in the  event  that,  notwithstanding  the  intent of the  parties,  such  assets  are held to be the property  of the  Seller or if for any  other  reason  this  Agreement  is held or deemed to create a  security interest in either such assets,  then (a) this  Agreement shall be deemed to be a security agreement within the meaning of the Uniform  Commercial Code of the State of New York and (b) the  conveyances  provided for in this
Agreement  shall be  deemed  to be an  assignment  and a grant by the  Seller to the  Purchaser  of a  security interest in all of the assets transferred, whether now owned or hereafter acquired.

         Waivers.

               No term or  provision  of this  Agreement  may be  waived  or  modified  unless  such  waiver or modification  is in writing and signed by the party  against whom such waiver or  modification  is sought to be enforced.

         Exhibits.

               The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof and are an integral part of this Agreement.

         General Interpretive Principles.

               For purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

               the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include  the  plural  as well as the  singular,  and the use of any  gender  herein  shall be deemed to include the other gender;

               accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

               references herein to "Articles," "Sections," "Subsections,"  "Paragraphs" and other subdivisions without  reference to a document are to designated  Articles,  Sections,  Subsections,  Paragraphs  and
        other subdivisions of this Agreement;

               reference  to a  Subsection  without  further  reference  to a Section  is a  reference  to such
        Subsection  as contained in the same Section in which the reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

               the words  "herein,"  "hereof,"  "hereunder"  and other  words of similar  import  refer to this
        Agreement as a whole and not to any particular provision; and

               the term "include" or "including" shall mean without limitation by reason of enumeration.

         Reproduction of Documents.

               This Agreement and all documents relating thereto,  including,  without limitation (a) consents, waivers and modifications which may hereafter be executed,  (b) documents  received by any party at the closing and (c) financial  statements,  certificates and other information  previously or hereafter  furnished,  may be reproduced by any photographic,  photostatic,  microfilm,  micro-card,  miniature photographic or other similar process.  The parties hereto agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or  administrative  proceeding,  whether or not the original is in existence and whether or not  such  reproduction  was  made by a party  hereto  in the  regular  course  of  business,  and  that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Amendment.

               This  Agreement may be amended from time to time by the  Purchaser,  the Seller and the Servicer by written agreement signed by the parties hereto.

         Confidentiality.

               Each of the Purchaser,  the Seller and the Servicer shall employ proper procedures and standards designed to maintain  the  confidential  nature of the terms of this  Agreement,  except to the extent  (a) the disclosure  of which is  reasonably  believed  by such  party to be  required  in  connection  with  regulatory requirements  or other legal  requirements  relating to its affairs;  (b) disclosed  to any one or more of such party's  employees,  officers,  directors,  agents,  attorneys  or  accountants  who would  have  access to the contents of this  Agreement  and such data and  information  in the normal  course of the  performance  of such person's  duties for such  party,  to the extent such party has  procedures  in effect to inform such person of the  confidential  nature  thereof;  (c) that is disclosed in a  prospectus,  prospectus  supplement or private placement  memorandum  relating to a  Securitization  of the Mortgage  Loans by the  Purchaser (or an affiliate assignee  thereof) or to any person in  connection  with the resale or  proposed  resale of all or a portion of the Mortgage  Loans by such party in accordance  with the terms of this  Agreement;  and (d) that is reasonably believed by such party to be necessary for the enforcement of such party's rights under this Agreement.

         Entire Agreement.

               This  Agreement  constitutes  the entire  agreement  and  understanding  relating to the subject matter  hereof  between  the  parties  hereto and any prior oral or written  agreements  between  them shall be deemed to have merged herewith.

         Further Agreements; Securitization.

               The Seller,  the Servicer and the Purchaser  each agree to execute and deliver to the other such reasonable and appropriate  additional documents,  instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

               The  Seller and the  Servicer  each agree to enter into  additional  documents,  instruments  or agreements as may be necessary to effect one or more  Securitizations  of the Mortgage Loans.  The parties also agree that the  provisions of this Agreement may be altered in a manner  reasonably  acceptable to the Servicer if necessary to effect a  Securitization  (including,  but not limited to, any changes  required (i) to satisfy
Rating Agency  requirements  or (ii) to  qualify for treatment as one or more real estate  mortgage  investment conduits).  All  reasonable  out of pocket costs  actually  incurred by the Seller and the Servicer,  including reasonable  attorney's  fees and  accountant's  fees  (such  attorney's  and  accountant's  fees not to  exceed
$20,000),   in  connection  with  performing  its  obligations   under  this  Section  28  with  respect  to  a
Securitization shall be reimbursed by the Purchaser upon demand therefor.

         Successors and Assigns.

               This  Agreement  shall  bind and  inure to the  benefit  of and be  enforceable  by the  initial
Purchaser,  the Seller and the  Servicer,  and the  respective  successors  and assigns of the  Purchaser,  the
Seller and the Servicer.  The initial  Purchaser and any  subsequent  purchasers  may assign this  Agreement to any Person to whom any Mortgage Loan is  transferred  pursuant to a sale or financing upon prior written notice to the Servicer in accordance with the following paragraph;  provided,  however, that the Servicer shall not be required  to  service  the  Mortgage  Loans for more than  three (3)  Persons  for  assignees  of EMC  Mortgage
Corporation or its  respective  affiliates at any time and shall not recognize any assignment of this Agreement to the extent that following such  assignment  more than such number of Persons would be purchasers  hereunder.
As used herein,  the trust formed in connection  with a  Securitization  shall be deemed to constitute a single
"Person."  Upon any such  assignment  and  written  notice  thereof  to the  Servicer,  the Person to whom such assignment is made shall succeed to all rights and  obligations  of the Purchaser  under this  Agreement to the extent of the  related  Mortgage  Loan or  Mortgage  Loans and this  Agreement,  to the  extent of the  related
Mortgage Loan or Mortgage Loans,  shall be deemed to be a separate and distinct  agreement between the Servicer and such  purchaser,  and a separate and distinct  agreement  between the Servicer and each other  purchaser to the extent of the other related Mortgage Loan or Mortgage Loans.

               At least five (5)  Business Days prior to the end of the month preceding the date upon which the first  remittance is to be made to an assignee of the  Purchaser,  the Purchaser  shall provide to the Servicer written notice of any  assignment  setting  forth:  (a) the  Servicer's  applicable  Mortgage Loan  identifying number for each of the  Mortgage  Loans  affected by such  assignment;  (b) the  aggregate  scheduled  transfer balance of such Mortgage  Loans;  and (c) the full name,  address and wiring  instructions  of the assignee and the  name and  telephone  number  of an  individual  representative  for such  assignee,  to whom the  Servicer should:  (i) send  remittances;  (ii) send  any  notices  required by or provided  for in this  Agreement;  and
(iii) deliver any legal documents  relating to the Mortgage Loans  (including,  but not limited to, contents of any Mortgage File obtained after the effective date of any assignment).

               If the  Purchaser  has not provided the notice of assignment  required by this  Section 29,  the
Servicer  shall not be required to treat any other Person as a "Purchaser"  hereunder and may continue to treat the Purchaser which purports to assign the Agreement as the "Purchaser" for all purposes of this Agreement.

         Non-Solicitation.

               From and  after  the  Closing  Date,  the  Seller,  the  Servicer  and any of  their  respective affiliates  hereby  agrees that it will not take any action or permit or cause any action to be taken by any of its agents or  affiliates,  or by any  independent  contractors on its behalf,  to personally,  by telephone or mail,  solicit a Mortgagor  under any Mortgage Loan for the purpose of refinancing a Mortgage Loan, in whole or in part,  without the prior written  consent of the Purchaser.  It is understood and agreed that all rights and benefits  relating to the  solicitation of any Mortgagors and the attendant  rights,  title and interest in and to the list of such Mortgagors and data relating to their Mortgages  (including  insurance renewal dates) shall be transferred  to the Purchaser  pursuant  hereto on the Closing Date and none of the Seller,  the Servicer or any of their respective affiliates shall take any action to undermine these rights and benefits.

               Notwithstanding the foregoing,  it is understood and agreed that the Seller, the Servicer or any of their respective affiliates:

               may  advertise  its  availability  for handling  refinancings  of  mortgages  in its  portfolio, including  the  promotion  of terms it has  available  for such  refinancings,  through  the sending of letters or promotional  material,  so long as it does not specifically target Mortgagors and so long as such  promotional  material  either is sent to the mortgagors for all of the mortgages in the A-quality servicing  portfolio of the Seller,  the Servicer and any of their affiliates (those it owns as well as those serviced for others) or sent to all of the mortgagors who have specific types of mortgages  (such as FHA, VA, conventional fixed-rate or conventional adjustable-rate,  or sent to those mortgagors whose mortgages fall within specific interest rate ranges;

               may provide pay-off information and otherwise  cooperate with individual  mortgagors who contact it about prepaying their  mortgages by advising them of refinancing  terms and streamlined  origination arrangements that are available; and

               may offer to refinance a Mortgage Loan made within thirty (30) days  following  receipt by it of a pay-off request from the related Mortgagor.

               Promotions  undertaken  by the Seller or the  Servicer or by any  affiliate of the Seller or the
Servicer which are directed to the general public at large (including,  without limitation,  mass mailing based on commercially acquired mailing lists, newspaper, radio and television  advertisements),  shall not constitute solicitation under this Section 30.

        Protection of Consumer Information.

               The  Purchaser  agrees  that  the  Purchaser  (i)  shall  comply  with any  applicable  laws and regulations  regarding  the  privacy  and  security  of  Consumer  Information,  (ii)  shall  not use  Consumer
Information in any manner  inconsistent  with any  applicable  laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose  Consumer  Information  to third parties except at the  specific  written  direction  of the  Seller or the  Servicer,  (iv)  shall  maintain  adequate  physical, technical and  administrative  safeguards to protect  Consumer  Information  from  unauthorized  access and (v)
shall  immediately  notify the Seller of any actual or  suspected  breach of the  confidentiality  of  Consumer
Information.

               The Purchaser  agrees that the  Purchaser  shall  indemnify,  defend and hold the Seller and the
Servicer  harmless  from and against any loss,  claim or  liability  the Seller or the  Servicer  may suffer by reason of the Purchaser's failure to perform the obligations set forth in this Section 31.

                                                [SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS  WHEREOF,  the  Purchaser,  the Seller and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first above written.

                                    EMC MORTGAGE CORPORATION,

                                    as Purchaser

                                    By:     _______________________________________

                                    Name:   _______________________________________

                                    Title:  _______________________________________

                                    BANK OF AMERICA, NATIONAL ASSOCIATION,

                                    as Seller and as Servicer

                                    By:     _______________________________________

                                    Name:   _______________________________________

                                    Title:  _______________________________________

 [Signature page to Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement, dated as of April 1,
                                                     2005]

                                                      1-1

                                                   EXHIBIT 1

                                            MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

               the original  Mortgage Note bearing all intervening  endorsements,  endorsed in blank and signed in the name of the Seller by an officer  thereof,  together with any applicable  original BPP Addendum, or, if the original  Mortgage Note has been lost or destroyed,  a lost note affidavit  substantially in the form of Exhibit 4 hereto;

               the original Assignment of Mortgage with assignee's name left blank;

               the original of any guarantee executed in connection with the Mortgage Note;

               the original Mortgage with evidence of recording  thereon,  or if any such mortgage has not been returned from the  applicable  recording  office or has been lost, or if such public  recording  office retains the original recorded  mortgage,  a photocopy of such mortgage  certified by the Seller to be a true and complete copy of the original recorded mortgage;

               the originals of all assumption,  modification,  consolidation or extension agreements,  if any, with evidence of recording thereon;

               the originals of all intervening  assignments of mortgage with evidence of recording thereon, or if any such  intervening  assignment of mortgage has not been returned  from the  applicable  recording office or has been lost or if such public  recording office retains the original  recorded  assignments of mortgage,  a photocopy of such intervening  assignment of mortgage,  certified by the Seller to be a true and complete copy of the original recorded intervening assignment of mortgage;

               (i) the original  mortgagee title insurance policy including an Environmental  Protection Agency
        Endorsement  and, with respect to any Adjustable  Rate Mortgage Loan, an  adjustable-rate  endorsement,
        (ii) with respect to certain  Refinanced  Mortgage  Loans,  a title search report or other  evidence of title [or (iii) in the case of any  jurisdiction  where  title  insurance  polices  are  generally  not available,  an opinion of counsel of the type  customarily  rendered in such  jurisdictions  in lieu of title insurance];

               the original of any security  agreement,  chattel  mortgage or equivalent  document  executed in connection with the Mortgage; and

               a copy of any applicable power of attorney.

                                                      2-1

                                                   EXHIBIT 2

                                        CONTENTS OF EACH MORTGAGE FILE

               With respect to each  Mortgage  Loan,  the  Mortgage  File shall  include each of the  following items,  unless  otherwise  disclosed to the Purchaser on the data tape, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to the Purchaser:

               Copies of the Mortgage Loan Documents.

               Residential loan application.

               Mortgage Loan closing statement.

               Verification of employment and income, if required.

               Verification of acceptable evidence of source and amount of down payment.

               Credit report on Mortgagor, in a form acceptable to either Fannie Mae or Freddie Mac.

               Residential appraisal report.

               Photograph of the Mortgaged Property.

               Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

               Copy of each instrument  necessary to complete  identification of any exception set forth in the exception  schedule  in the title  policy,  i.e.,  map or plat,  restrictions,  easements,  home  owner association declarations, etc.

               Copies of all required disclosure statements.

               If  applicable,  termite  report,  structural  engineer's  report,  water  potability and septic certification.

               Sales Contract, if applicable.

               The Primary Mortgage Insurance policy or certificate of insurance or electronic  notation of the existence of such policy, where required pursuant to the Agreement.

               Evidence  of  electronic  notation  of the hazard  insurance  policy,  and,  if required by law, evidence of the flood insurance policy.

                                                      3-1

                                                   EXHIBIT 3

                                            UNDERWRITING GUIDELINES

                                         [ON FILE WITH THE PURCHASER]

                                                      4-2

                                                      4-1

                                                   EXHIBIT 4

                                          FORM OF LOST NOTE AFFIDAVIT

        ________________________________________, being first duly sworn upon oath deposes and states:

        That he/she is  authorized  by Bank of America,  National  Association  ("B of A") to execute this Lost
Note Affidavit on behalf of B of A.  Notwithstanding  anything contained herein,  he/she shall have no personal liability pursuant to this Lost Note Affidavit.

        That the note dated  ______________,  executed by  _______________  in the  original  principal  sum of
$____________,  payable to the order of  __________________  and  secured  by a  mortgage  (or deed of trust or other  instrument  creating a lien  securing  the Note (as defined  below)) of even date on  premises  commonly known as ________________________________  ____________________________,  a copy of which is attached hereto as
Exhibit A (the "Note") was lost and /or  destroyed  and the affiant  herein has no knowledge of the location or whereabouts  of said  Note and said Note has not been  paid,  satisfied,  transferred,  assigned,  pledged,  or hypothecated in any way.

        NOW THEREFORE, for and in consideration of _______________and its successors and/or assigns,  accepting a certified  copy of the Note  identified on Exhibit "A" in lieu of the original Note, B of A does hereby agree to defend,  indemnify  and hold harmless  __________  _______________  its  respective  transferees,  and their respective  assigns  (the  "Indemnified")  from and  against  any and all  loss or  damage,  together  with all reasonable  costs,  charges  and  expenses  (whether  or not a lawsuit  is filed)  (collectively,  the  "Loss")
incurred as a result of the  inability to enforce the Note in  accordance  with its terms due to the lack of an original  Note or incurred  by reason of any claim,  demand,  suit,  cause of action or  proceeding  by a third party arising out of the  Indemnified's  inability to enforce the Note  according to its terms or the inability to receive any related  insurance  proceeds due to the lack of an original Note by a third party.  B of A shall pay any such Loss upon demand  provided that B of A is notified of any such Loss in writing,  after  __________
or transferee  becomes aware of same, at the following  address:  Bank of America,  201 North Tryon Street, 5th
Floor,   Charlotte,   North  Carolina   28255;   Attention:   Secondary   Marketing   Manager;   with  copy  to
_______________________;  Attention:  ________________.  B of A does  hereby  further  agree  that  should  the original Note ever be found by it, it will promptly  notify  _________________  or its respective  transferees, or their respective  assigns,  as applicable,  and upon receipt by B of A of the original Note, will endorse to
_______________  or its designee or  transferee,  as  applicable,  without  recourse,  such  original  Note and promptly  forward said Note  to_______________  or its designee or transferee,  as applicable.  Upon receipt to the original Note by  __________________  this  indemnification  agreement shall become null and void as to any loss accruing  subsequent to _____________  ___________'s  receipt of such original Note, however, B of A shall remain liable as to any loss accruing on or prior to __________________'s receipt of such original Note.

        Executed this _______day of _________________, 200__.

                                                BANK OF AMERICA, NATIONAL              ASSOCIATION

                                                                         By:___________________________________

                                                Witness:  ______________________________

        Subscribed and sworn to before me this _______ day of_________________, 200__.

___________________________________
Notary Public

                                                   EXHIBIT 5

                                       FORM OF MONTHLY REMITTANCE REPORT

                                                   EXHIBIT 6

                                              FORM OF TERM SHEET

               CLOSING DATE:

        This Term Sheet (this "Term  Sheet"),  dated as of _______ (the "Closing  Date"),  confirms the sale by
Bank of America,  National  Association (the "Seller") to EMC Mortgage  Corporation (the "Purchaser"),  and the
purchase  by the  Purchaser  from the  Seller,  of the first lien  residential  mortgage  loans on a  servicing retained basis  described on the Mortgage Loan Schedule  attached as Schedule I hereto (the "Mortgage  Loans"), pursuant to the terms of the Amended and Restated Flow Mortgage  Loan Sale and Servicing  Agreement  (the "Flow
Sale and  Servicing  Agreement"),  dated as of April 1,  2005,  by and between  the  Purchaser  and the Seller.
Capitalized  terms that are used herein but are not  defined  herein  shall have the  respective  meanings  set forth in the Flow Sale and Servicing Agreement.

        For good and valuable consideration,  the receipt and sufficiency of which is hereby acknowledged,  the
Seller does hereby  bargain,  sell,  convey,  assign and  transfer to  Purchaser  without  recourse,  except as provided in the Flow Sale and Servicing  Agreement,  and on a servicing  retained basis,  all right,  title and interest of the Seller in and to each of the Mortgage  Loans,  together with all  documents  maintained as part of the related  Mortgage  Files,  all Mortgaged  Properties  which secure any Mortgage Loan but are acquired by foreclosure,  deed in lieu of  foreclosure  after the Cut-off Date or otherwise,  all payments of principal and interest  received on the Mortgage Loans after the Cut-off Date, all other  unscheduled  collections  collected in respect of the Mortgage Loans after the Cut-off Date, and all proceeds of the foregoing,  subject,  however, to the rights of the Seller under the Flow Sale and Servicing Agreement.

        The Seller has delivered to the Purchaser or its designee  prior to the date hereof the documents  with respect to each Mortgage Loan required to be delivered under the Flow Sale and Servicing Agreement.

        For  purposes of the Mortgage  Loans sold  pursuant to this Term Sheet,  certain  terms shall be as set forth below:

       Cut-off Date Principal Balance:              $_______________________
       Closing Date:                                  _______________________
       Cut-off Date:                                  _______________________
       Purchase Price Percentage:                     ________%
       Servicing Fee Rate:                            ________%

                                        [Signatures On Following Page]

        IN WITNESS WHEREOF,  the parties hereto, by the hands of their duly authorized  officers,  execute this
Term Sheet as of the Closing Date referred to above.

EMC MORTGAGE CORPORATION                          BANK OF AMERICA, NATIONAL ASSOCIATION
                                                  as Seller
as Purchaser

By:                                               By:

Name:                                             Name:

Its:                                              Its:

By:

Name:

Its:

                                                                                                 Execution Copy

                                                   EXHIBIT 7

                             FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER

              I,  [identify  the  certifying  individual],  certify  to  _______________,   and  its  officers,
directors,  agents  and  affiliates,  and with  the  knowledge  and  intent  that  they  will  rely  upon  this certification, that:

              1.      Based on my  knowledge,  the  information  in the Annual  Statement  of  Compliance,  the
Annual Independent Public Accountant's  Servicing Report and all servicing reports,  officer's certificates and other  information  relating to the  servicing  of the Mortgage  Loans  submitted by the Servicer to the Master
Servicer  taken as a whole (and as amended or  corrected in writing to the Master  Servicer),  does not contain any untrue  statement of a material  fact or omit to state a material  fact  necessary  to make the  statements made, in light of the  circumstances  under which such  statements  were made, not misleading as of the date of this certification;

              2.      The  servicing  information  required  to be  provided  to  the  Master  Servicer  by the
Servicer under the Servicing Agreement has been provided to the Master Servicer;

              3.      I am  responsible  for  reviewing  the  activities  performed by the  Servicer  under the
Servicing Agreement and based upon the review required by the Servicing  Agreement,  and except as disclosed in the Annual  Statement of  Compliance  or the Annual  independent  Public  Accountant's  Servicing  Report,  the
Servicer has, for the period covered by the Form 10-K fulfilled its obligation  under the Servicing  Agreement;
and

              4.      The  Servicer  has  disclosed  to  the  Servicer's   Certified  Public   Accountants  all
significant  deficiencies  relating to the  Servicer's  compliance  with the  minimum  servicing  standards  in accordance  with a review  conducted in compliance  with the Uniform  Single  Attestation  Program for Mortgage
Bankers of similar standard as set forth in the Servicing Agreement.

               Capitalized  terms used but not defined herein have the meanings ascribed to them in the Amended and  Restated  Flow  Mortgage  Loan Sale and  Servicing  Agreement,  dated as of April 1, 2005 (the  "Servicing
Agreement"), between Bank of America, National Association and EMC Mortgage Corporation.

                                          BANK OF AMERICA, NATIONAL ASSOCIATION

                                          By:     _____________________________
                                          Name:   _____________________________
                                          Title:  _____________________________
                                          Date:   _____________________________

                                                                                                   EXHIBIT I-20

                                       REGULATION AB COMPLIANCE ADDENDUM
                                                      TO
                     AMENDED AND RESTATED FLOW MORTGAGE LOAN SALE AND SERVICING AGREEMENT

16

                                             (Servicing-retained)

               This Regulation AB Compliance  Addendum (this "Reg AB Addendum"),  dated as of January 27, 2006, by and between EMC Mortgage  Corporation  (the  "Purchaser")  and Bank of America,  National  Association  (the
"Company"),  to that certain Amended and Restated Flow Mortgage Loan Sale and Servicing Agreement,  dated as of
April 1, 2005,  by and between the  Company  and the  Purchaser  (as  amended,  modified or  supplemented,  the
"Agreement").

                                                  WITNESSETH

               WHEREAS,  the Company and the  Purchaser  have agreed to adopt an addendum to the  Agreement  to reflect the intention of the parties to comply with Regulation AB.

               NOW,  THEREFORE,  in  consideration  of the mutual  promises  and mutual  obligations  set forth herein, the Company and the Purchaser hereby agree as follows:

                                                 DEFINED TERMS

               Capitalized  terms used but not defined herein shall have the meanings assigned to such terms in the  Agreement.  The  following  terms shall have the  meanings  set forth  below,  unless the context  clearly indicates otherwise:

               Commission:  The United States Securities and Exchange Commission.

               Company Information:  As defined in Section 2.07(a).

               Depositor: With respect to any Securitization  Transaction,  the Person identified in writing to the Company by the Purchaser as depositor for such Securitization Transaction.

               Exchange Act:  The Securities Exchange Act of 1934, as amended.

               Master  Servicer:  With respect to any  Securitization  Transaction,  the "master  servicer," if any, identified in the related transaction documents.

               Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans,  provided that  the  following  conditions  are  satisfied:  (i) such  Mortgage  Loans  were  originated  pursuant  to an agreement  between the Company and such Person that  contemplated  that such Person would  underwrite  mortgage loans from time to time, for sale to the Company,  in accordance  with  underwriting  guidelines  designated by the  Company  ("Designated  Guidelines")  or  guidelines  that do not  vary  materially  from  such  Designated
Guidelines;  (ii) such  Mortgage  Loans were in fact  underwritten  as  described  in clause (i) above and were acquired by the Company within 180 days after  origination;  (iii) either (x) the Designated  Guidelines  were, at the time such Mortgage  Loans were  originated,  used by the Company in origination of mortgage loans of the same type as the Mortgage  Loans for the Company's own account or (y) the  Designated  Guidelines  were, at the time such  Mortgage  Loans  were  underwritten,  designated  by the  Company on a  consistent  basis for use by lenders in originating  mortgage loans to be purchased by the Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were  acquired by the  Company,  pre-purchase  or  post-purchase  quality  assurance procedures  (which may involve,  among other things,  review of a sample of mortgage loans  purchased  during a particular  time  period or  through  particular  channels)  designed  to ensure  that  Persons  from  which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

               Regulation  AB:  Subpart  229.1100  -  Asset  Backed  Securities   (Regulation  AB),  17  C.F.R.
§§229.1100-229.1123,  as such  may be  amended  from  time to  time,  and  subject  to such  clarification  and interpretation  as have been  provided by the  Commission  in the adopting  release  (Asset-Backed  Securities,
Securities  Act  Release  No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (Jan.  7,  2005)) or by the staff of the
Commission, or as may be provided by the Commission or its staff from time to time.

               Securities Act:  The Securities Act of 1933, as amended.

               Securitization  Transaction:  Any transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly by the Purchaser to an issuing  entity in connection with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2)
an issuance of publicly offered or privately  placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more  portfolios of  residential  mortgage  loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

               Servicer:  As defined in Section 2.03(c).

               Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria" set forth in
Item 1122(d) of Regulation  AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit F for  convenience of reference  only. In the event of a conflict or inconsistency  between the terms of Exhibit F and the text of Item 1122(d) of  Regulation  AB, the text of Item
1122(d) of  Regulation  AB shall  control (or those  Servicing  Criteria  otherwise  mutually  agreed to by the
Purchaser,  the Company and any Person that will be  responsible  for signing any Sarbanes  Certification  with respect  to a  Securitization  Transaction  in  response  to  evolving  interpretations  of  Regulation  AB and incorporated into a revised Exhibit F).

               Sponsor:  With respect to any  Securitization  Transaction,  the Person identified in writing to the Company by the Purchaser as sponsor for such Securitization Transaction.

               Static Pool  Information:  Static pool  information  as  described  in Item  1l05(a)(l)-(3)  and
1105(c) of Regulation AB.

               Subcontractor:  Any  vendor,  subcontractor  or other  Person  that is not  responsible  for the overall  servicing (as "servicing" is commonly  understood by participants  in the  mortgage-backed  securities market)  of  Mortgage  Loans  but  performs  one or more  discrete  functions  identified  in Item  l122(d)  of
Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

               Subservicer:  Any  Person  that  services  Mortgage  Loans  on  behalf  of  the  Company  or any
Subservicer   and  is  responsible  for  the  performance   (whether   directly  or  through   Subservicers  or
Subcontractors)  of a substantial  portion of the material  servicing  functions  identified in Item 1122(d) of
Regulation  AB that are  required to be  performed by the Company  under this  Agreement or any  Reconstitution
Agreement.

               Third-Party  Originator:  Each Person,  other than a Qualified  Correspondent,  that  originated
Mortgage Loans acquired by the Company.

               Whole Loan  Transfer:  Any sale or  transfer  by the  Purchaser  of some or all of the  Mortgage
Loans, other than a Securitization Transaction.

                                         COMPLIANCE WITH REGULATION AB

        Intent of the Parties; Reasonableness.

               The Purchaser and the Company  acknowledge  and agree that the purpose of Article II of this Reg
AB Addendum is to facilitate  compliance by the Purchaser and any Depositor  with the  provisions of Regulation
AB and related rules and  regulations  of the  Commission and that the provisions of this Reg AB Addendum shall be applicable to all Mortgage Loans  included in a  Securitization  Transaction  closing on or after January 1,
2006,  regardless  whether the Mortgage  Loans were  purchased by the  Purchaser  from the Company prior to the date  hereof.  Neither  the  Purchaser  nor any  Depositor  shall  exercise  its right to request  delivery  of information or other  performance  under these  provisions other than in good faith, or for purposes other than compliance  with the  Securities  Act,  the  Exchange  Act and the  rules  and  regulations  of the  Commission thereunder.  The Company  acknowledges  that  interpretations  of the  requirements of Regulation AB may change over time,  whether due to  interpretive  guidance  provided by the  Commission or its staff,  consensus  among participants in the asset-backed  securities  markets,  advice of counsel,  or otherwise,  and agrees to comply with  reasonable  requests  made by the  Purchaser or any  Depositor in good faith for delivery of  information under these  provisions  on the basis of evolving  interpretations  of Regulation  AB. In  connection  with any
Securitization  Transaction,  the  Company  shall  cooperate  with the  Purchaser  to deliver to the  Purchaser
(including  any  of  its  assignees  or  designees)  and  any  Depositor,  any  and  all  statements,  reports, certifications,  records and any other information  necessary in the good faith  determination of the Purchaser or any Depositor to permit the  Purchaser or such  Depositor to comply with the  provisions  of Regulation  AB, together with such disclosures  relating to the Company,  any Subservicer,  any Third-Party  Originator and the
Mortgage Loans, or the servicing of the Mortgage Loans,  reasonably  believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

               The Purchaser and the Company also  acknowledge and agree that Section  2.02(a)(i)-(v),  Section
2.03(c),  (e) and (f),  Section  2.04,  Section  2.05 and Section  2.06 of this Reg AB  Addendum  shall only be applicable  with respect to any Mortgage  Loan if the Company (or  Subservicer,  if any) services such Mortgage
Loan for a period  following the closing date of a related  Securitization  Transaction.  The Purchaser and the
Company  also  acknowledge  and agree that this Reg AB  Addendum is  intended  to  supplement  the terms of the
Agreement and, to the extent  inconsistent,  the rights and  obligations  under the Agreement shall continue to apply with respect to any  Reconstitution  (as defined in the Agreement)  that is not covered by the definition of "Securitization  Transfer" in this Reg AB Addendum;  provided,  however,  that the requirement to provide an accountants'  report pursuant to Section 11.21 of the Agreement  shall be deemed  satisfied with respect to any
Reconstitution  that occurs prior to, on or following the date hereof by providing an accountants'  attestation that satisfies the requirements of Section 2.05(a)(ii) of this Reg AB Addendum.

               For  purposes  of this  Reg AB  Addendum,  the term  "Purchaser"  shall  refer  to EMC  Mortgage
Corporation  and its  successors in interest and assigns.  In addition,  any notice or request that must be "in writing"  or "written" may be made by electronic mail.

        Additional Representations and Warranties of the Company.

        The  Company  shall be deemed  to  represent  to the  Purchaser,  to any  Master  Servicer  and to any
Depositor, as of the date on which information is first provided to the Purchaser,  any Master Servicer or any
Depositor under Section 2.03 that,  except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Company is not aware and has not received  notice that any default,  early  amortization or other performance  triggering event has occurred as to any other  securitization  due to any act or failure to act of the  Company;  (ii) the Company has not been  terminated  as servicer in a  residential  mortgage  loan securitization,  either due to a  servicing  default or to  application  of a  servicing  performance  test or trigger;  (iii) no  material  noncompliance  with the  applicable  Servicing  Criteria  with  respect to other securitizations  of  residential  mortgage  loans  involving  the Company as servicer  has been  disclosed  or reported by the Company;  (iv) no material changes to the Company's policies or procedures with respect to the servicing  function it will perform under this Agreement and any  Reconstitution  Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period  immediately  preceding the related  Securitization  Transaction;  (v) there are no aspects of the Company's  financial condition that are reasonably  expected to have a material  adverse  effect on the  performance  by the Company of its  servicing obligations  under  this  Agreement  or any  Reconstitution  Agreement;  (vi) there are no  material  legal or governmental  proceedings  pending (or known to be contemplated)  against the Company,  any Subservicer or any
Third-Party  Originator;  and (vii) there are no affiliations,  relationships or transactions  relating to the
Company, any Subservicer or any Third-Party Originator with respect to any Securitization  Transaction and any party thereto  identified in writing to the Company by the related  Depositor of a type described in Item 1119 of Regulation AB.

        If so  requested  in writing  by the  Purchaser,  any Master  Servicer  or any  Depositor  on any date following  the date on which  information  is first  provided  to the  Purchaser,  any Master  Servicer or any
Depositor  under Section 2.03, the Company shall use its  reasonable  best efforts to within five (5) Business
Days,  but in no event later than ten (10)  calendar  days,  following  such  request,  confirm in writing the accuracy of the  representations  and  warranties  set forth in paragraph  (a) of this Section or, if any such representation  and  warranty is not  accurate as of the date of such  request,  provide  reasonably  adequate disclosure of the pertinent facts, in writing, to the requesting party.

        Information to Be Provided by the Company.

               In  connection  with any  Securitization  Transaction,  the  Company  shall (i) within  five (5)
Business Days (but in no event later than ten (10) calendar days)  following  written request by the Purchaser, any Master  Servicer or any Depositor,  provide to the Purchaser and such  Depositor (or, as applicable,  cause each Third-Party  Originator and each Subservicer to provide),  in writing and in form and substance reasonably satisfactory  to the  Purchaser,  such Master  Servicer  and such  Depositor,  the  information  and  materials specified in paragraphs  (a), (b), (c) and (f) of this Section,  and (ii) as promptly as practicable  following notice to or discovery by the Company,  provide to the  Purchaser,  any Master  Servicer and any  Depositor (in
writing and in form and substance  reasonably  satisfactory  to the  Purchaser,  such Master  Servicer and such
Depositor) the information specified in paragraph (d) of this Section.

        If so requested in writing by the Purchaser,  any Master Servicer or any Depositor,  the Company shall provide such  information  regarding (i) the Company,  as originator  of the Mortgage  Loans  (including as an acquirer of Mortgage Loans from a Qualified Correspondent),  or (ii) each Third-Party Originator, and (iii) as applicable,  each Subservicer, as is reasonably requested for the purpose of compliance with Items 1103(a)(l),
1105,  1110,  1117 and 1119 of  Regulation  AB.  Such  information  shall  include,  at a minimum  (so long as required by Regulation AB):

               the originator's form of organization;

               a description  of the  originator's  origination  program and how long the  originator  has been engaged in originating  residential mortgage loans, which description shall include a discussion of the originator's  experience  in  originating  mortgage  loans of a  similar  type as the  Mortgage  Loans;
        information  regarding  the  size  and  composition  of the  originator's  origination  portfolio;  and information that may be material,  in the good faith judgment of the Purchaser or any Depositor,  to an analysis of the  performance  of the Mortgage  Loans,  including the  originators'  credit-granting  or underwriting  criteria  for  mortgage  loans of similar  type(s) as the  Mortgage  Loans and such other information  as the  Purchaser,  any Master  Servicer or any Depositor may  reasonably  request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

               a description of any legal or  governmental  proceedings  pending (or known to be  contemplated)
        against  the  Company,  each  Third-Party  Originator  and each  Subservicer  that would be material to securityholders; and

               a  description  of any  affiliation  or  relationship  between  the  Company,  each  Third-Party
        Originator,  each Subservicer and any of the following parties to a Securitization Transaction, as such parties are  identified  to the Company by the Purchaser or any Depositor in writing in advance of such
        Securitization Transaction:

                      the sponsor;
                      the depositor;
                      the issuing entity;
                      any servicer;
                      any trustee;
                      any originator;
                      any significant obligor;
                      any enhancement or support provider; and
                      any other material transaction party.

        If so requested in writing by the Purchaser,  any Master Servicer or any Depositor,  the Company shall provide (or, as applicable,  cause each Third-Party Originator to provide) Static Pool Information solely with respect to mortgage loans (of a similar type as the Mortgage Loans, as reasonably  identified by the Purchaser as provided below) (i) originated by the Company that were included in securitizations  that closed during the five (5) years  preceding  the closing date of the related  Securitization  Transaction  and for which Banc of
America  Mortgage  Securities,  Inc. was the depositor  and/or (ii) each Third Party  Originator.  Such Static
Pool Information shall be prepared by the Company (or Third-Party  Originator) on the basis of its reasonable, good faith  interpretation  of the  requirements of Item 1105(a)(3) of Regulation AB. To the extent that there is reasonably  available to the Company (or Third-Party  Originator)  Static Pool  Information with respect to more than one mortgage loan type, the Purchaser or any Depositor  shall be entitled to specify whether some or all of such  information  shall be  provided  pursuant  to this  paragraph.  The  content of such  Static Pool
Information  may be in the form  customarily  provided  by the  Company,  and need not be  customized  for the
Purchaser or any Depositor.  Such Static Pool Information  shall be presented in increments no less frequently than quarterly over the life of the related mortgage loans.  The most recent periodic  increment must be as of a date no later than 135 days prior to the date of the  prospectus  or other  offering  document  in which the
Static Pool Information is to be included or incorporated by reference.  The Static Pool Information  shall be provided in an  electronic  format that provides a permanent  record of the  information  provided,  such as a portable document format (pdf) file, or other such electronic  format reasonably  required by the Purchaser or the Depositor, as applicable.

        Promptly  following  notice or  discovery  of a material  error in Static  Pool  Information  provided pursuant  to the  immediately  preceding  paragraph  (including  an omission to include  therein  information required to be provided pursuant to such paragraph) during the applicable offering period for the securities, the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor,  as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

               If so requested in writing by the Purchaser,  any Master Servicer or any Depositor,  the Company
shall  provide  (or, as  applicable,  cause each  Third-Party  Originator  to  provide),  at the expense of the requesting  party (to the extent of any additional  incremental  expense  associated with delivery  pursuant to this Reg AB Addendum),  such  statements and agreed-upon  procedures  letters of certified  public  accountants reasonably acceptable to the Purchaser,  any Master Servicer or Depositor, as applicable,  pertaining to Static
Pool Information  relating to prior securitized pools for  securitizations  closed on or after January 1, 2006, or , in the case of Static  Pool  Information  with  respect  to a Third  Party  Originator's  originations  or purchases,  to calendar months commencing  January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such  statements  and letters  shall be  addressed  to and be for the benefit of such  parties as the
Purchaser,  any Master Servicer or such Depositor shall designate,  which may include,  by way of example,  any
Sponsor,  any Depositor and any broker dealer acting as underwriter,  placement agent or initial purchaser with respect  to a  Securitization  Transaction.  Any such  statement  or  letter  may take the form of a  standard, generally  applicable  document  accompanied  by a  reliance  letter  authorizing  reliance  by the  addressees designated by the Purchaser or such Depositor.

        If so requested in writing by the Purchaser,  any Master Servicer or any Depositor with respect to any
Securitization  Transaction  for which 20% or more of the pool  assets  (measured  by cut-off  date  principal balance) are serviced by the Company and any  Subservicer or as otherwise  required by Item 1108 of Regulation
AB, the Company shall provide such information  regarding the Company,  as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer,  for purposes of this paragraph, a "Servicer"), as is  reasonably  requested  for the purpose of compliance  with Item 1108 of  Regulation  AB. Such  information shall include, at a minimum (so long as required by Regulation AB):

               the Servicer's form of organization;

               a description of how long the Servicer has been servicing  residential mortgage loans; a general discussion  of the  Servicer's  experience  in servicing  assets of any type as well as a more detailed discussion of the Servicer's  experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements;  information regarding the size, composition and growth of the  Servicer's  portfolio of  residential  mortgage  loans of a type similar to the Mortgage
        Loans and  information  on factors  related to the  Servicer  that may be  material,  in the good faith judgment of the Purchaser,  any Master  Servicer or any Depositor,  to any analysis of the servicing of the  Mortgage  Loans  or  the  related  asset-backed  securities,  as  applicable,  including,  without limitation:

                      whether the  Servicer is aware of or has received  notice that any prior  securitizations of mortgage loans of a type similar to the Mortgage Loans  involving the Servicer have defaulted or experienced an early amortization or other performance  triggering event because of servicing by the Servicer during the three-year period  immediately  preceding the related  Securitization
               Transaction;

                      the extent of outsourcing the Servicer utilizes;

                      whether  there  has  been  previous   disclosure  of  material   noncompliance  with  the
               applicable  servicing  criteria with respect to other  securitizations  of residential  mortgage loans involving the Servicer as a servicer during the three-year  period  immediately  preceding the related Securitization Transaction;

                      whether the Servicer  has been  terminated  as servicer in a  residential  mortgage  loan securitization,  either due to a servicing default or to application of a servicing  performance test or trigger; and

                      such other  information  as the  Purchaser,  any Master  Servicer  or any  Depositor  may
               reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

               a description of any material  changes during the three-year  period  immediately  preceding the related  Securitization  Transaction  to the  Servicer's  policies or  procedures  with  respect to the servicing function it will perform under the Agreement and any  Reconstitution  Agreements for mortgage loans of a type similar to the Mortgage Loans;

               information  regarding  the  Servicer's  financial  condition,  to the  extent  that  there is a material risk that an adverse  financial  event or  circumstance  involving  the Servicer  could have a material  adverse  effect on the  performance  by the Company of its  servicing  obligations  under the
        Agreement or any Reconstitution Agreement;

               information  regarding  advances made by the Servicer on the Mortgage  Loans and the  Servicer's
        overall  servicing  portfolio of  residential  mortgage  loans for the  three-year  period  immediately preceding the related Securitization Transaction,  which may be limited to a statement by an authorized officer of the Servicer to the effect that the  Servicer  has made all advances  required to be made on residential  mortgage  loans  serviced by it during such  period,  or, if such  statement  would not be accurate,  information  regarding  the  percentage  and type of advances not made as required,  and the reasons for such failure to advance;

               a description  of the  Servicer's  processes and  procedures  designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

               a description of the Servicer's processes for handling delinquencies,  losses,  bankruptcies and recoveries,  such as through liquidation of mortgaged  properties,  sale of defaulted mortgage loans or workouts; and

               information  as to how  the  Servicer  defines  or  determines  delinquencies  and  charge-offs, including the effect of any grace period, re-aging, restructuring,  partial payments considered current or other practices with respect to delinquency and loss experience.

        If so requested in writing by the Purchaser,  any Master  Servicer or any Depositor for the purpose of satisfying  its  reporting  obligation  under the  Exchange  Act with  respect  to any class of  asset-backed securities,  the Company shall (or shall cause each Subservicer and Third-Party  Originator to) (i) notify the
Purchaser,  any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings pending  against  the  Company,  any  Subservicer  or any  Third-Party  Originator  that would be  material to securityholders,  (B) any  affiliations  or  relationships  of a type  that are  described  under  Item 119 of
Regulation AB and are material to securityholders  that develop following the closing date of a Securitization
Transaction  between  the  Company,  any  Subservicer  or any  Third-Party  Originator  and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other  parties  identified in writing by the requesting  party)  with  respect  to such  Securitization  Transaction,  but  only to the  extent  that  such affiliations or  relationships do not include the Purchaser,  Depositor or any of their respective  affiliates as a party (to the extent the  Purchaser  has been  notified  by the  Company  of the name of any  applicable
Subservicer  or  Third-Party  Originator),  (C) any Event of Default under the terms of this  Agreement or any
Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the
Company,  and (E) the  Company's  entry  into an  agreement  with a  Subservicer  to  perform or assist in the performance of any of the Company's obligations under this Agreement or any Reconstitution  Agreement and (ii)
provide to the Purchaser and any Depositor a description of such proceedings,  affiliations or relationships, and (ii) provide to the  Purchaser  and any  Depositor a  description  of such  proceedings,  affiliations  or relationships.

        All notification pursuant to this Section 2.03(d),  other than those pursuant to Section 2.03(d)(i)(A), should be sent to:

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        With a copy to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        Notifications pursuant to Section 2.03(d)(i)(A) should be sent to:

        EMC Mortgage Corporation
        Two Mac Arthur Ridge
        909 Hidden Ridge Drive, Suite 200
        Irving, TX 75038
        Attention:  Associate General Counsel for Loan Administration
        Facsimile:  (972) 831-2555

        With copies to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        As a condition to the succession to the Company or any  Subservicer  as servicer or subservicer  under the  Agreement or any  Reconstitution  Agreement by any Person (i) into which the Company or such  Subservicer may be  merged  or  consolidated,  or (ii)  which  may be  appointed  as a  successor  to the  Company  or any
Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer and any Depositor,  at least 15 calendar  days prior to the  effective  date of such  succession  or  appointment,  (x) written  notice to the
Purchaser,  any Master  Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance  reasonably  satisfactory to the Purchaser,  any Master  Servicer and such  Depositor,  all information  reasonably  requested in writing by the Purchaser,  any Master Servicer or any Depositor in order to comply with its reporting  obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

        In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions  of the  Agreement,  if so  requested  in writing by the  Purchaser,  any  Master  Servicer  or any
Depositor,  the Company  shall  provide such  information  reasonably  available to the Company  regarding the performance of the Mortgage Loans as is reasonably required to facilitate  preparation of distribution reports in accordance with Item 1121 of Regulation AB.

        Servicer Compliance Statement.

               The  Company  shall use its  reasonable  best  efforts to deliver to the  Purchaser,  any Master
Servicer and any  Depositor,  on or before  March 1 (but in any event no later than March 15) of each  calendar year,  commencing in 2007, a statement of compliance  addressed to the Purchaser and such  Depositor and signed by an authorized  officer of the Company,  to the effect that (i) a review of the Company's  activities  during the  immediately  preceding  calendar year (or applicable  portion  thereof) and of its  performance  under the
Agreement and any  applicable  Reconstitution  Agreement  during such period has been made under such officer's supervision,  and  (ii) to the  best of such  officers'  knowledge,  based  on such  review,  the  Company  has fulfilled  all of its  obligations  under the  Agreement  and any  applicable  Reconstitution  Agreement in all material  respects  throughout  such  calendar  year (or  applicable  portion  thereof) or, if there has been a failure to fulfill any such  obligation in any material  respect,  specifically  identifying  each such failure known to such officer and the nature and the status thereof.

        Report on Assessment of Compliance and Attestation.

        The Company  shall use its  reasonable  best  efforts,  on or before  March 1 of each  calendar  year, commencing in 2007 (but in any event no later than March 15), to:

               deliver  to the  Purchaser,  any  Master  Servicer  and any  Depositor  a report  regarding  the
        Company's  assessment  of compliance  with the  Servicing  Criteria  during the  immediately  preceding calendar  year,  as  required  under  Rules  13a-18  and  15d-18 of the  Exchange  Act and Item 1122 of
        Regulation  AB. Such report shall be addressed to the  Purchaser  and such  Depositor  and signed by an authorized  officer of the Company,  and shall  address each of the Servicing  Criteria  specified on a certification  substantially  in the form of Exhibit B hereto  delivered to the Purchaser  concurrently with the execution of this Reg AB Addendum;

               deliver to the Purchaser,  any Master Servicer and any Depositor a report of a registered public accounting  firm that attests to, and reports on, the assessment of compliance  made by the Company and delivered  pursuant to the preceding  paragraph.  Such  attestation  shall be in accordance  with Rules
        1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

               cause each  Subservicer,  and each  Subcontractor  determined by the Company pursuant to Section
        2.06(b) to be "participating  in the servicing  function" within the meaning of Item 1122 of Regulation
        AB, to deliver to the  Purchaser  and any  Depositor  an  assessment  of  compliance  and  accountants'
        attestation as and when provided in paragraphs (a) and (b) of this Section; and

               deliver to the Purchaser,  any Depositor,  any Master Servicer and any other Person that will be responsible for signing the certification (a "Sarbanes  Certification") required by Rules 13a-14(d) and
        15d-14(d) under the Exchange Act (pursuant to Section 302 of the  Sarbanes-Oxley Act of 2002) on behalf of an asset-backed  issuer with respect to a  Securitization  Transaction a  certification  in the form attached hereto as Exhibit A.

The Company  acknowledges  that the parties  identified in clause  (a)(iv) above may rely on the  certification provided by the Company  pursuant to such clause in signing a Sarbanes  Certification  and filing such with the
Commission.

        Each assessment of compliance provided by a Subservicer pursuant to Section 2.05(a)(iii) shall address each of the Servicing  Criteria  specified on a  certification  substantially  in the form of Exhibit B hereto delivered  to the  Purchaser  concurrently  with the  execution  of this Reg AB Addendum  or, in the case of a
Subservicer  subsequently  appointed as such,  on or prior to the date of such  appointment.  An assessment of compliance provided by a Subcontractor  pursuant to Section  2.05(a)(iii) need not address any elements of the
Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

        Use of Subservicers and Subcontractors.

               The Company shall not hire or otherwise  utilize the services of any  Subservicer to fulfill any of the obligations of the Company as servicer under the Agreement or any  Reconstitution  Agreement  unless the
Company  complies  with the  provisions  of  paragraph  (a) of this  Section.  The  Company  shall  not hire or otherwise  utilize the  services of any  Subcontractor,  and shall not  authorize  any  Subservicer  to hire or otherwise  utilize the  services of any  Subcontractor,  to fulfill  any of the  obligations  of the Company as servicer under the Agreement or any  Reconstitution  Agreement  unless the Company complies with the provisions of paragraph (b) of this Section.

        It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the  utilization  of any  Subservicer.  The Company shall cause any  Subservicer  used by the
Company  (or by any  Subservicer)  for the  benefit of the  Purchaser  and any  Depositor  to comply  with the provisions  of this  Section  and with  Sections  2.02,  2.03(c) and (e),  2.04,  2.05 and 2.07 of this Reg AB
Addendum to the same extent as if such Subservicer were the Company,  and to provide the information  required with  respect to such  Subservicer  under  Section  2.03( d) of this Reg AB  Addendum.  The  Company  shall be responsible for obtaining from each  Subservicer and delivering to the Purchaser,  any Master Servicer and any
Depositor any servicer  compliance  statement required to be delivered by such Subservicer under Section 2.04, any assessment of compliance and attestation  required to be delivered by such Subservicer  under Section 2.05 and any  certification  required  to be  delivered  to the Person  that will be  responsible  for  signing the
Sarbanes Certification under Section 2.05 as and when required to be delivered.

        It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any  Depositor to the  utilization  of any  Subcontractor.  The Company shall  promptly  upon written  request provide to the Purchaser,  any Master Servicer and any Depositor (or any designee of the Depositor,  such as a master servicer or administrator) a written description (in form and substance reasonably  satisfactory to the
Purchaser,  any Master Servicer and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer,  specifying (i) the identity of each such Subcontractor that is "participating in the servicing  function"  within the meaning of Item 1122 of Regulation AB as determined by the Company and
(ii) which elements of the Servicing Criteria will be addressed in assessments of compliance  provided by each
Subcontractor identified pursuant to clause (i) of this paragraph.

               As a condition to the utilization of any  Subcontractor  determined to be  "participating in the servicing  function"  within  the  meaning of Item 1122 of  Regulation  AB, the  Company  shall  cause any such
Subcontractor  used by the  Company  (or by any  Subservicer)  for the  benefit  of the  Purchaser,  any Master
Servicer and any  Depositor to comply with the  provisions of Sections 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such  Subcontractor  were the Company.  The Company  shall be  responsible  for obtaining from each  Subcontractor and delivering to the Purchaser,  any Master Servicer and any Depositor any assessment of compliance and attestation  required to be delivered by such Subcontractor  under Section 2.05, in each case as and when required to be delivered.

        Indemnification; Remedies.

        The Company shall indemnify the Purchaser,  each affiliate of the Purchaser, and each of the following parties participating in a Securitization  Transaction:  each Sponsor; each Person (including, but not limited to, any Master Servicer,  if applicable)  responsible for the  preparation,  execution or filing of any report required to be filed with the Commission with respect to such Securitization  Transaction, or for execution of a  certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the Exchange Act with respect to such
Securitization  Transaction;  each broker dealer acting as underwriter,  placement agent or initial purchaser, each  Person who  controls  any of such  parties or the  Depositor  (within  the  meaning of Section 15 of the
Securities  Act and  Section 20 of the  Exchange  Act);  and the  respective  present  and former  directors, officers,  employees,  agents  and  affiliates  of  each  of the  foregoing  and of the  Depositor  (each,  an
"Indemnified  Party"),  and shall hold each of them harmless  from and against any claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

               (A) any untrue  statement  of a material  fact  contained  or  alleged  to be  contained  in any information,  report,  certification,  data,  accountants'  letter  or other  material  in  written  or electronic  form provided under this Article II by or on behalf of the Company,  or provided under this
        Article II by or on behalf of any Subservicer,  Subcontractor or Third-Party Originator  (collectively, the  "Company  Information"),  or (B)  the  omission  or  alleged  omission  to  state  in the  Company
        Information a material fact required to be stated in the Company  Information  or necessary in order to make the  statements  therein,  in the light of the  circumstances  under  which  they were  made,  not misleading;  provided,  by way of  clarification,  that clause (B) of this paragraph shall be construed solely by  reference  to the  Company  Information  and not to any other  information  communicated  in connection with a sale or purchase of securities,  without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

               any breach by the Company of its  obligations  under this Section 2.07,  including  particularly any failure by the Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party  Originator  to
        deliver any  information,  report,  certification,  accountants'  letter or other  material when and as required  under this Article II,  including any failure by the Company to identify  pursuant to Section
        2.06(b) any Subcontractor  "participating in the servicing function" within the meaning of Item 1122 of
        Regulation AB;

               any breach by the Company of a  representation  or warranty set forth in Section 2.02(a) or in a writing  furnished  pursuant to Section  2.02(b) and made as of a date prior to the closing date of the related Securitization  Transaction,  to the extent that such breach is not cured by such closing date, or any breach by the  Company of a  representation  or  warranty  in a writing  furnished  pursuant  to
        Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

               the  negligence  bad  faith  or  willful  misconduct  of the  Company  in  connection  with  its performance under this Section 7.02.

                      .......If the  indemnification  provided for herein is  unavailable  or  insufficient  to hold harmless an  Indemnified  Party,  then the Company  agrees that it shall  contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or liabilities  incurred by such
Indemnified  Party in such  proportion  as is  appropriate  to reflect the relative  fault of such  Indemnified
Party on the one hand and the Company on the other.

        This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

                      In the case of any failure of  performance  described  above,  the Company shall promptly reimburse the  Purchaser,  any Depositor,  as  applicable,  and each Person  responsible  for the  preparation, execution  or  filing  of  any  report  required  to  be  filed  with  the  Commission  with  respect  to  such
Securitization  Transaction,  or for execution of a certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d)
under the Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each  such  party in order to obtain  the  information,  report,  certification,  accountants'  letter or other material not  delivered as required by the Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party
Originator.

        Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to
deliver any information,  report,  certification,  accountants'  letter or other material when and as required under this  Article II, or any breach by the  Company of a  representation  or  warranty  set forth in Section
2.02(a) or in a writing furnished  pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization  Transaction,  to the extent that such breach is not cured by such closing date, or any breach by the  Company of a  representation  or  warranty  in a writing  furnished  pursuant to Section
2.02(b) to the extent made as of a date subsequent to such closing date,  shall,  except as provided in clause
(ii) of this paragraph, immediately and automatically,  without notice or grace period, constitute an Event of
Default with respect to the Company under the  Agreement  and any  applicable  Reconstitution  Agreement,  and shall entitle the Purchaser or Depositor,  as applicable,  in its sole  discretion to terminate the rights and obligations of the Company as servicer  under the Agreement  and/or any  applicable  Reconstitution  Agreement without payment (notwithstanding  anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company;  provided that to the extent that any provision of the Agreement and/or any  applicable  Reconstitution  Agreement  expressly  provides for the  survival of certain  rights or obligations following termination of the Company as servicer, such provision shall be given effect.

               Any failure by the Company,  any Subservicer or any  Subcontractor  to deliver any  information, report,  certification  or  accountants'  letter  when  and as  required  under  Section  2.04 or 2.05, including  any  failure by the  Company to  identify  pursuant  to Section  2.06(b)  any  Subcontractor
        "participating  in the  servicing  function"  within the meaning of Item 1122 of  Regulation  AB, which continues  unremedied  for ten  calendar  days  after  the  date on  which  such  information,  report, certification or accountants'  letter was required to be delivered shall constitute an Event of Default with respect to the Company under the Agreement and any applicable  Reconstitution Agreement, and shall entitle the Purchaser or Depositor,  as applicable,  in its sole discretion to terminate the rights and obligations  of the  Company as  servicer  under the  Agreement  and/or any  applicable  Reconstitution
        Agreement  without  payment  (notwithstanding  anything  in  this  Agreement  to the  contrary)  of any compensation  to the Company;  provided that to the extent that any  provision of the Agreement  and/or any  applicable  Reconstitution  Agreement  expressly  provides for the  survival of certain  rights or obligations following termination of the Company as servicer, such provision shall be given effect.

               The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser,  such as a master  servicer)  and any  Depositor,  as  applicable,  for all  reasonable  expenses  incurred by the
        Purchaser  (or  such  designee)  or such  Depositor,  as such  are  incurred,  in  connection  with the termination  of the Company as  servicer  and the  transfer of  servicing  of the  Mortgage  Loans to a successor  servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other  provisions of the Agreement  and/or any  applicable  Reconstitution
        Agreement  or  otherwise,  whether  in  equity  or at law,  such as an  action  for  damages,  specific performance or injunctive relief.

                                              [signatures follow]

        IN WITNESS WHEREOF,  the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            EMC MORTGAGE CORPORATION,
                                            as Purchaser

                                            By:

                                            Name:

                                            Title:

                                            BANK OF AMERICA, NATIONAL ASSOCIATION,
                                            as Company

                                            By:

                                            Name:

                                            Title:

                  [Signature Page to Regulation AB Compliance Addendum (servicing retained)]

                                                   EXHIBIT A

                                             FORM OF COMPANY CERTIFICATION

        Re:    The [  ] agreement dated as of [l, 200[ ] (the "Agreement"), among             [IDENTIFY
PARTIES]

        I,  ____________________________,  the  _______________________  of [NAME OF COMPANY] (the  "Company"),
certify to [the Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator] [Trustee],
and their officers, with the knowledge and intent that they will rely upon this certification, that:

               I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with
        Item 1123 of  Regulation  AB (the  "Compliance  Statement"),  the report on assessment of the Company's compliance  with the  servicing  criteria set forth in Item 1122(d) of  Regulation  AB (the  "Servicing
        Criteria"),  provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the  "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
        registered  public accounting  firm's  attestation  report provided in accordance with Rules 13a-18 and
        15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation  Report"), and all
        servicing  reports,  officer's  certificates  and other  information  relating to the  servicing of the
        Mortgage  Loans by the Company  during  200[ ] that were  delivered  by the Company to the  [Depositor]
        [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement  (collectively,  the
        "Company Servicing Information");

               Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any  untrue  statement  of a  material  fact or omit to state a  material  fact  necessary  to make the statements  made,  in the light of the  circumstances  under  which  such  statements  were  made,  not misleading with respect to the period of time covered by the Company Servicing Information;

               Based on my knowledge,  all of the Company Servicing  Information required to be provided by the
        Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master  Servicer]  [Securities
        Administrator] [Trustee];

               I am  responsible  for reviewing the  activities  performed by the Company as servicer under the
        Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the Compliance
        Statement  and except as  disclosed  in the  Compliance  Statement,  the  Servicing  Assessment  or the
        Attestation  Report,  the Company has  fulfilled  its  obligations  under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant  to this  Agreement,  and the
Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and
Subcontractor  pursuant  to the  Agreement,  have been  provided  to the  [Depositor]  [Master  Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master
Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria has been  disclosed in such reports.

86

                                                   EXHIBIT B

                        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

               The  assessment  of  compliance to be delivered by [the  Company]  [Name of  Subservicer]  shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria";

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                                                                                  Applicable
                                                                                   Servicing
                              Servicing Criteria                                   Criteria
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
     Reference                               Criteria
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                 General Servicing Considerations
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                   Policies and procedures are instituted to monitor any
                   performance or other triggers and events of default in
                   accordance with the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(1)(i)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(1)(ii)     If any material servicing activities are outsourced to
                   third parties, policies and procedures are instituted to
                   monitor the third party's performance and compliance with
                   such servicing activities.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in
                   effect on the party participating in the servicing function throughout the reporting period in the amount of coverage
                   required by and otherwise in accordance with the terms of
                   the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                Cash Collection and Administration
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(i)      Payments on mortgage loans are deposited into the
                   appropriate custodial bank accounts and related bank
                   clearing accounts no more than two business days following receipt, or such other number of days specified in the
                   transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an
                   obligor or to an investor are made only by authorized
                   personnel.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees
                   charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(iv)     The related accounts for the transaction, such as cash
                   reserve accounts or accounts established as a form of
                   overcollateralization, are separately maintained (e.g.,
                   with respect to commingling of cash) as set forth in the
                   transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(v)      Each custodial account is maintained at a federally insured depository institution as set forth in the transaction
                   agreements.  For purposes of this criterion, "federally
                   insured depository institution" with respect to a foreign
                   financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent
                   unauthorized access.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all
                   asset-backed securities related bank accounts, including
                   custodial accounts and related bank clearing accounts.
                   These reconciliations are (A) mathematically accurate; (B)
                   prepared within 30 calendar days after the bank statement
                   cutoff date, or such other number of days specified in the transaction
                   agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling
                   items are resolved within 90 calendar days of their
                   original identification, or such other number of
                   days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                Investor Remittances and Reporting
-------------------------------------------------------------------------------------------------
1122(d)(3)(i)      Reports to investors, including those to be filed with the
                   Commission, are maintained in accordance with the
                   transaction agreements and applicable Commission
                   requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms  set forth in the transaction agreements; (B) provide information
                   calculated in accordance with the terms specified in the
                   transaction agreements; (C) are filed with the Commission
                   as required by its rules and regulations; and (D) agree
                   with investors' or the trustee's records as to the total
                   unpaid principal balance and number of mortgage loans
                   serviced by the Servicer.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in
                   accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(3)(iii)    Disbursements made to an investor are posted within two
                   business days to the Servicer's investor records, or such
                   other number of days specified in the transaction
                   agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(3)(iv)     Amounts remitted to investors per the investor reports
                   agree with cancelled checks, or other form of payment, or
                   custodial bank statements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                    Pool Asset Administration
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as
                   required by the transaction agreements or related mortgage loan documents.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(ii)     Mortgage loan and related documents are safeguarded as
                   required by the transaction agreements
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any
                   conditions or requirements in the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are
                   posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and
                   allocated to principal, interest or other items (e.g.,
                   escrow) in
                   accordance with the related mortgage loan documents.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(v)      The Servicer's records regarding the mortgage loans agree
                   with the Servicer's records with respect to an obligor's
                   unpaid principal balance.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in
                   accordance with the transaction agreements and related pool asset documents.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance
                   plans, modifications and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as applicable) are
                   initiated, conducted and concluded in accordance with the
                   timeframes or other requirements established by the
                   transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(viii)   Records documenting collection efforts are maintained
                   during the period a mortgage loan is delinquent in
                   accordance with the transaction agreements.  Such records
                   are maintained on at least a monthly basis, or such other
                   period specified in the transaction agreements, and
                   describe the entity's activities in monitoring delinquent
                   mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
                   is deemed temporary (e.g., illness or unemployment).
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(ix)     Adjustments to interest rates or rates of return for
                   mortgage loans with variable rates are computed based on
                   the related mortgage loan documents.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as
                   escrow accounts):  (A) such funds are analyzed, in
                   accordance with the obligor's mortgage loan documents, on
                   at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is
                   paid, or credited, to obligors in accordance with
                   applicable mortgage loan documents and state laws; and (C)
                   such funds are returned to the obligor within 30 calendar
                   days of full repayment of the related mortgage loans, or
                   such other number of days specified in the transaction
                   agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or
                   insurance payments) are made on or before the related
                   penalty or expiration dates, as indicated on the
                   appropriate bills or notices for such payments, provided
                   that such support has been received by the servicer at
                   least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(xii)    Any late payment penalties in connection with any payment
                   to be made on behalf of an obligor are paid from the
                   servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted
                   within two business days to the obligor's records
                   maintained by the servicer, or such other number of days
                   specified in the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are
                   recognized and recorded in accordance with the transaction agreements.
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
1122(d)(4)(xv)     Any external enhancement or other support, identified in
                   Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-------------------------------------------------------------------------------------------------

                                                                                                   EXHIBIT I-21

                                           EMC MORTGAGE CORPORATION
                                                  Purchaser,

CHEVY CHASE BANK, F.S.B.
                                                   Company,

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                           Dated as of July 1, 2001

                                       (Adjustable Rate Mortgage Loans)

                                                   ARTICLE I

Section 1.01     Defined Terms.........................................................2

                                                  ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                  ARTICLE III

Section 3.01     Representations and Warranties of the Company.........................21
Section 3.02     Representations and Warranties as to

                                                  ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts................................48
Section 4.05     Permitted Withdrawals from the
                         Custodial Account.............................................50
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts...................................52
Section 4.07     Permitted Withdrawals From Escrow Account.............................52
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy..............................................56
Section 4.12     Fidelity Bond, Errors and Omissions

                                                   ARTICLE V

                                                  ARTICLE VI

Section 6.01     Assumption Agreements.................................................63
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report.................................67
Section 6.06     Purchaser's Right to Examine Company Records..........................68

                                                  ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required.....................................................68

                                                 ARTICLE VIII

                                                  ARTICLE IX

Section 9.01     Events of Default.....................................................73
Section 9.02     Waiver of Defaults....................................................75

                                                   ARTICLE X

Section 10.01     Termination..........................................................75
Section 10.02     Termination Without Cause............................................75

                                                  ARTICLE XI

EXHIBITS

   A                   Contents of Mortgage File
   B                   Custodial Account Letter Agreement
   C                   Escrow Account Letter Agreement
   D                   Form of Assignment and Assumption Agreement
   E                   [reserved]
   F                   [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
   I                   Form of Term Sheet

        This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated as of July 1, 2001 and is  executed between EMC Mortgage  Corporation,  as Purchaser (the "Purchaser") and Chevy Chase Bank, F.S.B., as the Company
(the "Company").

                                             W I T N E S S E T H :

        WHEREAS,  the  Purchaser  has  heretofore  agreed to  purchase  from the  Company  and the  Company has heretofore agreed to sell to the Purchaser,  from time to time,  certain Mortgage Loans on a servicing retained basis,  pursuant  to the terms of a letter  agreement  dated as of June 29, 2001 by and between the Company and the Purchaser (the "Confirmation").

        WHEREAS,  each of the  Mortgage  Loans is  secured  by a  mortgage,  deed of  trust  or other  security instrument  creating a first  lien on a  residential  dwelling  located in the  jurisdiction  indicated  on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

        WHEREAS,  the  Purchaser and the Company wish to prescribe the  representations  and  warranties of the
Company  with  respect  to itself and the  Mortgage  Loans and the  management,  servicing  and  control of the
Mortgage Loans;

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby  acknowledged,  the Purchaser and the
Company agree as follows:

                                                   ARTICLE I

                                                  DEFINITIONS

        Section 1.01  Defined Terms.

        Whenever  used in this  Agreement,  the  following  words and  phrases,  unless the  context  otherwise requires, shall have the following meaning specified in this Article:

        Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage  servicing  practices
(including  collection  procedures) of prudent  mortgage banking  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in accordance with FNMA or Freddie Mac servicing  practices and  procedures,  for MBS pool mortgages, as defined in the FNMA or Freddie Mac Guides including future updates.

        Adjustment  Date: As to each Mortgage  Loan,  the date on which the Mortgage  Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

        Agency Guide:.The FNMA Guides or the Freddie Mac Guides.

        Agreement:   This  Purchase,   Warranties  and  Servicing  Agreement  including  all  exhibits  hereto, amendments hereof and supplements hereto.

        Appraised  Value:  The value set forth in an appraisal made in connection  with the  origination of the related Mortgage Loan as of the Origination Date as the value of the Mortgaged Property.

        Assignment:  An assignment of the Mortgage,  notice of transfer or equivalent instrument, in recordable form,  sufficient  under the laws of the  jurisdiction  wherein  the related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage  Loan, or a notice of transfer or equivalent  instrument delivered in accordance with the MERS requirements.

        BIF:  The Bank Insurance Fund, or any successor thereto.

        Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of
New York or  Maryland,  or (iii) a day on which banks in the State of New York or Maryland  are  authorized  or obligated by law or executive order to be closed.

        Closing  Date:  With respect to any  Mortgage  Loan or pool of Mortgage  Loans,  the date stated on the related Term Sheet.

        Code:  The Internal Revenue Code, as amended (the "Code").

        Company:  Chevy Chase Bank,  F.S.B.,  its  successor  in interest  and  assigns,  as  permitted by this
Agreement.

        Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President,  any
Assistant Vice  President,  Vice President or Treasurer of Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

        Condemnation  Proceeds:  All  awards  or  settlements  in  respect  of a  Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

        Confirmation: As defined in the Recitals to this Agreement.

        Conversion Feature:..A provision whereby the Mortgagor may elect to convert to a fixed Mortgage
Interest Rate pursuant to the terms set forth in the Mortgage Note.

        Custodial  Account:  Each  separate  demand  account or  accounts  created and  maintained  pursuant to
Section 4.04 which shall be entitled  "Chevy Chase Bank,  F.S.B.,  in trust for EMC Mortgage  Corporation"  and shall be established in an Eligible  Account,  in the name of the Person that is the  "Purchaser"  with respect to the related Mortgage Loans.

        Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Determination  Date:  The 15th  day (or if such  15th  day is not a  Business  Day,  the  Business  Day immediately preceding such 15th day) of the month of the related Remittance Date.

        Due Date:  The day of the month on which the Monthly  Payment is due on a Mortgage  Loan,  exclusive of any days of grace.

        Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

        Eligible  Account:  An account  established and maintained:  (a) within FDIC insured accounts (or other accounts  with  comparable  insurance  coverage  acceptable to the Rating  Agencies)  created,  maintained  and monitored by the Company so that all funds  deposited  therein are fully insured,  (b) with the corporate trust department  of a  financial  institution  assigned a long-term  debt rating of not less than Baa3,  and a short term debt rating of P3, from Moody's  Investors  Services and, if ownership of the Mortgage  Loans is evidenced by mortgaged backed  securities,  the equivalent  required  ratings of the Rating Agencies,  and held such that the rights of the Purchaser  and the owner of the Mortgage  Loans shall be fully  protected  against the claims of any creditors of the Company and of any creditors or  depositors  of the  institution  in which such account is  maintained  or (c) in a  separate  non-trust  account  without  FDIC  or  other  insurance  in an  Eligible
Institution.  In the event  that a  Custodial  Account  is  established  pursuant  to clause  (b) or (c) of the preceding  sentence,  the Company shall provide the Purchaser with written notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

        Eligible  Institution:  Chevy Chase Bank,  F.S.B., or an institution  having (i) the highest short-term debt rating,  and one of the two highest  long-term debt ratings of the Rating  Agencies;  or (ii) with respect to any  Custodial  Account,  an unsecured  long-term  debt rating of at least one of the two highest  unsecured long-term debt ratings of the Rating Agencies.

        Equity  Take-Out  Refinanced  Mortgage  Loan: A Refinanced  Mortgage Loan the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

        Escrow  Account:  Each separate trust account or accounts  created and  maintained  pursuant to Section
4.06 which shall be entitled  "Chevy Chase Bank,  F.S.B.,  in trust for EMC Mortgage  Corporation,  and various
Mortgagors"  and  shall  be  established  in an  Eligible  Account,  in the  name  of the  Person  that  is the
"Purchaser" with respect to the related Mortgage Loans.

        Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting  ground rents,  taxes, assessments,  water  rates,  sewer rents,  municipal  charges,  mortgage  insurance  premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

        FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

        FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

        Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

        FNMA:  The Federal National Mortgage Association, or any successor thereto.

        FNMA Guides:  The FNMA Seller's  Guide and the FNMA  Servicer's  Guide and all  amendments or additions thereto.

        Freddie Mac Guides:..The  Freddie Mac  Seller's  Guide and the  Freddie  Mac  Servicer's  Guide and all
amendments or additions thereto.

        GAAP:  Generally accepted accounting principles,
consistently applied.

        HUD:  The United States Department of Housing and Urban Development or any successor.

        Index:  On each Adjustment Date, the applicable index shall be the six month London Interbank Offered
Rate (LIBOR) as
published in the Wall Street  Journal.  For purposes of determining  the Index,  for each Adjustment Date LIBOR shall be the most recent figure available as of the first business day of the month  immediately  preceding the
Adjustment Date.

        Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the
Mortgage Loan or the related Mortgaged Property.

        Lender Paid  Mortgage  Insurance  Rate:  The Lender Paid  Mortgage  Insurance  Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

        Lifetime Rate Cap: As to each Mortgage Loan, the maximum  Mortgage  Interest Rate over the term of such
Mortgage Loan which is 600 basis points (6%) above the initial Mortgage Interest Rate.

        Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

        Loan-to-Value  Ratio or LTV: With respect to any Mortgage Loan,  the ratio of the original  outstanding principal  amount  of the  Mortgage  Loan,  to (i) the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date with respect to a Refinanced  Mortgage  Loan,  and (ii) the lesser of the Appraised  Value of the  Mortgaged  Property as of the  Origination  Date or the  purchase  price of the  Mortgaged  Property  with respect to all other Mortgage Loans.

        Margin:  With respect to each  Mortgage  Loan,  the fixed  percentage  amount set forth in each related
Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest  Rate, as set forth in the Mortgage Loan Schedule.

        MERS:  Mortgage Electronic Registration Systems, Inc.

        Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to
Section 5.03.

        Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        Mortgage:  The  mortgage,  deed of trust or other  instrument  securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in
Exhibit A hereto and any  additional  documents  required  to be added to the  Mortgage  File  pursuant to this
Agreement.

        Mortgage  Impairment  Insurance  Policy:  A mortgage  impairment or blanket hazard  insurance policy as required by Section 4.11.

        Mortgage  Interest Rate: The annual rate at which interest  accrues on any Mortgage Loan,  which may be adjusted from time to time, in accordance with the provisions of the related Mortgage Note.

        Mortgage Loan: An individual  Mortgage Loan which is the subject of this Agreement,  each Mortgage Loan originally  sold and subject to this Agreement being  identified on the Mortgage Loan Schedule  attached to the related Term Sheet,  which Mortgage Loan includes without  limitation the Mortgage File, the Monthly  Payments,
Principal  Prepayments,  Liquidation  Proceeds,  Condemnation  Proceeds,  Insurance  Proceeds,  REO Disposition
Proceeds,  and all other rights,  benefits,  proceeds and  obligations  arising from or in connection with such
Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents:  The documents listed in Exhibit A.

        Mortgage  Loan  Remittance  Rate:  With  respect to each  Mortgage  Loan,  the annual  rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee Rate minus the Lender Paid Mortgage Insurance Premium.

        Mortgage  Loan  Schedule:  The  schedule of Mortgage  Loans  annexed to the  related  Term Sheet,  such schedule  setting forth the following  information  with respect to each Mortgage Loan in the related  Mortgage
Loan Package:

        (1)    the Company's Mortgage Loan identifying number;

        (2)    the Mortgagor's name;

        (3)    the street address of the Mortgaged Property including the city, state and zip code;

        (4)    a code indicating whether the Mortgaged Property is owner-occupied;

        (5)    the type of residential property constituting the Mortgaged Property;

        (6)    the original  months to maturity or the remaining  months to maturity  from the related  Cut-off
Date, in any case based on the original  amortization  schedule and, if  different,  the maturity  expressed in the same manner but based on the actual amortization schedule;

        (7)    the Sales Price, if applicable, appraised value and Loan-to-Value Ratio, at origination;

        (8)    the Mortgage  Interest Rate as of  origination  and as of the related  Cut-off Date; the initial
Adjustment  Date, the next  Adjustment  Date  immediately  following the related  Cut-off Date, the Index,  the
Margin, the Periodic Rate Cap and the Lifetime Rate Cap;

        (9)    the  Origination  Date of the Mortgage  Loan;  the stated  maturity  date; and the amount of the
Monthly Payment at origination;

        (10)   the amount of the Monthly Payment as of the related Cut-off Date;

        (11)   the original principal amount of the Mortgage Loan;

        (12)   the  principal  balance of the  Mortgage  Loan as of the close of business on the Cut-off  Date, after deduction of payments of principal due on or before the related Cut-off Date whether or not collected;

        (13) a code  indicating  the purpose of the Mortgage  Loan (i.e.,  purchase,  rate and term  refinance, equity take-out refinance);

        (14) a code indicating the documentation style (i.e. full, alternative or reduced);

        (15)   the number of times during the twelve (12) month period  preceding the related Closing Date that any Monthly Payment has been received thirty (30) or more days after its Due Date;

        (16)   the date on which the first payment is or was due;

        (17)   a code indicating whether or not the Mortgage Loan is the subject of Primary Mortgage Insurance;

        (18) a code  indicating  whether or not the Mortgage Loan is currently  convertible  and the conversion spread;

        (19) actual next due date as of the Cutoff Date;

        (20) product type; and

        (21) Lender Paid Mortgage Insurance Rate.

        With  respect to the  Mortgage  Loans in the  aggregate,  the Mortgage  Loan  Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

        (1)    the number of Mortgage Loans;

        (2)    the current aggregate outstanding principal balance of the Mortgage Loans;

        (3)    the weighted average Mortgage Interest Rate of the Mortgage Loans;

        (4)    the weighted average maturity of the Mortgage Loans; and

        (5)  the weighted average months to next Adjustment Date.

        Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note,  consisting of a single  parcel of real estate  considered  to be real  estate  under the laws of the state in which such real property  is  located,  which may  include  condominium  units and  planned  unit  developments,  improved by a residential  dwelling;  except that with respect to real property  located in jurisdictions in which the use of leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a  leasehold  estate of the
Mortgage, the term of which is equal to or longer than the term of the Mortgage.

        Mortgagor:  The obligor on a Mortgage Note.

        OCC:  Office of the Comptroller of the Currency, its successors and assigns.

        Officers'  Certificate:  A  certificate  signed by the Chairman of the Board,  the Vice Chairman of the
Board,  the  President,  a Senior Vice  President,  Assistant  Vice  President or a Vice  President  and by the
Treasurer or the Secretary or one of the  Assistant  Treasurers or Assistant  Secretaries  of the Company,  and
delivered to the Purchaser as required by this Agreement.

        Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

        Origination  Date:  The date on which a Mortgage  Loan  closed  and  funded,  which date shall not,  in connection  with a  Refinanced  Mortgage  Loan,  be the date of the  closing  and  funding  of the  debt  being refinanced,  but rather  the  closing  and  funding of the debt  currently  outstanding  under the terms of the
Mortgage Loan Documents.

        OTS:  Office of Thrift Supervision, its successors and assigns.

        Periodic  Rate Cap:  As to each  Mortgage  Loan,  the maximum  increase  or  decrease  in the  Mortgage
Interest Rate on any  Adjustment  Date,  starting with the second  Adjustment  Date,  which is 200 basis points
(2%) above or below,  respectively,  the Mortgage  Interest Rate in effect during the immediately  preceding 12 month  period.  As to the first  Adjustment  Date,  the maximum  increase or decrease in the Mortgage  Interest
Rate is 300 basis points (3%) above or below,  respectively,  the Mortgage  Interest  Rate in effect during the immediately preceding fixed-rate period.

        Person: Any individual,  corporation,  partnership,  joint venture,  association,  joint-stock company, limited  liability  corporation,  trust,  unincorporated  organization or government or any agency or political subdivision thereof.

        Primary  Mortgage  Insurance  Policy:  Each primary policy of mortgage  insurance  represented to be in effect pursuant to Section  3.02(hh),  or any replacement  policy therefor  obtained by the Company pursuant to
Section 4.08.

        Prime Rate:  The prime rate  announced  to be in effect from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  including any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of  interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price:  As defined in Section 2.02.

        Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

        Qualified  Appraiser:  An  appraiser,  duly  appointed by the Company,  who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or  disapproval  of the Mortgage  Loan,  and such  appraiser and the appraisal made by such  appraiser  both  satisfy  the  requirements  of  Title  XI of  FIRREA  and  the  regulations  promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

        Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA or FHLMC.

        Rating  Agencies:  Standard & Poor's Ratings  Services,  Moody's Investor Service or, in the event that some or all of ownership of the Mortgage  Loans is evidenced  by  mortgage-backed  securities,  the  nationally recognized rating agencies issuing ratings with respect to such securities, if any.

        Refinanced  Mortgage  Loan:  A Mortgage  Loan  which was made to a  Mortgagor  who owned the  Mortgaged
Property  prior to the  origination  of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

        Remittance  Date: The 18th day of any month,  beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

        REO Disposition:  The final sale by the Company of any REO Property.

        REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

        REO Property:  A Mortgaged  Property acquired by the Company on behalf of the Purchaser as described in
Section 4.13.

        Repurchase  Price:  With respect to any Mortgage Loan, a price equal to (i) the  outstanding  principal balance of the Mortgage Loan,  plus (ii) interest on such  outstanding  principal  balance at the Mortgage Loan
Remittance  Rate from the last date through which  interest has been paid and  distributed  to the Purchaser to the date of  repurchase,  plus,  (iii) third party  expenses  incurred in  connection  with the transfer of the
Mortgage Loan being  repurchased;  less amounts  received or advanced in respect of such  repurchased  Mortgage
Loan which are being held in the Custodial Account for distribution in the month of repurchase.

        SAIF:  The Savings Association Insurance Fund, or any successor thereto.

        Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and  expenses
(including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not  limited  to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement,  administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections, foreclosures by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Company  specifies the Mortgage  Loan(s) to which such expenses  relate, and provided further that any such enforcement,  administrative or judicial  proceeding does not arise out of a breach  of any  representation,  warranty  or  covenant  of the  Company  hereunder),  (c) the  management  and liquidation  of the Mortgaged  Property if the Mortgaged  Property is acquired in full or partial  satisfaction of the Mortgage, (d) taxes,  assessments,  water rates, sewer rates and other charges which are or may become a lien  upon the  Mortgaged  Property,  and  Primary  Mortgage  Insurance  Policy  premiums  and fire and  hazard insurance  coverage,  (e) any expenses  reasonably  sustained by the Company,  as Company,  with respect to the liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and (f) compliance  with the obligations under Section 4.08.

        Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser  shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of
(a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount and  period  respecting  which any related  interest  payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing Fee is limited to, and the  Servicing Fee is payable  solely from,  the interest  portion  (including recoveries  with respect to interest from  Liquidation  Proceeds,  to the extent  permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

        Servicing Fee Rate:  The Servicing Fee Rate shall be a rate per annum equal to 37.5 basis points.

        Servicing  File:  With respect to each Mortgage  Loan,  the file retained by the Company  consisting of originals  or  microfilmed  copies  of all  documents  in the  Mortgage  File  which are not  delivered  to the
Purchaser and copies of the Mortgage Loan  Documents  listed in Exhibit A, the originals of which are delivered to the Purchaser or its designee pursuant to Section 2.04.

        Servicing  Officer:  Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage  Loans whose name  appears on a list of servicing  officers  furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

        Stated Principal Balance:  As to each Mortgage Loan as of any date of determination,  (i) the principal balance of such  Mortgage  Loan at the Cut-off  Date after  giving  effect to payments of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the Purchaser with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of  principal  or advances in lieu thereof.

        Subservicer:  Any  subservicer  which is  subservicing  the Mortgage  Loans  pursuant to a Subservicing
Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

        Subservicing Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

        Term Sheet: A supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and delivered by the Company and the  Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement  of the Mortgage  Loans listed on Schedule I attached  thereto,  which  supplemental  agreement shall  contain  certain  specific  information  relating  to such sale of such  Mortgage  Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                  ARTICLE II

                                         SERVICING OF MORTGAGE LOANS;
                                RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                    BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  Agreement to Purchase.

        The Company agrees to sell and the Purchaser  agrees to purchase the Mortgage Loans having an aggregate principal  balance on the related  Cut-off  Date set forth in the related  Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the  Purchaser  and the Company as evidenced by the actual Stated  Principal  Balance of the Mortgage  Loans  accepted by the  Purchaser on the Closing Date,  with servicing  retained by Company.  The Company shall deliver the related  Mortgage Loan Schedule  attached to the related Term Sheet for the  Mortgage  Loans to be  purchased  on the related  Closing Date to the  Purchaser at least one (1) Business Day prior to the related  Closing  Date.  The Mortgage  Loans shall be sold  pursuant to this Agreement, and the related Term Sheet shall be executed and delivered on the related Closing Date.

        Section 2.02  Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation
(subject to adjustment as provided therein),  multiplied by the aggregate  principal balance, as of the related
Cut-off Date, of the Mortgage Loans listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet,  after application of scheduled  payments of principal due on or before the related Cut-off Date whether or not  collected.  The  initial  principal  amount of the  Mortgage  Loans  shall be the  aggregate  principal balance of the Mortgage Loans, so computed as of the related Cut-off Date.

        In addition to the Purchase  Price as  described  above,  the  Purchaser  shall pay to the Company,  at closing,  accrued  interest on the current  principal  amount of each Mortgage  Loan as of the related  Cut-off
Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

        The Purchase Price plus accrued  interest as set forth in the preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser  shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date,  (2)
all other recoveries of principal collected on or after the related Cut-off Date (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer to the Company  after the related  Cut-off Date shall belong to the  Company),  and (3) all payments of interest on the Mortgage  Loans net of  applicable  Servicing  Fees (minus that portion of any such payment  which is  allocable  to the period  prior to the related  Cut-off  Date).  The  outstanding  principal balance of each Mortgage Loan as of the related  Cut-off Date is determined  after  application  of payments of principal due on or before the related  Cut-off Date whether or not  collected,  together with any  unscheduled principal  prepayments  collected  prior to the related  Cut-off  Date;  provided,  however,  that  payments of scheduled  principal and interest  prepaid for a Due Date beyond the related  Cut-off Date shall not be applied to the  principal  balance as of the related  Cut-off Date.  Such prepaid  amounts shall be the property of the
Purchaser.  The Company shall deposit any such prepaid  amounts into the  Custodial  Account,  which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

        Section 2.03  Servicing of Mortgage Loans.

        Simultaneously  with the  execution  and delivery of each Term Sheet,  the Company does hereby agree to directly service the Mortgage Loans listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet  subject to the terms of this  Agreement  and the related  Term  Sheet.  The rights of the  Purchaser  to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

        Section 2.04  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

        As of the related Closing Date, the Company sold,  transferred,  assigned, set over and conveyed to the
Purchaser,  without  recourse,  and the Company hereby  acknowledges that the Purchaser has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and interest of the Company in and to the Mortgage  Loans.  Company will deliver the Mortgage Files to the custodian  designated by Purchaser,  on or before the related  Closing  Date,  at the expense of the Company.  The Company  shall  maintain a Servicing
File  consisting of a copy of the contents of each Mortgage  File and the  originals or  microfilmed  copies of the  documents in each  Mortgage File not  delivered to the  Purchaser.  The  Servicing  File shall contain all documents  necessary to service the Mortgage  Loans.  The  possession of each  Servicing File by the Company is at the will of the Purchaser,  for the sole purpose of servicing the related  Mortgage Loan, and such retention and  possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage Note,  the Mortgage,  the contents of the related  Mortgage File and all rights,  benefits,  proceeds and obligations  arising  therefrom or in connection  therewith,  has been vested in the  Purchaser.  All rights  arising out of the  Mortgage  Loans  including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents  with respect to the
Mortgage  Loans  prepared by or which come into the possession of the Company shall be received and held by the
Company in trust for the  benefit of the  Purchaser  as the owner of the  Mortgage  Loans.  Any  portion of the
Mortgage Files retained by the Company shall be  appropriately  identified in the Company's  computer system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the contents of the Mortgage Files only in accordance  with written  instructions  of the Purchaser,  except when such  release is  required  as  incidental  to the  Company's  servicing  of the  Mortgage  Loans or is in connection  with a repurchase of any Mortgage  Loan or Loans with respect  thereto  pursuant to this  Agreement and the related Term Sheet, such written instructions shall not be required.

        Section 2.05   Books and Records.

        The sale of each Mortgage Loan has been  reflected on the Company's  balance sheet and other  financial statements as a sale of assets by the Company.  The Company shall be  responsible  for  maintaining,  and shall maintain,  a complete set of books and records for the Mortgage Loans which shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for inspection by the Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and  regulations,  and  requirements  of FNMA or FHLMC,  as  applicable,  including  but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the
Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage of any condominium  project as required by FNMA or FHLMC, and periodic  inspection  reports as  required  by Section  4.13.  To the extent  that  original  documents  are not  required  for  purposes  of realization of Liquidation  Proceeds or Insurance Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

        The Company shall  maintain with respect to each Mortgage Loan and shall make  available for inspection by any Purchaser or its designee the related  Servicing  File during the time the Purchaser  retains  ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

        In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that regulate  Purchaser,  including  but not  limited to, the OTS,  the FDIC and other  similar  entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such supervisory  agents or examiners,  to any  documentation  regarding the Mortgage  Loans that may be required by any applicable regulator.

        Section 2.06. Transfer of Mortgage Loans.

        The Company shall keep at its servicing  office books and records in which,  subject to such reasonable regulations  as it may  prescribe,  the  Company  shall note  transfers  of  Mortgage  Loans.  No transfer of a
Mortgage  Loan may be made unless such transfer is in  compliance  with the terms  hereof.  For the purposes of this  Agreement,  the  Company  shall be under no  obligation  to deal with any  person  with  respect  to this
Agreement or any  Mortgage  Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may,  subject to the terms of this  Agreement,  sell and transfer one or more of the  Mortgage  Loans,  provided,  however,  that (i) the  transferee  will not be deemed to be a
Purchaser  hereunder  binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer  in an  Assignment  and
Assumption of this Agreement  substantially  in the form of Exhibit D hereto  executed by the transferee  shall have been  delivered  to the Company and the  Company,  and (ii) in no event shall there be more than three (3)
Persons at any given time having the status of  "Purchaser"  hereunder.  The  Purchaser  also shall  advise the
Company  of the  transfer.  Upon  receipt  of notice of the  transfer,  the  Company  shall  mark its books and records to reflect the ownership of the Mortgage Loans of such assignee,  and the previous  Purchaser  shall be released from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

        Section 2.07  Delivery of Mortgage Loan Documents.

        The Company shall  deliver and release to the Purchaser or its designee the Mortgage Loan  Documents in accordance  with the terms of this  Agreement  and the related Term Sheet.  The  documents  enumerated as items
(1),  (2),  (3),  (4),  (5),  (6),  (7) and (8) in Exhibit A hereto  shall be  delivered  by the Company to the
Purchaser or its designee no later than one (1) Business  Days prior to the related  Closing Date pursuant to a bailee letter agreement.  All other documents in Exhibit A hereto,  together with all other documents  executed in  connection  with the  Mortgage  Loan that  Company  may have in its  possession,  shall be  retained by the
Company in trust for the  Purchaser.  If the  Company  cannot  deliver  the  original  recorded  Mortgage  Loan
Documents  or the  original  policy of title  insurance,  including  riders and  endorsements  thereto,  on the
Closing Date,  the Company  shall,  promptly upon receipt  thereof and in any case not later than 120 days from the related Closing Date,  deliver such original  documents,  including  original  recorded  documents,  to the
Purchaser  or its  designee  (unless the Company is delayed in making such  delivery by reason of the fact that such  documents  shall  not have been  returned  by the  appropriate  recording  office).  If  delivery  is not completed  within  120 days  solely  due to  delays  in making  such  delivery  by reason of the fact that such documents  shall not have been returned by the  appropriate  recording  office,  the Company shall deliver such document  to  Purchaser,  or its  designee,  within  such time period as  specified  in a  Company's  Officer's
Certificate.  In the event  that  documents  have not been  received  by the date  specified  in the  Company's
Officer's  Certificate,  a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior  Company's  Officer's  Certificate,  stating a revised  date for  receipt  of  documentation.  The procedure  shall be repeated until the documents  have been received and delivered.  The Company shall continue to use its best efforts to effect delivery within 210 days of the related Closing Date.

        The Company shall pay all initial  recording  fees, for the  assignments of mortgage and any other fees in  connection  with the transfer of all original  documents to the  Purchaser or its  designee,  including any fees,  costs or expenses  related to the  registration  of the Mortgage  Loans with MERS,  if  applicable.  The
Company shall prepare,  in recordable form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser, or its designee.

        Company shall provide an original or duplicate  original of the title insurance  policy to Purchaser or its designee  within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

        Any review by the  Purchaser,  or its designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

        If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File,  the Purchaser shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

        The  Company  shall  forward to the  Purchaser,  or its  designee,  original  documents  evidencing  an assumption,  modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with
Section 4.01 or 6.01 within one week of their  execution;  provided,  however,  that the Company  shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for  recordation within two weeks of its  execution,  and shall provide the original of any document  submitted for  recordation or a copy of such  document  certified by the  appropriate  public  recording  office to be a true and complete copy of the original within 120 days of its submission for recordation.

        From  time to time  the  Company  may have a need for  Mortgage  Loan  Documents  to be  released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written  request of the
Company, in the form of Exhibit G attached hereto,  within ten (10) Business Days, deliver to the Company,  any requested  documentation  previously  delivered to Purchaser as part of the Mortgage  File,  provided that such documentation  is  promptly  returned  to  Purchaser,  or its  designee,  when the  Company no longer  requires possession  of the  document,  and  provided  that during the time that any such  documentation  is held by the
Company,  such  possession is in trust for the benefit of Purchaser.  Company shall  indemnify  Purchaser,  and its designee, from and against any and all losses, claims, damages,  penalties,  fines, forfeitures,  costs and expenses  (including  court  costs and  reasonable  attorney's  fees)  resulting  from or  related to the loss, damage, or misplacement of any documentation delivered to Company pursuant to this paragraph.

        Section 2.08  Quality Control Procedures.

        The Company must have an internal  quality  control  program that  verifies,  on a regular  basis,  the existence  and  accuracy of the legal  documents,  credit  documents,  property  appraisals,  and  underwriting decisions.  The  program  must be  capable  of  evaluating  and  monitoring  the  overall  quality  of its loan production  and  servicing  activities.  The program is to ensure that the Mortgage  Loans are  originated  and serviced in accordance  with prudent  mortgage  banking  practices  and  accounting  principles;  guard against dishonest,  fraudulent,  or negligent acts; and guard against errors and omissions by officers,  employees,  or other authorized persons.

Section 2.09   No Commission.

        The  Company  and the  Purchaser  agree  that no  broker,  Investment  Banker,  agent or  other  person
(including but not limited to Purchaser) is entitled to any commission or  compensation  in connection with the sale of the Mortgage Loans.

                                                  ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY AND THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

        Section 3.01  Representations and Warranties of the Company.

        The Company  represents,  warrants and covenants to the Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

        (a)    Chevy Chase Bank, F.S.B. is a federally chartered savings bank duly organized,  validly existing and in good standing and has all licenses and  qualifications  necessary to carry out its business as now being conducted,  and in any event the Company is in compliance  with the applicable  laws of any state to the extent necessary to ensure the  enforceability  of each Mortgage Loan in accordance  with the terms of this Agreement;
the Company is licensed and qualified to transact  business in and is in good  standing  under the laws of each state in which any  Mortgaged  Property  is located  or is  otherwise  exempt  under  applicable  law from such licensing or  qualification  or is otherwise  not required  under  applicable  law to effect such  licensing or qualification  and no unresolved  demand for such licensing or qualification has been made upon such Company by any such state,  and in any event such Company is in  compliance  with the laws of any such state to the extent necessary to ensure the  enforceability  of each  Mortgage  Loan and the  servicing  of the  Mortgage  Loans in accordance with the terms of this Agreement;

        (b) The Company has the full power and  authority  and legal  right to hold,  transfer  and convey each
Mortgage  Loan,  to sell  each  Mortgage  Loan and to  execute,  deliver  and  perform,  and to enter  into and consummate  all  transactions  contemplated  by this  Agreement  and the related  Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement and the related Term Sheet and any agreements  contemplated  hereby,  has duly executed and delivered this Agreement and the related Term Sheet, and any agreements  contemplated  hereby, and this Agreement and the related Term Sheet and each  Assignment of Mortgage to the Purchaser and any  agreements  contemplated  hereby, constitutes a legal,  valid and binding  obligation of the Company,  enforceable  against it in accordance with its terms,  and all  requisite  corporate  action has been taken by the Company to make this  Agreement and the related Term Sheet and all  agreements  contemplated  hereby  valid and binding upon the Company in  accordance with their  terms;  the  Company  has the full power and  authority  and legal  right to  execute,  deliver and perform,  and to enter into and  consummate  all  transactions  contemplated  by this Agreement and the related
Term Sheet and to conduct its business as presently  conducted,  has duly  authorized the  execution,  delivery and performance of this Agreement and the related Term Sheet and any agreements  contemplated  hereby, has duly executed and delivered this Agreement and the related Term Sheet, and any agreements  contemplated  hereby, and this Agreement and any agreements  contemplated  hereby,  constitutes a legal,  valid and binding obligation of the Company,  enforceable  against it in accordance with its terms, and all requisite corporate action has been taken by the Company to make this Agreement and the related Term Sheet and all agreements  contemplated  hereby valid and binding upon the Company in accordance with their terms;

        (c)  Neither the  execution  and  delivery  of this  Agreement  nor the  related  Term  Sheet,  nor the origination  of the  Mortgage  Loans by the  Company,  the sale of the  Mortgage  Loans to the  Purchaser,  the consummation of the transactions  contemplated  hereby,  or the fulfillment of or compliance with the terms and conditions of this  Agreement  and the related Term Sheet will  conflict  with any of the terms,  conditions or provisions  of the Company's or the  Company's  charter or by-laws or  materially  conflict with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or instrument  to which the Company is now a party or by which they are bound,  or  constitute a default or result in an  acceleration  under  any of the  foregoing,  or  result  in the  material  violation  of any law,  rule, regulation,  order,  judgment  or decree to which the  Company or its  properties  are  subject,  or impair the ability of the Purchaser to realize on the Mortgage Loans.

        (d) There is no litigation,  suit,  proceeding or investigation  pending or to the Company's knowledge, threatened,  or any order or decree outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is  reasonably  likely to have a  material  adverse  effect on the sale of the  Mortgage
Loans, the execution,  delivery,  performance or enforceability of this Agreement or the related Term Sheet, or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

        (e) No  consent,  approval,  authorization  or order of any  court or  governmental  agency  or body is required for the execution,  delivery and  performance by the Company of or compliance by the Company with this
Agreement or the related Term Sheet,  or the sale of the Mortgage  Loans and delivery of the Mortgage  Files to the Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement and the related Term
Sheet, except for consents, approvals, authorizations and orders which have been obtained;

        (f) The consummation of the  transactions  contemplated by this Agreement and the related Term Sheet is in the  ordinary  course of business  of the  Company,  and the  transfer,  assignment  and  conveyance  of the
Mortgage  Notes and the Mortgages by the Company  pursuant to this Agreement and the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (g) The origination and servicing  practices used by the Company,  and any prior  originator or Company with respect to each  Mortgage Note and Mortgage have been legal and in  accordance  with  applicable  laws and regulations  and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage origination and servicing  business.  With respect to escrow deposits and payments that the Company,  on behalf of the investor,  is entitled to collect,  all such payments are in the possession of, or under the control of, the Company,  and there exist no deficiencies  in connection  therewith for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the  provisions of the related  Mortgage  Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable  law and has been  established in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and  payable.  No escrow  deposits  or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

        (h) The  Company  used no  selection  procedures  that  identified  the  Mortgage  Loans as being  less desirable or valuable than other  comparable  mortgage loans in the Company's  portfolio at the related Cut-off
Date;

        (i)    The Company will treat the sale of the Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

        (j)    The Company is an approved  Seller/Servicer  of residential  mortgage loans for FNMA,  FHLMC and
HUD,  with such  facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage loans.  The Company is duly  qualified,  licensed,  registered  and otherwise  authorized  under all applicable federal,  state and local laws, and  regulations,  if applicable,  meets the minimum capital  requirements  set forth by the OCC, and is in good standing to sell  mortgage  loans to and service  mortgage  loans for FNMA and
FHLMC and no event has occurred  which would make Company  unable to comply with  eligibility  requirements  or which would require notification to either FNMA or FHLMC;

        (k)    The Company  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform  each and every  covenant  contained  in this  Agreement  and the related  Term  Sheet.  The Company is solvent  and the sale of the  Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the
Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

        (l)    No statement,  tape,  diskette,  form,  report or other  document  prepared by, or on behalf of,
Company  or  Company  pursuant  to this  Agreement  and the  related  Term  Sheet  or in  connection  with  the transactions  contemplated  hereby,  contains or will contain any  statement  that is or will be  inaccurate or misleading in any material respect;

        (m)    The Company  acknowledges and agrees that the Servicing Fee represents  reasonable  compensation for  performing  such  services  and that the  entire  Servicing  Fee  shall be  treated  by the  Company,  for accounting  and tax  purposes,  as  compensation  for the servicing and  administration  of the Mortgage  Loans pursuant to this Agreement and the related Term Sheet. In the opinion of Company,  the  consideration  received by Company upon the sale of the Mortgage  Loans to Purchaser  under this  Agreement  and the related Term Sheet constitutes fair consideration for the Mortgage Loans under current market conditions.

        (n)    If requested by the  Purchaser,  the Company  shall have  delivered to the  Purchaser  financial statements  of its parent,  for its last two  complete  fiscal  years.  If so, all such  financial  information fairly presents the pertinent  results of operations and financial  position for the period  identified and has been prepared in accordance with generally accepted accounting  principles  consistently applied throughout the periods  involved,  except  as set  forth in the notes  thereto.  There  has been no  change  in the  business, operations,  financial  condition,  properties  or  assets  of the  Company  since  the  date of the  Company's financial  information  that would have a material  adverse  effect on its ability to perform  its  obligations under this Agreement and the related Term Sheet; and

        (o)    Neither the Company nor the Purchaser have dealt with any broker,  investment  banker,  agent or other  person  that may be  entitled to any  commission  or  compensation  in  connection  with the sale of the
Mortgage Loans.

        Section 3.02  Representations and Warranties as to
                             Individual Mortgage Loans.

        References in this Section to  percentages  of Mortgage  Loans refer in each case to the  percentage of the  aggregate  principal  balance  of the  Mortgage  Loans  as of  the  related  Cut-off  Date,  based  on the outstanding  balances of the Mortgage  Loans as of the Cut-off  Date,  and giving  effect to scheduled  Monthly
Payments due on or prior to the related  Cut-off Date,  whether or not received.  References to  percentages of
Mortgaged  Properties refer, in each case, to the percentages of expected  aggregate  principal balances of the related Mortgage Loans (determined as described in the preceding  sentence).  The Company hereby represents and warrant to the Purchaser, as to each Mortgage Loan, as of the related Closing Date as follows:

        (a)    The  information  set forth in the Mortgage Loan Schedule  attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

        (b)    The  Mortgage  creates  a valid,  subsisting  and  enforceable  first  lien or a first  priority ownership  interest in an estate in fee simple in real property  securing the related  Mortgage Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of creditors.

        (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date, the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage  Loan;  the Company has not advanced  its own funds,  or induced,  solicited or knowingly received  any  advance of funds  from a party  other than the owner of the  Mortgaged  Property  subject to the
Mortgage,  directly or indirectly,  for the payment of any amount required by the Mortgage Loan; and, as of the related Closing Date,  there has been no more than one delinquency  during the related  preceding  twelve-month period, and such delinquency did not last more than 30 days;

        (d) There are no defaults by the Company in complying  with the terms of the  Mortgage,  and all taxes, governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold  payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

        (e) The  terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered  or modified  in any  respect,  except by  written  instruments  which  have been  recorded  to the extent any such recordation  is required by law, or,  necessary  to protect the interest of the  Purchaser.  No  instrument  of waiver,  alteration or  modification  has been  executed,  and no Mortgagor has been  released,  in whole or in part, from the terms thereof except in connection with an assumption  agreement and which assumption  agreement is part of the  Mortgage  File and the  terms  of which  are  reflected  in the  Mortgage  Loan  Schedule;  the substance  of any such  waiver,  alteration  or  modification  has been  approved  by the issuer of any related
Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies;

        (f)  The  Mortgage  Note  and the  Mortgage  are not  subject  to any  right  of  rescission,  set-off, counterclaim or defense,  including,  without  limitation,  the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise  of any right  thereunder,  render  the
Mortgage Note or Mortgage unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, counterclaim  or  defense,  including  the  defense  of  usury,  and no  such  right  of  rescission,  set-off, counterclaim  or defense has been asserted with respect  thereto;  and as of the Closing Date the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

        (g) All buildings or other customarily  insured  improvements  upon the Mortgaged  Property are insured by an insurer  acceptable under the FNMA or FHLMC Guides,  against loss by fire,  hazards of extended  coverage and such other hazards as are provided for in the FNMA or FHLMC Guide,  as well as all additional  requirements set forth in Section 4.10 of this  Agreement.  All such standard  hazard  policies are in full force and effect and on the date of origination  contained a standard  mortgagee clause naming the Company and its successors in interest  and assigns as loss payee and such clause is still in effect and all  premiums  due thereon have been paid. If required by the Flood  Disaster  Protection  Act of 1973, as amended,  the Mortgage Loan is covered by a flood  insurance  policy  meeting  the  requirements  of the  current  guidelines  of the  Federal  Insurance
Administration  which policy  conforms to FNMA or FHLMC  requirements,  as well as all additional  requirements set forth in Section  4.10 of this  Agreement.  Such policy was issued by an insurer  acceptable  under FNMA or
FHLMC  guidelines.  The Mortgage  obligates  the  Mortgagor  thereunder  to maintain all such  insurance at the
Mortgagor's cost and expense,  and on the Mortgagor's  failure to do so,  authorizes the holder of the Mortgage to maintain such  insurance at the  Mortgagor's  cost and expense and to seek  reimbursement  therefor from the
Mortgagor;

        (h) Any and all requirements of any federal, state or local law including,  without limitation,  usury, truth-in-lending,  real estate settlement procedures,  consumer credit protection,  equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material  respects;  the Company maintains,  and shall  maintain,  evidence of such  compliance as required by applicable  law or regulation and shall make such evidence  available for  inspection at the Company's  office during normal  business hours upon reasonable advance notice;

        (i) The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded, and the Mortgaged  Property has not been  released  from the lien of the Mortgage,  in whole or in part nor has any instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.
The Company has not waived the  performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform  such action  would cause the Mortgage  Loan to be in default,  nor has the Company  waived any default resulting from any action or inaction by the Mortgagor;

        (j)    The Mortgage is a valid,  subsisting,  enforceable  and  perfected  first lien on the  Mortgaged
Property,  including all buildings on the Mortgaged Property and all installations and mechanical,  electrical, plumbing,  heating and air conditioning systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the Mortgage Note's  original  principal balance  subject  to  principles  of equity,  bankruptcy,  insolvency  and other  laws of  general  application affecting  the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any evidence of any security  interest or other  interest  or right  thereto.  Such lien is free and clear of all  adverse  claims, liens and  encumbrances  having  priority  over the first lien of the Mortgage  subject only to (1) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (2) covenants,  conditions and restrictions,  rights of way,  easements and other matters of the public record as of the date of recording which are  acceptable to mortgage  lending  institutions  generally and either (A) which are referred to in the lender's title insurance policy  delivered to the originator or otherwise  considered in the appraisal made for the  originator of the Mortgage  Loan, or (B) which do not adversely  affect the  residential  use or Appraised
Value  of the  Mortgaged  Property  as set  forth in such  appraisal,  and (3)  other  matters  to  which  like properties are commonly  subject which do not  individually or in the aggregate  materially  interfere with the benefits  of  the  security  intended  to be  provided  by  the  Mortgage  or  the  use,  enjoyment,  value  or marketability  of the related  Mortgaged  Property.  Any security  agreement,  chattel  mortgage or  equivalent document  related to and  delivered in  connection  with the  Mortgage  Loan  establishes  and creates a valid, subsisting,  enforceable  and  perfected  first  lien and first  priority  security  interest  on the  property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

        (k) The Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors,  and the Company has taken all action  necessary to transfer  such rights of  enforceability  to the
Purchaser.  All  parties  to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter  into the
Mortgage  Loan and to execute  and  deliver the  Mortgage  Note and the  Mortgage.  The  Mortgage  Note and the
Mortgage have been duly and properly executed by such parties.  No fraud, error,  omission,  misrepresentation, negligence or similar  occurrence  with respect to a Mortgage Loan has taken place on the part of Company,  the
Mortgagor,  or, to the best of Company's knowledge,  on the part of any other party involved in the origination of the Mortgage  Loan.  Either the borrower or a guarantor  is a natural  person.  The proceeds of the Mortgage
Loan have been fully  disbursed and there is no requirement  for future  advances  thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements  and as to  disbursements  of any escrow funds  therefor  have been  complied  with.  All costs,  fees and  expenses  incurred  in making or closing the
Mortgage  Loan and the  recording  of the  Mortgage  (including  any fees,  costs or  expenses  related  to the registration  of the Mortgage  Loans with MERS, if  applicable)  were paid or are in the process of being paid, and the  Mortgagor  is not  entitled  to any  refund of any  amounts  paid or due under  the  Mortgage  Note or
Mortgage;

        (l) The Company is the sole owner and holder of the  Mortgage  Loan and the  indebtedness  evidenced by the Mortgage Note.  Upon the sale of the Mortgage Loan to the  Purchaser,  the Company will retain the Mortgage
File or any part thereof with respect  thereto not  delivered to the Purchaser or the  Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the  Mortgage  Loan.  Immediately prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage Note and the
Mortgage,  were not  subject to an  assignment,  sale or pledge to any person  other  than  Purchaser,  and the
Company had good and  marketable  title to and was the sole owner  thereof  and had full right to transfer  and sell the Mortgage  Loan to the Purchaser  free and clear of any  encumbrance,  equity,  lien,  pledge,  charge, claim or security  interest and has the full right and authority  subject to no interest or  participation  of, or  agreement  with,  any other party,  to sell and assign the Mortgage  Loan  pursuant to this  Agreement  and following  the sale of the Mortgage  Loan,  the  Purchaser  will own such  Mortgage  Loan free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge, claim or security interest. The Company intends to relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing the Mortgage  Loan as set forth in this  Agreement.  After the Closing Date,  the Company will not have any right to modify or alter the  terms of the sale of the  Mortgage  Loan and the  Company  will not have any  obligation  or right to  repurchase  the Mortgage  Loan or substitute  another  Mortgage  Loan,  except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

        (m) Each  Mortgage  Loan is covered  by an ALTA  lender's  title  insurance  policy or other  generally acceptable form of policy or insurance  acceptable to FNMA or FHLMC (including  adjustable rate  endorsements), issued by a title insurer  acceptable to FNMA or FHLMC and qualified to do business in the  jurisdiction  where the  Mortgaged  Property is located,  insuring  (subject to the  exceptions  contained  in (j)(1),  (2) and (3)
above) the Company,  its successors and assigns,  as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or  unenforceability  of the lien resulting from the provisions of the Mortgage  providing for adjustment in the Mortgage  Interest Rate and Monthly  Payment.  Where required by state law or regulation,  the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  The Company,  its successors and assigns,  are the sole  insureds of such lender's  title  insurance  policy,  such title  insurance  policy has been duly and validly  endorsed to the Purchaser or the  assignment to the Purchaser of the Company's  interest  therein does not require the consent of or notification  to the insurer and such lender's title insurance  policy is in full force and effect and will be in full force and effect upon the  consummation of the  transactions  contemplated by this  Agreement.  No claims have been made under such lender's title insurance  policy,  and no prior holder of the related Mortgage,  including the Company, has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy;

        (n) There is no default,  breach,  violation or event of  acceleration  existing  under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period, would constitute a default, breach,  violation or event permitting acceleration;  and neither the Company,  nor any prior  mortgagee has waived any default,  breach,  violation or event  permitting acceleration;

        (o) There are no  mechanics'  or  similar  liens or claims  which  have been  filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related
Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

        (p) All  improvements  subject to the Mortgage which were considered in determining the appraised value of the Mortgaged  Property lie wholly within the  boundaries  and building  restriction  lines of the Mortgaged
Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining properties  encroach upon the Mortgaged  Property except those which are insured against by the title insurance policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

        (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant  to, and conforms  with,  the
Company's  underwriting  guidelines attached as Exhibit H hereto. The Mortgage Notes and Mortgages are on forms generally  acceptable in the industry.  The Mortgage Loan bears interest at an adjustable  rate as set forth in the Mortgage Loan Schedule,  and Monthly  Payments under the Mortgage Note are due and payable on the first day of each  month.  The  Mortgage  contains  the usual and  enforceable  provisions  of the Company at the time of origination  for the  acceleration  of the payment of the unpaid  principal  amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

        (r) No Mortgaged  Property has been  materially  damaged by waste,  fire,  earthquake,  earth movement, windstorm,  tornado,  flood or other  casualty.  At  origination  of the  Mortgage  Loan  there was not,  since origination  of the Mortgage Loan there has been and there  currently  is, no proceeding  pending for the total or partial  condemnation of the Mortgaged  Property.  The Company has not received  notification  that any such proceedings are scheduled to commence at a future date;

        (s) The related  Mortgage  contains  customary and enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization  against  the  Mortgaged  Property of the benefits of the security provided  thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial  foreclosure.  There  is no  homestead  or other exemption  available to the Mortgagor which would interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

        (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized and duly qualified if required under  applicable law to act as such, has been properly  designated and currently so serves and is named in the
Mortgage,  and no fees or expenses,  except as may be required by local law, are or will become  payable by the
Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

        (u) The  Mortgage  File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final approval of the mortgage loan application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or  indirect,  in the  Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser  both  satisfy the  requirements  of FNMA or FHLMC and Title XI of the Federal  Institutions  Reform,
Recovery,  and  Enforcement  Act of 1989 and the regulations  promulgated  thereunder,  all as in effect on the date the Mortgage  Loan was  originated.  The  appraisal is in a form  acceptable to FNMA or FHLMC and was made by a Qualified Appraiser;

        (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or  otherwise,  are (or,  during the  period in which they held and  disposed  of such  interest,  were) (A) in compliance  with any and all applicable  licensing  requirements of the laws of the state wherein the Mortgaged
Property is located,  and (B) (1)  organized  under the laws of such state,  or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations  or national  banks or a Federal  Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

        (w) The related  Mortgage  Note is not and has not been  secured by any  collateral  except the lien of the corresponding  Mortgage and the security interest of any applicable  security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation;

        (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

        (y) The Mortgage Loan does not contain  "balloon" or  "graduated  payment"  features;  No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

        (z) The Mortgagor is not in bankruptcy  and, to the best of the Company's  knowledge,  the Mortgagor is not  insolvent  and the  Company  has no  knowledge  of any  circumstances  or  condition  with  respect to the
Mortgage,  the Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that could reasonably be expected to cause  investors  to regard the Mortgage  Loan as an  unacceptable  investment,  cause the Mortgage
Loan to become delinquent, or materially adversely affect the value or marketability of the Mortgage Loan;

        (aa) [reserved]

        (bb)  [reserved]

        (cc)  [reserved]

        (dd)  [reserved]

        (ee) None of the Mortgage Loans have a Loan-to-Value Ratio greater than 95%;

        (ff)   For all of the Mortgage  Loans,  based on  representations  made by the Mortgagor at the time of origination,  all of the Mortgaged  Properties are occupied as the Mortgagor's  primary residence.  To the best of the Company's knowledge, the Mortgaged Property is lawfully occupied under applicable law;

        (gg)   In the event the  Mortgage  Loan has an LTV greater  than  80.00%,  the excess of the  principal balance of the Mortgage  Loan over 75.0% of the  Appraised  Value of the  Mortgaged  Property with respect to a
Refinanced  Mortgage  Loan,  or the  lesser  of the  Appraised  Value or the  purchase  price of the  Mortgaged
Property  with respect to a purchase  money  Mortgage  Loan is and will be insured as to payment  defaults by a
Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such Primary  Mortgage  Insurance Policy have been and are being complied with, such policy is in full force and effect,  and all premiums due  thereunder  have been paid. No Mortgage Loan requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has  occurred and no state of facts exists that has, or will result in the exclusion  from,  denial of, or defense to coverage.  The
Mortgage Loan Remittance  Rate for the Mortgage Loan as set forth on the related  Mortgage Loan Schedule is net of any such insurance premium;

        (hh)   The  assignment  of Mortgage  (unless the Mortgage is registered  with MERS in  accordance  with
Subsection  2.07) is in recordable form and is acceptable for recording  under the laws of the  jurisdiction in which the Mortgaged  Property is located.  Any Assignments of Mortgage  registered with MERS in accordance with
Subsection  2.07 have been  assigned a valid  mortgage  identification  number by MERS.  Company is an approved
MERS  participant.  Any and all costs,  fees and expenses  associated  with the  registration  of the Mortgages with MERS and the  transfer of the  Mortgage  Loans on the MERS system to  Purchaser  have been paid by Company and Purchaser shall not be responsible for any such costs, fees and expenses;

        (ii)   The Mortgaged  Property is located in the state identified in the related Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence  erected  thereon,  or a townhouse,  or a two-to four-family dwelling, or an individual  condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development,  provided,  however, that no residence or dwelling is a single  parcel of real property  with a  manufactured  home not affixed to a permanent  foundation,  or a mobile home. As of the date of origination,  no portion of any Mortgaged  Property is used for commercial  purposes,  and since the Origination Date, to the best of the Company's  knowledge,  no portion of any Mortgaged Property is used for commercial purposes;

        (jj)   Except  for  the  Mortgage  Loans   indicated  on  the  Mortgage  Loan  Schedule  which  require interest-only  payments  until the first  Adjustment  Date and both interest and principal  payments after such
Adjustment  Date (the "Interest  Only Mortgage  Loans"),  principal  payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were  disbursed in connection  with the Mortgage  Loan.  The Mortgage
Note is payable on the first day of each month in monthly  installments  of principal  (other than with respect to the  Interest  Only  Mortgage  Loans) and  interest,  which  installments  are  subject to change due to the adjustments to the Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated and payable in arrears,  sufficient to amortize the Mortgage Loan fully by the stated  maturity date, over an original term of not more than thirty years from commencement of amortization;

        (kk)   As of the date of origination and to the best of Company's knowledge,  as of the related Closing
Date of the  Mortgage  Loan,  the  Mortgage  Property  was  lawfully  occupied  under  applicable  law, and all inspections,  licenses and certificates  required to be made or issued with respect to all occupied portions of the Mortgaged  Property  and,  with respect to the use and occupancy of the same,  including but not limited to certificates of occupancy and fire underwriting  certificates,  have been made or obtained from the appropriate authorities;

        (ll)   If the Mortgaged  Property is a condominium unit or a planned unit development  (other than a de minimis  planned unit  development),  such  condominium  or planned unit  development  project meets  Company's eligibility requirements as set forth in Exhibit H;

        (mm)   To the best of Company's knowledge,  there is no pending action or proceeding directly involving the Mortgaged  Property in which  compliance  with any  environmental  law, rule or regulation is an issue;  to the best of Company's  knowledge,  there is no violation of any  environmental  law,  rule or  regulation  with respect to the Mortgaged Property;  and the Company has not received any notice of any environmental  hazard on the  Mortgaged  Property and nothing  further  remains to be done to satisfy in full all  requirements  of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

        (nn)   The Mortgagor  has not notified the Company,  and the Company does not have any knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

        (oo) No Mortgage Loan is currently a construction  or  rehabilitation  Mortgage Loan or facilitates the trade-in or exchange of a Mortgaged Property;

        (pp)   No action  has been  taken or failed to be taken by  Company,  on or prior to the  Closing  Date which has resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary
Mortgage  Insurance Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or  reduce  the  availability  of the  timely  payment  of the full  amount  of the  loss  otherwise  due thereunder to the insured) whether arising out of actions,  representations,  errors, omissions, negligence, or fraud of the Company or for any other reason under such coverage;

        (qq)   Each  Mortgage  Loan has been  serviced in all material  respects in  compliance  with  Accepted
Servicing Practices;

        (rr) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and Urban
Development  pursuant to sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings bank, a commercial bank,  credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority. No Mortgaged Property is a timeshare; and

        (ss) Each Mortgage Note, each Mortgage,  each  Assignment of Mortgage and any other documents  required pursuant to this  Agreement  to be  delivered  to the  Purchaser  or its  designee,  or its  assignee  for each
Mortgage  Loan,  have been, on or before the Closing Date,  delivered to the Purchaser or its designee,  or its assignee.

        Section 3.03  Repurchase; Substitution.

        It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and
3.02  shall  survive  the sale of the  Mortgage  Loans and  delivery  of the  Mortgage  Loan  Documents  to the
Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of  examination,  of any Mortgage  File.  Upon  discovery by either the Company or the Purchaser of a breach of any of the foregoing representations  and warranties which  materially and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage  Loan,  the party  discovering  such breach shall give prompt written notice to the other.  The Company  shall have a period of sixty days from the earlier of its  discovery  or its receipt  of  notice of any such  breach  within  which to  correct  or cure such  breach.  The  Company  hereby covenants  and agrees  that if any such breach is not  corrected  or cured  within  such sixty day period,  the
Company  shall,  at the  Purchaser's  option and not later than ninety days of its  discovery or its receipt of notice of such breach,  repurchase such Mortgage Loan at the Repurchase  Price or, with the  Purchaser's  prior consent and, at Purchaser's  sole option,  substitute a Mortgage Loan as provided  below. In the event that any such breach shall  involve any  representation  or warranty set forth in Section  3.01,  and such breach is not cured  within sixty days of the earlier of either  discovery  by or notice to the Company of such  breach,  all affected  Mortgage  Loans  shall,  at the  option  of the  Purchaser,  be  repurchased  by the  Company  at the
Repurchase  Price.  Any such repurchase  shall be accomplished by wire transfer of immediately  available funds to Purchaser in the amount of the Repurchase Price.

        If the Company is required to repurchase  any Mortgage Loan pursuant to this Section 3.03,  the Company may, with the Purchaser's  prior consent and, at Purchaser's sole option,  within one hundred twenty (120) days from the related  Closing  Date,  remove such  defective  Mortgage  Loan from the terms of this  Agreement  and substitute  another  mortgage loan for such  defective  Mortgage Loan, in lieu of  repurchasing  such defective
Mortgage  Loan;  provided  however,  that in the event  that any  Mortgage  Loan was part of a  securitization, notwithstanding  any contrary  provision of this  Agreement,  no  substitution  shall be made.  Any  substitute
Mortgage  Loan shall be acceptable to Purchaser.  Any  substituted  Loans will comply with the  representations and warranties set forth in this Agreement as of the substituted date

        The Company shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal of the removed
Mortgage Loan from this Agreement and the  substitution  of such substitute  Mortgage Loan therefor.  Upon such amendment,  the Purchaser  shall review the Mortgage File delivered to it relating to the  substitute  Mortgage
Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the  substitution  occurs and any  Principal  Prepayments  made  thereon  during  such month shall be the property of the Purchaser and accrued  interest for such month on the Mortgage Loan for which the  substitution is made and any  Principal  Prepayments  made  thereon  during such month shall be the property of the Company.
The principal payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the Mortgage Loan for which the  substitution is made due on such date shall be the property of the Purchaser.

        It is understood  and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01, constitute  the sole  remedies  of the  Purchaser  respecting  a breach of the  foregoing  representations  and warranties.  If the Company  fails to  repurchase  or  substitute  for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance  with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this  paragraph  shall affect the rights of the Purchaser to terminate this
Agreement for cause, as set forth in Sections 10.01 and 11.01.

        Any  cause  of  action  against  the  Company  relating  to  or  arising  out  of  the  breach  of  any representations  and  warranties  made in Sections  3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)
the earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the  Company,
(ii)  failure by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        Section 3.04         Representations and Warranties of the Purchaser.

Purchaser  represents,  warrants and covenants to Company  that,  as of the related  Closing Date or as of such date specifically provided herein:

(a)     Purchaser  is duly  organized,  validly  existing and in good  standing  under the laws of the State of
               Delaware  and is  qualified to transact  business in and is in good  standing  under the laws of each state in which the business  transacted by it or the character of the  properties  owned or leased by it requires such qualification.

(b)     Purchaser  has the  full  power  an  authority  to  perform,  and to enter  into  and  consummate,  all transactions  contemplated by this Agreement and the related Term Sheet.  Purchaser has the full power and authority to purchase and hold each Mortgage Loan.

(c)     Neither the  acquisition of the Mortgage Loans by Purchaser  pursuant to this Agreement and the related
               Term Sheet, the consummation of the transactions  contemplated hereby, nor the fulfillment of or the compliance with the terms and conditions of this Agreement and the related Term Sheet,  will conflict  with or  result in a breach  of any of the  terms,  conditions  or  provisions  of the
               Purchaser's  charter or by-laws or result in a material  breach of any legal  restriction or any material  agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a material  default or result in an  acceleration  under any of the foregoing,  or result in the  violation of any material law,  rule,  regulation,  order,  judgment or decree to which Purchaser or its property is subject;

(d)     There is no action,  suit,  proceeding,  investigation  or  litigation  pending or, to the  Purchaser's knowledge,  threatened,  which either in any one  instance or in the  aggregate,  if  determined adversely to Purchaser  would  adversely  affect the purchase of the Mortgage Loans by Purchaser hereunder,  or  Purchaser's  ability to perform its  obligations  under this  Agreement  and the related Term Sheet; and

(e)     No consent,  approval,  authorization or order of any court or governmental  agency or body is required for the  execution,  delivery and  performance  by Purchaser of or compliance by Purchaser  with this Agreement and the related Term Sheet or the consummation of the  transactions  contemplated by this Agreement and the related Term Sheet  (including,  but not limited to, any approval from
               HUD), or if required, such consent, approval,  authorization or order has been obtained prior to the related Closing Date.

                                                  ARTICLE IV

                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01  Company to Act as Servicer.

        The  Company,  as an  independent  contractor,  shall  service and  administer  the  Mortgage  Loans in accordance  with this  Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem  necessary or desirable and consistent  with the terms of this  Agreement  and the related Term Sheet and with  Accepted  Servicing  Practices  and exercise the same care that it  customarily  employs  for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the Mortgage  Loans in strict  compliance  with the  servicing provisions of the FNMA Guides (special  servicing  option),  which include,  but are not limited to, provisions regarding the  liquidation of Mortgage Loans,  the collection of Mortgage Loan payments,  the payment of taxes, insurance and other charges,  the maintenance of hazard insurance with a Qualified Insurer,  the maintenance of mortgage  impairment  insurance,  the  maintenance  of  fidelity  bond  and  errors  and  omissions  insurance, inspections,  the restoration of Mortgaged  Property,  the maintenance of Primary Mortgage Insurance  Policies, insurance claims, the title,  management of REO Property,  permitted  withdrawals with respect to REO Property, liquidation  reports,  and reports of  foreclosures  and  abandonments of Mortgaged  Property,  the transfer of
Mortgaged  Property,  the  release of  Mortgage  Files,  annual  statements,  and  examination  of records  and facilities.  In the  event  of  any  conflict,  inconsistency  or  discrepancy  between  any  of the  servicing provisions of this Agreement and any of the servicing  provisions of the Agency Guides,  the provisions of this
Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

        Consistent with the terms of this Agreement and the related Term Sheet,  the Company may waive,  modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant
indulgence  to  any  Mortgagor  if  in  the  Company's  reasonable  and  prudent   determination  such  waiver,
modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained the prior written  consent of the  Purchaser,  the Company shall not permit any modification  with respect to any  Mortgage  Loan that would change the  Mortgage  Interest  Rate,  forgive the payment of principal  or interest,  reduce or increase the  outstanding  principal  balance  (except for actual payments of  principal)  or change the final  maturity  date on such  Mortgage  Loan.  In the event of any such modification  which has been agreed to in writing by the  Purchaser  and which permits the deferral of interest or principal  payments on any Mortgage Loan, the Company shall, on the Business Day  immediately  preceding the
Remittance  Date in any month in which any such  principal or interest  payment has been  deferred,  deposit in the Custodial  Account from its own funds,  in accordance  with Section 4.04, the  difference  between (a) such month's  principal  and one month's  interest at the  Mortgage  Loan  Remittance  Rate on the unpaid  principal balance of such  Mortgage  Loan and (b) the amount  paid by the  Mortgagor.  The  Company  shall be entitled to reimbursement  for such  advances  to the same  extent as for all other  advances  pursuant  to  Section  4.05.
Without  limiting the generality of the foregoing,  the Company shall  continue,  and is hereby  authorized and empowered, to prepare,  execute and deliver, all instruments of satisfaction or cancellation,  or of partial or full  release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything  herein to the  contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage Loan which runs more than 180 days after the first  delinquent Due Date.  Any such agreement  shall be approved by Purchaser and, if required,  by the  Primary  Mortgage  Insurance  Policy  issuer,  if  required.  In no event  shall  Company be obligated to repurchase a Mortgage Loan due to the exercise of any Conversion Feature.

        In servicing  and  administering  the Mortgage  Loans,  the Company  shall  employ  Accepted  Servicing
Practices,  giving due  consideration  to the  Purchaser's  reliance on the  Company.  Unless a different  time period  is stated in this  Agreement,  Purchaser  shall be deemed to have  given  consent  in  connection  with respect to a particular  matter if Purchaser  does not  affirmatively  grant or deny consent  within 5 Business
Days from the date Purchaser receives a written request for consent for such matter from Company as Company.

        Section 4.02  Collection of Mortgage Loan Payments.

        Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be  subject to this
Agreement,  the Company will proceed  diligently  to collect all payments due under each Mortgage Loan when the same shall  become due and  payable and shall,  to the extent such  procedures  shall be  consistent  with this
Agreement,  Accepted  Servicing  Practices,  and the terms  and  provisions  of any  related  Primary  Mortgage
Insurance  Policy,  follow such collection  procedures as it follows with respect to mortgage loans  comparable to the Mortgage Loans and held for its own account.

        Section 4.03  Realization Upon Defaulted Mortgage

        The Company shall use its best efforts,  consistent  with the procedures  that the Company would use in servicing  loans for its own account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage
Insurance  Policies and the best interest of Purchaser,  to foreclose upon or otherwise  comparably convert the ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments  pursuant to Section
4.01.  Foreclosure  or  comparable  proceedings  shall be  initiated  within  ninety  (90) days of default  for
Mortgaged  Properties  for  which  no  satisfactory  arrangements  can be made  for  collection  of  delinquent payments.  The Company shall use its best efforts to realize upon  defaulted  Mortgage  Loans in such manner as will  maximize  the receipt of  principal  and  interest by the  Purchaser,  taking into  account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property shall have suffered damage,  the Company shall not be required to expend its own funds  toward the  restoration  of such  property  unless it shall  determine in its  discretion  (i) that such restoration  will increase the proceeds of  liquidation  of the related  Mortgage  Loan to the Purchaser  after reimbursement  to itself for such  expenses,  and (ii) that such  expenses will be  recoverable  by the Company through  Insurance  Proceeds or Liquidation  Proceeds from the related Mortgaged  Property,  as contemplated in
Section 4.05.  Company shall obtain prior  approval of Purchaser as to  restoration  expenses in excess of five thousand  dollars  ($5,000).  The  Company  shall  notify  the  Purchaser  in writing  of the  commencement  of foreclosure  proceedings  and  prior to the  rejection  of any offer of  reinstatement.  The  Company  shall be responsible  for all  costs  and  expenses  incurred  by it in any such  proceedings  or  functions;  provided, however,  that it shall be entitled to  reimbursement  thereof from the related  property,  as  contemplated in
Section 4.05.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as  servicer  of any  Mortgage  Loan which  becomes  ninety (90 days or greater delinquent in payment of a scheduled  Monthly  Payment,  without  payment of any  termination  fee with respect thereto,  provided  that the Company  shall on the date said  termination  takes effect be  reimbursed  for any unreimbursed  advances of the  Company's  funds made  pursuant to Section 5.03 and any  unreimbursed  Servicing
Advances and Servicing  Fees in each case relating to the Mortgage Loan  underlying  such  delinquent  Mortgage
Loan  notwithstanding  anything  to the  contrary  set  forth  in  Section  4.05.  In  the  event  of any  such termination,  the  provisions  of Section  11.01  hereof  shall apply to said  termination  and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

        Notwithstanding  anything to the  contrary  contained  herein,  in  connection  with a  foreclosure  or acceptance of a deed in lieu of  foreclosure,  in the event the Company has reasonable  cause to believe that a
Mortgaged  Property is contaminated by hazardous or toxic substances or wastes,  or if the Purchaser  otherwise requests an environmental  inspection or review of such Mortgaged Property,  such an inspection or review is to be conducted by a qualified  inspector at the  Purchaser's  expense.  Upon  completion of the  inspection,  the
Company shall  promptly  provide the Purchaser  with a written report of the  environmental  inspection.  After reviewing the  environmental  inspection  report,  the Purchaser  shall determine how the Company shall proceed with respect to the Mortgaged Property.

        In the event that a Mortgage Loan becomes REO Property,  such property shall be disposed of by Company, with the consent of Purchaser as required  pursuant to this  Agreement,  within two years after becoming an REO
Property.   Company   shall   manage,   conserve,   protect  and  operate   each  such  REO  Property  for  the
certificateholders  solely for the purpose of its prompt  disposition  and sale,  and if such REO  Property has been  securitized,  the  Company  shall  consult  with any  applicable  master  servicer  with  respect to such securitization  so that the foregoing  will be in compliance  with the applicable  securitization's  structure.
Moreover,  pursuant to its efforts to sell such  property,  the Company shall either itself or through an agent selected  by  Company,  protect  and  conserve  such  property  in the same  manner and to such an extent as is customary  in the  locality  where such  property  is  located.  Additionally,  if such REO  Property  has been securitized,  the Company shall perform the tax  withholding  and reporting  related to Sections 1445 and 6050J of the Code after consultation with the applicable master servicer for the related securitization.

        Section 4.04  Establishment of Custodial Accounts; Deposits                           in   Custodial
Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts.  The Custodial  Account  shall be an Eligible  Account.  Funds  deposited in the Custodial
Account  may be drawn on by the  Company in  accordance  with  Section  4.05.  The  creation  of any  Custodial
Account  shall be evidenced by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter  agreement  shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon the  request of any subsequent Purchaser.

        The Company shall deposit in the Custodial  Account on a daily basis,  and retain therein the following payments and  collections  received or made by it  subsequent  to the Cut-off  Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect  of  principal  and interest on the Mortgage Loans due on or before the Cut-off Date:

        (i)    all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        (ii) all  payments  on  account of  interest  on the  Mortgage  Loans  adjusted  to the  Mortgage  Loan
Remittance Rate;

        (iii) all Liquidation Proceeds;

        (iv) any amounts  required to be deposited by the Company in connection with any REO Property  pursuant to Section 4.13;

        (v) all Insurance  Proceeds  including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11,  other than  proceeds to be held in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the  Mortgagor in accordance  with  Accepted  Servicing  Practices,  the
Mortgage Loan Documents or applicable law;

        (vi) all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which  are not  released  to the
Mortgagor in accordance with the Company's normal servicing procedures, the loan documents or applicable law;

        (vii) any Monthly Advances;

        (viii) Intentionally Omitted;

        (ix) any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection  with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor;

        (x) any amounts  required to be deposited in the Custodial  Account  pursuant to Section 4.01,  4.13 or
6.02.

        The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of:
amortization schedule fees, fees for copies of canceled escrow checks, escrow analysis and loan documents, credit verification fees, fees for property inspections for defaults and lost drafts, fees for fax copies, partial release fees, nsf fees, speed pay fees, subordination fees and wire
Fees, as well as late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company in the Custodial Account.  Any interest paid on funds deposited in the Custodial
Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05 (iv).

        Section 4.05  Permitted Withdrawals From the Custodial Account.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

        (i)    to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii) to reimburse  itself for Monthly  Advances,  the Company's  right to reimburse  itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which  represent  late collections  (net of the  related  Servicing  Fees) of  principal  and/or  interest  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement,  the Company's  right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the Company is required to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03 or Section 3.04, the Company's  right to such  reimbursement  shall be subsequent  to the payment to the  Purchaser  of the  Repurchase  Price  pursuant to such Section and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii) to reimburse  itself for  unreimbursed  Servicing  Advances and any unpaid  Servicing  Fees,  the
Company's  right to reimburse  itself  pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related  proceeds  from  Liquidation  Proceeds,  Condemnation  Proceeds  and  Insurance  Proceeds in
accordance  with the relevant  provisions of the FNMA Guides or as otherwise set forth in this Agreement or the related Term Sheet, it being  understood  that for those Mortgage Loans in  foreclosure,  Company shall recover for Servicing  Advances and Servicing  Fees through the completion of  foreclosure  and  disposition of the REO
Property; such recovery shall be made upon liquidation of the REO Property;

        (iv)   to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b)
the  Servicing  Fee from that  portion of any payment or recovery as to interest  with  respect to a particular
Mortgage Loan;

        (v)    to pay to itself  with  respect to each  Mortgage  Loan that has been  repurchased  pursuant  to
Section  3.03 or Section  3.04 all amounts  received  thereon and not  distributed  as of the date on which the related repurchase price is determined,

        (vi)   to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

        (vii)to remove funds inadvertently placed in the Custodial Account by the Company; and

        (vi)   to clear and terminate the Custodial Account upon the termination of this Agreement.

        Section 4.06  Establishment of Escrow Accounts;
                             Deposits in Escrow Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds deposited in the Escrow  Account may be drawn on by the Company in accordance  with Section 4.07.  The creation of any Escrow  Account  shall be evidenced  by a letter  agreement in the form shown in Exhibit C. The original of such letter  agreement  shall be furnished to the  Purchaser  on the Closing  Date,  and upon request to any subsequent purchaser.

        The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

        (i)    all Escrow  Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii)   all Insurance  Proceeds  which are to be applied to the  restoration  or repair of any Mortgaged
Property; and

        (iii)all  Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient  to cover escrow disbursements.

        The  Company  shall make  withdrawals  from the Escrow  Account  only to effect  such  payments  as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with
Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds  deposited  in the Escrow
Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the
Mortgagor  and,  to the extent  required  by law,  the Company  shall pay  interest  on  escrowed  funds to the
Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient for such purposes.

        Section 4.07  Permitted Withdrawals From Escrow Account.

        Withdrawals from the Escrow Account may be made by Company only:

        (i)    to effect timely payments of ground rents,  taxes,  assessments,  water rates,  Primary Mortgage
Insurance  Policy premiums,  if applicable,  fire and hazard insurance  premiums,  condominium  assessments and comparable items;

        (ii)   to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related
Mortgage  Loan but only from amounts  received on the related  Mortgage Loan which  represent  late payments or collections of Escrow Payments thereunder;

        (iii)to refund to the Mortgagor any funds as may be determined to be overages;

        (iv)   for transfer to the Custodial Account in accordance with the terms of this Agreement;

        (v)    for application to restoration or repair of the Mortgaged Property;

        (vi)   to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii) to clear and terminate the Escrow Account on the  termination of this  Agreement.  As part of its servicing duties,  the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor; and

        (viii) to pay to the  Mortgagors  or other parties  Insurance  Proceeds  deposited in  accordance  with
Section 4.06.

        Section 4.08  Payment of Taxes, Insurance and Other
                             Charges; Maintenance of Primary Mortgage
Insurance Policies; Collections Thereunder.

        With respect to each Mortgage Loan, the Company shall maintain  accurate records  reflecting the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the
Mortgaged  Property  and the status of  primary  mortgage  insurance  premiums  and fire and  hazard  insurance coverage and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal premiums and shall effect  payment  thereof prior to the applicable  penalty or termination  date and at a time appropriate for securing maximum discounts  allowable,  employing for such purpose deposits of the Mortgagor in the Escrow  Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such  purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company  shall  determine  that any such  payments  are made by the
Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payments of all such bills  irrespective of the Mortgagor's  faithful performance  in the payment of same or the making of the Escrow  Payments and shall make  advances from its own funds to effect such payments.

        The Company will maintain in full force and effect  Primary  Mortgage  Insurance  Policies  issued by a
Qualified  Insurer  with  respect  to each  Mortgage  Loan for which such  coverage  is herein  required.  Such coverage  will be  terminated  only with the  approval  of  Purchaser,  or as  required  by  applicable  law or regulation;  provided,  however that any such lender paid  mortgage  insurance  coverage may also be terminated without  approval  by  Purchaser  in the  event  that  such  coverage  is  terminated  in  accordance  with the
Mortgagor's  Mortgage Note,  Mortgage,  or any riders or addenda thereto. The Company will not cancel or refuse to renew any Primary  Mortgage  Insurance  Policy in effect on the Closing  Date that is required to be kept in force  under this  Agreement  unless a  replacement  Primary  Mortgage  Insurance  Policy for such  canceled or nonrenewed  policy is obtained from and  maintained  with a Qualified  Insurer.  The Company shall not take any action which would result in non-coverage  under any applicable  Primary Mortgage  Insurance Policy of any loss which,  but for the  actions  of the  Company  would  have been  covered  thereunder.  In  connection  with any assumption or substitution  agreement  entered into or to be entered into pursuant to Section 6.01, the Company shall  promptly  notify the insurer  under the  related  Primary  Mortgage  Insurance  Policy,  if any, of such assumption  or  substitution  of  liability  in  accordance  with the terms of such  policy  and shall take all actions  which may be  required by such  insurer as a  condition  to the  continuation  of  coverage  under the
Primary  Mortgage  Insurance  Policy.  If such Primary  Mortgage  Insurance Policy is terminated as a result of such  assumption  or  substitution  of  liability,  the Company  shall obtain a  replacement  Primary  Mortgage
Insurance Policy as provided above.

        In connection with its activities as Company,  the Company agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  insurer  under any  Private  Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any Primary
Mortgage  Insurance  Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 4.05.

        Section 4.09  Transfer of Accounts.

        The Company may transfer the Custodial  Account or the Escrow Account to a different  Eligible  Account from  time to time.  Such  transfer  shall be made  only  upon  obtaining  the  prior  written  consent  of the
Purchaser, which consent will not be unreasonably withheld.

        Section 4.10  Maintenance of Hazard Insurance.

        The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard  insurance  with extended  coverage as is acceptable to FNMA or FHLMC and customary in the area where the Mortgaged  Property is located  in an amount  which is equal to the  lesser of (i) the  maximum  insurable  value of the  improvements securing  such  Mortgage  Loan or (ii) the greater of (a) the  outstanding  principal  balance of the  Mortgage
Loan,  and (b) an amount such that the proceeds  thereof shall be  sufficient  to prevent the Mortgagor  and/or the  mortgagee  from  becoming a  co-insurer.  If required by the Flood  Disaster  Protection  Act of 1973,  as
amended,  each Mortgage  Loan shall be covered by a flood  insurance  policy  meeting the  requirements  of the current  guidelines of the Federal Insurance  Administration in effect with an insurance carrier  acceptable to
FNMA or FHLMC,  in an amount  representing  coverage not less than the least of (i) the  outstanding  principal balance of the Mortgage  Loan,  (ii) the maximum  insurable  value of the  improvements  securing such Mortgage
Loan or (iii) the maximum amount of insurance  which is available  under the Flood  Disaster  Protection Act of
1973, as amended.  If at any time during the term of the Mortgage  Loan,  the Company  determines in accordance with  applicable  law and pursuant to the FNMA Guides that a Mortgaged  Property is located in a special  flood hazard area and is not covered by flood  insurance or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973, as amended,  the Company shall notify the related  Mortgagor that the Mortgagor must obtain such flood  insurance  coverage,  and if said Mortgagor  fails to obtain the required flood insurance  coverage within  forty-five (45) days after such  notification,  the Company shall immediately force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each
REO Property,  fire and hazard  insurance  with  extended  coverage in an amount which is at least equal to the maximum  insurable  value of the  improvements  which are a part of such property,  and, to the extent required and available  under the Flood  Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided  above.  Any  amounts  collected  by the  Company  under any such  policies  other than  amounts to be deposited  in the Escrow  Account and applied to the  restoration  or repair of the  Mortgaged  Property or REO
Property,  or released to the Mortgagor in accordance with Accepted Servicing Practices,  shall be deposited in the  Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be  required  by the  Company of the  Mortgagor  or  maintained  on property acquired  in respect of the  Mortgage  Loan,  other than  pursuant to this  Agreement,  the FNMA Guides or such applicable  state or federal laws and  regulations  as shall at any time be in force and as shall  require such additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss payable to the Company and its  successors  and/or  assigns and shall  provide for at least  thirty days prior  written notice of any  cancellation,  reduction  in the amount or  material  change in  coverage  to the  Company.  The
Company shall not interfere with the Mortgagor's  freedom of choice in selecting  either his insurance  carrier or agent,  provided,  however,  that the Company shall not accept any such  insurance  policies from  insurance companies unless such companies are Qualified Insurers.

        Section 4.11  Maintenance of Mortgage Impairment
                             Insurance Policy.

        In the event  that the  Company  shall  obtain  and  maintain  a blanket  policy  issued by an  insurer acceptable to FNMA or FHLMC insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such  policy  provides  coverage  in an amount  equal to the  amount  required  pursuant  to  Section  4.10 and otherwise  complies  with all other  requirements  of Section  4.10,  it shall  conclusively  be deemed to have satisfied its  obligations  as set forth in Section 4.10, it being  understood  and agreed that such policy may contain a  deductible  clause,  in which case the  Company  shall,  in the event that there shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying with Section 4.10, and there shall have been a loss which  would have been  covered by such  policy,  deposit in the  Custodial  Account the amount not otherwise  payable under the blanket policy because of such  deductible  clause.  In connection with its activities as servicer of the Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the
Purchaser,  claims  under any such  blanket  policy in a timely  fashion in  accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company  shall cause to be delivered to the Purchaser a certified true copy of such  policy and shall use its best  efforts to obtain a  statement  from the  insurer  thereunder that such policy shall in no event be  terminated  or materially  modified  without  thirty days' prior written notice to the Purchaser.

        Section 4.12  Fidelity Bond, Errors and Omissions
                             Insurance.

        The Company shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and omissions insurance policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and papers relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the  Company  against  losses,  including  forgery,  theft,  embezzlement  and fraud of such persons.  The errors and omissions  insurance  shall protect and insure the Company  against losses arising out of errors and omissions and negligent  acts of such  persons.  Such errors and omissions  insurance  shall also protect  and insure the Company  against  losses in  connection  with the  failure to  maintain  any  insurance policies  required  pursuant to this  Agreement  and the release or  satisfaction  of a Mortgage  Loan  without having  obtained  payment in full of the  indebtedness  secured  thereby.  No  provision  of this  Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties  and  obligations  as set  forth in this  Agreement.  The  minimum  coverage  under  any  such  bond and insurance  policy  shall be at least  equal to the  corresponding  amounts  required by FNMA in the FNMA Guide.
The Company shall  deliver to the  Purchaser a certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and  omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such  Fidelity  Bond or insurance  policy shall in no event be  terminated  or  materially modified  without thirty days' prior written  notice to the  Purchaser.  The Company shall notify the Purchaser within thirty  business  days of receipt of notice that such Fidelity Bond or insurance  policy will be, or has been,  materially  modified  or  terminated.  The  Purchaser  (or any party  having  the  status  of  Purchaser hereunder) and any  subsidiary  thereof and their  successors or assigns as their  interests may appear must be named as loss payees on the Fidelity Bond and as additional  insured on the errors and omissions  policy.  Upon request by Purchaser,  Company shall provide Purchaser with an insurance certificate  certifying coverage under this Section 4.12,  and will provide an update to such  certificate  upon request,  or upon renewal or material modification of coverage.

        Section 4.13  Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the  Purchaser or its designee is not  authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing business" or tax laws of such  state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such
Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company from an attorney duly  licensed to practice  law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

        The Company shall notify the Purchaser in accordance  with the FNMA Guides of each  acquisition  of REO
Property  upon such  acquisition,  together  with a copy of the drive by appraisal or brokers  price opinion of the Mortgaged  Property obtained in connection with such acquisition,  and thereafter assume the responsibility for  marketing  such REO property in accordance  with Accepted  Servicing  Practices.  Thereafter,  the Company
shall continue to provide  certain  administrative  services to the Purchaser  relating to such REO Property as set forth in this Section 4.13. The fee for such administrative  services (the  "Administrative  Fee") shall be
$1,500  to be paid upon  liquidation  of the REO  Property.  No  Servicing  Fee  shall be  assessed  on any REO
Property from and after the date on which it becomes an REO Property.

        The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the FNMA Guides  manage,  conserve,  protect and operate  each REO Property in the same manner that it manages, conserves,  protects and operates other  foreclosed  property for its own account,  and in the same manner that similar  property in the same  locality  as the REO  Property  is  managed.  The  Company  shall cause each REO
Property to be inspected  promptly upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least monthly  thereafter  or more  frequently  as required by the  circumstances.  The Company shall make or cause to be made a written  report of each such  inspection.  Such  reports  shall be retained in the  Mortgage  File and copies  thereof  shall be  forwarded  by the Company to the  Purchaser  at  Purchaser's request.

        The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO  Property in any event  within one year after title has been taken to such REO  Property,  unless the Company  determines,  and gives an appropriate notice to the Purchaser to such effect, that a longer period is  necessary  for the  orderly  liquidation  of such REO  Property.  If a longer  period  than one (1) year is permitted  under the  foregoing  sentence and is necessary to sell any REO  Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of Purchaser.  No REO Property shall be sold for less  than  ninety  five  percent  (95%) of its  Appraised  Value,  without  the prior  consent  of
Purchaser.  All  requests  for  reimbursement  of  Servicing  Advances  shall  be in  accordance  with the FNMA
Guides.  The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best interests of the Purchaser  (subject to the above conditions).  Company  shall provide  monthly  reports to Purchaser in reference to the status of the marketing of the REO Properties.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as servicer of any such REO Property  without  payment of any  termination  fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances  and  Servicing  Fees,  in each case  relating to the  Mortgage  Loan  underlying  such REO
Property  notwithstanding  anything to the  contrary  set forth in Section  4.05,  and,  only to the extent the related REO Property was not liquidated prior to Company's  termination,  any Administrative Fee prorated based on the  following  ratio:  (1) the total  number of months the Company  serviced it as REO  Property to (2) the total number of months from  completion of foreclosure  to completion of  liquidation  of the REO Property.  In the event of any such  termination,  the provisions of Section 11.01 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee.

        Section 4.14  Notification of Maturity Date.

         With respect to each  Mortgage  Loan,  the Company  shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                                   ARTICLE V

                                           PAYMENTS TO THE PURCHASER

        Section 5.01  Distributions.

        On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser  (i) all  amounts  credited  to the  Custodial  Account  as of the close of  business  on the preceding  Determination  Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to
Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan Remittance  Rate on any Principal  Prepayment from the date of such  Principal  Prepayment  through the end of the month for which  disbursement  is made provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned during the month of the  distribution,  minus (iv) any amounts  attributable to Monthly Payments  collected but due on a Due Date or Dates subsequent to the preceding  Determination  Date, which amounts shall be remitted on the Remittance  Date next  succeeding the Due Period for such amounts.  It is understood  that, by operation of
Section 4.04, the remittance on the first  Remittance  Date with respect to Mortgage Loans  purchased  pursuant to the  related  Term Sheet is to include  principal  collected  after the  related  Cut-off  Date  through the preceding  Determination  Date plus interest,  adjusted to the Mortgage Loan Remittance Rate collected  through such  Determination  Date exclusive of any portion thereof allocable to the period prior to the related Cut-off
Date, with the adjustments specified in clauses (ii), (iii) and (iv) above.

        With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three  percentage  points,  but in no event  greater than the maximum  amount permitted by  applicable  law.  Such  interest  shall cover the period  commencing  with the day  following the
Business  Day such  payment  was due and ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business Day of the following  month in hard copy,  which report, in hard copy, shall contain the following:

        (i) With  respect  to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal
(including a separate  breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment  amounts remitted in accordance with Section 4.04);

        (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) the amount of  servicing  compensation  received  by the  Company  during the prior  distribution period;

        (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

        (v) the  aggregate of any  expenses  reimbursed  to the Company  during the prior  distribution  period pursuant to Section 4.05;

        (vi) The number and aggregate  outstanding  principal  balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which  foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

        The Company shall also provide a trial balance,  sorted in Purchaser's  assigned loan number order with each such Report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any  governmental  taxing  authority  pursuant to any  applicable law with respect to the Mortgage
Loans and the transactions  contemplated  hereby.  In addition,  the Company shall provide  Purchaser with such information  concerning  the Mortgage  Loans as is necessary  for  Purchaser to prepare its federal  income tax return as Purchaser may reasonably request from time to time.

        Section 5.03  Monthly Advances by the Company.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date, the Company shall  deposit  in the  Custodial  Account an amount  equal to all  payments  not  previously  advanced  by the
Company,  whether or not  deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off  Date) and interest not  allocable  to the period prior to the Cut-off  Date,  adjusted to the  Mortgage  Loan  Remittance
Rate,  which were due on a Mortgage Loan and  delinquent at the close of business on the related  Determination
Date.

        The Company's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue  through the last  Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the  Remittance
Date prior to the date on which the Mortgaged  Property  liquidates  (including  Insurance  Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds)  with respect to the Mortgage Loan unless the Company deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall  deliver to the  Purchaser  an
Officer's  Certificate  of the Company to the effect that an officer of the  Company has  reviewed  the related
Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

        Section 5.04  Liquidation Reports.

        Upon the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof by the  Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company shall submit to the  Purchaser a liquidation  report with respect to such Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.  The Company shall also  provide  reports  on the status of REO  Property  containing  such  information  as  Purchaser  may reasonably require.

                                                  ARTICLE VI

                                         GENERAL SERVICING PROCEDURES

        Section 6.01  Assumption Agreements.

        The Company  will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any
Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity  of such  Mortgage  Loan  under  any  "due-on-sale"  clause to the  extent permitted by law; provided,  however,  that the Company shall not exercise any such rights if prohibited by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably believes it is unable  under  applicable  law to enforce  such  "due-on-sale"  clause,  the  Company,  with the approval of the  Purchaser  (such  approval not to be  unreasonably  withheld),  will enter into an  assumption agreement  with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be  conveyed, pursuant  to which  such  person  becomes  liable  under the  Mortgage  Note and,  to the extent  permitted  by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed  pursuant to this
Section 6.01, the Company,  with the prior consent of the Purchaser and the primary mortgage  insurer,  if any, is  authorized  to enter into a  substitution  of  liability  agreement  with the person to whom the  Mortgaged
Property has been conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released from  liability  and such Person is  substituted  as mortgagor  and becomes  liable under the related  Mortgage
Note. Any such  substitution  of liability  agreement  shall be in lieu of an assumption  agreement.  Purchaser shall be deemed to have consented to any assumption for which  Purchaser was given  notification  and requested to consent,  but for which neither a consent nor an objection was given by Purchaser  within five Business Days of such notification.

        In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the underwriting  practices and  procedures of the FNMA Guides.  With respect to an assumption or  substitution  of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note, the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage  Note).  If the credit of the proposed  transferee does not meet such  underwriting  criteria,  the Company  diligently  shall, to the extent  permitted by the Mortgage or the Mortgage Note and by applicable  law,  accelerate  the maturity of the
Mortgage  Loan. The Company shall notify the Purchaser  that any such  substitution  of liability or assumption agreement  has been  completed  by  forwarding  to the  Purchaser  the  original  of any such  substitution  of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall, for all  purposes,  be  considered  a part of such  Mortgage  File to the same  extent as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

        Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement,  the
Company shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term
"assumption"  is deemed to also include a sale of the  Mortgaged  Property  subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner customary for such purposes,  the Company will immediately  notify the  Purchaser  by a  certification,  which  certification  shall  include a  statement  to the effect that all amounts  received or to be received in  connection  with such payment which are required to be deposited in the
Custodial  Account  pursuant to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The Purchaser  shall no later than five  Business  Days after  receipt of such  certification  and  request,  release or cause to be released to the Company,  the related  Mortgage Loan  Documents  and, upon its receipt of such  documents,  the
Company shall promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than three Business Days following its receipt of such  satisfaction  or release,  the Purchaser shall deliver, or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of record of the  applicable  mortgage or its duly  appointed  attorney in fact. No expense  incurred in connection  with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

        In the event the Company  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the  Purchaser may have under the mortgage  instruments,  the Company, upon written demand, shall remit within two Business Days to the
Purchaser  the then  outstanding  principal  balance of the  related  Mortgage  Loan by deposit  thereof in the
Custodial  Account.  The Company shall maintain the Fidelity Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain  with  respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

        From time to time and as appropriate  for the servicing or foreclosure of the Mortgage Loan,  including for the purpose of collection under any Primary Mortgage  Insurance  Policy,  the Purchaser shall, upon request of the Company and delivery to the  Purchaser of a servicing  receipt  signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt shall obligate the Company to return the related  Mortgage  documents to the  Purchaser  when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the
Mortgage  Loan have been  deposited in the  Custodial  Account or the Mortgage  File or such  document has been delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Company has  delivered to the  Purchaser a  certificate  of a Servicing
Officer  certifying  as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate  of a Servicing  Officer stating that such Mortgage  Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

        Section 6.03  Servicing Compensation.

        As  compensation  for its  services  hereunder,  the Company  shall be  entitled  to withdraw  from the
Custodial  Account (to the extent of  interest  payments  collected  on the  Mortgage  Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of  compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section  5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees,  as provided in
Section  6.01,  and late  payment  charges  and other  ancillary  fees shall be  retained by the Company to the extent  not  required  to be  deposited  in the  Custodial  Account.  No  Servicing  Fee  shall be  payable  in connection  with partial  Monthly  Payments.  The Company shall be required to pay all expenses  incurred by it in connection  with its servicing  activities  hereunder  and shall not be entitled to  reimbursement  therefor except as specifically provided for.

        Section 6.04  Annual Statement as to Compliance.

        The Company will deliver to the Purchaser as of September  30th of each year,  beginning  with 2001, an
Officers'  Certificate  stating,  as to each  signatory  thereof,  that (i) a review of the  activities  of the
Company  during the  preceding  fiscal year and of  performance  under this  Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has  fulfilled  all of its  obligations  under this  Agreement  throughout  such year,  or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default known to such officers and the nature and status of cure  provisions  thereof.  Copies of such statement  shall be provided by the Company to the Purchaser upon request.

        Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

        Within one hundred  twenty  (120) days of  Company's  fiscal year end the Company at its expense  shall cause a firm of  independent  public  accountants  which is a member of the  American  Institute  of  Certified
Public  Accountants  to furnish a statement to the Purchaser to the effect that such firm has examined  certain documents and records  relating to the Company's  servicing of mortgage  loans of the same type as the Mortgage
Loans pursuant to servicing agreements  substantially  similar to this Agreement,  which agreements may include this Agreement,  and that, on the basis of such an examination,  conducted  substantially in the uniform single audit  program  for  mortgage  bankers,  such firm is of the  opinion  that the  Company's  servicing  has been conducted  in  compliance  with the  agreements  examined  pursuant to this Section  6.05,  except for (i) such exceptions as such firm shall believe to be  immaterial,  and (ii) such other  exceptions as shall be set forth in such  statement.  Copies of such statement  shall be provided by the Company to the Purchaser.  In addition, on an annual basis,  Company shall provided  Purchaser  with copies of its audited  financial  statements  upon execution by Purchaser of an agreement to keep confidential the contents of such financial statements.

        Section 6.06  Purchaser's Right to Examine Company Records.

        The Purchaser shall have the right to examine and audit upon reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company,  or held by another for the Company or on its behalf or  otherwise,  which  relates to the  performance  or  observance  by the  Company of the terms, covenants or conditions of this Agreement.

        The Company  shall  provide to the Purchaser and any  supervisory  agents or examiners  representing  a state or federal  governmental  agency having  jurisdiction  over the  Purchaser,  including but not limited to
OTS,  FDIC and other  similar  entities,  access  to any  documentation  regarding  the  Mortgage  Loans in the possession of the Company which may be required by any  applicable  regulations.  Such access shall be afforded without charge,  upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                                  ARTICLE VII

                                       REPORTS TO BE PREPARED BY COMPANY

        Section 7.01  Company Shall Provide Information as Reasonably Required.

        The Company shall furnish to the Purchaser  during the term of this Agreement,  such periodic,  special or other reports,  information  or  documentation,  whether or not provided for herein,  as shall be necessary, reasonable or appropriate  in respect to the  Purchaser,  or otherwise in respect to the Mortgage Loans and the performance  of the  Company  under  this  Agreement,  including  any  reports,  information  or  documentation reasonably  required to comply with any  regulations  regarding  any  supervisory  agents or  examiners  of the
Purchaser  all such  reports  or  information  to be as  provided  by and in  accordance  with such  applicable instructions  and  directions  as the  Purchaser may  reasonably  request in relation to this  Agreement or the performance  of the  Company  under  this  Agreement.  The  Company  agrees to  execute  and  deliver  all such instruments  and take all such action as the Purchaser,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

        In connection  with  marketing the Mortgage  Loans,  the Purchaser may make  available to a prospective purchaser  audited  financial  statements of the Company for the most  recently  completed two (2) fiscal years for which such  statements  are available,  as well as a Consolidated  Statement of Condition at the end of the
last two (2) fiscal  years  covered by any  Consolidated  Statement of  Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the  statements specified  above;  provided,  however,  that  prior  to  furnishing  such  statements  or  information  to  any prospective  purchaser,  the  Company may  require  such  prospective  purchaser  to execute a  confidentiality agreement in a form satisfactory to the Company.

        The  Company  shall  make  reasonably  available  to the  Purchaser  or  any  prospective  Purchaser  a knowledgeable  financial  or  accounting  officer  for the  purpose of  answering  questions  and to permit any prospective  purchaser  to inspect  the  Company's  servicing  facilities  for the purpose of  satisfying  such prospective  purchaser  that the  Company has the  ability to service  the  Mortgage  Loans as provided in this
Agreement.

                                                 ARTICLE VIII

                                                  THE COMPANY

        Section 8.01  Indemnification; Third Party Claims.

        The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims,  losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and  expenses  that the  Purchaser  may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the  Purchaser  may sustain in any way related to the breach of a representation  or  warranty  set  forth  in  Sections  3.01  or  3.02 of this  Agreement.  The  Company  shall immediately  notify the  Purchaser  if a claim is made by a third party  against  Company  with respect to this
Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees,  whether or not such claim is settled prior to judgment,  and promptly pay,  discharge  and satisfy any judgment or decree which may be entered  against it or the  Purchaser  in respect of such claim.  The Company  shall  follow any  reasonable  written  instructions received  from the  Purchaser in  connection  with such claim.  The  Purchaser  shall  promptly  reimburse  the
Company for all amounts  advanced by it pursuant to the two preceding  sentences  except when the claim relates to the failure of the Company to service and  administer the Mortgages in strict  compliance  with the terms of this  Agreement,  the breach of  representation  or warranty set forth in Sections  3.01 or 3.02,  or the gross negligence,  bad faith or willful  misconduct  of Company.  The  provisions  of this Section 8.01 shall survive termination of this Agreement.

        Section 8.02  Merger or Consolidation of the Company.

        Unless the Purchaser is notified in writing that the Company  intends to change its status as a federal savings  bank (such  notice shall be given by the Company to  Purchaser  one month prior to such  change),  the
Company will keep in full effect its existence,  rights and franchises as a federal  savings bank under federal law except as permitted  herein,  and will obtain and preserve  its  qualification  to do business as a foreign corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this  Agreement,  or any of the  Mortgage  Loans and to perform  its duties  under this
Agreement.

        Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or  consolidation  to which the Company shall be a party,  or any Person  succeeding to the business  of the  Company  whether or not  related to loan  servicing,  shall be the  successor  of the Company hereunder,  without the  execution  or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving
Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC,  SAIF and/or BIF, or which is a HUD-approved  mortgagee  whose primary  business is in  origination  and  servicing  of first lien  mortgage  loans,  and (iii) who is a FNMA or FHLMC  approved
Seller/Servicer in good standing.

        Section 8.03  Limitation on Liability of the Company and Others.

        Neither the  Company nor any of the  officers,  employees  or agents of the Company  shall be under any liability to the Purchaser for any action taken or for  refraining  from the taking of any action in good faith pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this provision shall not protect the Company  against any breach of warranties or  representations  made herein,  or failure  to  perform  its  obligations  in  strict  compliance  with any  standard  of care  set  forth in this
Agreement,  or any liability  which would  otherwise be imposed by reason of  negligence,  bad faith or willful misconduct,  or any  breach of the  terms and  conditions  of this  Agreement.  The  Company  and any  officer, employee  or agent of the  Company  may rely in good faith on any  document  of any kind prima  facie  properly executed and submitted by the Purchaser  respecting  any matters  arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the  Mortgage  Loans in  accordance  with this  Agreement  and which in its  reasonable  opinion may involve it in any expenses or  liability;  provided,  however,  that the Company  may,  with the consent of the
Purchaser,  undertake  any such action which it may deem  necessary  or desirable in respect to this  Agreement and the rights and duties of the parties  hereto.  In such event,  the  reasonable  legal expenses and costs of such action and any  liability  resulting  therefrom  shall be expenses,  costs and  liabilities  for which the
Purchaser will be liable,  and the Company shall be entitled to be reimbursed  therefor from the Purchaser upon written demand.

        Section 8.04  Company Not to Assign or Resign.

        The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual  consent of the  Company and the  Purchaser  or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.
Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the Purchaser  which Opinion of Counsel shall be in form and substance  acceptable to the  Purchaser.  No such  resignation  shall  become  effective  until a  successor  shall have  assumed the
Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

        Section 8.05  No Transfer of Servicing.

With  respect  to the  retention  of  the  Company  to  service  the  Mortgage  Loans  hereunder,  the  Company acknowledges that the Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing facilities,  plan,  personnel,  records and procedures,  its integrity,  reputation and financial standing  and the  continuance  thereof.  Without in any way  limiting  the  generality  of this  Section,  the
Company  shall not either  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior  written  approval of the  Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

        Without in any way limiting the  generality of this Section 8.05, in the event that the Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any  portion  thereof  without (i)  satisfying  the  requirements  set forth  herein or (ii) the prior  written consent of the Purchaser,  then the Purchaser  shall have the right to terminate this Agreement as set forth in
Section  10.02,  without any payment of any penalty or damages  and  without any  liability  whatsoever  to the
Company  (other  than with  respect to accrued  but unpaid  Servicing  Fees and  Servicing  Advances  remaining unpaid) or any third party.

                                                  ARTICLE IX

                                                    DEFAULT

        Section 9.01  Events of Default.

        In case one or more of the following  Events of Default by the Company  shall occur and be  continuing, that is to say:

        (i) any failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this Agreement which  continues  unremedied for a period of two Business Days after the earlier of the date upon which  written  notice of such failure,  requiring the same to be remedied,  shall have been given to the Company by the Purchaser or the date upon which such non-payment is discovered by Company; or

        (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which  continues unremedied  for a period of thirty  days  (except  that such  number of days  shall be fifteen in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement) after the date on which written notice of such failure,  requiring the same to be remedied,  shall have been given to the
Company by the Purchaser; or

        (iii) a decree or order of a court or agency  or  supervisory  authority  having  jurisdiction  for the appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt, marshalling  of assets and  liabilities  or similar  proceedings,  or for the  winding-up or liquidation of its affairs,  shall have been  entered  against the  Company and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

        (iv) the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi)  Company  ceases to be approved by both FNMA and FHLMC as a mortgage  loan Company and Company for more than thirty days; or

        (vii) the  Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company attempts,  without the consent of the Purchaser,  to sell or otherwise  dispose of all or substantially  all of its property or assets or to assign this Agreement or the servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof; or

        (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage loans in any jurisdiction  in which a Mortgaged  Property is located and such  licensing is required,  and (b)  qualified to transact  business  in any  jurisdiction  where it is  currently  so  qualified,  but only to the  extent  such
non-qualification   materially  and  adversely  affects  the  Company's  ability  to  perform  its  obligations hereunder; or

        (ix) the  Company  fails to meet the  eligibility  criteria  set forth in the last  sentence of Section
8.02.

        Then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the Purchaser,  by notice in writing to the Company may, in addition to whatever  rights the Purchaser may have under  Sections  3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and  specific performance,  terminate all the rights and  obligations  of the Company under this  Agreement and in and to the
Mortgage  Loans and the  proceeds  thereof  without  compensating  the  Company  for the same.  On or after the receipt by the Company of such written  notice,  all authority  and power of the Company under this  Agreement, whether  with  respect  to the  Mortgage  Loans or  otherwise,  shall  pass to and be vested  in the  successor appointed  pursuant to Section  11.01.  Upon written  request from the  Purchaser,  the Company shall  prepare, execute and deliver,  any and all documents and other  instruments,  place in such  successor's  possession all
Mortgage Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and related  documents,  or otherwise,  at the Company's  sole expense.  The Company  agrees to cooperate with the  Purchaser and such  successor in effecting the  termination  of the  Company's  responsibilities  and rights hereunder,  including,  without  limitation,  the transfer to such successor for administration by it of all cash  amounts  which  shall at the time be  credited  by the  Company  to the  Custodial  Account or Escrow
Account or thereafter received with respect to the Mortgage Loans or any REO Property.

        Section 9.02  Waiver of Defaults.

        The Purchaser  may waive only by written  notice any default by the Company in the  performance  of its obligations  hereunder and its consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default  or impair  any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X

                                                  TERMINATION

        Section 10.01 Termination.

        The respective  obligations and  responsibilities of the Company shall terminate upon: (i) the later of the final payment or other  liquidation (or any advance with respect  thereto) of the last Mortgage Loan or the disposition  of all REO Property and the  remittance of all funds due  hereunder;  or (ii) by mutual consent of the Company and the Purchaser in writing;  or (iii)  termination  with or without cause under the terms of this
Agreement.

        Section 10.02 Termination Without Cause.

        The Purchaser  may, at its sole option,  terminate any rights the Company may have  hereunder,  without cause,  upon no less than 90 days  written  notice.  Any such  notice of  termination  shall be in writing  and delivered  to the Company as provided in Section  11.05 of this  Agreement.  In the event of such  termination, the  Purchaser  agrees to pay, as  liquidated  damages,  a sum equal to three  percent  (3.0%) of the aggregate unpaid principal balance of the Mortgage Loans.

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

        Section 11.01 Successor to the Company.

        Prior to  termination  of  Company's  responsibilities  and duties  under this  Agreement  pursuant  to
Sections 4.13,  8.04,  9.01, 10.01 (ii) or (iii) or 10.02, the Purchaser shall (i) succeed to and assume all of the  Company's  responsibilities,  rights,  duties and  obligations  under this  Agreement,  or (ii)  appoint a successor  having the  characteristics  set forth in Section 8.02 hereof and which shall  succeed to all rights and assume all of the  responsibilities,  duties and  liabilities of the Company under this Agreement  prior to the  termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment and assumption,  the Purchaser may make such  arrangements  for the compensation of such successor  out of payments on Mortgage  Loans as the  Purchaser and such  successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The
Company shall be compensated in accordance  with this Agreement up until the effective date of its  termination or  resignation.  The  resignation  or removal of Company  pursuant to the  aforementioned  Sections  shall not become  effective until a successor  shall be appointed  pursuant to this Section and shall in no event relieve the Company of the  representations  and  warranties  made  pursuant to  Sections  3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such Sections 3.01,  3.02,  3.03 and 8.01 shall be applicable to the Company  notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

        Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such appointment,  whereupon such successor shall become fully vested with all the rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company, with like effect as if originally  named as a party to this  Agreement.  Any termination or resignation of the Company or this  Agreement  pursuant to Section 4.13,  8.04,  9.01,  10.01,  or 10.02 shall not affect any claims that the
Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow
Account and the Mortgage  Files and related  documents  and  statements  held by it  hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,  powers,  duties,  responsibilities,  obligations and  liabilities of the Company.  The successor shall make  arrangements  as it may deem  appropriate  to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder and which would  otherwise have been recovered by the Company  pursuant to this Agreement but for the appointment of the successor Company.

        Upon a successor's  acceptance of  appointment  as such, the Company shall notify by mail the Purchaser of such appointment.

        Section 11.02 Amendment.

        This  Agreement  and the  related  Term Sheet may be amended  from time to time by the  Company and the
Purchaser only by written agreement signed by the Company and the Purchaser.

        Section 11.03 Recordation of Agreement.

        To the extent  permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property  records in all the counties or other  comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or  elsewhere,  such  recordation  to be effected by the Company at the  Company's  expense on direction of the
Purchaser  accompanied  by  an  opinion  of  counsel  to  the  effect  that  such  recordation  materially  and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the
Mortgage Loans.

        Section 11.04 Governing Law.

        This Agreement  shall be governed by and construed in accordance with the laws of the State of New York except to the extent  preempted by Federal law. The obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

        Section 11.05 Notices.

        Any demands,  notices or other  communications  permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail, postage prepaid,  and return receipt requested or certified mail, return receipt  requested,  or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

        (i)    if to the Company:
               Chevy Chase Bank, F.S.B.
               7501 Wisconsin Avenue, West Tower, 6th Floor
               Bethesda, MD 20814
               Attention: Michael Drayne

               With copy to:
               Keith McLendon, Esq.
               Deputy General Counsel
               7501 Wisconsin Avenue, West Tower, 13th Floor
               Bethesda, MD 20814

               and:

               Vicki Parry
               Loan Servicing Manager
               6151 Chevy Chase Drive
               Laurel, MD 20707

        (ii)   if to the Purchaser:
               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Drive, Suite 200
               Irvine, Texas 75038
               Attention:  Edward Raice

               with copy to:  EMC Mortgage Corporation, General Counsel

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

        Section 11.06 Severability of Provisions.

        Any part,  provision,  representation or warranty of this Agreement and the related Term Sheet which is prohibited  or  which  is  held  to be void  or  unenforceable  shall  be  ineffective  to the  extent  of such prohibition or  unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision, representation  or warranty of this  Agreement  which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent  of such
prohibition  or  unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not invalidate or render unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders  void or  unenforceable  any  provision hereof.  If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good  faith,  to  develop a  structure  the  economic  effect of which is  nearly as  possible  the same as the economic effect of this Agreement without regard to such invalidity.

        Section 11.07 Exhibits.

        The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.08 General Interpretive Principles.

        For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

        (i)           the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to  them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

        (ii)   accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

        (iii)  references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without  reference  to a document are to  designated  Articles,  Sections,  Subsections,  Paragraphs  and other subdivisions of this Agreement;

        (iv)   a reference  to a  Subsection  without  further  reference  to a Section is a reference  to such
Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to
Paragraphs and other subdivisions;

        (v)           the words  "herein",  "hereof ",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision;

        (vi)   the term "include" or "including" shall mean without limitation by reason of enumeration; and

        (viii) headings of the Articles and Sections in this  Agreement  are for  reference  purposes  only and shall not be deemed to have any substantive effect.

        Section 11.09 Reproduction of Documents.

        This  Agreement  and all documents  relating  thereto,  including,  without  limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10 Confidentiality of Information.

        Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to non-public information  regarding the financial  condition,  operations  and prospects of the other party,  in addition to consumer  information some of which information may be deemed confidential  pursuant to the  Gramm-Leach-Bliley
Act (Pub. L. 106-102).  Each party agrees to keep all such non-public  information  strictly  confidential (and shall  require  any third party which  receives  any such  confidential  information  to keep such  information confidential),  and to use all such  information  solely in order to effectuate  the purpose of the  Agreement, provided that each party may provide  confidential  information  to its  employees,  agents and  affiliates who have a need to know such  information  in order to  effectuate  the  transaction,  provided  further  that such information is identified as confidential non-public  information.  In addition,  confidential  information may be provided to a regulatory  authority with  supervisory  power over  Purchaser,  provided such  information is identified as confidential non-public information.

        Section 11.11 Recordation of Assignments of Mortgage.

        To the  extent  permitted  by  applicable  law,  each of the  Assignments  of  Mortgage  is  subject to recordation  in all  appropriate  public  offices  for  real  property  records  in all the  counties  or other comparable  jurisdictions  in which  any or all of the  Mortgaged  Properties  are  situated,  and in any other appropriate  public recording office or elsewhere,  such recordation to be effected at the Company's expense in the event  recordation  is either  necessary  under  applicable  law or requested by the  Purchaser at its sole option.

        Section 11.12 Assignment by Purchaser.

        The  Purchaser  shall have the right,  without the consent of the  Company,  to assign,  in whole or in part, its interest under this  Agreement with respect to some or all of the Mortgage  Loans,  and designate any person to exercise any rights of the Purchaser  hereunder,  by executing an Assignment and Assumption Agreement substantially  in the form of Exhibit D hereto and the  assignee  or  designee  shall  accede to the rights and obligations  hereunder of the Purchaser  with respect to such Mortgage  Loans.  All references to the Purchaser in this  Agreement  shall be deemed to include its  assignee or designee.  However,  in no event shall there be more than three (3) Persons at any given time having the status of "Purchaser" hereunder.

        Section 11.13 No Partnership.

        Nothing  herein  contained  shall be deemed or construed to create a  co-partnership  or joint  venture between the parties hereto and the services of the Company shall be rendered as an  independent  contractor and not as agent for Purchaser.

        Section 11.14 Execution: Successors and Assigns.

        This  Agreement  may be executed in one or more  counterparts  and by the different  parties  hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts, together,  shall  constitute one and the same  agreement.  Subject to Section 8.04,  this Agreement shall inure to the  benefit of and be binding  upon the Company  and the  Purchaser  and their  respective  successors  and assigns.

        Section 11.15 Entire Agreement.

        The Company  acknowledges that no  representations,  agreements or promises were made to the Company by the Purchaser or any of its employees  other than those  representations,  agreements or promises  specifically contained  herein or in the  Confirmation.  This  Agreement  and the  related  Term Sheet sets forth the entire understanding  between the parties  hereto and shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency  between the  Confirmation  and this  Agreement  and the related  Term Sheet,  this
Agreement and the related Term Sheet shall control.

        Section 11.16.  No Solicitation.

        From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its  agents or  affiliates,  or by any  independent  contractors  on the
Company's  behalf,  to  personally,  by telephone or mail,  solicit the borrower or obligor  under any Mortgage
Loan to refinance the Mortgage Loan, in whole or in part,  without the prior written  consent of the Purchaser.
Notwithstanding  the foregoing,  it is understood and agreed that  promotions  undertaken by the Company or any affiliate  of the Company  which are directed to the general  public at large,  or segments  thereof,  provided that no segment shall consist  primarily of the Mortgage Loans,  including,  without  limitation,  mass mailing based on  commercially  acquired  mailing  lists,  newspaper,  radio and  television  advertisements  shall not constitute  solicitation  under this  Section  11.16.  This  Section  11.16 shall not be deemed to preclude the
Company or any of its affiliates from soliciting any Mortgagor for any other financial products or services.

        Section 11.17.  Closing.

        The closing for the  purchase and sale of the  Mortgage  Loans shall take place on the related  Closing
Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree,  or conducted in person, at such place as the parties shall agree.

        The closing for the  Mortgage  Loans to be  purchased  on the related  Closing Date shall be subject to each of the following conditions:

        (a)    at least one (1) Business Day prior to the related  Closing  Date,  the Company shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the  information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

        (b)    all of the  representations  and  warranties of the Company and Company under this Agreement and the related Term Sheet shall be materially  true and correct as of the related  Closing Date and no event shall have  occurred  which,  with notice or the passage of time,  would  constitute  a material  default  under this
Agreement or the related Term Sheet;

        (c)    the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all documents  required  pursuant to this  Agreement  and the related Term Sheet,  an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all  signatories  other than the Purchaser as required  pursuant to the terms of this Agreement and the related
Term Sheet;

        (d)    the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related  Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term
Sheet; and

        (e)    all other terms and conditions of this  Agreement,  the related Term Sheet and the  Confirmation shall have been materially complied with.

        Subject to the  foregoing  conditions,  the Purchaser  shall pay to the Company on the related  Closing
Date the Purchase  Price,  plus accrued  interest  pursuant to Section 2.02 of this  Agreement  and the related
Term Sheet, by wire transfer of immediately available funds to the account designated by the Company.

        Section 11.18.Cooperation of Company with a
Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement and the related Term Sheet, without recourse, to:

        (a)     one or more third party  purchasers in one or more in whole loan transfers (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more pass-through  transfers
(each, a "Pass-Through Transfer");

however,  in no event  shall  there be more than  three (3)  persons  at any given  time  having  the status of
"Purchaser" hereunder.

        The Company agrees to execute in connection  with any agreements  between the Purchaser and the Company in connection  with a Whole Loan Transfer,  a Company's  warranties and servicing  agreement or a participation and servicing agreement or similar agreement in form and substance  reasonably  acceptable to the parties,  and in  connection  with a  Pass-Through  Transfer,  a  pooling  and  servicing  agreement  in form  and  substance reasonably  acceptable to the parties,  (collectively  the agreements  referred to herein are  designated,  the
"Reconstitution  Agreements").  It is understood that any such  Reconstitution  Agreements will not contain any greater obligations on the part of Company than are contained in this Agreement and the related Term Sheet.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  (provided that with respect to those  representations  and warranties set forth in Section 3.02, the
Company shall only restate those  representations  and  warranties  that relate in any way to the Mortgage Loan
(or any set of facts with respect  thereto) as of  origination  and any  representations  and  warranties  that relate to the  servicing of such Mortgage  Loan as of the  settlement  or closing date in connection  with such
Reconstitution  (each,  a  "Reconstitution  Date").  In that  connection,  the  Company  shall  provide to such
Company  or issuer,  as the case may be, and any other  participants  in such  Reconstitution:  (i) any and all information  and  appropriate  verification  of information  which may be reasonably  available to the Company, whether  through  letters  of its  auditors  and  counsel  or  otherwise,  as the  Purchaser  or any such other participant  shall  request upon  reasonable  demand;  and (ii) such  additional  representations,  warranties, covenants,  opinions of counsel,  letters from auditors,  and  certificates of public  officials or officers of the Company as are  reasonably  agreed upon by the Company  and the  Purchaser  or any such other  participant.
The Purchaser shall be responsible for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            EMC MORTGAGE CORPORATION
                                                    Purchaser

                                            By:________________________
                                            Name:  Virginia Darrow
                                            Title:     Attorney in Fact

                                            CHEVY CHASE BANK, F.S.B.
                                                     Company

                                            By: _______________________
                                            Name:
                                            Title:

                                                   EXHIBIT A
                                           CONTENTS OF MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items,  which shall be  available  for  inspection  by the  Purchaser,  and which  shall be  retained  by the  Company in the
Servicing  File or  delivered  to the  Purchaser  or its  designee  pursuant to  Sections  2.04 and 2.05 of the
Purchase, Warranties and Servicing Agreement.

        1.     The     original      Mortgage      Note      endorsed      "Pay     to     the     order     of
____________________________________________________,  without  recourse,"  and  signed  in  the  name  of  the
Company by an authorized  officer,  with all  intervening  endorsements  showing a complete chain of title from the originator to the Company,  together with any applicable  riders.  If the Mortgage Loan was acquired by the
Company  in  a  merger,  the  endorsement  must  be  by  "[Company],  successor  by  merger  to  the  [name  of predecessor]".  If the Mortgage  Loan was acquired or  originated  by the Company  while doing  business  under another name,  the  endorsement  must be by "[Company]  formerly known as [previous  name]".  In the event that the original Mortgage Note is lost, a lost note affidavit may be provided.

        2. The original  Mortgage  (together with a standard  adjustable  rate mortgage rider) with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public  recording  office,  a true certified copy, certified by the Company.

        3. The  original or  certified  copy,  certified  by the  Company,  of the Primary  Mortgage  Insurance
Policy, if required.

        4.     At Purchaser's  option, the Company shall either deliver (i) the original  Assignment,  from the
Company  to  _____________________________________,  or in  accordance  with  Purchaser's  instructions,  which assignment  shall,  but for any  blanks  requested  by  Purchaser,  be in form  and  substance  acceptable  for recording;  or (ii) if the  Assignment  of Mortgage is issued in  accordance  with MERS  requirements,  Company shall cause each Mortgage Loan to be  registered  with MERS in the name of Purchaser (or as otherwise  directed by Purchaser).  If an Assignment of Mortgage is issued in accordance  with (i) above,  and if the Mortgage Loan was acquired or originated by the Company while doing business  under another name,  the Assignment  must be by
"[Company] formerly known as [previous name]".

        5.     The original policy of title insurance,  including riders and  endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

        6.     Originals of all recorded intervening  Assignments,  or copies thereof,  certified by the public recording  office in which such  Assignments  have been  recorded  showing a  complete  chain of title from the originator  to the Company,  with  evidence of  recording  thereon,  or a copy thereof  certified by the public recording  office in which such  Assignment  has been  recorded  or, if the  original  Assignment  has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        7.     Originals,  or copies thereof  certified by the public  recording office in which such documents
have  been  recorded,  of  each  assumption,  extension,   modification,   written  assurance  or  substitution
agreements,  if  applicable,  or if the original of such  document has not been  returned  from the  applicable public recording office, a true certified copy, certified by the Company.

        8.     If the Mortgage Note or Mortgage or any other  material  document or instrument  relating to the
Mortgage  Loan has been  signed  by a person  on  behalf of the  Mortgagor,  the  original  or copy of power of attorney or other  instrument  that  authorized  and empowered  such person to sign bearing  evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction  where the Mortgaged Property is located,  or a copy  thereof  certified  by the  public  recording  office in which  such  instrument  has been recorded or, if the original  instrument has not been returned from the applicable  public recording  office, a true certified copy, certified by the Company.

        9.     Mortgage  Loan  closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

        10.  Residential loan application.

        11.    Uniform underwriter and transmittal summary (FNMA Form 1008) or reasonable equivalent.

        12.    Credit report on the mortgagor.

        13.    Business credit report, if applicable.

        14.    Residential appraisal report and attachments thereto.

        15.    The original of any guarantee executed in connection with the Mortgage Note.

        16.    Verification  of employment  and income  except for Mortgage  Loans  originated  under a Limited
Documentation Program, all in accordance with Company's underwriting guidelines.

        17.    Verification  of acceptable  evidence of source and amount of down payment,  in accordance  with
Company's underwriting guidelines.

        18.    Photograph of the Mortgaged Property (may be part of appraisal).

        19.    Survey of the Mortgaged Property, if any.

        20.    Sales contract, if applicable.

        21.    If available,  termite  report,  structural  engineer's  report,  water  portability  and septic certification.

        22.    Any original security agreement,  chattel mortgage or equivalent executed in connection with the
Mortgage.

        23.    Name affidavit, if applicable.

        Notwithstanding  anything to the contrary  herein,  Company may provide one  certificate for all of the
Mortgage Loans indicating that the documents were delivered for recording.

                                                   EXHIBIT B

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT

To:     Chevy Chase Bank, F.S.B.
        _____________________
        _____________________

        (the "Depository")

        As  "Company"  under the  Purchase,  Warranties  and  Servicing  Agreement,  dated as of July 1,  2001,
Adjustable  Rate  Mortgage  Loans (the  "Agreement"),  we hereby  authorize  and  request you to  establish  an account,  as a Custodial  Account  pursuant to Section 4.04 of the Agreement,  to be designated as "Chevy Chase
Bank,  F.S.B.,  in trust for EMC  Mortgage  Corporation".  All  deposits  in the  account  shall be  subject to withdrawal  therefrom  by order signed by the Company.  This letter is  submitted to you in  duplicate.  Please execute and return one original to us.

                                            CHEVY CHASE BANK, F.S.B.

By:____________________________

Name:__________________________

Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established under Account Number  _____________ at the office of the depository  indicated above, and agrees to honor withdrawals on such account as provided above.

                                            CHEVY CHASE BANK, F.S.B.
By:____________________________

Name:__________________________

Title:_________________________

                                                   EXHIBIT C

                                        ESCROW ACCOUNT LETTER AGREEMENT

To:     Chevy Chase Bank, F.S.B.
        _____________________
        _____________________

        (the "Depository")

        As  "Company"  under  the  Purchase  Warranties  and  Servicing  Agreement,  dated as of July 1,  2001,
Adjustable  Rate  Mortgage  Loans (the  "Agreement"),  we hereby  authorize  and  request you to  establish  an account,  as an Escrow  Account  pursuant to Section 4.06 of the  Agreement,  to be designated as " Chevy Chase
Bank,  F.S.B.,  in trust for EMC Mortgage  Corporation,  and various  Mortgagors."  All deposits in the account shall be subject to  withdrawal  therefrom by order  signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                    CHEVY CHASE BANK, F.S.B.

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established  under Account Number  __________________  , at the office of the depository  indicated  above, and agrees to honor withdrawals on such account as provided above.

                                    CHEVY CHASE BANK, F.S.B.

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                                   EXHIBIT D

                                       FORM OF ASSIGNMENT AND ASSUMPTION

        THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated  ___________________, between __________________, a
_____________________ corporation("Assignor") and _____________________, a __________________ corporation
("Assignee"):

        For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1.     The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain Mortgage Loans listed on Exhibit A attached hereto (the "Mortgage Loans") and (b) that certain Purchase, Warranties and Servicing Agreement,
Adjustable Rate Mortgage Loans (the "Purchase, Warranties and Servicing Agreement"), dated as of July 1, 2001 by and among EMC Mortgage Corporation ("Purchaser"), and Chevy Chase Bank, F.S.B. (the "Company") with respect to the Mortgage Loans.

        The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Purchase, Warranties and Servicing Agreement which are not the Mortgage Loans set forth on
Exhibit A attached hereto and are not the subject of this Assignment and Assumption Agreement.

        2.     The assignor warrants and represents to, and covenants with, the Assignee that:

               a.     The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

               b.     The Assignor has not received notice or, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Purchase, Warranties and
Servicing Agreement or the Mortgage Loans;

               c.     The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase, Warranties and Servicing Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Purchase, Warranties and Servicing
Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the  Purchase,
Warranties and Servicing Agreement, or the Mortgage Loans; and

               d.     Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage
Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made by general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the "1933 Act") or which would render the disposition  of the Mortgage
Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

        3.     The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

               a.     The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

               b.     The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein.  The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee.  This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

               c.     To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

               d.     The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase, Warranties and Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the
Assignor's obligations as Purchaser thereunder, with respect to the Mortgage Loans;

               e.     The Assignee understands that the Mortgage Loans have not been registered under the
1933 Act or the securities laws of any state;

               f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of
$250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

               g.     The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

               h.     The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;

               i.     The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

               j.     Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, an interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage
Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

               k.  Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also
"Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code"), and the
Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage
Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

        Distributions shall be made by wire transfer of immediately available funds to
_____________________________
for the account of _________________________________________
account number ___________________________________________________.  Applicable statements should be mailed to ____________________
_____________________________________________________________.

        Any new loan number assigned to a Mortgage Loan by the Assignee shall be provided to the Company at the following address: Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, MD 20814, Attention:
_______________.  In addition, if Assignee has changed its document custodian from the previous custodian, such new custodian's name, address and contact information shall be provided to the Company at the aforementioned address.

        The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

                             ________________________________________
                             ________________________________________

                             Attention: ______________________________

        IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

_____________________________               _________________________
Assignor                                    Assignee

By:______________________           By:___________________________
Its:_____________________                   Its:__________________________

Taxpayer Identification                     Taxpayer Identification
Number:__________________           Number:_______________________

Acknowledged:

Chevy Chase Bank, F.S.B.

By:___________________________
Its:__________________________

                                                   EXHIBIT E

                                                   RESERVED

                                                   EXHIBIT F

                                                   RESERVED

                                                   EXHIBIT G

REQUEST FOR RELEASE/RETURN OF DOCUMENTS

To Custodian/Name:
Address:
Date:

In connection with the administration of the pool of mortgages held by you in custody for _______________
("Owner"), the undersigned (the "Company") requests the release of the mortgage documents for the mortgage described below for the reason indicated.

Property address:
Pool number:
Lender loan number:

Original Mortgage Amount.......................................................$
Date of Original Mortgage.......................................................
Interest Rate...................................................................
Monthly Fixed Installment (P&I).............................................
Paid Through Date...............................................................

REASON FOR REQUESTING DOCUMENTS (Check one of the items below):

____           On __________ (date), the above captioned mortgage loan was paid in full or the Company has been notified that payment in full has been or will be escrowed.  The Company hereby certifies that all amounts with respect to this loan which are required to be paid have been or will be deposited in the
Custodial Account as required.

____           The above captioned loan is being placed in foreclosure and the original documents are required to proceed with the foreclosure action.  The Company hereby certifies that the documents will be returned to the Owner in the event of reinstatement.

____           Other (explain)
_________________________________________________
_________________________________________________

TO CUSTODIAN:  PLEASE ACKNOWLEDGE RELEASE OF THE DOCUMENTS BY YOUR SIGNATURE.

Lender Number: 149020004
Lender Address: 6151 Chevy Chase Drive, Laurel, MD 20707, Telephone No: (800) 933-9100

Acknowledged:

By Custodian:                                                    By Lender:
_______________________________                    CHEVY CHASE BANK, F.S.B.

________________________________                   ________________________________
Authorized Signature                                      Authorized Signature
Name:                                                                   Name:
Date: __________________________                   Date: _________________________

--------------------------------------------------------------------------------------------------------------------------------------
TO CUSTODIAN:  PLEASE ACKNOWLEDGE RETURN OF THE DOCUMENTS BY YOUR SIGNATURE.

Acknowledged:

By Custodian:                                                    Reason For Returning Documents (check one):

________________________________                   ____   Loan was reinstated
Authorized Signature
Name:
Date: __________________________                   ____ Other: (Explain) ________________

EXHIBIT H

                                       COMPANY'S UNDERWRITING GUIDELINES

                                                   EXHIBIT I

                                                  TERM SHEET

        This TERM SHEET (the "Term  Sheet")  dated  _____________,  between  and Chevy Chase  Bank,  F.S.B.,  a federal  savings  bank,  located  at 7700 Old  Georgetown  Road,  Bethesda,  MD 20814 (the  "Company")  and EMC
Mortgage  Corporation,  a Delaware  corporation,  located at Mac Arthur Ridge II, 909 Hidden Ridge Drive, Suite
200,  Irvine,  Texas 75038 (the  "Purchaser")  is made  pursuant to the terms and  conditions  of that  certain
Purchase,  Warranties and Servicing  Agreement (the "Agreement")  dated as of July 1, 2001, between the Company and the Purchaser,  the  provisions of which are  incorporated  herein as if set forth in full herein,  as such terms and  conditions  may be modified or  supplemented  hereby.  All initially  capitalized  terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

        The Purchaser hereby  purchases from the Company and the Company hereby sells to the Purchaser,  all of the Company's  right,  title and interest in and to the Mortgage Loans  described on the Mortgage Loan Schedule annexed  hereto as Schedule I, pursuant to and in  accordance  with the terms and  conditions  set forth in the
Agreement,  as same may be  supplemented  or  modified  hereby.  Hereinafter,  the  Company  shall  service the
Mortgage Loans for the benefit of the Purchaser and all  subsequent  transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.      Definitions

        For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:

Additional Closing Conditions:

In addition  to the  conditions  specified  in the  Agreement,  the  obligation  of each of the Company and the
Purchaser  is  subject  to the  fulfillment,  on or prior to the  applicable  Closing  Date,  of the  following additional conditions:

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement,  the following  documents shall be delivered with respect to the Mortgage Loans:

[Additional] [Modification] of Representations and Warranties:

        [In addition to the  representations  and warranties set forth in the Agreement,  as of the date hereof, the Company makes the following  additional  representations and warranties with respect to the  Mortgage  Loans:  [None].  [Notwithstanding  anything to the  contrary  set forth in the
        Agreement,   with  respect  to  each  Mortgage  Loan  to  be  sold  on  the  Closing  Date,  the representation  and warranty set forth in Section  ______ of the Agreement  shall be modified to read as follows:]

               Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

                      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                             CHEVY CHASE BANK, F.S.B.

                             By:
                             Name:
                             Title:

                             EMC MORTGAGE CORPORATION

                             By:______________________________
                             Name:______________________________
                             Title:______________________________

                                                  SCHEDULE I

                                            MORTGAGE LOAN SCHEDULE

                                                                                                   EXHIBIT I-22

                                           EMC Mortgage Corporation,

                                                                 Purchaser

                                                      and

                                         Countrywide Home Loans, Inc.,

                                                                 Company

-----------------------------------------------------------------------------------------------

                                  SELLER'S WARRANTIES AND SERVICING AGREEMENT

                                         Dated as of September 1, 2002

-----------------------------------------------------------------------------------------------

                                  Residential Adjustable Rate Mortgage Loans

                                                                                           Page
ARTICLE I                 DEFINITIONS
ARTICLE II       CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                 BOOKS AND RECORDS; DELIVERY OF DOCUMENTS
   Section 2.01   Conveyance of Mortgage Loans; Possession of Mortgage Files;

ARTICLE III      REPRESENTATIONS AND WARRANTIES;
                 REMEDIES AND BREACH

   Section 3.06   Restrictions and Requirements Applicable in the Event
                   that a Mortgage Loan is Acquired by a REMIC..............................29
   Section 3.07   Review of Mortgage Loans..................................................30

ARTICLE IV       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V        PAYMENTS TO PURCHASER

ARTICLE VI       GENERAL SERVICING PROCEDURES

ARTICLE VII      AGENCY TRANSFER; PASS-THROUGH TRANSFER

   Section 7.01   Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Pass-Through Transfer on One or More
                   Reconstitution Dates.....................................................50
   Section 7.02   Purchaser's Repurchase and Indemnification Obligations....................51

ARTICLE VIII     COMPANY TO COOPERATE

   Section 8.01   Provision of Information..................................................52
   Section 8.02   Financial Statements; Servicing Facility..................................52

ARTICLE IX       THE COMPANY

ARTICLE X        DEFAULT

   Section 10.01  Events of Default.........................................................55
   Section 10.02  Waiver of Defaults........................................................56

ARTICLE XI       TERMINATION

   Section 11.01  Termination...............................................................57
   Section 11.02  Termination Without Cause.................................................57

ARTICLE XII      MISCELLANEOUS PROVISIONS

                                                   EXHIBITS

EXHIBIT A             MORTGAGE LOAN SCHEDULE
EXHIBIT B             CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C             MORTGAGE LOAN DOCUMENTS
EXHIBIT D-1           FORM OF CUSTODIAL ACCOUNT
                      CERTIFICATION
EXHIBIT D-2           FORM OF CUSTODIAL ACCOUNT
                      LETTER AGREEMENT
EXHIBIT E-1           FORM OF ESCROW ACCOUNT CERTIFICATION
EXHIBIT E-2           FORM OF ESCROW ACCOUNT
                      LETTER AGREEMENT
EXHIBIT F             FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT G             FORM OF ASSIGNMENT AND ASSUMPTION
EXHIBIT H             UNDERWRITING GUIDELINES

This is a Seller's Warranties and Servicing Agreement for residential adjustable rate first lien mortgage loans, dated and effective as of September 1, 2002, and is executed between EMC Mortgage Corporation, as purchaser (the "Purchaser"), and Countrywide Home Loans, Inc., as seller and servicer (the "Company").

                                             W I T N E S S E T H:

               WHEREAS,  from time to time the  Purchaser has agreed to purchase from the Company and from time to time the  Company  has  agreed to sell to the  Purchaser  certain  Mortgage  Loans  (excluding  the right to service the Mortgage Loans which the Company expressly retains);

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage
Loan Schedule, which is annexed hereto as Exhibit A;
        WHEREAS,  the Company has agreed to service,  from time to time, certain of the Mortgage Loans acquired by the Purchaser in accordance with the terms and provisions of this Agreement; and

        WHEREAS,  the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage  Loans and the  management,  servicing  and control of the Mortgage  Loans which from time to time are subject to this
Agreement.

               NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby acknowledged,  the Purchaser and the Company agree as follows:

                                                  DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Agency Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its
Freddie Mac Cash Program or Gold PC Program, retaining the Company as "servicer thereunder".

Agreement:  This Seller's Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related
Mortgage Loan as the value of the Mortgaged Property.

Approved Flood Certification Provider:  Any provider acceptable to Fannie Mae and Freddie Mac.

Assignment and Conveyance: An Assignment and Conveyance in the form of Exhibit 6 to the Mortgage Loan
Purchase Agreement dated as of the date hereof, by and between the Seller and the Purchaser.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF:  The Bank Insurance Fund, or any successor thereto.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York or California are authorized or obligated by law or executive order to be closed.

Closing Date: The date set forth on the related Confirmation on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan
Schedule.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company:  Countrywide Home Loans, Inc., or its successor in interest or assigns, or any successor to the
Company under this Agreement appointed as herein provided.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Confirmation:  The trade confirmation letter between the parties hereto which relates to the Mortgage Loans on the related Closing Date.

Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate mortgage loan at any time between the first anniversary and the fifth anniversary of the origination of the mortgage loan.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: That certain Custodial Agreement, dated as of November 23,1999 by and between the
Purchaser and Wells Fargo Bank Minnesota, N.A.

Custodian:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: The date set forth on the related Confirmation.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Disqualified Organization:  An organization defined as such in Section 860E(e) of the Code.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period:  With respect to each Remittance Date, the prior calendar month.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                 direct  obligations of, and obligations fully guaranteed by, the United States of America,  or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America; and

                 federal  funds,  demand  and time  deposits  in,  certificates  of  deposits  of, or  bankers'
        acceptances issued by, any depository  institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to  supervision  and  examination by federal and/or state banking  authorities,  so long as at the time of such investment or contractual commitment  providing for such investment the commercial  paper or other short-term debt obligations of such  depository  institution  or trust company (or, in the case of a depository  institution  or trust company  which  is the  principal  subsidiary  of a  holding  company,  the  commercial  paper or other short-term  debt  obligations of such holding  company) are rated "P-1" by Moody's  Investors  Service,
        Inc. and the long-term debt obligations of such holding  company) are rated "P-1" by Moody's  Investors
        Service,  Inc. and the long-term debt obligations of such depository  institution or trust company (or, in the case of a  depository  institution  or trust  company  which is the  principal  subsidiary  of a holding  company,  the long-term debt  obligations of such holding  company) are rated at least "Aa" by
        Moody's Investors Service, Inc.;

                 investments and securities otherwise acceptable to Fannie Mae and Freddie Mac.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the
Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Remittance Date:  As stated in the related Mortgage Loan Purchase Agreement.

5/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first five (5) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR
Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

GEMICO:  General Electric Mortgage Insurance Corporation or any successor thereto.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth on the related
Mortgage Note, which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Index: With respect to any individual Treasury Rate Mortgage Loan, and with respect to any individual 10/1
ARM Mortgage Loan, 5/1 ARM Mortgage Loan or 3/1 ARM Mortgage Loan commencing from and after the 120th Monthly
Payment, sixtieth Monthly Payment, or the thirty-sixth Monthly Payment thereof, respectively, Index shall mean a rate per annum equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical release No. H 15 (519) or any similar publication as available 45 days prior to the Interest Rate Adjustment Date. With respect to any individual LIBOR Mortgage Loan, Index shall mean a rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the London market as determined as set forth in the related Mortgage Note. With respect to any individual CD Mortgage Loan, Index shall mean a rate per annum equal to the weekly average yield on certificates of deposit adjusted to a constant maturity of six months as published by the Federal Reserve Board in statistical release No. H 15 (519) or similar publication as available 45 days prior to the Interest Rate Adjustment Date.

Initial Rate Cap: With respect to each Mortgage Loan and the initial Interest Rate Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Interest Rate
Adjustment Date.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage
Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate on a Mortgage
Note becomes effective.

LIBOR Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted annually based upon the rate per annum equal to the average of interbank offered rates for twelve month U.S. dollar denominated deposits in the
London market as published in The Wall Street Journal.

Lifetime Mortgage Interest Rate Cap: With respect to each Mortgage Loan, the absolute maximum Mortgage
Interest Rate payable, above which the Mortgage Interest Rate cannot be adjusted. The Mortgage Interest Rate during the term of a Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than 5% per

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage
Loan.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the
Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Loan:     A Mortgage Loan with a LPMI Policy.

LPMI Policy:   A policy of primary mortgage guaranty insurance issued by another Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Confirmation and related Mortgage
Loan Schedule.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments,
Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Monthly Advance:  The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the
Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate: The annual rate at which Interest accrues on any Mortgage Loan as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related
Initial Rate Cap, Lifetime Mortgage Interest Rate Cap and Periodic Rate Cap, if any, of the related Mortgage
Note.

Mortgage Loan: An individual Convertible or Non-Convertible, Treasury Rate, LIBOR, 5/1 ARM, or 3/1 ARM
Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this
Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the
Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, condemnation proceeds,
Insurance Proceeds, REO disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit C hereto.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii)
with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed hereto as Annex A, such schedule setting forth the following information with respect to each Mortgage Loan:
(1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the
Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged
Property is owner-occupied a second home, or an investment property; (5) the number and type of residential units constituting the Mortgaged Property; (6) the original months to maturity; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the initial
Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly
Payment as of the Cut-off Date; (12) the last payment date on which a payment was actually applied to the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e. full, alternative or reduced); (17) the Interest Rate Adjustment Date; (18) the
Gross Margin; (19) the lifetime maximum Mortgage Interest Rate under the terms of the Mortgage Note; (20) the date the Mortgage Loan was originated; (21) the Periodic Rate Cap; (22) a code indicating the company providing private mortgage insurance; (23) a code indicating if the Mortgage Loan is convertible; (24) the
Servicing Fee Rate; (25) the LPMI Fee, if any; and (26) the Initial Rate Cap. With respect to the Mortgage
Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the
Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the
weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule may consist of multiple reports that collectively set forth all of the required information.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Non-Convertible Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which does not contain a provision whereby the Mortgagor may convert the Mortgage Loan to a fixed-rate mortgage loan.

Officer's Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board
or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or
one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to compliance with the REMIC
Provisions, must be an opinion of counsel who (i) is in fact independent of the Company and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the
Company or any master servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Company or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as "servicer" (with or without a master servicer) thereunder.

Periodic Rate Cap: With respect to each Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an
Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI:  PMI Mortgage Insurance Co., or any successor thereto.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Insurer:  Any of GEMICO, PMI or UGI.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal
Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage
Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related
Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in the "Money Rates" section of The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance Date occurs.

Purchaser:  EMC Mortgage Corporation or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF or the debt obligations of which are rated AA (or the equivalent rating category) or better by national recognized statistical rating organization.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Company for a Deleted
Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii)
have a remaining term to maturity not greater than and not more than one year less than that of the Deleted
Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02; (v) use the same Index for determining the
Mortgage Interest Rate as the Deleted Mortgage Loan; (vi) have the same provision with respect to convertibility as the Deleted Mortgage Loan; and (viii) be a REMIC Eligible Mortgage Loan.

Rating Agency:  Any of Fitch, Moody's or Standard & Poor's or their respective successors designed by the
Purchaser.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the Company, Fannie
Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the
Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing
Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers' & Servicers' Guide, and any and all
servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie
Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related
Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie
Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement. The form of relevant
Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the
Company with respect to Pass-Through Transfers shall be reasonably satisfactory in form and substance to the
Purchaser and the Company, shall not material increase the Company's obligations or diminish the Company's rights hereunder and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this
Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer or a
Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company's servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related
Remittance Date.

REMIC:  A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC Documents:  The document or documents creating and governing the administration of a REMIC.

REMIC Eligible Mortgage Loan:  A Mortgage Loan held by a REMIC which satisfies and/or complies with all applicable REMIC Provisions.

REMIC Provisions:  Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 86OG of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate
from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary "out of pocket" costs and expenses other than
Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the
Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including without limitation, foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the
Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: 0.25% per annum with respect to the period prior to the initial Interest Adjustment Date and, for the 5/1 7/1 and 10/1 ARM Loans 0.375% thereafter.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage
Loan Documents listed in Exhibit B the originals of which are delivered to the Custodian pursuant to Section
2.01.

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

7/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first seven (7) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR
Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage
Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement.
Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage
Loans.

10/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first ten (10) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR
Mortgage Loan except that the Periodic Rate Cap does not apply to the initial Interest Rate Adjustment Date for the related Mortgage Loan.

3/1 ARM Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is fixed for the first three (3) years of the term of the related Mortgage Loan and which thereafter is converted to a Treasury Rate Mortgage Loan or a LIBOR
Mortgage Loan.

Treasury Rate Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted based upon the weekly average yield on U.S. Treasury securities.

Underwriting Guidelines:  The underwriting guidelines of the Company with respect to mortgage loans similar to the Mortgage Loans, attached hereto as  Exhibit H.

UGI:  United Guaranty Residential Insurance Company or any successor thereto.

                          CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
                                   BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

               Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company, on each Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the
Company in and to the Mortgage Loans in the related Mortgage Loan Package, excluding the right to service the
Mortgage Loans which the Company expressly retains. Pursuant to Section 2.03, the Company has delivered the
Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the
Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each
Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related
Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the
Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the
Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company's servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to
Section 3.03, 3.05, 3.07, or 6.02.

               Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the
Mortgage Loan, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of
1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section
4.13. To the extent that original documents are not required for purposes of realization of Liquidation
Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any
Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a
Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a
Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage
Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the
Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this
Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this
Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the
Company, and (ii) with respect to each Mortgage Loan Package, in no event shall there be more than five
Persons at any given time having the status of "Purchaser" hereunder. The Purchaser also shall advise the
Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.  Purchaser shall not to transfer to any assignee any pool of Mortgage Loans with a aggregate outstanding principal balance of less than $10,000,000 without the consent of the Company; provided, however, if the Company fails to consent to the transfer of a pool of Mortgage Loans as contemplated in this sentence, Purchaser shall have the right to purchase the servicing rights associated with such Mortgage Loans at a price to mutually agreed to by
Purchaser and Company, exercising good faith.

                Delivery of Documents.

On or before the date which is agreed upon by the Purchaser and the Company in the related Confirmation, the
Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this
Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package a list of which is attached to the related Assignment and Conveyance.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan
Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial
Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for maintaining the Custodial Agreement for the benefit of the Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the
Custodian, within 180 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

On or prior to the date which is three Business Days prior to the related Closing Date, the Company shall deliver to the Purchaser the related Mortgage Loan Schedule.

                                        REPRESENTATIONS AND WARRANTIES;
                                              REMEDIES AND BREACH

               Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of each Closing Date:

               Due Organization and Authority.  The Company is a corporation duly organized,  validly existing and in good  standing  under the laws of the State of New York and has all licenses  necessary to carry on its business  as now being  conducted  and is  licensed,  qualified  and in good  standing  in each state  where a
Mortgaged  Property  is located if the laws of such  state  require  licensing  or  qualification  in order to conduct business of the type conducted by the Company,  and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the  enforceability  of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this  Agreement;  the Company has the full corporate  power and authority to execute and deliver this  Agreement and to perform in accordance  herewith;
the  execution,  delivery and  performance  of this  Agreement  (including  all  instruments of transfer to be delivered  pursuant to this Agreement) by the Company and the  consummation of the  transactions  contemplated hereby have been duly and validly  authorized;  this Agreement  evidences the valid,  binding and  enforceable obligation  of the  Company;  and all  requisite  corporate  action has been taken by the Company to make this
Agreement valid and binding upon the Company in accordance with its terms;

               Ordinary  Course  of  Business.  The  consummation  of the  transactions  contemplated  by this
Agreement are in the ordinary course of business of the Company,  and the transfer,  assignment and conveyance of the Mortgage Notes and the Mortgages by the Company  pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

               No Conflicts.  Neither the execution and delivery of this  Agreement,  the  acquisition  of the
Mortgage  Loans  by the  Company,  the  sale of the  Mortgage  Loans  to the  Purchaser  or the  transactions contemplated  hereby,  nor the fulfillment of or compliance  with the terms and conditions of this Agreement, will  conflict  with or result in a breach of any of the terms,  conditions  or  provisions  of the  Company's charter or by-laws or any legal  restriction  or any  agreement  or  instrument  to which the Company is now a party or by which it is  bound,  or  constitute  a  default  or  result  in an  acceleration  under any of the foregoing,  or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which the
Company or its property is subject,  or impair the ability of the Purchaser to realize on the Mortgage  Loans, or impair the value of the Mortgage Loans;

               Ability to Service.  The Company is an approved  seller/servicer  of  conventional  residential mortgage  loans for Fannie Mae or Freddie Mac, with the  facilities,  procedures,  and  experienced  personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Company is in good  standing to sell  mortgage  loans to and service  mortgage  loans for Fannie Mae or Freddie  Mac, and no event has occurred,  including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility  requirements or which would require  notification to either Fannie Mae or Freddie Mac;

               Reasonable  Servicing  Fee.  The Company  acknowledges  and agrees that the  Servicing  Fee, as calculated at the Servicing Fee Rate,  represents  reasonable  compensation  for performing  such services and that the  entire  Servicing  Fee  shall be  treated  by the  Company,  for  accounting  and tax  purposes,  as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

               Ability to  Perform.  The  Company  does not  believe,  nor does it have any reason or cause to believe,  that it cannot perform each and every covenant  contained in this Agreement.  The Company is solvent and the sale of the  Mortgage  Loans is not  undertaken  to  hinder,  delay or  defraud  any of the  Company's creditors;

               No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the Company's  knowledge  threatened  against the Company which,  either in any one instance or in the aggregate,  may result in any material  adverse  change in the  business,  operations,  financial  condition, properties or assets of the Company,  or in any material  impairment of the right or ability of the Company to carry  on its  business  substantially  as now  conducted,  or in any  material  liability  on the part of the
Company,  or which would draw into  question  the validity of this  Agreement or the Mortgage  Loans or of any action taken or to be taken in connection with the obligations of the Company  contemplated  herein,  or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

               No Consent Required. No consent, approval,  authorization or order of any court or governmental agency or body is required for the execution,  delivery and performance by the Company of or compliance by the
Company  with this  Agreement  or the sale of the  Mortgage  Loans as  evidenced  by the  consummation  of the transactions  contemplated  by this  Agreement,  or if required,  such approval has been obtained prior to the related Closing Date;

               Selection  Process.  The Mortgage  Loans were selected from among the  adjustable  rate one- to four-family  mortgage  loans  in  the  Company's  portfolio  at the  related  Closing  Date  as to  which  the representations  and  warranties  set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

               Pool  Characteristics.  With  respect  to  each  Mortgage  Loan  Package,  the  Mortgage  Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete.

               No Untrue  Information.  Neither this  Agreement nor any  statement,  report or other  document furnished or to be furnished  pursuant to this Agreement or in connection with the  transactions  contemplated hereby  contains  any untrue  statement  of fact or omits to state a fact  necessary  to make the  statements contained therein not misleading;

               Sale Treatment.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

               Financial  Statements.  There  has  been no  change  in the  business,  operations,  financial condition,  properties  or assets of the  Company  since  the date of the  Company's  most  recent  financial statements  that would have a material  adverse  effect on its ability to perform its  obligations  under this
Agreement;

               No Brokers' Fees. The Company has not dealt with any broker,  investment banker, agent or other person that may be entitled to any  commission or  compensation  in  connection  with the sale of the Mortgage
Loans;

               Origination.  The  Company's  decision to originate  any mortgage  loan or to deny any mortgage loan application is an independent  decision based upon Company's  Underwriting  Guidelines,  and is in no way made as a result of Purchaser's  decision to purchase,  or not to purchase,  or the price  Purchaser may offer to pay for, any such mortgage loan, if originated; and

               MERS.  The  Company  is a member of MERS in good  standing,  and will  comply  in all  material respects with the rules and  procedures of MERS in  connection  with the servicing of the MERS Mortgage  Loans for as long as such Mortgage Loans are registered with MERS;

               Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related
Closing Date:

               Mortgage  Loans as  Described.  The  information  set forth in each  Mortgage  Loan Schedule is complete, true and correct in all material respects;

               Payments  Current.  All  payments  required to be made up to the related  Closing  Date for the
Mortgage Loan under the terms of the Mortgage Note have been made and credited.  No payment required under the
Mortgage  Loan has been more than 30 days  delinquent  at any time in the twelve  months  prior to the related
Closing  Date.  The first  Monthly  Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

               No Outstanding  Charges.  There are no defaults in complying  with the terms of the Mortgages, and all taxes,  governmental assessments,  insurance premiums,  water, sewer and municipal charges,  leasehold payments or ground rents which previously  became due and owing have been paid, or an escrow of funds has been established  in an amount  sufficient  to pay for every  such item  which  remains  unpaid  and which has been assessed  but is not yet due and  payable.  The Company has not  advanced  funds,  or  induced,  solicited  or knowingly received any advance of funds by a party other than the Mortgagor,  directly or indirectly,  for the payment of any amount  required  under the Mortgage  Loan,  except for interest  accruing from the date of the
Mortgage Note or date of  disbursement of the Mortgage Loan proceeds,  whichever is greater,  to the day which precedes by one month the Due Date of the first installment of principal and interest;

               Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived,  altered or  modified in any  respect,  except by a written  instrument  which has been  recorded,  if necessary to protect the  interests  of the  Purchaser  and which has been  delivered  to the  Custodian.  The substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related PMI
Policy and the title  insurer,  to the extent  required  by the  policy,  and its terms are  reflected  on the related  Mortgage Loan  Schedule.  No Mortgagor has been released,  in whole or in part,  except in connection with an assumption  agreement  approved by the issuer of any related PMI Policy and the title insurer,  to the extent required by the policy,  and which assumption  agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

               No  Defenses.  The  Mortgage  Loan  is not  subject  to  any  right  of  rescission,  set-off, counterclaim or defense,  including without  limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the  Mortgage,  or the exercise of any right  thereunder,  render either the
Mortgage  Note or the Mortgage  unenforceable,  in whole or in part,  or subject to any right of  rescission, set-off,  counterclaim or defense,  including  without  limitation the defense of usury,  and no such right of rescission,  set-off,  counterclaim or defense has been asserted with respect thereto,  and no Mortgagor was a debtor  in any  state or  federal  bankruptcy  or  insolvency  proceeding  at the time the  Mortgage  Loan was originated;

               Hazard Insurance.  Pursuant to the terms of the Mortgage,  all buildings or other  improvements upon the Mortgaged  Property are insured by a generally  acceptable  insurer against loss by fire,  hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged  Property is located pursuant to insurance  policies  conforming to the  requirements  of Section 4.10. If upon  origination of the
Mortgage  Loan,  the  Mortgaged  Property  was in an area  identified  in the Federal  Register by the Federal
Emergency  Management  Agency  as  having  special  flood  hazards  (and such  flood  insurance  has been made available) a flood insurance  policy meeting the  requirements of the current  guidelines of the Federal Flood
Insurance  Administration  is in effect  which  policy  conforms  to the  requirements  of Section  4.10.  All individual  insurance  policies contain a standard  mortgagee clause naming the Company and its successors and assigns as  mortgagee,  and all  premiums  thereon  have been  paid.  The  Mortgage  obligates  the  Mortgagor thereunder  to  maintain  the  hazard  insurance  policy  at the  Mortgagor's  cost  and  expense,  and on the
Mortgagor's  failure to do so,  authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense,  and to seek reimbursement  therefor from the Mortgagor.  Where required by state law or  regulation,  the Mortgagor has been given an  opportunity  to choose the carrier of the required hazard  insurance,  provided the policy is not a "master" or "blanket"  hazard  insurance  policy covering the common  facilities  of a planned  unit  development.  The  hazard  insurance  policy is the valid and  binding obligation of the insurer,  is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser  upon the  consummation  of the  transactions  contemplated  by this  Agreement.  The
Company has not engaged in, and has no knowledge of the  Mortgagor's or any  Subservicer's  having engaged in, any act or omission  which would  impair the  coverage of any such  policy,  the  benefits of the  endorsement provided for herein, or the validity and binding effect of either,  including without limitation,  no unlawful fee, unlawful  commission,  unlawful kickback or other unlawful  compensation or value of any kind has been or will be received,  retained or realized by any attorney,  firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

               Compliance with Applicable  Laws. Any and all  requirements of any federal,  state or local law including, without limitation,  usury,  truth-in-lending,  real estate settlement procedures,  consumer credit protection,  equal credit  opportunity or disclosure  laws  applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession,  available for the Purchaser's  inspection,  and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

               No Satisfaction of Mortgage.  The Mortgage has not been  satisfied,  canceled,  subordinated or rescinded,  in  whole or in part,  and the  Mortgaged  Property  has not  been  released  from the lien of the
Mortgage,  in whole or in part,  nor has any  instrument  been executed  that would effect any such  release, cancellation,  subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default,  nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

               Location  and Type of  Mortgaged  Property.  The  Mortgaged  Property is a fee simple  property located in the state  identified  in the  related  Mortgage  Loan  Schedule  and  consists of a parcel of real property with a detached single family  residence  erected  thereon,  or an individual  condominium  unit in a low-rise condominium  project, or an individual unit in a planned unit development,  provided,  however,  that any condominium project or planned unit development shall conform with the Company's  Underwriting  Guidelines regarding  such  dwellings,  and no  residence  or dwelling is a mobile home or a  manufactured  dwelling.  No portion of the Mortgaged Property is used for commercial purposes;

               Valid First Lien. The Mortgage is a valid, subsisting,  enforceable and perfected first lien on the  Mortgaged  Property,  including  all  buildings  and  improvements  on the  Mortgaged  Property,  and all additions,  alterations  and  replacements  made at any time with  respect to the  foregoing.  The lien of the
Mortgage is subject only to:

               the lien of current real property taxes and assessments not yet due and payable;

               covenants,  conditions  and  restrictions,  rights of way,  easements  and other  matters of the public record as of the date of recording  acceptable to mortgage  lending  institutions  generally and specifically  referred to in the lender's  title  insurance  policy  delivered to the originator of the
        Mortgage Loan and (i) referred to or to otherwise  considered in the appraisal  made for the originator of the  Mortgage  Loan or (ii) which do not  adversely  affect  the  Appraised  Value of the  Mortgaged
        Property set forth in such appraisal; and

               other matters to which like  properties are commonly  subject which do not materially  interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment,  value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

               Validity of Mortgage  Documents.  The Mortgage  Note and the Mortgage are genuine,  and each is the legal,  valid and binding  obligation of the maker thereof  enforceable in accordance with its terms.  All parties to the Mortgage  Note and the Mortgage and any other  related  agreement  had legal  capacity to enter into the  Mortgage  Loan and to execute and deliver the Mortgage  Note and the Mortgage and any other  related agreement,  and the Mortgage  Note and the Mortgage have been duly and properly  executed by such parties.  No fraud was  committed  by the  Company,  or to the  Company's  knowledge  by any  other  person  including  the
Mortgagor,  in connection  with the  origination  or servicing of the Mortgage  Loan. The Company has reviewed all of the documents  constituting  the Servicing  File and has made such  inquiries as it deems  necessary to make and confirm the accuracy of the representations set forth herein;

               Full  Disbursement  of  Proceeds.  The  Mortgage  Loan has been closed and the  proceeds of the
Mortgage Loan have been fully disbursed and there is no requirement for future  advances  thereunder,  and any and all  requirements as to completion of any on-site or off-site  improvement and as to  disbursements of any escrow funds therefor have been complied with. All costs,  fees and expenses incurred in making or closing the
Mortgage Loan and the recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               Ownership.  The  Company  is the sole  owner of record and  holder of the  Mortgage  Loan.  The
Mortgage Loan is not assigned or pledged,  and the Company has good and marketable title thereto, and has full right to transfer  and sell the Mortgage  Loan therein to the  Purchaser  free and clear of any  encumbrance, equity,  participation  interest,  lien, pledge,  charge,  claim or security interest,  and has full right and authority  subject to no interest or participation  of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

               Doing  Business.  All parties  which have had any  interest in the  Mortgage  Loan,  whether as mortgagee,  assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest,  were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged  Property is located,  and (2) organized  under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan  associations or national banks having principal offices in such state, or (5) not doing business in such state;

               LTV,  PMI  Policy.  Any  Mortgage  Loan with an LTV over 80% has a PMI Policy  insuring,  as to payment defaults,  the excess LTV over 71% (or such other percentage as stated in the related Confirmation) of the Appraised  Value until the LTV of such Mortgage Loan is reduced to 80%. All  provisions of such PMI Policy have been and are  being  complied  with,  such  policy is in full  force and  effect,  and all  premiums  due thereunder have been paid. No action,  inaction,  or event has occurred and no state of facts exists that has, or will result in the exclusion  from,  denial of, or defense to coverage.  Any Mortgage Loan subject to a PMI
Policy  obligates the  Mortgagor  thereunder to maintain the PMI Policy and to pay all premiums and charges in connection  therewith;  provided,  that,  with respect to LPMI Loans,  the Company is obligated  thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection  therewith.  The Mortgage  Interest
Rate for the  Mortgage  Loan as set  forth on the  Mortgage  Loan  Schedule  is net of any  insurance  premium excluded any premium for the LPMI Policy;

               Title Insurance.  The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and  substance  of which is  acceptable  to mortgage  lending  institutions  making mortgage loans in the area where the Mortgaged  Property is located or (ii) an ALTA lender's  title  insurance policy or other  generally  acceptable  form of policy of insurance  acceptable  to Fannie Mae or Freddie Mac, issued by a title  insurer  acceptable  to Fannie Mae or  Freddie  Mac and  qualified  to do  business  in the jurisdiction where the Mortgaged Property is located,  insuring the Company, its successors and assigns, as to the first  priority  lien of the Mortgage in the  original  principal  amount of the Mortgage  Loan (or to the extent that a Mortgage Note provides for negative  amortization,  the maximum amount of negative  amortization in accordance with the Mortgage),  and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage  providing for adjustment in the Mortgage Interest Rate and
Monthly  Payment,  subject only to the  exceptions  contained in clauses (1), (2) and (3) of paragraph  (j) of this Section 3.02. Where required by state law or regulation,  the Mortgagor has been given the opportunity to choose the carrier of the required  mortgage title  insurance.  Additionally,  such lender's  title  insurance policy affirmatively  insures ingress and egress, and against  encroachments by or upon the Mortgaged Property or any interest  therein.  The Company is the sole insured of such lender's title insurance  policy,  and such lender's  title  insurance  policy  is in full  force and  effect  and will be in force  and  effect  upon the consummation of the transactions  contemplated by this Agreement. No claims have been made under such lender's title  insurance  policy,  and no prior holder of the  Mortgage,  including  the Company,  has done, by act or omission,  anything which would impair the coverage of such lender's title insurance policy including  without limitation,  no unlawful fee,  commission,  kickback or other unlawful  compensation  or value of any kind has been or will be received,  retained or realized by any attorney,  firm or other person or entity,  and no such unlawful items have been received, retained or realized by the Company;

               No Defaults.  There is no default,  breach,  violation or event of acceleration  existing under the  Mortgage  or the  Mortgage  Note and no event  which,  with the  passage  of time or with  notice and the expiration  of any  grace  or cure  period,  would  constitute  a  default,  breach,  violation  or  event  of acceleration,  and neither the Company nor its  predecessors  have waived any  default,  breach,  violation or event of acceleration;

               No Mechanics'  Liens.  There are no mechanics' or similar liens or claims which have been filed for work,  labor or material (and no rights are outstanding  that under the law could give rise to such liens)
affecting the related Mortgaged  Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               Location  of  Improvements;  No  Encroachments.  All  improvements  which  were  considered  in determining  the Appraised  Value of the  Mortgaged  Property lay wholly  within the  boundaries  and building restriction  lines of the Mortgaged  Property and no  improvements on adjoining  properties  encroach upon the
Mortgaged  Property.  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               Origination;  Payment Terms.  The Mortgage Loan was originated by either i) the Company,  which is  a  FNMA-approved,  FHLMC-approved  and  HUD-approved  mortgage  banker,  or  ii)  an  entity  that  is  a
FNMA-approved,  FHLMC-approved and HUD-approved mortgage banker, or a savings and loan association,  a savings bank, a commercial bank or similar banking  institution which is supervised and examined by a Federal or state authority.  The interest rate on the related  Mortgage Note is adjusted  annually in the case of Treasury Rate
Mortgage  Loans and LIBOR  Mortgage  Loans on each Interest Rate  Adjustment  Date to equal the Index plus the
Gross Margin,  subject to the Initial Rate Cap,  Periodic Rate Cap and the Lifetime Mortgage Interest Rate Cap
as set forth in the Mortgage  Note.  The  Mortgage  Interest  Rate for a 5/1 ARM  Mortgage  Loan and a 3/1 ARM
Mortgage  Loan  is  adjusted  annually  commencing  from  and  after  the  sixtieth  Monthly  Payment  and the thirty-sixth  Monthly  Payment,  respectively,  in the same manner as a Treasury  Rate Mortgage Loan and LIBOR
Mortgage  Loan,  provided,  however,  that the Periodic  Rate Cap does not apply to the initial  Interest Rate
Adjustment  Date for such 5/1 ARM  Mortgage  Loan (the Initial  Rate Cap does  apply).  The  Mortgage  Note is payable each month in monthly  installments of principal and interest,  with interest in arrears, and requires
Monthly Payments  sufficient to amortize the original principal balance of the Mortgage Loan over a term of no more than 30 years. Each Convertible  Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed-rate  mortgage  loan at any time between the first and fifth  anniversary of the origination of the Mortgage Loan. No Mortgage Loan has a provision for negative amortization;

               Customary  Provisions.  The Mortgage contains  customary and enforceable  provisions such as to render the rights and  remedies of the holder  thereof  adequate  for the  realization  against the  Mortgaged
Property  of the  benefits  of the  security  provided  thereby,  including,  (i) in the  case of a  Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and  foreclosure on, or trustee's sale of, the Mortgaged  Property  pursuant to the proper procedures,  the holder of the Mortgage Loan will be able to deliver good and merchantable title to the  Mortgaged  Property.  There is no  homestead  or other  exemption  available  to a Mortgagor  which would interfere  with the right to sell the  Mortgaged  Property at a trustee's  sale or the right to foreclose  the
Mortgage;

               Conformance  with  Underwriting  Guidelines.  The Mortgage Loan was  underwritten in accordance with the Company's Underwriting Guidelines in effect at the time the Mortgage Loan was originated.;

               Occupancy of the Mortgaged  Property.  As of the related Closing Date the Mortgaged Property is lawfully  occupied under  applicable law. All inspections,  licenses and  certificates  required to be made or issued with  respect to all  occupied  portions of the  Mortgaged  Property  and,  with respect to the use and occupancy  of the same,  including  but not  limited  to  certificates  of  occupancy  and fire  underwriting certificates,  have been made or obtained from the appropriate  authorities.  The Mortgagor represented at the time of  origination  of the  Mortgage  Loan that the  Mortgagor  would occupy the  Mortgaged  Property as the
Mortgagor's primary residence;

               No Additional  Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding  Mortgage and the security interest of any applicable  security agreement or chattel mortgage referred to in (j) above;

               Deeds of  Trust.  In the event the  Mortgage  constitutes  a deed of  trust,  a  trustee,  duly qualified under  applicable law to serve as such, has been properly  designated and currently so serves and is named in the  Mortgage,  and no fees or expenses are or will become  payable by the  Purchasers to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               Acceptable  Investment.  The Company has no knowledge of any  circumstances  or conditions with respect to the Mortgage,  the Mortgaged  Property,  the Mortgagor or the Mortgagor's  credit standing that can reasonably  be  expected  to  cause  private  institutional  investors  to  regard  the  Mortgage  Loan  as an unacceptable  investment,  cause the Mortgage  Loan to become  delinquent,  or  adversely  affect the value or marketability of the Mortgage Loan;

               Delivery of Mortgage  Documents.  The Mortgage Note,  the Mortgage,  the Assignment of Mortgage
and any other documents  required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached  hereto have been delivered to the Custodian.  The Company is in possession of a complete,  true and accurate  Mortgage  File in  compliance  with Exhibit B, except for such  documents  the originals of which have been delivered to the Custodian;

               Condominiums/Planned  Unit  Developments.  If the Mortgaged Property is a condominium unit or a planned unit development  (other than a de minimus planned unit  development) such condominium or planned unit development project meets Company's  Underwriting  Guidelines with respect to such condominium or planned unit development;

               Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

               Due on Sale.  The  Mortgage  contains an  enforceable  provision  for the  acceleration  of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged  Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

               No Buydown Provisions;  No Graduated Payments or Contingent  Interests.  The Mortgage Loan does not contain  provisions  pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company,  the Mortgagor or anyone on behalf of the Mortgagor,  or paid by any source other than the Mortgagor nor does it contain any other  similar  provisions  currently in effect which may constitute a "buydown"  provision.  The Mortgage Loan is not a graduated  payment  mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               Consolidation  of Future  Advances.  Any future advances made prior to the related Cut-off Date have been  consolidated  with the  outstanding  principal  amount  secured by the  Mortgage,  and the  secured principal  amount,  as  consolidated,  bears a single interest rate and single repayment term. The lien of the
Mortgage  securing the consolidated  principal amount is expressly  insured as having first lien priority by a title insurance  policy,  an endorsement to the policy insuring the  mortgagee's  consolidated  interest or by other title  evidence  acceptable to Fannie Mae and Freddie Mac. The  consolidated  principal  amount does not exceed the original principal amount of the Mortgage Loan;

               Mortgaged Property  Undamaged.  There is no proceeding pending or, to the best of the Company's knowledge,  threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property
is undamaged by waste, fire, earthquake or earth movement,  windstorm,  flood, tornado or other casualty so as to affect  adversely  the value of the  Mortgaged  Property as security for the  Mortgage  Loan or the use for which the premises were intended; and

               Collection  Practices;  Escrow Deposits.  The origination,  servicing and collection  practices used with respect to the Mortgage Loan have been in accordance  with Accepted  Servicing  Practices,  and have been in all respects in compliance with all applicable laws and  regulations.  With respect to escrow deposits and Escrow  Payments,  all such payments are in the possession of the Company and there exist no  deficiencies in connection therewith for which customary  arrangements for repayment thereof have not been made. All Escrow
Payments  have been  collected  in full  compliance  with  state and  federal  law.  An escrow of funds is not prohibited  by applicable  law and has been  established  in an amount  sufficient to pay for every item which remains  unpaid and which has been  assessed  but is not yet due and  payable.  No escrow  deposits  or Escrow
Payments  or other  charges or  payments  due the  Company  have been  capitalized  under the  Mortgage or the
Mortgage Note.  All Mortgage  Interest Rate  adjustments  have been made in strict  compliance  with state and federal law and the terms of the related  Mortgage  Note.  Any interest  required to be paid pursuant to state and local law has been properly paid and credited;

               Appraisal.  The Mortgage File  contains an appraisal of the related  Mortgage  Property  signed prior to the  approval of the  Mortgage  Loan  application  by a qualified  appraiser,  duly  appointed by the
Company,  who had no  interest,  direct  or  indirect  in the  Mortgaged  Property  or in any loan made on the security thereof;  and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the  requirements  of Fannie Mae,  Freddie Mac or Title XI of the
Federal  Institutions  Reform,  Recovery,  and  Enforcement  Act of  1989  and  the  regulations  promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

               Soldiers' and Sailors' Relief Act. The Mortgagor has not notified the Company,  and the Company has no knowledge of any relief  requested or allowed to the Mortgagor  under the Soldiers' and Sailors'  Civil
Relief Act of 1940;

               Environmental  Matters.  The  Mortgaged  Property  is free from any and all toxic or  hazardous substances  and  there  exists  no  violation  of any  local,  state or  federal  environmental  law,  rule or regulation.  To the best of the  Company's  knowledge,  there is no  pending  action  or  proceeding  directly involving any Mortgaged  Property of which the Company is aware in which  compliance  with any  environmental law, rule or regulation is an issue;  and to the best of the Company's  knowledge,  nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation  consisting a prerequisite to use and enjoyment of said property;

               No Construction  Loans.  No Mortgage Loan was made in connection  with (i) the  construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

               Insurance.  The Company has caused or will cause to be performed  any and all acts  required to preserve the rights and remedies of the Purchaser in any insurance  policies  applicable to the Mortgage Loans including,  without limitation, any necessary notifications of insurers,  assignments of policies or interests therein,  and  establishments of coinsured,  joint loss payee and mortgagee rights in favor of the Purchaser;
No action,  inaction,  or event has  occurred  and no state of fact exists or has existed that has resulted or will result in the exclusion  from,  denial of, or defense to coverage  under any  applicable  pool  insurance policy,  special hazard insurance  policy,  PMI Policy or bankruptcy  bond,  irrespective of the cause of such failure of coverage.  In connection  with the placement of any such  insurance,  no commission,  fee, or other compensation  has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer,  director,  or employee had a financial interest at the time of placement of such insurance;

               Regarding the Mortgagor.  The Mortgagor is one or more natural  persons and/or  trustees for an
Illinois land trust or a trustee under a "living trust" and such "living  trust" is in compliance  with Fannie
Mae guidelines for such trusts.

               Predatory  Lending  Regulations;  High Cost Loans. None of the Mortgage Loans are classified as
(a)  "high  cost"  loans  under the Home  Ownership  and  Equity  Protection  Act of 1994 or (b) "high  cost,"
"threshold," or "predatory" loans under any other applicable state, federal or local law.

               Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans.

                Single Premium Credit Life  Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

                  Tax Service Contract The Company has obtained a life of loan,  transferable  real estate Tax
Service  Contract on each Mortgage Loan and such contract is assignable  without  penalty,  premium or cost to the Purchaser;

                  Flood Certification  Contract.  The Company has obtained a life of loan,  transferable flood certification  contract with a Approved Flood Certification  Provider for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

                  FICO Scores. Each Mortgage Loan has a non-zero FICO score;

               Prepayment  Fee.  With respect to each Mortgage  Loan that has a prepayment  fee feature,  each such  prepayment  fee is  enforceable  and will be enforced by the  Company,  and each  prepayment  penalty in permitted  pursuant to federal,  state and local law. No Mortgage Loan will impose a prepayment  penalty for a term in excess of five years from the date such  Mortgage Loan was  originated.  Except as otherwise set forth in the related  Mortgage Loan  Schedule,  with respect to each  Mortgage Loan that contains a prepayment  fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount  permitted under  applicable law and (B) six months  interest at the related  Mortgage  Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

               Recordation.  Each original  Mortgage was recorded and, except for those Mortgage Loans subject to the MERS  identification  system,  all  subsequent  assignments  of the original  Mortgage  (other than the assignment to the Purchaser) have been recorded in the appropriate  jurisdictions  wherein such recordation is necessary  to perfect the lien  thereof as against  creditors  of the  Company,  or is in the process of being recorded;

               Leaseholds.   If the  Mortgaged  Property  is  subject  to a ground  lease or any other type of leasehold  interest,  the ground lease or other leasehold  interest  exceeds the remaining term of the related
Mortgage Loan.

               Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any
Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a "Breach"), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Company's knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser's option and subject to Section 3.06, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the
Mortgage Loans shall, at the Purchaser's option and subject to Section 3.06, be repurchased by the Company at the Repurchase Price. However, if the Breach shall involve a representation or warranty set forth in Section
3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing
Date, the Company shall, at the Purchaser's option and provided that the Company has a Qualified Substitute
Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a
"Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the
Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to
Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the
Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the
Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute
Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified
Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the
Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to
Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage
Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all
Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated
Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such
Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

               Indemnification.

The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related any assertion based on, grounded upon resulting from a Breach of any of the Company's representations and warranties contained herein. In addition to the obligations of the Company set forth in this Section 3.04, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.
The provisions of this Section 3.04 shall survive termination of this Agreement.

It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 3.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties.

               Repurchase Upon Conversion.

        In the event the Mortgagor under any  Convertible  Mortgage Loan elects to convert said Mortgage
        Loan to a fixed rate mortgage loan, as provided in the related  Mortgage Note,  then the Company shall  repurchase the related  Mortgage Loan in the month the conversion  takes place and in the manner prescribed in Section 3.04 at the Repurchase Price.

               Restrictions and Requirements Applicable in the Event
                             that a Mortgage Loan is Acquired by a REMIC

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this
Agreement, the following provisions shall be applicable to such Mortgage Loan:

               Repurchase of Mortgage Loans.

With respect to any Mortgage Loan that is not in default or as to which no default is imminent, no repurchase or substitution pursuant to Subsection 3.03, 3.05, 3.07 or 7.02 shall be made, unless, if so required by the applicable REMIC Documents the Company has obtained an Opinion of Counsel to the effect that such repurchase will not (i) result in the imposition of taxes on "prohibited transactions" of such REMIC (as defined in
Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

               General Servicing Obligations.

The Company shall sell any REO Property within two years after its acquisition by the REMIC unless (i) the
Company applies for an extension of such two-year period from the Internal Revenue Service pursuant to the
REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Company obtains for the Purchaser an Opinion of Counsel, addressed to the Purchaser and the Company, to the effect that the holding by the REMIC of such REO Property subsequent to such two year period will not result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code or cause the REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Company shall either itself or through an agent selected by the Company protect and conserve such REO
Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, as the Company deems to be in the best interest of the Company and the Purchaser for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the
Code.

               Additional Covenants.

In addition to the provision set forth in this Section 3.06, if a REMIC election is made with respect to the arrangement under which any of the Mortgage Loans or REO Properties are held, then, with respect to such
Mortgage Loans and/or REO Properties, and notwithstanding the terms of this Agreement, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on
"contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an
Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

If a REMIC election is made with respect to the arrangement under which any Mortgage Loans or REO Properties are held, the Company shall amend this Agreement such that it will meet all Rating Agency requirements.

               Review of Mortgage Loans

From the related Closing Date until the date 15 days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs and other property evaluations on the Mortgaged
Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO or property evaluation reviews to be communicated to the Company for a period up to 15 days after the related
Closing Date.  In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the
Purchaser's sole determination (i) fails to conform to the Underwriting Guidelines, (ii) the value of the
Mortgaged Property pursuant to any BPO or property evaluation varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgage Property or (B) the purchase price of the
Mortgaged Property as of the date of origination (a "Value Issue"), (iii) the Mortgage Loan is underwritten without verification of the Borrower's income and assets and there is no credit report and credit score or
(iv) the Purchaser deems the Mortgage Loan not to be an acceptable credit risk. The Company shall repurchase the rejected Mortgage Loan in the manner prescribed in Section 3.03 upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan; provided, that, in the event that the Purchaser rejects a Mortgage
Loan due to a Value Issue, the Company may submit to the Purchaser an additional property evaluation for purposes of demonstrating that the Mortgage Loan does not have a Value Issue.  If the Purchaser and the
Company fail to resolve such Value Issue within two weeks of the Purchaser presenting such Value Issue to the
Company, then Company shall have the right to promptly (a) substitute such Mortgage Loan with a Qualified
Substitute Mortgage Loan meeting all the terms hereof, or (b) repurchase such Mortgage Loan in the manner prescribed in Section 3.03.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement.
The Company shall make available all files required by Purchaser in order to complete its review, including capturing all CRA/HMDA required data fields.  Any review performed by the Purchaser prior to the related
Closing Date does not limit the Purchaser's rights or the Company's obligations under this section. To the extent that the Purchaser's review discloses that the Mortgage Loans do not conform to the Underwriting
Guidelines or the terms set forth in the Purchaser Price and Terms Letter, the Purchaser may in its sole discretion increase its due diligence review and obtain additional BPO's or other property evaluations.  The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.

                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

               Company to Act as Servicer.

The Company shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing
Practices.

                  Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the
    Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate change the Index, Lifetime Mortgage Interest Rate Cap,
    Initial Rate Cap or Gross Margin of any Mortgage Loan, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal)
    or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the
    Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month's principal and one month's interest at the
    Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the
    Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser's reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the
Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by
Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the
Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company's option, from electing to service the related Mortgage Loans itself. In the event that the Company's responsibilities and duties under this Agreement are terminated pursuant to Section
9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The
Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company's own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the
Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage
Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer's fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a
Mortgage Loan when the Subservicer has received such payment.

               Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the
Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted
Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and
(4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company's obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged
Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector.
Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the
Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the
Company shall be reimbursed for all costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation
Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related
Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

               Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged
Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

               Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial
Accounts, in the form of time deposit or demand accounts, titled "Countrywide Home Loans, Inc. in trust for
EMC Mortgage Corporation, as purchaser of Residential Adjustable Rate Mortgage Loans and various Mortgagors".
The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with
Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of
Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account within two Business Days of receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off
Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto or with respect to each LPMI Loan, in the amount of the LPMI Fee):

                 all  payments  on  account  of  principal  on the  Mortgage  Loans,  including  all  Principal
        Prepayments;

                 all  payments on account of interest  on the  Mortgage  Loans  adjusted to the  Mortgage  Loan
        Remittance Rate;

                 all Liquidation Proceeds;

                 all Insurance  Proceeds  including amounts required to be deposited  pursuant to Section 4.10,
        Section 4.11, Section 4.14 and Section 4.15;

                 all  Condemnation  Proceeds  which  are  not  applied  to the  restoration  or  repair  of the
        Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

                 any amount required to be deposited in the Custodial  Account  pursuant to Section 4.01, 4.09,
        5.03, 6.01 or 6.02;

                 any amounts  payable in  connection  with the  repurchase  of any  Mortgage  Loan  pursuant to
        Section 3.03,  3.05 or 3.07 and all amounts  required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

                 with  respect  to each  Principal  Prepayment  in full or in  part,  the  Prepayment  Interest
        Shortfall Amount, if any, for the month of distribution.  Such deposit shall be made from the Company's own  funds,  without  reimbursement  therefor  up to a maximum  amount per month of the  Servicing  Fee actually received for such month for the Mortgage Loans;

                 any amounts  required to be  deposited by the Company  pursuant to Section 4.11 in  connection with the deductible clause in any blanket hazard insurance policy; and

                 any amounts  received  with respect to or related to any REO Property and all REO  Disposition
        Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the
Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

               Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

                 to make  payments to the  Purchaser  in the amounts and in the manner  provided for in Section
        5.01;

                 to  reimburse  itself for Monthly  Advances of the  Company's  funds made  pursuant to Section
        5.03, the Company's right to reimburse  itself pursuant to this subclause (ii) being limited to amounts received on the related  Mortgage  Loan which  represent  late  payments of principal  and/or  interest respecting  which  any such  advance  was  made,  it  being  understood  that,  in the case of any such reimbursement,  the Company's  right  thereto  shall be prior to the rights of Purchaser,  except that, where the Company is required to repurchase a Mortgage Loan  pursuant to Section  3.03,  3.05,  3.07 or
        6.02, the Company's right to such reimbursement  shall be subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant  to such  sections  and all other  amounts  required to be paid to the
        Purchaser with respect to such Mortgage Loan;

                 to reimburse itself for unreimbursed  Servicing  Advances,  and for any unpaid Servicing Fees, the Company's  right to reimburse  itself pursuant to this subclause (iii) with respect to any Mortgage
        Loan being limited to related Liquidation Proceeds,  Condemnation Proceeds, Insurance Proceeds and such other  amounts as may be  collected by the Company  from the  Mortgagor  or  otherwise  relating to the
        Mortgage Loan, it being  understood  that, in the case of any such  reimbursement,  the Company's right thereto shall be prior to the rights of Purchaser  except where the Company is required to repurchase a
        Mortgage Loan pursuant to Section 3.03,  3.05,  3.07 or 6.02, in which case the Company's right to such reimbursement  shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such  sections  and all other  amounts  required  to be paid to the  Purchasers  with  respect  to such
        Mortgage Loan;

                 to pay itself interest on funds deposited in the Custodial Account;

                 to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

                 to pay any amount  required to be paid  pursuant to Section 4.16 related to any REO  Property, it being understood that in the case of any such expenditure or withdrawal  related to a particular REO
        Property,  the amount of such expenditure or withdrawal from the Custodial  Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

                 to clear and terminate the Custodial Account upon the termination of this Agreement; and

                 to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the
Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

               Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled,
"Countrywide Home Loans, Inc., in trust for the EMC Mortgage Corporation, as purchaser of Residential
Adjustable Rate Mortgage Loans and various Mortgagors". The Escrow Accounts shall be established with a
Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any
Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts within two Business Days of receipt, and retain therein:

                 all Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                 all amounts representing  Insurance Proceeds or Condemnation  Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

               Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

                 to  effect  timely  payments  of ground  rents,  taxes,  assessments,  water  rates,  mortgage
        insurance  premiums,   condominium  charges,   fire  and  hazard  insurance  premiums  or  other  items
        constituting Escrow Payments for the related Mortgage;

                 to reimburse  the Company for any Servicing  Advances made by the Company  pursuant to Section
        4.08 with respect to a related  Mortgage Loan, but only from amounts  received on the related  Mortgage
        Loan which represent late collections of Escrow Payments thereunder;

                 to refund to any Mortgagor any funds found to be in excess of the amounts  required  under the terms of the related Mortgage Loan;

                 for transfer to the Custodial  Account and application to reduce the principal  balance of the
        Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                 for  application  to restoration  or repair of the Mortgaged  Property in accordance  with the procedures outlined in Section 4.14;

                 to pay to the Company,  or any  Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

                 to clear and terminate the Escrow Account on the termination of this Agreement; and

                 to withdraw funds deposited in error.

               Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the
Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each
Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

               Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Upon any such transfer, the Company shall promptly notify the Purchaser and deliver to the
Purchaser a Custodial Account Certification or Escrow Account Certification (as applicable) in the form of
Exhibit D-1 or E-1 to this agreement.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial
Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business
Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible
Investment shall mature no later than the Determination Date next following the date of such Eligible
Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository
(other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible
Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the
Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible
Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow
Account, by the Company out of its own funds immediately as realized.

               Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current
Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If a Mortgaged Property is located in an area identified in the Federal Register by the Flood Emergency
Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best's in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster
Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor's behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner's association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner's association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the
Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best's and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged
Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company's normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

               Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section
4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company's funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to such Purchaser.

               Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an
Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage
Loans ("Company Employees"). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such
Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and
Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

               Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than
60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

               Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or
Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation
Proceeds:

                 the Company shall receive satisfactory  independent  verification of completion of repairs and issuance of any required approvals with respect thereto;

                 the  Company  shall take all steps  necessary  to  preserve  the  priority  of the lien of the
        Mortgage,  including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens;

                 the Company shall verify that the Mortgage Loan is not in default; and

                 pending  repairs  or  restoration,   the  Company  shall  place  the  Insurance   Proceeds  or
        Condemnation Proceeds in the Custodial Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

               Maintenance of PMI and LPMI Policy; Claims.

(a) With respect to each Mortgage Loan with a LTV in excess of 95%, the Company shall:

(i)  with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI
Policy with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to
80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified
Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified
Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the
Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

 (ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan with a minimum of 35% coverage insuring that portion of the Mortgage Loan in excess of 68%
(or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related
LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the
Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The
Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI
Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)     In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.
Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)     Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any
Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI
Policies in accordance with the Agreement or any Reconstitution Agreement.

               Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the
Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the
Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the
Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such
REO Property in any event within one year after title has been taken to such REO Property, unless (i) (A) a
REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO
Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property the
Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection
Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the
REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed
Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the
Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the
Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section
4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

               Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company's efforts in connection with the sale of such REO
Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

               Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

               Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

               Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related
Interest Rate Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note.  The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments.
The Company shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company, or the Purchaser that the Company has failed to adjust a
Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby.

                                             PAYMENTS TO PURCHASER

               Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the
Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination
Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b)
all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section
4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or
Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the
Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business
Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

               Statements to Purchaser.

Not later than the 10th day of each calendar month, the Company shall furnish to the Purchaser a Monthly
Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit F annexed hereto electronic medium mutually acceptable to the parties as  to  the preceding calendar month and the Due Period in the month of remittance

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each
Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.  Nothing in this Section 5.02 shall be deemed to require the Company to prepare any federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC
Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any REMIC under the
REMIC Provisions.

               Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, either (a) the Company shall deposit in the
Custodial Account from its own funds or (b) if funds are on deposit in the Custodial Account which are not required to be remitted on the related Remittance Date, the Company may make an appropriate entry in its records that such funds shall be applied toward the related Monthly Advance (provided, that any funds so applied shall be replaced by the Company no later than the Business Day immediately preceding the next
Remittance Date), in each case, in an aggregate amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company's obligation to make such Monthly Advances as to any
Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage
Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all
Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation
Proceeds) with respect to the Mortgage Loan.

 In no event shall the Company be obligated to make an advance under this section 5.03 if at the time of such advance it deems such advance to be non-recoverable.  The Company shall promptly deliver an officer's certificate to the Purchaser upon determining that any advance is non-recoverable.  In the event that upon liquidation of the Mortgage Loan, the Liquidation Proceeds are insufficient to reimburse the Company for any
Monthly Advances, the Company shall notify the related Purchaser of such shortfall by registered mail with sufficient supporting documentation and shall have the right to deduct such shortfall from the next remittance to be paid to the related Purchaser.

                                         GENERAL SERVICING PROCEDURES

               Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or
Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the
Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the
Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one percent (1.0%) of the outstanding principal balance of the related Mortgage
Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess one percent (1.0%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption or substitution of liability, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the Index, the Lifetime Mortgage Interest Rate Cap,
the Initial Rate Cap or the Gross Margin of any Mortgage Loan, nor the outstanding principal amount of the
Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

               Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan
Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business
Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and
Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

               Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial
Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The
Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The
Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the
Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges and Prepayment Penalties, shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.  Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Company shall not waive, and shall not permit the waiver of, any
Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the
Company determines that such waiver would maximize recovery of Liquidations Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) (A) the enforeceability therefore is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors'
rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or
(B) the enforceability is otherwise limited or prohibited by applicable law.

               Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before May 31 each year beginning May 31, 2003, an
Officer's Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and
(ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all its obligations under this
Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

               Annual Independent Public Accountants' Servicing Report.

On or before May 31st of each year beginning May 31, 2003, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to
furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii)
such other exceptions as shall be set forth in such statement.

               Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

                                    AGENCY TRANSFER; PASS-THROUGH TRANSFER

               Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a
                             Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to any Pass-Through Transfer, Whole Loan Transfer or
Agency Transfers, as applicable, the Company shall cooperate with the Purchaser in effecting such transfers and shall negotiate in good faith and execute any Reconstitution Agreement required to effectuate the foregoing; provided that, such Reconstitution Agreement shall not materially increase the Company's obligations or liabilities hereunder, nor diminish any of the Company's rights, and provide to any master servicer or the trustee, as applicable, and/or the Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser, trustee or a master servicer shall reasonable request as to the related Mortgage Loans.  Purchaser shall reimburse Company for any and all costs or expenses incurred by Company (i) in obtaining "accountant comfort letters" with respect to information supplied in response to Purchaser requests, (ii) in connection with any due diligence performed in connection with a Pass-Through or Whole Loan Transfer or (iii) making the Mortgage Loan Documents or Servicing Files available to parties participating in a Pass-Through or Whole Loan Transfer, including without limitation, shipping costs.  Such information may be included in any disclosure document prepared in connection with the
Pass-Through Transfer, Whole Loan Transfer or Agency Transfer, as applicable; provided, however, that Company shall indemnify the Purchaser against any liability arising from any material omissions or misstatements in any information supplied by the Company and included in a disclosure document; and provided, further, that the Purchaser shall indemnify the Company against any liability arising from any information included in a disclosure document that was not supplied by the Company.  The Company shall execute any Reconstitution
Agreements required within a reasonable period of time after receipt of such agreements which time shall be sufficient for the Company and the Company's counsel to review such agreements.  Company shall use its Best
Efforts to complete such review within ten (10) Business Days after mutual agreement as to the terms thereof, but such time shall not exceed fifteen (15) Business Days after mutual agreement as to the terms thereof.

The Company shall not be required to restate any representations and warranties as of the date of any
Pass-Through Transfer, Whole Loan Transfer or Agency Transfers other than the representations and warranties set forth in Section 3.01 (provided, that the Company shall not be required to restate the representation and warranty set forth in Section 3.01(j)).

In the event of any Agency Transfer, Pass-Through or Whole Loan Transfer, the Company shall have no obligation to pay any custodial fees charged by the Agency.

               Purchaser's Repurchase and Indemnification Obligations.

Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or the trustee of a breach of any
Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae,
Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie
Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer, the
Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae,
Freddie Mac, or the trustee related to such deficiencies of the related Mortgage Loans transferred to Fannie
Mae, Freddie Mac, or the trustee.

The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the
Company has been required by Fannie Mae, Freddie Mac, or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, or the trustee in any Reconstitution Agreement and not due to a breach of the Company's representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the
Company to Fannie Mae, Freddie Mac, or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the
Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, or the trustee, including, but not limited to, reasonable and necessary attorneys' fees.

At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser's instructions and the delivery to the
Custodian of any documents held by Fannie Mae, Freddie Mac, or the trustee with respect to the repurchased
Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the related Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage
Loan to this Agreement. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this
Agreement.

                                             COMPANY TO COOPERATE

               Provision of Information.

During the term of this Agreement and provided such request will cause the Company to violate any applicable law or statute, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the
Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Purchaser shall pay any costs related to any special reports.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this
Agreement.

               Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the
Company (and are available upon request to members or stockholders of the Company or to the public at large).
If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.  Unless requested the Purchaser, the Company shall not be required to deliver any documents which are publicly available on EDGAR.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the
Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the
Company's servicing facilities or those of any Subservicer for the purpose of satisfying such prospective
Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

                                                  THE COMPANY

               Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section
7.01, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans,
shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree in the amount of $5,000 or less, which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company's indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution
Agreement, and/or (b) comply with applicable law.

               Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, (ii) whose deposits are insured by the FDIC through the BIF or the
SAIF, and (iii) which is a Fannie Mae-approved company in good standing.

               Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this
Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

               Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the
Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a
Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser; provided, however, that the Company may assign its right and obligations hereunder to any entity that is directly or indirectly owned or controlled by the Company and the Company guarantees the performance by such entity of all obligations hereunder.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the
Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

                                                    DEFAULT

               Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

                 any failure by the  Company to remit to the  Purchaser  any payment  required to be made under the terms of this Agreement which  continues  unremedied for a period of three days after the date upon which written notice of such failure,  requiring the same to be remedied,  shall have been given to the
        Company by the Purchaser; or

                 failure by the  Company  duly to observe or perform in any  material  respect any other of the covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which  continues unremedied  for a period of 30 days after the date on which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                 failure by the Company to maintain  its license to do business in any  jurisdiction  where the
        Mortgage  Property  is located if such  license is  necessary  for the  Company to legally  service the related Mortgage Loan; or

                 a decree or order of a court or agency or supervisory  authority  having  jurisdiction for the appointment  of a  conservator  or receiver or  liquidator  in any  insolvency,  readjustment  of debt, including  bankruptcy,  marshaling  of  assets  and  liabilities  or  similar  proceedings,  or for the winding-up or liquidation of its affairs,  shall have been entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                 the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  readjustment of debt,  marshaling of assets and liabilities or similar  proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

                 the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take  advantage of any  applicable  insolvency,  bankruptcy  or  reorganization statute,  make an  assignment  for the benefit of its  creditors,  voluntarily  suspend  payment of its obligations or cease its normal business operations for three Business Days; or

                 the Company ceases to meet the qualifications of a Fannie Mae lender or servicer; or

                 the Company fails to maintain a minimum net worth of $25,000,000; or

                 the Company  attempts to assign its right to servicing  compensation  hereunder or the Company attempts,  without the consent of the Purchaser,  to sell or otherwise  dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing  responsibilities  hereunder or to delegate its duties  hereunder or any portion  thereof (to other than a Subservicer) in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this
Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor's possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company's sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage
Loans.

               Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any
Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.
No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                                  TERMINATION

               Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the
Company and the Purchaser in writing.

               Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the
Company by registered mail as provided in Section 12.05.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage
Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to 2.0% of the outstanding principal balance of the terminated Mortgage Loans as of the date of such termination.

                                           MISCELLANEOUS PROVISIONS

               Successor to Company.

Prior to termination of the Company's responsibilities and duties under this Agreement pursuant to Sections
9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii)
of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company's responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the
Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections
3.03, 3.04, 3.05 and 3.07, it being understood and agreed that the provisions of such Sections 3.01, 3.02,
3.03, 3.04, 3.05 and 3.07 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the
Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01,
11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the
Company's actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow
Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor's acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

               Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

               Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

               Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                 if to the Company:

                      Countrywide Home Loans, Inc.,
                      4500 Park Grenada
                      Calabasas, CA 91302
                      Attention: David Spector

        or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

                 if to Purchaser:
                      EMC Mortgage Corporation

                      Mac Arthur Ridge II
                      909 Hidden Ridge Drive, Suite 200
                      Irving, Texas 75014-1358
                      Attention:  Ralene Ruyle

               Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

               Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

               Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

               Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company's expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option accordance with Section 14 of the Purchase Agreement.

               Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in
Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

               No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Company's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Company may solicit any Mortgagor for whom the Company has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Company or any of its affiliates which (i) concern optional insurance products or other additional projects, (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, (iii) are directed to mortgagors who have a specific type of mortgage (i.e., balloon Mortgage Loans, LIBOR Mortgage Loans, etc.) or (iv) directed to those mortgagors whose mortgages fall within specific interest rate ranges shall not constitute solicitation under this Section 12.11 nor is the
Company prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a
Mortgagor.  Notwithstanding the foregoing, the following solicitations, if undertaken by the Company or any affiliate of the Company, shall not be prohibited under this Section 12.11: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements; (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to Mortgagors;
provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Company.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                               EMC MORTGAGE CORPORATION

                                               By: ___________________________________________

                                               Name: Ralene Ruyle

                                               Title:   President

                                               COUNTRYWIDE HOME LOANS, INC.

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

STATE OF NEW YORK            )
                             ) ss.:
COUNTY OF __________         )

On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared
________, known to me to be Vice President of EMC Mortgage Corporation, the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

______________________________________________________________________________________________
                                               Notary Public

                                               My Commission expires _________________________

STATE OF                     )
                             ) ss.:
COUNTY OF __________         )

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared
__________, known to me to be ______________ of Countrywide Home Loans, Inc. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

______________________________________________________________________________________________
                                               Notary Public

                                               My Commission expires _________________________

                                                   EXHIBIT A

                                            MORTGAGE LOAN SCHEDULE

                                                   EXHIBIT B

                                        CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the
Seller's Warranties and Servicing Agreement to which this Exhibit is attached (the "Agreement"):
ARTICLE I______The original Mortgage Note bearing all intervening  endorsements,  endorsed "Pay to the order of
               _________ without  recourse" and signed in the name of the Company by an authorized  officer (in the event that the Mortgage Loan was acquired by the Company in a merger,  the signature must be in the  following  form:  "Countrywide  Home  Loans,  Inc.,  successor  by  merger  to  [name of predecessor]";  and in the event  that the  Mortgage  Loan was  acquired  or  originated  by the
               Company while doing business  under another name,  the signature must be in the following  form:
               "Countrywide Home Loans, Inc., formerly known as [previous name]").
ARTICLE II     The original of any guarantee executed in connection with the Mortgage Note (if any).
ARTICLE III    The original Mortgage,  with evidence of recording  thereon.  If in connection with any Mortgage
               Loan, the Company  cannot  deliver or cause to be delivered the original  Mortgage with evidence of  recording  thereon on or prior to the related  Closing Date because of a delay caused by the public  recording  office where such Mortgage has been delivered for recordation or because such
               Mortgage has been lost or because such public  recording  office  retains the original  recorded
               Mortgage,  the Company shall deliver or cause to be delivered to the  Custodian,  a photocopy of such Mortgage,  together with (i) in the case of a delay caused by the public recording  office, an Officer's  Certificate of the Company  stating that such Mortgage has been  dispatched to the appropriate  public recording office for recordation and that the original  recorded Mortgage or a copy of such  Mortgage  certified  by such public  recording  office to be a true and complete copy of the original recorded Mortgage will be promptly  delivered to the Custodian upon receipt thereof  by the  Company;  or (ii) in the case of a  Mortgage  where a public  recording  office retains  the  original  recorded  Mortgage  or in the  case  where  a  Mortgage  is  lost  after recordation  in a public  recording  office,  a copy of such  Mortgage  certified by such public recording  office or by the title  insurance  company  that issued the title policy to be a true and complete copy of the original recorded Mortgage.
ARTICLE IV     The originals of all  assumption,  modification,  consolidation  or extension  agreements,  with evidence of recording thereon.
ARTICLE V      The original  Assignment  of Mortgage for each Mortgage  Loan, in form and substance  acceptable for  recording,  delivered  in blank.  If the  Mortgage  Loan was  acquired  by the Company in a merger, the Assignment of Mortgage must be made by "Countrywide Home Loans,  Inc.,  successor by merger to [name of  predecessor]."  If the  Mortgage  Loan was  acquired  or  originated  by the
               Company  while doing  business  under  another  name,  the  Assignment  of  Mortgage  must be by
               "Countrywide Home Loans, Inc., formerly known as [previous name]."
ARTICLE VI     Originals of all intervening  assignments of the Mortgage with evidence of recording thereon, or if any such  intervening  assignment has not been returned from the applicable  recording office or has been lost or if such public  recording office retains the original  recorded  assignments of mortgage,  the Company shall deliver or cause to be delivered to the  Custodian,  a photocopy of such  intervening  assignment,  together with (i) in the case of a delay caused by the public recording  office,  an  Officer's  Certificate  of the  Company  stating  that such  intervening assignment  of mortgage has been  dispatched  to the  appropriate  public  recording  office for recordation  and that such  original  recorded  intervening  assignment of mortgage or a copy of such intervening  assignment of mortgage certified by the appropriate public recording office or by the title  insurance  company that issued the title policy to be a true and complete  copy of the original  recorded  intervening  assignment  of mortgage  will be promptly  delivered to the
               Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening  assignment where a public recording office retains the original recorded  intervening  assignment or in the case where an intervening  assignment is lost after  recordation in a public recording office, a copy of such intervening  assignment  certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.
ARTICLE VII    The original  mortgagee policy of title insurance or attorney's opinion of title and abstract of title.
ARTICLE VIII   Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.
ARTICLE IX     The  original  hazard  insurance  policy and, if required by law,  flood  insurance  policy,  in accordance with Section 4.10 of the Agreement.
ARTICLE X      Residential loan application.
ARTICLE XI     Mortgage Loan closing statement.
ARTICLE XII    Verification of employment and income.
ARTICLE XIII   Verification of acceptable evidence of source and amount of downpayment.
ARTICLE XIV    Credit report on the Mortgagor.
ARTICLE XV     Residential appraisal report.
ARTICLE XVI    Photograph of the Mortgaged Property.
ARTICLE XVII   Survey of the Mortgaged Property.
ARTICLE XVIII  Copy of each instrument  necessary to complete  identification of any exception set forth in the exception  schedule in the title  policy,  i.e.,  map or plat,  restrictions,  easements,  sewer agreements, home association declarations, etc.
ARTICLE XIX    All required disclosure statements.
ARTICLE XX     If  available,  termite  report,  structural  engineer's  report,  water  potability  and septic certification.
ARTICLE XXI    Sales contract.
ARTICLE XXII   Tax  receipts,  insurance  premium  receipts,  ledger  sheets,  payment  history  from  date  of origination,  insurance claim files,  correspondence,  current and historical  computerized data files,  and all  other  processing,  underwriting  and  closing  papers  and  records  which are customarily  contained  in a mortgage  loan file and which are required to document the Mortgage
               Loan or to service the Mortgage Loan.

In the event an Officer's Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the
Custodian, within 180 days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                                   EXHIBIT C

                                            MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Seller's Warranties and Servicing Agreement to
which this Exhibit is annexed (the "Agreement"):
1.      the  original  Mortgage  Note  bearing  all  intervening  endorsements,  endorsed  "Pay to the order of
___________,  without recourse" and signed in the name of the Company by an authorized  officer.  To the extent that there is no room on the face of the Mortgage Note for  endorsements,  the  endorsement may be contained on an  allonge,  if state law so allows.  If the  Mortgage  Loan was  acquired  by the  Company  in a merger,  the endorsement must be by "Countrywide  Home Loans,  Inc.,  successor by merger to [name of  predecessor]." If the
Mortgage  Loan was  acquired or  originated  by the Company  while  doing  business  under  another  name,  the endorsement must be by "Countrywide Home Loans, Inc., formerly known as [previous name]";
2.      the original of any guarantee executed in connection with the Mortgage Note;
3.      the original Mortgage with evidence of recording thereon,  and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;
4.      the originals of all assumption, modification,  consolidation or extension agreements, with evidence of recording thereon;
5.      the original  Assignment of Mortgage for each  Mortgage  Loan,  in form and  substance  acceptable  for recording,  delivered in blank,  or the original  Assignment of Mortgage in  recordable  form into MERS. If the
Mortgage  Loan  was  acquired  by the  Company  in a  merger,  the  Assignment  of  Mortgage  must  be  made by
"Countrywide  Home  Loans,  Inc.,  successor  by merger to [name of  predecessor]."  If the  Mortgage  Loan was acquired or originated  by the Company while doing  business  under  another name,  the  Assignment of Mortgage must be by "Countrywide Home Loans, Inc., formerly known as [previous name];"
6.      the originals of all intervening assignments of mortgage with evidence of recording thereon,  including warehousing assignments, if any;
7.      the original mortgagee title insurance policy;
8.      such other documents as the Purchaser may require.

                                                  EXHIBIT D-1

                                        CUSTODIAL ACCOUNT CERTIFICATION

                                                                                    _____________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as a
Custodial Account pursuant to Section 4.04 of the Seller's Warranties and Servicing Agreement, dated as of
September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:     Countrywide Home Loans, Inc. in trust for the Purchaser

Account Number:       _______________

Address of office or branch
of the Company at
which Account is maintained:__________________________________________________________________

                            __________________________________________________________________

                            __________________________________________________________________

                            __________________________________________________________________

                                               Countrywide Home Loans, Inc.

                                               Company

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

                                                  EXHIBIT D-2

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                                                        _________________, 200_

To:     _______________________________________

_______________________________________________

_______________________________________________
        (the "Depository")

As Company under the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002, Residential
Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as "[Servicer] in trust for the Purchaser - Residential Adjustable Rate Mortgage Loans."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                               [COUNTRYWIDE HOME LOANS, INC.]

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

                                               Date:__________________________________________

                                                     D-2-2

The undersigned, as Depository, hereby certifies that the above described account has been established under
Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association
Insurance Fund ("SAIF").

______________________________________________________________________________________________
                                               Depository

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

                                               Date:__________________________________________

                                                     E-1-1

                                                  EXHIBIT E-1

                                         ESCROW ACCOUNT CERTIFICATION

                                                                                       __________________, 200_

Countrywide Home Loans, Inc. hereby certifies that it has established the account described below as an
Escrow Account pursuant to Section 4.06 of the Seller's Warranties and Servicing Agreement, dated as of
September 1, 2002, Residential Adjustable Rate Mortgage Loans.

Title of Account:_____"Countrywide Home Loans, Inc. in trust for the Purchaser and various Mortgagors."

Account Number:______________________

Address of office or branch
of the Company at
which Account is maintained:__________________________________________________________________

                            __________________________________________________________________

                            __________________________________________________________________

                            __________________________________________________________________

                                               [COUNTRYWIDE HOME LOANS, INC.]

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

                                                  EXHIBIT E-2

                                        ESCROW ACCOUNT LETTER AGREEMENT

                                                                                      ___________________, 200_

To:     _______________________________________

_______________________________________________

_______________________________________________
        (the "Depository")

As Company under the Seller's Warranties and Servicing Agreement, dated as of September 1, 2002 Residential
Adjustable Rate Mortgage Loans (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as "[Servicer], in trust for the Purchaser - Residential Adjustable Rate Mortgage Loans."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                               [COUNTRYWIDE HOME LOANS, INC.]

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

                                               Date:__________________________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under
Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the
Federal Deposit Insurance Corporation through the Bank Insurance Fund ("BIF") or the Savings Association
Insurance Fund ("SAIF").

______________________________________________________________________________________________
                                               Depository

                                               By: ___________________________________________

                                               Name: _________________________________________

                                               Title: ________________________________________

                                               Date:__________________________________________

                                                   EXHIBIT F

                                           MONTHLY REMITTANCE ADVICE

                                                   EXHIBIT G

                                           ASSIGNMENT AND ASSUMPTION

                                                                                        _________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a
___________________ corporation having an office at __________________ ("Assignor") and
_________________________________, a __________________ corporation having an office at __________________
("Assignee"):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
I.      The Assignor hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of
Assignor,  as  purchaser,  in,  to  and  under  that  certain  Seller's  Warranties  and  Servicing  Agreement,
Residential  Adjustable Rate Mortgage Loans (the "Seller's  Warranties and Servicing  Agreement"),  dated as of
September 1, 2002, by and between EMC Mortgage  Corporation  (the  "Purchaser"),  and  Countrywide  Home Loans,
Inc. (the "Company"), and the Mortgage Loans delivered thereunder by the Company to the Assignor.
II.     The Assignor warrants and represents to, and covenants with, the Assignee that:
a.      The  Assignor is the lawful  owner of the  Mortgage  Loans with the full right to transfer the Mortgage
Loans free from any and all claims and encumbrances whatsoever;
b.      The Assignor has not received notice of, and has no knowledge of, any offsets,  counterclaims  or other defenses  available  to the Company  with respect to the Seller's  Warranties  and  Servicing  Agreement or the
Mortgage Loans;
c.      The  Assignor  has not  waived or agreed  to any  waiver  under,  or agreed to any  amendment  or other modification  of, the Seller's  Warranties  and Servicing  Agreement,  the Custodial  Agreement or the Mortgage
Loans,  including without  limitation the transfer of the servicing  obligations under the Seller's  Warranties and Servicing  Agreement.  The Assignor has no knowledge of, and has not received  notice of, any waivers under or  amendments  or other  modifications  of, or  assignments  of  rights or  obligations  under,  the  Seller's
Warranties and Servicing Agreement or the Mortgage Loans; and
d.      Neither  the  Assignor  nor anyone  acting on its behalf has  offered,  transferred,  pledged,  sold or otherwise  disposed of the Mortgage  Loans,  any interest in the Mortgage  Loans or any other similar  security to, or solicited  any offer to buy or accept a transfer,  pledge or other  disposition  of the Mortgage  Loans, any interest in the Mortgage Loans or any other similar  security  from, or otherwise  approached or negotiated with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other similar  security  with, any person in any manner,  or made any general  solicitation  by means of general  advertising  or in any other manner,  or taken any other  action  which would  constitute a  distribution  of the  Mortgage  Loans under the
Securities  Act of 1933 (the "33 Act") or which would render the  disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.
III.    The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:
e.      The Assignee  agrees to be bound,  as Purchaser,  by all of the terms,  covenants and conditions of the
Seller's  Warranties  and Servicing  Agreement,  the Mortgage Loans and the Custodial  Agreement,  and from and after the date  hereof,  the  Assignee  assumes for the benefit of each of the Company and the  Assignor all of the Assignor's obligations as Purchaser thereunder;
f.      The Assignee  understands  that the  Mortgage  Loans have not been  registered  under the 33 Act or the securities laws of any state;
g.      The purchase  price being paid by the  Assignee  for the  Mortgage  Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;
h.      The Assignee is acquiring the Mortgage  Loans for  investment  for its own account only and not for any other person.  In this connection,  neither the Assignee nor any Person  authorized to act therefor has offered the  Mortgage  Loans by means of any general  advertising  or general  solicitation  within the meaning of Rule
502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;
i.      The  Assignee  considers  itself  a  substantial,  sophisticated  institutional  investor  having  such knowledge  and  experience in financial  and business  matters that it is capable of evaluating  the merits and risks of investment in the Mortgage Loans;
j.      The  Assignee  has been  furnished  with all  information  regarding  the  Mortgage  Loans  that it has requested from the Assignor or the Company;
k.      Neither  the  Assignee  nor anyone  acting on its behalf has  offered,  transferred,  pledged,  sold or otherwise  disposed of the Mortgage  Loans,  any interest in the Mortgage  Loans or any other similar  security to, or solicited  any offer to buy or accept a transfer,  pledge or other  disposition  of the Mortgage  Loans, any interest in the Mortgage Loans or any other similar  security  from, or otherwise  approached or negotiated with respect to the Mortgage  Loans,  any interest in the Mortgage  Loans or any other similar  security  with, any person in any manner  which would  constitute  a  distribution  of the  Mortgage  Loans under the 33 Act or which would  render the  disposition  of the  Mortgage  Loans a violation of Section 5 of the 33 Act or require registration  pursuant thereto,  nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and
l.      Either:  (1) the Assignee is not an employee  benefit plan ("Plan")  within the meaning of section 3(3)
of the Employee  Retirement  Income  Security Act of 1974, as amended  ("ERISA") or a plan (also "Plan") within the meaning of section  4975(e)(1)  of the  Internal  Revenue  Code of 1986  ("Code"),  and the Assignee is not
directly or indirectly  purchasing the Mortgage Loans on behalf of,  investment  manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan;  or (2) the  Assignee's  purchase of the Mortgage  Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.
m.      The  Assignee's  address for purposes of all notices and  correspondence  related to the Mortgage Loans and the Seller's Warranties and Servicing Agreement is:

____________________________________________
____________________________________________
____________________________________________

               Attention:___________________

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the
Mortgage Loans and the Seller's Warranties and Servicing Agreement are:

____________________________________________
____________________________________________

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

____________________________________________      ____________________________________________
Assignor                                          Assignee
By:_________________________________________      By: ________________________________________

Its:________________________________________      Its: _______________________________________

                                                   EXHIBIT H

                                            UNDERWRITING GUIDELINES

                                                   EXHIBIT I

                                           ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, EMC Mortgage Corporation, (the "Purchaser") as the Purchaser under that certain Seller's Warranties and Servicing Agreement dated as of September 1, 2002, (the "Agreement"), does hereby contract with Countrywide Home Loans Inc. (the "Company") as Company under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the related Mortgage Loan Schedule attached hereto. The Company hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the related
Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the
Company by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the related Closing Date shall be
___________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    PURCHASER:
                                    EMC MORTGAGE CORPORATION

                                    By:____________________________
                                    Name:____________________________
                                    Title:____________________________

                                     SELLER:
                                    COUNTRYWIDE HOME LOANS, INC.

                                    By:____________________________
                                    Name:____________________________
                                    Title:____________________________

                                                                                                   EXHIBIT I-23

                                                                                                   EXHIBIT I-24

                ______________________________________________________________________________

                                           EMC MORTGAGE CORPORATION
                                                     Owner

                                                      and

                                           ALLIANCE MORTGAGE COMPANY
                                                   Servicer

                                            SUBSERVICING AGREEMENT

                                          Dated as of August 1, 2002

                       _________________________________________________________________

[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM

[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM
EXHIBITS

               Schedule A....Mortgage Loan Schedule

               Exhibit A.....Acknowledgement Agreement

               Exhibit B.....Custodial Account Letter Agreement

               Exhibit C.....Escrow Account Letter Agreement

               Exhibit D.....Form of Request for Release

               Exhibit E.....Loan Level Format for Tape Input

               Exhibit F.....Reporting Data for Defaulted Loans

[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM
[TPW: NYLEGAL:94446.6] 17297-00095  01/23/2003 5:25 PM
        THIS IS A  SUBSERVICING  AGREEMENT,  dated as of August 1, 2002,  and is executed  between EMC Mortgage
Corporation (the "Owner") and Alliance Mortgage Company (the "Servicer").

                                             W I T N E S S E T H :

        WHEREAS,  the Servicer has agreed to service,  from time to time,  certain of the other  mortgage loans acquired  by the  Owner,  which  loans are  currently  being  serviced  by other  servicers  pursuant  to other servicing agreements.

        WHEREAS,  the Owner and the Servicer  desire that,  from and after the date hereof,  the Mortgage Loans which from time to time are subject to this  Agreement be serviced in accordance  with the terms and provisions of this Agreement instead of the existing servicing agreements.

        WHEREAS,  the Owner has  approached  Wells Fargo Bank  Minnesota,  National  Association  (the  "Master
Servicer") to supervise the servicing of the Mortgage Loans on behalf of the Owner.

        WHEREAS,  the Owner and the  Servicer  intend  that the Master  Servicer  is an  intended  third  party beneficiary of this Agreement.

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and  valuable  consideration,  the receipt  and  adequacy  of which is hereby  acknowledged,  the Owner and the
Servicer agree as follows:

                                                   ARTICLE I
                                                  DEFINITIONS

        Section 1.01.00  Defined Terms.

              Whenever used in this Agreement,  the following words and phrases,  unless the context  otherwise requires, shall have the following meaning specified in this Article:

               Accepted  Servicing  Practices:  With respect to any Mortgage  Loan,  those  mortgage  servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide.

               Acknowledgement  Agreement: An acknowledgement agreement attached hereto in the form of Exhibit
A.

               Adjustment  Date: As to each ARM Loan, the date on which the Mortgage  Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

               Agreement:  This  Subservicing  Agreement  including all exhibits hereto,  amendments hereof and supplements hereto.

               ARM Loans: First lien,  conventional,  1-4 family residential Mortgage Loans with interest rates which adjust from time to time in  accordance  with the related Index and are subject to Periodic Rate Caps and
Lifetime Rate Caps and which may permit conversion to fixed interest rates.

               Business  Day:  Any day other than (i) a  Saturday  or  Sunday,  or (ii) a legal  holiday in the
State of New York or the jurisdiction in which the Servicer conducts its servicing  activities,  or (iii) a day on which  banks in the State of New York or the  jurisdiction  in which the  Servicer  conducts  its  servicing activities are authorized or obligated by law or executive order to be closed.

               Code:  The  Internal  Revenue  Code of 1986,  as it may be  amended  from  time to time,  or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

               Condemnation  Proceeds:  All awards or settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

               Custodial  Account:  The separate demand account or accounts created and maintained  pursuant to
Section 4.04 which shall be entitled  "[Servicer]  Custodial Account in trust for [Owner],  Owner of Whole Loan
Mortgages and various  Mortgagors" and shall be established at a Qualified  Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

               Custodian:  Wells Fargo Bank Minnesota,  National Association,  or such other custodian as Owner shall designate.

               Determination  Date:  The 15th day (or if such 15th day is not a Business  Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

               Due Date:  Each day on which  payments of  principal  and  interest  are  required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

               Due Period:  With respect to any  Remittance  Date,  the period  commencing on the second day of the  month  preceding  the  month of such  Remittance  Date and  ending  on the  first  day of the month of the
Remittance Date.

               Escrow  Account:  The separate  trust  account or accounts  created and  maintained  pursuant to
Section 4.06 which shall be entitled  "[Servicer]  Escrow  Account,  in trust for [Owner],  Owner of Whole Loan
Mortgages and various  Mortgagors" and shall be established at a Qualified  Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

               Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground rents, taxes,  assessments,  water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

               Event of Default:   Any one of the conditions or circumstances enumerated in Section 9.01.

               Fannie Mae:  Fannie Mae, or any successor thereto.

               Fannie  Mae  Guide:  The Fannie Mae  Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

               Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

               FIRREA: The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as amended from time to time.

               Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

               Freddie Mac Guide:  The Freddie Mac Selling  Guide and the Freddie Mac  Servicing  Guide and all
amendments or additions thereto.

               Full Principal  Prepayment:  A Principal  Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

               GAAP:  Generally accepted accounting procedures, consistently applied.

               HUD:   The United States Department of Housing and Urban Development or any successor.

               Index:  With  respect  to each ARM Loan,  on the  related  Adjustment  Date,  the index  used to determine the Mortgage Interest Rate on each such ARM Loan.

               Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

               Lifetime Rate Cap: With respect to each ARM Loan,  the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

               Liquidation  Proceeds:  Cash  received  in  connection  with  the  liquidation  of  a  defaulted
Mortgage Loan, whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise,  other than amounts  received  following the  acquisition of an REO Property  pursuant to Section
4.13.

               Margin:  With respect to each ARM Loan,  the fixed  percentage  amount set forth in each related
Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

               Master Servicer:  Wells Fargo Bank Minnesota,  National Association,  its successors in interest and assigns, or any successor thereto designated by the Owner.

               Monthly  Advance:  The  aggregate of the advances  made by the Servicer on any  Remittance  Date pursuant to Section 5.03.

               Monthly  Payment:  With  respect  to each  Mortgage  Loan,  the  scheduled  monthly  payment  of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

               Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

               Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any  Mortgage  Loan in accordance  with the provisions of the related  Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each  Adjustment  Date for such  Mortgage  Loan to equal the Index for such  Mortgage Loan plus the Margin for such  Mortgage  Loan,  and  subject to the  limitations  on such  interest  rate  imposed by the
Periodic Rate Cap and the Lifetime Rate Cap.

               Mortgage  Loan: An individual  Mortgage Loan described  herein and as further  identified on the
Mortgage Loan  Schedule,  which Mortgage Loan includes  without  limitation  the Mortgage Loan  Documents,  the
Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds, Insurance Proceeds, REO
Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

               Mortgage Loan Documents:  The original mortgage loan legal documents held by the Custodian.

               Mortgage Loan  Remittance  Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Owner,  which shall be equal to the related  Mortgage  Interest  Rate minus the  Servicing  Fee
Rate.

                Mortgage Loan Schedule:  The initial group of Mortgage Loans being  specifically  identified on
Schedule  A  attached  hereto;  it being  agreed  that  Schedule  A may be  supplemented  from  time to time by agreement of the parties to add additional Mortgage Loans pursuant to an Acknowledgement Agreement.

               Mortgage  Note:  The note or other  evidence of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

               Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note.

               Mortgagor:  The obligor on a Mortgage Note.

               Nonrecoverable  Advance:  Any advance  previously made by the Servicer  pursuant to Section 5.03 or any Servicing Advance which, in the good faith judgment of the Servicer,  may not be ultimately  recoverable
by  the  Servicer  from  Liquidation  Proceeds.   The  determination  by  the  Servicer  that  is  has  made  a
Nonrecoverable  Advance,  shall be evidenced by an Officer's Certificate of the Servicer delivered to the Owner and detailing the reasons for such determination.

               Officers'  Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or the Secretary or
one of the  Assistant  Treasurers  or Assistant  Secretaries  of the  Servicer,  and  delivered to the Owner as required by this Agreement.

               Opinion  of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

               Owner: EMC Mortgage  Corporation,  its successors in interest and assigns (including the Trustee in connection with a Pass-Through Transfer).

               Partial  Principal  Prepayment:  A Principal  Prepayment  by a Mortgagor of a partial  principal balance of a Mortgage Loan.

               Pass-Through  Transfer:  The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

               Periodic  Rate Cap:  With  respect to each ARM Loan,  the  maximum  increase  or decrease in the
Mortgage Interest Rate on any Adjustment Date.

               Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations the timely payment of which are fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America;

               (ii)   (a)  demand  or time  deposits,  federal  funds or  bankers'  acceptances  issued  by any depository  institution  or trust  company  incorporated  under the laws of the United States of
               America or any state  thereof  (including  any  Trustee or the Master  Servicer)  and subject to supervision  and  examination  by federal  and/or state banking  authorities,  provided that the commercial  paper and/or the  short-term  deposit  rating  and/or the long-term  unsecured  debt obligations  or deposits of such  depository  institution  or trust  company at the time of such investment or contractual  commitment  providing for such investment are rated in one of the two highest  rating  categories  by each Rating  Agency and (b) any other  demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

               (iii)  repurchase  obligations  with respect to (a) any  security  described in clause (i) above or (b) any other  security  issued or guaranteed by an agency or  instrumentality  of the United
               States of  America,  the  obligations  of which are  backed by the full  faith and credit of the
               United  States of America,  in either case entered into with a depository  institution  or trust company (acting as principal) described in clause (ii)(a) above;

               (iv)   securities  bearing  interest or sold at a discount issued by any corporation  (including any Trustee or the Master Servicer)  incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest  rating  categories by each Rating
               Agency at the time of such investment or contractual  commitment  providing for such investment;
               provided,  however,  that securities issued by any particular  corporation will not be Permitted
               Investments to the extent that  investments  therein will cause the then  outstanding  principal amount of securities issued by such corporation and held as Permitted  Investments to exceed 10%
               of the aggregate outstanding principal balances and amounts of all the Permitted Investments;

               (v)    commercial  paper   (including  both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi)   any other  demand,  money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency; and

               (vii)  any money market funds the collateral of which consists of obligations  fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America (which may include repurchase  obligations secured by collateral  described in clause
               (i)) and other  securities  (including  money market or common trust funds for which any Trustee or the Master  Servicer or any  affiliate  thereof  acts as a manager or an  advisor)  and which money market funds are rated in one of the two highest rating categories by each Rating Agency;

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

               Person:  Any  individual,  corporation,  partnership,  joint venture,  association,  joint-stock company,  limited  liability  company,  trust,  unincorporated  organization  or  government  or any  agency or political subdivision thereof.

               Prepayment Interest Shortfall:  The sum of the differences between interest actually received in a Due Period as a result of a full or partial prepayment or other unscheduled  receipt of principal  (including as a result of a  liquidation)  on each  Mortgage  Loan as to which such a payment is received and the interest portion of the Monthly  Payment of such  Mortgage  Loan  scheduled to be due at the  applicable  Mortgage  Loan
Remittance Rate.

               Primary  Mortgage  Insurance  Policy:  Each  primary  policy  of  mortgage  insurance,   or  any
replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

               Prime Rate:  The prime rate of U.S.  money center  banks as  published  from time to time in The
Wall Street Journal.

               Principal  Prepayment:  Any payment or other recovery of principal on a Mortgage  Loan,  full or partial,  which is received in advance of its scheduled Due Date,  including any prepayment  penalty or premium thereon and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               Qualified Appraiser: An appraiser,  duly appointed by the Servicer, who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or  disapproval of the Mortgage  Loan,  which  appraiser and the appraisal made by such  appraiser  both  satisfy  the  requirements  of  Title  XI of  FIRREA  and  the  regulations  promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

               Qualified  Depository:  (a) The  Custodian  or (b) a  depository,  the  accounts  of  which  are insured by the FDIC and the short term debt  ratings  and the long term  deposit  ratings of which are rated in one of the two highest rating categories by each of the Rating Agencies.

               Qualified  Insurer:  An insurance company duly qualified as such under the laws of the states in which the  Mortgaged  Properties  are  located,  duly  authorized  and  licensed in such states to transact the applicable  insurance  business and to write the insurance  provided,  approved as an insurer by Fannie Mae and
Freddie Mac.

               Rating  Agency:  Standard & Poor's  Ratings  Service,  a division of The McGraw  Hill  Companies
Inc., Moody's Investors Service, Inc. and Fitch, Inc.

               REMIC: A "real estate  mortgage  investment  conduit"  within the meaning of Section 860D of the
Code.

               REMIC  Provisions:  The  provisions  of the Federal  income tax law  relating to a REMIC,  which appear at  Section  860A  through  860G of  Subchapter  M of Chapter 1,  Subtitle  A of the Code,  and  related provisions,  and regulations,  rulings or  pronouncements  promulgated  thereunder,  as the foregoing may be in effect from time to time.

               Remittance  Date:  The 18th day of any  month,  or if such 18th day is not a Business  Day,  the first Business Day  immediately  preceding such 18th day. The first  Remittance  Date shall occur on August 18,
2002.

               REO Disposition:  The final sale by the Servicer of any REO Property.

               REO  Disposition  Proceeds:  Amounts  received by the Servicer in connection  with a related REO
Disposition.

               REO  Property:  A  Mortgaged  Property  acquired  by the  Servicer  on  behalf  of the  Owner as described in Section 4.13.

               Servicer:  Alliance  Mortgage  Company,  or any of its  successors  in interest or any successor under this Agreement appointed as herein provided.

               Servicing Advances:  All customary,  reasonable and necessary "out of pocket" costs and expenses
(including  reasonable  attorneys' fees and  disbursements)  incurred in the performance by the Servicer of its servicing  obligations  relating  to each  Mortgage  Loan,  including,  but not limited to, the cost of (a) the preservation,  restoration and protection of the Mortgaged  Property,  (b) any enforcement,  administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to  servicing  the  Mortgage  Loans,
including  but  not  limited  to,  foreclosures,   bankruptcies,   condemnations,   drug  seizures,  elections,
foreclosures  by subordinate or superior  lienholders,  and other legal actions  incidental to the servicing of the Mortgage Loans  (provided  that such expenses are  reasonable and that the Servicer  specifies the Mortgage
Loan(s) to which such expenses  relate),  (c) the management and  liquidation of the Mortgaged  Property if the
Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary
Mortgage  Insurance  Policy  premiums  and fire and  hazard  insurance  coverage  and (e)  compliance  with the obligations under Section 4.08.

               Servicing  Fee:  With  respect  to each  Mortgage  Loan,  the amount of the annual fee the Owner shall  pay to the  Servicer,  which  shall,  for a period of one full  month,  be equal to  one-twelfth  of the product of (a) the applicable  Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage
Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount  and  period respecting which any related  interest  payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the  Servicing  Fee is limited  to, and the  Servicing  Fee is payable  from the  interest  portion of such
Monthly Payment collected by the Servicer or as otherwise provided under Section 4.05.

               Servicing  Fee Rate:  A rate per annum  equal to (i) 0.05% with  respect to each  Mortgage  Loan which is less than ninety days  delinquent  and (ii) 0.375% with respect to each  Mortgage Loan which is ninety or more days delinquent.

               Servicing  File:  The  documents,  records and other items  pertaining to a particular  Mortgage
Loan, and any additional  documents  relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

               Servicing  Officer:   Any  officer  of  the  Servicer  involved  in,  or  responsible  for,  the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears on a list of  servicing  officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

               Servicing  Transfer  Date:  With  respect  to each  Mortgage  Loan,  the date on which the Owner transfers the servicing of the related Mortgage Loan to the Servicer.

               Stated  Principal  Balance:  As to each Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage  Loan after  giving  effect to payments of principal  due,  whether or not received,  minus (ii) all  amounts  previously  distributed  to the Owner with  respect  to the  Mortgage  Loan representing Principal Prepayments.

               Trustee:  The Person appointed as trustee in connection with any Pass-Through Transfer.

               Whole Loan  Transfer:  The sale or  transfer  of some or all of the  ownership  interest  in the
Mortgage  Loans by the Owner to one or more third parties in whole loan or  participation  format,  which third party may be Fannie Mae or Freddie Mac.

ARTICLE II
SERVICING OF MORTGAGE  LOANS;  POSSESSION  OF SERVICING  FILES;  BOOKS AND RECORDS;  DELIVERY OF MORTGAGE  LOAN
DOCUMENTS
        Section 2.01  Servicing of Mortgage Loans.

                                            The Servicer does hereby agree to service the Mortgage  Loans,  but subject to the terms of this Agreement.  The Servicer shall deliver an  Acknowledgement  Agreement to the Owner on each  Servicing  Transfer Date with respect to the Mortgage  Loans  transferred  on such date. The rights of the Owner to receive payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

        Section 2.02  Maintenance of Servicing Files.

               The Servicer shall maintain a Servicing  File  consisting of all documents  necessary to service the  Mortgage  Loans.  The  possession  of each  Servicing  File by the  Servicer  is for the sole  purpose  of servicing  the Mortgage  Loan,  and such  retention and  possession by the Servicer is in a custodial  capacity only. The Servicer  acknowledges  that the ownership of each Mortgage  Loan,  including the Note, the Mortgage, all other Mortgage Loan Documents and all rights,  benefits,  proceeds and obligations  arising therefrom or in connection  therewith,  has been vested in the Owner.  All rights arising out of the Mortgage Loans  including, but not  limited  to,  all funds  received  on or in  connection  with the  Mortgage  Loans and all  records or documents  with respect to the Mortgage  Loans  prepared by or which come into the  possession  of the Servicer shall be  received  and held by the  Servicer in trust for the  exclusive  benefit of the Owner as the owner of the related  Mortgage  Loans.  Any portion of the related  Servicing  Files  retained by the Servicer  shall be appropriately  identified in the  Servicer's  computer  system to clearly  reflect the ownership of the related
Mortgage Loans by the Owner.  The Servicer  shall release its custody of the contents of the related  Servicing
Files only in  accordance  with  written  instructions  of the Owner,  except when such  release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

        Section 2.03  Books and Records.

               The Servicer shall be responsible for maintaining,  and shall maintain,  a complete set of books and records for the Mortgage Loans which shall be  appropriately  identified in the Servicer's  computer system to clearly  reflect the  ownership  of the  Mortgage  Loan by the Owner.  In  particular,  the  Servicer  shall maintain in its  possession,  available for  inspection by the Owner,  or its designee and shall deliver to the
Owner upon demand,  evidence of compliance with all federal,  state and local laws, rules and regulations,  and requirements  of Fannie Mae or Freddie Mac, as  applicable,  including but not limited to  documentation  as to the method used in determining  the  applicability  of the  provisions of the Flood Disaster  Protection Act of
1973, as amended, to the Mortgaged  Property,  documentation  evidencing  insurance coverage and eligibility of any  condominium  project for  approval by Fannie Mae and  periodic  inspection  reports as required by Section
4.13.  To the extent that  original  documents  are not  required for purposes of  realization  of  Liquidation
Proceeds or  Insurance  Proceeds,  documents  maintained  by the  Servicer  may be in the form of  microfilm or microfiche  or such other  reliable  means of  recreating  original  documents,  including  but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

               The Servicer  shall  maintain with respect to each  Mortgage  Loan and shall make  available for inspection  by any Owner or its designee the related  Servicing  File (or copies  thereof)  during the time the
Owner retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

        Section 2.04  Transfer of Mortgage Loans.

               No transfer of a Mortgage Loan may be made unless such transfer is in compliance  with the terms hereof.  For the purposes of this Agreement,  the Servicer shall be under no obligation to deal with any person with respect to this  Agreement or any Mortgage  Loan unless a notice of the transfer of such Mortgage Loan has been  delivered to the Servicer in accordance  with this Section 2.04.  The Owner may,  subject to the terms of this  Agreement,  sell and transfer one or more of the Mortgage  Loans in accordance  with  Sections  10.02 and
11.12,  provided,  however,  that the transferee will not be deemed to be an Owner  hereunder  binding upon the
Servicer  unless  such  transferee  shall  agree in writing to be bound by the terms of this  Agreement  and an assignment  and  assumption of this  Agreement  reasonably  acceptable  to the Servicer  (except as provided in
Section 10.02 with respect to a Pass-Through  transfer by the initial  Owner).  The Owner also shall advise the
Servicer in writing of the  transfer.  Upon receipt of notice of the  permitted  transfer,  the Servicer  shall mark its books and records to reflect the ownership of the Mortgage Loans of such  assignee,  and shall release the previous Owner from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

        Section 2.05  Delivery of Mortgage Loan Documents.

               The  Servicer  shall  forward  to the  Custodian  on  behalf  of the  Owner  original  documents evidencing  an  assumption,  modification,  consolidation  or extension  of any  Mortgage  Loan entered into in accordance  with Section 4.01 or 6.01 promptly  after their  execution;  provided,  however,  that the Servicer shall  provide the Custodian on behalf of the Owner with a certified  true copy of any such document  submitted for  recordation  promptly  after its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording office to be a true and complete copy of the original  within 180 days of its execution.  If delivery is not completed  within 180 days solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office,  the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                      From  time to time the  Servicer  may  have a need  for  Mortgage  Loan  Documents  to be released by the  Custodian.  If the Servicer  shall  require any of the Mortgage Loan  Documents,  the Servicer shall notify the  Custodian in writing of such request in the form of the request for release  attached  hereto as Exhibit D. The  Custodian  shall  deliver to the  Servicer  within five (5)  Business  Days,  any  requested
Mortgage Loan Document  previously  delivered to the Custodian,  provided that such  documentation  is promptly returned to the Custodian when the Servicer no longer  requires  possession of the document,  and provided that during  the time that any such  documentation  is held by the  Servicer,  such  possession  is in trust for the benefit of the Owner.

                                                  ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF THE SERVICER

               The Servicer  represents,  warrants and  covenants to the Owner that as of the date hereof or as of such date specifically provided herein:

        (a) The Servicer is a validly  existing  corporation  in good standing  under the laws of the state of its  organization  and is  qualified  to  transact  business  in, is in good  standing  under the laws of, and possesses  all  authority  necessary  for the conduct of its  business  in, each state in which any  Mortgaged
Property is located or is otherwise exempt or not required under  applicable law to effect such  qualification or license and no demand for such  qualification or license has been made upon the Servicer by any such state, and in any event the  Servicer is in  compliance  with the laws of each such State to the extent  necessary to ensure the  enforceability  of each Mortgage Loan and the servicing of the Mortgage  Loans in accordance  with the terms of this Agreement;

        (b) The Servicer has full power and authority to execute,  deliver and perform,  and to enter into and consummate  all  transactions  contemplated  by this  Agreement  and to  conduct  its  business  as  presently conducted,  has duly authorized the execution,  delivery and performance of this Agreement,  has duly executed and delivered this  Agreement,  and this Agreement  constitutes a legal,  valid and binding  obligation of the
Servicer,  enforceable  against it in accordance  with its terms subject to bankruptcy  laws and other similar laws of general  application  affecting  rights of creditors  and subject to the  application  of the rules of equity, including those respecting the availability of specific performance;

        (c) None of the  execution  and delivery of this  Agreement,  the  consummation  of the  transactions contemplated  thereby and hereby,  or the  fulfillment of or compliance  with the terms and conditions of this
Agreement  will  conflict  with any of the terms,  conditions  or  provisions  of the  Servicer's  articles of incorporation  or by-laws or  materially  conflict  with or result in a material  breach of any of the terms, conditions or provisions of any legal  restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound,  or  constitute  a default  or  result  in an  acceleration  under any of the foregoing,  or result in the material  violation of any law, rule,  regulation,  order,  judgment or decree to which the Servicer or its property is subject;

        (d) There is no litigation  pending or, to the Servicer's  knowledge,  threatened  with respect to the
Servicer  which is  reasonably  likely  to have a  material  adverse  effect  on the  execution,  delivery  or enforceability  of this  Agreement,  or which is reasonably  likely to have a material  adverse  effect on the financial condition of the Servicer;

        (e) No  consent,  approval,  authorization  or order of any  court or  governmental  agency or body is required for the  execution,  delivery and  performance  by the Servicer of or compliance by the Servicer with this Agreement or the  consummation of the transactions  contemplated by this Agreement  except for consents, approvals, authorizations and orders which have been obtained;

        (f) The  Servicer is an approved  seller/servicer  of  residential  mortgage  loans for Fannie Mae and
Freddie  Mac. The Servicer is in good  standing to service  mortgage  loans for Fannie Mae and Freddie Mac and no event has occurred which would make the Servicer  unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or Freddie Mac;

        (g) No written  statement,  report or other  document  furnished  or to be  furnished  pursuant to the
Agreement  contains or will contain any statement  that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated  therein or necessary to make the  information and statements therein not misleading; and

        (h) No fraud or  misrepresentation of a material fact with respect to the servicing of a Mortgage Loan has taken place on the part of the Servicer.

                                                  ARTICLE IV
                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01  Servicer to Act as Servicer.

               The Servicer, as independent contract servicer,  shall service and administer the Mortgage Loans in accordance  with this  Agreement and with Accepted  Servicing  Practices  (giving due  consideration  to the
Owner's reliance on the Servicer), and shall have full power and authority,  acting alone, to do or cause to be done any and all things in  connection  with such  servicing  and  administration  which the  Servicer may deem necessary or desirable and consistent  with the terms of this Agreement and with Accepted  Servicing  Practices and shall  exercise  the same care that it  customarily  employs  for its own  account.  Except as set forth in this Agreement,  the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing  Practices in compliance  with the servicing  provisions of the Fannie Mae Guide,  which include,  but are not limited to, provisions  regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the  maintenance of hazard  insurance  with a Qualified  Insurer,  the maintenance  of fidelity bond and errors and omissions  insurance,  inspections,  the  restoration of Mortgaged
Property,  the maintenance of Primary  Mortgage  Insurance  Policies,  insurance  claims,  and title insurance, management of REO  Property,  permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of  foreclosures  and  abandonments  of Mortgaged  Property,  the transfer of Mortgaged  Property,  the release of Mortgage Loan  Documents,  annual  statements,  and  examination of records and  facilities.  In the event of any conflict,  inconsistency or discrepancy between any of the servicing  provisions of this Agreement and any of the servicing  provisions of the Fannie Mae Guide,  the provisions of this  Agreement  shall control and be binding upon the Owner and the Servicer.  The Owner may, at its option,  deliver  powers-of-attorney  to the Servicer  sufficient to allow the Servicer as servicer to execute all documentation  requiring execution on behalf of Owner  with  respect  to the  servicing  of the  Mortgage  Loans,  including  satisfactions,  partial releases,  modifications and foreclosure documentation or, in the alternative,  shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

               Consistent with the terms of this Agreement,  the Servicer may waive, modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence  to any
Mortgagor if in the Servicer's  reasonable and prudent  determination such waiver,  modification,  postponement or  indulgence  is not  materially  adverse to the Owner,  provided,  however,  that  unless the  Servicer  has obtained the prior written consent of the Owner,  the Servicer shall not permit any  modification  with respect to any  Mortgage  Loan that would  change the  Mortgage  Interest  Rate,  forgive the payment of  principal  or interest,  reduce or increase the  outstanding  principal  balance (except for actual payments of principal) or change the final  maturity date on such Mortgage  Loan.  In the event of any such  modification  which has been agreed to in writing by the Owner and which  permits the  deferral of  interest  or  principal  payments on any
Mortgage Loan, the Servicer  shall, on the Business Day  immediately  preceding the related  Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds, in accordance  with Section 4.04 and Section 5.03, the difference  between (a) such month's principal  and one month's  interest at the  related  Mortgage  Loan  Remittance  Rate on the unpaid  principal balance of such  Mortgage  Loan and (b) the amount paid by the  Mortgagor.  The  Servicer  shall be entitled to reimbursement  for such  advances  to the same  extent as for all other  advances  pursuant  to  Section  4.05.
Without  limiting the generality of the foregoing,  the Servicer shall continue,  and is hereby  authorized and empowered, to prepare,  execute and deliver, all instruments of satisfaction or cancellation,  or of partial or full  release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged Properties.

               Notwithstanding  anything  in this  Agreement  to the  contrary,  in the  event  of a  Principal
Prepayment in full or in part, the Servicer may not waive any prepayment  penalty or portion  thereof  required by the terms of the related Mortgage Note unless (i) the  enforceability  thereof is limited (A) by bankruptcy, insolvency,  moratorium,  receivership, or other similar law relating to creditors' rights generally or (B) due to acceleration in connection with a foreclosure or other involuntary  payment,  or (ii) the  enforceability is otherwise  limited or  prohibited  by  applicable  law.  If the  Servicer  waives or does not  collect all or a portion of a  prepayment  penalty  relating to a Principal  Prepayment  in full or in part due to any action or omission  of the  Servicer,  other than as  provided  above,  the  Servicer  shall  deposit  the amount of such prepayment  penalty (or such portion  thereof as had been waived for deposit)  into the  Custodial  Account for distribution in accordance with the terms of this Agreement.

               Notwithstanding anything in this Agreement to the contrary, if a REMIC election is made, the
Servicer shall not (unless the related mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such
Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause the related REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the "startup date" of such REMIC under the REMIC Provisions.

                      The Servicer shall perform all of its servicing  responsibilities  hereunder or may cause a subservicer to perform any such servicing  responsibilities  on its behalf,  but the use by the Servicer of a subservicer  shall not release the  Servicer  from any of its  obligations  hereunder  and the  Servicer  shall remain  responsible  hereunder  for all acts and  omissions  of each  subservicer  as fully as if such acts and omissions were those of the Servicer.  Any such  subservicer must be a Fannie Mae approved  seller/servicer  or a Freddie Mac  seller/servicer  in good  standing and no event shall have  occurred,  including but not limited to, a change in  insurance  coverage,  which would make it unable to comply with the  eligibility  requirements for lenders imposed by Fannie Mae or for  seller/servicers by Freddie Mac, or which would require  notification to Fannie Mae or Freddie  Mac. The Servicer  shall pay all fees and expenses of each  subservicer  from its own funds, and a subservicer's fee shall not exceed the Servicing Fee.

                      At the cost and  expense of the  Servicer,  without any right of  reimbursement  from the
Custodial  Account,  the  Servicer  shall be  entitled  to  terminate  the  rights  and  responsibilities  of a subservicer and arrange for any servicing  responsibilities to be performed by a successor  subservicer meeting the requirements in the preceding paragraph,  provided,  however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer,  at the Servicer's  option,  from electing to service the related Mortgage
Loans  itself.  In the  event  that the  Servicer's  responsibilities  and  duties  under  this  Agreement  are terminated  pursuant to Section  8.04,  9.01 or 10.01,  and if  requested  to do so by the Owner,  the Servicer shall at its own cost and expense terminate the rights and  responsibilities  of each subservicer  effective as of the date of termination of the Servicer.  The Servicer shall pay all fees,  expenses or penalties  necessary in order to  terminate  the rights and  responsibilities  of each  subservicer  from the  Servicer's  own funds without reimbursement from the Owner.

               Notwithstanding  any of the provisions of this Agreement  relating to agreements or arrangements between the Servicer and a  subservicer  or any reference  herein to actions  taken  through a  subservicer  or otherwise,  the Servicer  shall not be relieved of its  obligations  to the Owner and shall be obligated to the same  extent and under the same  terms and  conditions  as if it alone were  servicing  and  administering  the
Mortgage  Loans.  The  Servicer  shall  be  entitled  to  enter  into  an  agreement  with  a  subservicer  for indemnification  of the Servicer by the subservicer and nothing  contained in this Agreement shall be deemed to limit or modify such indemnification.

               Any  subservicing  agreement  and any other  transactions  or services  relating to the Mortgage
Loans  involving a  subservicer  shall be deemed to be between such  subservicer  and Servicer  alone,  and the
Owner  shall  have no  obligations,  duties or  liabilities  with  respect  to such  subservicer  including  no obligation,  duty or  liability  of  Owner  to pay  such  subservicer's  fees and  expenses.  For  purposes  of distributions  and advances by the Servicer  pursuant to this  Agreement,  the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

        Section 4.02  Collection of Mortgage Loan Payments.

                      Continuously  from the date  hereof  until  the date  each  Mortgage  Loan  ceases  to be subject to this  Agreement,  the Servicer  will proceed with  reasonable  diligence to collect all payments due under each  Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures shall be consistent  with this Agreement and the terms and  provisions of related  Primary  Mortgage  Insurance
Policy,  follow such  collection  procedures  as it follows with respect to mortgage  loans  comparable  to the
Mortgage Loans and held for its own account.  Further,  the Servicer will take  reasonable care in ascertaining and estimating  annual ground rents,  taxes,  assessments,  water rates,  fire and hazard  insurance  premiums, mortgage  insurance  premiums,  and all other charges  that,  as provided in the Mortgage,  will become due and payable to the end that the  installments  payable by the Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

        Section 4.03  Realization Upon Defaulted Mortgage Loans.

               The Servicer shall use its reasonable efforts,  consistent with the procedures that the Servicer would use in servicing  loans for its own account and the  requirements  of the Fannie Mae Guide,  to foreclose upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage Loans as come into and  continue  in default  and as to which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments  pursuant to Section 4.01. The Servicer  shall use its reasonable  efforts to realize upon defaulted  Mortgage  Loans in such manner as will  maximize the receipt of principal and interest by the Owner, taking into account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which Mortgaged  Property shall have suffered  damage,  the Servicer shall not be required to expend its own funds toward the  restoration of such property  unless it shall  determine in its discretion  (i) that such  restoration  will increase the proceeds of  liquidation of the related  Mortgage
Loan to the Owner  after  reimbursement  to itself  for such  expenses,  and (ii)  that such  expenses  will be recoverable  by the Servicer  through  Insurance  Proceeds or Liquidation  Proceeds from the related  Mortgaged
Property,  as  contemplated  in Section  4.05.  The Servicer  shall be  responsible  for all costs and expenses incurred by it in any such proceedings or functions as Servicing  Advances;  provided,  however,  that it shall be entitled to  reimbursement  therefor as provided in Section 4.05.  Notwithstanding  anything to the contrary contained  herein,  in connection  with a foreclosure  or acceptance of a deed in lieu of  foreclosure,  in the event the Servicer has reasonable  cause to believe that a Mortgaged  Property is  contaminated by hazardous or toxic substances or wastes,  or if the Owner otherwise  requests an environmental  inspection or review of such
Mortgaged  Property,  such  an  inspection  or  review  is to  be  conducted  by a  qualified  inspector.  Upon completion  of the  inspection,  the Servicer  shall  promptly  provide the Owner with a written  report of the environmental  inspection.  After reviewing the environmental  inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property.

        Section 4.04    Establishment of Custodial Accounts; Deposits in Custodial Accounts.

               The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant  to each
Mortgage  Loan  separate  and apart  from any of its own funds  and  general  assets  and shall  establish  and maintain  one or more  Custodial  Accounts.  Each  Custodial  Account  shall be  established  with a  Qualified
Depository.  To the extent such funds are not deposited in a Custodial  Account,  such funds may be invested in
Permitted  Investments  for the  benefit of the Owner  (with any income  earned  thereon for the benefit of the
Servicer).  Funds  deposited  in the  Custodial  Account  may be drawn on by the  Servicer in  accordance  with
Section  4.05.  The creation of any  Custodial  Account  shall be  evidenced by a letter  agreement in the form shown in  Exhibit B hereto.  The  original  of such  letter  agreement  shall be  furnished  to the Owner  upon request.  The Servicer  acknowledges  and agrees that the Servicer shall bear any losses  incurred with respect to  Permitted  Investments.  The amount of any such losses  shall be  immediately  deposited by the Servicer in the  Custodial  Account,  as  appropriate,  out of the  Servicer's  own funds,  with no right to  reimbursement therefor.

               The  Servicer  shall  deposit  in a  mortgage  clearing  account  on a daily  basis,  and in the
Custodial  Account or Accounts no later than the second  Business Day after receipt of funds and retain therein the following payments and collections:

                      (i)    all payments on account of  principal,  including  Principal  Prepayments,  on the
        Mortgage Loans received after the related Servicing Transfer Date;

                      (ii)   all  payments  on  account of  interest  on the  Mortgage  Loans  adjusted  to the related Mortgage Loan Remittance Rate received after the related Servicing Transfer Date;

                      (iii)  all Liquidation  Proceeds and REO Disposition  Proceeds received after the related
        Servicing Transfer Date;

                      (iv)   any net amounts  received by the  Servicer  after the related  Servicing  Transfer
        Date in connection with any REO Property pursuant to Section 4.13;

                      (v)    all  Insurance  Proceeds  received  after  the  related  Servicing  Transfer  Date including  amounts required to be deposited  pursuant to Sections 4.08 and 4.10, other than proceeds to be held in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the Mortgagor in accordance  with the  Servicer's  normal  servicing  procedures,  the loan documents or applicable law;

                      (vi)   all  Condemnation  Proceeds  affecting any Mortgaged  Property  received after the related  Servicing  Transfer Date other than  proceeds to be held in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the Mortgagor in accordance  with the Servicer's normal servicing procedures, the loan documents or applicable law;

                      (vii)  any Monthly Advances as provided in Section 5.03;

                      (viii) any amounts  received  after the related  Servicing  Transfer Date and required to be deposited in the Custodial Account pursuant to Section 6.02; and

                      (ix)   with  respect  to each full or partial  Principal  Prepayment  received  after the related Servicing Transfer Date, any Prepayment  Interest  Shortfalls,  to the extent of the Servicer's aggregate Servicing Fee received with respect to the related Due Period.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and  assumption  fees, to the extent  permitted by Section 6.01,  need not be deposited by the
Servicer in the Custodial Account.

        Section 4.05  Permitted Withdrawals From the Custodial Account.

               The  Servicer  may,  from time to time,  make  withdrawals  from the  Custodial  Account for the following purposes:

               (i)    to make  payments to the Owner in the amounts and in the manner  provided  for in Section
5.01;

               (ii)   to reimburse  itself for Monthly  Advances,  the  Servicer's  right to  reimburse  itself pursuant  to this  subclause  (ii)  being  limited to  amounts  received  on the  related  Mortgage  Loan which represent late  collections (net of the related  Servicing Fees) of principal and/or interest  respecting which any such advance was made;

                      (iii)  to reimburse  itself for  unreimbursed  Servicing  Advances and Monthly  Advances, the Servicer's  right to reimburse  itself  pursuant to this subclause  (iii) with respect to any Mortgage Loan being  limited to  Liquidation  Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds  received  after the related Servicing Transfer Date related to such Mortgage Loan;

               (iv)   to pay to  itself  as  servicing  compensation  (a) any  interest  earned on funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

               (v)    to reimburse itself for any Nonrecoverable Advances;

               (vi)   to transfer  funds to another  Qualified  Depository  in  accordance  with  Section  4.09 hereof;

               (vii)  to reimburse itself as provided in Section 8.03 hereof;

               (viii) to remove funds  inadvertently  placed in the Custodial Account in error by the Servicer;
and

               (ix)   to clear and terminate the Custodial Account upon the termination of this Agreement.

        Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

               The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant  to each
Mortgage  Loan which  constitute  Escrow  Payments  separate  and apart  from any of its own funds and  general assets  and  shall  establish  and  maintain  one or  more  Escrow  Accounts.  Each  Escrow  Account  shall  be established  with a Qualified  Depository.  To the extent such funds are not  deposited  in an Escrow  Account, such funds may be invested in Permitted  Investments.  Funds  deposited in an Escrow Account may be drawn on by the Servicer in  accordance  with Section  4.07.  The  creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The original of such letter  agreement  shall be furnished to the Owner  upon  request.  The  Servicer  acknowledges  and  agrees  that the  Servicer  shall  bear any losses incurred with respect to Permitted  Investments.  The amount of any such losses shall be immediately  deposited by the Servicer in the Escrow  Account,  as  appropriate,  out of the  Servicer's  own funds,  with no right to reimbursement therefor.

               The Servicer shall deposit in a mortgage  clearing  account on a daily basis,  and in the Escrow
Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

               (i)    all Escrow  Payments  collected  on account of the  Mortgage  Loans,  for the  purpose of effecting timely payment of any items as are required under the terms of this Agreement;

               (ii)   all  Insurance  Proceeds  which are to be  applied  to the  restoration  or repair of any
Mortgaged Property; and

               (iii)  all Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient to cover escrow disbursements.

               The Servicer shall make  withdrawals  from an Escrow Account only to effect such payments as are required under this  Agreement,  and for such other purposes as shall be as set forth in and in accordance with
Section 4.07.  Except as provided in Section 4.07,  the Servicer  shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the Qualified Depository.

        Section 4.07  Permitted Withdrawals From Escrow Account.

               Withdrawals from the Escrow Account may be made by the Servicer only:

               (i)    to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

               (ii)   to  reimburse  Servicer  for any  Servicing  Advance  made by Servicer  with respect to a related  Mortgage  Loan but only from  amounts  received  on the related  Mortgage  Loan which  represent  late payments or collections of Escrow Payments thereunder;

               (iii)  to refund to the Mortgagor any funds as may be determined to be overages;

               (iv)   for transfer to the Custodial Account in connection with an acquisition of REO Property;

               (v)    for application to restoration or repair of the Mortgaged Property;

               (vi)   to pay to the Servicer,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

               (vii)  to pay to the  Mortgagors or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06;

               (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

               (ix)   to clear and terminate the Escrow Account on the termination of this Agreement.

               As part of its servicing duties,  the Servicer shall pay to the Mortgagors  interest on funds in an Escrow  Account,  to the extent  required  by law,  and to the extent that  interest  earned on funds in the
Escrow  Account  is  insufficient,  shall pay such  interest  from its own  funds,  without  any  reimbursement therefor.

        Section 4.08 Payment of Taxes, Insurance and Other Charges,  Maintenance of Primary Mortgage Insurance
Policies, Collections Thereunder.
                      With  respect to each  Mortgage  Loan,  the  Servicer  shall  maintain  accurate  records reflecting  the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the Mortgaged  Property and the status of Primary  Mortgage  Insurance  Policy  premiums and fire and hazard  insurance  coverage  and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal  premiums and shall effect  payment  thereof  prior to the  applicable  penalty or termination  date and at a time  appropriate  for securing  maximum  discounts  allowable,  employing  for such purpose  deposits of the Mortgagor in the Escrow  Account which shall have been  estimated and  accumulated  by the  Servicer  in  amounts  sufficient  for such  purposes,  as  allowed  under  the terms of the  Mortgage  or applicable  law. To the extent that the  Mortgage  does not provide for Escrow  Payments,  the  Servicer  shall
determine  that  any  such  payments  are  made  by  the  Mortgagor   when  due.  The  Servicer   assumes  full
responsibility  for the timely  payment of all such bills and shall  effect  timely  payments of all such bills irrespective  of the  Mortgagor's  faithful  performance  in the  payment  of same or the  making of the Escrow
Payments and shall make advances from its own funds to effect such payments.

               The Servicer will maintain in full force and effect Primary Mortgage  Insurance  Policies issued by a Qualified  Insurer with respect to each  Mortgage Loan for which such  coverage is herein  required.  Such coverage  will be  maintained  until the ratio of the  current  outstanding  principal  balance of the  related
Mortgage Loan to the appraised value of the related Mortgaged  Property,  based on the most recent appraisal of the  Mortgaged  Property  performed by a Qualified  Appraiser,  such  appraisal to be included in the Servicing
File,  is reduced to 80.00% or less.  The  Servicer  will not  cancel or refuse to renew any  Primary  Mortgage
Insurance  Policy  that is  required  to be kept in force under this  Agreement  unless a  replacement  Primary
Mortgage  Insurance  Policy for such  canceled or  nonrenewed  policy is obtained  from and  maintained  with a
Qualified  Insurer.  The  Servicer  shall not take any  action  which  would  result in  noncoverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss which,  but for the actions of the Servicer  would have been covered  thereunder.  In connection with any assumption or substitution  agreement entered into or to be entered into  pursuant to Section 6.01,  the Servicer  shall  promptly  notify the insurer under the related
Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions  which may be  required by such  insurer as a condition  to the continuation of coverage under the Primary Mortgage  Insurance Policy.  If such Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution of liability,  the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

               In connection with its activities as servicer,  the Servicer  agrees to prepare and present,  on behalf of itself and the Owner,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section 4.04,  any amounts  collected by the Servicer under any Primary
Mortgage  Insurance  Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 4.05.

        Section 4.09  Transfer of Accounts.

               The Servicer may transfer the Custodial  Account or the Escrow Account to a different  Qualified
Depository  from time to time.  The  Servicer  shall notify the Owner of any such  transfer  within 15 Business
Days of transfer.

        Section 4.10  Maintenance of Hazard Insurance.

                      The  Servicer  shall  cause to be  maintained  for each  Mortgage  Loan  fire and  hazard insurance  with  extended  coverage as is customary in the area where the  Mortgaged  Property is located in an amount  which is equal to the lesser of (i) the  maximum  insurable  value of the  improvements  securing  such
Mortgage Loan or (ii) the greater of (a) the  outstanding  principal  balance of the Mortgage Loan, and (b) the percentage  such that the proceeds  thereof shall be  sufficient to prevent the Mortgagor  and/or the Mortgagee from  becoming a  co-insurer.  If the Mortgaged  Property is in an area  identified in the Federal  Register by the Federal  Emergency  Management  Agency as being a special  flood  hazard  area that has  federally-mandated flood insurance  requirements,  the Servicer will cause to be maintained a flood  insurance  policy meeting the requirements of the current  guidelines of the Federal  Insurance  Administration  with a generally  acceptable insurance  carrier,  in an  amount  representing  coverage  not  less  than the  least  of (i) the  outstanding principal  balance of the Mortgage Loan,  (ii) the maximum  insurable value of the  improvements  securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection
Act of 1973,  as amended.  The Servicer  shall also  maintain on the REO  Property,  fire and hazard  insurance with  extended  coverage  in an  amount  which  is at  least  equal  to  the  maximum  insurable  value  of the improvements which are a part of such property,  liability  insurance and, to the extent required and available under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided above.
Any amounts  collected  by the  Servicer  under any such  policies  other than  amounts to be  deposited in the
Escrow  Account  and  applied to the  restoration  or repair of the  Mortgaged  Property  or REO  Property,  or released to the Mortgagor in accordance with the Servicer's  normal  servicing  procedures,  shall be deposited in the  Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the Servicer or the  Mortgagor or  maintained  on property acquired in respect of the  Mortgage  Loans,  other than  pursuant  to the Fannie Mae Guide or such  applicable state or federal laws and  regulations  as shall at any time be in force and as shall  require such  additional insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the
Servicer and its  successors  and/or assigns and shall provide for at least thirty days prior written notice of any  cancellation,  reduction in the amount or material change in coverage to the Servicer.  The Servicer shall not  interfere  with the  Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent, provided,  however,  that the Servicer  shall not accept any such insurance  policies from insurance  companies unless  such  companies  currently  reflect  a General  Policy  Rating in Best's  Key  Rating  Guide  currently acceptable  to Fannie Mae and are  licensed  to do business in the state  wherein the  property  subject to the policy is located.

        Section 4.11  [RESERVED].

        Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

               The Servicer  shall  maintain,  at its own expense,  a blanket  fidelity  bond and an errors and omissions  insurance  policy,  with broad  coverage with  responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds,  money,  documents and papers  relating to the Mortgage  Loans.  The Fidelity Bond and errors and omissions  insurance shall be in the form of the Mortgage  Banker's  Blanket  Bond and shall  protect and insure the  Servicer  against  losses, including forgery,  theft,  embezzlement,  fraud, errors and omissions and negligent acts of such persons. Such
Fidelity Bond and errors and omissions  insurance shall also protect and insure the Servicer  against losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this  Agreement and the release  or  satisfaction  of a Mortgage  Loan  without  having  obtained  payment in full of the  indebtedness secured  thereby.  No  provision  of this Section 4.12  requiring  the Fidelity  Bond and errors and  omissions insurance  shall  diminish  or  relieve  the  Servicer  from its duties  and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such Fidelity Bond and insurance  policy shall be at least equal to the  corresponding  amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac
Guide.  The Servicer shall,  upon request of Owner,  deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such  Fidelity  Bond or  insurance  policy shall in no event be terminated or materially  modified  without thirty days prior written  notice to the Owner.  The Servicer shall notify the Owner within five Business  Days of receipt of notice that such  Fidelity  Bond or insurance  policy will be, or has been,  materially  modified or  terminated.  The Owner and its  successors  or assigns as their interests  may  appear  must be named as loss  payees on the  Fidelity  Bond and as  additional  insured on the errors and omissions policy.

        Section 4.13  Title, Management and Disposition of REO Property.

               In the event that title to any Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the Owner or its designee.  Any such Person or Persons  holding  such title other than the Owner shall  acknowledge  in writing that such title is being held as nominee for the benefit of the Owner.

                        The Servicer  shall assume the  responsibility  for marketing  each REO Property in accordance  with Accepted  Servicing  Practices.  Thereafter,  the Servicer shall continue to provide certain administrative  services to the Owner relating to such REO Property as set forth in this Section 4.13. The REO Property must be sold within three years  following the end of the calendar year of the date of  acquisition  if a REMIC election has been made with respect to the arrangement  under which the  Mortgage  Loans and REO  Property  are held,  unless (i) the Owner shall have been  supplied with an Opinion of Counsel (at the  Servicer's  expense) to the effect that the holding by the related trust of such Mortgaged  Property  subsequent to such three-year period  (and  specifying  the period  beyond  such  three-year  period  for which the  Mortgaged
        Property may be held) will not result in the  imposition of taxes on  "prohibited  transactions"
        of the related  trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC,  in which case the  related  trust may  continue  to hold such  Mortgaged
        Property  (subject to any  conditions  contained in such Opinion of Counsel),  or (ii) the Owner
        (at the  Servicer's  expense) or the Servicer shall have applied for, prior to the expiration of such three-year  period,  an extension of such three-year  period in the manner  contemplated by
        Section  856(e)(3)  of the Code,  in which case the  three-year  period shall be extended by the applicable  period.  If a period  longer  than  three  years is  permitted  under the  foregoing sentence and is necessary to sell any REO  Property,  the Servicer  shall report  monthly to the
        Owner as to progress being made in selling such REO Property.

                 Notwithstanding  any other provision of this Agreement,  if a REMIC election has been made, no
Mortgaged  Property  held by a REMIC shall be rented (or allowed to  continue to be rented) or  otherwise  used for the  production  of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such  Mortgaged  Property to fail to qualify at any time as  "foreclosure  property"
within a meaning of Section  860G(a)(8) of the Code,  (ii) subject the related  trust to the  imposition of any federal or state  income  taxes on "net  income  from  foreclosure  property"  with  respect to such  Mortgaged
Property  within  the  meaning  of  Section  860G(c)  of the Code,  or (iii)  cause the sale of such  Mortgaged
Property to result in the receipt by the related  trust or any income from  non-permitted  assets as  described in Section  860F(a)  (2)(B) of the Code,  unless the  Servicer has agreed to  indemnify  and hold  harmless the related trust with respect to the imposition of any such taxes.

               The  Servicer  shall,  either  itself or  through  an agent  selected  by the  Servicer,  and in accordance  with the Fannie Mae Guide,  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed  property for its own account,  and in the same  manner  that  similar  property in the same  locality  as the REO  Property  is managed.  Each REO
Disposition  shall be carried  out by the  Servicer  at such price and upon such  terms and  conditions  as the
Servicer  deems to be in the best  interest of the Owner.  The REO  Disposition  Proceeds  from the sale of the
REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as  practical  thereafter,  the expenses  of such  sale  shall be paid and the  Servicer  shall  reimburse  itself  for any  related  Servicing
Advances, or Monthly Advances made pursuant to Section 5.03.

               The Servicer  shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title  thereto  and  shall  cause  each REO  Property  to be  inspected  at least  monthly  thereafter  or more frequently as may be required by the  circumstances.  The Servicer  shall make or cause the inspector to make a written  report of each such  inspection.  Such  reports  shall be  retained in the  Servicing  File and copies thereof shall be forwarded by the Servicer to the Owner.

               Notwithstanding  anything to the  contrary set forth in this Section  4.13,  the parties  hereto hereby agree that the Owner,  at its option,  shall be entitled to manage,  conserve,  protect and operate each
REO Property for its own benefit  (such option,  an "REO  Option").  In connection  with the exercise of an REO
Option,  the prior two  paragraphs  and the related  provisions  of Section  4.03 and Section  4.04(iii)  (such provisions,  the "REO  Marketing  Provisions")  shall be revised as follows.  Following the  acquisition of any
Mortgaged  Property,  the  Servicer  shall  submit a detailed  invoice to the Owner for all  related  Servicing
Advances  and,  upon  exercising  the REO Option,  the Owner shall  promptly  reimburse  the  Servicer for such amounts.  In the event the REO Option is exercised  with respect to an REO  Property,  Section 4.04 (iii) shall not be  applicable  thereto.  References  made in Section 4.03 with respect to the  reimbursement  of Servicing
Advances  shall,  for  purposes  of such REO  Property,  be deemed to be covered by this  paragraph.  The Owner acknowledges  that, in the event it exercises an REO Option,  with respect to the related REO  Property,  there shall be no breach by the Servicer based upon or arising out of the  Servicer's  failure to comply with the REO
Marketing Provisions.

        Section 4.14  Notification of Adjustments.

               With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage  Interest Rate on the related  Interest  Rate  Adjustment  Date in compliance  with  requirements  of applicable  law and the related electronic  data  received on the Mortgage and Mortgage  Note.  The Servicer  shall execute and deliver any and all necessary  notices required under  applicable law and the terms of the related  electronic data received on the  Mortgage  Note and  Mortgage  regarding  the  Mortgage  Interest  Rate  adjustments.  The  Servicer  shall promptly,  upon  written  request by the Owner,  deliver to the Owner  such  notifications  and any  additional applicable data regarding such  adjustments  and the methods used to calculate and implement such  adjustments.
Upon the  discovery  by the  Servicer of the receipt of notice from the Owner that the  Servicer  has failed to adjust a Mortgage  Interest Rate in accordance  with the terms of the related  Mortgage Note and Mortgage,  the
Servicer  shall  immediately  deposit in the  Custodial  Account  from its own funds the amount of any interest loss or deferral caused to the Owner thereby.

                                                   ARTICLE V
                                             PAYMENTS TO THE OWNER

        Section 5.01  Remittances.

               On each Remittance  Date, the Servicer shall remit to the Owner (i) all amounts  credited to the
Custodial  Account as of the close of business  on the related  preceding  Determination  Date,  net of charges against or withdrawals from the Custodial  Account  pursuant to Section 4.05, other than Principal  Prepayments received  after the end of the  preceding  calendar  month,  plus,  to the extent not already  deposited in the
Custodial  Account,  the sum of (ii)  all  Monthly  Advances,  if any,  which  the  Servicer  is  obligated  to distribute  pursuant to Section 5.03 and (iii) all Prepayment  Interest  Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts  attributable to Monthly Payments  collected after the related  Servicing  Transfer Date but due on a Due Date or Dates  subsequent to the last day of the related Due
Period,  which  amounts shall be remitted on the related  Remittance  Date next  succeeding  the Due Period for such amounts.

               With  respect to any  remittance  received  by the Owner  after the  Business  Day on which such payment  was due,  the  Servicer  shall pay to the Owner  interest  on any such late  payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus two percentage  points, but in no event greater  than the maximum  amount  permitted  by  applicable  law.  Such  interest  shall be  deposited  in the
Custodial  Account by the Servicer on the date such late payment is made and shall cover the period  commencing with the day following  such Business Day and ending with the Business Day on which such payment is made,  both inclusive.  Such  interest  shall be  remitted  along  with the  distribution  payable  on the next  succeeding related  Remittance  Date.  The payment by the Servicer of any such  interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

        Section 5.02  Statements to the Owner.

               The  Servicer  shall  furnish to the Owner an  individual  Mortgage  Loan  accounting  report (a
"Report"),  as of the last Business Day of each month (or August 31, 2002, in the case of the initial  Report), in the  Servicer's  assigned  loan number order to document  Mortgage  Loan payment  activity on an  individual
Mortgage  Loan  basis.  With  respect to each month,  such Report  shall be received by the Owner no later than the fifth  Business Day of the month of the related  Remittance  Date (or September 5, 2002, in the case of the initial Report) on a disk or tape or other  computer-readable  format, in such format as may be mutually agreed upon by both the Owner and the Servicer, and in hard copy, which Report shall contain the following:

               (i)    with  respect  to each  Monthly  Payment,  the  amount of such  remittance  allocable  to interest;

               (ii)   the  amount  of  servicing  compensation  received  by  the  Servicer  during  the  prior distribution period;

               (iii)  the aggregate Stated Principal Balance of the Mortgage Loans;

               (iv)   the  number  and  aggregate   outstanding   principal  balances  of  Mortgage  Loans  (a)
delinquent  (1) 30 to 59  days,  (2) 60 to 89  days,  (3) 90 days or  more;  (b) as to  which  foreclosure  has commenced; and (c) as to which REO Property has been acquired; and

               (v)    such other reports as may reasonably be required by the Owner.

               The Servicer  shall also provide  with each such Report a trial  balance,  sorted in the Owner's assigned  loan number  order,  and such other loan level  information  as  described  on  Exhibits E  and F, in electronic tape form.

               The  Servicer  shall  prepare  and  file any and all  information  statements  or other  filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the  Mortgage  Loans and the  transactions  contemplated  hereby.  In addition,  the Servicer  shall provide  the Owner  with such  information  concerning  the  Mortgage  Loans as is  necessary  for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

               In addition,  not more than 60 days after the end of each  calendar  year,  the  Servicer  shall furnish  to each  Person  who was an Owner  at any time  during  such  calendar  year an  annual  statement  in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

        Section 5.03  Monthly Advances by the Servicer.

               Not later than the close of business on the Business Day preceding  each  Remittance  Date,  the
Servicer  shall deposit in the  Custodial  Account an amount equal to all payments not  previously  advanced by the Servicer,  whether or not deferred pursuant to Section 4.01, of Monthly  Payments,  adjusted to the related
Mortgage Loan  Remittance  Rate,  which are  delinquent  at the close of business on the related  Determination
Date;  provided,  however,  that the amount of any such  deposit  may be reduced by the Amount  Held for Future
Distribution  (as defined below) then on deposit in the Custodial  Account.  Any portion of the Amount Held for
Future  Distribution  used to pay  Monthly  Advances  shall be replaced  by the  Servicer  by deposit  into the
Custodial  Account  on any  future  Remittance  Date to the extent  that the funds  that are  available  in the
Custodial  Account for  remittance  to the Owner on such  Remittance  Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

               The "Amount Held for Future  Distribution"  as to any Remittance  Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding  Determination  Date which were received  after  the  related  Servicing  Transfer  Date on  account  of (i)  Liquidation  Proceeds,  Insurance
Proceeds,  and Principal  Prepayments  received or made in the month of such Remittance Date, and (ii) payments which  represent  early  receipt  of  scheduled  payments  of  principal  and  interest  due on a date or dates subsequent to the related Due Date.

               The  Servicer's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue through the final  disposition  or  liquidation  of the  Mortgaged  Property,  unless the  Servicer  deems such advance to be nonrecoverable  from Liquidation  Proceeds,  REO Disposition  Proceeds or Insurance Proceeds with respect to the  applicable  Mortgage  Loan.  In such latter event,  the Servicer  shall deliver to the Owner an
Officer's  Certificate  of the  Servicer to the effect that an officer of the Servicer has reviewed the related
Servicing  File  and has  obtained  a recent  appraisal  and has made  the  reasonable  determination  that any additional  advances are  nonrecoverable  from Liquidation or Insurance Proceeds with respect to the applicable
Mortgage Loan.

        Section 5.04  Liquidation Reports.

               Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property in such form as the Servicer and the Owner shall agree.  The Servicer shall also provide reports on the status of REO Property containing such information as Owner may reasonably require.

                                                  ARTICLE VI
                                         GENERAL SERVICING PROCEDURES

        Section 6.01  Assumption Agreements.

               The Servicer will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any Mortgagor of a Mortgaged  Property (whether by absolute  conveyance or by contract of, sale, and whether or not the  Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity of such  Mortgage  Loan under any  "due-on-sale"  clause to the extent permitted by law;  provided,  however,  that the Servicer  shall not exercise any such rights if  prohibited by law or the  terms of the  Mortgage  Note  from  doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related Primary Mortgage  Insurance  Policy,  if any. If the Servicer
reasonably  believes it is unable under  applicable  law to enforce such  "due-on-sale"  clause,  the Servicer, will enter into an assumption  agreement  with the person to whom the  Mortgaged  Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage Note and, to the extent  permitted by  applicable  state law, the  Mortgagor  remains  liable  thereon.  Where an  assumption is allowed pursuant to this Section 6.01, the Servicer,  with the prior consent of the primary  mortgage  insurer, if any,  is  authorized  to enter  into a  substitution  of  liability  agreement  with the  person to whom the
Mortgaged  Property has been  conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released from  liability and such Person is  substituted  as mortgagor and becomes  liable under the related
Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

               In connection with any such  assumption or substitution of liability,  the Servicer shall follow the  underwriting  practices  and  procedures  of the Fannie  Mae  Guide.  With  respect  to an  assumption  or substitution  of liability,  the Mortgage  Interest  Rate borne by the related  Mortgage Note and the amount of the Monthly  Payment may not be changed.  The  Servicer  shall notify the Owner that any such  substitution  of liability  or  assumption  agreement  has been  completed by  forwarding  to the Owner the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage Loan
Documents and shall,  for all purposes,  be considered a part of such related  mortgage file to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

               Notwithstanding  the  foregoing  paragraphs  of this  section  or any  other  provision  of this
Agreement,  the  Servicer  shall  not be  deemed  to be in  default,  breach  or  any  other  violation  of its obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption which the Servicer may be restricted by law from preventing,  for any reason  whatsoever.  For purposes of this
Section 6.01, the term  "assumption" is deemed to also include a sale of the Mortgaged  Property subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

               Upon the  payment  in full of any  Mortgage  Loan,  the  Servicer  will  immediately  notify the
Custodian  with a  certification  and request for release by a Servicing  Officer,  which  certification  shall include a  statement  to the effect  that all  amounts  received  in  connection  with such  payment  which are required to be deposited  in the  Custodial  Account  pursuant to Section  4.04 have been so  deposited,  and a request for delivery to the  Servicer of the portion of the  Mortgage  Loan  Documents  held by the  Custodian.
Upon receipt of such  certification  and request,  the Owner shall  promptly  release or cause the Custodian to promptly  release the related  Mortgage  Loan  Documents to the Servicer  and the  Servicer  shall  prepare and deliver  for  execution  by the  Owner or at the  Owner's  option  execute  under the  authority  of a power of attorney  delivered  to the  Servicer  by the Owner  any  satisfaction  or  release.  No  expense  incurred  in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial
Account.

               In the event the Servicer  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the  Mortgage or should it  otherwise  prejudice  any right the Owner may have under the mortgage  instruments,  the Servicer,  upon written demand, shall remit within two Business Days to the Owner the then  outstanding  principal  balance of the related  Mortgage Loan by deposit  thereof in the
Custodial  Account.  The Servicer  shall  maintain the Fidelity Bond insuring the Servicer  against any loss it may sustain  with respect to any  Mortgage  Loan not  satisfied in  accordance  with the  procedures  set forth herein.

               From time to time and as appropriate  for the servicing or  foreclosure  of the Mortgage  Loans, including  for the purpose of  collection  under any Primary  Mortgage  Insurance  Policy,  upon request of the
Servicer and delivery to the  Custodian of a servicing  receipt  signed by a Servicing  Officer,  the Custodian shall  release  the  portion of the  Mortgage  Loan  Documents  held by the  Custodian  to the  Servicer.  Such servicing  receipt shall  obligate the Servicer to promptly  return the related  Mortgage Loan Documents to the
Custodian,  when the need  therefor  by the  Servicer  no longer  exists,  unless  the  Mortgage  Loan has been liquidated  and the  Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited in the Custodial
Account or such documents have been delivered to an attorney,  or to a public trustee or other public  official as  required  by law,  for  purposes  of  initiating  or pursuing  legal  action or other  proceedings  for the foreclosure  of the  Mortgaged  Property  either  judicially or  non-judicially,  and the Servicer has promptly delivered to the Owner or the  Custodian a  certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  documents  were  delivered  and the purpose or purposes of such  delivery.
Upon receipt of a  certificate  of a Servicing  Officer  stating that such Mortgage  Loan was  liquidated,  the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

        Section 6.03  Servicing Compensation.

               As compensation for its services hereunder,  the Servicer shall be entitled to withdraw from the
Custodial  Account the Servicing Fee;  provided,  however,  that in connection  with any Mortgage Loans sold by the Owner to Fannie Mae,  the  Servicer may deduct its  Servicing  Fee from  amounts due the Owner  pursuant to
Section 5.01.  Additional  servicing  compensation in the form of assumption fees, as provided in Section 6.01, late payment  charges and other ancillary fees  (excluding any prepayment  penalties)  shall be retained by the
Servicer to the extent not required to be deposited in the Custodial  Account.  The Servicer  shall be required to pay all expenses  incurred by it in  connection  with its  servicing  activities  hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

               The Servicer shall pay on behalf of the Owner any and all guarantee fees due in connection with
Mortgage Loans sold by the Owner to Fannie Mae.  The amount of such guarantee fees shall be deducted by the
Servicer from the amounts due the Owner pursuant to Section 5.01; provided that if the guarantee fees exceed such amount, the Servicer shall provide the Owner with an original invoice for the amount of any such excess, and the Owner shall pay such invoice by wire transfer to the account designated by the Servicer within 45 days of receipt of such invoice.

        Section 6.04  Annual Statement as to Compliance; Financial Statements.

               The Servicer  will deliver to the Owner not later than 90 days  following the end of each fiscal year of the Servicer,  an Officers'  Certificate  stating,  as to each signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar year and of performance  under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Servicer has fulfilled all of its  obligations  under this Agreement  throughout such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers and the nature and status  thereof  except for such defaults as such Officers in their good faith judgment believe to be immaterial.

               Upon request by the Owner or the Master  Servicer,  the Servicer will deliver to such requesting party a copy of the audited  (if such  financial  statements  are  available,  otherwise  unaudited)  financial statements of the Servicer for the most recent fiscal year of the Servicer.

        Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

               Not later than 90 days  following the end of each fiscal year of the  Servicer,  the Servicer at its expense shall cause a firm of independent  public  accountants which is a member of the American  Institute of Certified  Public  Accountants to furnish a statement to the Owner to the effect that such firm has examined certain  documents and records  relating to the Servicer's  servicing of mortgage loans of the same type as the
Mortgage Loans pursuant to servicing agreements  substantially similar to this Agreement,  which agreements may include this Agreement,  and that, on the basis of such an examination,  conducted  substantially in accordance with the  Uniform  Single  Attestation  Program for  Mortgage  Bankers,  such firm is of the  opinion  that the
Servicer's  servicing has been conducted in compliance  with the agreements  examined  pursuant to this Section
6.05,  except  for (i) such  exceptions  as such firm  shall  believe  to be  immaterial,  and (ii) such  other exceptions as shall be set forth in such statement.

        Section 6.06  Owner's Right to Examine Servicer Records.

               The Owner shall have the right to examine and audit, at its expense,  upon reasonable  notice to the  Servicer,  during  business  hours  or at such  other  times  as  might  be  reasonable  under  applicable circumstances,  any and all of the books, records,  documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or  otherwise,  which relate to the  performance  or observance by the Servicer of the terms, covenants or conditions of this Agreement.

               The Servicer shall provide to the Owner and any supervisory  agents or examiners  representing a state or federal  governmental agency having jurisdiction over the Owner access to any documentation  regarding the Mortgage  Loans in the  possession  of the Servicer  which may be required by any  applicable  regulations.
Such access shall be afforded  without  charge,  upon reasonable  request,  during normal business hours and at the offices of the Servicer, and in accordance with the applicable federal or state government regulations.

        Section 6.07  Compliance with REMIC Provisions.

               If a REMIC  election  has been made with  respect to the  arrangement  under which the  Mortgage
Loans and REO Property are held,  the  Servicer  shall not take any action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action  that,  under the REMIC  Provisions,  if taken or not taken,  as the case may be  could  (i)  endanger  the  status  of the  REMIC as a REMIC or (ii)  result  in the imposition  of a tax upon the REMIC  (including  but not  limited to the tax on  "prohibited  transactions"  as defined  in  Section  860F(a)(2)  of the Code and the tax on  "contribution"  to a REMIC set  forth in  Section
860G(d) of the Code  unless the  Servicer  has  received  an  Opinion of Counsel  (at the  expense of the party seeking to take such  actions) to the effect that the  contemplated  action will not endanger such REMIC status or result in the imposition of any such tax.

        Section 6.08  Non-solicitation.

               The  Servicer  shall  not  knowingly  conduct  any  solicitation  exclusively  targeted  to  the
Mortgagors  for the purpose of inducing or  encouraging  the early  prepayment  or  refinancing  of the related
Mortgage  Loans.  It is  understood  and agreed  that  promotions  undertaken  by the  Servicer or any agent or affiliate of the Servicer which are directed to the general  public at large,  including,  without  limitation, mass mailings based on commercially  acquired  mailing lists,  newspaper,  radio and television  advertisements shall not constitute  solicitation  under this section.  Nothing  contained  herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information  brochures,  coupon books, or other  similar  documentation  which  indicates  services the Servicer  offers,  including  refinances  or (ii)
providing financing of home equity loans to Mortgagors at the Mortgagor's request.

                                                  ARTICLE VII
                                      REPORTS TO BE PREPARED BY SERVICER

        Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                      The  Servicer  shall  furnish  to the  Owner  upon  request,  during  the  term  of  this
Agreement,  such  periodic,  special or other reports or  information,  whether or not provided for herein,  as shall be necessary,  reasonable or  appropriate  with respect to the purposes of this  Agreement.  The Servicer may negotiate  with the Owner for a reasonable  fee for providing  such report or  information,  unless (i) the
Servicer is required to supply such report or information  pursuant to any other section of this Agreement,  or
(ii) the report or  information  has been  requested  in  connection  with  Internal  Revenue  Service or other regulatory  agency  requirements.  All such reports or information  shall be provided by and in accordance with all reasonable  instructions  and directions given by the Owner. The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                                 ARTICLE VIII
                                                 THE SERVICER

        Section 8.01  Indemnification; Third Party Claims.

               The Servicer agrees to indemnify the Owner, its successors and assigns,  any agent of the Owner, and the Master Servicer,  and hold each of such Persons  harmless from and against any and all claims,  losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and  expenses  that such Person may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage  Loans in strict  compliance  with the terms of this  Agreement and for breach of any  representation  or warranty of the Servicer  contained  herein.  The Servicer shall  immediately notify  the  Owner  or other  indemnified  Person  if a claim is made by a third  party  with  respect  to this
Agreement or the Mortgage Loans,  assume (with the consent of the Owner and such other  Indemnified  Person and with counsel  reasonably  satisfactory  to the Owner and such Person) the defense of any such claim and pay all expenses in  connection  therewith,  including  counsel  fees,  and  promptly  pay,  discharge  and satisfy any judgment or decree which may be entered  against it or such other  indemnified  Person in respect of such claim but  failure  to so  notify  the Owner  and such  other  indemnified  Person  shall  not limit its  obligations hereunder.  The  Servicer  agrees  that it will not enter into any  settlement  of any such claim  without  the consent of the Owner and such other  indemnified  Person  unless  such  settlement  includes  an  unconditional release of the Owner and such other  indemnified  Person from all liability  that is the subject matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement.

        Section 8.02  Merger or Consolidation of the Servicer.

               The Servicer will keep in full effect its existence,  rights and franchises as a federal savings bank  under  the laws the  United  States  except  as  permitted  herein,  and will  obtain  and  preserve  its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this  Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

               Any Person into which the Servicer may be merged or consolidated,  or any corporation  resulting from any merger,  conversion or consolidation to which the Servicer shall be a party, or any Person  succeeding to the  business  of the  Servicer  whether or not related to loan  servicing,  shall be the  successor  of the
Servicer  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the contrary  notwithstanding;  provided,  however,  that the successor or surviving  Person shall be an institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved  mortgagee  whose primary  business is in origination  and  servicing  of first lien  mortgage  loans,  and (iii)  which is a Fannie  Mae or Freddie  Mac approved seller/servicer in good standing.

        Section 8.03  Limitation on Liability of the Servicer and Others.

               Neither the Servicer  nor any of the  officers,  employees  or agents of the  Servicer  shall be under any liability to the Owner for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this
provision   shall  not  protect  the  Servicer  or  any  such  person  against  any  breach  of  warranties  or representations  made herein,  or failure to perform in any way its obligations in compliance with any standard of care set  forth in this  Agreement,  or any  liability  which  would  otherwise  be  imposed  by  reason  of negligence  or any  breach of the  terms and  conditions  of this  Agreement.  The  Servicer  and any  officer, employee or agent of the  Servicer  may rely in good faith on any  document  of any kind prima  facie  properly executed  and  submitted by the Owner  respecting  any matters  arising  hereunder.  The Servicer  shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its opinion may involve it in any expenses or liability;  provided,  however,  that the Servicer  may,  with the consent of the Owner,  which consent  shall  not be  unreasonably  withheld,  undertake  any such  action  which it may  deem  necessary  or desirable with respect to this Agreement and the rights and duties of the parties  hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses, costs and liabilities  for which the Owner will be liable,  and the Servicer shall be entitled to be reimbursed therefor from the Custodial Account pursuant to Section 4.05.

        Section 8.04  Reserved.

        Section 8.05  No Transfer of Servicing.

               With  respect to the  retention of the Servicer to service the  Mortgage  Loans  hereunder,  the
Servicer  acknowledges  that the  Owner has acted in  reliance  upon the  Servicer's  independent  status,  the adequacy of its servicing facilities,  plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this section, the  Servicer  shall not either  assign this  Agreement  or the  servicing  hereunder or delegate its rights or duties  hereunder or any portion  thereof,  or sell or  otherwise  dispose of all or  substantially  all of its property or assets,  without the prior written approval of the Owner,  which approval shall not be unreasonably withheld;  provided that the Servicer may assign the Agreement and the servicing  hereunder without the consent of Owner to an  affiliate  of the  Servicer to which all  servicing  of the Servicer is assigned so long as (i)
such  affiliate  is a Fannie  Mae and  Freddie  Mac  approved  servicer  and (ii) if it is  intended  that such affiliate be spun off to the  shareholders  of the Servicer,  such  affiliate have a GAAP net worth of at least
$25,000,000  and (iii)  such  affiliate  shall  deliver  to the Owner a  certification  pursuant  to which such affiliate  shall agree to be bound by the terms and  conditions  of this  Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                                  ARTICLE IX
                                                    DEFAULT

        Section 9.01  Events of Default.

               In case one or more of the  following  Events of  Default  by the  Servicer  shall  occur and be continuing, that is to say:

               (i)    any failure by the  Servicer to remit to the Owner any payment  required to be made under the terms of this  Agreement  which  continues  unremedied  for a period of two (2) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's  obligation  pursuant to
Section 5.01 to pay default  interest on any  remittance  received by the Owner after the Business Day on which such payment was due); or

               (ii)   any  failure on the part of the  Servicer  duly to  observe  or  perform in any  material respect any other of the covenants or agreements on the part of the Servicer set forth in this  Agreement,  the breach of which  has a  material  adverse  effect  and which  continue  unremedied  for a period of sixty  days
(except  that  such  number  of days  shall be  fifteen  in the case of a failure  to pay any  premium  for any insurance  policy  required to be  maintained  under this  Agreement and such failure shall be deemed to have a material  adverse  effect)  after the date on which written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

               (iii)  a decree or order of a court or agency or supervisory  authority having  jurisdiction for the  appointment  of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings,  or for the winding-up or liquidation of its  affairs,  shall have been entered  against the  Servicer  and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

               (iv)   the  Servicer  shall  consent  to  the  appointment  of  a  conservator  or  receiver  or liquidator  in any  insolvency,  bankruptcy,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings  of or relating to the  Servicer  or of or  relating  to all or  substantially  all of its property; or

               (v)    the  Servicer  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi)   the  Servicer  ceases to be approved  by either  Fannie Mae or Freddie Mac (to the extent such entities are then  operating in a capacity  similar to that in which they operate on the date hereof) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

               (vii)  the  Servicer  attempts to assign its right to  servicing  compensation  hereunder or the
Servicer  attempts,  without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its  property  or assets or to assign this  Agreement  or the  servicing  responsibilities  hereunder  or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein; or

               (viii) the Servicer  ceases to be qualified to transact  business in any  jurisdiction  where it is currently so qualified,  but only to the extent such non-qualification  materially and adversely affects the
Servicer's ability to perform its obligations hereunder;

               then,  and in each and  every  such  case,  so long as an Event of  Default  shall not have been remedied,  the Owner,  by notice in writing to the Servicer  may, in addition to whatever  rights the Owner may have  under  Section  8.01  and  at law  or  equity  to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations  of the Servicer under this Agreement and in and to the
Mortgage  Loans and the proceeds  thereof  without  compensating  the  Servicer  for the same.  On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer under this Agreement, whether  with  respect  to the  Mortgage  Loans or  otherwise,  shall  pass to and be vested  in the  successor appointed  pursuant to Section  11.01.  Upon  written  request  from the Owner,  the  Servicer  shall  prepare, execute and deliver,  any and all documents and other  instruments,  place in such  successor's  possession all
Servicing  Files,  and do or  accomplish  all other  acts or things  necessary  or  appropriate  to effect  the purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the
Mortgage Loans and related  documents,  or otherwise,  at the Servicer's  sole expense.  The Servicer agrees to cooperate  with the Owner and such successor in effecting the  termination  of the Servicer's  responsibilities and rights hereunder,  including,  without limitation,  the transfer to such successor for administration by it of all cash  amounts  which shall at the time be credited by the  Servicer to the  Custodial  Account or Escrow
Account or thereafter received with respect to the Mortgage Loans or any REO Property.

        Section 9.02  Waiver of Defaults.

               The Owner may waive only by written  notice any default by the  Servicer in the  performance  of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been  remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X
                                                  TERMINATION

        Section 10.01  Termination.

               The respective  obligations and  responsibilities  of the Servicer shall terminate upon: (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage
Loan or the  disposition  of all REO Property and the  remittance  of all funds due  hereunder;  (ii) by mutual consent of the Servicer and the Owner in writing;  (iii)  termination  by the Owner  pursuant to Section  9.01,
(iv) sixty (60) days prior  written  notice by the Owner to the  Servicer or (v) one hundred  twenty (120) days prior written notice by the Servicer to the Owner.

               If the Owner at its option  elects to terminate  all of the rights of the Servicer  hereunder in accordance with subsection  (iv) of the preceding  paragraph,  the Owner shall pay the Servicer an amount equal to (i) if such  termination  occurs  within the six month period  following  the  Servicing  Transfer  Date, an amount equal to $50.00 per Mortgage  Loan,  (ii) if such  termination  occurs  during the period which is seven months to twelve months  following the Servicing  Transfer  Date, an amount equal to $25.00 per Mortgage  Loan,
(iii) if such  termination  occurs during the period which is thirteen  months to fifteen months  following the
Servicing  Transfer  Date,  an amount equal to $15.00 per  Mortgage  Loan and (iv) if such  termination  occurs during the period which is sixteen (16) months or more  following the Servicing  Transfer Date, an amount equal to $10.00.

               Simultaneously with any such termination and the transfer of servicing  hereunder,  the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

        Section  10.02  Removal of  Mortgage  Loans from  Inclusion  under  this  Agreement  upon a Whole Loan
Transfer or a Pass-Through Transfer.

                      The  Servicer  acknowledges  and the Owner agrees that with respect to some or all of the
Mortgage  Loans,  the  Owner  may  effect  either  (1) one or more  Whole  Loan  Transfers,  or (2) one or more
Pass-Through Transfers.

                                            The Servicer shall  cooperate with the Owner in connection with any
        Whole Loan Transfer or Pass-Through  Transfer  contemplated  by the Owner pursuant to this Section.  In connection therewith,  and without limitation,  the Owner shall deliver any reconstitution agreement or other document related to the Whole Loan Transfer or Pass-Through  Transfer to the Servicer at least 15 days prior to such transfer and the Servicer shall (i) execute any such reconstitution  agreement which contains provisions  substantially  similar to those herein or otherwise  reasonably  acceptable to the
        Owner and the Servicer and which restates the representations  and warranties  contained in Article III as of the date of transfer  (except to the extent any such  representation  or warranty is not accurate on such date);  provided,  however,  that  Servicer  agrees that any such  reconstitution  agreement in connection  with a Whole Loan Transfer to Fannie Mae will be  reasonably  acceptable to the Servicer if it obligates  the Servicer to service the Mortgage  Loans  identified  therein and to remit and report, all in  accordance  with the Fannie Mae Guide;  and provided,  further,  that only a notice of transfer identifying the Mortgage Loans to be transferred  need be given in the case of a Pass-Through  Transfer by the initial  Owner to  Structured  Asset  Mortgage  Investments,  Inc.  ("SAMI")  and by SAMI to the
        Trustee in connection with such Pass-Through  Transfer;  and (ii) deliver to the Owner for inclusion in any prospectus or other offering material such publicly available  information  regarding the Servicer, its financial  condition and its mortgage loan  delinquency,  foreclosure  and loss  experience and any additional  information  reasonably  requested  by the Owner,  and to deliver to the Owner any  similar non-public,  unaudited  financial  information,  in which case the Owner  shall bear the cost of having such information  audited by certified public  accountants if the Owner desires such an audit, or as is otherwise  reasonably  requested by the Owner and which the  Servicer is capable of  providing  without unreasonable  effort  or  expense,  and  to  indemnify  the  Owner  and  its  affiliates  for  material misstatements or omissions contained (i) in such information and (ii) on the Mortgage Loan Schedule.

                      With respect to each Whole Loan Transfer or  Pass-Through  Transfer,  as the case may be, effected by the Owner,  Owner (i) shall reimburse Servicer for all reasonable  out-of-pocket  third party costs and  expenses  related  thereto and (ii) shall pay Servicer a reasonable  amount  representing  time and effort expended by Servicer  related  thereto  (which  amount  shall be  reasonably  agreed upon by Servicer and Owner prior to the  expenditure  of such time and  effort);  provided,  however,  that for each Whole  Loan  Transfer and/or Pass-Through  Transfer,  the sum of such amounts described in subsections (i) and (ii) above shall in no event exceed $5,000.  For purposes of this paragraph,  all Whole Loan Transfers and/or  Pass-Through  Transfers
made to the same  entity  within the same  accounting  cycle  shall be  considered  one Whole Loan  Transfer or
Pass-Through Transfer.

                      All  Mortgage  Loans  not  sold or  transferred  pursuant  to a Whole  Loan  Transfer  or
Pass-Through  Transfer shall be subject to this Agreement and shall continue to be serviced in accordance  with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

        Section 10.03  Master Servicer.

                      The  Servicer,  including  any  successor  servicer  hereunder,  shall be  subject to the supervision  of the Master  Servicer,  which  Master  Servicer  shall be  obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement.  The Master  Servicer,  acting on behalf of the Owner,  shall have the same rights as the Owner to enforce  the  obligations  of the  Servicer under this  Agreement.  The Master  Servicer  shall be entitled to terminate the rights and  obligations of the
Servicer  under this Agreement  upon the failure of the Servicer to perform any of its  obligations  under this
Agreement  if such  failure  constitutes  an Event of  Default  as  provided  in  Article X of this  Agreement.
Notwithstanding  anything to the contrary,  in no event shall the Master Servicer assume any of the obligations of the Owner under this Agreement.

        Section 10.04  Transfer of Servicing for Defaulted Loans.

                      The Owner shall have the option,  exercisable in its sole  discretion and upon reasonable written  notice to the  Servicer,  to transfer to a  third-party  servicer any Mortgage  Loan that is more than sixty (60) days  delinquent  with respect to Monthly  Payments.  Upon such  transfer,  the Owner will reimburse the Servicer for all unreimbursed  Monthly  Advances and Servicing  Advances with respect to such Mortgage Loan and the  reasonable  costs and expenses  incurred by the Servicer in connection  with the transfer of servicing with respect to such Mortgage Loan.

                                                  ARTICLE XI
                                           MISCELLANEOUS PROVISIONS

        Section 11.01  Successor to the Servicer.

               Prior to  termination  of the  Servicer's  responsibilities  and  duties  under  this  Agreement pursuant to Sections 8.04,  9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer's responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the characteristics  set forth in Section  8.02 hereof and which shall  succeed to all rights and assume all of the responsibilities,  duties and  liabilities of the Servicer under this Agreement prior to the termination of the
Servicer's   responsibilities,   duties  and  liabilities  under  this  Agreement.   In  connection  with  such
appointment and assumption,  the Owner may make such  arrangements  for the  compensation of such successor out of payments on Mortgage  Loans as the Owner and such  successor  shall agree.  In the event that the Servicer's
duties,   responsibilities  and  liabilities  under  this  Agreement  should  be  terminated  pursuant  to  the aforementioned  sections, the Servicer shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence  and  prudence  which it is  obligated  to exercise  under this  Agreement,  and shall take no action whatsoever  that  might  impair  or  prejudice  the  rights  or  financial  condition  of  its  successor.  The resignation  or removal of the Servicer  pursuant to the  aforementioned  sections  shall not become  effective until a successor  shall be appointed  pursuant to this  section and shall in no event  relieve the Servicer of the  representations  and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01,  it being  understood  and agreed that the  provisions of such Article III and Section 8.01 shall be applicable to the Servicer  notwithstanding  any such  resignation or  termination  of the Servicer,  or the termination of this Agreement.

               Any  successor  appointed  as provided  herein  shall  execute,  acknowledge  and deliver to the
Servicer and to the Owner an instrument  accepting such  appointment,  whereupon  such  successor  shall become fully  vested with all the  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of the
Servicer,  with  like  effect  as if  originally  named  as a  party  to this  Agreement.  Any  termination  or resignation  of the Servicer or this  Agreement  pursuant to Section  8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

               The Servicer shall promptly deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the  Servicing  Files and related  documents  and  statements  held by it hereunder and the
Servicer  shall  account for all funds.  The Servicer  shall execute and deliver such  instruments  and do such other things all as may reasonably be required to more fully and  definitely  vest and confirm in the successor all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the  Servicer.  The successor  shall make such  arrangements  as it may deem  appropriate to reimburse the Servicer for unrecovered
Monthly Advances and Servicing  Advances which the successor  retains  hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.

               Upon a successor's  acceptance of  appointment  as such,  the Servicer shall notify the Owner of such appointment.

               All reasonable  costs and expenses  incurred in connection  with replacing the Servicer upon its resignation  or the  termination  of the Servicer in accordance  with the terms of this  Agreement,  including, without  limitation,  (i) all legal costs and expenses and all due diligence costs and expenses associated with an  evaluation  of the  potential  termination  of the Servicer as a result of an Event of Default and (ii) all costs and expenses  associated with the complete  transfer of servicing,  including all servicing files and all servicing  data and the  completion,  correction or  manipulation  of such servicing data as may be required by the successor  servicer to correct any errors or  insufficiencies  in the servicing data or otherwise to enable the successor  service to service the Mortgage  Loans in accordance  with this  Agreement,  shall be payable on demand by the resigning or terminated Servicer without any right of reimbursement therefor.

        Section 11.02  Amendment.

               This  Agreement  may be  amended  from time to time by the  Servicer  and the  Owner by  written agreement signed by the Servicer and the Owner.

        Section 11.03  Recordation of Agreement.

               To the extent  permitted by applicable  law,  this  Agreement is subject to  recordation  in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any of all the  properties  subject to the Mortgages are situated,  and in any other  appropriate  public recording  office or  elsewhere,  such  recordation  to be  effected  by the Owner at the  Owner's  expense  on direction  of the Owner  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Owner or is necessary  for the  administration  or servicing the
Mortgage Loans.

        Section 11.04  Governing Law.

               THIS  AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK  WITHOUT  GIVING  EFFECT TO  PRINCIPLES  OF CONFLICTS OF LAWS.  THE  OBLIGATIONS,  RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 11.05  Notices.

               Any  demands,  notices or other  communications  permitted  or  required  hereunder  shall be in writing  and  shall be  deemed  conclusively  to have  been  given if  personally  delivered  at or  mailed  by registered mail,  postage prepaid,  and return receipt  requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

               (i)    if to the Servicer:

                      Alliance Mortgage Company
                      8100 Nations Way
                      Jacksonville, Florida 32256
                      Attention:  Carolyn Cragg
                      Telecopier No.:  (904) 281-6206

               and,

                      Alliance Mortgage Company
                      8100 Nations Way
                      Jacksonville, Florida 32256
                      Attention:  Michael C. Koster
                      Telecopier No.:  (904) 281-6145

               (ii)   if to the Owner:

                      Mac Arthur Ridge II
                      909 Hidden Ridge Drive, Suite 200
                      Irving, Texas 75038
                      Attention:  Ms. Ralene Ruyle
                      Telecopier No.:  (972) 444-2880

               (iii)  if to the Master Servicer:

                      11000 Broken Land Parkway
                      Columbia, Maryland 21044
                      Attention:  Master Servicing - Bear Stearns
                      Telecopier No.:  (410) 884-2360

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice,  or communication  hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as  evidenced,  in the case of registered or certified  mail, by the date noted
on the return receipt).

        Section 11.06  Severability of Provisions.

               Any part,  provision,  representation or warranty of this Agreement which is prohibited or which
is  held  to  be  void  or   unenforceable   shall  be  ineffective  to  the  extent  of  such  prohibition  or unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable in any  jurisdiction  shall  be  ineffective,  as to such  jurisdiction,  to the  extent  of such  prohibition  or
unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not  invalidate  or render  unenforceable such  provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders void or  unenforceable  any  provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good faith, to develop a structure  the economic  effect of which is nearly as possible the same as the economic  effect of this Agreement without regard to such invalidity.

        Section 11.07  Exhibits

               The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof and are an integral part of this Agreement.

        Section 11.08  General Interpretive Principles.

               For purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

               (i)    the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to  them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

               (ii)   accounting  terms not  otherwise  defined  herein have the  meanings  assigned to them in accordance with generally accepted accounting principles;

               (iii)  references  herein to  "Articles,"  "Sections,"  "Subsections,"  "Paragraphs,"  and other subdivisions  without reference to a document are to designated  Articles,  Sections,  Subsections,  Paragraphs and other subdivisions of this Agreement;

               (iv)   a reference  to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

               (v)    the words  "herein,"  "hereof,"  "hereunder"  and other words of similar  import refer to this Agreement as a whole and not to any particular provision; and

               (vi)   the  term  "include"  or  "including"   shall  mean  without   limitation  by  reason  of
enumeration.

        Section 11.09  Reproduction of Documents.

               This Agreement and all documents relating hereto, including,  without limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10  Confidentiality of Information.

               Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy to non-public  information  regarding  the  financial  condition,  operations  and  prospects  of the other party.
Except as required to be disclosed by law, each party agrees to keep all non-public  information  regarding the other party strictly  confidential,  and to use all such information  solely in order to effectuate the purpose of this Agreement.

        Section 11.11  Assignment by the Owner.

               The Owner shall have the right,  without the consent of the Servicer hereof, to assign, in whole or in part,  its  interest  under  this  Agreement  with  respect  to some or all of the  Mortgage  Loans,  and designate any person to exercise any rights of the Owner  hereunder,  by executing an assignment and assumption agreement  reasonably  acceptable  to the Servicer and the assignee or designee  shall accede to the rights and obligations  hereunder  of the Owner with  respect  to such  Mortgage  Loans.  In no event  shall  Owner sell a partial  interest in any  Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include its assignees or designees.  It is  understood  and agreed  between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

        Section 11.12  No Partnership.

               Nothing  herein  contained  shall be deemed or  construed  to create a  co-partnership  or joint venture  between  the  parties  hereto and the  services of the  Servicer  shall be rendered as an  independent contractor and not as agent for Owner.

        Section 11.13  Execution, Successors and Assigns.

               This Agreement may be executed in one or more  counterparts and by the different  parties hereto on  separate  counterparts,  each of  which,  when  so  executed,  shall  be  deemed  to be an  original;  such counterparts,  together,  shall constitute one and the same agreement.  Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the Servicer  and the Owner and their  respective  successors and assigns.

        Section 11.14  Entire Agreement.

               Each of the Servicer and the Owner acknowledge that no  representations,  agreements or promises were made to it by the other party or any of its  employees  other than those  representations,  agreements  or promises  specifically  contained  herein.  This  Agreement  sets forth the entire  understanding  between  the parties hereto and shall be binding upon all successors of both parties.

               IN WITNESS  WHEREOF,  the Servicer and the Owner have caused their names to be signed  hereto by their respective officers thereunto duly authorized as of the date and year first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:
                                        Name:  Ralene Ruyle
                                        Title:    President

                                    ALLIANCE MORTGAGE COMPANY

                                    By:
                                         Name: Carolyn S. Cragg
                                         Title: Senior Vice President

                                                    Page 1

                                                      A-1

                                                   EXHIBIT A

                                                    FORM OF
                                           ACKNOWLEDGEMENT AGREEMENT

               On this ____ day of __________  200__,  EMC Mortgage  Corporation  (the "Owner") hereby delivers the  mortgage  loans  identified  on Schedule A attached  hereto (the  "Mortgage  Loans") to Alliance  Mortgage
Corporation  (the  "Servicer")  and the Servicer  hereby  agrees to service the mortgage  loans  identified  on
Schedule A attached hereto (the "Mortgage  Loans")  pursuant to the  Subservicing  Agreement dated as of August
1, 2002 by and between the Owner and the Servicer.

                                    ALLIANCE MORTGAGE CORPORATION.

                                    By:

                                    Name:

                                    Title:

                                                    Page 1

                                                   EXHIBIT B

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT
                                                    (date)

To:______________________
_________________________
_________________________
    (the "Depository")

               As "Servicer" under the Subservicing  Agreement,  dated as of August 1, 2002, (the "Agreement"), we hereby  authorize and request you to establish an account,  as a Custodial  Account pursuant to Section 4.04 of the Agreement,  to be designated as "Alliance Mortgage Company Custodial Account,  in trust for EMC Mortgage
Corporation,  Owner of Whole Loan  Mortgages,  and various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom  by order  signed by the  Servicer.  You may refuse any  deposit  which would result in violation of the  requirement  that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                           By:____________________
                           Name:__________________
                           Title:_________________

               The  undersigned,  as "Depository",  hereby certifies that the above described  account has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                           [                  ]
                           (name of Depository)
                           By:____________________
                           Name:__________________
                           Title:_________________

                                                    Page 1

                                                   EXHIBIT C

                                        ESCROW ACCOUNT LETTER AGREEMENT

                                                    (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

               As "Servicer" under the Subservicing  Agreement,  dated as of August 1, 2002 (the  "Agreement"), we hereby  authorize and request you to establish an account,  as an Escrow Account pursuant to Section 4.06 of the  Agreement,  to be designated  as "Alliance  Mortgage  Company  Escrow  Account,  in trust for EMC Mortgage
Corporation,  Owner of Whole Loan  Mortgages,  and various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal  therefrom  by order  signed by the  Servicer.  You may refuse any  deposit  which would result in violation of the  requirement  that the account be fully insured as described  below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                           By:____________________
                           Name:__________________
                           Title:_________________

               The  undersigned,  as "Depository",  hereby certifies that the above described  account has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                           [                  ]
                           (name of Depository)
                           By:____________________
                           Name:__________________
                           Title:_________________

                                                      D-2

                                                   EXHIBIT D

                                       REQUEST FOR RELEASE OF DOCUMENTS

To:     Wells Fargo Bank Minnesota, National Association
        1015 10th Avenue S.E.
        Mpls., MN  55414
        Attn:  ________________

        Re:    Custodial Agreement dated as of ________, among _____________________.   and  Wells  Fargo  Bank
               Minnesota, National Association, as Custodian

                      In  connection  with the  administration  of the Mortgage  Loans held by you as Custodian for the  Owner  pursuant  to the  above-captioned  Custody  Agreement,  we  request  the  release,  and  hereby acknowledge  receipt,  of the Custodian's  Mortgage File for the Mortgage Loan described  below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______        1.     Mortgage Paid in Full

_______        2.     Foreclosure

_______        3.     Substitution

_______        4.     Other Liquidation (Repurchases, etc.)

_______        5.     Nonliquidation  [Reason:_______________________________]

Address to which Custodian should
Deliver the Custodian's Mortgage File:      __________________________________________
                                            __________________________________________
                                            __________________________________________

                                            By:_______________________________________
                                                           (authorized signer)
        Issuer:_____________________________________
                                            Address:___________________________________
                 ___________________________________

        Date:______________________________________

Custodian

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________________                      _________________
Signature                                          Date

Documents returned to Custodian:

____________________________________               _________________
Custodian                                          Date

                                                      E-3

                                                   EXHIBIT E

                                       LOAN LEVEL FORMAT FOR TAPE INPUT,
                                           SERVICER PERIOD REPORTING

The format for the tape should be:

1.  Record length of 240
2.  Blocking factor of 07 records per block
3.  ASCII
4.  Unlabeled tape
5.  6250 or 1600 BPI (please indicate)

                                                                 COBOL
Field Name                   Position              Length        "picture"

Master Servicer No.          001-002        2             "01"
Unit Code                    003-004        2             "  "
Loan Number                  005-014       10             X(10)
Borrower Name                015-034       20             X(20)
Old Payment Amount           035-045       11             S9(9)V9(02)
Old Loan Rate                046-051        6             9(2)V9(04)
Servicer Fee Rate            052-057        6             9(2)V9(04)
Servicer Ending Balance      058-068       11             S9(9)V9(02)
Servicer Next Due Date       069-076        8             CCYYMMDD
Curtail Amt 1 - Before       077-087       11             S9(9)V9(02)
Curtail Date 1               088-095        8             CCYYMMDD
Curtail Amt 1 - After        096-106       11             S9(9)V9(02)
Curtail Amt 2 - Before       107-117       11             S9(9)V9(02)
Curtail Date 2               118-125        8             CCYYMMDD
Curtail Amt 2 - After        126-136       11             S9(9)V9(02)
Curtail Amt 3 - Before       137-147       11             S9(9)V9(02)
Curtail Date 3               148-155        8             CCYYMMDD
Curtail Amt 3 - After        156-166       11             S9(9)V9(02)
New Payment Amount           167-177       11             S9(9)V9(02)
New Loan Rate                178-183        6             9(2)V9(04)
Index Rate                   184-189        6             9(2)V9(04)
Remaining Term               190-192        3             9(3)
Liquidation Amount           193-203       11             S9(9)V9(02)
Action Code                  204-205        2             X(02)
Scheduled Principal          206-216       11             S9(9)V9(02)
Scheduled Interest           217-227       11             S9(9)V9(02)
Scheduled Ending Balance     228-238       11             S9(9)V9(02)
FILLER                       239-240        2             X(02)

Trailer Record:

Number of Records            001-006        6             9(06)
FILLER                       007-240      234             X(234)

Field Names and Descriptions:

Field Name                          Description

Master Servicer No.                 Hard code as "01" used internally

Unit Code                           Hard code as "  " used internally

Loan Number                         Investor's loan number

Borrower Name                       Last name of borrower

Old Payment Amount                  P&I amount used for the applied payment

Old Loan Rate                       Gross interest rate used for the applied payment

Servicer Fee Rate                   Servicer's fee rate

Servicer Ending Balance             Ending actual balance after a payment has been applied

Servicer Next Due Date              Borrower's next due date for a payment

Curtailment Amount 1 - Before       Amount of curtailment applied before the payment

Curtailment Date 1                  Date of curtailment should coincide with the payment date
                                    applicable to the curtailment

Curtailment Amount 1 - After        Amount of curtailment applied after the payment

Curtailment Amount 2 - Before       Amount of curtailment applied before the payment

Curtailment Date 2                  Date of curtailment should coincide with the payment date
                                    applicable to the curtailment

Curtailment Amount 2 - After        Amount of curtailment applied after the payment

Curtailment Amount 3 - Before       Amount of curtailment applied before the payment

Curtailment Date 3                  Date of curtailment should coincide with the payment date
                                    applicable to the curtailment

Curtailment Amount 3 - After        Amount of curtailment applied after the payment

New Payment Amount                  For ARM, Equal, or Buydown loans, when a payment change
                                    occurs, this is the scheduled payment

New Loan Rate                       For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                          For ARM loans, the index rate used in calculating the new
gross interest rate

Remaining Term                     For ARM loans, the number of months left on the loan used
to determine the new P&I amount

Liquidation Amount                  The payoff amount of the loan

Action Code                         For delinquent loans:
                                    12 -- Relief Provisions
                                    15 -- Bankruptcy/Litigation
                                    20 -- Referred for Deed-in-lieu, short sale
                                    30 -- Referred to attorney to begin foreclosure
                                    60 -- Loan Paid in full
                                    70 -- Real Estate Owned

Scheduled Principal                 Amount of principal from borrower payment due to
bondholder

Scheduled Interest                  Amount of interest from borrower payment due to bondholder

Scheduled Ending Balance            Ending scheduled balance of loan

FILLER                       Should be filled with spaces

                                                       4

                                                   EXHIBIT F

                                      REPORTING DATA FOR DEFAULTED LOANS

Data must be  submitted  to Wells  Fargo Bank in an Excel  spreadsheet  format  with fixed field names and data type.  The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency

        Name                                       Type                          Size
        Servicer Loan #                            Number (Double)                  8
        Investor Loan #                            Number (Double)                  8
        Borrower Name                              Text                            20
        Address                                    Text                            30
        State                                      Text                             2
        Due Date                                   Date/Time                        8
        Action Code                                Text                             2
        FC Received                                Date/Time                        8
        File Referred to Atty                      Date/Time                        8
        NOD                                        Date/Time                        8
        Complaint Filed                            Date/Time                        8
        Sale Published                             Date/Time                        8
        Target Sale Date                           Date/Time                        8
        Actual Sale Date                           Date/Time                        8
        Loss Mit Approval Date                     Date/Time                        8
        Loss Mit Type                              Text                             5
        Loss Mit Estimated Completion Date         Date/Time                        8
        Loss Mit Actual Completion Date            Date/Time                        8
        Loss Mit Broken Plan Date                  Date/Time                        8
        BK Chapter                                 Text                             6
        BK Filed Date                              Date/Time                        8
        Post Petition Due                          Date/Time                        8
        Motion for Relief                          Date/Time                        8
        Lift of Stay                               Date/Time                        8
        RFD                                        Text                            10
        Occupant Code                              Text                            10
        Eviction Start Date                        Date/Time                        8
        Eviction Completed Date                    Date/Time                        8
        List Price                                 Currency                         8
        List Date                                  Date/Time                        8
        Accepted Offer Price                       Currency                         8
        Accepted Offer Date                        Date/Time                        8
        Estimated REO Closing Date                 Date/Time                        8
        Actual REO Sale Date                       Date/Time                        8

?   Items in bold are MANDATORY FIELDS.  We must receive  information in those fields every month in order for your file to be accepted.

The Action Code Field  should show the  applicable  numeric  code to  indicate  that a special  action is being taken.  The Action Codes are the following:

           12-Relief Provisions
           15-Bankruptcy/Litigation
           20-Referred for Deed-in-Lieu
           30-Referred fore Foreclosure
           60-Payoff
           65-Repurchase
           70-REO-Held for Sale
           71-Third Party Sale/Condemnation
           72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept  alternative  Action Codes to those above,  provided that the Codes are consistent with  industry  standards.  If Action  Codes other than those above are used,  the  Servicer  must supply Wells
Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:
Action  Code 12 - To report a  Mortgage  Loan for which the  Borrower  has been  granted  relief  for  curing a delinquency.  The Action Date is the date the relief is expected to end.  For military  indulgence,  it will be three months after the Borrower's discharge from military service.

Action Code 15 - To report the Borrower's  filing for  bankruptcy or instituting  some other type of litigation that will  prevent or delay  liquidation  of the  Mortgage  Loan.  The Action Date will be either the date that any repayment plan (or  forbearance)  instituted by the bankruptcy  court will expire or an additional  date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a  deed-in-lieu  or an  assignment  of the property.
The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the  decision has been made to foreclose  the  Mortgage  Loan.  The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage  Loan has been paid in full  either at, or prior to,  maturity.  The
Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is  repurchasing  the Mortgage  Loan.  The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been  foreclosed or a deed-in-lieu  of foreclosure has been accepted,  and the  Servicer,  on behalf of the owner of the Mortgage  Loan,  has acquired the property and may dispose of it. The Action Date is the date of the  foreclosure  sale or, for  deeds-in-lieu,  the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been  foreclosed  and a third party  acquired the property, or a total  condemnation of the property has occurred.  The Action Date is the date of the foreclosure  sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed,  or a deed-in-lieu has been accepted,  and the property may be conveyed to the mortgage  insurer and the pool insurance  claim has been filed.  The Action
Date is the date of the  foreclosure  sale,  or,  for  deeds-in-lieu,  the  date of the  deed for  conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement.  The following are acceptable:

        ASUM-     Approved Assumption
        BAP-      Borrower Assistance Program
        CO-       Charge Off
        DIL-      Deed-in-Lieu
        FFA-      Formal Forbearance Agreement
        MOD-      Loan Modification
        PRE-      Pre-Sale
        SS-       Short Sale
        MISC-     Anything else approved by the PMI or Pool Insurer

Wells  Fargo  Bank will  accept  alternative  Loss  Mitigation  Types to those  above,  provided  that they are consistent  with industry  standards.  If Loss  Mitigation  Types other than those above are used, the Servicer must  supply  Wells Fargo Bank with a  description  of each of the Loss  Mitigation  Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:
        Mortgagor
        Tenant
        Unknown
        Vacant

                                                                                                   EXHIBIT I-25

             ____________________________________________________________________________________

                                           EMC MORTGAGE CORPORATION
                                                     Owner

                                           GMAC MORTGAGE CORPORATION
                                                   Servicer

                                              SERVICING AGREEMENT

                                            Dated as of May 1, 2001

     ____________________________________________________________________________________

EXHIBITS

Exhibit A      Mortgage Loan Schedule

Exhibit B      Custodial Account Letter Agreement

Exhibit C      Escrow Account Letter Agreement

Exhibit D      Form of Request for Release

Exhibit E      Loan Level Scheduled-Scheduled Remittance Tape Layout

                                                    Page 33

        THIS  IS A  SERVICING  AGREEMENT,  dated  as of May 1,  2001,  and is  executed  between  EMC  Mortgage
Corporation (the "Owner") and GMAC Mortgage Corporation (the "Servicer").

                                             W I T N E S S E T H :

        WHEREAS, the Owner is the owner of the Mortgage Loans;

        WHEREAS, the Owner and the Servicer wish to prescribe the permanent  management,  servicing and control of the Mortgage Loans;

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and  valuable  consideration,  the receipt  and  adequacy  of which is hereby  acknowledged,  the Owner and the
Servicer agree as follows:

                                                   ARTICLE I
                                                  DEFINITIONS
               Section 1.01 Defined Terms
               Whenever used in this Agreement,  the following words and phrases,  unless the context otherwise requires, shall have the following meaning specified in this Article:

               Accepted  Servicing  Practices:  With respect to any Mortgage  Loan,  those  mortgage  servicing practices (including collection procedures) that are in accordance with the Fannie Mae Guide.

               Adjustment  Date: As to each ARM Loan, the date on which the Mortgage  Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

               Agreement:  This  Servicing  Agreement  including  all exhibits  hereto,  amendments  hereof and supplements hereto.

               ARM Loans: First lien,  conventional,  1-4 family residential Mortgage Loans with interest rates which adjust from time to time in  accordance  with the related Index and are subject to Periodic Rate Caps and
Lifetime Rate Caps and which do not permit conversion to fixed interest rates.

               BIF:  The Bank Insurance Fund, or any successor thereto.

               Business  Day:  Any day other than (i) a  Saturday  or  Sunday,  or (ii) a legal  holiday in the
States of New York, Iowa or the  Commonwealth of  Pennsylvania,  or (iii) a day on which banks in the States of
New York, Iowa or Pennsylvania are authorized or obligated by law or executive order to be closed.

               Code:  The  Internal  Revenue  Code of 1986,  as it may be  amended  from  time to time,  or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

               Condemnation  Proceeds:  All awards or settlements in respect of a Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

               Custodial  Account:  The separate demand account or accounts created and maintained  pursuant to
Section 4.04 which shall be entitled "GMAC Mortgage Corporation  Custodial Account in trust for [Owner],  Owner of Whole Loan Mortgages and various  Mortgagors"  and shall be established at a Qualified  Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

               Custodian:  Wells Fargo Bank Minnesota, N.A., or such other custodian as Owner shall designate.

               Cut-off Date:  As identified on the related Confirmation.

               Determination  Date:  The 15th day (or if such 15th day is not a Business  Day, the Business Day immediately preceding such 15th day) of the month of the Remittance Date.

               Due Date:  Each day on which  payments of  principal  and  interest  are  required to be paid in accordance with the terms of the related Mortgage Note, exclusive of any days of grace.

               Due Period:  With respect to any  Remittance  Date,  the period  commencing on the second day of the  month  preceding  the  month of such  Remittance  Date and  ending  on the  first  day of the month of the
Remittance Date.

               Effective Date:  As identified on the related Confirmation.

               Escrow  Account:  The separate  trust  account or accounts  created and  maintained  pursuant to
Section 4.06 which shall be entitled "GMAC Mortgage  Corporation  Escrow Account,  in trust for [Owner],  Owner of Whole Loan Mortgages and various  Mortgagors"  and shall be established at a Qualified  Depository,  each of which accounts shall in no event contain funds in excess of the FDIC insurance limits.

               Escrow  Payments:  With respect to any Mortgage  Loan,  the amounts  constituting  ground rents, taxes,  assessments,  water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

               Event of Default:   Any one of the conditions or circumstances enumerated in Section 9.01.

               Fannie Mae:  Fannie Mae, or any successor thereto.

               Fannie  Mae  Guide:  The Fannie Mae  Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

               FDIC:   The Federal Deposit Insurance Corporation, or any successor thereto.

               Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 4.12.

               FIRREA: The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as amended from time to time.

               Freddie Mac:   Freddie Mac, or any successor thereto.

               Freddie Mac Guide:  The Freddie Mac Selling  Guide and the Freddie Mac  Servicing  Guide and all
amendments or additions thereto.

               Full Principal  Prepayment:  A Principal  Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

               GAAP:  Generally accepted accounting procedures, consistently applied.

               HUD:   The United States Department of Housing and Urban Development or any successor.

               Index:  With  respect  to each ARM Loan,  on the  related  Adjustment  Date,  the index  used to determine the Mortgage Interest Rate on each such ARM Loan.

               Insurance  Proceeds:  With  respect  to each  Mortgage  Loan,  proceeds  of  insurance  policies insuring the Mortgage Loan or the related Mortgaged Property.

               Lifetime Rate Cap: With respect to each ARM Loan,  the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan, as specified in the related Mortgage Note.

               Liquidation  Proceeds:  Cash  received  in  connection  with  the  liquidation  of  a  defaulted
Mortgage Loan, whether through the sale or assignment of such Mortgage Loan,  trustee's sale,  foreclosure sale or otherwise,  other than amounts  received  following the  acquisition of an REO Property  pursuant to Section
4.13.

               Margin:  With respect to each ARM Loan,  the fixed  percentage  amount set forth in each related
Mortgage Note which is added to the Index in order to determine the related Mortgage Interest Rate.

               Monthly  Advance:  The  aggregate of the advances  made by the Servicer on any  Remittance  Date pursuant to Section 5.03.

               Monthly  Payment:  With  respect  to each  Mortgage  Loan,  the  scheduled  monthly  payment  of principal and interest thereon which is payable by the related Mortgagor under the related Mortgage Note.

               Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

               Mortgage  Interest  Rate:  The annual rate at which  interest  accrues on any  Mortgage  Loan in accordance  with the provisions of the related  Mortgage Note, and in the case of an ARM Loan, as adjusted from time to time on each  Adjustment  Date for such  Mortgage  Loan to equal the Index for such  Mortgage Loan plus the Margin for such  Mortgage  Loan,  and  subject to the  limitations  on such  interest  rate  imposed by the
Periodic Rate Cap and the Lifetime Rate Cap.

               Mortgage Loan: An individual  Mortgage Loan described herein,  and as further  identified on the
Mortgage Loan  Schedule,  which Mortgage Loan includes  without  limitation  the Mortgage Loan  Documents,  the
Monthly Payments, Principal Prepayments,  Liquidation Proceeds,  Condemnation Proceeds, Insurance Proceeds, REO
Disposition Proceeds,  and all other rights,  benefits,  proceeds and obligations arising from or in connection with such Mortgage Loan.

               Mortgage Loan Documents:  The original mortgage loan legal documents held by the Custodian.

               Mortgage  Loan  Remittance  Rate:  With  respect  to each  Mortgage  Loan,  the  annual  rate of interest  remitted  to the  Owner,  which  shall be equal to the  related  Mortgage  Interest  Rate  minus  the
Servicing Fee Rate.

                Mortgage  Loan  Schedule:  The schedule of Mortgage  Loans  attached  hereto as Exhibit A, such schedule being acceptable to the Owner and the Servicer.

               Mortgage  Note:  The note or other  evidence of the  indebtedness  of a  Mortgagor  secured by a
Mortgage.

               Mortgaged  Property:  The  underlying  real  property  securing  repayment  of a Mortgage  Note, consisting  of a single  parcel of real  estate  considered  to be real  estate  under the laws of the State in which such real  property  is located,  which may include  condominium  units and  planned  unit  developments, improved by a residential dwelling.

               Mortgagor:  The obligor on a Mortgage  Note.  The  Mortgagor is a natural  person who is a party to the Mortgage Note and Mortgage in an individual capacity.

               Nonrecoverable  Advance:  Any advance  previously made by the Servicer  pursuant to Section 5.03 or any expenses  incurred  pursuant to Section 4.08 which, in the good faith judgment of the Servicer,  may not be ultimately  recoverable by the Servicer from Liquidation  Proceeds.  The  determination by the Servicer that is has  made a  Nonrecoverable  Advance,  shall  be  evidenced  by an  Officer's  Certificate  of the  Servicer delivered to the Owner and detailing the reasons for such determination.

               OCC:  Office of the Comptroller of the Currency, its successors and assigns.

               Officers'  Certificate:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or the Secretary or
one of the  Assistant  Treasurers  or Assistant  Secretaries  of the  Servicer,  and  delivered to the Owner as required by this Agreement.

               Opinion  of  Counsel:  A written  opinion of  counsel,  who may be an  employee  of the party on behalf of whom the opinion is being given, reasonably acceptable to the Owner.

               OTS:  Office of Thrift Supervision, its successors and assigns.

               Owner:  EMC Mortgage Corporation, its successors in interest and assigns.

               Partial  Principal  Prepayment:  A Principal  Prepayment  by a Mortgagor of a partial  principal balance of a Mortgage Loan.

               Pass-Through  Transfer:  The sale or transfer of same or all of the Mortgage Loans to a trust as part of a publicly issued or privately placed, rated or unrated Mortgage pass-through transaction.

               Periodic  Rate Cap:  With  respect to each ARM Loan,  the  maximum  increase  or decrease in the
Mortgage Interest Rate on any Adjustment Date.

               Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;  provided that  obligations of Freddie Mac or Fannie Mae shall be Permitted  Investments only if, at the time of investment, they are  rated  in one of the two  highest  rating  categories  by  Standard  &  Poor's  Rating
               Services,  a division of The McGraw-Hill  Companies Inc.,  Moody's Investors  Service,  Inc. and
               Fitch IBCA Inc.;

               (ii)   (a)  demand  or time  deposits,  federal  funds or  bankers'  acceptances  issued  by any depository  institution  or trust  company  incorporated  under the laws of the United States of
               America or any state thereof and subject to supervision  and examination by federal and/or state banking  authorities,  provided that the commercial  paper and/or the short-term  deposit rating and/or the long-term  unsecured debt  obligations or deposits of such depository  institution or trust  company at the time of such  investment  or  contractual  commitment  providing  for such investment  are rated in one of the two highest  rating  categories  by Standard & Poor's Rating
               Services,  a division of The McGraw-Hill  Companies Inc.,  Moody's Investors  Service,  Inc. and
               Fitch IBCA Inc.  and (b) any other  demand or time  deposit or  certificate  of deposit  that is fully insured by the Federal Deposit Insurance Corporation;

               (iii)  repurchase  obligations  with respect to (a) any  security  described in clause (i) above or (b) any other  security  issued or guaranteed by an agency or  instrumentality  of the United
               States of  America,  the  obligations  of which are  backed by the full  faith and credit of the
               United  States of America,  in either case entered into with a depository  institution  or trust company (acting as principal) described in clause (ii)(a) above;

               (iv)   securities   bearing   interest  or  sold  at  a  discount   issued  by  any  corporation
               incorporated  under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by Standard & Poor's Rating Services,  a division of
               The McGraw-Hill  Companies Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment or contractual commitment providing for such investment;  provided,  however, that securities  issued by any particular  corporation will not be Permitted  Investments to the extent that investments  therein will cause the then outstanding  principal amount of securities issued by such  corporation  and held as Permitted  Investments  to exceed 10% of the  aggregate outstanding principal balances and amounts of all the Permitted Investments;

               (v)    commercial  paper   (including  both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by Standard & Poor's Rating  Services,  a division of The McGraw-Hill  Companies  Inc.,  Moody's
               Investors Service, Inc. and Fitch IBCA Inc. at the time of such investment;

               (vi)   any other  demand,  money market or time deposit,  obligation,  security or investment as may be acceptable to each of Standard & Poor's Rating  Services,  a division of The  McGraw-Hill
               Companies, Inc., Moody's Investors Service, Inc. and Fitch IBCA Inc.;

(vii)   any money market funds the collateral of which consists of obligations  fully  guaranteed by the United
               States of  America  or any  agency or  instrumentality  of the  United  States  of  America  the obligations  of which are backed by the full  faith and  credit of the United  States of America
               (which may include  repurchase  obligations  secured by collateral  described in clause (i)) and other  securities  and which  money  market  funds are  rated in one of the two  highest  rating categories by Standard & Poor's Rating Services,  a division of The McGraw-Hill  Companies Inc.,
               Moody's Investors Service, Inc. and Fitch IBCA Inc.; and

               (viii) GMAC Variable Denomination  Adjustable Rate Demand Notes constituting  unsecured,  senior debt  obligations of General Motors  Acceptance  Corporation as outlined in the prospectus dated
               June 17, 1998 and rated by Moody's in its  highest  short-term  rating  category  available  and rated at least D-1 by Fitch;

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

               Person:  Any  individual,  corporation,  partnership,  joint venture,  association,  joint-stock company,  limited  liability  company,  trust,  unincorporated  organization  or  government  or any  agency or political subdivision thereof.

               Prepayment  Interest  Shortfall:  The sum of the differences  between interest actually received in a Due  Period  as a result  of a full or  partial  prepayment  or other  unscheduled  receipt  of  principal
(including as a result of a  liquidation)  on each Mortgage Loan as to which such a payment is received and the interest  portion of the Monthly  Payment of such Mortgage Loan scheduled to be due at the applicable  Mortgage
Loan Remittance  Rate;  provided,  however,  Prepayment  Interest  Shortfalls  shall not include Full Principal
Prepayments  received  on or  before  the 15th day of the month in which a  Remittance  Date  occurs  which are remitted by the Servicer to the Owner on such Remittance Date.

               Primary  Mortgage  Insurance  Policy:  Each  primary  policy  of  mortgage  insurance,   or  any
replacement policy therefor obtained by the Servicer pursuant to Section 4.08.

               Prime Rate: The prime rate of U.S. money center banks as published from time to time in
The Wall Street Journal.

               Principal  Prepayment:  Any payment or other recovery of principal on a Mortgage  Loan,  full or partial,  which is received in advance of its scheduled Due Date,  including any prepayment  penalty or premium thereon and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               Qualified  Appraiser:  An  appraiser,  duly  appointed  by the  Servicer,  who had no  interest, direct  or  indirect  in the  Mortgaged  Property  or in any  loan  made on the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval  of the Mortgage  Loan,  which  appraiser and the appraisal  made by such  appraiser  both  satisfy the  requirements  of Title XI of FIRREA and the  regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

               Qualified  Depository:  (a) The  Custodian  or (b) a  depository,  the  accounts  of  which  are insured by the FDIC  through  the BIF or the SAIF and the short  term debt  ratings  and the long term  deposit ratings of which are rated in one of the two highest rating  categories by Standard & Poor's Ratings  Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service, Inc., Fitch IBCA Duff & Phelps.

               Qualified  Insurer:  An insurance  company  duly  qualified as such under the laws of the states in which the Mortgaged  Properties  are located,  duly  authorized  and licensed in such states to transact the applicable  insurance  business and to write the insurance  provided,  approved as an insurer by Fannie Mae and
Freddie Mac.

               REMIC: A "real estate  mortgage  investment  conduit"  within the meaning of Section 860D of the
Code.

               REMIC  Provisions:  The  provisions  of the Federal  income tax law  relating to a REMIC,  which appear at  Section  860A  through  860G of  Subchapter  M of Chapter 1,  Subtitle  A of the Code,  and  related provisions,  and regulations,  rulings or  pronouncements  promulgated  thereunder,  as the foregoing may be in effect from time to time.

               Remittance  Date:  The 18th day of any  month,  or if such 18th day is not a Business  Day,  the first Business Day immediately preceding such 18th day.

               REO Disposition:   The final sale by the Servicer of any REO Property.

               REO  Disposition  Proceeds:  Amounts  received by the Servicer in connection  with a related REO
Disposition.

               REO  Property:  A  Mortgaged  Property  acquired  by the  Servicer  on  behalf  of the  Owner as described in Section 4.13.

               SAIF:   The Savings Association Insurance Fund, or any successor thereto.

               Servicer:  GMAC  Mortgage  Corporation,  or any of its  successors  in interest or any successor under this Agreement appointed as herein provided.

               Servicing  Advances:  All  customary,  reasonable  and  necessary  "out  of  pocket"  costs  and expenses (including reasonable  attorneys' fees and disbursements)  incurred prior to, on and subsequent to the
Effective  Date in the  performance  by the Servicer of its  servicing  obligations  relating to each  Mortgage
Loan,  including,  but not limited to, the cost of (a) the  preservation,  restoration  and  protection  of the
Mortgaged Property,  (b) any enforcement,  administrative or judicial proceedings,  or any legal work or advice
specifically   related  to  servicing  the  Mortgage  Loans,   including  but  not  limited  to,  foreclosures,
bankruptcies,  condemnations,  drug seizures,  elections,  foreclosures by subordinate or superior lienholders, and other legal  actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are reasonable  and that the  Servicer  specifies  the Mortgage  Loan(s) to which such  expenses  relate),  (c) the management and liquidation of the Mortgaged  Property if the Mortgaged  Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes,  assessments,  water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary  Mortgage  Insurance  Policy premiums and fire and hazard insurance coverage and (e) compliance with the obligations under Section 4.08.

               Servicing  Fee:  With  respect  to each  Mortgage  Loan,  the amount of the annual fee the Owner shall  pay to the  Servicer,  which  shall,  for a period of one full  month,  be equal to  one-twelfth  of the product of (a) the applicable  Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage
Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount  and  period respecting which any related  interest  payment on a Mortgage Loan is computed.  The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable  solely from,  the interest  portion (not including  recoveries of interest from Liquidation  Proceeds or otherwise) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.05.

               Servicing Fee Rate:   The Servicing Fee Rate shall be a rate per annum equal to 0.25%.

               Servicing  File:  The  documents,  records and other items  pertaining to a particular  Mortgage
Loan, and any additional  documents  relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer's possession.

               Servicing  Officer:   Any  officer  of  the  Servicer  involved  in,  or  responsible  for,  the administration  and  servicing  of the  Mortgage  Loans  whose  name  appears on a list of  servicing  officers furnished by the Servicer to the Owner upon request, as such list may from time to time be amended.

               Stated  Principal  Balance:  As to each Mortgage Loan as of any date of  determination,  (i) the principal  balance of such  Mortgage  Loan after  giving  effect to payments of principal  due,  whether or not received,  minus (ii) all  amounts  previously  distributed  to the Owner with  respect  to the  Mortgage  Loan representing payments or recoveries of principal or advances in lieu thereof.

               Whole Loan  Transfer:  The sale or  transfer  of some or all of the  ownership  interest  in the
Mortgage  Loans by the Owner to one or more third parties in whole loan or  participation  format,  which third party may be Fannie Mae or Freddie Mac.

                                                  ARTICLE II
                                         SERVICING OF MORTGAGE LOANS;
                                        POSSESSION OF SERVICING FILES;
                                              BOOKS AND RECORDS;
                                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

               Section 2.01  Servicing of Mortgage Loans.

               From and after the  Effective  Date,  the  Servicer  does hereby  agree to service the  Mortgage
Loans,  but subject to the terms of this  Agreement.  The rights of the Owner to receive  payments with respect to the Mortgage Loans shall be as set forth in this Agreement.

               Section 2.02 Maintenance of Servicing Files.

               The Servicer shall maintain a Servicing  File  consisting of all documents  necessary to service the  Mortgage  Loans.  The  possession  of each  Servicing  File by the  Servicer  is for the sole  purpose  of servicing  the Mortgage  Loan,  and such  retention and  possession by the Servicer is in a custodial  capacity only. The Servicer  acknowledges  that the ownership of each Mortgage  Loan,  including the Note, the Mortgage, all other Mortgage Loan Documents and all rights,  benefits,  proceeds and obligations  arising therefrom or in connection  therewith,  has been vested in the Owner.  All rights arising out of the Mortgage Loans  including, but not  limited  to,  all funds  received  on or in  connection  with the  Mortgage  Loans and all  records or documents  with respect to the Mortgage  Loans  prepared by or which come into the  possession  of the Servicer shall be  received  and held by the  Servicer in trust for the  exclusive  benefit of the Owner as the owner of the related  Mortgage  Loans.  Any portion of the related  Servicing  Files  retained by the Servicer  shall be appropriately  identified in the  Servicer's  computer  system to clearly  reflect the ownership of the related
Mortgage Loans by the Owner.  The Servicer  shall release its custody of the contents of the related  Servicing
Files only in  accordance  with  written  instructions  of the Owner,  except when such  release is required as incidental to the Servicer's servicing of the Mortgage Loans, such written instructions shall not be required.

               Section 2.03  Books and Records.

               The Servicer shall be responsible for maintaining,  and shall maintain,  a complete set of books and records for the Mortgage Loans which shall be  appropriately  identified in the Servicer's  computer system to clearly  reflect the  ownership  of the  Mortgage  Loan by the Owner.  In  particular,  the  Servicer  shall maintain in its  possession,  available for  inspection by the Owner,  or its designee and shall deliver to the
Owner upon demand,  evidence of compliance with all federal,  state and local laws, rules and regulations,  and requirements  of Fannie Mae or Freddie Mac, as  applicable,  including but not limited to  documentation  as to the method used in determining  the  applicability  of the  provisions of the Flood Disaster  Protection Act of
1973, as amended, to the Mortgaged  Property,  documentation  evidencing  insurance coverage and eligibility of any  condominium  project for  approval by Fannie Mae and  periodic  inspection  reports as required by Section
4.13.  To the extent that  original  documents  are not  required for purposes of  realization  of  Liquidation
Proceeds or  Insurance  Proceeds,  documents  maintained  by the  Servicer  may be in the form of  microfilm or microfiche  or such other  reliable  means of  recreating  original  documents,  including  but not limited to, optical imagery techniques so long as the Servicer complies with the requirements of the Fannie Mae Guide.

               The Servicer  shall  maintain with respect to each  Mortgage  Loan and shall make  available for inspection  by any Owner or its  designee  the  related  Servicing  File (or copies  thereof)  upon  reasonable request  during the time the Owner  retains  ownership of a Mortgage Loan and  thereafter  in  accordance  with applicable laws and regulations.

               Section 2.04.  Transfer of Mortgage Loans.

               The Servicer  shall keep at its  servicing  office  books and records in which,  subject to such reasonable  regulations  as it may prescribe  from time to time,  the Servicer shall note transfers of Mortgage
Loans.  No  transfer  of a Mortgage  Loan may be made unless  such  transfer  is in  compliance  with the terms hereof.  For the purposes of this Agreement,  the Servicer shall be under no obligation to deal with any person with respect to this  Agreement or any Mortgage  Loan unless a notice of the transfer of such Mortgage Loan has been  delivered to the Servicer in accordance  with this Section 2.04.  The Owner may,  subject to the terms of this  Agreement,  sell and transfer one or more of the Mortgage  Loans in accordance  with  Sections  10.02 and
11.12,  provided,  however,  that the transferee will not be deemed to be an Owner  hereunder  binding upon the
Servicer  unless  such  transferee  shall  agree in writing to be bound by the terms of this  Agreement  and an assignment  and  assumption of this  Agreement  reasonably  acceptable  to the  Servicer.  The Owner also shall advise  the  Servicer  in writing of the  transfer.  Upon  receipt  of notice of the  permitted  transfer,  the
Servicer  shall mark its books and records to reflect the  ownership  of the Mortgage  Loans of such  assignee, and shall release the previous  Owner from its  obligations  hereunder  with respect to the Mortgage Loans sold or transferred.

               Section 2.05  Delivery of Mortgage Loan Documents.

               The  Servicer  shall  forward  to the  Custodian  on  behalf  of the  Owner  original  documents evidencing  an  assumption,  modification,  consolidation  or extension  of any  Mortgage  Loan entered into in accordance  with Section 4.01 or 6.01 promptly  after their  execution;  provided,  however,  that the Servicer shall  provide the Custodian on behalf of the Owner with a certified  true copy of any such document  submitted for  recordation  promptly  after its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording office to be a true and complete copy of the original  within 180 days of its execution.  If delivery is not completed  within 180 days solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office,  the Servicer shall continue to use its best efforts to effect delivery as soon as possible thereafter.

                      From  time to time the  Servicer  may  have a need  for  Mortgage  Loan  Documents  to be released by the  Custodian.  If the Servicer  shall  require any of the Mortgage Loan  Documents,  the Servicer shall notify the  Custodian in writing of such request in the form of the request for release  attached  hereto as Exhibit D. The  Custodian  shall  deliver to the Servicer  promptly,  and in no event later than within five
(5) Business Days, any requested Mortgage Loan Document  previously  delivered to the Custodian,  provided that such  documentation  is promptly  returned to the Custodian when the Servicer no longer requires  possession of the document,  and provided  that during the time that any such  documentation  is held by the  Servicer,  such possession is in trust for the benefit of the Owner.

               Section 2.06  Quality Control Procedures.

               The Servicer must have an internal  quality control  program that verifies,  on a regular basis, the existence and accuracy of the legal documents,  credit  documents,  property  appraisals,  and underwriting decisions.  The program must be capable of  evaluating  and  monitoring  the overall  quality of its  servicing activities.  The purpose of the program is to ensure that the Mortgage  Loans are serviced in  accordance  with prudent  mortgage  banking  practices and  accounting  principles;  guard  against  dishonest,  fraudulent,  or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

                                                  ARTICLE III

                                        REPRESENTATIONS AND WARRANTIES
                                                OF THE SERVICER

               The Servicer  represents,  warrants and covenants to the Owner that as of the Effective  Date or as of such date specifically provided herein:

               (a)    The Servicer is a validly  existing  corporation  in good standing  under the laws of the
State of its  organization  and is qualified to transact  business in, is in good  standing  under the laws of, and  possesses  all licenses  necessary  for the conduct of its business in, each state in which any  Mortgaged
Property is located or is otherwise  exempt or not required under  applicable law to effect such  qualification or license and no demand for such  qualification  or license has been made upon the Servicer by any such state, and in any event the  Servicer is in  compliance  with the laws of each such State to the extent  necessary  to ensure the  enforceability  of each Mortgage Loan and the  servicing of the Mortgage  Loans in accordance  with the terms of this Agreement;

               (b)    The Servicer has full power and authority to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated  by this Agreement and to conduct its business as presently conducted,  has duly authorized the execution,  delivery and  performance of this Agreement,  has duly executed and delivered this  Agreement,  and this  Agreement  constitutes a legal,  valid and binding  obligation of the
Servicer,  enforceable  against it in accordance  with its terms  subject to bankruptcy  laws and other similar laws of general  application  affecting  rights of  creditors  and subject to the  application  of the rules of equity, including those respecting the availability of specific performance;

               (c)    None  of  the  execution  and  delivery  of  this  Agreement,  the  consummation  of  the transactions  contemplated  thereby  and  hereby,  or the  fulfillment  of or  compliance  with the  terms  and conditions of this  Agreement  will conflict with any of the terms,  conditions or provisions of the Servicer's articles of incorporation  or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or provisions of any legal  restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an  acceleration  under any of the foregoing,  or result in the material  violation of any law,  rule,  regulation,  order,  judgment or decree to which the Servicer or its property is subject;

               (d)    There is no litigation  pending or, to the Seller's  knowledge,  threatened  with respect to the Servicer which is reasonably  likely to have a material  adverse  effect on the  execution,  delivery or enforceability  of this  Agreement,  or which is  reasonably  likely to have a material  adverse  effect on the financial condition of the Servicer;

               (e)    No  consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the execution,  delivery and  performance by the Servicer of or compliance by the Servicer with this  Agreement  or the  consummation  of the  transactions  contemplated  by this  Agreement  except  for consents, approvals, authorizations and orders which have been obtained;

                      (f)    The  collection  and servicing  practices  used by the  Servicer,  with respect to each Mortgage  Note and Mortgage  have been in all material  respects  legal.  With respect to escrow  deposits and payments that the Servicer  collects,  all such payments are in the possession of, or under the control of, the Servicer,  and there exist no deficiencies in connection  therewith for which  customary  arrangements  for repayment  thereof have not been made.  No escrow  deposits or other charges or payments due under the Mortgage
Note have been capitalized under any Mortgage or the related Mortgage Note;

               (g)    The  Servicer is in good  standing to service  mortgage  loans for Fannie Mae and Freddie
Mac and no event has occurred which would make the Servicer unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or Freddie Mac;

               (h)    No written  statement,  report or other document furnished or to be furnished pursuant to the  Agreement  contains or will contain any  statement  that is or will be  inaccurate  or  misleading  in any material  respect or omits to state a material  fact  required to be stated  therein or  necessary  to make the information and statements therein not misleading;

               (i)    No fraud or  misrepresentation  of a material  fact with  respect to the  servicing  of a
Mortgage Loan has taken place on the part of the Servicer;

               (j)    At the time Servicer  commenced  servicing the Mortgage Loans,  either (i) each Mortgagor was properly  notified with respect to  Servicer's  servicing of the related  Mortgage Loan in accordance  with the Cranston  Gonzalez National  Affordable  Housing Act of 1990, as the same may be amended from time to time, and the  regulations  provided  in  accordance  with the Real  Estate  Settlement  Procedures  Act or (ii) such notification was not required;

               (k)    At the time  Servicer  commenced  servicing the Mortgage  Loans,  all  applicable  taxing authorities and insurance  companies  (including  primary mortgage  insurance  policy insurers,  if applicable)
and/or  agents were  notified of the  transfer of the  servicing  of the  Mortgage  Loans to  Servicer,  or its
designee,   and  Servicer  currently  receives  all  related  notices,  tax  bills  and  insurance  statements.
Additionally,  any and all  costs,  fees and  expenses  associated  with  the  Servicer's  commencement  of the servicing  of the  Mortgage  Loans,  including  the  costs  of  any  insurer  notifications,  the  transfer  or implementation  of tax  service  contracts,  flood  certification  contracts,  and any and all other  servicing transfer-related  costs and  expenses  have  been  paid for by the  Servicer  and  will,  in no  event,  be the responsibility of the Owner; and

               (l)    The  collection  and servicing  practices with respect to each Mortgage Note and Mortgage have been in all  material  respects  legal.  With respect to escrow  deposits  and payments  that the Servicer collects,  all such payments are in the possession  of, or under the control of, the Servicer,  and there exist no deficiencies in connection  therewith for which customary  arrangements for repayment  thereof have not been made.  No escrow  deposits  or other  charges or payments  due under the  Mortgage  Note have been  capitalized under any Mortgage or the related Mortgage Note.

                                                  ARTICLE IV
                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
               Section 4.01   Servicer to Act as Servicer.
               The Servicer, as independent contract servicer,  shall service and administer the Mortgage Loans in accordance  with this  Agreement and with Accepted  Servicing  Practices  (giving due  consideration  to the
Owner's  reliance on the Servicer),  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such  servicing and  administration  which the Servicer may deem necessary or desirable and consistent  with the terms of this Agreement and with Accepted  Servicing  Practices and shall  exercise  the same care that it  customarily  employs  for its own  account.  Except as set forth in this Agreement,  the Servicer shall service the Mortgage Loans in accordance with Accepted Servicing  Practices in compliance  with the servicing  provisions of the Fannie Mae Guide,  which include,  but are not limited to, provisions  regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the  maintenance of hazard  insurance  with a Qualified  Insurer,  the maintenance  of fidelity bond and errors and omissions  insurance,  inspections,  the  restoration of Mortgaged
Property,  the maintenance of Primary  Mortgage  Insurance  Policies,  insurance  claims,  and title insurance, management of REO  Property,  permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of  foreclosures  and  abandonments  of Mortgaged  Property,  the transfer of Mortgaged  Property,  the release of Mortgage Loan  Documents,  annual  statements,  and  examination of records and  facilities.  In the event of any conflict,  inconsistency or discrepancy between any of the servicing  provisions of this Agreement and any of the servicing  provisions of the Fannie Mae Guide,  the provisions of this  Agreement  shall control and be  binding  upon  the  Owner  and  the  Servicer.  The  Owner  shall,  upon  reasonable  request,  deliver powers-of-attorney  to the Servicer  sufficient to allow the Servicer as servicer to execute all  documentation requiring  execution  on behalf of Owner  with  respect  to the  servicing  of the  Mortgage  Loans,  including satisfactions,  partial releases,  modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably possible, execute and return such documentation to the Servicer.

               Consistent with the terms of this Agreement,  the Servicer may waive, modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant  indulgence  to any
Mortgagor if in the Servicer's  reasonable and prudent  determination such waiver,  modification,  postponement or  indulgence  is not  materially  adverse to the Owner,  provided,  however,  that  unless the  Servicer  has obtained the prior written consent of the Owner,  the Servicer shall not permit any  modification  with respect to any  Mortgage  Loan that would  change the  Mortgage  Interest  Rate,  forgive the payment of  principal  or interest,  reduce or increase the  outstanding  principal  balance (except for actual payments of principal) or change the final  maturity date on such Mortgage  Loan.  In the event of any such  modification  which has been agreed to in writing by the Owner and which  permits the  deferral of  interest  or  principal  payments on any
Mortgage Loan, the Servicer  shall, on the Business Day  immediately  preceding the related  Remittance Date in any month in which any such principal or interest payment has been deferred,  deposit in the Custodial  Account from its own funds, in accordance  with Section 4.04 and Section 5.03, the difference  between (a) such month's principal  and one month's  interest at the  related  Mortgage  Loan  Remittance  Rate on the unpaid  principal balance of such  Mortgage  Loan and (b) the amount paid by the  Mortgagor.  The  Servicer  shall be entitled to reimbursement  for such  advances  to the same  extent as for all other  advances  pursuant  to  Section  4.05.
Without  limiting the generality of the foregoing,  the Servicer shall continue,  and is hereby  authorized and empowered, to prepare,  execute and deliver, all instruments of satisfaction or cancellation,  or of partial or full  release,  discharge and all other  comparable  instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged Properties.

                      The Servicer shall perform all of its servicing  responsibilities  hereunder or may, with the Owner's prior written approval,  cause a subservicer to perform any such servicing  responsibilities on its behalf,  but  the use by the  Servicer  of a  subservicer  shall  not  release  the  Servicer  from  any of its obligations  hereunder and the Servicer shall remain  responsible  hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer.  Any such  subservicer  that the
Owner  shall be  requested  to  consent  to must be a Fannie  Mae  approved  seller/servicer  or a Freddie  Mac seller/servicer  in good standing and no event shall have  occurred,  including but not limited to, a change in insurance  coverage,  which  would  make it unable to comply  with the  eligibility  requirements  for  lenders imposed by Fannie Mae or for  seller/servicers  by Freddie Mac, or which would require  notification  to Fannie
Mae or Freddie Mac. The Servicer shall pay all fees and expenses of each  subservicer  from its own funds,  and a subservicer's fee shall not exceed the Servicing Fee.

                      At the cost and  expense of the  Servicer,  without any right of  reimbursement  from the
Custodial  Account,  the  Servicer  shall be  entitled  to  terminate  the  rights  and  responsibilities  of a subservicer and arrange,  with the Owner's prior written  approval,  for any servicing  responsibilities  to be performed by a successor  subservicer meeting the requirements in the preceding paragraph,  provided,  however, that nothing  contained herein shall be deemed to prevent or prohibit the Servicer,  at the Servicer's  option,
from   electing  to  service  the  related   Mortgage   Loans  itself.   In  the  event  that  the   Servicer's
responsibilities  and duties under this Agreement are terminated  pursuant to Section 8.04, 9.01 or 10.01,  and if requested to do so by the Owner,  the Servicer  shall at its own cost and expense  terminate  the rights and responsibilities  of each  subservicer  effective as of the date of termination  of the Servicer.  The Servicer shall pay all fees,  expenses or penalties  necessary in order to terminate the rights and  responsibilities of each subservicer from the Servicer's own funds without reimbursement from the Owner.

               Notwithstanding  any of the provisions of this Agreement  relating to agreements or arrangements between the Servicer and a  subservicer  or any reference  herein to actions  taken  through a  subservicer  or otherwise,  the Servicer  shall not be relieved of its  obligations  to the Owner and shall be obligated to the same  extent and under the same  terms and  conditions  as if it alone were  servicing  and  administering  the
Mortgage  Loans.  The  Servicer  shall  be  entitled  to  enter  into  an  agreement  with  a  subservicer  for indemnification  of the Servicer by the subservicer and nothing  contained in this Agreement shall be deemed to limit or modify such indemnification.

               Any  subservicing  agreement  and any other  transactions  or services  relating to the Mortgage
Loans  involving a  subservicer  shall be deemed to be between such  subservicer  and Servicer  alone,  and the
Owner  shall  have no  obligations,  duties or  liabilities  with  respect  to such  Subservicer  including  no obligation,  duty or  liability  of  Owner  to pay  such  subservicer's  fees and  expenses.  For  purposes  of distributions  and advances by the Servicer  pursuant to this  Agreement,  the Servicer shall be deemed to have received a payment on a Mortgage Loan when a subservicer has received such payment.

               Section 4.02    Collection of Mortgage Loan Payments.

                      Continuously  from the  Effective  Date until the date each  Mortgage  Loan  ceases to be subject to this  Agreement,  the Servicer  will proceed with  reasonable  diligence to collect all payments due under each  Mortgage Loan when the same shall become due and payable and shall,  to the extent such  procedures shall be consistent  with this Agreement and the terms and  provisions of related  Primary  Mortgage  Insurance
Policy,  follow such  collection  procedures  as it follows with respect to mortgage  loans  comparable  to the
Mortgage Loans and held for its own account.  Further,  the Servicer will take  reasonable care in ascertaining and estimating  annual ground rents,  taxes,  assessments,  water rates,  fire and hazard  insurance  premiums, mortgage  insurance  premiums,  and all other charges  that,  as provided in the Mortgage,  will become due and payable to the end that the  installments  payable by the Mortgagors  will be sufficient to pay such charges as and when they become due and payable.

               Section 4.03   Realization Upon Defaulted Mortgage Loans.

               The Servicer shall use its reasonable efforts,  consistent with the procedures that the Servicer would use in servicing  loans for its own account and the  requirements  of the Fannie Mae Guide,  to foreclose upon or otherwise  comparably  convert the ownership of properties  securing such of the Mortgage Loans as come into and  continue  in default  and as to which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments  pursuant to Section 4.01. The Servicer  shall use its reasonable  efforts to realize upon defaulted  Mortgage  Loans in such manner as will  maximize the receipt of principal and interest by the Owner, taking into account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which Mortgaged  Property shall have suffered  damage,  the Servicer shall not be required to expend its own funds toward the  restoration of such property  unless it shall  determine in its discretion  (i) that such  restoration  will increase the proceeds of  liquidation of the related  Mortgage
Loan to the Owner  after  reimbursement  to itself  for such  expenses,  and (ii)  that such  expenses  will be recoverable  by the Servicer  through  Insurance  Proceeds or Liquidation  Proceeds from the related  Mortgaged
Property,  as  contemplated  in  Section  4.05.  The  Servicer  shall  notify  the  Owner  in  writing  of  the commencement  of  foreclosure  proceedings.  The  Servicer  shall be  responsible  for all costs  and  expenses incurred by it in any such proceedings or functions as Servicing  Advances;  provided,  however,  that it shall be entitled to reimbursement  therefor from the related  Mortgaged  Property,  as contemplated in Section 4.05.
Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance of a deed in lieu of  foreclosure,  in the event the  Servicer  has  reasonable  cause to believe that a Mortgaged
Property is contaminated  by hazardous or toxic  substances or wastes,  or if the Owner  otherwise  requests an environmental  inspection  or  review  of such  Mortgaged  Property,  such an  inspection  or  review  is to be conducted by a qualified  inspector.  Upon  completion of the inspection,  the Servicer shall promptly  provide the  Owner  with  a  written  report  of  the  environmental  inspection.  After  reviewing  the  environmental inspection  report,  the Owner shall  determine  how the Servicer  shall  proceed with respect to the Mortgaged
Property.

                      Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

               The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant  to each
Mortgage  Loan  separate  and apart  from any of its own funds  and  general  assets  and shall  establish  and maintain  one or more  Custodial  Accounts.  Each  Custodial  Account  shall be  established  with a  Qualified
Depository.  To the extent such funds are not deposited in a Custodial  Account,  such funds may be invested in
Permitted  Investments  for the  benefit of the Owner  (with any income  earned  thereon for the benefit of the
Servicer).  Funds  deposited  in the  Custodial  Account  may be drawn on by the  Servicer in  accordance  with
Section  4.05.  The creation of any  Custodial  Account  shall be  evidenced by a letter  agreement in the form shown in  Exhibit B hereto.  The  original  of such  letter  agreement  shall be  furnished  to the Owner  upon request.  The Servicer  acknowledges  and agrees that the Servicer shall bear any losses  incurred with respect to  Permitted  Investments.  The amount of any such losses  shall be  immediately  deposited by the Servicer in the  Custodial  Account,  as  appropriate,  out of the  Servicer's  own funds,  with no right to  reimbursement therefor.

               The  Servicer  shall  deposit  in a  mortgage  clearing  account  on a daily  basis,  and in the
Custodial  Account or Accounts no later than the second  Business Day after receipt of funds and retain therein the following payments and collections:

               (i)    all payments on account of principal,  including Principal  Prepayments,  on the Mortgage
Loans received after the Cut-off Date;

               (ii)   all  payments  on account of  interest  on the  Mortgage  Loans  adjusted  to the related
Mortgage Loan Remittance Rate received after the Cut-off Date;

               (iii)  all Liquidation Proceeds and REO Disposition Proceeds received after the Cut-off Date;

               (iv)   any net amounts  received by the Servicer  after the Cut-off Date in connection  with any
REO Property pursuant to Section 4.13;

               (v)    all Insurance  Proceeds  received after the Cut-off Date including amounts required to be deposited  pursuant  to  Sections  4.08 and 4.10,  other than  proceeds  to be held in the Escrow  Account  and applied to the  restoration  or repair of the  Mortgaged  Property or released to the  Mortgagor in  accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

               (vi)   all Condemnation  Proceeds  affecting any Mortgaged  Property  received after the Cut-off
Date other than  proceeds  to be held in the Escrow  Account and  applied to the  restoration  or repair of the
Mortgaged  Property  or  released  to  the  Mortgagor  in  accordance  with  the  Servicer's  normal  servicing procedures, the loan documents or applicable law;

               (vii)  any Monthly Advances as provided in Section 5.03;

               (viii) any  amounts  received  after  the  Cut-off  Date and  required  to be  deposited  in the
Custodial Account pursuant to 6.02; and

               (ix)   with  respect to each full or partial  Principal  Prepayment  received  after the Cut-off date, any Prepayment  Interest  Shortfalls,  to the extent of the Servicer's  aggregate  Servicing Fee received with respect to the related Due Period.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and  assumption  fees, to the extent  permitted by Section 6.01,  need not be deposited by the
Servicer in the  Custodial  Account.  Any  interest  paid on funds  deposited in the  Custodial  Account by the
Qualified  Depository  shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05(iv).

               Section 4.05  Permitted Withdrawals From the Custodial Account.

               The  Servicer  may,  from time to time,  make  withdrawals  from the  Custodial  Account for the following purposes:

               (i) to make  payments  to the Owner in the  amounts  and in the manner  provided  for in Section
5.01;

               (ii) to  reimburse  itself for  Monthly  Advances,  the  Servicer's  right to  reimburse  itself pursuant  to this  subclause  (ii)  being  limited to  amounts  received  on the  related  Mortgage  Loan which represent late  collections (net of the related  Servicing Fees) of principal and/or interest  respecting which any such advance was made;

                      (iii) to reimburse itself for unreimbursed  Servicing  Advances and unreimbursed  Monthly
Advances,  the  Servicer's  right to  reimburse  itself  pursuant to this  subclause  (iii) with respect to any
Mortgage Loan being limited to Liquidation  Proceeds,  Condemnation  Proceeds and Insurance  Proceeds  received after the Cut-off Date related to such Mortgage Loan;

               (iv) to pay to  itself  as  servicing  compensation  (a) any  interest  earned  on  funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each Remittance Date) and (b) any payable Servicing Fee;

               (v)  to reimburse itself for any Nonrecoverable Advances:

               (vi)  to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

               (vii) to remove funds  inadvertently  placed in the Custodial  Account in error by the Servicer;
and

               (viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

               Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

               The  Servicer  shall  segregate  and hold all funds  collected  and  received  pursuant  to each
Mortgage  Loan which  constitute  Escrow  Payments  separate  and apart  from any of its own funds and  general assets  and  shall  establish  and  maintain  one or  more  Escrow  Accounts.  Each  Escrow  Account  shall  be established  with a Qualified  Depository.  To the extent such funds are not  deposited  in an Escrow  Account, such funds may be invested in Permitted  Investments.  Funds  deposited in an Escrow Account may be drawn on by the Servicer in  accordance  with Section  4.07.  The  creation of any Escrow  Account  shall be evidenced by a letter  agreement in the form shown in Exhibit C. The original of such letter  agreement  shall be furnished to the Owner  upon  request.  The  Servicer  acknowledges  and  agrees  that the  Servicer  shall  bear any losses incurred with respect to Permitted  Investments.  The amount of any such losses shall be immediately  deposited by the Servicer in the Escrow  Account,  as  appropriate,  out of the  Servicer's  own funds,  with no right to reimbursement therefor.

               The Servicer shall deposit in a mortgage  clearing  account on a daily basis,  and in the Escrow
Account or Accounts no later than the second Business Day after receipt of funds and retain therein:

               (i) all  Escrow  Payments  collected  on  account  of the  Mortgage  Loans,  for the  purpose of effecting timely payment of any items as are required under the terms of this Agreement;

               (ii) all  Insurance  Proceeds  which  are to be  applied  to the  restoration  or  repair of any
Mortgaged Property; and

               (iii) all Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient  to cover escrow disbursements.

               The Servicer shall make  withdrawals  from an Escrow Account only to effect such payments as are required under this  Agreement,  and for such other purposes as shall be as set forth in and in accordance with
Section  4.07.  The  Servicer  shall be entitled to retain any  interest  paid on funds  deposited in an Escrow
Account by the Qualified  Depository  other than interest on escrowed  funds  required by law to be paid to the
Mortgagor  and, to the extent  required  by law,  the  Servicer  shall pay  interest  on escrowed  funds to the
Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient for such purposes.

               Section 4.07  Permitted Withdrawals From Escrow Account.

               Withdrawals from the Escrow Account may be made by the Servicer only:

               (i)    to effect timely  payments of ground rents,  taxes,  assessments,  water rates,  fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

               (ii)   to  reimburse  Servicer  for any  Servicing  Advance  made by Servicer  with respect to a related  Mortgage  Loan but only from  amounts  received  on the related  Mortgage  Loan which  represent  late payments or collections of Escrow Payments thereunder;

               (iii)  to refund to the Mortgagor any funds as may be determined to be overages;

               (iv)   for transfer to the Custodial Account in connection with an acquisition of REO Property;

               (v)    for application to restoration or repair of the Mortgaged Property;

               (vi)   to pay to the Servicer,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

               (vii)  to pay to the  Mortgagors or other  parties  Insurance  Proceeds  deposited in accordance with Section 4.06;

               (viii) to remove funds inadvertently placed in an Escrow Account in error by the Servicer; and

               (ix)   to clear and terminate the Escrow Account on the termination of this Agreement.

               As part of its servicing duties,  the Servicer shall pay to the Mortgagors  interest on funds in an Escrow  Account,  to the extent  required  by law,  and to the extent that  interest  earned on funds in the
Escrow  Account  is  insufficient,  shall pay such  interest  from its own  funds,  without  any  reimbursement therefor.

               Section 4.08 Payment of Taxes,  Insurance and Other Charges;  Maintenance  of Primary  Mortgage
Insurance Policies; Collections Thereunder.

                      With  respect to each  Mortgage  Loan,  the  Servicer  shall  maintain  accurate  records reflecting  the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the Mortgaged  Property and the status of Primary  Mortgage  Insurance  Policy  premiums and fire and hazard  insurance  coverage  and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal  premiums and shall effect  payment  thereof  prior to the  applicable  penalty or termination  date and at a time  appropriate  for securing  maximum  discounts  allowable,  employing  for such purpose  deposits of the Mortgagor in the Escrow  Account which shall have been  estimated and  accumulated  by the  Servicer  in  amounts  sufficient  for such  purposes,  as  allowed  under  the terms of the  Mortgage  or applicable  law. To the extent that the  Mortgage  does not provide for Escrow  Payments,  the  Servicer  shall determine  that any such  payments  are made by the  Mortgagor  at the time they first become due. The Servicer assumes full  responsibility  for the timely payment of all such bills and shall effect timely  payments of all such bills  irrespective  of the Mortgagor's  faithful  performance in the payment of same or the making of the
Escrow Payments and shall make advances from its own funds to effect such payments.

               The Servicer will maintain in full force and effect Primary Mortgage  Insurance  Policies issued by a Qualified  Insurer with respect to each  Mortgage Loan for which such  coverage is herein  required.  Such coverage  will be  maintained  until the ratio of the  current  outstanding  principal  balance of the  related
Mortgage Loan to the appraised value of the related Mortgaged  Property,  based on the most recent appraisal of the  Mortgaged  Property  performed by a Qualified  Appraiser,  such  appraisal to be included in the Servicing
File,  is reduced to 80.00% or less.  The  Servicer  will not  cancel or refuse to renew any  Primary  Mortgage
Insurance  Policy  that is  required  to be kept in force under this  Agreement  unless a  replacement  Primary
Mortgage  Insurance  Policy for such  canceled or  nonrenewed  policy is obtained  from and  maintained  with a
Qualified  Insurer.  The  Servicer  shall not take any  action  which  would  result in  noncoverage  under any applicable  Primary  Mortgage  Insurance  Policy of any loss which,  but for the actions of the Servicer  would have been covered  thereunder.  In connection with any assumption or substitution  agreement entered into or to be entered into  pursuant to Section 6.01,  the Servicer  shall  promptly  notify the insurer under the related
Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions  which may be  required by such  insurer as a condition  to the continuation of coverage under the Primary Mortgage  Insurance Policy.  If such Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution of liability,  the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

               In connection with its activities as servicer,  the Servicer  agrees to prepare and present,  on behalf of itself and the Owner,  claims to the insurer under any Private Mortgage  Insurance Policy in a timely fashion in accordance with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section 4.04,  any amounts  collected by the Servicer under any Primary
Mortgage  Insurance  Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 4.05.

               Section 4.09  Transfer of Accounts.

               The Servicer may transfer the Custodial  Account or the Escrow Account to a different  Qualified
Depository  from time to time.  The  Servicer  shall notify the Owner of any such  transfer  within 15 Business
Days of transfer.

               Section 4.10  Maintenance of Hazard Insurance.

                      The  Servicer  shall  cause to be  maintained  for each  Mortgage  Loan  fire and  hazard insurance  with  extended  coverage as is customary in the area where the  Mortgaged  Property is located in an amount  which is equal to the lesser of (i) the  maximum  insurable  value of the  improvements  securing  such
Mortgage Loan or (ii) the greater of (a) the  outstanding  principal  balance of the Mortgage Loan, and (b) the percentage  such that the proceeds  thereof shall be  sufficient to prevent the Mortgagor  and/or the Mortgagee from  becoming a  co-insurer.  If the Mortgaged  Property is in an area  identified in the Federal  Register by the Federal  Emergency  Management  Agency as being a special  flood  hazard  area that has  federally-mandated flood insurance  requirements,  the Servicer will cause to be maintained a flood  insurance  policy meeting the requirements of the current  guidelines of the Federal  Insurance  Administration  with a generally  acceptable insurance  carrier,  in an  amount  representing  coverage  not  less  than the  least  of (i) the  outstanding principal  balance of the Mortgage Loan,  (ii) the maximum  insurable value of the  improvements  securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection
Act of 1973,  as amended.  The Servicer  shall also  maintain on the REO  Property,  fire and hazard  insurance with  extended  coverage  in an  amount  which  is at  least  equal  to  the  maximum  insurable  value  of the improvements which are a part of such property,  liability  insurance and, to the extent required and available under the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided above.
Any amounts  collected  by the  Servicer  under any such  policies  other than  amounts to be  deposited in the
Escrow  Account  and  applied to the  restoration  or repair of the  Mortgaged  Property  or REO  Property,  or released to the Mortgagor in accordance with the Servicer's  normal  servicing  procedures,  shall be deposited in the  Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the Servicer or the  Mortgagor or  maintained  on property acquired in respect of the  Mortgage  Loans,  other than  pursuant  to the Fannie Mae Guide or such  applicable state or federal laws and  regulations  as shall at any time be in force and as shall  require such  additional insurance.  All such  policies  shall be endorsed  with  standard  mortgagee  clauses  with loss payable to the
Servicer and its  successors  and/or assigns and shall provide for at least thirty days prior written notice of any  cancellation,  reduction in the amount or material change in coverage to the Servicer.  The Servicer shall not  interfere  with the  Mortgagor's  freedom of choice in selecting  either his  insurance  carrier or agent, provided,  however,  that the Servicer  shall not accept any such insurance  policies from insurance  companies unless  such  companies  currently  reflect  a General  Policy  Rating in Best's  Key  Rating  Guide  currently acceptable  to Fannie Mae and are  licensed  to do business in the state  wherein the  property  subject to the policy is located.

               Section 4.11 Adjustments to Mortgage Interest Rate and Monthly Payment.

               On each applicable  Adjustment Date, the Mortgage Interest Rate shall be adjusted, in compliance with the  requirements  of the  related  Mortgage  and  Mortgage  Note,  to equal the sum of the Index plus the
Margin (rounded in accordance with the related  Mortgage Note) subject to the applicable  Periodic Rate Cap and
Lifetime  Rate Cap, as set forth in the  Mortgage  Note.  The  Servicer  shall  execute and deliver the notices required by each  Mortgage and Mortgage  Note and  applicable  laws and  regulations  regarding  interest  rate adjustments.

               Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

               The Servicer  shall  maintain,  at its own expense,  a blanket  fidelity  bond and an errors and omissions  insurance  policy,  with broad  coverage with  responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds,  money,  documents and papers  relating to the Mortgage  Loans.  The Fidelity Bond and errors and omissions  insurance shall be in the form of the Mortgage  Banker's  Blanket  Bond and shall  protect and insure the  Servicer  against  losses, including forgery,  theft,  embezzlement,  fraud, errors and omissions and negligent acts of such persons. Such
Fidelity Bond and errors and omissions  insurance shall also protect and insure the Servicer  against losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this  Agreement and the release  or  satisfaction  of a Mortgage  Loan  without  having  obtained  payment in full of the  indebtedness secured  thereby.  No  provision  of this Section 4.12  requiring  the Fidelity  Bond and errors and  omissions insurance  shall  diminish  or  relieve  the  Servicer  from its duties  and  obligations  as set forth in this
Agreement.  The minimum  coverage under any such Fidelity Bond and insurance  policy shall be at least equal to the  corresponding  amounts required by Fannie Mae in the Fannie Mae Guide or by Freddie Mac in the Freddie Mac
Guide.  The Servicer shall,  upon request of Owner,  deliver to the Owner a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such  Fidelity  Bond or  insurance  policy shall in no event be terminated or materially  modified  without thirty days prior written  notice to the Owner.  The Servicer shall notify the Owner within five Business  Days of receipt of notice that such  Fidelity  Bond or insurance  policy will be, or has been,  materially  modified or  terminated.  The Owner and its  successors  or assigns as their interests  may  appear  must be named as loss  payees on the  Fidelity  Bond and as  additional  insured on the errors and omissions policy.

               Section 4.13  Title, Management and Disposition of REO Property.

               In the event that title to any Mortgaged  Property is acquired in foreclosure or by deed in lieu of  foreclosure,  the deed or certificate of sale shall be taken in the name of the Owner or its designee.  Any such Person or Persons  holding  such title other than the Owner shall  acknowledge  in writing that such title is being held as nominee for the benefit of the Owner.

               The Servicer  shall notify the Owner in accordance  with prudent  servicing  practices of
        each   acquisition  of  REO  Property  upon  such   acquisition,   and  thereafter   assume  the
        responsibility for marketing such REO Property in accordance with Accepted Servicing  Practices.
        Thereafter,  the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section  4.13.  The REO Property must be sold within three years following the end of the calendar year of the date of  acquisition,  unless a
        REMIC election has been made with respect to the arrangement  under which the Mortgage Loans and
        REO Property are held and (i) the Owner shall have been  supplied  with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged  Property  subsequent to such three-year  period  (and  specifying  the period  beyond  such  three-year  period for which the
        Mortgaged  Property  may be held)  will not  result in the  imposition  of taxes on  "prohibited transactions"  of the related trust as defined in Section 860F of the Code, or cause the related
        REMIC to fail to qualify as a REMIC,  in which case the related  trust may continue to hold such
        Mortgaged  Property  (subject to any conditions  contained in such Opinion of Counsel),  or (ii)
        the Owner (at the  Servicer's  expense) or the Servicer  shall have  applied  for,  prior to the expiration  of such  three-year  period,  an extension of such  three-year  period in the manner contemplated  by Section  856(e)(3) of the Code,  in which case the  three-year  period shall be extended by the applicable  period.  If a period longer than three years is permitted  under the foregoing  sentence  and is necessary to sell any REO  Property,  (i) the Servicer  shall report monthly to the Owner as to progress  being made in selling  such REO  Property and (ii) if, with the written  consent of the Owner, a purchase  money  mortgage is taken in connection  with such sale,  such purchase  money  mortgage  shall name the Servicer as  mortgagee,  and such purchase money  mortgage  shall  not  be  held  pursuant  to  this  Agreement,  but  instead  a  separate participation  agreement  between the  Servicer  and Owner shall be entered into with respect to such  purchase money mortgage.

               The  Servicer  shall not permit the  creation of any  "interests"  (within the meaning of
        Section 860G of the Code) in any REMIC.  The Servicer  shall not enter into any  arrangement  by which a REMIC  will  receive a fee or other  compensation  for  services  nor  permit a REMIC to receive  any  income  from  assets  other  than  "qualified  mortgages"  as  defined  in Section
        860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                 Notwithstanding  any other provision of this Agreement,  if a REMIC election has been made, no
Mortgaged  Property  held by a REMIC shall be rented (or allowed to  continue to be rented) or  otherwise  used for the  production  of income by or on behalf of the related trust or sold in such a manner or pursuant to any terms that would (i) cause such  Mortgaged  Property to fail to qualify at any time as  "foreclosure  property"
within a meaning of Section  860G(a)(8) of the Code,  (ii) subject the related  trust to the  imposition of any federal or state  income  taxes on "net  income  from  foreclosure  property"  with  respect to such  Mortgaged
Property  within  the  meaning  of  Section  860G(c)  of the Code,  or (iii)  cause the sale of such  Mortgaged
Property to result in the receipt by the related  trust or any income from  non-permitted  assets as  described in Section  860F(a)  (2)(B) of the Code,  unless the  Servicer has agreed to  indemnify  and hold  harmless the related trust with respect to the imposition of any such taxes.

               The  Servicer  shall,  either  itself or  through  an agent  selected  by the  Servicer,  and in accordance  with the Fannie Mae Guide,  manage,  conserve,  protect and operate  each REO  Property in the same manner that it manages,  conserves,  protects and operates other foreclosed  property for its own account,  and in the same  manner  that  similar  property in the same  locality  as the REO  Property  is managed.  Each REO
Disposition  shall be carried  out by the  Servicer  at such price and upon such  terms and  conditions  as the
Servicer  deems to be in the best  interest of the Owner.  The REO  Disposition  Proceeds  from the sale of the
REO Property  shall be promptly  deposited in the  Custodial  Account.  As soon as  practical  thereafter,  the expenses  of such  sale  shall be paid and the  Servicer  shall  reimburse  itself  for any  related  Servicing
Advances, or Monthly Advances made pursuant to Section 5.03.

               The Servicer  shall cause each REO Property to be inspected  promptly  upon the  acquisition  of title  thereto  and  shall  cause  each REO  Property  to be  inspected  at least  monthly  thereafter  or more frequently as may be required by the  circumstances.  The Servicer  shall make or cause the inspector to make a written  report of each such  inspection.  Such  reports  shall be  retained in the  Servicing  File and copies thereof shall be forwarded by the Servicer to the Owner.

               Notwithstanding  anything to the  contrary set forth in this Section  4.13,  the parties  hereto hereby agree that the Owner,  at its option,  shall be entitled to manage,  conserve,  protect and operate each
REO Property for its own benefit  (such option,  an "REO  Option").  In connection  with the exercise of an REO
Option,  the prior two  paragraphs  and the related  provisions  of Section  4.03 and Section  4.04(iii)  (such provisions,  the "REO  Marketing  Provisions")  shall be revised as follows.  Following the  acquisition of any
Mortgaged  Property,  the  Servicer  shall  submit a detailed  invoice to the Owner for all  related  Servicing
Advances  and,  upon  exercising  the REO Option,  the Owner shall  promptly  reimburse  the  Servicer for such amounts.  In the event the REO Option is exercised  with respect to an REO  Property,  Section 4.04 (iii) shall not be  applicable  thereto.  References  made in Section 4.03 with respect to the  reimbursement  of Servicing
Advances  shall,  for  purposes  of such REO  Property,  be deemed to be covered by this  paragraph.  The Owner acknowledges  that, in the event it exercises an REO Option,  with respect to the related REO  Property,  there shall be no breach by the Servicer based upon or arising out of the  Servicer's  failure to comply with the REO
Marketing Provisions.

                                                   ARTICLE V

                                     PAYMENTS TO THE OWNER

               Section 5.01   Remittances.

               On each Remittance  Date, the Servicer shall remit to the Owner (i) all amounts  credited to the
Custodial Account as of the close of business on the related preceding  Determination  Date, except (a) Partial
Principal  Prepayments  received  on or after the first day of the month in which the  Remittance  Date  occurs shall be remitted to the Owner on the next following  Remittance Date, (b) Full Principal  Prepayments received on or before the 15th day of the month in which a  Remittance  Date  occurs  shall be  remitted to the Owner on the  Remittance  Date of such month,  and (c) Full  Principal  Prepayments  received  after the 15th day of the month shall be remitted to the Owner on the next  following  Remittance  Date,  each net of charges  against or withdrawals from the Custodial  Account pursuant to Section 4.05, plus, to the extent not already  deposited in the  Custodial  Account,  the sum of (ii) all Monthly  Advances,  if any,  which the  Servicer is  obligated to distribute  pursuant to Section 5.03 and (iii) all Prepayment  Interest  Shortfalls the Servicer is required to make up pursuant to Section 4.04, minus (iv) any amounts  attributable to Monthly Payments  collected after the
Cut-off  Date but due on a Due Date or Dates  subsequent  to the last  day of the  related  Due  Period,  which amounts shall be remitted on the related Remittance Date next succeeding the Due Period for such amounts.

               With  respect to any  remittance  received  by the Owner  after the  Business  Day on which such payment  was due,  the  Servicer  shall pay to the Owner  interest  on any such late  payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus two percentage  points, but in no event greater  than the maximum  amount  permitted  by  applicable  law.  Such  interest  shall be  deposited  in the
Custodial  Account by the Servicer on the date such late payment is made and shall cover the period  commencing with the day following  such Business Day and ending with the Business Day on which such payment is made,  both inclusive.  Such  interest  shall be  remitted  along  with the  distribution  payable  on the next  succeeding related  Remittance  Date.  The payment by the Servicer of any such  interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

               Section 5.02   Statements to the Owner.

               The  Servicer  shall  furnish to the Owner an  individual  Mortgage  Loan  accounting  report (a
"Report"),  as of the last Business Day of each month, in the Servicer's assigned loan number order to document
Mortgage Loan payment activity on an individual  Mortgage Loan basis.  With respect to each month,  such Report shall be received by the Owner (i) no later than the fifth  Business Day of the following  month of the related
Remittance Date on a disk or tape or other  computer-readable  format, in such format as may be mutually agreed upon by both the Owner and the Servicer,  and (ii) no later than the tenth Business Day of the following  month of the related Remittance Date in hard copy, which Report shall contain the following:

(i)     with respect to each Monthly Payment, the amount of such remittance allocable to interest

(ii)    the amount of servicing compensation received by the Servicer during the prior distribution period;

(iii)   the aggregate Stated Principal Balance of the Mortgage Loans;

(iv)    the number and aggregate  outstanding  principal balances of Mortgage Loans (a) delinquent (1) 30 to 59 days,  (2)  60 to 89  days,  (3)  90  days  or  more;  (b) as to  which  foreclosure  has commenced; and (c) as to which REO Property has been acquired; and

(v)     such other reports as may reasonably be required by the Owner.

               The Servicer  shall also provide a trial  balance,  sorted in the Owner's  assigned  loan number order,  and such other loan level  scheduled-scheduled  remittance  information  as  described on Exhibit E, in electronic tape form, with each such Report.

               The  Servicer  shall  prepare  and  file any and all  information  statements  or other  filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the  Mortgage  Loans and the  transactions  contemplated  hereby.  In addition,  the Servicer  shall provide  the Owner  with such  information  concerning  the  Mortgage  Loans as is  necessary  for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

               In addition,  not more than 60 days after the end of each  calendar  year,  the  Servicer  shall furnish  to each  Person  who was an Owner  at any time  during  such  calendar  year an  annual  statement  in accordance  with the  requirements  of applicable  federal income tax law as to the aggregate of remittances of principal and interest for the applicable portion of such year.

               Section 5.03 Monthly Advances by the Servicer.

               Not later than the close of business on the Business Day preceding  each  Remittance  Date,  the
Servicer  shall deposit in the  Custodial  Account an amount equal to all payments not  previously  advanced by the Servicer,  whether or not deferred pursuant to Section 4.01, of Monthly  Payments,  adjusted to the related
Mortgage Loan  Remittance  Rate,  which are  delinquent  at the close of business on the related  Determination
Date; provided,  however,  that the amount of any such deposit may be reduced by (i) the Amount Held for Future
Distribution  (as  defined  below)  then on deposit in the  Custodial  Account,  plus (ii) with  respect to the initial  Remittance  Date,  the Non-held  Early Pay Amount (as defined  below).  Any portion of the Amount Held for Future  Distribution  used to pay Monthly  Advances  shall be replaced by the  Servicer by deposit into the
Custodial  Account  on any  future  Remittance  Date to the extent  that the funds  that are  available  in the
Custodial  Account for  remittance  to the Owner on such  Remittance  Date are less than the amount of payments required to be made to the Owner on such Remittance Date.

               The "Amount Held for Future  Distribution"  as to any Remittance  Date shall be the total of the amounts held in the Custodial Account at the close of business on the preceding  Determination  Date which were received  after the  Cut-off  Date on account of (i)  Liquidation  Proceeds,  Insurance  Proceeds,  and Partial
Principal  Prepayments  received or made in the month of such  Remittance  Date,  (ii) Full Principal  Payments received  after the 15th day of the month in the  month of such  Remittance  Date,  and  (iii)  payments  which represent  early receipt of scheduled  payments of principal and interest due on a date or dates  subsequent to the  related  Due Date.  The  "Non-held  Early Pay  Amount"  shall be the total of the  amounts  on  account of payments which  represent  early receipt of scheduled  payments of principal and interest  received on or prior to the Cut-off Date.

               The  Servicer's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue through the final  disposition  or  liquidation  of the  Mortgaged  Property,  unless the  Servicer  deems such advance to be nonrecoverable  from Liquidation  Proceeds,  REO Disposition  Proceeds or Insurance Proceeds with respect to the  applicable  Mortgage  Loan.  In such latter event,  the Servicer  shall deliver to the Owner an
Officer's  Certificate  of the  Servicer to the effect that an officer of the Servicer has reviewed the related
Servicing  File  and has  obtained  a recent  appraisal  and has made  the  reasonable  determination  that any additional  advances are  nonrecoverable  from Liquidation or Insurance Proceeds with respect to the applicable
Mortgage Loan.

               Section 5.04 Liquidation Reports.

               Upon the  foreclosure  sale of any Mortgaged  Property or the  acquisition  thereof by the Owner pursuant to a deed-in-lieu  of  foreclosure,  the Servicer shall submit to the Owner a liquidation  report with respect to such  Mortgaged  Property in such form as the  Servicer  and the Owner  shall  agree.  The  Servicer shall also provide reports on the status of REO Property  containing  such  information as Owner may reasonably require.

                                          ARTICLE VI

                                         GENERAL SERVICING PROCEDURES

               Section 6.01   Assumption Agreements.

               The Servicer will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any Mortgagor of a Mortgaged  Property (whether by absolute  conveyance or by contract of, sale, and whether or not the  Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity of such  Mortgage  Loan under any  "due-on-sale"  clause to the extent permitted by law;  provided,  however,  that the Servicer  shall not exercise any such rights if  prohibited by law or the  terms of the  Mortgage  Note  from  doing so or if the  exercise  of such  rights  would  impair or threaten to impair any recovery under the related Primary Mortgage  Insurance  Policy,  if any. If the Servicer
reasonably  believes it is unable under  applicable  law to enforce such  "due-on-sale"  clause,  the Servicer, with the approval of the Owner (such approval not to be unreasonably  withheld),  will enter into an assumption agreement  with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be  conveyed, pursuant  to which  such  person  becomes  liable  under the  Mortgage  Note and,  to the extent  permitted  by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed  pursuant to this
Section 6.01, the Servicer,  with the prior consent of the primary mortgage  insurer,  if any, is authorized to enter into a  substitution  of  liability  agreement  with the person to whom the  Mortgaged  Property has been conveyed or is proposed to be conveyed  pursuant to which the  original  mortgagor is released  from  liability and such Person is  substituted  as mortgagor  and becomes  liable under the related  Mortgage  Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

               In connection with any such  assumption or substitution of liability,  the Servicer shall follow the  underwriting  practices  and  procedures  of the Fannie  Mae  Guide.  With  respect  to an  assumption  or substitution  of liability,  the Mortgage  Interest  Rate borne by the related  Mortgage Note and the amount of the Monthly  Payment may not be changed.  The  Servicer  shall notify the Owner that any such  substitution  of liability  or  assumption  agreement  has been  completed by  forwarding  to the Owner the original of any such substitution of liability or assumption  agreement,  which document shall be added to the related Mortgage Loan
Documents and shall,  for all purposes,  be considered a part of such related  mortgage file to the same extent as all other  documents and  instruments  constituting  a part thereof.  All fees collected by the Servicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer.

               Notwithstanding  the  foregoing  paragraphs  of this  section  or any  other  provision  of this
Agreement,  the  Servicer  shall  not be  deemed  to be in  default,  breach  or  any  other  violation  of its obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption which the Servicer may be restricted by law from preventing,  for any reason  whatsoever.  For purposes of this
Section 6.01, the term  "assumption" is deemed to also include a sale of the Mortgaged  Property subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

               Section 6.02  Satisfaction of Mortgages and Release of Mortgage Loan Documents.

               Upon the  payment  in full of any  Mortgage  Loan,  the  Servicer  will  immediately  notify the
Custodian  with a  certification  and request for release by a Servicing  Officer,  which  certification  shall include a  statement  to the effect  that all  amounts  received  in  connection  with such  payment  which are required to be deposited  in the  Custodial  Account  pursuant to Section  4.04 have been so  deposited,  and a request for delivery to the Servicer of the portion of the Mortgage Loan Documents  held by the Custodian,  and unless  the  related  Mortgage  Loans  are the  subject  of a  Pass-Through  Transfer,  such  request  is to be acknowledged by the Owner.  Upon receipt of such  certification  and request,  the Owner shall promptly release or cause the  Custodian  to promptly  release the related  Mortgage  Loan  Documents  to the  Servicer  and the
Servicer  shall  prepare and deliver for  execution  by the Owner or at the Owner's  option  execute  under the authority  of a power of attorney  delivered  to the  Servicer  by the Owner any  satisfaction  or release.  No expense  incurred  in  connection  with  any  instrument  of  satisfaction  or deed of  reconveyance  shall  be chargeable to the Custodial Account.

               In the event the Servicer  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the  Mortgage or should it  otherwise  prejudice  any right the Owner may have under the mortgage  instruments,  the Servicer,  upon written demand, shall remit within two Business Days to the Owner the then  outstanding  principal  balance of the related  Mortgage Loan by deposit  thereof in the
Custodial  Account.  The Servicer  shall  maintain the Fidelity Bond insuring the Servicer  against any loss it may sustain  with respect to any  Mortgage  Loan not  satisfied in  accordance  with the  procedures  set forth herein.

               From time to time and as appropriate  for the servicing or  foreclosure  of the Mortgage  Loans, including  for the purpose of  collection  under any Primary  Mortgage  Insurance  Policy,  upon request of the
Servicer and delivery to the  Custodian of a servicing  receipt  signed by a Servicing  Officer (and unless the related Mortgage Loans are the subject of a Pass-Through  Transfer,  acknowledged by the Owner),  the Custodian shall  release  the  portion of the  Mortgage  Loan  Documents  held by the  Custodian  to the  Servicer.  Such servicing  receipt shall  obligate the Servicer to promptly  return the related  Mortgage Loan Documents to the
Custodian,  when the need  therefor  by the  Servicer  no longer  exists,  unless  the  Mortgage  Loan has been liquidated  and the  Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited in the Custodial
Account or such documents have been delivered to an attorney,  or to a public trustee or other public  official as  required  by law,  for  purposes  of  initiating  or pursuing  legal  action or other  proceedings  for the foreclosure  of the  Mortgaged  Property  either  judicially or  non-judicially,  and the Servicer has promptly delivered to the Owner or the  Custodian a  certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  documents  were  delivered  and the purpose or purposes of such  delivery.
Upon receipt of a  certificate  of a Servicing  Officer  stating that such Mortgage  Loan was  liquidated,  the servicing receipt shall be released by the Owner or the Custodian, as applicable, to the Servicer.

               Section 6.03 Servicing Compensation.

               As compensation for its services hereunder,  the Servicer shall be entitled to withdraw from the
Custodial  Account or to retain from interest  payments on the Mortgage  Loans the amounts  provided for as the
Servicer's  Servicing Fee.  Additional  servicing  compensation in the form of assumption  fees, as provided in
Section 6.01,  late payment  charges and other  ancillary  fees shall be retained by the Servicer to the extent not required to be  deposited  in the  Custodial  Account.  The Servicer  shall be required to pay all expenses incurred  by  it in  connection  with  its  servicing  activities  hereunder  and  shall  not  be  entitled  to reimbursement therefor except as specifically provided for.

               Section 6.04  Annual Statement as to Compliance.

               The Servicer  will deliver to the Owner not later than 90 days  following the end of each fiscal year of the Servicer,  an Officers'  Certificate  stating,  as to each signatory thereof,  that (i) a review of the activities of the Servicer during the preceding  calendar year and of performance  under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Servicer has fulfilled all of its  obligations  under this Agreement  throughout such year, or, if there has been a default in the  fulfillment  of any such  obligation,  specifying  each such default  known to such officers and the nature and status  thereof  except for such defaults as such Officers in their good faith judgment believe to be immaterial.

               Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

               Not later than 90 days  following the end of each fiscal year of the  Servicer,  the Servicer at its expense shall cause a firm of independent  public  accountants which is a member of the American  Institute of Certified  Public  Accountants to furnish a statement to the Owner to the effect that such firm has examined certain  documents and records  relating to the Servicer's  servicing of mortgage loans of the same type as the
Mortgage Loans pursuant to servicing agreements  substantially similar to this Agreement,  which agreements may include this Agreement,  and that, on the basis of such an examination,  conducted  substantially in accordance with the  Uniform  Single  Attestation  Program for  Mortgage  Bankers,  such firm is of the  opinion  that the
Servicer's  servicing has been conducted in compliance  with the agreements  examined  pursuant to this Section
6.05,  except  for (i) such  exceptions  as such firm  shall  believe  to be  immaterial,  and (ii) such  other exceptions as shall be set forth in such statement.

               Section 6.06  Owner's Right to Examine Servicer Records.

               The Owner shall have the right to examine and audit, at its expense,  upon reasonable  notice to the  Servicer,  during  business  hours  or at such  other  times  as  might  be  reasonable  under  applicable circumstances,  any and all of the books, records,  documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or  otherwise,  which relate to the  performance  or observance by the Servicer of the terms, covenants or conditions of this Agreement.

               The Servicer shall provide to the Owner and any supervisory  agents or examiners  representing a state or federal  governmental  agency having  jurisdiction  over the Owner,  including but not limited to OTS,
FDIC and other similar  entities,  access to any  documentation  regarding the Mortgage Loans in the possession of the Servicer  which may be required by any  applicable  regulations.  Such access shall be afforded  without charge,  upon  reasonable  request,  during normal  business  hours and at the offices of the Servicer,  and in accordance with the applicable federal government agency, FDIC, OTS, or any other similar regulations.

               Section 6.07  Compliance with REMIC Provisions.

               If a REMIC  election  has been made with  respect to the  arrangement  under which the  Mortgage
Loans and REO Property are held,  the  Servicer  shall not take any action,  cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action  that,  under the REMIC  Provisions,  if taken or not taken,  as the case may be  could  (i)  endanger  the  status  of the  REMIC as a REMIC or (ii)  result  in the imposition  of a tax upon the REMIC  (including  but not  limited to the tax on  "prohibited  transactions"  as defined  in  Section  860F(a)(2)  of the Code and the tax on  "contribution"  to a REMIC set  forth in  Section
860G(d) of the Code  unless the  Servicer  has  received  an  Opinion of Counsel  (at the  expense of the party seeking to take such  actions) to the effect that the  contemplated  action will not endanger such REMIC status or result in the imposition of any such tax.

               Section 6.08  Non-solicitation.

               The  Servicer  shall  not  knowingly  conduct  any  solicitation  exclusively  targeted  to  the
Mortgagors  for the purpose of inducing or  encouraging  the early  prepayment  or  refinancing  of the related
Mortgage  Loans.  It is  understood  and agreed  that  promotions  undertaken  by the  Servicer or any agent or affiliate of the Servicer which are directed to the general  public at large,  including,  without  limitation, mass mailings based on commercially  acquired  mailing lists,  newspaper,  radio and television  advertisements shall not constitute  solicitation  under this section.  Nothing  contained  herein shall prohibit the Servicer from (i) distributing to Mortgagors any general advertising including information  brochures,  coupon books, or other  similar  documentation  which  indicates  services  the  Seller  offers,  including  refinances  or (ii)
providing financing of home equity loans to Mortgagors at the Mortgagor's request.

                                          ARTICLE VII

                              REPORTS TO BE PREPARED BY SERVICER

                      Section 7.01  Servicer Shall Provide Information as Reasonably Required.

                      The  Servicer  shall  furnish  to the  Owner  upon  request,  during  the  term  of  this
Agreement,  such  periodic,  special or other reports or  information,  whether or not provided for herein,  as shall be necessary,  reasonable or  appropriate  with respect to the purposes of this  Agreement.  The Servicer may negotiate  with the Owner for a reasonable  fee for providing  such report or  information,  unless (i) the
Servicer is required to supply such report or information  pursuant to any other section of this Agreement,  or
(ii) the report or information has been requested in connection  with Internal  Revenue  Service,  OTS, FDIC or other regulatory  agency  requirements.  All such reports or information shall be provided by and in accordance with all  reasonable  instructions  and  directions  given by the Owner.  The  Servicer  agrees to execute  and deliver all such instruments and take all such action as the Owner,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

                                         ARTICLE VIII

                                         THE SERVICER

               Section 8.01   Indemnification; Third Party Claims.

                      The  Servicer  agrees to  indemnify  the Owner and hold it harmless  from and against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other  costs,  fees and  expenses  that the Owner may  sustain  in any way  related  to the  failure of the
Servicer to perform in any way its duties and service the Mortgage  Loans in strict  compliance  with the terms of this  Agreement  and for breach of any  representation  or warranty of the Servicer  contained  herein.  The
Servicer  shall  immediately  notify  the  Owner  if a claim  is made by a third  party  with  respect  to this
Agreement  or the  Mortgage  Loans,  assume  (with  the  consent  of the  Owner  and  with  counsel  reasonably satisfactory  to the  Owner)  the  defense  of any such claim and pay all  expenses  in  connection  therewith, including  counsel fees,  and promptly  pay,  discharge and satisfy any judgment or decree which may be entered against  it or the Owner in  respect  of such  claim but  failure  to so notify  the Owner  shall not limit its obligations  hereunder.  The  Servicer  agrees  that it will not enter  into any  settlement  of any such claim without the consent of the Owner unless such  settlement  includes an  unconditional  release of the Owner from all  liability  that is the subject  matter of such claim.  The  provisions  of this Section 8.01 shall survive termination  of this  Agreement.  In no event will either  Purchaser  or Seller be liable to the other party to this Agreement for incidental or consequential damages,  including,  without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

               Section 8.02   Merger or Consolidation of the Servicer.

               The Servicer  will keep in full effect its  existence,  rights and  franchises  as a corporation under the laws of the state of its incorporation  except as permitted herein,  and will obtain and preserve its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability  of this  Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

               Any Person into which the Servicer may be merged or consolidated,  or any corporation  resulting from any merger,  conversion or consolidation to which the Servicer shall be a party, or any Person  succeeding to the  business  of the  Servicer  whether or not related to loan  servicing,  shall be the  successor  of the
Servicer  hereunder,  without the execution or filing of any paper or any further act on the part of any of the parties  hereto,  anything herein to the contrary  notwithstanding;  provided,  however,  that the successor or surviving  Person shall be an institution  (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits  of which are  insured by the FDIC,  SAIF  and/or  BIF,  or which is a  HUD-approved  mortgagee  whose primary  business is in  origination  and servicing of first lien mortgage  loans,  and (iii) which is a Fannie
Mae or Freddie Mac approved seller/servicer in good standing.

               Section 8.03  Limitation on Liability of the Servicer and Others.

               Neither the Servicer  nor any of the  officers,  employees  or agents of the  Servicer  shall be under any liability to the Owner for any action taken or for  refraining  from the taking of any action in good faith pursuant to this Agreement,  or for errors in judgment made in good faith;  provided,  however, that this
provision   shall  not  protect  the  Servicer  or  any  such  person  against  any  breach  of  warranties  or representations  made herein,  or failure to perform in any way its obligations in compliance with any standard of care set  forth in this  Agreement,  or any  liability  which  would  otherwise  be  imposed  by  reason  of negligence  or any  breach of the  terms and  conditions  of this  Agreement.  The  Servicer  and any  officer, employee or agent of the  Servicer  may rely in good faith on any  document  of any kind prima  facie  properly executed  and  submitted by the Owner  respecting  any matters  arising  hereunder.  The Servicer  shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its opinion may involve it in any expenses or liability;  provided,  however,  that the Servicer  may,  with the consent of the Owner,  which consent  shall  not be  unreasonably  withheld,  undertake  any such  action  which it may  deem  necessary  or desirable with respect to this Agreement and the rights and duties of the parties  hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses, costs and liabilities  for which the Owner will be liable,  and the Servicer shall be entitled to be reimbursed therefor from the Owner upon written demand.

               Section 8.04  Servicer Not to Resign.

               The Servicer  shall not resign from the  obligations  and duties hereby  imposed on it except by mutual  consent  of the  Servicer  and the Owner or upon the  determination  that its duties  hereunder  are no longer  permissible  under  applicable  law and such  incapacity  cannot  be cured  by the  Servicer.  Any such determination  permitting  the  resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect  delivered  to the Owner  which  Opinion of Counsel  shall be in form and  substance  acceptable  to the
Owner.  No such  resignation  shall  become  effective  until a successor  shall have  assumed  the  Servicer's responsibilities and obligations hereunder in the manner provided in Section 11.01.

               Section 8.05   No Transfer of Servicing.

               With  respect to the  retention of the Servicer to service the  Mortgage  Loans  hereunder,  the
Servicer  acknowledges  that the  Owner has acted in  reliance  upon the  Servicer's  independent  status,  the adequacy of its servicing facilities,  plan, personnel,  records and procedures, its integrity,  reputation and financial  standing and the  continuance  thereof.  Without in any way limiting the generality of this section, the  Servicer  shall not either  assign this  Agreement  or the  servicing  hereunder or delegate its rights or duties  hereunder or any portion  thereof,  or sell or  otherwise  dispose of all or  substantially  all of its property or assets,  without the prior written approval of the Owner,  which approval shall not be unreasonably withheld;  provided that the Servicer may assign the Agreement and the servicing  hereunder without the consent of Owner to an  affiliate  of the  Servicer to which all  servicing  of the Servicer is assigned so long as (i)
such  affiliate  is a Fannie  Mae and  Freddie  Mac  approved  servicer  and (ii) if it is  intended  that such affiliate be spun off to the  shareholders  of the Servicer,  such  affiliate have a GAAP net worth of at least
$10,000,000  and (iii)  such  affiliate  shall  deliver  to the Owner a  certification  pursuant  to which such affiliate  shall agree to be bound by the terms and  conditions  of this  Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing.

                                          ARTICLE IX
                                           DEFAULT
               Section 9.01  Events of Default.
               In case one or more of the  following  Events of  Default  by the  Servicer  shall  occur and be continuing, that is to say:

               (i)    any failure by the  Servicer to remit to the Owner any payment  required to be made under the terms of this Agreement  which  continues  unremedied for a period of three (3) Business Days after written notice thereof (it being understood that this subparagraph shall not affect Servicer's  obligation  pursuant to
Section 5.01 to pay default  interest on any  remittance  received by the Owner after the Business Day on which such payment was due); or

               (ii)   any  failure on the part of the  Servicer  duly to  observe  or  perform in any  material respect any other of the covenants or agreements on the part of the Servicer set forth in this  Agreement,  the breach of which  has a  material  adverse  effect  and which  continue  unremedied  for a period of sixty  days
(except  that  such  number  of days  shall be  fifteen  in the case of a failure  to pay any  premium  for any insurance  policy  required to be  maintained  under this  Agreement and such failure shall be deemed to have a material  adverse  effect)  after the date on which written  notice of such  failure,  requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

               (iii)  a decree or order of a court or agency or supervisory  authority having  jurisdiction for the  appointment  of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings,  or for the winding-up or liquidation of its  affairs,  shall have been entered  against the  Servicer  and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

               (iv)   the  Servicer  shall  consent  to  the  appointment  of  a  conservator  or  receiver  or liquidator  in any  insolvency,  bankruptcy,  readjustment  of debt,  marshaling of assets and  liabilities  or similar  proceedings  of or relating to the  Servicer  or of or  relating  to all or  substantially  all of its property; or

               (v)    the  Servicer  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi)   the  Servicer  ceases to be approved  by either  Fannie Mae or Freddie Mac (to the extent such  entities are then  operating in a capacity  similar to that in which they operate on the Closing Date) as a mortgage loan servicer for more than thirty days to the extent such entities perform similar functions; or

               (vii)  the  Servicer  attempts to assign its right to  servicing  compensation  hereunder or the
Servicer  attempts,  without the consent of the Owner, to sell or otherwise dispose of all or substantially all of its  property  or assets or to assign this  Agreement  or the  servicing  responsibilities  hereunder  or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein.

               then,  and in each and  every  such  case,  so long as an Event of  Default  shall not have been remedied,  the Owner,  by notice in writing to the Servicer  may, in addition to whatever  rights the Owner may have  under  Section  8.01  and  at law  or  equity  to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations  of the Servicer under this Agreement and in and to the
Mortgage  Loans and the proceeds  thereof  without  compensating  the  Servicer  for the same.  On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer under this Agreement, whether  with  respect  to the  Mortgage  Loans or  otherwise,  shall  pass to and be vested  in the  successor appointed  pursuant to Section  11.01.  Upon  written  request  from the Owner,  the  Servicer  shall  prepare, execute and deliver,  any and all documents and other  instruments,  place in such  successor's  possession all
Servicing  Files,  and do or  accomplish  all other  acts or things  necessary  or  appropriate  to effect  the purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the
Mortgage Loans and related  documents,  or otherwise,  at the Servicer's  sole expense.  The Servicer agrees to cooperate  with the Owner and such successor in effecting the  termination  of the Servicer's  responsibilities and rights hereunder,  including,  without limitation,  the transfer to such successor for administration by it of all cash  amounts  which shall at the time be credited by the  Servicer to the  Custodial  Account or Escrow
Account or thereafter received with respect to the Mortgage Loans or any REO Property.

               Section 9.02 Waiver of Defaults.

               The Owner may waive only by written  notice any default by the  Servicer in the  performance  of its  obligations  hereunder and its  consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom  shall be deemed to have been  remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X

                                          TERMINATION

               Section 10.01  Termination.

               The respective  obligations and  responsibilities  of the Servicer shall terminate upon: (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage
Loan or the  disposition of all REO Property and the  remittance of all funds due hereunder;  or (ii) by mutual consent of the Servicer and the Owner in writing;  or (iii)  termination by the Owner pursuant to Section 9.01.
Simultaneously  with any such  termination  and the transfer of  servicing  hereunder,  the  Servicer  shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

               Section 10.02  Removal of Mortgage Loans from Inclusion under this Agreement upon a Whole
Loan Transfer or a Pass-Through Transfer.

        The Servicer  acknowledges and the Owner agrees that with respect to some or all of the Mortgage Loans, the Owner may effect either (1) one or more Whole Loan Transfers, or  (2) one or more Pass-Through Transfers.

        The Servicer shall  cooperate with the Owner in connection with any Whole Loan Transfer or Pass-Through
Transfer  contemplated  by  the  Owner  pursuant  to  this  Section.  In  connection  therewith,   and  without
limitation,  the Owner shall deliver any  reconstitution  agreement or other document related to the Whole Loan
Transfer or  Pass-Through  Transfer to the Servicer at least 15 days prior to such transfer (or 30 days if such transfer is to take place in March,  June,  September or  December)  and the  Servicer  shall  execute any such reconstitution  agreement  which  contains  provisions  substantially  similar  to those  herein  or  otherwise reasonably  acceptable  to the Owner and the Servicer and which  restates the  representations  and  warranties contained in Article III as of the date of transfer (except to the extent any such  representation  or warranty is not accurate on such date).

        With respect to each Whole Loan Transfer or Pass-Through  Transfer, as the case may be, effected by the
Owner,  Owner (i) shall  reimburse  Servicer for all  reasonable  out-of-pocket  third party costs and expenses related  thereto and (ii) shall pay  Servicer a  reasonable  amount  representing  time and effort  expended by
Servicer  related  thereto  (which  amount shall be  reasonably  agreed upon by Servicer and Owner prior to the expenditure  of  such  time  and  effort);  provided,  however,  that  for  each  Whole  Loan  Transfer  and/or
Pass-Through  Transfer,  the sum of such amounts  described in subsections (i) and (ii) above shall in no event exceed $5,000.  For purposes of this paragraph,  all Whole Loan Transfers  and/or  Pass-Through  Transfers made to the same  entity  within  the  same  accounting  cycle  shall be  considered  one  Whole  Loan  Transfer  or
Pass-Through Transfer.

                      All  Mortgage  Loans  not  sold or  transferred  pursuant  to a Whole  Loan  Transfer  or
Pass-Through  Transfer shall be subject to this Agreement and shall continue to be serviced in accordance  with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                                          ARTICLE XI

                                   MISCELLANEOUS PROVISIONS

               Section 11.01  Successor to the Servicer.

               Prior to  termination  of the  Servicer's  responsibilities  and  duties  under  this  Agreement pursuant to Sections 8.04,  9.01 or 10.01(ii),  the Owner shall (i) succeed to and assume all of the Servicer's responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the characteristics  set forth in Section  8.02 hereof and which shall  succeed to all rights and assume all of the responsibilities,  duties and  liabilities of the Servicer under this Agreement prior to the termination of the
Servicer's   responsibilities,   duties  and  liabilities  under  this  Agreement.   In  connection  with  such
appointment and assumption,  the Owner may make such  arrangements  for the  compensation of such successor out of payments on Mortgage  Loans as the Owner and such  successor  shall agree.  In the event that the Servicer's
duties,   responsibilities  and  liabilities  under  this  Agreement  should  be  terminated  pursuant  to  the aforementioned  sections, the Servicer shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective  date thereof with the same degree of diligence  and  prudence  which it is  obligated  to exercise  under this  Agreement,  and shall take no action whatsoever  that  might  impair  or  prejudice  the  rights  or  financial  condition  of  its  successor.  The resignation  or removal of the Servicer  pursuant to the  aforementioned  sections  shall not become  effective until a successor  shall be appointed  pursuant to this  section and shall in no event  relieve the Servicer of the  representations  and warranties made pursuant to Article III and the remedies available to the Owner under
Section 8.01,  it being  understood  and agreed that the  provisions of such Article III and Section 8.01 shall be applicable to the Servicer  notwithstanding  any such  resignation or  termination  of the Servicer,  or the termination of this Agreement.

               Any  successor  appointed  as provided  herein  shall  execute,  acknowledge  and deliver to the
Servicer and to the Owner an instrument  accepting such  appointment,  whereupon  such  successor  shall become fully  vested with all the  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of the
Servicer,  with  like  effect  as if  originally  named  as a  party  to this  Agreement.  Any  termination  or resignation  of the Servicer or this  Agreement  pursuant to Section  8.04,  9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

               The Servicer shall promptly deliver to the successor the funds in the Custodial  Account and the
Escrow  Account and the  Servicing  Files and related  documents  and  statements  held by it hereunder and the
Servicer  shall  account for all funds.  The Servicer  shall execute and deliver such  instruments  and do such other things all as may reasonably be required to more fully and  definitely  vest and confirm in the successor all  such  rights,  powers,  duties,  responsibilities,  obligations  and  liabilities  of  the  Servicer.  The successor  shall make such  arrangements  as it may deem  appropriate to reimburse the Servicer for unrecovered
Servicing  Advances which the successor  retains hereunder and which would otherwise have been recovered by the
Servicer pursuant to this Agreement but for the appointment of the successor servicer.

               Upon a successor's  acceptance of  appointment  as such,  the Servicer shall notify the Owner of such appointment.

               Section 11.02  Amendment.

               This  Agreement  may be  amended  from time to time by the  Servicer  and the  Owner by  written agreement signed by the Servicer and the Owner.

               Section 11.03  Recordation of Agreement.

               To the extent  permitted by applicable  law,  this  Agreement is subject to  recordation  in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any of all the  properties  subject to the Mortgages are situated,  and in any other  appropriate  public recording  office or  elsewhere,  such  recordation  to be  effected  by the Owner at the  Owner's  expense  on direction  of the Owner  accompanied  by an opinion of counsel to the effect that such  recordation  materially and  beneficially  affects the interest of the Owner or is necessary  for the  administration  or servicing the
Mortgage Loans.

               Section 11.04  Governing Law.

               THIS  AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE  WITH THE INTERNAL LAWS OF THE
STATE OF NEW YORK  WITHOUT  GIVING  EFFECT TO  PRINCIPLES  OF CONFLICTS OF LAWS.  THE  OBLIGATIONS,  RIGHTS AND
REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               Section 11.05  Notices.

               Any  demands,  notices or other  communications  permitted  or  required  hereunder  shall be in writing  and  shall be  deemed  conclusively  to have  been  given if  personally  delivered  at or  mailed  by registered mail,  postage prepaid,  and return receipt  requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)            if to the Servicer:

               500 Enterprise Road
               Horsham, Pennsylvania 19044
               Attention: Mr. Frank Ruhl
               Telecopier No.: (215) 682-3396

(ii)           if to the Owner:

               Mac Arthur Ridge II,
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Mr. Edward Raice
               Telecopier No.:  (972) 444-2810

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice,  or communication  hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as  evidenced,  in the case of registered or certified  mail, by the date noted
on the return receipt).

               Section 11.06  Severability of Provisions.

               Any part,  provision,  representation or warranty of this Agreement which is prohibited or which
is  held  to  be  void  or   unenforceable   shall  be  ineffective  to  the  extent  of  such  prohibition  or unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision,  representation or warranty of this Agreement which is prohibited or  unenforceable  or is held to be void or  unenforceable in any  jurisdiction  shall  be  ineffective,  as to such  jurisdiction,  to the  extent  of such  prohibition  or
unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not  invalidate  or render  unenforceable such  provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders void or  unenforceable  any  provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good faith, to develop a structure  the economic  effect of which is nearly as possible the same as the economic  effect of this Agreement without regard to such invalidity.

               Section 11.07  Exhibits.

               The  exhibits  to this  Agreement  are  hereby  incorporated  and made a part  hereof and are an integral part of this Agreement.

               Section 11.08  General Interpretive Principles.

               For purposes of this  Agreement,  except as otherwise  expressly  provided or unless the context otherwise requires:

               (i)    the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to  them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

               (ii)   accounting  terms not  otherwise  defined  herein have the  meanings  assigned to them in accordance with generally accepted accounting principles;

               (iii)  references  herein to  "Articles,"  "Sections,"  "Subsections,"  "Paragraphs,"  and other subdivisions  without reference to a document are to designated  Articles,  Sections,  Subsections,  Paragraphs and other subdivisions of this Agreement;

               (iv)   a reference  to a  Subsection  without  further  reference to a Section is a reference to such  Subsection  as  contained in the same Section in which the  reference  appears,  and this rule shall also apply to Paragraphs and other subdivisions;

               (v)    the words  "herein,"  "hereof,"  "hereunder"  and other words of similar  import refer to this Agreement as a whole and not to any particular provision; and

               (vi)   the  term  "include"  or  "including"   shall  mean  without   limitation  by  reason  of
enumeration.

               Section 11.09  Reproduction of Documents.

               This Agreement and all documents relating hereto, including,  without limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               Section 11.10  Confidentiality of Information.

               Each  party  recognizes  that,  in  connection  with  this  Agreement,  it may  become  privy to non-public  information  regarding  the  financial  condition,  operations  and  prospects  of the other party.
Except as required to be disclosed by law, each party agrees to keep all non-public  information  regarding the other party strictly  confidential,  and to use all such information  solely in order to effectuate the purpose of this Agreement.

               Section 11.11  Recordation of Assignments of Mortgage.

               To the extent  permitted by applicable  law, each of the  Assignments  of Mortgage is subject to recordation  in all  appropriate  public  offices  for  real  property  records  in all the  counties  or other comparable  jurisdictions  in which  any or all of the  Mortgaged  Properties  are  situated,  and in any other appropriate  public  recording  office or  elsewhere,  such  recordation  to be effected by the Servicer at the
Owner's expense.

               Section 11.12  Assignment by the Owner.

               The Owner shall have the right,  without the consent of the Servicer hereof, to assign, in whole or in part,  its  interest  under  this  Agreement  with  respect  to some or all of the  Mortgage  Loans,  and designate any person to exercise any rights of the Owner  hereunder,  by executing an assignment and assumption agreement  reasonably  acceptable  to the Servicer and the assignee or designee  shall accede to the rights and obligations  hereunder  of the Owner with  respect  to such  Mortgage  Loans.  In no event  shall  Owner sell a partial  interest in any  Mortgage  Loan.  All  references  to the Owner in this  Agreement  shall be deemed to include its assignees or designees.  It is  understood  and agreed  between the Owners and the Servicer that no more than five (5) Persons shall have the right of owner under this Agreement at any one time.

               Section 11.13  No Partnership.

               Nothing  herein  contained  shall be deemed or  construed  to create a  co-partnership  or joint venture  between  the  parties  hereto and the  services of the  Servicer  shall be rendered as an  independent contractor and not as agent for Owner.

               Section 11.14  Execution; Successors and Assigns.

               This Agreement may be executed in one or more  counterparts and by the different  parties hereto on  separate  counterparts,  each of  which,  when  so  executed,  shall  be  deemed  to be an  original;  such counterparts,  together,  shall constitute one and the same agreement.  Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer  and the Owner and their  respective  successors and assigns.

               Section 11.15  Entire Agreement.

               Each of the Servicer and the Owner acknowledge that no  representations,  agreements or promises were made to it by the other party or any of its  employees  other than those  representations,  agreements  or promises  specifically  contained  herein.  This  Agreement  sets forth the entire  understanding  between  the parties hereto and shall be binding upon all successors of both parties.

                                                    Page 1

               IN WITNESS  WHEREOF,  the Servicer and the Owner have caused their names to be signed  hereto by their respective officers thereunto duly authorized as of the date and year first above written.

                                    GMAC MORTGAGE CORPORATION
                                    Servicer

                                    By: ________________________________________
                                         Name:
                                         Title:

                                    EMC MORTGAGE CORPORATION
                                    Owner

                                    By:____________________________

                                                    Page 2

                                                   EXHIBIT A

                                            MORTGAGE LOAN SCHEDULE

                                                    Page 1

                                           EXHIBIT B

                              CUSTODIAL ACCOUNT LETTER AGREEMENT
                                            (date)

To:______________________
_________________________
_________________________
    (the "Depository")

               As    "Servicer"     under    the    Servicing     Agreement,     dated    as    of    ,    (the
"Agreement"),  we hereby authorize and request you to establish an account,  as a Custodial Account pursuant to
Section 4.04 of the Agreement,  to be designated as "[Servicer] Custodial Account, in trust for [Owner],  Owner of Whole Loan Mortgages,  and various  Mortgagors."  All deposits in the account shall be subject to withdrawal therefrom by order signed by the  Servicer.  You may refuse any deposit  which would result in violation of the requirement  that the  account  be fully  insured  as  described  below.  This  letter is  submitted  to you in duplicate.  Please execute and return one original to us.

                                By:____________________
                                Name:__________________
                                Title:_________________

               The  undersigned,  as "Depository",  hereby certifies that the above described  account has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                [                  ]
                                (name of Depository)
                                By:____________________
                                Name:__________________
                                Title:_________________

                                                    Page 1

                                           EXHIBIT C

                                ESCROW ACCOUNT LETTER AGREEMENT

                                            (date)

To:___________________________
______________________________
______________________________
       (the "Depository")

               As     "Servicer"     under     the     Servicing     Agreement,     dated     as    of     (the
"Agreement"),  we hereby  authorize and request you to establish an account,  as an Escrow Account  pursuant to
Section 4.06 of the Agreement,  to be designated as "[Servicer] Escrow Account, in trust for [Owner],  Owner of
Whole Loan  Mortgages,  and various  Mortgagors."  All deposits in the account  shall be subject to  withdrawal therefrom by order signed by the  Servicer.  You may refuse any deposit  which would result in violation of the requirement  that the  account  be fully  insured  as  described  below.  This  letter is  submitted  to you in duplicate.  Please execute and return one original to us.

                                By:____________________
                                Name:__________________
                                Title:_________________

               The  undersigned,  as "Depository",  hereby certifies that the above described  account has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                [                  ]
                                (name of Depository)
                                By:____________________
                                Name:__________________
                                Title:_________________

                                                    Page 1

                                           EXHIBIT D

                                              REQUEST FOR RELEASE

                                           EXHIBIT E

                                        LOAN LEVEL SCHEDULED-SCHEDULED
                                            REMITTANCE TAPE LAYOUT

                                                                                                   EXHIBIT I-26

                                            AMENDMENT NUMBER THREE
                                                    to the

                                              SERVICING AGREEMENT

                                         Dated as of December 20, 2005

                                                    between

                                           EMC MORTGAGE CORPORATION,
                                                   as Owner

                                                      and

                                          GMAC MORTGAGE CORPORATION,
                                                  as Servicer

        This  AMENDMENT  NUMBER  THREE (this  "Amendment")  is made and entered into this 20th day of December,
2005,  by and between  EMC  Mortgage  Corporation,  a Delaware  corporation,  as owner (the  "Owner")  and GMAC
Mortgage  Corporation,  as servicer (the  "Servicer") in connection with the Servicing  Agreement,  dated as of
May 1, 2001,  between the above  mentioned  parties  (the  "Agreement").  This  Amendment  is made  pursuant to
Section 11.02 of the Agreement.

                                                   RECITALS

        WHEREAS,      the parties hereto have entered into the Agreement;

        WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

        WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

        NOW,  THEREFORE,  in consideration of the premises and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

        2.     Article I of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following definitions to Section 1.01:

        Commission or SEC:  The Securities and Exchange Commission.

        Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization
Transaction.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.

        Master  Servicer:  With  respect to any  Securitization  Transaction,  the "master  servicer,"  if any, identified in the related transaction document.

        Pass-Through  Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly to an issuing  entity in  connection  with an issuance of publicly offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance  of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Qualified  Correspondent:  Any Person from which the Servicer purchased  Mortgage Loans,  provided that the following  conditions  are  satisfied:  (i) such Mortgage  Loans were  originated  pursuant to an agreement between the Servicer and such Person that  contemplated  that such Person would underwrite  mortgage loans from time to time, for sale to the Servicer,  in accordance with underwriting  guidelines designated by the Servicer
("Designated  Guidelines") or guidelines that do not vary  materially  from such  Designated  Guidelines;  (ii)
such  Mortgage  Loans were in fact  underwritten  as  described  in clause (i) above and were  acquired  by the
Servicer within 180 days after origination;  (iii) either (x) the Designated  Guidelines were, at the time such
Mortgage Loans were  originated,  used by the Servicer in origination of mortgage loans of the same type as the
Mortgage  Loans  for the  Servicer's  own  account  or (y) the  Designated  Guidelines  were,  at the time such
Mortgage  Loans were  underwritten,  designated  by the  Servicer on a  consistent  basis for use by lenders in originating  mortgage loans to be purchased by the Servicer;  and (iv) the Servicer employed,  at the time such
Mortgage  Loans were acquired by the Servicer,  pre-purchase  or  post-purchase  quality  assurance  procedures
(which may involve,  among other things,  review of a sample of mortgage  loans  purchased  during a particular time period or through  particular  channels)  designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Servicer.

        Regulation   AB:   Subpart   229.1100  -  Asset   Backed   Securities   (Regulation   AB),   17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification  and  interpretation  as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act Release
No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (Jan.  7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

        Securities Act:  The Securities Act of 1933, as amended.

        Securitization  Transaction:  Any transaction  involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly  offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed,  rated or unrated  securities,  the  payments on which are  determined primarily by reference to one or more  portfolios of  residential  mortgage  loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set  forth in Item
1122(d) of Regulation  AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is  attached  hereto as Exhibit G for  convenience  of  reference  only.  In the event of a conflict  or inconsistency  between the terms of Exhibit G and the text of Item 1122(d) of  Regulation  AB, the text of Item
1122(d) of  Regulation  AB shall  control (or those  Servicing  Criteria  otherwise  mutually  agreed to by the
Owner,  Servicer and any Person that will be responsible  for signing any Sarbanes  Certification  with respect to a  Securitization  Transaction  in response to evolving  interpretations  of Regulation AB and  incorporated into a revised Exhibit G).

        Static Pool  Information:  Static pool information as described in Item  1105(a)(1)-(3)  and 1105(c) of
Regulation AB.

        Subcontractor:  Any  vendor,  subcontractor  or other  Person that is not  responsible  for the overall servicing (as "servicing" is commonly understood by participants in the  mortgage-backed  securities market) of
Mortgage  Loans but performs one or more  discrete  functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

        Subservicer:  Any Person that services  Mortgage Loans on behalf of the Servicer or any Subservicer and is  responsible  for the  performance  (whether  directly  or  through  Subservicers  or  Subcontractors)  of a substantial  portion of the material  servicing  functions  required to be performed by the Servicer under this
Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

        Third-Party  Originator:  Each Person, other than a Qualified  Correspondent,  that originated Mortgage
Loans acquired by the Servicer.

        3.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new clause (m):

        (m)    As of the date of each Pass-Through  Transfer, and except as has been otherwise disclosed to the
Owner,  any Master  Servicer and any Depositor:  (1) the Servicer is not aware and has not received notice that any default or servicing related  performance  trigger has occurred as to any other  securitization  due to any act or failure to act of the Servicer;  (2) no material  noncompliance with applicable servicing criteria as to any other  securitization  involving  residential  mortgage  loans  involving the Servicer as servicer has been disclosed or reported by the  Servicer;  (3) the Servicer has not been  terminated as servicer in a residential mortgage loan  securitization,  either due to a servicing default or to application of a servicing  performance test or trigger;  (4) no material changes to the Servicer's  servicing  policies and procedures with respect to the servicing  function it will perform under this  Agreement or any  Reconstitution  Agreement has occurred in the preceding  three years;  (5) there are no aspects of the Servicer's  financial  condition that could have a material adverse impact on the performance by the Servicer of its servicing  obligations  hereunder;  (6) there are no legal  proceedings  pending,  or known to be  contemplated  by  governmental  authorities,  against  the
Servicer that could be material to investors in the securities  issued in such Pass-Through  Transfer;  and (7)
there  are no  affiliations,  relationships  or  transactions  relating  to the  Servicer  of a type  that  are described under Item 1119 of Regulation AB.

        4.     Article IV of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 4.14:

        Section 4.14 Financial Statements.

        Upon request by the Purchaser,  the Servicer  shall provide its financial  statements of its parent for the previous two fiscal years.

        5.     The Agreement is hereby  amended  effective as of the date hereof by moving  clauses (a) through
(m) of Article III to Section 3.01.

        6.     The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Section 3.02:

        Section 3.02 Updates.

        (a)    If so requested  by the Owner or any  Depositor on any date,  the  Servicer  shall,  within five
Business Days,  and in no event later than seven  Business Days following such request,  confirm in writing the accuracy of the  representations  and  warranties  set forth in clause (m) of this  Article III or, if any such representation  and  warranty  is not  accurate as of the date of such  request,  provide  reasonably  adequate disclosure of the pertinent facts, in writing, to the requesting party.

        (b)    If so  requested  by the Owner or any  Depositor  for the purpose of  satisfying  its  reporting obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the Servicer  shall
(or shall cause each  Subservicer  to) (i) notify the Owner,  any Master  Servicer and any Depositor in writing of (A) any material  litigation or governmental  proceedings  pending against the Servicer or any  Subservicer,
(B) any  affiliations  or  relationships  that develop  following the closing date of a  Pass-Through  Transfer between the Servicer or any  Subservicer  and any of the parties  specified  in clause (7) of paragraph  (m) of
Section  3.01 (and any other  parties  identified  in writing by the  requesting  party)  with  respect to such
Pass-Through  Transfer,  (C) any  Event of  Default  under the terms of this  Agreement  or any  Reconstitution
Agreement,  (D) any merger,  consolidation or sale of substantially all of the assets of the Servicer,  and (E)
the Servicer's  entry into an agreement  with a Subservicer  to perform or assist in the  performance of any of the Servicer's  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

        All notification pursuant to this Section 3.02(b),  other than those pursuant to Section 3.02(b)(i)(A), should be sent to:

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        With a copy to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        Notifications pursuant to Section 3.01(b)(i)(A) should be sent to:

        EMC Mortgage Corporation
        Two Mac Arthur Ridge
        909 Hidden Ridge Drive, Suite 200
        Irving, TX 75038
        Attention:  Associate General Counsel for Loan Administration
        Facsimile:  (972) 831-2555

        With copies to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        (c)    As a condition to the  succession to the Servicer or any  Subservicer as servicer or subservicer under this  Agreement  or any  Reconstitution  Agreement  by any Person  (i) into  which the  Servicer  or such
Subservicer  may be merged or  consolidated,  or (ii) which may be  appointed as a successor to the Servicer or any  Subservicer,  the Servicer shall provide to the Owner,  any Master  Servicer and any  Depositor,  at least fifteen (15) calendar days prior to the effective date of such  succession or  appointment,  (x) written notice to the Owner,  any Master  Servicer and any Depositor of such  succession or appointment and (y) in writing and in form and  substance  reasonably  satisfactory  to the Owner,  any Master  Servicer and such  Depositor,  all information  reasonably  requested by the Owner,  any Master  Servicer or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

        7.     Article IV of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following after the first sentence of Section 4.01:

        In addition,  the Servicer  shall furnish  information  regarding the borrower  credit files related to such  Mortgage  Loan to  credit  reporting  agencies  in  compliance  with the  provisions  of the Fair  Credit
Reporting Act and the applicable implementing regulations.

        8.     Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

        In  determining  the  delinquency  status of any  Mortgage  Loan,  the  Servicer  will use  delinquency recognition  policies as utilized by the Servicer in  connection  with the  servicing of mortgage  loans on its own securitizations.

        9.     Article V of the  Agreement  is  hereby  amended  effective  as of the date  hereof by  deleting
Section 5.02 in its entirety and replacing it with the following:

        Section 5.02  Statements to the Owner.

        The Servicer shall furnish to the Owner an individual Mortgage Loan accounting report (a "Report"),  as of the last  Business Day of each month,  in the  Servicer's  assigned  loan number order to document  Mortgage
Loan payment activity on an individual  Mortgage Loan basis.  With respect to each month,  such Report shall be received  by the  Owner  (i) no  later  than the  fifth  Business  Day of the  following  month of the  related
Remittance Date on a disk or tape or other  computer-readable  format, in such format as may be mutually agreed upon by both the Owner and the Servicer,  and (ii) no later than the tenth Business Day of the following  month of the related Remittance Date in hard copy, which Report shall contain the following:

        (i)    with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to principal  (including a separate  breakdown of any  Principal  Prepayment,  including  the date of such  prepayment,  and any  prepayment  penalties  or  premiums,  along with a detailed  report of  interest on principal prepayment amounts remitted in accordance with Section 4.04);

        (ii)   with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to interest;

        (iii)  with  respect to each  Mortgage  Loan,  the amount of  servicing  compensation  received  by the
Servicer during the prior distribution period;

        (iv)   the Stated Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal  Balance of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the  distribution period;

        (v)    with respect to each Mortgage Loan, the current Mortgage Interest Rate;

        (vi)   with  respect  to  each  Mortgage  Loan,  the  aggregate  amount  of  any  Insurance   Proceeds,
Condemnation   Proceeds,   Liquidation  Proceeds  and  REO  Disposition  Proceeds  received  during  the  prior distribution period;

        (vii)  with respect to each Mortgage  Loan, the amount of any Prepayment  Interest  Shortfalls  paid by the Servicer in accordance with Section 4.04(viii) during the prior distribution period;

        (viii) with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of each  Mortgage Loan (a)
delinquent as grouped in the following  intervals  through final  liquidation  of such Mortgage  Loan: 30 to 59 days,  60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO
Property has been acquired;

        (ix)   with respect to each Mortgage Loan, and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Servicer during the prior distribution period;

        (x)    with respect to each Mortgage  Loan,  the amount of any Servicing  Advances made by the Servicer with respect to such Mortgage  Loan,  and the  aggregate  amount of Servicing  Advances for all Mortgage  Loans during the prior distribution period;

        (xi)   with respect to each Mortgage  Loan, a description  of any  Nonrecoverable  Advances made by the
Servicer  with  respect  to such  Mortgage  Loan  including  the  amount,  terms and  general  purpose  of such
Nonrecoverable  Advances,  and the aggregate  amount of  Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

        (xii)  with respect to any Mortgage  Loan, a description of any material  modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage Loan during the prior  distribution  period or that have cumulatively become material over time;

        (xiii) with respect to each Mortgage Loan,  the Stated  Principal  Balance of any  substitute  Mortgage
Loan provided by the Servicer and the Stated  Principal  Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

        (xiv)  with respect to each Mortgage Loan, the Stated  Principal  Balance of any Mortgage Loan that has been repurchased by the Servicer in accordance with Section 3.03 herein.

        For any Mortgage Loan in a Pass-Through  Transfer,  the Servicer shall also furnish the following items in the Report to the Master  Servicer,  provided  that if these  items are  included in the report to the Owner they need not be incorporated in the Report:

        (i)    the beginning and ending balances of the Custodial Account and Escrow Account;

        (ii)   with respect to each Mortgage Loan, a description of any Monthly  Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed  to the Servicer  with respect to such Mortgage Loan during the prior distribution  period  pursuant  to  Section  4.05,  and the  source  of funds for such  reimbursement,  and the aggregate amount of any Monthly Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the
Servicer for all Mortgage Loans during the prior distribution period pursuant to Section 4.05; and

        (iii)  a description of any material breach of a  representation  or warranty set forth in Section 3.01 or Section  3.02 herein or of any other breach of a covenant or  condition  contained  herein and the status of any resolution of such breach.

        In addition,  the Servicer shall provide to the Owner such other  information known or available to the
Servicer that is necessary in order to provide the distribution  and pool  performance  information as required under Item 1121 of Regulation  AB, as amended from time to time,  as determined by the Owner in its  reasonable discretion.  Notwithstanding  the foregoing,  the Servicer shall be under no obligation to provide  information that the Owner deems  required under  Regulation AB if (i) the Servicer does not  reasonably  believe that such information is required under  Regulation AB and (ii) the Servicer is not providing  such  information  for (A)
its  own  securitizations,  or (B)  any  third  party  securitizations  with  mortgage  loans  serviced  by the
Servicer[,  unless the Owner pays all reasonable  actual costs incurred by the Servicer in connection  with the preparation  and delivery of such  information  and the  Servicer is given  reasonable  time to  establish  the necessary systems and procedures to produce such  information;  provided,  however,  that the costs incurred by the Servicer in connection with  establishing the necessary  systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

        The Servicer shall also provide a monthly report,  in the form of Exhibit E hereto,  or such other form as is  mutually  acceptable  to the  Servicer,  the  Owner and any  Master  Servicer,  Exhibit H or such  other agreeable  format with respect to defaulted  mortgage loans and Exhibit I, with respect to realized  losses and gains, with each such report.

        The Servicer shall prepare and file any and all information  statements or other filings required to be delivered to any  governmental  taxing authority or to Owner pursuant to any applicable law with respect to the
Mortgage Loans and the transactions  contemplated  hereby.  In addition,  the Servicer shall provide Owner with such  information  concerning  the Mortgage  Loans as is necessary for Owner to prepare its federal  income tax return as Owner may reasonably request from time to time.

        In addition,  not more than sixty (60) days after the end of each  calendar  year,  the Servicer  shall furnish  to each  Person  who was an Owner  at any time  during  such  calendar  year an  annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        10.    Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting
Section 6.04 in its entirety and replacing it with the following:

        Section 6.04  Annual Statement as to Compliance; Annual Certification.

        (a)    The  Servicer  will  deliver to the Owner and any  Master  Servicer,  using its best  efforts to deliver  on March 1, but in no event  later  than  March  15,  of each  calendar  year  beginning  in 2007,  an
Officers'  Certificate  acceptable  to the Owner (an "Annual  Statement  of  Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Servicer during the preceding calendar year and of  performance  under  this  Agreement  or other  applicable  servicing  agreement  has been made  under  such officers' supervision and (ii) to the best of such officers' knowledge,  based on such review, the Servicer has fulfilled all of its obligations under this Agreement or other applicable  servicing  agreement in all material respects  throughout  such year, or, if there has been a failure to fulfill any such obligation in any material respect,  specifying  each such  failure  known to such  officer  and the nature and status of cure  provisions thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.

        (b)    With respect to any Mortgage  Loans that are the subject of a Pass-Through  Transfer,  using its best  efforts to deliver on March 1, but in no event later than March 15, of each  calendar  year  beginning in
2007,  an  officer  of  the  Servicer  shall  execute  and  deliver  an  Officers'   Certificate   (an  "Annual
Certification")  to the Owner,  any Master  Servicer  and any  related  Depositor  for the benefit of each such entity  and such  entity's  affiliates  and the  officers,  directors  and  agents of any such  entity and such entity's affiliates, in the form attached hereto as Exhibit F.

        In the event that the Servicer  fails to timely comply with this Section 6.04 after the cure period set forth herein,  commencing on March 15th of the related year,  the Owner shall use its  commercially  reasonable efforts  to obtain  written  or verbal  statements  or  assurances  from the  Commission,  by March 30th of the related year (or such extension of time granted by the  Commission so that it can review the facts  surrounding any  requests  made by the Owner) that such  failure to provide  the  required  Assessment  of  Compliance  and
Attestation  Report on a timely basis,  and a one time  additional  failure by the Servicer to comply with this
Section 6.04,  will not result in any adverse effect on the Owner or its  affiliates  with respect to any Shelf
Registration  on Form S-3 of the Owner or any of its  affiliates.  Any costs or expenses  incurred by the Owner in  obtaining  such  statement  or  assurances  from the  Commission  shall be  reimbursed  to the Owner by the
Servicer.  In the event that the Owner is unable to receive any such assurances  from the Commission  after the use of such commercially  reasonable  efforts by March 30th (or any extension period granted by the Commission)
of the related  year,  such  failure by the  Servicer to comply with this Section 6.04 shall be deemed an Event of  Default,  automatically  at such time,  without  notice and  without  any cure  period,  and Owner may,  in addition  to  whatever  rights the Owner may have under  Section  8.01,  subject  to the  limitation  expressed therein, and at law or equity or to damages,  including injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Servicer  under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the  Servicer  for the  same,  as  provided  in  Section  9.01 . Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

        Failure to provide the Annual  Statement of  Compliance  or Annual  Certification  will be treated as a failure of the Servicer to perform its duties under the  Agreement  and will be subject to the  indemnification
provisions  of  Section  8.01,  subject  to  the  limitation   expressed  therein,   of  the  Agreement.   This
indemnification  is  understood  by the  parties  hereto to cover any gross  negligence,  bad faith or  willful misconduct of the Servicer in connection  with its  performance  hereunder.  For any  indemnification  from the
Servicer  to any  Master  Servicer,  the  Servicer  in no event will be liable for  punitive  or  consequential damages, regardless of the form of action, whether in contract, tort or otherwise.

        If the indemnification  provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master Servicer,  if applicable)
responsible  for the  preparation,  execution or filing of any report  required to be filed with the Commission with respect to such Pass-Through  Transfer, or for execution of a certification  pursuant to Rule 13a-14(d) or
Rule 15d-14(d)  under the Exchange Act with respect to such  Pass-Through  Transfer;  each broker dealer acting as  underwriter,  placement  agent or initial  purchaser,  each Person who  controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and
the  respective  present  and former  directors,  officers,  employees,  agents and  affiliates  of each of the foregoing  and of the  Depositor  (each,  an  "Indemnified  Party"),  then the  Servicer  agrees  that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or  liabilities  incurred  by such  Indemnified  Party in such  proportion  as is  appropriate  to reflect  the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

        In the case of any failure of performance  described above,  the Servicer shall promptly  reimburse the
Owner, any Depositor,  as applicable,  and each Person responsible for the preparation,  execution or filing of any report required to be filed with the Commission  with respect to such  Securitization  Transaction,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably  incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

        This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

        11.    Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting
Section 6.05 in its entirety and replacing it with the following:

        Section 6.05  [Reserved].

        12.    Article VI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 6.09:

        Section 6.09  Assessment of Compliance with Servicing Criteria.

        On and after  January  1, 2006,  the  Servicer  shall  service  and  administer,  and shall  cause each subservicer to servicer or administer,  the Mortgage Loans in accordance  with all applicable  requirements  of the Servicing Criteria.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer, the Servicer shall use its best efforts to deliver to the Owner or its  designee,  any Master  Servicer and any Depositor on March
1, but in no event later than March 15 of each  calendar  year  beginning in 2007 a report (an  "Assessment  of
Compliance")  reasonably  satisfactory  to the Owner,  any Master  Servicer  and any  Depositor  regarding  the
Servicer's  assessment  of  compliance  with the  Servicing  Criteria  during the  preceding  calendar  year as required  by Rules  13a-18  and  15d-18 of the  Exchange  Act and Item 1122 of  Regulation  AB or as  otherwise required by the Master  Servicer.  Such report shall be addressed  to the Owner and such  Depositor  and signed by an authorized  officer of the Servicer,  and shall  address each of the  Servicing  Criteria  specified on a certification  substantially  in the form of  Exhibit G hereto  delivered  to the Owner  concurrently  with the execution of this Agreement.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer, the Servicer shall use its best efforts to deliver to the Owner or its  designee,  any Master  Servicer and any Depositor on March
1, but in no event  later than  March 15 of each  calendar  year  beginning  in 2007 a report (an  "Attestation
Report") by a registered  public  accounting firm that attests to, and reports on, the Assessment of Compliance made by the  Servicer,  as  required  by Rules  13a-18  and  15d-18 of the  Exchange  Act and Item  1122(b)  of
Regulation  AB or as  otherwise  required  by the Master  Servicer,  which  Attestation  Report must be made in accordance  with  standards  for  attestation  reports  issued or  adopted by the  Public  Servicer  Accounting
Oversight Board.

        The Servicer shall cause each Subservicer,  and each Subcontractor  determined by the Servicer pursuant to  Section  11.19  to be  "participating  in the  servicing  function"  within  the  meaning  of Item  1122 of
Regulation AB, to deliver to the Owner,  any Master  Servicer and any Depositor an assessment of compliance and accountants'  attestation as and when provided in Sections 6.09.  Each  assessment of compliance  provided by a
Subservicer  shall address each of the Servicing  Criteria  specified on a certification  substantially  in the form of Exhibit G hereto  delivered to the Owner  concurrently  with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.

        In the event that the Servicer  fails to timely comply with this Section 6.09 after the cure period set forth herein,  commencing on March 15th of the related year,  the Owner shall use its  commercially  reasonable efforts  to obtain  written  or verbal  statements  or  assurances  from the  Commission,  by March 30th of the related year (or such extension of time granted by the  Commission so that it can review the facts  surrounding any  requests  made by the Owner) that such  failure to provide  the  required  Assessment  of  Compliance  and
Attestation  Report on a timely basis,  and a one time  additional  failure by the Servicer to comply with this
Section 6.09,  will not result in any adverse effect on the Owner or its  affiliates  with respect to any Shelf
Registration  on Form S-3 of the Owner or any of its  affiliates.  Any costs or expenses  incurred by the Owner in  obtaining  such  statement  or  assurances  from the  Commission  shall be  reimbursed  to the Owner by the
Servicer.  In the event that the Owner is unable to receive any such assurances  from the Commission  after the use of such commercially  reasonable  efforts by March 30th (or any extension period granted by the Commission)
of the related  year,  such  failure by the  Servicer to comply with this Section 6.09 shall be deemed an Event of  Default,  automatically  at such time,  without  notice and  without  any cure  period,  and Owner may,  in addition  to  whatever  rights the Owner may have under  Section  8.01,  subject  to the  limitation  expressed therein, and at law or equity or to damages,  including injunctive relief and specific  performance,  terminate all the rights and  obligations  of the Servicer  under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the  Servicer  for the  same,  as  provided  in  Section  9.01 . Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

        Failure to provide the Assessment of Compliance or  Attestation  Report will be treated as a failure of the Servicer to perform its duties under the  Agreement and will be subject to the  indemnification  provisions of Section 8.01,  subject to the limitation  expressed  therein,  of the  Agreement.  This  indemnification  is understood  by the  parties  hereto to cover any  gross  negligence  bad  faith or  willful  misconduct  of the
Servicer in  connection  with its  performance  hereunder.  For any  indemnification  from the  Servicer to any
Master Servicer, the Servicer in no event will be liable for punitive or consequential  damages,  regardless of the form of action, whether in contract, tort or otherwise.

        If the indemnification  provided for therein is unavailable or insufficient to hold harmless the Owner, each affiliate of the Owner, and each of the following parties participating in a Pass-Through  Transfer:  each sponsor and issuing entity;  each Person  (including,  but not limited to, any Master Servicer,  if applicable)
responsible  for the  preparation,  execution or filing of any report  required to be filed with the Commission with respect to such Pass-Through  Transfer, or for execution of a certification  pursuant to Rule 13a-14(d) or
Rule 15d-14(d)  under the Exchange Act with respect to such  Pass-Through  Transfer;  each broker dealer acting as  underwriter,  placement  agent or initial  purchaser,  each Person who  controls any of such parties or the
Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and
the  respective  present  and former  directors,  officers,  employees,  agents and  affiliates  of each of the foregoing  and of the  Depositor  (each,  an  "Indemnified  Party"),  then the  Servicer  agrees  that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims,  losses,  damages or  liabilities  incurred  by such  Indemnified  Party in such  proportion  as is  appropriate  to reflect  the relative fault of such Indemnified Party on the one hand and the Servicer on the other.

        In the case of any failure of performance  described above,  the Servicer shall promptly  reimburse the
Owner, any Depositor,  as applicable,  and each Person responsible for the preparation,  execution or filing of any report required to be filed with the Commission  with respect to such  Securitization  Transaction,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably  incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Servicer, any Subservicer or any Subcontractor.

        This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

        13.    Article VI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 6.10:

        Section 6.10  Intent of the Parties; Reasonableness.

        The Owner and the Servicer  acknowledge  and agree that a purpose of Section  3.01(m),  4.14,  Sections
5.02,  6.04,  6.09 and 10.02 of this Agreement is to facilitate  compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and  regulations of the  Commission.  None of the Owner,  any
Master  Servicer  or any  Depositor  shall  exercise  its right to request  delivery  of  information  or other performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act, the Exchange Act and the rules and  regulations  of the  Commission  thereunder.  The Servicer acknowledges  that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance  provided  by  the  Commission  or  its  staff,  consensus  among  participants  in  the asset-backed  securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Owner or any  Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving  interpretations  of Regulation AB. In connection with any Pass-Through  Transfer,  the Servicer shall cooperate  fully with the Owner to deliver to the Owner  (including  any of its assignees or designees) and any
Depositor,  any and all statements,  reports,  certifications,  records and any other information  necessary in the good faith  determination  of the Owner or any  Depositor  to permit the Owner or such  Depositor to comply with  the  provisions  of  Regulation  AB,  together  with  such  disclosures  relating  to the  Servicer,  any
Subservicer,  any  Third-Party  Originator  and the Mortgage  Loans,  or the  servicing of the Mortgage  Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

        Notwithstanding  anything to the contrary herein,  the Servicer shall be under no obligation to provide information that the Owner deems required under  Regulation AB if (i) the Servicer does not reasonably  believe that such  information is required under  Regulation AB and (ii) the Servicer is not providing such information for its own  securitizations  unless the Owner pays all reasonable costs incurred by the Servicer in connection with the  preparation and delivery of such  information and the Servicer is given  reasonable time to establish the necessary systems and procedures to produce such information;  provided,  however,  that the costs incurred by the Servicer in connection  with  establishing  the necessary  systems and procedures will be split pro rata with any other purchaser that makes a request for similar information.

        14.    Article IX of the  Agreement is hereby  amended  effective as of the date hereof by deleting the first  sentence  of the  last  paragraph  of  Section  9.01  and  replacing  it with the  following  (new  text underlined):

        then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the Owner, by notice in writing to the Servicer (or as otherwise stated herein,  in which case,  automatically and without notice) may, in addition to whatever  rights the Owner may have under Section 8.01,  subject to the limitation  expressed  therein,  and at law or equity to  damages,  including  injunctive  relief and  specific performance,  terminate all the rights and  obligations  of the Servicer (and if the Servicer is servicing any of the Mortgage Loans in a Securitization  Transaction,  appoint a successor servicer reasonably acceptable to any Master  Servicer  for such  Securitization  Transaction)  under this  Agreement  and in and to the Mortgage
Loans and the proceeds  thereof  without  compensating  the  Servicer for the same.  On or after the receipt by the Servicer of such written  notice,  all authority and power of the Servicer  under this  Agreement,  whether with  respect  to the  Mortgage  Loans or  otherwise,  shall pass to and be vested in the  successor  appointed pursuant to Section  11.01.  Upon written  request  from the Owner,  the Servicer  shall  prepare,  execute and deliver,  any and all documents  and other  instruments,  place in such  successor's  possession  all Servicing
Files,  and do or accomplish  all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and  endorsement  or assignment of the Mortgage Loans and related  documents,  or otherwise,  at the Servicer's  sole expense.  The Servicer agrees to cooperate with the Owner and such  successor  in effecting  the  termination  of the  Servicer's  responsibilities  and rights hereunder,  including,  without limitation, the transfer to such successor for administration by it of all cash amounts  which shall at the time be credited by the  Servicer  to the  Custodial  Account or Escrow  Account or
thereafter received with respect to the Mortgage Loans or any REO Property.

        15.    Article IX of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

        The  Servicer  shall  promptly  reimburse  the Owner (or any  designee  of the Owner,  such as a Master
Servicer)  and any  Depositor,  as  applicable,  for all  reasonable  expenses  incurred  by the Owner (or such designee) or such  Depositor,  as such are incurred,  in  connection  with the  termination  of the Servicer as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The provisions of this paragraph  shall not limit whatever  rights the Owner or any Depositor may have under other  provisions of this
Agreement  and/or any applicable  Reconstitution  Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

        16.    Article X of the  Agreement  is hereby  amended  effective  as of the date  hereof by  restating
Section 10.02 in its entirety as follows:

        Section 10.02.Cooperation of Servicer with a Reconstitution.

        The Servicer and the Owner agree that with  respect to some or all of the Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a "Reconstitution  Date") at the Owner's sole option,  the
Owner may effect a sale (each,  a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this
Agreement, without recourse, to:

        (1)    one or more third party  purchasers in one or more in whole loan transfers  (each, a "Whole Loan
Transfer"); or

        (2)    one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

        With respect to each Whole Loan  Transfer or  Pass-Through  Transfer,  as the case may be, the Servicer shall (i) following  request by the Owner or any Depositor,  use best efforts to provide within five, and in no event later than seven Business Days the Owner and such Depositor  (or, as applicable,  cause each  Subservicer to provide),  in writing and in form and substance  reasonably  satisfactory  to the Owner and such  Depositor, the  information  and  materials  specified in paragraphs  (a),  (b), (c) and (d) of this Section,  and (ii) as promptly  as  practicable  following  notice to or  discovery  by the  Servicer,  provide  to the Owner and any
Depositor (in writing and in form and substance  reasonably  satisfactory  to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

        (a)    If so  requested by the Owner or any  Depositor,  the Servicer  shall  provide such  information regarding the  Servicer,  as servicer of the Mortgage  Loans,  and each  Subservicer  (each of the Servicer and each  Subservicer,  for  purposes  of this  clause  (a), a  "Servicer"),  as is  requested  for the  purpose of compliance with Item 1108 of Regulation AB.  Such information shall include, at a minimum:

               (1)    the Servicer's form of organization;

               (2)    a description of how long the Servicer has been servicing  residential  mortgage loans; a general  discussion of the  Servicer's  experience  in servicing  assets of any type as well as a more detailed discussion of the Servicer's  experience in, and procedures  for, the servicing  function it will perform under this Agreement and any Reconstitution  Agreements;  information  regarding the size,  composition and growth of the  Servicer's  portfolio  of  residential  mortgage  loans  of a type  similar  to  the  Mortgage  Loans  and information  on factors  related to the Servicer that may be material,  in the good faith judgment of the Owner or any  Depositor,  to any  analysis  of the  servicing  of the  Mortgage  Loans  or the  related  asset-backed securities, as applicable, including, without limitation:

                      (i)    whether  any prior  securitizations  of  mortgage  loans of a type  similar to the
Mortgage  Loans  involving  the  Servicer  have  defaulted  or  experienced  an  early  amortization  or  other performance  triggering  event because of servicing  during the  three-year  period  immediately  preceding the related Securitization Transaction;

                      (ii)   the extent of outsourcing the Servicer utilizes;

                      (iii)  whether there has been  previous  disclosure  of material  noncompliance  with the applicable  servicing criteria with respect to other  securitizations  of residential  mortgage loans involving the Servicer as a servicer  during the  three-year  period  immediately  preceding  the related  Securitization
Transaction;

                      (iv)   whether the Servicer has been  terminated  as servicer in a  residential  mortgage loan  securitization,  either due to a servicing  default or to application of a servicing  performance test or trigger; and

                      (v)    such other  information as the Owner or any Depositor may  reasonably  request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

               (3)    a  description  of  any  material  changes  during  the  three-year  period   immediately
preceding the related  Securitization  Transaction to the Servicer's policies or procedures with respect to the servicing  function it will perform under this Agreement and any  Reconstitution  Agreements for mortgage loans of a type similar to the Mortgage Loans;

               (4)    information  regarding the Servicer's financial condition,  to the extent that there is a material risk that an adverse  financial  event or  circumstance  involving the Servicer  could have a material adverse  effect on the  performance  by the Servicer of its servicing  obligations  under this Agreement or any
Reconstitution Agreement;

               (5)    information  regarding  advances  made by the  Servicer  on the  Mortgage  Loans  and the
Servicer's  overall servicing  portfolio of residential  mortgage loans for the three-year  period  immediately preceding  the  related  Securitization  Transaction,  which may be limited  to a  statement  by an  authorized officer  of the  Servicer  to the  effect  that  the  Servicer  has made all  advances  required  to be made on residential  mortgage  loans serviced by it during such period,  or, if such  statement  would not be accurate, information  regarding  the  percentage  and type of advances  not made as  required,  and the reasons for such failure to advance;

               (6)    a  description  of the  Servicer's  processes  and  procedures  designed  to address  any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

               (7)    a  description  of  the  Servicer's   processes  for  handling   delinquencies,   losses,
bankruptcies and recoveries,  such as through liquidation of mortgaged  properties,  sale of defaulted mortgage loans or workouts; and

               (8)    information as to how the Servicer defines or determines  delinquencies  and charge-offs, including the effect of any grace period,  re-aging,  restructuring,  partial  payments  considered  current or other practices with respect to delinquency and loss experience.

        (b)    If so  requested  by the Owner or any  Depositor  for the purpose of  satisfying  its  reporting obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the Servicer  shall
(or shall  cause each  Subservicer  to) (i) notify the  Servicer,  any Master  Servicer  and any  Depositor  in
writing of (A) any material  litigation or governmental  proceedings  involving the Company or any Subservicer,
(B) any affiliations or relationships  that develop following the closing date of a Securitization  Transaction between the Owner or any  Subservicer  and any of the parties  specified in clause (D) of paragraph (a) of this
Section  (and  any  other  parties  identified  in  writing  by the  requesting  party)  with  respect  to such
Securitization  Transaction,  (C) any Event of Default under the terms of this Agreement or any  Reconstitution
Agreement,  (D) any merger,  consolidation  or sale of  substantially  all of the assets of the Owner,  and (E)
the Owner's entry into an agreement  with a Subservicer  to perform or assist in the  performance of any of the
Owner's  obligations under this Agreement or any Reconstitution  Agreement and (ii) provide to the Servicer and any Depositor a description of such proceedings, affiliations or relationships.

        As a condition to the succession to the Owner or any Subservicer as servicer or subservicer  under this
Agreement or any  Reconstitution  Agreement by any Person (i) into which the Owner or such  Subservicer  may be merged or  consolidated,  or (ii) which may be appointed as a successor  to the Owner or any  Subservicer,  the
Owner shall provide to the Servicer,  any Master Servicer,  and any Depositor,  at least 15 calendar days prior to the effective date of such succession or  appointment,  (x) written notice to the Servicer and any Depositor of such succession or appointment and (y) in writing and in form and substance  reasonably  satisfactory to the
Servicer and such  Depositor,  all information  reasonably  requested by the Servicer or any Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

        In addition to such  information as the Owner, as servicer,  is obligated to provide  pursuant to other provisions  of  this  Agreement,  not  later  than  ten  days  prior  to the  deadline  for the  filing  of any distribution  report on Form  10-D in  respect  of any  Securitization  Transaction  that  includes  any of the
Mortgage Loans serviced by the Owner or any Subservicer,  the Owner or such Subservicer, as applicable,  shall, to the extent the Owner or such  Subservicer  has knowledge,  provide to the party  responsible for filing such report  (including,  if  applicable,  the Master  Servicer)  notice of the  occurrence  of any of the following events along with all  information,  data, and materials  related  thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the  provisions  of  Regulation  AB referenced below):

                      (A)    any  material  modifications,  extensions  or waivers of pool asset  terms,  fees, penalties or payments during the  distribution  period or that have  cumulatively  become material over time (Item 1121(a)(11) of Regulation AB);

                      (B)    material  breaches of pool asset  representations  or  warranties  or  transaction covenants (Item 1121(a)(12) of Regulation AB); and

                      (C)    information  regarding new  asset-backed  securities  issuances backed by the same pool assets,  any pool asset  changes  (such as,  additions,  substitutions  or  repurchases),  and any material  changes in  origination,  underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB); and

        The Owner  shall  provide to the  Servicer,  any Master  Servicer  and any  Depositor,  evidence of the authorization of the person signing any  certification or statement,  copies or other evidence of Fidelity Bond
Insurance  and  Errors and  Omission  Insurance  policy,  financial  information  and  reports,  and such other information related to the Owner or any Subservicer or the Owner or such Subservicer's performance hereunder.

        Notwithstanding  the foregoing,  the Servicer shall be under no obligation to provide  information that the Owner deems  required  under  Regulation  AB if (i) the  Servicer  does not  reasonably  believe  that such information is required under  Regulation AB and (ii) the Servicer is not providing  such  information  for (A)
its  own  securitizations,  or (B)  any  third  party  securitizations  with  mortgage  loans  serviced  by the
Servicer[,  unless the Owner pays all reasonable  actual costs incurred by the Servicer in connection  with the preparation  and delivery of such  information  and the  Servicer is given  reasonable  time to  establish  the necessary systems and procedures to produce such  information;  provided,  however,  that the costs incurred by the Servicer in connection with  establishing the necessary  systems and procedures will be split pro rata with any other purchaser that makes a request for similar information..

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        17.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 11.16:

        Section 11.16. Use of Subservicers and Subcontractors.

        (a)    The Servicer shall not hire or otherwise  utilize the services of any Subservicer to fulfill any of the  obligations  of the Servicer as servicer under this Agreement or any  Reconstitution  Agreement  unless the Servicer  complies with the  provisions of paragraph  (b) of this Section.  The Servicer  shall not hire or otherwise  utilize  the  services  of any  Subcontractor,  and  shall not  permit  any  Subservicer  to hire or otherwise  utilize the  services of any  Subcontractor,  to fulfill any of the  obligations  of the Servicer as servicer  under  this  Agreement  or any  Reconstitution  Agreement  unless  the  Servicer  complies  with  the provisions of paragraph (d) of this Section.

        (b)    It shall not be necessary  for the Servicer to seek the consent of the Owner to the  utilization of any  subservicer.  The Servicer  shall cause any  Subservicer  used by the Servicer (or by any  Subservicer)
for the  benefit  of the Owner and any  Depositor  to  comply  with the  provisions  of this  Section  and with
Sections  3.01(m),  4.14, 6.04, 6.09 and 10.02 of this Agreement to the same extent as if such Subservicer were the Servicer,  and to provide the information  required with respect to such Subservicer  under Section 3.02(b)
of this  Agreement.  The Servicer shall be responsible  for obtaining from each  Subservicer  and delivering to the Owner,  any Master Servicer and any Depositor any Annual  Statement of Compliance  required to be delivered by such Subservicer under Section 6.04(a),  any Assessment of Compliance and Attestation  Report required to be delivered by such Subservicer  under Section 6.09 and any Annual  Certification  required under Section 6.04(b)
as and when required to be delivered.

        (c)    The Servicer  shall  promptly  upon request  provide to the Owner,  any Master  Servicer and any
Depositor (or any designee of the  Depositor,  such as an  administrator)  a written  description  (in form and substance  satisfactory to the Owner,  any Master Servicer and such Depositor) of the role and function of each
Subcontractor  utilized  by the  Servicer  or any  Subservicer,  specifying  (i)  the  identity  of  each  such
Subcontractor,  (ii)  which (if any) of such  Subcontractors  are  "participating  in the  servicing  function"
within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each  Subcontractor  identified  pursuant to clause (ii) of this paragraph.

        (d)    As a condition to the utilization of any  Subcontractor  determined to be  "participating in the servicing  function"  within the  meaning of Item 1122 of  Regulation  AB, the  Servicer  shall  cause any such
Subcontractor  used by the Servicer (or by any  Subservicer)  for the benefit of the Owner and any Depositor to comply  with the  provisions  of  Sections  6.09 and  10.02 of this  Agreement  to the same  extent  as if such
Subcontractor  were the Servicer.  The Servicer shall be responsible for obtaining from each  Subcontractor and delivering to the Owner and any Depositor any  Assessment of Compliance  and  Attestation  Report and the other certificates  required to be delivered by such Subservicer and such  Subcontractor  under Section 6.09, in each case as and when required to be delivered.

        18.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 11.17:

        For purposes of this Agreement,  and with respect to any Mortgage Loan in a Pass-Through  Transfer, the
related Master Servicer shall be considered a third party  beneficiary to this  Agreement,  entitled to all the rights and  benefits  hereof as if it were a direct  party to this  Agreement,  with  respect to such  Mortgage
Loans.

        19.    The  Agreement is hereby  amended  effective as of the date hereof by deleting  Exhibit E in its entirety and replacing it with the following:

                                                       EXHIBIT E

                                           REPORTING DATA FOR MONTHLY REPORT

                                  Standard File Layout - Master Servicing
------------------------------------------------------------------------------------------------------------
      Column Name                      Description                Decimal       Format Comment       Max
                                                                                                      Size
------------------------- -------------------------------------- ---------- ------------------------ -------
SER_INVESTOR_NBR          A value assigned by the Servicer to               Text up to 10 digits       20
                          define a group of loans.
------------------------- -------------------------------------- ---------- ------------------------ -------
LOAN_NBR                  A unique identifier assigned to each              Text up to 10 digits       10
                          loan by the investor.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERVICER_LOAN_NBR         A unique number assigned to a loan                Text up to 10 digits       10
                          by the Servicer.  This may be
                          different than the LOAN_NBR.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The borrower name as received in the
BORROWER_NAME             file.  It is not separated by first               Maximum length of 30       30
                          and last name.                                    (Last, First)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_PAY_AMT             Scheduled monthly principal and            2      No commas(,) or dollar     11
                          scheduled interest payment that a
                          borrower is expected to pay, P&I
                          constant.                                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NOTE_INT_RATE             The loan interest rate as reported         4      Max length of 6            6
                          by the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
NET_INT_RATE              The loan gross interest rate less          4      Max length of 6            6
                          the service fee rate as reported by
                          the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_FEE_RATE             The servicer's fee rate for a loan         4      Max length of 6            6
                          as reported by the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_FEE_AMT              The servicer's fee amount for a loan       2      No commas(,) or dollar     11
                          as reported by the Servicer.                      signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NEW_PAY_AMT               The new loan payment amount as             2      No commas(,) or dollar     11
                          reported by the Servicer.                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NEW_LOAN_RATE             The new loan rate as reported by the       4      Max length of 6            6
                          Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
ARM_INDEX_RATE            The index the Servicer is using to         4      Max length of 6            6
                          calculate a forecasted rate.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The borrower's actual principal
ACTL_BEG_PRIN_BAL         balance at the beginning of the            2      No commas(,) or dollar     11
                          processing cycle.                                 signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The borrower's actual principal
ACTL_END_PRIN_BAL         balance at the end of the processing       2      No commas(,) or dollar     11
                          cycle.                                            signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
BORR_NEXT_PAY_DUE_DATE    The date at the end of processing                 MM/DD/YYYY                 10
                          cycle that the borrower's next
                          payment is due to the Servicer, as
                          reported by Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_AMT_1           The first curtailment amount to be         2      No commas(,) or dollar     11
                          applied.                                          signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_DATE_1          The curtailment date associated with              MM/DD/YYYY                 10
                          the first curtailment amount.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The curtailment interest on the
CURT_ADJ_ AMT_1           first curtailment amount, if               2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_AMT_2           The second curtailment amount to be        2      No commas(,) or dollar     11
                          applied.                                          signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_DATE_2          The curtailment date associated with              MM/DD/YYYY                 10
                          the second curtailment amount.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The curtailment interest on the
CURT_ADJ_ AMT_2           second curtailment amount, if              2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_AMT_3           The third curtailment amount to be         2      No commas(,) or dollar     11
                          applied.                                          signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SERV_CURT_DATE_3          The curtailment date associated with              MM/DD/YYYY                 10
                          the third curtailment amount.
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The curtailment interest on the
CURT_ADJ_AMT_3            third curtailment amount, if               2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
PIF_AMT                   The loan "paid in full" amount as          2      No commas(,) or dollar     11
                          reported by the Servicer.                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
PIF_DATE                  The paid in full date as reported by              MM/DD/YYYY                 10
                          the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
                                                                            Action Code Key:           2
                                                                            15=Bankruptcy,
                                                                            30=Foreclosure, ,
                                                                            60=PIF,
                                                                            63=Substitution,
                                                                            65=Repurchase,70=REO
                                                                 ---------- ------------------------ -------
ACTION_CODE               The standard FNMA numeric code used
                          to indicate the default/delinquent
                          status of a particular loan.
------------------------- -------------------------------------- ---------- ------------------------ -------
INT_ADJ_AMT               The amount of the interest                 2      No commas(,) or dollar     11
                          adjustment as reported by the                     signs ($)
                          Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
SOLDIER_SAILOR_ADJ_AMT    The Soldier and Sailor Adjustment          2      No commas(,) or dollar     11
                          amount, if applicable.                            signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
NON_ADV_LOAN_AMT          The Non Recoverable Loan Amount, if        2      No commas(,) or dollar     11
                          applicable.                                       signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
LOAN_LOSS_AMT             The amount the Servicer is passing         2      No commas(,) or dollar     11
                          as a loss, if applicable.                         signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_BEG_PRIN_BAL        The scheduled outstanding principal        2      No commas(,) or dollar     11
                          amount due at the beginning of the
                          cycle date to be passed through to
                          investors.                                        signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_END_PRIN_BAL        The scheduled principal balance due        2      No commas(,) or dollar     11
                          to investors at the end of a                      signs ($)
                          processing cycle.
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_PRIN_AMT            The scheduled principal amount as          2      No commas(,) or dollar     11
                          reported by the Servicer for the
                          current cycle -- only applicable for
                          Scheduled/Scheduled Loans.                        signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
SCHED_NET_INT             The scheduled gross interest amount        2      No commas(,) or dollar     11
                          less the service fee amount for the
                          current cycle as reported by the
                          Servicer -- only applicable for
                          Scheduled/Scheduled Loans.                        signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
ACTL_PRIN_AMT             The actual principal amount                2      No commas(,) or dollar     11
                          collected by the Servicer for the
                          current reporting cycle -- only
                          applicable for Actual/Actual Loans.               signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
                          The actual gross interest amount
                          less the service fee amount for the
ACTL_NET_INT              current reporting cycle as reported        2      No commas(,) or dollar     11
                          by the Servicer -- only applicable                signs ($)
                          for Actual/Actual Loans.
------------------------- -------------------------------------- ---------- ------------------------ -------
PREPAY_PENALTY_ AMT       The penalty amount received when a         2      No commas(,) or dollar     11
                          borrower prepays on his loan as                   signs ($)
                          reported by the Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------
PREPAY_PENALTY_ WAIVED    The prepayment penalty amount for          2      No commas(,) or dollar     11
                          the loan waived by the servicer.                  signs ($)
------------------------- -------------------------------------- ---------- ------------------------ -------
MOD_DATE                  The Effective Payment Date of the                 MM/DD/YYYY                 10
                          Modification for the loan.
------------------------- -------------------------------------- ---------- ------------------------ -------
MOD_TYPE                  The Modification Type.                            Varchar - value can be     30
                                                                            alpha or numeric
------------------------- -------------------------------------- ---------- ------------------------ -------
DELINQ_P&I_ADVANCE_AMT    The current outstanding principal          2      No commas(,) or dollar     11
                          and interest advances made by                     signs ($)
                          Servicer.
------------------------- -------------------------------------- ---------- ------------------------ -------

        20.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit F:

                                                       EXHIBIT F

                                            FORM OF SERVICER CERTIFICATION

Re:     The [  ] agreement dated as of [    l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

        I,  ____________________________,  the  _______________________  of [NAME OF SERVICER] (the "Company"),
certify to [the Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator] [Trustee],
and their officers, with the knowledge and intent that they will rely upon this certification, that:

               I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with
        Item 1123 of  Regulation  AB (the  "Compliance  Statement"),  the report on assessment of the Company's compliance  with the  servicing  criteria set forth in Item 1122(d) of  Regulation  AB (the  "Servicing
        Criteria"),  provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the  "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
        registered  public accounting  firm's  attestation  report provided in accordance with Rules 13a-18 and
        15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation  Report"), and all
        servicing  reports,  officer's  certificates  and other  information  relating to the  servicing of the
        Mortgage  Loans by the Company  during  200[ ] that were  delivered  by the Company to the  [Depositor]
        [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement  (collectively,  the
        "Company Servicing Information");

               Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any  untrue  statement  of a  material  fact or omit to state a  material  fact  necessary  to make the statements  made,  in the light of the  circumstances  under  which  such  statements  were  made,  not misleading with respect to the period of time covered by the Company Servicing Information;

               Based on my knowledge,  all of the Company Servicing  Information required to be provided by the
        Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master  Servicer]  [Securities
        Administrator] [Trustee];

               I am  responsible  for reviewing the  activities  performed by the Company as servicer under the
        Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the Compliance
        Statement  and except as  disclosed  in the  Compliance  Statement,  the  Servicing  Assessment  or the
        Attestation  Report,  the Company has  fulfilled  its  obligations  under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant  to this  Agreement,  and the
Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and
Subcontractor  pursuant  to the  Agreement,  have been  provided  to the  [Depositor]  [Master  Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master
Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria has been  disclosed in such reports.

        21.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit G:

                                                   EXHIBIT G

                        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address,  at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

----------------------------------------------------------------------------- ------------------
                             Servicing Criteria                                  Applicable
                                                                                  Servicing
                                                                                  Criteria
----------------------------------------------------------------------------- ------------------
    Reference                               Criteria
------------------- --------------------------------------------------------- ------------------
                                General Servicing Considerations
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(i)       Policies and procedures are instituted to monitor any
                    performance or other triggers and events of default in
                    accordance with the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to
                    third parties, policies and procedures are instituted
                    to monitor the third party's performance and compliance
                    with such servicing activities.
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(iii)     Any requirements in the transaction agreements to
                    maintain a back-up servicer for the mortgage loans are
                    maintained.
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in
                    effect on the party participating in the servicing
                    function throughout the reporting period in the amount
                    of coverage required by and otherwise in accordance
                    with the terms of the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                               Cash Collection and Administration
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the
                    appropriate custodial bank accounts and related bank
                    clearing accounts no more than two business days
                    following receipt, or such other number of days
                    specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an
                    obligor or to an investor are made only by authorized
                    personnel.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(iii)     Advances of funds or guarantees regarding collections,
                    cash flows or distributions, and any interest or other
                    fees charged for such advances, are made, reviewed and
                    approved as specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                    The related accounts for the transaction, such as cash
                    reserve accounts or accounts established as a form of
                    overcollateralization, are separately maintained (e.g.,
                    with respect to commingling of cash) as set forth in
1122(d)(2)(iv)      the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(v)       Each custodial account is maintained at a federally
                    insured depository institution as set forth in the
                    transaction agreements. For purposes of this criterion,
                    "federally insured depository institution" with respect
                    to a foreign financial institution means a foreign
                    financial institution that meets the requirements of
                    Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent
                    unauthorized access.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for
                    all asset-backed securities related bank accounts,
                    including custodial accounts and related bank clearing
                    accounts. These reconciliations are (A) mathematically
                    accurate; (B) prepared within 30 calendar days after
                    the bank statement cutoff date, or such other number of
                    days specified in the transaction agreements; (C)
                    reviewed and approved by someone other than the person
                    who prepared the reconciliation; and (D) contain
                    explanations for reconciling items. These reconciling
                    items are resolved within 90 calendar days of their
                    original identification, or such other number of days
                    specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                               Investor Remittances and Reporting
------------------- --------------------------------------------------------- ------------------
1122(d)(3)(i)       Reports to investors, including those to be filed with
                    the Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are
                    prepared in accordance with timeframes and other terms
                    set forth in the transaction agreements; (B) provide
                    information calculated in accordance with the terms
                    specified in the transaction agreements; (C) are filed
                    with the Commission as required by its rules and
                    regulations; and (D) agree with investors' or the
                    trustee's records as to the total unpaid principal
                    balance and number of mortgage loans serviced by the
                    Servicer.
------------------- --------------------------------------------------------- ------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and
                    other terms set forth in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                    Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or
                    such other number of days specified in the transaction
1122(d)(3)(iii)     agreements.
------------------- --------------------------------------------------------- ------------------
                    Amounts remitted to investors per the investor reports
                    agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)      or custodial bank statements.
------------------- --------------------------------------------------------- ------------------
                                   Pool Asset Administration
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained
                    as required by the transaction agreements or related
                    mortgage loan documents.
------------------- --------------------------------------------------------- ------------------
                    Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)      required by the transaction agreements
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(iii)     Any additions, removals or substitutions to the asset
                    pool are made, reviewed and approved in accordance with
                    any conditions or requirements in the transaction
                    agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made
                    in accordance with the related mortgage loan documents
                    are posted to the Servicer's obligor records maintained
                    no more than two business days after receipt, or such
                    other number of days specified in the transaction
                    agreements, and allocated to principal, interest or
                    other items (e.g., escrow) in accordance with the
                    related mortgage loan documents.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(v)       The Servicer's records regarding the mortgage loans
                    agree with the Servicer's records with respect to an
                    obligor's unpaid principal balance.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(vi)      Changes with respect to the terms or status of an
                    obligor's mortgage loans (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by
                    authorized personnel in accordance with the transaction
                    agreements and related pool asset documents.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with
                    the timeframes or other requirements established by the
                    transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(viii)    Records documenting collection efforts are maintained
                    during the period a mortgage loan is delinquent in
                    accordance with the transaction agreements. Such
                    records are maintained on at least a monthly basis, or
                    such other period specified in the transaction
                    agreements, and describe the entity's activities in
                    monitoring delinquent mortgage loans including, for
                    example, phone calls, letters and payment rescheduling
                    plans in cases where delinquency is deemed temporary
                    (e.g., illness or unemployment).
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(ix)      Adjustments to interest rates or rates of return for
                    mortgage loans with variable rates are computed based
                    on the related mortgage loan documents.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such
                    as escrow accounts): (A) such funds are analyzed, in
                    accordance with the obligor's mortgage loan documents,
                    on at least an annual basis, or such other period
                    specified in the transaction agreements; (B) interest
                    on such funds is paid, or credited, to obligors in
                    accordance with applicable mortgage loan documents and
                    state laws; and (C) such funds are returned to the
                    obligor within 30 calendar days of full repayment of
                    the related mortgage loans, or such other number of
                    days specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or
                    insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the
                    appropriate bills or notices for such payments,
                    provided that such support has been received by the
                    servicer at least 30 calendar days prior to these
                    dates, or such other number of days specified in the
                    transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(xii)     Any late payment penalties in connection with any
                    payment to be made on behalf of an obligor are paid
                    from the servicer's funds and not charged to the
                    obligor, unless the late payment was due to the
                    obligor's error or omission.
------------------- --------------------------------------------------------- ------------------
                    Disbursements made on behalf of an obligor are posted
                    within two business days to the obligor's records
                    maintained by the servicer, or such other number of
1122(d)(4)(xiii)    days specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts
                    are recognized and recorded in accordance with the
                    transaction agreements.
------------------- --------------------------------------------------------- ------------------
                    Any external enhancement or other support, identified
                    in Item 1114(a)(1) through (3) or Item 1115 of
                    Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)      transaction agreements.
------------------- --------------------------------------------------------- ------------------

------------------- --------------------------------------------------------- ------------------

                                            [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                            Date:  _________________________

                                            By:    _________________________
                                            Name:
                                            Title:

        22.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit H:
                                                   EXHIBIT H

                                      REPORTING DATA FOR DEFAULTED LOANS

                                   Standard File Layout - Delinquency Reporting

------------------------------- ------------------------------------------- ----------- ------------
      Column/Header Name                       Description                   Decimal      Format
                                                                                          Comment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERVICER_LOAN_NBR               A unique number assigned to a loan by the
                                Servicer.  This may be different than the
                                LOAN_NBR
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_NBR                        A unique identifier assigned to each loan
                                by the originator.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CLIENT_NBR                      Servicer Client Number
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERV_INVESTOR_NBR               Contains a unique number as assigned by
                                an external servicer to identify a group
                                of loans in their system.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_FIRST_NAME             First Name of the Borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_LAST_NAME              Last name of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ADDRESS                    Street Name and Number of Property
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_STATE                      The state where the  property located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ZIP                        Zip code where the property is located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORR_NEXT_PAY_DUE_DATE          The date that the borrower's next payment               MM/DD/YYYY
                                is due to the servicer at the end of
                                processing cycle, as reported by Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_TYPE                       Loan Type (i.e. FHA, VA, Conv)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_FILED_DATE           The date a particular bankruptcy claim                  MM/DD/YYYY
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CHAPTER_CODE         The chapter under which the bankruptcy
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CASE_NBR             The case number assigned by the court to
                                the bankruptcy filing.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POST_PETITION_DUE_DATE          The payment due date once the bankruptcy                MM/DD/YYYY
                                has been approved by the courts
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_DCHRG_DISM_DATE      The Date The Loan Is Removed From                       MM/DD/YYYY
                                Bankruptcy. Either by Dismissal,
                                Discharged and/or a Motion For Relief Was
                                Granted.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_APPR_DATE              The Date The Loss Mitigation Was Approved               MM/DD/YYYY
                                By The Servicer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_TYPE                   The Type Of Loss Mitigation Approved For
                                A Loan Such As;
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_EST_COMP_DATE          The Date The Loss Mitigation /Plan Is                   MM/DD/YYYY
                                Scheduled To End/Close
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_ACT_COMP_DATE          The Date The Loss Mitigation Is Actually                MM/DD/YYYY
                                Completed
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_APPROVED_DATE            The date DA Admin sends a letter to the                 MM/DD/YYYY
                                servicer with instructions to begin
                                foreclosure proceedings.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
ATTORNEY_REFERRAL_DATE          Date File Was Referred To Attorney to                   MM/DD/YYYY
                                Pursue Foreclosure
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FIRST_LEGAL_DATE                Notice of 1st legal filed by an Attorney                MM/DD/YYYY
                                in a Foreclosure Action
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_EXPECTED_DATE       The date by which a foreclosure sale is                 MM/DD/YYYY
                                expected to occur.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_DATE                The actual date of the foreclosure sale.                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_AMT                 The amount a property sold for at the           2       No
                                foreclosure sale.                                       commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_START_DATE             The date the servicer initiates eviction                MM/DD/YYYY
                                of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_COMPLETED_DATE         The date the court revokes legal                        MM/DD/YYYY
                                possession of the property from the
                                borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_PRICE                      The price at which an REO property is           2       No
                                marketed.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_DATE                       The date an REO property is listed at a                 MM/DD/YYYY
                                particular price.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_AMT                       The dollar value of an offer for an REO         2       No
                                property.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_DATE_TIME                 The date an offer is received by DA Admin               MM/DD/YYYY
                                or by the Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_CLOSING_DATE                The date the REO sale of the property is                MM/DD/YYYY
                                scheduled to close.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_ACTUAL_CLOSING_DATE         Actual Date Of REO Sale                                 MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OCCUPANT_CODE                   Classification of how the property is
                                occupied.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_CONDITION_CODE             A code that indicates the condition of
                                the property.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_INSPECTION_DATE            The date a  property inspection is                      MM/DD/YYYY
                                performed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
APPRAISAL_DATE                  The date the appraisal was done.                        MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CURR_PROP_VAL                    The current "as is" value of the               2
                                property based on brokers price opinion
                                or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REPAIRED_PROP_VAL               The amount the property would be worth if       2
                                repairs are completed pursuant to a
                                broker's price opinion or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
If applicable:
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_STATUS_CODE              FNMA Code Describing Status of Loan
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_REASON_CODE              The circumstances which caused a borrower
                                to stop paying on a loan.   Code
                                indicates the reason why the loan is in
                                default for this cycle.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_FILED_DATE             Date Mortgage Insurance Claim Was Filed                 MM/DD/YYYY
                                With Mortgage Insurance Company.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT                    Amount of Mortgage Insurance Claim Filed                No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_PAID_DATE              Date Mortgage Insurance Company Disbursed               MM/DD/YYYY
                                Claim Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT_PAID               Amount Mortgage Insurance Company Paid On       2       No
                                Claim                                                   commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_FILED_DATE           Date Claim Was Filed With Pool Insurance                MM/DD/YYYY
                                Company
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT                  Amount of Claim Filed With Pool Insurance       2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_PAID_DATE            Date Claim Was Settled and The Check Was                MM/DD/YYYY
                                Issued By The Pool Insurer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT_PAID             Amount Paid On Claim By Pool Insurance          2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD               MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed               2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed              2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_AMT        Amount HUD Paid on Part B Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the                       MM/DD/YYYY
                                Veterans Admin
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim                MM/DD/YYYY
                                Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim        2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o       ASUM-     Approved Assumption
o       BAP-       Borrower Assistance Program
o       CO-   Charge Off
o       DIL-         Deed-in-Lieu
o       FFA-         Formal Forbearance Agreement
o       MOD-         Loan Modification
o       PRE-         Pre-Sale
o       SS-   Short Sale
o       MISC-      Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o       Mortgagor
o       Tenant
o       Unknown
o       Vacant

The Property Condition field should show the last reported condition of the property as follows:
o       Damaged
o       Excellent
o       Fair
o       Gone
o       Good
o       Poor
o       Special Hazard
o       Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                  -------------------- ----------------------------------------------
                  Delinquency Code     Delinquency Description
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  001                  FNMA-Death of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  002                  FNMA-Illness of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  003                  FNMA-Illness of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  004                  FNMA-Death of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  005                  FNMA-Marital difficulties
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  006                  FNMA-Curtailment of income
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  007                  FNMA-Excessive Obligation
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  008                  FNMA-Abandonment of property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  009                  FNMA-Distant employee transfer
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  011                  FNMA-Property problem
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  012                  FNMA-Inability to sell property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  013                  FNMA-Inability to rent property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  014                  FNMA-Military Service
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  015                  FNMA-Other
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  016                  FNMA-Unemployment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  017                  FNMA-Business failure
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  019                  FNMA-Casualty loss
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  022                  FNMA-Energy environment costs
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  023                  FNMA-Servicing problems
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  026                  FNMA-Payment adjustment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  027                  FNMA-Payment dispute
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  029                  FNMA-Transfer of ownership pending
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  030                  FNMA-Fraud
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  031                  FNMA-Unable to contact borrower
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  INC                  FNMA-Incarceration
                  -------------------- ----------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                  -------------------- ---------------------------------------------
                      Status Code      Status Description
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          09           Forbearance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          17           Pre-foreclosure Sale Closing Plan Accepted
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          24           Government Seizure
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          26           Refinance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          27           Assumption
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          28           Modification
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          29           Charge-Off
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          30           Third Party Sale
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          31           Probate
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          32           Military Indulgence
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          43           Foreclosure Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          44           Deed-in-Lieu Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          49           Assignment Completed
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          61           Second Lien Considerations
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          62           Veteran's Affairs-No Bid
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          63           Veteran's Affairs-Refund
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          64           Veteran's Affairs-Buydown
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          65           Chapter 7 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          66           Chapter 11 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          67           Chapter 13 Bankruptcy
                  -------------------- ---------------------------------------------

        23.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit I:
                                                       EXHIBIT I

                                     REPORTING DATA FOR REALIZED LOSSES AND GAINS

                         Calculation of Realized Loss/Gain Form 332- Instruction Sheet

        NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                      The numbers on the 332 form correspond with the numbers listed below.

        Liquidation and Acquisition Expenses:
        1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization
              Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would have been earned  if all  delinquent  payments  had  been  made as  agreed.  For  documentation,  an
              Amortization  Schedule  from date of  default  through  liquidation  breaking  out the net interest and servicing fees advanced is required.

        3.    Accrued  Servicing  Fees based upon the Scheduled  Principal  Balance of the Mortgage Loan as calculated on a monthly basis. For  documentation,  an Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

        4-12. Complete as applicable.  Required documentation:

               * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown  required showing period

                 of coverage,  base tax, interest,  penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                *  For escrow advances - complete payment history

                   (to calculate advances from last positive escrow balance forward)

               *  Other expenses -  copies of corporate advance history showing all payments

               *  REO repairs > $1500 require explanation

               *  REO repairs >$3000 require evidence of at least 2 bids.

               * Short Sale or Charge  Off  require  P&L  supporting  the  decision  and WFB's  approved
               Officer Certificate

               *  Unusual or extraordinary items may require further documentation.

        13.    The total of lines 1 through 12.

        Credits:

        14-21.Complete as applicable.  Required documentation:

              * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale,  bid  instructions  and Escrow
              Agent / Attorney

                 Letter of Proceeds Breakdown.

              *  Copy of EOB for any MI or gov't guarantee

              *  All other credits need to be clearly defined on the 332 form

        22.    The total of lines 14 through 21.

        Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part
                      B/Supplemental proceeds.

        Total Realized Loss (or Amount of Any Gain)
        23.   The total derived from  subtracting  line 22 from 13. If the amount  represents a realized  gain,
              show the amount in parenthesis (   ).

                                  Calculation of Realized Loss/Gain Form 332

        Prepared by:  __________________                  Date:  _______________
        Phone:  ______________________   Email Address:_____________________

----------------------------    -------------------------------   ------------------------------------
Servicer Loan No.               Servicer Name                     Servicer Address

----------------------------    -------------------------------   ------------------------------------

        WELLS FARGO BANK, N.A. Loan No._____________________________

        Borrower's Name: _________________________________________________________
        Property Address: _________________________________________________________

        Liquidation Type:  REO Sale          3rd Party Sale             Short Sale     Charge Off

        Was this loan granted a Bankruptcy deficiency or cramdown       Yes         No
        If "Yes", provide deficiency or cramdown amount _______________________________

        Liquidation and Acquisition Expenses:
       (1) Actual Unpaid Principal Balance of Mortgage Loan             $ ______________      (1)
        (2)Interest accrued at Net Rate                                  ________________     (2)
        (3)Accrued Servicing Fees                                        ________________     (3)
        (4)Attorney's Fees                                               ________________     (4)
        (5)Taxes (see page 2)                                            ________________     (5)
        (6)Property Maintenance                                         ________________      (6)
        (7)MI/Hazard Insurance Premiums (see page 2)                     ________________     (7)
        (8)Utility Expenses                                              ________________     (8)
        (9)Appraisal/BPO                                                 ________________     (9)
        (10)   Property Inspections                                      ________________     (10)
        (11)   FC Costs/Other Legal Expenses                             ________________     (11)
        (12)   Other (itemize)                                           ________________     (12)
               Cash for Keys__________________________                   ________________     (12)
               HOA/Condo Fees_______________________                     ________________     (12)
               ______________________________________                    ________________     (12)

               Total Expenses                                           $ _______________     (13)
        Credits:
        (14)   Escrow Balance                                           $ _______________     (14)
        (15)   HIP Refund                                               ________________      (15)
        (16)   Rental Receipts                                          ________________      (16)
        (17)   Hazard Loss Proceeds                                     ________________      (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance             ________________      (18a)
        HUD Part A
                                                                        ________________      (18b) HUD Part B
        (19)   Pool Insurance Proceeds                                  ________________      (19)
        (20)   Proceeds from Sale of Acquired Property                  ________________      (20)
        (21)   Other (itemize)                                          ________________      (21)
           _________________________________________                    ________________      (21)

           Total Credits                                                $________________     (22)
        Total Realized Loss (or Amount of Gain)                         $________________     (23)

Escrow Disbursement Detail

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     Type        Date Paid    Period of     Total Paid   Base Amount   Penalties      Interest
 (Tax /Ins.)                   Coverage
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        24.    Except as  amended  above,  the  Agreement  shall  continue  to be in full  force and  effect in accordance with its terms.

        25.    This  Amendment  may be executed by one or more of the parties  hereto on any number of separate counterparts  and of said  counterparts  taken  together  shall  be  deemed  to  constitute  one  and the  same instrument.

                                           [SIGNATURE PAGES FOLLOW]

        IN WITNESS  WHEREOF,  the  following  parties  have  caused  their  names to be signed  hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                   EMC MORTGAGE CORPORATION,
                                                          as Owner

                                                   By:________________________________
                                                   Name:
                                                   Title:

                                                   GMAC MORTGAGE CORPORATION,
                                                          as Servicer

                                                   By:________________________________
                                                   Name:
                                                   Title:

                                                                                                   EXHIBIT I-27

                                           EMC MORTGAGE CORPORATION
                                                  Purchaser,

                                       GREENPOINT MORTGAGE FUNDING, INC.
                                                   Company,

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                         Dated as of September 1, 2003

                                  (Fixed and Adjustable Rate Mortgage Loans)

                                                   ARTICLE I

Section 1.01     Defined Terms.........................................................2

                                                  ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                  ARTICLE III

Section 3.01     Representations and Warranties of the Company.........................21
Section 3.02     Representations and Warranties as to

                                                  ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts................................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account.............................................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts...................................43
Section 4.07     Permitted Withdrawals From Escrow Account.............................44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy..............................................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                                   ARTICLE V

                                                  ARTICLE VI

Section 6.01     Assumption Agreements.................................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report.................................56
Section 6.06     Purchaser's Right to Examine Company Records..........................56

                                                  ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required.....................................................57

                                                 ARTICLE VIII

                                                  ARTICLE IX

Section 9.01     Events of Default.....................................................61
Section 9.02     Waiver of Defaults....................................................62

                                                   ARTICLE X

Section 10.01     Termination..........................................................62
Section 10.02     Termination without cause............................................63

                                                  ARTICLE XI

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
   I                     Form of Term Sheet

        This is a Purchase,  Warranties and Servicing Agreement,  dated as of September 1, 2003 and is executed between EMC MORTGAGE CORPORATION,  as Purchaser,  with offices located at Mac Arthur Ridge II, 909 Hidden Ridge
Drive, Suite 200, Irving,  Texas 75038 (the "Purchaser"),  and GREENPOINT MORTGAGE FUNDING,  INC., with offices located at 100 Wood Hollow Drive, Novato, California 94945 (the "Company").

                                             W I T N E S S E T H :

        WHEREAS,  the  Purchaser  has  heretofore  agreed to  purchase  from the  Company  and the  Company has heretofore agreed to sell to the Purchaser,  from time to time,  certain Mortgage Loans on a servicing retained basis;

        WHEREAS,  each of the  Mortgage  Loans is  secured  by a  mortgage,  deed of  trust  or other  security instrument  creating a first  lien on a  residential  dwelling  located in the  jurisdiction  indicated  on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

        WHEREAS,  the  Purchaser and the Company wish to prescribe the  representations  and  warranties of the
Company  with  respect  to itself and the  Mortgage  Loans and the  management,  servicing  and  control of the
Mortgage Loans;

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby  acknowledged,  the Purchaser and the
Company agree as follows:

                                                   ARTICLE I

                                                  DEFINITIONS

        Section 1.01  Defined Terms.

        Whenever  used in this  Agreement,  the  following  words and  phrases,  unless the  context  otherwise requires, shall have the following meaning specified in this Article:

        Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage  servicing  practices
(including  collection  procedures) of prudent  mortgage banking  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in  accordance  with Fannie Mae  servicing  practices  and  procedures,  for MBS pool  mortgages,  as defined in the Fannie Mae Guides including future updates.

        Adjustment  Date: As to each  adjustable  rate Mortgage Loan,  the date on which the Mortgage  Interest
Rate is adjusted in accordance with the terms of the related Mortgage Note.

        Agreement:   This  Purchase,   Warranties  and  Servicing  Agreement  including  all  exhibits  hereto, amendments hereof and supplements hereto.

        Appraised  Value:  With  respect to any  Mortgaged  Property,  the value  thereof as  determined  by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

        Assignment:  An individual assignment of the Mortgage,  notice of transfer or equivalent instrument, in recordable  form,  sufficient  under the laws of the  jurisdiction  wherein the related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

        BIF:  The Bank Insurance Fund, or any successor thereto.

        Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of
New  York,  or (iii) a day on which  banks in the  State of New  York are  authorized  or  obligated  by law or executive order to be closed.

        Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Code:         The Internal Revenue Code of 1986, or any successor statute thereto.

        Company:  GreenPoint  Mortgage Funding,  Inc., its successors in interest and assigns,  as permitted by this Agreement.

        Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President,  any
Vice  President  or  Treasurer  of Company  stating  the date by which  Company  expects to receive any missing documents sent for recording from the applicable recording office.

        Condemnation  Proceeds:  All  awards  or  settlements  in  respect  of a  Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

        Confirmation:  The trade  confirmation  letter  between the  Purchaser and the Company which relates to the Mortgage Loans.

        Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the
Mortgagor and relating to the stock allocated to the related dwelling unit.

        Co-op  Loan:  A  Mortgage  Loan  secured  by the  pledge of stock  allocated  to a  dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

        Current Appraised Value:    With respect to any  Mortgaged  Property,  the value  thereof as determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae)
at the request of a Mortgagor for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance with  federal,  state and local  laws and  regulations  or  otherwise  made at the  request  of the  Company or
Mortgagor.

        Current LTV:  The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the Current  Appraised
Value of the Mortgaged Property.

        Custodial  Account:  Each  separate  demand  account or  accounts  created and  maintained  pursuant to
Section 4.04 which shall be entitled  "GreenPoint Mortgage Funding,  Inc., in trust for the [Purchaser],  Owner of Adjustable Rate Mortgage Loans" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Custodian:  With respect to any Mortgage  Loan,  the entity  stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

        Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Determination  Date:  The 15th  day (or if such  15th  day is not a  Business  Day,  the  Business  Day immediately preceding such 15th day) of the month of the related Remittance Date.

        Due Date:  The day of the month on which the Monthly  Payment is due on a Mortgage  Loan,  exclusive of any days of grace, which is the first day of the month.

        Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

        Eligible  Account:  An account  established and maintained:  (i) within FDIC insured accounts  created, maintained and monitored by the Company so that all funds  deposited  therein are fully  insured,  or (ii) as a trust  account with the  corporate  trust  department of a depository  institution  or trust company  organized under the laws of the United  States of America or any one of the states  thereof or the  District  of Columbia which  is not  affiliated  with  the  Company  (or any  sub-servicer)  or  (iii)  with an  entity  which  is an institution  whose  deposits  are  insured by the FDIC,  the  unsecured  and  uncollateralized  long-term  debt obligations  of which  shall be rated "A2" or higher by  Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable Rating Agency,  and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b)
an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities, the equivalent  required ratings of each Rating Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against the claims of any  creditors of the Company (or any  sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account  without FDIC or other  insurance in an Eligible  Institution.  In the event  that a  Custodial  Account  is  established  pursuant  to  clause  (iii),  (iv) or (v) of the  preceding sentence,  the Company shall provide the Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

        Eligible  Institution:  GreenPoint  Mortgage  Funding,  Inc., or an institution  having (i) the highest short-term debt rating,  and one of the two highest  long-term debt ratings of each Rating Agency; or (ii) with respect to any  Custodial  Account,  an  unsecured  long-term  debt  rating of at least one of the two  highest unsecured long-term debt ratings of each Rating Agency.

        Equity  Take-Out  Refinanced  Mortgage  Loan: A Refinanced  Mortgage Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as  defined  in the Fannie Mae
Guide(s).

        Escrow  Account:  Each separate trust account or accounts  created and  maintained  pursuant to Section
4.06 which shall be  entitled  "GreenPoint  Mortgage  Funding,  Inc.,  in trust for the  [Purchaser],  Owner of
Adjustable Rate Mortgage Loans,  and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting  ground rents,  taxes, assessments,  water  rates,  sewer rents,  municipal  charges,  mortgage  insurance  premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

        Fannie Mae:   The Federal National Mortgage Association, or any successor thereto.

        Fannie  Mae  Guide(s):  The  Fannie  Mae  Selling  Guide and the  Fannie  Mae  Servicing  Guide and all
amendments or additions thereto.

        FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

        FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

        FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

        Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

        First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

        GAAP:  Generally accepted accounting principles, consistently applied.

        HUD:  The United States Department of Housing and Urban Development or any successor thereto.

        Index:  With respect to any adjustable  rate Mortgage  Loan, the index  identified on the Mortgage Loan
Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

        Initial Rate Cap:    As to each adjustable rate Mortgage Loan, where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

        Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the
Mortgage Loan or the related Mortgaged Property.

        Lifetime Rate Cap: As to each  adjustable rate Mortgage Loan, the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan.

        Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

        Loan Program Code:  With respect to each Mortgage Loan, a code  designating  the loan program  pursuant to which a Mortgage Loan was underwritten in accordance with the Company's underwriting guidelines.

        Loan-to-Value  Ratio or LTV: With respect to any Mortgage Loan,  the ratio of the original  outstanding principal  amount  of the  Mortgage  Loan,  to (i) the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date with respect to a Refinanced  Mortgage  Loan,  and (ii) the lesser of the Appraised  Value of the  Mortgaged  Property as of the  Origination  Date or the  purchase  price of the  Mortgaged  Property  with respect to all other Mortgage Loans.

        Margin:  With respect to each adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in each related  Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest
Rate, as set forth in the Mortgage Loan Schedule.

        Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to
Section 5.03.

        Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        Mortgage:  The  mortgage,  deed of trust or other  instrument  securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in
Exhibit A hereto and any  additional  documents  required  to be added to the  Mortgage  File  pursuant to this
Agreement.

        Mortgage  Impairment  Insurance  Policy:  A mortgage  impairment or blanket hazard  insurance policy as described in Section 4.11.

        Mortgage  Interest Rate: The annual rate at which interest  accrues on any Mortgage Loan,  which may be adjusted from time to time for an  adjustable  rate Mortgage  Loan,  in accordance  with the  provisions of the related Mortgage Note.

        Mortgage Loan: An individual  mortgage loan which is the subject of this Agreement,  each Mortgage Loan originally  sold and subject to this Agreement being  identified on the Mortgage Loan Schedule  attached to the related Term Sheet,  which Mortgage Loan includes without  limitation the Mortgage File, the Monthly  Payments,
Principal  Prepayments,  Liquidation  Proceeds,  Condemnation  Proceeds,  Insurance  Proceeds,  REO Disposition
Proceeds,  and all other rights,  benefits,  proceeds and  obligations  arising from or in connection with such
Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents:  The documents listed in Exhibit A.

        Mortgage  Loan  Remittance  Rate:  With  respect to each  Mortgage  Loan,  the annual  rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

        Mortgage  Loan  Schedule:  The  schedule of Mortgage  Loans  annexed to the  related  Term Sheet,  such schedule  setting forth the following  information  with respect to each Mortgage Loan in the related  Mortgage
Loan Package:

        (1)    the Company's Mortgage Loan identifying number;

        (2)    the Mortgagor's first and last name;

        (3)    the street address of the Mortgaged Property including the city, state and zip code;

        (4)    a code  indicating  whether  the  Mortgaged  Property  is  owner-occupied,  a second  home or an investor property;

        (5)    the type of residential property constituting the Mortgaged Property;

(6)     the original months to maturity of the Mortgage Loan;

(7)     the remaining  months to maturity from the related  Cut-off  Date,  based on the original  amortization schedule  and, if  different,  the maturity  expressed in the same manner but based on the actual  amortization schedule;

        (8)    the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

        (9)    the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date  immediately following the related  Cut-off Date, the Index,  the Margin,  the Initial Rate Cap, if any,  Periodic Rate Cap,
if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

        (10)   the Origination Date of the Mortgage Loan;

        (11)   the stated maturity date;

        (12)   the amount of the Monthly Payment at origination;

        (13)   the amount of the Monthly Payment as of the related  Cut-off Date;

        (14)   the original principal amount of the Mortgage Loan;

        (15)   the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction  of payments of principal  due on or before the related  Cut-off Date whether or not collected;

        (16)   a code  indicating the purpose of the Mortgage Loan (i.e.,  purchase,  rate and term  refinance, equity take-out refinance);

        (17)   a code indicating the documentation style (i.e. full, alternative, etc.);

        (18)   the number of times during the twelve (12) month period  preceding the related Closing Date that any Monthly  Payment has been  received  after the month of its  scheduled due date (if requested in writing by the Purchaser);

        (19)   the date on which the first payment is or was due;

(20)    a code  indicating  whether or not the  Mortgage  Loan is the subject of a Primary  Mortgage  Insurance
               Policy and the name of the related insurance carrier;

        (21)   a code indicating  whether or not the Mortgage Loan is currently  convertible and the conversion spread;

        (22)   the last Due Date on which a Monthly  Payment  was  actually  applied  to the  unpaid  principal balance of the Mortgage Loan.

        (23)   product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(24)    credit score and/or mortgage score, if applicable;

        (25)   a code indicating  whether or not the Mortgage Loan is the subject of a Lender Primary  Mortgage
Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

(26)    a code indicating  whether or not the Mortgage Loan has a prepayment  penalty and if so, the amount and term thereof;

(27)    the Loan Program Code; and

        (28)   the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

        With  respect to the  Mortgage  Loans in the  aggregate,  the Mortgage  Loan  Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

        (1)    the number of Mortgage Loans;

        (2)    the current aggregate outstanding principal balance of the Mortgage Loans;

        (3)    the weighted average Mortgage Interest Rate of the Mortgage Loans;

        (4)    the weighted average maturity of the Mortgage Loans; and

        (5)    the weighted average months to next Adjustment Date;

        Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note,  consisting of a single  parcel of real estate  considered  to be real  estate  under the laws of the state in which such real property  is  located  which may  include  condominium  units and  planned  unit  developments,  improved  by a residential  dwelling;  except that with respect to real property  located in jurisdictions in which the use of leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a  leasehold  estate of the
Mortgage, the term of which is equal to or longer than the term of the Mortgage.

        Mortgagor:  The obligor on a Mortgage Note.

        Nonrecoverable  Advance:  Any portion of a Monthly  Advance or  Servicing  Advance  previously  made or proposed  to be made by the  Company  pursuant  to this  Agreement,  that,  in the good faith  judgment  of the
Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from the related Mortgagor or the related Liquidation Proceeds,  Insurance Proceeds,  Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

        OCC:  Office of the Comptroller of the Currency, or any successor thereto.

        Officers'  Certificate:  A  certificate  signed by the Chairman of the Board,  the Vice Chairman of the
Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one
of the  Assistant  Treasurers  or Assistant  Secretaries  of the  Company,  and  delivered to the  Purchaser as required by this Agreement.

        Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

        Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan, be the date of the funding of the debt being  refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

        OTS:  Office of Thrift Supervision, or any successor thereto.

        Periodic Rate Cap: As to each  adjustable  rate Mortgage Loan, the maximum  increase or decrease in the
Mortgage  Interest  Rate on any  Adjustment  Date,  as set forth in the related  Mortgage  Note and the related
Mortgage Loan Schedule.

        Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

        (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii)  repurchase  obligations  with a term not to exceed  thirty (30) days and with  respect to
               (a) any security  described  in clause (i) above and entered into with a depository  institution or trust company (acting as principal) described in clause (ii)(a) above;

               (iv) securities  bearing  interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America  or any state  thereof  that are rated in one of the two highest  rating  categories  by each  Rating  Agency at the time of such  investment  or contractual commitment providing for such investment;  provided, however, that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments therein  will  cause  the  then  outstanding  principal  amount  of  securities  issued  by such corporation  and held as  Permitted  Investments  to  exceed  10% of the  aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

               (v)  commercial   paper   (including   both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America (which may include repurchase  obligations secured by collateral  described in clause
               (i)) and other  securities  and which  money  market  funds are rated in one of the two  highest rating categories by each Rating Agency.

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such  investment  or security is  purchased  at a price greater than par.

        Person: Any individual,  corporation,  partnership,  joint venture,  association,  joint-stock company, limited  liability  company,  trust,  unincorporated  organization  or  government  or any agency or  political subdivision thereof.

        Prepayment  Interest  Shortfall:  With respect to any Remittance  Date, for each Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one  month's  interest  at the  applicable  Mortgage  Loan  Remittance  Rate on the  amount  of such  Principal
Prepayment  over the amount of interest  (adjusted to the Mortgage Loan  Remittance  Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

        Prepayment Period:   With respect to any Remittance  Date,  the calendar  month  preceding the month in which such Remittance Date occurs.

        Primary  Mortgage  Insurance  Policy:  Each primary policy of mortgage  insurance  represented to be in effect pursuant to Section  3.02(hh),  or any replacement  policy therefor  obtained by the Company pursuant to
Section 4.08.

        Prime Rate:  The prime rate  announced  to be in effect from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  including any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of  interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price:  As defined in Section 2.02.

        Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

        Qualified  Appraiser:  An  appraiser,  duly  appointed by the Company,  who had no interest,  direct or indirect  in  the  related  Mortgaged  Property  or in any  loan  made  on  the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval  of the Mortgage Loan, and such appraiser and the appraisal  made by such  appraiser  both  satisfy the  requirements  of Title XI of FIRREA and the  regulations promulgated  thereunder and the  requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

        Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the  related  Mortgaged  Property is  located,  duly  authorized  and  licensed in such states to transact  the applicable  insurance  business and to write the  insurance  provided,  approved as an insurer by Fannie Mae or
FHLMC.

        Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized  rating  agencies issuing ratings with respect to such securities, if any.

        Refinanced  Mortgage  Loan:  A Mortgage  Loan  which was made to a  Mortgagor  who owned the  Mortgaged
Property  prior to the  origination  of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

        REMIC:  A "real  estate  mortgage  investment  conduit," as such term is defined in Section 860D of the
Code.

        REMIC  Provisions:  The  provisions of the federal  income tax law relating to REMICs,  which appear at
Sections 860A through 860G of the Code, and the related provisions and regulations promulgated  thereunder,  as the foregoing may be in effect from time to time.

        Remittance  Date: The 18th day of any month,  beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

        REO Disposition:  The final sale by the Company of any REO Property.

        REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

        REO Property:  A Mortgaged  Property acquired by the Company on behalf of the Purchaser as described in
Section 4.13.

        Repurchase  Price:  With respect to any Mortgage  Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation  multiplied by the Stated  Principal  Balance of such Mortgage Loan on the repurchase  date,  plus (ii) interest on such  outstanding  principal  balance at the
Mortgage Loan  Remittance  Rate from the last date through which interest has been paid and  distributed to the
Purchaser to the end of the month of repurchase,  plus, (iii) third party expenses  incurred in connection with the  transfer of the Mortgage  Loan being  repurchased;  less  amounts  received or advanced in respect of such repurchased  Mortgage  Loan which are being held in the  Custodial  Account  for  distribution  in the month of repurchase.

        SAIF:  The Savings Association Insurance Fund, or any successor thereto.

        Sales Price:  With  respect to any Mortgage  Loan the  proceeds of which were used by the  Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

        Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and  expenses
(including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not  limited  to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement,  administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections, foreclosures by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Company  specifies the Mortgage  Loan(s) to which such  expenses  relate and, upon Purchaser's  request,  provides  documentation  supporting such expense (which documentation would be acceptable  to Fannie  Mae),  and  provided  further  that any such  enforcement,  administrative  or  judicial proceeding  does not  arise  out of a  breach  of any  representation,  warranty  or  covenant  of the  Company hereunder),  (c) the  management  and  liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property is
acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage  Insurance
Policy premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and
(f) compliance with the obligations under Section 4.08.

        Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser  shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of
(a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount and  period  respecting  which any related  interest  payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the  interest  portion of such
Monthly Payment  collected by the Company,  or as otherwise  provided under Section 4.05 and in accordance with the Fannie Mae  Guide(s).  Any fee  payable  to the  Company  for  administrative  services  related to any REO
Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

        Servicing Fee Rate:  As set forth in the Term Sheet.

        Servicing  File:  With respect to each Mortgage  Loan,  the file retained by the Company  consisting of originals of all  documents in the Mortgage  File which are not  delivered to the  Purchaser  and copies of the
Mortgage  Loan  Documents  listed in Exhibit A, the  originals of which are  delivered to the  Purchaser or its designee pursuant to Section 2.04.

        Servicing  Officer:  Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage  Loans whose name  appears on a list of servicing  officers  furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

        Stated Principal Balance:  As to each Mortgage Loan as of any date of determination,  (i) the principal balance of such  Mortgage  Loan at the Cut-off  Date after  giving  effect to payments of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the Purchaser with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of  principal  or advances in lieu thereof.

        Subservicer:  Any  subservicer  which is  subservicing  the Mortgage  Loans  pursuant to a Subservicing
Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

        Subservicing Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

               Term Sheet:  A  supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and delivered by the Company and the  Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on Schedule I attached  thereto,  which  supplemental agreement  shall contain  certain  specific  information  relating to such sale of such Mortgage  Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                  ARTICLE II

                           PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                                RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                    BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  Agreement to Purchase.

        The Company agrees to sell and the Purchaser  agrees to purchase the Mortgage Loans having an aggregate
Stated  Principal  Balance on the related  Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related
Closing Date,  with  servicing  retained by the Company.  The Company  shall deliver the related  Mortgage Loan
Schedule  attached to the related  Term Sheet for the Mortgage  Loans to be  purchased  on the related  Closing
Date to the Purchaser at least two (2) Business  Days prior to the related  Closing  Date.  The Mortgage  Loans shall be sold  pursuant to this  Agreement,  and the related Term Sheet shall be executed and  delivered on the related Closing Date.

        Section 2.02  Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation
(subject to adjustment as provided  therein),  multiplied by the Stated  Principal  Balance,  as of the related
Cut-off Date, of the Mortgage  Loan listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet,  after application of scheduled  payments of principal due on or before the related Cut-off Date whether or not collected.

        In addition to the Purchase  Price as  described  above,  the  Purchaser  shall pay to the Company,  at closing,  accrued  interest on the Stated  Principal  Balance of each Mortgage  Loan as of the related  Cut-off
Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

        The Purchase Price plus accrued  interest as set forth in the preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser  shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date,  (2)
all other recoveries of principal collected on or after the related Cut-off Date (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off  Date shall  belong to the  Company),  and (3) all  payments of interest on the Mortgage  Loans net of applicable  Servicing Fees (minus that portion of any such payment which is  allocable to the period prior to the related  Cut-off  Date).  The  outstanding  principal  balance of each
Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal due on or before  the  related  Cut-off  Date  whether  or not  collected,  together  with any  unscheduled  principal prepayments  collected  prior to the related  Cut-off  Date;  provided,  however,  that  payments of  scheduled principal  and  interest  prepaid for a Due Date beyond the  related  Cut-off  Date shall not be applied to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall  be the  property  of the
Purchaser.  The Company shall deposit any such prepaid  amounts into the  Custodial  Account,  which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

        Section 2.03  Servicing of Mortgage Loans.

        Simultaneously  with the  execution  and delivery of each Term Sheet,  the Company does hereby agree to directly service the Mortgage Loans listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet  subject to the terms of this  Agreement  and the related  Term  Sheet.  The rights of the  Purchaser  to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

        Section 2.04  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

        As of the related Closing Date, the Company sold,  transferred,  assigned, set over and conveyed to the
Purchaser,  without  recourse,  on a servicing  retained basis,  and the Company hereby  acknowledges  that the
Purchaser  has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  Company  will  deliver the  Mortgage  Files to the
Custodian  designated by Purchaser,  on or before the related Closing Date, at the expense of the Company.  The
Company  shall  maintain a Servicing  File  consisting  of a copy of the contents of each Mortgage File and the originals of the  documents in each  Mortgage File not  delivered to the  Purchaser.  The Servicing  File shall contain all documents  necessary to service the Mortgage  Loans.  The  possession of each Servicing File by the
Company is at the will of the  Purchaser,  for the sole purpose of servicing  the related  Mortgage  Loan,  and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related
Mortgage  File  and  all  rights,  benefits,  proceeds  and  obligations  arising  therefrom  or in  connection therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage  Loans  prepared by or which come into the  possession of the Company shall be received and held by the Company in trust for the  benefit of the  Purchaser  as the owner of the  Mortgage  Loans.  Any portion of the Mortgage  Files  retained by the Company  shall be  appropriately  identified  in the  Company's computer  system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the contents of the Mortgage Files only in accordance  with written  instructions of the
Purchaser,  except when such  release is required as  incidental  to the  Company's  servicing  of the Mortgage
Loans or is in  connection  with a repurchase of any Mortgage  Loan or Loans with respect  thereto  pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

        Section 2.05   Books and Records.

        The sale of each Mortgage Loan shall be reflected on the  Company's  balance sheet and other  financial statements as a sale of assets by the Company.  The Company shall be  responsible  for  maintaining,  and shall maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for inspection by the Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the
Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage of any  condominium  project as required by Fannie Mae or FHLMC,  and  periodic  inspection reports as required by Section  4.13.  To the extent that  original  documents are not required for purposes of realization of Liquidation  Proceeds or Insurance Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

        The Company shall  maintain with respect to each Mortgage Loan and shall make  available for inspection by any Purchaser or its designee the related  Servicing  File during the time the Purchaser  retains  ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

        In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that regulate  Purchaser,  including  but not  limited to, the OTS,  the FDIC and other  similar  entities,  access, during normal  business hours,  upon  reasonable  advance notice to Company and without cost to Company or such supervisory  agents or examiners,  to any  documentation  regarding the Mortgage  Loans that may be required by any applicable regulator.

        Section 2.06. Transfer of Mortgage Loans.

        The Company shall keep at its servicing  office books and records in which,  subject to such reasonable regulations  as it may  prescribe,  the  Company  shall note  transfers  of  Mortgage  Loans.  No transfer of a
Mortgage  Loan may be made unless such transfer is in  compliance  with the terms  hereof.  For the purposes of this  Agreement,  the  Company  shall be under no  obligation  to deal with any  person  with  respect  to this
Agreement or any  Mortgage  Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may,  subject to the terms of this  Agreement,  sell and transfer one or more of the  Mortgage  Loans,  provided,  however,  that  the  transferee  will  not be  deemed  to be a
Purchaser  hereunder  binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer  in an  Assignment  and
Assumption of this Agreement  substantially  in the form of Exhibit D hereto  executed by the transferee  shall have been  delivered  to the  Company.  The  Purchaser  also shall  advise the  Company of the  transfer.  Upon receipt of notice of the  transfer,  the Company  shall mark its books and records to reflect the  ownership of the  Mortgage  Loans of such  assignee,  and the  previous  Purchaser  shall be released  from its  obligations hereunder with respect to the Mortgage Loans sold or transferred.

        Section 2.07  Delivery of Mortgage Loan Documents.

               The Company  shall  deliver and release to the  Purchaser  or its  designee  the  Mortgage  Loan
Documents  in  accordance  with  the  terms  of this  Agreement  and the  related  Term  Sheet.  The  documents enumerated  as items (1),  (2),  (3),  (4),  (5),  (6),  (7),  (8),  (9) and (16) in Exhibit A hereto  shall be delivered by the Company to the  Purchaser  or its designee no later than three (3) Business  Days prior to the related  Closing  Date  pursuant  to a bailee  letter  agreement.  All  other  documents  in  Exhibit A hereto, together with all other  documents  executed in connection  with the Mortgage Loan that Company may have in its possession,  shall be retained by the Company in trust for the  Purchaser.  If the Company  cannot  deliver the original  recorded  Mortgage Loan Documents or the original  policy of title  insurance,  including  riders and endorsements  thereto,  on the related  Closing Date, the Company shall,  promptly upon receipt  thereof and in any case not later than 120 days from the related  Closing  Date,  deliver such original  documents,  including original  recorded  documents,  to the Purchaser or its designee  (unless the Company is delayed in making such delivery by reason of the fact that such documents  shall not have been returned by the  appropriate  recording office).  If delivery is not  completed  within 120 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office,  Company shall  deliver  such  document  to  Purchaser,  or its  designee,  within such time  period as  specified  in a
Company's  Officer's  Certificate.  In the event that documents have not been received by the date specified in the Company's Officer's  Certificate,  a subsequent Company's Officer's  Certificate shall be delivered by such date  specified  in the  prior  Company's  Officer's  Certificate,  stating  a  revised  date  for  receipt  of documentation.  The procedure  shall be repeated  until the  documents  have been  received and  delivered.  If delivery is not  completed  within 180 days solely due to delays in making such  delivery by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  the Company  shall continue  to use its best  efforts to effect  delivery as soon as possible  thereafter,  provided  that if such documents  are not  delivered by the 270th day from the date of the related  Closing  Date,  the Company  shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

        The Company  shall pay all initial  recording  fees,  if any, for the  assignments  of mortgage and any other fees in  connection  with the  transfer of all  original  documents  to the  Purchaser  or its  designee.
Company shall prepare,  in recordable form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser, or its designee.  Company shall be responsible for recording the assignments of mortgage.

        Company shall provide an original or duplicate  original of the title insurance  policy to Purchaser or its designee  within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

        Any review by the  Purchaser,  or its designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

        If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File,  the Purchaser shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

        The  Company  shall  forward to the  Purchaser,  or its  designee,  original  documents  evidencing  an assumption,  modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with
Section 4.01 or 6.01 within one week of their  execution;  provided,  however,  that the Company  shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for  recordation within one week of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording  office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

        From  time to time  the  Company  may have a need for  Mortgage  Loan  Documents  to be  released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written  request of the
Company,  within ten (10)  Business  Days,  deliver to the  Company,  any  requested  documentation  previously delivered to Purchaser as part of the Mortgage File,  provided that such  documentation is promptly returned to
Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during  the time  that any such  documentation  is held by the  Company,  such  possession  is in trust for the benefit of  Purchaser.  Company  shall  indemnify  Purchaser,  and its  designee,  from and against any and all losses,  claims,  damages,  penalties,  fines,  forfeitures,  costs and  expenses  (including  court  costs and reasonable  attorney's  fees)  resulting  from  or  related  to  the  loss,  damage,  or  misplacement  of  any documentation delivered to Company pursuant to this paragraph.

        Section 2.08  Quality Control Procedures.

        The Company must have an internal  quality  control  program that  verifies,  on a regular  basis,  the existence  and  accuracy of the legal  documents,  credit  documents,  property  appraisals,  and  underwriting decisions.  The  program  must be  capable  of  evaluating  and  monitoring  the  overall  quality  of its loan production  and  servicing  activities.  The program is to ensure that the Mortgage  Loans are  originated  and serviced in accordance  with prudent  mortgage  banking  practices  and  accounting  principles;  guard against dishonest,  fraudulent,  or negligent acts; and guard against errors and omissions by officers,  employees,  or other authorized persons.

        Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment is made by a Mortgagor on or prior to three months after the related Closing Date], the Company shall remit to the Purchaser an amount equal to the excess, if any, of the
Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment.  Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of such
Principal Prepayment by the Company.

           In the event  either  of the first  three (3)  scheduled  Monthly  Payments  which are due under any
Mortgage Loan after the related  Cut-off Date are not made during the month in which such Monthly  Payments are due,  then not later than five (5) Business Days after notice to the Company by Purchaser  (and at  Purchaser's sole option),  the Company,  shall repurchase such Mortgage Loan from the Purchaser  pursuant to the repurchase provisions contained in this Subsection 3.03.

        Section 2.10  Modification of Obligations.

        Purchaser may, without any notice to Company,  extend,  compromise,  renew,  release,  change,  modify, adjust or alter,  by operation of law or otherwise,  any of the  obligations of the Mortgagors or other persons obligated  under a Mortgage  Loan without  releasing or otherwise  affecting the  obligations  of Company under this  Agreement,  or  with  respect  to  such  Mortgage  Loan,  except  to the  extent  Purchaser's  extension, compromise,  release, change, modification,  adjustment, or alteration affects Company's ability to collect the
Mortgage  Loan or realize on the  security  of the  Mortgage,  but then only to the extent such action has such effect.
                                                  ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

        Section 3.01  Representations and Warranties of the Company.

        The Company  represents,  warrants and covenants to the Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

        (a)    The Company is a corporation,  duly organized,  validly  existing and in good standing under the laws of the  State  of New  York  and has all  licenses  necessary  to  carry  out its  business  as now  being conducted,  and is licensed and  qualified to transact  business in and is in good  standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under  applicable  law from such licensing or  qualification  or is otherwise  not required  under  applicable  law to effect such  licensing or qualification  and no demand for such  licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance with the laws of any such state to the extent  necessary to ensure the  enforceability  of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

        (b) The Company has the full power and  authority  and legal  right to hold,  transfer  and convey each
Mortgage  Loan,  to sell  each  Mortgage  Loan and to  execute,  deliver  and  perform,  and to enter  into and consummate  all  transactions  contemplated  by this  Agreement  and the related  Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement and the related Term Sheet and any agreements  contemplated  hereby,  has duly executed and delivered this Agreement and the related Term Sheet, and any agreements  contemplated  hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements  contemplated hereby,  constitutes a legal,  valid and binding obligation of the Company,  enforceable  against it in accordance with its terms, and all  requisite  corporate  action has been taken by the Company to make this  Agreement  and the  related  Term
Sheet and all  agreements  contemplated  hereby  valid and binding  upon the Company in  accordance  with their terms;

        (c)  Neither the  execution  and  delivery  of this  Agreement  and the  related  Term  Sheet,  nor the origination  or  purchase  of the  Mortgage  Loans  by the  Company,  the  sale of the  Mortgage  Loans  to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions  of this  Agreement  and the related Term Sheet will  conflict with any of the terms, conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict  with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or instrument  to which the Company is now a party or by which it is bound,  or  constitute a default or result in an acceleration under any of the foregoing,  or result in the material violation of any law, rule,  regulation, order,  judgment or decree to which the Company or its  properties  are  subject,  or impair the ability of the
Purchaser to realize on the Mortgage Loans.

        (d) There is no  litigation,  suit,  proceeding or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree  outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the
Mortgage Loans, the execution,  delivery,  performance or enforceability of this Agreement and the related Term
Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial  condition of the
Company.

        (e) No  consent,  approval,  authorization  or order of any  court or  governmental  agency  or body is required for the execution,  delivery and  performance by the Company of or compliance by the Company with this
Agreement or the related Term Sheet,  or the sale of the Mortgage  Loans and delivery of the Mortgage  Files to the  Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet, except for consents, approvals, authorizations and orders which have been obtained;

        (f) The  consummation of the  transactions  contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment and conveyance of the Mortgage  Notes and the Mortgages by the Company  pursuant to this  Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (g) The  origination and servicing  practices used by the Company and any prior  originator or servicer with respect to each  Mortgage Note and Mortgage have been legal and in  accordance  with  applicable  laws and regulations  and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage origination  and  servicing  business.  Each  Mortgage  Loan has been  serviced in all material  respects  with
Accepted Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such  payments are in the  possession  of, or under the control of, the
Company,  and there  exist no  deficiencies  in  connection  therewith  for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the  provisions of the related  Mortgage  Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable  law and has been  established in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and  payable.  No escrow  deposits  or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

        (h) The  Company  used no  selection  procedures  that  identified  the  Mortgage  Loans as being  less desirable or valuable than other  comparable  mortgage loans in the Company's  portfolio at the related Cut-off
Date;

        (i)    The Company will treat the sale of the Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

        (j)    Company is an approved  seller/servicer of residential  mortgage loans for Fannie Mae, FHLMC and
HUD,  with such  facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage loans.  The Company is duly  qualified,  licensed,  registered  and otherwise  authorized  under all applicable federal,  state and local laws, and  regulations,  if applicable,  meets the minimum capital  requirements  set forth by the OCC, and is in good standing to sell mortgage  loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred  which would make Company  unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or FHLMC;

        (k)    The Company  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every covenant  contained in this Agreement or the related Term Sheet.  The Company is solvent and the sale of the  Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the Mortgage
Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

        (l)    No statement,  tape,  diskette,  form,  report or other  document  prepared by, or on behalf of,
Company  pursuant  to this  Agreement  or the  related  Term  Sheet  or in  connection  with  the  transactions contemplated  hereby,  contains or will contain any  statement  that is or will be  inaccurate or misleading in any material respect;

        (m)    The Company  acknowledges and agrees that the Servicing Fee represents  reasonable  compensation for  performing  such  services  and that the  entire  Servicing  Fee  shall be  treated  by the  Company,  for accounting  and tax  purposes,  as  compensation  for the servicing and  administration  of the Mortgage  Loans pursuant to this Agreement.  In the opinion of Company, the consideration  received by Company upon the sale of
the  Mortgage  Loans  to  Purchaser  under  this  Agreement  and  the  related  Term  Sheet   constitutes  fair
consideration for the Mortgage Loans under current market conditions.

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the business,  operations,  financial  condition,  properties or assets of the Company since the date of the
Company's  financial  information  that would  have a material  adverse  effect on its  ability to perform  its obligations under this Agreement;

        (o)    The Company has not dealt with any broker,  investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

        Section 3.02  Representations and Warranties as to Individual Mortgage Loans.

        References in this Section to  percentages  of Mortgage  Loans refer in each case to the  percentage of the aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off Date,  based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to  scheduled  Monthly  Payments  due on or  prior  to the  related  Cut-off  Date,  whether  or not  received.
References  to  percentages  of  Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected aggregate  Stated Principal  Balances of the related  Mortgage Loans  (determined as described in the preceding sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

         (a) The  information  set forth in the Mortgage  Loan  Schedule  attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

        (b)    The  Mortgage  creates  a valid,  subsisting  and  enforceable  first  lien or a first  priority ownership  interest in an estate in fee simple in real property  securing the related  Mortgage Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of creditors;

        (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage  Loan;  the Company has not advanced  its own funds,  or induced,  solicited or knowingly received  any  advance of funds  from a party  other than the owner of the  Mortgaged  Property  subject to the
Mortgage,  directly or  indirectly,  for the payment of any amount  required by the  Mortgage  Loan.  As of the related  Closing  Date,  all of the Mortgage  Loans will have an actual  interest paid to date of their related
Cut-off  Date(or later) and will be due for the scheduled  monthly payment next succeeding the Cut-off Date (or later),  as evidenced by a posting to Company's  servicing  collection  system.  No payment  under any Mortgage
Loan is delinquent as of the related  Closing Date nor has any  scheduled  payment been  delinquent at any time during  the  twelve  (12)  months  prior  to the  month of the  related  Closing  Date.  For  purposes  of this paragraph,  a  Mortgage  Loan will be deemed  delinquent  if any  payment  due  thereunder  was not paid by the
Mortgagor in the month such payment was due;

        (d) There are no  defaults  by  Company in  complying  with the terms of the  Mortgage,  and all taxes, governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold  payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

        (e) The  terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered  or modified  in any  respect,  except by  written  instruments  which  have been  recorded  to the extent any such recordation  is required by law, or,  necessary  to protect the interest of the  Purchaser.  No  instrument  of waiver,  alteration or modification  has been executed  except in connection with a modification  agreement and which  modification  agreement is part of the Mortgage File and the terms of which are reflected in the related
Mortgage  Loan  Schedule,  and no Mortgagor  has been  released,  in whole or in part,  from the terms  thereof except in connection with an assumption  agreement and which assumption  agreement is part of the Mortgage File and the terms of which are reflected in the related  Mortgage Loan Schedule;  the substance of any such waiver, alteration or modification  has been approved by the issuer of any related Primary  Mortgage  Insurance  Policy and title insurance policy, to the extent required by the related policies;

        (f)  The  Mortgage  Note  and the  Mortgage  are not  subject  to any  right  of  rescission,  set-off, counterclaim or defense,  including,  without  limitation,  the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise  of any right  thereunder,  render  the
Mortgage Note or Mortgage unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, counterclaim  or  defense,  including  the  defense  of  usury,  and no  such  right  of  rescission,  set-off, counterclaim  or defense  has been  asserted  with  respect  thereto;  and as of the related  Closing  Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

        (g) All buildings or other customarily  insured  improvements  upon the Mortgaged  Property are insured by a Qualified  Insurer,  against  loss by fire,  hazards of extended  coverage  and such other  hazards as are provided  for in the Fannie Mae or FHLMC Guide,  as well as all  additional  requirements  set forth in Section
4.10 of this  Agreement.  All such standard hazard policies are in full force and effect and contain a standard mortgagee  clause  naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood  Disaster  Protection
Act of 1973, as amended,  the Mortgage Loan is covered by a flood insurance  policy meeting the requirements of the current  guidelines of the Federal  Insurance  Administration  which policy conforms to Fannie Mae or FHLMC requirements,  as well as all  additional  requirements  set  forth in  Section  4.10 of this  Agreement.  Such policy was issued by a Qualified  Insurer.  The Mortgage  obligates  the  Mortgagor  thereunder to maintain all such insurance at the Mortgagor's  cost and expense,  and on the Mortgagor's  failure to do so,  authorizes the holder  of  the  Mortgage  to  maintain  such  insurance  at the  Mortgagor's  cost  and  expense  and to  seek reimbursement  therefor from the  Mortgagor.  Neither the Company (nor any prior  originator or servicer of any of the  Mortgage  Loans) nor any  Mortgagor  has  engaged in any act or  omission  which has  impaired or would impair the coverage of any such policy,  the benefits of the endorsement  provided for herein,  or the validity and binding effect of either;

        (h) Any and all requirements of any federal, state or local law including,  without limitation,  usury, truth-in-lending,  real estate settlement procedures,  consumer credit protection,  equal credit opportunity or disclosure  laws  applicable to the Mortgage Loan have been  complied  with in all material  respects.  None of the Mortgage  Loans are (a) loans  subject to 12 CFR Part  226.31,  12 CFR Part 226.32 or 12 CFR Part 226.34 of
Regulation Z, the regulation  implementing  TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified  and/or defined as a "high cost",  "covered",  or "predatory"  loan under any other state,  federal or local law or regulation or  ordinance,  including,  but not limited to, the States of Georgia and North Carolina and the City of New York. The Company  maintains,  and shall  maintain,  evidence of such  compliance as required by  applicable  law or  regulation  and shall make such evidence  available for inspection at the Company's office during normal business hours upon reasonable advance notice;

        (i) The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded, and the Mortgaged  Property has not been  released  from the lien of the Mortgage,  in whole or in part nor has any instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.
The Company has not waived the  performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform  such action  would cause the Mortgage  Loan to be in default,  nor has the Company  waived any default resulting from any action or inaction by the Mortgagor;

        (j)    The Mortgage is a valid,  subsisting,  enforceable  and  perfected  first lien on the  Mortgaged
Property,  including all buildings on the Mortgaged Property and all installations and mechanical,  electrical, plumbing,  heating and air conditioning systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the Mortgage Note's  original  principal balance  subject  to  principles  of equity,  bankruptcy,  insolvency  and other  laws of  general  application affecting  the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any evidence of any security  interest or other  interest  or right  thereto.  Such lien is free and clear of all  adverse  claims, liens and  encumbrances  having  priority  over the first lien of the Mortgage  subject only to (1) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (2) covenants,  conditions and restrictions,  rights of way,  easements and other matters of the public record as of the date of recording which are  acceptable to mortgage  lending  institutions  generally and either (A) which are referred to in the lender's title insurance policy  delivered to the originator or otherwise  considered in the appraisal made for the  originator of the Mortgage  Loan, or (B) which do not adversely  affect the  residential  use or Appraised
Value  of the  Mortgaged  Property  as set  forth in such  appraisal,  and (3)  other  matters  to  which  like properties are commonly  subject which do not  individually or in the aggregate  materially  interfere with the benefits  of  the  security  intended  to be  provided  by  the  Mortgage  or  the  use,  enjoyment,  value  or marketability  of the related  Mortgaged  Property.  Any security  agreement,  chattel  mortgage or  equivalent document  related to and  delivered in  connection  with the  Mortgage  Loan  establishes  and creates a valid, subsisting,  enforceable  and  perfected  first  lien and first  priority  security  interest  on the  property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

        (k) The Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors,  and the Company has taken all action  necessary to transfer  such rights of  enforceability  to the
Purchaser.  All  parties  to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter  into the
Mortgage Loan and to execute and deliver the Mortgage Note and the  Mortgage.  The Mortgage Loan  Documents are
on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage  Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage  Loan has taken  place on the part of  Company  or the  Mortgagor,  or on the part of any other party  involved in the  origination  or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have  been  fully  disbursed  and there is no  requirement  for  future  advances  thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements  and as to  disbursements  of any escrow funds  therefor  have been  complied  with.  All costs,  fees and  expenses  incurred  in making or closing the
Mortgage Loan and the  recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (l) The Company is the sole owner and holder of the  Mortgage  Loan and the  indebtedness  evidenced by the Mortgage Note.  Upon the sale of the Mortgage Loan to the  Purchaser,  the Company will retain the Mortgage
File or any part thereof with respect  thereto not  delivered to the Purchaser or the  Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the  Mortgage  Loan.  Immediately prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage Note and the
Mortgage,  were not  subject to an  assignment,  sale or pledge to any person  other  than  Purchaser,  and the
Company had good and  marketable  title to and was the sole owner  thereof  and had full right to transfer  and sell the Mortgage  Loan to the Purchaser  free and clear of any  encumbrance,  equity,  lien,  pledge,  charge, claim or security  interest and has the full right and authority  subject to no interest or  participation  of, or  agreement  with,  any other party,  to sell and assign the Mortgage  Loan  pursuant to this  Agreement  and following  the sale of the Mortgage  Loan,  the  Purchaser  will own such  Mortgage  Loan free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge, claim or security interest. The Company intends to relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the  terms of the sale of the  Mortgage  Loan and the  Company  will not have any obligation or right to repurchase the Mortgage Loan or substitute  another  Mortgage Loan,  except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

        (m) Each  Mortgage  Loan is covered  by an ALTA  lender's  title  insurance  policy or other  generally acceptable  form of  policy  or  insurance  acceptable  to  Fannie  Mae or  FHLMC  (including  adjustable  rate endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring  (subject to the exceptions  contained in
(j)(1),  (2) and (3) above) the Company,  its  successors  and assigns,  as to the first  priority  lien of the
Mortgage  in the  original  principal  amount  of the  Mortgage  Loan and  against  any loss by  reason  of the invalidity  or  unenforceability  of the lien  resulting  from the  provisions  of the Mortgage  providing  for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or regulation,  the
Mortgagor has been given the opportunity to choose the carrier of the required  mortgage title  insurance.  The
Company,  its successors and assigns,  is the sole insured of such lender's title insurance policy,  such title insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment  to the Purchaser of the  Company's  interest  therein  does not  require  the  consent of or  notification  to the insurer and such lender's  title  insurance  policy is in full force and  effect  and will be in full force and effect  upon the consummation  of the  transactions  contemplated  by this  Agreement.  No  claims  have been  made  under  such lender's  title  insurance  policy,  and no prior  holder or servicer of the related  Mortgage,  including  the
Company,  nor any  Mortgagor,  has done, by act or omission,  anything  which would impair the coverage of such lender's title insurance policy;

        (n) There is no default,  breach,  violation or event of  acceleration  existing  under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period, would constitute a default, breach,  violation or event permitting acceleration;  and neither the Company,  nor any prior  mortgagee has waived any default,  breach,  violation or event  permitting acceleration;

        (o) There are no  mechanics'  or  similar  liens or claims  which  have been  filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related
Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

        (p) All  improvements  subject to the Mortgage which were considered in determining the appraised value of the Mortgaged  Property lie wholly within the  boundaries  and building  restriction  lines of the Mortgaged
Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining properties  encroach upon the Mortgaged  Property except those which are insured against by the title insurance policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

        (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant  to, and conforms  with,  the
Company's  underwriting  guidelines  attached  as Exhibit H hereto.  The  Mortgage  Loan bears  interest  at an adjustable  rate (if  applicable)  as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the Mortgage  Note are due and payable on the first day of each month.  The  Mortgage  contains the usual and  enforceable  provisions of the Company at the time of origination  for the  acceleration of the payment of the unpaid  principal amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

        (r) The  Mortgaged  Property is not subject to any  material  damage.  At  origination  of the Mortgage
Loan there was not,  since  origination  of the  Mortgage  Loan there has not been,  and there  currently is no proceeding  pending  for the total or partial  condemnation  of the  Mortgaged  Property.  The  Company has not
received notification that any such proceedings are scheduled to commence at a future date;

        (s) The related  Mortgage  contains  customary and enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization  against  the  Mortgaged  Property of the benefits of the security provided  thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial  foreclosure.  There  is no  homestead  or other exemption  available to the Mortgagor which would interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

        (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized and duly qualified if required under  applicable law to act as such, has been properly  designated and currently so serves and is named in the
Mortgage,  and no fees or expenses,  except as may be required by local law, are or will become  payable by the
Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

        (u) The  Mortgage  File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final approval of the mortgage loan application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or  indirect,  in the  Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser  both  satisfy  the  requirements  of Fannie  Mae or FHLMC and Title XI of the  Federal  Institutions
Reform,  Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder,  all as in effect on the date the Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

        (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or  otherwise,  are (or,  during the  period in which they held and  disposed  of such  interest,  were) (A) in compliance  with any and all applicable  licensing  requirements of the laws of the state wherein the Mortgaged
Property is located,  and (B) (1)  organized  under the laws of such state,  or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations  or national  banks or a Federal  Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

        (w) The related Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security  interest of any  applicable  security  agreement or chattel  mortgage referred to above and such collateral does not serve as security for any other obligation;

        (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

        (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features;  No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

        (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not  insolvent  and the Company has no knowledge of any  circumstances  or  conditions  with respect to the  Mortgage,  the  Mortgaged  Property,  the
Mortgagor or the  Mortgagor's  credit  standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable  investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

        (aa) Each  Mortgage  Loan bears  interest  based upon a thirty  (30) day month and a three  hundred and sixty  (360) day year.  The  Mortgage  Loans have an  original  term to  maturity  of not more than thirty (30)
years,  with interest  payable in arrears on the first day of each month.  As to each  adjustable rate Mortgage
Loan, on each applicable  Adjustment Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the
Index, plus the applicable  Margin;  provided,  that the Mortgage Interest Rate, on each applicable  Adjustment
Date,  will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as  applicable.  Over the term of each  adjustable  rate  Mortgage  Loan,  the Mortgage  Interest  Rate will not exceed such  Mortgage  Loan's
Lifetime Rate Cap. None of the Mortgage Loans are  "interest-only"  Mortgage  Loans or "negative  amortization"
Mortgage  Loans.  With respect to each  adjustable  rate Mortgage  Loan,  each Mortgage Note requires a monthly payment  which is  sufficient  (a) during the period prior to the first  adjustment  to the  Mortgage  Interest
Rate, to fully  amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest  Rate,  and (b) during the period  following  each  Adjustment  Date,  to fully amortize the outstanding  principal  balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest Rate. With respect to each adjustable rate Mortgage  Loan,  the Mortgage Note provides that when the Mortgage  Interest Rate changes on an Adjustment
Date,  the then  outstanding  principal  balance will be  reamortized  over the remaining  life of the Mortgage
Loan. No Mortgage Loan contains terms or provisions  which would result in negative  amortization.  None of the
Mortgage  Loans contain a conversion  feature which would cause the Mortgage Loan interest rate to convert to a fixed interest rate.  None of the Mortgage Loans are considered agricultural loans;

        (bb)  (INTENTIONALLY LEFT BLANK)

        (cc)  (INTENTIONALLY LEFT BLANK)

        (dd)  (INTENTIONALLY LEFT BLANK)

        (ee)  (INTENTIONALLY LEFT BLANK)

        (ff)  (INTENTIONALLY LEFT BLANK)

        (gg) (INTENTIONALLY LEFT BLANK)

        (hh)   In the event the Mortgage Loan had an LTV at origination  greater than 80.00%, the excess of the principal  balance of the  Mortgage  Loan over 75.0% of the  Appraised  Value of the  Mortgaged  Property  with respect to a Refinanced  Mortgage  Loan,  or the lesser of the  Appraised  Value or the  purchase  price of the
Mortgaged  Property  with respect to a purchase  money  Mortgage  Loan was insured as to payment  defaults by a
Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such Primary  Mortgage  Insurance Policy have been and are being complied with, such policy is in full force and effect,  and all premiums due  thereunder  have been paid. No Mortgage Loan requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has  occurred and no state of facts exists that has, or will result in the exclusion  from,  denial of, or defense to coverage.  Any
Mortgage Loan subject to a Primary Mortgage  Insurance  Policy  obligates the Mortgagor  thereunder to maintain the Primary Mortgage  Insurance  Policy,  subject to state and federal law, and to pay all premiums and charges in  connection  therewith.  No action has been  taken or failed to be taken,  on or prior to the  Closing  Date which has resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary
Mortgage  Insurance Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or  reduce  the  availability  of the  timely  payment  of the full  amount  of the  loss  otherwise  due thereunder to the insured) whether arising out of actions,  representations,  errors, omissions, negligence, or fraud of the Company or the  Mortgagor,  or for any other reason  under such  coverage;  The mortgage  interest rate for the Mortgage  Loan as set forth on the related  Mortgage  Loan  Schedule is net of any such  insurance premium.  None of the Mortgage Loans are subject to "lender-paid" mortgage insurance;

        (ii)   The  Assignment is in  recordable  form and is  acceptable  for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

        (jj)   None of the  Mortgage  Loans are secured by an interest in a  leasehold  estate.  The  Mortgaged
Property is located in the state  identified  in the related  Mortgage  Loan  Schedule and consists of a single parcel of real property with a detached single family residence  erected thereon,  or a townhouse,  or a two-to four-family  dwelling,  or an individual  condominium unit in a condominium project, or an individual unit in a planned unit  development or a de minimis planned unit  development,  provided,  however,  that no residence or dwelling is a single parcel of real property with a  manufactured  home not affixed to a permanent  foundation, or a mobile home. Any condominium  unit or planned unit  development  conforms with the Company's  underwriting guidelines.  As of the date of  origination,  no  portion of any  Mortgaged  Property  was used for  commercial purposes,  and since the  Origination  Date,  no portion of any  Mortgaged  Property has been, or currently is, used for commercial purposes;

        (kk)   Payments  on the  Mortgage  Loan  commenced  no more than  sixty  (60) days after the funds were disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments  of  principal  and  interest,  which  installments  are  subject to change due to the adjustments to the Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated and payable in arrears.  Each of the Mortgage  Loans will amortize fully by the stated  maturity  date,  over an original term of not more than thirty years from commencement of amortization;

        (ll)   As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully  occupied under applicable law, and all inspections,  licenses and  certificates  required to be made or issued with respect to all  occupied  portions of the  Mortgaged  Property  and,  with  respect to the use and  occupancy of the same, including but not limited to certificates of occupancy and fire  underwriting  certificates,  have been made or obtained from the appropriate authorities;

        (mm)   There is no pending  action or proceeding  directly  involving  the Mortgaged  Property in which compliance  with  any  environmental  law,  rule or  regulation  is an  issue;  there  is no  violation  of any environmental  law,  rule or  regulation  with  respect to the  Mortgaged  Property;  and the  Company  has not
received any notice of any  environmental  hazard on the Mortgaged  Property and nothing  further remains to be done to satisfy in full all  requirements  of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

        (nn)   The  Mortgagor  has not  notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

        (oo)   No Mortgage Loan is a  construction  or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

        (pp)   The Mortgagor for each Mortgage Loan is a natural person;

        (qq)   None of the Mortgage Loans are Co-op Loans;

        (rr)   With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage
Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

        (ss)   With respect to each Mortgage  Loan either (i) the fair market value of the  Mortgaged  Property securing  such  Mortgage  Loan was at least  equal to 80  percent  of the  original  principal  balance of such
Mortgage Loan at the time such  Mortgage  Loan was  originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property.  For the purposes of the preceding sentence,  if the Mortgage Loan has been significantly  modified other than as a result of a default or a reasonable  foreseeable  default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

        (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and Urban
Development  pursuant to sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings bank, a commercial bank,  credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

        (uu)  None of the  Mortgage  Loans  are  simple  interest  Mortgage  Loans  and  none of the  Mortgaged
Properties are timeshares;

        (vv)  All of the  terms  of the  Mortgage  pertaining  to  interest  rate  adjustments,  payment adjustments and  adjustments of the  outstanding  principal  balance are  enforceable,  all such adjustments  have been  properly  made,  including  the  mailing of required  notices,  and such adjustments do not and will not affect the priority of the Mortgage  lien.  With respect to each
        Mortgage Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the  Mortgage  Loan to  determine  whether  all  interest  rate  adjustments  have  been made in accordance with the terms of the Mortgage Note and Mortgage; and

        (ww) Each Mortgage Note, each Mortgage,  each Assignment and any other documents  required  pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee.

        Section 3.03  Repurchase; Substitution.

        It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and
3.02  shall  survive  the sale of the  Mortgage  Loans and  delivery  of the  Mortgage  Loan  Documents  to the
Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of  examination,  of any Mortgage  File.  Upon  discovery by either the Company or the Purchaser of a breach of any of the foregoing representations  and warranties which  materially and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage  Loan,  the party  discovering  such breach shall give prompt written notice to the other.  The Company  shall have a period of sixty (60) days from the earlier of its  discovery or its receipt of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby covenants  and agrees  that if any such breach is not  corrected  or cured  within  such sixty day period,  the
Company shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the  Repurchase  Price or, with the  Purchaser's prior  consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any  representation  or warranty set forth in Section 3.01,  and such breach is not cured  within  sixty (60) days of the  earlier of either  discovery  by or notice to the Company of such breach,  all  Mortgage  Loans  shall,  at the option of the  Purchaser,  be  repurchased  by the Company at the
Repurchase  Price.  Any such repurchase  shall be accomplished by wire transfer of immediately  available funds to Purchaser in the amount of the Repurchase Price.

        If the Company is required to repurchase  any Mortgage Loan pursuant to this Section 3.03,  the Company may,  with the  Purchaser's  prior  consent and at  Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such  defective  Mortgage Loan from the terms of this  Agreement and  substitute another  mortgage loan for such  defective  Mortgage  Loan, in lieu of  repurchasing  such  defective  Mortgage
Loan. Any substitute  Mortgage Loan is subject to Purchaser  acceptability.  Any substituted  Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

        The Company shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal of the removed
Mortgage Loan from this Agreement and the  substitution  of such substitute  Mortgage Loan therefor.  Upon such amendment,  the Purchaser  shall review the Mortgage File delivered to it relating to the  substitute  Mortgage
Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the  substitution  occurs and any  Principal  Prepayments  made  thereon  during  such month shall be the property of the Purchaser and accrued  interest for such month on the Mortgage Loan for which the  substitution is made and any  Principal  Prepayments  made  thereon  during such month shall be the property of the Company.
The principal payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the Mortgage Loan for which the  substitution is made due on such date shall be the property of the Purchaser.

        For any month in which the Company is permitted to substitute one or more  substitute  Mortgage  Loans, the  Company  will  determine  the amount  (if any) by which the  aggregate  Stated  Principal  Balance  (after application of the principal  portion of all scheduled  payments due in the month of  substitution)  of all the substitute  Mortgage Loans in the month of substitution  is less then the aggregate  Stated  Principal  Balance
(after  application of the principal  portion of the scheduled payment due in the month of substitution) of the such  replaced  Mortgage  Loan.  An  amount  equal  to the  aggregate  of such  deficiencies  described  in the preceding  sentence for any  Remittance  Date shall be deposited  into the Custodial  Account by the Company on the related  Determination  Date in the month  following  the  calendar  month  during  which the  substitution occurred.

        It is understood  and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01, constitute  the sole  remedies  of the  Purchaser  respecting  a breach of the  foregoing  representations  and warranties.  If the Company  fails to  repurchase  or  substitute  for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance  with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this  paragraph  shall affect the rights of the Purchaser to terminate this
Agreement for cause, as set forth in Sections 10.01 and 11.01.

        Any  cause  of  action  against  the  Company  relating  to  or  arising  out  of  the  breach  of  any representations  and  warranties  made in Sections  3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)
the earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the  Company,
(ii)  failure by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        In the event that any Mortgage Loan is held by a REMIC,  notwithstanding any contrary provision of this
Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant  to  Subsection  3.03  shall be made  after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a)  (9) of the Code),  unless the  Company  has  obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the
REMIC to fail to qualify as a REMIC at any time.

        Section 3.04  Representations and Warranties of the Purchaser.

        The Purchaser  represents,  warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(a)     The Purchaser is a corporation,  dully organized  validly  existing and in good standing under the laws of the State of Delaware and is qualified to transact  business in, is in good standing  under the laws of, and possesses  all  licenses  necessary  for the  conduct of its  business  in,  each state in which any  Mortgaged
Property is located or is otherwise  except or not required under  applicable law to effect such  qualification or license;

(b)     The Purchaser  has full power and authority to hold each Mortgage  Loan, to purchase each Mortgage Loan pursuant to this  Agreement and the related Term Sheet and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated  by this Agreement and the related Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement  and the related Term Sheet,  has duly  executed and  delivered  this  Agreement and the related Term
Sheet;

        (c)    None of the  execution and delivery of this  Agreement and the related Term Sheet,  the purchase of the Mortgage Loans,  the  consummation of the  transactions  contemplated  hereby,  or the fulfillment of or compliance  with the terms and  conditions of this  Agreement and the related Term Sheet will conflict with any of the terms,  conditions or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material  breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement  or  instrument  to which the  Purchaser  is now a party or by which it is  bound,  or  constitute  a default or result in an  acceleration  under any of the foregoing,  or result in the material  violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

        (d)    There is no litigation  pending or to the best of the  Purchaser's  knowledge,  threatened  with respect to the Purchaser  which is reasonably  likely to have a material  adverse effect on the purchase of the related  Mortgage  Loans,  the  execution,  delivery or  enforceability  of this Agreement and the related Term
Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial  condition of the
Purchaser;

        (e)    No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this  Agreement  and the related  Term Sheet,  the purchase of the Mortgage  Loans or the  consummation  of the transactions  contemplated  by this  Agreement  and the  related  Term Sheet  except for  consents,  approvals, authorizations and orders which have been obtained;

        (f)    The consummation of the  transactions  contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

        (h)    The Purchaser  will treat the purchase of the Mortgage  Loans from the Company as a purchase for reporting, tax and accounting purposes; and

        (i)    The Purchaser does not believe, nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

        The  Purchaser  shall  indemnify  the  Company and hold it  harmless  against any claims,  proceedings, losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and  necessary  legal fees and related  costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute the sole remedies of the
Seller respecting a breach of the foregoing representations and warranties.

                                                  ARTICLE IV

                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01  Company to Act as Servicer.

        The Company,  as  independent  contract  servicer,  shall service and  administer the Mortgage Loans in accordance  with this  Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem  necessary or desirable and consistent  with the terms of this  Agreement  and the related Term Sheet and with  Accepted  Servicing  Practices  and exercise the same care that it  customarily  employs  for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the Mortgage  Loans in strict  compliance  with the  servicing provisions  of the Fannie Mae Guides  (special  servicing  option),  which  include,  but are not  limited  to, provisions  regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the  maintenance of hazard  insurance  with a Qualified  Insurer,  the maintenance  of mortgage  impairment  insurance,  the  maintenance  of fidelity  bond and errors and  omissions insurance,  inspections,  the restoration of Mortgaged Property,  the maintenance of Primary Mortgage Insurance
Policies,  insurance claims, the title, management and disposition of REO Property,  permitted withdrawals with respect to REO  Property,  liquidation  reports,  and reports of  foreclosures  and  abandonments  of Mortgaged
Property,  the  transfer  of  Mortgaged  Property,  the  release of  Mortgage  Files,  annual  statements,  and examination of records and  facilities.  In the event of any conflict,  inconsistency  or  discrepancy  between any of the  servicing  provisions  of this  Agreement  and the  related  Term  Sheet  and any of the  servicing provisions  of the Fannie Mae  Guides,  the  provisions  of this  Agreement  and the  related  Term Sheet shall control and be binding upon the Purchaser and the Company.

        Consistent with the terms of this Agreement and the related Term Sheet,  the Company may waive,  modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant
indulgence  to  any  Mortgagor  if  in  the  Company's  reasonable  and  prudent   determination  such  waiver,
modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained the prior written  consent of the  Purchaser,  the Company shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than  ninety  days or forgive  any  payment of  principal  or  interest,  reduce or  increase  the  outstanding principal  balance  (except  for  actual  payments  of  principal)  or change the final  maturity  date on such
Mortgage  Loan.  In the event of any such  modification  which has been  agreed to in writing by the  Purchaser and which permits the deferral of interest or principal  payments on any Mortgage Loan,  the Company shall,  on the  Business  Day  immediately  preceding  the  Remittance  Date in any month in which any such  principal  or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with
Section 4.04, the difference  between (a) such month's  principal and one month's interest at the Mortgage Loan
Remittance  Rate on the  unpaid  principal  balance  of such  Mortgage  Loan  and  (b) the  amount  paid by the
Mortgagor.  The  Company  shall be entitled to  reimbursement  for such  advances to the same extent as for all other advances  pursuant to Section 4.05.  Without limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized  and  empowered,  to prepare,  execute and  deliver,  all  instruments  of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable  instruments, with  respect to the Mortgage  Loans and with respect to the  Mortgaged  Properties.  Notwithstanding  anything herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect  to any  Mortgage  Loan which runs more than 180 days  after the first  delinquent  Due Date.  Any such agreement shall be approved by Purchaser and, if required,  by the Primary  Mortgage  Insurance Policy insurer, if required.

        Notwithstanding  anything in this Agreement to the contrary,  if any Mortgage Loan becomes subject to a
Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan,  shall not permit any modification with respect to such Mortgage  Loan that would change the Mortgage  Interest Rate and (b) shall not (unless the
Mortgagor  is in  default  with  respect to such  Mortgage  Loan or such  default  is, in the  judgment  of the
Company,  reasonably  foreseeable)  make or permit any  modification,  waiver or  amendment of any term of such
Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage Loan under Section 1001 of the Code (or Treasury regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a
REMIC under the Code or the imposition of any tax on "prohibited  transactions"  or  "contributions"  after the startup date under the REMIC Provisions.

        Prior to taking any action with  respect to the  Mortgage  Loans  subject to a  Pass-Through  Transfer, which is not  contemplated  under the terms of this  Agreement,  the Company  will obtain an Opinion of Counsel acceptable  to the trustee in such  Pass-Through  Transfer  with respect to whether such action could result in the  imposition of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined  in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set  forth in  Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC  Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

        The Company  shall not permit the  creation of any  "interests"  (within the meaning of Section 860G of the Code) in any REMIC.  The Company shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets other than "qualified mortgages"  as defined in  Section  860G(a)(3)  of the Code or  "permitted  investments"  as defined in Section
860G(a)(5) of the Code.

        In servicing  and  administering  the Mortgage  Loans,  the Company  shall  employ  Accepted  Servicing
Practices,  giving due  consideration  to the  Purchaser's  reliance on the  Company.  Unless a different  time period is stated in this Agreement or the related Term Sheet,  Purchaser  shall be deemed to have given consent in connection with a particular  matter if Purchaser does not  affirmatively  grant or deny consent within five
(5) Business Days from the date Purchaser  receives a second  written  request for consent for such matter from
Company as servicer.

        The Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the Company  provided that the
Subservicer  is an entity  that  engages  in the  business  of  servicing  loans,  and in either  case shall be authorized  to transact  business,  and licensed to service  mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are situated,  if and to the extent  required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either  case shall be a FHLMC or Fannie Mae  approved  mortgage  servicer  in good  standing,  and no event has occurred,  including  but not limited to a change in insurance  coverage,  which would make it unable to comply with the eligibility  requirements for lenders imposed by Fannie Mae or for seller/servicers  imposed by Fannie
Mae or FHLMC, or which would require  notification to Fannie Mae or FHLMC. In addition,  each  Subservicer will obtain and  preserve its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform or cause to be  performed  its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may  cause  the  Subservicer  to  perform  any  such  servicing responsibilities  on its behalf,  but the use by the Company of the  Subservicer  shall not release the Company from any of its  obligations  hereunder  and the Company  shall remain  responsible  hereunder for all acts and omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the  Servicing  Fee.  Company shall notify  Purchaser  promptly in writing upon the  appointment  of any
Subservicer.

        At the cost and expense of the Company,  without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and  responsibilities  of the Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the  requirements  in the preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section
4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the Company shall at its own cost and expense terminate the rights and  responsibilities  of the Subservicer  effective as of the date of termination of the  Company.  The Company  shall pay all fees,  expenses or penalties  necessary in order to terminate  the rights and  responsibilities  of the Subservicer  from the Company's own funds without  reimbursement  from the
Purchaser.

        Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements  between the  Company  and the  Subservicer  or any  reference  herein to  actions  taken  through  the  Subservicer  or otherwise,  the Company  shall not be relieved of its  obligations  to the  Purchaser and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the
Mortgage  Loans.  The  Company  shall  be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company will indemnify and hold  Purchaser  harmless from any loss, liability  or  expense  arising  out of its  use of a  Subservicer  to  perform  any of its  servicing  duties, responsibilities and obligations hereunder.

        Any  Subservicing  Agreement  and any other  transactions  or services  relating to the Mortgage  Loans involving the Subservicer  shall be deemed to be between the  Subservicer and Company alone,  and the Purchaser shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation, duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

        Section 4.02  Collection of Mortgage Loan Payments.

        Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be  subject to this
Agreement,  the Company will proceed  diligently  to collect all payments due under each Mortgage Loan when the same shall  become due and  payable and shall,  to the extent such  procedures  shall be  consistent  with this
Agreement,  Accepted  Servicing  Practices,  and the terms  and  provisions  of any  related  Primary  Mortgage
Insurance  Policy,  follow such collection  procedures as it follows with respect to mortgage loans  comparable to the  Mortgage  Loans  and  held  for its own  account.  Further,  the  Company  will  take  special  care in ascertaining and estimating  annual escrow  payments,  and all other charges that, as provided in the Mortgage, will become due and payable,  so that the  installments  payable by the  Mortgagors  will be  sufficient to pay such charges as and when they become due and payable.

        In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior written  consent of  Purchaser  and  Company  will use  diligent  efforts  to  collect  same when due except as otherwise provided in the prepayment penalty provisions provided in the Mortgage Loan Documents.

        Section 4.03  Realization Upon Defaulted Mortgage

        The Company shall use its best efforts,  consistent  with the procedures  that the Company would use in servicing  loans for its own account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage
Insurance  Policies and the best interest of Purchaser,  to foreclose upon or otherwise  comparably convert the ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments  pursuant to Section
4.01.  Foreclosure  or  comparable  proceedings  shall be  initiated  within  ninety  (90) days of default  for
Mortgaged  Properties  for  which  no  satisfactory  arrangements  can be made  for  collection  of  delinquent payments,  subject to state and federal law and  regulation.  The Company shall use its best efforts to realize upon  defaulted  Mortgage  Loans in such manner as will  maximize the receipt of principal  and interest by the
Purchaser,  taking into account,  among other things, the timing of foreclosure  proceedings.  The foregoing is subject to the  provisions  that, in any case in which a Mortgaged  Property  shall have suffered  damage,  the
Company shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine  in its  discretion  (i) that such  restoration  will  increase the  proceeds of  liquidation  of the related  Mortgage Loan to the Purchaser  after  reimbursement  to itself for such expenses,  and (ii) that such expenses  will be  recoverable  by the Company  through  Insurance  Proceeds or  Liquidation  Proceeds from the related  Mortgaged  Property,  as  contemplated  in Section  4.05.  Company  shall  obtain  prior  approval  of
Purchaser  as to repair or  restoration  expenses  in excess of ten  thousand  dollars  ($10,000).  The Company shall notify the Purchaser in writing of the  commencement of foreclosure  proceedings and not less than 5 days prior to the acceptance or rejection of any offer of  reinstatement.  The Company shall be responsible  for all costs and expenses  incurred by it in any such proceedings or functions;  provided,  however,  that it shall be
entitled  to   reimbursement   thereof  from  the  related   property,   as   contemplated   in  Section  4.05.
Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance of a deed in lieu of  foreclosure,  in the event the  Company  has  reasonable  cause to believe  that a Mortgaged
Property is contaminated by hazardous or toxic  substances or wastes,  or if the Purchaser  otherwise  requests an  environmental  inspection  or review of such  Mortgaged  Property,  such an  inspection  or review is to be conducted  by a qualified  inspector  at the  Purchaser's  expense.  Upon  completion  of the  inspection,  the
Company shall  promptly  provide the Purchaser  with a written report of the  environmental  inspection.  After reviewing the  environmental  inspection  report,  the Purchaser  shall determine how the Company shall proceed with respect to the Mortgaged Property.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as  servicer of any  Mortgage  Loan which  becomes  ninety (90) days or greater delinquent in payment of a scheduled  Monthly  Payment,  without  payment of any  termination  fee with respect thereto,  provided  that the Company  shall on the date said  termination  takes effect be  reimbursed  for any unreimbursed  Monthly  Advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying  such  delinquent
Mortgage  Loan  notwithstanding  anything to the contrary set forth in Section  4.05.  In the event of any such termination,  the  provisions  of Section  11.01  hereof  shall apply to said  termination  and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

        In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO  Property,  such  property shall be disposed of by the  Company,  with the consent of Purchaser  as required  pursuant to this  Agreement, before the close of the third  taxable year  following  the taxable  year in which the Mortgage  Loan became an
REO Property,  unless the Company  provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent to the close of the third taxable year  following the taxable year in which the  Mortgage  Loan  became  an REO  Property,  will not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time  that  certificates  are  outstanding.  Company  shall  manage,  conserve,  protect  and operate  each such REO  Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner which does not cause such  property to fail to qualify as  "foreclosure  property"  within the  meaning of Section  860F(a)(2)(E)  of the Code,  or any "net income from  foreclosure  property"  which is subject to taxation  under the REMIC  provisions  of the Code.  Pursuant to its efforts to sell such  property, the Company  shall either  itself or through an agent  selected by Company,  protect and conserve such property in the same  manner and to such an extent as is  customary  in the  locality  where such  property  is located.
Additionally,  Company shall perform the tax  withholding  and reporting  related to Sections 1445 and 6050J of the Code.

        Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts.  The  Custodial  Account  shall be an Eligible  Account.  Funds shall be  deposited in the
Custodial  Account  within 24 hours of  receipt,  and shall at all times be  insured by the FDIC up to the FDIC insurance  limits,  or must be invested  in  Permitted  Investments  for the  benefit of the  Purchaser.  Funds deposited  in the  Custodial  Account may be drawn on by the  Company in  accordance  with  Section  4.05.  The creation of any  Custodial  Account  shall be  evidenced  by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter  agreement  shall be furnished to the Purchaser on the Closing  Date,  and upon the request of any subsequent Purchaser.

        The Company shall deposit in the Custodial  Account on a daily basis,  and retain therein the following payments and  collections  received or made by it  subsequent  to the Cut-off  Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect  of  principal  and interest on the Mortgage Loans due on or before the Cut-off Date:

        (i)    all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        (ii)   all  payments  on account of interest  on the  Mortgage  Loans  adjusted  to the  Mortgage  Loan
Remittance Rate;

        (iii)  all Liquidation Proceeds;

        (iv)   any  amounts  required  to be  deposited  by the  Company in  connection  with any REO  Property pursuant to Section 4.13 and in connection  therewith,  the Company  shall  provide the Purchaser  with written detail itemizing all of such amounts;

        (v)    all Insurance  Proceeds  including  amounts required to be deposited  pursuant to Sections 4.08,
4.10 and 4.11,  other than proceeds to be held in the Escrow  Account and applied to the  restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Accepted  Servicing  Practices,  the
Mortgage Loan Documents or applicable law;

        (vi)   all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which are not  released to the
Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

        (vii)  any Monthly Advances;

        (viii) with respect to each full or partial Principal  Prepayment,  any Prepayment Interest Shortfalls,
to the extent of the Company's aggregate Servicing Fee received with respect to the related Prepayment Period;

        (ix)   any amounts  required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

        (x)    any amounts required to be deposited in the Custodial  Account pursuant to Section 4.01, 4.13 or
6.02.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and  assumption  fees, to the extent  permitted by Section 6.01,  need not be deposited by the
Company in the  Custodial  Account.  Any  interest  paid on funds  deposited  in the  Custodial  Account by the depository  institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account  pursuant to Section 4.05 (iv). The Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

        Section 4.05  Permitted Withdrawals From the Custodial Account.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

        (i)    to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii)   to reimburse  itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which  represent  late collections  (net of the  related  Servicing  Fees) of  principal  and/or  interest  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement,  the Company's  right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the Company is required to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement  shall be subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii)  to reimburse itself for  unreimbursed  Servicing  Advances and any unpaid Servicing  Fees(or REO administration  fees  described in Section  4.13),  the Company's  right to reimburse  itself  pursuant to this subclause  (iii) with  respect  to any  Mortgage  Loan being  limited  to  related  proceeds  from  Liquidation
Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds in  accordance  with the relevant  provisions of the
Fannie Mae Guides or as otherwise set forth in this Agreement;  any recovery shall be made upon  liquidation of the REO Property;

        (iv)   to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b)
the  Servicing  Fee from that  portion of any payment or recovery as to interest  with  respect to a particular
Mortgage Loan;

        (v)    to pay to itself  with  respect to each  Mortgage  Loan that has been  repurchased  pursuant  to
Section 3.03 all amounts  received  thereon and not distributed as of the date on which the related  repurchase price is determined,

        (vi)   to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

        (vii)  to remove funds inadvertently placed in the Custodial Account by the Company;

        (vi)   to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vii)   to reimburse itself for  Nonrecoverable  Advances to the extent not reimbursed  pursuant to clause (ii)
or clause (iii).

        Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance under the insurance  limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the
Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow
Account  shall be evidenced  by a letter  agreement in the form shown in Exhibit C. The original of such letter agreement  shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon  request to any  subsequent purchaser.

        The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

        (i)    all Escrow  Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii)   all Insurance  Proceeds  which are to be applied to the  restoration  or repair of any Mortgaged
Property; and

        (iii)  all Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient to cover escrow disbursements.

               The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with
Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds  deposited  in the Escrow
Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the
Mortgagor  and,  to the extent  required  by law,  the Company  shall pay  interest  on  escrowed  funds to the
Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient  for such purposes.  The Purchaser  shall not be responsible  for any losses suffered with respect to investment of funds in the Escrow Account.

        Section 4.07  Permitted Withdrawals From Escrow Account.

        Withdrawals from the Escrow Account may be made by Company only:

        (i)    to effect timely payments of ground rents,  taxes,  assessments,  water rates,  Primary Mortgage
Insurance  Policy premiums,  if applicable,  fire and hazard insurance  premiums,  condominium  assessments and comparable items;

        (ii)   to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related
Mortgage  Loan but only from amounts  received on the related  Mortgage Loan which  represent  late payments or collections of Escrow Payments thereunder;

        (iii)  to refund to the Mortgagor any funds as may be determined to be overages;

        (iv)   for transfer to the Custodial Account in accordance with the terms of this Agreement;

        (v)    for application to restoration or repair of the Mortgaged Property;

        (vi)   to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii)  to clear and terminate the Escrow Account on the termination of this  Agreement.  As part of its servicing duties,  the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor; and

        (viii) to pay to the  Mortgagors  or other parties  Insurance  Proceeds  deposited in  accordance  with
Section 4.06.

        Section 4.08  Payment  of  Taxes,  Insurance  and  Other  Charges;   Maintenance  of  Primary  Mortgage
        Insurance Policies; Collections Thereunder.

        With respect to each Mortgage Loan, the Company shall maintain  accurate records  reflecting the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the
Mortgaged  Property  and the status of  primary  mortgage  insurance  premiums  and fire and  hazard  insurance coverage and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal premiums and shall effect  payment  thereof prior to the applicable  penalty or termination  date and at a time appropriate for securing maximum discounts  allowable,  employing for such purpose deposits of the Mortgagor in the Escrow  Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such  purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company  shall  determine  that any such  payments  are made by the
Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payments of all such bills  irrespective of the Mortgagor's  faithful performance  in the payment of same or the making of the Escrow  Payments and shall make  advances from its own funds to effect such payments.

        The Company will maintain in full force and effect  Primary  Mortgage  Insurance  Policies  issued by a
Qualified  Insurer  with  respect  to each  Mortgage  Loan for which such  coverage  is herein  required.  Such coverage  will be  terminated  only with the  approval  of  Purchaser,  or as  required  by  applicable  law or regulation.  The Company will not cancel or refuse to renew any Primary Mortgage  Insurance Policy in effect on the  Closing  Date that is  required  to be kept in force under this  Agreement  unless a  replacement  Primary
Mortgage  Insurance  Policy for such  canceled or  nonrenewed  policy is obtained  from and  maintained  with a
Qualified  Insurer.  The  Company  shall not take any  action  which  would  result in  non-coverage  under any applicable  Primary Mortgage  Insurance Policy of any loss which, but for the actions of the Company would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered  into  pursuant  to Section  6.01,  the Company  shall  promptly  notify the insurer  under the related
Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions  which may be  required by such  insurer as a condition  to the continuation of coverage under the Primary Mortgage  Insurance Policy.  If such Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution  of liability,  the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

        In connection with its activities as servicer,  the Company agrees to prepare and present, on behalf of itself and the  Purchaser,  claims to the  insurer  under any  Private  Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any Primary
Mortgage  Insurance  Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 4.05.

        Section 4.09  Transfer of Accounts.

        The Company may transfer the Custodial  Account or the Escrow Account to a different  Eligible  Account from  time to time.  Such  transfer  shall be made  only  upon  obtaining  the  prior  written  consent  of the
Purchaser, which consent will not be unreasonably withheld.

        Section 4.10  Maintenance of Hazard Insurance.

        The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard  insurance  with extended  coverage  as is  acceptable  to Fannie Mae or FHLMC and  customary  in the area  where the  Mortgaged
Property  is  located  in an amount  which is equal to the  lesser of (i) the  maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal  balance of the
Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee  from becoming a co-insurer.  If required by the Flood  Disaster  Protection  Act of 1973, as amended,  each Mortgage Loan shall be covered by a flood  insurance  policy meeting the  requirements of the current  guidelines of the Federal Insurance  Administration in effect with an insurance carrier  acceptable to
Fannie  Mae or  FHLMC,  in an amount  representing  coverage  not less  than the  least of (i) the  outstanding principal  balance of the Mortgage Loan,  (ii) the maximum  insurable value of the  improvements  securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection
Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the  Company  determines  in accordance  with  applicable law and pursuant to the Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard  area and is not covered by flood  insurance  or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the  Company  shall  notify the related  Mortgagor that the Mortgagor must obtain such flood  insurance  coverage,  and if said Mortgagor fails to obtain the required flood  insurance  coverage  within  forty-five  (45) days after such  notification,  the
Company shall  immediately  force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum  insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood insurance in an amount as provided  above.  Any amounts  collected by the Company under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted Servicing Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the Company of the  Mortgagor or maintained on property  acquired in respect of the  Mortgage  Loan,  other than  pursuant to this  Agreement,  the Fannie Mae
Guides or such  applicable  state or federal laws and regulations as shall at any time be in force and as shall require such additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss  payable to the Company and its  successors  and/or  assigns  and shall  provide for at least  thirty days prior  written  notice of any  cancellation,  reduction  in the amount or  material  change in  coverage to the
Company.  The Company  shall not  interfere  with the  Mortgagor's  freedom of choice in  selecting  either his insurance carrier or agent,  provided,  however,  that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

        Section 4.11  Maintenance of Mortgage Impairment Insurance Policy.

        In the event that the Company shall obtain and maintain a blanket policy issued by a Qualified  Insurer insuring  against  hazard  losses on all of the  Mortgage  Loans,  then,  to the extent  such  policy  provides coverage in an amount equal to the amount  required  pursuant to Section 4.10 and  otherwise  complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have satisfied its obligations as set forth in Section  4.10, it being  understood  and agreed that such policy may contain a deductible  clause,  in which case the Company shall, in the event that there shall not have been  maintained on the related  Mortgaged
Property or REO Property a policy  complying  with Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the Custodial  Account the amount not otherwise payable under the blanket  policy  because of such  deductible  clause.  In  connection  with its  activities  as servicer of the
Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the Purchaser,  claims under any such blanket  policy  in a  timely  fashion  in  accordance  with the  terms of such  policy.  Upon  request  of the
Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best  efforts to obtain a statement  from the  insurer  thereunder  that such policy  shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

        Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

        The Company shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and omissions insurance policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and papers relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the  Company  against  losses,  including  forgery,  theft,  embezzlement  and fraud of such persons.  The errors and omissions  insurance  shall protect and insure the Company  against losses arising out of errors and omissions and negligent  acts of such  persons.  Such errors and omissions  insurance  shall also protect  and insure the Company  against  losses in  connection  with the  failure to  maintain  any  insurance policies  required  pursuant to this  Agreement  and the release or  satisfaction  of a Mortgage  Loan  without having  obtained  payment in full of the  indebtedness  secured  thereby.  No  provision  of this  Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties  and  obligations  as set  forth in this  Agreement.  The  minimum  coverage  under  any  such  bond and insurance  policy  shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the Fannie
Mae Guides.  Upon request by the Purchaser,  the Company shall deliver to the Purchaser a certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be  terminated  or  materially  modified  without  thirty  (30)  days'  prior  written  notice  to the
Purchaser.  The Company  shall notify the  Purchaser  within five (5)  business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy  will be,  or has  been,  materially  modified  or  terminated.  The
Purchaser  (or any party  having  the status of  Purchaser  hereunder)  and any  subsidiary  thereof  and their successors  or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as additional  insured on the errors and  omissions  policy.  Upon request by  Purchaser,  Company  shall  provide
Purchaser  with an insurance  certificate  certifying  coverage  under this Section  4.12,  and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

        Section 4.13  Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the  Purchaser or its designee is not  authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing business" or tax laws of such  state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such
Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company from an attorney duly  licensed to practice  law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

        The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each  acquisition of
REO Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the  consummation  of any foreclosure  sale within three (3) Business  Days of the date Company  receives  notice of such  consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged  Property  obtained in connection with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance  with  Accepted  Servicing  Practices.  Thereafter,  the Company shall  continue to provide  certain administrative  services to the  Purchaser  relating to such REO Property as set forth in this Section 4.13. No
Servicing  Fee shall be assessed or otherwise  accrue on any REO  Property  from and after the date on which it becomes an REO Property.

        The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the Fannie Mae Guides  manage,  conserve,  protect  and  operate  each REO  Property in the same manner that it manages,  conserves,  protects  and operates  other  foreclosed  property for its own account,  and in the same manner that  similar  property in the same  locality as the REO  Property is managed.  The Company  shall cause each REO Property to be  inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO
Property to be inspected at least  monthly  thereafter  or more  frequently  as required by the  circumstances.
The Company  shall make or cause to be made a written  report of each such  inspection.  Such reports  shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

        The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO  Property in any event  within one year after title has been taken to such REO  Property,  unless the Company  determines,  and gives an appropriate notice to the Purchaser to such effect, that a longer period is  necessary  for the  orderly  liquidation  of such REO  Property.  If a longer  period  than one (1) year is permitted  under the  foregoing  sentence and is necessary to sell any REO  Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of Purchaser.  No REO Property shall be sold for less  than  ninety  five  percent  (95%) of its  Appraised  Value,  without  the prior  consent  of
Purchaser.  All requests for  reimbursement  of Servicing  Advances shall be in accordance  with the Fannie Mae
Guides.  The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best interests of the Purchaser  (subject to the above conditions)  only with the prior written  consent of the Purchaser.  Company shall provide  monthly  reports to
Purchaser in reference to the status of the marketing of the REO Properties.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as servicer of any such REO Property  without  payment of any  termination  fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination, the  provisions  of Section  11.01  hereof  shall  apply to said  termination  and the  transfer  of  servicing responsibilities  with respect to such REO  Property to the  Purchaser or its  designee.  Within five  Business
Days of any such  termination,  the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following  information  regarding the subject REO Property:  the related drive by appraisal or brokers price opinion,  and copies of any related  Mortgage  Impairment  Insurance Policy claims.  In addition,  within five Business  Days,  the Company shall provide the Purchaser  with the following information and documents  regarding the subject REO Property:  the related trustee's deed upon sale and copies of any related hazard insurance claims, or repair bids.

        Section 4.14  Notification of Maturity Date.

         With respect to each  Mortgage  Loan,  the Company  shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                                   ARTICLE V

                                           PAYMENTS TO THE PURCHASER

        Section 5.01  Distributions.

        On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser  (i) all  amounts  credited  to the  Custodial  Account  as of the close of  business  on the preceding  Determination  Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to
Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan Remittance  Rate on any Principal  Prepayment from the date of such  Principal  Prepayment  through the end of the month for which  disbursement  is made provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned during the month of the  distribution,  minus (iv) any amounts  attributable to Monthly Payments  collected but due on a Due Date or Dates subsequent to the preceding  Determination  Date, which amounts shall be remitted on the Remittance  Date next  succeeding the Due Period for such amounts.  It is understood  that, by operation of
Section 4.04, the remittance on the first  Remittance  Date with respect to Mortgage Loans  purchased  pursuant to the related  Term Sheet is to include  principal  collected  after the Cut-off  Date  through the  preceding
Determination  Date plus  interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such
Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

        With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage  points, but in no event greater than the maximum amount permitted by  applicable  law.  Such  interest  shall cover the period  commencing  with the day  following the
Business  Day such  payment  was due and ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.  On each  Remittance  Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

        (i) With  respect  to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal
(including a separate  breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment  amounts remitted in accordance with Section 4.04);

        (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) the amount of  servicing  compensation  received  by the  Company  during the prior  distribution period;

        (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

        (v) the  aggregate of any  expenses  reimbursed  to the Company  during the prior  distribution  period pursuant to Section 4.05;

        (vi) The number and aggregate  outstanding  principal  balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which  foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

        The Company shall also provide a trial balance,  sorted in Purchaser's  assigned loan number order,  in the form of Exhibit E hereto, with each such Report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Section 5.03  Monthly Advances by the Company.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date, the Company shall  deposit  in the  Custodial  Account an amount  equal to all  payments  not  previously  advanced  by the
Company,  whether or not  deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off  Date) and interest not  allocable  to the period prior to the Cut-off  Date,  adjusted to the  Mortgage  Loan  Remittance
Rate,  which were due on a Mortgage Loan and  delinquent at the close of business on the related  Determination
Date.

        The Company's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue  through the last  Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the  Remittance
Date prior to the date on which the Mortgaged  Property  liquidates  (including  Insurance  Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds)  with respect to the Mortgage Loan unless the Company deems such advance to be a  Nonrecoverable  Advance.  In such event, the Company shall deliver to the Purchaser an Officer's  Certificate  of the Company to the effect that an officer of the Company has reviewed the related
Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

        Section 5.04  Liquidation Reports.

        Upon the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof by the  Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company shall submit to the  Purchaser a liquidation  report with respect to such Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.  The Company shall also  provide  reports  on the status of REO  Property  containing  such  information  as  Purchaser  may reasonably require.

        Section 5.05  Prepayment Interest Shortfalls.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date in the month following the related  Prepayment  Period,  the Company shall deposit in the Custodial  Account an amount equal to any Prepayment  Interest  Shortfalls  with respect to such Prepayment  Period,  which in the aggregate shall not exceed the Company's aggregate Servicing Fee received with respect to the related Due Period.

                                                  ARTICLE VI

                                         GENERAL SERVICING PROCEDURES

        Section 6.01  Assumption Agreements.

        The Company  will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any
Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity  of such  Mortgage  Loan  under  any  "due-on-sale"  clause to the  extent permitted by law; provided,  however,  that the Company shall not exercise any such rights if prohibited by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably believes it is unable  under  applicable  law to enforce  such  "due-on-sale"  clause,  the  Company,  with the approval  of the  Purchaser,  will enter into an  assumption  agreement  with the person to whom the  Mortgaged
Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage Note and, to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.
Where an  assumption  is allowed  pursuant to this Section  6.01,  the Company,  with the prior  consent of the
Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution  of liability agreement  with the person to whom the  Mortgaged  Property  has been  conveyed  or is  proposed to be conveyed pursuant to which the  original  mortgagor  is  released  from  liability  and such  Person is  substituted  as mortgagor and becomes  liable under the related  Mortgage Note. Any such  substitution  of liability  agreement shall be in lieu of an assumption agreement.

        In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the underwriting  practices  and  procedures  of the Company.  With respect to an  assumption  or  substitution  of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note, the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage  Note).  If the credit of the proposed  transferee does not meet such  underwriting  criteria,  the Company  diligently  shall, to the extent  permitted by the Mortgage or the Mortgage Note and by applicable  law,  accelerate  the maturity of the
Mortgage  Loan. The Company shall notify the Purchaser  that any such  substitution  of liability or assumption agreement  has been  completed  by  forwarding  to the  Purchaser  the  original  of any such  substitution  of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall, for all  purposes,  be  considered  a part of such  Mortgage  File to the same  extent as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

        Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement,  the
Company shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term
"assumption"  is deemed to also include a sale of the  Mortgaged  Property  subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner customary for such purposes,  the Company will immediately  notify the  Purchaser  by a  certification,  which  certification  shall  include a  statement  to the effect that all amounts  received or to be received in  connection  with such payment which are required to be deposited in the
Custodial  Account  pursuant to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The Purchaser  shall no later than five  Business  Days after  receipt of such  certification  and  request,  release or cause to be released to the Company,  the related  Mortgage Loan  Documents  and, upon its receipt of such  documents,  the
Company shall promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than five (5)  Business  Days  following  its receipt of such  satisfaction  or release,  the  Purchaser  shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of  record  of the  applicable  mortgage  or its duly  appointed  attorney  in fact.  No  expense  incurred  in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial
Account.

        In the event the Company  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the  Purchaser may have under the mortgage  instruments,  the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then  outstanding  principal  balance of the related  Mortgage Loan by deposit thereof in the
Custodial  Account.  The Company shall maintain the Fidelity Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain  with  respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

        From time to time and as appropriate  for the servicing or foreclosure of the Mortgage Loan,  including for the purpose of collection under any Primary Mortgage  Insurance  Policy,  the Purchaser shall, upon request of the Company and delivery to the  Purchaser of a servicing  receipt  signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt shall obligate the Company to return the related  Mortgage  documents to the  Purchaser  when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the
Mortgage  Loan have been  deposited in the  Custodial  Account or the Mortgage  File or such  document has been delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Company has  delivered to the  Purchaser a  certificate  of a Servicing
Officer  certifying  as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate  of a Servicing  Officer stating that such Mortgage  Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

        Section 6.03  Servicing Compensation.

        As  compensation  for its  services  hereunder,  the Company  shall be  entitled  to withdraw  from the
Custodial  Account (to the extent of  interest  payments  collected  on the  Mortgage  Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of  compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section  5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees,  as provided in
Section  6.01,  and late  payment  charges or  otherwise  shall be  retained  by the  Company to the extent not required to be  deposited  in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with partial  Monthly  Payments.  The Company  shall be required to pay all  expenses  incurred by it in  connection with its  servicing  activities  hereunder  and shall  not be  entitled  to  reimbursement  therefor  except as specifically provided for.

        Section 6.04  Annual Statement as to Compliance.

        The Company will deliver to the Purchaser not later than 90 days  following the end of each fiscal year of the Company beginning in March 2004, an Officers'  Certificate  stating, as to each signatory thereof,  that
(i) a review of the  activities of the Company  during the preceding  calendar  year and of  performance  under this  Agreement  has been  made  under  such  officers'  supervision,  and  (ii) to the best of such  officers'
knowledge,  based on such  review,  the Company  has  fulfilled  all of its  obligations  under this  Agreement throughout  such year, or, if there has been a default in the  fulfillment of any such  obligation,  specifying each such  default  known to such  officers  and the nature and status of cure  provisions  thereof.  Copies of such statement shall be provided by the Company to the Purchaser upon request.

        Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

        Within  ninety (90) days of  Company's  fiscal  year end  beginning  in March 2004,  the Company at its expense shall cause a firm of independent  public  accountants  which is a member of the American  Institute of
Certified  Public  Accountants  to  furnish a  statement  to the  Purchaser  to the  effect  that such firm has examined certain  documents and records relating to the Company's  servicing of mortgage loans of the same type as the  Mortgage  Loans  pursuant  to  servicing  agreements  substantially  similar to this  Agreement,  which agreements may include this Agreement,  and that, on the basis of such an examination,  conducted substantially in the uniform  single audit  program for  mortgage  bankers,  such firm is of the opinion  that the  Company's servicing has been conducted in compliance with the agreements  examined  pursuant to this Section 6.05, except for (i) such  exceptions as such firm shall believe to be immaterial,  and (ii) such other  exceptions as shall be set forth in such  statement.  Copies of such  statement  shall be provided by the Company to the Purchaser.
In  addition,  on an annual  basis,  Company  shall  provided  Purchaser  with copies of its audited  financial statements.

        Section 6.06  Purchaser's Right to Examine Company Records.

        The Purchaser shall have the right to examine and audit upon reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company,  or held by another for the Company or on its behalf or  otherwise,  which  relates to the  performance  or  observance  by the  Company of the terms, covenants or conditions of this Agreement.

        The Company  shall  provide to the Purchaser and any  supervisory  agents or examiners  representing  a state or federal  governmental  agency having  jurisdiction  over the  Purchaser,  including but not limited to
OTS,  FDIC and other  similar  entities,  access  to any  documentation  regarding  the  Mortgage  Loans in the possession of the Company which may be required by any  applicable  regulations.  Such access shall be afforded without charge,  upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

                                                  ARTICLE VII

                                      REPORTS TO BE PREPARED BY SERVICER

        Section 7.01  Company Shall Provide Information as Reasonably Required.

        The Company shall furnish to the Purchaser  during the term of this Agreement,  such periodic,  special or other reports,  information  or  documentation,  whether or not provided for herein,  as shall be necessary, reasonable or appropriate  in respect to the  Purchaser,  or otherwise in respect to the Mortgage Loans and the performance  of the  Company  under  this  Agreement,  including  any  reports,  information  or  documentation reasonably  required to comply with any  regulations  regarding  any  supervisory  agents or  examiners  of the
Purchaser  all such  reports  or  information  to be as  provided  by and in  accordance  with such  applicable instructions  and  directions  as the  Purchaser may  reasonably  request in relation to this  Agreement or the performance  of the  Company  under  this  Agreement.  The  Company  agrees to  execute  and  deliver  all such instruments  and take all such action as the Purchaser,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

        In connection  with  marketing the Mortgage  Loans,  the Purchaser may make  available to a prospective purchaser  audited  financial  statements of the Company for the most  recently  completed two (2) fiscal years for which such  statements  are available,  as well as a Consolidated  Statement of Condition at the end of the
last two (2) fiscal  years  covered by any  Consolidated  Statement of  Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the  statements specified above.

        The  Company  shall  make  reasonably  available  to the  Purchaser  or  any  prospective  Purchaser  a knowledgeable  financial  or  accounting  officer  for the  purpose of  answering  questions  and to permit any prospective  purchaser  to inspect  the  Company's  servicing  facilities  for the purpose of  satisfying  such prospective  purchaser  that the  Company has the  ability to service  the  Mortgage  Loans as provided in this
Agreement.

                                                 ARTICLE VIII

                                                 THE SERVICER

        Section 8.01  Indemnification; Third Party Claims.

        The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims,  losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and  expenses  that the  Purchaser  may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other  costs,  fees and  expenses  that the  Purchaser  may sustain in any way from any claim,  demand, defense or assertion  based on or grounded  upon, or resulting  from any assertion  based on,  grounded upon or resulting from a breach or alleged breach of any of the  representation  or warranty set forth in Sections 3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party against  Company with respect to this  Agreement or the Mortgage  Loans,  assume (with the consent of the
Purchaser)  the  defense of any such claim and pay all  expenses in  connection  therewith,  including  counsel fees,  whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge  and satisfy any judgment or decree  which may be entered  against it or the  Purchaser  in respect of such  claim.  The Company shall  follow any  written  instructions  received  from the  Purchaser  in  connection  with such  claim.  The
Purchaser  shall  promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding sentences  except when the claim relates to the failure of the Company to service and  administer the Mortgages in strict  compliance with the terms of this Agreement,  the breach of  representation or warranty set forth in
Sections 3.01 or 3.02, or the negligence,  bad faith or willful  misconduct of Company.  The provisions of this
Section 8.01 shall survive termination of this Agreement.

        Section 8.02  Merger or Consolidation of the Company.

        The Company will keep in full effect its existence,  rights and  franchises as a corporation  under the laws of the  state  of its  incorporation  except  as  permitted  herein,  and will  obtain  and  preserve  its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or  consolidation  to which the Company shall be a party,  or any Person  succeeding to the business  of the  Company  whether or not  related to loan  servicing,  shall be the  successor  of the Company hereunder,  without the  execution  or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving
Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved  mortgagee  whose primary  business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

        Section 8.03  Limitation on Liability of the Company and Others.

        Neither the  Company nor any of the  officers,  employees  or agents of the Company  shall be under any liability to the Purchaser for any action taken or for  refraining  from the taking of any action in good faith pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this
provision   shall  not  protect  the  Company  or  any  such  person   against  any  breach  of  warranties  or
representations  made herein,  or failure to perform its obligations in strict  compliance with any standard of care set forth in this  Agreement,  or any liability  which would otherwise be imposed by reason of negligence, bad faith or willful  misconduct,  or any breach of the terms and  conditions  of this  Agreement.  The Company and any  officer,  employee or agent of the  Company  may rely in good faith on any  document of any kind prima facie properly executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not  incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its  reasonable opinion may  involve it in any  expenses or  liability;  provided,  however,  that the  Company  may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the  Purchaser  will be liable,  and the Company  shall be entitled to be  reimbursed  therefor  from the
Purchaser upon written demand.

        Section 8.04  Company Not to Assign or Resign.

        The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual  consent of the  Company and the  Purchaser  or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.
Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the Purchaser  which Opinion of Counsel shall be in form and substance  acceptable to the  Purchaser.  No such  resignation  shall  become  effective  until a  successor  shall have  assumed the
Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

        Section 8.05  No Transfer of Servicing.

        With  respect to the  retention  of the Company to service the Mortgage  Loans  hereunder,  the Company acknowledges that the Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing facilities,  plan,  personnel,  records and procedures,  its integrity,  reputation and financial standing  and the  continuance  thereof.  Without in any way  limiting  the  generality  of this  Section,  the
Company  shall not either  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior  written  approval of the  Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

        Without in any way limiting the  generality of this Section 8.05, in the event that the Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any  portion  thereof  without (i)  satisfying  the  requirements  set forth  herein or (ii) the prior  written consent of the  Purchaser,  then the Purchaser  shall have the right to terminate this  Agreement,  without any payment of any  penalty or damages  and  without  any  liability  whatsoever  to the  Company  (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                                  ARTICLE IX

                                                    DEFAULT

        Section 9.01  Events of Default.

        In case one or more of the following  Events of Default by the Company  shall occur and be  continuing, that is to say:

        (i) any failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

        (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which  continues unremedied for a period of thirty (30) days after the date on which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

        (iii) a decree or order of a court or agency  or  supervisory  authority  having  jurisdiction  for the appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt, marshalling  of assets and  liabilities  or similar  proceedings,  or for the  winding-up or liquidation of its affairs,  shall have been  entered  against the  Company and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

        (iv) the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi)  Company  ceases to be  approved  by  either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days; or

        (vii) the  Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company attempts,  without the consent of the Purchaser,  to sell or otherwise  dispose of all or substantially  all of its property or assets or to assign this Agreement or the servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof; or

        (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage loans in any jurisdiction  in which a Mortgaged  Property is located and such  licensing is required,  and (b)  qualified to transact  business  in any  jurisdiction  where it is  currently  so  qualified,  but only to the  extent  such
non-qualification   materially  and  adversely  affects  the  Company's  ability  to  perform  its  obligations hereunder; or

        (ix) the  Company  fails to meet the  eligibility  criteria  set forth in the last  sentence of Section
8.02.

        Then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the  Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default  under clauses
(iii),  (iv) or (v) above,  in which  case,  automatically  and  without  notice)  Company  may, in addition to whatever  rights  the  Purchaser  may have  under  Sections  3.03 and 8.01 and at law or equity or to  damages, including injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this  Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the
Company  for the same.  On or after the receipt by the  Company of such  written  notice (or, in the case of an
Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice), all  authority  and power of the Company under this  Agreement,  whether with respect to the Mortgage  Loans or otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to Section  11.01.  Upon written request from the  Purchaser,  the Company shall prepare,  execute and deliver,  any and all documents and other instruments,  place in such  successor's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and  endorsement  or  assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the
Company's  sole expense.  The Company  agrees to cooperate  with the Purchaser and such  successor in effecting the termination of the Company's  responsibilities  and rights hereunder,  including,  without limitation,  the transfer to such  successor  for  administration  by it of all cash amounts which shall at the time be credited by the Company to the Custodial  Account or Escrow Account or thereafter  received with respect to the Mortgage
Loans or any REO Property.

        Section 9.02  Waiver of Defaults.

        The Purchaser  may waive only by written  notice any default by the Company in the  performance  of its obligations  hereunder and its consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default  or impair  any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X

                                                  TERMINATION

        Section 10.01 Termination.

        The respective  obligations and  responsibilities of the Company shall terminate upon: (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination  with cause under the terms of this Agreement.

        Section 10.02 Termination Without Cause.

        The Purchaser  may, at its sole option,  terminate any rights the Company may have  hereunder,  without cause,  upon no less than 90 days  written  notice.  Any such  notice of  termination  shall be in writing  and delivered to the Company as provided in Section 11.05 of this Agreement.

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

        Section 11.01 Successor to the Company.

        Prior to  termination  of  Company's  responsibilities  and duties  under this  Agreement  pursuant  to
Sections  4.13,  8.04,  9.01,  10.01 (ii) or (iii),  the  Purchaser  shall (i) succeed to and assume all of the
Company's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section 8.02 hereof and which shall  succeed to all rights and assume all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this  Agreement  prior  to the termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment  and  assumption,  the  Purchaser may make such  arrangements  for the  compensation  of such successor  out of payments on Mortgage  Loans as the  Purchaser and such  successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The resignation or removal of Company  pursuant to the  aforementioned  Sections shall not become effective until a successor  shall be  appointed  pursuant  to this  Section  and shall in no event  relieve  the  Company of the representations  and  warranties  made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such
Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such resignation or termination of the Company, or the termination of this Agreement.

        Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such appointment,  whereupon such successor shall become fully vested with all the rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company, with like effect as if originally  named as a party to this  Agreement.  Any termination or resignation of the Company or this  Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow
Account and the Mortgage  Files and related  documents  and  statements  held by it  hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,  powers,  duties,  responsibilities,  obligations and  liabilities of the Company.  The successor shall make  arrangements  as it may deem  appropriate  to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder and which would  otherwise have been recovered by the Company  pursuant to this Agreement but for the appointment of the successor servicer.

        Upon a successor's  acceptance of  appointment  as such, the Company shall notify by mail the Purchaser of such appointment.

        Section 11.02 Amendment.

        This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement signed by the Company and the Purchaser.

        Section 11.03 Recordation of Agreement.

        To the extent  permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property  records in all the counties or other  comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or  elsewhere,  such  recordation  to be effected by the Company at the  Company's  expense on direction of the
Purchaser  accompanied  by  an  opinion  of  counsel  to  the  effect  that  such  recordation  materially  and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the
Mortgage Loans.

        Section 11.04 Governing Law.

        This  Agreement and the related Term Sheet shall be governed by and  construed in  accordance  with the laws of the State of New York  except to the extent  preempted  by Federal  law.  The  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05 Notices.

        Any demands,  notices or other  communications  permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail, postage prepaid,  and return receipt requested or certified mail, return receipt  requested,  or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

        (i)    if to the Company:

               GreenPoint Mortgage Funding, Inc.
               100 Wood Hollow Drive
               Novato, California 94945
               Attention: Susan Davia
               Telecopier No: (415) 878-4369

        (ii) if to the Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II,
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ms. Ralene Ruyle
               Telecopier No.:  (972) 444-2810

               With a copy to:

               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention:  Mary Haggerty

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

        Section 11.06 Severability of Provisions.

        Any part,  provision,  representation or warranty of this Agreement and the related Term Sheet which is prohibited  or  which  is  held  to be void  or  unenforceable  shall  be  ineffective  to the  extent  of such prohibition or  unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision, representation  or warranty of this  Agreement  which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent  of such
prohibition  or  unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not invalidate or render unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision  of law that  prohibits or renders  void or  unenforceable  any  provision hereof.  If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good  faith,  to  develop a  structure  the  economic  effect of which is  nearly as  possible  the same as the economic effect of this Agreement without regard to such invalidity.

        Section 11.07 Exhibits.

        The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.08 General Interpretive Principles.

        For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

        (i)    the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

        (ii)   accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

        (iii)  references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without  reference  to a document are to  designated  Articles,  Sections,  Subsections,  Paragraphs  and other subdivisions of this Agreement;

        (iv)   a reference  to a  Subsection  without  further  reference  to a Section is a reference  to such
Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to
Paragraphs and other subdivisions;

        (v)    the words  "herein",  "hereof ",  "hereunder"  and other words of similar  import  refer to this
Agreement as a whole and not to any particular provision;

        (vi)   the term "include" or "including" shall mean without limitation by reason of enumeration; and

        (viii) headings of the Articles and Sections in this  Agreement  are for  reference  purposes  only and shall not be deemed to have any substantive effect.

        Section 11.09 Reproduction of Documents.

        This  Agreement  and all documents  relating  thereto,  including,  without  limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10 Confidentiality of Information.

        Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to non-public information  regarding  the  financial  condition,  operations  and  prospects of the other  party.  Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information  to its  employees,  agents  and  affiliates  who  have a need to know  such information in order to effectuate the  transaction,  provided  further that such  information is identified as confidential  non-public  information.  In addition,  confidential  information may be provided to a regulatory authority with  supervisory  power over  Purchaser,  provided such  information  is identified as  confidential non-public information.

        Notwithstanding  other  provisions  of this Section  16.14 or any other  express or implied  agreement, arrangement,  or  understanding  to the contrary,  the Company and  Purchaser  (the  "Parties")  agree that the
Parties (and their employees,  representatives  and other agents) may disclose to any and all persons,  without limitation of any kind from the  commencement of discussions,  the purported or claimed U.S. federal income tax treatment of the  purchase of the  Mortgage  Loans and related  transactions  covered by this letter  agreement
("tax  treatment") and any fact that may be relevant to understanding  the tax treatment ("tax  structure") and all  materials  of any kind  (including  opinions  or other tax  analyses)  that are  provided  to the  Parties relating to such tax treatment  and tax  structure,  except where  confidentiality  is reasonably  necessary to comply with securities laws.

        Section 11.11 Recordation of Assignments of Mortgage.

        To the extent  permitted by applicable  law, each of the  Assignments  is subject to recordation in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any or all of the  Mortgaged  Properties  are situated,  and in any other  appropriate  public  recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

        Section 11.12 Assignment.

        The Purchaser shall have the right,  without the consent of the Company,  to assign, in whole or in part, its interest  under this  Agreement with respect to some or all of the Mortgage  Loans, and  designate  any person to exercise any rights of the  Purchaser  hereunder,  by executing an
        Assignment  and  Assumption  Agreement  substantially  in the form of  Exhibit D hereto  and the assignee or designee shall accede to the rights and obligations  hereunder of the Purchaser with respect to such  Mortgage  Loans.  In no event shall  Purchaser  sell a partial  interest in any
        Mortgage Loan without the written  consent of Company,  which consent shall not be  unreasonably denied.  All  references  to the  Purchaser  in this  Agreement  shall be deemed to include  its assignee or designee.  The Company shall have the right,  only with the consent of the Purchaser or otherwise in accordance  with this  Agreement,  to assign,  in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

        Section 11.13 No Partnership.

        Nothing  herein  contained  shall be deemed or construed to create a  co-partnership  or joint  venture between the parties hereto and the services of the Company shall be rendered as an  independent  contractor and not as agent for Purchaser.

        Section 11.14 Execution: Successors and Assigns.

        This  Agreement  may be executed in one or more  counterparts  and by the different  parties  hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts, together,  shall  constitute one and the same  agreement.  Subject to this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

        Section 11.15 Entire Agreement.

        The Company  acknowledges that no  representations,  agreements or promises were made to the Company by the Purchaser or any of its employees  other than those  representations,  agreements or promises  specifically contained herein and in the  Confirmation.  The Confirmation and this Agreement and the related Term Sheet sets forth the entire  understanding  between the parties  hereto;  provided,  however,  only this Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

        Section 11.16.  No Solicitation.

        From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance  the Mortgage  Loan, in whole or in part,  without the prior written  consent of the Purchaser.  Notwithstanding  the foregoing,  it is understood and agreed that
(i)  promotions  undertaken  by the Company or any  affiliate of the Company  which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist primarily of the Mortgage Loans, including,  without limitation,  mass mailing based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and (ii) responses to unsolicited  requests or inquiries made by a Mortgagor or an agent of a Mortgagor,  shall not  constitute  solicitation  under this  Section  11.16.  This Section  11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any  Mortgagor for any other  financial  products or services.  The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

        Section 11.17.  Closing.

        The closing for the  purchase and sale of the  Mortgage  Loans shall take place on the related  Closing
Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree,  or conducted in person, at such place as the parties shall agree.

        The closing for the  Mortgage  Loans to be  purchased  on the related  Closing Date shall be subject to each of the following conditions:

        (a)    at least one (1) Business Day prior to the related  Closing  Date,  the Company shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the  information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

        (b)    all of the  representations  and  warranties  of the  Company  under  this  Agreement  shall  be materially  true and  correct as of the  related  Closing  Date and no event shall have  occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

        (c)    the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all  documents  required  pursuant  to this  Agreement,  the related  Term Sheet,  an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

        (d)    the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related  Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term
Sheet; and

        (e)    all other terms and conditions of this  Agreement,  the related Term Sheet and the  Confirmation shall have been materially complied with.

        Subject to the  foregoing  conditions,  the Purchaser  shall pay to the Company on the related  Closing
Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)     one or more third party  purchasers in one or more in whole loan transfers (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more pass-through  transfers
(each, a "Pass-Through Transfer").

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution  Date");  and (4) to provide customary  indemnification  to the Purchaser and/or its affiliates for any  losses,  claims,  damages,  and  liabilities  arising  out of or based upon  information  the  Company provided  or caused to be  provided  in  connection  with a  Pass-Through  Transfer.  In that  connection,  the
Company  shall  provide to such  servicer  or issuer,  as the case may be, and any other  participants  in such
Reconstitution:  (i) any and all  information  (including  servicing  portfolio  information)  and  appropriate verification of information  (including  servicing portfolio  information) which may be reasonably available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other participant shall request upon reasonable demand; and (ii) such additional  representations,  warranties, covenants,  opinions of counsel,  letters from auditors,  and  certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other  participant.  In
connection  with  each  Pass-Through   Transfer,  the  Company  agrees  to  provide  reasonable  and  customary indemnification  to the Purchaser and its affilates for disclosure  contained in any offering document relating to the Company or its affilates,  the Mortgage Loans and the underwriting  standards of the Mortgage Loans. The
Purchaser shall be responsible for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

Section 11.19. Reporting with Respect to a Reconstitution.

        The  Company  agrees  that  with  respect  to any  Mortgage  Loan  sold or  transferred  pursuant  to a
Reconstitution  as  described  in Section  11.18 of this  Agreement  (a  "Reconstituted  Mortgage  Loan"),  the
Company,  at its expense,  shall provide the  Purchaser  with the  information  set forth in Exhibit J attached hereto for each  Reconstituted  Mortgage Loan in such electronic  format as may be mutually agreed upon by both
Purchaser and Company.

        IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                                    Purchaser

                                            By:________________________
                                            Name:
                                            Title:

                                          GREENPOINT MORTGAGE FUNDING, INC.
                                                     Company

                                            By: _______________________
                                            Name:
                                            Title:

                                                   EXHIBIT A
                                           CONTENTS OF MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items,  which shall be  available  for  inspection  by the  Purchaser,  and which  shall be  retained  by the  Company in the
Servicing  File or  delivered  to the  Purchaser  or its  designee  pursuant to  Sections  2.04 and 2.05 of the
Purchase, Warranties and Servicing Agreement.

        1.     The     original      Mortgage      Note      endorsed      "Pay     to     the     order     of
____________________________________________________,  without  recourse," and signed via original signature in the name of the Company by an authorized officer,  with all intervening  endorsements  showing a complete chain of  title  from the  originator  to the  Company,  together  with any  applicable  riders.  In no event  may an endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was  acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the  endorsement  must be by
"[Company]  formerly  known as [previous  name]".  Mortgage  Notes may be in the form of a lost note  affidavit subject to Purchaser acceptability.

        2. The original  Mortgage  (together with a standard  adjustable  rate mortgage rider) with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public  recording  office,  a true certified copy, certified by the Company.

        3. The  original or  certified  copy,  certified  by the  Company,  of the Primary  Mortgage  Insurance
Policy, if required.

        4.     The  original  Assignment,  from the  Company  to  _____________________________________,  or in
accordance with Purchaser's  instructions,  which assignment  shall, but for any blanks requested by Purchaser, be in form and  substance  acceptable  for  recording.  If the Mortgage  Loan was acquired or originated by the
Company while doing  business  under another  name,  the  Assignment  must be by "[Company]  formerly  known as
[previous  name]".  If the Mortgage Loan was acquired by the Company in a merger,  the  endorsement  must be by
"[Company],  successor  by  merger  to the  [name  of  predecessor]".  None  of  the  Assignments  are  blanket assignments of mortgage.

        5.     The original policy of title insurance,  including riders and  endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

        6.     Originals of all recorded intervening  Assignments,  or copies thereof,  certified by the public recording  office in which such  Assignments  have been  recorded  showing a  complete  chain of title from the originator  to the Company,  with  evidence of  recording  thereon,  or a copy thereof  certified by the public recording  office in which such  Assignment  has been  recorded  or, if the  original  Assignment  has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        7.     Originals,  or copies thereof  certified by the public  recording office in which such documents
have  been  recorded,  of  each  assumption,  extension,   modification,   written  assurance  or  substitution
agreements,  if  applicable,  or if the original of such  document has not been  returned  from the  applicable public recording office, a true certified copy, certified by the Company.

        8.     If the Mortgage Note or Mortgage or any other  material  document or instrument  relating to the
Mortgage  Loan has been  signed  by a person  on  behalf of the  Mortgagor,  the  original  or copy of power of attorney or other  instrument  that  authorized  and empowered  such person to sign bearing  evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction  where the Mortgaged Property is located,  or a copy  thereof  certified  by the  public  recording  office in which  such  instrument  has been recorded or, if the original  instrument has not been returned from the applicable  public recording  office, a true certified copy, certified by the Company.

        9.     reserved.

        10.    Mortgage  Loan  closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

        11.  Residential loan application.

        12.    Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

        13.    Credit report on the mortgagor.

        14.    Business credit report, if applicable.

        15.    Residential appraisal report and attachments thereto.

        16.    The original of any guarantee executed in connection with the Mortgage Note.

        17.    Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

        18.    Verification  of acceptable  evidence of source and amount of down payment,  in accordance  with
Company's underwriting guidelines.

        19.    Photograph of the Mortgaged Property (may be part of appraisal).

        20.    Survey of the Mortgaged Property, if any.

        21.    Sales contract, if applicable.

        22.    If available,  termite  report,  structural  engineer's  report,  water  portability  and septic certification.

        23.    Any original security agreement,  chattel mortgage or equivalent executed in connection with the
Mortgage.

        24.    Name affidavit, if applicable.

        Notwithstanding  anything to the contrary  herein,  Company may provide one  certificate for all of the
Mortgage Loans indicating that the documents were delivered for recording.

                                                   EXHIBIT B

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ______________, 2003

To:     [_______________________]
        (the "Depository")

        As   "Company"   under   the   Purchase,    Warranties   and   Servicing   Agreement,   dated   as   of
[_____________________]  1, 200[_] (the  "Agreement"),  we hereby  authorize  and request you to  establish  an
account,   as  a  Custodial  Account  pursuant  to  Section  4.04  of  the  Agreement,   to  be  designated  as
"[______________________________________],  in trust for the  [Purchaser],  Owner of  Adjustable  Rate Mortgage
Loans".  All  deposits  in the  account  shall be  subject  to  withdrawal  therefrom  by order  signed  by the
Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                   [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established under Account Number  [__________],  at the office of the depository indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                            [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                   EXHIBIT C

                                        ESCROW ACCOUNT LETTER AGREEMENT
                                              _____________, 2003

To:     [_______________________]
        (the "Depository")

        As   "Company"   under   the   Purchase   Warranties   and   Servicing    Agreement,    dated   as   of
[____________________]1,  200[_]  (the  "Agreement"),  we hereby  authorize  and request  you to  establish  an
account,   as  an  Escrow  Account   pursuant  to  Section  4.06  of  the   Agreement,   to  be  designated  as
"[__________________________],  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,  and
various  Mortgagors."  All deposits in the account shall be subject to withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                    [_____________________]

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                    [______________________]

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                                   EXHIBIT D

                           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the "Assignee"),
and _______________________ (the "Company").

       In consideration  of the mutual promises  contained herein the parties hereto agree that the residential mortgage  loans (the "Assigned  Loans")  listed on Attachment 1 annexed  hereto (the "Assigned Loan  Schedule")
now serviced by Company for Assignor and its  successors and assigns  pursuant to the Purchase,  Warranties and
Servicing  Agreement,  dated as of _________,  200__,  between Assignor and Company (the "Purchase  Agreement")
shall be subject to the terms of this PAAR  Agreement.  Capitalized  terms used  herein but not  defined  shall have the meanings ascribed to them in the Purchase Agreement.

                                      Purchase, Assignment and Assumption

       1.     Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of  Assignor in the  Assigned  Loans and, as they relate to the  Assigned  Loans,  all of its right,  title and interest in, to and under the Purchase Agreement.

       2.     Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to Assignor  the  "Funding
Amount" as set forth in that  certain  letter  agreement,  dated as of  _________  ____,  between  Assignee and
Assignor  (the  "Confirmation")  and (ii)  Assignor,  at its  expense,  shall have  caused to be  delivered  to
Assignee  or its  designee  the  Mortgage  File  for  each  Assigned  Loan  in  Assignor's  or its  custodian's possession,  as set forth in the Purchase Agreement,  along with, for each Assigned Loan, an endorsement of the
Mortgage Note from the Company,  in blank,  and an assignment of mortgage in recordable  form from the Company, in blank.  Assignee  shall pay the  Funding  Amount by wire  transfer  of  immediately  available  funds to the account  specified  by  Assignor.  Assignee  shall be entitled to all  scheduled  payments  due on the Assigned
Loans after  ___________,  200__ and all  unscheduled  payments or other  proceeds or other  recoveries  on the
Assigned Loans received on and after _____________, 200__.

                                   Representations, Warranties and Covenants

       3.      Assignor warrants and represents to Assignee and Company as of the date hereof:

       (a)     Attached  hereto as  Attachment 2 is a true and accurate copy of the Purchase  Agreement,  which agreement is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

       (b)    Assignor  is the lawful  owner of the  Assigned  Loans with full right to transfer  the  Assigned
Loans and any and all of its interests,  rights and obligations under the Purchase  Agreement as they relate to the  Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the  transfer of the
Assigned Loans to Assignee as  contemplated  herein,  Assignee shall have good title to each and every Assigned
Loan, as well as any and all of Assignee's  interests,  rights and obligations under the Purchase  Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

               (c)    There are no offsets,  counterclaims or other defenses  available to Company with respect to the Assigned Loans or the Purchase Agreement;

       (d)    Assignor  has no  knowledge  of,  and has not  received  notice  of, any  waivers  under,  or any modification of, any Assigned Loan;

       (e)    Assignor  is  duly  organized,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all requisite  power and  authority to acquire,  own and sell the
Assigned Loans;

               (f)    Assignor  has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the  transactions  contemplated by this PAAR Agreement is in the ordinary course of Assignor's  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or  provisions of Assignor's charter or by-laws or any legal  restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which  Assignor or its property is subject.  The execution,  delivery and  performance by Assignor of this  PAAR  Agreement  and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignor.  This PAAR Agreement has been duly executed and  delivered by Assignor  and,  upon the due  authorization,  execution and delivery by Assignee and Company, will  constitute  the valid and  legally  binding  obligation  of  Assignor  enforceable  against  Assignor  in accordance with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

(g)     No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in connection with the execution,  delivery or performance by Assignor of this PAAR Agreement,  or the consummation by it of the transactions  contemplated hereby; and

(h)     Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the Assigned  Loans,  or any  interest in the  Assigned  Loans or otherwise  approached or negotiated  with respect to the Assigned  Loans, or any interest in the Assigned Loans with any Person in any  manner,  or made any general  solicitation  by means of general  advertising  or in any other manner,  or taken any other action which would  constitute a distribution of the Assigned Loans under the
Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the Assigned
Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                      4.     Assignee  warrants and represents to, and covenants with,  Assignor and Company as of the date hereof:

        (a)    Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the
Assigned Loans;

        (b)    Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this
PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

       (c)    No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required to be obtained  or made by  Assignee in  connection  with the  execution, delivery or performance  by Assignee of this PAAR  Agreement,  or the  consummation  by it of the  transactions contemplated hereby; and

               (d)    Assignee  agrees  to be  bound  as  "Purchaser"  by  all  of  the  terms,  covenants  and conditions of the Purchase  Agreement with respect to the Assigned  Loans,  and from and after the date hereof,
Assignee  assumes for the benefit of each of Assignor and Company all of Assignor's  obligations as "Purchaser"
thereunder but solely with respect to such Assigned Loans.

               5.     Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

               (a)    Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

       (b)    Company  is  duly  organized,  validly  existing  and in  good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to service the Assigned  Loans and otherwise to perform its obligations under the Purchase Agreement;

(c)     Company has full corporate power and authority to execute,  deliver and perform its  obligations  under this PAAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the  transactions  contemplated  by this PAAR  Agreement is in the  ordinary  course of Company's business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company's charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to  which  Company  is now a party  or by which it is  bound,  or  result  in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company  or its property is subject.  The execution,  delivery and  performance by Company of this PAAR Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all  necessary  corporate  action  on part of  Company.  This  PAAR  Agreement  has been  duly executed and  delivered by Company,  and, upon the due  authorization,  execution and delivery by
              Assignor and  Assignee,  will  constitute  the valid and legally  binding  obligation of Company, enforceable  against  Company  in  accordance  with its  terms  except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or hereafter  in effect  relating to  creditors'  rights  generally,  and by general  principles  of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)     No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is  required to be  obtained  or made by  Assignee  in  connection  with the execution,  delivery or performance by Company of this PAAR Agreement,  or the consummation by it of the transactions contemplated hereby; and

(e)     No event has occurred  from the Closing Date to the date hereof which would render the  representations and  warranties  as to the related  Assigned  Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

(f)     Neither this AAR Agreement nor any  certification,  statement,  report or other agreement,  document or instrument  furnished or to be furnished by the Company  pursuant to this AAR Agreement  contains or will  contain any  materially  untrue  statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

               Recognition of Assignee

       6.      From and after the date hereof,  Company shall recognize Assignee as owner of the Assigned Loans and will  service the  Assigned  Loans in  accordance  with the  Purchase  Agreement.  It is the  intention  of
Assignor,  Company  and  Assignee  that this PAAR  Agreement  shall be binding  upon and for the benefit of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned  Loans without the prior written consent of Assignee.

Miscellaneous

                      7.     All  demands,  notices  and  communications  related to the  Assigned  Loans,  the
Purchase  Agreement and this PAAR Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

       (a)    In the case of Company,

               ____________________
               ____________________
               ____________________
               ____________________
               ____________________

               With a copy to ______________________________________.

(b)     In the case of Assignor,

               ____________________
               ____________________
               ____________________
               ____________________
               ____________________

       (c)    In the case of Assignee,

               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Raylene Ruyle
               Telecopier No.:  (972) 444-2810

               with a copy  to:

               ___________________
               383 Madison Avenue
               New York, New York 10179
               Attention: ___________
               Telecopier No.:  (212) 272-____

        8.     Each party will pay any  commissions  it has  incurred  and the fees of its  attorneys in
        connection  with  the  negotiations  for,   documenting  of  and  closing  of  the  transactions
        contemplated by this PAAR Agreement.

       9.     This PAAR  Agreement  shall be  construed in  accordance  with the laws of the State of New York, without  regard to  conflicts  of law  principles,  and the  obligations,  rights and  remedies  of the parties hereunder shall be determined in accordance with such laws.

       10.    No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless such waiver or modification  is in writing and signed by the party  against whom such waiver or  modification  is sought to be enforced.

       11.    This PAAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties hereto. Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

       12.    This PAAR  Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the
Purchase  Agreement to the extent of the  Assigned  Loans by Assignor to Assignee  and the  termination  of the
Purchase Agreement.

       13.    This  PAAR  Agreement  may  be  executed  simultaneously  in any  number  of  counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

        14.    In the event that any provision of this PAAR Agreement conflicts with any provision of the
Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

15.     The Company and Assignor hereby amend the Purchase Agreement as follows:

        (a)   The following definitions are added to Section 1.01 of the Purchase Agreement:

        Securities Administrator:   ________________________

        Supplemental PMI Insurer:   ________________________

        Supplemental PMI Policy:    The primary  guarantee  insurance  policy of the  Supplemental  PMI Insurer attached  hereto as Exhibit J, or any  successor  Supplemental  PMI Policy given to the Servicer by the
        Assignee.

        Trustee:      ________________________

        (b)   The following definition is amended and restated:

        Insurance Proceeds:  Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental PMI Policy,
        any title policy,  any hazard  insurance  policy or any other insurance policy covering a Mortgage Loan or other related  Mortgaged  Property,  including any amounts required to be deposited in the Custodial
        Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance with Accepted  Servicing
        Practices.

        (c)   The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

        "In connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  Supplemental  PMI Insurer  with respect to the  Supplemental  PMI
Policy  and,  in this  regard,  to take  such  action  as shall be  necessary  to  permit  recovery  under  any
Supplemental  PMI Policy  respecting  a  defaulted  Mortgage  Loan.  Pursuant  to  Section  4.04,  any  amounts collected  by the Company  under any  Supplemental  PMI Policy shall be  deposited  in the  Custodial  Account, subject to withdrawal pursuant to Section 4.05.

        In accordance  with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental  PMI
Insurer any required information regarding the Mortgage Loans.

        The Company shall provide to the  [Securities  Administrator]  on a monthly basis via computer tape, or other mutually  acceptable  format,  the unpaid principal  balance,  insurer  certificate  number,  lender loan number,  and premium due the  Supplemental  PMI Insurer for each Mortgage Loan covered by the  Supplemental PMI
Policy.  In addition,  the Company agrees to forward to the Purchaser and the  [Securities  Administrator]  any
statements or other reports given by the  Supplemental  PMI Insurer to the Servicer in connection  with a claim under the Supplemental PMI Policy."

        (d)   Clause (vi) of Section 6.1 is amended to read as follows:

        "Company  ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer  eligibility  requirements of the Supplemental
PMI Insurer; or"]

        (e)    Section ____  Annual Statement as to Compliance.

        The Company will  deliver to the Master  Servicer on or before  March 15 of each year,  beginning  with
March 15, 200__,  an Officers'  Certificate  stating that (i) a review of the  activities of the Company during the  preceding  calendar  year and of  performance  under this  Agreement  has been made  under such  officers'
supervision,  (ii) the Company has fully  complied with the  provisions of this Agreement and (iii) to the best of such  officers'  knowledge,  based on such review,  the Company has fulfilled all of its  obligations  under this  Agreement  throughout  such  year,  or,  if  there  has been a  default  in the  fulfillment  of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        (f)    Section ____ Annual Certification.

(a) The Company will deliver to the Master  Servicer,  on or before March 15 of each year  beginning  March 15,
200__ a  certification  in the form  attached  hereto as  Exhibit  __ with  respect  to the  servicing  reports delivered by the Company pursuant to this Agreement,  the Company's  compliance with the servicing  obligations set forth in this Agreement and any other  information  within the control of the Company.  Such  certification shall be signed by the senior  officer in charge of servicing of the Company.  In addition,  the Company  shall provide  such other  information  with  respect to the  Mortgage  Loans and the  servicing  and  administration thereof  within the control of the Company  which shall be required to enable the Master  Servicer,  Trustee or
Depositor,  as  applicable,  to comply with the reporting  requirements  of the  Securities and Exchange Act of
1934, as amended.

       IN WITNESS  WHEREOF,  the parties  hereto have executed this PAAR Agreement as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                   Assignor

                                                   By:________________________________
                                                   Name:________________________________
                                                   Title:________________________________

                                                   _________________________________
                                                   Assignee

                                                   By:________________________________
                                                   Name:________________________________
                                                   Title:________________________________

                                                   _________________________________
                                                   Company

                                                   By:________________________________
                                                   Name:________________________________
                                                   Title:________________________________

                                        EXHIBIT  ___

                                         FORM OF COMPANY CERTIFICATION

I, [identify certifying  individual],  certify to the [Trustee] [Seller] [Securities  Administrator]  [Mortgage
Loan Seller] [Purchaser] and [Master Servicer] that:

        1.     I have reviewed the servicing  reports  prepared by [COMPANY]  (the  "Company")  pursuant to the
[Servicing  Agreement] (the "Servicing  Agreement"),  dated as of __________ between __________ and the Company
(as  modified  by the AAR  Agreement  (as  defined  below) and  delivered  to [MASTER  SERVICER]  (the  "Master
Servicer") pursuant to the Assignment,  Assumption and Recognition Agreement (the "AAR Agreement"), dated as of
__________ among [ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

        2.     Based on my knowledge,  the information in these reports, taken as a whole, does not contain any untrue  statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

        3.     Based on my knowledge,  the servicing information required to be provided to the Master Servicer under the Servicing Agreement and the AAR Agreement is included in these reports.

        4.     I am  responsible  for  reviewing  the  activities  performed  the Company  under the  Servicing
Agreement and the AAR Agreement and based upon the review  required  under the Servicing  Agreement and the AAR
Agreement,  and except as  disclosed in the Annual  Statement  of  Compliance,  the Company has  fulfilled  its obligations under the Servicing Agreement and the AAR Agreement.

        5.     I have  disclosed  to  the  Master  Servicer's  certified  public  accountants  all  significant deficiencies  relating to the Company's  compliance with the minimum  servicing  standards in accordance with a review  conduced in compliance  with the Uniform  Single  Attestation  Program for Mortgage  Bankers or similar standard as set forth in the Servicing Agreement and the AAR Agreement.

        Capitalized terms used but not defined herein have the meanings ascribed to them in the AAR Agreement.

Date:______________

_____________________
[Signature]
[Title]

                                                 ATTACHMENT 1

                                            ASSIGNED LOAN SCHEDULE

8

                                                 ATTACHMENT 2

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                   EXHIBIT E

                                             FORM OF TRIAL BALANCE

                                                   EXHIBIT G

                                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:     Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties  and  Servicing  Agreement  (the  "Agreement")  between the Company and the
Purchaser,  the undersigned  hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____   On  _________________,  the above captioned mortgage loan was paid in full or that the Company has been notified  that  payment in full has been or will be escrowed.  The Company  hereby  certifies  that all amounts with  respect  to this loan  which are  required  under the  Agreement  have been or will be  deposited  in the
Custodial Account as required.

_____   The above  captioned  loan is being  repurchased  pursuant to the terms of the  Agreement.  The Company hereby  certifies  that the repurchase  price has been credited to the Custodial  Account as required under the
Agreement.

_____   The above  captioned  loan is being placed in  foreclosure  and the original  documents are required to proceed with the foreclosure  action.  The Company hereby  certifies that the documents will be returned to the
Purchaser in the event of reinstatement.

_____   Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

        Based on this  certification and the indemnities  provided for in the Agreement,  please release to the
Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
        Title

Send documents to:    _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

        Purchaser hereby  acknowledges that all original documents  previously  released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                       COMPANY'S UNDERWRITING GUIDELINES

                                                   EXHIBIT I

                                                  TERM SHEET

        This TERM SHEET (the "Term Sheet") dated [______],  between  Greenpoint  Mortgage Funding,  Inc., a New
York corporation,  located at 100 Wood Hollow Drive, Novato,  California 94945 (the "Company") and EMC Mortgage
Corporation,  a Delaware  corporation,  located at Mac Arthur  Ridge II,  909 Hidden  Ridge  Drive,  Suite 200,
Irving,  Texas 75038 (the  "Purchaser") is made pursuant to the terms and conditions of that certain  Purchase,
Warranties and Servicing  Agreement (the  "Agreement")  dated as of September 1, 2003,  between the Company and the Purchaser,  the provisions of which are incorporated  herein as if set forth in full herein,  as such terms and conditions  may be modified or  supplemented  hereby.  All initially  capitalized  terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

        The Purchaser hereby  purchases from the Company and the Company hereby sells to the Purchaser,  all of the Company's  right,  title and interest in and to the Mortgage Loans  described on the Mortgage Loan Schedule annexed  hereto as Schedule I, pursuant to and in  accordance  with the terms and  conditions  set forth in the
Agreement,  as same may be  supplemented  or  modified  hereby.  Hereinafter,  the  Company  shall  service the
Mortgage Loans for the benefit of the Purchaser and all  subsequent  transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.      Definitions

        For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition  to the  conditions  specified  in the  Agreement,  the  obligation  of each of the Company and the
Purchaser  is  subject  to the  fulfillment,  on or prior to the  applicable  Closing  Date,  of the  following
additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement,  the following  documents shall be
delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

        [In addition to the  representations  and warranties set forth in the Agreement,  as of the date hereof, the Company makes the following  additional  representations and warranties with respect to the  Mortgage  Loans:  [None].  [Notwithstanding  anything to the  contrary  set forth in the
        Agreement,   with  respect  to  each  Mortgage  Loan  to  be  sold  on  the  Closing  Date,  the representation  and warranty set forth in Section  ______ of the Agreement  shall be modified to read as follows:]

               Except as  modified  herein,  Section  ______ of the  Agreement  shall  remain in full force and effect as of the date hereof.

                      IN WITNESS  WHEREOF,  the parties  hereto have caused their names to be signed  hereto by their respective duly authorized officers as of the date first above written.

                             GREENPOINT MORTGAGE FUNDING, INC.

                                                   By:________________________________
                                                   Name:________________________________
                                                   Title:________________________________

                             EMC MORTGAGE CORPORATION

                                                   By:________________________________
                                                   Name:________________________________
                                                   Title:________________________________

52

                                                  SCHEDULE I

                                            MORTGAGE LOAN SCHEDULE

                                                   EXHIBIT J

                                     RECONSTITUTED MORTGAGE LOAN REPORTING

 (a)       Servicer Mortgage Loan Number
 (b)       FNMA Mortgage Loan Number (if applicable)
 (c)       Lender/Seller Mortgage Loan Number (if available)
 (d)       Scheduled Balance (scheduled end of month balance reporting to Master Servicer/Trustee)
 (e)       Actual Balance (actual end of month balance received from Mortgagor)
 (f)       Gross Rate (current gross rate)
 (g)       Net Rate (current passthrough)
 (h)       Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
 (i)       Delinquency Month (if available)
 (j)       Default Flag, i.e. FC, REO, etc. (if available)
 (k)       Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
 (l)       Foreclosure start date
 (m)       Foreclosure end date
 (n)       REO Property date
 (o)       With respect to Liquidated Mortgage Loans:
           (i)  amount of loss or gain (as applicable)
           (ii)  the date of the loss or gain.
           (iii)  the liquidation reason (paid in full or repurchased out of deal)
 (p)       Fannie's Laser Reporting
           (i)  Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.)
           (ii)  Action Date
           (iii)  Remit Prin (submitted principal amount)
           (iv)  Remit Int (submitted interest amount)
           (v)  Pool/Invest indicator (indicating Schedule/Schedule or Actual/Actual pool)

                                                                                                   EXHIBIT I-28

                                             AMENDMENT NUMBER ONE
                                                    to the

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                          Dated as of January 1, 2006

                                                    between

                                           EMC MORTGAGE CORPORATION,
                                                 as Purchaser

                                                      and

                                      GREENPOINT MORTGAGE FUNDING, INC.,
                                                  as Company

        This AMENDMENT  NUMBER ONE (this  "Amendment") is made and entered into this 1st day of January,  2006, by and  between  EMC  Mortgage  Corporation,  a  Delaware  corporation,  as  purchaser  (the  "Purchaser")  and
GreenPoint Mortgage Funding,  Inc., as company (the "Company") in connection with the Purchase,  Warranties and
Servicing  Agreement,  dated as of September 1, 2003,  between the above mentioned  parties (the  "Agreement").
This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                   RECITALS

        WHEREAS,      the parties hereto have entered into the Agreement;

        WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

        WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

        NOW,  THEREFORE,  in consideration of the premises and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

        2.     Article I of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following definitions to Section 1.01:

        Commission or SEC:  The Securities and Exchange Commission.

        Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization
        Transaction.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.

        Master  Servicer:  With  respect to any  Securitization  Transaction,  the "master  servicer,"  if any, identified in the related transaction documents.

        Pass-Through  Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly to an issuing  entity in  connection  with an issuance of publicly offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance  of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Prepayment Charge: Any prepayment premium,  penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

        Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following  conditions are satisfied:  (i) such Mortgage Loans were originated  pursuant to an agreement between the Company and such Person that  contemplated  that such Person would  underwrite  mortgage loans from time to time,  for  sale  to the  Company,  in  accordance  with  underwriting  guidelines  designated  by the  Company
("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines;  (ii) such
Mortgage  Loans were in fact  underwritten  as described  in clause (i) above and were  acquired by the Company within 180 days after origination;  (iii) either (x) the Designated  Guidelines were, at the time such Mortgage
Loans were  originated,  used by the Company in  origination of mortgage loans of the same type as the Mortgage
Loans for the  Company's own account or (y) the  Designated  Guidelines  were, at the time such Mortgage  Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in originating  mortgage loans to be purchased by the  Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase or post-purchase quality assurance procedures (which may involve,  among other  things,  review of a sample of  mortgage  loans  purchased  during a  particular  time period or through particular  channels)  designed to ensure that Persons from which it purchased  mortgage loans properly applied the underwriting criteria designated by the Company.

        Regulation   AB:   Subpart   229.1100  -  Asset   Backed   Securities   (Regulation   AB),   17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification  and  interpretation  as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act Release
No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (Jan.  7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

        Securities Act:  The Securities Act of 1933, as amended.

        Securitization  Transaction:  Any transaction  involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly  offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed,  rated or unrated  securities,  the  payments on which are  determined primarily by reference to one or more  portfolios of  residential  mortgage  loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set  forth in Item
1122(d) of Regulation  AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is  attached  hereto as Exhibit M for  convenience  of  reference  only.  In the event of a conflict  or inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of  Regulation  AB, the text of Item
1122(d) of  Regulation  AB shall  control (or those  Servicing  Criteria  otherwise  mutually  agreed to by the
Purchaser,  the Company and any Person that will be  responsible  for signing any Sarbanes  Certification  with respect  to a  Securitization  Transaction  in  response  to  evolving  interpretations  of  Regulation  AB and incorporated into a revised Exhibit M).

        Static Pool  Information:  Static pool information as described in Item  1105(a)(1)-(3)  and 1105(c) of
Regulation AB.

        Subcontractor:  Any  vendor,  subcontractor  or other  Person that is not  responsible  for the overall servicing (as "servicing" is commonly understood by participants in the  mortgage-backed  securities market) of
Mortgage  Loans but performs one or more  discrete  functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

        Third-Party  Originator:  Each Person, other than a Qualified  Correspondent,  that originated Mortgage
Loans acquired by the Company.

        3.     Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the definition of Subservicer in Section 1.01 and replacing it with the following:

        Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any  Subservicer and is  responsible  for the  performance  (whether  directly  or  through  Subservicers  or  Subcontractors)  of a substantial  portion of the material  servicing  functions  required to be performed by the Company  under this
Agreement or any applicable Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

        4.     Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the definition of Principal Prepayment in Section 1.01 and replacing it with the following:

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is  received in advance of its  scheduled  Due Date,  including  any  Prepayment  Charge and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        5.     Article  III of the  Agreement  is hereby  amended  effective  as of the date hereof by revising
Section 3.01(n) as follows (new text underlined):

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the servicing policies and procedures,  business, operations,  financial condition,  properties or assets of the Company since the date of the Company's  financial  information  that would have a material  adverse effect on its ability to perform its obligations under this Agreement;

        6.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(p):

        (p)    As of the date of each Pass-Through  Transfer, and except as has been otherwise disclosed to the
Purchaser,  any Master  Servicer and any  Depositor:  (1) the Company is not aware and has not received  notice that any default or servicing related  performance  trigger has occurred as to any other  securitization due to any act or failure to act of the Company;  (2) no material  noncompliance with applicable servicing criteria as to any other  securitization  has been  disclosed  or  reported  by the  Company;  (3) the Company has not been terminated as servicer in a residential mortgage loan  securitization,  either due to a servicing default or to application of a servicing  performance  test or trigger;  (4) no material  changes to the Company's  servicing policies and procedures for similar loans has occurred in the preceding  three years;  (5) there are no aspects of the Company's  financial  condition  that could have a material  adverse  impact on the  performance  by the
Company of its obligations  hereunder;  (6) there are no legal proceedings pending, or known to be contemplated by governmental  authorities,  against the Company that could be material to investors in the securities issued in such Pass-Through  Transfer;  and (7) there are no affiliations,  relationships or transactions  relating to the Company of a type that are described under Item 1119 of Regulation AB.

        7.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(q):

        (q)    If so requested by the Purchaser or any Depositor on any date,  the Company  shall,  within five
Business Days following  such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section  3.01(p) of this  Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing,  to the requesting party.

        8.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(r):

        (r)    Notwithstanding  anything to the contrary in the  Agreement,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) immediately notify the Purchaser,  any Master Servicer and any Depositor in writing of (A) any litigation or governmental  proceedings  pending  against the Company,  any
Subservicer or any  Third-Party  Originator  that could be material to investors in the securities  issued in a
Pass-Through  Transfer,  (B) any  affiliations or  relationships  that develop  following the closing date of a
Pass-Through  Transfer  between the Company,  any  Subservicer  or any  Third-Party  Originator  and any of the
parties  specified in clause (7) of paragraph (p) of this Section (and any other parties  identified in writing by the requesting party) with respect to such Pass-Through  Transfer,  (C) any Event of Default under the terms of this Agreement or any applicable  Reconstitution  Agreement related thereto,  (D) any merger,  consolidation or sale of substantially  all of the assets of the Company,  and (E) the Company's entry into an agreement with a  Subservicer  to  perform  or  assist in the  performance  of any of the  Company's  obligations  under  this
Agreement or any  Reconstitution  Agreement  and (ii) provide to the  Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

        All   notifications   pursuant  to  this  Section  3.01(r),   other  than  those  pursuant  to  Section
3.01(r)(i)(A), should be sent to:

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        With a copy to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

        EMC Mortgage Corporation
        Two Mac Arthur Ridge
        909 Hidden Ridge Drive, Suite 200
        Irving, TX 75038
        Attention:  Associate General Counsel for Loan Administration
        Facsimile:  (972) 831-2555

        With copies to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        9.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(s):

        (s)    As a condition to the  succession to the Company or any  Subservicer  as servicer or subservicer under this Agreement or any applicable  Reconstitution  Agreement  related thereto by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any  Subservicer,  the Company shall provide to the  Purchaser,  any Master  Servicer and any
Depositor,  at least 15 calendar  days prior to the  effective  date of such  succession  or  appointment,  (x)
written notice to the Purchaser,  any Master  Servicer and any Depositor of such  succession or appointment and
(y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser,  any Master  Servicer and such Depositor,  all information  reasonably  requested by the Purchaser,  any Master Servicer or any Depositor
in order to comply  with its  reporting  obligation  under  Item 6.02 of Form 8-K with  respect to any class of asset-backed securities.

        10.    Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.02(xx):

        With respect to each Mortgage  Loan,  information  regarding the borrower  credit files related to such
Mortgage Loan has been  furnished to credit  reporting  agencies in compliance  with the provisions of the Fair
Credit Reporting Act and the applicable implementing regulations.

        11.    Article IV of the  Agreement  is hereby  amended  effective as of the date hereof by adding this paragraph after the first sentence of Section 4.01:

        In addition,  the Company shall furnish information regarding the borrower credit files related to such
Mortgage Loan to credit  reporting  agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

        12.    Article IV of the  Agreement  is hereby  amended  effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

        The Company shall not waive any Prepayment  Charge unless:  (i) the  enforceability  thereof shall have been  limited  by  bankruptcy,  insolvency,  moratorium,  receivership  and  other  similar  laws  relating  to creditors' rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal  action  if the  prepayment  penalty  is  enforced,  (iii)  the  mortgage  debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the Company,  maximize recovery of total proceeds taking into account the value of such  Prepayment  Charge and the related  Mortgage  Loan.  If a Prepayment  Charge is waived,  but does not meet the  standards  described  above,  then the  Company is required to pay the amount of such waived
Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

        13.    Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

        In  determining  the  delinquency  status  of any  Mortgage  Loan,  the  Company  will use  delinquency recognition  policies as  described  to and  approved by the  Purchaser,  and shall  revise  these  policies as requested by the Purchaser from time to time.

        14.    Article V of the  Agreement  is  hereby  amended  effective  as of the date  hereof by  deleting
Section 5.02 in its entirety and replacing it with the following:

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

        (i)    with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to principal  (including a separate  breakdown of any  Principal  Prepayment,  including  the date of such  prepayment,  and any  prepayment  penalties  or  premiums,  along with a detailed  report of  interest on principal prepayment amounts remitted in accordance with Section 4.04);

        (ii)   with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to interest;

        (iii)  with  respect to each  Mortgage  Loan,  the amount of  servicing  compensation  received  by the
Company during the prior distribution period;

        (iv)   the Stated Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal  Balance of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the  distribution period;

        (v)    with respect to each Mortgage Loan, the current Mortgage Interest Rate;

        (vi)   with  respect  to  each  Mortgage  Loan,  the  aggregate  amount  of  any  Insurance   Proceeds,
Condemnation   Proceeds,   Liquidation  Proceeds  and  REO  Disposition  Proceeds  received  during  the  prior distribution period;

        (vii)  with respect to each Mortgage  Loan, the amount of any Prepayment  Interest  Shortfalls  paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

        (viii) the beginning and ending balances of the Custodial Account and Escrow Account;

        (ix)   the number of Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

        (x)    with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of each  Mortgage Loan (a)
delinquent as grouped in the following  intervals  through final  liquidation  of such Mortgage  Loan: 30 to 59 days,  60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO
Property has been acquired;

        (xi)   with respect to each  Mortgage  Loan,  the amount and severity of any  realized  loss  following liquidation of such Mortgage Loan;

        (xii)  with respect to each Mortgage Loan, and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

        (xiii) with respect to each Mortgage Loan, a description of any Servicing  Advances made by the Company with  respect to such  Mortgage  Loan  including  the  amount,  terms and  general  purpose  of such  Servicing
Advances,  and the aggregate amount of Servicing  Advances for all Mortgage Loans during the prior distribution period;

        (xiv)  with respect to each Mortgage  Loan, a description  of any  Nonrecoverable  Advances made by the
Company  with  respect  to such  Mortgage  Loan  including  the  amount,  terms  and  general  purpose  of such
Nonrecoverable  Advances,  and the aggregate  amount of  Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

        (xv)   with respect to each Mortgage Loan, a description of any Monthly  Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed  to the Company with respect to such  Mortgage  Loan during the prior distribution  period  pursuant  to  Section  4.05,  and the  source  of funds for such  reimbursement,  and the aggregate amount of any Monthly Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the
Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

        (xvi)  with respect to any Mortgage  Loan, a description of any material  modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage Loan during the prior  distribution  period or that have cumulatively become material over time;

        (xvii) a description of any material breach of a  representation  or warranty set forth in Section 3.01 or Section  3.02 herein or of any other breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

        (xviii)with respect to each Mortgage Loan,  the Stated  Principal  Balance of any  substitute  Mortgage
Loan  provided by the Company and the Stated  Principal  Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

        (xix)  with respect to each Mortgage Loan, the Stated  Principal  Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

        In addition,  the Company shall provide to the Purchaser such other  information  known or available to the Company  that is  necessary  in order to provide  the  distribution  and pool  performance  information  as required  under Item 1121 of  Regulation  AB, as amended from time to time,  as  determined by the Purchaser in its sole  discretion.  The Company  shall also provide a monthly  report,  in the form of Exhibit E hereto,  or such other form as is mutually  acceptable to the Company,  the Purchaser  and any Master  Servicer,  Exhibit F
with respect to defaulted  mortgage loans and Exhibit P, with respect to realized  losses and gains,  with each such report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        15.    Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting
Section 6.04 in its entirety and replacing it with the following:

        Section 6.04  Annual Statement as to Compliance; Annual Certification.

        (a)    The Company will deliver to the  Purchaser  and any Master  Servicer,  not later than March 1 of each  calendar  year  beginning in 2007,  an Officers'  Certificate  acceptable  to the  Purchaser  (an "Annual
Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the
Company  during the preceding  calendar year (or  applicable  portion  thereof) and of  performance  under this
Agreement or other applicable  servicing  agreement has been made under such officers'  supervision and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations under this Agreement or other  applicable  servicing  agreement in all material  respects  throughout such year
(or  applicable  portion  thereof),  or, if there has been a failure  to  fulfill  any such  obligation  in any material  respect,  specifying  each such  failure  known to such  officer  and the  nature  and status of cure provisions  thereof.  Such Annual  Statement of Compliance  shall contain no restrictions or limitations on its use.  Copies of such  statement  shall be  provided  by the Company to the  Purchaser  upon  request and by the
Purchaser to any Person  identified as a  prospective  purchaser of the Mortgage  Loans.  In the event that the
Company has delegated any servicing  responsibilities with respect to the Mortgage Loans to a Subservicer,  the
Company shall deliver an officer's  certificate  (an "Annual  Certification")  of the  Subservicer as described above as to each Subservicer as and when required with respect to the Company.

        (b)    With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by March 1 of each  calendar  year  beginning  in 2007,  an officer of the  Company  shall  execute  and deliver an Annual
Certification  to the  Purchaser,  any Master  Servicer and any related  Depositor for the benefit of each such entity  and such  entity's  affiliates  and the  officers,  directors  and  agents of any such  entity and such entity's  affiliates,  in the form  attached  hereto as Exhibit L. In the event that the Company has  delegated any servicing  responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall deliver an Annual  Certification  of the  Subservicer  as described  above as to each  Subservicer as and when required with respect to the Company.

        (c)    If  the  Company  cannot   deliver  the  related  Annual   Statement  of  Compliance  or  Annual
Certification  by March 1st of such year, the Purchaser,  at its sole option,  may permit a cure period for the
Company to deliver such Annual  Statement of  Compliance  or Annual  Certification,  but in no event later than
March 10th of such year.

        Failure of the  Company to timely  comply with this  Section  6.04 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  unless otherwise agreed to by the Purchaser as set forth in 6.04(c),  and Purchaser  may, in addition to whatever  rights the  Purchaser  may have under  Sections
3.03 and 8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section  9.01.  Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        16.    Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting
Section 6.05 in its entirety and replacing it with the following:

        Section 6.05  [Reserved]

        17.    Article VI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 6.07:

        Section 6.07  Assessment of Compliance with Servicing Criteria.

        On and after  January  1,  2006,  the  Company  shall  service  and  administer,  and shall  cause each subservicer to servicer or administer,  the Mortgage Loans in accordance  with all applicable  requirements  of the Servicing Criteria.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the  Purchaser or its designee,  any Master  Servicer and any Depositor on or before March 1 of each calendar year  beginning in 2007, a report (an  "Assessment  of  Compliance")  reasonably  satisfactory  to the
Purchaser,  any Master  Servicer and any Depositor  regarding the Company's  assessment of compliance  with the
Servicing  Criteria  during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange
Act and Item 1122 of  Regulation  AB or as  otherwise  required  by the Master  Servicer,  which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

        (a)    A statement by such officer of its  responsibility  for assessing  compliance with the Servicing
Criteria applicable to the Company;

        (b)    A statement by such officer that such officer used the Servicing  Criteria to assess  compliance with the Servicing Criteria applicable to the Company;

        (c)    An  assessment  by such  officer  of the  Company's  compliance  with the  applicable  Servicing
Criteria for the period  consisting  of the  preceding  calendar  year,  including  disclosure  of any material instance of  noncompliance  with respect  thereto during such period,  which  assessment  shall be based on the activities it performs with respect to  asset-backed  securities  transactions  taken as a whole  involving the
Company, that are backed by the same asset type as the Mortgage Loans;

        (d)    A statement that a registered  public  accounting  firm has issued an attestation  report on the
Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

        (e)    A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Company, which  statement  shall be based  on the  activities  it  performs  with  respect  to  asset-backed  securities transactions  taken as a whole  involving  the Company,  that are backed by the same asset type as the Mortgage
Loans.

        Such report at a minimum  shall  address each of the Servicing  Criteria  specified on a  certification substantially  in the form of Exhibit O hereto  delivered to the Purchaser  concurrently  with the execution of this Agreement.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer, on or before March
1 of each calendar  year  beginning in 2007,  the Company  shall furnish to the Purchaser or its designee,  any
Master Servicer and any Depositor a report (an  "Attestation  Report") by a registered  public  accounting firm that  attests  to, and reports on, the  Assessment  of  Compliance  made by the  Company,  as required by Rules
13a-18 and 15d-18 of the  Exchange  Act and Item  1122(b) of  Regulation  AB or as  otherwise  required  by the
Master Servicer,  which  Attestation  Report must be made in accordance with standards for attestation  reports issued or adopted by the Public Company Accounting Oversight Board.

        The Company shall cause each Subservicer,  and each Subcontractor determined by the Company pursuant to
Section 11.20 to be  "participating  in the servicing  function"  within the meaning of Item 1122 of Regulation
AB, to deliver to the  Purchaser,  any Master  Servicer  and any  Depositor an  assessment  of  compliance  and accountants' attestation as and when provided in Sections 6.07.

        If the Company cannot deliver the related  Assessment of Compliance or Attestation  Report by March 1st
of such year,  the  Purchaser,  at its sole  option,  may permit a cure period for the Company to deliver  such
Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

        Failure of the  Company to timely  comply with this  Section  6.07 shall be deemed an Event of Default, automatically,  without  notice and without any cure period,  unless  otherwise  agreed to by the  Purchaser as described  herein,  and Purchaser  may, in addition to whatever  rights the  Purchaser may have under  Sections
3.03 and 8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section  9.01.  Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        18.    Article VI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 6.08:

        Section 6.08  Intent of the Parties; Reasonableness.

        The Purchaser and the Company  acknowledge and agree that a purpose of Sections  3.01(p),  5.02,  6.04,
6.07 and 11.18 of this  Agreement is to facilitate  compliance  by the  Purchaser  and any  Depositor  with the provisions of Regulation AB and related rules and  regulations of the  Commission.  None of the Purchaser,  any master  Servicer  or any  Depositor  shall  exercise  its right to request  delivery  of  information  or other performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act, the Exchange  Act and the rules and  regulations  of the  Commission  thereunder.  The Company acknowledges  that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance  provided  by  the  Commission  or  its  staff,  consensus  among  participants  in  the asset-backed  securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving  interpretations of Regulation AB. In connection with any Pass-Through  Transfer, the Company shall cooperate  fully with the Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)
and any  Depositor,  any  and all  statements,  reports,  certifications,  records  and any  other  information necessary in the good faith  determination  of the  Purchaser or any  Depositor to permit the Purchaser or such
Depositor to comply with the  provisions  of Regulation  AB,  together  with such  disclosures  relating to the
Company, any Subservicer,  any Third-Party  Originator and the Mortgage Loans, or the servicing of the Mortgage
Loans,  reasonably  believed  by the  Purchaser  or any  Depositor  to be  necessary  in order to  effect  such compliance.

        19.    Article IX of the  Agreement is hereby  amended  effective as of the date hereof by deleting the first  sentence  of the  last  paragraph  of  Section  9.01  and  replacing  it with the  following  (new  text underlined):

               Then,  and in each and  every  such  case,  so long as an Event of  Default  shall not have been remedied,  the Purchaser,  by notice in writing to the Company (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  or as otherwise  stated herein,  in which case,  automatically  and without notice) may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and  specific  performance,  terminate  all the rights and obligations  of the Company (and if the Company is servicing  any of the Mortgage  Loans in a  Securitization
Transaction,   appoint  a  successor  servicer  reasonably   acceptable  to  any  Master  Servicer  for  such
Securitization  Transaction)  under this  Agreement and in and to the Mortgage  Loans and the proceeds  thereof without compensating the Company for the same.

        20.    Article IX of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

        The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee) or such  Depositor,  as such are  incurred,  in  connection  with the  termination  of the Company as servicer  pursuant  to this  Section  and the  resulting  transfer  of  servicing  of the  Mortgage  Loans to a successor  servicer.  The  provisions of this paragraph  shall not limit  whatever  rights the Purchaser or any
Depositor may have under other  provisions of this  Agreement  and/or any applicable  Reconstitution  Agreement related  thereto  or  otherwise,  whether  in  equity  or at  law,  such as an  action  for  damages,  specific performance or injunctive relief.

        21.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by  restating
Section 11.18 in its entirety as follows:

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)    one or more third party  purchasers in one or more in whole loan transfers  (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.  Notwithstanding  anything to the  contrary in this  Section  11.18,  the Company  agrees that it is required to perform the obligations described in Exhibit K hereto.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution Date").

        In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

        (i)    any and all  information and  appropriate  verification  of information  which may be reasonably available to the Company,  whether through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other participant shall request upon reasonable demand;

        (ii)   such  additional  representations,  warranties,  covenants,  opinions of counsel,  letters  from auditors,  and  certificates  of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

        (iii)  within 5 Business  Days after  request by the  Purchaser,  the  information  with respect to the
Company (as  originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item 1110(a)
and (b) of Regulation AB, a summary of the  requirements  of which has of the date hereof is attached hereto as
Exhibit N for  convenience of reference only, as determined by Purchaser in its sole  discretion.  If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

        (iv)   within 5 Business  Days after  request by the  Purchaser,  the  Company  shall  provide  (or, as applicable,  cause each Third-Party  Originator to provide) to the extent  reasonably  available to the Company
Static Pool  Information  with respect to the  mortgage  loans (of a similar  type as the  Mortgage  Loans,  as reasonably  identified by the Purchaser as provided  below)  serviced by or for the Company or any  Third-Party
Originator and originated by (i) the Company,  if the Company is an originator of Mortgage Loans  (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  and/or (ii) each Third-Party Originator.  Such
Static Pool  Information  shall be prepared by the  Company  (or  Third-Party  Originator)  on the basis of its reasonable,  good faith  interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB for
the period of time such Mortgage  Loans were  serviced by or for the Company (or  Third-Party  Originator).  To
the extent  that  there is  reasonably  available  to the  Company  (or  Third-Party  Originator)  Static  Pool
Information  with  respect to more than one  mortgage  loan  type,  the  Purchaser  or any  Depositor  shall be entitled to specify whether some or all of such information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.  Such Static Pool  Information  for each vintage  origination year or prior  securitized  pool,  as  applicable,  shall be presented in increments  no less  frequently  than quarterly  over the life of the mortgage loans included in the vintage  origination  year or prior  securitized pool. The most recent  periodic  increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information is to be included or  incorporated by reference.  The Static Pool Information  shall be provided in an electronic format that provides a permanent record of the  information  provided,  such as a portable  document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

        (v)    within 5 Business Days after request by the Purchaser,  information  with respect to the Company
(as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the  requirements  of which as of the date  hereof is attached  hereto as Exhibit N for  convenience  of  reference  only,  as  determined  by
Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the  Mortgage  Loans to a  Subservicer,  the Company  shall  provide the  information  required pursuant to this clause with respect to the Subservicer;

        (vi)   within 5 Business Days after request by the Purchaser,
               (a) information  regarding any legal proceedings  pending (or known to be contemplated)  against the Company (as  originator  and as servicer) and each other  originator of the Mortgage Loans and each
        Subservicer  as required by Item 1117 of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by
        Purchaser in its sole discretion,
               (b)  information  regarding  affiliations  with  respect to the  Company (as  originator  and as servicer) and each other  originator  of the Mortgage  Loans and each  Subservicer  as required by Item
        1119(a) of  Regulation  AB, a summary of the  requirements  of which as of the date  hereof is attached hereto as  Exhibit N for  convenience  of  reference  only,  as  determined  by  Purchaser  in its sole discretion, and
               (c)  information  regarding  relationships  and  transactions  with  respect to the  Company (as originator  and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer as required by Item 1119(b) and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of  reference  only,  as  determined  by
        Purchaser in its sole discretion;

        (vii)  if so requested by the  Purchaser,  the Company  shall  provide (or, as  applicable,  cause each
Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional incremental  expense  associated  with delivery  pursuant to this  Agreement),  such statements and agreed-upon procedures  letters of certified public  accountants  reasonably  acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool  Information  relating to prior  securitized  pools for  securitizations closed on or after  January 1, 2006 or, in the case of Static Pool  Information  with respect to the  Company's or Third-Party  Originator's  originations or purchases,  to calendar months commencing  January 1, 2006, or to any  financial  information  included  in any other  disclosure  provided  under  this  Section  11.18,  as the
Purchaser or such Depositor  shall  reasonably  request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall  designate,  which may include,  by way of example,  any Sponsor,  any Depositor and any broker dealer acting as  underwriter,  placement  agent or initial  purchaser with respect to a Pass-Through  Transfer.  Any such statement or letter may take the form of a  standard,  generally  applicable  document  accompanied  by a reliance  letter  authorizing  reliance by the addressees designated by the Purchaser or such Depositor;

        (viii) For the purpose of satisfying  the reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each  Subservicer  and  Third-Party
Originator  to) (i) provide prompt notice to the  Purchaser,  any Master  Servicer and any Depositor in writing of (A) any litigation or  governmental  proceedings  involving the Company,  any Subservicer or any Third-Party
Originator  that could be material to investors in the securities  issued in a Pass-Through  Transfer,  (B) any affiliations or relationships that develop following the closing date of a Securitization  Transaction  between the Company,  any Subservicer or any Third-Party  Originator and any of the parties  specified in clause (D) of paragraph  (a) of this Section  (and any other  parties  identified  in writing by the  requesting  party) with respect to such Securitization  Transaction,  (C) any Event of Default under the terms of this Agreement or any applicable  Reconstitution  Agreement related thereto,  (D) any merger,  consolidation or sale of substantially all of the assets of the Company,  and (E) the Company's  entry into an agreement with a Subservicer to perform or assist in the  performance  of any of the  Company's  obligations  under this  Agreement  or any  applicable
Reconstitution  Agreement  related thereto and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships;

        (ix) As a condition to the  succession  to the Company or any  Subservicer  as servicer or  subservicer under this Agreement or any applicable  Reconstitution  Agreement  related thereto by any Person (i) into which the Company or such  Subservicer may be merged or  consolidated,  or (ii) which may be appointed as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master  Servicer,  and any
Depositor,  at least 15 calendar  days prior to the  effective  date of such  succession  or  appointment,  (x)
written notice to the Purchaser and any Depositor of such  succession or appointment  and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser and such Depositor,  all information  reasonably requested by the Purchaser or any Depositor in order to comply with its  reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

        (x) In addition to such  information as the Company,  as servicer,  is obligated to provide pursuant to other  provisions  of this  Agreement,  not later  than ten days  prior to the  deadline  for the filing of any distribution  report on Form  10-D in  respect  of any  Securitization  Transaction  that  includes  any of the
Mortgage  Loans serviced by the Company or any  Subservicer,  the Company or such  Subservicer,  as applicable, shall,  to the extent the Company or such  Subservicer  has  knowledge,  provide to the party  responsible  for filing such report  (including,  if  applicable,  the Master  Servicer)  notice of the occurrence of any of the following  events along with all  information,  data,  and materials  related  thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the  provisions  of  Regulation AB referenced below):

                      (A)    any  material  modifications,  extensions  or waivers of pool asset  terms,  fees, penalties or payments  during the  distribution  period or that have  cumulatively  become  material  over time
(Item 1121(a)(11) of Regulation AB);

                      (B)    material  breaches of pool asset  representations  or  warranties  or  transaction covenants (Item 1121(a)(12) of Regulation AB); and

                      (C)    information  regarding new  asset-backed  securities  issuances backed by the same pool assets,  any pool asset changes  (such as,  additions,  substitutions  or  repurchases),  and any material changes in  origination,  underwriting  or other  criteria  for  acquisition  or selection of pool assets (Item
1121(a)(14) of Regulation AB); and

        (xi) The Company shall provide to the Purchaser,  any Master  Servicer and any  Depositor,  evidence of the  authorization of the person signing any  certification or statement,  copies or other evidence of Fidelity
Bond Insurance and Errors and Omission  Insurance  policy,  financial  information and reports,  and such other information  related to the  Company  or any  Subservicer  or the  Company  or such  Subservicer's  performance hereunder.

        In the  event of a  conflict  or  inconsistency  between  the  terms of  Exhibit  N and the text of the applicable  Item of Regulation AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

        The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties  participating in a Pass-Through  Transfer:  each sponsor and issuing entity;  each Person  (including, but not limited to, any Master Servicer,  if applicable)  responsible for the preparation,  execution or filing of any report  required to be filed with the  Commission  with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Pass-Through  Transfer;  each  broker  dealer  acting  as  underwriter,  placement  agent  or  initial purchaser,  each Person who controls any of such parties or the Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and the  respective  present and former  directors, officers,  employees,  agents  and  affiliates  of  each  of  the  foregoing  and of the  Depositor  (each,  an
"Indemnified  Party"),  and shall hold each of them  harmless  from and against any  claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

        (i)(A) any untrue  statement  of a material  fact  contained  or alleged to be contained in any written information,  written report,  certification,  data,  accountants' letter or other material provided under this
Section  11.18 by or on behalf of the  Company,  or provided  under this  Section  11.18 by or on behalf of any
Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company  Information"),  or (B) the omission or alleged  omission to state in the Company  Information a material fact required to be stated in the
Company  Information or necessary in order to make the statements  therein,  in the light of the  circumstances under  which they were  made,  not  misleading;  provided,  by way of  clarification,  that  clause (B) of this paragraph shall be construed  solely by reference to the Company  Information and not to any other  information communicated  in  connection  with a sale or  purchase  of  securities,  without  regard to whether the Company
Information or any portion thereof is presented together with or separately from such other information;

        (ii) any breach by the Company of its obligations under this Section 11.18,  including particularly any failure by the Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party  Originator  to deliver any information,  report,  certification,  accountants'  letter or other  material when and as required  under this
Section  11.18,  including any failure by the Company to identify  pursuant to Section 11.20 any  Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

        (iii) any breach by the  Company of a  representation  or  warranty  set forth in Section  3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing date of the related
Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the
Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or

        (iv)   the negligence bad faith or willful misconduct of the Company in connection with its performance under this Section 11.18.

               If the  indemnification  provided for herein is unavailable or  insufficient to hold harmless an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such
Indemnified  Party as a result of any claims,  losses,  damages or  liabilities  incurred  by such  Indemnified
Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified  Party on the one hand and the Company on the other.

               In the case of any failure of performance  described above, the Company shall promptly reimburse the Purchaser,  any Depositor,  as applicable,  and each Person  responsible for the preparation,  execution or filing  of  any  report  required  to be  filed  with  the  Commission  with  respect  to  such  Securitization
Transaction,  or for  execution  of a  certification  pursuant to Rule  13a-14(d) or Rule  15d-14(d)  under the
Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

               This  indemnification  shall survive the termination of this Agreement or the termination of any party to this Agreement.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        22.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 11.20:

        Section 11.20. Use of Subservicers and Subcontractors.

        (a)    The Company shall not hire or otherwise  utilize the services of any  Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any applicable  Reconstitution  Agreement related thereto unless the Company  complies with the provisions of paragraph (b) of this Section.  The Company shall not hire or otherwise  utilize the services of any  Subcontractor,  and shall not permit any  Subservicer to hire or  otherwise  utilize the  services of any  Subcontractor,  to fulfill any of the  obligations  of the
Company as servicer under this  Agreement or any applicable  Reconstitution  Agreement  related  thereto unless the Company complies with the provisions of paragraph (d) of this Section.

        (b)    It shall not be  necessary  for the  Company to seek the  consent of the  Purchaser,  any Master
Servicer or any  Depositor to the  utilization  of any  Subservicer.  The Company  shall cause any  Subservicer used by the Company (or by any  Subservicer)  for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections  3.01(p),  3.01(s),  6.04, 6.07 and 11.18 of this Agreement to the same extent as if such Subservicer were the Company,  and to provide the information  required with respect to such  Subservicer  under Section 3.01(r) of this  Agreement.  The Company shall be responsible for obtaining from each  Subservicer  and  delivering  to the  Purchaser,  any Master  Servicer and any  Depositor any Annual
Statement of Compliance  required to be delivered by such Subservicer under Section 6.04(a),  any Assessment of
Compliance  and  Attestation  Report  required to be delivered by such  Subservicer  under Section 6.07 and any
Annual Certification required under Section 6.04(b) as and when required to be delivered.

        (c)    It shall not be  necessary  for the  Company to seek the  consent of the  Purchaser,  any Master
Servicer or any Depositor to the  utilization  of any  Subcontractor.  The Company shall  promptly upon request provide to the Purchaser,  any Master Servicer and any Depositor (or any designee of the Depositor,  such as an administrator)  a  written  description  (in form and  substance  satisfactory  to the  Purchaser,  any  Master
Servicer  and such  Depositor)  of the role and function of each  Subcontractor  utilized by the Company or any
Subservicer,   specifying  (i)  the  identity  of  each  such  Subcontractor,  (ii)  which  (if  any)  of  such
Subcontractors  are  "participating  in the servicing  function"  within the meaning of Item 1122 of Regulation
AB, and (iii)  which  elements of the  Servicing  Criteria  will be  addressed  in  assessments  of  compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

        (d)    As a condition to the utilization of any  Subcontractor  determined to be  "participating in the servicing  function"  within  the  meaning of Item 1122 of  Regulation  AB, the  Company  shall  cause any such
Subcontractor  used by the Company (or by any  Subservicer)  for the benefit of the Purchaser and any Depositor to comply  with the  provisions  of  Sections  6.07 and 11.18 of this  Agreement  to the same extent as if such
Subcontractor  were the Company.  The Company shall be responsible  for obtaining from each  Subcontractor  and delivering  to the Purchaser and any Depositor  any  Assessment of Compliance  and  Attestation  Report and the
other certificates  required to be delivered by such Subservicer and such Subcontractor  under Section 6.07, in each case as and when required to be delivered.

        23.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 11.21:

        Section 11.21. Third Party Beneficiary.

        For purposes of this  Agreement, each  Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

        24.    The Agreement is hereby amended as of the date hereof by deleting  Exhibit E in its entirety and replacing it with the following:

                                                       EXHIBIT E

                                           REPORTING DATA FOR MONTHLY REPORT
        [OBJECT OMITTED]
        25.    The Agreement is hereby amended as of the date hereof by adding the following new Exhibit F:

                                                       EXHIBIT F

                                          REPORTING DATA FOR DEFAULTED LOANS

                                   Standard File Layout - Delinquency Reporting

------------------------------- ------------------------------------------- ----------- ------------
      Column/Header Name                       Description                   Decimal      Format
                                                                                          Comment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERVICER_LOAN_NBR               A unique number assigned to a loan by the
                                Servicer.  This may be different than the
                                LOAN_NBR
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_NBR                        A unique identifier assigned to each loan
                                by the originator.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CLIENT_NBR                      Servicer Client Number
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERV_INVESTOR_NBR               Contains a unique number as assigned by
                                an external servicer to identify a group
                                of loans in their system.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_FIRST_NAME             First Name of the Borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_LAST_NAME              Last name of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ADDRESS                    Street Name and Number of Property
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_STATE                      The state where the  property located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ZIP                        Zip code where the property is located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORR_NEXT_PAY_DUE_DATE          The date that the borrower's next payment               MM/DD/YYYY
                                is due to the servicer at the end of
                                processing cycle, as reported by Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_TYPE                       Loan Type (i.e. FHA, VA, Conv)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_FILED_DATE           The date a particular bankruptcy claim                  MM/DD/YYYY
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CHAPTER_CODE         The chapter under which the bankruptcy
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CASE_NBR             The case number assigned by the court to
                                the bankruptcy filing.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POST_PETITION_DUE_DATE          The payment due date once the bankruptcy                MM/DD/YYYY
                                has been approved by the courts
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_DCHRG_DISM_DATE      The Date The Loan Is Removed From                       MM/DD/YYYY
                                Bankruptcy. Either by Dismissal,
                                Discharged and/or a Motion For Relief Was
                                Granted.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_APPR_DATE              The Date The Loss Mitigation Was Approved               MM/DD/YYYY
                                By The Servicer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_TYPE                   The Type Of Loss Mitigation Approved For
                                A Loan Such As;
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_EST_COMP_DATE          The Date The Loss Mitigation /Plan Is                   MM/DD/YYYY
                                Scheduled To End/Close
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_ACT_COMP_DATE          The Date The Loss Mitigation Is Actually                MM/DD/YYYY
                                Completed
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_APPROVED_DATE            The date DA Admin sends a letter to the                 MM/DD/YYYY
                                servicer with instructions to begin
                                foreclosure proceedings.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
ATTORNEY_REFERRAL_DATE          Date File Was Referred To Attorney to                   MM/DD/YYYY
                                Pursue Foreclosure
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FIRST_LEGAL_DATE                Notice of 1st legal filed by an Attorney                MM/DD/YYYY
                                in a Foreclosure Action
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_EXPECTED_DATE       The date by which a foreclosure sale is                 MM/DD/YYYY
                                expected to occur.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_DATE                The actual date of the foreclosure sale.                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_AMT                 The amount a property sold for at the           2       No
                                foreclosure sale.                                       commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_START_DATE             The date the servicer initiates eviction                MM/DD/YYYY
                                of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_COMPLETED_DATE         The date the court revokes legal                        MM/DD/YYYY
                                possession of the property from the
                                borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_PRICE                      The price at which an REO property is           2       No
                                marketed.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_DATE                       The date an REO property is listed at a                 MM/DD/YYYY
                                particular price.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_AMT                       The dollar value of an offer for an REO         2       No
                                property.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_DATE_TIME                 The date an offer is received by DA Admin               MM/DD/YYYY
                                or by the Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_CLOSING_DATE                The date the REO sale of the property is                MM/DD/YYYY
                                scheduled to close.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_ACTUAL_CLOSING_DATE         Actual Date Of REO Sale                                 MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OCCUPANT_CODE                   Classification of how the property is
                                occupied.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_CONDITION_CODE             A code that indicates the condition of
                                the property.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_INSPECTION_DATE            The date a  property inspection is                      MM/DD/YYYY
                                performed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
APPRAISAL_DATE                  The date the appraisal was done.                        MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CURR_PROP_VAL                    The current "as is" value of the               2
                                property based on brokers price opinion
                                or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REPAIRED_PROP_VAL               The amount the property would be worth if       2
                                repairs are completed pursuant to a
                                broker's price opinion or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
If applicable:
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_STATUS_CODE              FNMA Code Describing Status of Loan
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_REASON_CODE              The circumstances which caused a borrower
                                to stop paying on a loan.   Code
                                indicates the reason why the loan is in
                                default for this cycle.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_FILED_DATE             Date Mortgage Insurance Claim Was Filed                 MM/DD/YYYY
                                With Mortgage Insurance Company.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT                    Amount of Mortgage Insurance Claim Filed                No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_PAID_DATE              Date Mortgage Insurance Company Disbursed               MM/DD/YYYY
                                Claim Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT_PAID               Amount Mortgage Insurance Company Paid On       2       No
                                Claim                                                   commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_FILED_DATE           Date Claim Was Filed With Pool Insurance                MM/DD/YYYY
                                Company
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT                  Amount of Claim Filed With Pool Insurance       2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_PAID_DATE            Date Claim Was Settled and The Check Was                MM/DD/YYYY
                                Issued By The Pool Insurer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT_PAID             Amount Paid On Claim By Pool Insurance          2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD               MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed               2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed              2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_AMT        Amount HUD Paid on Part B Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the                       MM/DD/YYYY
                                Veterans Admin
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim                MM/DD/YYYY
                                Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim        2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o       ASUM-     Approved Assumption
o       BAP-       Borrower Assistance Program
o       CO-   Charge Off
o       DIL-         Deed-in-Lieu
o       FFA-         Formal Forbearance Agreement
o       MOD-         Loan Modification
o       PRE-         Pre-Sale
o       SS-   Short Sale
o       MISC-      Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o       Mortgagor
o       Tenant
o       Unknown
o       Vacant

The Property Condition field should show the last reported condition of the property as follows:
o       Damaged
o       Excellent
o       Fair
o       Gone
o       Good
o       Poor
o       Special Hazard
o       Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                  -------------------- ----------------------------------------------
                  Delinquency Code     Delinquency Description
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  001                  FNMA-Death of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  002                  FNMA-Illness of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  003                  FNMA-Illness of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  004                  FNMA-Death of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  005                  FNMA-Marital difficulties
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  006                  FNMA-Curtailment of income
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  007                  FNMA-Excessive Obligation
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  008                  FNMA-Abandonment of property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  009                  FNMA-Distant employee transfer
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  011                  FNMA-Property problem
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  012                  FNMA-Inability to sell property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  013                  FNMA-Inability to rent property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  014                  FNMA-Military Service
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  015                  FNMA-Other
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  016                  FNMA-Unemployment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  017                  FNMA-Business failure
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  019                  FNMA-Casualty loss
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  022                  FNMA-Energy environment costs
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  023                  FNMA-Servicing problems
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  026                  FNMA-Payment adjustment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  027                  FNMA-Payment dispute
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  029                  FNMA-Transfer of ownership pending
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  030                  FNMA-Fraud
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  031                  FNMA-Unable to contact borrower
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  INC                  FNMA-Incarceration
                  -------------------- ----------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                  -------------------- ---------------------------------------------
                      Status Code      Status Description
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          09           Forbearance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          17           Pre-foreclosure Sale Closing Plan Accepted
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          24           Government Seizure
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          26           Refinance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          27           Assumption
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          28           Modification
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          29           Charge-Off
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          30           Third Party Sale
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          31           Probate
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          32           Military Indulgence
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          43           Foreclosure Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          44           Deed-in-Lieu Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          49           Assignment Completed
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          61           Second Lien Considerations
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          62           Veteran's Affairs-No Bid
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          63           Veteran's Affairs-Refund
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          64           Veteran's Affairs-Buydown
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          65           Chapter 7 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          66           Chapter 11 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          67           Chapter 13 Bankruptcy
                  -------------------- ---------------------------------------------

        26.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit K:

                                                       EXHIBIT K

                                          COMPANY'S OBLIGATIONS IN CONNECTION
                                                 WITH A RECONSTITUTION

        •      The Company  shall (i) possess the  ability to service to a  securitization;  (ii)  service on a
"Scheduled/Scheduled"  reporting  basis  (advancing  through the  liquidation of an REO  Property),  (iii) make compensating  interest  payments on payoffs and  curtailments and (iv) remit and report to a Master Servicer in format acceptable to such Master Servicer by the 10th calendar day of each month.

        •      The Company shall provide an acceptable  annual  certification  (officer's  certificate)  to the
Master  Servicer (as  required by the  Sarbanes-Oxley  Act of 2002) as well as any other annual  certifications required under the  securitization  documents (i.e. the annual  statement as to  compliance/annual  independent certified public accountants' servicing report due by March 1 of each year).

        •      The Company shall allow for the  Purchaser,  the Master  Servicer or their designee to perform a review of audited financials and net worth of the Company.

        •      The Company  shall  provide  information  on each  Custodial  Account as requested by the Master
Servicer or the Purchaser,  and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

        •      The Company shall  maintain its  servicing  system in accordance  with the  requirements  of the
Master Servicer.

        27.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit L:

                                                       EXHIBIT L

                                             FORM OF COMPANY CERTIFICATION

Re:     The [  ] agreement dated as of [    l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

        I,  ____________________________,  the  _______________________  of [NAME OF COMPANY] (the  "Company"),
certify to [the Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator] [Trustee],
and their officers, with the knowledge and intent that they will rely upon this certification, that:

               I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with
        Item 1123 of  Regulation  AB (the  "Compliance  Statement"),  the report on assessment of the Company's compliance  with the  servicing  criteria set forth in Item 1122(d) of  Regulation  AB (the  "Servicing
        Criteria"),  provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the  "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
        registered  public accounting  firm's  attestation  report provided in accordance with Rules 13a-18 and
        15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation  Report"), and all
        servicing  reports,  officer's  certificates  and other  information  relating to the  servicing of the
        Mortgage  Loans by the Company  during  200[ ] that were  delivered  by the Company to the  [Depositor]
        [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement  (collectively,  the
        "Company Servicing Information");

               Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any  untrue  statement  of a  material  fact or omit to state a  material  fact  necessary  to make the statements  made,  in the light of the  circumstances  under  which  such  statements  were  made,  not misleading with respect to the period of time covered by the Company Servicing Information;

               Based on my knowledge,  all of the Company Servicing  Information required to be provided by the
        Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master  Servicer]  [Securities
        Administrator] [Trustee];

               I am  responsible  for reviewing the  activities  performed by the Company as servicer under the
        Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the Compliance
        Statement  and except as  disclosed  in the  Compliance  Statement,  the  Servicing  Assessment  or the
        Attestation  Report,  the Company has  fulfilled  its  obligations  under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant  to this  Agreement,  and the
Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and
Subcontractor  pursuant  to the  Agreement,  have been  provided  to the  [Depositor]  [Master  Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master
Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria has been  disclosed in such reports.

        28.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit M:

                                                   EXHIBIT M

                                           SUMMARY OF REGULATION AB
                                              SERVICING CRITERIA

NOTE:  This  Exhibit  M is  provided  for  convenience  of  reference  only.  In the  event  of a  conflict  or inconsistency  between the terms of this Exhibit M and the text of Regulation  AB, the text of  Regulation  AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)
(i)     General servicing considerations.
(A)     Policies and  procedures  are  instituted to monitor any  performance  or other  triggers and events of default in accordance with the transaction agreements.
(B)     If any material  servicing  activities  are  outsourced to third  parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
(C)     Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.
(D)     A  fidelity  bond and  errors  and  omissions  policy is in effect  on the party  participating  in the servicing  function  throughout  the  reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.
(ii)    Cash collection and administration.
(A)     Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.
(B)     Disbursements  made via wire  transfer  on  behalf of an  obligor  or to an  investor  are made only by authorized personnel.
(C)     Advances of funds or guarantees regarding  collections,  cash flows or distributions,  and any interest or other fees charged for such  advances,  are made,  reviewed  and  approved as  specified in the  transaction agreements.
(D)     The related  accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are separately  maintained  (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
(E)     Each custodial account is maintained at a federally insured depository  institution as set forth in the transaction  agreements.  For purposes of this  criterion,  "federally  insured  depository  institution"  with respect to a foreign financial  institution  means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
(F)     Unissued checks are safeguarded so as to prevent unauthorized access.
(G)     Reconciliations are prepared on a monthly basis for all asset-backed  securities related bank accounts,
including   custodial   accounts  and  related  bank  clearing   accounts.   These   reconciliations   are  (A)
mathematically  accurate;  (B) prepared  within 30 calendar days after the bank statement  cutoff date, or such other number of days specified in the transaction  agreements;  (C) reviewed and approved by someone other than the person who  prepared  the  reconciliation;  and (D)  contain  explanations  for  reconciling  items.  These reconciling items are resolved within 90 calendar days of their original  identification,  or such other number of days specified in the transaction agreements.
(iii)   Investor remittances and reporting.
(A)     Reports to investors,  including  those to be filed with the  Commission,  are maintained in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are prepared in accordance  with timeframes and other terms set forth in the  transaction  agreements;  (B) provide information  calculated in accordance  with the terms specified in the  transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
(B)     Amounts due to  investors  are  allocated  and remitted in  accordance  with  timeframes,  distribution priority and other terms set forth in the transaction agreements.
(C)     Disbursements  made to an investor  are posted  within two  business  days to the  Servicer's  investor records, or such other number of days specified in the transaction agreements.
(D)     Amounts  remitted to investors per the investor reports agree with cancelled  checks,  or other form of payment, or custodial bank statements.
(iv)    Mortgage Loan administration.
(A)     Collateral or security on mortgage  loans is maintained  as required by the  transaction  agreements or related mortgage loan documents.
(B)     Mortgage loan and related documents are safeguarded as required by the transaction agreements.
(C)     Any  additions,  removals  or  substitutions  to the asset  pool are made,  reviewed  and  approved  in accordance with any conditions or requirements in the transaction agreements.
(D)     Payments on mortgage loans,  including any payoffs,  made in accordance with the related  mortgage loan documents  are  posted to the  Servicer's  obligor  records  maintained  no more than two  business  days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
(E)     The Servicer's  records regarding the mortgage loans agree with the Servicer's  records with respect to an obligor's unpaid principal balance.
(F)     Changes with respect to the terms or status of an obligor's  mortgage loans (e.g.,  loan  modifications or re-agings)  are made,  reviewed and approved by  authorized  personnel in  accordance  with the  transaction agreements and related mortgage loan documents.
(G)     Loss  mitigation or recovery  actions  (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures  and  repossessions,  as  applicable)  are  initiated,  conducted  and  concluded in accordance with the timeframes or other requirements established by the transaction agreements.
(H)     Records  documenting  collection efforts are maintained during the period a mortgage loan is delinquent in accordance  with the  transaction  agreements.  Such records are maintained on at least a monthly basis,  or such other period specified in the transaction  agreements,  and describe the entity's activities in monitoring delinquent  mortgage loans  including,  for example,  phone calls,  letters and payment  rescheduling  plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
(I)     Adjustments  to interest  rates or rates of return for mortgage  loans with variable rates are computed based on the related mortgage loan documents.
(J)     Regarding  any  funds  held in trust  for an  obligor  (such as escrow  accounts):  (A) such  funds are analyzed,  in accordance  with the  obligor's  mortgage loan  documents,  on at least an annual basis,  or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid,  or credited,  to obligors  in  accordance  with  applicable  mortgage  loan  documents  and state  laws;  and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment  of the related  mortgage  loans,  or such other number of days specified in the transaction agreements.
(K)     Payments  made on behalf of an obligor  (such as tax or insurance  payments)  are made on or before the related  penalty or  expiration  dates,  as indicated on the  appropriate  bills or notices for such  payments, provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.
(L)     Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the obligor,  unless the late  payment was due to the  obligor's error or omission.
(M)     Disbursements  made on behalf of an  obligor  are  posted  within two  business  days to the  obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
(N)     Delinquencies,  charge-offs and  uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
(O)     Any external  enhancement or other support,  identified in Item 1114(a)(1)  through (3) or Item 1115 of
Regulation AB, is maintained as set forth in the transaction agreements.

        29.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit N:
                                                   EXHIBIT N

                               SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit  N is  provided  for  convenience  of  reference  only.  In the  event  of a  conflict  or inconsistency  between the terms of this Exhibit N and the text of Regulation  AB, the text of  Regulation  AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

        -Provide  static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

        -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

        -If the Company has less than 3 years experience  securitizing  assets of the same type as the Mortgage
Loans,  provide  the static pool  information  by vintage  origination  years  regarding  loans  originated  or purchased  by the  Company,  instead  of by prior  securitized  pool.  A vintage  origination  year  represents mortgage loans originated during the same year.

        -Such  static pool  information  shall be for the prior five  years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

        -The  static  pool  information  for each  vintage  origination  year or  prior  securitized  pool,  as applicable,  shall be  presented in monthly  increments  over the life of the  mortgage  loans  included in the vintage origination year or prior securitized pool.

        -Provide  summary  information  for the  original  characteristics  of the prior  securitized  pools or vintage  origination  years,  as  applicable  and  material,  including:  number of pool assets,  original pool balance,  weighted average initial loan balance,  weighted average mortgage rate,  weighted average and minimum and maximum FICO,  product type, loan purpose,  weighted  average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

        Provide the following  information with respect to each servicer that will service,  including  interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the Pass-Through
Transfer:

        -a description of the Company's form of organization;

        -a  description  of how long the Company  has been  servicing  residential  mortgage  loans;  a general discussion of the Company's  experience in servicing  assets of any type as well as a more detailed  discussion of the  Company's  experience  in,  and  procedures  for the  servicing  function  it will  perform  under this
Agreement and any  Reconstitution  Agreements;  information  regarding the size,  composition and growth of the
Company's  portfolio of mortgage  loans of the type similar to the Mortgage  Loans and  information  on factors related to the Company  that may be material to any  analysis of the  servicing  of the  Mortgage  Loans or the
related  asset-backed  securities,   as  applicable,   including  whether  any  default  or  servicing  related
performance  trigger  has  occurred  as to any other  securitization  due to any act or  failure  to act of the
Company,  whether any material  noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

        -a  description  of any material  changes to the  Company's  policies or  procedures  in the  servicing function it will perform  under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

        -information  regarding the Company's  financial  condition to the extent that there is a material risk that the effect on one or more  aspects of  servicing  resulting  from such  financial  condition  could have a material impact on the performance of the securities  issued in the Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

        -any special or unique factors  involved in servicing loans of the same type as the Mortgage Loans, and the Company's processes and procedures designed to address such factors;

        -statistical  information regarding principal and interest advances made by the Company on the Mortgage
Loans and the Company's overall servicing portfolio for the past three years; and

        -the  Company's  process for handling  delinquencies,  losses,  bankruptcies  and  recoveries,  such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

        -Identify  any  originator  or group of  affiliated  originators  that  originated,  or is  expected to originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in  the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

        Provide the following  information  with respect to any  originator or group of affiliated  originators that  originated,  or is  expected to  originate,  20% or more of the  mortgage  loans in any loan group in the securitization issued in the Pass-Through Transfer:

        -the Company's form of organization; and

        -a  description  of the  Company's  origination  program and how long the  Company has been  engaged in originating  residential  mortgage  loans,  which  description  must  include  a  discussion  of the  Company's experience in originating  mortgage loans of the same type as the Mortgage Loans and information  regarding the size and composition of the Company's  origination  portfolio as well as information that may be material to an analysis of the  performance  of the Mortgage  Loans,  such as the Company's  credit-granting  or  underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

        -describe any legal proceedings  pending against the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

        -describe  any  affiliations  of the Company,  each other  originator  of the  Mortgage  Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer,  any
significant  obligor,   enhancement  or  support  provider  or  any  other  material  parties  related  to  the
Pass-Through Transfer.

Item 1119(b)

        -describe any business relationship,  agreement, arrangement, transaction or understanding entered into outside  of the  ordinary  course  of  business  or on terms  other  than  those  obtained  in an arm's  length transaction with an unrelated third party,  apart from the  Pass-Through  Transfer,  between the Company,  each other originator of the Mortgage Loans and each Subservicer,  or their respective affiliates,  and the sponsor, depositor or issuing entity or their  respective  affiliates,  that exists  currently or has existed during the past two years,  that may be material to the  understanding  of an  investor  in the  securities  issued in the
Pass-Through Transfer.

Item 1119(c)

        -describe any business relationship,  agreement, arrangement, transaction or understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material  terms and  approximate dollar  amount  involved,  between  the  Company,  each  other  originator  of  the  Mortgage  Loans  and  each
Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

        30.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit O:

                                                   EXHIBIT O

                        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Company] [Name of Subservicer]  shall address,  at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

----------------------------------------------------------------------------- ------------------
                             Servicing Criteria                                  Applicable
                                                                                  Servicing
                                                                                  Criteria
----------------------------------------------------------------------------- ------------------
    Reference                               Criteria
------------------- --------------------------------------------------------- ------------------
                                General Servicing Considerations
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(i)       Policies and procedures are instituted to monitor any
                    performance or other triggers and events of default in
                    accordance with the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to
                    third parties, policies and procedures are instituted
                    to monitor the third party's performance and compliance
                    with such servicing activities.
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(iii)     Any requirements in the transaction agreements to
                    maintain a back-up servicer for the mortgage loans are
                    maintained.
------------------- --------------------------------------------------------- ------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in
                    effect on the party participating in the servicing
                    function throughout the reporting period in the amount
                    of coverage required by and otherwise in accordance
                    with the terms of the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                               Cash Collection and Administration
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the
                    appropriate custodial bank accounts and related bank
                    clearing accounts no more than two business days
                    following receipt, or such other number of days
                    specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an
                    obligor or to an investor are made only by authorized
                    personnel.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(iii)     Advances of funds or guarantees regarding collections,
                    cash flows or distributions, and any interest or other
                    fees charged for such advances, are made, reviewed and
                    approved as specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                    The related accounts for the transaction, such as cash
                    reserve accounts or accounts established as a form of
                    overcollateralization, are separately maintained (e.g.,
                    with respect to commingling of cash) as set forth in
1122(d)(2)(iv)      the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(v)       Each custodial account is maintained at a federally
                    insured depository institution as set forth in the
                    transaction agreements. For purposes of this criterion,
                    "federally insured depository institution" with respect
                    to a foreign financial institution means a foreign
                    financial institution that meets the requirements of
                    Rule 13k-1(b)(1) of the Securities Exchange Act.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent
                    unauthorized access.
------------------- --------------------------------------------------------- ------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for
                    all asset-backed securities related bank accounts,
                    including custodial accounts and related bank clearing
                    accounts. These reconciliations are (A) mathematically
                    accurate; (B) prepared within 30 calendar days after
                    the bank statement cutoff date, or such other number of
                    days specified in the transaction agreements; (C)
                    reviewed and approved by someone other than the person
                    who prepared the reconciliation; and (D) contain
                    explanations for reconciling items. These reconciling
                    items are resolved within 90 calendar days of their
                    original identification, or such other number of days
                    specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                               Investor Remittances and Reporting
------------------- --------------------------------------------------------- ------------------
1122(d)(3)(i)       Reports to investors, including those to be filed with
                    the Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are
                    prepared in accordance with timeframes and other terms
                    set forth in the transaction agreements; (B) provide
                    information calculated in accordance with the terms
                    specified in the transaction agreements; (C) are filed
                    with the Commission as required by its rules and
                    regulations; and (D) agree with investors' or the
                    trustee's records as to the total unpaid principal
                    balance and number of mortgage loans serviced by the
                    Servicer.
------------------- --------------------------------------------------------- ------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and
                    other terms set forth in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
                    Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or
                    such other number of days specified in the transaction
1122(d)(3)(iii)     agreements.
------------------- --------------------------------------------------------- ------------------
                    Amounts remitted to investors per the investor reports
                    agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)      or custodial bank statements.
------------------- --------------------------------------------------------- ------------------
                                   Pool Asset Administration
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained
                    as required by the transaction agreements or related
                    mortgage loan documents.
------------------- --------------------------------------------------------- ------------------
                    Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)      required by the transaction agreements
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(iii)     Any additions, removals or substitutions to the asset
                    pool are made, reviewed and approved in accordance with
                    any conditions or requirements in the transaction
                    agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made
                    in accordance with the related mortgage loan documents
                    are posted to the Servicer's obligor records maintained
                    no more than two business days after receipt, or such
                    other number of days specified in the transaction
                    agreements, and allocated to principal, interest or
                    other items (e.g., escrow) in accordance with the
                    related mortgage loan documents.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(v)       The Servicer's records regarding the mortgage loans
                    agree with the Servicer's records with respect to an
                    obligor's unpaid principal balance.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(vi)      Changes with respect to the terms or status of an
                    obligor's mortgage loans (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by
                    authorized personnel in accordance with the transaction
                    agreements and related pool asset documents.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with
                    the timeframes or other requirements established by the
                    transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(viii)    Records documenting collection efforts are maintained
                    during the period a mortgage loan is delinquent in
                    accordance with the transaction agreements. Such
                    records are maintained on at least a monthly basis, or
                    such other period specified in the transaction
                    agreements, and describe the entity's activities in
                    monitoring delinquent mortgage loans including, for
                    example, phone calls, letters and payment rescheduling
                    plans in cases where delinquency is deemed temporary
                    (e.g., illness or unemployment).
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(ix)      Adjustments to interest rates or rates of return for
                    mortgage loans with variable rates are computed based
                    on the related mortgage loan documents.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such
                    as escrow accounts): (A) such funds are analyzed, in
                    accordance with the obligor's mortgage loan documents,
                    on at least an annual basis, or such other period
                    specified in the transaction agreements; (B) interest
                    on such funds is paid, or credited, to obligors in
                    accordance with applicable mortgage loan documents and
                    state laws; and (C) such funds are returned to the
                    obligor within 30 calendar days of full repayment of
                    the related mortgage loans, or such other number of
                    days specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or
                    insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the
                    appropriate bills or notices for such payments,
                    provided that such support has been received by the
                    servicer at least 30 calendar days prior to these
                    dates, or such other number of days specified in the
                    transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(xii)     Any late payment penalties in connection with any
                    payment to be made on behalf of an obligor are paid
                    from the servicer's funds and not charged to the
                    obligor, unless the late payment was due to the
                    obligor's error or omission.
------------------- --------------------------------------------------------- ------------------
                    Disbursements made on behalf of an obligor are posted
                    within two business days to the obligor's records
                    maintained by the servicer, or such other number of
1122(d)(4)(xiii)    days specified in the transaction agreements.
------------------- --------------------------------------------------------- ------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts
                    are recognized and recorded in accordance with the
                    transaction agreements.
------------------- --------------------------------------------------------- ------------------
                    Any external enhancement or other support, identified
                    in Item 1114(a)(1) through (3) or Item 1115 of
                    Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)      transaction agreements.
------------------- --------------------------------------------------------- ------------------

------------------- --------------------------------------------------------- ------------------

                                            [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                            Date:  _________________________

                                            By:    _________________________
                                            Name:
                                            Title:

        31.    The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                                       EXHIBIT P

                                     REPORTING DATA FOR REALIZED LOSSES AND GAINS

                         Calculation of Realized Loss/Gain Form 332- Instruction Sheet

        NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                      The numbers on the 332 form correspond with the numbers listed below.

        Liquidation and Acquisition Expenses:
        1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization
              Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would have been earned  if all  delinquent  payments  had  been  made as  agreed.  For  documentation,  an
              Amortization  Schedule  from date of  default  through  liquidation  breaking  out the net interest and servicing fees advanced is required.

        3.    Accrued  Servicing  Fees based upon the Scheduled  Principal  Balance of the Mortgage Loan as calculated on a monthly basis. For  documentation,  an Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

        4-12. Complete as applicable.  Required documentation:

               * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown  required showing period

                 of coverage,  base tax, interest,  penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                *  For escrow advances - complete payment history

                   (to calculate advances from last positive escrow balance forward)

               *  Other expenses -  copies of corporate advance history showing all payments

               *  REO repairs > $1500 require explanation

               *  REO repairs >$3000 require evidence of at least 2 bids.

               * Short Sale or Charge  Off  require  P&L  supporting  the  decision  and WFB's  approved
               Officer Certificate

               *  Unusual or extraordinary items may require further documentation.

        13.    The total of lines 1 through 12.

        Credits:

        14-21.Complete as applicable.  Required documentation:

              * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale,  bid  instructions  and Escrow
              Agent / Attorney

                 Letter of Proceeds Breakdown.

              *  Copy of EOB for any MI or gov't guarantee

              *  All other credits need to be clearly defined on the 332 form ____________

        22.    The total of lines 14 through 21.

        Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part
                      B/Supplemental proceeds.

        Total Realized Loss (or Amount of Any Gain)
        23.   The total derived from  subtracting  line 22 from 13. If the amount  represents a realized  gain,
              show the amount in parenthesis (   ).

                                  Calculation of Realized Loss/Gain Form 332

        Prepared by:  __________________                  Date:  _______________
        Phone:  ______________________   Email Address:_____________________

----------------------------    -------------------------------   ------------------------------------
Servicer Loan No.               Servicer Name                     Servicer Address

----------------------------    -------------------------------   ------------------------------------

        WELLS FARGO BANK, N.A. Loan No._____________________________

        Borrower's Name: _________________________________________________________
        Property Address: _________________________________________________________

        Liquidation Type:  REO Sale          3rd Party Sale             Short Sale     Charge Off

        Was this loan granted a Bankruptcy deficiency or cramdown       Yes         No
        If "Yes", provide deficiency or cramdown amount _______________________________

        Liquidation and Acquisition Expenses:
       (1) Actual Unpaid Principal Balance of Mortgage Loan             $ ______________      (1)
        (2)Interest accrued at Net Rate                                  ________________     (2)
        (3)Accrued Servicing Fees                                        ________________     (3)
        (4)Attorney's Fees                                               ________________     (4)
        (5)Taxes (see page 2)                                            ________________     (5)
        (6)Property Maintenance                                          ________________     (6)
        (7)MI/Hazard Insurance Premiums (see page 2)                     ________________     (7)
        (8)Utility Expenses                                              ________________     (8)
        (9)Appraisal/BPO                                                 ________________     (9)
        (10)   Property Inspections                                      ________________     (10)
        (11)   FC Costs/Other Legal Expenses                             ________________     (11)
        (12)   Other (itemize)                                           ________________     (12)
               Cash for Keys__________________________                   ________________     (12)
               HOA/Condo Fees_______________________                     ________________     (12)
               ______________________________________                    ________________     (12)

               Total Expenses                                    $ _______________     (13)
       Credits:
        (14)   Escrow Balance                                           $ _______________     (14)
        (15)   HIP Refund                                                ________________     (15)
        (16)   Rental Receipts                                           ________________     (16)
        (17)   Hazard Loss Proceeds                                      ________________     (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance              ________________     (18a)
        HUD Part A
                                                                         ________________     (18b) HUD Part B
        (19)   Pool Insurance Proceeds                                   ________________     (19)
        (20)   Proceeds from Sale of Acquired Property                   ________________     (20)
        (21)   Other (itemize)                                           ________________     (21)
           _________________________________________                     ________________     (21)

           Total Credits                                         $________________     (22)
        Total Realized Loss (or Amount of Gain)                  $________________     (23)

Escrow Disbursement Detail

--------------- ------------ ------------- ------------- ------------ ------------- -------------
     Type        Date Paid    Period of     Total Paid   Base Amount   Penalties      Interest
 (Tax /Ins.)                   Coverage
--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------

        32.    Except as  amended  above,  the  Agreement  shall  continue  to be in full  force and  effect in accordance with its terms.

        33.    This  Amendment  may be executed by one or more of the parties  hereto on any number of separate counterparts  and of said  counterparts  taken  together  shall  be  deemed  to  constitute  one  and the  same instrument.

                                           [SIGNATURE PAGES FOLLOW]

                                                      53

        IN WITNESS  WHEREOF,  the  following  parties  have  caused  their  names to be signed  hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                   EMC MORTGAGE CORPORATION,
                                                          as Purchaser

                                                   By:_________________________________
                                                   Name:
                                                   Title:

                                                   GREENPOINT MORTGAGE FUNDING, INC.,
                                                          as Company

                                                   By:_________________________________
                                                   Name:
                                                   Title:

                                                                                                   EXHIBIT I-29

                                           EMC MORTGAGE CORPORATION
                                                  Purchaser,

                            SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION
                                                   Company,

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                           Dated as of April 1, 2005

                                  (Fixed and Adjustable Rate Mortgage Loans)

                                                   ARTICLE I

Section 1.01     Defined Terms.........................................................2

                                                  ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                  ARTICLE III

Section 3.01     Representations and Warranties of the Company.........................21
Section 3.02     Representations and Warranties as to

                                                  ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts................................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account.............................................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts...................................43
Section 4.07     Permitted Withdrawals From Escrow Account.............................44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy..............................................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                                   ARTICLE V

                                                  ARTICLE VI

Section 6.01     Assumption Agreements.................................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report.................................56
Section 6.06     Purchaser's Right to Examine Company Records..........................56

                                                  ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required.....................................................57

                                                 ARTICLE VIII

                                                  ARTICLE IX

Section 9.01     Events of Default.....................................................61
Section 9.02     Waiver of Defaults....................................................62

                                                   ARTICLE X

Section 10.01     Termination..........................................................62
Section 10.02     Termination without cause............................................63

                                                  ARTICLE XI

Section 11.19     Monthly Reporting with Respect to a Reconstitution...................

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
   I                     Form of Term Sheet
   J                     Reconstituted Mortgage Loan Reporting

        This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated as of April 1, 2005 and is executed between EMC MORTGAGE CORPORATION,  as Purchaser,  with offices located at Mac Arthur Ridge II, 909 Hidden Ridge
Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser"),  and Savannah  Bank, NA dba  Harbourside  Mortgage
Corporation,  with  offices  located  at 23-B  Shelter  Cove  Lane,  Hilton  Head,  South  Carolina  29928 (the
"Company").

                                             W I T N E S S E T H :

        WHEREAS,  the  Purchaser  has  heretofore  agreed to  purchase  from the  Company  and the  Company has heretofore agreed to sell to the Purchaser,  from time to time,  certain Mortgage Loans on a servicing retained basis;

        WHEREAS,  each of the  Mortgage  Loans is  secured  by a  mortgage,  deed of  trust  or other  security instrument  creating a first  lien on a  residential  dwelling  located in the  jurisdiction  indicated  on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

        WHEREAS,  the  Purchaser and the Company wish to prescribe the  representations  and  warranties of the
Company  with  respect  to itself and the  Mortgage  Loans and the  management,  servicing  and  control of the
Mortgage Loans;

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby  acknowledged,  the Purchaser and the
Company agree as follows:

                                                   ARTICLE I

                                                  DEFINITIONS

        Section 1.01  Defined Terms.

        Whenever  used in this  Agreement,  the  following  words and  phrases,  unless the  context  otherwise requires, shall have the following meaning specified in this Article:

        Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage  servicing  practices
(including  collection  procedures) of prudent  mortgage banking  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in  accordance  with Fannie Mae  servicing  practices  and  procedures,  for MBS pool  mortgages,  as defined in the Fannie Mae Guides including future updates.

        Adjustment  Date: As to each  adjustable  rate Mortgage Loan,  the date on which the Mortgage  Interest
Rate is adjusted in accordance with the terms of the related Mortgage Note.

        Agreement:   This  Purchase,   Warranties  and  Servicing  Agreement  including  all  exhibits  hereto, amendments hereof and supplements hereto.

        Appraised  Value:  With  respect to any  Mortgaged  Property,  the value  thereof as  determined  by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

        Assignment:  An individual assignment of the Mortgage,  notice of transfer or equivalent instrument, in recordable  form,  sufficient  under the laws of the  jurisdiction  wherein the related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

        BIF:  The Bank Insurance Fund, or any successor thereto.

        Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of
New York or State of South  Carolina,  or (iii) a day on which banks in the State of New York or State of South
Carolina are authorized or obligated by law or executive order to be closed.

        Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Code:         The Internal Revenue Code of 1986, or any successor statute thereto.

        Company:  Savannah  Bank NA dba  Harbourside  Mortgage  Corporation,  its  successors  in interest  and assigns, as permitted by this Agreement.

        Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President,  any
Vice  President  or  Treasurer  of Company  stating  the date by which  Company  expects to receive any missing documents sent for recording from the applicable recording office.

        Condemnation  Proceeds:  All  awards  or  settlements  in  respect  of a  Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

        Confirmation:  The trade  confirmation  letter  between the  Purchaser and the Company which relates to the Mortgage Loans.

        Consumer  Information:  Information  including,  but not limited  to, all  personal  information  about
Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

        Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the
Mortgagor and relating to the stock allocated to the related dwelling unit.

        Co-op  Loan:  A  Mortgage  Loan  secured  by the  pledge of stock  allocated  to a  dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

        Current Appraised Value:    With respect to any  Mortgaged  Property,  the value  thereof as determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae)
at the request of a Mortgagor for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance with  federal,  state and local  laws and  regulations  or  otherwise  made at the  request  of the  Company or
Mortgagor.

        Current LTV:  The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the Current  Appraised
Value of the Mortgaged Property.

        Custodial  Account:  Each  separate  demand  account or  accounts  created and  maintained  pursuant to
Section  4.04  which  shall be  entitled  "[_____________________],  in  trust  for the  [Purchaser],  Owner of
Adjustable  Rate Mortgage  Loans" and shall be  established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Custodian:  With respect to any Mortgage  Loan,  the entity  stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

        Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Determination  Date:  The 15th  day (or if such  15th  day is not a  Business  Day,  the  Business  Day immediately preceding such 15th day) of the month of the related Remittance Date.

        Due Date:  The day of the month on which the Monthly  Payment is due on a Mortgage  Loan,  exclusive of any days of grace, which is the first day of the month.

        Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

        Eligible  Account:  An account  established and maintained:  (i) within FDIC insured accounts  created, maintained and monitored by the Company so that all funds  deposited  therein are fully  insured,  or (ii) as a trust  account with the  corporate  trust  department of a depository  institution  or trust company  organized under the laws of the United  States of America or any one of the states  thereof or the  District  of Columbia which  is not  affiliated  with  the  Company  (or any  sub-servicer)  or  (iii)  with an  entity  which  is an institution  whose  deposits  are  insured by the FDIC,  the  unsecured  and  uncollateralized  long-term  debt obligations  of which  shall be rated "A2" or higher by  Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable Rating Agency,  and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b)
an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities, the equivalent  required ratings of each Rating Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against the claims of any  creditors of the Company (or any  sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account  without FDIC or other  insurance in an Eligible  Institution.  In the event  that a  Custodial  Account  is  established  pursuant  to  clause  (iii),  (iv) or (v) of the  preceding sentence,  the Company shall provide the Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

        Eligible  Institution:  [______________],  or an  institution  having (i) the highest  short-term  debt rating,  and one of the two highest  long-term debt ratings of each Rating Agency;  or (ii) with respect to any
Custodial Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured  long-term debt ratings of each Rating Agency.

        Equity  Take-Out  Refinanced  Mortgage  Loan: A Refinanced  Mortgage Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as  defined  in the Fannie Mae
Guide(s).

        Escrow  Account:  Each separate trust account or accounts  created and  maintained  pursuant to Section
4.06 which  shall be entitled  "__________________,  in trust for the  [Purchaser],  Owner of  Adjustable  Rate
Mortgage Loans,  and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the
Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting  ground rents,  taxes, assessments,  water  rates,  sewer rents,  municipal  charges,  mortgage  insurance  premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

        Fannie Mae:   The Federal National Mortgage Association, or any successor thereto.

        Fannie  Mae  Guide(s):  The  Fannie  Mae  Selling  Guide and the  Fannie  Mae  Servicing  Guide and all
amendments or additions thereto.

        FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

        FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

        FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

        Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

        First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

        GAAP:  Generally accepted accounting principles, consistently applied.

        HUD:  The United States Department of Housing and Urban Development or any successor thereto.

        Index:  With respect to any adjustable  rate Mortgage  Loan, the index  identified on the Mortgage Loan
Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

        Initial Rate Cap:    As to each adjustable rate Mortgage Loan, where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

        Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the
Mortgage Loan or the related Mortgaged Property.

        Lender Paid  Mortgage  Insurance  Rate:  The Lender Paid  Mortgage  Insurance  Rate shall be a rate per annum equal to the percentage shown on the Mortgage Loan Schedule.

        Lender Primary Mortgage  Insurance  Policy:  Any Primary  Mortgage  Insurance Policy for which premiums are paid by the Company.

        Lifetime Rate Cap: As to each  adjustable rate Mortgage Loan, the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan.

        Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

        Loan-to-Value  Ratio or LTV: With respect to any Mortgage Loan,  the ratio of the original  outstanding principal  amount  of the  Mortgage  Loan,  to (i) the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date with respect to a Refinanced  Mortgage  Loan,  and (ii) the lesser of the Appraised  Value of the  Mortgaged  Property as of the  Origination  Date or the  purchase  price of the  Mortgaged  Property  with respect to all other Mortgage Loans.

        Margin:  With respect to each adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in each related  Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest
Rate, as set forth in the Mortgage Loan Schedule.

        Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to
Section 5.03.

        Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        Mortgage:  The  mortgage,  deed of trust or other  instrument  securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in
Exhibit A hereto and any  additional  documents  required  to be added to the  Mortgage  File  pursuant to this
Agreement.

        Mortgage  Impairment  Insurance  Policy:  A mortgage  impairment or blanket hazard  insurance policy as described in Section 4.11.

        Mortgage  Interest Rate: The annual rate at which interest  accrues on any Mortgage Loan,  which may be adjusted from time to time for an  adjustable  rate Mortgage  Loan,  in accordance  with the  provisions of the related Mortgage Note.

        Mortgage Loan: An individual  mortgage loan which is the subject of this Agreement,  each Mortgage Loan originally  sold and subject to this Agreement being  identified on the Mortgage Loan Schedule  attached to the related Term Sheet,  which Mortgage Loan includes without  limitation the Mortgage File, the Monthly  Payments,
Principal  Prepayments,  Liquidation  Proceeds,  Condemnation  Proceeds,  Insurance  Proceeds,  REO Disposition
Proceeds,  and all other rights,  benefits,  proceeds and  obligations  arising from or in connection with such
Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents:  The documents listed in Exhibit A.

        Mortgage  Loan  Remittance  Rate:  With  respect to each  Mortgage  Loan,  the annual  rate of interest remitted to the  Purchaser,  which shall be equal to the Mortgage  Interest  Rate minus the  Servicing Fee Rate minus the Lender Paid Mortgage Insurance Rate.

        Mortgage  Loan  Schedule:  The  schedule of Mortgage  Loans  annexed to the  related  Term Sheet,  such schedule  setting forth the following  information  with respect to each Mortgage Loan in the related  Mortgage
Loan Package:

        (1)    the Company's Mortgage Loan identifying number;

        (2)    the Mortgagor's first and last name;

        (3)    the street address of the Mortgaged Property including the city, state and zip code;

        (4)    a code  indicating  whether  the  Mortgaged  Property  is  owner-occupied,  a second  home or an investor property;

        (5)    the type of residential property constituting the Mortgaged Property;

(8)     the original months to maturity of the Mortgage Loan;

(9)     the remaining  months to maturity from the related  Cut-off  Date,  based on the original  amortization schedule  and, if  different,  the maturity  expressed in the same manner but based on the actual  amortization schedule;

        (8)    the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

        (9)    the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date  immediately following the related  Cut-off Date, the Index,  the Margin,  the Initial Rate Cap, if any,  Periodic Rate Cap,
if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

        (10)   the Origination Date of the Mortgage Loan;

        (11)   the stated maturity date;

        (12)   the amount of the Monthly Payment at origination;

        (13)   the amount of the Monthly Payment as of the related  Cut-off Date;

        (14)   the original principal amount of the Mortgage Loan;

        (15)   the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction  of payments of principal  due on or before the related  Cut-off Date whether or not collected;

        (16)   a code  indicating the purpose of the Mortgage Loan (i.e.,  purchase,  rate and term  refinance, equity take-out refinance);

        (17)   a code indicating the documentation style (i.e. full, alternative, etc.);

        (18)   the number of times during the twelve (12) month period  preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

        (19)   the date on which the first payment is or was due;

(21)    a code  indicating  whether or not the  Mortgage  Loan is the subject of a Primary  Mortgage  Insurance
               Policy and the name of the related insurance carrier;

        (21)   a code indicating  whether or not the Mortgage Loan is currently  convertible and the conversion spread;

        (22)   the last Due Date on which a Monthly  Payment  was  actually  applied  to the  unpaid  principal balance of the Mortgage Loan.

        (23)   product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(25)    credit score and/or mortgage score, if applicable;

        (25)   a code indicating  whether or not the Mortgage Loan is the subject of a Lender Primary  Mortgage
Insurance Policy and the name of the related insurance carrier and the Lender Paid Mortgage Insurance Rate;

(28)    a code indicating  whether or not the Mortgage Loan has a prepayment  penalty and if so, the amount and term thereof;

(29)    the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

(30)    whether such  Mortgage  Loan is a "Home Loan",  "Covered  Home Loan",  "Manufactured  Housing" or "Home
Improvement Loan" as defined in the New Jersey Home Ownership Security Act of 2002; and

(31)    whether the Mortgage Loan has a mandatory arbitration clause.

        With  respect to the  Mortgage  Loans in the  aggregate,  the Mortgage  Loan  Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

        (1)    the number of Mortgage Loans;

        (2)    the current aggregate outstanding principal balance of the Mortgage Loans;

        (3)    the weighted average Mortgage Interest Rate of the Mortgage Loans;

        (4)    the weighted average maturity of the Mortgage Loans; and

        (5)    the weighted average months to next Adjustment Date;

        Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note,  consisting of a single  parcel of real estate  considered  to be real  estate  under the laws of the state in which such real property  is  located  which may  include  condominium  units and  planned  unit  developments,  improved  by a residential  dwelling;  except that with respect to real property  located in jurisdictions in which the use of leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a  leasehold  estate of the
Mortgage, the term of which is equal to or longer than the term of the Mortgage.

        Mortgagor:  The obligor on a Mortgage Note.

        Nonrecoverable  Advance:  Any portion of a Monthly  Advance or  Servicing  Advance  previously  made or proposed  to be made by the  Company  pursuant  to this  Agreement,  that,  in the good faith  judgment  of the
Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from the related Mortgagor or the related Liquidation Proceeds,  Insurance Proceeds,  Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

        OCC:  Office of the Comptroller of the Currency, or any successor thereto.

        Officers'  Certificate:  A  certificate  signed by the Chairman of the Board,  the Vice Chairman of the
Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one
of the  Assistant  Treasurers  or Assistant  Secretaries  of the  Company,  and  delivered to the  Purchaser as required by this Agreement.

        Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

        Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan, be the date of the funding of the debt being  refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

        OTS:  Office of Thrift Supervision, or any successor thereto.

        Periodic Rate Cap: As to each  adjustable  rate Mortgage Loan, the maximum  increase or decrease in the
Mortgage  Interest  Rate on any  Adjustment  Date,  as set forth in the related  Mortgage  Note and the related
Mortgage Loan Schedule.

        Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

        (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii)  repurchase  obligations  with a term not to exceed  thirty (30) days and with  respect to
               (a) any security  described  in clause (i) above and entered into with a depository  institution or trust company (acting as principal) described in clause (ii)(a) above;

               (iv) securities  bearing  interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America  or any state  thereof  that are rated in one of the two highest  rating  categories  by each  Rating  Agency at the time of such  investment  or contractual commitment providing for such investment;  provided, however, that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments therein  will  cause  the  then  outstanding  principal  amount  of  securities  issued  by such corporation  and held as  Permitted  Investments  to  exceed  10% of the  aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

               (v)  commercial   paper   (including   both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America (which may include repurchase  obligations secured by collateral  described in clause
               (i)) and other  securities  and which  money  market  funds are rated in one of the two  highest rating categories by each Rating Agency.

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such  investment  or security is  purchased  at a price greater than par.

        Person: Any individual,  corporation,  partnership,  joint venture,  association,  joint-stock company, limited  liability  company,  trust,  unincorporated  organization  or  government  or any agency or  political subdivision thereof.

        Prepayment  Interest  Shortfall:  With respect to any Remittance  Date, for each Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one  month's  interest  at the  applicable  Mortgage  Loan  Remittance  Rate on the  amount  of such  Principal
Prepayment  over the amount of interest  (adjusted to the Mortgage Loan  Remittance  Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

        Prepayment Period:   With respect to any Remittance  Date,  the calendar  month  preceding the month in which such Remittance Date occurs.

        Primary  Mortgage  Insurance  Policy:  Each primary policy of mortgage  insurance  represented to be in effect pursuant to Section  3.02(hh),  or any replacement  policy therefor  obtained by the Company pursuant to
Section 4.08.

        Prime Rate:  The prime rate  announced  to be in effect from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  including any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of  interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price:  As defined in Section 2.02.

        Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

        Qualified  Appraiser:  An  appraiser,  duly  appointed by the Company,  who had no interest,  direct or indirect  in  the  related  Mortgaged  Property  or in any  loan  made  on  the  security  thereof,  and  whose compensation  is not affected by the approval or  disapproval  of the Mortgage Loan, and such appraiser and the appraisal  made by such  appraiser  both  satisfy the  requirements  of Title XI of FIRREA and the  regulations promulgated  thereunder and the  requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

        Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the  related  Mortgaged  Property is  located,  duly  authorized  and  licensed in such states to transact  the applicable  insurance  business and to write the  insurance  provided,  approved as an insurer by Fannie Mae or
FHLMC.

        Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized  rating  agencies issuing ratings with respect to such securities, if any.

        Refinanced  Mortgage  Loan:  A Mortgage  Loan  which was made to a  Mortgagor  who owned the  Mortgaged
Property  prior to the  origination  of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

        REMIC:  A "real  estate  mortgage  investment  conduit," as such term is defined in Section 860D of the
Code.

        REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at
Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

        Remittance  Date: The 18th day of any month,  beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

        REO Disposition:  The final sale by the Company of any REO Property.

        REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

        REO Property:  A Mortgaged  Property acquired by the Company on behalf of the Purchaser as described in
Section 4.13.

        Repurchase  Price:  With respect to any Mortgage  Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation  multiplied by the Stated  Principal  Balance of such Mortgage Loan on the repurchase  date,  plus (ii) interest on such  outstanding  principal  balance at the
Mortgage Loan  Remittance  Rate from the last date through which interest has been paid and  distributed to the
Purchaser to the end of the month of repurchase,  plus, (iii) third party expenses  incurred in connection with the  transfer of the Mortgage  Loan being  repurchased;  less  amounts  received or advanced in respect of such repurchased  Mortgage  Loan which are being held in the  Custodial  Account  for  distribution  in the month of repurchase.

        SAIF:  The Savings Association Insurance Fund, or any successor thereto.

        Sales Price:  With  respect to any Mortgage  Loan the  proceeds of which were used by the  Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

        Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and  expenses
(including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not  limited  to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement,  administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections, foreclosures by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Company  specifies the Mortgage  Loan(s) to which such  expenses  relate and, upon Purchaser's  request,  provides  documentation  supporting such expense (which documentation would be acceptable  to Fannie  Mae),  and  provided  further  that any such  enforcement,  administrative  or  judicial proceeding  does not  arise  out of a  breach  of any  representation,  warranty  or  covenant  of the  Company hereunder),  (c) the  management  and  liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property is
acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage  Insurance
Policy premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and
(f) compliance with the obligations under Section 4.08.

        Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser  shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of
(a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount and  period  respecting  which any related  interest  payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the  interest  portion of such
Monthly Payment  collected by the Company,  or as otherwise  provided under Section 4.05 and in accordance with the Fannie Mae  Guide(s).  Any fee  payable  to the  Company  for  administrative  services  related to any REO
Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

        Servicing Fee Rate:  As set forth in the Term Sheet.

        Servicing  File:  With respect to each Mortgage  Loan,  the file retained by the Company  consisting of originals of all  documents in the Mortgage  File which are not  delivered to the  Purchaser  and copies of the
Mortgage  Loan  Documents  listed in Exhibit A, the  originals of which are  delivered to the  Purchaser or its designee pursuant to Section 2.04.

        Servicing  Officer:  Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage  Loans whose name  appears on a list of servicing  officers  furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

        Stated Principal Balance:  As to each Mortgage Loan as of any date of determination,  (i) the principal balance of such  Mortgage  Loan at the Cut-off  Date after  giving  effect to payments of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the Purchaser with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of  principal  or advances in lieu thereof.

        Subservicer:  Any  subservicer  which is  subservicing  the Mortgage  Loans  pursuant to a Subservicing
Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

        Subservicing Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

               Term Sheet:  A  supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and delivered by the Company and the  Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on Schedule I attached  thereto,  which  supplemental agreement  shall contain  certain  specific  information  relating to such sale of such Mortgage  Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                  ARTICLE II

                           PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                                RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                    BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  Agreement to Purchase.

        The Company agrees to sell and the Purchaser  agrees to purchase the Mortgage Loans having an aggregate
Stated  Principal  Balance on the related  Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related
Closing Date,  with  servicing  retained by the Company.  The Company  shall deliver the related  Mortgage Loan
Schedule  attached to the related  Term Sheet for the Mortgage  Loans to be  purchased  on the related  Closing
Date to the Purchaser at least two (2) Business  Days prior to the related  Closing  Date.  The Mortgage  Loans shall be sold  pursuant to this  Agreement,  and the related Term Sheet shall be executed and  delivered on the related Closing Date.

        Section 2.02  Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation
(subject to adjustment as provided  therein),  multiplied by the Stated  Principal  Balance,  as of the related
Cut-off Date, of the Mortgage  Loan listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet,  after application of scheduled  payments of principal due on or before the related Cut-off Date whether or not collected.

        In addition to the Purchase  Price as  described  above,  the  Purchaser  shall pay to the Company,  at closing,  accrued  interest on the Stated  Principal  Balance of each Mortgage  Loan as of the related  Cut-off
Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

        The Purchase Price plus accrued  interest as set forth in the preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser  shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date,  (2)
all other recoveries of principal collected on or after the related Cut-off Date (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off  Date shall  belong to the  Company),  and (3) all  payments of interest on the Mortgage  Loans net of applicable  Servicing Fees (minus that portion of any such payment which is  allocable to the period prior to the related  Cut-off  Date).  The  outstanding  principal  balance of each
Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal due on or before  the  related  Cut-off  Date  whether  or not  collected,  together  with any  unscheduled  principal prepayments  collected  prior to the related  Cut-off  Date;  provided,  however,  that  payments of  scheduled principal  and  interest  prepaid for a Due Date beyond the  related  Cut-off  Date shall not be applied to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall  be the  property  of the
Purchaser.  The Company shall deposit any such prepaid  amounts into the  Custodial  Account,  which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

        Section 2.03  Servicing of Mortgage Loans.

        Simultaneously  with the  execution  and delivery of each Term Sheet,  the Company does hereby agree to directly service the Mortgage Loans listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet  subject to the terms of this  Agreement  and the related  Term  Sheet.  The rights of the  Purchaser  to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

        Section 2.04  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

        As of the related Closing Date, the Company sold,  transferred,  assigned, set over and conveyed to the
Purchaser,  without  recourse,  on a servicing  retained basis,  and the Company hereby  acknowledges  that the
Purchaser  has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  Company  will  deliver the  Mortgage  Files to the
Custodian  designated by Purchaser,  on or before the related Closing Date, at the expense of the Company.  The
Company  shall  maintain a Servicing  File  consisting  of a copy of the contents of each Mortgage File and the originals of the  documents in each  Mortgage File not  delivered to the  Purchaser.  The Servicing  File shall contain all documents  necessary to service the Mortgage  Loans.  The  possession of each Servicing File by the
Company is at the will of the  Purchaser,  for the sole purpose of servicing  the related  Mortgage  Loan,  and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related
Mortgage  File  and  all  rights,  benefits,  proceeds  and  obligations  arising  therefrom  or in  connection therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage  Loans  prepared by or which come into the  possession of the Company shall be received and held by the Company in trust for the  benefit of the  Purchaser  as the owner of the  Mortgage  Loans.  Any portion of the Mortgage  Files  retained by the Company  shall be  appropriately  identified  in the  Company's computer  system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the contents of the Mortgage Files only in accordance  with written  instructions of the
Purchaser,  except when such  release is required as  incidental  to the  Company's  servicing  of the Mortgage
Loans or is in  connection  with a repurchase of any Mortgage  Loan or Loans with respect  thereto  pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

        Section 2.05   Books and Records.

        The sale of each Mortgage Loan shall be reflected on the  Company's  balance sheet and other  financial statements as a sale of assets by the Company.  The Company shall be  responsible  for  maintaining,  and shall maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for inspection by the Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the
Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage of any  condominium  project as required by Fannie Mae or FHLMC,  and  periodic  inspection reports as required by Section  4.13.  To the extent that  original  documents are not required for purposes of realization of Liquidation  Proceeds or Insurance Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

        The Company shall  maintain with respect to each Mortgage Loan and shall make  available for inspection by any Purchaser or its designee the related  Servicing  File during the time the Purchaser  retains  ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

        In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that regulate  Purchaser,  including  but not  limited to, the OTS,  the FDIC and other  similar  entities,  access, during normal  business hours,  upon  reasonable  advance notice to Company and without cost to Company or such supervisory  agents or examiners,  to any  documentation  regarding the Mortgage  Loans that may be required by any applicable regulator.

        Section 2.06. Transfer of Mortgage Loans.

        The Company shall keep at its servicing  office books and records in which,  subject to such reasonable regulations  as it may  prescribe,  the  Company  shall note  transfers  of  Mortgage  Loans.  No transfer of a
Mortgage  Loan may be made unless such transfer is in  compliance  with the terms  hereof.  For the purposes of this  Agreement,  the  Company  shall be under no  obligation  to deal with any  person  with  respect  to this
Agreement or any  Mortgage  Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may,  subject to the terms of this  Agreement,  sell and transfer one or more of the  Mortgage  Loans,  provided,  however,  that  the  transferee  will  not be  deemed  to be a
Purchaser  hereunder  binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer  in an  Assignment  and
Assumption of this Agreement  substantially  in the form of Exhibit D hereto  executed by the transferee  shall have been  delivered  to the  Company.  The  Purchaser  also shall  advise the  Company of the  transfer.  Upon receipt of notice of the  transfer,  the Company  shall mark its books and records to reflect the  ownership of the  Mortgage  Loans of such  assignee,  and the  previous  Purchaser  shall be released  from its  obligations hereunder with respect to the Mortgage Loans sold or transferred.

        Section 2.07  Delivery of Mortgage Loan Documents.

               The Company  shall  deliver and release to the  Purchaser  or its  designee  the  Mortgage  Loan
Documents  in  accordance  with  the  terms  of this  Agreement  and the  related  Term  Sheet.  The  documents enumerated  as items (1),  (2),  (3),  (4),  (5),  (6),  (7),  (8),  (9) and (16) in Exhibit A hereto  shall be delivered by the Company to the  Purchaser  or its designee no later than three (3) Business  Days prior to the related  Closing  Date  pursuant  to a bailee  letter  agreement.  All  other  documents  in  Exhibit A hereto, together with all other  documents  executed in connection  with the Mortgage Loan that Company may have in its possession,  shall be retained by the Company in trust for the  Purchaser.  If the Company  cannot  deliver the original  recorded  Mortgage Loan Documents or the original  policy of title  insurance,  including  riders and endorsements  thereto,  on the related  Closing Date, the Company shall,  promptly upon receipt  thereof and in any case not later than 120 days from the related  Closing  Date,  deliver such original  documents,  including original  recorded  documents,  to the Purchaser or its designee  (unless the Company is delayed in making such delivery by reason of the fact that such documents  shall not have been returned by the  appropriate  recording office).  If delivery is not  completed  within 120 days solely due to delays in making such delivery by reason of the fact that such  documents  shall not have been returned by the  appropriate  recording  office,  Company shall  deliver  such  document  to  Purchaser,  or its  designee,  within such time  period as  specified  in a
Company's  Officer's  Certificate.  In the event that documents have not been received by the date specified in the Company's Officer's  Certificate,  a subsequent Company's Officer's  Certificate shall be delivered by such date  specified  in the  prior  Company's  Officer's  Certificate,  stating  a  revised  date  for  receipt  of documentation.  The procedure  shall be repeated  until the  documents  have been  received and  delivered.  If delivery is not  completed  within 180 days solely due to delays in making such  delivery by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  the Company  shall continue  to use its best  efforts to effect  delivery as soon as possible  thereafter,  provided  that if such documents  are not  delivered by the 270th day from the date of the related  Closing  Date,  the Company  shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

        The Company  shall pay all initial  recording  fees,  if any, for the  assignments  of mortgage and any other fees in  connection  with the  transfer of all  original  documents  to the  Purchaser  or its  designee.
Company shall prepare,  in recordable form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser, or its designee.  Company shall be responsible for recording the assignments of mortgage.

        Company shall provide an original or duplicate  original of the title insurance  policy to Purchaser or its designee  within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

        Any review by the  Purchaser,  or its designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

        If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File,  the Purchaser shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

        The  Company  shall  forward to the  Purchaser,  or its  designee,  original  documents  evidencing  an assumption,  modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with
Section 4.01 or 6.01 within one week of their  execution;  provided,  however,  that the Company  shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for  recordation within one week of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording  office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

        From  time to time  the  Company  may have a need for  Mortgage  Loan  Documents  to be  released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written  request of the
Company,  within ten (10)  Business  Days,  deliver to the  Company,  any  requested  documentation  previously delivered to Purchaser as part of the Mortgage File,  provided that such  documentation is promptly returned to
Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during  the time  that any such  documentation  is held by the  Company,  such  possession  is in trust for the benefit of  Purchaser.  Company  shall  indemnify  Purchaser,  and its  designee,  from and against any and all losses,  claims,  damages,  penalties,  fines,  forfeitures,  costs and  expenses  (including  court  costs and reasonable  attorney's  fees)  resulting  from  or  related  to  the  loss,  damage,  or  misplacement  of  any documentation delivered to Company pursuant to this paragraph.

        Section 2.08  Quality Control Procedures.

        The Company must have an internal  quality  control  program that  verifies,  on a regular  basis,  the existence  and  accuracy of the legal  documents,  credit  documents,  property  appraisals,  and  underwriting decisions.  The  program  must be  capable  of  evaluating  and  monitoring  the  overall  quality  of its loan production  and  servicing  activities.  The program is to ensure that the Mortgage  Loans are  originated  and serviced in accordance  with prudent  mortgage  banking  practices  and  accounting  principles;  guard against dishonest,  fraudulent,  or negligent acts; and guard against errors and omissions by officers,  employees,  or other authorized persons.

        Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment is made by a Mortgagor on or prior to three months after the related Closing Date], the Company shall remit to the Purchaser an amount equal to the excess, if any, of the
Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment.  Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of such
Principal Prepayment by the Company.

           In the event  either  of the first  three (3)  scheduled  Monthly  Payments  which are due under any
Mortgage Loan after the related  Cut-off Date are not made during the month in which such Monthly  Payments are due,  then not later than five (5) Business Days after notice to the Company by Purchaser  (and at  Purchaser's sole option),  the Company,  shall repurchase such Mortgage Loan from the Purchaser  pursuant to the repurchase provisions contained in this Subsection 3.03.

        Section 2.10  Modification of Obligations.

        Purchaser may, without any notice to Company,  extend,  compromise,  renew,  release,  change,  modify, adjust or alter,  by operation of law or otherwise,  any of the  obligations of the Mortgagors or other persons obligated  under a Mortgage  Loan without  releasing or otherwise  affecting the  obligations  of Company under this  Agreement,  or  with  respect  to  such  Mortgage  Loan,  except  to the  extent  Purchaser's  extension, compromise,  release, change, modification,  adjustment, or alteration affects Company's ability to collect the
Mortgage  Loan or realize on the  security  of the  Mortgage,  but then only to the extent such action has such effect.

                                                  ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

        Section 3.01  Representations and Warranties of the Company.

        The Company  represents,  warrants and covenants to the Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

        (a)    The Company is a national  association,  duly organized,  validly  existing and in good standing under the laws of the federal  laws of the United  States of America and has all  licenses  necessary  to carry out its business as now being conducted,  and is licensed and qualified to transact  business in and is in good standing under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under applicable  law from such  licensing or  qualification  or is otherwise not required  under  applicable  law to effect such licensing or  qualification  and no demand for such licensing or  qualification  has been made upon such  Company by any such  state,  and in any event such  Company  is in  compliance  with the laws of any such state to the extent  necessary to ensure the  enforceability  of each  Mortgage  Loan and the  servicing of the
Mortgage Loans in accordance with the terms of this Agreement;

        (b) The Company has the full power and  authority  and legal  right to hold,  transfer  and convey each
Mortgage  Loan,  to sell  each  Mortgage  Loan and to  execute,  deliver  and  perform,  and to enter  into and consummate  all  transactions  contemplated  by this  Agreement  and the related  Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement and the related Term Sheet and any agreements  contemplated  hereby,  has duly executed and delivered this Agreement and the related Term Sheet, and any agreements  contemplated  hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements  contemplated hereby,  constitutes a legal,  valid and binding obligation of the Company,  enforceable  against it in accordance with its terms, and all  requisite  corporate  action has been taken by the Company to make this  Agreement  and the  related  Term
Sheet and all  agreements  contemplated  hereby  valid and binding  upon the Company in  accordance  with their terms;

        (c)  Neither the  execution  and  delivery  of this  Agreement  and the  related  Term  Sheet,  nor the origination  or  purchase  of the  Mortgage  Loans  by the  Company,  the  sale of the  Mortgage  Loans  to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions  of this  Agreement  and the related Term Sheet will  conflict with any of the terms, conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict  with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or instrument  to which the Company is now a party or by which it is bound,  or  constitute a default or result in an acceleration under any of the foregoing,  or result in the material violation of any law, rule,  regulation, order,  judgment or decree to which the Company or its  properties  are  subject,  or impair the ability of the
Purchaser to realize on the Mortgage Loans.

        (d) There is no  litigation,  suit,  proceeding or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree  outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the
Mortgage Loans, the execution,  delivery,  performance or enforceability of this Agreement and the related Term
Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial  condition of the
Company.

        (e) No  consent,  approval,  authorization  or order of any  court or  governmental  agency  or body is required for the execution,  delivery and  performance by the Company of or compliance by the Company with this
Agreement or the related Term Sheet,  or the sale of the Mortgage  Loans and delivery of the Mortgage  Files to the  Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet, except for consents, approvals, authorizations and orders which have been obtained;

        (f) The  consummation of the  transactions  contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment and conveyance of the Mortgage  Notes and the Mortgages by the Company  pursuant to this  Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (g) The  origination and servicing  practices used by the Company and any prior  originator or servicer with respect to each  Mortgage Note and Mortgage have been legal and in  accordance  with  applicable  laws and regulations  and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage origination  and  servicing  business.  Each  Mortgage  Loan has been  serviced in all material  respects  with
Accepted Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such  payments are in the  possession  of, or under the control of, the
Company,  and there  exist no  deficiencies  in  connection  therewith  for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the  provisions of the related  Mortgage  Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable  law and has been  established in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and  payable.  No escrow  deposits  or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

        (h) The  Company  used no  selection  procedures  that  identified  the  Mortgage  Loans as being  less desirable or valuable than other  comparable  mortgage loans in the Company's  portfolio at the related Cut-off
Date;

        (i)    The Company will treat the sale of the Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

        (j)    Company is an approved  seller/servicer of residential  mortgage loans for Fannie Mae, FHLMC and
HUD,  with such  facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage loans.  The Company is duly  qualified,  licensed,  registered  and otherwise  authorized  under all applicable federal,  state and local laws, and  regulations,  if applicable,  meets the minimum capital  requirements  set forth by the OCC, and is in good standing to sell mortgage  loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred  which would make Company  unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or FHLMC;

        (k)    The Company  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every covenant  contained in this Agreement or the related Term Sheet.  The Company is solvent and the sale of the  Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the Mortgage
Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

        (l)    No statement,  tape,  diskette,  form,  report or other  document  prepared by, or on behalf of,
Company  pursuant  to this  Agreement  or the  related  Term  Sheet  or in  connection  with  the  transactions contemplated  hereby,  contains or will contain any  statement  that is or will be  inaccurate or misleading in any material respect;

        (m)    The Company  acknowledges and agrees that the Servicing Fee represents  reasonable  compensation for  performing  such  services  and that the  entire  Servicing  Fee  shall be  treated  by the  Company,  for accounting  and tax  purposes,  as  compensation  for the servicing and  administration  of the Mortgage  Loans pursuant to this Agreement.  In the opinion of Company, the consideration  received by Company upon the sale of
the  Mortgage  Loans  to  Purchaser  under  this  Agreement  and  the  related  Term  Sheet   constitutes  fair
consideration for the Mortgage Loans under current market conditions.

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the business,  operations,  financial  condition,  properties or assets of the Company since the date of the
Company's  financial  information  that would  have a material  adverse  effect on its  ability to perform  its obligations under this Agreement; and

(o)     The  Company  has not dealt with any  broker,  investment  banker,  agent or other  person  that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

        Section 3.02  Representations and Warranties as to Individual Mortgage Loans.

        References in this Section to  percentages  of Mortgage  Loans refer in each case to the  percentage of the aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off Date,  based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to  scheduled  Monthly  Payments  due on or  prior  to the  related  Cut-off  Date,  whether  or not  received.
References  to  percentages  of  Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected aggregate  Stated Principal  Balances of the related  Mortgage Loans  (determined as described in the preceding sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

         (a) The  information  set forth in the Mortgage  Loan  Schedule  attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

        (b)    The  Mortgage  creates  a valid,  subsisting  and  enforceable  first  lien or a first  priority ownership  interest in an estate in fee simple in real property  securing the related  Mortgage Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of creditors;

        (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage  Loan;  the Company has not advanced  its own funds,  or induced,  solicited or knowingly received  any  advance of funds  from a party  other than the owner of the  Mortgaged  Property  subject to the
Mortgage,  directly or  indirectly,  for the payment of any amount  required by the  Mortgage  Loan.  As of the related  Closing  Date,  all of the Mortgage  Loans will have an actual  interest paid to date of their related
Cut-off  Date(or later) and will be due for the scheduled  monthly payment next succeeding the Cut-off Date (or later),  as evidenced by a posting to Company's  servicing  collection  system.  No payment  under any Mortgage
Loan is delinquent as of the related  Closing Date nor has any  scheduled  payment been  delinquent at any time during  the  twelve  (12)  months  prior  to the  month of the  related  Closing  Date.  For  purposes  of this paragraph,  a  Mortgage  Loan will be deemed  delinquent  if any  payment  due  thereunder  was not paid by the
Mortgagor in the month such payment was due;

        (d) There are no  defaults  by  Company in  complying  with the terms of the  Mortgage,  and all taxes, governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold  payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

        (e) The  terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered  or modified  in any  respect,  except by  written  instruments  which  have been  recorded  to the extent any such recordation  is required by law, or,  necessary  to protect the interest of the  Purchaser.  No  instrument  of waiver,  alteration or modification  has been executed  except in connection with a modification  agreement and which  modification  agreement is part of the Mortgage File and the terms of which are reflected in the related
Mortgage  Loan  Schedule,  and no Mortgagor  has been  released,  in whole or in part,  from the terms  thereof except in connection with an assumption  agreement and which assumption  agreement is part of the Mortgage File and the terms of which are reflected in the related  Mortgage Loan Schedule;  the substance of any such waiver, alteration or modification  has been approved by the issuer of any related Primary Mortgage  Insurance  Policy,
Lender Primary  Mortgage  Insurance  Policy and title insurance  policy,  to the extent required by the related policies;

        (f)  The  Mortgage  Note  and the  Mortgage  are not  subject  to any  right  of  rescission,  set-off, counterclaim or defense,  including,  without  limitation,  the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise  of any right  thereunder,  render  the
Mortgage Note or Mortgage unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, counterclaim  or  defense,  including  the  defense  of  usury,  and no  such  right  of  rescission,  set-off, counterclaim  or defense  has been  asserted  with  respect  thereto;  and as of the related  Closing  Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

        (g) All buildings or other customarily  insured  improvements  upon the Mortgaged  Property are insured by a Qualified  Insurer,  against  loss by fire,  hazards of extended  coverage  and such other  hazards as are provided  for in the Fannie Mae or FHLMC Guide,  as well as all  additional  requirements  set forth in Section
4.10 of this  Agreement.  All such standard hazard policies are in full force and effect and contain a standard mortgagee  clause  naming the Company and its  successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood  Disaster  Protection
Act of 1973, as amended,  the Mortgage Loan is covered by a flood insurance  policy meeting the requirements of the current  guidelines of the Federal  Insurance  Administration  which policy conforms to Fannie Mae or FHLMC requirements,  as well as all  additional  requirements  set  forth in  Section  4.10 of this  Agreement.  Such policy was issued by a Qualified  Insurer.  The Mortgage  obligates  the  Mortgagor  thereunder to maintain all such insurance at the Mortgagor's  cost and expense,  and on the Mortgagor's  failure to do so,  authorizes the holder  of  the  Mortgage  to  maintain  such  insurance  at the  Mortgagor's  cost  and  expense  and to  seek reimbursement  therefor from the  Mortgagor.  Neither the Company (nor any prior  originator or servicer of any of the  Mortgage  Loans) nor any  Mortgagor  has  engaged in any act or  omission  which has  impaired or would impair the coverage of any such policy,  the benefits of the endorsement  provided for herein,  or the validity and binding effect of either;

        (h) Each Mortgage Loan complies with, and the Company has complied with,  applicable  local,  state and
federal  laws,  regulations  and  other  requirements  including,  without  limitation,   usury,  equal  credit
opportunity,  real estate settlement  procedures,  the Federal  Truth-In-Lending  Act,  disclosure laws and all applicable  predatory  and abusive  lending laws and  consummation  of the  transactions  contemplated  hereby, including  without  limitation,  the receipt of interest by the owner of such Mortgage  Loan,  will not involve the  violation  of any such laws,  rules or  regulations.  None of the Mortgage  Loans are (a)  Mortgage  Loans
subject to 12 CFR Part  226.31,  12 CFR Part  226.32 or 226.34 of  Regulation  Z, the  regulation  implementing
TILA, which implements the Home Ownership and Equity  Protection Act of 1994, as amended,  or (b) except as may be provided in subparagraph (c) below,  classified and/or defined, as a "high cost",  "threshold",  "predatory"
"high risk home loan" or "covered" loan (or a similarly  classified  loan using different  terminology  under a law imposing  additional  legal  liability for mortgage loans having high interest  rates,  points and or/fees)
under any other applicable  state,  federal or local law including,  but not limited to, the States of Georgia,
New York, North Carolina,  Arkansas,  Kentucky or New Mexico, (c) Mortgage Loans subject to the New Jersey Home
Ownership  Security Act of 2002 (the "Act"),  unless such  Mortgage Loan is a (1) "Home Loan" as defined in the
Act that is a first  lien  Mortgage  Loan,  which is not a "High  Cost Home  Loan" as defined in the Act or (2)
"Covered Home Loan" as defined in the Act that is a first lien purchase  money  Mortgage  Loan,  which is not a
High Cost Home Loan under the Act, or (d) secured by Mortgaged  Property in the  Commonwealth of  Massachusetts
with a loan  application  date on or after  November 7, 2004 that  refinances a mortgage loan that is less than sixty  (60)  months  old,  unless  such  Mortgage  Loan  (1)  is on an  investment  property,  (ii)  meets  the requirements set forth in the Code of Massachusetts  Regulation  ("CMR"),  209 CMR 53.04(1)(b),  or (iii) meets the  requirements  set forth in the 209 CMR  53.04(1)(c).  In addition to and  notwithstanding  anything to the contrary herein,  no Mortgage Loan for which the Mortgaged  Property is located in New Jersey is a Home Loan as defined in the Act that was made,  arranged,  or assigned by a person  selling  either a  manufactured  home or home  improvements  to the  Mortgaged  Property or was made by an originator to whom the Mortgagor was referred by any such seller.  Each Mortgage Loan is being (and has been) serviced in accordance with Accepted  Servicing
Practices and applicable state and federal laws, including,  without limitation,  the Federal  Truth-In-Lending
Act and other consumer  protection laws, real estate settlement  procedures,  usury,  equal credit  opportunity and disclosure laws.  Company shall maintain in its possession,  available for the Purchaser's  inspection,  as appropriate,  and shall deliver to the Purchaser or its designee upon demand,  evidence of compliance  with all such requirements;

        (i) The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded, and the Mortgaged  Property has not been  released  from the lien of the Mortgage,  in whole or in part nor has any instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.
The Company has not waived the  performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform  such action  would cause the Mortgage  Loan to be in default,  nor has the Company  waived any default resulting from any action or inaction by the Mortgagor;

        (j)    The Mortgage is a valid,  subsisting,  enforceable  and  perfected  first lien on the  Mortgaged
Property,  including all buildings on the Mortgaged Property and all installations and mechanical,  electrical, plumbing,  heating and air conditioning systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the Mortgage Note's  original  principal balance  subject  to  principles  of equity,  bankruptcy,  insolvency  and other  laws of  general  application affecting  the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any evidence of any security  interest or other  interest  or right  thereto.  Such lien is free and clear of all  adverse  claims, liens and  encumbrances  having  priority  over the first lien of the Mortgage  subject only to (1) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (2) covenants,  conditions and restrictions,  rights of way,  easements and other matters of the public record as of the date of recording which are  acceptable to mortgage  lending  institutions  generally and either (A) which are referred to in the lender's title insurance policy  delivered to the originator or otherwise  considered in the appraisal made for the  originator of the Mortgage  Loan, or (B) which do not adversely  affect the  residential  use or Appraised
Value  of the  Mortgaged  Property  as set  forth in such  appraisal,  and (3)  other  matters  to  which  like properties are commonly  subject which do not  individually or in the aggregate  materially  interfere with the benefits  of  the  security  intended  to be  provided  by  the  Mortgage  or  the  use,  enjoyment,  value  or marketability  of the related  Mortgaged  Property.  Any security  agreement,  chattel  mortgage or  equivalent document  related to and  delivered in  connection  with the  Mortgage  Loan  establishes  and creates a valid, subsisting,  enforceable  and  perfected  first  lien and first  priority  security  interest  on the  property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

        (k) The Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors,  and the Company has taken all action  necessary to transfer  such rights of  enforceability  to the
Purchaser.  All  parties  to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter  into the
Mortgage Loan and to execute and deliver the Mortgage Note and the  Mortgage.  The Mortgage Loan  Documents are
on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage  Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage  Loan has taken  place on the part of  Company  or the  Mortgagor,  or on the part of any other party  involved in the  origination  or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have  been  fully  disbursed  and there is no  requirement  for  future  advances  thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements  and as to  disbursements  of any escrow funds  therefor  have been  complied  with.  All costs,  fees and  expenses  incurred  in making or closing the
Mortgage Loan and the  recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (l) The Company is the sole owner and holder of the  Mortgage  Loan and the  indebtedness  evidenced by the Mortgage Note.  Upon the sale of the Mortgage Loan to the  Purchaser,  the Company will retain the Mortgage
File or any part thereof with respect  thereto not  delivered to the Purchaser or the  Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the  Mortgage  Loan.  Immediately prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage Note and the
Mortgage,  were not  subject to an  assignment,  sale or pledge to any person  other  than  Purchaser,  and the
Company had good and  marketable  title to and was the sole owner  thereof  and had full right to transfer  and sell the Mortgage  Loan to the Purchaser  free and clear of any  encumbrance,  equity,  lien,  pledge,  charge, claim or security  interest and has the full right and authority  subject to no interest or  participation  of, or  agreement  with,  any other party,  to sell and assign the Mortgage  Loan  pursuant to this  Agreement  and following  the sale of the Mortgage  Loan,  the  Purchaser  will own such  Mortgage  Loan free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge, claim or security interest. The Company intends to relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the  terms of the sale of the  Mortgage  Loan and the  Company  will not have any obligation or right to repurchase the Mortgage Loan or substitute  another  Mortgage Loan,  except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

        (m) Each  Mortgage  Loan is covered  by an ALTA  lender's  title  insurance  policy or other  generally acceptable  form of  policy  or  insurance  acceptable  to  Fannie  Mae or  FHLMC  (including  adjustable  rate endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring  (subject to the exceptions  contained in
(j)(1),  (2) and (3) above) the Company,  its  successors  and assigns,  as to the first  priority  lien of the
Mortgage  in the  original  principal  amount  of the  Mortgage  Loan and  against  any loss by  reason  of the invalidity  or  unenforceability  of the lien  resulting  from the  provisions  of the Mortgage  providing  for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or regulation,  the
Mortgagor has been given the opportunity to choose the carrier of the required  mortgage title  insurance.  The
Company,  its successors and assigns,  is the sole insured of such lender's title insurance policy,  such title insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment  to the Purchaser of the  Company's  interest  therein  does not  require  the  consent of or  notification  to the insurer and such lender's  title  insurance  policy is in full force and  effect  and will be in full force and effect  upon the consummation  of the  transactions  contemplated  by this  Agreement.  No  claims  have been  made  under  such lender's  title  insurance  policy,  and no prior  holder or servicer of the related  Mortgage,  including  the
Company,  nor any  Mortgagor,  has done, by act or omission,  anything  which would impair the coverage of such lender's title insurance policy;

        (n) There is no default,  breach,  violation or event of  acceleration  existing  under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period, would constitute a default, breach,  violation or event permitting acceleration;  and neither the Company,  nor any prior  mortgagee has waived any default,  breach,  violation or event  permitting acceleration;

        (o) There are no  mechanics'  or  similar  liens or claims  which  have been  filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related
Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

        (p) All  improvements  subject to the Mortgage which were considered in determining the appraised value of the Mortgaged  Property lie wholly within the  boundaries  and building  restriction  lines of the Mortgaged
Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining properties  encroach upon the Mortgaged  Property except those which are insured against by the title insurance policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

        (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant  to, and conforms  with,  the
Company's  underwriting  guidelines  attached  as Exhibit H hereto.  The  Mortgage  Loan bears  interest  at an adjustable  rate (if  applicable)  as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the Mortgage  Note are due and payable on the first day of each month.  The  Mortgage  contains the usual and  enforceable  provisions of the Company at the time of origination  for the  acceleration of the payment of the unpaid  principal amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

        (r) The  Mortgaged  Property is not subject to any  material  damage.  At  origination  of the Mortgage
Loan there was not,  since  origination  of the  Mortgage  Loan there has not been,  and there  currently is no proceeding  pending  for the total or partial  condemnation  of the  Mortgaged  Property.  The  Company has not
received notification that any such proceedings are scheduled to commence at a future date;

        (s) The related  Mortgage  contains  customary and enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization  against  the  Mortgaged  Property of the benefits of the security provided  thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial  foreclosure.  There  is no  homestead  or other exemption  available to the Mortgagor which would interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

        (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized and duly qualified if required under  applicable law to act as such, has been properly  designated and currently so serves and is named in the
Mortgage,  and no fees or expenses,  except as may be required by local law, are or will become  payable by the
Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

        (u) The  Mortgage  File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final approval of the mortgage loan application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or  indirect,  in the  Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser  both  satisfy  the  requirements  of Fannie  Mae or FHLMC and Title XI of the  Federal  Institutions
Reform,  Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder,  all as in effect on the date the Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

        (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or  otherwise,  are (or,  during the  period in which they held and  disposed  of such  interest,  were) (A) in compliance  with any and all applicable  licensing  requirements of the laws of the state wherein the Mortgaged
Property is located,  and (B) (1)  organized  under the laws of such state,  or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations  or national  banks or a Federal  Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

        (w) The related Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security  interest of any  applicable  security  agreement or chattel  mortgage referred to above and such collateral does not serve as security for any other obligation;

        (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

        (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features;  No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

        (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not  insolvent  and the Company has no knowledge of any  circumstances  or  conditions  with respect to the  Mortgage,  the  Mortgaged  Property,  the
Mortgagor or the  Mortgagor's  credit  standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable  investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

        (aa) Each  Mortgage  Loan bears  interest  based upon a thirty  (30) day month and a three  hundred and sixty  (360) day year.  The  Mortgage  Loans have an  original  term to  maturity  of not more than thirty (30)
years,  with interest  payable in arrears on the first day of each month.  As to each  adjustable rate Mortgage
Loan, on each applicable  Adjustment Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the
Index, plus the applicable  Margin;  provided,  that the Mortgage Interest Rate, on each applicable  Adjustment
Date,  will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as  applicable.  Over the term of each  adjustable  rate  Mortgage  Loan,  the Mortgage  Interest  Rate will not exceed such  Mortgage  Loan's
Lifetime Rate Cap. None of the Mortgage Loans are  "interest-only"  Mortgage  Loans or "negative  amortization"
Mortgage  Loans.  With respect to each  adjustable  rate Mortgage  Loan,  each Mortgage Note requires a monthly payment  which is  sufficient  (a) during the period prior to the first  adjustment  to the  Mortgage  Interest
Rate, to fully  amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest  Rate,  and (b) during the period  following  each  Adjustment  Date,  to fully amortize the outstanding  principal  balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest Rate. With respect to each adjustable rate Mortgage  Loan,  the Mortgage Note provides that when the Mortgage  Interest Rate changes on an Adjustment
Date,  the then  outstanding  principal  balance will be  reamortized  over the remaining  life of the Mortgage
Loan. No Mortgage Loan contains terms or provisions  which would result in negative  amortization.  None of the
Mortgage  Loans contain a conversion  feature which would cause the Mortgage Loan interest rate to convert to a fixed interest rate.  None of the Mortgage Loans are considered agricultural loans;

        (bb)  (INTENTIONALLY LEFT BLANK)

        (cc)  (INTENTIONALLY LEFT BLANK)

        (dd)  (INTENTIONALLY LEFT BLANK)

        (ee)  (INTENTIONALLY LEFT BLANK)

        (ff)  (INTENTIONALLY LEFT BLANK)

        (gg) (INTENTIONALLY LEFT BLANK)

        (hh)    In the event the Mortgage  Loan had an LTV at  origination  greater than 80.00%,  the excess of the principal  balance of the Mortgage Loan over 75.0% of the  Appraised  Value of the Mortgaged  Property with respect to a Refinanced  Mortgage  Loan,  or the lesser of the  Appraised  Value or the  purchase  price of the
Mortgaged  Property  with respect to a purchase  money  Mortgage  Loan was insured as to payment  defaults by a
Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such Primary  Mortgage  Insurance Policy have been and are being complied with, such policy is in full force and effect,  and all premiums due  thereunder  have been paid. No Mortgage Loan requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has  occurred and no state of facts exists that has, or will result in the exclusion  from,  denial of, or defense to coverage.  Any
Mortgage Loan subject to a Primary Mortgage  Insurance  Policy  obligates the Mortgagor  thereunder to maintain the Primary Mortgage  Insurance  Policy,  subject to state and federal law, and to pay all premiums and charges in  connection  therewith.  No action has been  taken or failed to be taken,  on or prior to the  Closing  Date which has resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary
Mortgage  Insurance Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or  reduce  the  availability  of the  timely  payment  of the full  amount  of the  loss  otherwise  due thereunder to the insured) whether arising out of actions,  representations,  errors, omissions, negligence, or fraud of the Company or the  Mortgagor,  or for any other reason  under such  coverage;  The mortgage  interest rate for the Mortgage  Loan as set forth on the related  Mortgage  Loan  Schedule is net of any such  insurance premium.  Any Mortgage Loan subject to a Lender  Primary  Mortgage  Insurance  Policy  obligates the Company to maintain  the Lender  Primary  Mortgage  Insurance  Policy and to pay all  premiums  and charges in  connection therewith;

        (ii)   The  Assignment is in  recordable  form and is  acceptable  for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

        (jj)   None of the  Mortgage  Loans are secured by an interest in a  leasehold  estate.  The  Mortgaged
Property is located in the state  identified  in the related  Mortgage  Loan  Schedule and consists of a single parcel of real property with a detached single family residence  erected thereon,  or a townhouse,  or a two-to four-family  dwelling,  or an individual  condominium unit in a condominium project, or an individual unit in a planned unit  development or a de minimis planned unit  development,  provided,  however,  that no residence or dwelling is a single parcel of real property with a  manufactured  home not affixed to a permanent  foundation, or a mobile home. Any condominium  unit or planned unit  development  conforms with the Company's  underwriting guidelines.  As of the date of  origination,  no  portion of any  Mortgaged  Property  was used for  commercial purposes,  and since the  Origination  Date,  no portion of any  Mortgaged  Property has been, or currently is, used for commercial purposes;

        (kk)   Payments  on the  Mortgage  Loan  commenced  no more than  sixty  (60) days after the funds were disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments  of  principal  and  interest,  which  installments  are  subject to change due to the adjustments to the Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated and payable in arrears.  Each of the Mortgage  Loans will amortize fully by the stated  maturity  date,  over an original term of not more than thirty years from commencement of amortization;

        (ll)   As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully  occupied under applicable law, and all inspections,  licenses and  certificates  required to be made or issued with respect to all  occupied  portions of the  Mortgaged  Property  and,  with  respect to the use and  occupancy of the same, including but not limited to certificates of occupancy and fire  underwriting  certificates,  have been made or obtained from the appropriate authorities;

        (mm)   There is no pending  action or proceeding  directly  involving  the Mortgaged  Property in which compliance  with  any  environmental  law,  rule or  regulation  is an  issue;  there  is no  violation  of any environmental  law,  rule or  regulation  with  respect to the  Mortgaged  Property;  and the  Company  has not
received any notice of any  environmental  hazard on the Mortgaged  Property and nothing  further remains to be done to satisfy in full all  requirements  of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

        (nn)   The  Mortgagor  has not  notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

        (oo)   No Mortgage Loan is a  construction  or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

        (pp)   The Mortgagor for each Mortgage Loan is a natural person;

        (qq)   None of the Mortgage Loans are Co-op Loans;

        (rr)   With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated. Except as otherwise set forth on the Mortgage
Loan Schedule, with respect to each Mortgage Loan that contains a prepayment penalty, such prepayment penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

        (ss)   With respect to each Mortgage  Loan either (i) the fair market value of the  Mortgaged  Property securing  such  Mortgage  Loan was at least  equal to 80  percent  of the  original  principal  balance of such
Mortgage Loan at the time such  Mortgage  Loan was  originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property.  For the purposes of the preceding sentence,  if the Mortgage Loan has been significantly  modified other than as a result of a default or a reasonable  foreseeable  default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

        (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and Urban
Development  pursuant to sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings bank, a commercial bank,  credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

        (uu)  None of the  Mortgage  Loans  are  simple  interest  Mortgage  Loans  and  none of the  Mortgaged
Properties are timeshares;

        (vv)  All of the  terms  of the  Mortgage  pertaining  to  interest  rate  adjustments,  payment adjustments and  adjustments of the  outstanding  principal  balance are  enforceable,  all such adjustments  have been  properly  made,  including  the  mailing of required  notices,  and such adjustments do not and will not affect the priority of the Mortgage  lien.  With respect to each
        Mortgage Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the  Mortgage  Loan to  determine  whether  all  interest  rate  adjustments  have  been made in accordance with the terms of the Mortgage Note and Mortgage;

        (ww) Each Mortgage Note, each Mortgage,  each Assignment and any other documents  required  pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

(xx) There is no  Mortgage  Loan that was  originated  on or after  October  1, 2002 and before  March 7, 2003, which is secured by property located in the State of Georgia;

(yy)  No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies;

               (zz) No borrower was  encouraged  or required to select a Mortgage  Loan product  offered by the
        Mortgage Loan's  originator  which is a higher cost product designed for less  creditworthy  borrowers, unless at the time of the  Mortgage  Loan's  origination,  such  borrower  did not qualify  taking into account credit history and  debt-to-income  ratios for a lower-cost  credit product then offered by the
        Mortgage  Loan's  originator or any  affiliate of the Mortgage  Loan's  originator.  If, at the time of loan  application,  the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator,  the Mortgage Loan's originator  referred the borrower's application to such affiliate for underwriting consideration;

(aaa)   The methodology used in underwriting  the extension of credit for each Mortgage Loan employs  objective mathematical  principles  which relate the borrower's  income,  assets and liabilities to the proposed  payment and such  underwriting  methodology  does not rely on the extent of the borrower's  equity in the collateral as the principal  determining factor in approving such credit extension.  Such underwriting  methodology confirmed that at the time of  origination  (application/approval)  the borrower had a reasonable  ability to make timely payments on the Mortgage Loan;

(bbb)   With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium upon a prepayment  prior to maturity:  (i) prior to the loan's  origination,  the  borrower  agreed to such premium in exchange  for a monetary  benefit,  including  but not  limited to a rate or fee  reduction,  (ii) prior to the loan's  origination,  the  borrower  was offered the option of  obtaining a mortgage  loan that did not require payment of such a premium,  (iii) the  prepayment  premium is disclosed  to the borrower in the loan  documents pursuant  to  applicable  state and  federal  law,  and (iv)  notwithstanding  any state or federal  law to the contrary,  the Servicer  shall not impose such  prepayment  premium in any instance  when the mortgage  debt is accelerated as the result of the borrower's default in making the loan payments;

(ccc)   No  borrower  was  required to  purchase  any credit  life,  disability,  accident or health  insurance product as a condition of obtaining  the  extension of credit.  No borrower  obtained a prepaid  single-premium credit  life,  disability,  accident or health  insurance  policy in  connection  with the  origination  of the
Mortgage  Loan;  No proceeds  from any Mortgage  Loan were used to purchase  single  premium  credit  insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

 (ddd)  The Company will  transmit  full-file  credit  reporting  data for each  Mortgage  Loan pursuant to the
 Fannie Mae  Selling  Guide and that for each  Mortgage  Loan,  the Company  agrees it shall  report one of the following  statuses each month as follows:  new origination,  current,  delinquent (30-, 60-, 90-days,  etc.), foreclosed, or charged-off,

(eee)  Any  Mortgage  Loan with a  Mortgaged  Property  in the State of  Illinois  complies  with the  Illinois
Interest Act; and

(fff) With respect to any Mortgage  Loan  originated  on or after August 1, 2004 and  underlying  the security, neither the related  Mortgage nor the related  Mortgage Note requires the borrower to submit to  arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

        Section 3.03  Repurchase; Substitution.

        It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and
3.02  shall  survive  the sale of the  Mortgage  Loans and  delivery  of the  Mortgage  Loan  Documents  to the
Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of  examination,  of any Mortgage  File.  Upon  discovery by either the Company or the Purchaser of a breach of any of the foregoing representations  and warranties which  materially and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage  Loan,  the party  discovering  such breach shall give prompt written notice to the other.  The Company  shall have a period of sixty (60) days from the earlier of its  discovery or its receipt of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby covenants  and agrees  that if any such breach is not  corrected  or cured  within  such sixty day period,  the
Company shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the  Repurchase  Price or, with the  Purchaser's prior  consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any  representation  or warranty set forth in Section 3.01,  and such breach is not cured  within  sixty (60) days of the  earlier of either  discovery  by or notice to the Company of such breach,  all  Mortgage  Loans  shall,  at the option of the  Purchaser,  be  repurchased  by the Company at the
Repurchase  Price.  Any such repurchase  shall be accomplished by wire transfer of immediately  available funds to Purchaser in the amount of the Repurchase Price.

        If the Company is required to repurchase  any Mortgage Loan pursuant to this Section 3.03,  the Company may,  with the  Purchaser's  prior  consent and at  Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such  defective  Mortgage Loan from the terms of this  Agreement and  substitute another  mortgage loan for such  defective  Mortgage  Loan, in lieu of  repurchasing  such  defective  Mortgage
Loan. Any substitute  Mortgage Loan is subject to Purchaser  acceptability.  Any substituted  Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

        The Company shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal of the removed
Mortgage Loan from this Agreement and the  substitution  of such substitute  Mortgage Loan therefor.  Upon such amendment,  the Purchaser  shall review the Mortgage File delivered to it relating to the  substitute  Mortgage
Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the  substitution  occurs and any  Principal  Prepayments  made  thereon  during  such month shall be the property of the Purchaser and accrued  interest for such month on the Mortgage Loan for which the  substitution is made and any  Principal  Prepayments  made  thereon  during such month shall be the property of the Company.
The principal payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the Mortgage Loan for which the  substitution is made due on such date shall be the property of the Purchaser.

        For any month in which the Company is permitted to substitute one or more  substitute  Mortgage  Loans, the  Company  will  determine  the amount  (if any) by which the  aggregate  Stated  Principal  Balance  (after application of the principal  portion of all scheduled  payments due in the month of  substitution)  of all the substitute  Mortgage Loans in the month of substitution  is less then the aggregate  Stated  Principal  Balance
(after  application of the principal  portion of the scheduled payment due in the month of substitution) of the such  replaced  Mortgage  Loan.  An  amount  equal  to the  aggregate  of such  deficiencies  described  in the preceding  sentence for any  Remittance  Date shall be deposited  into the Custodial  Account by the Company on the related  Determination  Date in the month  following  the  calendar  month  during  which the  substitution occurred.

        It is understood  and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01, constitute  the sole  remedies  of the  Purchaser  respecting  a breach of the  foregoing  representations  and warranties.  If the Company  fails to  repurchase  or  substitute  for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance  with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this  paragraph  shall affect the rights of the Purchaser to terminate this
Agreement for cause, as set forth in Sections 10.01 and 11.01.

        Any  cause  of  action  against  the  Company  relating  to  or  arising  out  of  the  breach  of  any representations  and  warranties  made in Sections  3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)
the earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the  Company,
(ii)  failure by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        In the event that any Mortgage Loan is held by a REMIC,  notwithstanding any contrary provision of this
Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant  to  Subsection  3.03  shall be made  after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a)  (9) of the Code),  unless the  Company  has  obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the
REMIC to fail to qualify as a REMIC at any time.

        Section 3.04  Representations and Warranties of the Purchaser.

        The Purchaser  represents,  warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(c)     The Purchaser is a corporation,  dully organized  validly  existing and in good standing under the laws of the State of Delaware and is qualified to transact  business in, is in good standing  under the laws of, and possesses  all  licenses  necessary  for the  conduct of its  business  in,  each state in which any  Mortgaged
Property is located or is otherwise  except or not required under  applicable law to effect such  qualification or license;

(d)     The Purchaser  has full power and authority to hold each Mortgage  Loan, to purchase each Mortgage Loan pursuant to this  Agreement and the related Term Sheet and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated  by this Agreement and the related Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement  and the related Term Sheet,  has duly  executed and  delivered  this  Agreement and the related Term
Sheet;

        (c)    None of the  execution and delivery of this  Agreement and the related Term Sheet,  the purchase of the Mortgage Loans,  the  consummation of the  transactions  contemplated  hereby,  or the fulfillment of or compliance  with the terms and  conditions of this  Agreement and the related Term Sheet will conflict with any of the terms,  conditions or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material  breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement  or  instrument  to which the  Purchaser  is now a party or by which it is  bound,  or  constitute  a default or result in an  acceleration  under any of the foregoing,  or result in the material  violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

        (d)    There is no litigation  pending or to the best of the  Purchaser's  knowledge,  threatened  with respect to the Purchaser  which is reasonably  likely to have a material  adverse effect on the purchase of the related  Mortgage  Loans,  the  execution,  delivery or  enforceability  of this Agreement and the related Term
Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial  condition of the
Purchaser;

        (e)    No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this  Agreement  and the related  Term Sheet,  the purchase of the Mortgage  Loans or the  consummation  of the transactions  contemplated  by this  Agreement  and the  related  Term Sheet  except for  consents,  approvals, authorizations and orders which have been obtained;

        (f)    The consummation of the  transactions  contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

        (h)    The Purchaser  will treat the purchase of the Mortgage  Loans from the Company as a purchase for reporting, tax and accounting purposes; and

        (i)    The Purchaser does not believe, nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

        The  Purchaser  shall  indemnify  the  Company and hold it  harmless  against any claims,  proceedings, losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and  necessary  legal fees and related  costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute the sole remedies of the
Seller respecting a breach of the foregoing representations and warranties.

                                                  ARTICLE IV

                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01  Company to Act as Servicer.

        The Company,  as  independent  contract  servicer,  shall service and  administer the Mortgage Loans in accordance  with this  Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem  necessary or desirable and consistent  with the terms of this  Agreement  and the related Term Sheet and with  Accepted  Servicing  Practices  and exercise the same care that it  customarily  employs  for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the Mortgage  Loans in strict  compliance  with the  servicing provisions  of the Fannie Mae Guides  (special  servicing  option),  which  include,  but are not  limited  to, provisions  regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the  maintenance of hazard  insurance  with a Qualified  Insurer,  the maintenance  of mortgage  impairment  insurance,  the  maintenance  of fidelity  bond and errors and  omissions insurance,  inspections,  the restoration of Mortgaged Property,  the maintenance of Primary Mortgage Insurance
Policies  and  Lender  Primary  Mortgage  Insurance  Policies,  insurance  claims,  the title,  management  and disposition of REO Property,  permitted  withdrawals  with respect to REO Property,  liquidation  reports,  and reports of  foreclosures  and  abandonments  of Mortgaged  Property,  the transfer of Mortgaged  Property,  the release of Mortgage Files,  annual statements,  and examination of records and facilities.  In the event of any conflict,  inconsistency  or  discrepancy  between any of the servicing  provisions  of this  Agreement and the related  Term Sheet and any of the  servicing  provisions  of the Fannie Mae  Guides,  the  provisions  of this
Agreement and the related Term Sheet shall control and be binding upon the Purchaser and the Company.

        Consistent with the terms of this Agreement and the related Term Sheet,  the Company may waive,  modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant
indulgence  to  any  Mortgagor  if  in  the  Company's  reasonable  and  prudent   determination  such  waiver,
modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained the prior written  consent of the  Purchaser,  the Company shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than  ninety  days or forgive  any  payment of  principal  or  interest,  reduce or  increase  the  outstanding principal  balance  (except  for  actual  payments  of  principal)  or change the final  maturity  date on such
Mortgage  Loan.  In the event of any such  modification  which has been  agreed to in writing by the  Purchaser and which permits the deferral of interest or principal  payments on any Mortgage Loan,  the Company shall,  on the  Business  Day  immediately  preceding  the  Remittance  Date in any month in which any such  principal  or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with
Section 4.04, the difference  between (a) such month's  principal and one month's interest at the Mortgage Loan
Remittance  Rate on the  unpaid  principal  balance  of such  Mortgage  Loan  and  (b) the  amount  paid by the
Mortgagor.  The  Company  shall be entitled to  reimbursement  for such  advances to the same extent as for all other advances  pursuant to Section 4.05.  Without limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized  and  empowered,  to prepare,  execute and  deliver,  all  instruments  of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable  instruments, with  respect to the Mortgage  Loans and with respect to the  Mortgaged  Properties.  Notwithstanding  anything herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect  to any  Mortgage  Loan which runs more than 180 days  after the first  delinquent  Due Date.  Any such agreement shall be approved by Purchaser and, if required,  by the Primary  Mortgage  Insurance  Policy insurer and Lender Primary Mortgage Insurance Policy insurer, if required.

        Notwithstanding  anything in this Agreement to the contrary,  if any Mortgage Loan becomes subject to a
Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan,  shall not permit any modification with respect to such Mortgage  Loan that would change the Mortgage  Interest Rate and (b) shall not (unless the
Mortgagor  is in  default  with  respect to such  Mortgage  Loan or such  default  is, in the  judgment  of the
Company,  reasonably  foreseeable)  make or permit any  modification,  waiver or  amendment of any term of such
Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage Loan under Section 1001 of the Code (or Treasury regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a
REMIC under the Code or the imposition of any tax on "prohibited  transactions"  or  "contributions"  after the startup date under the REMIC Provisions.

        Prior to taking any action with  respect to the  Mortgage  Loans  subject to a  Pass-Through  Transfer, which is not  contemplated  under the terms of this  Agreement,  the Company  will obtain an Opinion of Counsel acceptable  to the trustee in such  Pass-Through  Transfer  with respect to whether such action could result in the  imposition of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined  in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set  forth in  Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC  Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

        The Company  shall not permit the  creation of any  "interests"  (within the meaning of Section 860G of the Code) in any REMIC.  The Company shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets other than "qualified mortgages"  as defined in  Section  860G(a)(3)  of the Code or  "permitted  investments"  as defined in Section
860G(a)(5) of the Code.

        In servicing  and  administering  the Mortgage  Loans,  the Company  shall  employ  Accepted  Servicing
Practices,  giving due  consideration  to the  Purchaser's  reliance on the  Company.  Unless a different  time period is stated in this Agreement or the related Term Sheet,  Purchaser  shall be deemed to have given consent in connection with a particular  matter if Purchaser does not  affirmatively  grant or deny consent within five
(5) Business Days from the date Purchaser  receives a second  written  request for consent for such matter from
Company as servicer.

        The Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the Company  provided that the
Subservicer  is an entity  that  engages  in the  business  of  servicing  loans,  and in either  case shall be authorized  to transact  business,  and licensed to service  mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are situated,  if and to the extent  required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either  case shall be a FHLMC or Fannie Mae  approved  mortgage  servicer  in good  standing,  and no event has occurred,  including  but not limited to a change in insurance  coverage,  which would make it unable to comply with the eligibility  requirements for lenders imposed by Fannie Mae or for seller/servicers  imposed by Fannie
Mae or FHLMC, or which would require  notification to Fannie Mae or FHLMC. In addition,  each  Subservicer will obtain and  preserve its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform or cause to be  performed  its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may  cause  the  Subservicer  to  perform  any  such  servicing responsibilities  on its behalf,  but the use by the Company of the  Subservicer  shall not release the Company from any of its  obligations  hereunder  and the Company  shall remain  responsible  hereunder for all acts and omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the  Servicing  Fee.  Company shall notify  Purchaser  promptly in writing upon the  appointment  of any
Subservicer.

        At the cost and expense of the Company,  without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and  responsibilities  of the Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the  requirements  in the preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section
4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the Company shall at its own cost and expense terminate the rights and  responsibilities  of the Subservicer  effective as of the date of termination of the  Company.  The Company  shall pay all fees,  expenses or penalties  necessary in order to terminate  the rights and  responsibilities  of the Subservicer  from the Company's own funds without  reimbursement  from the
Purchaser.

        Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements  between the  Company  and the  Subservicer  or any  reference  herein to  actions  taken  through  the  Subservicer  or otherwise,  the Company  shall not be relieved of its  obligations  to the  Purchaser and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the
Mortgage  Loans.  The  Company  shall  be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company will indemnify and hold  Purchaser  harmless from any loss, liability  or  expense  arising  out of its  use of a  Subservicer  to  perform  any of its  servicing  duties, responsibilities and obligations hereunder.

        Any  Subservicing  Agreement  and any other  transactions  or services  relating to the Mortgage  Loans involving the Subservicer  shall be deemed to be between the  Subservicer and Company alone,  and the Purchaser shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation, duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

        Section 4.02  Collection of Mortgage Loan Payments.

        Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be  subject to this
Agreement,  the Company will proceed  diligently  to collect all payments due under each Mortgage Loan when the same shall  become due and  payable and shall,  to the extent such  procedures  shall be  consistent  with this
Agreement,  Accepted  Servicing  Practices,  and the terms  and  provisions  of any  related  Primary  Mortgage
Insurance  Policy and Lender  Primary  Mortgage  Insurance  Policy,  follow such  collection  procedures  as it follows  with  respect  to  mortgage  loans  comparable  to the  Mortgage  Loans and held for its own  account.
Further,  the Company will take special care in ascertaining  and estimating  annual escrow  payments,  and all other  charges  that,  as  provided in the  Mortgage,  will become due and  payable,  so that the  installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

        In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior written  consent of  Purchaser  and  Company  will use  diligent  efforts  to  collect  same when due except as otherwise provided in the prepayment penalty provisions provided in the Mortgage Loan Documents.

        Section 4.03  Realization Upon Defaulted Mortgage

        The Company shall use its best efforts,  consistent  with the procedures  that the Company would use in servicing  loans for its own account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage
Insurance  Policies and Lender  Primary  Mortgage  Insurance  Policies and the best interest of  Purchaser,  to foreclose  upon or otherwise  comparably  convert the  ownership of  properties  securing  such of the Mortgage
Loans as come  into and  continue  in  default  and as to which no  satisfactory  arrangements  can be made for collection of delinquent  payments  pursuant to Section 4.01.  Foreclosure or comparable  proceedings  shall be initiated  within ninety (90) days of default for Mortgaged  Properties for which no satisfactory  arrangements can be made for  collection  of  delinquent  payments,  subject to state and  federal law and  regulation.  The
Company  shall use its best efforts to realize upon  defaulted  Mortgage  Loans in such manner as will maximize the receipt of principal and interest by the  Purchaser,  taking into account,  among other things,  the timing of  foreclosure  proceedings.  The  foregoing  is  subject  to the  provisions  that,  in any  case in  which a
Mortgaged  Property  shall have  suffered  damage,  the  Company  shall not be required to expend its own funds toward the restoration of such property  unless it shall determine in its discretion (i) that such  restoration will increase the proceeds of liquidation  of the related  Mortgage Loan to the Purchaser  after  reimbursement to itself for such expenses,  and (ii) that such expenses will be recoverable by the Company through  Insurance
Proceeds or  Liquidation  Proceeds  from the related  Mortgaged  Property,  as  contemplated  in Section  4.05.
Company  shall  obtain  prior  approval  of  Purchaser  as to repair or  restoration  expenses in excess of ten thousand  dollars  ($10,000).  The  Company  shall  notify the  Purchaser  in writing  of the  commencement  of foreclosure  proceedings  and not less  than 5 days  prior  to the  acceptance  or  rejection  of any  offer of reinstatement.  The  Company  shall be  responsible  for all  costs  and  expenses  incurred  by it in any such proceedings  or  functions;  provided,  however,  that it shall be entitled to  reimbursement  thereof from the related  property,  as  contemplated  in Section  4.05.  Notwithstanding  anything  to the  contrary  contained herein,  in connection  with a foreclosure  or  acceptance of a deed in lieu of  foreclosure,  in the event the
Company has  reasonable  cause to believe  that a Mortgaged  Property is  contaminated  by  hazardous  or toxic substances or wastes,  or if the Purchaser  otherwise  requests an  environmental  inspection or review of such
Mortgaged  Property,  such  an  inspection  or  review  is to be  conducted  by a  qualified  inspector  at the
Purchaser's  expense.  Upon  completion of the  inspection,  the Company shall  promptly  provide the Purchaser with a written report of the environmental  inspection.  After reviewing the environmental  inspection  report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as  servicer of any  Mortgage  Loan which  becomes  ninety (90) days or greater delinquent in payment of a scheduled  Monthly  Payment,  without  payment of any  termination  fee with respect thereto,  provided  that the Company  shall on the date said  termination  takes effect be  reimbursed  for any unreimbursed  Monthly  Advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying  such  delinquent
Mortgage  Loan  notwithstanding  anything to the contrary set forth in Section  4.05.  In the event of any such termination,  the  provisions  of Section  11.01  hereof  shall apply to said  termination  and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

        In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO  Property,  such  property shall be disposed of by the  Company,  with the consent of Purchaser  as required  pursuant to this  Agreement, before the close of the third  taxable year  following  the taxable  year in which the Mortgage  Loan became an
REO Property,  unless the Company  provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent to the close of the third taxable year  following the taxable year in which the  Mortgage  Loan  became  an REO  Property,  will not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time  that  certificates  are  outstanding.  Company  shall  manage,  conserve,  protect  and operate  each such REO  Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner which does not cause such  property to fail to qualify as  "foreclosure  property"  within the  meaning of Section  860F(a)(2)(E)  of the Code,  or any "net income from  foreclosure  property"  which is subject to taxation  under the REMIC  provisions  of the Code.  Pursuant to its efforts to sell such  property, the Company  shall either  itself or through an agent  selected by Company,  protect and conserve such property in the same  manner and to such an extent as is  customary  in the  locality  where such  property  is located.
Additionally,  Company shall perform the tax  withholding  and reporting  related to Sections 1445 and 6050J of the Code.

        Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts.  The  Custodial  Account  shall be an Eligible  Account.  Funds shall be  deposited in the
Custodial  Account  within 24 hours of  receipt,  and shall at all times be  insured by the FDIC up to the FDIC insurance  limits,  or must be invested  in  Permitted  Investments  for the  benefit of the  Purchaser.  Funds deposited  in the  Custodial  Account may be drawn on by the  Company in  accordance  with  Section  4.05.  The creation of any  Custodial  Account  shall be  evidenced  by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter  agreement  shall be furnished to the Purchaser on the Closing  Date,  and upon the request of any subsequent Purchaser.

        The Company shall deposit in the Custodial  Account on a daily basis,  and retain therein the following payments and  collections  received or made by it  subsequent  to the Cut-off  Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect  of  principal  and interest on the Mortgage Loans due on or before the Cut-off Date:

        (i)    all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        (ii)   all  payments  on account of interest  on the  Mortgage  Loans  adjusted  to the  Mortgage  Loan
Remittance Rate;

        (iii)  all Liquidation Proceeds;

        (iv)   any  amounts  required  to be  deposited  by the  Company in  connection  with any REO  Property pursuant to Section 4.13 and in connection  therewith,  the Company  shall  provide the Purchaser  with written detail itemizing all of such amounts;

        (v)    all Insurance  Proceeds  including  amounts required to be deposited  pursuant to Sections 4.08,
4.10 and 4.11,  other than proceeds to be held in the Escrow  Account and applied to the  restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Accepted  Servicing  Practices,  the
Mortgage Loan Documents or applicable law;

        (vi)   all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which are not  released to the
Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

        (vii)  any Monthly Advances;

        (viii) with respect to each full or partial Principal  Prepayment,  any Prepayment Interest Shortfalls,
to the extent of the Company's aggregate Servicing Fee received with respect to the related Prepayment Period;

        (ix)   any amounts  required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

        (x)    any amounts required to be deposited in the Custodial  Account pursuant to Section 4.01, 4.13 or
6.02.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and  assumption  fees, to the extent  permitted by Section 6.01,  need not be deposited by the
Company in the  Custodial  Account.  Any  interest  paid on funds  deposited  in the  Custodial  Account by the depository  institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account  pursuant to Section 4.05 (iv). The Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

        Section 4.05  Permitted Withdrawals From the Custodial Account.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

        (i)    to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii)   to reimburse  itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which  represent  late collections  (net of the  related  Servicing  Fees) of  principal  and/or  interest  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement,  the Company's  right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the Company is required to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement  shall be subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii)  to reimburse itself for  unreimbursed  Servicing  Advances and any unpaid Servicing  Fees(or REO administration  fees  described in Section  4.13),  the Company's  right to reimburse  itself  pursuant to this subclause  (iii) with  respect  to any  Mortgage  Loan being  limited  to  related  proceeds  from  Liquidation
Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds in  accordance  with the relevant  provisions of the
Fannie Mae Guides or as otherwise set forth in this Agreement;  any recovery shall be made upon  liquidation of the REO Property;

        (iv)   to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b)
the  Servicing  Fee from that  portion of any payment or recovery as to interest  with  respect to a particular
Mortgage Loan;

        (v)    to pay to itself  with  respect to each  Mortgage  Loan that has been  repurchased  pursuant  to
Section 3.03 all amounts  received  thereon and not distributed as of the date on which the related  repurchase price is determined,

        (vi)   to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

        (vii)  to remove funds inadvertently placed in the Custodial Account by the Company;

        (vi)   to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii)  to reimburse itself for  Nonrecoverable  Advances to the extent not reimbursed  pursuant to clause (ii)
or clause (iii).

        Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance under the insurance  limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the
Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow
Account  shall be evidenced  by a letter  agreement in the form shown in Exhibit C. The original of such letter agreement  shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon  request to any  subsequent purchaser.

        The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

        (i)    all Escrow  Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii)   all Insurance  Proceeds  which are to be applied to the  restoration  or repair of any Mortgaged
Property; and

        (iii)  all Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient to cover escrow disbursements.

               The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with
Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds  deposited  in the Escrow
Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the
Mortgagor  and,  to the extent  required  by law,  the Company  shall pay  interest  on  escrowed  funds to the
Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient  for such purposes.  The Purchaser  shall not be responsible  for any losses suffered with respect to investment of funds in the Escrow Account.

        Section 4.07  Permitted Withdrawals From Escrow Account.

        Withdrawals from the Escrow Account may be made by Company only:

        (i)    to effect timely payments of ground rents,  taxes,  assessments,  water rates,  Primary Mortgage
Insurance  Policy premiums,  if applicable,  fire and hazard insurance  premiums,  condominium  assessments and comparable items;

        (ii)   to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related
Mortgage  Loan but only from amounts  received on the related  Mortgage Loan which  represent  late payments or collections of Escrow Payments thereunder;

        (iii)  to refund to the Mortgagor any funds as may be determined to be overages;

        (iv)   for transfer to the Custodial Account in accordance with the terms of this Agreement;

        (v)    for application to restoration or repair of the Mortgaged Property;

        (vi)   to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii)  to clear and terminate the Escrow Account on the termination of this  Agreement.  As part of its servicing duties,  the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor; and

        (viii) to pay to the  Mortgagors  or other parties  Insurance  Proceeds  deposited in  accordance  with
Section 4.06.

        Section 4.08  Payment  of  Taxes,  Insurance  and  Other  Charges;   Maintenance  of  Primary  Mortgage
        Insurance Policies; Collections Thereunder.

        With respect to each Mortgage Loan, the Company shall maintain  accurate records  reflecting the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the
Mortgaged  Property  and the status of  primary  mortgage  insurance  premiums  and fire and  hazard  insurance coverage and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal premiums and shall effect  payment  thereof prior to the applicable  penalty or termination  date and at a time appropriate for securing maximum discounts  allowable,  employing for such purpose deposits of the Mortgagor in the Escrow  Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such  purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company  shall  determine  that any such  payments  are made by the
Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payments of all such bills  irrespective of the Mortgagor's  faithful performance  in the payment of same or the making of the Escrow  Payments and shall make  advances from its own funds to effect such payments.

        The  Company  will  maintain in full force and effect  Primary  Mortgage  Insurance  Policies or Lender
Primary  Mortgage  Insurance  Policies  issued by a Qualified  Insurer with respect to each  Mortgage  Loan for which  such  coverage  is  herein  required.  Such  coverage  will be  terminated  only  with the  approval  of
Purchaser,  or as required by applicable law or regulation.  The Company will not cancel or refuse to renew any
Primary Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance Policy in effect on the Closing Date that is required to be kept in force under this  Agreement  unless a  replacement  Primary  Mortgage  Insurance
Policy or Lender  Primary  Mortgage  Insurance  Policy for such canceled or nonrenewed  policy is obtained from and  maintained  with a  Qualified  Insurer.  The  Company  shall not take any  action  which  would  result in non-coverage  under any applicable  Primary  Mortgage  Insurance  Policy or Lender Primary  Mortgage  Insurance
Policy  of any loss  which,  but for the  actions  of the  Company  would  have  been  covered  thereunder.  In connection  with any  assumption  or  substitution  agreement  entered into or to be entered  into  pursuant to
Section  6.01,  the Company shall  promptly  notify the insurer under the related  Primary  Mortgage  Insurance
Policy or Lender Primary  Mortgage  Insurance  Policy,  if any, of such assumption or substitution of liability in  accordance  with the terms of such policy and shall take all actions  which may be required by such insurer as a condition to the  continuation of coverage under the Primary  Mortgage  Insurance Policy or Lender Primary
Mortgage  Insurance  Policy.  If such Primary Mortgage  Insurance  Policy or Lender Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution  of liability,  the Company shall obtain a replacement Primary Mortgage Insurance Policy or Lender Primary Mortgage Insurance Policy as provided above.

        In connection with its activities as servicer,  the Company agrees to prepare and present, on behalf of itself and the  Purchaser,  claims to the  insurer  under any  Private  Mortgage  Insurance  Policy in a timely fashion in accordance  with the terms of such Primary  Mortgage  Insurance  Policy or Lender  Primary  Mortgage
Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit  recovery under any
Primary Mortgage  Insurance Policy or Lender Primary Mortgage  Insurance Policy respecting a defaulted Mortgage
Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any Primary  Mortgage  Insurance
Policy or Lender Primary  Mortgage  Insurance  Policy shall be deposited in the Custodial  Account,  subject to withdrawal pursuant to Section 4.05.

        Section 4.09  Transfer of Accounts.

        The Company may transfer the Custodial  Account or the Escrow Account to a different  Eligible  Account from  time to time.  Such  transfer  shall be made  only  upon  obtaining  the  prior  written  consent  of the
Purchaser, which consent will not be unreasonably withheld.

        Section 4.10  Maintenance of Hazard Insurance.

        The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard  insurance  with extended  coverage  as is  acceptable  to Fannie Mae or FHLMC and  customary  in the area  where the  Mortgaged
Property  is  located  in an amount  which is equal to the  lesser of (i) the  maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal  balance of the
Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee  from becoming a co-insurer.  If required by the Flood  Disaster  Protection  Act of 1973, as amended,  each Mortgage Loan shall be covered by a flood  insurance  policy meeting the  requirements of the current  guidelines of the Federal Insurance  Administration in effect with an insurance carrier  acceptable to
Fannie  Mae or  FHLMC,  in an amount  representing  coverage  not less  than the  least of (i) the  outstanding principal  balance of the Mortgage Loan,  (ii) the maximum  insurable value of the  improvements  securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection
Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the  Company  determines  in accordance  with  applicable law and pursuant to the Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard  area and is not covered by flood  insurance  or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the  Company  shall  notify the related  Mortgagor that the Mortgagor must obtain such flood  insurance  coverage,  and if said Mortgagor fails to obtain the required flood  insurance  coverage  within  forty-five  (45) days after such  notification,  the
Company shall  immediately  force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum  insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood insurance in an amount as provided  above.  Any amounts  collected by the Company under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted Servicing Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the Company of the  Mortgagor or maintained on property  acquired in respect of the  Mortgage  Loan,  other than  pursuant to this  Agreement,  the Fannie Mae
Guides or such  applicable  state or federal laws and regulations as shall at any time be in force and as shall require such additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss  payable to the Company and its  successors  and/or  assigns  and shall  provide for at least  thirty days prior  written  notice of any  cancellation,  reduction  in the amount or  material  change in  coverage to the
Company.  The Company  shall not  interfere  with the  Mortgagor's  freedom of choice in  selecting  either his insurance carrier or agent,  provided,  however,  that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

        Section 4.11  Maintenance of Mortgage Impairment Insurance Policy.

        In the event that the Company shall obtain and maintain a blanket policy issued by a Qualified  Insurer insuring  against  hazard  losses on all of the  Mortgage  Loans,  then,  to the extent  such  policy  provides coverage in an amount equal to the amount  required  pursuant to Section 4.10 and  otherwise  complies with all other  requirements  of Section 4.10, it shall  conclusively be deemed to have satisfied its obligations as set forth in Section  4.10, it being  understood  and agreed that such policy may contain a deductible  clause,  in which case the Company shall, in the event that there shall not have been  maintained on the related  Mortgaged
Property or REO Property a policy  complying  with Section  4.10,  and there shall have been a loss which would have been covered by such policy,  deposit in the Custodial  Account the amount not otherwise payable under the blanket  policy  because of such  deductible  clause.  In  connection  with its  activities  as servicer of the
Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the Purchaser,  claims under any such blanket  policy  in a  timely  fashion  in  accordance  with the  terms of such  policy.  Upon  request  of the
Purchaser,  the Company shall cause to be delivered to the  Purchaser a certified  true copy of such policy and shall use its best  efforts to obtain a statement  from the  insurer  thereunder  that such policy  shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

        Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

        The Company shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and omissions insurance policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and papers relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the  Company  against  losses,  including  forgery,  theft,  embezzlement  and fraud of such persons.  The errors and omissions  insurance  shall protect and insure the Company  against losses arising out of errors and omissions and negligent  acts of such  persons.  Such errors and omissions  insurance  shall also protect  and insure the Company  against  losses in  connection  with the  failure to  maintain  any  insurance policies  required  pursuant to this  Agreement  and the release or  satisfaction  of a Mortgage  Loan  without having  obtained  payment in full of the  indebtedness  secured  thereby.  No  provision  of this  Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties  and  obligations  as set  forth in this  Agreement.  The  minimum  coverage  under  any  such  bond and insurance  policy  shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the Fannie
Mae Guides.  Upon request by the Purchaser,  the Company shall deliver to the Purchaser a certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be  terminated  or  materially  modified  without  thirty  (30)  days'  prior  written  notice  to the
Purchaser.  The Company  shall notify the  Purchaser  within five (5)  business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy  will be,  or has  been,  materially  modified  or  terminated.  The
Purchaser  (or any party  having  the status of  Purchaser  hereunder)  and any  subsidiary  thereof  and their successors  or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as additional  insured on the errors and  omissions  policy.  Upon request by  Purchaser,  Company  shall  provide
Purchaser  with an insurance  certificate  certifying  coverage  under this Section  4.12,  and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

        Section 4.13  Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the  Purchaser or its designee is not  authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing business" or tax laws of such  state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such
Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company from an attorney duly  licensed to practice  law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

        The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each  acquisition of
REO Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the  consummation  of any foreclosure  sale within three (3) Business  Days of the date Company  receives  notice of such  consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged  Property  obtained in connection with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance  with  Accepted  Servicing  Practices.  Thereafter,  the Company shall  continue to provide  certain administrative  services to the  Purchaser  relating to such REO Property as set forth in this Section 4.13. No
Servicing  Fee shall be assessed or otherwise  accrue on any REO  Property  from and after the date on which it becomes an REO Property.

        The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the Fannie Mae Guides  manage,  conserve,  protect  and  operate  each REO  Property in the same manner that it manages,  conserves,  protects  and operates  other  foreclosed  property for its own account,  and in the same manner that  similar  property in the same  locality as the REO  Property is managed.  The Company  shall cause each REO Property to be  inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO
Property to be inspected at least  monthly  thereafter  or more  frequently  as required by the  circumstances.
The Company  shall make or cause to be made a written  report of each such  inspection.  Such reports  shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

        The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO  Property in any event  within one year after title has been taken to such REO  Property,  unless the Company  determines,  and gives an appropriate notice to the Purchaser to such effect, that a longer period is  necessary  for the  orderly  liquidation  of such REO  Property.  If a longer  period  than one (1) year is permitted  under the  foregoing  sentence and is necessary to sell any REO  Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of Purchaser.  No REO Property shall be sold for less  than  ninety  five  percent  (95%) of its  Appraised  Value,  without  the prior  consent  of
Purchaser.  All requests for  reimbursement  of Servicing  Advances shall be in accordance  with the Fannie Mae
Guides.  The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best interests of the Purchaser  (subject to the above conditions)  only with the prior written  consent of the Purchaser.  Company shall provide  monthly  reports to
Purchaser in reference to the status of the marketing of the REO Properties.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as servicer of any such REO Property  without  payment of any  termination  fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination, the  provisions  of Section  11.01  hereof  shall  apply to said  termination  and the  transfer  of  servicing responsibilities  with respect to such REO  Property to the  Purchaser or its  designee.  Within five  Business
Days of any such  termination,  the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following  information  regarding the subject REO Property:  the related drive by appraisal or brokers price opinion,  and copies of any related  Mortgage  Impairment  Insurance Policy claims.  In addition,  within five Business  Days,  the Company shall provide the Purchaser  with the following information and documents  regarding the subject REO Property:  the related trustee's deed upon sale and copies of any related hazard insurance claims, or repair bids.

        Section 4.14  Notification of Maturity Date.

         With respect to each  Mortgage  Loan,  the Company  shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                                   ARTICLE V

                                           PAYMENTS TO THE PURCHASER

        Section 5.01  Distributions.

        On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser  (i) all  amounts  credited  to the  Custodial  Account  as of the close of  business  on the preceding  Determination  Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to
Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan Remittance  Rate on any Principal  Prepayment from the date of such  Principal  Prepayment  through the end of the month for which  disbursement  is made provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned during the month of the  distribution,  minus (iv) any amounts  attributable to Monthly Payments  collected but due on a Due Date or Dates subsequent to the preceding  Determination  Date, which amounts shall be remitted on the Remittance  Date next  succeeding the Due Period for such amounts.  It is understood  that, by operation of
Section 4.04, the remittance on the first  Remittance  Date with respect to Mortgage Loans  purchased  pursuant to the related  Term Sheet is to include  principal  collected  after the Cut-off  Date  through the  preceding
Determination  Date plus  interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such
Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

        With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage  points, but in no event greater than the maximum amount permitted by  applicable  law.  Such  interest  shall cover the period  commencing  with the day  following the
Business  Day such  payment  was due and ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.  On each  Remittance  Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

        (i) With  respect  to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal
(including a separate  breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment  amounts remitted in accordance with Section 4.04);

        (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) the amount of  servicing  compensation  received  by the  Company  during the prior  distribution period;

        (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

        (v) the  aggregate of any  expenses  reimbursed  to the Company  during the prior  distribution  period pursuant to Section 4.05;

        (vi) The number and aggregate  outstanding  principal  balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which  foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

        The Company shall also provide a trial balance,  sorted in Purchaser's  assigned loan number order,  in the form of Exhibit E hereto, with each such Report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Section 5.03  Monthly Advances by the Company.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date, the Company shall  deposit  in the  Custodial  Account an amount  equal to all  payments  not  previously  advanced  by the
Company,  whether or not  deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off  Date) and interest not  allocable  to the period prior to the Cut-off  Date,  adjusted to the  Mortgage  Loan  Remittance
Rate,  which were due on a Mortgage Loan and  delinquent at the close of business on the related  Determination
Date.

        The Company's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue  through the last  Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the  Remittance
Date prior to the date on which the Mortgaged  Property  liquidates  (including  Insurance  Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds)  with respect to the Mortgage Loan unless the Company deems such advance to be a  Nonrecoverable  Advance.  In such event, the Company shall deliver to the Purchaser an Officer's  Certificate  of the Company to the effect that an officer of the Company has reviewed the related
Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

        Section 5.04  Liquidation Reports.

        Upon the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof by the  Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company shall submit to the  Purchaser a liquidation  report with respect to such Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.  The Company shall also  provide  reports  on the status of REO  Property  containing  such  information  as  Purchaser  may reasonably require.

        Section 5.05  Prepayment Interest Shortfalls.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date in the month following the related  Prepayment  Period,  the Company shall deposit in the Custodial  Account an amount equal to any Prepayment  Interest  Shortfalls  with respect to such Prepayment  Period,  which in the aggregate shall not exceed the Company's aggregate Servicing Fee received with respect to the related Due Period.

                                                  ARTICLE VI

                                         GENERAL SERVICING PROCEDURES

        Section 6.01  Assumption Agreements.

        The Company  will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any
Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity  of such  Mortgage  Loan  under  any  "due-on-sale"  clause to the  extent permitted by law; provided,  however,  that the Company shall not exercise any such rights if prohibited by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage  Insurance  Policy or Lender Primary Mortgage  Insurance
Policy,  if any.  If the  Company  reasonably  believes  it is unable  under  applicable  law to  enforce  such
"due-on-sale"  clause,  the  Company,  with the  approval  of the  Purchaser,  will  enter  into an  assumption agreement  with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be  conveyed, pursuant  to which  such  person  becomes  liable  under the  Mortgage  Note and,  to the extent  permitted  by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed  pursuant to this
Section 6.01, the Company,  with the prior consent of the Purchaser and the primary mortgage  insurer,  if any, is  authorized  to enter into a  substitution  of  liability  agreement  with the person to whom the  Mortgaged
Property has been conveyed or is proposed to be conveyed  pursuant to which the original  mortgagor is released from  liability  and such Person is  substituted  as mortgagor  and becomes  liable under the related  Mortgage
Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

        In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the underwriting  practices  and  procedures  of the Company.  With respect to an  assumption  or  substitution  of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note, the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage  Note).  If the credit of the proposed  transferee does not meet such  underwriting  criteria,  the Company  diligently  shall, to the extent  permitted by the Mortgage or the Mortgage Note and by applicable  law,  accelerate  the maturity of the
Mortgage  Loan. The Company shall notify the Purchaser  that any such  substitution  of liability or assumption agreement  has been  completed  by  forwarding  to the  Purchaser  the  original  of any such  substitution  of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall, for all  purposes,  be  considered  a part of such  Mortgage  File to the same  extent as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

        Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement,  the
Company shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term
"assumption"  is deemed to also include a sale of the  Mortgaged  Property  subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner customary for such purposes,  the Company will immediately  notify the  Purchaser  by a  certification,  which  certification  shall  include a  statement  to the effect that all amounts  received or to be received in  connection  with such payment which are required to be deposited in the
Custodial  Account  pursuant to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The Purchaser  shall no later than five  Business  Days after  receipt of such  certification  and  request,  release or cause to be released to the Company,  the related  Mortgage Loan  Documents  and, upon its receipt of such  documents,  the
Company shall promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than five (5)  Business  Days  following  its receipt of such  satisfaction  or release,  the  Purchaser  shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of  record  of the  applicable  mortgage  or its duly  appointed  attorney  in fact.  No  expense  incurred  in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial
Account.

        In the event the Company  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the  Purchaser may have under the mortgage  instruments,  the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then  outstanding  principal  balance of the related  Mortgage Loan by deposit thereof in the
Custodial  Account.  The Company shall maintain the Fidelity Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain  with  respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

        From time to time and as appropriate  for the servicing or foreclosure of the Mortgage Loan,  including for the  purpose  of  collection  under any  Primary  Mortgage  Insurance  Policy or  Lender  Primary  Mortgage
Insurance  Policy,  the  Purchaser  shall,  upon  request of the Company and  delivery  to the  Purchaser  of a servicing  receipt  signed by a  Servicing  Officer,  release  the  portion  of the  Mortgage  File held by the
Purchaser to the Company.  Such  servicing  receipt shall  obligate the Company to return the related  Mortgage documents to the  Purchaser  when the need therefor by the Company no longer  exists,  unless the Mortgage Loan has been  liquidated  and the  Liquidation  Proceeds  relating to the Mortgage Loan have been  deposited in the
Custodial  Account or the  Mortgage  File or such  document has been  delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of  initiating  or pursuing  legal action or other proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the
Company has  delivered to the  Purchaser a  certificate  of a Servicing  Officer  certifying as to the name and address of the Person to which such  Mortgage  File or such  document was delivered and the purpose or purposes of such  delivery.  Upon receipt of a certificate  of a Servicing  Officer  stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

        Section 6.03  Servicing Compensation.

        As  compensation  for its  services  hereunder,  the Company  shall be  entitled  to withdraw  from the
Custodial  Account (to the extent of  interest  payments  collected  on the  Mortgage  Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of  compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section  5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees,  as provided in
Section  6.01,  and late  payment  charges or  otherwise  shall be  retained  by the  Company to the extent not required to be  deposited  in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with partial  Monthly  Payments.  The Company  shall be required to pay all  expenses  incurred by it in  connection with its  servicing  activities  hereunder  and shall  not be  entitled  to  reimbursement  therefor  except as specifically provided for.

        Section 6.04  Annual Statement as to Compliance.

        The  Company  will  deliver to the  Purchaser  not later  than  February  28th of each year,  beginning
February  28,  2005,  an  executed  Officers'  Certificate  acceptable  to the  Purchaser  stating,  as to each signatory  thereof,  that (i) a review of the activities of the Company during the preceding  calendar year and of performance  under this Agreement has been made under such  officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this
Agreement  throughout  such year, or, if there has been a default in the  fulfillment  of any such  obligation, specifying  each such  default  known to such  officers and the nature and status of cure  provisions  thereof.
Such Officers'  Certificate  shall contain no  restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request.

        If the Company  cannot  deliver the related  Officers'  Certificate  by February 28th of such year, the
Purchaser,  at its  sole  option,  may  permit  a cure  period  for  the  Company  to  deliver  such  Officers'
Certificate, but in no event later than March 15th of such year.

        Failure of the  Company to timely  comply with this  Section  6.05 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this
Agreement.  This paragraph  shall  supercede any other  provision in this  Agreement or any other  agreement to the contrary.

        Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

        The  Company,  at its expense and not later than  February  28th of each year,  beginning  February 28,
2005,  shall cause a firm of  independent  public  accountants  which is a member of the American  Institute of
Certified  Public  Accountants  to furnish a statement  to the  Purchaser  acceptable  to the  Purchaser to the effect that such firm has  examined  certain  documents  and records  relating to the  Company's  servicing  of mortgage loans of the same type as the Mortgage Loans pursuant to servicing  agreements  substantially  similar to  this  Agreement,  which  agreements  may  include  this  Agreement,  and  that,  on the  basis  of  such an examination,  conducted  substantially in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the Company's  servicing  has been  conducted in compliance  with the  agreements  examined pursuant to this Section 6.05,  except for (i) such  exceptions  as such firm shall  believe to be  immaterial, and (ii) such  other  exceptions  as shall be set forth in such  statement.  Such  statement  shall  contain no restrictions  or  limitations  on its use.  Copies of such  statement  shall be  provided by the Company to the
Purchaser.  In  addition,  on an annual  basis,  Company  shall  provide  Purchaser  with copies of its audited financial statements.

        If the Company  cannot deliver the related  statement by February 28th of such year, the Purchaser,  at its sole  option,  may permit a cure period for the Company to deliver  such  statement,  but in no event later than March 15th of such year.

        Failure of the  Company to timely  comply with this  Section  6.05 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this
Agreement.  This paragraph  shall  supercede any other  provision in this  Agreement or any other  agreement to the contrary.

        Section 6.06  Purchaser's Right to Examine Company Records.

        The Purchaser shall have the right to examine and audit upon reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company,  or held by another for the Company or on its behalf or  otherwise,  which  relates to the  performance  or  observance  by the  Company of the terms, covenants or conditions of this Agreement.

        The Company  shall  provide to the Purchaser and any  supervisory  agents or examiners  representing  a state or federal  governmental  agency having  jurisdiction  over the  Purchaser,  including but not limited to
OTS,  FDIC and other  similar  entities,  access  to any  documentation  regarding  the  Mortgage  Loans in the possession of the Company which may be required by any  applicable  regulations.  Such access shall be afforded without charge,  upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance with the FDIC, OTS, or any other similar federal or state regulations, as applicable.

                                                  ARTICLE VII

                                      REPORTS TO BE PREPARED BY SERVICER

        Section 7.01  Company Shall Provide Information as Reasonably Required.

        The Company shall furnish to the Purchaser  during the term of this Agreement,  such periodic,  special or other reports,  information  or  documentation,  whether or not provided for herein,  as shall be necessary, reasonable or appropriate  in respect to the  Purchaser,  or otherwise in respect to the Mortgage Loans and the performance  of the  Company  under  this  Agreement,  including  any  reports,  information  or  documentation reasonably  required to comply with any  regulations  regarding  any  supervisory  agents or  examiners  of the
Purchaser  all such  reports  or  information  to be as  provided  by and in  accordance  with such  applicable instructions  and  directions  as the  Purchaser may  reasonably  request in relation to this  Agreement or the performance  of the  Company  under  this  Agreement.  The  Company  agrees to  execute  and  deliver  all such instruments  and take all such action as the Purchaser,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

        In connection  with  marketing the Mortgage  Loans,  the Purchaser may make  available to a prospective purchaser  audited  financial  statements of the Company for the most  recently  completed two (2) fiscal years for which such  statements  are available,  as well as a Consolidated  Statement of Condition at the end of the
last two (2) fiscal  years  covered by any  Consolidated  Statement of  Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the  statements specified above.

        The  Company  shall  make  reasonably  available  to the  Purchaser  or  any  prospective  Purchaser  a knowledgeable  financial  or  accounting  officer  for the  purpose of  answering  questions  and to permit any prospective  purchaser  to inspect  the  Company's  servicing  facilities  for the purpose of  satisfying  such prospective  purchaser  that the  Company has the  ability to service  the  Mortgage  Loans as provided in this
Agreement.

                                                 ARTICLE VIII

                                                 THE SERVICER

        Section 8.01  Indemnification; Third Party Claims.

        The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims,  losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and  expenses  that the  Purchaser  may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other  costs,  fees and  expenses  that the  Purchaser  may sustain in any way from any claim,  demand, defense or assertion  based on or grounded  upon, or resulting  from any assertion  based on,  grounded upon or resulting from a breach or alleged breach of any of the  representation  or warranty set forth in Sections 3.01 or 3.02 of this  Agreement.  The Company shall  immediately  notify the Purchaser if a claim is made by a third party against  Company with respect to this  Agreement or the Mortgage  Loans,  assume (with the consent of the
Purchaser)  the  defense of any such claim and pay all  expenses in  connection  therewith,  including  counsel fees,  whether or not such claim is settled  prior to judgment,  and promptly  pay,  discharge  and satisfy any judgment or decree  which may be entered  against it or the  Purchaser  in respect of such  claim.  The Company shall  follow any  written  instructions  received  from the  Purchaser  in  connection  with such  claim.  The
Purchaser  shall  promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding sentences  except when the claim relates to the failure of the Company to service and  administer the Mortgages in strict  compliance with the terms of this Agreement,  the breach of  representation or warranty set forth in
Sections 3.01 or 3.02, or the negligence,  bad faith or willful  misconduct of Company.  The provisions of this
Section 8.01 shall survive termination of this Agreement.

        Section 8.02  Merger or Consolidation of the Company.

        The Company will keep in full effect its existence,  rights and  franchises as a corporation  under the laws of the  state  of its  incorporation  except  as  permitted  herein,  and will  obtain  and  preserve  its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or  consolidation  to which the Company shall be a party,  or any Person  succeeding to the business  of the  Company  whether or not  related to loan  servicing,  shall be the  successor  of the Company hereunder,  without the  execution  or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving
Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved  mortgagee  whose primary  business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

        Section 8.03  Limitation on Liability of the Company and Others.

        Neither the  Company nor any of the  officers,  employees  or agents of the Company  shall be under any liability to the Purchaser for any action taken or for  refraining  from the taking of any action in good faith pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this
provision   shall  not  protect  the  Company  or  any  such  person   against  any  breach  of  warranties  or
representations  made herein,  or failure to perform its obligations in strict  compliance with any standard of care set forth in this  Agreement,  or any liability  which would otherwise be imposed by reason of negligence, bad faith or willful  misconduct,  or any breach of the terms and  conditions  of this  Agreement.  The Company and any  officer,  employee or agent of the  Company  may rely in good faith on any  document of any kind prima facie properly executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not  incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its  reasonable opinion may  involve it in any  expenses or  liability;  provided,  however,  that the  Company  may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the  Purchaser  will be liable,  and the Company  shall be entitled to be  reimbursed  therefor  from the
Purchaser upon written demand.

        Section 8.04  Company Not to Assign or Resign.

        The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual  consent of the  Company and the  Purchaser  or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.
Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the Purchaser  which Opinion of Counsel shall be in form and substance  acceptable to the  Purchaser.  No such  resignation  shall  become  effective  until a  successor  shall have  assumed the
Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

        Section 8.05  No Transfer of Servicing.

        With  respect to the  retention  of the Company to service the Mortgage  Loans  hereunder,  the Company acknowledges that the Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing facilities,  plan,  personnel,  records and procedures,  its integrity,  reputation and financial standing  and the  continuance  thereof.  Without in any way  limiting  the  generality  of this  Section,  the
Company  shall not either  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior  written  approval of the  Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

        Without in any way limiting the  generality of this Section 8.05, in the event that the Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any  portion  thereof  without (i)  satisfying  the  requirements  set forth  herein or (ii) the prior  written consent of the  Purchaser,  then the Purchaser  shall have the right to terminate this  Agreement,  without any payment of any  penalty or damages  and  without  any  liability  whatsoever  to the  Company  (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                                  ARTICLE IX

                                                    DEFAULT

        Section 9.01  Events of Default.

        In case one or more of the following  Events of Default by the Company  shall occur and be  continuing, that is to say:

        (i) any failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

        (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which  continues unremedied for a period of thirty (30) days after the date on which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

        (iii) a decree or order of a court or agency  or  supervisory  authority  having  jurisdiction  for the appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt, marshalling  of assets and  liabilities  or similar  proceedings,  or for the  winding-up or liquidation of its affairs,  shall have been  entered  against the  Company and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

        (iv) the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi)  Company  ceases to be  approved  by  either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days; or

        (vii) the  Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company attempts,  without the consent of the Purchaser,  to sell or otherwise  dispose of all or substantially  all of its property or assets or to assign this Agreement or the servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof; or

        (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage loans in any jurisdiction  in which a Mortgaged  Property is located and such  licensing is required,  and (b)  qualified to transact  business  in any  jurisdiction  where it is  currently  so  qualified,  but only to the  extent  such
non-qualification   materially  and  adversely  affects  the  Company's  ability  to  perform  its  obligations hereunder; or

        (ix) the  Company  fails to meet the  eligibility  criteria  set forth in the last  sentence of Section
8.02.

        Then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the  Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default  under clauses
(iii),  (iv) or (v) above,  in which  case,  automatically  and  without  notice)  Company  may, in addition to whatever  rights  the  Purchaser  may have  under  Sections  3.03 and 8.01 and at law or equity or to  damages, including injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this  Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the
Company  for the same.  On or after the receipt by the  Company of such  written  notice (or, in the case of an
Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice), all  authority  and power of the Company under this  Agreement,  whether with respect to the Mortgage  Loans or otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to Section  11.01.  Upon written request from the  Purchaser,  the Company shall prepare,  execute and deliver,  any and all documents and other instruments,  place in such  successor's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and  endorsement  or  assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the
Company's  sole expense.  The Company  agrees to cooperate  with the Purchaser and such  successor in effecting the termination of the Company's  responsibilities  and rights hereunder,  including,  without limitation,  the transfer to such  successor  for  administration  by it of all cash amounts which shall at the time be credited by the Company to the Custodial  Account or Escrow Account or thereafter  received with respect to the Mortgage
Loans or any REO Property.

        Section 9.02  Waiver of Defaults.

        The Purchaser  may waive only by written  notice any default by the Company in the  performance  of its obligations  hereunder and its consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default  or impair  any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X

                                                  TERMINATION

        Section 10.01 Termination.

        The respective  obligations and  responsibilities of the Company shall terminate upon: (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination  with cause under the terms of this Agreement.

        Section 10.02 Termination Without Cause.

        The Purchaser  may, at its sole option,  terminate any rights the Company may have  hereunder,  without cause,  upon no less than 90 days  written  notice.  Any such  notice of  termination  shall be in writing  and delivered to the Company as provided in Section 11.05 of this Agreement.

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

        Section 11.01 Successor to the Company.

        Prior to  termination  of  Company's  responsibilities  and duties  under this  Agreement  pursuant  to
Sections  4.13,  8.04,  9.01,  10.01 (ii) or (iii),  the  Purchaser  shall (i) succeed to and assume all of the
Company's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section 8.02 hereof and which shall  succeed to all rights and assume all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this  Agreement  prior  to the termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment  and  assumption,  the  Purchaser may make such  arrangements  for the  compensation  of such successor  out of payments on Mortgage  Loans as the  Purchaser and such  successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The resignation or removal of Company  pursuant to the  aforementioned  Sections shall not become effective until a successor  shall be  appointed  pursuant  to this  Section  and shall in no event  relieve  the  Company of the representations  and  warranties  made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such
Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such resignation or termination of the Company, or the termination of this Agreement.

        Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such appointment,  whereupon such successor shall become fully vested with all the rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company, with like effect as if originally  named as a party to this  Agreement.  Any termination or resignation of the Company or this  Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow
Account and the Mortgage  Files and related  documents  and  statements  held by it  hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,  powers,  duties,  responsibilities,  obligations and  liabilities of the Company.  The successor shall make  arrangements  as it may deem  appropriate  to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder and which would  otherwise have been recovered by the Company  pursuant to this Agreement but for the appointment of the successor servicer.

        Upon a successor's  acceptance of  appointment  as such, the Company shall notify by mail the Purchaser of such appointment.

        Section 11.02 Amendment.

        This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement signed by the Company and the Purchaser.

        Section 11.03 Recordation of Agreement.

        To the extent  permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property  records in all the counties or other  comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or  elsewhere,  such  recordation  to be effected by the Company at the  Company's  expense on direction of the
Purchaser  accompanied  by  an  opinion  of  counsel  to  the  effect  that  such  recordation  materially  and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the
Mortgage Loans.

        Section 11.04 Governing Law.

        This  Agreement and the related Term Sheet shall be governed by and  construed in  accordance  with the laws of the State of New York  except to the extent  preempted  by Federal  law.  The  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05 Notices.

        Any demands,  notices or other  communications  permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail, postage prepaid,  and return receipt requested or certified mail, return receipt  requested,  or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

        (i)    if to the Company:

               Savannah Bank NA dba Harbourside Mortgage Corporation
               23-B Shelter Cove Land
               Hilton Head, South Carolina  29928
               Attn.: Richard Gillette
               Email: Richard.Gillette@harboursideus.com

        (ii) if to the Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II,
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ms. Ralene Ruyle
               Telecopier No.:  (972) 444-2810

               With a copy to:

               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention:  Mary Haggerty

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

        Section 11.06 Severability of Provisions.

        Any part,  provision,  representation or warranty of this Agreement and the related Term Sheet which is prohibited  or  which  is  held  to be void  or  unenforceable  shall  be  ineffective  to the  extent  of such prohibition or  unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision, representation  or warranty of this  Agreement  which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent  of such
prohibition  or  unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not invalidate or render unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision  of law that  prohibits or renders  void or  unenforceable  any  provision hereof.  If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good  faith,  to  develop a  structure  the  economic  effect of which is  nearly as  possible  the same as the economic effect of this Agreement without regard to such invalidity.

        Section 11.07 Exhibits.

        The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.08 General Interpretive Principles.

        For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

        (i)    the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

        (ii)   accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

        (iii)  references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without  reference  to a document are to  designated  Articles,  Sections,  Subsections,  Paragraphs  and other subdivisions of this Agreement;

        (iv)   a reference  to a  Subsection  without  further  reference  to a Section is a reference  to such
Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to
Paragraphs and other subdivisions;

        (v)    the words  "herein",  "hereof ",  "hereunder"  and other words of similar  import  refer to this
Agreement as a whole and not to any particular provision;

        (vi)   the term "include" or "including" shall mean without limitation by reason of enumeration; and

        (viii) headings of the Articles and Sections in this  Agreement  are for  reference  purposes  only and shall not be deemed to have any substantive effect.

        Section 11.09 Reproduction of Documents.

        This  Agreement  and all documents  relating  thereto,  including,  without  limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10 Confidentiality of Information.

        Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to non-public information  regarding  the  financial  condition,  operations  and  prospects of the other  party.  Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information  to its  employees,  agents  and  affiliates  who  have a need to know  such information in order to effectuate the  transaction,  provided  further that such  information is identified as confidential  non-public  information.  In addition,  confidential  information may be provided to a regulatory authority with  supervisory  power over  Purchaser,  provided such  information  is identified as  confidential non-public information.

        Notwithstanding  other  provisions  of this Section  11.10 or any other  express or implied  agreement, arrangement,  or  understanding  to the contrary,  the Company and  Purchaser  (the  "Parties")  agree that the
Parties (and their employees,  representatives  and other agents) may disclose to any and all persons,  without limitation of any kind from the  commencement of discussions,  the purported or claimed U.S. federal income tax treatment of the  purchase of the  Mortgage  Loans and related  transactions  covered by this letter  agreement
("tax  treatment") and any fact that may be relevant to understanding  the tax treatment ("tax  structure") and all  materials  of any kind  (including  opinions  or other tax  analyses)  that are  provided  to the  Parties relating to such tax treatment  and tax  structure,  except where  confidentiality  is reasonably  necessary to comply with securities laws.

        The Company  agrees  that the  Company (i) shall  comply  with any  applicable  laws and  regulations
regarding   the  privacy  and  security  of  Consumer   Information   including,   but  not  limited  to  the
Gramm-Leach-Bliley  Act,  Title V,  Subtitle  A, 15  U.S.C.  § 6801 et  seq.,  (ii)  shall  not use  Consumer
Information in any manner  inconsistent  with any applicable  laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose  Consumer  Information to third parties except at the specific  written  direction of the  Purchaser,  (iv) shall  maintain  adequate  physical,  technical  and administrative  safeguards  to protect  Consumer  Information  from  unauthorized  access as  provided  by the applicable laws and  regulations,  and (v) shall  immediately  notify the Purchaser of any actual or suspected breach of the  confidentiality  of Consumer  Information  that would have a material and adverse effect on the
Purchaser.

The Company agrees that the Company shall indemnify,  defend and hold the Purchaser  harmless from and against any loss,  claim or  liability  the  Purchaser  may suffer by reason of the  Company's  failure to perform the obligations set forth in this Section 11.10.

        Section 11.11 Recordation of Assignments of Mortgage.

        To the extent  permitted by applicable  law, each of the  Assignments  is subject to recordation in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any or all of the  Mortgaged  Properties  are situated,  and in any other  appropriate  public  recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

        Section 11.12 Assignment.

        The Purchaser shall have the right,  without the consent of the Company,  to assign, in whole or in part, its interest  under this  Agreement with respect to some or all of the Mortgage  Loans, and  designate  any person to exercise any rights of the  Purchaser  hereunder,  by executing an
        Assignment  and  Assumption  Agreement  substantially  in the form of  Exhibit D hereto  and the assignee or designee shall accede to the rights and obligations  hereunder of the Purchaser with respect to such  Mortgage  Loans.  In no event shall  Purchaser  sell a partial  interest in any
        Mortgage Loan without the written  consent of Company,  which consent shall not be  unreasonably denied.  All  references  to the  Purchaser  in this  Agreement  shall be deemed to include  its assignee or designee.  The Company shall have the right,  only with the consent of the Purchaser or otherwise in accordance  with this  Agreement,  to assign,  in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

        Section 11.13 No Partnership.

        Nothing  herein  contained  shall be deemed or construed to create a  co-partnership  or joint  venture between the parties hereto and the services of the Company shall be rendered as an  independent  contractor and not as agent for Purchaser.

        Section 11.14 Signature Pages/Counterparts; Successors and Assigns.

        This Agreement  and/or any Term Sheet shall be executed by each party (i) in one or more fully executed copies,  each of which shall  constitute  a fully  executed  original  Agreement,  and/or (ii) in  counterparts having one or more original  signatures,  and all such counterparts  containing the original  signatures of all of the parties hereto taken together shall  constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  and/or  (iii) by delivery of one or more  original  signed  signature  pages to the other  parties hereto  (x) by mail or  courier,  and/or  (y) by  electronic  transmission,  including  without  limitation  by telecopier,  facsimile  or email of a scanned  image  ("Electronic  Transmission"),  each of which as  received shall  constitute  for all  purposes an executed  original  signature  page of such party.  The  Purchaser  may deliver a copy of this  Agreement  and/or any Term Sheet,  fully  executed as  provided  herein,  to each other party  hereto by mail and/or  courier  and/or  Electronic  Transmission,  and such copy as so  delivered  shall constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  superseding  any prior form of the  Agreement or Term Sheet,  as  applicable,  that differs  therefrom in any respect.  This  Agreement  shall inure to the benefit of and be binding upon the Company and the  Purchaser and their  respective  successor and assigns.

        Section 11.15 Entire Agreement.

        The Company  acknowledges that no  representations,  agreements or promises were made to the Company by the Purchaser or any of its employees  other than those  representations,  agreements or promises  specifically contained herein and in the  Confirmation.  The Confirmation and this Agreement and the related Term Sheet sets forth the entire  understanding  between the parties  hereto;  provided,  however,  only this Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

        Section 11.16.  No Solicitation.

        From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance  the Mortgage  Loan, in whole or in part,  without the prior written  consent of the Purchaser.  Notwithstanding  the foregoing,  it is understood and agreed that
(i)  promotions  undertaken  by the Company or any  affiliate of the Company  which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist primarily of the Mortgage Loans, including,  without limitation,  mass mailing based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and (ii) responses to unsolicited  requests or inquiries made by a Mortgagor or an agent of a Mortgagor,  shall not  constitute  solicitation  under this  Section  11.16.  This Section  11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any  Mortgagor for any other  financial  products or services.  The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

        Section 11.17.  Closing.

        The closing for the  purchase and sale of the  Mortgage  Loans shall take place on the related  Closing
Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree,  or conducted in person, at such place as the parties shall agree.

        The closing for the  Mortgage  Loans to be  purchased  on the related  Closing Date shall be subject to each of the following conditions:

        (a)    at least one (1) Business Day prior to the related  Closing  Date,  the Company shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the  information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

        (b)    all of the  representations  and  warranties  of the  Company  under  this  Agreement  shall  be materially  true and  correct as of the  related  Closing  Date and no event shall have  occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

        (c)    the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all  documents  required  pursuant  to this  Agreement,  the related  Term Sheet,  an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

        (d)    the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related  Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term
Sheet; and

        (e)    all other terms and conditions of this  Agreement,  the related Term Sheet and the  Confirmation shall have been materially complied with.

        Subject to the  foregoing  conditions,  the Purchaser  shall pay to the Company on the related  Closing
Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)     one or more third party  purchasers in one or more in whole loan transfers (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more pass-through  transfers
(each, a "Pass-Through Transfer").

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution  Date").  In that  connection,  the Company shall  provide to such  servicer or issuer,  as the case  may be,  and any  other  participants  in such  Reconstitution:  (i) any and all  information  (including servicing portfolio  information) and appropriate  verification of information  (including  servicing portfolio information)  which may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant  shall request upon  reasonable  demand;
and (ii) such additional representations,  warranties,  covenants,  opinions of counsel, letters from auditors, and  certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other  participant.  In connection with each Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary  indemnification  to the Purchaser and its affilates for disclosure contained  in any  offering  document  relating to the Company or its  affilates,  the  Mortgage  Loans and the underwriting  standards of the Mortgage  Loans.  The Purchaser  shall be responsible  for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

Section 11.19. Monthly Reporting with Respect to a Reconstitution.

        As long as the Company  continues to service  Mortgage  Loans,  the Company agrees that with respect to any Mortgage  Loan sold or  transferred  pursuant to a  Reconstitution  as  described in Section  11.18 of this
Agreement (a  "Reconstituted  Mortgage Loan"),  the Company,  at its expense,  shall provide the Purchaser with the information set forth in Exhibit J attached  hereto for each  Reconstituted  Mortgage Loan in Excel or such electronic  delimited  file  format  as may be  mutually  agreed  upon  by both  Purchaser  and  Company.  Such information shall be provided monthly for all  Reconstituted  Mortgage Loans on the fifth (5th) Business Day of each month for the immediately preceding monthly period, and shall be transmitted to fast.data@bear.com.

        IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                                    Purchaser

                                            By:________________________
                                            Name:
                                            Title:

                                          SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION
                                                     Company

                                            By: _______________________
                                            Name:
                                            Title:

                                                   EXHIBIT A
                                           CONTENTS OF MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items,  which shall be  available  for  inspection  by the  Purchaser,  and which  shall be  retained  by the  Company in the
Servicing  File or  delivered  to the  Purchaser  or its  designee  pursuant to  Sections  2.04 and 2.05 of the
Purchase, Warranties and Servicing Agreement.

        1.     The     original      Mortgage      Note      endorsed      "Pay     to     the     order     of
____________________________________________________,  without  recourse," and signed via original signature in the name of the Company by an authorized officer,  with all intervening  endorsements  showing a complete chain of  title  from the  originator  to the  Company,  together  with any  applicable  riders.  In no event  may an endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was  acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the  endorsement  must be by
"[Company]  formerly  known as [previous  name]".  Mortgage  Notes may be in the form of a lost note  affidavit subject to Purchaser acceptability.

        2. The original  Mortgage  (together with a standard  adjustable  rate mortgage rider) with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public  recording  office,  a true certified copy, certified by the Company.

        3. The  original or  certified  copy,  certified  by the  Company,  of the Primary  Mortgage  Insurance
Policy, if required.

        4.     The  original  Assignment,  from the  Company  to  _____________________________________,  or in
accordance with Purchaser's  instructions,  which assignment  shall, but for any blanks requested by Purchaser, be in form and  substance  acceptable  for  recording.  If the Mortgage  Loan was acquired or originated by the
Company while doing  business  under another  name,  the  Assignment  must be by "[Company]  formerly  known as
[previous  name]".  If the Mortgage Loan was acquired by the Company in a merger,  the  endorsement  must be by
"[Company],  successor  by  merger  to the  [name  of  predecessor]".  None  of  the  Assignments  are  blanket assignments of mortgage.

        5.     The original policy of title insurance,  including riders and  endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

        6.     Originals of all recorded intervening  Assignments,  or copies thereof,  certified by the public recording  office in which such  Assignments  have been  recorded  showing a  complete  chain of title from the originator  to the Company,  with  evidence of  recording  thereon,  or a copy thereof  certified by the public recording  office in which such  Assignment  has been  recorded  or, if the  original  Assignment  has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        7.     Originals,  or copies thereof  certified by the public  recording office in which such documents
have  been  recorded,  of  each  assumption,  extension,   modification,   written  assurance  or  substitution
agreements,  if  applicable,  or if the original of such  document has not been  returned  from the  applicable public recording office, a true certified copy, certified by the Company.

        8.     If the Mortgage Note or Mortgage or any other  material  document or instrument  relating to the
Mortgage  Loan has been  signed  by a person  on  behalf of the  Mortgagor,  the  original  or copy of power of attorney or other  instrument  that  authorized  and empowered  such person to sign bearing  evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction  where the Mortgaged Property is located,  or a copy  thereof  certified  by the  public  recording  office in which  such  instrument  has been recorded or, if the original  instrument has not been returned from the applicable  public recording  office, a true certified copy, certified by the Company.

        9.     reserved.

        10.    Mortgage  Loan  closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

        11.  Residential loan application.

        12.    Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

        13.    Credit report on the mortgagor.

        14.    Business credit report, if applicable.

        15.    Residential appraisal report and attachments thereto.

        16.    The original of any guarantee executed in connection with the Mortgage Note.

        17.    Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

        18.    Verification  of acceptable  evidence of source and amount of down payment,  in accordance  with
Company's underwriting guidelines.

        19.    Photograph of the Mortgaged Property (may be part of appraisal).

        20.    Survey of the Mortgaged Property, if any.

        21.    Sales contract, if applicable.

        22.    If available,  termite  report,  structural  engineer's  report,  water  portability  and septic certification.

        23.    Any original security agreement,  chattel mortgage or equivalent executed in connection with the
Mortgage.

        24.    Name affidavit, if applicable.

        Notwithstanding  anything to the contrary  herein,  Company may provide one  certificate for all of the
Mortgage Loans indicating that the documents were delivered for recording.

                                                   EXHIBIT B

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ______________, 2004

To:     [_______________________]
        (the "Depository")

        As   "Company"   under   the   Purchase,    Warranties   and   Servicing   Agreement,   dated   as   of
[_____________________]  1, 200[_] (the  "Agreement"),  we hereby  authorize  and request you to  establish  an
account,   as  a  Custodial  Account  pursuant  to  Section  4.04  of  the  Agreement,   to  be  designated  as
"[______________________________________],  in trust for the  [Purchaser],  Owner of  Adjustable  Rate Mortgage
Loans".  All  deposits  in the  account  shall be  subject  to  withdrawal  therefrom  by order  signed  by the
Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                   [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established under Account Number  [__________],  at the office of the depository indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                            [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                   EXHIBIT C

                                        ESCROW ACCOUNT LETTER AGREEMENT
                                              _____________, 2004

To:     [_______________________]
        (the "Depository")

        As   "Company"   under   the   Purchase   Warranties   and   Servicing    Agreement,    dated   as   of
[____________________]1,  200[_]  (the  "Agreement"),  we hereby  authorize  and request  you to  establish  an
account,   as  an  Escrow  Account   pursuant  to  Section  4.06  of  the   Agreement,   to  be  designated  as
"[__________________________],  in trust for the  [Purchaser],  Owner of Adjustable  Rate Mortgage  Loans,  and
various  Mortgagors."  All deposits in the account shall be subject to withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                    [_____________________]

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                    [______________________]

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                                   EXHIBIT D

                           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the "Assignee"),
and _______________________ (the "Company").

       In consideration  of the mutual promises  contained herein the parties hereto agree that the residential mortgage  loans (the "Assigned  Loans")  listed on Attachment 1 annexed  hereto (the "Assigned Loan  Schedule")
now serviced by Company for Assignor and its  successors and assigns  pursuant to the Purchase,  Warranties and
Servicing  Agreement,  dated as of _________,  200__,  between Assignor and Company (the "Purchase  Agreement")
shall be subject to the terms of this PAAR  Agreement.  Capitalized  terms used  herein but not  defined  shall have the meanings ascribed to them in the Purchase Agreement.

                                      Purchase, Assignment and Assumption

       1.     Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of  Assignor in the  Assigned  Loans and, as they relate to the  Assigned  Loans,  all of its right,  title and interest in, to and under the Purchase Agreement.

       2.     Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to Assignor  the  "Funding
Amount" as set forth in that  certain  letter  agreement,  dated as of  _________  ____,  between  Assignee and
Assignor  (the  "Confirmation")  and (ii)  Assignor,  at its  expense,  shall have  caused to be  delivered  to
Assignee  or its  designee  the  Mortgage  File  for  each  Assigned  Loan  in  Assignor's  or its  custodian's possession,  as set forth in the Purchase Agreement,  along with, for each Assigned Loan, an endorsement of the
Mortgage Note from the Company,  in blank,  and an assignment of mortgage in recordable  form from the Company, in blank.  Assignee  shall pay the  Funding  Amount by wire  transfer  of  immediately  available  funds to the account  specified  by  Assignor.  Assignee  shall be entitled to all  scheduled  payments  due on the Assigned
Loans after  ___________,  200__ and all  unscheduled  payments or other  proceeds or other  recoveries  on the
Assigned Loans received on and after _____________, 200__.

                                   Representations, Warranties and Covenants

       3.      Assignor warrants and represents to Assignee and Company as of the date hereof:

       (a)     Attached  hereto as  Attachment 2 is a true and accurate copy of the Purchase  Agreement,  which agreement is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

       (b)    Assignor  is the lawful  owner of the  Assigned  Loans with full right to transfer  the  Assigned
Loans and any and all of its interests,  rights and obligations under the Purchase  Agreement as they relate to the  Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the  transfer of the
Assigned Loans to Assignee as  contemplated  herein,  Assignee shall have good title to each and every Assigned
Loan, as well as any and all of Assignee's  interests,  rights and obligations under the Purchase  Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

               (c)    There are no offsets,  counterclaims or other defenses  available to Company with respect to the Assigned Loans or the Purchase Agreement;

       (d)    Assignor  has no  knowledge  of,  and has not  received  notice  of, any  waivers  under,  or any modification of, any Assigned Loan;

       (e)    Assignor  is  duly  organized,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all requisite  power and  authority to acquire,  own and sell the
Assigned Loans;

               (f)    Assignor  has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the  transactions  contemplated by this PAAR Agreement is in the ordinary course of Assignor's  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or  provisions of Assignor's charter or by-laws or any legal  restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which  Assignor or its property is subject.  The execution,  delivery and  performance by Assignor of this  PAAR  Agreement  and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignor.  This PAAR Agreement has been duly executed and  delivered by Assignor  and,  upon the due  authorization,  execution and delivery by Assignee and Company, will  constitute  the valid and  legally  binding  obligation  of  Assignor  enforceable  against  Assignor  in accordance with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

(h)     No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in connection with the execution,  delivery or performance by Assignor of this PAAR Agreement,  or the consummation by it of the transactions  contemplated hereby; and

(i)     Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the Assigned  Loans,  or any  interest in the  Assigned  Loans or otherwise  approached or negotiated  with respect to the Assigned  Loans, or any interest in the Assigned Loans with any Person in any  manner,  or made any general  solicitation  by means of general  advertising  or in any other manner,  or taken any other action which would  constitute a distribution of the Assigned Loans under the
Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the Assigned
Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                      4.     Assignee  warrants and represents to, and covenants with,  Assignor and Company as of the date hereof:

        (a)    Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the
Assigned Loans;

        (b)    Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this
PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

       (c)    No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required to be obtained  or made by  Assignee in  connection  with the  execution, delivery or performance  by Assignee of this PAAR  Agreement,  or the  consummation  by it of the  transactions contemplated hereby; and

               (d)    Assignee  agrees  to be  bound  as  "Purchaser"  by  all  of  the  terms,  covenants  and conditions of the Purchase  Agreement with respect to the Assigned  Loans,  and from and after the date hereof,
Assignee  assumes for the benefit of each of Assignor and Company all of Assignor's  obligations as "Purchaser"
thereunder but solely with respect to such Assigned Loans.

               5.     Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

               (a)    Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

       (b)    Company  is  duly  organized,  validly  existing  and in  good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to service the Assigned  Loans and otherwise to perform its obligations under the Purchase Agreement;

(g)     Company has full corporate power and authority to execute,  deliver and perform its  obligations  under this PAAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the  transactions  contemplated  by this PAAR  Agreement is in the  ordinary  course of Company's business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company's charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to  which  Company  is now a party  or by which it is  bound,  or  result  in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company  or its property is subject.  The execution,  delivery and  performance by Company of this PAAR Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all  necessary  corporate  action  on part of  Company.  This  PAAR  Agreement  has been  duly executed and  delivered by Company,  and, upon the due  authorization,  execution and delivery by
              Assignor and  Assignee,  will  constitute  the valid and legally  binding  obligation of Company, enforceable  against  Company  in  accordance  with its  terms  except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or hereafter  in effect  relating to  creditors'  rights  generally,  and by general  principles  of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(h)     No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is  required to be  obtained  or made by  Assignee  in  connection  with the execution,  delivery or performance by Company of this PAAR Agreement,  or the consummation by it of the transactions contemplated hereby; and

(i)     No event has occurred  from the Closing Date to the date hereof which would render the  representations and  warranties  as to the related  Assigned  Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

(j)     Neither this AAR Agreement nor any  certification,  statement,  report or other agreement,  document or instrument  furnished or to be furnished by the Company  pursuant to this AAR Agreement  contains or will  contain any  materially  untrue  statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

               Recognition of Assignee

       6.      From and after the date hereof,  Company shall recognize Assignee as owner of the Assigned Loans and will  service the  Assigned  Loans in  accordance  with the  Purchase  Agreement.  It is the  intention  of
Assignor,  Company  and  Assignee  that this PAAR  Agreement  shall be binding  upon and for the benefit of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned  Loans without the prior written consent of Assignee.

Miscellaneous

                      7.     All  demands,  notices  and  communications  related to the  Assigned  Loans,  the
Purchase  Agreement and this PAAR Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

       (a)    In the case of Company,

               ____________________
               ____________________
               ____________________
               ____________________
               ____________________

               With a copy to ______________________________________.

(c)     In the case of Assignor,

               ____________________
               ____________________
               ____________________
               ____________________
               ____________________

       (c)    In the case of Assignee,

               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Raylene Ruyle
               Telecopier No.:  (972) 444-2810

               with a copy  to:

               ___________________
               383 Madison Avenue
               New York, New York 10179
               Attention: ___________
               Telecopier No.:  (212) 272-____

        8.     Each party will pay any  commissions  it has  incurred  and the fees of its  attorneys in
        connection  with  the  negotiations  for,   documenting  of  and  closing  of  the  transactions
        contemplated by this PAAR Agreement.

       9.     This PAAR  Agreement  shall be  construed in  accordance  with the laws of the State of New York, without  regard to  conflicts  of law  principles,  and the  obligations,  rights and  remedies  of the parties hereunder shall be determined in accordance with such laws.

       10.    No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless such waiver or modification  is in writing and signed by the party  against whom such waiver or  modification  is sought to be enforced.

       11.    This PAAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties hereto. Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

       12.    This PAAR  Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the
Purchase  Agreement to the extent of the  Assigned  Loans by Assignor to Assignee  and the  termination  of the
Purchase Agreement.

       13.    This  PAAR  Agreement  may  be  executed  simultaneously  in any  number  of  counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

        14.    In the event that any provision of this PAAR Agreement conflicts with any provision of the
Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

16.     The Company and Assignor hereby amend the Purchase Agreement as follows:

        (a)   The following definitions are added to Section 1.01 of the Purchase Agreement:

        Securities Administrator:   ________________________

        Supplemental PMI Insurer:   ________________________

        Supplemental PMI Policy:    The primary  guarantee  insurance  policy of the  Supplemental  PMI Insurer attached  hereto as Exhibit J, or any  successor  Supplemental  PMI Policy given to the Servicer by the
        Assignee.

        Trustee:      ________________________

        (b)   The following definition is amended and restated:

        Insurance Proceeds:  Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental PMI Policy,
        any title policy,  any hazard  insurance  policy or any other insurance policy covering a Mortgage Loan or other related  Mortgaged  Property,  including any amounts required to be deposited in the Custodial
        Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance with Accepted  Servicing
        Practices.

        (c)   The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

        "In connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  Supplemental  PMI Insurer  with respect to the  Supplemental  PMI
Policy  and,  in this  regard,  to take  such  action  as shall be  necessary  to  permit  recovery  under  any
Supplemental  PMI Policy  respecting  a  defaulted  Mortgage  Loan.  Pursuant  to  Section  4.04,  any  amounts collected  by the Company  under any  Supplemental  PMI Policy shall be  deposited  in the  Custodial  Account, subject to withdrawal pursuant to Section 4.05.

        In accordance  with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental  PMI
Insurer any required information regarding the Mortgage Loans.

        The Company shall provide to the  [Securities  Administrator]  on a monthly basis via computer tape, or other mutually  acceptable  format,  the unpaid principal  balance,  insurer  certificate  number,  lender loan number,  and premium due the  Supplemental  PMI Insurer for each Mortgage Loan covered by the  Supplemental PMI
Policy.  In addition,  the Company agrees to forward to the Purchaser and the  [Securities  Administrator]  any
statements or other reports given by the  Supplemental  PMI Insurer to the Servicer in connection  with a claim under the Supplemental PMI Policy."

        (d)   Clause (vi) of Section 6.1 is amended to read as follows:

        "Company  ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer  eligibility  requirements of the Supplemental
PMI Insurer; or"]

       IN WITNESS  WHEREOF,  the parties  hereto have executed this PAAR Agreement as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                   Assignor

                                                   By:_________________________________
                                                   Name:_______________________________
                                                   Title:______________________________

                                                   _________________________________
                                                   Assignee

                                                   By:_________________________________
                                                   Name:_______________________________
                                                   Title:______________________________

                                                   _________________________________
                                                   Company

                                                   By:_________________________________
                                                   Name:_______________________________
                                                   Title:______________________________

                                        EXHIBIT  ___

                                         FORM OF COMPANY CERTIFICATION

I, [identify certifying  individual],  certify to the [Trustee] [Seller] [Securities  Administrator]  [Mortgage
Loan Seller] [Purchaser] and [Master Servicer] that:

        1.     I have reviewed the servicing  reports  prepared by [COMPANY]  (the  "Company")  pursuant to the
[Servicing  Agreement] (the "Servicing  Agreement"),  dated as of __________ between __________ and the Company
(as  modified  by the AAR  Agreement  (as  defined  below) and  delivered  to [MASTER  SERVICER]  (the  "Master
Servicer") pursuant to the Assignment,  Assumption and Recognition Agreement (the "AAR Agreement"), dated as of
__________ among [ASSIGNOR] as Assignor, Company and [ASSIGNEE], as Assignee.

        2.     Based on my knowledge,  the information in these reports, taken as a whole, does not contain any untrue  statement of a material fact or omit to state a material fact  necessary to make the  statements  made, in light of the  circumstances  under which such statements were made, not misleading as of the last day of the period covered by such servicing reports.

        3.     Based on my knowledge,  the servicing information required to be provided to the Master Servicer under the Servicing Agreement and the AAR Agreement is included in these reports.

        4.     I am  responsible  for  reviewing  the  activities  performed  the Company  under the  Servicing
Agreement and the AAR Agreement and based upon the review  required  under the Servicing  Agreement and the AAR
Agreement,  and except as  disclosed in the Annual  Statement  of  Compliance,  the Company has  fulfilled  its obligations under the Servicing Agreement and the AAR Agreement.

        5.     I have  disclosed  to  the  Master  Servicer's  certified  public  accountants  all  significant deficiencies  relating to the Company's  compliance with the minimum  servicing  standards in accordance with a review  conduced in compliance  with the Uniform  Single  Attestation  Program for Mortgage  Bankers or similar standard as set forth in the Servicing Agreement and the AAR Agreement.

        Capitalized terms used but not defined herein have the meanings ascribed to them in the AAR Agreement.

Date:______________

_____________________
[Signature]
[Title]

                                                 ATTACHMENT 1

                                            ASSIGNED LOAN SCHEDULE

8

                                                 ATTACHMENT 2

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                   EXHIBIT E

                                             FORM OF TRIAL BALANCE

                                                   EXHIBIT G

                                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:     Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties  and  Servicing  Agreement  (the  "Agreement")  between the Company and the
Purchaser,  the undersigned  hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____   On  _________________,  the above captioned mortgage loan was paid in full or that the Company has been notified  that  payment in full has been or will be escrowed.  The Company  hereby  certifies  that all amounts with  respect  to this loan  which are  required  under the  Agreement  have been or will be  deposited  in the
Custodial Account as required.

_____   The above  captioned  loan is being  repurchased  pursuant to the terms of the  Agreement.  The Company hereby  certifies  that the repurchase  price has been credited to the Custodial  Account as required under the
Agreement.

_____   The above  captioned  loan is being placed in  foreclosure  and the original  documents are required to proceed with the foreclosure  action.  The Company hereby  certifies that the documents will be returned to the
Purchaser in the event of reinstatement.

_____   Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

        Based on this  certification and the indemnities  provided for in the Agreement,  please release to the
Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
        Title

Send documents to:    _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

        Purchaser hereby  acknowledges that all original documents  previously  released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                       COMPANY'S UNDERWRITING GUIDELINES

                                                   EXHIBIT I

                                                  TERM SHEET

        This TERM SHEET (the "Term Sheet")  dated  _____________,  between  Savannah  Bank, NA dba  Harbourside
Mortgage  Corporation,  a national  bank,  located at at 23-B Shelter Cove Lane,  Hilton Head,  South  Carolina
29928 (the "Company") and EMC Mortgage  Corporation,  a Delaware  corporation,  located at Mac Arthur Ridge II,
909 Hidden Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser")  is made pursuant to the terms and conditions of that certain Purchase,  Warranties and Servicing  Agreement (the  "Agreement")  dated as of April
1, 2005,  between the Company and the  Purchaser,  the  provisions of which are  incorporated  herein as if set forth in full herein,  as such terms and  conditions  may be modified or  supplemented  hereby.  All  initially capitalized  terms used  herein  unless  otherwise  defined  shall have the  meanings  ascribed  thereto in the
Agreement.

        The Purchaser hereby  purchases from the Company and the Company hereby sells to the Purchaser,  all of the Company's  right,  title and interest in and to the Mortgage Loans on a servicing  retained basis described on the Mortgage Loan Schedule  annexed  hereto as Schedule I, pursuant to and in accordance  with the terms and conditions  set forth in the  Agreement,  as same may be  supplemented  or modified  hereby.  Hereinafter,  the
Company shall service the Mortgage  Loans for the benefit of the Purchaser and all  subsequent  transferees  of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.      Definitions

        For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Fee Rate:
Additional Closing Conditions:

In addition  to the  conditions  specified  in the  Agreement,  the  obligation  of each of the Company and the
Purchaser  is  subject  to the  fulfillment,  on or prior to the  applicable  Closing  Date,  of the  following
additional conditions:   [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement,  the following  documents shall be
delivered with respect to the Mortgage Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

        [In addition to the  representations  and warranties set forth in the Agreement,  as of the date hereof, the Company makes the following  additional  representations and warranties with respect to the  Mortgage  Loans:  [None].  [Notwithstanding  anything to the  contrary  set forth in the
        Agreement,   with  respect  to  each  Mortgage  Loan  to  be  sold  on  the  Closing  Date,  the representation  and warranty set forth in Section  ______ of the Agreement  shall be modified to read as follows:]

               Except as  modified  herein,  Section  ______ of the  Agreement  shall  remain in full force and effect as of the date hereof.

                      IN WITNESS  WHEREOF,  the parties  hereto have caused their names to be signed  hereto by their respective duly authorized officers as of the date first above written.

                             ____________________________

                             By:_________________________________
                             Name:_______________________________
                             Title:______________________________

                             EMC MORTGAGE CORPORATION

                             By:_________________________________
                             Name:_______________________________
                             Title:______________________________

                                                      76
                                                  SCHEDULE I

                                            MORTGAGE LOAN SCHEDULE

                                                   EXHIBIT J

                                     RECONSTITUTED MORTGAGE LOAN REPORTING

(a)     Servicer Mortgage Loan Number
(b)     FNMA Mortgage Loan Number (if applicable)
(c)     Lender/Seller Mortgage Loan Number (plus any other loan number)
(d)     Month end date/ date file created
(e)     Scheduled Beginning Balance
(f)     Actual Beginning Balance
(g)     Scheduled Ending Balance
(h)     Actual Ending Balance
(i)     Gross Rate (current gross rate)
(j)     Net Rate (current passthrough)
(k)     Last Payment Date (LPI_DATE in Fannie's Laser Reporting)
(l)     Next Due Date
(m)     Delinquency Month (if available)
(n)     Default Flag, i.e. FC, REO, etc. (if applicable)
(o)     Pay-In-Full Date (Mortgage Loan paid off by Mortgagor)
(p)     Foreclosure start date
(q)     Foreclosure end date
(r)     REO Property date
(s)     With respect to Liquidated Mortgage Loans:
        (i)   claim date
        (ii)  claim amount
        (iii) proceeds
        (iv)  amount of loss or gain (as applicable)
        (v)   the date of the loss or gain.
        (vi)  the liquidation reason (paid in full or repurchased out of deal)
(t)     Fannie's Laser Reporting (For FNMA loans)
        (i)   Action Code (for default or paid off Mortgage Loans; i.e. 60, 65, etc.)
        (ii)  Action Date
        (iii) Remit Prin (submitted principal amount)
        (iv)  Remit Int (submitted interest amount)
        (v)   Pool/Invest indicator (indicating Schedule/Schedule or Actual/Actual pool)

                                                                                                   EXHIBIT I-30

                                             AMENDMENT NUMBER ONE
                                                    to the

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                          Dated as of January 1, 2006

                                                    between

                                           EMC MORTGAGE CORPORATION,
                                                 as Purchaser

                                                      and

                                               SAVANNAH BANK, NA
                                     dba HARBOURSIDE MORTGAGE CORPORATION,
                                                  as Company

        This AMENDMENT  NUMBER ONE (this  "Amendment") is made and entered into this 1st day of January,  2006, by and between EMC Mortgage Corporation,  a Delaware  corporation,  as purchaser (the "Purchaser") and Savannah
Bank, NA dba  Harbourside  Mortgage  Corporation,  as company (the  "Company") in connection with the Purchase,
Warranties  and  Servicing  Agreement,  dated as of April 1, 2005,  between the above  mentioned  parties  (the
"Agreement"). This Amendment is made pursuant to Section 11.02 of the Agreement.

                                                   RECITALS

        WHEREAS,      the parties hereto have entered into the Agreement;

        WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

        WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

        NOW,  THEREFORE,  in consideration of the premises and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Capitalized  terms used herein and not defined  herein shall have the meanings  assigned to such terms in the Agreement.

        2.     Article I of the  Agreement  is hereby  amended  effective  as of the date  hereof by adding the following definitions to Section 1.01:

        Commission or SEC:  The Securities and Exchange Commission.

        Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization
Transaction.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.

        Master  Servicer:  With  respect to any  Securitization  Transaction,  the "master  servicer,"  if any, identified in the related transaction documents.

        Pass-Through  Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly to an issuing  entity in  connection  with an issuance of publicly offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance  of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Prepayment Charge: Any prepayment premium,  penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

        Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following  conditions are satisfied:  (i) such Mortgage Loans were originated  pursuant to an agreement between the Company and such Person that  contemplated  that such Person would  underwrite  mortgage loans from time to time,  for  sale  to the  Company,  in  accordance  with  underwriting  guidelines  designated  by the  Company
("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines;  (ii) such
Mortgage  Loans were in fact  underwritten  as described  in clause (i) above and were  acquired by the Company within 180 days after origination;  (iii) either (x) the Designated  Guidelines were, at the time such Mortgage
Loans were  originated,  used by the Company in  origination of mortgage loans of the same type as the Mortgage
Loans for the  Company's own account or (y) the  Designated  Guidelines  were, at the time such Mortgage  Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in originating  mortgage loans to be purchased by the  Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase or post-purchase quality assurance procedures (which may involve,  among other  things,  review of a sample of  mortgage  loans  purchased  during a  particular  time period or through particular  channels)  designed to ensure that Persons from which it purchased  mortgage loans properly applied the underwriting criteria designated by the Company.

        Regulation   AB:   Subpart   229.1100  -  Asset   Backed   Securities   (Regulation   AB),   17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification  and  interpretation  as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act Release
No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (Jan.  7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

        Securities Act:  The Securities Act of 1933, as amended.
        Securitization  Transaction:  Any transaction  involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly  offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed,  rated or unrated  securities,  the  payments on which are  determined primarily by reference to one or more  portfolios of  residential  mortgage  loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set  forth in Item
1122(d) of Regulation  AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is  attached  hereto as Exhibit M for  convenience  of  reference  only.  In the event of a conflict  or inconsistency  between the terms of Exhibit M and the text of Item 1122(d) of  Regulation  AB, the text of Item
1122(d) of  Regulation  AB shall  control (or those  Servicing  Criteria  otherwise  mutually  agreed to by the
Purchaser,  the Company and any Person that will be  responsible  for signing any Sarbanes  Certification  with respect  to a  Securitization  Transaction  in  response  to  evolving  interpretations  of  Regulation  AB and incorporated into a revised Exhibit M).

        Static Pool  Information:  Static pool information as described in Item  1105(a)(1)-(3)  and 1105(c) of
Regulation AB.

        Subcontractor:  Any  vendor,  subcontractor  or other  Person that is not  responsible  for the overall servicing (as "servicing" is commonly understood by participants in the  mortgage-backed  securities market) of
Mortgage  Loans but performs one or more  discrete  functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

        Third-Party  Originator:  Each Person, other than a Qualified  Correspondent,  that originated Mortgage
Loans acquired by the Company.

        3.     Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the definition of Subservicer in Section 1.01 and replacing it with the following:

        Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any  Subservicer and is  responsible  for the  performance  (whether  directly  or  through  Subservicers  or  Subcontractors)  of a substantial  portion of the material  servicing  functions  required to be performed by the Company  under this
Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

        4.     Article I of the Agreement is hereby amended  effective as of the date hereof by deleting in its entirety the definition of Principal Prepayment in Section 1.01 and replacing it with the following:

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is  received in advance of its  scheduled  Due Date,  including  any  Prepayment  Charge and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        5.     Article  III of the  Agreement  is hereby  amended  effective  as of the date hereof by revising
Section 3.01(n) as follows (new text underlined):

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the servicing policies and procedures,  business, operations,  financial condition,  properties or assets of the Company since the date of the Company's  financial  information  that would have a material  adverse effect on its ability to perform its obligations under this Agreement;

        6.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(p):

        (p)    As of the date of each Pass-Through  Transfer, and except as has been otherwise disclosed to the
Purchaser,  any Master Servicer and any Depositor:  (1) no default or servicing related performance trigger has occurred  as to any other  securitization  due to any act or failure  to act of the  Company;  (2) no  material noncompliance  with  applicable  servicing  criteria  as to any  other  securitization  has been  disclosed  or reported by the Company;  (3) the Company has not been  terminated as servicer in a  residential  mortgage loan securitization,  either due to a  servicing  default  or to  application  of a  servicing  performance  test or trigger;  (4) no material  changes to the Company's  servicing  policies and  procedures  for similar loans has occurred in the preceding  three years;  (5) there are no aspects of the  Company's  financial  condition  that could have a material  adverse  impact on the  performance  by the Company of its  obligations  hereunder;  (6)
there are no legal proceedings  pending, or known to be contemplated by governmental  authorities,  against the
Company that could be material to investors in the securities  issued in such  Pass-Through  Transfer;  and (7)
there are no affiliations,  relationships or transactions  relating to the Company of a type that are described under Item 1119 of Regulation AB.

        7.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(q):

        (q)    If so requested by the Purchaser or any Depositor on any date,  the Company  shall,  within five
Business Days following  such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section  3.01(p) of this  Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing,  to the requesting party.

        8.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(r):

        (r)    Notwithstanding  anything to the contrary in the  Agreement,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) immediately notify the Purchaser,  any Master Servicer and any  Depositor  in writing of (A) any material  litigation  or  governmental  proceedings  pending  against the
Company,  any Subservicer or any Third-Party  Originator,  (B) any affiliations or  relationships  that develop following the closing date of a Pass-Through  Transfer between the Company,  any Subservicer or any Third-Party
Originator  and any of the parties  specified  in clause (7) of  paragraph  (p) of this  Section (and any other parties  identified in writing by the requesting  party) with respect to such  Pass-Through  Transfer,  (C) any
Event  of  Default  under  the  terms  of this  Agreement  or any  Reconstitution  Agreement,  (D) any  merger, consolidation  or sale of substantially  all of the assets of the Company,  and (E) the Company's entry into an agreement  with a  Subservicer  to perform or assist in the  performance  of any of the  Company's  obligations under this  Agreement or any  Reconstitution  Agreement  and (ii) provide to the  Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

        All notification pursuant to this Section 3.01(r),  other than those pursuant to Section 3.01(r)(i)(A), should be sent to:

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        With a copy to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        Notifications pursuant to Section 3.01(r)(i)(A) should be sent to:

        EMC Mortgage Corporation
        Two Mac Arthur Ridge
        909 Hidden Ridge Drive, Suite 200
        Irving, TX 75038
        Attention:  Associate General Counsel for Loan Administration
        Facsimile:  (972) 831-2555

        With copies to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        9.     Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.01(s):

        (s)    As a condition to the  succession to the Company or any  Subservicer  as servicer or subservicer under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into  which the  Company or such
Subservicer  may be merged or  consolidated,  or (ii) which may be  appointed  as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer and any Depositor,  at least
15 calendar  days prior to the effective  date of such  succession or  appointment,  (x) written  notice to the
Purchaser,  any Master  Servicer and any Depositor of such  succession or appointment and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor,  all information  reasonably  requested by the  Purchaser,  any Master  Servicer or any Depositor in order to comply with its  reporting  obligation  under  Item  6.02 of Form  8-K  with  respect  to any  class  of  asset-backed securities.

        10.    Article III of the  Agreement  is hereby  amended  effective as of the date hereof by adding the following new Section 3.02(ggg):

        With respect to each Mortgage  Loan,  information  regarding the borrower  credit files related to such
Mortgage Loan has been  furnished to credit  reporting  agencies in compliance  with the provisions of the Fair
Credit Reporting Act and the applicable implementing regulations.

        11.    Article IV of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following after the first sentence of Section 4.01:

        In addition,  the Company shall furnish information regarding the borrower credit files related to such
Mortgage Loan to credit  reporting  agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

        12.    Article IV of the  Agreement  is hereby  amended  effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

        The Company shall not waive any Prepayment  Charge unless:  (i) the  enforceability  thereof shall have been  limited  by  bankruptcy,  insolvency,  moratorium,  receivership  and  other  similar  laws  relating  to creditors' rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal  action  if the  prepayment  penalty  is  enforced,  (iii)  the  mortgage  debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the Company,  maximize recovery of total proceeds taking into account the value of such  Prepayment  Charge and the related  Mortgage  Loan.  If a Prepayment  Charge is waived,  but does not meet the  standards  described  above,  then the  Company is required to pay the amount of such waived
Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

        13.    Article IV of the  Agreement is hereby  amended  effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

        In  determining  the  delinquency  status  of any  Mortgage  Loan,  the  Company  will use  delinquency recognition  policies as  described  to and  approved by the  Purchaser,  and shall  revise  these  policies as requested by the Purchaser from time to time.

        14.    Article V of the  Agreement  is  hereby  amended  effective  as of the date  hereof by  deleting
Section 5.02 in its entirety and replacing it with the following:

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

        (i)    with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to principal  (including a separate  breakdown of any  Principal  Prepayment,  including  the date of such  prepayment,  and any  prepayment  penalties  or  premiums,  along with a detailed  report of  interest on principal prepayment amounts remitted in accordance with Section 4.04);

        (ii)   with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to interest;

        (iii)  with  respect to each  Mortgage  Loan,  the amount of  servicing  compensation  received  by the
Company during the prior distribution period;

        (iv)   the Stated Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal  Balance of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the  distribution period;

        (v)    with respect to each Mortgage Loan, the current Mortgage Interest Rate;

        (vi)   with  respect  to  each  Mortgage  Loan,  the  aggregate  amount  of  any  Insurance   Proceeds,
Condemnation   Proceeds,   Liquidation  Proceeds  and  REO  Disposition  Proceeds  received  during  the  prior distribution period;

        (vii)  with respect to each Mortgage  Loan, the amount of any Prepayment  Interest  Shortfalls  paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

        (viii) the beginning and ending balances of the Custodial Account and Escrow Account;

        (ix)   the number of Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

        (x)    with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of each  Mortgage Loan (a)
delinquent as grouped in the following  intervals  through final  liquidation  of such Mortgage  Loan: 30 to 59 days,  60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO
Property has been acquired;

        (xi)   with respect to each  Mortgage  Loan,  the amount and severity of any  realized  loss  following liquidation of such Mortgage Loan;

        (xii)  with respect to each Mortgage Loan, and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

        (xiii) with respect to each Mortgage Loan, a description of any Servicing  Advances made by the Company with  respect to such  Mortgage  Loan  including  the  amount,  terms and  general  purpose  of such  Servicing
Advances,  and the aggregate amount of Servicing  Advances for all Mortgage Loans during the prior distribution period;

        (xiv)  with respect to each Mortgage  Loan, a description  of any  Nonrecoverable  Advances made by the
Company  with  respect  to such  Mortgage  Loan  including  the  amount,  terms  and  general  purpose  of such
Nonrecoverable  Advances,  and the aggregate  amount of  Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

        (xv)   with respect to each Mortgage Loan, a description of any Monthly  Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed  to the Company with respect to such  Mortgage  Loan during the prior distribution  period  pursuant  to  Section  4.05,  and the  source  of funds for such  reimbursement,  and the aggregate amount of any Monthly Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the
Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

        (xvi)  with respect to any Mortgage  Loan, a description of any material  modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage Loan during the prior  distribution  period or that have cumulatively become material over time;

        (xvii) a description of any material breach of a  representation  or warranty set forth in Section 3.01 or Section  3.02 herein or of any other breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

        (xviii)with respect to each Mortgage Loan,  the Stated  Principal  Balance of any  substitute  Mortgage
Loan  provided by the Company and the Stated  Principal  Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

        (xix)  with respect to each Mortgage Loan, the Stated  Principal  Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

        In addition,  the Company shall provide to the Purchaser such other  information  known or available to the Company  that is  necessary  in order to provide  the  distribution  and pool  performance  information  as required  under Item 1121 of  Regulation  AB, as amended from time to time,  as  determined by the Purchaser in its sole  discretion.  The Company  shall also provide a monthly  report,  in the form of Exhibit E hereto,  or such other form as is mutually  acceptable to the Company,  the Purchaser  and any Master  Servicer,  Exhibit F
with respect to defaulted  mortgage loans and Exhibit P, with respect to realized  losses and gains,  with each such report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        15.    Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting
Section 6.04 in its entirety and replacing it with the following:

        Section 6.04  Annual Statement as to Compliance; Annual Certification.

        (a)    The Company will deliver to the  Purchaser  and any Master  Servicer,  not later than March 1 of each  calendar  year  beginning in 2007,  an Officers'  Certificate  acceptable  to the  Purchaser  (an "Annual
Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the
Company  during the  preceding  calendar  year and of  performance  under this  Agreement  or other  applicable servicing  agreement  has been made under such  officers'  supervision  and (ii) to the best of such  officers'
knowledge,  based on such review,  the Company has fulfilled  all of its  obligations  under this  Agreement or other applicable  servicing  agreement in all material  respects  throughout such year, or, if there has been a failure to fulfill any such  obligation  in any material  respect,  specifying  each such failure known to such officer  and the nature and status of cure  provisions  thereof.  Such Annual  Statement  of  Compliance  shall contain no  restrictions  or limitations on its use.  Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the
Mortgage  Loans.  In the event that the Company has delegated any  servicing  responsibilities  with respect to the  Mortgage  Loans to a  Subservicer,  the  Company  shall  deliver  an  officer's  certificate  (an  "Annual
Certification")  of the  Subservicer  as  described  above as to each  Subservicer  as and when  required  with respect to the Company.

        (b)    With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  by March 1 of each  calendar  year  beginning  in 2007,  an officer of the  Company  shall  execute  and deliver an Annual
Certification  to the  Purchaser,  any Master  Servicer and any related  Depositor for the benefit of each such entity  and such  entity's  affiliates  and the  officers,  directors  and  agents of any such  entity and such entity's  affiliates,  in the form  attached  hereto as Exhibit L. In the event that the Company has  delegated any servicing  responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall deliver an Annual  Certification  of the  Subservicer  as described  above as to each  Subservicer as and when required with respect to the Company.

        (c)    If  the  Company  cannot   deliver  the  related  Annual   Statement  of  Compliance  or  Annual
Certification  by March 1st of such year, the Purchaser,  at its sole option,  may permit a cure period for the
Company to deliver such Annual  Statement of  Compliance  or Annual  Certification,  but in no event later than
March 10th of such year.

        Failure of the  Company to timely  comply with this  Section  6.04 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  unless otherwise agreed to by the Purchaser as set forth in 6.04(c),  and Purchaser  may, in addition to whatever  rights the  Purchaser  may have under  Sections
3.03 and 8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section  9.01.  Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        16.    Article VI of the  Agreement  is hereby  amended  effective  as of the date  hereof by  deleting
Section 6.05 in its entirety and replacing it with the following:

        Section 6.05  [Reserved]

        17.    Article VI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 6.07:

        Section 6.07  Assessment of Compliance with Servicing Criteria.

        On and after  January  1,  2006,  the  Company  shall  service  and  administer,  and shall  cause each subservicer to servicer or administer,  the Mortgage Loans in accordance  with all applicable  requirements  of the Servicing Criteria.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the  Purchaser or its designee,  any Master  Servicer and any Depositor on or before March 1 of each calendar year  beginning in 2007, a report (an  "Assessment  of  Compliance")  reasonably  satisfactory  to the
Purchaser,  any Master  Servicer and any Depositor  regarding the Company's  assessment of compliance  with the
Servicing  Criteria  during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange
Act and Item 1122 of  Regulation  AB or as  otherwise  required  by the Master  Servicer,  which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

        (a)    A statement by such officer of its  responsibility  for assessing  compliance with the Servicing
Criteria applicable to the Company;

        (b)    A statement by such officer that such officer used the Servicing  Criteria to assess  compliance with the Servicing Criteria applicable to the Company;

        (c)    An  assessment  by such  officer  of the  Company's  compliance  with the  applicable  Servicing
Criteria for the period  consisting  of the  preceding  calendar  year,  including  disclosure  of any material instance of  noncompliance  with respect  thereto during such period,  which  assessment  shall be based on the activities it performs with respect to  asset-backed  securities  transactions  taken as a whole  involving the
Company, that are backed by the same asset type as the Mortgage Loans;

        (d)    A statement that a registered  public  accounting  firm has issued an attestation  report on the
Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

        (e)    A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Company, which  statement  shall be based  on the  activities  it  performs  with  respect  to  asset-backed  securities transactions  taken as a whole  involving  the Company,  that are backed by the same asset type as the Mortgage
Loans.

        Such report at a minimum  shall  address each of the Servicing  Criteria  specified on a  certification substantially  in the form of Exhibit O hereto  delivered to the Purchaser  concurrently  with the execution of this Agreement.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer, on or before March
1 of each calendar  year  beginning in 2007,  the Company  shall furnish to the Purchaser or its designee,  any
Master Servicer and any Depositor a report (an  "Attestation  Report") by a registered  public  accounting firm that  attests  to, and reports on, the  Assessment  of  Compliance  made by the  Company,  as required by Rules
13a-18 and 15d-18 of the  Exchange  Act and Item  1122(b) of  Regulation  AB or as  otherwise  required  by the
Master Servicer,  which  Attestation  Report must be made in accordance with standards for attestation  reports issued or adopted by the Public Company Accounting Oversight Board.

        The Company shall cause each Subservicer,  and each Subcontractor determined by the Company pursuant to
Section 11.20 to be  "participating  in the servicing  function"  within the meaning of Item 1122 of Regulation
AB, to deliver to the  Purchaser,  any Master  Servicer  and any  Depositor an  assessment  of  compliance  and accountants' attestation as and when provided in Sections 6.07.

        If the Company cannot deliver the related  Assessment of Compliance or Attestation  Report by March 1st
of such year,  the  Purchaser,  at its sole  option,  may permit a cure period for the Company to deliver  such
Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

        Failure of the  Company to timely  comply with this  Section  6.07 shall be deemed an Event of Default, automatically,  without  notice and without any cure period,  unless  otherwise  agreed to by the  Purchaser as described  herein,  and Purchaser  may, in addition to whatever  rights the  Purchaser may have under  Sections
3.03 and 8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section  9.01.  Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        18.    Article VI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 6.08:

        Section 6.08  Intent of the Parties; Reasonableness.

        The Purchaser and the Company  acknowledge and agree that a purpose of Sections  3.01(p),  5.02,  6.04,
6.07 and 11.18 of this  Agreement is to facilitate  compliance  by the  Purchaser  and any  Depositor  with the provisions of Regulation AB and related rules and  regulations of the  Commission.  None of the Purchaser,  any
Master Servicer or Depositor shall exercise its right to request  delivery of information or other  performance under these  provisions  other than in good faith,  or for purposes other than  compliance  with the Securities
Act, the Exchange Act and the rules and  regulations of the  Commission  thereunder.  The Company  acknowledges that  interpretations  of the  requirements of Regulation AB may change over time,  whether due to interpretive guidance provided by the Commission or its staff,  consensus among participants in the asset-backed  securities markets,  advice of counsel,  or  otherwise,  and agrees to comply with  requests  made by the Purchaser or any
Depositor  in good  faith  for  delivery  of  information  under  these  provisions  on the  basis of  evolving interpretations  of Regulation AB. In connection with any  Pass-Through  Transfer,  the Company shall cooperate fully with the Purchaser to deliver to the  Purchaser  (including  any of its  assignees or designees)  and any
Depositor,  any and all statements,  reports,  certifications,  records and any other information  necessary in the good faith  determination  of the Purchaser or any  Depositor to permit the Purchaser or such  Depositor to comply with the  provisions  of Regulation  AB,  together with such  disclosures  relating to the Company,  any
Subservicer,  any  Third-Party  Originator  and the Mortgage  Loans,  or the  servicing of the Mortgage  Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

        19.    Article IX of the  Agreement is hereby  amended  effective as of the date hereof by deleting the first  sentence  of the  last  paragraph  of  Section  9.01  and  replacing  it with the  following  (new  text underlined):

               Then,  and in each and  every  such  case,  so long as an Event of  Default  shall not have been remedied,  the Purchaser,  by notice in writing to the Company (except in the case of an Event of Default under clauses (iii),  (iv) or (v) above,  or as otherwise  stated herein,  in which case,  automatically  and without notice) may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive  relief and  specific  performance,  terminate  all the rights and obligations  of the Company (and if the Company is servicing  any of the Mortgage  Loans in a  Securitization
Transaction,   appoint  a  successor  servicer  reasonably   acceptable  to  any  Master  Servicer  for  such
Securitization  Transaction)  under this  Agreement and in and to the Mortgage  Loans and the proceeds  thereof without compensating the Company for the same.

        20.    Article IX of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

        The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee) or such  Depositor,  as such are  incurred,  in  connection  with the  termination  of the Company as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The provisions of this paragraph  shall not limit  whatever  rights the Purchaser or any Depositor may have under other  provisions of this Agreement and/or any applicable  Reconstitution Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

        21.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by  restating
Section 11.18 in its entirety as follows:

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)    one or more third party  purchasers in one or more in whole loan transfers  (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.  Notwithstanding  anything to the  contrary in this  Section  11.18,  the Company  agrees that it is required to perform the obligations described in Exhibit K hereto.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution Date").

        In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

        (i)    any and all  information and  appropriate  verification  of information  which may be reasonably available to the Company,  whether through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other participant shall request upon reasonable demand;

        (ii)   such  additional  representations,  warranties,  covenants,  opinions of counsel,  letters  from auditors,  and  certificates  of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

        (iii)  within 5 Business  Days after  request by the  Purchaser,  the  information  with respect to the
Company (as  originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item 1110(a)
and (b) of Regulation AB, a summary of the  requirements  of which has of the date hereof is attached hereto as
Exhibit N for  convenience of reference only, as determined by Purchaser in its sole  discretion.  If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

        (iv)   within 5 Business  Days after  request by the  Purchaser,  the  Company  shall  provide  (or, as applicable,  cause each  Third-Party  Originator  to  provide)  Static  Pool  Information  with  respect to the mortgage  loans (of a similar  type as the  Mortgage  Loans,  as  reasonably  identified  by the  Purchaser  as provided  below)  originated by (i) the Company,  if the Company is an originator of Mortgage Loans  (including as an acquirer of Mortgage  Loans from a Qualified  Correspondent),  and/or (ii) each  Third-Party  Originator.
Such Static Pool Information  shall be prepared by the Company (or Third-Party  Originator) on the basis of its reasonable,  good faith  interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To
the extent  that  there is  reasonably  available  to the  Company  (or  Third-Party  Originator)  Static  Pool
Information  with  respect to more than one  mortgage  loan  type,  the  Purchaser  or any  Depositor  shall be entitled to specify whether some or all of such information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.  Such Static Pool  Information  for each vintage  origination year or prior  securitized  pool,  as  applicable,  shall be presented in increments  no less  frequently  than quarterly  over the life of the mortgage loans included in the vintage  origination  year or prior  securitized pool. The most recent  periodic  increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information is to be included or  incorporated by reference.  The Static Pool Information  shall be provided in an electronic format that provides a permanent record of the  information  provided,  such as a portable  document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

        (v)    within 5 Business Days after request by the Purchaser,  information  with respect to the Company
(as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the  requirements  of which as of the date  hereof is attached  hereto as Exhibit N for  convenience  of  reference  only,  as  determined  by
Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the  Mortgage  Loans to a  Subservicer,  the Company  shall  provide the  information  required pursuant to this clause with respect to the Subservicer;

        (vi)   within 5 Business Days after request by the Purchaser,
               (a) information  regarding any legal proceedings  pending (or known to be contemplated)  against the Company (as  originator  and as servicer) and each other  originator of the Mortgage Loans and each
        Subservicer  as required by Item 1117 of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of reference  only, as determined by
        Purchaser in its sole discretion,
               (b)  information  regarding  affiliations  with  respect to the  Company (as  originator  and as servicer) and each other  originator  of the Mortgage  Loans and each  Subservicer  as required by Item
        1119(a) of  Regulation  AB, a summary of the  requirements  of which as of the date  hereof is attached hereto as  Exhibit N for  convenience  of  reference  only,  as  determined  by  Purchaser  in its sole discretion, and
               (c)  information  regarding  relationships  and  transactions  with  respect to the  Company (as originator  and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer as required by Item 1119(b) and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit N for  convenience  of  reference  only,  as  determined  by
        Purchaser in its sole discretion;

        (vii)  if so requested by the  Purchaser,  the Company  shall  provide (or, as  applicable,  cause each
Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional incremental  expense  associated  with delivery  pursuant to this  Agreement),  such statements and agreed-upon procedures  letters of certified public  accountants  reasonably  acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool  Information  relating to prior  securitized  pools for  securitizations closed on or after  January 1, 2006 or, in the case of Static Pool  Information  with respect to the  Company's or Third-Party  Originator's  originations or purchases,  to calendar months commencing  January 1, 2006, or to any  financial  information  included  in any other  disclosure  provided  under  this  Section  11.18,  as the
Purchaser or such Depositor  shall  reasonably  request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall  designate,  which may include,  by way of example,  any Sponsor,  any Depositor and any broker dealer acting as  underwriter,  placement  agent or initial  purchaser with respect to a Pass-Through  Transfer.  Any such statement or letter may take the form of a  standard,  generally  applicable  document  accompanied  by a reliance  letter  authorizing  reliance by the addressees designated by the Purchaser or such Depositor;

        (viii) For the purpose of satisfying  the reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each  Subservicer  and  Third-Party
Originator  to) (i) provide prompt notice to the  Purchaser,  any Master  Servicer and any Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Company,  any  Subservicer  or any
Third-Party  Originator,  (B) any  affiliations or relationships  that develop  following the closing date of a
Securitization  Transaction between the Company,  any Subservicer or any Third-Party  Originator and any of the
parties  specified in clause (D) of paragraph (a) of this Section (and any other parties  identified in writing by the requesting party) with respect to such  Securitization  Transaction,  (C) any Event of Default under the terms  of  this  Agreement  or  any  Reconstitution  Agreement,  (D)  any  merger,  consolidation  or  sale  of substantially  all of the  assets  of the  Company,  and (E) the  Company's  entry  into  an  agreement  with a
Subservicer to perform or assist in the  performance of any of the Company's  obligations  under this Agreement or any  Reconstitution  Agreement and (ii) provide to the  Purchaser  and any  Depositor a description  of such proceedings, affiliations or relationships;

        (ix) As a condition to the  succession  to the Company or any  Subservicer  as servicer or  subservicer under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into  which the  Company or such
Subservicer  may be merged or  consolidated,  or (ii) which may be  appointed  as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer, and any Depositor, at least
15 calendar  days prior to the effective  date of such  succession or  appointment,  (x) written  notice to the
Purchaser and any  Depositor of such  succession  or  appointment  and (y) in writing and in form and substance reasonably  satisfactory  to the Purchaser and such  Depositor,  all  information  reasonably  requested by the
Purchaser or any  Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

        (x) In addition to such  information as the Company,  as servicer,  is obligated to provide pursuant to other  provisions  of this  Agreement,  not later  than ten days  prior to the  deadline  for the filing of any distribution  report on Form  10-D in  respect  of any  Securitization  Transaction  that  includes  any of the
Mortgage  Loans serviced by the Company or any  Subservicer,  the Company or such  Subservicer,  as applicable, shall,  to the extent the Company or such  Subservicer  has  knowledge,  provide to the party  responsible  for filing such report  (including,  if  applicable,  the Master  Servicer)  notice of the occurrence of any of the following  events along with all  information,  data,  and materials  related  thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the  provisions  of  Regulation AB referenced below):

                      (A)    any  material  modifications,  extensions  or waivers of pool asset  terms,  fees, penalties or payments  during the  distribution  period or that have  cumulatively  become  material  over time
(Item 1121(a)(11) of Regulation AB);

                      (B)    material  breaches of pool asset  representations  or  warranties  or  transaction covenants (Item 1121(a)(12) of Regulation AB); and

                      (C)    information  regarding new  asset-backed  securities  issuances backed by the same pool assets,  any pool asset changes  (such as,  additions,  substitutions  or  repurchases),  and any material changes in  origination,  underwriting  or other  criteria  for  acquisition  or selection of pool assets (Item
1121(a)(14) of Regulation AB); and

        (xi) The Company shall provide to the Purchaser,  any Master  Servicer and any  Depositor,  evidence of the  authorization of the person signing any  certification or statement,  copies or other evidence of Fidelity
Bond Insurance and Errors and Omission  Insurance  policy,  financial  information and reports,  and such other information  related to the  Company  or any  Subservicer  or the  Company  or such  Subservicer's  performance hereunder.

        In the  event of a  conflict  or  inconsistency  between  the  terms of  Exhibit  N and the text of the applicable  Item of Regulation AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

        The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties  participating in a Pass-Through  Transfer:  each sponsor and issuing entity;  each Person  (including, but not limited to, any Master Servicer,  if applicable)  responsible for the preparation,  execution or filing of any report  required to be filed with the  Commission  with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Pass-Through  Transfer;  each  broker  dealer  acting  as  underwriter,  placement  agent  or  initial purchaser,  each Person who controls any of such parties or the Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and the  respective  present and former  directors, officers,  employees,  agents  and  affiliates  of  each  of  the  foregoing  and of the  Depositor  (each,  an
"Indemnified  Party"),  and shall hold each of them  harmless  from and against any  claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

        (i)(A)  any  untrue  statement  of a  material  fact  contained  or  alleged  to be  contained  in  any information,  report,  certification,  data,  accountants' letter or other material provided under this Section
11.18  by or on  behalf  of  the  Company,  or  provided  under  this  Section  11.18  by or on  behalf  of any
Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company  Information"),  or (B) the omission or alleged  omission to state in the Company  Information a material fact required to be stated in the
Company  Information or necessary in order to make the statements  therein,  in the light of the  circumstances under  which they were  made,  not  misleading;  provided,  by way of  clarification,  that  clause (B) of this paragraph shall be construed  solely by reference to the Company  Information and not to any other  information communicated  in  connection  with a sale or  purchase  of  securities,  without  regard to whether the Company
Information or any portion thereof is presented together with or separately from such other information;

        (ii) any breach by the Company of its obligations under this Section 11.18,  including particularly any failure by the Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party  Originator  to deliver any information,  report,  certification,  accountants'  letter or other  material when and as required  under this
Section  11.18,  including any failure by the Company to identify  pursuant to Section 11.20 any  Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

        (iii) any breach by the  Company of a  representation  or  warranty  set forth in Section  3.01 or in a writing  furnished  pursuant to Section  3.01(q) and made as of a date prior to the closing date of the related
Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the
Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(q) to the extent made as of a date subsequent to such closing date; or
        (iv)the  negligence bad faith or willful  misconduct of the Company in connection  with its performance under this Section 11.18.

        If the  indemnification  provided  for  herein is  unavailable  or  insufficient  to hold  harmless  an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such
Indemnified  Party as a result of any claims,  losses,  damages or  liabilities  incurred  by such  Indemnified
Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified  Party on the one hand and the Company on the other.

        In the case of any failure of performance  described  above,  the Company shall promptly  reimburse the
Purchaser, any Depositor, as applicable,  and each Person responsible for the preparation,  execution or filing of any report  required to be filed with the Commission  with respect to such  Securitization  Transaction,  or for  execution of a  certification  pursuant to Rule  13a-14(d) or Rule  15d-14(d)  under the Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain  the  information,  report,  certification,  accountants'  letter or other  material  not  delivered  as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

        This  indemnification  shall survive the  termination of this Agreement or the termination of any party to this Agreement.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        22.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 11.20:

        Section 11.20. Use of Subservicers and Subcontractors.

        (a)    The Company shall not hire or otherwise  utilize the services of any  Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any  Reconstitution  Agreement unless the
Company  complies  with the  provisions  of  paragraph  (b) of this  Section.  The  Company  shall  not hire or otherwise  utilize  the  services  of any  Subcontractor,  and  shall not  permit  any  Subservicer  to hire or otherwise  utilize the  services of any  Subcontractor,  to fulfill  any of the  obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

        (b)    The Company  shall cause any  Subservicer  used by the Company (or by any  Subservicer)  for the benefit of the  Purchaser  and any  Depositor to comply with the  provisions  of this Section and with Sections
3.01(p),  3.01(s),  6.04, 6.07 and 11.18 of this Agreement to the same extent as if such  Subservicer  were the
Company,  and to provide the  information  required with respect to such  Subservicer  under Section 3.01(r) of this  Agreement.  The Company shall be responsible  for obtaining from each  Subservicer  and delivering to the
Purchaser,  any Master Servicer and any Depositor any Annual  Statement of Compliance  required to be delivered by such Subservicer under Section 6.04(a),  any Assessment of Compliance and Attestation  Report required to be delivered by such Subservicer  under Section 6.07 and any Annual  Certification  required under Section 6.04(b)
as and when required to be delivered.

        (c)    The Company shall promptly upon request  provide to the Purchaser,  any Master  Servicer and any
Depositor (or any designee of the  Depositor,  such as an  administrator)  a written  description  (in form and substance  satisfactory  to the Purchaser,  any Master Servicer and such Depositor) of the role and function of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the  identity of each such
Subcontractor,  (ii)  which (if any) of such  Subcontractors  are  "participating  in the  servicing  function"
within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each  Subcontractor  identified  pursuant to clause (ii) of this paragraph.

        (d)    As a condition to the utilization of any  Subcontractor  determined to be  "participating in the servicing  function"  within  the  meaning of Item 1122 of  Regulation  AB, the  Company  shall  cause any such
Subcontractor  used by the Company (or by any  Subservicer)  for the benefit of the Purchaser and any Depositor to comply  with the  provisions  of  Sections  6.07 and 11.18 of this  Agreement  to the same extent as if such
Subcontractor  were the Company.  The Company shall be responsible  for obtaining from each  Subcontractor  and delivering  to the Purchaser and any Depositor  any  Assessment of Compliance  and  Attestation  Report and the
other certificates  required to be delivered by such Subservicer and such Subcontractor  under Section 6.07, in each case as and when required to be delivered.

        23.    Article XI of the  Agreement  is hereby  amended  effective  as of the date hereof by adding the following new Section 11.21:

        Section 11.21. Third Party Beneficiary.

        For purposes of this  Agreement, each  Master Servicer shall be considered a third party beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

        24.    The Agreement is hereby amended as of the date hereof by deleting  Exhibit E in its entirety and replacing it with the following:

                                                       EXHIBIT E

                                           REPORTING DATA FOR MONTHLY REPORT
        [OBJECT OMITTED]

        25.    The Agreement is hereby amended as of the date hereof by adding the following new Exhibit F:

                                                       EXHIBIT F

                                          REPORTING DATA FOR DEFAULTED LOANS

                                   Standard File Layout - Delinquency Reporting

------------------------------- ------------------------------------------- ----------- ------------
      Column/Header Name                       Description                   Decimal      Format
                                                                                          Comment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERVICER_LOAN_NBR               A unique number assigned to a loan by the
                                Servicer.  This may be different than the
                                LOAN_NBR
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_NBR                        A unique identifier assigned to each loan
                                by the originator.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CLIENT_NBR                      Servicer Client Number
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERV_INVESTOR_NBR               Contains a unique number as assigned by
                                an external servicer to identify a group
                                of loans in their system.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_FIRST_NAME             First Name of the Borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_LAST_NAME              Last name of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ADDRESS                    Street Name and Number of Property
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_STATE                      The state where the  property located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ZIP                        Zip code where the property is located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORR_NEXT_PAY_DUE_DATE          The date that the borrower's next payment               MM/DD/YYYY
                                is due to the servicer at the end of
                                processing cycle, as reported by Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_TYPE                       Loan Type (i.e. FHA, VA, Conv)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_FILED_DATE           The date a particular bankruptcy claim                  MM/DD/YYYY
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CHAPTER_CODE         The chapter under which the bankruptcy
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CASE_NBR             The case number assigned by the court to
                                the bankruptcy filing.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POST_PETITION_DUE_DATE          The payment due date once the bankruptcy                MM/DD/YYYY
                                has been approved by the courts
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_DCHRG_DISM_DATE      The Date The Loan Is Removed From                       MM/DD/YYYY
                                Bankruptcy. Either by Dismissal,
                                Discharged and/or a Motion For Relief Was
                                Granted.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_APPR_DATE              The Date The Loss Mitigation Was Approved               MM/DD/YYYY
                                By The Servicer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_TYPE                   The Type Of Loss Mitigation Approved For
                                A Loan Such As;
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_EST_COMP_DATE          The Date The Loss Mitigation /Plan Is                   MM/DD/YYYY
                                Scheduled To End/Close
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_ACT_COMP_DATE          The Date The Loss Mitigation Is Actually                MM/DD/YYYY
                                Completed
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_APPROVED_DATE            The date DA Admin sends a letter to the                 MM/DD/YYYY
                                servicer with instructions to begin
                                foreclosure proceedings.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
ATTORNEY_REFERRAL_DATE          Date File Was Referred To Attorney to                   MM/DD/YYYY
                                Pursue Foreclosure
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FIRST_LEGAL_DATE                Notice of 1st legal filed by an Attorney                MM/DD/YYYY
                                in a Foreclosure Action
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_EXPECTED_DATE       The date by which a foreclosure sale is                 MM/DD/YYYY
                                expected to occur.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_DATE                The actual date of the foreclosure sale.                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_AMT                 The amount a property sold for at the           2       No
                                foreclosure sale.                                       commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_START_DATE             The date the servicer initiates eviction                MM/DD/YYYY
                                of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_COMPLETED_DATE         The date the court revokes legal                        MM/DD/YYYY
                                possession of the property from the
                                borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_PRICE                      The price at which an REO property is           2       No
                                marketed.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_DATE                       The date an REO property is listed at a                 MM/DD/YYYY
                                particular price.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_AMT                       The dollar value of an offer for an REO         2       No
                                property.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_DATE_TIME                 The date an offer is received by DA Admin               MM/DD/YYYY
                                or by the Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_CLOSING_DATE                The date the REO sale of the property is                MM/DD/YYYY
                                scheduled to close.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_ACTUAL_CLOSING_DATE         Actual Date Of REO Sale                                 MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OCCUPANT_CODE                   Classification of how the property is
                                occupied.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_CONDITION_CODE             A code that indicates the condition of
                                the property.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_INSPECTION_DATE            The date a  property inspection is                      MM/DD/YYYY
                                performed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
APPRAISAL_DATE                  The date the appraisal was done.                        MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CURR_PROP_VAL                    The current "as is" value of the               2
                                property based on brokers price opinion
                                or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REPAIRED_PROP_VAL               The amount the property would be worth if       2
                                repairs are completed pursuant to a
                                broker's price opinion or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
If applicable:
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_STATUS_CODE              FNMA Code Describing Status of Loan
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_REASON_CODE              The circumstances which caused a borrower
                                to stop paying on a loan.   Code
                                indicates the reason why the loan is in
                                default for this cycle.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_FILED_DATE             Date Mortgage Insurance Claim Was Filed                 MM/DD/YYYY
                                With Mortgage Insurance Company.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT                    Amount of Mortgage Insurance Claim Filed                No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_PAID_DATE              Date Mortgage Insurance Company Disbursed               MM/DD/YYYY
                                Claim Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT_PAID               Amount Mortgage Insurance Company Paid On       2       No
                                Claim                                                   commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_FILED_DATE           Date Claim Was Filed With Pool Insurance                MM/DD/YYYY
                                Company
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT                  Amount of Claim Filed With Pool Insurance       2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_PAID_DATE            Date Claim Was Settled and The Check Was                MM/DD/YYYY
                                Issued By The Pool Insurer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT_PAID             Amount Paid On Claim By Pool Insurance          2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD               MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed               2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed              2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_AMT        Amount HUD Paid on Part B Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the                       MM/DD/YYYY
                                Veterans Admin
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim                MM/DD/YYYY
                                Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim        2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o       ASUM-     Approved Assumption
o       BAP-      Borrower Assistance Program
o       CO-       Charge Off
o       DIL-      Deed-in-Lieu
o       FFA-      Formal Forbearance Agreement
o       MOD-      Loan Modification
o       PRE-      Pre-Sale
o       SS-       Short Sale
o       MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o       Mortgagor
o       Tenant
o       Unknown
o       Vacant

The Property Condition field should show the last reported condition of the property as follows:
o       Damaged
o       Excellent
o       Fair
o       Gone
o       Good
o       Poor
o       Special Hazard
o       Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                  -------------------- ----------------------------------------------
                  Delinquency Code     Delinquency Description
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  001                  FNMA-Death of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  002                  FNMA-Illness of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  003                  FNMA-Illness of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  004                  FNMA-Death of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  005                  FNMA-Marital difficulties
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  006                  FNMA-Curtailment of income
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  007                  FNMA-Excessive Obligation
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  008                  FNMA-Abandonment of property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  009                  FNMA-Distant employee transfer
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  011                  FNMA-Property problem
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  012                  FNMA-Inability to sell property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  013                  FNMA-Inability to rent property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  014                  FNMA-Military Service
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  015                  FNMA-Other
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  016                  FNMA-Unemployment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  017                  FNMA-Business failure
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  019                  FNMA-Casualty loss
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  022                  FNMA-Energy environment costs
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  023                  FNMA-Servicing problems
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  026                  FNMA-Payment adjustment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  027                  FNMA-Payment dispute
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  029                  FNMA-Transfer of ownership pending
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  030                  FNMA-Fraud
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  031                  FNMA-Unable to contact borrower
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  INC                  FNMA-Incarceration
                  -------------------- ----------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                  -------------------- ---------------------------------------------
                      Status Code      Status Description
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          09           Forbearance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          17           Pre-foreclosure Sale Closing Plan Accepted
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          24           Government Seizure
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          26           Refinance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          27           Assumption
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          28           Modification
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          29           Charge-Off
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          30           Third Party Sale
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          31           Probate
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          32           Military Indulgence
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          43           Foreclosure Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          44           Deed-in-Lieu Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          49           Assignment Completed
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          61           Second Lien Considerations
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          62           Veteran's Affairs-No Bid
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          63           Veteran's Affairs-Refund
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          64           Veteran's Affairs-Buydown
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          65           Chapter 7 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          66           Chapter 11 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          67           Chapter 13 Bankruptcy
                  -------------------- ---------------------------------------------

        26.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit K:

                                                       EXHIBIT K

                                          COMPANY'S OBLIGATIONS IN CONNECTION
                                                 WITH A RECONSTITUTION

        •      The  Company  shall (i)  possess  the  ability to service to a  securitization  documents;  (ii)
service on a  "Scheduled/Scheduled"  reporting  basis  (advancing  through the liquidation of an REO Property),
(iii) make  compensating  interest  payments on payoffs and  curtailments and (iv) remit and report to a Master
Servicer in format acceptable to such Master Servicer by the 10th calendar day of each month.

        •      The Company shall provide an acceptable  annual  certification  (officer's  certificate)  to the
Master  Servicer (as  required by the  Sarbanes-Oxley  Act of 2002) as well as any other annual  certifications required under the  securitization  documents (i.e. the annual  statement as to  compliance/annual  independent certified public accountants' servicing report due by March 1 of each year).

        •      The Company shall allow for the  Purchaser,  the Master  Servicer or their designee to perform a review of audited financials and net worth of the Company.

        •      The Company  shall provide a Uniform  Single  Attestation  Program  certificate  and  Management
Assertion as requested by the Master Servicer or the Purchaser.

        •      The Company  shall  provide  information  on each  Custodial  Account as requested by the Master
Servicer or the Purchaser,  and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

        •      The Company shall  maintain its  servicing  system in accordance  with the  requirements  of the
Master Servicer.

        27.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit L:

                                                       EXHIBIT L

                                             FORM OF COMPANY CERTIFICATION

Re:     The [  ] agreement dated as of [    l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

        I,  ____________________________,  the  _______________________  of [NAME OF COMPANY] (the  "Company"),
certify to [the Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator] [Trustee],
and their officers, with the knowledge and intent that they will rely upon this certification, that:

               I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with
        Item 1123 of  Regulation  AB (the  "Compliance  Statement"),  the report on assessment of the Company's compliance  with the  servicing  criteria set forth in Item 1122(d) of  Regulation  AB (the  "Servicing
        Criteria"),  provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the  "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
        registered  public accounting  firm's  attestation  report provided in accordance with Rules 13a-18 and
        15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation  Report"), and all
        servicing  reports,  officer's  certificates  and other  information  relating to the  servicing of the
        Mortgage  Loans by the Company  during  200[ ] that were  delivered  by the Company to the  [Depositor]
        [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement  (collectively,  the
        "Company Servicing Information");

               Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any  untrue  statement  of a  material  fact or omit to state a  material  fact  necessary  to make the statements  made,  in the light of the  circumstances  under  which  such  statements  were  made,  not misleading with respect to the period of time covered by the Company Servicing Information;

               Based on my knowledge,  all of the Company Servicing  Information required to be provided by the
        Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master  Servicer]  [Securities
        Administrator] [Trustee];

               I am  responsible  for reviewing the  activities  performed by the Company as servicer under the
        Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the Compliance
        Statement  and except as  disclosed  in the  Compliance  Statement,  the  Servicing  Assessment  or the
        Attestation  Report,  the Company has  fulfilled  its  obligations  under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant  to this  Agreement,  and the
Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and
Subcontractor  pursuant  to the  Agreement,  have been  provided  to the  [Depositor]  [Master  Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master
Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria has been  disclosed in such reports.

        28.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit M:

                                                   EXHIBIT M

                                           SUMMARY OF REGULATION AB
                                              SERVICING CRITERIA

NOTE:  This  Exhibit  M is  provided  for  convenience  of  reference  only.  In the  event  of a  conflict  or inconsistency  between the terms of this Exhibit M and the text of Regulation  AB, the text of  Regulation  AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)
(v)     General servicing considerations.
       (A)     Policies and  procedures  are  instituted to monitor any  performance  or other  triggers and events of default in accordance with the transaction agreements.
       (B)     If any material  servicing  activities  are  outsourced to third  parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
       (C)     Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.
       (D)     A  fidelity  bond and  errors  and  omissions  policy is in effect  on the party  participating  in the servicing  function  throughout  the  reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.
(vi)    Cash collection and administration.
       (A)     Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.
       (B)     Disbursements  made via wire  transfer  on  behalf of an  obligor  or to an  investor  are made only by authorized personnel.
       (C)     Advances of funds or guarantees regarding  collections,  cash flows or distributions,  and any interest or other fees charged for such  advances,  are made,  reviewed  and  approved as  specified in the  transaction agreements.
       (D)     The related  accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are separately  maintained  (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
       (E)     Each custodial account is maintained at a federally insured depository  institution as set forth in the transaction  agreements.  For purposes of this  criterion,  "federally  insured  depository  institution"  with respect to a foreign financial  institution  means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
       (F)     Unissued checks are safeguarded so as to prevent unauthorized access.
       (G)     Reconciliations are prepared on a monthly basis for all asset-backed  securities related bank accounts,
including   custodial   accounts  and  related  bank  clearing   accounts.   These   reconciliations   are  (A)
mathematically  accurate;  (B) prepared  within 30 calendar days after the bank statement  cutoff date, or such other number of days specified in the transaction  agreements;  (C) reviewed and approved by someone other than the person who  prepared  the  reconciliation;  and (D)  contain  explanations  for  reconciling  items.  These reconciling items are resolved within 90 calendar days of their original  identification,  or such other number of days specified in the transaction agreements.
(vii)   Investor remittances and reporting.
       (A)     Reports to investors,  including  those to be filed with the  Commission,  are maintained in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are prepared in accordance  with timeframes and other terms set forth in the  transaction  agreements;  (B) provide information  calculated in accordance  with the terms specified in the  transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
       (B)     Amounts due to  investors  are  allocated  and remitted in  accordance  with  timeframes,  distribution priority and other terms set forth in the transaction agreements.
       (C)     Disbursements  made to an investor  are posted  within two  business  days to the  Servicer's  investor records, or such other number of days specified in the transaction agreements.
       (D)     Amounts  remitted to investors per the investor reports agree with cancelled  checks,  or other form of payment, or custodial bank statements.
(viii)  Mortgage Loan administration.
       (A)     Collateral or security on mortgage  loans is maintained  as required by the  transaction  agreements or related mortgage loan documents.
       (B)     Mortgage loan and related documents are safeguarded as required by the transaction agreements.
       (C)     Any  additions,  removals  or  substitutions  to the asset  pool are made,  reviewed  and  approved  in accordance with any conditions or requirements in the transaction agreements.
       (D)     Payments on mortgage loans,  including any payoffs,  made in accordance with the related  mortgage loan documents  are  posted to the  Servicer's  obligor  records  maintained  no more than two  business  days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
       (E)     The Servicer's  records regarding the mortgage loans agree with the Servicer's  records with respect to an obligor's unpaid principal balance.
       (F)     Changes with respect to the terms or status of an obligor's  mortgage loans (e.g.,  loan  modifications or re-agings)  are made,  reviewed and approved by  authorized  personnel in  accordance  with the  transaction agreements and related mortgage loan documents.
       (G)     Loss  mitigation or recovery  actions  (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures  and  repossessions,  as  applicable)  are  initiated,  conducted  and  concluded in accordance with the timeframes or other requirements established by the transaction agreements.
       (H)     Records  documenting  collection efforts are maintained during the period a mortgage loan is delinquent in accordance  with the  transaction  agreements.  Such records are maintained on at least a monthly basis,  or such other period specified in the transaction  agreements,  and describe the entity's activities in monitoring delinquent  mortgage loans  including,  for example,  phone calls,  letters and payment  rescheduling  plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
       (I)     Adjustments  to interest  rates or rates of return for mortgage  loans with variable rates are computed based on the related mortgage loan documents.
       (J)     Regarding  any  funds  held in trust  for an  obligor  (such as escrow  accounts):  (A) such  funds are analyzed,  in accordance  with the  obligor's  mortgage loan  documents,  on at least an annual basis,  or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid,  or credited,  to obligors  in  accordance  with  applicable  mortgage  loan  documents  and state  laws;  and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment  of the related  mortgage  loans,  or such other number of days specified in the transaction agreements.
       (K)     Payments  made on behalf of an obligor  (such as tax or insurance  payments)  are made on or before the related  penalty or  expiration  dates,  as indicated on the  appropriate  bills or notices for such  payments, provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.
       (L)     Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the obligor,  unless the late  payment was due to the  obligor's error or omission.
       (M)     Disbursements  made on behalf of an  obligor  are  posted  within two  business  days to the  obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
       (N)     Delinquencies,  charge-offs and  uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
       (O)     Any external  enhancement or other support,  identified in Item 1114(a)(1)  through (3) or Item 1115 of
Regulation AB, is maintained as set forth in the transaction agreements.

        29.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit N:
                                                   EXHIBIT N

                               SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit  N is  provided  for  convenience  of  reference  only.  In the  event  of a  conflict  or inconsistency  between the terms of this Exhibit N and the text of Regulation  AB, the text of  Regulation  AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

        -Provide  static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.

        -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

        -If the Company has less than 3 years experience  securitizing  assets of the same type as the Mortgage
Loans,  provide  the static pool  information  by vintage  origination  years  regarding  loans  originated  or purchased  by the  Company,  instead  of by prior  securitized  pool.  A vintage  origination  year  represents mortgage loans originated during the same year.

        -Such  static pool  information  shall be for the prior five  years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

        -The  static  pool  information  for each  vintage  origination  year or  prior  securitized  pool,  as applicable,  shall be  presented in monthly  increments  over the life of the  mortgage  loans  included in the vintage origination year or prior securitized pool.

        -Provide  summary  information  for the  original  characteristics  of the prior  securitized  pools or vintage  origination  years,  as  applicable  and  material,  including:  number of pool assets,  original pool balance,  weighted average initial loan balance,  weighted average mortgage rate,  weighted average and minimum and maximum FICO,  product type, loan purpose,  weighted  average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

        Provide the following  information with respect to each servicer that will service,  including  interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the Pass-Through
Transfer:

        -a description of the Company's form of organization;

        -a  description  of how long the Company  has been  servicing  residential  mortgage  loans;  a general discussion of the Company's  experience in servicing  assets of any type as well as a more detailed  discussion of the  Company's  experience  in,  and  procedures  for the  servicing  function  it will  perform  under this
Agreement and any  Reconstitution  Agreements;  information  regarding the size,  composition and growth of the
Company's  portfolio of mortgage  loans of the type similar to the Mortgage  Loans and  information  on factors related to the Company  that may be material to any  analysis of the  servicing  of the  Mortgage  Loans or the
related  asset-backed  securities,   as  applicable,   including  whether  any  default  or  servicing  related
performance  trigger  has  occurred  as to any other  securitization  due to any act or  failure  to act of the
Company,  whether any material  noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

        -a  description  of any material  changes to the  Company's  policies or  procedures  in the  servicing function it will perform  under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

        -information  regarding the Company's  financial  condition to the extent that there is a material risk that the effect on one or more  aspects of  servicing  resulting  from such  financial  condition  could have a material impact on the performance of the securities  issued in the Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

        -any special or unique factors  involved in servicing loans of the same type as the Mortgage Loans, and the Company's processes and procedures designed to address such factors;

        -statistical  information regarding principal and interest advances made by the Company on the Mortgage
Loans and the Company's overall servicing portfolio for the past three years; and

        -the  Company's  process for handling  delinquencies,  losses,  bankruptcies  and  recoveries,  such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

        -Identify  any  originator  or group of  affiliated  originators  that  originated,  or is  expected to originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in  the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

        Provide the following  information  with respect to any  originator or group of affiliated  originators that  originated,  or is  expected to  originate,  20% or more of the  mortgage  loans in any loan group in the securitization issued in the Pass-Through Transfer:

        -the Company's form of organization; and

        -a  description  of the  Company's  origination  program and how long the  Company has been  engaged in originating  residential  mortgage  loans,  which  description  must  include  a  discussion  of the  Company's experience in originating  mortgage loans of the same type as the Mortgage Loans and information  regarding the size and composition of the Company's  origination  portfolio as well as information that may be material to an analysis of the  performance  of the Mortgage  Loans,  such as the Company's  credit-granting  or  underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

        -describe any legal proceedings  pending against the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

        -describe  any  affiliations  of the Company,  each other  originator  of the  Mortgage  Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer,  any
significant  obligor,   enhancement  or  support  provider  or  any  other  material  parties  related  to  the
Pass-Through Transfer.

Item 1119(b)

        -describe any business relationship,  agreement, arrangement, transaction or understanding entered into outside  of the  ordinary  course  of  business  or on terms  other  than  those  obtained  in an arm's  length transaction with an unrelated third party,  apart from the  Pass-Through  Transfer,  between the Company,  each other originator of the Mortgage Loans and each Subservicer,  or their respective affiliates,  and the sponsor, depositor or issuing entity or their  respective  affiliates,  that exists  currently or has existed during the past two years,  that may be material to the  understanding  of an  investor  in the  securities  issued in the
Pass-Through Transfer.

Item 1119(c)

        -describe any business relationship,  agreement, arrangement, transaction or understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material  terms and  approximate dollar  amount  involved,  between  the  Company,  each  other  originator  of  the  Mortgage  Loans  and  each
Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

        30.    The  Agreement is hereby  amended  effective as of the date hereof by adding the  following  new
Exhibit O:

                                                   EXHIBIT O

                        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Company] [Name of Subservicer]  shall address,  at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

----------------------------------------------------------------------------- ------------------
                             Servicing Criteria                                  Applicable
                                                                                  Servicing
                                                                                  Criteria
----------------------------------------------------------------------------- ------------------
    Reference                               Criteria
------------------- --------------------------------------------------------- ------------------
                                General Servicing Considerations
-------------------                                                           ------------------
1122(d)(1)(i)       Policies and procedures are instituted to monitor any
                    performance or other triggers and events of default in
                    accordance with the transaction agreements.
-------------------                                                           ------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to
                    third parties, policies and procedures are instituted
                    to monitor the third party's performance and compliance
                    with such servicing activities.
-------------------                                                           ------------------
1122(d)(1)(iii)     Any requirements in the transaction agreements to
                    maintain a back-up servicer for the mortgage loans are
                    maintained.
-------------------                                                           ------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in
                    effect on the party participating in the servicing
                    function throughout the reporting period in the amount
                    of coverage required by and otherwise in accordance
                    with the terms of the transaction agreements.
-------------------                                                           ------------------
                               Cash Collection and Administration
-------------------                                                           ------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the
                    appropriate custodial bank accounts and related bank
                    clearing accounts no more than two business days
                    following receipt, or such other number of days
                    specified in the transaction agreements.
-------------------                                                           ------------------
1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an
                    obligor or to an investor are made only by authorized
                    personnel.
-------------------                                                           ------------------
1122(d)(2)(iii)     Advances of funds or guarantees regarding collections,
                    cash flows or distributions, and any interest or other
                    fees charged for such advances, are made, reviewed and
                    approved as specified in the transaction agreements.
-------------------                                                           ------------------
                    The related accounts for the transaction, such as cash
                    reserve accounts or accounts established as a form of
                    overcollateralization, are separately maintained (e.g.,
                    with respect to commingling of cash) as set forth in
1122(d)(2)(iv)      the transaction agreements.
-------------------                                                           ------------------
1122(d)(2)(v)       Each custodial account is maintained at a federally
                    insured depository institution as set forth in the
                    transaction agreements. For purposes of this criterion,
                    "federally insured depository institution" with respect
                    to a foreign financial institution means a foreign
                    financial institution that meets the requirements of
                    Rule 13k-1(b)(1) of the Securities Exchange Act.
-------------------                                                           ------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent
                    unauthorized access.
-------------------                                                           ------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for
                    all asset-backed securities related bank accounts,
                    including custodial accounts and related bank clearing
                    accounts. These reconciliations are (A) mathematically
                    accurate; (B) prepared within 30 calendar days after
                    the bank statement cutoff date, or such other number of
                    days specified in the transaction agreements; (C)
                    reviewed and approved by someone other than the person
                    who prepared the reconciliation; and (D) contain
                    explanations for reconciling items. These reconciling
                    items are resolved within 90 calendar days of their
                    original identification, or such other number of days
                    specified in the transaction agreements.
-------------------                                                           ------------------
                               Investor Remittances and Reporting
-------------------                                                           ------------------
1122(d)(3)(i)       Reports to investors, including those to be filed with
                    the Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are
                    prepared in accordance with timeframes and other terms
                    set forth in the transaction agreements; (B) provide
                    information calculated in accordance with the terms
                    specified in the transaction agreements; (C) are filed
                    with the Commission as required by its rules and
                    regulations; and (D) agree with investors' or the
                    trustee's records as to the total unpaid principal
                    balance and number of mortgage loans serviced by the
                    Servicer.
-------------------                                                           ------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and
                    other terms set forth in the transaction agreements.
-------------------                                                           ------------------
                    Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or
                    such other number of days specified in the transaction
1122(d)(3)(iii)     agreements.
-------------------                                                           ------------------
                    Amounts remitted to investors per the investor reports
                    agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)      or custodial bank statements.
-------------------                                                           ------------------
                                   Pool Asset Administration
-------------------                                                           ------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained
                    as required by the transaction agreements or related
                    mortgage loan documents.
-------------------                                                           ------------------
                    Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)      required by the transaction agreements
-------------------                                                           ------------------
1122(d)(4)(iii)     Any additions, removals or substitutions to the asset
                    pool are made, reviewed and approved in accordance with
                    any conditions or requirements in the transaction
                    agreements.
-------------------                                                           ------------------
1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made
                    in accordance with the related mortgage loan documents
                    are posted to the Servicer's obligor records maintained
                    no more than two business days after receipt, or such
                    other number of days specified in the transaction
                    agreements, and allocated to principal, interest or
                    other items (e.g., escrow) in accordance with the
                    related mortgage loan documents.
-------------------                                                           ------------------
1122(d)(4)(v)       The Servicer's records regarding the mortgage loans
                    agree with the Servicer's records with respect to an
                    obligor's unpaid principal balance.
-------------------                                                           ------------------
1122(d)(4)(vi)      Changes with respect to the terms or status of an
                    obligor's mortgage loans (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by
                    authorized personnel in accordance with the transaction
                    agreements and related pool asset documents.
-------------------                                                           ------------------
1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with
                    the timeframes or other requirements established by the
                    transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(viii)    Records documenting collection efforts are maintained
                    during the period a mortgage loan is delinquent in
                    accordance with the transaction agreements. Such
                    records are maintained on at least a monthly basis, or
                    such other period specified in the transaction
                    agreements, and describe the entity's activities in
                    monitoring delinquent mortgage loans including, for
                    example, phone calls, letters and payment rescheduling
                    plans in cases where delinquency is deemed temporary
                    (e.g., illness or unemployment).
-------------------                                                           ------------------
1122(d)(4)(ix)      Adjustments to interest rates or rates of return for
                    mortgage loans with variable rates are computed based
                    on the related mortgage loan documents.
-------------------                                                           ------------------
1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such
                    as escrow accounts): (A) such funds are analyzed, in
                    accordance with the obligor's mortgage loan documents,
                    on at least an annual basis, or such other period
                    specified in the transaction agreements; (B) interest
                    on such funds is paid, or credited, to obligors in
                    accordance with applicable mortgage loan documents and
                    state laws; and (C) such funds are returned to the
                    obligor within 30 calendar days of full repayment of
                    the related mortgage loans, or such other number of
                    days specified in the transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or
                    insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the
                    appropriate bills or notices for such payments,
                    provided that such support has been received by the
                    servicer at least 30 calendar days prior to these
                    dates, or such other number of days specified in the
                    transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(xii)     Any late payment penalties in connection with any
                    payment to be made on behalf of an obligor are paid
                    from the servicer's funds and not charged to the
                    obligor, unless the late payment was due to the
                    obligor's error or omission.
-------------------                                                           ------------------
                    Disbursements made on behalf of an obligor are posted
                    within two business days to the obligor's records
                    maintained by the servicer, or such other number of
1122(d)(4)(xiii)    days specified in the transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts
                    are recognized and recorded in accordance with the
                    transaction agreements.
-------------------                                                           ------------------
                    Any external enhancement or other support, identified
                    in Item 1114(a)(1) through (3) or Item 1115 of
                    Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)      transaction agreements.
-------------------                                                           ------------------
                    ---------------------------------------------------------

------------------- --------------------------------------------------------- ------------------

                                            [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                            Date:  _________________________

                                            By:    _________________________
                                            Name:
                                            Title:

        31.    The Agreement is hereby amended as of the date hereof by adding the following new Exhibit P:

                                                       EXHIBIT P

                                     REPORTING DATA FOR REALIZED LOSSES AND GAINS

                         Calculation of Realized Loss/Gain Form 332- Instruction Sheet

        NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                      The numbers on the 332 form correspond with the numbers listed below.

        Liquidation and Acquisition Expenses:
        1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization
              Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would have been earned  if all  delinquent  payments  had  been  made as  agreed.  For  documentation,  an
              Amortization  Schedule  from date of  default  through  liquidation  breaking  out the net interest and servicing fees advanced is required.

        3.    Accrued  Servicing  Fees based upon the Scheduled  Principal  Balance of the Mortgage Loan as calculated on a monthly basis. For  documentation,  an Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

        4-12. Complete as applicable.  Required documentation:

               * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown  required showing period

                 of coverage,  base tax, interest,  penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                *  For escrow advances - complete payment history

                   (to calculate advances from last positive escrow balance forward)

               *  Other expenses -  copies of corporate advance history showing all payments

               *  REO repairs > $1500 require explanation

               *  REO repairs >$3000 require evidence of at least 2 bids.

               * Short Sale or Charge  Off  require  P&L  supporting  the  decision  and WFB's  approved
               Officer Certificate

               *  Unusual or extraordinary items may require further documentation.

        13.    The total of lines 1 through 12.

        Credits:

        14-21.Complete as applicable.  Required documentation:

              * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale,  bid  instructions  and Escrow
              Agent / Attorney

                 Letter of Proceeds Breakdown.

              *  Copy of EOB for any MI or gov't guarantee

              *  All other credits need to be clearly defined on the 332 form

        22.    The total of lines 14 through 21.

        Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part
                      B/Supplemental proceeds.

        Total Realized Loss (or Amount of Any Gain)
        23.   The total derived from  subtracting  line 22 from 13. If the amount  represents a realized  gain,
              show the amount in parenthesis (   ).

                                  Calculation of Realized Loss/Gain Form 332

        Prepared by:  __________________                  Date:  _______________
        Phone:  ______________________   Email Address:_____________________

----------------------------    -------------------------------   ------------------------------------
Servicer Loan No.               Servicer Name                     Servicer Address

----------------------------    -------------------------------   ------------------------------------

        WELLS FARGO BANK, N.A. Loan No._____________________________

        Borrower's Name: _________________________________________________________
        Property Address: _________________________________________________________

        Liquidation Type:  REO Sale          3rd Party Sale             Short Sale     Charge Off

        Was this loan granted a Bankruptcy deficiency or cramdown       Yes         No
        If "Yes", provide deficiency or cramdown amount _______________________________

        Liquidation and Acquisition Expenses:
       (1) Actual Unpaid Principal Balance of Mortgage Loan             $ ______________      (1)
        (2)Interest accrued at Net Rate                                 ________________      (2)
        (3)Accrued Servicing Fees                                       ________________      (3)
        (4)Attorney's Fees                                              ________________      (4)
        (5)Taxes (see page 2)                                           ________________      (5)
        (6)Property Maintenance                                         ________________      (6)
        (7)MI/Hazard Insurance Premiums (see page 2)                    ________________      (7)
        (8)Utility Expenses                                             ________________      (8)
        (9)Appraisal/BPO                                                ________________      (10)
        (11)   FC Costs/Other Legal Expenses                            ________________      (11)
        (12)   Other (itemize)                                          ________________      (12)
               Cash for Keys__________________________                  ________________      (12)
               HOA/Condo Fees_______________________                    ________________      (12)
               ______________________________________                   ________________      (12)

               Total Expenses                                          $ _______________      (13)
        Credits:
        (14)   Escrow Balance                                          $ _______________      (14)
        (15)   HIP Refund                                               ________________      (15)
        (16)   Rental Receipts                                          ________________      (16)
        (17)   Hazard Loss Proceeds                                     ________________      (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance             ________________      (18a)
        HUD Part A
                                                                        ________________      (18b) HUD Part B
        (19)   Pool Insurance Proceeds                                  ________________      (19)
        (20)   Proceeds from Sale of Acquired Property                  ________________      (20)
        (21)   Other (itemize)                                          ________________      (21)
           _________________________________________                    ________________      (21)

           Total Credits                                               $________________      (22)
        Total Realized Loss (or Amount of Gain)                        $________________      (23)

Escrow Disbursement Detail

--------------- ------------ ------------- ------------- ------------ ------------- -------------
     Type        Date Paid    Period of     Total Paid   Base Amount   Penalties      Interest
 (Tax /Ins.)                   Coverage
--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------

        32.    Except as  amended  above,  the  Agreement  shall  continue  to be in full  force and  effect in accordance with its terms.

        33.    This  Amendment  may be executed by one or more of the parties  hereto on any number of separate counterparts  and of said  counterparts  taken  together  shall  be  deemed  to  constitute  one  and the  same instrument.

                                           [SIGNATURE PAGES FOLLOW]

        IN WITNESS  WHEREOF,  the  following  parties  have  caused  their  names to be signed  hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                   EMC MORTGAGE CORPORATION,
                                                          as Purchaser

                                                   By:
                                                   Name:
                                                   Title:

                                                   SAVANNAH BANK, NA dba HARBOURSIDE MORTGAGE CORPORATION,
                                                          as Company

                                                   By:
                                                   Name:
                                                   Title:

                                                                                                  EXHIBIT I-31

                                           EMC MORTGAGE CORPORATION
                                                                 Purchaser,

                                        HSBC MORTGAGE CORPORATION (USA)
                                                                   Company,

                                             AMENDED AND RESTATED
                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                         Dated as of September 1, 2005

                                  (Fixed and Adjustable Rate Mortgage Loans)

                                                   ARTICLE I

Section 1.01     Defined Terms.........................................................2

                                                  ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                  ARTICLE III

Section 3.01     Representations and Warranties of the Company.........................21
Section 3.02     Representations and Warranties as to

                                                  ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts................................41
Section 4.05     Permitted Withdrawals from the
                         Custodial Account.............................................42
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts...................................43
Section 4.07     Permitted Withdrawals From Escrow Account.............................44
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy..............................................47
Section 4.12     Fidelity Bond, Errors and Omissions

                                                   ARTICLE V

                                                  ARTICLE VI

Section 6.01     Assumption Agreements.................................................53
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report.................................56
Section 6.06     Purchaser's Right to Examine Company Records..........................56

                                                  ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required.....................................................57

                                                 ARTICLE VIII

                                                  ARTICLE IX

Section 9.01     Events of Default.....................................................61
Section 9.02     Waiver of Defaults....................................................62

                                                   ARTICLE X

Section 10.01     Termination..........................................................62
Section 10.02     Termination without cause............................................63

                                                  ARTICLE XI

Section 11.19     Monthly Reporting with Respect to a Reconstitution...................

EXHIBITS
   A                    Contents of Mortgage File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
    I                     Form of Term Sheet
    J                     Reconstituted Mortgage Loan Reporting

        This is an Amended and Restated Purchase,  Warranties and Servicing Agreement, dated as of September 1,
2005,  which amends and restates the Purchase,  Warranties  and Servicing  Agreement,  originally  dated May 1,
2002,  each between EMC MORTGAGE  CORPORATION,  as Purchaser,  with offices located at Mac Arthur Ridge II, 909
Hidden Ridge Drive,  Suite 200,  Irving,  Texas 75038 (the  "Purchaser") and HSBC Mortgage  Corporation  (USA),
with offices located at 2929 Walden Avenue, Depew, New York 14043 (the "Company").

                                             W I T N E S S E T H :

        WHEREAS,  the  Purchaser  has  heretofore  agreed to  purchase  from the  Company  and the  Company has heretofore agreed to sell to the Purchaser,  from time to time,  certain Mortgage Loans on a servicing retained basis;

        WHEREAS,  each of the  Mortgage  Loans is  secured  by a  mortgage,  deed of  trust  or other  security instrument  creating a first  lien on a  residential  dwelling  located in the  jurisdiction  indicated  on the
Mortgage Loan Schedule, which is annexed to the related Term Sheet; and

        WHEREAS,  the  Purchaser and the Company wish to prescribe the  representations  and  warranties of the
Company  with  respect  to itself and the  Mortgage  Loans and the  management,  servicing  and  control of the
Mortgage Loans;

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby  acknowledged,  the Purchaser and the
Company agree as follows:

                                                   ARTICLE I

                                                  DEFINITIONS

        Section 1.01  Defined Terms.

        Whenever  used in this  Agreement,  the  following  words and  phrases,  unless the  context  otherwise requires, shall have the following meaning specified in this Article:

        Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage  servicing  practices
(including  collection  procedures) of prudent  mortgage banking  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in  accordance  with Fannie Mae  servicing  practices  and  procedures,  for MBS pool  mortgages,  as defined in the Fannie Mae Guides including future updates.

        Adjustment  Date: As to each  adjustable  rate Mortgage Loan,  the date on which the Mortgage  Interest
Rate is adjusted in accordance with the terms of the related Mortgage Note.

        Agreement:   This  Purchase,   Warranties  and  Servicing  Agreement  including  all  exhibits  hereto, amendments hereof and supplements hereto.

        Appraised  Value:  With  respect to any  Mortgaged  Property,  the  lesser of (i) the value  thereof as determined  by an appraisal  made for the  originator of the Mortgage  Loan at the time of  origination  of the
Mortgage Loan by an appraiser who met the minimum  requirements of Fannie Mae and FHLMC,  and (ii) the purchase price paid for the related  Mortgaged  Property  by the  Mortgagor  with the  proceeds  of the  Mortgage  Loan, provided,  however,  in the case of a Refinanced  Mortgage Loan, such value of the Mortgaged  Property is based solely upon the value  determined by an appraisal made for the originator of such  Refinanced  Mortgage Loan at the time of origination of such  Refinanced  Mortgage Loan by an appraiser who met the minimum  requirements of
FANNIE MAE and FHLMC.  However in the case of a mortgage  made on  property in New York State value will always be determined by the appraisal for determining any requirement for primary mortgage insurance only.

        Assignment:  An individual assignment of the Mortgage,  notice of transfer or equivalent instrument, in recordable  form,  sufficient  under the laws of the  jurisdiction  wherein the related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

        BIF:  The Bank Insurance Fund, or any successor thereto.

        Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of
New York or (iii) a day on  which  banks in the  State  of New  York  are  authorized  or  obligated  by law or executive order to be closed.

        Buydown  Agreement:  An  agreement  between  the  Seller and a  Mortgagor,  or an  agreement  among the
Company,  a Mortgagor  and a seller of a Mortgaged  Property or a third party with  respect to a Mortgage  Loan which provides for the application of Buydown Funds.

        Buydown  Funds:  In  respect of any  Buydown  Mortgage  Loan,  any  amount  contributed  by seller of a
Mortgaged  Property  subject to a Buydown  Mortgage Loan, the buyer of such property,  the Company or any other source,  plus interest earned thereon,  in order to enable the Mortgagor to reduce the payments  required to be made from the mortgagor's fund in the early years of a Mortgage Loan.

        Buydown  Mortgage Loan:  Any Mortgage Loan in respect of which,  pursuant to a Buydown  Agreement,  (i)
the Mortgagor pays less than the full monthly payments  specified in the Mortgage Note for a specified  period, and (ii) the difference  between the payments  required  under such Buydown  Agreement and the Mortgage Note is provided from Buydown Funds.

        Buydown  Period:  The period of time when a Buydown  Agreement  is in effect with  respect to a related
Buydown Mortgage Loan.

        Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Code:         The Internal Revenue Code of 1986, or any successor statute thereto.

        Company:  HSBC Mortgage  Corporation (USA),  their successors in interest and assigns,  as permitted by this Agreement.

        Condemnation  Proceeds:  All  awards  or  settlements  in  respect  of a  Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

        Confirmation:  The trade  confirmation  letter  between the  Purchaser and the Company which relates to the Mortgage Loans.

        Consumer  Information:  Information  including,  but not limited  to, all  personal  information  about
Mortgagors that is supplied to the Purchaser by or on behalf of the Company.

        Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the
Mortgagor and relating to the stock allocated to the related dwelling unit.

        Co-op  Loan:  A  Mortgage  Loan  secured  by the  pledge of stock  allocated  to a  dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

        Credit Score: The credit score of the Mortgagor  provided by Fair, Isaac & Company,  Inc. or such other organization providing credit scores as per HSBC  underwriting/program  guidelines in affect at the time of the origination of a Mortgage Loan.

        Current Appraised Value:    With respect to any  Mortgaged  Property,  the value  thereof as determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae)
at the request of a Mortgagor for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance with  federal,  state and local  laws and  regulations  or  otherwise  made at the  request  of the  Company or
Mortgagor.

        Current LTV:  The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the Current  Appraised
Value of the Mortgaged Property.

        Custodial  Account:  Each  separate  demand  account or  accounts  created and  maintained  pursuant to
Section  4.04  which  shall be  entitled  "[_____________________],  in  trust  for the  [Purchaser],  Owner of
Adjustable  Rate Mortgage  Loans" and shall be  established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Custodian:  With respect to any Mortgage  Loan,  the entity  stated on the related Term Sheet,  and its successors and assigns, as custodian for the Purchaser.

        Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

        Determination  Date:  The 15th  day (or if such  15th  day is not a  Business  Day,  the  Business  Day immediately preceding such 15th day) of the month of the related Remittance Date.

        Due Date:  The day of the month on which the Monthly  Payment is due on a Mortgage  Loan,  exclusive of any days of grace, which is the first day of the month.

        Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

        Eligible  Account:  An account  established and maintained:  (i) within FDIC insured accounts  created, maintained and monitored by the Company so that all funds  deposited  therein are fully  insured,  or (ii) as a trust  account with the  corporate  trust  department of a depository  institution  or trust company  organized under the laws of the United  States of America or any one of the states  thereof or the  District  of Columbia which  is not  affiliated  with  the  Company  (or any  sub-servicer)  or  (iii)  with an  entity  which  is an institution  whose  deposits  are  insured by the FDIC,  the  unsecured  and  uncollateralized  long-term  debt obligations  of which  shall be rated "A2" or higher by  Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable Rating Agency,  and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b)
an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities, the equivalent  required ratings of each Rating Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against the claims of any  creditors of the Company (or any  sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account  without FDIC or other  insurance in an Eligible  Institution.  In the event  that a  Custodial  Account  is  established  pursuant  to  clause  (iii),  (iv) or (v) of the  preceding sentence,  the Company shall provide the Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

        Eligible Institution:  An institution having (i) the highest short-term debt rating, and one of the two highest  long-term  debt ratings of each Rating  Agency;  or (ii) with  respect to any  Custodial  Account,  an unsecured  long-term  debt rating of at least one of the two highest  unsecured  long-term debt ratings of each
Rating Agency.

        Equity  Take-Out  Refinanced  Mortgage  Loan: A Refinanced  Mortgage Loan the proceeds of which were in excess  of  the  outstanding  principal  balance  of  the  existing  mortgage  loan  as  defined  in  the  HSBC underwriting manual in effect at the time of origination.

        Escrow  Account:  Each separate trust account or accounts  created and  maintained  pursuant to Section
4.06 which  shall be entitled  "__________________,  in trust for the  [Purchaser],  Owner of  Adjustable  Rate
Mortgage Loans,  and various  Mortgagors" and shall be established in an Eligible  Account,  in the name of the
Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting  ground rents,  taxes, assessments,  water  rates,  sewer rents,  municipal  charges,  mortgage  insurance  premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

        Fannie Mae:   The Federal National Mortgage Association, or any successor thereto.

        Fannie  Mae  Guide(s):  The  Fannie  Mae  Selling  Guide and the  Fannie  Mae  Servicing  Guide and all
amendments or additions thereto.

        FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

        FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

        FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

        Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

        First  Remittance  Date:  With respect to any Mortgage Loan, the Remittance Date occurring in the month following the month in which the related Closing Date occurs.

        GAAP:  Generally accepted accounting principles, consistently applied.

        HUD:  The United States Department of Housing and Urban Development or any successor.

        Index:  With respect to any adjustable  rate Mortgage  Loan, the index  identified on the Mortgage Loan
Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

        Initial Rate Cap:    As to each adjustable rate Mortgage Loan, where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

        Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the
Mortgage Loan or the related Mortgaged Property.

        Interest  Only Mortgage  Loan: A Mortgage  Loan that requires  payment of interest for a period of time specified on the related  Mortgage Note during the  interest-only  period followed by full  amortization of the remaining balance for the remaining duration of the loan.

        Lifetime Rate Cap: As to each  adjustable rate Mortgage Loan, the maximum  Mortgage  Interest Rate over the term of such Mortgage Loan.

        Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

        Loan-to-Value  Ratio or LTV: With respect to any Mortgage Loan,  the ratio of the original  outstanding principal  amount  of the  Mortgage  Loan,  to the  lower  of the  Appraised  Value or the  Sales  Price of the
Mortgaged  Property.  However,  in the case of a mortgage made on property in New York State, value will always be determined by the appraisal for determining any requirement for primary mortgage insurance only.

        Margin:  With respect to each adjustable rate Mortgage Loan, the fixed  percentage  amount set forth in each related  Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest
Rate, as set forth in the Mortgage Loan Schedule.

        MERS:  Mortgage Electronic Registration System, Inc., a subsidiary of MERSCORP, Inc.

        MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS® System.

        MERS® System:  The electronic mortgage registration system maintained by MERS.

        MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

        MOM  Mortgage:  A  Mortgage  Loan  naming  MERS as the  original  mortgagee  on the  mortgage  security instrument.

        Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to
Section 5.03.

        Monthly  Payment:  The  scheduled  monthly  payment of  principal  (if  applicable)  and  interest on a
Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        Mortgage:  The  mortgage,  deed of trust or other  instrument  securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in
Exhibit A hereto and any  additional  documents  required  to be added to the  Mortgage  File  pursuant to this
Agreement.

        Mortgage  Impairment  Insurance  Policy:  A mortgage  impairment or blanket hazard  insurance policy as required by Section 4.11.

        Mortgage  Interest Rate: The annual rate at which interest  accrues on any Mortgage Loan,  which may be adjusted from time to time for an  adjustable  rate Mortgage  Loan,  in accordance  with the  provisions of the related Mortgage Note.

        Mortgage Loan: An individual  mortgage loan which is the subject of this Agreement,  each Mortgage Loan originally  sold and subject to this Agreement being  identified on the Mortgage Loan Schedule  attached to the related Term Sheet,  which Mortgage Loan includes without  limitation the Mortgage File, the Monthly  Payments,
Principal  Prepayments,  Liquidation  Proceeds,  Condemnation  Proceeds,  Insurance  Proceeds,  REO Disposition
Proceeds,  and all other rights,  benefits,  proceeds and  obligations  arising from or in connection with such
Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents:  The documents listed in Exhibit A.

        Mortgage  Loan  Remittance  Rate:  With  respect to each  Mortgage  Loan,  the annual  rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

        Mortgage  Loan  Schedule:  The  schedule of Mortgage  Loans  annexed to the  related  Term Sheet,  such schedule  setting forth the following  information  with respect to each Mortgage Loan in the related  Mortgage
Loan Package:

        (1)    the Company's Mortgage Loan identifying number;

        (2)    the Mortgagor's first and last name;

        (3)    the street address of the Mortgaged Property including the city, state and zip code;

        (4)    a code  indicating  whether  the  Mortgaged  Property  is  owner-occupied,  a second  home or an investor property;

        (5)    the type of residential property constituting the Mortgaged Property;

(10)    the original months to maturity of the Mortgage Loan;

(11)    the remaining  months to maturity from the related  Cut-off  Date,  based on the original  amortization schedule  and, if  different,  the maturity  expressed in the same manner but based on the actual  amortization schedule;

        (8)    the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

        (9)    the Mortgage  Interest Rate as of origination  and as of the related  Cut-off Date; with respect to each  adjustable  rate Mortgage Loan, the initial  Adjustment  Date, the next  Adjustment  Date  immediately following the related  Cut-off Date, the Index,  the Margin,  the Initial Rate Cap, if any,  Periodic Rate Cap,
if any, minimum Mortgage Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

        (10)   the Origination Date of the Mortgage Loan;

        (11)   the stated maturity date;

        (12)   the amount of the Monthly Payment at origination;

        (13)   the amount of the Monthly Payment as of the related  Cut-off Date;

        (14)   the original principal amount of the Mortgage Loan;

        (15)   the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction  of payments of principal  due on or before the related  Cut-off Date whether or not collected;

        (16) a code  indicating  the purpose of the Mortgage  Loan (i.e.,  purchase,  rate and term  refinance, equity take-out refinance);

        (17) a code indicating the documentation style (i.e. full, alternative, etc.);

        (18)   the number of times during the twelve (12) month period  preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

        (19)   the date on which the first payment is or was due;

(22)    a code  indicating  whether or not the  Mortgage  Loan is the subject of a Primary  Mortgage  Insurance
               Policy and the name of the related insurance carrier;

        (21)   a code indicating  whether or not the Mortgage Loan is currently  convertible and the conversion spread;

        (22)   the last Due Date on which a Monthly  Payment  was  actually  applied  to the  unpaid  principal balance of the Mortgage Loan.

        (23)   product type (i.e. fixed, adjustable, 3/1, 5/1, etc.);

(26)    credit score and/or mortgage score, if applicable;

        (25)   a code indicating  whether or not the Mortgage Loan is the subject of a Lender Primary  Mortgage
Insurance Policy;

(32)    a code indicating  whether or not the Mortgage Loan has a prepayment  penalty and if so, the amount and term thereof;

(33)    the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable;

(34)    for any  Mortgage  Loan  originated  in the State of New  Jersey  prior to July 7, 2004,  whether  such
Mortgage  Loan is a "Home Loan",  "Covered Home Loan",  "Manufactured  Housing" or "Home  Improvement  Loan" as
defined in the New Jersey Home Ownership Security Act of 2002; and

(35)    whether the Mortgage Loan has a mandatory arbitration clause;

(36)    a code indicating whether the Mortgage Loan is a MERS Mortgage Loan;

(37)    MERS #, if applicable.

        With  respect to the  Mortgage  Loans in the  aggregate,  the Mortgage  Loan  Schedule  attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date:

        (1)    the number of Mortgage Loans;

        (2)    the current aggregate outstanding principal balance of the Mortgage Loans;

        (3)    the weighted average Mortgage Interest Rate of the Mortgage Loans;

        (4)    the weighted average maturity of the Mortgage Loans; and

        (5)    the weighted average months to next Adjustment Date;

        Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note,  consisting of a single  parcel of real estate  considered  to be real  estate  under the laws of the state in which such real property  is  located  which may  include  condominium  units and  planned  unit  developments,  improved  by a residential  dwelling;  except that with respect to real property  located in jurisdictions in which the use of leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a  leasehold  estate of the
Mortgage, the term of which is equal to or longer than the term of the Mortgage.

        Mortgagor:  The obligor on a Mortgage Note.

        OCC:  Office of the Comptroller of the Currency, its successors and assigns.

        Officers'  Certificate:  A  certificate  signed by the Chairman of the Board,  the Vice Chairman of the
Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one
of the  Assistant  Treasurers  or Assistant  Secretaries  of the  Company,  and  delivered to the  Purchaser as required by this Agreement.

        Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

        Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan, be the date of the funding of the debt being  refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

        OTS:  Office of Thrift Supervision, its successors and assigns.

        Periodic Rate Cap: As to each  adjustable  rate Mortgage Loan, the maximum  increase or decrease in the
Mortgage  Interest  Rate on any  Adjustment  Date,  as set forth in the related  Mortgage  Note and the related
Mortgage Loan Schedule.

        Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

        (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii)  repurchase  obligations  with a term not to exceed  thirty (30) days and with  respect to
               (a) any security  described  in clause (i) above and entered into with a depository  institution or trust company (acting as principal) described in clause (ii)(a) above;

               (iv) securities  bearing  interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America  or any state  thereof  that are rated in one of the two highest  rating  categories  by each  Rating  Agency at the time of such  investment  or contractual commitment providing for such investment;  provided, however, that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments therein  will  cause  the  then  outstanding  principal  amount  of  securities  issued  by such corporation  and held as  Permitted  Investments  to  exceed  10% of the  aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

               (v)  commercial   paper   (including   both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America (which may include repurchase  obligations secured by collateral  described in clause
               (i)) and other  securities  and which  money  market  funds are rated in one of the two  highest rating categories by each Rating Agency.

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such  investment  or security is  purchased  at a price greater than par.

        Person: Any individual,  corporation,  partnership,  joint venture,  association,  joint-stock company, limited  liability  company,  trust,  unincorporated  organization  or  government  or any agency or  political subdivision thereof.

        Prepayment  Interest  Shortfall:  With respect to any Remittance  Date, for each Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one  month's  interest  at the  applicable  Mortgage  Loan  Remittance  Rate on the  amount  of such  Principal
Prepayment  over the amount of interest  (adjusted to the Mortgage Loan  Remittance  Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

        Prepayment Period:   With respect to any Remittance  Date,  the calendar  month  preceding the month in which such Remittance Date occurs.

        Primary  Mortgage  Insurance  Policy:  Each primary policy of mortgage  insurance  represented to be in effect pursuant to Section  3.02(hh),  or any replacement  policy therefor  obtained by the Company pursuant to
Section 4.08.

        Prime Rate:  The prime rate  announced  to be in effect from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is received in advance of its scheduled  Due Date,  excluding any  prepayment  penalty,  and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price:  As defined in Section 2.02.

        Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

        Qualified  Appraiser:  An appraiser who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the  security  thereof,  and whose  compensation  is not  affected  by the  approval  or disapproval  of the Mortgage  Loan,  and such  appraiser and the appraisal  made by such appraiser both satisfy the  requirements  of Title XI of FIRREA and the  regulations  promulgated  thereunder and the  requirements of
Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

        Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

        Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized  rating  agencies issuing ratings with respect to such securities, if any.

        Refinanced  Mortgage  Loan:  A Mortgage  Loan  which was made to a  Mortgagor  who owned the  Mortgaged
Property  prior to the  origination  of such  Mortgage  Loan and the proceeds of which are not in excess of the existing first mortgage, as outlined in the HSBC Underwriting Guidelines in effect at the time of origination.

        REMIC:  A "real  estate  mortgage  investment  conduit," as such term is defined in Section 860D of the
Code.

        REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at
Sections 860A through 860G of the Code, and the related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

        Remittance  Date: The 18th day of any month,  beginning with the First Remittance Date, or if such 18th day is not a Business Day, the first Business Day immediately preceding such 18th day.

        REO Disposition:  The final sale by the Company of any REO Property.

        REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

        REO Property:  A Mortgaged  Property acquired by the Company on behalf of the Purchaser as described in
Section 4.13.

        Repurchase  Price:  With respect to any Mortgage  Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation  multiplied by the Stated  Principal  Balance of such Mortgage Loan on the repurchase  date,  plus (ii) interest on such  outstanding  principal  balance at the
Mortgage Loan  Remittance  Rate from the last date through which interest has been paid and  distributed to the
Purchaser  to the end of the month of  repurchase,;  less  amounts  received  or  advanced  in  respect of such repurchased  Mortgage  Loan which are being held in the  Custodial  Account  for  distribution  in the month of repurchase.

        SAIF:  The Savings Association Insurance Fund, or any successor thereto.

        Sales Price:  With  respect to any Mortgage  Loan the  proceeds of which were used by the  Mortgagor to acquire the related Mortgaged Property, the amount paid by the related Mortgagor for such Mortgaged Property.

        Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and  expenses
(including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not  limited  to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement,  administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections, foreclosures by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Company  specifies the Mortgage  Loan(s) to which such  expenses  relate and, upon Purchaser's  request,  provides  documentation  supporting such expense (which documentation would be acceptable  to Fannie  Mae),  and  provided  further  that any such  enforcement,  administrative  or  judicial proceeding  does not  arise  out of a  breach  of any  representation,  warranty  or  covenant  of the  Company hereunder),  (c) the  management  and  liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property is
acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage  Insurance
Policy premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and
(f) compliance with the obligations under Section 4.08.

        Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser  shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of
(a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount and  period  respecting  which any related  interest  payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the  interest  portion of such
Monthly Payment  collected by the Company,  or as otherwise  provided under Section 4.05 and in accordance with the Fannie Mae  Guide(s).  Any fee  payable  to the  Company  for  administrative  services  related to any REO
Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

        Servicing Fee Rate:  As set forth in the Term Sheet.

        Servicing  File:  With respect to each Mortgage  Loan,  the file retained by the Company  consisting of originals of all  documents in the Mortgage  File which are not  delivered to the  Purchaser  and copies of the
Mortgage  Loan  Documents  listed in Exhibit A, the  originals of which are  delivered to the  Purchaser or its designee pursuant to Section 2.04.

        Servicing  Officer:  Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage  Loans whose name  appears on a list of servicing  officers  furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

        Stated Principal Balance:  As to each Mortgage Loan as of any date of determination,  (i) the principal balance of such  Mortgage  Loan at the Cut-off  Date after  giving  effect to payments of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the Purchaser with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of  principal  or advances in lieu thereof.

        Subservicer:  Any  subservicer  which is  subservicing  the Mortgage  Loans  pursuant to a Subservicing
Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

        Subservicing Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

               Term Sheet:  A  supplemental  agreement in the form attached  hereto as Exhibit I which shall be executed and delivered by the Company and the  Purchaser to provide for the sale and servicing  pursuant to the terms of this  Agreement  of the  Mortgage  Loans  listed on Schedule I attached  thereto,  which  supplemental agreement  shall contain  certain  specific  information  relating to such sale of such Mortgage  Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                                                  ARTICLE II

                           PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                                RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                    BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  Agreement to Purchase.

        The Company agrees to sell and the Purchaser  agrees to purchase the Mortgage Loans having an aggregate
Stated  Principal  Balance on the related  Cut-off Date set forth in the related Term Sheet in an amount as set forth in the  Confirmation,  or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate  Stated  Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related
Closing Date,  with  servicing  retained by the Company.  The Company  shall deliver the related  Mortgage Loan
Schedule  attached to the related  Term Sheet for the Mortgage  Loans to be  purchased  on the related  Closing
Date to the Purchaser at least two (2) Business  Days prior to the related  Closing  Date.  The Mortgage  Loans shall be sold  pursuant to this  Agreement,  and the related Term Sheet shall be executed and  delivered on the related Closing Date.

        Section 2.02  Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the  Confirmation
(subject to adjustment as provided  therein),  multiplied by the Stated  Principal  Balance,  as of the related
Cut-off Date, of the Mortgage  Loan listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet,  after application of scheduled  payments of principal due on or before the related Cut-off Date whether or not collected.

        In addition to the Purchase  Price as  described  above,  the  Purchaser  shall pay to the Company,  at closing,  accrued  interest on the Stated  Principal  Balance of each Mortgage  Loan as of the related  Cut-off
Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

        The Purchase Price plus accrued  interest as set forth in the preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser  shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date,  (2)
all other recoveries of principal collected on or after the related Cut-off Date (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off  Date shall  belong to the  Company),  and (3) all  payments of interest on the Mortgage  Loans net of applicable  Servicing Fees (minus that portion of any such payment which is  allocable to the period prior to the related  Cut-off  Date).  The  outstanding  principal  balance of each
Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal due on or before  the  related  Cut-off  Date  whether  or not  collected,  together  with any  unscheduled  principal prepayments  collected  prior to the related  Cut-off  Date;  provided,  however,  that  payments of  scheduled principal  and  interest  prepaid for a Due Date beyond the  related  Cut-off  Date shall not be applied to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall  be the  property  of the
Purchaser.  The Company shall deposit any such prepaid  amounts into the  Custodial  Account,  which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

        Section 2.03  Servicing of Mortgage Loans.

        Simultaneously  with the  execution  and delivery of each Term Sheet,  the Company does hereby agree to directly service the Mortgage Loans listed on the related  Mortgage Loan Schedule  attached to the related Term
Sheet  subject to the terms of this  Agreement  and the related  Term  Sheet.  The rights of the  Purchaser  to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

        Section 2.04  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

        As of the related Closing Date, the Company sold,  transferred,  assigned, set over and conveyed to the
Purchaser,  without  recourse,  on a servicing  retained basis,  and the Company hereby  acknowledges  that the
Purchaser  has, but subject to the terms of this  Agreement  and the related Term Sheet,  all the right,  title and interest of the Company in and to the  Mortgage  Loans.  Company  will  deliver the  Mortgage  Files to the
Custodian  designated by Purchaser,  on or before the related Closing Date, at the expense of the Company.  The
Company  shall  maintain a Servicing  File  consisting  of a copy of the contents of each Mortgage File and the originals of the  documents in each  Mortgage File not  delivered to the  Purchaser.  The Servicing  File shall contain all documents  necessary to service the Mortgage  Loans.  The  possession of each Servicing File by the
Company is at the will of the  Purchaser,  for the sole purpose of servicing  the related  Mortgage  Loan,  and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related
Mortgage  File  and  all  rights,  benefits,  proceeds  and  obligations  arising  therefrom  or in  connection therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage  Loans  prepared by or which come into the  possession of the Company shall be received and held by the Company in trust for the  benefit of the  Purchaser  as the owner of the  Mortgage  Loans.  Any portion of the Mortgage  Files  retained by the Company  shall be  appropriately  identified  in the  Company's computer  system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the contents of the Mortgage Files only in accordance  with written  instructions of the
Purchaser,  except when such  release is required as  incidental  to the  Company's  servicing  of the Mortgage
Loans or is in  connection  with a repurchase of any Mortgage  Loan or Loans with respect  thereto  pursuant to this Agreement and the related Term Sheet, such written instructions shall not be required.

        Section 2.05   Books and Records.

        The sale of each Mortgage Loan shall be reflected on the  Company's  balance sheet and other  financial statements as a sale of assets by the Company.  The Company shall be  responsible  for  maintaining,  and shall maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for inspection by the Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the
Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage of any  condominium  project as required by Fannie Mae or FHLMC,  and  periodic  inspection reports as required by Section  4.13.  To the extent that  original  documents are not required for purposes of realization of Liquidation  Proceeds or Insurance Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

        The Company shall  maintain with respect to each Mortgage Loan and shall make  available for inspection by any Purchaser or its designee the related  Servicing  File during the time the Purchaser  retains  ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

        In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that regulate  Purchaser,  including  but not  limited to, the OTS,  the FDIC and other  similar  entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such supervisory  agents or examiners,  to any  documentation  regarding the Mortgage  Loans that may be required by any applicable regulator.

        Section 2.06. Transfer of Mortgage Loans.

        The Company shall keep at its servicing  office books and records in which,  subject to such reasonable regulations  as it may  prescribe,  the  Company  shall note  transfers  of  Mortgage  Loans.  No transfer of a
Mortgage  Loan may be made unless such transfer is in  compliance  with the terms  hereof.  For the purposes of this  Agreement,  the  Company  shall be under no  obligation  to deal with any  person  with  respect  to this
Agreement or any  Mortgage  Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the owner of the Mortgage Loan. The Purchaser may,  subject to the terms of this  Agreement,  sell and transfer one or more of the  Mortgage  Loans,  provided,  however,  that  the  transferee  will  not be  deemed  to be a
Purchaser  hereunder  binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this  Agreement  and an original  counterpart  of the  instrument  of transfer  in an  Assignment  and
Assumption of this Agreement  substantially  in the form of Exhibit D hereto  executed by the transferee  shall have been  delivered  to the  Company.  The  Purchaser  also shall  advise the  Company of the  transfer.  Upon receipt of notice of the  transfer,  the Company  shall mark its books and records to reflect the  ownership of the  Mortgage  Loans of such  assignee,  and the  previous  Purchaser  shall be released  from its  obligations hereunder with respect to the Mortgage Loans sold or transferred.

        Section 2.07  Delivery of Mortgage Loan Documents.

               The Company  shall  deliver and release to the  Purchaser  or its  designee  the  Mortgage  Loan
Documents  in  accordance  with  the  terms  of this  Agreement  and the  related  Term  Sheet.  The  documents enumerated as items (1), (2),  (3),  (4),  (5),  (6),  (7),  (8), (9) and (16)  (including  those listed in (B)
relating  to Co-op  Loans) in  Exhibit A hereto  shall be  delivered  by the  Company to the  Purchaser  or its designee no later than three (3) Business  Days prior to the related  Closing Date  pursuant to a bailee letter agreement.  All other documents in Exhibit A hereto,  together with all other documents  executed in connection with the Mortgage Loan that Company may have in its  possession,  shall be retained by the Company in trust for the  Purchaser.  If the Company cannot  deliver the original  recorded  Mortgage Loan Documents or the original policy of title  insurance,  including  riders and  endorsements  thereto,  on the related  Closing  Date,  the
Company shall,  promptly upon receipt  thereof and in any case not later than 180 days from the related Closing
Date,  deliver  such  original  documents,  including  original  recorded  documents,  to the  Purchaser or its designee  (unless  the Company is delayed in making  such  delivery  by reason of the fact that such  documents shall not have been returned by the  appropriate  recording  office).  If delivery is not completed  within 270 days solely due to delays in making  such  delivery  by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  the Company  shall  continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided  that if such  documents  are not  delivered by the
360th day from the date of the related  Closing Date, the Company shall  repurchase the related  Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

        The Company  shall pay all initial  recording  fees,  if any, for the  assignments  of mortgage and any other fees in  connection  with the  transfer of all  original  documents  to the  Purchaser  or its  designee.
Company shall prepare,  in recordable form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser, or its designee.  Company shall be responsible for recording the assignments of mortgage.

        Any review by the  Purchaser,  or its designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

        If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File,  the Purchaser shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

        The  Company  shall  forward to the  Purchaser,  or its  designee,  original  documents  evidencing  an assumption,  modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with
Section 4.01 or 6.01 within one week of their  execution;  provided,  however,  that the Company  shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for  recordation within one week of its execution,  and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording  office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

        From  time to time  the  Company  may have a need for  Mortgage  Loan  Documents  to be  released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written  request of the
Company,  within ten (10)  Business  Days,  deliver to the  Company,  any  requested  documentation  previously delivered to Purchaser as part of the Mortgage File,  provided that such  documentation is promptly returned to
Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during  the time  that any such  documentation  is held by the  Company,  such  possession  is in trust for the benefit of  Purchaser.  Company  shall  indemnify  Purchaser,  and its  designee,  from and against any and all losses,  claims,  damages,  penalties,  fines,  forfeitures,  costs and  expenses  (including  court  costs and reasonable  attorney's  fees)  resulting  from  or  related  to  the  loss,  damage,  or  misplacement  of  any documentation delivered to Company pursuant to this paragraph.

        In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of
Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans.  The Company further agrees that it will not alter the information referenced in this paragraph with respect to any
Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

        Section 2.08  Quality Control Procedures.

        The Company must have an internal  quality  control  program that  verifies,  on a regular  basis,  the existence  and  accuracy of the legal  documents,  credit  documents,  property  appraisals,  and  underwriting decisions.  The  program  must be  capable  of  evaluating  and  monitoring  the  overall  quality  of its loan production  and  servicing  activities.  The program is to ensure that the Mortgage  Loans are  originated  and serviced in accordance  with prudent  mortgage  banking  practices  and  accounting  principles;  guard against dishonest,  fraudulent,  or negligent acts; and guard against errors and omissions by officers,  employees,  or other authorized persons.

        Section 2.09  Near-term Principal Prepayments; Near Term Payment Defaults

           In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment in full.  Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of such Principal Prepayment by the Company.

           In the event the first  scheduled  Monthly  Payment  which is due under any Mortgage  Loan after the related  Cut-off  Date is not made during the month in which such Monthly  Payment is due,  then not later than five (5)  Business  Days after  notice to the  Company by  Purchaser  (and at  Purchaser's  sole  option),  the
Company,  shall  repurchase  such  Mortgage  Loan from the  Purchaser  pursuant  to the  repurchase  provisions contained in this Subsection 3.03.

        Section 2.10  Modification  of  Obligations.  Purchaser  may,  without any notice to  Company,  extend, compromise,  renew,  release,  change,  modify,  adjust or alter, by operation of law or otherwise,  any of the obligations of the Mortgagors or other persons  obligated under a Mortgage Loan without  releasing or otherwise affecting the  obligations of Company under this  Agreement,  or with respect to such Mortgage Loan,  except to the extent  Purchaser's  extension,  compromise,  release,  change,  modification,  adjustment,  or  alteration affects  Company's  ability to collect the Mortgage Loan or realize on the security of the  Mortgage,  but then only to the extent such action has such effect.

                                                  ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

        Section 3.01  Representations and Warranties of the Company.

        The Company  represents,  warrants and covenants to the Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

        (a)    The Company is a corporation,  duly organized,  validly  existing and in good standing under the laws of the  State  of  Delaware  and has all  licenses  necessary  to  carry  out its  business  as now  being conducted,  and is licensed and  qualified to transact  business in and is in good  standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under  applicable  law from such licensing or  qualification  or is otherwise  not required  under  applicable  law to effect such  licensing or qualification  and no demand for such  licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance with the laws of any such state to the extent  necessary to ensure the  enforceability  of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

        (b) The Company has the full power and  authority  and legal  right to hold,  transfer  and convey each
Mortgage  Loan,  to sell  each  Mortgage  Loan and to  execute,  deliver  and  perform,  and to enter  into and consummate  all  transactions  contemplated  by this  Agreement  and the related  Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement and the related Term Sheet and any agreements  contemplated  hereby,  has duly executed and delivered this Agreement and the related Term Sheet, and any agreements  contemplated  hereby, and this Agreement and the related Term Sheet and each Assignment to the Purchaser and any agreements  contemplated hereby,  constitutes a legal,  valid and binding obligation of the Company,  enforceable  against it in accordance with its terms, and all  requisite  corporate  action has been taken by the Company to make this  Agreement  and the  related  Term
Sheet and all  agreements  contemplated  hereby  valid and binding  upon the Company in  accordance  with their terms;

        (c)  Neither the  execution  and  delivery  of this  Agreement  and the  related  Term  Sheet,  nor the origination  or  purchase  of the  Mortgage  Loans  by the  Company,  the  sale of the  Mortgage  Loans  to the
Purchaser,  the consummation of the transactions  contemplated hereby, or the fulfillment of or compliance with the terms and  conditions  of this  Agreement  and the related Term Sheet will  conflict with any of the terms, conditions  or  provisions  of the  Company's  charter or by-laws or  materially  conflict  with or result in a material  breach of any of the terms,  conditions or provisions  of any legal  restriction  or any agreement or instrument  to which the Company is now a party or by which it is bound,  or  constitute a default or result in an acceleration under any of the foregoing,  or result in the material violation of any law, rule,  regulation, order,  judgment or decree to which the Company or its  properties  are  subject,  or impair the ability of the
Purchaser to realize on the Mortgage Loans.

        (d) There is no  litigation,  suit,  proceeding or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree  outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the
Mortgage Loans, the execution,  delivery,  performance or enforceability of this Agreement and the related Term
Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial  condition of the
Company.

        (e) No  consent,  approval,  authorization  or order of any  court or  governmental  agency  or body is required for the execution,  delivery and  performance by the Company of or compliance by the Company with this
Agreement or the related Term Sheet,  or the sale of the Mortgage  Loans and delivery of the Mortgage  Files to the  Purchaser or the  consummation  of the  transactions  contemplated  by this  Agreement or the related Term
Sheet, except for consents, approvals, authorizations and orders which have been obtained;

        (f) The  consummation of the  transactions  contemplated by this Agreement or the related Term Sheet is in the ordinary course of business of the Company and Company,  and the transfer,  assignment and conveyance of the Mortgage  Notes and the Mortgages by the Company  pursuant to this  Agreement or the related Term Sheet are not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (g) The  origination and servicing  practices used by the Company and any prior  originator or servicer with respect to each  Mortgage Note and Mortgage have been legal and in  accordance  with  applicable  laws and regulations  and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage origination  and  servicing  business.  Each  Mortgage  Loan has been  serviced in all material  respects  with
Accepted Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such  payments are in the  possession  of, or under the control of, the
Company,  and there  exist no  deficiencies  in  connection  therewith  for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the  provisions of the related  Mortgage  Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable  law and has been  established in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and  payable.  No escrow  deposits  or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

        (h) The  Company  used no  selection  procedures  that  identified  the  Mortgage  Loans as being  less desirable or valuable than other  comparable  mortgage loans in the Company's  portfolio at the related Cut-off
Date;

        (i)    The Company will treat the sale of the Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

        (j)    Company is an approved  seller/servicer of residential  mortgage loans for Fannie Mae, FHLMC and
HUD,  with such  facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage loans.  The Company is duly  qualified,  licensed,  registered  and otherwise  authorized  under all applicable federal,  state and local laws, and  regulations,  if applicable,  meets the minimum capital  requirements  set forth by the OCC, and is in good standing to sell mortgage  loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred  which would make Company  unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or FHLMC;

        (k)    The Company  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform each and every covenant  contained in this Agreement or the related Term Sheet.  The Company is solvent and the sale of the  Mortgage  Loans will not cause the Company to become  insolvent.  The sale of the Mortgage
Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

        (l)    No statement,  tape,  diskette,  form,  report or other  document  prepared by, or on behalf of,
Company  pursuant  to this  Agreement  or the  related  Term  Sheet  or in  connection  with  the  transactions contemplated  hereby,  contains or will contain any  statement  that is or will be  inaccurate or misleading in any material respect;

        (m)    The Company  acknowledges and agrees that the Servicing Fee represents  reasonable  compensation for  performing  such  services  and that the  entire  Servicing  Fee  shall be  treated  by the  Company,  for accounting  and tax  purposes,  as  compensation  for the servicing and  administration  of the Mortgage  Loans pursuant to this Agreement.  In the opinion of Company, the consideration  received by Company upon the sale of
the  Mortgage  Loans  to  Purchaser  under  this  Agreement  and  the  related  Term  Sheet   constitutes  fair
consideration for the Mortgage Loans under current market conditions.

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the business,  operations,  financial  condition,  properties or assets of the Company since the date of the
Company's  financial  information  that would  have a material  adverse  effect on its  ability to perform  its obligations under this Agreement;

        (o)    The Company has not dealt with any broker,  investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

        (p)    At the time any Mortgage  Loan is  registered  by the Company  with MERS,  the Company will be a member of MERS in good  standing,  and will comply in all material  respects  with the rules and  procedures of
MERS in  connection  with the  servicing  of the MERS  Mortgage  Loans for as long as such  Mortgage  Loans are registered with MERS.

        Section 3.02  Representations and Warranties as to Individual Mortgage Loans.

        References in this Section to  percentages  of Mortgage  Loans refer in each case to the  percentage of the aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off Date,  based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to  scheduled  Monthly  Payments  due on or  prior  to the  related  Cut-off  Date,  whether  or not  received.
References  to  percentages  of  Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected aggregate  Stated Principal  Balances of the related  Mortgage Loans  (determined as described in the preceding sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

         (a) The  information  set forth in the Mortgage  Loan  Schedule  attached to the related Term Sheet is true, complete and correct in all material respects as of the related Cut-Off Date;

        (b)    The  Mortgage  creates  a valid,  subsisting  and  enforceable  first  lien or a first  priority ownership  interest in an estate in fee simple in real property  securing the related  Mortgage Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of creditors;

        (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage  Loan;  the Company has not advanced  its own funds,  or induced,  solicited or knowingly received  any  advance of funds  from a party  other than the owner of the  Mortgaged  Property  subject to the
Mortgage,  directly or  indirectly,  for the payment of any amount  required by the  Mortgage  Loan.  As of the related  Closing  Date,  all of the Mortgage  Loans will have an actual  interest paid to date of their related
Cut-off  Date(or later) and will be due for the scheduled  monthly payment next succeeding the Cut-off Date (or later),  as evidenced by a posting to Company's  servicing  collection  system.  No payment  under any Mortgage
Loan is delinquent as of the related  Closing Date nor has any  scheduled  payment been  delinquent at any time during  the  twelve  (12)  months  prior  to the  month of the  related  Closing  Date.  For  purposes  of this paragraph,  a  Mortgage  Loan will be deemed  delinquent  if any  payment  due  thereunder  was not paid by the
Mortgagor in the month such payment was due;

        (d) There are no  defaults  by  Company in  complying  with the terms of the  Mortgage,  and all taxes, governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold  payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

        (e) The  terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered  or modified  in any  respect,  except by  written  instruments  which  have been  recorded  to the extent any such recordation  is required by law, or,  necessary  to protect the interest of the  Purchaser.  No  instrument  of waiver,  alteration or modification  has been executed  except in connection with a modification  agreement and which  modification  agreement is part of the Mortgage File and the terms of which are reflected in the related
Mortgage  Loan  Schedule,  and no Mortgagor  has been  released,  in whole or in part,  from the terms  thereof except in connection with an assumption  agreement and which assumption  agreement is part of the Mortgage File and the terms of which are reflected in the related  Mortgage Loan Schedule;  the substance of any such waiver, alteration or modification  has been approved by the issuer of any related Primary  Mortgage  Insurance  Policy and title insurance policy, to the extent required by the related policies;

        (f)  The  Mortgage  Note  and the  Mortgage  are not  subject  to any  right  of  rescission,  set-off, counterclaim or defense,  including,  without  limitation,  the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise  of any right  thereunder,  render  the
Mortgage Note or Mortgage unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, counterclaim  or  defense,  including  the  defense  of  usury,  and no  such  right  of  rescission,  set-off, counterclaim  or defense  has been  asserted  with  respect  thereto;  and as of the related  Closing  Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

        (g) All buildings or other customarily  insured  improvements  upon the Mortgaged  Property are insured by an insurer  acceptable  under the Fannie Mae or FHLMC  Guides,  against  loss by fire,  hazards of  extended coverage  and  such  other  hazards  as are  provided  for in the  Fannie  Mae or FHLMC  Guide,  as well as all additional  requirements set forth in Section 4.10 of this Agreement.  All such standard hazard policies are in full force and effect and  contain a standard  mortgagee  clause  naming  the  Company  and its  successors  in interest  and assigns as loss payee and such clause is still in effect and all  premiums  due thereon have been paid. If required by the Flood  Disaster  Protection  Act of 1973, as amended,  the Mortgage Loan is covered by a flood  insurance  policy  meeting  the  requirements  of the  current  guidelines  of the  Federal  Insurance
Administration  which  policy  conforms  to  Fannie  Mae or  FHLMC  requirements,  as  well  as all  additional requirements  set forth in Section  4.10 of this  Agreement.  Such  policy was issued by an insurer  acceptable under Fannie Mae or FHLMC  guidelines.  The Mortgage  obligates the  Mortgagor  thereunder to maintain all such insurance at the Mortgagor's cost and expense,  and on the Mortgagor's  failure to do so, authorizes the holder of the  Mortgage to maintain  such  insurance  at the  Mortgagor's  cost and expense and to seek  reimbursement therefor from the Mortgagor.  Neither the Company (nor any prior  originator or servicer of any of the Mortgage
Loans) nor any  Mortgagor  has engaged in any act or omission  which has  impaired or would impair the coverage of any such policy,  the benefits of the  endorsement  provided for herein,  or the validity and binding effect of either;

        (h) Each Mortgage Loan complies with, and the Company has complied with,  applicable  local,  state and
federal  laws,  regulations  and  other  requirements  including,  without  limitation,   usury,  equal  credit
opportunity,  real estate settlement  procedures,  the Federal  Truth-In-Lending  Act,  disclosure laws and all applicable  predatory  and abusive  lending laws and  consummation  of the  transactions  contemplated  hereby, including  without  limitation,  the receipt of interest by the owner of such Mortgage  Loan,  will not involve the  violation  of any such laws,  rules or  regulations.  None of the Mortgage  Loans are (a)  Mortgage  Loans
subject to 12 CFR Part  226.31,  12 CFR Part  226.32 or 226.34 of  Regulation  Z, the  regulation  implementing
TILA, which implements the Home Ownership and Equity  Protection Act of 1994, as amended,  or (b) except as may be provided in subparagraph (c) below,  classified and/or defined, as a "high cost",  "threshold",  "predatory"
"high risk home loan" or "covered" loan (or a similarly  classified  loan using different  terminology  under a law imposing  additional  legal  liability for mortgage loans having high interest  rates,  points and or/fees)
under any other state,  federal or local law  including,  but not limited to, the States of Georgia,  New York,
North  Carolina,  Arkansas,  Kentucky  or New  Mexico,  or (c)  Mortgage  Loans  subject to the New Jersey Home
Ownership  Security Act of 2002 (the "Act"),  unless such  Mortgage Loan is a (1) "Home Loan" as defined in the
Act that is a first  lien  Mortgage  Loan,  which is not a "High  Cost Home  Loan" as defined in the Act or (2)
"Covered Home Loan" as defined in the Act that is a first lien purchase  money  Mortgage  Loan,  which is not a
High Cost Home Loan under the Act. In addition to and  notwithstanding  anything  to the  contrary  herein,  no
Mortgage  Loan for which the  Mortgaged  Property is located in New Jersey is a Home Loan as defined in the Act that was made,  arranged,  or assigned by a person selling either a manufactured  home or home  improvements to the  Mortgaged  Property or was made by an  originator  to whom the  Mortgagor was referred by any such seller.
Each  Mortgage  Loan is being (and has been)  serviced in  accordance  with  Accepted  Servicing  Practices and applicable state and federal laws, including,  without limitation,  the Federal  Truth-In-Lending Act and other consumer  protection laws, real estate settlement  procedures,  usury,  equal credit opportunity and disclosure laws.  Company shall maintain in its  possession,  available for the  Purchaser's  inspection,  as appropriate, and shall  deliver  to the  Purchaser  or its  designee  upon  demand,  evidence  of  compliance  with all such requirements;

        (i) The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded, and the Mortgaged  Property has not been  released  from the lien of the Mortgage,  in whole or in part nor has any instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.
The Company has not waived the  performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform  such action  would cause the Mortgage  Loan to be in default,  nor has the Company  waived any default resulting from any action or inaction by the Mortgagor;

        (j)    The Mortgage is a valid,  subsisting,  enforceable  and  perfected  first lien on the  Mortgaged
Property,  including all buildings on the Mortgaged Property and all installations and mechanical,  electrical, plumbing,  heating and air conditioning systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the Mortgage Note's  original  principal balance  subject  to  principles  of equity,  bankruptcy,  insolvency  and other  laws of  general  application affecting  the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any evidence of any security  interest or other  interest  or right  thereto.  Such lien is free and clear of all  adverse  claims, liens and  encumbrances  having  priority  over the first lien of the Mortgage  subject only to (1) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (2) covenants,  conditions and restrictions,  rights of way,  easements and other matters of the public record as of the date of recording which are  acceptable to mortgage  lending  institutions  generally and either (A) which are referred to in the lender's title insurance policy  delivered to the originator or otherwise  considered in the appraisal made for the  originator of the Mortgage  Loan, or (B) which do not adversely  affect the  residential  use or Appraised
Value  of the  Mortgaged  Property  as set  forth in such  appraisal,  and (3)  other  matters  to  which  like properties are commonly  subject which do not  individually or in the aggregate  materially  interfere with the benefits  of  the  security  intended  to be  provided  by  the  Mortgage  or  the  use,  enjoyment,  value  or marketability  of the related  Mortgaged  Property.  Any security  agreement,  chattel  mortgage or  equivalent document  related to and  delivered in  connection  with the  Mortgage  Loan  establishes  and creates a valid, subsisting,  enforceable  and  perfected  first  lien and first  priority  security  interest  on the  property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

        (k) The Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors,  and the Company has taken all action  necessary to transfer  such rights of  enforceability  to the
Purchaser.  All  parties  to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter  into the
Mortgage Loan and to execute and deliver the Mortgage Note and the  Mortgage.  The Mortgage Loan  Documents are
on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage  Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage  Loan has taken  place on the part of  Company  or the  Mortgagor,  or on the part of any other party  involved in the  origination  or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have  been  fully  disbursed  and there is no  requirement  for  future  advances  thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements  and as to  disbursements  of any escrow funds  therefor  have been  complied  with.  All costs,  fees and  expenses  incurred  in making or closing the
Mortgage Loan and the  recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (l) The Company is the sole owner and holder of the  Mortgage  Loan and the  indebtedness  evidenced by the Mortgage Note.  Upon the sale of the Mortgage Loan to the  Purchaser,  the Company will retain the Mortgage
File or any part thereof with respect  thereto not  delivered to the Purchaser or the  Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the  Mortgage  Loan.  Immediately prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage Note and the
Mortgage,  were not  subject to an  assignment,  sale or pledge to any person  other  than  Purchaser,  and the
Company had good and  marketable  title to and was the sole owner  thereof  and had full right to transfer  and sell the Mortgage  Loan to the Purchaser  free and clear of any  encumbrance,  equity,  lien,  pledge,  charge, claim or security  interest and has the full right and authority  subject to no interest or  participation  of, or  agreement  with,  any other party,  to sell and assign the Mortgage  Loan  pursuant to this  Agreement  and following  the sale of the Mortgage  Loan,  the  Purchaser  will own such  Mortgage  Loan free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge, claim or security interest. The Company intends to relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the  terms of the sale of the  Mortgage  Loan and the  Company  will not have any obligation or right to repurchase the Mortgage Loan or substitute  another  Mortgage Loan,  except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

        (m) Each  Mortgage  Loan is covered  by an ALTA  lender's  title  insurance  policy or other  generally acceptable  form of  policy  or  insurance  acceptable  to  Fannie  Mae or  FHLMC  (including  adjustable  rate endorsements),  issued by a title  insurer  acceptable  to Fannie Mae or FHLMC and  qualified to do business in the jurisdiction  where the Mortgaged  Property is located,  insuring  (subject to the exceptions  contained in
(j)(1),  (2) and (3) above) the Company,  its  successors  and assigns,  as to the first  priority  lien of the
Mortgage  in the  original  principal  amount  of the  Mortgage  Loan and  against  any loss by  reason  of the invalidity  or  unenforceability  of the lien  resulting  from the  provisions  of the Mortgage  providing  for adjustment in the Mortgage  Interest Rate and Monthly Payment.  Where required by state law or regulation,  the
Mortgagor has been given the opportunity to choose the carrier of the required  mortgage title  insurance.  The
Company,  its successors and assigns,  is the sole insured of such lender's title insurance policy,  such title insurance  policy has been duly and validly  endorsed to the  Purchaser or the  assignment  to the Purchaser of the  Company's  interest  therein  does not  require  the  consent of or  notification  to the insurer and such lender's  title  insurance  policy is in full force and  effect  and will be in full force and effect  upon the consummation  of the  transactions  contemplated  by this  Agreement.  No  claims  have been  made  under  such lender's  title  insurance  policy,  and no prior  holder or servicer of the related  Mortgage,  including  the
Company,  nor any  Mortgagor,  has done, by act or omission,  anything  which would impair the coverage of such lender's title insurance policy;

        (n) There is no default,  breach,  violation or event of  acceleration  existing  under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period, would constitute a default, breach,  violation or event permitting acceleration;  and neither the Company,  nor any prior  mortgagee has waived any default,  breach,  violation or event  permitting acceleration;

        (o) There are no  mechanics'  or  similar  liens or claims  which  have been  filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related
Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

        (p) All  improvements  subject to the Mortgage which were considered in determining the appraised value of the Mortgaged  Property lie wholly within the  boundaries  and building  restriction  lines of the Mortgaged
Property (and wholly within the project with respect to a condominium  unit) and no  improvements  on adjoining properties  encroach upon the Mortgaged  Property except those which are insured against by the title insurance policy referred to in clause (m) above and all  improvements on the property comply with all applicable  zoning and subdivision laws and ordinances;

        (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant  to, and conforms  with,  the
Company's  underwriting  guidelines  attached  as Exhibit H hereto.  The  Mortgage  Loan bears  interest  at an adjustable  rate (if  applicable)  as set forth in the related  Mortgage Loan  Schedule,  and Monthly  Payments under the Mortgage  Note are due and payable on the first day of each month.  The  Mortgage  contains the usual and  enforceable  provisions of the Company at the time of origination  for the  acceleration of the payment of the unpaid  principal amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

        (r) The  Mortgaged  Property is not subject to any  material  damage.  At  origination  of the Mortgage
Loan there was not,  since  origination  of the  Mortgage  Loan there has not been,  and there  currently is no proceeding  pending  for the total or partial  condemnation  of the  Mortgaged  Property.  The  Company has not
received notification that any such proceedings are scheduled to commence at a future date;

        (s) The related  Mortgage  contains  customary and enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization  against  the  Mortgaged  Property of the benefits of the security provided  thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial  foreclosure.  There  is no  homestead  or other exemption  available to the Mortgagor which would interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

        (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized and duly qualified if required under  applicable law to act as such, has been properly  designated and currently so serves and is named in the
Mortgage,  and no fees or expenses,  except as may be required by local law, are or will become  payable by the
Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

        (u) The  Mortgage  File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final  approval of the mortgage  loan  application  by a Qualified  Appraiser  who had no  interest,  direct or indirect,  in the Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation is not  affected by the approval or  disapproval  of the Mortgage  Loan,  and the  appraisal  and  appraiser  both satisfy the  requirements  of Fannie Mae or FHLMC and Title XI of the Federal  Institutions  Reform,  Recovery,
and  Enforcement  Act of 1989 and the  regulations  promulgated  thereunder,  all as in  effect on the date the
Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

        (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or  otherwise,  are (or,  during the  period in which they held and  disposed  of such  interest,  were) (A) in compliance  with any and all applicable  licensing  requirements of the laws of the state wherein the Mortgaged
Property is located,  and (B) (1)  organized  under the laws of such state,  or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations  or national  banks or a Federal  Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

        (w) The related Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security  interest of any  applicable  security  agreement or chattel  mortgage referred to above and such collateral does not serve as security for any other obligation;

        (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

        (y) The Mortgage Loan does not contain  "graduated  payment"  features.  Unless otherwise  indicated on the  related  Mortgage  Loan  Schedule,  no Mortgage  Loan is subject to a buydown  agreement  or contains  any buydown  provision.  With respect to any  temporary  Buydown  Mortgage  Loan,  the maximum CLTV is  ninety-five percent  (95%);  the maximum rate  discount is three  percent  (3%),  the maximum  Buydown  Period is three (3)
years;  the maximum  increase is one percent (1%) per year;  with respect to LTV that is 80.01% and above,  the debt-to-income  ratio and payment shock are calculated at the second year Mortgage  Interest Rate; with respect to LTV 80.00% and below,  debt-to-income  ratio and payment  shock are  calculated  at the first year  Mortgage
Interest  Rate.  With respect to each Mortgage Loan that is a Buydown  Mortgage Loan, (i) on or before the date of origination of such Mortgage  Loan,  the Company and the  Mortgagor,  or the Company,  the Mortgagor and the
seller of the  Mortgaged  Property or a third party  entered into a Buydown  Agreement.  The Buydown  Agreement provides  that the seller of the  Mortgaged  Property (or third party) shall  deliver to the Company  temporary
Buydown  Funds in an amount equal to the  aggregate  undiscounted  amount of payments  that,  when added to the amount the Mortgagor on such  Mortgage  Loan is obligated to pay on each Due Date in accordance  with the terms of the Buydown  Agreement,  is equal to the full  scheduled  Monthly  Payment due on such  Mortgage  Loan.  The temporary  Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective  interest rate of a Buydown  Mortgage  Loan if less than the interest  rate set forth in the related  Mortgage  Note will increase  within the  Buydown  Period as  provided  in the  related  Buydown  Agreement  so that the  effective interest  rate will be equal to the  interest  rate as set forth in the  related  Mortgage  Note.  The  Buydown
Mortgage  Loan  satisfies  the  requirements  of Fannie Mae  guidelines;  (ii) The Mortgage  and Mortgage  Note reflect  the  permanent  payment  terms  rather than the payment  terms of the Buydown  Agreement.  The Buydown
Agreement  provides for the payment by the Mortgagor of the full amount of the Monthly  Payment on any Due Date that the  Buydown  Funds are  available.  The  Buydown  Funds  were not used to reduce the  original  principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage  Property when  calculating the
Loan-to-Value  Ratios for purposes of the  Agreement  and, if the Buydown Funds were provided by the Seller and if required  under Fannie Mae and FHLMC  guidelines,  the terms of the Buydown  Agreement were disclosed to the appraiser of the Mortgaged  Property;  (iii) The Buydown Funds may not be refunded to the Mortgagor  unless the
Mortgagor makes a principal  payment for the  outstanding  balance of the Mortgage Loan; (iv) As of the date of origination  of the  Mortgage  Loan,  the  provisions  of the  related  Buydown  Agreement  complied  with  the requirements of Fannie Mae and FHLMC regarding buydown agreements.

        (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not  insolvent  and the Company has no knowledge of any  circumstances  or  conditions  with respect to the  Mortgage,  the  Mortgaged  Property,  the
Mortgagor or the  Mortgagor's  credit  standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable  investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

        (aa)  Principal  payments on the Mortgage  Loan,  other than the Interest  Only  Mortgage  Loan,  shall commence  (with  respect to any newly  originated  Mortgage  Loans) or  commenced  no more than sixty (60) days after the proceeds of the  Mortgage  Loan were  disbursed.  The  Mortgage  Loan bears  interest at the Mortgage
Interest  Rate.  With respect to each  Mortgage  Loan,  the  Mortgage  Note is payable on the first day of each month in Monthly  Payments,  which,  (A) in the case of a fixed rate  Mortgage  Loan,  are  sufficient to fully amortize the  original  principal  balance  over the  original  term thereof and to pay interest at the related
Mortgage  Interest  Rate,  (B) in the case of an adjustable  rate Mortgage  Loan,  other than the Interest Only
Mortgage  Loan,  are changed on each  Adjustment  Date,  and in any case,  are sufficient to fully amortize the original  principal  balance  over the  original  term  thereof and to pay  interest  at the  related  Mortgage
Interest  Rate and (C) in the case of a  Balloon  Loan,  are  based  on a  fifteen  (15) or  thirty  (30)  year amortization  schedule,  as set forth in the related  Mortgage Note, and a final monthly payment  substantially greater than the preceding  monthly payment which is sufficient to amortize the remaining  principal balance of the Balloon Loan and to pay  interest at the related  Mortgage  Interest  Rate.  The Index for each  Adjustable
Rate  Mortgage Loan is as defined in the related  Confirmation  and the Mortgage  Loan  Schedule.  The Mortgage
Note does not permit negative  amortization,  unless otherwise noted on the related Mortgage Loan Schedule.  No
Mortgage Loan is a convertible  Mortgage  Loan;  (D) in the case of an Interest Only Mortgage Loan, the monthly payments on each Interest  Only  Mortgage Loan during the related  interest only period is equal to the product of the related  Mortgage  Interest  Rate and the  principal  balance of such  Mortgage Loan on the first day of each month and after such  interest  only period,  except with respect to Interest  Only Mortgage Loan that are adjustable  rate Mortgage Loans,  such Mortgage Loan is payable in equal monthly  installments of principal and interest;

        (bb) If such Mortgage Loan is a Co-op Loan, the security  instruments  create a valid,  enforceable and
subsisting  first  priority  security  interest  in  the  related   cooperative  shares  securing  the  related
cooperative note, subject only to (x) the lien of the related  cooperative for unpaid assessments  representing the Mortgagor's  pro rata share of payments for a blanket  mortgage,  if any,  current and future real property taxes,  insurance  premiums,  maintenance  fees and other  assessments  to which like  collateral  is  commonly subject  and (y) other  matters  to which like  collateral  is  commonly  subject  and which do not  materially interfere  with the  benefits of the  security  intended to be provided;  provided,  however,  that the related proprietary  lease for the  cooperative  apartment may be  subordinated  or otherwise  subject to the lien of a mortgage on the cooperative building;

        (cc)  (INTENTIONALLY LEFT BLANK)

        (dd)  (INTENTIONALLY LEFT BLANK)

        (ee)  (INTENTIONALLY LEFT BLANK)

        (ff)  (INTENTIONALLY LEFT BLANK)

        (gg) (INTENTIONALLY LEFT BLANK)

        (hh) In the event the Mortgage Loan had an LTV at  origination  greater than 80.00%,  the excess of the principal  balance of the  Mortgage  Loan over 75.0% of the  Appraised  Value of the  Mortgaged  Property  with respect to a Refinanced  Mortgage  Loan,  or the lesser of the  Appraised  Value or the  purchase  price of the
Mortgaged  Property  with respect to a purchase  money  Mortgage  Loan was insured as to payment  defaults by a
Primary  Mortgage  Insurance  Policy issued by a Qualified  Insurer.  No Mortgage Loan has an LTV over 95%. All provisions of such Primary  Mortgage  Insurance Policy have been and are being complied with, such policy is in full force and effect,  and all premiums due  thereunder  have been paid. No Mortgage Loan requires  payment of such  premiums,  in whole or in part,  by the  Purchaser.  No action,  inaction,  or event has  occurred and no state of facts exists that has, or will result in the exclusion  from,  denial of, or defense to coverage.  Any
Mortgage Loan subject to a Primary Mortgage  Insurance  Policy  obligates the Mortgagor  thereunder to maintain the Primary Mortgage  Insurance  Policy,  subject to state and federal law, and to pay all premiums and charges in  connection  therewith.  No action has been  taken or failed to be taken,  on or prior to the  Closing  Date which has resulted or will result in an  exclusion  from,  denial of, or defense to coverage  under any Primary
Mortgage  Insurance Policy  (including,  without  limitation,  any exclusions,  denials or defenses which would limit or  reduce  the  availability  of the  timely  payment  of the full  amount  of the  loss  otherwise  due thereunder to the insured) whether arising out of actions,  representations,  errors, omissions, negligence, or fraud of the Company or the  Mortgagor,  or for any other reason  under such  coverage;  The mortgage  interest rate for the Mortgage  Loan as set forth on the related  Mortgage  Loan  Schedule is net of any such  insurance premium.  None of the Mortgage Loans are subject to "lender-paid" mortgage insurance;

        (ii)   The  Assignment is in  recordable  form and is  acceptable  for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

        (jj)   Unless specified on the related  Mortgage Loan Schedule,  none of the Mortgage Loans are secured by an  interest  in a leasehold  estate.  The  Mortgaged  Property  is located in the state  identified  in the related  Mortgage Loan Schedule and consists of a single parcel of real property with a detached  single family residence erected thereon,  or a townhouse,  or a two-to  four-family  dwelling,  or an individual  condominium unit in a condominium  project,  or an individual  unit in a planned unit  development or a de minimis  planned unit development,  provided,  however, that no residence or dwelling is a single parcel of real property with a manufactured  home not affixed to a permanent  foundation,  or a mobile home. Any  condominium  unit or planned unit  development  conforms with the  Company's  underwriting  guidelines.  As of the date of  origination,  no portion of any  Mortgaged  Property  was used for  commercial  purposes,  and since the  Origination  Date,  no portion of any Mortgaged Property has been, or currently is, used for commercial purposes;

        (kk)   Payments  on the  Mortgage  Loan  commenced  no more than  sixty  (60) days after the funds were disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments of principal (if applicable) and interest,  which  installments  are subject to change due to the  adjustments to the Mortgage  Interest Rate on each Adjustment  Date,  with interest  calculated and payable in arrears.  Each of the  Mortgage  Loans will  amortize  fully by the stated  maturity  date,  over an original term of not more than thirty years from commencement of amortization;

        (ll)   As of the Closing Date of the Mortgage Loan, the Mortgage  Property was lawfully  occupied under applicable law, and all inspections,  licenses and  certificates  required to be made or issued with respect to all  occupied  portions of the  Mortgaged  Property  and,  with  respect to the use and  occupancy of the same, including but not limited to certificates of occupancy and fire  underwriting  certificates,  have been made or obtained from the appropriate authorities;

        (mm)   There is no pending  action or proceeding  directly  involving  the Mortgaged  Property in which compliance  with any  environmental  law,  rule or  regulation  is an issue;  Company has no  knowledge  of any violation of any  environmental  law,  rule or  regulation  with  respect to the  Mortgaged  Property;  and the
Company has not received any notice of any environmental  hazard on the Mortgaged  Property and nothing further remains to be done to satisfy in full all  requirements  of each such law,  rule or regulation  constituting  a prerequisite to use and enjoyment of said property;

        (nn)   The  Mortgagor  has not  notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

        (oo)   No Mortgage Loan is a  construction  or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

        (pp)   The Mortgagor for each Mortgage Loan is a natural person;

        (qq)   [Reserved];

        (rr)   With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Company and each prepayment penalty is permitted pursuant to federal, state and local law. No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated;

        (ss)   With respect to each Mortgage  Loan either (i) the fair market value of the  Mortgaged  Property securing  such  Mortgage  Loan was at least  equal to 80  percent  of the  original  principal  balance of such
Mortgage Loan at the time such  Mortgage  Loan was  originated or (ii) (a) the Mortgage Loan is only secured by the Mortgage  Property and (b)  substantially all of the proceeds of such Mortgage Loan were used to acquire or to improve or protect the Mortgage Property.  For the purposes of the preceding sentence,  if the Mortgage Loan has been significantly  modified other than as a result of a default or a reasonable  foreseeable  default, the modified Mortgage Loan will be viewed as having been originated on the date of the modification;

        (tt) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and Urban
Development  pursuant to sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings bank, a commercial bank,  credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

        (uu)  None of the  Mortgage  Loans  are  simple  interest  Mortgage  Loans  and  none of the  Mortgaged
Properties are timeshares;

        (vv)  All of the  terms  of the  Mortgage  pertaining  to  interest  rate  adjustments,  payment adjustments and  adjustments of the  outstanding  principal  balance are  enforceable,  all such adjustments  have been  properly  made,  including  the  mailing of required  notices,  and such adjustments do not and will not affect the priority of the Mortgage  lien.  With respect to each
        Mortgage Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the  Mortgage  Loan to  determine  whether  all  interest  rate  adjustments  have  been made in accordance with the terms of the Mortgage Note and Mortgage;

        (ww) Each Mortgage Note, each Mortgage,  each Assignment and any other documents  required  pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

        (xx) There is no Mortgage  Loan that was  originated  on or after  October 1, 2002 and before  March 7,
2003, which is secured by property located in the State of Georgia;

        (yy)  No proceeds from any Mortgage Loan were used to finance single premium credit insurance policies;

                (zz)  [Reserved];

        (aaa)  The  methodology  used in  underwriting  the  extension of credit for each Mortgage Loan employs objective  mathematical  principles which relate the borrower's income,  assets and liabilities to the proposed payment  and such  underwriting  methodology  does not  rely on the  extent  of the  borrower's  equity  in the collateral  as the  principal  determining  factor  in  approving  such  credit  extension.  Such  underwriting methodology  confirmed  that at the time of  origination  (application/approval)  the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

        (bbb)  With respect to any Mortgage Loan that contains a provision  permitting  imposition of a premium upon a prepayment prior to maturity:  (i) prior to the loan's origination,  the borrower agreed to such premium in exchange for a monetary  benefit,  including but not limited to a rate or fee  reduction,  (ii) prior to the loan's  origination,  the  borrower  was offered the option of  obtaining a mortgage  loan that did not require payment of such a premium,  (iii) the  prepayment  premium is disclosed  to the borrower in the loan  documents pursuant  to  applicable  state and  federal  law,  and (iv)  notwithstanding  any state or federal  law to the contrary,  the Servicer  shall not impose such  prepayment  premium in any instance  when the mortgage  debt is accelerated as the result of the borrower's default in making the loan payments;

        (ccc)  No borrower was required to purchase any credit life,  disability,  accident or health insurance product as a condition of obtaining  the  extension of credit.  No borrower  obtained a prepaid  single-premium credit  life,  disability,  accident or health  insurance  policy in  connection  with the  origination  of the
Mortgage  Loan;  No proceeds  from any Mortgage  Loan were used to purchase  single  premium  credit  insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

        (ddd)  [Reserved],

        (eee) Any Mortgage Loan with a Mortgaged  Property in the State of Illinois  complies with the Illinois
Interest Act, if applicable;

        (fff) With respect to any  Mortgage  Loan  originated  on or after  August 1, 2004 and  underlying  the security,  neither the related  Mortgage  nor the related  Mortgage  Note  requires  the  borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

        (ggg) No Mortgage Loan is secured by Mortgaged  Property in the  Commonwealth of  Massachusetts  with a loan  application  date on or after  November 7, 2004 that  refinances a mortgage  loan that is less than sixty
(60) months old, unless such Mortgage Loan (1) is on an investment  property,  (ii) meets the  requirements set forth in the Code of Massachusetts  Regulation  ("CMR"),  209 CMR 53.04(1)(b),  or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c);

               (hhh) For any  Mortgage  Loan with the  related  Mortgaged  Property  located  in State of Texas which is a second lien and the interest  rate is in excess of 10% and where terms of the Mortgage  Note contain a provision  for which the Mortgagor may be entitled to prepaid  interest  upon payoff,  no Mortgagor  paid any administrative  fees,  points,  or loan  origination  fees which would actually result in any prepaid  interest being due the Mortgagor under the terms of the Mortgage Note;

               (iii)    The  Company  has  complied  with  all  applicable   anti-money   laundering  laws  and
regulations,  including  without  limitation  the  USA  Patriot  Act  of  2001  (collectively,  the  Anti-Money
Laundering  Laws").  The Company has  established an anti-money  laundering  compliance  program as required by the  Anti-Money  Laundering  Laws  and has  conducted  the  requisite  due  diligence  in  connection  with the
origination  of each Mortgage Loan for the purposes of the Anti-Money  Laundering  Laws.   The Company  further
represents that it takes reasonable efforts to determine whether  any Mortgagor  appears on any list of blocked or prohibited parties designated by the U.S. Department of Treasury; and

               (jjj) If the Mortgage Loan is secured by a long-term  residential  lease,  (1) the terms of such lease  expressly  permit the  mortgaging  of the  leasehold  estate,  the  assignment  of the lease without the lessor's  consent (or the lessor's consent has been obtained) and the acquisition by the holder of the Mortgage of the rights of the lessee upon  foreclosure  or  assignment in lieu of  foreclosure  or provide the holder of the  Mortgage  with  substantially  similar  protection  (2) the  terms  of such  lease  do not (a)  allow  the termination  thereof upon the lessee's  default  without the holder of the Mortgage  being  entitled to receive written notice of, and  opportunity to cure,  such default,  (b) allow the  termination of a lease in the event of damage or  destruction  as long as the  Mortgage is in  existence or (c) prohibit the holder of the Mortgage from being insured under the hazard insurance  policy relating to the Mortgaged  Property (3) the original term of such  lease is not less than 15 years (4) the term of such  lease does not  terminate  earlier  than 5 years after the maturity date of the Note and (5) the Mortgaged  Property is located in a  jurisdiction  in which the use of leasehold estates for residential properties is a widely-accepted practice.

        Section 3.03  Repurchase; Substitution.

        It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and
3.02  shall  survive  the sale of the  Mortgage  Loans and  delivery  of the  Mortgage  Loan  Documents  to the
Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of  examination,  of any Mortgage  File.  Upon  discovery by either the Company or the Purchaser of a breach of any of the foregoing representations  and warranties which  materially and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage  Loan,  the party  discovering  such breach shall give prompt written notice to the other.  The Company  shall have a period of sixty (60) days from the earlier of its  discovery or its receipt of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby covenants  and agrees  that if any such breach is not  corrected  or cured  within  such sixty day period,  the
Company shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the  Repurchase  Price or, with the  Purchaser's prior  consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any  representation  or warranty set forth in Section 3.01,  and such breach is not cured  within  sixty (60) days of the  earlier of either  discovery  by or notice to the Company of such breach,  all  Mortgage  Loans  shall,  at the option of the  Purchaser,  be  repurchased  by the Company at the
Repurchase  Price.  Any such repurchase  shall be accomplished by wire transfer of immediately  available funds to Purchaser in the amount of the Repurchase Price.

        If the Company is required to repurchase  any Mortgage Loan pursuant to this Section 3.03,  the Company may,  with the  Purchaser's  prior  consent and at  Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such  defective  Mortgage Loan from the terms of this  Agreement and  substitute another  mortgage loan for such  defective  Mortgage  Loan, in lieu of  repurchasing  such  defective  Mortgage
Loan. Any substitute  Mortgage Loan is subject to Purchaser  acceptability.  Any substituted  Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

        The Company shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal of the removed
Mortgage Loan from this Agreement and the  substitution  of such substitute  Mortgage Loan therefor.  Upon such amendment,  the Purchaser  shall review the Mortgage File delivered to it relating to the  substitute  Mortgage
Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the  substitution  occurs and any  Principal  Prepayments  made  thereon  during  such month shall be the property of the Purchaser and accrued  interest for such month on the Mortgage Loan for which the  substitution is made and any  Principal  Prepayments  made  thereon  during such month shall be the property of the Company.
The principal payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the Mortgage Loan for which the  substitution is made due on such date shall be the property of the Purchaser.

        For any month in which the Company is permitted to substitute one or more  substitute  Mortgage  Loans, the  Company  will  determine  the amount  (if any) by which the  aggregate  Stated  Principal  Balance  (after application of the principal  portion of all scheduled  payments due in the month of  substitution)  of all the substitute  Mortgage Loans in the month of substitution  is less then the aggregate  Stated  Principal  Balance
(after  application of the principal  portion of the scheduled payment due in the month of substitution) of the such  replaced  Mortgage  Loan.  An  amount  equal  to the  aggregate  of such  deficiencies  described  in the preceding  sentence for any  Remittance  Date shall be deposited  into the Custodial  Account by the Company on the related  Determination  Date in the month  following  the  calendar  month  during  which the  substitution occurred.

        It is understood  and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01, constitute  the sole  remedies  of the  Purchaser  respecting  a breach of the  foregoing  representations  and warranties.  If the Company  fails to  repurchase  or  substitute  for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance  with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this  paragraph  shall affect the rights of the Purchaser to terminate this
Agreement for cause, as set forth in Sections 10.01 and 11.01.

        Any  cause  of  action  against  the  Company  relating  to  or  arising  out  of  the  breach  of  any representations  and  warranties  made in Sections  3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)
the earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the  Company,
(ii)  failure by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        In the event that any Mortgage Loan is held by a REMIC,  notwithstanding any contrary provision of this
Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant  to  Subsection  3.03  shall be made  after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a)  (9) of the Code),  unless the  Company  has  obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the
REMIC to fail to qualify as a REMIC at any time.

        If  pursuant  to the  foregoing  provisions  the  Company  repurchases  a Mortgage  Loan that is a MERS
Mortgage  Loan,  the Company  shall either (a) cause MERS to execute and deliver an  assignment of the Mortgage in  recordable  form to transfer  the  Mortgage  from MERS to the  Company and shall cause such  Mortgage to be removed from  registration  on the MERS® System in  accordance  with MERS' rules and  regulations  or (b) cause
MERS to designate on the MERS® System the Company as the beneficial holder of such Mortgage Loan.

        Section 3.04  Representations and Warranties of the Purchaser.

        The Purchaser  represents,  warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(e)     The Purchaser is a corporation,  dully organized  validly  existing and in good standing under the laws of the State of Delaware and is qualified to transact  business in, is in good standing  under the laws of, and possesses  all  licenses  necessary  for the  conduct of its  business  in,  each state in which any  Mortgaged
Property is located or is otherwise  except or not required under  applicable law to effect such  qualification or license;

(f)     The Purchaser  has full power and authority to hold each Mortgage  Loan, to purchase each Mortgage Loan pursuant to this  Agreement and the related Term Sheet and to execute,  deliver and perform,  and to enter into and consummate all  transactions  contemplated  by this Agreement and the related Term Sheet and to conduct its business  as  presently  conducted,  has duly  authorized  the  execution,  delivery  and  performance  of this
Agreement  and the related Term Sheet,  has duly  executed and  delivered  this  Agreement and the related Term
Sheet;

        (c)    None of the  execution and delivery of this  Agreement and the related Term Sheet,  the purchase of the Mortgage Loans,  the  consummation of the  transactions  contemplated  hereby,  or the fulfillment of or compliance  with the terms and  conditions of this  Agreement and the related Term Sheet will conflict with any of the terms,  conditions or provisions of the  Purchaser's  charter or by-laws or materially  conflict with or result in a material  breach of any of the terms,  conditions  or provisions  of any legal  restriction  or any agreement  or  instrument  to which the  Purchaser  is now a party or by which it is  bound,  or  constitute  a default or result in an  acceleration  under any of the foregoing,  or result in the material  violation of any law, rule, regulation, order, judgment or decree to which the Purchaser or its property is subject;

        (d)    There is no litigation  pending or to the best of the  Purchaser's  knowledge,  threatened  with respect to the Purchaser  which is reasonably  likely to have a material  adverse effect on the purchase of the related  Mortgage  Loans,  the  execution,  delivery or  enforceability  of this Agreement and the related Term
Sheet,  or which is  reasonably  likely to have a material  adverse  effect on the  financial  condition of the
Purchaser;

        (e)    No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this  Agreement  and the related  Term Sheet,  the purchase of the Mortgage  Loans or the  consummation  of the transactions  contemplated  by this  Agreement  and the  related  Term Sheet  except for  consents,  approvals, authorizations and orders which have been obtained;

        (f)    The consummation of the  transactions  contemplated by this Agreement and the related Term Sheet is in the ordinary course of business of the Purchaser;

        (h)    The Purchaser  will treat the purchase of the Mortgage  Loans from the Company as a purchase for reporting, tax and accounting purposes; and

        (i)    The Purchaser does not believe, nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement and the related Term Sheet.

        The  Purchaser  shall  indemnify  the  Company and hold it  harmless  against any claims,  proceedings, losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and  necessary  legal fees and related  costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to indemnify  the Company as provided  herein  constitute  the sole  remedies of the Company respecting a breach of the foregoing representations and warranties.

                                                  ARTICLE IV

                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01  Company to Act as Servicer.

        The Company,  as  independent  contract  servicer,  shall service and  administer the Mortgage Loans in accordance  with this  Agreement and the related Term Sheet and with Accepted  Servicing  Practices,  and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such servicing and  administration  which the Company may deem  necessary or desirable and consistent  with the terms of this  Agreement  and the related Term Sheet and with  Accepted  Servicing  Practices  and exercise the same care that it  customarily  employs  for its own  account.  Except as set forth in this  Agreement  and the related Term Sheet,  the Company  shall  service the Mortgage  Loans in strict  compliance  with the  servicing provisions  of the Fannie Mae Guides  (special  servicing  option),  which  include,  but are not  limited  to, provisions  regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments,  the payment of taxes,  insurance and other charges,  the  maintenance of hazard  insurance  with a Qualified  Insurer,  the maintenance  of mortgage  impairment  insurance,  the  maintenance  of fidelity  bond and errors and  omissions insurance,  inspections,  the restoration of Mortgaged Property,  the maintenance of Primary Mortgage Insurance
Policies,  insurance claims, the title, management and disposition of REO Property,  permitted withdrawals with respect to REO  Property,  liquidation  reports,  and reports of  foreclosures  and  abandonments  of Mortgaged
Property,  the  transfer  of  Mortgaged  Property,  the  release of  Mortgage  Files,  annual  statements,  and examination of records and  facilities.  In the event of any conflict,  inconsistency  or  discrepancy  between any of the  servicing  provisions  of this  Agreement  and the  related  Term  Sheet  and any of the  servicing provisions  of the Fannie Mae  Guides,  the  provisions  of this  Agreement  and the  related  Term Sheet shall control and be binding upon the Purchaser and the Company.

        Consistent with the terms of this Agreement and the related Term Sheet,  the Company may waive,  modify or vary any term of any Mortgage  Loan or consent to the  postponement  of any such term or in any manner grant
indulgence  to  any  Mortgagor  if  in  the  Company's  reasonable  and  prudent   determination  such  waiver,
modification,  postponement or indulgence is not materially adverse to the Purchaser,  provided,  however, that unless the Company has obtained the prior written  consent of the  Purchaser,  the Company shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest  Rate,  defer for more than  ninety  days or forgive  any  payment of  principal  or  interest,  reduce or  increase  the  outstanding principal  balance  (except  for  actual  payments  of  principal)  or change the final  maturity  date on such
Mortgage  Loan.  In the event of any such  modification  which has been  agreed to in writing by the  Purchaser and which permits the deferral of interest or principal  payments on any Mortgage Loan,  the Company shall,  on the  Business  Day  immediately  preceding  the  Remittance  Date in any month in which any such  principal  or interest  payment has been deferred,  deposit in the Custodial  Account from its own funds,  in accordance with
Section 4.04, the difference  between (a) such month's  principal and one month's interest at the Mortgage Loan
Remittance  Rate on the  unpaid  principal  balance  of such  Mortgage  Loan  and  (b) the  amount  paid by the
Mortgagor.  The  Company  shall be entitled to  reimbursement  for such  advances to the same extent as for all other advances  pursuant to Section 4.05.  Without limiting the generality of the foregoing,  the Company shall continue,  and is hereby  authorized  and  empowered,  to prepare,  execute and  deliver,  all  instruments  of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable  instruments, with  respect to the Mortgage  Loans and with respect to the  Mortgaged  Properties.  Notwithstanding  anything herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with respect to any Mortgage  Loan which term exceeds 12 months in duration.  Any such  agreement  shall be approved by Purchaser and, if required,  by the Primary Mortgage Insurance Policy insurer,  if required.  Any other loss mitigation or workout  alternatives,  such as short sales or deeds in lieu of foreclosure,  shall be subject to the approval of the Purchaser and the Primary Mortgage Insurance Policy insurer if applicable.

        Notwithstanding  anything in this Agreement to the contrary,  if any Mortgage Loan becomes subject to a
Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan,  shall not permit any modification with respect to such Mortgage  Loan that would change the Mortgage  Interest Rate and (b) shall not (unless the
Mortgagor  is in  default  with  respect to such  Mortgage  Loan or such  default  is, in the  judgment  of the
Company,  reasonably  foreseeable)  make or permit any  modification,  waiver or  amendment of any term of such
Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage Loan under Section 1001 of the Code (or Treasury regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a
REMIC under the Code or the imposition of any tax on "prohibited  transactions"  or  "contributions"  after the startup date under the REMIC Provisions.

        Prior to taking any action with  respect to the  Mortgage  Loans  subject to a  Pass-Through  Transfer, which is not  contemplated  under the terms of this  Agreement,  the Company  will obtain an Opinion of Counsel acceptable  to the trustee in such  Pass-Through  Transfer  with respect to whether such action could result in the  imposition of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined  in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set  forth in  Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC  Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

        The Company  shall not permit the  creation of any  "interests"  (within the meaning of Section 860G of the Code) in any REMIC.  The Company shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets other than "qualified mortgages"  as defined in  Section  860G(a)(3)  of the Code or  "permitted  investments"  as defined in Section
860G(a)(5) of the Code.

        In servicing  and  administering  the Mortgage  Loans,  the Company  shall  employ  Accepted  Servicing
Practices,  giving due  consideration  to the  Purchaser's  reliance on the  Company.  Unless a different  time period is stated in this Agreement or the related Term Sheet,  Purchaser  shall be deemed to have given consent in connection with a particular  matter if Purchaser does not  affirmatively  grant or deny consent within five
(5) Business Days from the date Purchaser  receives a second  written  request for consent for such matter from
Company as servicer.

        The Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the Company  provided that the
Subservicer  is an entity  that  engages  in the  business  of  servicing  loans,  and in either  case shall be authorized  to transact  business,  and licensed to service  mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are situated,  if and to the extent  required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either  case shall be a FHLMC or Fannie Mae  approved  mortgage  servicer  in good  standing,  and no event has occurred,  including  but not limited to a change in insurance  coverage,  which would make it unable to comply with the eligibility  requirements for lenders imposed by Fannie Mae or for seller/servicers  imposed by Fannie
Mae or FHLMC, or which would require  notification to Fannie Mae or FHLMC. In addition,  each  Subservicer will obtain and  preserve its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform or cause to be  performed  its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may  cause  the  Subservicer  to  perform  any  such  servicing responsibilities  on its behalf,  but the use by the Company of the  Subservicer  shall not release the Company from any of its  obligations  hereunder  and the Company  shall remain  responsible  hereunder for all acts and omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the  Servicing  Fee.  Company shall notify  Purchaser  promptly in writing upon the  appointment  of any
Subservicer.

        At the cost and expense of the Company,  without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and  responsibilities  of the Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the  requirements  in the preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section
4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the Company shall at its own cost and expense terminate the rights and  responsibilities  of the Subservicer  effective as of the date of termination of the  Company.  The Company  shall pay all fees,  expenses or penalties  necessary in order to terminate  the rights and  responsibilities  of the Subservicer  from the Company's own funds without  reimbursement  from the
Purchaser.

        Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements  between the  Company  and the  Subservicer  or any  reference  herein to  actions  taken  through  the  Subservicer  or otherwise,  the Company  shall not be relieved of its  obligations  to the  Purchaser and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the
Mortgage  Loans.  The  Company  shall  be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company will indemnify and hold  Purchaser  harmless from any loss, liability  or  expense  arising  out of its  use of a  Subservicer  to  perform  any of its  servicing  duties, responsibilities and obligations hereunder.

        Any  Subservicing  Agreement  and any other  transactions  or services  relating to the Mortgage  Loans involving the Subservicer  shall be deemed to be between the  Subservicer and Company alone,  and the Purchaser shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation, duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

        The Company will  transmit  full-file  credit  reporting  data for each  Mortgage  Loan pursuant to the
Fannie Mae  Selling  Guide and that for each  Mortgage  Loan,  the  Company  agrees it shall  report one of the following  statuses each month as follows:  new origination,  current,  delinquent (30-, 60-,  90-days,  etc.), foreclosed, or charged-off.

Section 4.02   Collection of Mortgage Loan Payments.

        Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be  subject to this
Agreement,  the Company will proceed  diligently  to collect all payments due under each Mortgage Loan when the same shall  become due and  payable and shall,  to the extent such  procedures  shall be  consistent  with this
Agreement,  Accepted  Servicing  Practices,  and the terms  and  provisions  of any  related  Primary  Mortgage
Insurance  Policy,  follow such collection  procedures as it follows with respect to mortgage loans  comparable to the  Mortgage  Loans  and  held  for its own  account.  Further,  the  Company  will  take  special  care in ascertaining and estimating  annual escrow  payments,  and all other charges that, as provided in the Mortgage, will become due and payable,  so that the  installments  payable by the  Mortgagors  will be  sufficient to pay such charges as and when they become due and payable.

        Section 4.03  Realization Upon Defaulted Mortgage

        The Company shall use its best efforts,  consistent  with the procedures  that the Company would use in servicing  loans for its own account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage
Insurance  Policies and the best interest of Purchaser,  to foreclose upon or otherwise  comparably convert the ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments  pursuant to Section
4.01. . Loan shall be demanded  within 90 days of default for Mortgaged  Properties  for which no  satisfactory arrangements  can be made for  collection  of  delinquent  payments,  subject  to  state  and  federal  law and regulation.  Foreclosure or comparable  proceedings  shall be initiated within one hundred twenty (120) days of default  for  Mortgaged  Properties  for  which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments,  subject to state and federal law and regulation.  In the event any payment due under any
Mortgage  Loan is not paid when the same  becomes  due and  payable,  or in the event  the  Mortgagor  fails to perform any other  covenant  or  obligation  under the  Mortgage  Loan and such  failure  continues  beyond any applicable  grace period,  the Company will proceed  diligently to collect all payments due and shall take such action,  including  commencing  foreclosure,  as it shall  reasonably  deem to be in the best  interests of the
Purchaser  in a manner  consistent  with  Accepted  Servicing  Practices,  subject to state and federal law and regulation.  The Company  shall use its best efforts to realize upon  defaulted  Mortgage  Loans in such manner as will  maximize the receipt of principal  and interest by the  Purchaser,  taking into  account,  among other things,  the timing of foreclosure  proceedings.  The foregoing is subject to the provisions  that, in any case in which a Mortgaged  Property shall have suffered damage,  the Company shall not be required to expend its own funds  toward the  restoration  of such  property  unless it shall  determine in its  discretion  (i) that such restoration  will increase the proceeds of  liquidation  of the related  Mortgage  Loan to the Purchaser  after reimbursement  to itself for such  expenses,  and (ii) that such  expenses will be  recoverable  by the Company through  Insurance  Proceeds or Liquidation  Proceeds from the related Mortgaged  Property,  as contemplated in
Section  4.05.  Company  shall obtain  prior  approval of  Purchaser  as to repair or  restoration  expenses in excess of ten  thousand  dollars  ($10,000).  The  Company  shall be  responsible  for all  costs and  expenses incurred  by it in any  such  proceedings  or  functions;  provided,  however,  that it shall  be  entitled  to reimbursement  thereof from the related  property,  as contemplated in Section 4.05.  Notwithstanding  anything to the  contrary  contained  herein,  in  connection  with a  foreclosure  or  acceptance  of a deed in lieu of foreclosure,  in the  event  the  Company  has  reasonable  cause  to  believe  that a  Mortgaged  Property  is contaminated  by  hazardous  or  toxic  substances  or  wastes,  or if  the  Purchaser  otherwise  requests  an environmental  inspection  or  review  of such  Mortgaged  Property,  such an  inspection  or  review  is to be conducted  by a qualified  inspector  at the  Purchaser's  expense.  Upon  completion  of the  inspection,  the
Company shall  promptly  provide the Purchaser  with a written report of the  environmental  inspection.  After reviewing the  environmental  inspection  report,  the Purchaser  shall determine how the Company shall proceed with respect to the Mortgaged Property.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as  servicer of any  Mortgage  Loan which  becomes  ninety (90) days or greater delinquent in payment of a scheduled  Monthly  Payment,  without  payment of any  termination  fee with respect thereto,  provided  that the Company  shall on the date said  termination  takes effect be  reimbursed  for any unreimbursed  advances of the  Company's  funds made  pursuant to Section 5.03 and any  unreimbursed  Servicing
Advances and Servicing  Fees in each case relating to the Mortgage Loan  underlying  such  delinquent  Mortgage
Loan  notwithstanding  anything  to the  contrary  set  forth  in  Section  4.05.  In  the  event  of any  such termination,  the  provisions  of Section  11.01  hereof  shall apply to said  termination  and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

        In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO  Property,  such  property shall be disposed of by the  Company,  with the consent of Purchaser  as required  pursuant to this  Agreement, before the close of the third  taxable year  following  the taxable  year in which the Mortgage  Loan became an
REO Property,  unless the Company  provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent to the close of the third taxable year  following the taxable year in which the  Mortgage  Loan  became  an REO  Property,  will not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time  that  certificates  are  outstanding.  Company  shall  manage,  conserve,  protect  and operate  each such REO  Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner which does not cause such  property to fail to qualify as  "foreclosure  property"  within the  meaning of Section  860F(a)(2)(E)  of the Code,  or any "net income from  foreclosure  property"  which is subject to taxation  under the REMIC  provisions  of the Code.  Pursuant to its efforts to sell such  property, the Company  shall either  itself or through an agent  selected by Company,  protect and conserve such property in the same  manner and to such an extent as is  customary  in the  locality  where such  property  is located.
Additionally,  Company shall perform the tax  withholding  and reporting  related to Sections 1445 and 6050J of the Code.

        Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts.  The Custodial  Account  shall be an Eligible  Account.  Funds  deposited in the Custodial
Account,  which shall be deposited within 24 hours of receipt,  shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in Permitted  Investments  for the benefit of the  Purchaser.
Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance  with Section 4.05. The creation of any  Custodial  Account  shall be  evidenced  by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter  agreement  shall be furnished to the Purchaser on the Closing  Date,  and upon the request of any subsequent Purchaser.

        The Company shall deposit in the Custodial  Account on a daily basis,  and retain therein the following payments and  collections  received or made by it  subsequent  to the Cut-off  Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect  of  principal  and interest on the Mortgage Loans due on or before the Cut-off Date:

        (i)    all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        (ii) all  payments  on  account of  interest  on the  Mortgage  Loans  adjusted  to the  Mortgage  Loan
Remittance Rate;

        (iii) all Liquidation Proceeds;

        (iv) any amounts  required to be deposited by the Company in connection with any REO Property  pursuant to Section 4.13 and in  connection  therewith,  the Company shall  provide the  Purchaser  with written  detail itemizing all of such amounts;

        (v) all Insurance  Proceeds  including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11,  other than  proceeds to be held in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged  Property or released to the  Mortgagor in accordance  with  Accepted  Servicing  Practices,  the
Mortgage Loan Documents or applicable law;

        (vi) all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which  are not  released  to the
Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

        (vii) any Monthly Advances;

        (viii) with respect to each full or partial Principal  Prepayment,  any Prepayment Interest Shortfalls,
to the extent of the Company's aggregate Servicing Fee received with respect to the related Prepayment Period;

        (ix) any amounts  required to be deposited by the Company  pursuant to Section 4.10 in connection  with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

        (x) any amounts  required to be deposited in the Custodial  Account  pursuant to Section 4.01,  4.13 or
6.02.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and  assumption  fees, to the extent  permitted by Section 6.01,  need not be deposited by the
Company in the  Custodial  Account.  Any  interest  paid on funds  deposited  in the  Custodial  Account by the depository  institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account  pursuant to Section 4.05 (iv). The Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

        Section 4.05  Permitted Withdrawals From the Custodial Account.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

        (i)    to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii) to reimburse  itself for Monthly  Advances,  the Company's  right to reimburse  itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which  represent  late collections  (net of the  related  Servicing  Fees) of  principal  and/or  interest  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement,  the Company's  right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the Company is required to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement  shall be subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii) to reimburse itself for  unreimbursed  Servicing  Advances and any unpaid  Servicing  Fees(or REO administration  fees  described in Section  4.13),  the Company's  right to reimburse  itself  pursuant to this subclause  (iii) with  respect  to any  Mortgage  Loan being  limited  to  related  proceeds  from  Liquidation
Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds in  accordance  with the relevant  provisions of the
Fannie Mae Guides or as otherwise set forth in this Agreement;  any recovery shall be made upon  liquidation of the REO Property;

        (iv)   to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b)
the  Servicing  Fee from that  portion of any payment or recovery as to interest  with  respect to a particular
Mortgage Loan;

        (v)    to pay to itself  with  respect to each  Mortgage  Loan that has been  repurchased  pursuant  to
Section 3.03 all amounts  received  thereon and not distributed as of the date on which the related  repurchase price is determined,

        (vi)   to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

        (vii)  to remove funds inadvertently placed in the Custodial Account by the Company; and

        (vi)   to clear and terminate the Custodial Account upon the termination of this Agreement.

        Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance under the insurance  limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the
Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow
Account  shall be evidenced  by a letter  agreement in the form shown in Exhibit C. The original of such letter agreement  shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon  request to any  subsequent purchaser.

        The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

        (i)    all Escrow  Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii)   all Insurance  Proceeds  which are to be applied to the  restoration  or repair of any Mortgaged
Property; and

        (iii)  all Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient to cover escrow disbursements.

               The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with
Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds  deposited  in the Escrow
Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the
Mortgagor  and,  to the extent  required  by law,  the Company  shall pay  interest  on  escrowed  funds to the
Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient  for such purposes.  The Purchaser  shall not be responsible  for any losses suffered with respect to investment of funds in the Escrow Account.

        Section 4.07  Permitted Withdrawals From Escrow Account.

        Withdrawals from the Escrow Account may be made by Company only:

        (i)    to effect timely payments of ground rents,  taxes,  assessments,  water rates,  Primary Mortgage
Insurance  Policy premiums,  if applicable,  fire and hazard insurance  premiums,  condominium  assessments and comparable items;

        (ii)   to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related
Mortgage  Loan but only from amounts  received on the related  Mortgage Loan which  represent  late payments or collections of Escrow Payments thereunder;

        (iii)  to refund to the Mortgagor any funds as may be determined to be overages;

        (iv)   for transfer to the Custodial Account in accordance with the terms of this Agreement;

        (v)    for application to restoration or repair of the Mortgaged Property;

        (vi)   to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii) to clear and terminate the Escrow Account on the  termination of this  Agreement.  As part of its servicing duties,  the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor; and

        (viii) to pay to the  Mortgagors  or other parties  Insurance  Proceeds  deposited in  accordance  with
Section 4.06.

        Section 4.08  Payment  of  Taxes,  Insurance  and  Other  Charges;   Maintenance  of  Primary  Mortgage
        Insurance Policies; Collections Thereunder.

        With respect to each Mortgage Loan, the Company shall maintain  accurate records  reflecting the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the
Mortgaged  Property  and the status of  primary  mortgage  insurance  premiums  and fire and  hazard  insurance coverage and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal premiums and shall effect  payment  thereof prior to the applicable  penalty or termination  date and at a time appropriate for securing maximum discounts  allowable,  employing for such purpose deposits of the Mortgagor in the Escrow  Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such  purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company  shall  determine  that any such  payments  are made by the
Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payments of all such bills  irrespective of the Mortgagor's  faithful performance  in the payment of same or the making of the Escrow  Payments and shall make  advances from its own funds to effect such payments.

        The Company will maintain in full force and effect  Primary  Mortgage  Insurance  Policies  issued by a
Qualified  Insurer  with  respect  to each  Mortgage  Loan for which such  coverage  is herein  required.  Such coverage  will be  terminated  only with the  approval  of  Purchaser,  or as  required  by  applicable  law or regulation.  The Company will not cancel or refuse to renew any Primary Mortgage  Insurance Policy in effect on the  Closing  Date that is  required  to be kept in force under this  Agreement  unless a  replacement  Primary
Mortgage  Insurance  Policy for such  canceled or  nonrenewed  policy is obtained  from and  maintained  with a
Qualified  Insurer.  The  Company  shall not take any  action  which  would  result in  non-coverage  under any applicable  Primary Mortgage  Insurance Policy of any loss which, but for the actions of the Company would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered  into  pursuant  to Section  6.01,  the Company  shall  promptly  notify the insurer  under the related
Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions  which may be  required by such  insurer as a condition  to the continuation of coverage under the Primary Mortgage  Insurance Policy.  If such Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution  of liability,  the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

        In connection with its activities as servicer,  the Company agrees to prepare and present, on behalf of itself and the  Purchaser,  claims to the  insurer  under any  Private  Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any Primary
Mortgage  Insurance  Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 4.05.

        Section 4.09  Transfer of Accounts.

        The Company may transfer the Custodial  Account or the Escrow Account to a different  Eligible  Account from  time to time.  Such  transfer  shall be made  only  upon  obtaining  the  prior  written  consent  of the
Purchaser, which consent will not be unreasonably withheld.

        Section 4.10  Maintenance of Hazard Insurance.

        The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard  insurance  with extended  coverage  as is  acceptable  to Fannie Mae or FHLMC and  customary  in the area  where the  Mortgaged
Property  is  located  in an amount  which is equal to the  lesser of (i) the  maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal  balance of the
Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee  from becoming a co-insurer.  If required by the Flood  Disaster  Protection  Act of 1973, as amended,  each Mortgage Loan shall be covered by a flood  insurance  policy meeting the  requirements of the current  guidelines of the Federal Insurance  Administration in effect with an insurance carrier  acceptable to
Fannie  Mae or  FHLMC,  in an amount  representing  coverage  not less  than the  least of (i) the  outstanding principal  balance of the Mortgage Loan,  (ii) the maximum  insurable value of the  improvements  securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection
Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the  Company  determines  in accordance  with  applicable law and pursuant to the Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard  area and is not covered by flood  insurance  or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the  Company  shall  notify the related  Mortgagor that the Mortgagor must obtain such flood  insurance  coverage,  and if said Mortgagor fails to obtain the required flood  insurance  coverage  within  forty-five  (45) days after such  notification,  the
Company shall  immediately  force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum  insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood insurance in an amount as provided  above.  Any amounts  collected by the Company under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted Servicing Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the Company of the  Mortgagor or maintained on property  acquired in respect of the  Mortgage  Loan,  other than  pursuant to this  Agreement,  the Fannie Mae
Guides or such  applicable  state or federal laws and regulations as shall at any time be in force and as shall require such additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss  payable to the Company and its  successors  and/or  assigns  and shall  provide for at least  thirty days prior  written  notice of any  cancellation,  reduction  in the amount or  material  change in  coverage to the
Company.  The Company  shall not  interfere  with the  Mortgagor's  freedom of choice in  selecting  either his insurance carrier or agent,  provided,  however,  that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

        Section 4.11  Maintenance of Mortgage Impairment Insurance Policy.

        In the event  that the  Company  shall  obtain  and  maintain  a blanket  policy  issued by an  insurer acceptable to Fannie Mae or FHLMC  insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section 4.10 and otherwise  complies  with all other  requirements  of Section  4.10,  it shall  conclusively  be deemed to have satisfied its  obligations  as set forth in Section 4.10, it being  understood  and agreed that such policy may contain a  deductible  clause,  in which case the  Company  shall,  in the event that there shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying with Section 4.10, and there shall have been a loss which  would have been  covered by such  policy,  deposit in the  Custodial  Account the amount not otherwise  payable under the blanket policy because of such  deductible  clause.  In connection with its activities as servicer of the Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the
Purchaser,  claims  under any such  blanket  policy in a timely  fashion in  accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company  shall cause to be delivered to the Purchaser a certified true copy of such  policy and shall use its best  efforts to obtain a  statement  from the  insurer  thereunder that such  policy  shall in no event be  terminated  or  materially  modified  without  thirty (30) days' prior written notice to the Purchaser.

        Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

        The Company shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and omissions insurance policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and papers relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the  Company  against  losses,  including  forgery,  theft,  embezzlement  and fraud of such persons.  The errors and omissions  insurance  shall protect and insure the Company  against losses arising out of errors and omissions and negligent  acts of such  persons.  Such errors and omissions  insurance  shall also protect  and insure the Company  against  losses in  connection  with the  failure to  maintain  any  insurance policies  required  pursuant to this  Agreement  and the release or  satisfaction  of a Mortgage  Loan  without having  obtained  payment in full of the  indebtedness  secured  thereby.  No  provision  of this  Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties  and  obligations  as set  forth in this  Agreement.  The  minimum  coverage  under  any  such  bond and insurance  policy  shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the Fannie
Mae Guides.  Upon request by the Purchaser,  the Company shall deliver to the Purchaser a certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be  terminated  or  materially  modified  without  thirty  (30)  days'  prior  written  notice  to the
Purchaser.  The Company  shall notify the  Purchaser  within five (5)  business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy  will be,  or has  been,  materially  modified  or  terminated.  The
Purchaser  (or any party  having  the status of  Purchaser  hereunder)  and any  subsidiary  thereof  and their successors  or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as additional  insured on the errors and  omissions  policy.  Upon request by  Purchaser,  Company  shall  provide
Purchaser  with an insurance  certificate  certifying  coverage  under this Section  4.12,  and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

        Section 4.13  Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the  Purchaser or its designee is not  authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing business" or tax laws of such  state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such
Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company from an attorney duly  licensed to practice  law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

        The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each  acquisition of
REO Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the  consummation  of any foreclosure  sale within three (3) Business  Days of the date Company  receives  notice of such  consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged  Property  obtained in connection with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance  with  Accepted  Servicing  Practices.  Thereafter,  the Company shall  continue to provide  certain administrative  services to the Purchaser  relating to such REO Property as set forth in this Section 4.13. The
Company  shall,  either itself or through an agent selected by the Company,  and in accordance  with the Fannie
Mae Guides  manage,  conserve,  protect  and  operate  each REO  Property  in the same  manner that it manages, conserves,  protects and operates other  foreclosed  property for its own account,  and in the same manner that similar  property in the same  locality  as the REO  Property  is  managed.  The  Company  shall cause each REO
Property to be inspected  promptly upon the  acquisition  of title thereto and shall cause each REO Property to be inspected at least monthly  thereafter  or more  frequently  as required by the  circumstances.  The Company shall make or cause to be made a written  report of each such  inspection.  Such  reports  shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser upon request.

        The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO  Property in any event  within one year after title has been taken to such REO  Property,  unless the Company  determines,  and gives an appropriate notice to the Purchaser to such effect, that a longer period is  necessary  for the  orderly  liquidation  of such REO  Property.  If a longer  period  than one (1) year is permitted  under the  foregoing  sentence and is necessary to sell any REO  Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of Purchaser.  No REO Property shall be sold for less  than  ninety  five  percent  (95%) of its  Appraised  Value,  without  the prior  consent  of
Purchaser.  All requests for  reimbursement  of Servicing  Advances shall be in accordance  with the Fannie Mae
Guides.  The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best interests of the Purchaser  (subject to the above conditions) only with the prior written consent of the Purchaser.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as servicer of any such REO Property  without  payment of any  termination  fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination, the  provisions  of Section  11.01  hereof  shall  apply to said  termination  and the  transfer  of  servicing responsibilities  with respect to such REO  Property to the  Purchaser or its  designee.  Within five  Business
Days of any such  termination,  the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following  information  regarding the subject REO Property:  the related drive by appraisal or brokers price opinion,  and copies of any related  Mortgage  Impairment  Insurance Policy claims.  In addition,  within five Business  Days,  the Company shall provide the Purchaser  with the following information  regarding  the  subject  REO  Property:  the  related  trustee's  deed upon sale and copies of any related hazard insurance claims, or repair bids.

        Section 4.14  Notification of Maturity Date.

         With respect to each  Mortgage  Loan,  the Company  shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                                   ARTICLE V

                                           PAYMENTS TO THE PURCHASER

        Section 5.01  Distributions.

        On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser  (i) all  amounts  credited  to the  Custodial  Account  as of the close of  business  on the preceding  Determination  Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to
Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan Remittance  Rate on any Principal  Prepayment from the date of such  Principal  Prepayment  through the end of the month for which  disbursement  is made provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned during the month of the  distribution,  minus (iv) any amounts  attributable to Monthly Payments  collected but due on a Due Date or Dates subsequent to the preceding  Determination  Date, which amounts shall be remitted on the Remittance  Date next  succeeding the Due Period for such amounts.  It is understood  that, by operation of
Section 4.04, the remittance on the first  Remittance  Date with respect to Mortgage Loans  purchased  pursuant to the related  Term Sheet is to include  principal  collected  after the Cut-off  Date  through the  preceding
Determination  Date plus  interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such
Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date,  with the adjustments specified in clauses (ii), (iii) and (iv) above.

        With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage  points, but in no event greater than the maximum amount permitted by  applicable  law.  Such  interest  shall cover the period  commencing  with the day  following the
Business  Day such  payment  was due and ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.  On each  Remittance  Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report  shall be received by the  Purchaser  no later than the fifth  Business  Day of the  following  month on paper or a disk or tape or other  computer-readable  format in such  format as may be  mutually  agreed upon by both Purchaser and Company,  and no later than the fifth Business Day of the following  month in hard copy, and shall contain the following:

        (i) With  respect  to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal
(including a separate  breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment  amounts remitted in accordance with Section 4.04);

        (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) the amount of  servicing  compensation  received  by the  Company  during the prior  distribution period;

        (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

        (v) the  aggregate of any  expenses  reimbursed  to the Company  during the prior  distribution  period pursuant to Section 4.05;

        (vi) The number and aggregate  outstanding  principal  balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which  foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

        The Company shall also provide a trial balance,  sorted in Purchaser's  assigned loan number order,  in the form of Exhibit E hereto, with each such Report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Section 5.03  Monthly Advances by the Company.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date, the Company shall  deposit  in the  Custodial  Account an amount  equal to all  payments  not  previously  advanced  by the
Company,  whether or not  deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off  Date) and interest not  allocable  to the period prior to the Cut-off  Date,  adjusted to the  Mortgage  Loan  Remittance
Rate,  which were due on a Mortgage Loan and  delinquent at the close of business on the related  Determination
Date.

        The Company's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue  through the last  Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the  Remittance
Date prior to the date on which the Mortgaged  Property  liquidates  (including  Insurance  Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds)  with respect to the Mortgage Loan unless the Company deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall  deliver to the  Purchaser  an
Officer's  Certificate  of the Company to the effect that an officer of the  Company has  reviewed  the related
Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

        Section 5.04  Liquidation Reports.

        Upon the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof by the  Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company shall submit to the  Purchaser a liquidation  report with respect to such Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.  The Company shall also  provide  reports  on the status of REO  Property  containing  such  information  as  Purchaser  may reasonably require.

        Section 5.05  Prepayment Interest Shortfalls.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date in the month following the related  Prepayment  Period,  the Company shall deposit in the Custodial  Account an amount equal to any Prepayment  Interest  Shortfalls  with respect to such Prepayment  Period,  which in the aggregate shall not exceed the Company's aggregate Servicing Fee received with respect to the related Due Period.

                                                  ARTICLE VI

                                         GENERAL SERVICING PROCEDURES

        Section 6.01  Assumption Agreements.

        The Company  will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any
Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity  of such  Mortgage  Loan  under  any  "due-on-sale"  clause to the  extent permitted by law; provided,  however,  that the Company shall not exercise any such rights if prohibited by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably believes it is unable  under  applicable  law to enforce  such  "due-on-sale"  clause,  the  Company,  with the approval  of the  Purchaser,  will enter into an  assumption  agreement  with the person to whom the  Mortgaged
Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage Note and, to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.
Where an  assumption  is allowed  pursuant to this Section  6.01,  the Company,  with the prior  consent of the
Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution  of liability agreement  with the person to whom the  Mortgaged  Property  has been  conveyed  or is  proposed to be conveyed pursuant to which the  original  mortgagor  is  released  from  liability  and such  Person is  substituted  as mortgagor and becomes  liable under the related  Mortgage Note. Any such  substitution  of liability  agreement shall be in lieu of an assumption agreement.

        In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the underwriting  practices  and  procedures  of the Company.  With respect to an  assumption  or  substitution  of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note, the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage  Note).  If the credit of the proposed  transferee does not meet such  underwriting  criteria,  the Company  diligently  shall, to the extent  permitted by the Mortgage or the Mortgage Note and by applicable  law,  accelerate  the maturity of the
Mortgage  Loan. The Company shall notify the Purchaser  that any such  substitution  of liability or assumption agreement  has been  completed  by  forwarding  to the  Purchaser  the  original  of any such  substitution  of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall, for all  purposes,  be  considered  a part of such  Mortgage  File to the same  extent as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

        Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement,  the
Company shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term
"assumption"  is deemed to also include a sale of the  Mortgaged  Property  subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner customary for such purposes,  the Company will immediately  notify the  Purchaser  by a  certification,  which  certification  shall  include a  statement  to the effect that all amounts  received or to be received in  connection  with such payment which are required to be deposited in the
Custodial  Account  pursuant to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The Purchaser  shall no later than five  Business  Days after  receipt of such  certification  and  request,  release or cause to be released to the Company,  the related  Mortgage Loan  Documents  and, upon its receipt of such  documents,  the
Company shall promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than five (5)  Business  Days  following  its receipt of such  satisfaction  or release,  the  Purchaser  shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of  record  of the  applicable  mortgage  or its duly  appointed  attorney  in fact.  No  expense  incurred  in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial
Account.

        In the event the Company  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the  Purchaser may have under the mortgage  instruments,  the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then  outstanding  principal  balance of the related  Mortgage Loan by deposit thereof in the
Custodial  Account.  The Company shall maintain the Fidelity Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain  with  respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

        From time to time and as appropriate  for the servicing or foreclosure of the Mortgage Loan,  including for the purpose of collection under any Primary Mortgage  Insurance  Policy,  the Purchaser shall, upon request of the Company and delivery to the  Purchaser of a servicing  receipt  signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt shall obligate the Company to return the related  Mortgage  documents to the  Purchaser  when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the
Mortgage  Loan have been  deposited in the  Custodial  Account or the Mortgage  File or such  document has been delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Company has  delivered to the  Purchaser a  certificate  of a Servicing
Officer  certifying  as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate  of a Servicing  Officer stating that such Mortgage  Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

        Section 6.03  Servicing Compensation.

        As  compensation  for its  services  hereunder,  the Company  shall be  entitled  to withdraw  from the
Custodial  Account (to the extent of  interest  payments  collected  on the  Mortgage  Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of  compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section  5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees,  as provided in
Section  6.01,  and late  payment  charges or  otherwise  shall be  retained  by the  Company to the extent not required to be  deposited  in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with partial  Monthly  Payments.  The Company  shall be required to pay all  expenses  incurred by it in  connection with its  servicing  activities  hereunder  and shall  not be  entitled  to  reimbursement  therefor  except as specifically provided for.

        Section 6.04  Annual Statement as to Compliance.

        The Company will deliver to the Purchaser not later than  February 28th of each year,  beginning  March
15,  2006,  an executed  Officers'  Certificate  acceptable  to the  Purchaser  stating,  as to each  signatory thereof,  that (i) a review  of the  activities  of the  Company  during  the  preceding  calendar  year and of performance under this Agreement has been made under such officers'  supervision,  and (ii) to the best of such officers'  knowledge,  based on such  review,  the  Company has  fulfilled  all of its  obligations  under this
Agreement  throughout  such year, or, if there has been a default in the  fulfillment  of any such  obligation, specifying  each such  default  known to such  officers and the nature and status of cure  provisions  thereof.
Such Officers'  Certificate  shall contain no  restrictions or limitations on its use. Copies of such statement shall be provided by the Company to the Purchaser upon request.

        If the Company  cannot  deliver  the  related  Officers'  Certificate  by March 15th of such year,  the
Purchaser,  at its  sole  option,  may  permit  a cure  period  for  the  Company  to  deliver  such  Officers'
Certificate, but in no event later than March 22nd of such year.

        Failure of the  Company to timely  comply with this  Section  6.05 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this
Agreement.  This paragraph  shall  supercede any other  provision in this  Agreement or any other  agreement to the contrary.

        Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

        The  Company,  at its expense  and not later than March 15th of each year,  beginning  March 15,  2006, shall cause a firm of independent  public  accountants which is a member of the American Institute of Certified
Public  Accountants  to furnish a statement to the  Purchaser  acceptable  to the  Purchaser to the effect that such firm has examined certain  documents and records relating to the Company's  servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements  substantially  similar to this Agreement, which  agreements  may  include  this  Agreement,  and  that,  on the basis of such an  examination,  conducted substantially  in the uniform single audit program for mortgage  bankers,  such firm is of the opinion that the
Company's  servicing has been  conducted in compliance  with the agreements  examined  pursuant to this Section
6.05,  except  for (i) such  exceptions  as such firm  shall  believe  to be  immaterial,  and (ii) such  other exceptions  as shall  be set  forth  in such  statement.  Such  statement  shall  contain  no  restrictions  or limitations  on its use.  Copies of such  statement  shall be  provided  by the  Company to the  Purchaser.  In addition, on an annual basis, Company shall provide Purchaser with copies of its audited financial statements.

        Failure of the  Company to timely  comply with this  Section  6.05 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  and Purchaser may, in addition to whatever  rights the Purchaser may have under  Sections 3.03 and 8.01 and at law or equity or to damages,  including  injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section 9.01.  Such  termination  shall be considered  with cause pursuant to Section 10.01 of this
Agreement.  This paragraph  shall  supercede any other  provision in this  Agreement or any other  agreement to the contrary.

        Section 6.06  Purchaser's Right to Examine Company Records.

        The Purchaser shall have the right to examine and audit upon reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company,  or held by another for the Company or on its behalf or  otherwise,  which  relates to the  performance  or  observance  by the  Company of the terms, covenants or conditions of this Agreement.

        The Company  shall  provide to the Purchaser and any  supervisory  agents or examiners  representing  a state or federal  governmental  agency having  jurisdiction  over the  Purchaser,  including but not limited to
OTS,  FDIC and other  similar  entities,  access  to any  documentation  regarding  the  Mortgage  Loans in the possession of the Company which may be required by any  applicable  regulations.  Such access shall be afforded without charge,  upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

                                                  ARTICLE VII

                                      REPORTS TO BE PREPARED BY SERVICER

        Section 7.01  Company Shall Provide Information as Reasonably Required.

        The Company shall furnish to the Purchaser  during the term of this Agreement,  such periodic,  special or other reports,  information  or  documentation,  whether or not provided for herein,  as shall be necessary, reasonable or appropriate  in respect to the  Purchaser,  or otherwise in respect to the Mortgage Loans and the performance  of the  Company  under  this  Agreement,  including  any  reports,  information  or  documentation reasonably  required to comply with any  regulations  regarding  any  supervisory  agents or  examiners  of the
Purchaser  all such  reports  or  information  to be as  provided  by and in  accordance  with such  applicable instructions  and  directions  as the  Purchaser may  reasonably  request in relation to this  Agreement or the performance  of the  Company  under  this  Agreement.  The  Company  agrees to  execute  and  deliver  all such instruments  and take all such action as the Purchaser,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

        In connection  with  marketing the Mortgage  Loans,  the Purchaser may make  available to a prospective purchaser  audited  financial  statements of the Company for the most  recently  completed two (2) fiscal years for which such  statements  are available,  as well as a Consolidated  Statement of Condition at the end of the
last two (2) fiscal  years  covered by any  Consolidated  Statement of  Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the  statements specified above.

        The  Company  shall  make  reasonably  available  to the  Purchaser  or  any  prospective  Purchaser  a knowledgeable  financial  or  accounting  officer  for the  purpose of  answering  questions  and to permit any prospective  purchaser  to inspect  the  Company's  servicing  facilities  for the purpose of  satisfying  such prospective  purchaser  that the  Company has the  ability to service  the  Mortgage  Loans as provided in this
Agreement.

                                                 ARTICLE VIII

                                                 THE SERVICER

        Section 8.01  Indemnification; Third Party Claims.

        The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims,  losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and  expenses  that the  Purchaser  may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the  Purchaser  may sustain in any way related to the breach of a representation  or warranty set forth in Sections  3.01 or 3.02 of this  Agreement or in any way related to the alleged  breach of any  representation  or  warranty  in  Sections  3.01 or 3.02 of this  Agreement  related to compliance  with all  applicable  laws. The Company shall  immediately  notify the Purchaser if a claim is made by a third party  against  Company with  respect to this  Agreement  or the  Mortgage  Loans,  assume (with the consent  of the  Purchaser)  the  defense  of any such  claim and pay all  expenses  in  connection  therewith, including  counsel fees,  whether or not such claim is settled prior to judgment,  and promptly pay,  discharge and  satisfy  any  judgment  or decree  which may be  entered  against it or the  Purchaser  in respect of such claim.  The Company shall follow any written  instructions  received from the Purchaser in connection with such claim.  The Purchaser shall promptly  reimburse the Company for all amounts  advanced by it pursuant to the two preceding  sentences  except when the claim relates to the failure of the Company to service and administer the
Mortgages in strict  compliance with the terms of this Agreement,  the breach of representation or warranty set forth in Sections  3.01 or 3.02,  or the gross  negligence,  bad faith or willful  misconduct  of Company.  The provisions of this Section 8.01 shall survive termination of this Agreement.

        Section 8.02  Merger or Consolidation of the Company.

        The Company will keep in full effect its existence,  rights and  franchises as a corporation  under the laws of the  state  of its  incorporation  except  as  permitted  herein,  and will  obtain  and  preserve  its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or  consolidation  to which the Company shall be a party,  or any Person  succeeding to the business  of the  Company  whether or not  related to loan  servicing,  shall be the  successor  of the Company hereunder,  without the  execution  or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving
Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved  mortgagee  whose primary  business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

        Section 8.03  Limitation on Liability of the Company and Others.

        Neither the  Company nor any of the  officers,  employees  or agents of the Company  shall be under any liability to the Purchaser for any action taken or for  refraining  from the taking of any action in good faith pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this
provision   shall  not  protect  the  Company  or  any  such  person   against  any  breach  of  warranties  or
representations  made herein,  or failure to perform its obligations in strict  compliance with any standard of care set forth in this  Agreement,  or any liability  which would otherwise be imposed by reason of negligence, bad faith or willful  misconduct,  or any breach of the terms and  conditions  of this  Agreement.  The Company and any  officer,  employee or agent of the  Company  may rely in good faith on any  document of any kind prima facie properly executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not  incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its  reasonable opinion may  involve it in any  expenses or  liability;  provided,  however,  that the  Company  may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the  Purchaser  will be liable,  and the Company  shall be entitled to be  reimbursed  therefor  from the
Purchaser upon written demand.

        Section 8.04  Company Not to Assign or Resign.

        The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual  consent of the  Company and the  Purchaser  or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.
Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the Purchaser  which Opinion of Counsel shall be in form and substance  acceptable to the  Purchaser.  No such  resignation  shall  become  effective  until a  successor  shall have  assumed the
Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

        Section 8.05  No Transfer of Servicing.

        With  respect to the  retention  of the Company to service the Mortgage  Loans  hereunder,  the Company acknowledges that the Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing facilities,  plan,  personnel,  records and procedures,  its integrity,  reputation and financial standing  and the  continuance  thereof.  Without in any way  limiting  the  generality  of this  Section,  the
Company  shall not either  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior  written  approval of the  Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion,  but if the purchaser of the Company's  assetshas the qualifications set forth in Section 8.02, then the Purchaser will not unreasonably withhold consent.

        Without in any way limiting the  generality of this Section 8.05, in the event that the Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any  portion  thereof  without (i)  satisfying  the  requirements  set forth  herein or (ii) the prior  written consent of the  Purchaser,  then the Purchaser  shall have the right to terminate this  Agreement,  without any payment of any  penalty or damages  and  without  any  liability  whatsoever  to the  Company  (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                                  ARTICLE IX

                                                    DEFAULT

        Section 9.01  Events of Default.

        In case one or more of the following  Events of Default by the Company  shall occur and be  continuing, that is to say:

        (i) any failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

        (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which  continues unremedied for a period of thirty (30) days after the date on which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

        (iii) a decree or order of a court or agency  or  supervisory  authority  having  jurisdiction  for the appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt, marshalling  of assets and  liabilities  or similar  proceedings,  or for the  winding-up or liquidation of its affairs,  shall have been  entered  against the  Company and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

        (iv) the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi)  Company  ceases to be  approved  by  either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days; or

        (vii) the  Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company attempts,  without the consent of the Purchaser,  to sell or otherwise  dispose of all or substantially  all of its property or assets or to assign this Agreement or the servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof; or

        (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage loans in any jurisdiction  in which a Mortgaged  Property is located and such  licensing is required,  and (b)  qualified to transact  business  in any  jurisdiction  where it is  currently  so  qualified,  but only to the  extent  such
non-qualification   materially  and  adversely  affects  the  Company's  ability  to  perform  its  obligations hereunder; or

        (ix) the  Company  fails to meet the  eligibility  criteria  set forth in the last  sentence of Section
8.02.

        Then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the  Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default  under clauses
(iii),  (iv) or (v) above,  in which  case,  automatically  and  without  notice)  Company  may, in addition to whatever  rights  the  Purchaser  may have  under  Sections  3.03 and 8.01 and at law or equity or to  damages, including injunctive relief and specific  performance,  terminate all the rights and obligations of the Company under this  Agreement  and in and to the  Mortgage  Loans and the proceeds  thereof  without  compensating  the
Company  for the same.  On or after the receipt by the  Company of such  written  notice (or, in the case of an
Event of Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice), all  authority  and power of the Company under this  Agreement,  whether with respect to the Mortgage  Loans or otherwise,  shall pass to and be vested in the  successor  appointed  pursuant to Section  11.01.  Upon written request from the  Purchaser,  the Company shall prepare,  execute and deliver,  any and all documents and other instruments,  place in such  successor's  possession all Mortgage Files, and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of termination,  whether to complete the transfer and  endorsement  or  assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the
Company's  sole expense.  The Company  agrees to cooperate  with the Purchaser and such  successor in effecting the termination of the Company's  responsibilities  and rights hereunder,  including,  without limitation,  the transfer to such  successor  for  administration  by it of all cash amounts which shall at the time be credited by the Company to the Custodial  Account or Escrow Account or thereafter  received with respect to the Mortgage
Loans or any REO Property.

        Section 9.02  Waiver of Defaults.

        The Purchaser  may waive only by written  notice any default by the Company in the  performance  of its obligations  hereunder and its consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default  or impair  any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X

                                                  TERMINATION

        Section 10.01 Termination.

        The respective  obligations and  responsibilities of the Company shall terminate upon: (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination  with cause under the terms of this  Agreement.  Termination  of the  Agreement  pursuant to Section  10.01  (iii)  shall void  Purchaser's obligation to purchase  Mortgage Loans for which Purchaser has issued a Confirmation,  commitment  confirmation or a substantially similar commitment to purchase Mortgage Loans.

        Section 10.02 Termination Without Cause.

        The Purchaser  may, at its sole option,  terminate any rights the Company may have  hereunder,  without cause,  upon no less than 90 days  written  notice.  Any such  notice of  termination  shall be in writing  and delivered  to the  Company as  provided in Section  11.05 of this  Agreement.  In the event that the Company is terminated pursuant to this Section 10.02 without cause, the Purchaser shall solicit,  by public  announcement, bids from three  organizations  reasonably  acceptable  to the  Purchaser  for the  purchase  of the  servicing functions.  Following  receipt of such bids, the Purchaser  shall either (a) negotiate and effect the transfer, sale and  assignment of the Agreement to the party  submitting  the highest  satisfactory  bid,  which purchase price shall be paid to the Company upon transfer of the servicing  rights and obligations  under this Agreement to the  Company's  successor,  or (b) pay to the  Company a  termination  fee equal to the  amount of the party submitting  the highest  satisfactory  bid.  Notwithstanding  anything  herein to the  contrary,  the Purchaser shall deduct all costs and expenses of any public  announcement  and any other  expenses  relating to the sale, transfer and assignment of this Agreement from the sum payable to Company pursuant to the previous sentence.

        Section 10.03 Survival.

        Termination  of this  Agreement  under  Section  10.01 or  Section  10.02  shall not  affect any of the
Company's  obligations  regarding  repurchase,  indemnification  or otherwise,  all of which shall survive such termination and remain in full force and effect.

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

        Section 11.01 Successor to the Company.

        Prior to  termination  of  Company's  responsibilities  and duties  under this  Agreement  pursuant  to
Sections  4.13,  8.04,  9.01,  10.01 (ii) or (iii),  the  Purchaser  shall (i) succeed to and assume all of the
Company's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section 8.02 hereof and which shall  succeed to all rights and assume all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this  Agreement  prior  to the termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment  and  assumption,  the  Purchaser may make such  arrangements  for the  compensation  of such successor  out of payments on Mortgage  Loans as the  Purchaser and such  successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The resignation or removal of Company  pursuant to the  aforementioned  Sections shall not become effective until a successor  shall be  appointed  pursuant  to this  Section  and shall in no event  relieve  the  Company of the representations  and  warranties  made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such
Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such resignation or termination of the Company, or the termination of this Agreement.

        Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such appointment,  whereupon such successor shall become fully vested with all the rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company, with like effect as if originally  named as a party to this  Agreement.  Any termination or resignation of the Company or this  Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow
Account and the Mortgage  Files and related  documents  and  statements  held by it  hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,  powers,  duties,  responsibilities,  obligations and  liabilities of the Company.  The successor shall make  arrangements  as it may deem  appropriate  to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder and which would  otherwise have been recovered by the Company  pursuant to this Agreement but for the appointment of the successor servicer.

        Upon a successor's  acceptance of  appointment  as such, the Company shall notify by mail the Purchaser of such appointment.

        Section 11.02 Amendment.

        This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement signed by the Company and the Purchaser.

        Section 11.03 Recordation of Agreement.

        To the extent  permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property  records in all the counties or other  comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or  elsewhere,  such  recordation  to be effected by the Company at the  Company's  expense on direction of the
Purchaser  accompanied  by  an  opinion  of  counsel  to  the  effect  that  such  recordation  materially  and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the
Mortgage Loans.

        Section 11.04 Governing Law.

        This  Agreement and the related Term Sheet shall be governed by and  construed in  accordance  with the laws of the State of New York  except to the extent  preempted  by Federal  law.  The  obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 11.05 Notices.

        Any demands,  notices or other  communications  permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail, postage prepaid,  and return receipt requested or certified mail, return receipt  requested,  or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

        (i)    if to the Company:

               Michael T. Stilb / Senior Vice President
               2929 Walden Avenue
               Depew, New York 14043

        (ii)   if to the Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II,
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ralene Ruyle
               Telecopier No.:  (972) 444-2810

               With a copy to:

               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention:  Mary Haggerty
               Telecopier No.: (212) 272-5591

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

        Section 11.06 Severability of Provisions.

        Any part,  provision,  representation or warranty of this Agreement and the related Term Sheet which is prohibited  or  which  is  held  to be void  or  unenforceable  shall  be  ineffective  to the  extent  of such prohibition or  unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision, representation  or warranty of this  Agreement  which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent  of such
prohibition  or  unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not invalidate or render unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision  of law that  prohibits or renders  void or  unenforceable  any  provision hereof.  If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good  faith,  to  develop a  structure  the  economic  effect of which is  nearly as  possible  the same as the economic effect of this Agreement without regard to such invalidity.

        Section 11.07 Exhibits.

        The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.08 General Interpretive Principles.

        For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

        (i)           the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to  them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

        (ii)   accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

        (iii)  references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without  reference  to a document are to  designated  Articles,  Sections,  Subsections,  Paragraphs  and other subdivisions of this Agreement;

        (iv)   a reference  to a  Subsection  without  further  reference  to a Section is a reference  to such
Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to
Paragraphs and other subdivisions;

        (v)           the words  "herein",  "hereof ",  "hereunder"  and other words of similar import refer to this Agreement as a whole and not to any particular provision;

        (vi)   the term "include" or "including" shall mean without limitation by reason of enumeration; and

        (viii) headings of the Articles and Sections in this  Agreement  are for  reference  purposes  only and shall not be deemed to have any substantive effect.

        Section 11.09 Reproduction of Documents.

        This  Agreement  and all documents  relating  thereto,  including,  without  limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10 Confidentiality of Information.

        Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to non-public information  regarding  the  financial  condition,  operations  and  prospects of the other  party.  Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information  to its  employees,  agents  and  affiliates  who  have a need to know  such information in order to effectuate the  transaction,  provided  further that such  information is identified as confidential  non-public  information.  In addition,  confidential  information may be provided to a regulatory authority with  supervisory  power over  Purchaser,  provided such  information  is identified as  confidential non-public information.

        The Company  agrees  that the  Company (i) shall  comply  with any  applicable  laws and  regulations
regarding   the  privacy  and  security  of  Consumer   Information   including,   but  not  limited  to  the
Gramm-Leach-Bliley  Act,  Title V,  Subtitle  A, 15  U.S.C.  § 6801 et  seq.,  (ii)  shall  not use  Consumer
Information in any manner  inconsistent  with any applicable  laws and  regulations  regarding the privacy and security of Consumer  Information,  (iii) shall not disclose  Consumer  Information to third parties except at the specific  written  direction of the  Purchaser,  (iv) shall  maintain  adequate  physical,  technical  and administrative  safeguards  to protect  Consumer  Information  from  unauthorized  access as  provided  by the applicable laws and  regulations,  and (v) shall  immediately  notify the Purchaser of any actual or suspected breach of the  confidentiality  of Consumer  Information  that would have a material and adverse effect on the
Purchaser.

        The Company agrees that the Company shall indemnify,  defend and hold the Purchaser  harmless from and against any loss,  claim or liability the  Purchaser may suffer by reason of the Company's  failure to perform the obligations set forth in this Section 11.10.

        Section 11.11 Recordation of Assignments of Mortgage.

        To the extent  permitted by applicable  law, each of the  Assignments  is subject to recordation in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any or all of the  Mortgaged  Properties  are situated,  and in any other  appropriate  public  recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

        Section 11.12 Assignment.

        The Purchaser shall have the right,  without the consent of the Company,  to assign, in whole or in part, its interest  under this  Agreement with respect to some or all of the Mortgage  Loans, and  designate  any person to exercise any rights of the  Purchaser  hereunder,  by executing an
        Assignment  and  Assumption  Agreement  substantially  in the form of  Exhibit D hereto  and the assignee or designee shall accede to the rights and obligations  hereunder of the Purchaser with respect to such  Mortgage  Loans.  In no event shall  Purchaser  sell a partial  interest in any
        Mortgage Loan without the written  consent of Company,  which consent shall not be  unreasonably denied.  All  references  to the  Purchaser  in this  Agreement  shall be deemed to include  its assignee or designee.  The Company shall have the right,  only with the consent of the Purchaser or otherwise in accordance  with this  Agreement,  to assign,  in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans.

        Section 11.13 No Partnership.

        Nothing  herein  contained  shall be deemed or construed to create a  co-partnership  or joint  venture between the parties hereto and the services of the Company shall be rendered as an  independent  contractor and not as agent for Purchaser.

        Section 11.14 Signature Pages/Counterparts; Successors and Assigns.

        This Agreement  and/or any Term Sheet shall be executed by each party (i) in one or more fully executed copies,  each of which shall  constitute  a fully  executed  original  Agreement,  and/or (ii) in  counterparts having one or more original  signatures,  and all such counterparts  containing the original  signatures of all of the parties hereto taken together shall  constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  and/or  (iii) by delivery of one or more  original  signed  signature  pages to the other  parties hereto  (x) by mail or  courier,  and/or  (y) by  electronic  transmission,  including  without  limitation  by telecopier,  facsimile  or email of a scanned  image  ("Electronic  Transmission"),  each of which as  received shall  constitute  for all  purposes an executed  original  signature  page of such party.  The  Purchaser  may deliver a copy of this  Agreement  and/or any Term Sheet,  fully  executed as  provided  herein,  to each other party  hereto by mail and/or  courier  and/or  Electronic  Transmission,  and such copy as so  delivered  shall constitute a fully executed  original  Agreement or Term Sheet,  as applicable,  superseding  any prior form of the  Agreement or Term Sheet,  as  applicable,  that differs  therefrom in any respect.  This  Agreement  shall inure to the benefit of and be binding upon the Company and the  Purchaser and their  respective  successor and assigns.

        Section 11.15 Entire Agreement.

        The Company  acknowledges that no  representations,  agreements or promises were made to the Company by the Purchaser or any of its employees  other than those  representations,  agreements or promises  specifically contained herein and in the  Confirmation.  The Confirmation and this Agreement and the related Term Sheet sets forth the entire  understanding  between the parties  hereto;  provided,  however,  only this Agreement and the related Term Sheet shall be binding upon all  successors  of both  parties.  In the event of any  inconsistency between the Confirmation and this Agreement, this Agreement and the related Term Sheet shall control.

        Section 11.16.  No Solicitation.

        From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance  the Mortgage  Loan, in whole or in part,  without the prior written  consent of the Purchaser.  Notwithstanding  the foregoing,  it is understood and agreed that
(i)  promotions  undertaken  by the Company or any  affiliate of the Company  which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist primarily of the Mortgage Loans, including,  without limitation,  mass mailing based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and (ii) responses to unsolicited  requests or inquiries made by a Mortgagor or an agent of a Mortgagor,  shall not  constitute  solicitation  under this  Section  11.16.  This Section  11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any  Mortgagor for any other  financial  products or services.  The Company shall use its best efforts to prevent the sale of the name of any Mortgagor to any Person who is not affiliate of the Company.

        Section 11.17.  Closing.

        The closing for the  purchase and sale of the  Mortgage  Loans shall take place on the related  Closing
Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree,  or conducted in person, at such place as the parties shall agree.

        The closing for the  Mortgage  Loans to be  purchased  on the related  Closing Date shall be subject to each of the following conditions:

        (a)    at least one (1) Business Day prior to the related  Closing  Date,  the Company shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the  information contained in the related Mortgage Loan Schedule attached to the related Term Sheet;

        (b)    all of the  representations  and  warranties  of the  Company  under  this  Agreement  shall  be materially  true and  correct as of the  related  Closing  Date and no event shall have  occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

        (c)    the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all  documents  required  pursuant  to this  Agreement,  the related  Term Sheet,  an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and acceptable to the Purchaser,  duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

        (d)    the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related  Closing Date all documents  required  pursuant to the terms of this Agreement and the related Term
Sheet; and

        (e)    all other terms and conditions of this  Agreement,  the related Term Sheet and the  Confirmation shall have been materially complied with.

        Subject to the  foregoing  conditions,  the Purchaser  shall pay to the Company on the related  Closing
Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)     one or more third party  purchasers in one or more in whole loan transfers (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more pass-through  transfers
(each, a "Pass-Through Transfer").

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.  Notwithstanding  anything to the  contrary in this  Section  11.18,  the Company  agrees that it is required to perform the obligations described in Exhibit K hereto.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution  Date").  In that  connection,  the Company shall  provide to such  servicer or issuer,  as the case  may be,  and any  other  participants  in such  Reconstitution:  (i) any and all  information  (including servicing portfolio  information) and appropriate  verification of information  (including  servicing portfolio information)  which may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant  shall request upon  reasonable  demand;
and (ii) such additional representations,  warranties,  covenants,  opinions of counsel, letters from auditors, and  certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other  participant.  In connection with each Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary  indemnification  to the Purchaser and its affilates for disclosure contained  in any  offering  document  relating to the Company or its  affilates,  the  Mortgage  Loans and the underwriting  standards of the Mortgage  Loans.  The Purchaser  shall be responsible  for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                                    Purchaser

                                            By:________________________
                                            Name:
                                            Title:

                                          HSBC MORTGAGE CORPORATION (USA)
                                                     Company

                                            By: _______________________
                                            Name:
                                            Title:

                                                   EXHIBIT A
                                           CONTENTS OF MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items,  which shall be  available  for  inspection  by the  Purchaser,  and which  shall be  retained  by the  Company in the
Servicing  File or  delivered  to the  Purchaser  or its  designee  pursuant to  Sections  2.04 and 2.05 of the
Purchase, Warranties and Servicing Agreement.

        1.     The     original      Mortgage      Note      endorsed      "Pay     to     the     order     of
____________________________________________________,  without  recourse," and signed via original signature in the name of the Company by an authorized officer,  with all intervening  endorsements  showing a complete chain of  title  from the  originator  to the  Company,  together  with any  applicable  riders.  In no event  may an endorsement  be a facsimile  endorsement.  If the Mortgage  Loan was  acquired by the Company in a merger,  the endorsement  must be by  "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the  endorsement  must be by
"[Company]  formerly  known as [previous  name]".  Mortgage  Notes may be in the form of a lost note  affidavit subject to Purchaser acceptability.

        2.     Except as  provided  below and for each  Mortgage  Loan that is not a MERS  Mortgage  Loan,  the original  Mortgage  (together  with a standard  adjustable  rate  mortgage  rider) with  evidence of  recording thereon,  or a copy thereof  certified by the public  recording office in which such mortgage has been recorded or, if the original  Mortgage  has not been  returned  from the  applicable  public  recording  office,  a true certified  copy,  certified by the Company.  With respect to each MERS Mortgage  Loan,  the original  Mortgage, noting the presence of the MIN of the Mortgage Loans and either  language  indicating that the Mortgage Loan is a MOM  Loan or if the  Mortgage  Loan  was  not a MOM  Loan  at  origination,  the  original  Mortgage  and the assignment thereof to MERS, with evidence of recording  indicated thereon,  or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

        3. The  original or  certified  copy,  certified  by the  Company,  of the Primary  Mortgage  Insurance
Policy, if required.

        4.     In the case of each  Mortgage Loan that is not a MERS Mortgage  Loan,  the original  Assignment, from the Company to  _____________________________________,  or in accordance  with  Purchaser's  instructions, which  assignment  shall, but for any blanks  requested by Purchaser,  be in form and substance  acceptable for recording.  If the Mortgage Loan was acquired or originated by the Company while doing  business  under another name,  the  Assignment  must be by  "[Company]  formerly  known as [previous  name]".  If the Mortgage Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of predecessor]".  None of the Assignments are blanket assignments of mortgage.

        5.     The original policy of title insurance,  including riders and  endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

        6.     In the case of each Mortgage Loan that is not a MERS  Mortgage  Loan,  originals of all recorded intervening  Assignments,  or  copies  thereof,  certified  by  the  public  recording  office  in  which  such
Assignments  have been recorded  showing a complete  chain of title from the  originator  to the Company,  with evidence of  recording  thereon,  or a copy  thereof  certified  by the public  recording  office in which such
Assignment has been recorded or, if the original  Assignment  has not been returned from the applicable  public recording office, a true certified copy, certified by the Company.

        7.     Originals,  or copies thereof  certified by the public  recording office in which such documents
have  been  recorded,  of  each  assumption,  extension,   modification,   written  assurance  or  substitution
agreements,  if  applicable,  or if the original of such  document has not been  returned  from the  applicable public recording office, a true certified copy, certified by the Company.

        8.     If the Mortgage Note or Mortgage or any other  material  document or instrument  relating to the
Mortgage  Loan has been  signed  by a person  on  behalf of the  Mortgagor,  the  original  or copy of power of attorney or other  instrument  that  authorized  and empowered  such person to sign bearing  evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction  where the Mortgaged Property is located,  or a copy  thereof  certified  by the  public  recording  office in which  such  instrument  has been recorded or, if the original  instrument has not been returned from the applicable  public recording  office, a true certified copy, certified by the Company.

        9.     reserved.

        10.    Mortgage  Loan  closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

        11.    Residential loan application.

        12.    Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

        13.    Credit report on the mortgagor.

        14.    Business credit report, if applicable.

        15.    Residential appraisal report and attachments thereto.

        16.    The original of any guarantee executed in connection with the Mortgage Note.

        17.    Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

        18.    Verification  of acceptable  evidence of source and amount of down payment,  in accordance  with
Company's underwriting guidelines.

        19.    Photograph of the Mortgaged Property (may be part of appraisal).

        20.    Survey of the Mortgaged Property, if any.

        21.    Sales contract, if applicable.

        22.    If available,  termite  report,  structural  engineer's  report,  water  portability  and septic certification.

        23.    Any original security agreement,  chattel mortgage or equivalent executed in connection with the
Mortgage.

        24.    Name affidavit, if applicable.

        Notwithstanding  anything to the contrary  herein,  Company may provide one  certificate for all of the
Mortgage Loans indicating that the documents were delivered for recording.

        (B)    With respect to each Co-op Loan, as  applicable  and as required by the  applicable  laws of the state in which the related  Cooperative  apartment is located,  copies of: (A) the proprietary  lease,  (B) the security  agreement,  (C) the assignment of the proprietary lease, with all intervening  assignments  showing a complete  chain of  title  and an  assignment  thereof  by such  Seller,  (D) the  original  stock  certificate evidencing  the ownership of the  Cooperative  apartment  endorsed or  accompanied by a stock power relating to such  stock  certificate  executed  in  blank,  (E) a  recognition  agreement  in  form  approved  by  Seller's underwriting  guidelines,  in  substantially  the same form as the standard  "AZTECH"  form,  (F) copies of the financing  statement  filed by the  applicable  Company as secured  party and,  if  applicable,  a filed  UCC-3 assignment  of the subject  security  interest  showing a complete  chain of title,  together  with an executed
UCC-3 Assignment of such security  interest by the Company in a form sufficient for filing,  and (G) such other documents as are necessary for the  perfection  of a lien against the related  Co-op Loan  ownership  interests under applicable law.

                                                   EXHIBIT B

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ______________, 2002

To:     [_______________________]
        (the "Depository")

        As  "Company"  under  the  Purchase,  Warranties  and  Servicing  Agreement,  dated  as of May 1,  2001
Adjustable  Rate  Mortgage  Loans (the  "Agreement"),  we hereby  authorize  and  request you to  establish  an
account,   as  a  Custodial  Account  pursuant  to  Section  4.04  of  the  Agreement,   to  be  designated  as
"[______________________________________],  in trust for the  [Purchaser],  Owner of  Adjustable  Rate Mortgage
Loans".  All  deposits  in the  account  shall be  subject  to  withdrawal  therefrom  by order  signed  by the
Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                   [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established under Account Number  [__________],  at the office of the depository indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                            HSBC MORTGAGE CORPORATION (USA)
By:____________________________

Name:__________________________

Title:_________________________

                                                   EXHIBIT C

                                        ESCROW ACCOUNT LETTER AGREEMENT
                                              _____________, 2002

To:     [_______________________]
        (the "Depository")

        As "Company" under the Purchase Warranties and Servicing Agreement,  dated as of May 1, 2001 Adjustable
Rate Mortgage  Loans (the  "Agreement"),  we hereby  authorize  and request you to establish an account,  as an
Escrow Account  pursuant to Section 4.06 of the Agreement,  to be designated as  "[__________________________], in trust for the [Purchaser],  Owner of Adjustable Rate Mortgage Loans,  and various  Mortgagors." All deposits in the  account  shall be subject to  withdrawal  therefrom  by order  signed by the  Company.  This  letter is submitted to you in duplicate.  Please execute and return one original to us.

                                    HSBC MORTGAGE CORPORATION (USA)

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                    [______________________]

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                                   EXHIBIT D

                           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the "Assignee"),
and HSBC Mortgage Corporation (USA) (the "Company").

       In consideration  of the mutual promises  contained herein the parties hereto agree that the residential mortgage  loans (the "Assigned  Loans")  listed on Attachment 1 annexed  hereto (the "Assigned Loan  Schedule")
now serviced by Company for Assignor and its  successors and assigns  pursuant to the Purchase,  Warranties and
Servicing  Agreement,  dated as of May 1, 2002,  between Assignor and Company (the "Purchase  Agreement") shall be subject to the terms of this PAAR  Agreement.  Capitalized  terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

                                      Purchase, Assignment and Assumption

       1.     Assignor  hereby grants,  transfers and assigns to Assignee all of the right,  title and interest of  Assignor in the  Assigned  Loans and, as they relate to the  Assigned  Loans,  all of its right,  title and interest in, to and under the Purchase Agreement.

       2.     Simultaneously  with the  execution  hereof,  (i)  Assignee  shall pay to Assignor  the  "Funding
Amount" as set forth in that  certain  letter  agreement,  dated as of  _________  ____,  between  Assignee and
Assignor  (the  "Confirmation")  and (ii)  Assignor,  at its  expense,  shall have  caused to be  delivered  to
Assignee  or its  designee  the  Mortgage  File  for  each  Assigned  Loan  in  Assignor's  or its  custodian's possession,  as set forth in the Purchase Agreement,  along with, for each Assigned Loan, an endorsement of the
Mortgage Note from the  applicable  Company,  in blank,  and an assignment of mortgage in recordable  form from the  applicable  Company,  in blank.  Assignee  shall pay the Funding  Amount by wire  transfer of  immediately available  funds to the account  specified by Assignor.  Assignee  shall be entitled to all scheduled  payments due on the Assigned  Loans after  ___________,  200__ and all  unscheduled  payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

                                   Representations, Warranties and Covenants

       3.      Assignor warrants and represents to Assignee and Company as of the date hereof:

       (a)     Attached  hereto as  Attachment 2 is a true and accurate copy of the Purchase  Agreement,  which agreement is in full force and effect as of the date hereof and the  provisions  of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

       (b)    Assignor  is the lawful  owner of the  Assigned  Loans with full right to transfer  the  Assigned
Loans and any and all of its interests,  rights and obligations under the Purchase  Agreement as they relate to the  Assigned  Loans,  free and clear from any and all claims and  encumbrances;  and upon the  transfer of the
Assigned Loans to Assignee as  contemplated  herein,  Assignee shall have good title to each and every Assigned
Loan, as well as any and all of Assignee's  interests,  rights and obligations under the Purchase  Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

               (c)    There are no offsets,  counterclaims or other defenses  available to Company with respect to the Assigned Loans or the Purchase Agreement;

       (d)    Assignor  has no  knowledge  of,  and has not  received  notice  of, any  waivers  under,  or any modification of, any Assigned Loan;

       (e)    Assignor  is  duly  organized,  validly  existing  and in good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all requisite  power and  authority to acquire,  own and sell the
Assigned Loans;

               (f)    Assignor  has full  corporate  power and  authority  to execute,  deliver and perform its obligations  under this PAAR Agreement,  and to consummate the transactions set forth herein.  The consummation of the  transactions  contemplated by this PAAR Agreement is in the ordinary course of Assignor's  business and will not conflict  with,  or result in a breach of, any of the terms,  conditions  or  provisions of Assignor's charter or by-laws or any legal  restriction,  or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule,  regulation,  order,  judgment or decree to which  Assignor or its property is subject.  The execution,  delivery and  performance by Assignor of this  PAAR  Agreement  and the  consummation  by it of the  transactions  contemplated  hereby,  have been duly authorized by all necessary  corporate  action on part of Assignor.  This PAAR Agreement has been duly executed and  delivered by Assignor  and,  upon the due  authorization,  execution and delivery by Assignee and Company, will  constitute  the valid and  legally  binding  obligation  of  Assignor  enforceable  against  Assignor  in accordance with its terms except as enforceability  may be limited by bankruptcy,  reorganization,  insolvency, moratorium or other similar laws now or hereafter in effect  relating to creditors'  rights  generally,  and by general  principles of equity  regardless of whether  enforceability is considered in a proceeding in equity or at law;

(i)     No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is required to be obtained or made by Assignor in connection with the execution,  delivery or performance by Assignor of this PAAR Agreement,  or the consummation by it of the transactions  contemplated hereby; and

(j)     Neither Assignor nor anyone acting on its behalf has offered,  transferred,  pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned  Loans,  or solicited any offer to buy or accept a transfer,  pledge or other  disposition  of the Assigned  Loans,  or any  interest in the  Assigned  Loans or otherwise  approached or negotiated  with respect to the Assigned  Loans, or any interest in the Assigned Loans with any Person in any  manner,  or made any general  solicitation  by means of general  advertising  or in any other manner,  or taken any other action which would  constitute a distribution of the Assigned Loans under the
Securities  Act of 1933,  as amended  (the "1933 Act") or which would  render the  disposition  of the Assigned
Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

                      4.     Assignee  warrants and represents to, and covenants with,  Assignor and Company as of the date hereof:

        (a)    Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the
Assigned Loans;

        (b)    Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this
PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

       (c)    No consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is required to be obtained  or made by  Assignee in  connection  with the  execution, delivery or performance  by Assignee of this PAAR  Agreement,  or the  consummation  by it of the  transactions contemplated hereby; and

               (d)    Assignee  agrees  to be  bound  as  "Purchaser"  by  all  of  the  terms,  covenants  and conditions of the Purchase  Agreement with respect to the Assigned  Loans,  and from and after the date hereof,
Assignee  assumes for the benefit of each of Assignor and Company all of Assignor's  obligations as "Purchaser"
thereunder but solely with respect to such Assigned Loans.

               5.     Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

               (a)    Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

       (b)    Company  is  duly  organized,  validly  existing  and in  good  standing  under  the  laws of the jurisdiction  of its  incorporation,  and has all requisite  power and authority to service the Assigned  Loans and otherwise to perform its obligations under the Purchase Agreement;

(k)     Company has full corporate power and authority to execute,  deliver and perform its  obligations  under this PAAR Agreement,  and to consummate the  transactions  set forth herein.  The consummation of the  transactions  contemplated  by this PAAR  Agreement is in the  ordinary  course of Company's business and will not conflict  with,  or result in a breach of, any of the terms,  conditions or provisions of Company's charter or by-laws or any legal  restriction,  or any material  agreement or  instrument  to  which  Company  is now a party  or by which it is  bound,  or  result  in the violation  of any law,  rule,  regulation,  order,  judgment  or decree to which  Company  or its property is subject.  The execution,  delivery and  performance by Company of this PAAR Agreement and the consummation by it of the  transactions  contemplated  hereby,  have been duly authorized by all  necessary  corporate  action  on part of  Company.  This  PAAR  Agreement  has been  duly executed and  delivered by Company,  and, upon the due  authorization,  execution and delivery by
              Assignor and  Assignee,  will  constitute  the valid and legally  binding  obligation of Company, enforceable  against  Company  in  accordance  with its  terms  except as  enforceability  may be limited by  bankruptcy,  reorganization,  insolvency,  moratorium  or other  similar  laws now or hereafter  in effect  relating to  creditors'  rights  generally,  and by general  principles  of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(l)     No consent,  approval,  order or  authorization  of, or declaration,  filing or registration  with, any governmental  entity is  required to be  obtained  or made by  Assignee  in  connection  with the execution,  delivery or performance by Company of this PAAR Agreement,  or the consummation by it of the transactions contemplated hereby; and

(m)     No event has occurred  from the Closing Date to the date hereof which would render the  representations and  warranties  as to the related  Assigned  Loans made by the Company in Sections 3.01 and 3.02 of the Purchase Agreement to be untrue in any material respect.

               Recognition of Assignee

       6.      From and after the date hereof,  Company shall recognize Assignee as owner of the Assigned Loans and will  service the  Assigned  Loans in  accordance  with the  Purchase  Agreement.  It is the  intention  of
Assignor,  Company  and  Assignee  that this PAAR  Agreement  shall be binding  upon and for the benefit of the respective  successors  and assigns of the parties  hereto.  Neither  Company nor Assignor shall amend or agree to amend,  modify,  waiver,  or otherwise alter any of the terms or provisions of the Purchase  Agreement which amendment,  modification,  waiver or other  alteration  would in any way affect the Assigned  Loans without the prior written consent of Assignee.

Miscellaneous

                      7.     All  demands,  notices  and  communications  related to the  Assigned  Loans,  the
Purchase  Agreement and this PAAR Agreement  shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

       (a)    In the case of Company:
               HSBC MORTGAGE CORPORATION (USA)
                      Lori Miller / Senior Vice President
               2929 Walden Avenue
               Depew, New York 14043

               With a copy to:

        (b)    In the case of Assignor:
               [Name and address]

       (c)    In the case of Assignee:
               EMC Mortgage Corporation
               Mac Arthur Ridge II
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ralene Ruyle
               Telecopier No.:  (972) 444-2810

               with a copy  to:
               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention: ___________
               Telecopier No.:  (212) 272-____

        8.     Each party will pay any  commissions  it has  incurred  and the fees of its  attorneys in
        connection  with  the  negotiations  for,   documenting  of  and  closing  of  the  transactions
        contemplated by this PAAR Agreement.

       9.     This PAAR  Agreement  shall be  construed in  accordance  with the laws of the State of New York, without  regard to  conflicts  of law  principles,  and the  obligations,  rights and  remedies  of the parties hereunder shall be determined in accordance with such laws.

       10.    No term or  provision  of this PAAR  Agreement  may be waived or  modified  unless such waiver or modification  is in writing and signed by the party  against whom such waiver or  modification  is sought to be enforced.

       11.    This PAAR  Agreement  shall  inure to the  benefit of the  successors  and assigns of the parties hereto. Any entity into which Assignor,  Assignee or Company may be merged or consolidated  shall,  without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

       12.    This PAAR  Agreement  shall survive the conveyance of the Assigned  Loans,  the assignment of the
Purchase  Agreement to the extent of the  Assigned  Loans by Assignor to Assignee  and the  termination  of the
Purchase Agreement.

       13.    This  PAAR  Agreement  may  be  executed  simultaneously  in any  number  of  counterparts.  Each counterpart  shall be deemed to be an original  and all such  counterparts  shall  constitute  one and the same instrument.

        14.    In the event that any provision of this PAAR Agreement conflicts with any provision of the
Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

17.     The Company and Assignor hereby amend the Purchase Agreement as follows:

        (a)   The following definitions are added to Section 1.01 of the Purchase Agreement:

        Securities Administrator:   ________________________

        Supplemental PMI Insurer:   ________________________

        Supplemental PMI Policy:    The primary  guarantee  insurance  policy of the  Supplemental  PMI Insurer attached  hereto as Exhibit J, or any  successor  Supplemental  PMI Policy given to the Servicer by the
        Assignee.

        Trustee:      ________________________

        (b)   The following definition is amended and restated:

        Insurance Proceeds:  Proceeds of any Primary Mortgage  Insurance  Policy,  the Supplemental PMI Policy,
        any title policy,  any hazard  insurance  policy or any other insurance policy covering a Mortgage Loan or other related  Mortgaged  Property,  including any amounts required to be deposited in the Custodial
        Account  pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related  Mortgaged  Property or released to the Mortgagor in accordance with Accepted  Servicing
        Practices.

        (c)   The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

        "In connection  with its activities as servicer,  the Company agrees to prepare and present,  on behalf of itself and the  Purchaser,  claims to the  Supplemental  PMI Insurer  with respect to the  Supplemental  PMI
Policy  and,  in this  regard,  to take  such  action  as shall be  necessary  to  permit  recovery  under  any
Supplemental  PMI Policy  respecting  a  defaulted  Mortgage  Loan.  Pursuant  to  Section  4.04,  any  amounts collected  by the Company  under any  Supplemental  PMI Policy shall be  deposited  in the  Custodial  Account, subject to withdrawal pursuant to Section 4.05.

        In accordance  with the  Supplemental  PMI Policy,  the Company shall provide to the  Supplemental  PMI
Insurer any required information regarding the Mortgage Loans.

        The Company shall provide to the  [Securities  Administrator]  on a monthly basis via computer tape, or other mutually  acceptable  format,  the unpaid principal  balance,  insurer  certificate  number,  lender loan number,  and premium due the  Supplemental  PMI Insurer for each Mortgage Loan covered by the  Supplemental PMI
Policy.  In addition,  the Company agrees to forward to the Purchaser and the  [Securities  Administrator]  any
statements or other reports given by the  Supplemental  PMI Insurer to the Servicer in connection  with a claim under the Supplemental PMI Policy."

        (d)   Clause (vi) of Section 6.1 is amended to read as follows:

        "Company  ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer  eligibility  requirements of the Supplemental
PMI Insurer; or"]

       IN WITNESS  WHEREOF,  the parties  hereto have executed this PAAR Agreement as of the day and year first above written.

                                                   EMC MORTGAGE CORPORATION
                                                   Assignor

                                                   By:____________________________
                                                   Name:__________________________
                                                   Title:_________________________

                                                   _______________________________
                                                   Assignee

                                                   By:____________________________
                                                   Name:__________________________
                                                   Title:_________________________

                                                   HSBC MORTGAGE CORPORATION (USA)
                                                   Company

                                                   By:____________________________
                                                   Name:__________________________
                                                   Title:_________________________

                                                 ATTACHMENT 1

                                            ASSIGNED LOAN SCHEDULE

                                                 ATTACHMENT 2

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                   EXHIBIT E

                                             FORM OF TRIAL BALANCE

                                                   EXHIBIT G

                                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:     Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties  and  Servicing  Agreement  (the  "Agreement")  between the Company and the
Purchaser,  the undersigned  hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____   On  _________________,  the above captioned mortgage loan was paid in full or that the Company has been notified  that  payment in full has been or will be escrowed.  The Company  hereby  certifies  that all amounts with  respect  to this loan  which are  required  under the  Agreement  have been or will be  deposited  in the
Custodial Account as required.

_____   The above  captioned  loan is being  repurchased  pursuant to the terms of the  Agreement.  The Company hereby  certifies  that the repurchase  price has been credited to the Custodial  Account as required under the
Agreement.

_____   The above  captioned  loan is being placed in  foreclosure  and the original  documents are required to proceed with the foreclosure  action.  The Company hereby  certifies that the documents will be returned to the
Purchaser in the event of reinstatement.

_____   Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

        Based on this  certification and the indemnities  provided for in the Agreement,  please release to the
Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
        Title

Send documents to:    _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

        Purchaser hereby  acknowledges that all original documents  previously  released on the above captioned mortgage loan have been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                       COMPANY'S UNDERWRITING GUIDELINES

                                                   EXHIBIT I

                                                  TERM SHEET

        This TERM SHEET (the "Term Sheet") dated  _____________,  between HSBC Mortgage  Corporation  (USA),  a
Delaware  corporation,  located at 2929 Walden Avenue,  Depew,  New York 14043 (the "Company") and EMC Mortgage
Corporation,  a Delaware  corporation,  located at Mac Arthur  Ridge II,  909 Hidden  Ridge  Drive,  Suite 200,
Irving,  Texas 75038 (the  "Purchaser") is made pursuant to the terms and conditions of that certain  Purchase,
Warranties  and Servicing  Agreement  (the  "Agreement")  dated as of May 1, 2002,  between the Company and the
Purchaser,  the provisions of which are incorporated  herein as if set forth in full herein,  as such terms and conditions  may be modified  or  supplemented  hereby.  All  initially  capitalized  terms used  herein  unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

        The Purchaser hereby  purchases from the Company and the Company hereby sells to the Purchaser,  all of the Company's  right,  title and interest in and to the Mortgage Loans  described on the Mortgage Loan Schedule annexed  hereto as Schedule I, pursuant to and in  accordance  with the terms and  conditions  set forth in the
Agreement,  as same may be  supplemented  or  modified  hereby.  Hereinafter,  the  Company  shall  service the
Mortgage Loans for the benefit of the Purchaser and all  subsequent  transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.      Definitions

        For purposes of the Mortgage  Loans to be sold pursuant to this Term Sheet,  the following  terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):

Closing Date:

Custodian:

Cut-off Date:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Purchase Price Percentage:

Servicing Fee Rate:

               Except as modified herein, Section 8.01 of the Agreement shall remain in full force and effect as of the date hereof.

                      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                             HSBC MORTGAGE CORPORATION (USA)

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

                             EMC MORTGAGE CORPORATION

                             By:____________________________
                             Name:__________________________
                             Title:_________________________

                                                  SCHEDULE I

                                            MORTGAGE LOAN SCHEDULE

                                                   EXHIBIT J

                                                   [RESERVED]

                                                   EXHIBIT K

                                          COMPANY'S OBLIGATIONS IN CONNECTION
                                             WITH A RECONSTITUTION

o       The Company shall (i) possess the ability to service into a securitization; (ii) service on a
        "Scheduled/Scheduled" reporting basis (advancing through the liquidation of an REO Property), (iii)
        make compensating interest payments on payoffs and curtailments and (iv) remit and report to a master servicer in format acceptable to such master servicer by the 18th calendar day of each month, unless otherwise provided in the securitization documents.

o       The Company shall provide an acceptable annual certification (officer's certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants' servicing report due by March 15 of each year).

o       The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

o       The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the master servicer or the Purchaser.

o       The Company shall provide information on each Custodial Account as requested by the master servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o       The Company shall maintain its servicing system in accordance with the requirements of the master servicer.

                                                                                                   EXHIBIT I-32

                                                                                                      EXECUTION

                                               AMENDMENT REG AB
                              TO THE SELLER'S WARRANTIES AND SERVICING AGREEMENT

               This is Amendment Reg AB (the "Amendment Reg AB"),  dated as of November 7, 2005, by and between
EMC  Mortgage  Corporation  (the"Purchaser"),  and HSBC  Mortgage  Corporation  (USA) (the  "Company")  to that certain Amended and Restated  Purchase,  Warranties and Servicing  Agreement,  dated as of September 1, 2005 by and between the Company and the Purchaser, (as amended, modified or supplemented, the "Existing Agreement").

                                                  WITNESSETH

               WHEREAS, the Company and the Purchaser have agreed,  subject to the terms and conditions of this
Amendment Reg AB that the Existing  Agreement be amended to reflect  certain agreed upon revisions to the terms of the Existing Agreement.

               Accordingly,  the  Company  and the  Purchaser  hereby  agree,  in  consideration  of the mutual premises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

1.______Capitalized  terms used  herein but not  otherwise  defined  shall have the  meanings  set forth in the
        Existing  Agreement.  The Existing  Agreement is hereby amended by adding the following  definitions in their proper alphabetical order:

               Commission: The United States Securities and Exchange Commission.

               Company Information: As defined in Section 2(g)(i)(A)(1).

               Depositor:  With respect to any Securitization Transaction, the Person identified in writing to the Company by the Purchaser as depositor for such Securitization Transaction.

               Exchange Act.  The Securities Exchange Act of 1934, as amended.

               Master Servicer: With respect to any Securitization  Transaction,  the "master servicer," if an, identified in the related transaction documents.

               Qualified  Correspondent:  Any Person from which the Company purchased Mortgage Loans,  provided that the following  conditions are satisfied:  (i) such Mortgage Loans were originated  pursuant to an  agreement  between the Company and such Person that  contemplated  that such Person would underwrite  mortgage  loans  from time to time,  for sale to the  Company,  in  accordance  with underwriting  guidelines designated by the Company ("Designated  Guidelines") or guidelines that do not vary materially from such  Designated  Guidelines:  (ii) such Mortgage Loans were in fact underwritten  as described in clause (i) above and were acquired by the Company  within 180 days after origination  (except that 1% of the Mortgage Loans in any securitization may be within 240 days);  (iii) either (x) the  Designated  Guidelines  were, at the time such Mortgage Loans were originated,  used by the Company in the  origination  of mortgage  loans of the same type as the
               Mortgage Loans for the Company's own account or (y) the Designated  Guidelines were, at the time such Mortgage Loans were  underwritten,  designated by the Company on a consistent basis for use by lenders in originating  mortgage  loans to be purchased by the Company;  and (iv) the Company employed,  at the time  such  Mortgage  Loans  were  acquired  by the  Company  pre-purchase  or post-purchase  quality assurance procedures (which may involve,  among other things, review of a sample of  mortgage  loans  purchased  during a  particular  time  period or through  particular channels)  designed to ensure that  Persons  from which it  purchased  mortgage  loans  properly applied the underwriting criteria designated by the Company.

               Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

               Reconstitution  Agreement:  An  agreement  or  agreements  entered  into by the  Company and the
               Purchaser and/or certain third parties in connection with a  Reconstitution  with respect to any or all of the Mortgage Loans.

               Regulation  AB:  Subpart  229.1100  -  Asset  Backed  Securities   (Regulation  AB),  17  C.F.R.
               §§229.1100-229.1123,  as such may  be  amended  from  time  to  time,  and  subject  to  such clarification  and  interpretation  as have been  provided  by the  Commission  in the  adopting release (Asset-Backed Securities,  Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531
               (Jan. 7, 2005)) or by the staff of the  Commission,  or as may be provided by the  Commission or its staff from time to time.

               Securities Act: The federal Securities Act of 1933, as amended.

               Securitization  Transaction:  Any transaction  involving  either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or indirectly  to an issuing  entity (as defined in
               Regulation AB) in connection with an issuance of publicly offered or privately placed,  rated or unrated  mortgage-backed  securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities,  the payments on which are determined primarily by reference to one or more  portfolios of residential  mortgage loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

               Servicer:  As defined in Section 2(f)(iii).

               Servicing  Criteria:  The  "servicing  criteria" set forth in Item 1122(d) of Regulation  AB, as such may be amended from time to time.

               Static Pool Information: Information set forth in Item 1105(a) and 1105(c) of Regulation AB.

               Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans pursuant to a Reconstitution Agreement but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage
               Loans (serviced by the Company under a Reconstitution Agreement) under the direction or authority of the Company or a Subservicer.

               Subservicer:  Any Person that  services  Mortgage  Loans on behalf of the  Company (as  servicer under a  Reconstitution  Agreement) or any  Subservicer  and is responsible  for the performance
               (whether directly or through  Subservicers or  Subcontractors)  of a substantial  portion of the material  servicing  functions  required to be performed by the Company under this  Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

               Third Party  Originator:  Each Person,  other than a Qualified  Correspondent,  that  originated
               Mortgage Loans acquired by the Company.

               Whole Loan  Transfer:  Any sale or transfer of some or all of the Mortgage  Loans,  other than a
               Securitization Transaction.

2.      The  Purchaser  and the  Company  agree that the  Existing  Agreement  is hereby  amended by adding the following provisions as an addendum:

(a)     (i)    The Company hereby represents to the Purchaser,  to any Master Servicer and to any Depositor, as
               of the date on which information is first provided to the Purchaser,  any Master Servicer or any
               Depositor under Section 2(f) that, except as disclosed in writing to the Purchaser,  such Master
               Servicer  or such  Depositor  prior to such  date:  (i) the  Company  is not  aware  and has not received notice that any default,  early amortization or other performance  triggering event has occurred as to any other  securitization  due to any act or failure to act of the Company;  (ii)
               the Company has not been terminated as servicer in a residential  mortgage loan  securitization, either due to a servicing default or to application of a servicing  performance test or trigger;
               (iii) no material  noncompliance  with the applicable  servicing  criteria with respect to other securitizations  of  residential  mortgage  loans  involving  the Company as  servicer  has been disclosed  or reported by the Company;  (iv) no material  changes to the  Company's  policies or procedures  with respect to the servicing  function it will perform under this Agreement and any
               Reconstitution  Agreement  for  mortgage  loans of a type  similar  to the  Mortgage  Loans have
               occurred  during  the  three-year  period  immediately  preceding  the  related   Securitization
               Transaction;  (v) there are no aspects of the Company's  financial  condition  that could have a material  adverse effect on the  performance by the Company of its servicing  obligations  under
               this  Agreement  or  any  Reconstitution   Agreement;  (vi)  there  are  no  material  legal  or
               governmental  proceedings  pending  (or  known to be  contemplated)  against  the  Company,  any
               Subservicer or any  Third-Party  Originator of a type  identified in Item 1117 of Regulation AB;
               and (vii) there are no affiliations,  relationships or transactions relating to the Company, any
               Subservicer or any  Third-Party  Originator with respect to any  Securitization  Transaction and any party  thereto  identified  by the related  Depositor  of a type  described  in Item 1119 of
               Regulation AB.

               (ii)   If so  requested  by the  Purchaser,  any Master  Servicer or any  Depositor  on any date following the date on which information is first provided to the Purchaser,  any Master Servicer or any  Depositor  under Section 2(f),  the Company shall within five Business  Days,  following such  request,  to confirm in writing the accuracy of the  representations  and  warranties  set forth in  paragraph  (i) of this  Section  or, if any such  representation  and  warranty is not accurate  as of the  date  of  such  request,  provide  reasonably  adequate  disclosure  of the pertinent facts, in writing, to the requesting party.

(b)     The Company  shall use its  reasonable  best  efforts on or before  March 1, but in no event later than
               March 15, of each calendar  year,  commencing in 2007, to deliver to the  Purchaser,  any Master
               Servicer and any  Depositor a statement of  compliance  addressed to the  Purchaser,  and Master
               Servicer and such  Depositor and signed by an authorized  officer of the Company,  to the effect that (i) a review of the Company's  activities  during the immediately  preceding  calendar year
               (or applicable  portion thereof) and of its performance  under this Agreement and any applicable
               Reconstitution Agreement during such period has been made under such officer's supervision,  and
               (ii) to the best of such officers'  knowledge,  based on such review,  the Company has fulfilled all of its obligations under this Agreement and any applicable  Reconstitution  Agreement in all material  respects  throughout such calendar year (or applicable  portion  thereof) or, if there has been a  failure  to  fulfill  any such  obligation  in any  material  respect,  specifically identifying each such failure known to such officer and the nature and the status thereof.

(c)     (i)    The Company  shall use its  reasonable  best efforts on or before March 1, but in no event later than March 15, of each calendar year, commencing in 2007 to:

                              (A)   Deliver to the Purchaser, any Master Servicer and any Depositor a report
                      (in form and substance reasonably satisfactory to the Purchaser, such Master Servicer and such Depositor) regarding the Company's assessment of compliance with the Servicing
                      Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser at the time of any Securitization  Transaction;

                              (B)   deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such
                      Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

                              (C)   cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2(e)(ii) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (each, a "Participating Entity"), to deliver to the Purchaser, and Master Servicer and any Depositor an assessment of compliance and accountants' attestation as and when provided in paragraphs (i) and (ii) of this
                      Section 2(c); and

                              (D)   deliver and cause each Subservicer and Subcontractor described in clause
                      (c) to provide , to the Purchaser, and Master Servicer, any Depositor and any other
                      Person that will be responsible for signing the certification (a "Sarbanes
                      Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act
                      (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification signed by the appropriate officer of the company in the form attached hereto as Exhibit A.

                      The Company acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes
               Certification and filing such with the Commission.

                      (ii)   Each assessment of compliance provided by a Subservicer pursuant to Section
               2(c)(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a
               Subcontractor pursuant to Section 2(c)(i)(C) need not address any elements of the Servicing
               Criteria other than those specified by the Company pursuant to Section 2(e).

(d)     [Reserved]

(e)     The Company shall not hire or otherwise  utilize the services of any  Subservicer to fulfill any of the obligations  of the Company as servicer  under this  Agreement or any  Reconstitution  Agreement unless the Company  complies  with the  provisions  of clause (i) of this  Section.  The Company shall not hire or otherwise utilize the services of any Subcontractor,  and shall not permit any
               Subservicer to hire or otherwise  utilize the services of any  Subcontractor,  to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution  Agreement unless the Company complies with the provisions of 2(e)(ii) of this Section.

(i)     It shall not be necessary for the Company to seek the consent of the Purchaser,  any Master Servicer or any Depositor to the  utilization of any  Subservicer.  The Company shall cause any  Subservicer used by the Company (or by any  Subservicer)  for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections  2(a),  2(b),  2(c),  2(f)(iii),
               2(f)(v) and 2(g) of this Agreement to the same extent as if such  Subservicer  were the Company, and to provide the information  required with respect to such Subservicer under Section 2(f)(iv)
               of this  Agreement.  The Company shall be responsible  for obtaining from each  Subservicer  and delivering to the Purchaser and any Depositor any servicer  compliance  statement required to be delivered by such  Subservicer  under Section 2(b), any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2(c) and any  certification  required to be delivered to the Person that will be  responsible  for signing the Sarbanes  Certification under Section 2(c) as and when required to be delivered.

(ii)    It shall not be necessary  for the Company to seek the consent of the Purchaser or any Depositor to the utilization  of any  Subcontractor.  The Company  shall  promptly  upon  request  provide to the
               Purchaser and any Depositor (or any designee of the  Depositor,  such as any Master  Servicer or an  administrator) a written  description (in form and substance  satisfactory to the Purchaser, such  Depositor  and  such  Master  Servicer)  of the role and  function  of each  Subcontractor utilized  by  the  Company  or any  Subservicer,  specifying  (A)  the  identity  of  each  such
               Subcontractor,  (B) which (if any) of such  Subcontractors are Participating  Entities,  and (C)
               which  elements of the  Servicing  Criteria  will be  addressed  in  assessments  of  compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

               As a condition to the utilization of any  Subcontractor  determined to be  "participating in the servicing  function"  within the meaning of Item 1122 of Regulation  AB, the Company shall cause any such  Subcontractor  used by the  Company  (or by any  Subservicer)  for the  benefit of the
               Purchaser  and any  Depositor to comply with the  provisions  of Sections  2(c) and 2(g) of this
               Agreement to the same extent as if such  Subcontractor  were the Company.  The Company  shall be responsible  for  obtaining  from each  Subcontractor  and  delivering  to the Purchaser and any
               Depositor any assessment of compliance and attestation and the other certifications  required to be delivered by such Subservicer and such Subcontractor  under Section 2(c), in each case as and when required to be delivered.

(f)     In  connection  with any  Securitization  Transaction  the Company  shall (1) within five Business Days following  request by the Purchaser or any  Depositor,  to provide to the Purchaser and such  Depositor
        (or, as applicable,  cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor,  the information and materials  specified in paragraphs  (i), (ii),  (iii),  (vi) and (vii) of this Section 2(f), and (2) as promptly as practicable  following notice to or discovery by the Company,  provide to the Purchaser and any Depositor (in writing and in form and substance  reasonably  satisfactory to the Purchaser and such
        Depositor) the information specified in paragraph (iv) of this Section.

(i)     If so requested by the Purchaser or any Depositor in connection with a Securitization Transaction,  the
               Company shall provide such information  regarding (x) the Company, as originator of the Mortgage
               Loans (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  or (y) each
               Third-Party  Originator,  and (z) as  applicable,  each  Subservicer,  as is  requested  for the purpose of compliance with Items  1103(a)(1),  1105,  1110, 1117 and 1119 of Regulation AB. Such
               information shall include, at a minimum:

                             (A)    the originator's form of organization;

                             (B)    a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                             (C)    a description of any material legal or governmental proceedings pending
                      (or known to be contemplated) of a type described in Item 1117 of Regulation AB against the Company, each Third-Party Originator and each Subservicer; and

                             (D)    a description of any affiliation or relationship of a type described in
                      Item 1119 of Regulation AB between the Company, each Third-Party Originator, each
                      Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8)     any enhancement or support provider; and
                                    (9)     any other material transaction party.

(ii)    If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable,  cause each  Third-Party  Originator to provide) Static Pool  Information  with respect to the mortgage loans (of a similar type as the Mortgage  Loans,  as  reasonably  identified by the Purchaser as provided  below)  originated  by (a) the Company,  if the Company is an  originator  of Mortgage
               Loans  (including as an acquirer of Mortgage Loans from a Qualified  Correspondent),  and/or (b)
               each Third-Party  Originator.  Such Static Pool Information shall be prepared by the Company (or
               Third-Party  Originator)  on the  basis of its  reasonable,  good  faith  interpretation  of the requirements  of Item  1105(a)(1)-(3)  of Regulation  AB. To the extent that there is reasonably available to the Company (or Third-Party  Originator)  Static Pool  Information  with respect to more than one mortgage loan type,  the  Purchaser or any Depositor  shall be entitled to specify whether  some or all of such  information  shall be  provided  pursuant to this  paragraph.  The content of such Static Pool Information may be in the form customarily  provided by the Company, and need not be customized  for the  Purchaser or any  Depositor.  Such Static Pool  Information
               for each vintage  origination year or prior securitized pool, as applicable,  shall be presented in increments no less  frequently than quarterly over the life of the mortgage loans included in the vintage  origination  year or prior  securitized  pool. The most recent  periodic  increment must be as of a date no  later  than  135 days  prior  to the  date of the  prospectus  or other offering  document in which the Static Pool  Information  is to be included or  incorporated  by reference.  The Static Pool Information  shall be provided in an electronic format that provides a permanent record of the information  provided,  such as a portable document format (pdf) file, or other such  electronic  format  reasonably  required by the  Purchaser or the  Depositor,  as applicable.

               Promptly  following notice or discovery of a material error in Static Pool Information  provided pursuant to the  immediately  preceding  paragraph  (including  an  omission to include  therein information  required to be provided  pursuant to such  paragraph),  the Company  shall  provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable,  in the same format in which Static Pool Information was previously provided to such party by the Company.

               If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to
               Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1,
               2006, as the Purchaser or such Depositor shall reasonably request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a
               Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii)   If so  requested  by the  Purchaser  or any  Depositor,  the Company  shall  provide  such  information regarding the Company,  as servicer of the Mortgage  Loans,  and each  Subservicer  (each of the
               Company and each  Subservicer,  for purposes of this paragraph,  a "Servicer"),  as is requested for the  purpose  of  compliance  with  Items  1108,  1117  and  1119  of  Regulation  AB.  Such
               information shall include, at a minimum:

                             (A)    the Servicer's form of organization;
(1)     (B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution
                      Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the
                      Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:
(2)     (1)                         whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related
                                    Securitization Transaction;
                                            (2)    the extent of outsourcing the Servicer utilizes;
                                            (3)    whether there has been previous disclosure of material
                                    noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the
                                    Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
                                            (4)    whether the Servicer has been terminated as servicer in a
                                    residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
                                            (5)    such other information as the Purchaser or any Depositor
                                    may reasonably request for the purpose of compliance with Item 1108(b)(2)
                                    of Regulation AB;
(3)     (C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage
                      Loans;
(4)     (D)           information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;
(5)     (E)           information regarding advances made by the Servicer on the Mortgage Loans and the
                      Servicer's overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the
                      Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;
(6)     (F)           a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage
                      Loans;

                             (G)    a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(I)     information as to how the Servicer defines or determines  delinquencies and charge-offs,  including the effect  of any  grace  period,  re-aging,  restructuring,  partial  payments  considered current or other practices with respect to delinquency and loss experience; and

                             (I)    a description of any material legal or governmental proceedings pending
                      (or known to be contemplated) against the Servicer;

                             (J)    a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                                    (1)     the sponsor;
                                    (2)     the depositor;
                                    (3)     the issuing entity;
                                    (4)     any servicer;
                                    (5)     any trustee;
                                    (6)     any originator;
                                    (7)     any significant obligor;
                                    (8)     any enhancement or support provider; and
                                    (9)     any other material transaction party.

(iv)    [For the purpose of  satisfying  the  reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the  Company  shall (or shall  cause each  Subservicer  and
               Third-Party  Originator to) (i) provide prompt notice to the Purchaser,  and Master Servicer and any Depositor in writing of (A) any material  litigation or  governmental  proceedings of a type described  in  Item  1117 of  Regulation  AB  involving  the  Company,  any  Subservicer  or any
               Third-Party  Originator  (B)) any  affiliations  or  relationships  that develop  following  the closing  date of a  Securitization  between the  Company,  any  Subservicer  or any  Third-Party
               Originator and any of the parties  specified in clause (D) of paragraph (i) of this Section 2(f)
               (and any other  parties  identified  in writing by the  requesting  party) with  respect to such
               Securitization  Transaction,  (C) any Event of Default under the terms of this  Agreement or any
               Reconstitution  Agreement,  (D) any merger,  consolidation or sale of  substantially  all of the assets of the Company,  and (E) the  Company's  entry into any agreement  with a Subservicer  to perform or assist in the  performance of any of the Company's  obligations  under this Agreement or any  Reconstitution  Agreement  and  (ii)  provide  to the  Purchaser  and  any  Depositor  a description of such  proceedings,  affiliations or relationships.  All notification  pursuant to clause (A) should be sent to:

               EMC Mortgage Corporation

               2780 Lake Vista Drive

               Lewisville, TX 75067-3884

               Attention:  Conduit Seller Approval Dept.

               Facsimile:  (214) 626-3751

               Email:  sellerapproval@bear.com

               With a copy to:

               Bear, Stearns & Co. Inc.

               383 Madison Avenue, 3rd floor

               New York, NY 10179

               Attention:  Global Credit Administration

               Facsimile:  (212) 272-6564

               Notifications pursuant to clause (B) should be sent to:

               EMC Mortgage Corporation

               Two Mac Arthur Ridge

               909 Hidden Ridge Drive, Suite 200

               Irving, TX 75038

               Attention:  Associate General Counsel for Loan Administration

               Facsimile:  (972) 831-2555

               With copies to:

               Bear, Stearns & Co. Inc.

               383 Madison Avenue, 3rd floor

               New York, NY 10179

               Attention:  Global Credit Authorization

               Facsimile:  (212) 272-6564

               EMC Mortgage Corporation

               2780 Lake Vista Drive

               Lewisville, TX 75067-3884

               Attention:  Conduit Seller Approval Dept.

               Facsimile:  (214) 626-3751

               Email:  sellerapproval@bear.com

(v)     As a condition to the succession to the Company or any  Subservicer  as servicer or  subservicer  under this Agreement or any Reconstitution  Agreement by any Person (i) into which the Company or such
               Subservicer may be merged or consolidated,  or (ii) which may be appointed as a successor to the
               Company or any Subservicer,  the Company shall provide to the Purchaser, any Master Servicer and any  Depositor,  at least 15 calendar  days prior to the  effective  date of such  succession or appointment,  (x) written  notice to the  Purchaser  and any  Depositor  of such  succession  or appointment  and (y) in  writing  and in  form  and  substance  reasonably  satisfactory  to the
               Purchaser  and such  Depositor,  all  information  reasonably  requested by the Purchaser or any
               Depositor  in order to comply  with its  reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)    In addition to such information as the Company, as servicer,  is obligated to provide pursuant to other provisions  of this  Agreement,[  not later than ten days prior to the  deadline for the filing of any  distribution  report on Form 10-D in respect  of any  Securitization  Transaction  that includes any of the Mortgage Loans serviced by the Company or any  Subservicer,  the Company or such Subservicer, as applicable,  shall, but only to the extent the Company or such Subservicer has  knowledge,  provide  to the party  responsible  for  filing  such  report  (including,  if applicable,  the Master Servicer) notice of the occurrence of any of the following events along with all  information,  data, and material related thereto as may be required to be included in the related  distribution  report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

i.      any material  modifications,  extensions  or waivers of Mortgage  Loans  serviced by the Company or its
                                  Subservicer  terms,  fees,  penalties  or  payments  during the  distribution period or that have cumulatively  become material over time (Item 1121(a)(11)
                                  of Regulation AB);

ii.     material  breaches of Mortgage Loans  serviced by the Company or its  Subservicers  representations  or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

iii.    information  regarding any Mortgage  Loans  serviced by the Company or its  Subservicers  changes (such as,  additions,  substitutions or  repurchases),  and any material changes in origination,  underwriting  or other criteria for acquisition or selection of pool assets as it relates to a substitution  (Item  1121(a)(14) of Regulation
                                  AB),

                      the Company  shall  provide to the  Purchaser,  any Master  Servicer  and any  Depositor,
               evidence of the authorization of the person signing any  certification  and, no more than once a year,  copies or other  evidence of Fidelity Bond  Insurance  and Errors and Omission  Insurance
               Policy,  financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer's  performance hereunder,  which items may be accepted  in  the  forms  acceptable  to  the  Company's  and  Subservicer's  regulators  or the
               agencies.  [ (i)     The  Company  shall   indemnify  the  Purchaser,   each  affiliate  of  the
               Purchaser,  and each of the following  parties  participating in a  Securitization  Transaction:
               each  sponsor  and  issuing  entity;  each  Person  (including,  but not  limited to, any Master
               Servicer,  if applicable)  responsible  for the  preparation,  execution or filing of any report required to be filed with the Commission  with respect to such  Securitization  Transaction,  or for  execution  of a  certification  pursuant  to Rule  13a-14(d)  or Rule  15d-14(d)  under the
               Exchange Act with  respect to such  Securitization  Transaction;  each broker  dealer  acting as underwriter,  placement agent or initial purchaser, each Person who controls any of such parties or the Depositor  (within the meaning of Section 15 of the  Securities Act and Section 20 of the
               Exchange Act); and the respective  present and former directors,  officers,  employees ,agents ]
               of each of the foregoing and of the Depositor  (each,  an "Indemnified  Party"),  and shall hold each  of them  harmless  from  and  against  any  claims,  losses,  damages,  penalties,  fines, forfeitures,  legal fees and expenses and related costs,  judgments,  and any other costs,  fees and expenses that any of them may sustain arising out of or based upon:

                      (A)(1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data,  accountants' letter or other material provided in written or electronic form under this Amendment Reg AB by or on behalf of the Company, or provided under this Amendment Reg AB by or on behalf of any Subservicer, Subcontractor or
               Third-Party Originator (collectively, the "Company Information"), or (2) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the
               Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                      (B)    any breach by the Company of its obligations under this agreement, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party
               Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, including any failure by the Company to identify pursuant to Section 2(e)(ii) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB; or

(C)     any breach by the Company of a representation or warranty set forth in Section 2(a)(i) or in a writing furnished pursuant to Section 2(a)(ii) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2(a)(ii)
                             to the extent made as of a date subsequent to such closing date.
(D)     The negligence bad faith or willful misconduct of the Company in connection with its performance under this Amendment.

                      If the indemnification provided for herein is unavailable or insufficient as determined by a court of law to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect relative fault of such Indemnified Party on the one hand and the Company on the other.
                      In the case of any failure of  performance  described  in clause  (i)(B) of this  Section
               2(g), the Company shall  promptly  reimburse the Purchaser,  any Depositor,  as applicable,  and each Person  responsible for the  preparation,  execution or filing of any report required to be filed with the Commission with respect to such Securitization  Transaction,  or for execution of a  certification  pursuant to Rule  13a-14(d)  or Rule  15d-14(d)  under the  Exchange  Act with respect to such  Securitization  Transaction,  for all costs  reasonably  incurred  by each such party in order to obtain the information,  report,  certification,  accountants' letter or other material not delivered as required by the Company,  any  Subservicer,  any  Subcontractor or any
               Third-Party Originator.

                      This  indemnification  shall survive the termination of this Agreement or the termination of any party to this Agreement.

               (ii)   (A)    Any failure by the Company, any Subservicer, any Subcontractor or any
               Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Amendment Reg AB, or any breach by the
               Company of a representation or warranty set forth in Section 2(a)(i)  or in a writing furnished pursuant to Section 2(a)(ii) and made as of a date prior to the closing date of the related
               Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to
               Section 2(a)(ii) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (B) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment
               (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company and if the Company is servicing any of the
               Mortgage Loans in a Securitization Transaction appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                      (B)    Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants' letter when and as required under Section
               2(b) or 2(c), including (except as provided below) any failure by the Company to identify pursuant to Section 2(e)(ii) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants' letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable
               Reconstitution Agreement without payment  (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

                      Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (ii)(B) if a failure of the Company to identify a Subcontractor "participating in the servicing function" within the meaning of Item
               1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

               (C)    The Company shall  promptly  reimburse  the Purchaser (or any designee of the  Purchaser, such as a master  servicer)  and any  Depositor,  as  applicable,  for all  reasonable  expenses incurred  by the  Purchaser  (or such  designee)  or such  Depositor  as such are  incurred,  in connection  with the termination of the Company as servicer and the transfer of servicing of the
               Mortgage  Loans to a  successor  servicer.  The  provisions  of this  paragraph  shall not limit whatever  rights  the  Purchaser  or any  Depositor  may have  under  other  provisions  of this
               Agreement and/or any applicable  Reconstitution Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

               (iii) The Purchaser shall  indemnify the Company,  each affiliate of the Company and each Person who controls the Company or such affiliate and their  respective  present and former  directors, officers,  employees  and agents,  and hold each of them  harmless  from and against any losses, damages,  penalties,  fines, forfeitures,  legal fees and expenses and related costs, judgments, and any other  costs,  fees and expenses  that each of them may sustain  arising out of or based upon any claims arising out of or in connection  with any  information set forth in any offering document  prepared in connection with any  Securitization  Transaction other than a statement or omission arising out of, resulting from, or based upon the Company Information.

               For purposes of the Amendment and any related provisions thereto,  each Master Servicer shall be considered a third-party  beneficiary of this  Agreement,  entitled to all the rights and benefits  hereof as if it were a direct party to this Agreement.

3.      The Company  acknowledges  that a Subservicer or Subcontractor  that performs  services with respect to mortgage  loans  involved in a  Securitization  Transaction  in addition to the  Mortgage  Loans may be determined by a Depositor to be a  Participating  Entity on the basis of the aggregate  balance of such mortgage loans,  without regard to whether such Subservicer or  Subcontractor  would be a Participating
        Entity with  respect to the  Mortgage  Loans  viewed in  isolation.  The  Company  shall (A) respond as promptly as  practicable  to any good faith request by the  Purchaser or any Depositor for  information
        regarding  each  Subservicer  and  each   Subcontractor   and  (B)  cause  each  Subservicer  and  each
        Subcontractor  with respect to which the Purchaser or any Depositor  requests delivery of an assessment of compliance and accountants' attestation to deliver such within the time required under Section 2(c).

4.      Notwithstanding  any other  provision of this  Amendment Reg AB, (i) the Company shall seek the consent of the Purchaser for the utilization of all third party service providers,  including  Subservicers and
        Subcontractors,  when required by and in accordance  with the terms of the Existing  Agreement and (ii)
        references  to the Purchaser  shall be deemed to include any  assignees or designees of the  Purchaser, such as any Depositor, a master servicer or a trustee.

5.      The  Existing  Agreement  is hereby  amended by adding the  Exhibits  attached  hereto as Exhibit A and
        Exhibit B to the end thereto.

6.      References in this Amendment Reg AB to "this Agreement" or words of similar import (including  indirect references to the Agreement)  shall be deemed to be references to the Existing  Agreement as amended by this  Amendment  Reg AB.  Except as  expressly  amended  and  modified  by this  Amendment  Reg AB, the
        Agreement  shall  continue to be, and shall  remain,  in full force and effect in  accordance  with its terms.  In the event of a conflict  between this  Amendment Reg AB and any other document or agreement, including without limitation the Existing Agreement, this Amendment Reg AB shall control.

7.      This  Amendment Reg AB shall be governed by and  construed in accordance  with the laws of the State of
        New York, or federal law as  applicable,  without  reference to its conflict of law  provisions  (other than Section 5-1401 of the General  Obligations  Law), and the obligations,  rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8.      This Amendment Reg AB may be executed in one or more  counterparts  and by different  parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

9.      This  Amendment Reg AB shall bind and inure to the benefit of and be enforceable by the Company and the
        Purchaser and the  respective  permitted  successors  and assigns of the Company and the successors and assigns of the Purchaser.

10.     This Amendment Reg AB will become  effective as of the date first mentioned  above.  This Amendment Reg
        AB shall not be assigned,  pledged or  hypothecated  by the Company to a third party  without the prior written  consent  of the  Purchaser,  which  consent  may be  withheld  by the  Purchaser  in its  sole discretion.  The Existing  Agreement as amended by this  Amendment  Reg AB may be assigned,  pledged or hypothecated  by the  Purchaser  in whole or in part,  and with  respect to one or more of the Mortgage
        Loans,  without the consent of the Company.  There shall be no limitation on the number of  assignments or transfers  allowable by the Purchaser  with respect to the Mortgage  Loans and this Amendment Reg AB and the Existing Agreement.

11.     Intent of the Parties; Reasonableness.

        The Purchaser and the Company acknowledge and agree that the purpose of this Amendment Reg AB is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

        Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The
Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization
Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, any Master Servicer or any Depositor to permit the Purchaser, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any
Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser, any Master Servicer or any Depositor to be necessary in order to effect such compliance.

        The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

        For purposes of clarification, the provisions, covenants and or requirements of this Amendment are only applicable with respect to those Mortgage Loans being securitized in a Securitization Transaction

                                    [Signatures Commence on Following Page]

               IN WITNESS WHEREOF,  the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
---------------------------------------------------------------------------------------------------------------

                                           Purchaser

                                           By:  ________________________________
                                           Name:  ______________________________
                                           Title:  _____________________________

                                           HSBC Mortgage Corporation (USA)

                                           Company

                                           By:  ________________________________
                                           Name:  ______________________________
                                           Title:  _____________________________

                                                      A-2
                                                   EXHIBIT A

                                         FORM OF ANNUAL CERTIFICATION
I.      The   [  ]   agreement   dated   as   of   [   ],   200[   ]   (the   "Agreement"),   among   [IDENTIFY
        PARTIES]

        I, ________________________________, the _______________________ of [NAME OF COMPANY (the
"Company")], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator]
[Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

               (1)    I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the
        Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the
        "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange
        Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing
        Assessment"), the registered public accounting firm's attestation report provided in accordance with
        Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation
        Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the
        [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement
        (collectively, the "Company Servicing Information");

               (2)    Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

               (3)    Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities
        Administrator] [Trustee];

               (4)    I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the
        Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or
        the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

               (5)    The Compliance Statement required to be delivered by the Company pursuant to the
        Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the
        [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the
        Servicing Criteria has been disclosed in such reports.
1.

                                            Date:  _________________________

                                            By:  ________________________________
                                            Name:________________________________
                                            Title:_______________________________

24

                                                   EXHIBIT B

                        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

-------------------------------------------------------------------------- ------------------
                           Servicing Criteria                                 Applicable
                                                                               Servicing
                                                                               Criteria
-------------------------------------------------------------------------- ------------------
   Reference                             Criteria
----------------- -------------------------------------------------------- ------------------
                             General Servicing Considerations
-----------------                                                          ------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any            x
                  performance or other triggers and events of default in
                  accordance with the transaction agreements.
-----------------                                                          ------------------
1122(d)(1)(ii)    If any material servicing activities are outsourced to           x
                  third parties, policies and procedures are instituted
                  to monitor the third party's performance and
                  compliance with such servicing activities.
-----------------                                                          ------------------
1122(d)(1)(iii)   Any requirements in the transaction agreements to
                  maintain a back-up servicer for the mortgage loans are
                  maintained.
-----------------                                                          ------------------
1122(d)(1)(iv)    A fidelity bond and errors and omissions policy is in            x
                  effect on the party participating in the servicing
                  function throughout the reporting period in the amount
                  of coverage required by and otherwise in accordance
                  with the terms of the transaction agreements.
-----------------                                                          ------------------
                            Cash Collection and Administration
-----------------                                                          ------------------
1122(d)(2)(i)     Payments on mortgage loans are deposited into the                x
                  appropriate custodial bank accounts and related bank
                  clearing accounts no more than two business days
                  following receipt, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(2)(ii)    Disbursements made via wire transfer on behalf of an             x
                  obligor or to an investor are made only by authorized
                  personnel.
-----------------                                                          ------------------
1122(d)(2)(iii)   Advances of funds or guarantees regarding collections,           x
                  cash flows or distributions, and any interest or other
                  fees charged for such advances, are made, reviewed and
                  approved as specified in the transaction agreements.
-----------------                                                          ------------------
                  The related accounts for the transaction, such as cash
                  reserve accounts or accounts established as a form of
                  overcollateralization, are separately maintained                 x
                  (e.g., with respect to commingling of cash) as set
1122(d)(2)(iv)    forth in the transaction agreements.
-----------------                                                          ------------------
1122(d)(2)(v)     Each custodial account is maintained at a federally              x
                  insured depository institution as set forth in the
                  transaction agreements. For purposes of this
                  criterion, "federally insured depository institution"
                  with respect to a foreign financial institution means
                  a foreign financial institution that meets the
                  requirements of Rule 13k-1(b)(1) of the Securities
                  Exchange Act.
-----------------                                                          ------------------
1122(d)(2)(vi)    Unissued checks are safeguarded so as to prevent
                  unauthorized access.
-----------------                                                          ------------------
1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for             x
                  all asset-backed securities related bank accounts,
                  including custodial accounts and related bank clearing
                  accounts. These reconciliations are (A) mathematically
                  accurate; (B) prepared within 30 calendar days after
                  the bank statement cutoff date, or such other number
                  of days specified in the transaction agreements; (C)
                  reviewed and approved by someone other than the person
                  who prepared the reconciliation; and (D) contain
                  explanations for reconciling items. These reconciling
                  items are resolved within 90 calendar days of their
                  original identification, or such other number of days
                  specified in the transaction agreements.
-----------------                                                          ------------------
                            Investor Remittances and Reporting
-----------------                                                          ------------------
1122(d)(3)(i)     Reports to investors, including those to be filed with           x
                  the Commission, are maintained in accordance with the
                  transaction agreements and applicable Commission
                  requirements. Specifically, such reports (A) are
                  prepared in accordance with timeframes and other terms
                  set forth in the transaction agreements; (B) provide
                  information calculated in accordance with the terms
                  specified in the transaction agreements; (C) are filed
                  with the Commission as required by its rules and
                  regulations; and (D) agree with investors' or the
                  trustee's records as to the total unpaid principal
                  balance and number of mortgage loans serviced by the
                  Servicer.
-----------------                                                          ------------------
1122(d)(3)(ii)    Amounts due to investors are allocated and remitted in           x
                  accordance with timeframes, distribution priority and
                  other terms set forth in the transaction agreements.
-----------------                                                          ------------------
                  Disbursements made to an investor are posted within
                  two business days to the Servicer's investor records,
                  or such other number of days specified in the                    x
1122(d)(3)(iii)   transaction agreements.
-----------------                                                          ------------------
                  Amounts remitted to investors per the investor reports
                  agree with cancelled checks, or other form of payment,           x
1122(d)(3)(iv)    or custodial bank statements.
-----------------                                                          ------------------
                                 Pool Asset Administration                         x
-----------------                                                          ------------------
1122(d)(4)(i)      Collateral or security on mortgage loans is                     x
                  maintained as required by the transaction agreements
                  or related mortgage loan documents.
-----------------                                                          ------------------
                  Mortgage loan and related documents are safeguarded as           x
1122(d)(4)(ii)    required by the transaction agreements
-----------------                                                          ------------------
1122(d)(4)(iii)   Any additions, removals or substitutions to the asset            x
                  pool are made, reviewed and approved in accordance
                  with any conditions or requirements in the transaction
                  agreements.
-----------------                                                          ------------------
1122(d)(4)(iv)    Payments on mortgage loans, including any payoffs,               x
                  made in accordance with the related mortgage loan
                  documents are posted to the Servicer's obligor records
                  maintained no more than two business days after
                  receipt, or such other number of days specified in the
                  transaction agreements, and allocated to principal,
                  interest or other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.
-----------------                                                          ------------------
1122(d)(4)(v)     The Servicer's records regarding the mortgage loans              x
                  agree with the Servicer's records with respect to an
                  obligor's unpaid principal balance.
-----------------                                                          ------------------
1122(d)(4)(vi)    Changes with respect to the terms or status of an                x
                  obligor's mortgage loans (e.g., loan modifications or
                  re-agings) are made, reviewed and approved by
                  authorized personnel in accordance with the
                  transaction agreements and related pool asset
                  documents.
-----------------                                                          ------------------
1122(d)(4)(vii)   Loss mitigation or recovery actions (e.g., forbearance           x
                  plans, modifications and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as applicable) are
                  initiated, conducted and concluded in accordance with
                  the timeframes or other requirements established by
                  the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(viii)  Records documenting collection efforts are maintained            x
                  during the period a mortgage loan is delinquent in
                  accordance with the transaction agreements. Such
                  records are maintained on at least a monthly basis, or
                  such other period specified in the transaction
                  agreements, and describe the entity's activities in
                  monitoring delinquent mortgage loans including, for
                  example, phone calls, letters and payment rescheduling
                  plans in cases where delinquency is deemed temporary
                  (e.g., illness or unemployment).
-----------------                                                          ------------------
1122(d)(4)(ix)    Adjustments to interest rates or rates of return for
                  mortgage loans with variable rates are computed based
                  on the related mortgage loan documents.
-----------------                                                          ------------------
1122(d)(4)(x)     Regarding any funds held in trust for an obligor (such
                  as escrow accounts): (A) such funds are analyzed, in
                  accordance with the obligor's mortgage loan documents,
                  on at least an annual basis, or such other period
                  specified in the transaction agreements; (B) interest
                  on such funds is paid, or credited, to obligors in
                  accordance with applicable mortgage loan documents and
                  state laws; and (C) such funds are returned to the
                  obligor within 30 calendar days of full repayment of
                  the related mortgage loans, or such other number of
                  days specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xi)    Payments made on behalf of an obligor (such as tax or
                  insurance payments) are made on or before the related
                  penalty or expiration dates, as indicated on the
                  appropriate bills or notices for such payments,
                  provided that such support has been received by the
                  servicer at least 30 calendar days prior to these
                  dates, or such other number of days specified in the
                  transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xii)   Any late payment penalties in connection with any
                  payment to be made on behalf of an obligor are paid
                  from the servicer's funds and not charged to the
                  obligor, unless the late payment was due to the
                  obligor's error or omission.
-----------------                                                          ------------------
                  Disbursements made on behalf of an obligor are posted
                  within two business days to the obligor's records
                  maintained by the servicer, or such other number of
1122(d)(4)(xiii)  days specified in the transaction agreements.
-----------------                                                          ------------------
1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts
                  are recognized and recorded in accordance with the
                  transaction agreements.
-----------------                                                          ------------------
                  Any external enhancement or other support, identified
                  in Item 1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)    transaction agreements.
-----------------                                                          ------------------
                  --------------------------------------------------------

----------------- -------------------------------------------------------- ------------------

                                            [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                            Date:  _________________________

                                            By:  ________________________________
                                            Name:________________________________
                                            Title:_______________________________

                                                                                                   EXHIBIT I-33

                            MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

                                  dated as of  April 26, 2001

                                            between

                              EMC Mortgage Corporation Purchaser

                                            and

                               CENDANT MORTGAGE CORPORATION and

                                   BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
                            (formerly known as CENDANT RESIDENTIAL MORTGAGE TRUST)
                                                    Sellers

                                           Schedules
A.      Mortgage Loan Schedule
B.      Content of Mortgage File
                             B-1 Purchaser's Mortgage File

    B-2 Servicer's Mortgage File

C.      Cendant Guidelines and Restrictions

                                                                  Exhibits

Exhibit 2.05   Form of Assignment, Assumption and Recognition Agreement
Exhibit 5.03(a)       Report P-4DL
Exhibit 5.03(b)       Report S-5L2
Exhibit 5.03(c)       Form of Notice of Foreclosure
Exhibit 5.04-1 Form of Collection Account Certification
Exhibit 5.04-2 Form of Collection Account Letter Agreement
Exhibit 5.06-1 Form of Escrow Account Certification
Exhibit 5.06-2 Form of Escrow Account Letter Agreement
Exhibit 6.02(a)       Report P-139 -- Monthly Statement of Mortgage Accounts
Exhibit 6.02(b)       Report S-50Y -- Private Pool Detail Report
Exhibit 6.02(c)       Report S-213 -- Summary of Curtailments Made Remittance Report
Exhibit 6.02(d)       Report S-214 -- Summary of Paid in Full Remittance Report
Exhibit 6.02(e)       Report S-215 -- Consolidation of Remittance Report
Exhibit 6.02(f)       Report T-62C -- Monthly Accounting Report
Exhibit 6.02(g)       Report T-62E -- Liquidation Report
Exhibit 8.01   Report P-195  Delinquency Report
Exhibit 9      Term Sheet
Exhibit 10     Additional Collateral Assignment and Servicing Agreement

                    MORTGAGE LOAN FLOW PURCHASE, SALE & SERVICING AGREEMENT

        This Mortgage Loan Flow  Purchase,  Sale & Servicing  Agreement,  dated as of April 26, 2001, is entered  into  between  EMC  Mortgage  Corporation,  as  the  Purchaser  ("Purchaser"),  Cendant
        Mortgage  Corporation   ("Cendant  Mortgage")  and  Bishop's  Gate  Residential  Mortgage  Trust
        (formerly  known as Cendant  Residential  Mortgage  Trust) (the  "Trust,"  together with Cendant
        Mortgage, the "Sellers" and individually, each a "Seller"), as the Sellers.

                                    PRELIMINARY STATEMENT

1.  Cendant Mortgage is engaged in the business, inter alia, of making loans to individuals, the repayment of which is secured by a first lien mortgage on such individuals' residences (each, a "Mortgage Loan"). The
Trust is engaged in the business of purchasing such Mortgage Loans from Cendant Mortgage and selling same to investors.

2.  Purchaser is engaged in the business, inter alia, of purchasing Mortgage Loans for its own account.

3.  Cendant Mortgage has established certain terms, conditions and loan programs, as described in Cendant
Mortgage's Program and Underwriting Guidelines (the "Cendant Guide") and Purchaser is willing to purchase
Mortgage Loans that comply with the terms of such terms, conditions and loan programs. The applicable provisions of the Cendant Guide are attached hereto as Schedule C.

4.      Purchaser and Sellers desire to establish a flow program whereby Cendant Mortgage will make Mortgage Loans which meet the applicable provisions of the  Cendant Guide, and Purchaser will, on a regular basis, purchase such Mortgage Loans from Cendant Mortgage or the Trust, as applicable, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement.

5. Purchaser and  Sellers wish to prescribe the terms and manner of purchase by the Purchaser and sale by the
Sellers of the Mortgage Loans, and the management and servicing of the Mortgage Loans by Cendant Mortgage, as the Servicer (the "Servicer"), in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Purchaser and the
Sellers agree as follows:

ARTICLE I:  DEFINITIONS

Section 1.01          Defined Terms.

        Whenever used in this Agreement, the following words and phrases shall have the following meaning specified in this Article:

        "Acceptable Servicing Procedures:  The procedures, including prudent collection and loan administration procedures, and the standard of care (I) employed by prudent mortgage servicers which service mortgage loans of the same type as the Mortgage Loans in he jurisdictions in which the related Mortgage
Properties are located and (ii) in accordance with FNMA Guide, subject to any variances negotiated with FNMA and subject to the express provisions of this Agreement.  Such standard of care shall not be lower than that the Servicer customarily employs and exercises in servicing and administering similar mortgage loans for its own account and shall be in full compliance with all federal, state, and local laws, ordinances, rules and regulations.

        "Affiliate":  When used with reference to a specified Person, any Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified
Person serves in a similar capacity, or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified person is directly or indirectly the owner of 10% or more of any class of equity securities.

        "Agreement":  This Mortgage Loan Flow Purchase, Sale & Servicing Agreement between the Purchaser and the Sellers.

        "ALTA":  The American Land Title Association or any successor thereto..

        "Appraised Value":  With respect to any Mortgaged Property, the lesser of:  (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the
Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC; or (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided that, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property shall be based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of FNMA and FHLMC.

        "ARM Loan":  An "adjustable rate" Mortgage Loan, the Note Rate of which is subject to periodic adjustment in accordance with the terms of the Mortgage Note.

        "Assignment":  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

        "Bankruptcy Code":  The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101-1330), as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

        "Business Day":  Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Federal
Reserve is closed.

        "Buydown Mortgage Loan":  Any Mortgage Loan in respect of which, pursuant to a buydown agreement, (i)
the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the diference between the payments required under such buydown agreement and the Mortgage Note is provided from buydown funds.

        "Cendant Guide":  As defined in paragraph 3 of the Preliminary Statement to this Agreement.

        "Closing Documents":  With respect to the initial Funding Date, the following documents:

(A)     two counterparts to this Agreement

(B)     the final Mortgage Loan Schedule for the related Transaction

(C)      the related Term Sheet

        "Code":  The Internal Revenue Code of 1986, as amended.

        "Collection Account":  The separate trust account or accounts created and maintained pursuant to
Section 5.04 which shall be an Eligible Account and which shall be entitled "Cendant Mortgage Corporation, as servicer and custodian for the Purchaser of Mortgage Loans under the Mortgage Loan Flow Purchase, Sale &
Servicing Agreement, dated as of April 26, 2001 ."

        "Condemnation Proceeds": All awards or settlements in respect of a taking of an entire Mortgaged
Property or a part thereof by exercise of the power of eminent domain or condemnation.

         "Credit Documents": Those documents, comprising part of the Mortgage File, required of the Mortgagor, as described in Section 2 (Specific Loan Program Guidelines) of the Guide.

"Cut Off Date": The first day of the month in which the related Funding Date occurs.

        "Defective Mortgage Loan":  As defined in Section 3.04(3).

        "Determination Date":  The 15th day of each calendar month, commencing on the 15th day of the month following the Funding Date, or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

        "Due Date":  With respect to any Mortgage Loan, the day of the month on which each Monthly Payment is due thereon, exclusive of any days of grace.

        "Eligible Account":  One or more accounts (i) that are maintained with a depository institution the long-term unsecured debt obligations of which have been rated by each Rating Agency in one of its two highest rating categories at the time of any deposit therein, (ii) that are trust accounts with any depository institution held by the depository institution in its capacity as a corporate trustee, or (iii) the deposits in which are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Purchaser has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained.  In addition, solely with respect to Mortgage Loans which are not part of a securitization, "Eligible Account"
shall include any accounts that meet the standards established from time to time by FNMA for eligible custodial depositories.

        "Environmental Assessment":  A "Phase I" environmental assessment of a Mortgaged Property prepared by an Independent Person who regularly conducts environmental assessments and who has any necessary license(s)
required by applicable law and has five years experience in conducting environmental assessments.

        "Environmental Conditions Precedent to Foreclosure":  As defined in Section 5.15(v).

        "Environmental Laws":  All federal, state, and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

        "Escrow Account":  The separate trust account or accounts created and maintained pursuant to
Section 5.06 which shall be an eligible account which shall be entitled "Cendant Mortgage Corporation, as servicer and custodian for the Purchaser under the Mortgage Loan Flow Purchase, Sale & and Servicing
Agreement, dated as of April 26, 2001 (as amended), and various mortgagors."

        "Escrow Payments":  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the
Mortgagor with the mortgagee pursuant to any Mortgage Loan.

        "Event of Default":  Any one of the conditions or circumstances enumerated in Section 10.01.

        "FDIC":  The Federal Deposit Insurance Corporation or any successor organization.

        "FHLMC":  The Federal Home Loan Mortgage Corporation (also known as Freddie Mac) or any successor organization.

        "FHLMC Servicing Guide":  The FHLMC/Freddie Mac Sellers' and Servicers' Guide in effect on and after the Funding Date.

        "Fidelity Bond":  A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

        "FNMA":  The Federal National Mortgage Association (also known as Fannie Mae) or any successor organization.

        "FNMA Guide":  The FNMA/Fannie Mae Selling Guide and the Servicing Guide, collectively, in effect on and after the Funding Date.

        "Funding Date": Each date  that Purchaser purchases Mortgage Loans from the Sellers hereunder.

        "Gross Margin":  With respect to each ARM Loan, the fixed percentage added to the Index on each Rate
Adjustment Date, as specified in each related Mortgage Note and listed in the Mortgage Loan Schedule.

        "Independent":  With respect to any specified Person, such Person who:  (i) does not have any direct financial interest or any material indirect financial interest in the applicable Mortgagor, the Sellers, the
Purchaser, or their Affiliates; and (b) is not connected with the applicable Mortgagor, the Sellers, the
Purchaser, or their respective Affiliates as an officer, employee, promoter, underwriter, trustee, member, partner, shareholder, director, or Person performing similar functions.
        "Index":  With respect to each ARM Loan, on each Rate Adjustment Date, the applicable rate index set forth on the Mortgage Loan Schedule, which shall be an index described on such Mortgage Loan Schedule.

        "Insolvency  Proceeding":  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental  authority relating to bankruptcy, reorganization,  insolvency, liquidation,  receivership,  dissolution,  winding-up, or relief of debtors;  or (ii) any general assignment for the benefit of creditors,  composition,  marshaling of assets for creditors,  or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person's creditors;  in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

        "Insurance Proceeds":  Proceeds of any Primary Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance Acceptable Servicing
Procedures.

        "Lender Paid Mortgage Insurance Rate":  The Lender Paid Mortgage Insurance Rate for any lender-paid
Primary Insurance Policy shall be a rate per annum equal to the percentage shown on the Mortgage Loan
Schedule.

        "Legal Documents": Those documents, comprising part of the Mortgage File, set forth in Schedule B-1 of this Agreement.

        "Liquidation Proceeds":  Amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property in accordance with the provisions hereof.

        "Loan-to-Value Ratio" or "LTV":  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the lesser of the Appraised Value of the related Mortgaged Property or the purchase price.  The Loan-to-Value Ratio of any Additional Collateral Mortgage Loan (as defined in Exhibit 10 hereto) shall be calculated by reducing the principal balance of such Additional Collateral Mortgage Loan by the amount of Additional Collateral (as defined in Exhibit 10 hereto) with respect to such Mortgage Loan.

        "MAI Appraiser":  With respect to any real property, a member of the American Institute of Real Estate
Appraisers with a minimum of 5 years of experience appraising real property of a type similar to the real property being appraised and located in the same geographical area as the real property being appraised.

        "Monthly Advance":  The aggregate amount of the advances made by the Servicer on any Remittance Date pursuant to and as more fully described in Section 6.03.

        "Monthly Payment":  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        "Monthly Period":   The period commencing on the day after each Record Date during the term hereof and ending on the next succeeding Record Date during the term hereof (or, if earlier, the date on which this
Agreement terminates).

        "Mortgage": The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        "Mortgaged Property":  With respect to a Mortgage Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate.

        "Mortgage File":  With respect to a particular Mortgage Loan, those origination and servicing documents, escrow documents, and other documents as are specified on Schedule B to this Agreement.

        "Mortgage Loan":  Each individual mortgage loan (including all documents included in the Mortgage File evidencing the same, all Monthly Payments, Principal Prepayments , Insurance Proceeds, Condemnation Proceeds,
Liquidation Proceeds, and other proceeds relating thereto, and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith) which is the subject of this Agreement.  The
Mortgage Loans subject to this Agreement shall be identified on Mortgage Loan Schedules prepared in connection with each Funding Date.

        "Mortgage Loan Remittance Rate": The gross interest rate of the Mortgage Loans less the Servicing Fee
Rate and Lender Paid Mortgage Insurance Rate, if applicable.

               " Mortgage  Loan  Schedule:  With  respect to the Mortgage  Loans  included in a Loan Pool to be sold pursuant to this Agreement on any Funding Date, the  Schedule or  Schedules of Mortgage Loans agreed to by the  parties  that  describes  such  Mortgage  Loans,  which  Schedule shall  set forth at least the  following information  with respect to each Mortgage Loan to the extent  applicable:  (1) the  Mortgage Loan  identifying number,  (2) the city, state and zip code of the Mortgaged Property,  (3)  the Mortgage Interest Rate as of the
applicable  Cut-off Date,  (4) the Net Rate as of the  applicable  Cut-off Date,  (5) the amount of the Monthly
Payment as of the  applicable  Cut-off Date,  (6) with  respect to each ARM Loan,  the Gross  Margin,  (7)  the scheduled or stated  Maturity  Date,  (8) the  Cut-off Date  Principal  Balance of the Mortgage  Loan,  (9) the
Loan-to-Value  Ratio at  origination,  (10) with  respect to each ARM Loan, the first Interest Rate  Adjustment
Date  immediately  following the Closing Date for such Mortgage Loan,  (11) with  respect to each ARM Loan, the
Maximum Mortgage  Interest Rate, (12) the Mortgagor's  first and last name, (13) a code indicating the Mortgage property  occupancy,  (14) the type of  residential  dwelling  constituting  the Mortgaged  Property,  (15) the original months to maturity,  (16) the original date of the Mortgage Loan and the remaining  months to maturity from the Cut-off Date based on the original  amortization  schedule,  (17) the date on which the first  Monthly
Payment was due on the Mortgage  Loan,  (18) the amount of the Monthly  Payment at  origination,  (19) the last
Due Date on which a Monthly Payment was actually  applied to the Unpaid  Principal  Balance,  (20) the original principal  amount of the  Mortgage  Loan,  (21) a code  indicating  the  purpose  of the loan  (i.e.,  purchase financing,  rate/term  refinancing,  cash-out  refinancing),  (22) the Mortgage  Interest Rate at  origination,
(23) with  respect to each ARM Loan,  the periodic  rate cap,  (24) with  respect to each ARM Loan,  the Index,
(25) a code  indicating  whether the Mortgage Loan is an ARM Loan or a fixed rate Mortgage Loan, (26) a Primary
Mortgage  Insurance  insurer code,  percent and policy number (if applicable),  (27) the Appraised Value of the
Mortgaged  Property,  (28) the sale price of the Mortgaged Property,  if applicable,  (29) a code indicating if the Mortgage  Loan is subject to a prepayment  penalty,  (30) the  Servicing Fee Rate,  (31) a code  indicating whether or not the Mortgage Loan is the subject of a lender-paid  Primary  Insurance Policy and, if so the name of the insurer,  the coverage  percentage,  the policy number and the Lender Paid Mortgage  Insurance Rate (32)
if the Due Date is other  than the  first  day of the  month,  the Due  Date,  (33)  the  first  Interest  Rate
Adjustment Date after  origination,  (34) the Initial Rate Cap, (35) the Minimum Mortgage Interest Rate, (36) a
code indicating the document type (e.g.,  full, alt, etc.),  (37) a credit score or mortgage score, (38) a code indicating  whether or not the  Mortgage  Loan is subjuect of a buydown  and, if so, the period and terms o the buydowns  (e.g.  3-2-1,  2-1,  ect),  (39) a  code  indicating  whether  the  Mortgage  Loan  is an  additional collateral  Mortgage  Loan  and the  product  code  (e.g.,  Mortgage  100,  Parent  Power,  ect.),  and (40) if
applicable,  the pledge amount,  (41) if  applicable,  the effective  loan-to-value  ratio.  In addition,  with respect to Mortgage Loans in the aggregate,  the  Schedule shall  set forth at least the following  information for Mortgage Loans:  Cut-Off Date Principal  Balance,  weighted  average of the Net Rates and weighted  average time  to  maturity.  "Mortgage  Loan  Schedule"  is the  collective  reference  to each  of the  Mortgage  Loan
Schedules delivered by the Sellers to the Purchaser pursuant to this Agreement.

        Mortgage Loan Schedule":  The list of Mortgage Loans identified on each Funding Date that sets forth the information with respect to each Mortgage Loan that is specified on Schedule A hereto. A Mortgage Loan
Schedule will be prepared for each Funding Date."Mortgage Note":  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        "Mortgagor":  The obligor on a Mortgage Note.

        "Note Rate":  With respect to any Mortgage Loan at any time any determination thereof is to be made, the annual rate at which interest accrues thereon.

        "Officers' Certificate":  A certificate signed by (i) the President or a Vice President and (ii) the
Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, and
delivered by the Servicer to the Purchaser as required by this Agreement.

        "Payoff":  With respect to any Mortgage Loan, any payment or recovery received in advance of the last scheduled Due Date of such Mortgage Loan, which payment or recovery consists of principal in an amount equal to the outstanding principal balance of such Mortgage Loan, all accrued and unpaid prepayment penalties, premiums, and/or interest  with respect thereto, and all other unpaid sums due with respect to such Mortgage
Loan.

        "Permitted Investments":   Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:
               (i) direct  obligations of, and obligations  fully  guaranteed by, the United States of America, or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America; and

               (ii)  federal  funds,  demand and time  deposits  in,  certificates  of deposits of, or bankers'
        acceptances issued by, any depository  institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to  supervision  and  examination by federal and/or state banking  authorities,  so long as at the time of such investment or contractual commitment  providing for such investment the commercial  paper or other short-term debt obligations of such  depository  institution  or trust company (or, in the case of a depository  institution  or trust company  which  is the  principal  subsidiary  of a  holding  company,  the  commercial  paper or other short-term  debt  obligations of such holding  company) are rated "P-1" by Moody's  Investors  Service,
        Inc. and the long-term debt obligations of such holding  company) are rated "P-1" by Moody's  Investors
        Service,  Inc. and the long-term debt obligations of such depository  institution or trust company (or, in the case of a  depository  institution  or trust  company  which is the  principal  subsidiary  of a holding  company,  the long-term debt  obligations of such holding  company) are rated at least "Aa" by
        Moody's Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

        "Person":  Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

        "Prepaid Monthly Payment":  Any Monthly Payment received prior to its scheduled Due Date and which is intended to be applied to a Mortgage Loan on its scheduled Due Date.

        "Primary Insurance Policy":  Each primary policy of mortgage insurance in effect with respect to a
Mortgage Loan and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

        "Principal Prepayment":  Any payment or other recovery of principal on a Mortgage Loan (including a
Payoff), other than a Monthly Payment or a Prepaid Monthly Payment which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which is intended to reduce the principal balance of the Mortgage Loan.

        "Purchaser":  EMC Mortgage Corporation or its successor in interest or any successor under this
Agreement appointed as herein provided.

        "Purchaser's Account":  The account of the Purchaser at a bank or other entity most recently designated in a written notice by the Purchaser to the Sellers as the "Purchaser's Account."

         "Purchase Price":  as to each Mortgage Loan to be sold hereunder, the price set forth in the Purchase
Price and Terms Letter and related Term Sheet.

        "Purchase Price and Terms Letter": With respect to each purchase of Mortgage Loans, that certain letter agreement setting forth the general terms and conditions of such transaction and identifying the
Mortgage Loans to be purchased thereunder by and between the Seller and the Purchaser.

        "Qualified Mortgage Insurer":  American Guaranty  Corporation,  Commonwealth  Mortgage Assurance
        Company,   General  Electric  Mortgage   Insurance   Companies,   Mortgage  Guaranty   Insurance
        Corporation,  PMI Mortgage  Insurance  Company,  Republic  Mortgage  Insurance Company or United
        Guaranty Residential Insurance Corporation.

        "Rate Adjustment Date":  With respect to each ARM Loan, the date on which the Note Rate adjusts.

        "Rating Agency":  Standard & Poor's Ratings Services,  a division of The McGraw-Hill  Companies,
        Moody's Investors Service,  Inc., Fitch Investors  Service,  Inc. or Duff & Phelps Credit Rating
        Co.

        "Record Date":  The close of business of the last Business Day of the month  preceding the month of the related Remittance Date.

        "Refinanced Mortgage Loan":  A Mortgage Loan that was made to a Mortgagor who owned the Mortgaged
Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

        "REMIC": A "real estate mortgage  investment  conduit" within the meaning of Section 860D of the
        Internal Revenue Code or any similar tax vehicle  providing for the pooling of assets (such as a
        Financial Asset Security Investment Trust).

        "Remittance Date":  The 18th  day of each calendar month, commencing on the 18th day of the month following the Funding Date, or, if such 18th day is not a Business Day, then the next Business Day immediately preceding such 18th day.

        "Remittance  Rate":  With  respect  to each  Mortgage  Loan,  the  related  Note Rate  minus the
        Servicing Fee Rate.

"REO Disposition":  The final sale by the Servicer of any REO Property.

"REO Disposition Proceeds":   Amounts received by the Company in connection with a related REO Disposition.

        "REO Property":  A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Section 5.13.

        "Repurchase Price":  As to (a) any Defective Mortgage Loan required to be repurchased hereunder with respect to which a breach occurred  or (b) any Mortgage Loan required to be repurchased pursuant to Section
3.04 and/or Section 7.02, an amount equal to the Unpaid Principal Balance of such Mortgage Loan at the time of repurchase; plus (2) interest on such Mortgage Loan at the applicable Note Rate from the last date through which interest has been paid and distributed to the Purchaser hereunder to the  end of the month of repurchase; minus (3) any amounts received in respect of such Defective Mortgage Loan which are being held in the Collection Account for future remittance.

        "Scheduled Principal Balance":  With respect to any Mortgage Loan, (i) the outstanding principal balance as of the Funding Date after application of principal payments due on or before such date whether or not received, minus (ii) all amounts previously remitted to the Purchaser with respect to such Mortgage Loan representing (a) payments or other recoveries of principal, or (b) advances of principal made pursuant to
Section 6.03.

        "Sellers":   Cendant  Mortgage   Corporation,   a  New  Jersey  corporation  and  Bishop's  Gate
        Residential  Mortgage Trust (formerly known as Cendant  Residential  Mortgage Trust), a Delaware business trust, or their successors in interest or any successor under this Agreement  appointed as herein provided.

        "Servicer":  Cendant Mortgage Corporation, a New Jersey corporation.

        "Servicer's Mortgage File":  The documents pertaining to a particular Mortgage Loan which are specified on Exhibit S-1 attached hereto and any additional documents required to be included or added to the
"Servicer's Mortgage File" pursuant to this Agreement.

        "Servicing Advances":  All "out of pocket" costs and expenses that are customary, reasonable and necessary which are incurred by the Servicer in the performance of its servicing obligations hereunder, including (without duplication) (i) reasonable attorneys' fees and (ii) the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the servicing, management and liquidation of any Specially Serviced Mortgaged Loans and/or any REO Property, and (d) compliance with the Servicer's obligations under Section 5.08.

        "Servicing Event":  Any of the following events with respect to any Mortgage Loan:  (i) any Monthly
Payment being more than 60 days delinquent; (ii) any filing of an Insolvency Proceeding by or on behalf of the related Mortgagor, any consent by or on behalf of the related Mortgagor to the filing of an Insolvency
Proceeding against such Mortgagor, or any admission by or on behalf of such Mortgagor of its inability to pay such Person's debts generally as the same become due; (iii) any filing of an Insolvency Proceeding against the related Mortgagor that remains undismissed or unstayed for a period of 60 days after the filing thereof;
(iv) any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of the related Mortgagor or with respect to any Mortgaged Property; (v) any receipt by the Servicer of notice of the foreclosure or proposed foreclosure of any other lien on the related Mortgaged Property; (vi) any proposal of a material modification
(as reasonably determined by the Seller) to such Mortgage Loan due to a default or imminent default under such Mortgage Loan; or (vii) in the reasonable judgment of the Servicer, the occurrence, or likely occurrence within 60 days, of a payment default with respect to such Mortgage Loan that is likely to remain uncured by the related Mortgagor within 60 days thereafter.

        "Servicing  Fee": The annual fee,  payable  monthly to the Servicer out of the interest  portion of the Monthly Payment  actually  received on each Mortgage Loan. The Servicing Fee with respect to each  Mortgage  Loan for any  calendar  month  (or a  portion  thereof)  shall be 1/12 of the product of (i) the Scheduled  Principal Balance of the Mortgage Loan and (ii) the  Servicing Fee
        Rate applicable to such Mortgage Loan.

        "Servicing Fee Rate":  (i) with respect to any ARM Loan, 0.375% per annum; provided that, prior to the first Rate Adjustment Date with respect to any such Mortgage Loan, such rate may be, at the Servicer's option, not less than 0.25% per annum; and (ii) with respect to any Mortgage Loan other than an ARM Loan,
0.25% per annum. Such rate will be indicated on the Mortgage Loan Schedule.

        "Servicing Officer":  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a written list of servicing officers furnished by the Servicer to the Purchaser upon request therefor by the Purchaser, as such list may from time to time be amended.

        "Specially Serviced Mortgage Loan":  A Mortgage Loan as to which a Servicing Event has occurred and is continuing.

        "Unpaid Principal Balance":  With respect to any Mortgage Loan, at any time, the actual outstanding principal balance then payable by the Mortgagor under the terms of the related Mortgage Note.

                      ARTICLE II: SALE AND CONVEYANCE OF MORTGAGE LOANS;        POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS;            DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  Sale and Conveyance of Mortgage Loans.

        Seller agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage
Loans identified in a Mortgage Loan Schedule, on the price and terms set forth herein. Purchaser, on any
Funding Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage
Loan Schedule attached to the applicable Term Sheet, subject to the terms and conditions of this Agreement and the applicable Term Sheet.

        Purchaser will purchase Mortgage Loan(s) from Seller, from time to time on such Funding Dates as may be agreed upon by Purchaser and Seller.The closing shall, at Purchaser's option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the Funding Date and subject to the terms and conditions of this Agreement, each Seller will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this
Agreement, and the Purchaser will purchase, all of the right, title and interest of the applicable Seller in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

        Examination of the Mortgage Files may be made by Purchaser or its designee as follows. No later than five business days prior to the Funding Date, Seller will deliver to Purchaser or  its designee Legal
Documents required pursuant to Schedule B. Upon Purchaser's request, Seller shall make the Credit Documents available to Purchaser for review, at Seller's place of business and during reasonable business hours. If
Purchaser makes such examination prior to the Funding Date and identifies any Mortgage Loans that do not conform to the Cendant Guide or are otherwise unacceptable to Purchaser, such Mortgage Loans will be deleted from the Mortgage Loan Schedule at Purchaser's discretion.  Purchaser may, at its option and without notice to Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan files shall not affect Purchaser's rights to demand repurchase, substitution or other relief as provided herein.

        On the Funding Date and in accordance with the terms herein, Purchaser will pay to Seller, by wire transfer of immediately available funds, the Purchase Price, together with interest at the Mortgage Loan
Remittance Rate from the Cut-Off Date to the Funding Date,  according to the instructions to be provided, respectively, by Cendant Mortgage and the Trust.

        Purchaser  shall be  entitled  to all  scheduled  principal  due after  the  Cut-Off  Date,  all other recoveries of principal  collected after the Funding Date and all payments of interest on the Mortgage
        Loans (minus that  portion of any such  payment  which is allocable to the period prior to the Funding
        Date).  The  principal  balance of each  Mortgage  Loan as of the  Funding  Date is  determined  after application  of payments of  principal  due on or before the Funding  Date  whether or not  collected.
        Therefore,  payments of scheduled  principal  and  interest  prepaid for a due date beyond the Funding
        Date shall not be applied to the principal  balance as of the Funding Date. Such prepaid amounts shall be the property of Purchaser.  Seller shall hold any such prepaid amounts for the benefit of Purchaser for  subsequent  remittance  by Seller to  Purchaser.  All  scheduled  payments of principal due on or before the Funding Date and collected by Seller after the Funding Date shall belong to Seller.

Section 2.02          Possession of Mortgage Files.

        Upon the sale of any Mortgage Loan, the ownership of such Mortgage Loan, including the Mortgage Note, the Mortgage, the contents of the related Mortgage File and all rights, benefits, payments, proceeds and obligations arising therefrom or in connection therewith, shall then be vested in the Purchaser, and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and, to the extent retained by the Seller, shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in a custodial capacity only. The contents of such Mortgage File not delivered to the Purchaser or Purchaser's designee are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof and the
Sellers' possession of the contents of each Mortgage File so retained is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Seller is in a custodial capacity only.  Mortgage Files shall be maintained separately from the other books and records of the Seller.  Each Seller shall release from its custody  the contents of any Mortgage File only in accordance with written instructions from the Purchaser, except where such release is required as incidental to the
Servicer's servicing of the Mortgage Loans or is in connection with a repurchase of any such Mortgage Loan pursuant to Section 3.04.

Any documents released to a Seller or the Servicer in connection with the foreclosure or servicing of any
Mortgage Loan shall be held by such Person in trust for the benefit of the Purchaser in accordance with this
Section 2.02.  Such Person shall return to the Purchaser such documents when such Person's need therefor in connection with such foreclosure or servicing no longer exists (unless sooner requested by the Purchaser);
provided that, if such Mortgage Loan is liquidated, then, upon the delivery by a Seller or the Servicer to the Purchaser of a request for the release of such documents and a certificate certifying as to such liquidation, the Purchaser shall promptly release and, to the extent necessary, deliver to such Person such documents.

At the option of Puchaser, the Mortgage Files shall be held by document custodian in accordance with the terms of a custodial agreement.

Section 2.03          Books and Records.

        The sale of each of the Mortgage Loans shall be reflected on the applicable Seller's balance sheet and other financial statements as a sale of assets by the applicable Seller.  Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans it conveyed to the Purchaser which shall be clearly marked to reflect the sale of each Mortgage Loan to the Purchaser and the ownership of each Mortgage Loan by the Purchaser.

Section 2.04          Defective Documents; Delivery of Mortgage Loan Documents .

        Subsequent to the Funding Date, if the Purchaser or either Seller finds any document or documents constituting a part of a Mortgage File to be defective or missing in any material respect (in this Section
2.04, a "Defect"), the party discovering such Defect shall promptly so notify the other parties.  If the
Defect pertains to the Mortgage Note or the Mortgage, then the applicable Seller shall have a period of 45 days within which to correct or cure any such defect after the earlier of such Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within such 45 day period, such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided that such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  If the Defect pertains to any other document constituting a part of a Mortgage File, then such Seller shall have a period of 90 days within which to correct or cure any such Defect after the earlier of such Seller's discovery of same or such Seller being notified of same.  If such Defect can ultimately be cured but is not reasonably expected to be cured within the 90 day period, then such Seller shall have such additional time as is reasonably determined by the Purchaser to cure or correct such Defect provided such Seller has commenced curing or correcting such Defect and is diligently pursuing same.  Cendant Mortgage hereby covenants and agrees that, if any material Defect cannot be corrected or cured, the related Mortgage Loan shall automatically constitute, upon the expiration of the applicable cure period described above and without any further action by any other party, a Defective Mortgage Loan, whereupon Cendant Mortgage shall repurchase such Mortgage Loan by paying to the Purchaser the Repurchase
Price therefor in accordance with Section 3.04(3).

        The applicable Seller will, with respect to each Mortgage Loan to be purchased by the
Purchaser, deliver and release to the Purchaser the Legal Documents as set forth in Section 2.01.  If the applicable Seller cannot deliver an original Mortgage with evidence of recording thereon, original assumption, modification and substitution agreements with evidence of recording thereon or an original intervening assignment with evidence of recording thereon within the applicable time periods, then such
Seller shall promptly deliver to the Purchaser such original Mortgages and original intervening assignments with evidence of recording indicated thereon upon receipt thereof from the public recording official, except in cases where the original Mortgage or original intervening assignments are retained permanently by the recording office, in which case, such Seller shall deliver a copy of such Mortgage or intervening assignment, as the case may be, certified by such public recording office to be a true and complete copy of the recorded original thereof.

        If the original Mortgage was not delivered pursuant to the preceding paragraph, then the applicable
Seller shall use its best efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to the Purchaser promptly upon receipt thereof.  Notwithstanding the foregoing, if the original Mortgage, original assumption, modification, and substitution agreements, the original of any intervening assignment or the original policy of title insurance is not so delivered to the Purchaser within
180 days following the Funding Date, then, upon written notice by the Purchaser to Cendant Mortgage, the
Purchaser may, in its sole discretion, then elect (by providing written notice to Cendant Mortgage) to treat such Mortgage Loan as a Defective Mortgage Loan, whereupon Cendant Mortgage shall repurchase such Mortgage
Loan by paying to the Purchaser the Repurchase Price therefor in accordance with Section 3.04(3). The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the Mortgage
Files shall not affect its right to demand repurchase or any other remedies provided in this Agreement.

        At the Purchaser's request, the Assignments shall be promptly recorded in the name of the Purchaser or in the name of a Person designated by the Purchaser in all appropriate public offices for real property records.  If any such Assignment is lost or returned unrecorded because of a defect therein, then the applicable Seller shall promptly prepare a substitute Assignment to cure such defect and thereafter cause each such Assignment to be duly recorded.  All recording fees related to such a one-time recordation of the
Assignments to or by a Seller shall be paid by the applicable Seller.

Section 2.05          Transfer of Mortgage Loans.

        Subject to the provisions of this Section 2.05, the Purchaser shall have the right, without the consent of the Sellers, at any time and from time to time, to assign any of the Mortgage Loans and all or any part of its interest under this Agreement and designate any person to exercise any rights of the Purchaser hereunder, and the assignees or designees shall accede to the rights and obligations hereunder of the
Purchaser with respect to such Mortgage Loans.  The Sellers recognize that the Mortgage Loans may be divided into "packages" for resale ("Mortgage Loan Packages").

        All of the provisions of this Agreement shall inure to the benefit of the Purchaser and any such assignees or designees.  All references to the Purchaser shall be deemed to include its assignees or designees.  Utilizing resources reasonably available to the Seller without incurring any cost except the
Seller's overhead and employees' salaries, the applicable Seller shall cooperate in any such assignment of the Mortgage Loans and this Agreement; provided that the Purchaser shall bear all costs associated with any such assignment of the Mortgage Loans and this Agreement other than such Seller's overhead or employees'
salaries.

        The Servicer and the Purchaser acknowledge that the Servicer shall continue to remit payments to the
Purchaser on the Remittance Date after the transfer of the Mortgage Loans, unless the Servicer was notified in writing of the new record owner of the Mortgage Loans prior to the immediately preceding Record Date, in which case, the Servicer shall remit to the new record owner (or trustee or master servicer, as the case may
be) of the Mortgage Loans.

        Any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the
Mortgage Loans may review and underwrite the Servicer's servicing and origination operations, upon reasonable prior notice to the Servicer, and the Servicer shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are reasonably available and can be produced without unreasonable expense or effort.  The Servicer shall make the Mortgage Files related to the
Mortgage Loans held by the Servicer available at the Servicer's principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Servicer (in no event less than 5 Business Days prior notice).  The Servicer may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release agreement with respect to its activities on the Servicer's premises.

        The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans.  The Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, any or all of the Mortgage
Loans; provided that no such sale and transfer shall be binding upon the Servicer unless such transferee shall agree in writing to an Assignment, Assumption and Recognition Agreement, in substantially the form of
Exhibit 2.05 attached hereto, and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to the Servicer.  The Servicer shall evidence its acknowledgment of any transfers of the Mortgage Loans to any assignees of the Purchaser by executing such Assignment, Assumption and
Recognition Agreement.  The Servicer shall mark its books and records to reflect the ownership of the
Mortgage Loans by any such assignees, and the previous Purchaser shall be released from its obligations hereunder accruing after the date of transfer to the extent such obligations relate to Mortgage Loans sold by the Purchaser.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and the
Servicer and their permitted successors, assignees and designees.

86

ARTICLE III:  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REPURCHASE; REVIEW OF MORTGAGE LOANS

Section 3.01   Representations and Warranties of each Seller.

        Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of each Funding
Date or as of such date specifically provided herein:

(1)      Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a
Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and with respect to Cendant Mortgage, service each Mortgage Loan in accordance with the terms of this Agreement.

(2)     Due Authority.  Cendant Mortgage had the full power and authority and legal right to originate the
Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The
Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the
Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(3)     No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this
Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the
Seller's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the
Mortgage Loans;

(4)     Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)     No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its
Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller's knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(6)     Financial Statements.  Cendant Mortgage has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000  Except as has previously been disclosed to the Purchaser in writing:
(a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Cendant Mortgage and its subsidiaries;
and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.  The Trust has delivered to the Purchaser financial statements dated as of December 31, 2000 and a copy of its Offering Circular dated May 21, 1998
(the "Trust Financials") and such Trust Financials  fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of the Trust.  Except as has previously been disclosed to the Purchaser in writing, there has been no change in such Trust
Financials since their date and the Trust is not aware of any errors or omissions therein;

(7)     No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the applicable Seller since (i) in the case of Cendant Mortgage, the date of its financial statements and (ii) in the case of the Trust, the date of delivery of the Trust Financials, that would have a material adverse effect on the ability of the applicable Seller to perform its obligations under this Agreement;

(8)     No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the
Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement or the Mortgage Loans, or have a material adverse effect on the financial condition of the Seller;

(9)     No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(10)    Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage
Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(11)    No Broker.  The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(12)    No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or in connection with the transactions contemplated herein or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein not misleading.

 (13)   No Fraud.  Each Mortgage Loan being sold by the Seller to the Purchaser hereunder was originated and/or acquired by the Seller and sold to the Purchaser in each instance without any conduct (whether directed toward the Purchaser or otherwise) constituting fraud or misrepresentation on the part of the
Seller;

(14)    No Adverse Selection.  The Seller has used no adverse selection procedures in selecting the Mortgage
Loans from among the outstanding conventional home mortgage loans in the Seller's portfolio at the Closing
Date as to which the representations and warranties set forth in Section 3.03 could be made;

Section 3.02          Representations and Warranties of the Servicer.

           The Servicer represents, warrants and covenants to the Purchaser that as of the Funding Date or as of such date specifically provided herein:

(1)      Ability to Service.  The Servicer is an approved seller/servicer for FNMA and FHLMC in good standing and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Section 203 of the
National Housing Act, with facilities, procedures and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.  No event has occurred that would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements or that would require notification to either
FNMA or FHLMC;

(2)     Collection Practices.  The origination, servicing and collection practices used by the Servicer and any prior originator and servicer with respect to each  Mortgage Loan (including, without limitation, the establishment, maintenance, and servicing of the Escrow Accounts, if any) have been in all respects legal, proper and prudent in the mortgage servicing business and in accordance with the terms of the Mortgage Loan documents an Acceptable Servicing Procedures.  With respect to Escrow Accounts and escrow payments that the
Servicer is entitled to collect, there are no deficiencies for which customary arrangements for repayment have not been made.  All escrow payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents.  If such
Mortgage Loan is the subject to an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  Any Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

 (3)     Due Organization.  The Servicer is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a
Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Servicer by any state having jurisdiction and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan and service each Mortgage Loan in accordance with the terms of this Agreement.

(4)     Due Authority.  Servicier has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(5)     No Conflict.  The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the
Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Purchaser to realize on the
Mortgage Loans;

(6)     Ability to Perform.  The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(7)     No Material Default.  Neither the Servicer nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Servicer or any of its
Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Servicer to perform under this Agreement, nor, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(8)     Financial Statements.  Servicer has delivered to the Purchaser financial statements as to its fiscal year ended December 31, 2000.  Except as has previously been disclosed to the Purchaser in writing:  (a) such financial statements fairly present the results of operations and changes in financial position for such period and the financial position at the end of such period of Servicer and its subsidiaries; and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

(9)     No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of its financial statements that would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement;

(10)    No Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened, against the Servicer, which, either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Servicer, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Servicer;

(11)    No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the
Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Funding Date;

(12)    Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Servicer;

(13)    No Broker.  The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(14)    No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a
fact necessary to make the statements contained therein not misleading.

Section 3.03   Representations and Warranties as to Individual Mortgage Loans .

        With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan.
Such representations and warranties speak as of the Funding Date unless otherwise indicated, but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(1)      Mortgage Loan as Described.  Each Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the
                             Mortgage Loan Schedule is true and correct in all material respects;

(2)      Complete Mortgage Files.  The instruments and documents specified in Section 2.02 with respect to such Mortgage Loan have been delivered to the Purchaser or Purchaser's designee in compliance with the requirements of Article II.  The Seller is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser;

(3)      Owner of Record.  The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller or Servicer is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related
                             Mortgage Note;

(4)      Payments Current.  All payments required to be made up to and including the Funding Date for such
                             Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Funding Date, and has not been so delinquent in the twelve months prior to the Funding Date;

(5)      No Outstanding Charges.  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(6)      Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage related to such Mortgage
                             Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage Loan Schedule;

(7)      No Defenses.  The Mortgage Note and the Mortgage related to such Mortgage Loan are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(8)       Hazard Insurance.  (a) All buildings upon the Mortgaged Property related to such Mortgage Loan are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of either Section 5.10 or Section 5.11.  All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid.  The related
                             Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor's cost and expense, and on such Mortgagor's failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such
                             Mortgagor's cost and expense and to seek reimbursement therefor from such
                             Mortgagor; or (b) in the case of a condominium or PUD project that is not covered by an individual policy, the condominium or PUD project is covered by a
                             "master" or "blanket" policy and there exists and is in the Servicer's Mortgage
                             File a certificate of insurance showing that the individual unit that secures the first mortgage or share loan is covered under such policy.  The insurance policy contains a standard mortgagee clause naming the originator of such
                             Mortgage Loan (and its successors and assigns), as insured mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid.  The insurance policy provides for advance notice to the
                             Seller or Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the Seller's interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the "master" policy and would be acceptable pursuant to the
                             FNMA Guide;

(9)       Compliance With Applicable Laws.  All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

(10)     No Satisfaction of Mortgage.  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related
                             Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(11)     Valid First Lien.  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender's title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such
                             Mortgage or the use, enjoyment, or market value of the related Mortgaged
                             Property;

(12)     Validity of Documents.  The Mortgage Note and the Mortgage related to such Mortgage Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(13)      Valid Execution of Documents.  All parties to the Mortgage Note and the Mortgage related to such
                             Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related
                             Mortgage Note and the related Mortgage have been duly and properly executed by such parties;

(14) Full Disbursement of Proceeds.  Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Funding Date; provided that, with respect to any Mortgage Loan originated within the previous 120 days, alterations and repairs with respect to the related Mortgaged
Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 120 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the Seller, a title company or other escrow agent;

(15) Ownership.  The Mortgage Note and the Mortgage related to such Mortgage Loan or any interest or participation therein have not been assigned, pledged or otherwise transferred by the applicable Seller, and the Seller has good and marketable title thereto, and the Seller is the sole owner thereof and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the
Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

           (16) Doing Business.  All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located. All parties which have had any interest in the Mortgage
Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)  (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(17) Title Insurance.  (a) Such Mortgage Loan is covered by an ALTA lender's title insurance policy or short form title policy acceptable to FNMA and FHLMC (or, in jurisdictions where ALTA policies are not generally approved for use, a lender's title insurance policy acceptable to FNMA and FHLMC), issued by a title insurer acceptable to FNMA and FHLMC and qualified to do business in the jurisdiction where the related Mortgaged
Property is located, insuring (subject to the exceptions contained in clauses (11(a) and (b) above) the
Seller or Servicier, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan and in the case of ARM Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage providing for adjustment to the applicable Note Rate and Monthly Payment.  Additionally, such lender's title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The Seller or Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the
Purchaser without any further act.  No claims have been made under such lender's title insurance policy, no prior holder of the related Mortgage (including the Seller) has done, by act or omission, anything that would impair the coverage of such lender's insurance policy, and, there is no act, omission, condition, or information that would impair the coverage of such lender's insurance policy; (b) The mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of FNMA and FHLMC;

(18) No Defaults.  (a) There is no default, breach, violation or event of acceleration existing under the
Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage
Loan; (b)  there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such
Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an Insolvency
Proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; and (e) in no event has the Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan;

(19) No Mechanics' Liens.  There are no mechanics' or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged
Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(20) Location of Improvements; No Encroachments.  , all improvements that were considered in determining the
Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged
Property except as permitted under the terms of the FNMA Guide and the FHLMC Selling Guide; no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(21) Origination; Payment Terms.  Principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan.  If the interest rate on the related Mortgage Note is adjustable, the adjustment is based on the Index set forth on the related Mortgage
Loan Schedule.  The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule;

(22) Due On Sale.  Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the Unpaid Principal Balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(23) Prepayment Penalty.  Except as noted otherwise on the Mortgage Loan Schedule, such Mortgage Loan is not subject to any Prepayment Penalty. If a Mortgage Loan has a prepayment penalty such prepayment penalty is enforceable and is permitted pursuant to federal, state, and local law;

(24) Mortgaged Property Undamaged; No Condemnation.  As of the Funding Date, the related Mortgaged Property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(25) Customary Provisions.  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged
Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(26) Conformance With Underwriting Standards. Each Mortgage Loan was underwritten in accordance with underwriting standards of Cendant Mortgage as set forth in the Cendant Guide;

(27) Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property on forms and with riders approved by FNMA and FHLMC, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of FNMA and FHLMC for appraisers and who had no  interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof.  Such appraisal was made in accordance with the relevant provisions o the Financial
Institutions Reform, Recovery and Enforcement Act of 1969, as in effect on the date of such Mortgage Loan was originated.;

(28) Deeds of Trust.  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

(29) LTV; Primary Mortgage Insurance Policy.  Except with respect to Additional Collateral Mortgage Loans (as defined in Exhibit 10 hereto) if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, and is not originated under an additional collateral mortgage loan program, such Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Mortgage Insurer, which insures the Seller or Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan
Schedule.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any related Mortgage subject to any such Primary Insurance Policy ( which is not a "Lender-Paid" Primary Insurance Policy) obligates the
Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  As of the date of origination, the Loan-to-Value Ratio of such Mortgage
Loan is as specified in the applicable Mortgage Loan Schedule.  ;

(30) Occupancy.  As of the date of origination of such Mortgage Loan, the related Mortgaged Property is lawfully occupied under applicable law;

(31) Supervision and Examination by a Federal or State Authority.  Each Mortgage Loan either was (a) closed in the name of the Cendant Mortgage, or (b) closed in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of
Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (a "HUD Approved
Mortgagee"), and was so at the time such Mortgage Loan was originated (Cendant Mortgage or such other entity, the "Originator") or (c) closed in the name of a loan broker under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a loan broker, such Mortgage Loan met the
Originator's underwriting criteria at the time of origination and was originated in accordance with the
Originator's policies and procedures and the Originator acquired such Mortgage Loan from the loan broker contemporaneously with the origination thereof.  The Mortgage Loans that the Trust is selling to Purchaser were originated by or on behalf of Cendant Mortgage and subsequently assigned to the Trust.

(32) Adjustments.  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such
Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(33)  Insolvency Proceedings; Soldiers' and Sailors' Relief Act. The related Mortgagor (1) is not the subject of any Insolvency Proceeding; and (2) has not notified the Seller of any relief requested by or allowed to such Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

(34) FNMA/FHLMC Documents.  Such Mortgage Loan was closed on standard FNMA or FHLMC documents or on such documents otherwise acceptable to them.

(35)    Acceptable Investment.  To the best of Seller's knowledge, there is no circumstance or condition with respect to the related Mortgage File, Mortgage, Mortgaged Property, Mortgagor or Mortgagor's credit standing, including but not limited to 'limited income documentation programs' whereby the lending decision is based upon factors other than the Mortgagor's income, that can reasonably be expected to cause private institutional investors to regard such Mortgage Loan as an unacceptable investment, cause such Mortgage Loan to become delinquent, or adversely affect the value or marketability of such Mortgage Loan;

(36)    No Fraud.  No error, omission, misrepresentation, negligence or fraud in respect of such Mortgage Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage
Loan;

(37)    Insurance Policies.  To the best of the Seller's knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of such Mortgage Loan has taken place on the part of any Person (including the related Mortgagor, any appraiser, any builder or developer or any party involved in the origination of such Mortgage Loan or in the application for any insurance relating to such Mortgage Loan) that might result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for such Mortgage Loan;

(38)    Disclosure Materials.  The related Mortgagor has received all disclosure materials required by applicable law with respect to the making of conventional mortgage loans and has executed a written acknowledgment to such effect, which acknowledgment is contained in the Servicer's Mortgage File:

(39)    No Trade-In or Exchange.  Such Mortgage Loan was not made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the sale or exchange of an REO Property;

(40)    No Environmental Hazards.  As of the date of origination of such Mortgage Loan, the Seller had no actual knowledge of the presence of any Hazardous Substances, or other environmental hazards, on, in, or that could affect the related Mortgaged Property;

(41)    Sellers agree that is shall not solicit any mortgage (in writing or otherwise) to refinance any of the
    Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television on radio, in magazines, on the Internet, or in newspapers or including messages in billing statements)
    that are not exclusively directed towards the Mortgagors shall not constitute "direct solicitation" and shall not violate this covenant.

(42)    The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located:

(43)   With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the cooperative shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loans), which have priority over the Seller's security interest in such cooperative shares;

(44)    With respect to each Cooperative Loan, a search for filings of financing statements has been made by a
Seller competent to make the same, which Seller is acceptable to Fannie Mae or FHLMC, and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Cooperative Loan;

(45)    With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of Section
216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

(46)    With respect to each Cooperative Loan, (a) the terms of the related proprietary lease or occupancy agreement is longer than the terms of the Cooperative Loan, (b) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and (c) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative

(47)    The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single, contiguous parcel of real property with a detached single family residence erected thereon, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Cendant Guide requirements regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.  As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Cendant Guide eligibility requirements or is located in a condominium or  planned unit development project which has received Cendant project approval and the representations and warranties required by Cendant with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(48)    The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month.  As to each Mortgage Loan on each applicable Adjustment Date, the
Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the
Mortgage Interest Rate will not increase or decrease by more than the applicable Periodic Cap on any
Adjustment Date, and will in no event exceed the maximum Mortgage Interest Rate or be lower than the minimum
Mortgage Interest Rate listed on the Mortgage Loan Schedule for such Mortgage Loan.  Each Mortgage Note requires a monthly payment which is sufficient, during the period prior to the first adjustment to the
Mortgage Interest Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage
Interest Rate.  As to each Mortgage Loan, if the related Mortgage Interest Rate changes on an adjustment date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage
Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization.  None of the
Mortgage Loans contain a balloon feature, are graduated payment mortgages or shared appreciation mortgages;

(49)          With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(i) On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the
Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown
Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due
Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan.  The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown
Mortgage Loan.  The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown
Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related
Mortgage Note.  The Buydown Mortgage Loan
satisfies the requirements of Fannie Mae guidelines;

(ii) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the
Buydown Agreement.  The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the
Monthly Payment on any Due Date that the Buydown Funds are available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage
Property when calculating the Loan-to-Value Ratios for purposes of the Agreement and, if the Buydown Funds were provided by the Company and if required under Fannie Mae and Freddie Mac guidelines, the terms of the
Buydown Agreement were disclosed to the appraiser of the Mortgaged Property;

Section 3.04    Repurchase.

(1)         It is understood and agreed that the representations and warranties set forth in Sections 3.01,
3.02 and 3.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination of any Mortgage File.

(2)     Upon discovery by either of the Sellers or the Purchaser of a breach of any of the representations and warranties contained in Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein, the party discovering such breach shall give prompt written notice to the other.

(3)     Unless permitted a greater period of time to cure as set forth in Section 2.04, the applicable Seller shall have a period of 60 days from the earlier of either discovery by or receipt of written notice from the
Purchaser to the Seller of any breach of any of the representations and warranties contained in
Sections 3.01, 3.02 or 3.03 that materially and adversely affects the value of a Mortgage Loan or the interest of Purchaser therein(a "Defective Mortgage Loan"; provided that "Defective Mortgage Loan" shall also include any Mortgage Loan treated or designated as such in accordance with Section 2.04) within which to correct or cure such breach.  If such breach can ultimately be cured but is not reasonably expected to be cured within the 60-day period, then the applicable Seller shall have such additional time, if any, as is reasonably determined by the Purchaser to cure such breach provided that the Seller has commenced curing or correcting such breach and is diligently pursuing same.  Each Seller hereby covenants and agrees with respect to each
Mortgage Loan conveyed by it that, if any breach relating thereto cannot be corrected or cured within the applicable cure period or such additional time, if any, as is reasonably determined by the Purchaser, then such Seller shall, at the direction of the Purchaser, repurchase the Defective Mortgage Loan at the applicable Repurchase Price.

(4)     Any repurchase of a Defective Mortgage Loan required hereunder shall be accomplished by payment of the applicable Repurchase Price within 3 Business Days of expiration of the applicable time period referred to above in paragraph 3.04(3) by wire transfer of immediately available funds directly to the Purchaser's
Account.  It is understood and agreed that the obligations of a Seller (a) set forth in this Section 3.04(4)
to cure any breach of such Seller's representations and warranties contained in Section 3.03 or to repurchase the Defective Mortgage Loan(s) and (b) set forth in Section 9.01 to indemnify the Purchaser in connection with any breach of a Seller's representations and warranties contained in Section 3.03 shall constitute the sole remedies of the Purchaser respecting a breach of such representations and warranties.

(5)         The parties further agree that, in recognition of the Trust's rights against Cendant Mortgage with respect to the Mortgage Loans acquired by it from Cendant Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause Cendant Mortgage to repurchase directly any Defective
Mortgage Loan (other than as a result of a breach by the Trust of Section 3.03 (3) or 3.03(15) hereof, in which case the Purchaser shall have the right to cause the Trust to repurchase directly the Defective
Mortgage Loan) acquired hereunder by the Purchaser from the Trust.

Section 3.05   Certain Covenants of each Seller and the Servicer.

Without incurring undue effort or any cost except the Seller's overhead or employees' salaries, each Seller shall take reasonable steps to assist the Purchaser, if the Purchaser so requests, in securitizing the
Mortgage Loans and selling undivided interests in such Mortgage Loans in a public offering or private placement or selling participating interests in such Mortgage Loans, which steps may include, (a) providing any information relating to the Mortgage Loans reasonably necessary to assist in the preparation of any disclosure documents, (b)  providing information relating to delinquencies and defaults with respect to the
Servicer's servicing portfolio (or such portion thereof as is similar to the Mortgage Loans), (c) entering into any other servicing, custodial or other similar agreements, that are consistent with the provisions of this Agreement, and which contain such provisions as are customary in securitizations rated "AAA" (including a securitization involving a REMIC) (a "Securitization"), and (d) providing as of the date of such securitization representations and warranties as to the Seller and the Mortgage Loans, which are consistent with the representations and warranties contained in this Agreement, but modified, if necessary, to reflect changes since the Funding Date and also providing such reasonable and customary indemnification to the
Purchaser or its affiliates. In connection with such a Securitization, the Purchaser may be required to engage a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders, at the Purchaser's sole cost and expense.  In the event that a master servicer or trustee to determine the allocation of payments to and make remittances to the certificateholders is requested by the
Purchaser, the Servicer agrees to service the Mortgage Loans in accordance with the reasonable and customary requirements of such Securitization, which may include the Servicer's acting as a subservicer in a master servicing arrangement.  With respect to the then owners of the Mortgage Loans, the Servicer shall thereafter deal solely with such master servicer or trustee, as the case may be with respect to such Mortgage Loans which are subject to the Securitization and shall not be required to deal with any other party with respect to such Mortgage Loans.The cost of such securitization shall be borne by the Purchaser, other than the
Seller's overhead or employees' salaries.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND CONDITIONS PREDCEDENT TO FUNDING

Section 4.01   Representations and Warranties.

        The Purchaser represents, warrants and covenants to the Seller that as of each Funding Date or as of such date specifically provided herein:

(1) Due Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a
Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Purchaser by any state having jurisdiction and in any event the Purchaser is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan.

(2) Due Authority.  The Purchaser had the full power and authority and legal right to acquire the Mortgage
Loans that it acquired.  The Purchaser has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation of the
Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors' rights generally or the rights of creditors of banks and to the general principles of equity
(whether such enforceability is considered in a proceeding in equity or at law);

(3) No Conflict.  None of the execution and delivery of this Agreement, the acquisition , of the Mortgage
Loans by the Purchaser, the purchase of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Purchaser's organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the
Purchaser or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage
Loans, or impair the value of the Mortgage Loans;

(4) Ability to Perform.  The Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(5)  No Material Default.  The Purchaser is not in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Purchaser is a party or by which it (or any of its assets)
is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the  of the Purchaser's knowledge, has any event occurred which, with notice, lapse of time or both) would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this
Agreement;

(6)  No Change in Business.  There has been no change in the business, operations, financial condition, properties or assets of the Purchaser since the date of the Purchaser's financial statements that would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement;

(7) Litigation Pending.  There is no action, suit, proceeding or investigation pending or, to the best of the
Purchaser's knowledge, threatened, against the Purchaser, which, either in any one instance or in the aggregate, if determined adversely to the Purchaser would adversely affect the purchase of the Mortgage Loans or the execution, delivery or enforceability of this Agreement or result in any material liability of the
Purchaser, or draw into question the validity of this Agreement, or the Mortgage Loans or have a material adverse effect on the financial condition of the Purchaser;

(8) Broker.  The Purchaser has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

(9) No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the
Purchaser with this Agreement, the purchase of the Mortgage Loans from the Seller or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the
Funding Date;

(10) Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Purchaser; and

(11)  Non-Petition Agreement. The Purchaser covenants and agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of all rated obligations of Bishop's Gate Residential Mortgage Trust, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Bishop's Gate Residential Mortgage Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against Bishop's Gate Residential
Mortgage Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Bishop's Gate
Residential Mortgage Trust.  This covenant and agreement shall be binding upon the Purchaser and any assignee or transferee of the Purchaser.

(12) The Purchaser agrees that it shall not solicit any Mortgagors (in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant.

Section 4.02.  Conditions Precedent to Closing.

Each purchase of Mortgage Loans hereunder shall be subject to each of the following conditions:

(a)     All of the representations and warranties of Seller under the Cendant Guide, and of Seller and
               Purchaser under this Agreement shall be true and correct as of the Funding Date, and no event shall have occurred which, with notice or the passage of time, would constitute an Event of
               Default under this Agreement or under the Cendant Guide;

(b)     Purchaser shall have received, or Purchaser's attorneys shall have received in escrow, all Closing
               Documentsas specified herein, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser as required pursuant to the respective terms thereof; and

(c)     All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on each Funding Date the applicable
Purchase Price as provided herein.

ARTICLE V: ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 5.01   Cendant Mortgage to Act as Servicer; Servicing Standards; Additional Documents; Consent of the
Purchaser.

(1)     The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and
    REO Property from and after each Funding Date in accordance with the terms and provisions of the Mortgage
    Loans, applicable law, Acceptable Servicing Procedures and the terms and provisions of this Agreement for and on behalf of, and in the best interests of, the Purchaser (without taking into account any relationship the Servicer may have with any Mortgagor or other Person, the participation, if any, of the
    Servicer in any financing provided in connection with the sale of any Mortgaged Property, or the
    Servicer's obligation to advance any expenses or incur any costs in the performance of its duties hereunder) in accordance with a standard that is not less than the higher of (a) the same care, skill, prudence and diligence with which it services similar assets held for its own or its Affiliates' account and (b) the same care, skill, prudence and diligence with which it services similar assets for third party institutional investors, in each case giving due consideration to customary and usual standards of practice of prudent institutional mortgage loan servicers utilized with respect to mortgage loans comparable to the Mortgage Loans.  Subject to the foregoing standards, in connection with such servicing and administration, the Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes; provided that nothing contained herein shall be construed as an express or implied guarantee by the Servicer of the collectibility of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the
    Seller, including with respect to Servicing Fees.

        Any Additional Collateral Mortgage Loans (as defined in Exhibit 10 hereto), will be serviced in accordance with the terms of the Additional Collateral Assignment and Servicing Agreement (attached hereto as
Exhibit 10) and the terms of this Agreement.
(2)         To the extent consistent with Section 5.01(1) and further subject to any express limitations set forth in this Agreement, the Servicer (acting alone or, solely in the circumstances permitted hereunder, acting through a subservicer) shall have full power and authority to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including the power and authority (a) to execute and deliver, on behalf of the Purchaser, customary consents or waivers and other instruments and documents (including estoppel certificates), (b) to consent to transfers of any Mortgaged
Property and assumptions of the Mortgage Notes and related Mortgages, (c) to submit claims to collect any
Insurance Proceeds and Liquidation Proceeds, (d) to consent to the application of any Insurance Proceeds or
Condemnation Proceeds to the restoration of the applicable Mortgaged Property or otherwise, (e) to bring an action in a court of law, including an unlawful detainer action, to enforce rights of the Purchaser with respect to any Mortgaged Property, (f) to execute and deliver, on behalf of the Purchaser, documents relating to the management, operation, maintenance, repair, leasing, marketing and sale of any Mortgaged Property or any REO Property, and (g) to effectuate foreclosure or other conversion of the ownership of the Mortgaged
Property securing any Mortgage Loan; provided that the Servicer shall not take any action not provided for in this Agreement that is materially inconsistent with or materially prejudices the interest of the Purchaser in any Mortgage Loan or under this Agreement.  If reasonably requested by the Servicer, the Purchaser shall furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans and the REO Properties, including documents relating to the foreclosure, receivership, management, operation, maintenance, repair, leasing, marketing and sale (in foreclosure or otherwise) of any Mortgaged Property or any REO Property. Nothing contained in this
Agreement shall limit the ability of the Servicer to lend money to (whether on a secured or unsecured basis), and otherwise generally engage in any kind of business or dealings with, any Mortgagor as though the Servicer were not a party to this Agreement or to the transactions contemplated hereby.  Unless such business or dealings adversely affect the value of a Mortgage Loan or the interest of Purchaser in a Mortgage Loan.

(3)         Notwithstanding anything to the contrary contained herein:

               (a)    the Servicer acknowledges that the Purchaser or its designee will (subject to the provisions of Section 5.13) retain title to, and ownership of, the Mortgage Loans and the REO Properties and that the Servicer does not hereby acquire any title to, security interest in, or other rights of any kind in or to any Mortgage Loan or REO Property or any portion thereof, unless otherwise requested by the Purchaser in accordance with Section 5.13; 5.13 says we can take title

               (b)    the Servicer shall not file any lien or any other encumbrance on, exercise any right of setoff against, or attach or assert any claim in or on any Mortgage Loan or REO Property, unless authorized pursuant to a judicial or administrative proceeding or a court order;

               (c)    the Servicer shall, in servicing the Mortgage Loans, follow and comply with the servicing guidelines established by FNMA, provided that the Servicer shall specifically notify the Purchaser in writing and obtain the Purchaser's written consent (such approval will not be unreasonably withheld) prior to the Servicer taking any of the following actions:  (1) modifying, amending or waiving any of the financial terms of, or making any other material modifications to, a Mortgage Loan, ; (2) selling any Specially
Serviced Mortgage Loan or REO Property; (3) making, with respect to any Specially Serviced Mortgage Loan or
REO Property, Servicing Advances (irrespective of whether non-recoverable); provided that the Servicer shall not be required to so advise the Purchaser to the extent that each related Servicing Advance as to the related Mortgaged Property or REO Property is not in excess of $10,000; (4) forgiving principal or interest on, or permitting to be satisfied at a discount, any Mortgage Loan; (5) accepting substitute or additional collateral, or releasing any collateral, for a Mortgage Loan. If the Purchaser has not approved or rejected in writing any proposed action(s) recommended by the Servicer to be taken hereunder within 20 Business Days of the date such recommendation is made, then the Purchaser shall be deemed to have rejected such recommended action(s) and theServicer shall not take any such action(s);

               (d)    the Servicer shall notify the Purchaser of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof and shall deliver to the Purchaser, for deposit in the related
Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof;

               (e)    the Servicer shall remain primarily liable for the full performance of its obligations hereunder notwithstanding any appointment by the Servicer of a subservicer or subservicers hereunder; and

               (f)    the Purchaser may at any time and from time to time, in its sole discretion, upon 10
Business Days written notice to the Servicer, terminate the Servicer's servicing obligations hereunder with respect to (1) any REO Property or (2) any Mortgage Loan that, in accordance with the Purchaser's internal credit classification criteria, has been classified as "doubtful" or a "loss."  Upon the effectiveness of any such termination of the Servicer's servicing obligations with respect to any such REO Property or Mortgage
Loan, the Servicer shall deliver all agreements, documents, and instruments related thereto to the Purchaser, in accordance with applicable law.

Section 5.02   Collection of Mortgage Loan Payments.

        Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans, which procedures shall in any event comply with the servicing standards set forth in Section 5.01.  Furthermore, the Servicer shall  ascertain and estimate annual ground rents, taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgages, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

 Section 5.03  Collection of Mortgage Loan Payments.

        The Servicer shall, within five (5) calendar days following each Record Date, deliver to the Purchaser monthly reports (substantially in the form of Exhibit 5.03(a) and Exhibit 5.03(b) attached hereto) with respect to all Specially Serviced Mortgage Loans.  In addition, the Servicer shall, within one (1) Business
Day following the occurrence of any foreclosure sale with respect to any Mortgaged Property, deliver to the
Purchaser a notice of foreclosure sale substantially in the form of Exhibit 5.03(c) attached hereto.

Section 5.04   Establishment of Collection Account; Deposits in Collection Account.

        The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more
Collection Accounts, in the form of time deposit or demand accounts constituting Eligible Accounts, with any funds in excess of the current FDIC established insurance limits invested in Permitted Investments.  The creation of any Collection Account shall be evidenced by a certification in the form of Exhibit 5.04-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form of Exhibit 5.04-2 attached hereto, in the case of an account held by a depository other than the Servicer.
In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

        The Servicer shall deposit in the Collection Account on a daily basis, within two Business Days after receipt (or as otherwise required pursuant to this Agreement in the case of clauses (7), (8) and (9) of this
Section 5.04) and retain therein the following payments and collections received or made by it subsequent to each Funding Date, or received by it prior to the Funding Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Funding Date:

1)      all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

2)      all payments on account of interest on the Mortgage Loans;

3)      all Liquidation Proceeds;

4)  all REO Disposition Proceeds

4)      all Insurance Proceeds, including amounts required to be deposited pursuant to Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the
    Mortgaged Properties or released to the applicable Mortgagors in accordance with the Servicer's normal servicing procedures and Acceptable Servicing Procedures, the related Mortgages or applicable law;

5)      all Condemnation Proceeds affecting any Mortgaged Property which are not released to a Mortgagor in accordance with the Servicer's normal servicing procedures, the related Mortgage or applicable law;

6)      any Monthly Advances in accordance with Section 6.03;

7)      any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit to be made from the Servicer's own funds without reimbursement therefor;

8)      any amounts required to be deposited by the Servicer pursuant to Section 5.16(ii) in connection with any losses on Permitted Investments; and

9)      any amounts required to be deposited in the Collection Account pursuant to Sections 7.01 or 7.02 or otherwise pursuant to the terms hereof.

10)     interest on the amount of any Payoff at the related Remittance Rate to the end of the month in which prepayment of the related Mortgage Loan occurs.

        The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 7.01, need not be deposited by the
Servicer in the Collection Account and shall be retained by the Servicer as additional compensation.

Section 5.05   Permitted Withdrawals from the Collection Account.

        The Servicer may, from time to time in accordance with the provisions hereof, withdraw amounts from the Collection Account for the following purposes (without duplication):

1)      to reimburse itself for unreimbursed Monthly Advances and Servicing Advances (other than with respect to REO Properties) that are approved by the Purchaser as being non-recoverable in accordance with Section
    6.04;
2)      to make payments to the Purchaser in the amounts, at the times and in the manner provided for in
    Section 6.01;
3)      to reimburse itself for Monthly Advances, the Servicer's right to reimburse itself pursuant to this
    Subsection 3 being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest with respect to which any such Monthly Advance was made;
4)      to reimburse itself for unreimbursed Servicing Advances (other than with respect to REO Properties)
    and for unreimbursed Monthly Advances, the Servicer's right to reimburse itself pursuant to this
    Subsection 4 with respect to any Mortgage Loan being limited to related Liquidation Proceeds,
    Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where  a Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to Sections 2.04, 3.04 and/or 7.02, the Servicer's right to such reimbursement shall be subsequent and subordinate to the payment to the Purchaser of the applicable Repurchase Price and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;
5)      to pay to itself, solely out of the interest portion of the Monthly Payment actually received with respect to a Mortgage Loan during the period ending on the most recent Determination Date, the Servicing
    Fee with respect to such Mortgage Loan;
6)      to pay to itself as additional servicing compensation (a) any interest earned on funds in the
    Collection Account (all such interest to be withdrawn monthly not later than each Remittance Date) and
    (b) any prepayment penalties or premiums relating to any Principal Prepayments; provided that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation, or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;
7)      to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to
    Sections 2.04, 3.04 and/or 7.02 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined (except to the extent that such amounts constitute part of the
    Repurchase Price to be remitted to the Purchaser);
8)      to remove any amounts deposited into the Collection Account in error; and
9)      to clear and terminate the Collection Account upon the termination of this Agreement, with any funds contained therein to be distributed in accordance with the terms of this Agreement.
10) to make payments to the primary mortgage insurer for Mortgage Loans with  lender-paid Primary Insurance
Policy.

The Servicer shall keep and maintain a separate, detailed accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to this Section.

Section 5.06    Establishment of Escrow Accounts; Deposits in Escrow.

        The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a certification in the form shown on Exhibit 5.06-1 attached hereto, in the case of an account established with the Servicer, or a letter agreement in the form shown on Exhibit 5.06-2 attached hereto, in the case of an account held by a depository other than the
Servicer, such depository having been consented to by the Purchaser.  In either case, a copy of such certification or letter agreement shall be furnished to the Purchaser.

        The Servicer shall deposit in each Escrow Account on a daily basis, and retain therein, (i) all Escrow
Payments collected on account of the related Mortgage Loans for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under Sections 5.07 and/or 5.08.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, without any right of reimbursement therefor.  The Servicer shall be responsible for ensuring that the administrator of the Escrow Account complies with all applicable laws, and shall indemnify and hold the
Purchaser harmless with respect to the administration of such Accounts.

Section 5.07   Permitted Withdrawals From Escrow Accounts.

        Withdrawals from any Escrow Account may be made by the Servicer only (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan that represent late payments or collections of Escrow
Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) if permitted by applicable law, for transfer to the Collection Account in accordance with the terms of this
Agreement, (v) for application to restoration or repair of the Mortgaged Property in accordance with the terms of the related Mortgage Loan, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse a Mortgagor in connection with the making of the Payoff of the related Mortgage Loan or the termination of all or part of the escrow requirement in connection with the Mortgage Loan, (viii) to remove any amounts deposited into the
Escrow Account in error; or (ix) to clear and terminate the Escrow Account on the termination of this
Agreement.

Section 5.08    Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Insurance Policies;
Collections Thereunder.

        With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the
Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums, and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  If a Mortgage does not provide for Escrow Payments, then the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due.  The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments but shall be entitled to reimbursement thereof in accordance with the terms of this
Agreement.

        The Servicer shall maintain in full force and effect a Primary Insurance Policy, conforming in all respects to the description set forth in Section 3.03(29), issued by an insurer described in that Section, with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained in accordance with Acceptable Servicing Procedures and  until such time, if any, as such insurance is required to be released in accordance with the provisions of applicable law including, but not limited to, the
Homeowners Protection Act of 1998.  The Servicer shall assure that all premiums due under any Primary
Insurance Policy are paid in a timely manner, but, shall be entitled to reimbursement pursuant to the terms of this Agreement for premiums paid by the Servicer on behalf of any Mortgagor who is obligated to pay such premiums but fails to do so.  The Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect on the Funding Date that is required to be kept in force under this Agreement unless a replacement
Primary Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a
Qualified Mortgage Insurer .  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related
Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy.  If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, then the Servicer shall obtain, and, except as otherwise provided above, maintain, a replacement Primary Insurance Policy as provided above.

        In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to
Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal in accordance with Section 5.05.

Section 5.09   Transfer of Accounts.

        The Servicer may transfer the Collection Account or any Escrow Account to a different depository institution from time to time; provided that (i) no such transfer shall be made unless all certifications or letter agreements required under Section 5.04 have been executed and delivered by the parties thereto; and
(ii) concurrently upon any such transfer, the Servicer shall give written notice thereof to the Purchaser.
Notwithstanding anything to the contrary contained herein, the Collection Account and each Escrow Account shall at all times constitute Eligible Accounts.

        To the extent that at any time the funds in either the Collection Account or the Escrow Account should exceed the FDIC maximum insurance limit, (the "Excess Amount"), the Servicer shall put such Excess Amounts into Permitted Investments, which funds shall be brought back into the Collection Account or Escrow Account, as the case may be, for distribution to the Purchaser on the related Remittance Date.

Section 5.10   Maintenance of Hazard Insurance.

           The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (1) the Unpaid Principal Balance of such Mortgage Loan or (2) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the loss payee from becoming a co-insurer.

           If any Mortgaged Property is in an area identified by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, then the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the National
Flood Insurance Program with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding principal balance of the related Mortgage Loan or (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

        The Servicer shall also maintain on each REO Property fire, hazard and liability insurance, and to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance with extended coverage in an amount which is at least equal to the lesser of (a) the maximum insurable value of the improvements which are a part of such property and (b) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Note Rate and related Servicing Advances.

All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, or upon request to the Purchaser, and shall provide for at least 30 days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided that the Servicer shall not accept any such insurance policies from insurance companies unless such companies (a) currently reflect (1) a general policyholder's rating of B+ or better and a financial size category of III or better in Best's Key Rating Guide, or (2) a general policyholder's rating of "A" or "A-" or better in Best's Key Rating Guide, and (b) are licensed to do business in the state wherein the related Mortgaged Property is located.  Notwithstanding the foregoing, the Servicer may accept a policy underwritten by Lloyd's of London or, if it is the only coverage available, coverage under a state's Fair
Access to Insurance Requirement (FAIR) Plan.  If a hazard policy becomes in danger of being terminated, or the insurer ceases to have the ratings noted above, the Servicer shall notify the Purchaser and the related
Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy.  In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 5.11.

        Pursuant to Section 5.04, any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged
Property or REO Property, or released to the Mortgagor in accordance with the  Acceptable Servicing
Procedures, shall be deposited in the Collection Account within one Business Day after receipt, subject to withdrawal in accordance with Section 5.05.  Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating remittances to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

        It is understood and agreed that no earthquake or other additional insurance need be required by the
Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 5.11   Maintenance of Mortgage Impairment Insurance Policy .

        If the Servicer obtains and maintains a blanket policy issued by an issuer that has a Best's Key rating of A+:V insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, if there shall not have been maintained on the related
Mortgaged Property or REO Property a policy complying with Section 5.10 and there shall have been one or more losses which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause; provided that the Servicer shall not be entitled to obtain reimbursement therefor.  In connection with its activities as servicer of the
Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the
Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days' prior written notice to the Purchaser.

Section 5.12   Fidelity Bond; Errors and Omissions Insurance.

        The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of FNMA and
FHLMC on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the "Mortgage Banker's Blanket Bond" and shall protect and insure the Servicer against losses, including losses arising by virtue of any Mortgage Loan not being satisfied in accordance with the procedures set forth in Section 7.02 and/or losses resulting from or arising in connection with forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of or by such
Persons.  Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.
No provision of this Section 5.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Guide and by FHLMC in the FHLMC Servicing Guide.  The Servicer shall cause to be delivered to the Purchaser on or before the Funding Date:  (i)  a certified true copy of the Fidelity Bond and insurance policy; (ii) a written statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without 30 days prior written notice to the Purchaser; and (iii) written evidence reasonably satisfactory to the Purchaser that such Fidelity Bond or insurance policy provides that the Purchaser is a beneficiary or loss payee thereunder.

Section 5.13   Management of REO Properties.

If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (each, an
"REO Property"), the deed or certificate of sale shall be taken in the name of the Purchaser or the Person
(which may be the Servicer for the benefit of the Purchaser) designated by the Purchaser, or in the event the
Purchaser or such Person is not authorized or permitted to hold title to real property in the state where the
REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located.  The Servicer (acting alone or through a subservicer), on behalf of the Purchaser, shall, subject to Section 5.01(iii)(c), dispose of any REO Property pursuant to Section 5.14.  Unless an appraisal prepared by an MAI Appraiser who is Independent in accordance with the provisions of 12 C.F.R. 225.65 shall have been obtained in connection with the acquisition of such
REO Property, promptly following any acquisition by the Purchaser (through the Servicer) of an REO Property, the Servicer shall obtain a narrative appraisal thereof (at the expense of the Purchaser) in order to determine the fair market value of such REO Property.  The Servicer shall promptly notify the Purchaser of the results of such appraisal.  The Servicer shall also cause each REO Property to be inspected promptly upon
the acquisition of title thereto and shall cause each REO Property to be inspected at least   as required by
Acceptable Servicing Practices thereafter, and Servicer shall be entitled to be reimbursed for expenses in connection therewith in accordance with this Agreement.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Servicer's Mortgage File and copies thereof shall be forwarded by the Servicer to the Purchaser.  The Servicer shall also furnish to the
Purchaser the applicable reports required under Section 8.01.

Notwithstanding anything to the contrary contained herein, if a REMIC election has been or is to be made with respect to the arrangement under which the Mortgage Loans and the REO Properties are held, then the Servicer shall manage, conserve, protect and operate each REO Property in a manner that does not cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of Section 86OG(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of
Section 86OF(a)(2)(B) or any "net income from foreclosure property" within the meaning of Section 86OG(c)(2)
of the Code (or comparable provisions of any successor or similar legislation).

The Servicer shall deposit and hold all revenues and funds collected and received in connection with the operation of each REO Property in the Collection Account, and the Servicer shall account separately for revenues and funds received or expended with respect to each REO Property.

The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement (and, in particular, Section 5.01(iii)(c)), to do any and all things in connection with any
REO Property as are consistent with the servicing standards set forth in Section 5.01.  In connection therewith, the Servicer shall deposit or cause to be deposited on a daily basis in the Collection Account all revenues and collections received or collected by it with respect to each REO Property, including all proceeds of any REO Disposition.  Subject to Section 5.15(iv), the Servicer shall withdraw (without duplication) from the Collection Account, but solely from the revenues and collections received or collected by it with respect to a specific REO Property, such funds necessary for the proper operation, management and maintenance of such REO Property, including the following:

(1)     all insurance premiums due and payable in respect of such REO Property;
(2)     all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;
(3)     all customary and reasonable costs and expenses necessary to maintain, repair, appraise, evaluate, manage or operate such REO Property (including the customary and reasonable costs incurred by any "managing agent" retained by the Servicer in connection with the maintenance, management or operation of such REO
Property);
(4)     all reasonable costs and expenses of restoration improvements, deferred maintenance and tenant improvements; and
(5)     all other reasonable costs and expenses, including reasonable attorneys' fees, that the Servicer may suffer or incur in connection with its performance of its obligations under this Section (other than costs and expenses that the Servicer is expressly obligated to bear pursuant to this Agreement).

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (1) through (5) above, the Servicer shall, subject to Section 6.04, advance the amount of funds required to cover the shortfall with respect thereto.  The Servicer shall promptly notify the Purchaser in writing of any failure by the Servicer to make a Servicing Advance of the type specified in clauses (1) or ()
above (irrespective of whether such Servicing Advance is claimed to be non-recoverable by the Servicer pursuant to Section 6.04).

Following the consummation of an REO Disposition, the Servicer shall remit to the Purchaser, in accordance with Section 6.01, any proceeds from such REO Disposition in the Collection Account following the payment of all expenses and Servicing Advances relating to the subject REO Property.

Section 5.14   Sale of Specially Serviced Mortgage Loans and REO Properties.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall offer to sell any REO Property no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property on or prior to the purchase date specified in Section 5.15(3).  In accordance with the servicing standards set forth in Section 5.01, the Servicer shall solicit bids and offers from Persons for the purchase of any Specially Serviced Mortgage Loan or REO Property and, upon receipt thereof, promptly
(but in any event within 3 Business Days) present such bids and offers to the Purchaser.  The Servicer shall not accept any bid or offer for any Specially Serviced Mortgage Loan or REO Property except in compliance with Section 5.01(3(c).  The Purchaser may reject any bid or offer if the Purchaser determines the rejection of such bid or offer would be in the best interests of the Purchaser.  If the Purchaser rejects any bid or offer, the Servicer shall, if appropriate, seek an extension of the 2 year period referred to in Section 5.15.

Subject to Section 5.01 (and, specifically, Section 5.01(3)(c)) and Section 5.15, the Servicer shall act on behalf of the Purchaser in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith.  The terms of sale of any Specially Serviced Mortgage Loan or REO
Property shall be in the sole discretion of the Purchaser.  Any sale of a Specially Serviced Mortgage Loan or any REO Disposition shall be without recourse to, or representation or warranty by, the Purchaser or the
Servicer, and, if consummated in accordance with the terms of this Agreement, then the Servicer shall have no liability to the Purchaser with respect to the purchase price therefor accepted by the Purchaser.  The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be promptly deposited in (a) if such sale is an REO Disposition, in the Collection Account in accordance with
Section 5.13 and (b) in any other circumstance, the Collection Account in accordance with Section 5.04.

Section 5.15   Realization Upon Specially Serviced Mortgage Loans and REO Properties.

(1)     Subject to Section 5.01(iii)(c), the Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which (a) in the reasonable judgment of the Servicer, no satisfactory arrangements can, in accordance with  Acceptable Servicing Procedures, be made for collection of delinquent payments pursuant to
Section 5.01 and (b) such foreclosure or other conversion is otherwise in accordance with Section 5.01.  The
Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration, repair, protection or maintenance of any property unless it shall determine that such expenses will be recoverable to it as Servicing Advances either through Liquidation Proceeds or through Insurance
Proceeds (in accordance with Section 5.05) or from any other source relating to the Specially Serviced
Mortgage Loan(including REO Disposition Proceeds).  The Servicer shall be required to advance funds for all other costs and expenses incurred by it in any such foreclosure proceedings; provided that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated by Section 5.05.

(2)     Upon any Mortgaged Property becoming an REO Property, the Servicer shall promptly notify the Purchaser thereof, specifying the date on which such Mortgaged Property became an REO Property.  Pursuant to its efforts to sell such REO Property, the Servicer shall, either itself or through an agent selected by it, protect and conserve such REO Property in accordance with the servicing standards set forth in Section 5.01 and may, subject to Section 5.01(3)(c) and incident to its conservation and protection of the interests of the Purchaser, rent the same, or any part thereof, for the period to the sale of such REO Property.

(3)     Notwithstanding anything to the contrary contained herein, the Purchaser shall not, and the Servicer shall not on the Purchaser's behalf, acquire any real property (or personal property incident to such real property) except in connection with a default or a default that is imminent on a Mortgage Loan.  If the
Purchaser acquires any real property (or personal property incident to such real property) in connection with such a default, then such property shall be disposed of by the Servicer in accordance with this Section and
Section 5.14 as soon as possible but in no event later than 2 years after its acquisition by the Servicer on behalf of the Purchaser, unless the Servicer obtains, at the expense of the Purchaser, in a timely fashion an extension from the Internal Revenue Service for an additional specified period.

(4)     Any recommendation of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Property, net of reimbursement to the Servicer for Servicing Advances and fees for work-out compensation in accordance with the FHLMC
Servicing Guide, incurred with respect to such REO Property under Section 5.13, shall be applied to the payment of the costs and expenses set forth in Section 5.13(iv), with any remaining amounts to be promptly deposited in the Collection Account in accordance with Section 5.13.

(5)     If, in the exercise of its servicing obligations with respect to any Mortgaged Property hereunder, the
Servicer deems it is necessary or advisable to obtain an Environmental Assessment, then the Servicer shall so obtain an Environmental Assessment, it being understood that all reasonable costs and expenses incurred by the Servicer in connection with any such Environmental Assessment (including the cost thereof) shall be deemed to be Servicing Advances recoverable by the Servicer pursuant to Section 5.13(4).  Such Environmental
Assessment shall (a) assess whether (1) such Mortgaged Property is in material violation of applicable
Environmental Laws or (2) after consultation with an environmental expert, taking the actions necessary to comply with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, and (b) identify whether (1) any circumstances are present at such
Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or (2) if such circumstances exist, after consultation with an environmental expert, taking such actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.  (The conditions described in the immediately preceding clauses (a)
and (b) shall be referred to herein as "Environmental Conditions Precedent to Foreclosure.")  If any such
Environmental Assessment so warrants, the Servicer is hereby authorized to and shall perform such additional environmental testing as it deems necessary and prudent to establish the satisfaction of the foregoing
Environmental Conditions Precedent to Foreclosure or to proceed in accordance with Subsection (6) or (7), as the case may be, below (such additional testing thereafter being included in the term "Environmental
Assessment").

(6)     If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with
Subsection 5 of this Section 5.15 establishes that any of the Environmental Conditions Precedent to
Foreclosure is not satisfied with respect to any Mortgaged Property, but the Servicer in good faith reasonably believes that it is in the best economic interest of the Purchaser to proceed against such
Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the Purchaser.  If, pursuant to
Section 5.01(iii)(c), the Purchaser has notified the Servicer in writing to proceed against such Mortgaged
Property, then the Servicer shall so proceed.  The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to
Foreclosure that is not satisfied shall not be an expense of the Servicer and the Servicer shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action.

(7)     If an Environmental Assessment deemed necessary or advisable by the Servicer in accordance with
Subsection 5 of this Section  5.15 establishes that any of the Environmental Conditions Precedent to
Foreclosure is not satisfied with respect to any Mortgaged Property and, in accordance with
Section 5.01(3)(c), the Purchaser elects or is deemed to have elected not to proceed against such Mortgaged
Property, then the Servicer shall, subject to Section 5.01(3)(c), take such action as Purchaser and Servicer shall agree upon. .

(8)     Prior to the Servicer taking any action with respect to the use, management or disposal of any hazardous materials on any Mortgaged Property, the Servicer shall request the approval of the Purchaser in accordance with Section 5.01(3(c) and, if such action is approved by the Purchaser, (a) keep the Purchaser apprised of the progress of such action; and (b) take such action in compliance with all applicable
Environmental Laws.

Section 5.16 Investment of Funds in the Collection Account.

The Servicer may direct any depository institution which holds a Collection Account to invest the funds in the Collection Account in one or more Permitted Investments bearing interest.  All such Permitted Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in the Collection
Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

        (a)  consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

        (b)  demand payment of all amounts due thereunder promptly upon determination by the Servicer or notice from the Purchaser that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Collection Account.

All income and gain realized from investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 5.05.  The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any Permitted
Investment immediately upon realization of such loss.

ARTICLE V: REPORTS; REMITTANCES; ADVANCES

Section 6.01 Remittances.

(1) On each Remittance Date, the Servicer shall remit to the Purchaser (a) all amounts credited to the Collection Account as of the close of business on the preceding Determination Date (including (1) the amount of any Payoff, together with interest thereon at the related Remittance Rate to the  end of the month in which prepayment of the related Mortgage Loan occurs and (2) all proceeds of any REO Disposition net of amounts payable to the
Servicer pursuant to Section 5.13), net of charges against or withdrawals from the Collection Account in accordance with Section 5.05, which charges against or withdrawals from the Collection Account the Servicer shall make solely on such Remittance Date, plus (b) all Monthly Advances, if any, which the Servicer is obligated to remit pursuant to Section 6.03; provided that the Servicer shall not be required to remit, until the next following Remittance Date, Prepaid Monthly Payments and minus principal prepayments received after the last calendar day of the month preceding the Remittance Date. any amounts attributable to Monthly
Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date.

(2) All remittances made to the Purchaser on each Remittance Date will be made to the Purchaser or Purchaser's designee by wire transfer of immediately available funds accordingly to the instructions that will be provided by
Purchaser to the Servicer.

(3) With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by Citibank, N.A., New York, New York, as its prime lending rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the
Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  Neither the payment by the
Servicer nor the acceptance by the Purchaser of any such interest shall be deemed an extension of time for payment or a waiver by the Purchaser of any Event of Default.

Section 6.02 Reporting.

        On or before the 5th calendar day (or, if such day is not a Business Day, on the immediately succeeding Business Day) of each month during the term hereof, the Servicer shall deliver to the Purchaser monthly accounting reports in the form of Exhibits 6.02(a) through 6.02(g) attached hereto with respect to the most recently ended Monthly Period and the 6.02 (b) will be given in electronic form..  .  The Purchaser may assess penalty fees in accordance with  The FNMA Guidefor late or incorrect reporting.

        The Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

Section 6.03   Monthly Advances by the Servicer.

(1)     Not later than the close of business on the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Collection Account an amount equal to all Monthly Payments not previously advanced by the Servicer (with interest adjusted to the Remittance Rate) that were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date.  The Servicer may reduce the total amount to be deposited in the Collection Account as required by the foregoing sentence by the amount of funds in the Collection Account which represent Prepaid Monthly Payments.

(2)     The Servicer's obligations to make Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the Remittance Date prior to the Remittance Date for the remittance of all Liquidation Proceeds and other payments or recoveries
(including Insurance Proceeds or Condemnation Proceeds) with respect to the Mortgage Loan; provided that such obligation shall cease if the Servicer furnishes to the Purchaser an Officers' Certificate evidencing the determination by the Servicer in accordance with Section 6.04 that advances with respect to such Mortgage
Loan are non-recoverable.

Section 6.04   Non-recoverable Advances.

        The determination by the Servicer that any Monthly Advance or Servicing Advance, if made, would constitute a non-recoverable advance shall be evidenced by an Officers' Certificate delivered to the
Purchaser detailing the reasons for such determination, with copies of a relevant appraisal by an MAI
Appraiser who is Independent and, if such reports are to be used to determine that any Monthly Advance or
Servicing Advance would be a non-recoverable advance, all engineers' reports, environmental reports or other information relevant thereto that support such determination.  Such Officers' Certificate shall set forth the
Servicer's considerations in reaching its conclusion that such advance is non-recoverable, and such conclusion shall be based upon, in addition to the above-described appraisal and reports, income and expense statements, rent rolls, occupancy, property inspections, servicer inquiries and other information of similar nature that support the Servicer's conclusion that such advance is non-recoverable.  The Purchaser shall have a period of 45 days following the later of (i) the receipt by the Purchaser of such Officers' Certificate and all documentation supplied by the Servicer relating thereto and (ii) the receipt by the Purchaser of such other related documentation or information as shall have been reasonably requested by the Purchaser within
30 days following the delivery of such Officers' Certificate, to approve, by the exercise by the Purchaser of its reasonable credit judgment, the subject Monthly Advance or Servicing Advance as a non-recoverable advance.  Only if the Purchaser has so approved any Monthly Advance or Servicing Advance as non-recoverable shall the Servicer be entitled to reimbursement for such non-recoverable advance (solely to the extent made)
as provided in Section 5.05 or Section 5.13, as applicable.  The Servicer shall also deliver to the Purchaser from time to time upon request copies of any appraisals and other reports or information of the type described in this Section 6.04 that it possesses relative to any Mortgaged Property.

Section 6.05   Itemization of Servicing Advances.

The Servicer shall provide the Purchaser with an itemization of all Servicing Advances incurred or made by the Servicer hereunder not less than quarterly and at such other times as the Purchaser may from time to time reasonably request.

ARTICLE VI: GENERAL SERVICING PROCEDURE

 Section 7.01  Enforcement of Due-on-Sale Clauses, Assumption Agreements.

(1)     The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any
Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto;
provided that the Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance
Policy, if any.
(2)     If the Servicer is prohibited from enforcing such "due-on-sale" clause, then the Servicer will enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  (For purposes of this Section 7.01, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.)  If any Mortgage Loan is to be assumed, then the Servicer shall inquire into the creditworthiness of the proposed transferee and shall use the same Cendant Mortgage underwriting criteria for approving the credit of the proposed transferee that are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans.  Where an assumption is allowed, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and subject to the conditions of Section 7.01(iii), shall, and is hereby authorized to, enter into a substitution of liability agreement with the Person to whom the Mortgaged Property is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.  In no event shall the Note Rate, the amount of the Monthly Payment or the final maturity date be changed.  The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Purchaser's
Mortgage File and shall, for all purposes, be considered a part of such Purchaser's Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional compensation for servicing the Mortgage Loans.
(3)     If the credit of the proposed transferee does not meet such underwriting criteria, then the Servicer shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 7.02   Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Purchaser by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Collection Account pursuant to Section 5.04 have been or will be so deposited and shall request delivery to it of the Purchaser's Mortgage File held by the Purchaser or its designee.  Upon receipt of such certification and request, the Purchaser shall promptly release the related mortgage documents to the
Servicer and the Servicer shall promptly prepare and process any satisfaction or release.  No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the
Collection Account.

        If the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage, or should it otherwise take such action which results in a reduction of the coverage under the Primary Insurance Policy, if any, then the Servicer shall promptly give written notice thereof to the Purchaser, and, within 10 Business Days following written demand therefor from the Purchaser to the Servicer, the Servicer shall repurchase the related Mortgage Loan by paying to the Purchaser the
Repurchase Price therefor by wire transfer of immediately available funds directly to the Purchaser's Account.

        From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for this purpose collection under any Primary Insurance Policy, the Purchaser or Purchaser's designee shall, upon request of the Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing
Officer, release the  Mortgage File held by the Purchaser to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage Loan documents to the Purchaser when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the  Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the
Mortgaged Property either judicially or nonjudicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such
Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and the Liquidation
Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Purchaser to the Servicer.

Section 7.03   Servicing Compensation.

        As compensation for its services hereunder, the Servicer shall be entitled to retain from interest payments actually collected on the Mortgage Loans the amounts provided for as the Servicing Fee.  The
Servicing Fee in respect of a Mortgage Loan for a particular month shall become payable only upon the receipt by the Servicer from the Mortgagor of the full Monthly Payment in respect of such Mortgage Loan.  Additional servicing compensation in the form of assumption fees, as provided in Section 7.01, late payment charges and other servicer compensation for modifications, short sales, and other services not to exceed those fees described in the FHLMC Servicing Guide shall be retained by the Servicer to the extent not required to be deposited in the Collection Account.  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 7.04   Annual Statement as to Compliance.

        The Servicer will deliver to the Purchaser on or before March 31 of each year, beginning with March
31, 2002, an Officers' Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers'
supervision, (ii) the Servicer has fully complied with the provisions of this Agreement and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

Section 7.05   Annual Independent Certified Public Accountants' Servicing Report.

        On or before March 31 of each year beginning March 31, 2002, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public
Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans generally that include a sampling of the Mortgage Loans, the provisions of Article VI have been complied with and, on the basis of such an examination conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage
Bankers, such servicing has been conducted in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 7.06   Purchaser's Right to Examine Servicer Records.

        The Purchaser shall have the right to examine and audit, during business hours or at such other times as are reasonable under applicable circumstances, upon five days advance notice any and all of (i) the credit and other loan files relating to the Mortgage Loans or the Mortgagors, (ii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) relating to the servicing of the Mortgage Loans and (iii) any and all books, records, documentation or other information of the Servicer (whether held by the Servicer or by another) that are relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.  The Servicer shall be obligated to make the foregoing information available to the Purchaser at the site where such information is stored; provided that the Purchaser shall be required to pay all reasonable costs and expenses incurred by the Servicer in making such information available.

ARTICLE VIII                REPORTS TO BE PREPARED BY THE SERVICER

Section 8.01   The Servicer's Reporting Requirements.

Electronic Format.  If requested by the Purchaser or its designee, the Servicer shall supply any and all information regarding the Mortgage Loans and the REO Properties, including all reports required to be delivered pursuant to  Section 5.03, Section 6.02 and this Section 8.01, to the Purchaser in electronic format reasonably acceptable to Purchaser.

REO Property Reports.  On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser a report, in form acceptable to Purchaser, describing in reasonable detail the
Servicer's efforts in connection with the sale of each REO Property and setting forth all operating income
(including rental income) and operating expenses pertaining to each REO Property for the previous month, together with rent rolls, operating statements, and such other information as is referenced on such report pertaining to the REO Property.

Additional Reports; Further Assurances.  On or before the 3rd Business Day preceding each Determination Date, the Servicer shall deliver to the Purchaser (i) a report, acceptable to the Purchaser, describing in reasonable detail all Mortgage Loans that are 90 days or more delinquent and the Servicer's activities in connection with such delinquencies and (ii) a report (substantially in the form of Exhibit 8.01 attached hereto) with respect to delinquent Mortgage Loans.  Utilizing resources reasonably available to the Servicer without incurring any cost except the Servicer's overhead and employees' salaries, the Servicer shall furnish to the Purchaser during the term of this Agreement such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be reasonably requested by the Purchaser with respect to Mortgage Loans or REO Properties (provided the Purchaser shall have given the Servicer reasonable notice and opportunity to prepare such reports, information or documentation), including any reports, information or documentation reasonably required to comply with any regulations of any governmental agency or body having jurisdiction over the Purchaser, all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request.  If any of such reports are not customarily prepared by the Servicer or require that the Servicer program data processing systems to create the reports, then the Purchaser shall pay to the Servicer a fee mutually agreed to by the Purchaser and the Servicer taking into account the Servicer's actual time and cost in preparing such reports.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02   Financial Statements.

        The Servicer understands that, in connection with marketing the Mortgage Loans, the Purchaser may make available to any prospective purchaser of the Mortgage Loans the Servicer's audited financial statements for its fiscal year 1999 and its audited financial statements for fiscal year 2000, together with any additional statements provided pursuant to the next sentence.  During the term hereof, the Servicer will deliver to the
Purchaser audited financial statements for each of its fiscal years following the Funding Date and all other financial statements prepared following the Funding Date to the extent any such statements are available upon request to the public at large.

        The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchasers of the Mortgage Loans a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer which may affect, in any material respect, the Servicer's ability to comply with its obligations under this Agreement, and to permit any prospective purchasers upon reasonable notice and during normal business hours to inspect the Servicer's servicing facilities for the purpose of satisfying such prospective purchasers that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

ARTICLEIX: THE SELLERS

Section 9.01   Indemnification; Third Party Claims.

        Each Seller shall indemnify and hold harmless the Purchaser, its directors, officers, agents, employees, and assignees (each, an "Indemnified Party") from and against any costs, damages, expenses
(including reasonable attorneys' fees and costs, irrespective of whether or not incurred in connection with the defense of any actual or threatened action, proceeding, or claim), fines, forfeitures, injuries, liabilities or losses ("Losses") suffered or sustained in any way by any such Person, no matter how or when arising (including Losses incurred or sustained in connection with any judgment, award, or settlement), in connection with or relating to (i) a breach by such Seller of any of its representations and warranties contained in Article III or (ii) a breach by such Seller of any of its covenants and other obligations contained herein including any failure to service the Mortgage Loans in compliance with the terms hereof.
The applicable Seller shall immediately (i) notify the Purchaser if a claim is made by a third party with respect to this Agreement, any Mortgage Loan and/or any REO Property (ii) assume the defense of any such claim and pay all expenses in connection therewith, including attorneys' fees, and (iii) promptly pay, discharge and satisfy any judgment, award, or decree that may be entered against it or the Indemnified Party in respect of such claim.  Nothing contained herein shall prohibit the Indemnified Party, at its expense, from retaining its own counsel to assist in any such proceedings or to observe such proceedings; provided that neither Seller shall be obligated to pay or comply with any settlement to which it has not consented.
All amounts required to be paid or reimbursed by a Seller hereunder shall be paid or reimbursed as and when incurred by the Indemnified Party upon demand therefor by such Indemnified Party.

Section 9.02   Merger or Consolidation of the Seller.

        Each Seller will keep in full effect its existence, rights and franchises as a corporation or a
Delaware business trust, as applicable, under the laws of the state of its organization and will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which a Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of such
Seller's assets to such Person) to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that, unless otherwise consented to by the Purchaser, the successor or surviving
Person, in the case of a merger or consolidation, etc. of the Servicer, shall be an institution qualified to service mortgage loans on behalf of FNMA and FHLMC in accordance with the requirements of Section 3.02(1), shall not cause a rating on any security backed by a Mortgage Loan to be downgraded and shall satisfy the requirements of Section 12.01 with respect to the qualifications of a successor to such Seller.

Section 9.03   Limitation on Liability of the Sellers and Others.

        Neither the Sellers nor any of the officers, employees or agents of the Sellers shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or pursuant to the express written instructions of the Purchaser, or for errors in judgment made in good faith; provided that this provision shall not protect the Sellers or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith, negligence or any breach in the performance of the obligations and duties hereunder.  The Sellers and any officer, employee or agent of the Sellers may rely in good faith on any document of any kind reasonably believed by the Sellers or such Person to be genuine and prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

The Sellers shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their duties hereunder and which in their opinion may involve them in any expense or liability;
provided that the Sellers may with the written consent of Purchaser undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Sellers shall notify the Purchaser and the Purchaser shall either (1) authorize the removal of the expenses by the Seller from the Collection Account or (2)  Remit the requested expenses to the Seller .

Section 9.04   Servicer Not to Resign.

        With respect to the retention by Cendant Mortgage of the servicing of the Mortgage Loans and the REO
Properties hereunder, Cendant Mortgage acknowledges that the Purchaser has acted in reliance upon Cendant
Mortgage's Independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Consequently,
Cendant Mortgage shall not assign the servicing rights retained by it hereunder to any third party nor resign from the obligations and duties hereby imposed on it except (i) with the approval of the Purchaser, such approval not to be unreasonably withheld, or (ii) 30 Business Days following any determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by
Cendant Mortgage.  Any determination permitting the transfer of the servicing rights or the resignation of
Cendant Mortgage under Subsection (ii) hereof shall be evidenced by an opinion of counsel to such effect delivered to the Purchaser, which opinion of counsel shall be in form and substance reasonably acceptable to the Purchaser.

ARTICLEX:  DEFAULT

Section 10.01  Events of Default.

        In case one or more of the following events shall occur and be continuing:

(1)     any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of 3  Business Days unless such failure to remit is due to a cause beyond the Servicer's control, including an act of God, act of civil, military or governmental authority, fire, epidemic, flood, blizzard, earthquake, riot, war, or sabotage, provided that the Servicer gives the Purchaser notice of such cause promptly and uses commercially reasonable efforts to correct such failure to remit and does so remit within 2 Business Days following the end of the duration of the cause of such failure to remit; or

(2)     any failure on the part of a Seller/Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of such Seller/Servicer set forth in this Agreement which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the applicable Seller/Servicer by the
    Purchaser; provided that such 45-day period shall not begin with respect to any failure to cure or repurchase in accordance with Sections 2.04 and/or 3.04 until the expiration of the cure periods provided for in Sections 2.04 and/or 3.04, as applicable;

(3)     any filing of an Insolvency Proceeding by or on behalf of a Seller/Servicer, any consent by or on behalf of a Seller/Servicer to the filing of an Insolvency Proceeding against a Seller/Servicer, or any admission by or on behalf of a Seller/Servicer of its inability to pay its debts generally as the same become due;

(4)      any filing of an Insolvency Proceeding against a Seller/Servicer that remains undismissed or unstayed for a period of 60 days after the filing thereof;

(5)      any issuance of any attachment or execution against, or any appointment of a conservator, receiver or liquidator with respect to, all or substantially all of the assets of a Seller/Servicer;

(6)      any failure or inability of Cendant Mortgage to be eligible to service Mortgage Loans for FNMA or
    FHLMC;

(7)     any sale, transfer, assignment, or other disposition by a Seller/Servicer of all or substantially all of its property or assets to a Person who does not meet the qualifications enumerated or incorporated by reference into Section 9.02, any assignment by a Seller/Servicer of this Agreement or any of a
    Seller's/Servicer's rights or obligations hereunder except in accordance with Section 9.04, or any action taken or omitted to be taken by a Seller/Servicer in contemplation or in furtherance of any of the foregoing, without the consent of the Purchaser;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the
Purchaser, by notice in writing to the Sellers may, in addition to whatever rights the Purchaser may have at law or in equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Sellers and The Servicer under this Agreement and in and to the Mortgage
Loans(including the Servicing rights thereon) and the proceeds thereof subject to Section 12.01, without the
Purchaser's incurring any penalty or fee of any kind whatsoever in connection therewith; provided that, upon the occurrence of an Event of Default under Subsection (3), (4) or (5) of this Section 10.01, this Agreement and all authority and power of the Sellers hereunder (whether with respect to the Mortgage Loans, the REO
Properties or otherwise) shall automatically cease.  On or after the receipt by the Sellers of such written notice, all authority and power of the Sellers under this Agreement (whether with respect to the Mortgage
Loans or otherwise) shall cease.
ARTICLEXI:  TERMINATION

Section 11.01  Term and Termination.

(1)     The servicing obligations of the Servicer under this Agreement may be terminated as provided in
Section 10.01 hereof.

(2) In any case other than as provided under Subsection (1) hereof, the respective obligations and responsibilities of the Sellers and Servicer hereunder shall terminate upon:  (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (b) the mutual written consent of the Sellers and the Purchaser.

(3)  Upon any termination of this Agreement or the servicing obligations of the Servicer hereunder, then the
Servicer shall prepare, execute and deliver all agreements, documents and instruments, including all
Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect such termination, all at the Servicer's sole expense.  In any such event, the Servicer agrees to cooperate with the Purchaser in effecting the termination of the Servicer's servicing responsibilities hereunder, including the transfer to the Purchaser or its designee for administration by it of all cash amounts which shall at the time be contained in, or credited by the Servicer to, the Collection Account and/or the Escrow Account or
thereafter received with respect to any Mortgage Loan or REO Property.

Section 11.02 Termination without Cause     In the event that any Mortgage Loans become delinquent in their payment obligations, and the Purchaser has no disposition option other than to sell such non-performing
Mortgage Loans to a third party purchaser on a servicing released basis, then Seller agrees to act in the following manner:  (i) either allow the servicing function on such non-performing Mortgage Loans to be released to the Purchaser's third party purchaser; or (ii) purchase the non-performing Mortgage Loans from the Purchaser under the same price and terms which the Purchaser's third party purchaser would have purchased such non-performing Mortgage Loans.

Section 11.03  Survival.

        Notwithstanding anything to the contrary contained herein, the representations and warranties of the parties contained herein and in any certificate or other instrument delivered pursuant hereto, as well as the other covenants hereof (including those set forth in Section 9.01) , shall survive the termination of this
Agreement and shall inure to the benefit of the parties, their successors and assigns. Sellers further agree that the representations, warranties and covenants made by Sellers herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by Purchaser notwithstanding any investigation heretofore made by Purchaser or on Purchaser's behalf.

ARTICLE VIIII:  GENERAL PROVISIONS

Section 12.01  Successor to the Servicer.

Upon the termination of the Servicer's servicing responsibilities and duties under this Agreement pursuant to
Section 9.04, 10.01, or 11.01, the Purchaser shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement or (ii) appoint a successor servicer which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the
Servicer under this Agreement prior to the termination of the Servicer's responsibilities, duties and liabilities under this Agreement.  If the Servicer's duties, responsibilities and liabilities under this
Agreement should be terminated pursuant to the aforementioned sections, then the Servicer shall continue to discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof (if applicable) all on the terms and conditions contained herein and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The termination of the Servicer's servicing responsibilities pursuant to any of the aforementioned Sections shall not, among other things, relieve the Servicer of its obligations pursuant to
Section 2.04 and/or 7.02, the representations and warranties or other obligations set forth in Sections 2.04,
3.01, 3.02 and 3.03 and the remedies available to the Purchaser under the various provisions of this
Agreement.  In addition, such termination shall not affect any claims that the Purchaser may have against the
Servicer arising prior to any such termination.

Section 12.02     Governing Law.

        This Agreement is to be governed by, and construed in accordance with the internal laws of the State of New York without giving effect to principals of conflicts of laws. The obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.03  Notices.

        Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered, sent by courier with delivery against signature therefor, mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar writing mailed or sent by courier as provided above, to (i) in the case of the Purchaser, EMC Mortgage Corporation; MacArthur Ridge II, 909 Hidden Ridge
Drive, Suite 200, Irving, TX 75038, Attention: Ed Raice with copy to Bear Stearns 245 Park Avenue, New York,
NY 10167 Attention Legal Department, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser, (ii) in the case of the Cendant Mortgage, Cendant Mortgage Corporation, 6000 Atrium
Way, Mt. Laurel, NJ  08054, Attention:  Peter A. Thomas, Vice President, Secondary Marketing, and (iii) in
the case of the Trust, c/o Cendant Mortgage Corporation, as  Administrator, 6000 Atrium Way, Mt. Laurel, NJ
08054, Attention:  Peter A. Thomas, Vice President, Secondary Marketing ,or such other address as may hereafter be furnished to the Purchaser in writing by the applicable Seller.

Section 12.04  Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this
Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.05  Schedules and Exhibits.

        The schedules and exhibits that are attached to this Agreement are hereby incorporated herein and made a part hereof by this reference.

Section 12.06  General Interpretive Principles.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(2) any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(3) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(4) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(5) a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(6) a reference to a "day" shall be a reference to a calendar day;

(7) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(8) the terms "include" and "including" shall mean without limitation by reason of enumeration.

Section 12.07  Waivers and Amendments, Noncontractual Remedies; Preservation of Remedies.

This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this
Agreement or to waive compliance with one or more of the terms hereof, as the case may be.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 12.08  Captions.

All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 12.09  Counterparts; Effectiveness; Assigns.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement shall become effective as of the date first set forth herein upon the due execution and delivery of this Agreement by each of the parties hereto.  None of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 12.10  Entire Agreement; Amendment.

This Agreement (including the schedules and exhibits annexed hereto or referred to herein), together with the
Cendant Guide, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto.

Section 12.11  Further Assurances.

Each party hereto shall take such additional action as may be reasonably necessary to effectuate this
Agreement and the transactions contemplated hereby.  The Sellers will promptly and duly execute and deliver to the Purchaser such documents and assurances and take such further action as the Purchaser may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Purchaser.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed hereto by their respective officers as of the date first written above.

 EMC Mortgage Corporation
By:
Name:
Title:

CENDANT MORTGAGE CORPORATION

By:
Name:   Peter A.  Thomas
Title:  Vice President

BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST (formerly known as
CENDANT RESIDENTIAL MORTGAGE TRUST)

By:     Cendant Mortgage Corporation, as Administrator

By:
Name:   Peter A. Thomas
Title:  Vice President

               Schedule B-1

On or prior to the Funding Date, the Seller shall deliver to the Purchaser, or its designee, each of the
following documents for each Mortgage Loan:(i)     The original Mortgage Note endorsed, "Pay to the order of
________________, without recourse" and signed in the name of the Seller by an authorized officer. In the event that the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[SELLER], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by "[SELLER],
formerly known as [previous name]";(ii)     Original recorded Mortgage, with evidence of recording information thereon except for any Mortgage which has been forwarded to the appropriate recorder's office for recordation and which has not been returned by such recording officer, in which case the Seller shall deliver and release to Purchaser a certified true copy of any such Mortgage so certified by the Seller with evidence of such
Mortgage's delivery to the appropriate recorder's office. In addition, the Seller shall deliver and release
to the Purchaser the original recorded Mortgage within 90 days after the Funding Date;(iii)   Original
Assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording but not recorded. In the event that the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by "[SELLER], successor by merger to [name of predecessor]"; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by
"[SELLER], formerly known as [previous name]";(iv) Original policy of title insurance, except for those
Mortgage Loans originated within 60 days before the Funding Date, for which Mortgage Loans the Seller shall have delivered and released to the Purchaser the related binders. In addition, the Seller shall deliver to the Purchaser the original policy of title insurance within 90 days after the Funding Date. The policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, Purchaser's
interest as first mortgagee;(v)     Original of all assumption, extensions and modification agreements;(vi)
If required under Section 7, the original policy of primary mortgage guaranty insurance, or where such insurance is provided by a master policy, a certified true copy of the master policy and the original
certificate of insurance;(vii)      Original recorded intermediate assignments of the Mortgage, including warehousing assignments, if any.
(viii)  Copies of documents evidencing the Borrower's pledge of additional collateral securing the Mortgage
Loan, if applicable.

(ix)    With respect to a Cooperative  Loan:  (i) a copy of the  cooperative  lease and the  assignment of such cooperative lease to the originator of the Mortgage Loan, with all intervening  assignments  showing a complete chain of title and an assignment thereof by Seller;  (ii) the stock certificate  together with an undated stock power relating to such stock certificate  executed in blank;  (iii) the recognition  agreement in substantially same form as standard  "AZTECH"  form;  (iv)  copies of the  financial  statement  filed by the  originator  as secured  party and,  if  applicable,  a filed  UCC-3  Assignment  of the subject  security  interest  showing a complete  chain of title,  together with an executed UCC-3  Assignment of such security  interest by the Seller in a form sufficient for filing (v) loan security agreement.

                                                                                                   EXHIBIT I-34

                                           EMC MORTGAGE CORPORATION
                                                  Purchaser,

                                                  US BANK, NA
                                                   Company,

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT
                                           Dated as of March 1, 2003

                                       (Adjustable Rate Mortgage Loans)

                                                   ARTICLE I

Section 1.01     Defined Terms.........................................................2

                                                  ARTICLE II

Section 2.04     Record Title and Possession of Mortgage Files;

                                                  ARTICLE III

Section 3.01     Representations and Warranties of the Company.........................21
Section 3.02     Representations and Warranties as to

                                                  ARTICLE IV

Section 4.04     Establishment of Custodial Accounts;
                         Deposits in Custodial Accounts................................45
Section 4.05     Permitted Withdrawals from the
                         Custodial Account.............................................46
Section 4.06     Establishment of Escrow Accounts;
                         Deposits in Escrow Accounts...................................48
Section 4.07     Permitted Withdrawals From Escrow Account.............................48
Section 4.08     Payment of Taxes, Insurance and Other
                         Charges; Maintenance of Primary Mortgage

Section 4.11     Maintenance of Mortgage Impairment
                         Insurance Policy..............................................51
Section 4.12     Fidelity Bond, Errors and Omissions

                                                   ARTICLE V

                                                  ARTICLE VI

Section 6.01     Assumption Agreements.................................................58
Section 6.02     Satisfaction of Mortgages and Release

Section 6.05     Annual Independent Certified Public
                         Accountants' Servicing Report.................................61
Section 6.06     Purchaser's Right to Examine Company Records..........................61
Section 6.07    Indemnification regarding Section 6.04 and Section 6.05

                                                  ARTICLE VII

Section 7.01      Company Shall Provide Information as Reasonably
                          Required.....................................................62

                                                 ARTICLE VIII

                                                  ARTICLE IX

Section 9.01     Events of Default.....................................................67
Section 9.02     Waiver of Defaults....................................................68

                                                   ARTICLE X

Section 10.01     Termination..........................................................69
Section 10.02     Termination without cause............................................69

                                                  ARTICLE XI

EXHIBITS
   A-1                  Contents of Mortgage File
   A-2                 Contents of Servicing File
   B                    Custodial Account Letter Agreement
   C                    Escrow Account Letter Agreement
   D                    Form of Assignment, Assumption and Recognition Agreement
   E                    Form of Trial Balance
   F                     [reserved]
   G                   Request for Release of Documents and Receipt
   H                   Company's Underwriting Guidelines
    I                    Mortgage Loan Schedule

        This is a  Purchase,  Warranties  and  Servicing  Agreement,  dated as of March 1, 2003 and is executed between EMC MORTGAGE CORPORATION, as Purchaser (the "Purchaser"), and US BANK, NA (the "Company").

                                             W I T N E S S E T H :

        WHEREAS,  the  Purchaser  has  heretofore  agreed to  purchase  from the  Company  and the  Company has heretofore agreed to sell to the Purchaser,  certain Mortgage Loans on a servicing retained basis,  pursuant to the terms of a letter  agreement  dated as of March 11, 2003, by and between the Company and the Purchaser (the
"Confirmation").

        WHEREAS,  each of the  Mortgage  Loans is  secured  by a  mortgage,  deed of  trust  or other  security instrument  creating a first  lien on a  residential  dwelling  located in the  jurisdiction  indicated  on the
Mortgage Loan Schedule; and

        WHEREAS,  the  Purchaser and the Company wish to prescribe the  representations  and  warranties of the
Company  with  respect  to itself and the  Mortgage  Loans and the  management,  servicing  and  control of the
Mortgage Loans;

        NOW,  THEREFORE,  in consideration of the mutual  agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which is hereby  acknowledged,  the Purchaser and the
Company agree as follows:

                                                   ARTICLE I

                                                  DEFINITIONS

        Section 1.01  Defined Terms.

        Whenever  used in this  Agreement,  the  following  words and  phrases,  unless the  context  otherwise requires, shall have the following meaning specified in this Article:

        Accepted Servicing  Practices:  With respect to any Mortgage Loan, those mortgage  servicing  practices
(including  collection  procedures) of prudent  mortgage banking  institutions  which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction  where the related Mortgaged  Property is located,  and which are in  accordance  with Fannie Mae  servicing  practices  and  procedures,  for MBS pool  mortgages,  as defined in the Fannie Mae Guides including future updates.

        Adjustment  Date: As to each Mortgage  Loan,  the date on which the Mortgage  Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

        Agreement:   This  Purchase,   Warranties  and  Servicing  Agreement  including  all  exhibits  hereto, amendments hereof and supplements hereto.

        Appraised  Value:  With  respect to any  Mortgaged  Property,  the value  thereof as  determined  by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination of the Mortgage Loan by an appraiser who met the requirements of the Company and Fannie Mae.

        Assignment:  An individual assignment of the Mortgage,  notice of transfer or equivalent instrument, in recordable  form,  sufficient  under the laws of the  jurisdiction  wherein the related  Mortgaged  Property is located to reflect of record the sale or transfer of the Mortgage Loan.

        BIF:  The Bank Insurance Fund, or any successor thereto.

        Business  Day: Any day other than:  (i) a Saturday or Sunday,  or (ii) a legal  holiday in the State of
New York or the  State of  Minnesota,  or (iii) a day on which  banks in the  State of New York or the State of
Minnesota are authorized or obligated by law or executive order to be closed.

        Closing Date: March 26, 2003.

        Code:         The Internal Revenue Code of 1986, or any successor statute thereto.

        Company: US Bank, NA, their successors in interest and assigns, as permitted by this Agreement.

        Company's  Officer's  Certificate:  A certificate signed by the Chairman of the Board,  President,  any
Vice  President  or  Treasurer  of Company  stating  the date by which  Company  expects to receive any missing documents sent for recording from the applicable recording office.

        Condemnation  Proceeds:  All  awards  or  settlements  in  respect  of a  Mortgaged  Property,  whether permanent or temporary,  partial or entire, by exercise of the power of eminent domain or condemnation,  to the extent not required to be released to a Mortgagor in  accordance  with the terms of the related  Mortgage  Loan
Documents.

        Confirmation: As defined in the Recitals to this Agreement.

        Co-op Lease:  With respect to a Co-op Loan,  the lease with respect to a dwelling  unit occupied by the
Mortgagor and relating to the stock allocated to the related dwelling unit.

        Co-op  Loan:  A  Mortgage  Loan  secured  by the  pledge of stock  allocated  to a  dwelling  unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

        Current Appraised Value:    With respect to any  Mortgaged  Property,  the value  thereof as determined by an appraisal made for the Company (by an appraiser who met the  requirements  of the Company and Fannie Mae)
at the request of a Mortgagor for the purpose of canceling a Primary  Mortgage  Insurance  Policy in accordance with  federal,  state and local  laws and  regulations  or  otherwise  made at the  request  of the  Company or
Mortgagor.

        Current LTV:  The ratio of the Stated  Principal  Balance of a Mortgage  Loan to the Current  Appraised
Value of the Mortgaged Property.

        Custodial  Account:  Each  separate  demand  account or  accounts  created and  maintained  pursuant to
Section 4.04 which shall be entitled  "US Bank,  NA, in trust for the  [Purchaser],  Owner of  Adjustable  Rate
Mortgage  Loans"  and shall be  established  in an  Eligible  Account,  in the name of the  Person  that is the
"Purchaser" with respect to the related Mortgage Loans.

        Custodian: Wells Fargo Bank Minnesota, N.A.

        Cut-off Date: March 1, 2003.

        Determination  Date:  The 15th  day (or if such  15th  day is not a  Business  Day,  the  Business  Day immediately preceding such 15th day) of the month of the related Remittance Date.

        Due Date:  The day of the month on which the Monthly  Payment is due on a Mortgage  Loan,  exclusive of any days of grace, which is the first day of the month.

        Due Period:  With respect to any Remittance Date, the period  commencing on the second day of the month preceding the month of such Remittance Date and ending on the first day of the month of the Remittance Date.

        Eligible  Account:  An account  established and maintained:  (i) within FDIC insured accounts  created, maintained and monitored by the Company so that all funds  deposited  therein are fully  insured,  or (ii) as a trust  account with the  corporate  trust  department of a depository  institution  or trust company  organized under the laws of the United  States of America or any one of the states  thereof or the  District  of Columbia which  is not  affiliated  with  the  Company  (or any  sub-servicer)  or  (iii)  with an  entity  which  is an institution  whose  deposits  are  insured by the FDIC,  the  unsecured  and  uncollateralized  long-term  debt obligations  of which  shall be rated "A2" or higher by  Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable Rating Agency,  and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b)
an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities, the equivalent  required ratings of each Rating Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against the claims of any  creditors of the Company (or any  sub-servicer)  and of any creditors or depositors of the  institution  in which such account is maintained or (v) in a separate  non-trust  account  without FDIC or other  insurance in an Eligible  Institution.  In the event  that a  Custodial  Account  is  established  pursuant  to  clause  (iii),  (iv) or (v) of the  preceding sentence,  the Company shall provide the Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

        Eligible  Institution:  US Bank, NA, or an institution  having (i) the highest  short-term debt rating, and one of the two  highest  long-term  debt  ratings  of each  Rating  Agency;  or (ii)  with  respect  to any
Custodial Account,  an unsecured  long-term debt rating of at least one of the two highest unsecured  long-term debt ratings of each Rating Agency.

        Equity  Take-Out  Refinanced  Mortgage  Loan: A Refinanced  Mortgage Loan the proceeds of which were in excess of the  outstanding  principal  balance  of the  existing  mortgage  loan as  defined  in the Fannie Mae
Guide(s).

        Escrow  Account:  Each separate trust account or accounts  created and  maintained  pursuant to Section
4.06 which shall be entitled "US Bank,  NA, in trust for the  [Purchaser],  Owner of  Adjustable  Rate Mortgage
Loans,  and various  Mortgagors"  and shall be  established in an Eligible  Account,  in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

        Escrow  Payments:  With respect to any Mortgage Loan,  the amounts  constituting  ground rents,  taxes, assessments,  water  rates,  sewer rents,  municipal  charges,  mortgage  insurance  premiums,  fire and hazard insurance premiums,  condominium  charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Event of Default:  Any one of the conditions or circumstances enumerated in Section 9.01.

        Fannie Mae:   The Federal National Mortgage Association, or any successor thereto.

        Fannie  Mae  Guide(s):  The  Fannie  Mae  Selling  Guide and the  Fannie  Mae  Servicing  Guide and all
amendments or additions thereto.

        FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

        FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

        FHLMC Guide:  The FHLMC Single Family Seller/Servicer Guide and all amendments or additions thereto.

        Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

        FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

        GAAP:  Generally accepted accounting principles,
consistently applied.

        HUD:  The United States Department of Housing and Urban Development or any successor.

        Index: The weekly average yield on United States Treasury  securities  adjusted to a constant  maturity of one (1) year, as made available by the Federal Reserve Board.

        Initial Rate Cap:    As to each Mortgage Loan,  where  applicable,  the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date.

        Insurance  Proceeds:  With respect to each Mortgage Loan,  proceeds of insurance  policies insuring the
Mortgage Loan or the related Mortgaged Property.

        Lifetime Rate Cap: As to each Mortgage Loan, the maximum  Mortgage  Interest Rate over the term of such
Mortgage Loan.

        Liquidation  Proceeds:  Cash received in connection with the liquidation of a defaulted  Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

        Loan-to-Value  Ratio or LTV: With respect to any Mortgage Loan,  the ratio of the original  outstanding principal  amount  of the  Mortgage  Loan,  to (i) the  Appraised  Value of the  Mortgaged  Property  as of the
Origination  Date with respect to a Refinanced  Mortgage  Loan,  and (ii) the lesser of the Appraised  Value of the  Mortgaged  Property as of the  Origination  Date or the  purchase  price of the  Mortgaged  Property  with respect to all other Mortgage Loans.

        Margin:  With respect to each  Mortgage  Loan,  the fixed  percentage  amount set forth in each related
Mortgage  Note which is added to the Index in order to determine  the related  Mortgage  Interest  Rate, as set forth in the Mortgage Loan Schedule.

        Monthly  Advance:  The aggregate of the advances made by the Company on any Remittance Date pursuant to
Section 5.03.

        Monthly  Payment:  The scheduled  monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note.

        Mortgage:  The  mortgage,  deed of trust or other  instrument  securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

        Mortgage File: The mortgage documents  pertaining to a particular  Mortgage Loan which are specified in
Exhibit A-1 hereto.

        Mortgage  Impairment  Insurance  Policy:  A mortgage  impairment or blanket hazard  insurance policy as required by Section 4.11.

        Mortgage  Interest Rate: The annual rate at which interest  accrues on any Mortgage Loan,  which may be adjusted from time to time, in accordance with the provisions of the related Mortgage Note.

        Mortgage Loan: An individual  mortgage loan which is the subject of this Agreement,  each Mortgage Loan originally  sold and subject to this Agreement being  identified on the Mortgage Loan Schedule,  which Mortgage
Loan includes without limitation the Mortgage File, the Monthly Payments,  Principal  Prepayments,  Liquidation
Proceeds,  Condemnation  Proceeds,  Insurance  Proceeds,  REO  Disposition  Proceeds,  and  all  other  rights, benefits,  proceeds and obligations  arising from or in connection with such Mortgage Loan,  excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents:  The documents listed in Exhibit A-1.

        Mortgage  Loan  Remittance  Rate:  With  respect to each  Mortgage  Loan,  the annual  rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

        Mortgage  Loan  Schedule:  The  schedule of Mortgage  Loans  attached as Exhibit I,  setting  forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package:

        (1)    the Company's Mortgage Loan identifying number;

        (2)    the Mortgagor's first and last name;

        (3)    the street address of the Mortgaged Property including the city, state and zip code;

        (4)    a code  indicating  whether  the  Mortgaged  Property  is  owner-occupied,  a second  home or an investor property;

        (5)    the type of residential property constituting the Mortgaged Property;

(12)    the original months to maturity of the Mortgage Loan;

(13)    the remaining  months to maturity from the related  Cut-off  Date,  based on the original  amortization schedule  and, if  different,  the maturity  expressed in the same manner but based on the actual  amortization schedule;

        (8)    the Sales Price, if applicable, Appraised Value and Loan-to-Value Ratio, at origination;

        (9)    the Mortgage  Interest Rate as of  origination  and as of the related  Cut-off Date; the initial
Adjustment  Date, the next  Adjustment  Date  immediately  following the related  Cut-off Date, the Index,  the
Margin,  the Initial Rate Cap, if any,  Periodic  Rate Cap, if any,  minimum  Mortgage  Interest Rate under the terms of the Mortgage Note and the Lifetime Rate Cap;

        (10)   the Origination Date of the Mortgage Loan;

        (11)   the stated maturity date;

        (12)   the amount of the Monthly Payment at origination;

        (13)   the amount of the Monthly Payment as of the related  Cut-off Date;

        (14)   the original principal amount of the Mortgage Loan;

        (15)   the scheduled Stated  Principal  Balance of the Mortgage Loan as of the close of business on the related  Cut-off  Date,  after  deduction  of payments of principal  due on or before the related  Cut-off Date whether or not collected;

        (16) a code  indicating  the purpose of the Mortgage  Loan (i.e.,  purchase,  rate and term  refinance, equity take-out refinance);

        (17) reserved;

        (18)   the number of times during the twelve (12) month period  preceding the related Closing Date that any Monthly Payment has been received after the month of its scheduled due date;

        (19)   the date on which the first payment is or was due;

(23)    a code  indicating  whether or not the  Mortgage  Loan is the subject of a Primary  Mortgage  Insurance
Policy and, if the subject of a Primary Mortgage Insurance Policy, the percentage of the coverage amount;

        (21)   a code indicating  whether or not the Mortgage Loan is currently  convertible and the conversion spread;

        (22)   the last Due Date on which a Monthly  Payment  was  actually  applied  to the  unpaid  principal balance of the Mortgage Loan.

        (23)   product type (i.e. 3/1, 5/1, etc.);

(27)    credit score and/or mortgage score, if available;

        (25)   reserved;

(38)    a code indicating  whether or not the Mortgage Loan has a prepayment  penalty and if so, the amount and term thereof; and

        (27)   the Current Appraised Value of the Mortgage Loan and Current LTV, if applicable.

        With respect to the Mortgage Loans in the aggregate,  the Mortgage Loan Schedule  attached as Exhibit I shall set forth the following information, as of the related Cut-off Date:

        (1)    the number of Mortgage Loans;

        (2)    the current aggregate outstanding principal balance of the Mortgage Loans;

        (3)    the weighted average Mortgage Interest Rate of the Mortgage Loans;

        (4)    the weighted average maturity of the Mortgage Loans; and

        (5)    the weighted average months to next Adjustment Date;

        Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property:  The underlying real property securing repayment of a Mortgage Note,  consisting of a single  parcel of real estate  considered  to be real  estate  under the laws of the state in which such real property  is  located  which may  include  condominium  units and  planned  unit  developments,  improved  by a residential  dwelling;  except that with respect to real property  located in jurisdictions in which the use of leasehold  estates  for  residential  properties  is a  widely-accepted  practice,  a  leasehold  estate of the
Mortgage, the term of which is equal to or longer than the term of the Mortgage.

        Mortgagor:  The obligor on a Mortgage Note.

        OCC:  Office of the Comptroller of the Currency, its successors and assigns.

        Officers'  Certificate:  A  certificate  signed by the Chairman of the Board,  the Vice Chairman of the
Board,  the President,  a Senior Vice President or a Vice President or by the Treasurer or the Secretary or one
of the  Assistant  Treasurers  or Assistant  Secretaries  of the  Company,  and  delivered to the  Purchaser as required by this Agreement.

        Opinion of  Counsel:  A written  opinion of  counsel,  who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.

        Origination  Date: The date on which a Mortgage Loan funded,  which date shall not, in connection  with a Refinanced  Mortgage  Loan, be the date of the funding of the debt being  refinanced,  but rather the closing of the debt currently outstanding under the terms of the Mortgage Loan Documents.

        OTS:  Office of Thrift Supervision, its successors and assigns.

        Periodic  Rate Cap:  As to each  Mortgage  Loan,  the maximum  increase  or  decrease  in the  Mortgage
Interest Rate on any Adjustment  Date, as set forth in the related  Mortgage Note and the related Mortgage Loan
Schedule.

        Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

        (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii)  repurchase  obligations  with a term not to exceed  thirty (30) days and with  respect to
               (a) any security  described  in clause (i) above and entered into with a depository  institution or trust company (acting as principal) described in clause (ii)(a) above;

               (iv) securities  bearing  interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America  or any state  thereof  that are rated in one of the two highest  rating  categories  by each  Rating  Agency at the time of such  investment  or contractual commitment providing for such investment;  provided, however, that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments therein  will  cause  the  then  outstanding  principal  amount  of  securities  issued  by such corporation  and held as  Permitted  Investments  to  exceed  10% of the  aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

               (v)  commercial   paper   (including   both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America (which may include repurchase  obligations secured by collateral  described in clause
               (i)) and other  securities  and which  money  market  funds are rated in one of the two  highest rating categories by each Rating Agency.

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such  investment  or security is  purchased  at a price greater than par.

        Person: Any individual,  corporation,  partnership,  joint venture,  association,  joint-stock company, limited  liability  company,  trust,  unincorporated  organization  or  government  or any agency or  political subdivision thereof.

        Prepayment  Interest  Shortfall:  With respect to any Remittance  Date, for each Mortgage Loan that was the subject of a Principal  Prepayment during the related  Prepayment  Period, an amount equal to the excess of one  month's  interest  at the  applicable  Mortgage  Loan  Remittance  Rate on the  amount  of such  Principal
Prepayment  over the amount of interest  (adjusted to the Mortgage Loan  Remittance  Rate) actually paid by the related Mortgagor with respect to such Prepayment Period.

        Prepayment Period:   With respect to any Remittance  Date,  the calendar  month  preceding the month in which such Remittance Date occurs.

        Primary  Mortgage  Insurance  Policy:  Each primary policy of mortgage  insurance  represented to be in effect pursuant to Section  3.02(hh),  or any replacement  policy therefor  obtained by the Company pursuant to
Section 4.08.

        Prime Rate:  The prime rate  announced  to be in effect from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is received in advance of its scheduled Due Date,  including any  prepayment  penalty or premium  thereon and which is not  accompanied  by an amount of  interest  representing  scheduled  interest  due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price:  As defined in Section 2.02.

        Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

        Qualified  Appraiser:  An  appraiser,  duly  appointed by the Company,  who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose compensation is not affected by the approval or  disapproval  of the Mortgage  Loan,  and such  appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations  promulgated  thereunder and the requirements of Fannie Mae, all as in effect on the date the Mortgage Loan was originated.

        Qualified  Insurer:  An insurance  company duly qualified as such under the laws of the states in which the Mortgaged  Properties are located,  duly  authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or FHLMC.

        Rating  Agency:  Standard & Poor's,  Fitch,  Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by  mortgage-backed  securities,  the  nationally  recognized  rating  agencies issuing ratings with respect to such securities, if any.

        Refinanced  Mortgage  Loan:  A Mortgage  Loan  which was made to a  Mortgagor  who owned the  Mortgaged
Property  prior to the  origination  of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.

        REMIC:  A "real estate mortgage investment conduit," as such term is defined in the Code.

        REMIC  Provisions:  The  provisions of the federal  income tax law relating to REMICs,  which appear at
Sections 860A through 860G of the Code, and the related provisions and regulations promulgated  thereunder,  as the foregoing may be in effect from time to time.

        Remittance  Date:  The 18th day of any month,  beginning  in April  2003,  or if such 18th day is not a
Business Day, the first Business Day immediately preceding such 18th day.

        REO Disposition:  The final sale by the Company of any REO Property.

        REO Disposition Proceeds: Amounts received by the Company in connection with a related REO Disposition.

        REO Property:  A Mortgaged  Property acquired by the Company on behalf of the Purchaser as described in
Section 4.13.

        Repurchase  Price:  With respect to any Mortgage  Loan, a price equal to (i) the product of the greater of 100% or the percentage of par as stated in the Confirmation  multiplied by the Stated  Principal  Balance of the Mortgage Loan on the  Repurchase  Date,  plus (ii) interest on such  outstanding  principal  balance at the
Mortgage Loan  Remittance  Rate from the last date through which interest has been paid and  distributed to the
Purchaser to the end of the month of repurchase,  plus, (iii) third party expenses  incurred in connection with the  transfer of the Mortgage  Loan being  repurchased;  less  amounts  received or advanced in respect of such repurchased  Mortgage  Loan which are being held in the  Custodial  Account  for  distribution  in the month of repurchase.

        SAIF:  The Savings Association Insurance Fund, or any successor thereto.

        Servicing  Advances:  All  customary,  reasonable  and  necessary  "out of pocket"  costs and  expenses
(including  reasonable  attorneys'  fees and  disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not  limited  to, the cost of (a) the  preservation,  restoration  and protection of the Mortgaged  Property,  (b) any enforcement,  administrative  or judicial  proceedings,  or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections, foreclosures by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Company  specifies the Mortgage  Loan(s) to which such  expenses  relate and, upon Purchaser's  request,  provides  documentation  supporting such expense (which documentation would be acceptable  to Fannie  Mae),  and  provided  further  that any such  enforcement,  administrative  or  judicial proceeding  does not  arise  out of a  breach  of any  representation,  warranty  or  covenant  of the  Company hereunder),  (c) the  management  and  liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property is
acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage  Insurance
Policy premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and
(f) compliance with the obligations under Section 4.08.

        Servicing  Fee: With respect to each Mortgage  Loan,  the amount of the annual fee the Purchaser  shall pay to the Company,  which shall,  for a period of one full month,  be equal to  one-twelfth  of the product of
(a) the Servicing Fee Rate and (b) the  outstanding  principal  balance of such Mortgage  Loan.  Such fee shall be  payable  monthly,  computed  on the basis of the same  principal  amount and  period  respecting  which any related  interest  payment  on a  Mortgage  Loan  is  computed.  The  obligation  of the  Purchaser  to pay the
Servicing  Fee is limited to, and the  Servicing  Fee is payable  solely  from,  the  interest  portion of such
Monthly Payment  collected by the Company,  or as otherwise  provided under Section 4.05 and in accordance with the Fannie Mae  Guide(s).  Any fee  payable  to the  Company  for  administrative  services  related to any REO
Property as described in Section 4.13 shall be payable from Liquidation Proceeds of the related REO Property.

        Servicing Fee Rate:  The Servicing Fee Rate shall be a rate per annum equal to 0.375%.

        Servicing  File:  With  respect  to each  Mortgage  Loan,  the items  listed in  Exhibit  A-2,  and any additional documents required to be added to the Mortgage File pursuant to this agreement.

        Servicing  Officer:  Any officer of the Company involved in, or responsible for, the administration and servicing of the Mortgage  Loans whose name  appears on a list of servicing  officers  furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

        Stated Principal Balance:  As to each Mortgage Loan as of any date of determination,  (i) the principal balance of such  Mortgage  Loan at the Cut-off  Date after  giving  effect to payments of  principal  due on or before such date,  whether or not  received,  minus (ii) all amounts  previously  distributed  to the Purchaser with  respect to the  Mortgage  Loan  representing  payments or  recoveries  of  principal  or advances in lieu thereof.

        Subservicer:  Any  subservicer  which is  subservicing  the Mortgage  Loans  pursuant to a Subservicing
Agreement.  Any subservicer shall meet the qualifications set forth in Section 4.01.

        Subservicing Agreement:  An agreement between the Company and a Subservicer,  if any, for the servicing of the Mortgage Loans.

                                                  ARTICLE II

                           PURCHASE OF MORTGAGE LOANS; SERVICING OF MORTGAGE LOANS;
                                RECORD TITLE AND POSSESSION OF MORTGAGE FILES;
                                    BOOKS AND RECORDS; CUSTODIAL AGREEMENT;
                                      DELIVERY OF MORTGAGE LOAN DOCUMENTS

        Section 2.01  Agreement to Purchase.

        The Company agrees to sell and the Purchaser  agrees to purchase the Mortgage Loans having an aggregate
Stated  Principal  Balance on the related  Cut-off  Date in an amount as set forth in the  Confirmation,  or in such other  amount as agreed by the  Purchaser  and the Company as  evidenced  by the actual  aggregate  Stated
Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related  Closing Date, with servicing retained by the Company.  The Company shall deliver the related  Mortgage Loan Schedule for the Mortgage  Loans to be purchased  on the related  Closing  Date to the  Purchaser  at least two (2)  Business  Days prior to the related Closing Date. The Mortgage Loans shall be sold pursuant to this Agreement on the related Closing Date.

        Section 2.02  Purchase Price.

        The Purchase  Price for each  Mortgage  Loan shall be the Purchase  Price  Percentage  as stated in the
Confirmation  (subject to adjustment as provided therein),  multiplied by the Stated Principal  Balance,  as of the related  Cut-off  Date,  of the Mortgage  Loan listed on the related  Mortgage  Loan  Schedule  attached as
Exhibit I, after  application  of  scheduled  payments of principal  due on or before the related  Cut-off Date whether or not collected.

        In addition to the Purchase  Price as  described  above,  the  Purchaser  shall pay to the Company,  at closing,  accrued  interest on the Stated  Principal  Balance of each Mortgage  Loan as of the related  Cut-off
Date at the Mortgage Loan  Remittance  Rate of each Mortgage Loan from the related Cut-off Date through the day prior to the related Closing Date, inclusive.

        The Purchase Price plus accrued  interest as set forth in the preceding  paragraph shall be paid on the related Closing Date by wire transfer of immediately available funds.

         Purchaser  shall be entitled to (1) all scheduled  principal due after the related  Cut-off Date,  (2)
all other recoveries of principal collected on or after the related Cut-off Date (provided,  however,  that all scheduled  payments of principal due on or before the related  Cut-off Date and collected by the Company or any successor  servicer  after the related  Cut-off  Date shall  belong to the  Company),  and (3) all  payments of interest on the Mortgage  Loans net of applicable  Servicing Fees (minus that portion of any such payment which is  allocable to the period prior to the related  Cut-off  Date).  The  outstanding  principal  balance of each
Mortgage Loan as of the related  Cut-off Date is determined  after  application of payments of principal due on or before  the  related  Cut-off  Date  whether  or not  collected,  together  with any  unscheduled  principal prepayments  collected  prior to the related  Cut-off  Date;  provided,  however,  that  payments of  scheduled principal  and  interest  prepaid for a Due Date beyond the  related  Cut-off  Date shall not be applied to the principal  balance  as of the  related  Cut-off  Date.  Such  prepaid  amounts  shall  be the  property  of the
Purchaser.  The Company shall deposit any such prepaid  amounts into the  Custodial  Account,  which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser.

        Section 2.03  Servicing of Mortgage Loans.

        The Company does hereby agree to directly  service the  Mortgage  Loans listed on the related  Mortgage
Loan  Schedule  attached as Exhibit I and subject to the terms of this  Agreement.  The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

        Section 2.04  Record Title and Possession of Mortgage Files; Maintenance of Servicing Files.

        As of the related Closing Date, the Company sold,  transferred,  assigned, set over and conveyed to the
Purchaser,  without  recourse,  and the Company hereby  acknowledges that the Purchaser has, but subject to the terms of this  Agreement,  all the right,  title and  interest  of the  Company in and to the  Mortgage  Loans.
Company will deliver the Mortgage  Files to the Custodian  designated  by  Purchaser,  on or before the related
Closing  Date,  at the expense of the Company.  The Company  shall  maintain a Servicing  File  consisting of a copy of the contents of each Mortgage File and the  documents  listed on Exhibit A-2. The Servicing  File shall contain all documents  necessary to service the Mortgage  Loans.  The  possession of each Servicing File by the
Company is at the will of the  Purchaser,  for the sole purpose of servicing  the related  Mortgage  Loan,  and such retention and possession by the Company is in a custodial  capacity only.  From the related  Closing Date, the ownership of each Mortgage Loan,  including the Mortgage  Note,  the Mortgage,  the contents of the related
Mortgage  File  and  all  rights,  benefits,  proceeds  and  obligations  arising  therefrom  or in  connection therewith,  has been vested in the Purchaser.  All rights arising out of the Mortgage Loans including,  but not limited to, all funds  received on or in connection  with the Mortgage  Loans and all records or documents with respect to the Mortgage  Loans  prepared by or which come into the  possession of the Company shall be received and held by the Company in trust for the  benefit of the  Purchaser  as the owner of the  Mortgage  Loans.  Any portion of the Mortgage  Files  retained by the Company  shall be  appropriately  identified  in the  Company's computer  system to clearly  reflect the ownership of the Mortgage  Loans by the  Purchaser.  The Company shall release its custody of the contents of the Mortgage Files only in accordance  with written  instructions of the
Purchaser,  except when such  release is required as  incidental  to the  Company's  servicing  of the Mortgage
Loans or is in  connection  with a repurchase of any Mortgage  Loan or Loans with respect  thereto  pursuant to this Agreement, such written instructions shall not be required.

        Section 2.05   Books and Records.

        The sale of each Mortgage Loan has been  reflected on the Company's  balance sheet and other  financial statements as a sale of assets by the Company.  The Company shall be  responsible  for  maintaining,  and shall maintain,  a complete set of books and records for the Mortgage  Loans that shall be  appropriately  identified in the Company's  computer  system to clearly  reflect the ownership of the Mortgage Loan by the Purchaser.  In particular,  the Company shall maintain in its  possession,  available for inspection by the Purchaser,  or its designee and shall deliver to the Purchaser  upon demand,  evidence of compliance  with all federal,  state and local laws,  rules and regulations,  and requirements of Fannie Mae or FHLMC, as applicable,  including but not limited to  documentation  as to the method used in  determining  the  applicability  of the  provisions of the
Flood  Disaster  Protection  Act of 1973,  as amended,  to the  Mortgaged  Property,  documentation  evidencing insurance  coverage of any  condominium  project as required by Fannie Mae or FHLMC,  and  periodic  inspection reports as required by Section  4.13.  To the extent that  original  documents are not required for purposes of realization of Liquidation  Proceeds or Insurance Proceeds,  documents  maintained by the Company may be in the form of microfilm or microfiche.

        The Company shall  maintain with respect to each Mortgage Loan and shall make  available for inspection by any Purchaser or its designee the related  Servicing  File during the time the Purchaser  retains  ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

        In addition to the  foregoing,  Company  shall  provide to any  supervisory  agents or  examiners  that regulate  Purchaser,  including  but not  limited to, the OTS,  the FDIC and other  similar  entities,  access, during normal business hours,  upon reasonable  advance notice to Company and without charge to Company or such supervisory  agents or examiners,  to any  documentation  regarding the Mortgage  Loans that may be required by any applicable regulator.

        Section 2.06. Transfer of Mortgage Loans.

        The Company shall keep at its servicing  office books and records in which,  subject to such reasonable regulations  as it may  prescribe,  the  Company  shall note  transfers  of  Mortgage  Loans.  No transfer of a
Mortgage  Loan may be made unless such transfer is in  compliance  with the terms  hereof.  For the purposes of this  Agreement,  the  Company  shall be under no  obligation  to deal with any  person  with  respect  to this
Agreement or any  Mortgage  Loan unless a notice of the transfer of such  Mortgage  Loan has been  delivered to the Company in  accordance  with this Section 2.06 and the books and records of the Company show such person as the new record owner of the Mortgage  Loan.  The Purchaser may,  subject to the terms of this  Agreement,  sell and transfer one or more of the Mortgage Loans,  provided,  however,  that the transferee will not be deemed to be a Purchaser  hereunder  binding upon the Company unless such  transferee  shall agree in writing to be bound by the terms of this  Agreement and an original  counterpart of the instrument of transfer in an Assignment and
Assumption of this Agreement  substantially  in the form of Exhibit D hereto  executed by the transferee  shall have been  delivered  to the  Company.  The  Purchaser  also shall  advise the  Company of the  transfer.  Upon receipt of notice of the  transfer,  the Company  shall mark its books and records to reflect the  ownership of the  Mortgage  Loans of such  assignee,  and the  previous  Purchaser  shall be released  from its  obligations hereunder with respect to the Mortgage Loans sold or transferred.

        If the  Purchaser  sells or transfers any of the Mortgage  Loans,  the Company shall not be required to service the Mortgage Loans for more than four (4) new record owners,  without the prior written  consent of the
Company.

        Section 2.07  Delivery of Mortgage Loan Documents.

               The Company  shall  deliver and release to the  Purchaser  or its  designee  the  Mortgage  Loan
Documents  in  accordance  with the terms of this  Agreement..  If the  Company  cannot  deliver  the  original recorded  Mortgage Loan Documents or the original policy of title insurance,  including riders and endorsements thereto,  on the related  Closing Date,  the Company shall,  promptly upon receipt  thereof and in any case not later than 120 days from the  related  Closing  Date,  deliver  such  original  documents,  including  original recorded  documents,  to the  Purchaser or its designee  (unless the Company is delayed in making such delivery by reason of the fact that such documents  shall not have been returned by the appropriate  recording  office).
If delivery  is not  completed  within 120 days  solely due to delays in making such  delivery by reason of the fact that such  documents  shall not have been  returned by the  appropriate  recording  office,  Company shall deliver  such  document to  Purchaser,  or its  designee,  within such time period as  specified in a Company's
Officer's  Certificate.  In the event  that  documents  have not been  received  by the date  specified  in the
Company's Officer's  Certificate,  a subsequent Company's Officer's Certificate shall be delivered by such date specified in the prior Company's  Officer's  Certificate,  stating a revised date for receipt of documentation.
The procedure  shall be repeated  until the  documents  have been  received and  delivered.  If delivery is not completed  within  180 days  solely  due to  delays  in making  such  delivery  by reason of the fact that such documents shall not have been returned by the appropriate  recording office,  the Company shall continue to use its best efforts to effect  delivery as soon as possible  thereafter,  provided that if such  documents are not delivered  by the 270th day from the date of the  related  Closing  Date,  the  Company  shall  repurchase  the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

        The Company  shall pay all initial  recording  fees,  if any, for the  assignments  of mortgage and any other fees in  connection  with the  transfer of all  original  documents  to the  Purchaser  or its  designee.
Company shall prepare,  in recordable form, all assignments of mortgage  necessary to assign the Mortgage Loans to Purchaser,  or its designee.  Company shall be responsible  for recording the assignments of mortgage at the
Purchasers direction.

        Company shall provide an original or duplicate  original of the title insurance  policy to Purchaser or its designee  within ninety (90) days of the receipt of the recorded  documents  (required for issuance of such policy) from the applicable recording office.

        Any review by the  Purchaser,  or its designee,  of the Mortgage  Files shall in no way alter or reduce the Company's obligations hereunder.

        If the Purchaser or its designee  discovers any defect with respect to a Mortgage  File,  the Purchaser shall,  or shall cause its designee to, give written  specification  of such defect to the Company which may be given in the exception  report or the  certification  delivered  pursuant to this Section 2.07, or otherwise in writing and the Company shall cure or repurchase such Mortgage Loan in accordance with Section 3.03.

        The  Company  shall  forward to the  Purchaser,  or its  designee,  original  documents  evidencing  an assumption,  modification,  consolidation  or extension of any Mortgage  Loan entered into in  accordance  with
Section 4.01 or 6.01 within two weeks of their  execution;  provided,  however,  that the Company shall provide the  Purchaser,  or its designee,  with a certified  true copy of any such document  submitted for  recordation within two weeks of its  execution,  and shall provide the original of any document  submitted for  recordation or a copy of such  document  certified by the  appropriate  public  recording  office to be a true and complete copy of the original within two weeks following receipt of the original documents by the Company.

        From  time to time  the  Company  may have a need for  Mortgage  Loan  Documents  to be  released  from
Purchaser,  or its designee.  Purchaser  shall,  or shall cause its designee,  upon the written  request of the
Company,  within ten (10)  Business  Days,  deliver to the  Company,  any  requested  documentation  previously delivered to Purchaser as part of the Mortgage File,  provided that such  documentation is promptly returned to
Purchaser,  or its designee,  when the Company no longer requires possession of the document, and provided that during  the time  that any such  documentation  is held by the  Company,  such  possession  is in trust for the benefit of  Purchaser.  Company  shall  indemnify  Purchaser,  and its  designee,  from and against any and all losses,  claims,  damages,  penalties,  fines,  forfeitures,  costs and  expenses  (including  court  costs and reasonable  attorney's  fees)  resulting  from  or  related  to  the  loss,  damage,  or  misplacement  of  any documentation delivered to Company pursuant to this paragraph.

        Section 2.08  Quality Control Procedures.

        The Company must have an internal  quality  control  program that  verifies,  on a regular  basis,  the existence  and  accuracy of the legal  documents,  credit  documents,  property  appraisals,  and  underwriting decisions.  The  program  must be  capable  of  evaluating  and  monitoring  the  overall  quality  of its loan production  and  servicing  activities.  The program is to ensure that the Mortgage  Loans are  originated  and serviced in accordance  with prudent  mortgage  banking  practices  and  accounting  principles;  guard against dishonest,  fraudulent,  or negligent acts; and guard against errors and omissions by officers,  employees,  or other authorized persons.

        Section 2.09  Modification of Obligations.

        Purchaser may, without any notice to Company,  extend,  compromise,  renew,  release,  change,  modify, adjust or alter,  by operation of law or otherwise,  any of the  obligations of the Mortgagors or other persons obligated  under a Mortgage  Loan without  releasing or otherwise  affecting the  obligations  of Company under this  Agreement,  or  with  respect  to  such  Mortgage  Loan,  except  to the  extent  Purchaser's  extension, compromise,  release, change, modification,  adjustment, or alteration affects Company's ability to collect the
Mortgage  Loan or realize on the  security  of the  Mortgage,  but then only to the extent such action has such effect.

                                                  ARTICLE III

                                       REPRESENTATIONS AND WARRANTIES OF
                               THE COMPANY; REPURCHASE; REVIEW OF MORTGAGE LOANS

        Section 3.01  Representations and Warranties of the Company.

        The Company  represents,  warrants and covenants to the Purchaser  that, as of the related Closing Date or as of such date specifically provided herein:

        (a)    The Company is a corporation,  duly organized,  validly  existing and in good standing under the laws of the United  States of America and has all  licenses  necessary  to carry out its  business as now being conducted,  and is licensed and  qualified to transact  business in and is in good  standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under  applicable  law from such licensing or  qualification  or is otherwise  not required  under  applicable  law to effect such  licensing or qualification  and no demand for such  licensing or  qualification  has been made upon such Company by any such state,  and in any event such Company is in compliance with the laws of any such state to the extent  necessary to ensure the  enforceability  of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

        (b) The Company has the full power and  authority  and legal  right to hold,  transfer  and convey each
Mortgage  Loan,  to sell  each  Mortgage  Loan and to  execute,  deliver  and  perform,  and to enter  into and consummate  all  transactions  contemplated  by  this  Agreement  and to  conduct  its  business  as  presently conducted,  has duly  authorized the execution,  delivery and  performance of this Agreement and any agreements contemplated  hereby, has duly executed and delivered this Agreement,  and any agreements  contemplated hereby, and this Agreement and each Assignment to the Purchaser and any agreements  contemplated hereby,  constitutes a legal,  valid and binding obligation of the Company,  enforceable  against it in accordance with its terms, and all  requisite  corporate  action  has been  taken by the  Company to make this  Agreement  and all  agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

        (c) Neither the  execution  and  delivery of this  Agreement,  nor the  origination  or purchase of the
Mortgage  Loans by the Company,  the sale of the  Mortgage  Loans to the  Purchaser,  the  consummation  of the transactions  contemplated  hereby,  or the  fulfillment of or compliance with the terms and conditions of this
Agreement  will  conflict with any of the terms,  conditions or provisions of the Company's  charter or by-laws or  materially  conflict with or result in a material  breach of any of the terms,  conditions or provisions of any legal  restriction  or any  agreement or  instrument  to which the Company is now a party or by which it is bound,  or  constitute  a default or result in an  acceleration  under any of the  foregoing,  or result in the material  violation  of any law,  rule,  regulation,  order,  judgment  or decree to which the  Company  or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans.

        (d) There is no  litigation,  suit,  proceeding or  investigation  pending or, to the best of Company's knowledge,  threatened,  or any order or decree  outstanding,  with respect to the Company which, either in any one instance or in the  aggregate,  is reasonably  likely to have a material  adverse effect on the sale of the
Mortgage  Loans,  the  execution,  delivery,  performance  or  enforceability  of this  Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Company.

        (e) No  consent,  approval,  authorization  or order of any  court or  governmental  agency  or body is required for the execution,  delivery and  performance by the Company of or compliance by the Company with this
Agreement,  or the sale of the  Mortgage  Loans and  delivery of the  Mortgage  Files to the  Purchaser  or the
consummation  of  the   transactions   contemplated  by  this  Agreement,   except  for  consents,   approvals,
authorizations and orders which have been obtained;

        (f) The  consummation of the  transactions  contemplated by this Agreement is in the ordinary course of business of the Company and Company,  and the transfer,  assignment  and  conveyance of the Mortgage  Notes and the  Mortgages  by the Company  pursuant  to this  Agreement  are not  subject to bulk  transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (g) The  origination and servicing  practices used by the Company and any prior  originator or servicer with respect to each  Mortgage Note and Mortgage have been legal and in  accordance  with  applicable  laws and regulations  and the Mortgage Loan Documents,  and in all material  respects proper and prudent in the mortgage origination  and  servicing  business.  Each  Mortgage  Loan has been  serviced in all material  respects  with
Accepted Servicing  Practices.  With respect to escrow deposits and payments that the Company,  on behalf of an investor,  is entitled to collect,  all such  payments are in the  possession  of, or under the control of, the
Company,  and there  exist no  deficiencies  in  connection  therewith  for which  customary  arrangements  for repayment  thereof have not been made. All escrow  payments have been collected in full  compliance  with state and federal law and the  provisions of the related  Mortgage  Note and  Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable  law and has been  established in an amount  sufficient to pay for every  escrowed item that remains  unpaid and has been assessed but is not yet due and  payable.  No escrow  deposits  or other  charges or  payments  due under the  Mortgage  Note have been capitalized under any Mortgage or the related Mortgage Note;

        (h)    INTENTIONALLY LEFT BLANK

        (i)    The Company will treat the sale of the Mortgage  Loans to the  Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

        (j)    Company is an approved  seller/servicer of residential  mortgage loans for Fannie Mae, FHLMC and
HUD,  with such  facilities,  procedures  and  personnel  necessary  for the sound  servicing of such  mortgage loans.  The Company is duly  qualified,  licensed,  registered  and otherwise  authorized  under all applicable federal,  state and local laws, and  regulations,  if applicable,  meets the minimum capital  requirements  set forth by the OCC, and is in good standing to sell mortgage  loans to and service  mortgage loans for Fannie Mae and FHLMC and no event has occurred  which would make Company  unable to comply with  eligibility  requirements or which would require notification to either Fannie Mae or FHLMC;

        (k)    The Company  does not believe,  nor does it have any cause or reason to believe,  that it cannot perform  each and every  covenant  contained  in this  Agreement.  The  Company is solvent  and the sale of the
Mortgage  Loans  will not  cause  the  Company  to  become  insolvent.  The sale of the  Mortgage  Loans is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

        (l)    No statement,  tape,  diskette,  form,  report or other  document  prepared by, or on behalf of,
Company  pursuant to this Agreement or in connection with the  transactions  contemplated  hereby,  contains or will contain any statement that is or will be inaccurate or misleading in any material respect;

        (m)    The Company  acknowledges and agrees that the Servicing Fee represents  reasonable  compensation for  performing  such  services  and that the  entire  Servicing  Fee  shall be  treated  by the  Company,  for accounting  and tax  purposes,  as  compensation  for the servicing and  administration  of the Mortgage  Loans pursuant to this Agreement.  In the opinion of Company, the consideration  received by Company upon the sale of the Mortgage Loans to Purchaser  under this Agreement  constitutes  fair  consideration  for the Mortgage Loans under current market conditions.

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the business,  operations,  financial  condition,  properties or assets of the Company since the date of the
Company's  financial  information  that would  have a material  adverse  effect on its  ability to perform  its obligations under this Agreement;

        Section 3.02  Representations and Warranties as to Individual Mortgage Loans.

        References in this Section to  percentages  of Mortgage  Loans refer in each case to the  percentage of the aggregate  Stated  Principal  Balance of the Mortgage  Loans as of the related  Cut-off Date,  based on the outstanding  Stated Principal  Balances of the Mortgage Loans as of the related Cut-off Date, and giving effect to  scheduled  Monthly  Payments  due on or  prior  to the  related  Cut-off  Date,  whether  or not  received.
References  to  percentages  of  Mortgaged  Properties  refer,  in each case,  to the  percentages  of expected aggregate  Stated Principal  Balances of the related  Mortgage Loans  (determined as described in the preceding sentence).  The Company hereby  represents  and warrants to the Purchaser,  as to each Mortgage Loan, as of the related Closing Date as follows:

        (a)    The information set forth in the Mortgage Loan Schedule attached as Exhibit I is true,  complete and correct in all material respects as of the related Cut-Off Date;

        (b)    The  Mortgage  creates  a valid,  subsisting  and  enforceable  first  lien or a first  priority ownership  interest in an estate in fee simple in real property  securing the related  Mortgage Note subject to principles of equity,  bankruptcy,  insolvency  and other laws of general  application  affecting the rights of creditors;

        (c) All payments  due prior to the related  Cut-off  Date for such  Mortgage  Loan have been made as of the related Closing Date; the Mortgage Loan has not been dishonored;  there are no material  defaults under the terms of the Mortgage  Loan;  the Company has not advanced  its own funds,  or induced,  solicited or knowingly received  any  advance of funds  from a party  other than the owner of the  Mortgaged  Property  subject to the
Mortgage,  directly or  indirectly,  for the payment of any amount  required by the  Mortgage  Loan.  As of the related  Closing  Date,  all of the Mortgage  Loans will have an actual  Interest Paid to Date of their related
Cut-off Date (or later) and will be due for the  scheduled  monthly  payment next  succeeding  the Cut-off Date
(or  later),  as  evidenced  by a posting to  Company's  servicing  collection  system.  No  payment  under any
Mortgage Loan is delinquent as of the related  Closing Date nor has any scheduled  payment been delinquent more than once during the twelve (12) month period prior to the Cut-off  Date.  For  purposes of this  paragraph,  a
Mortgage  Loan will be deemed  delinquent  if any payment due  thereunder  was not paid by the Mortgagor in the month such payment was due;

        (d) There are no  defaults  by  Company in  complying  with the terms of the  Mortgage,  and all taxes, governmental  assessments,  insurance  premiums,  water,  sewer and municipal  charges,  leasehold  payments or ground rents which  previously  became due and owing have been paid, or escrow funds have been  established  in an amount  sufficient to pay for every such escrowed item which remains  unpaid and which has been assessed but is not yet due and payable;

        (e) The  terms of the  Mortgage  Note and the  Mortgage  have not been  impaired,  waived,  altered  or modified  in any  respect,  except by  written  instruments  which  have been  recorded  to the extent any such recordation  is required by law, or,  necessary  to protect the interest of the  Purchaser.  No  instrument  of waiver,  alteration or modification  has been executed  except in connection with a modification  agreement and which  modification  agreement is part of the Mortgage File and the terms of which are reflected in the related
Mortgage  Loan  Schedule,  and no Mortgagor  has been  released,  in whole or in part,  from the terms  thereof except in connection with an assumption  agreement and which assumption  agreement is part of the Mortgage File and the terms of which are reflected in the related  Mortgage Loan Schedule;  the substance of any such waiver, alteration or modification  has been approved by the issuer of any related Primary  Mortgage  Insurance  Policy and title insurance policy, to the extent required by the related policies;

        (f)  The  Mortgage  Note  and the  Mortgage  are not  subject  to any  right  of  rescission,  set-off, counterclaim or defense,  including,  without  limitation,  the defense of usury, nor will the operation of any of the terms of the  Mortgage  Note or the  Mortgage,  or the  exercise  of any right  thereunder,  render  the
Mortgage Note or Mortgage unenforceable,  in whole or in part, or subject to any right of rescission,  set-off, counterclaim  or  defense,  including  the  defense  of  usury,  and no  such  right  of  rescission,  set-off, counterclaim  or defense  has been  asserted  with  respect  thereto;  and as of the related  Closing  Date the
Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding;

        (g) All buildings or other customarily  insured  improvements  upon the Mortgaged  Property are insured by an insurer  acceptable  under the Fannie Mae or FHLMC  Guides,  against  loss by fire,  hazards of  extended coverage  and  such  other  hazards  as are  provided  for in the  Fannie  Mae or FHLMC  Guide,  as well as all additional  requirements set forth in Section 4.10 of this Agreement.  All such standard hazard policies are in full force and effect and  contain a standard  mortgagee  clause  naming  the  Company  and its  successors  in interest  and assigns as loss payee and such clause is still in effect and all  premiums  due thereon have been paid. If required by the Flood  Disaster  Protection  Act of 1973, as amended,  the Mortgage Loan is covered by a flood  insurance  policy  meeting  the  requirements  of the  current  guidelines  of the  Federal  Insurance
Administration  which  policy  conforms  to  Fannie  Mae or  FHLMC  requirements,  as  well  as all  additional requirements  set forth in Section  4.10 of this  Agreement.  Such  policy was issued by an insurer  acceptable under Fannie Mae or FHLMC  guidelines.  The Mortgage  obligates the  Mortgagor  thereunder to maintain all such insurance at the Mortgagor's cost and expense,  and on the Mortgagor's  failure to do so, authorizes the holder of the  Mortgage to maintain  such  insurance  at the  Mortgagor's  cost and expense and to seek  reimbursement therefor from the Mortgagor.  Neither the Company (nor any prior  originator or servicer of any of the Mortgage
Loans) nor any  Mortgagor  has engaged in any act or omission  which has  impaired or would impair the coverage of any such policy,  the benefits of the  endorsement  provided for herein,  or the validity and binding effect of either;

        (h) Any and all requirements of any federal, state or local law including,  without limitation,  usury, truth-in-lending,  real estate settlement procedures,  consumer credit protection,  equal credit opportunity or disclosure  laws  applicable to the Mortgage Loan have been  complied  with in all material  respects.  None of the Mortgage  Loans are (a) loans  subject to 12 CFR Part  226.31,  12 CFR Part 226.32 or 12 CFR Part 226.34 of
Regulation Z, the regulation  implementing  TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended or (b) classified  and/or defined as a "high cost",  "covered",  or "predatory"  loan under any other state,  federal or local law or regulation or  ordinance,  including,  but not limited to, the States of Georgia and North Carolina and the City of New York. The Company  maintains,  and shall  maintain,  evidence of such  compliance as required by  applicable  law or  regulation  and shall make such evidence  available for inspection at the Company's office during normal business hours upon reasonable advance notice;

        (i) The Mortgage has not been satisfied,  canceled or subordinated,  in whole or in part, or rescinded, and the Mortgaged  Property has not been  released  from the lien of the Mortgage,  in whole or in part nor has any instrument  been executed that would effect any such release,  cancellation,  subordination  or rescission.
The Company has not waived the  performance  by the  Mortgagor  of any action,  if the  Mortgagor's  failure to perform  such action  would cause the Mortgage  Loan to be in default,  nor has the Company  waived any default resulting from any action or inaction by the Mortgagor;

        (j)    The Mortgage is a valid,  subsisting,  enforceable  and  perfected  first lien on the  Mortgaged
Property,  including all buildings on the Mortgaged Property and all installations and mechanical,  electrical, plumbing,  heating and air conditioning systems affixed to such buildings,  and all additions,  alterations and replacements  made at any time with respect to the foregoing  securing the Mortgage Note's  original  principal balance  subject  to  principles  of equity,  bankruptcy,  insolvency  and other  laws of  general  application affecting  the rights of  creditors.  The  Mortgage  and the  Mortgage  Note do not contain any evidence of any security  interest or other  interest  or right  thereto.  Such lien is free and clear of all  adverse  claims, liens and  encumbrances  having  priority  over the first lien of the Mortgage  subject only to (1) the lien of non-delinquent  current real property taxes and assessments not yet due and payable, (2) covenants,  conditions and restrictions,  rights of way,  easements and other matters of the public record as of the date of recording which are  acceptable to mortgage  lending  institutions  generally and either (A) which are referred to in the lender's title insurance policy  delivered to the originator or otherwise  considered in the appraisal made for the  originator of the Mortgage  Loan, or (B) which do not adversely  affect the  residential  use or Appraised
Value  of the  Mortgaged  Property  as set  forth in such  appraisal,  and (3)  other  matters  to  which  like properties are commonly  subject which do not  individually or in the aggregate  materially  interfere with the benefits  of  the  security  intended  to be  provided  by  the  Mortgage  or  the  use,  enjoyment,  value  or marketability  of the related  Mortgaged  Property.  Any security  agreement,  chattel  mortgage or  equivalent document  related to and  delivered in  connection  with the  Mortgage  Loan  establishes  and creates a valid, subsisting,  enforceable  and  perfected  first  lien and first  priority  security  interest  on the  property described therein, and the Company has the full right to sell and assign the same to the Purchaser;

        (k) The Mortgage  Note and the related  Mortgage are original and genuine and each is the legal,  valid and binding  obligation of the maker thereof,  enforceable in all respects in accordance with its terms subject to principles of equity,  bankruptcy,  insolvency and other laws of general application affecting the rights of creditors,  and the Company has taken all action  necessary to transfer  such rights of  enforceability  to the
Purchaser.  All  parties  to the  Mortgage  Note and the  Mortgage  had the legal  capacity  to enter  into the
Mortgage Loan and to execute and deliver the Mortgage Note and the  Mortgage.  The Mortgage Loan  Documents are
on forms  acceptable  to Fannie Mae and FHLMC.  The Mortgage  Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission,  misrepresentation,  negligence or similar occurrence with respect to a Mortgage  Loan has taken  place on the part of  Company  or the  Mortgagor,  or on the part of any other party  involved in the  origination  or servicing of the Mortgage Loan. The proceeds of the Mortgage Loan have  been  fully  disbursed  and there is no  requirement  for  future  advances  thereunder,  and any and all requirements as to completion of any on-site or off-site  improvements  and as to  disbursements  of any escrow funds  therefor  have been  complied  with.  All costs,  fees and  expenses  incurred  in making or closing the
Mortgage Loan and the  recording of the Mortgage were paid,  and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (l) The Company is the sole owner and holder of the  Mortgage  Loan and the  indebtedness  evidenced by the Mortgage Note.  Upon the sale of the Mortgage Loan to the  Purchaser,  the Company will retain the Mortgage
File or any part thereof with respect  thereto not  delivered to the Purchaser or the  Purchaser's  designee in trust only for the purpose of  servicing  and  supervising  the  servicing of the  Mortgage  Loan.  Immediately prior to the transfer and assignment to the Purchaser,  the Mortgage Loan,  including the Mortgage Note and the
Mortgage,  were not  subject to an  assignment,  sale or pledge to any person  other  than  Purchaser,  and the
Company had good and  marketable  title to and was the sole owner  thereof  and had full right to transfer  and sell the Mortgage  Loan to the Purchaser  free and clear of any  encumbrance,  equity,  lien,  pledge,  charge, claim or security  interest and has the full right and authority  subject to no interest or  participation  of, or  agreement  with,  any other party,  to sell and assign the Mortgage  Loan  pursuant to this  Agreement  and following  the sale of the Mortgage  Loan,  the  Purchaser  will own such  Mortgage  Loan free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge, claim or security interest. The Company intends to relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the Mortgage Loan as set forth in this  Agreement.  After the related  Closing Date,  the Company will not have any right to modify or alter the  terms of the sale of the  Mortgage  Loan and the  Company  will not have any obligation or right to repurchase the Mortgage Loan or substitute  another  Mortgage Loan,  except as provided in this Agreement, or as otherwise agreed to by the Company and the Purchaser;

        (m) Each  Mortgage  Loan is  either  (a) the  subject  of an  attorney  title  certificate  or  opinion delivered  at the  origination  of the  Mortgage  Loan which  states  that the  mortgage is a first lien on the
Mortgaged  Property or (b) covered by an ALTA lender's title  insurance  policy or other  generally  acceptable form of policy or  insurance  acceptable  to Fannie  Mae or FHLMC  (including  adjustable  rate  endorsements), issued by a title insurer  acceptable  to Fannie Mae or FHLMC and qualified to do business in the  jurisdiction where the Mortgaged Property is located,  insuring (subject to the exceptions  contained in (j)(1), (2) and (3)
above) the Company,  its successors and assigns,  as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or  unenforceability  of the lien resulting from the provisions of the Mortgage  providing for adjustment in the Mortgage  Interest Rate and Monthly  Payment.  Where required by state law or regulation,  the Mortgagor has been given the opportunity to choose the carrier of the required  mortgage title insurance.  The Company,  its successors and assigns,  is the sole  insured of such  lender's  title  insurance  policy,  such title  insurance  policy has been duly and validly  endorsed to the Purchaser or the  assignment to the Purchaser of the Company's  interest  therein does not require the consent of or notification  to the insurer and such lender's title insurance  policy is in full force and effect and will be in full force and effect upon the  consummation of the  transactions  contemplated by this  Agreement.  No claims have been made under such lender's title insurance  policy,  and no prior holder or servicer of the related  Mortgage,  including the Company,  nor any Mortgagor to the best of knowledge,  has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

        (n) There is no default,  breach,  violation or event of  acceleration  existing  under the Mortgage or the related  Mortgage  Note and no event which,  with the passage of time or with notice and the  expiration of any grace or cure period, would constitute a default, breach,  violation or event permitting acceleration;  and neither the Company,  nor any prior  mortgagee has waived any default,  breach,  violation or event  permitting acceleration;

        (o) There are no  mechanics'  or  similar  liens or claims  which  have been  filed for work,  labor or material  (and no rights are  outstanding  that under law could give rise to such liens)  affecting the related
Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

        (p) As of the origination  date of such Mortgage Loan, all  improvements  subject to the Mortgage which were considered in determining  the appraised value of the Mortgaged  Property lay wholly within the boundaries and building  restriction  lines of the  Mortgaged  Property  (and wholly  within the project with respect to a condominium  unit) and to the best of Company's  knowledge,  no improvements on adjoining  properties  encroach upon the Mortgaged  Property except those which are insured  against by the title insurance  policy referred to in clause (m) above and all  improvements  on the property  comply with all applicable  zoning and  subdivision laws and ordinances;

        (q) Each  Mortgage  Loan was  originated  by or for the Company  pursuant  to, and conforms  with,  the
Company's  underwriting  guidelines  attached  as Exhibit H hereto.  The  Mortgage  Loan bears  interest  at an adjustable  rate as set forth in the related  Mortgage Loan Schedule,  and Monthly  Payments under the Mortgage
Note are due and  payable on the first day of each  month.  The  Mortgage  contains  the usual and  enforceable provisions  of the  Company  at the time of  origination  for the  acceleration  of the  payment  of the unpaid principal  amount of the Mortgage Loan if the related  Mortgaged  Property is sold without the prior consent of the mortgagee thereunder;

        (r) The  Mortgaged  Property is not subject to any  material  damage or is fully  insured to cover such damage.  At origination  of the Mortgage Loan there was not,  since  origination of the Mortgage Loan there has not been, and there currently is no proceeding  pending for the total or partial  condemnation of the Mortgaged
Property.  The Company has not received  notification  that any such proceedings are scheduled to commence at a future date;

        (s) The related  Mortgage  contains  customary and enforceable  provisions such as to render the rights and  remedies  of the holder  thereof  adequate  for the  realization  against  the  Mortgaged  Property of the benefits of the security provided  thereby,  including,  (1) in the case of a Mortgage  designated as a deed of trust,  by  trustee's  sale,  and (2)  otherwise  by  judicial  foreclosure.  There  is no  homestead  or other exemption  available to the Mortgagor which would interfere with the right to sell the Mortgaged  Property at a trustee's sale or the right to foreclose the Mortgage;

        (t) If the Mortgage  constitutes a deed of trust, a trustee,  authorized and duly qualified if required under  applicable law to act as such, has been properly  designated and currently so serves and is named in the
Mortgage,  and no fees or expenses,  except as may be required by local law, are or will become  payable by the
Purchaser  to the trustee  under the deed of trust,  except in  connection  with a trustee's  sale or attempted sale after default by the Mortgagor;

        (u) The  Mortgage  File  contains an appraisal of the related  Mortgaged  Property  signed prior to the final approval of the mortgage loan application by a Qualified  Appraiser,  approved by the Company, who had no interest,  direct or  indirect,  in the  Mortgaged  Property or in any loan made on the security  thereof,  and whose  compensation  is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser  both  satisfy  the  requirements  of Fannie  Mae or FHLMC and Title XI of the  Federal  Institutions
Reform,  Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder,  all as in effect on the date the Mortgage Loan was originated.  The appraisal is in a form acceptable to Fannie Mae or FHLMC;

        (v) All parties which have had any interest in the Mortgage,  whether as mortgagee,  assignee,  pledgee or  otherwise,  are (or,  during the  period in which they held and  disposed  of such  interest,  were) (A) in compliance  with any and all applicable  licensing  requirements of the laws of the state wherein the Mortgaged
Property is located,  and (B) (1)  organized  under the laws of such state,  or (2) qualified to do business in such state,  or (3) federal  savings and loan  associations  or national  banks or a Federal  Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state;

        (w) The related Mortgage Note is not and has not been secured by any collateral  except the lien of the corresponding  Mortgage and the security  interest of any  applicable  security  agreement or chattel  mortgage referred to above and such collateral does not serve as security for any other obligation;

        (x) The Mortgagor has received and has executed,  where applicable,  all disclosure  materials required by applicable law with respect to the making of such mortgage loans;

        (y) The Mortgage Loan does not contain  balloon or "graduated  payment"  features;  No Mortgage Loan is subject to a buydown agreement or contains any buydown provision;

        (z) The  Mortgagor is not in  bankruptcy  and, the  Mortgagor is not  insolvent  and the Company has no knowledge of any  circumstances  or  conditions  with respect to the  Mortgage,  the  Mortgaged  Property,  the
Mortgagor or the  Mortgagor's  credit  standing that could  reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable  investment,  cause the Mortgage Loan to become delinquent,  or materially adversely affect the value or marketability of the Mortgage Loan;

        (aa) If  applicable,  the Index for the Mortgage  Loans is a rate per annum equal to the weekly average yield on United States Treasury  securities  adjusted to a constant maturity of one (1) year, as made available by the Federal  Reserve  Board.  Each  Mortgage  Loan bears  interest  based upon a thirty (30) day month and a three hundred and sixty (360) day year.  The Mortgage  Loans have an original term to maturity of not more than thirty  (30)  years,  with  interest  payable in arrears on the first day of each  month.  As to each  Mortgage
Loan, on each applicable  Adjustment Date, the Mortgage  Interest Rate will be adjusted to equal the sum of the
Index, plus the applicable  Margin;  provided,  that the Mortgage Interest Rate, on each applicable  Adjustment
Date,  will not increase by more than the Initial Rate Cap or Periodic Rate Cap, as  applicable.  Over the term of each Mortgage  Loan,  the Mortgage  Interest Rate will not exceed such  Mortgage  Loan's  Lifetime Rate Cap.
None of the Mortgage Loans are "interest-only"  Mortgage Loans or "negative  amortization" Mortgage Loans. Each
Mortgage  Note  requires a monthly  payment  which is  sufficient  (a)  during  the  period  prior to the first adjustment to the Mortgage  Interest Rate, to fully amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest Rate,  and (b) during the period  following each Adjustment  Date, to fully amortize the outstanding  principal  balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest Rate.
The Mortgage  Note  provides  that when the Mortgage  Interest  Rate changes on an  Adjustment  Date,  the then outstanding  principal  balance will be  reamortized  over the remaining life of the Mortgage Loan. No Mortgage
Loan  contains  terms or provisions  which would result in negative  amortization.  None of the Mortgage  Loans are considered agricultural loans;

        (bb)    (INTENTIONALLY LEFT BLANK)

        (cc)  (INTENTIONALLY LEFT BLANK)

        (dd)  (INTENTIONALLY LEFT BLANK)

        (ee)  (INTENTIONALLY LEFT BLANK)

        (ff)  (INTENTIONALLY LEFT BLANK)

        (gg)    (INTENTIONALLY LEFT BLANK)

        (hh)   In the event the Mortgage  Loan had an LTV at  origination  greater than 80.00%,  such  Mortgage
Loan is and will be  subject  to a Primary  Mortgage  Insurance  Policy  issued by a  Qualified  Insurer in the coverage  amount  set  forth on the  Mortgage  Loan  Schedule.  All of the  aforementioned  Mortgage  Loans are currently  insured as to payment defaults by a Primary Mortgage  Insurance Policy issued by a Qualified Insurer unless the Primary  Mortgage  Insurance  Policy has been cancelled due to Mortgagor  request (and in accordance with federal,  state and local laws and  regulations) and the Current LTV of the Mortgage Loan has been reduced below  80.00% (all as  reflected  on the related  Mortgage  Loan  Schedule).  No Mortgage  Loan has an LTV over
95%. All provisions of such Primary  Mortgage  Insurance  Policy have been and are being  complied  with,  such policy is in full  force and  effect,  and all  premiums  due  thereunder  have been  paid.  No  Mortgage  Loan requires payment of such premiums,  in whole or in part, by the Purchaser.  No action,  inaction,  or event has occurred and no state of facts  exists that has, or will result in the  exclusion  from,  denial of, or defense to  coverage.  Any  Mortgage  Loan subject to a Primary  Mortgage  Insurance  Policy  obligates  the  Mortgagor thereunder  to maintain the Primary  Mortgage  Insurance  Policy,  subject to state and federal law, and to pay all premiums and charges in connection  therewith.  No action has been taken or failed to be taken, on or prior to the Closing Date which has resulted or will result in an exclusion  from,  denial of, or defense to coverage under any Primary  Mortgage  Insurance  Policy  (including,  without  limitation,  any  exclusions,  denials or defenses  which would  limit or reduce the  availability  of the timely  payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions,  representations,  errors,  omissions, negligence,  or fraud of the  Company  or the  Mortgagor,  or for any other  reason  under such  coverage;  The mortgage  interest rate for the Mortgage Loan as set forth on the related  Mortgage Loan Schedule is net of any such insurance premium.  None of the Mortgage Loans are subject to "lender-paid" mortgage insurance;

        (ii)   The  Assignment is in  recordable  form and is  acceptable  for recording  under the laws of the jurisdiction in which the Mortgaged Property is located;

        (jj)   None of the  Mortgage  Loans are secured by an interest in a  leasehold  estate.  The  Mortgaged
Property is located in the state  identified in the related  Mortgage Loan Schedule and consists of a parcel of real  property  with  a  detached  single  family  residence  erected  thereon,  or a  townhouse,  or a  two-to four-family  dwelling,  or an individual  condominium unit in a condominium project, or an individual unit in a planned unit  development or a de minimis planned unit  development,  provided,  however,  that no residence or dwelling is a single parcel of real property with a  manufactured  home not affixed to a permanent  foundation, or a mobile home. Any condominium  unit or planned unit  development  conforms with the Company's  underwriting guidelines.  As of the date of  origination,  no  portion  of any  Mortgaged  Property  is used for  commercial purposes,  and since the  Origination  Date,  no portion of any  Mortgaged  Property has been, or currently is, used for commercial purposes;

        (kk)   Payments  on the  Mortgage  Loan  commenced  no more than  sixty  (60) days after the funds were disbursed in  connection  with the Mortgage  Loan.  The Mortgage Note is payable on the first day of each month in monthly  installments  of  principal  and  interest,  which  installments  are  subject to change due to the adjustments to the Mortgage  Interest Rate on each  Adjustment  Date,  with interest  calculated and payable in arrears.  Each of the Mortgage  Loans will amortize fully by the stated  maturity  date,  over an original term of not more than thirty years from commencement of amortization;

        (ll)   To the best of knowledge,  as of the Closing Date of the Mortgage  Loan,  the Mortgage  Property
was lawfully  occupied under  applicable law, and all  inspections,  licenses and  certificates  required to be made or issued with respect to all occupied  portions of the  Mortgaged  Property  and, with respect to the use and  occupancy  of the same,  including  but not limited to  certificates  of occupancy  and fire  underwriting certificates, have been made or obtained from the appropriate authorities;

        (mm)   There is no pending  action or proceeding  directly  involving  the Mortgaged  Property in which compliance  with  any  environmental  law,  rule or  regulation  is an  issue;  there  is no  violation  of any environmental  law,  rule or  regulation  with  respect to the  Mortgaged  Property;  and the  Company  has not
received any notice of any  environmental  hazard on the Mortgaged  Property and nothing  further remains to be done to satisfy in full all  requirements  of each such law, rule or regulation  constituting a prerequisite to use and enjoyment of said property;

        (nn)   The  Mortgagor  has not  notified  the  Company,  and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

        (oo) No Mortgage Loan is a construction or  rehabilitation  Mortgage Loan or was made to facilitate the trade-in or exchange of a Mortgaged Property;

        (pp)   The Mortgagor for each Mortgage Loan is a natural person;

        (qq)   (INTENTIONALLY LEFT BLANK)

        (rr)   [None of the Mortgage Loans are Co-op Loans];

        (ss)   (INTENTIONALLY LEFT BLANK)

        (tt) (INTENTIONALLY LEFT BLANK)

        (uu) (INTENTIONALLY LEFT BLANK)

        (vv) The Mortgage  Loan was  originated  by a mortgagee  approved by the Secretary of Housing and Urban
Development  pursuant to sections 203 and 211 of the National  Housing Act, a savings and loan  association,  a savings bank, a commercial bank,  credit union,  insurance  company or similar  institution which is supervised and examined by a federal or state authority;

        (ww)  None of the  Mortgage  Loans  are  simple  interest  Mortgage  Loans  and  none of the  Mortgaged
Properties are timeshares;

        (xx)  All of the  terms  of the  Mortgage  pertaining  to  interest  rate  adjustments,  payment adjustments and  adjustments of the  outstanding  principal  balance are  enforceable,  all such adjustments  have been  properly  made,  including  the  mailing of required  notices,  and such adjustments do not and will not affect the priority of the Mortgage  lien.  With respect to each
        Mortgage Loan which has passed its initial  Adjustment  Date,  Company has performed an audit of the  Mortgage  Loan to  determine  whether  all  interest  rate  adjustments  have  been made in accordance with the terms of the Mortgage Note and Mortgage; and

        (yy) Each Mortgage Note, each Mortgage,  each Assignment and any other documents  required  pursuant to this Agreement to be delivered to the Purchaser or its designee,  or its assignee for each Mortgage Loan,  have been, on or before the related Closing Date, delivered to the Purchaser or its designee, or its assignee;

        Section 3.03  Repurchase; Substitution; Near-Term Principal Prepayments.

        It is understood  and agreed that the  representations  and  warranties  set forth in Sections 3.01 and
3.02  shall  survive  the sale of the  Mortgage  Loans and  delivery  of the  Mortgage  Loan  Documents  to the
Purchaser,  or its designee,  and shall inure to the benefit of the Purchaser,  notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or Assignment or the  examination,  or lack of  examination,  of any Mortgage  File.  Upon  discovery by either the Company or the Purchaser of a breach of any of the foregoing representations  and warranties which  materially and adversely  affects the value of the Mortgage Loans or the interest of the Purchaser in any Mortgage  Loan,  the party  discovering  such breach shall give prompt written notice to the other.  The Company  shall have a period of sixty (60) days from the earlier of its  discovery or its receipt of notice of any such  breach  within  which to correct or cure such  breach.  The  Company  hereby covenants  and agrees  that if any such breach is not  corrected  or cured  within  such sixty day period,  the
Company shall,  at the  Purchaser's  option and not later than ninety (90) days of its discovery or its receipt of notice of such breach,  repurchase  such  Mortgage  Loan at the  Repurchase  Price or, with the  Purchaser's prior  consent and at  Purchaser's  sole option,  substitute a Mortgage  Loan as provided  below.  In the event that any such breach shall involve any  representation  or warranty set forth in Section 3.01,  and such breach is not cured  within  sixty (60) days of the  earlier of either  discovery  by or notice to the Company of such breach,  all  Mortgage  Loans  shall,  at the option of the  Purchaser,  be  repurchased  by the Company at the
Repurchase  Price.  Any such repurchase  shall be accomplished by wire transfer of immediately  available funds to Purchaser in the amount of the Repurchase Price.

        If the Company is required to repurchase  any Mortgage Loan pursuant to this Section 3.03,  the Company may,  with the  Purchaser's  prior  consent and at  Purchaser's  sole option,  within ninety (90) days from the related  Closing Date,  remove such  defective  Mortgage Loan from the terms of this  Agreement and  substitute another  mortgage loan for such  defective  Mortgage  Loan, in lieu of  repurchasing  such  defective  Mortgage
Loan. Any substitute  Mortgage Loan is subject to Purchaser  acceptability.  Any substituted  Loans will comply with the representations and warranties set forth in this Agreement as of the substitution date

        At the option of the Purchaser,  the Company shall  repurchase any Mortgage Loan which has become 30 or more days delinquent, at any time, prior to June 1, 2003.

        The Company shall amend the related  Mortgage  Loan  Schedule to reflect the  withdrawal of the removed
Mortgage Loan from this Agreement and the  substitution  of such substitute  Mortgage Loan therefor.  Upon such amendment,  the Purchaser  shall review the Mortgage File delivered to it relating to the  substitute  Mortgage
Loan. In the event of such a substitution,  accrued  interest on the substitute  Mortgage Loan for the month in which the  substitution  occurs and any  Principal  Prepayments  made  thereon  during  such month shall be the property of the Purchaser and accrued  interest for such month on the Mortgage Loan for which the  substitution is made and any  Principal  Prepayments  made  thereon  during such month shall be the property of the Company.
The principal payment on a substitute  Mortgage Loan due on the Due Date in the month of substitution  shall be the property of the Company and the principal  payment on the Mortgage Loan for which the  substitution is made due on such date shall be the property of the Purchaser.

        It is understood  and agreed that the obligation of the Company set forth in this Section 3.03 to cure, repurchase or substitute for a defective  Mortgage Loan, and to indemnify  Purchaser  pursuant to Section 8.01, constitute  the sole  remedies  of the  Purchaser  respecting  a breach of the  foregoing  representations  and warranties.  If the Company  fails to  repurchase  or  substitute  for a defective  Mortgage Loan in accordance with this Section 3.03, or fails to cure a defective  Mortgage Loan to Purchaser's  reasonable  satisfaction in accordance  with this Section 3.03, or to indemnify  Purchaser  pursuant to Section 8.01, that failure shall be an Event of Default and the Purchaser  shall be entitled to pursue all remedies  available in this Agreement as a result  thereof.  No provision of this  paragraph  shall affect the rights of the Purchaser to terminate this
Agreement for cause, as set forth in Sections 10.01 and 11.01.

        Any  cause  of  action  against  the  Company  relating  to  or  arising  out  of  the  breach  of  any representations  and  warranties  made in Sections  3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i)
the earlier of  discovery  of such breach by the Company or notice  thereof by the  Purchaser  to the  Company,
(ii)  failure by the Company to cure such breach or  repurchase  such  Mortgage  Loan as specified  above,  and
(iii) demand upon the Company by the Purchaser for compliance with this Agreement.

        In the event that any Mortgage Loan is held by a REMIC,  notwithstanding any contrary provision of this
Agreement,  with respect to any Mortgage Loan that is not in default or as to which no default is imminent,  no substitution  pursuant  to  Subsection  3.03  shall be made  after the  applicable  REMIC's  "start up day" (as defined in Section  860G(a)  (9) of the Code),  unless the  Company  has  obtained an Opinion of Counsel to the effect that such  substitution  will not (i) result in the imposition of taxes on "prohibited  transactions" of such REMIC (as defined in Section  860F of the Code) or  otherwise  subject the REMIC to tax, or (ii) cause the
REMIC to fail to qualify as a REMIC at any time.

     In the event any Principal Prepayment is made by a Mortgagor on or prior to June 30, 2003, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment.  Such remittance shall be made by the Company to
Purchaser no later than the third Business Day following receipt of such Principal Prepayment by the Company.

        Section 3.04  Representations and Warranties of the Purchaser.

        The Purchaser  represents,  warrants and convenants to the Company that, as of the related Closing Date or as of such date specifically provided herein:

(g)     The Purchaser is a corporation,  dully organized  validly  existing and in good standing under the laws of the State of Delaware and is qualified to transact  business in, is in good standing  under the laws of, and possesses  all  licenses  necessary  for the  conduct of its  business  in,  each state in which any  Mortgaged
Property is located or is otherwise  except or not required under  applicable law to effect such  qualification or license;

(h)     The Purchaser  has full power and authority to hold each Mortgage  Loan, to purchase each Mortgage Loan pursuant  to this  Agreement  and to  execute,  deliver  and  perform,  and to enter  into and  consummate  all transactions  contemplated  by this  Agreement  and to conduct its  business as presently  conducted,  has duly authorized the execution,  delivery and  performance  of this  Agreement,  has duly executed and delivered this
Agreement ;

        (c)    None of the execution and delivery of this Agreement , the purchase of the Mortgage  Loans,  the consummation of the transactions  contemplated  hereby,  or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with any of the terms,  conditions or provisions of the  Purchaser's charter or by-laws or materially  conflict with or result in a material breach of any of the terms,  conditions or  provisions  of any legal  restriction  or any agreement or instrument to which the Purchaser is now a party or by which it is bound,  or constitute a default or result in an acceleration  under any of the foregoing,  or result  in the  material  violation  of any law,  rule,  regulation,  order,  judgment  or  decree to which the
Purchaser or its property is subject;

        (d)    There is no litigation  pending or to the best of the  Purchaser's  knowledge,  threatened  with respect to the Purchaser  which is reasonably  likely to have a material  adverse effect on the purchase of the related Mortgage Loans, the execution,  delivery or  enforceability  of this Agreement,  or which is reasonably likely to have a material adverse effect on the financial condition of the Purchaser;

        (e)    No consent,  approval,  authorization  or order of any court or  governmental  agency or body is required for the  execution,  delivery and  performance by the Purchaser of or compliance by the Purchaser with this  Agreement,  the purchase of the Mortgage Loans or the  consummation of the  transactions  contemplated by this Agreement  except for consents, approvals, authorizations and orders which have been obtained;

        (f)    The  consummation of the  transactions  contemplated by this Agreement is in the ordinary course of business of the Purchaser;

        (h)    The Purchaser  will treat the purchase of the Mortgage  Loans from the Company as a purchase for reporting, tax and accounting purposes; and

        (i)    The Purchaser does not believe, nor does it have any cause or reason to believe,  that it cannot perform each and every of its covenants contained in this Agreement.

        The  Purchaser  shall  indemnify  the  Company and hold it  harmless  against any claims,  proceedings, losses,  damages,  penalties,  fines,  forfeitures,  reasonable  and  necessary  legal fees and related  costs, judgments,  and other costs and expenses  resulting from a breach by the Purchaser of the  representations  and warranties  contained in this Section 3.04. It is understood  and agreed that the  obligations of the Purchaser set forth in this Section 3.04 to indemnify the Seller as provided  herein  constitute the sole remedies of the
Seller respecting a breach of the foregoing representations and warranties.

                                                  ARTICLE IV

                                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

        Section 4.01  Company to Act as Servicer.

        The Company,  as  independent  contract  servicer,  shall service and  administer the Mortgage Loans in accordance  with  this  Agreement  and with  Accepted  Servicing  Practices,  and  shall  have  full  power and authority,  acting alone,  to do or cause to be done any and all things in connection  with such  servicing and administration  which the  Company  may deem  necessary  or  desirable  and  consistent  with the terms of this
Agreement and with Accepted  Servicing  Practices  and exercise the same care that it  customarily  employs for its own  account.  Except as set forth in this  Agreement,  the Company  shall  service the  Mortgage  Loans in strict  compliance with the servicing  provisions of the Fannie Mae Guides (special  servicing  option),  which include,  but are not limited to,  provisions  regarding the liquidation of Mortgage  Loans,  the collection of
Mortgage  Loan  payments,  the  payment  of taxes,  insurance  and other  charges,  the  maintenance  of hazard insurance with a Qualified  Insurer,  the  maintenance of mortgage  impairment  insurance,  the  maintenance of fidelity bond and errors and omissions  insurance,  inspections,  the  restoration of Mortgaged  Property,  the maintenance of Primary Mortgage Insurance  Policies,  insurance claims,  the title,  management and disposition of REO Property,  permitted  withdrawals  with respect to REO  Property,  liquidation  reports,  and reports of foreclosures  and  abandonments  of Mortgaged  Property,  the transfer of  Mortgaged  Property,  the release of
Mortgage Files,  annual  statements,  and examination of records and facilities.  In the event of any conflict, inconsistency  or  discrepancy  between  any of the  servicing  provisions  of  this  Agreement  and any of the servicing  provisions of the Fannie Mae Guides,  the provisions of this Agreement  shall control and be binding upon the Purchaser and the Company.

        Consistent  with the terms of this  Agreement,  the Company  may waive,  modify or vary any term of any
Mortgage  Loan or  consent  to the  postponement  of any such term or in any  manner  grant  indulgence  to any
Mortgagor if in the Company's reasonable and prudent determination such waiver,  modification,  postponement or indulgence  is not  materially  adverse to the  Purchaser,  provided,  however,  that  unless the  Company  has obtained  the prior  written  consent of the  Purchaser,  the Company  shall not permit any  modification  with respect to any Mortgage Loan that would change the Mortgage  Interest Rate,  defer for more than ninety days or forgive any payment of principal or interest,  reduce or increase the  outstanding  principal  balance  (except for actual  payments of  principal) or change the final  maturity  date on such Mortgage  Loan. In the event of any such  modification  which has been agreed to in writing by the  Purchaser and which permits the deferral of interest or principal  payments on any  Mortgage  Loan,  the Company  shall,  on the  Business Day  immediately preceding the Remittance  Date in any month in which any such principal or interest  payment has been deferred, deposit in the Custodial  Account from its own funds, in accordance  with Section 4.04, the difference  between
(a) such  month's  principal  and one  month's  interest at the  Mortgage  Loan  Remittance  Rate on the unpaid principal  balance of such  Mortgage  Loan and (b) the  amount  paid by the  Mortgagor.  The  Company  shall be entitled to  reimbursement  for such advances to the same extent as for all other advances  pursuant to Section
4.05.  Without limiting the generality of the foregoing,  the Company shall continue,  and is hereby authorized and  empowered,  to prepare,  execute and deliver,  all  instruments of  satisfaction  or  cancellation,  or of partial or full release,  discharge and all other  comparable  instruments,  with respect to the Mortgage Loans and with respect to the Mortgaged  Properties.  Notwithstanding  anything  herein to the contrary,  the Company may not enter into a  forbearance  agreement or similar  arrangement  with  respect to any Mortgage  Loan which runs more  than 180 days  after  the  first  delinquent  Due Date.  Any such  agreement  shall be  approved  by
Purchaser and, if required, by the Primary Mortgage Insurance Policy insurer, if required.

        Notwithstanding  anything in this  Agreement  to the  contrary,  if any  Mortgage  Loan  becomes subject to a Pass-Through  Transfer,  the Company (a) with respect to such Mortgage Loan,  shall not permit any  modification  with respect to such  Mortgage Loan that would change the Mortgage
        Interest  Rate and (b) shall not  (unless  the  Mortgagor  is in  default  with  respect to such
        Mortgage Loan or such default is, in the judgment of the Company,  reasonably  foreseeable) make or permit any  modification,  waiver or amendment of any term of such  Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such Mortgage Loan under Section 1001 of the Code
        (or Treasury regulations  promulgated thereunder) and (ii) cause any REMIC to fail to qualify as a  REMIC  under  the  Code  or  the  imposition  of  any  tax on  "prohibited  transactions"  or
        "contributions" after the startup date under the REMIC Provisions.

        Prior to taking any action with  respect to the  Mortgage  Loans  subject to a  Pass-Through  Transfer, which is not  contemplated  under the terms of this  Agreement,  the Company  will obtain an Opinion of Counsel acceptable  to the trustee in such  Pass-Through  Transfer  with respect to whether such action could result in the  imposition of a tax upon any REMIC  (including  but not limited to the tax on prohibited  transactions  as defined  in  Section  860F(a)(2)  of the Code and the tax on  contributions  to a REMIC  set  forth in  Section
860G(d) of the  Code)(either  such event,  an "Adverse REMIC  Event"),  and the Company shall not take any such actions as to which it has been advised that an Adverse REMIC Event could occur.

        The Company  shall not permit the  creation of any  "interests"  (within the meaning of Section 860G of the Code) in any REMIC.  The Company shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets other than "qualified mortgages"  as defined in  Section  860G(a)(3)  of the Code or  "permitted  investments"  as defined in Section
860G(a)(5) of the Code.

        In servicing  and  administering  the Mortgage  Loans,  the Company  shall  employ  Accepted  Servicing
Practices,  giving due  consideration  to the  Purchaser's  reliance on the  Company.  Unless a different  time period is stated in this  Agreement,  Purchaser  shall be deemed to have  given  consent in  connection  with a particular  matter if Purchaser  does not  affirmatively  grant or deny consent  within five (5) Business  Days from the date  Purchaser  receives a second  written  request  for  consent  for such  matter  from  Company as servicer.

        The Mortgage  Loans may be  subserviced  by a  Subservicer  on behalf of the Company  provided that the
Subservicer  is an entity  that  engages  in the  business  of  servicing  loans,  and in either  case shall be authorized  to transact  business,  and licensed to service  mortgage  loans,  in the state or states where the related  Mortgaged  Properties it is to service are situated,  if and to the extent  required by applicable law to enable the Subservicer to perform its obligations  hereunder and under the  Subservicing  Agreement,  and in either  case shall be a FHLMC or Fannie Mae  approved  mortgage  servicer  in good  standing,  and no event has occurred,  including  but not limited to a change in insurance  coverage,  which would make it unable to comply with the eligibility  requirements for lenders imposed by Fannie Mae or for seller/servicers  imposed by Fannie
Mae or FHLMC, or which would require  notification to Fannie Mae or FHLMC. In addition,  each  Subservicer will obtain and  preserve its  qualifications  to do business as a foreign  corporation  and its licenses to service mortgage loans, in each  jurisdiction  in which such  qualifications  and/or licenses are or shall be necessary to protect the validity and  enforceability  of this Agreement,  or any of the Mortgage Loans and to perform or cause to be  performed  its duties  under the related  Subservicing  Agreement.  The Company may perform any of its  servicing  responsibilities  hereunder  or may  cause  the  Subservicer  to  perform  any  such  servicing responsibilities  on its behalf,  but the use by the Company of the  Subservicer  shall not release the Company from any of its  obligations  hereunder  and the Company  shall remain  responsible  hereunder for all acts and omissions of the  Subservicer  as fully as if such acts and  omissions  were those of the Company.  The Company shall pay all fees and expenses of the  Subservicer  from its own funds,  and the  Subservicer's  fee shall not exceed the  Servicing  Fee.  Company shall notify  Purchaser  promptly in writing upon the  appointment  of any
Subservicer.

        At the cost and expense of the Company,  without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and  responsibilities  of the Subservicer and arrange for any servicing  responsibilities  to be performed by a successor  subservicer  meeting the  requirements  in the preceding paragraph,  provided,  however,  that nothing contained herein shall be deemed to prevent or prohibit the Company,  at the Company's  option,  from  electing to service the related  Mortgage  Loans itself.  In the event that the Company's  responsibilities  and duties under this Agreement are terminated  pursuant to Section
4.13,  8.04,  9.01 or 10.01 and if requested to do so by the  Purchaser,  the Company shall at its own cost and expense terminate the rights and  responsibilities  of the Subservicer  effective as of the date of termination of the  Company.  The Company  shall pay all fees,  expenses or penalties  necessary in order to terminate  the rights and  responsibilities  of the Subservicer  from the Company's own funds without  reimbursement  from the
Purchaser.

        Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements  between the  Company  and the  Subservicer  or any  reference  herein to  actions  taken  through  the  Subservicer  or otherwise,  the Company  shall not be relieved of its  obligations  to the  Purchaser and shall be obligated to the same extent and under the same terms and  conditions as if it alone were  servicing and  administering  the
Mortgage  Loans.  The  Company  shall  be  entitled  to  enter  into an  agreement  with  the  Subservicer  for indemnification  of the Company by the Subservicer  and nothing  contained in this Agreement shall be deemed to limit or modify such  indemnification.  The Company will indemnify and hold  Purchaser  harmless from any loss, liability  or  expense  arising  out of its  use of a  Subservicer  to  perform  any of its  servicing  duties, responsibilities and obligations hereunder.

        Any  Subservicing  Agreement  and any other  transactions  or services  relating to the Mortgage  Loans involving the Subservicer  shall be deemed to be between the  Subservicer and Company alone,  and the Purchaser shall have no  obligations,  duties or  liabilities  with respect to the  Subservicer  including no obligation, duty or liability of Purchaser to pay the  Subservicer's  fees and expenses.  For purposes of distributions and advances by the Company  pursuant to this Agreement,  the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

        Section 4.02  Collection of Mortgage Loan Payments.

        Continuously  from the date  hereof  until the date each  Mortgage  Loan  ceases to be  subject to this
Agreement,  the Company will proceed  diligently  to collect all payments due under each Mortgage Loan when the same shall  become due and  payable and shall,  to the extent such  procedures  shall be  consistent  with this
Agreement,  Accepted  Servicing  Practices,  and the terms  and  provisions  of any  related  Primary  Mortgage
Insurance  Policy,  follow such collection  procedures as it follows with respect to mortgage loans  comparable to the  Mortgage  Loans  and  held  for its own  account.  Further,  the  Company  will  take  special  care in ascertaining and estimating  annual escrow  payments,  and all other charges that, as provided in the Mortgage, will become due and payable,  so that the  installments  payable by the  Mortgagors  will be  sufficient to pay such charges as and when they become due and payable.

        In no event will the Company  waive its right to any  prepayment  penalty or premium  without the prior written  consent of  Purchaser  and  Company  will use  diligent  efforts  to  collect  same when due except as otherwise provided in the prepayment penalty rider to the Mortgage.

        Section 4.03  Realization Upon Defaulted Mortgage

        The Company shall use its best efforts,  consistent  with the procedures  that the Company would use in servicing  loans for its own account,  consistent  with  Accepted  Servicing  Practices,  any Primary  Mortgage
Insurance  Policies and the best interest of Purchaser,  to foreclose upon or otherwise  comparably convert the ownership of  properties  securing  such of the  Mortgage  Loans as come into and continue in default and as to which no  satisfactory  arrangements  can be made for  collection  of delinquent  payments  pursuant to Section
4.01.  Foreclosure  or  comparable  proceedings  shall be  initiated  within  ninety  (90) days of default  for
Mortgaged  Properties  for  which  no  satisfactory  arrangements  can be made  for  collection  of  delinquent payments,  subject to state and federal law and  regulation.  The Company shall use its best efforts to realize upon  defaulted  Mortgage  Loans in such manner as will  maximize the receipt of principal  and interest by the
Purchaser,  taking into account,  among other things, the timing of foreclosure  proceedings.  The foregoing is subject to the  provisions  that, in any case in which a Mortgaged  Property  shall have suffered  damage,  the
Company shall not be required to expend its own funds toward the  restoration of such property  unless it shall determine  in its  discretion  (i) that such  restoration  will  increase the  proceeds of  liquidation  of the related  Mortgage Loan to the Purchaser  after  reimbursement  to itself for such expenses,  and (ii) that such expenses  will be  recoverable  by the Company  through  Insurance  Proceeds or  Liquidation  Proceeds from the related  Mortgaged  Property,  as  contemplated  in Section  4.05.  Company  shall  obtain  prior  approval  of
Purchaser  as to repair or  restoration  expenses  in excess of ten  thousand  dollars  ($10,000).  The Company shall notify the Purchaser in writing of the  commencement of foreclosure  proceedings and not less than 5 days prior to the acceptance or rejection of any offer of  reinstatement.  The Company shall be responsible  for all costs and expenses  incurred by it in any such proceedings or functions;  provided,  however,  that it shall be
entitled  to   reimbursement   thereof  from  the  related   property,   as   contemplated   in  Section  4.05.
Notwithstanding  anything to the contrary  contained  herein, in connection with a foreclosure or acceptance of a deed in lieu of  foreclosure,  in the event the  Company  has  reasonable  cause to believe  that a Mortgaged
Property is contaminated by hazardous or toxic  substances or wastes,  or if the Purchaser  otherwise  requests an  environmental  inspection  or review of such  Mortgaged  Property,  such an  inspection  or review is to be conducted  by a qualified  inspector  at the  Purchaser's  expense.  Upon  completion  of the  inspection,  the
Company shall  promptly  provide the Purchaser  with a written report of the  environmental  inspection.  After reviewing the  environmental  inspection  report,  the Purchaser  shall determine how the Company shall proceed with respect to the Mortgaged Property.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as  servicer  of any  Mortgage  Loan which  becomes  ninety (90 days or greater delinquent in payment of a scheduled  Monthly  Payment,  without  payment of any  termination  fee with respect thereto,  provided  that the Company  shall on the date said  termination  takes effect be  reimbursed  for any unreimbursed  advances of the  Company's  funds made  pursuant to Section 5.03 and any  unreimbursed  Servicing
Advances and Servicing  Fees in each case relating to the Mortgage Loan  underlying  such  delinquent  Mortgage
Loan  notwithstanding  anything  to the  contrary  set  forth  in  Section  4.05.  In  the  event  of any  such termination,  the  provisions  of Section  11.01  hereof  shall apply to said  termination  and the transfer of servicing responsibilities with respect to such delinquent Mortgage Loan to the Purchaser or its designee.

        In the event that a Mortgage  Loan becomes part of a REMIC,  and becomes REO  Property,  such  property shall be disposed of by the  Company,  with the consent of Purchaser  as required  pursuant to this  Agreement, before the close of the third  taxable year  following  the taxable  year in which the Mortgage  Loan became an
REO Property,  unless the Company  provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property  subsequent to the close of the third taxable year  following the taxable year in which the  Mortgage  Loan  became  an REO  Property,  will not  result  in the  imposition  of taxes on
"prohibited  transactions"  as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time  that  certificates  are  outstanding.  Company  shall  manage,  conserve,  protect  and operate  each such REO  Property for the  certificateholders  solely for the purpose of its prompt  disposition and sale in a manner which does not cause such  property to fail to qualify as  "foreclosure  property"  within the  meaning of Section  860F(a)(2)(E)  of the Code,  or any "net income from  foreclosure  property"  which is subject to taxation  under the REMIC  provisions  of the Code.  Pursuant to its efforts to sell such  property, the Company  shall either  itself or through an agent  selected by Company,  protect and conserve such property in the same  manner and to such an extent as is  customary  in the  locality  where such  property  is located.
Additionally,  Company shall perform the tax  withholding  and reporting  related to Sections 1445 and 6050J of the Code.

        Section 4.04  Establishment of Custodial Accounts; Deposits in Custodial Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts.  The Custodial  Account  shall be an Eligible  Account.  Funds  deposited in the Custodial
Account,  which shall be deposited within 24 hours of receipt,  shall at all times be insured by the FDIC up to the FDIC  insurance  limits,  or must be invested in Permitted  Investments  for the benefit of the  Purchaser.
Funds  deposited in the Custodial  Account may be drawn on by the Company in accordance  with Section 4.05. The creation of any  Custodial  Account  shall be  evidenced  by a letter  agreement in the form shown in Exhibit B hereto.  The original of such letter  agreement  shall be furnished to the Purchaser on the Closing  Date,  and upon the request of any subsequent Purchaser.

        The Company shall deposit in the Custodial  Account on a daily basis,  and retain therein the following payments and  collections  received or made by it  subsequent  to the Cut-off  Date, or received by it prior to the  Cut-off  Date but  allocable  to a period  subsequent  thereto,  other than in respect  of  principal  and interest on the Mortgage Loans due on or before the Cut-off Date:

        (i)    all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

        (ii)   all  payments  on account of interest  on the  Mortgage  Loans  adjusted  to the  Mortgage  Loan
Remittance Rate;

        (iii)  all Liquidation Proceeds;

        (iv)   any  amounts  required  to be  deposited  by the  Company in  connection  with any REO  Property pursuant to Section 4.13 and in connection  therewith,  the Company  shall  provide the Purchaser  with written detail itemizing all of such amounts;

        (v)    all Insurance  Proceeds  including  amounts required to be deposited  pursuant to Sections 4.08,
4.10 and 4.11,  other than proceeds to be held in the Escrow  Account and applied to the  restoration or repair of the Mortgaged  Property or released to the Mortgagor in accordance with Accepted  Servicing  Practices,  the
Mortgage Loan Documents or applicable law;

        (vi)   all  Condemnation  Proceeds  affecting  any  Mortgaged  Property  which are not  released to the
Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

        (vii)  any Monthly Advances;

        (viii) with respect to each full or partial Principal  Prepayment,  any Prepayment Interest Shortfalls,
to the extent of the Company's aggregate Servicing Fee received with respect to the related Prepayment Period;

        (ix)   any amounts  required to be deposited by the Company pursuant to Section 4.10 in connection with the deductible  clause in any blanket hazard  insurance  policy,  such deposit shall be made from the Company's own funds, without reimbursement therefor; and

        (x)    any amounts required to be deposited in the Custodial  Account pursuant to Section 4.01, 4.13 or
6.02.

               The foregoing  requirements  for deposit in the Custodial  Account shall be exclusive,  it being understood and agreed that,  without  limiting the generality of the foregoing,  payments in the nature of late payment  charges and  assumption  fees, to the extent  permitted by Section 6.01,  need not be deposited by the
Company in the  Custodial  Account.  Any  interest  paid on funds  deposited  in the  Custodial  Account by the depository  institution  shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial  Account  pursuant to Section 4.05 (iv). The Purchaser  shall not be responsible for any losses suffered with respect to investment of funds in the Custodial Account.

        Section 4.05  Permitted Withdrawals From the Custodial Account.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

        (i)    to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

        (ii)   to reimburse  itself for Monthly  Advances,  the Company's right to reimburse itself pursuant to this  subclause  (ii) being  limited to amounts  received on the related  Mortgage  Loan which  represent  late collections  (net of the  related  Servicing  Fees) of  principal  and/or  interest  respecting  which any such advance was made, it being  understood  that, in the case of such  reimbursement,  the Company's  right thereto shall be prior to the rights of the  Purchaser,  except  that,  where the Company is required to  repurchase  a
Mortgage Loan,  pursuant to Section 3.03, the Company's right to such reimbursement  shall be subsequent to the payment to the Purchaser of the  Repurchase  Price  pursuant to such Section and all other amounts  required to be paid to the Purchaser with respect to such Mortgage Loan;

        (iii)  to reimburse itself for  unreimbursed  Servicing  Advances and any unpaid Servicing  Fees(or REO administration  fees  described in Section  4.13),  the Company's  right to reimburse  itself  pursuant to this subclause  (iii) with  respect  to any  Mortgage  Loan being  limited  to  related  proceeds  from  Liquidation
Proceeds,  Condemnation  Proceeds and  Insurance  Proceeds in  accordance  with the relevant  provisions of the
Fannie Mae Guides or as otherwise set forth in this Agreement;  any recovery shall be made upon  liquidation of the REO Property;

        (iv)   to pay to itself as part of its servicing  compensation  (a) any interest earned on funds in the
Custodial  Account (all such interest to be withdrawn  monthly not later than each  Remittance  Date),  and (b)
the  Servicing  Fee from that  portion of any payment or recovery as to interest  with  respect to a particular
Mortgage Loan;

        (v)    to pay to itself  with  respect to each  Mortgage  Loan that has been  repurchased  pursuant  to
Section 3.03 all amounts  received  thereon and not distributed as of the date on which the related  repurchase price is determined,

        (vi)   to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

        (vii)  to remove funds inadvertently placed in the Custodial Account by the Company; and

        (vi)   to clear and terminate the Custodial Account upon the termination of this Agreement.

        Section 4.06  Establishment of Escrow Accounts; Deposits in Escrow Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Escrow  Accounts.  The Escrow  Account shall be an Eligible  Account.  Funds deposited in each Escrow Account shall at all times be insured in a manner to provide  maximum  insurance under the insurance  limitations of the FDIC, or must be invested in Permitted  Investments.  Funds  deposited in the
Escrow  Account may be drawn on by the Company in  accordance  with  Section  4.07.  The creation of any Escrow
Account  shall be evidenced  by a letter  agreement in the form shown in Exhibit C. The original of such letter agreement  shall be  furnished  to the  Purchaser  on the  Closing  Date,  and upon  request to any  subsequent purchaser.

        The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

        (i)    all Escrow  Payments  collected on account of the Mortgage  Loans,  for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

        (ii)   all Insurance  Proceeds  which are to be applied to the  restoration  or repair of any Mortgaged
Property; and

        (iii)  all Servicing  Advances for Mortgagors  whose Escrow  Payments are  insufficient to cover escrow disbursements.

               The Company shall make  withdrawals  from the Escrow Account only to effect such payments as are required  under this  Agreement,  and for such other  purposes as shall be as set forth or in  accordance  with
Section  4.07.  The Company  shall be entitled to retain any  interest  paid on funds  deposited  in the Escrow
Account by the depository  institution  other than interest on escrowed funds required by law to be paid to the
Mortgagor  and,  to the extent  required  by law,  the Company  shall pay  interest  on  escrowed  funds to the
Mortgagor  notwithstanding  that the Escrow  Account is  non-interest  bearing or that interest paid thereon is insufficient  for such purposes.  The Purchaser  shall not be responsible  for any losses suffered with respect to investment of funds in the Escrow Account.

        Section 4.07  Permitted Withdrawals From Escrow Account.

        Withdrawals from the Escrow Account may be made by Company only:

        (i)    to effect timely payments of ground rents,  taxes,  assessments,  water rates,  Primary Mortgage
Insurance  Policy premiums,  if applicable,  fire and hazard insurance  premiums,  condominium  assessments and comparable items;

        (ii)   to  reimburse  Company  for any  Servicing  Advance  made by Company  with  respect to a related
Mortgage  Loan but only from amounts  received on the related  Mortgage Loan which  represent  late payments or collections of Escrow Payments thereunder;

        (iii)  to refund to the Mortgagor any funds as may be determined to be overages;

        (iv)   for transfer to the Custodial Account in accordance with the terms of this Agreement;

        (v)    for application to restoration or repair of the Mortgaged Property;

        (vi)   to pay to the Company,  or to the Mortgagor to the extent  required by law, any interest paid on the funds deposited in the Escrow Account;

        (vii)  to clear and terminate the Escrow Account on the termination of this  Agreement.  As part of its servicing duties,  the Company shall pay to the Mortgagors  interest on funds in Escrow Account,  to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is  insufficient,  shall pay such interest from its own funds, without any reimbursement therefor; and

        (viii) to pay to the  Mortgagors  or other parties  Insurance  Proceeds  deposited in  accordance  with
Section 4.06.

        Section 4.08  Payment  of  Taxes,  Insurance  and  Other  Charges;  Maintenance  of  Primary  Mortgage
Insurance Policies; Collections Thereunder.

        With respect to each Mortgage Loan, the Company shall maintain  accurate records  reflecting the status of ground  rents,  taxes,  assessments,  water rates and other  charges which are or may become a lien upon the
Mortgaged  Property  and the status of  primary  mortgage  insurance  premiums  and fire and  hazard  insurance coverage and shall  obtain,  from time to time,  all bills for the payment of such charges,  including  renewal premiums and shall effect  payment  thereof prior to the applicable  penalty or termination  date and at a time appropriate for securing maximum discounts  allowable,  employing for such purpose deposits of the Mortgagor in the Escrow  Account which shall have been estimated and  accumulated  by the Company in amounts  sufficient for such  purposes,  as allowed under the terms of the Mortgage or applicable  law. To the extent that the Mortgage does not provide for Escrow  Payments,  the Company  shall  determine  that any such  payments  are made by the
Mortgagor at the time they first become due. The Company  assumes full  responsibility  for the timely  payment of all such bills and shall effect timely payments of all such bills  irrespective of the Mortgagor's  faithful performance  in the payment of same or the making of the Escrow  Payments and shall make  advances from its own funds to effect such payments.

        The Company will maintain in full force and effect  Primary  Mortgage  Insurance  Policies  issued by a
Qualified  Insurer  with  respect  to each  Mortgage  Loan for which such  coverage  is herein  required.  Such coverage  will be  terminated  only with the  approval  of  Purchaser,  or as  required  by  applicable  law or regulation.  The Company will not cancel or refuse to renew any Primary Mortgage  Insurance Policy in effect on the  Closing  Date that is  required  to be kept in force under this  Agreement  unless a  replacement  Primary
Mortgage  Insurance  Policy for such  canceled or  nonrenewed  policy is obtained  from and  maintained  with a
Qualified  Insurer.  The  Company  shall not take any  action  which  would  result in  non-coverage  under any applicable  Primary Mortgage  Insurance Policy of any loss which, but for the actions of the Company would have been covered  thereunder.  In connection  with any assumption or substitution  agreement  entered into or to be entered  into  pursuant  to Section  6.01,  the Company  shall  promptly  notify the insurer  under the related
Primary Mortgage  Insurance  Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions  which may be  required by such  insurer as a condition  to the continuation of coverage under the Primary Mortgage  Insurance Policy.  If such Primary Mortgage  Insurance
Policy is terminated as a result of such assumption or  substitution  of liability,  the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

        In connection with its activities as servicer,  the Company agrees to prepare and present, on behalf of itself and the  Purchaser,  claims to the  insurer  under any  Private  Mortgage  Insurance  Policy in a timely fashion in accordance with the terms of such Primary  Mortgage  Insurance  Policy and, in this regard,  to take such action as shall be necessary to permit recovery under any Primary Mortgage  Insurance Policy  respecting a defaulted  Mortgage  Loan.  Pursuant to Section  4.04,  any amounts  collected by the Company under any Primary
Mortgage  Insurance  Policy shall be deposited in the  Custodial  Account,  subject to  withdrawal  pursuant to
Section 4.05.

        Section 4.09  Transfer of Accounts.

        The Company may transfer the Custodial  Account or the Escrow Account to a different  Eligible  Account from  time to time.  Such  transfer  shall be made  only  upon  obtaining  the  prior  written  consent  of the
Purchaser, which consent will not be unreasonably withheld.

        Section 4.10  Maintenance of Hazard Insurance.

        The  Company  shall  cause to be  maintained  for each  Mortgage  Loan fire and hazard  insurance  with extended  coverage  as is  acceptable  to Fannie Mae or FHLMC and  customary  in the area  where the  Mortgaged
Property  is  located  in an amount  which is equal to the  lesser of (i) the  maximum  insurable  value of the improvements  securing such Mortgage Loan or (ii) the greater of (a) the outstanding  principal  balance of the
Mortgage  Loan,  and (b) an amount such that the proceeds  thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee  from becoming a co-insurer.  If required by the Flood  Disaster  Protection  Act of 1973, as amended,  each Mortgage Loan shall be covered by a flood  insurance  policy meeting the  requirements of the current  guidelines of the Federal Insurance  Administration in effect with an insurance carrier  acceptable to
Fannie  Mae or  FHLMC,  in an amount  representing  coverage  not less  than the  least of (i) the  outstanding principal  balance of the Mortgage Loan,  (ii) the maximum  insurable value of the  improvements  securing such
Mortgage Loan or (iii) the maximum amount of insurance which is available  under the Flood Disaster  Protection
Act of 1973,  as amended.  If at any time during the term of the  Mortgage  Loan,  the  Company  determines  in accordance  with  applicable law and pursuant to the Fannie Mae Guides that a Mortgaged  Property is located in a special  flood  hazard  area and is not covered by flood  insurance  or is covered in an amount less than the amount  required by the Flood  Disaster  Protection  Act of 1973,  as amended,  the  Company  shall  notify the related  Mortgagor that the Mortgagor must obtain such flood  insurance  coverage,  and if said Mortgagor fails to obtain the required flood  insurance  coverage  within  forty-five  (45) days after such  notification,  the
Company shall  immediately  force place the required flood  insurance on the  Mortgagor's  behalf.  The Company shall also maintain on each REO Property,  fire and hazard insurance with extended  coverage in an amount which is at least equal to the maximum  insurable value of the improvements  which are a part of such property,  and, to the extent  required and  available  under the Flood  Disaster  Protection  Act of 1973,  as amended,  flood insurance in an amount as provided  above.  Any amounts  collected by the Company under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration  or repair of the Mortgaged
Property or REO Property,  or released to the Mortgagor in accordance with Accepted Servicing Practices,  shall be deposited in the Custodial  Account,  subject to withdrawal  pursuant to Section 4.05. It is understood  and agreed that no other  additional  insurance  need be required by the Company of the  Mortgagor or maintained on property  acquired in respect of the  Mortgage  Loan,  other than  pursuant to this  Agreement,  the Fannie Mae
Guides or such  applicable  state or federal laws and regulations as shall at any time be in force and as shall require such additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss  payable to the Company and its  successors  and/or  assigns  and shall  provide for at least  thirty days prior  written  notice of any  cancellation,  reduction  in the amount or  material  change in  coverage to the
Company.  The Company  shall not  interfere  with the  Mortgagor's  freedom of choice in  selecting  either his insurance carrier or agent,  provided,  however,  that the Company shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.

        Section 4.11  Maintenance of Mortgage Impairment Insurance Policy.

        In the event  that the  Company  shall  obtain  and  maintain  a blanket  policy  issued by an  insurer acceptable to Fannie Mae or FHLMC  insuring  against hazard losses on all of the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount equal to the amount  required  pursuant to Section 4.10 and otherwise  complies  with all other  requirements  of Section  4.10,  it shall  conclusively  be deemed to have satisfied its  obligations  as set forth in Section 4.10, it being  understood  and agreed that such policy may contain a  deductible  clause,  in which case the  Company  shall,  in the event that there shall not have been maintained on the related  Mortgaged  Property or REO Property a policy  complying with Section 4.10, and there shall have been a loss which  would have been  covered by such  policy,  deposit in the  Custodial  Account the amount not otherwise  payable under the blanket policy because of such  deductible  clause.  In connection with its activities as servicer of the Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the
Purchaser,  claims  under any such  blanket  policy in a timely  fashion in  accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company  shall cause to be delivered to the Purchaser a certified true copy of such  policy and shall use its best  efforts to obtain a  statement  from the  insurer  thereunder that such  policy  shall in no event be  terminated  or  materially  modified  without  thirty (30) days' prior written notice to the Purchaser.

        Section 4.12  Fidelity Bond, Errors and Omissions Insurance.

        The Company shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and omissions insurance policy,  with broad coverage with responsible  companies on all officers,  employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds,  money,  documents and papers relating to the Mortgage  Loan. The Fidelity Bond shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the  Company  against  losses,  including  forgery,  theft,  embezzlement  and fraud of such persons.  The errors and omissions  insurance  shall protect and insure the Company  against losses arising out of errors and omissions and negligent  acts of such  persons.  Such errors and omissions  insurance  shall also protect  and insure the Company  against  losses in  connection  with the  failure to  maintain  any  insurance policies  required  pursuant to this  Agreement  and the release or  satisfaction  of a Mortgage  Loan  without having  obtained  payment in full of the  indebtedness  secured  thereby.  No  provision  of this  Section 4.12 requiring the Fidelity Bond or errors and omissions  insurance  shall  diminish or relieve the Company from its duties  and  obligations  as set  forth in this  Agreement.  The  minimum  coverage  under  any  such  bond and insurance  policy  shall be at least equal to the  corresponding  amounts  required by Fannie Mae in the Fannie
Mae Guides.  Upon request by the Purchaser,  the Company shall deliver to the Purchaser a certificate  from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions  insurance  policy and shall obtain a statement  from the surety and the insurer that such Fidelity Bond or insurance  policy shall in no event be  terminated  or  materially  modified  without  thirty  (30)  days'  prior  written  notice  to the
Purchaser.  The Company  shall notify the  Purchaser  within five (5)  business  days of receipt of notice that such  Fidelity  Bond or  insurance  policy  will be,  or has  been,  materially  modified  or  terminated.  The
Purchaser  (or any party  having  the status of  Purchaser  hereunder)  and any  subsidiary  thereof  and their successors  or assigns as their  interests  may appear must be named as loss payees on the Fidelity Bond and as additional  insured on the errors and  omissions  policy.  Upon request by  Purchaser,  Company  shall  provide
Purchaser  with an insurance  certificate  certifying  coverage  under this Section  4.12,  and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.

        Section 4.13  Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or certificate  of sale shall be taken in the name of the Purchaser or its designee,  or in the event the  Purchaser or its designee is not  authorized  or permitted to hold title to real  property in the state where the REO Property is located,  or would be adversely  affected under the "doing business" or tax laws of such  state by so holding  title,  the deed or  certificate  of sale shall be taken in the name of such
Person or Persons as shall be  consistent  with an opinion of counsel  obtained by the Company from an attorney duly  licensed to practice  law in the state where the REO Property is located.  Any Person or Persons  holding such title other than the Purchaser  shall  acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

        The Company shall notify the Purchaser in accordance with the Fannie Mae Guides of each  acquisition of
REO Property  upon such  acquisition  (and,  in any event,  shall  provide  notice of the  consummation  of any foreclosure  sale within three (3) Business  Days of the date Company  receives  notice of such  consummation), together with a copy of the drive by appraisal or brokers price opinion of the Mortgaged  Property  obtained in connection with such acquisition,  and thereafter assume the  responsibility for marketing such REO property in accordance  with  Accepted  Servicing  Practices.  Thereafter,  the Company shall  continue to provide  certain administrative  services to the  Purchaser  relating to such REO  Property as set forth in this  Section  4.13.
The fee for such  administrative  services shall be $2,000 to be paid upon liquidation of the REO Property.  No
Servicing  Fee shall be assessed or otherwise  accrue on any REO  Property  from and after the date on which it becomes an REO Property.

        The Company shall,  either itself or through an agent selected by the Company,  and in accordance  with the Fannie Mae Guides  manage,  conserve,  protect  and  operate  each REO  Property in the same manner that it manages,  conserves,  protects  and operates  other  foreclosed  property for its own account,  and in the same manner that  similar  property in the same  locality as the REO  Property is managed.  The Company  shall cause each REO Property to be  inspected  promptly  upon the  acquisition  of title  thereto and shall cause each REO
Property to be inspected at least  monthly  thereafter  or more  frequently  as required by the  circumstances.
The Company  shall make or cause to be made a written  report of each such  inspection.  Such reports  shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.

        The Company  shall use its best  efforts to dispose of the REO  Property as soon as possible  and shall sell such REO  Property in any event  within one year after title has been taken to such REO  Property,  unless the Company  determines,  and gives an appropriate notice to the Purchaser to such effect, that a longer period is  necessary  for the  orderly  liquidation  of such REO  Property.  If a longer  period  than one (1) year is permitted  under the  foregoing  sentence and is necessary to sell any REO  Property,  the Company shall report monthly to the  Purchaser as to the progress  being made in selling such REO  Property.  No REO Property  shall be marketed for less than the Appraised  Value,  without the prior consent of Purchaser.  No REO Property shall be sold for less  than  ninety  five  percent  (95%) of its  Appraised  Value,  without  the prior  consent  of
Purchaser.  All requests for  reimbursement  of Servicing  Advances shall be in accordance  with the Fannie Mae
Guides.  The  disposition  of REO  Property  shall be carried out by the  Company at such price,  and upon such terms and conditions,  as the Company deems to be in the best interests of the Purchaser  (subject to the above conditions)  only with the prior written  consent of the Purchaser.  Company shall provide  monthly  reports to
Purchaser in reference to the status of the marketing of the REO Properties.

        Notwithstanding  anything to the contrary  contained herein, the Purchaser may, at the Purchaser's sole option,  terminate  the Company as servicer of any such REO Property  without  payment of any  termination  fee with respect thereto,  provided that the Company shall on the date said termination  takes effect be reimbursed for any  unreimbursed  advances  of the  Company's  funds made  pursuant to Section  5.03 and any  unreimbursed
Servicing  Advances and Servicing Fees in each case relating to the Mortgage Loan  underlying such REO Property notwithstanding  anything to the  contrary  set forth in Section  4.05.  In the event of any such  termination, the  provisions  of Section  11.01  hereof  shall  apply to said  termination  and the  transfer  of  servicing responsibilities  with respect to such REO  Property to the  Purchaser or its  designee.  Within five  Business
Days of any such  termination,  the Company shall, if necessary convey such property to the Purchaser and shall further provide the Purchaser with the following  information  regarding the subject REO Property:  the related drive by appraisal or brokers price opinion,  and copies of any related  Mortgage  Impairment  Insurance Policy claims.  In addition,  within five Business  Days,  the Company shall provide the Purchaser  with the following information  regarding  the  subject  REO  Property:  the  related  trustee's  deed upon sale and copies of any related hazard insurance claims, or repair bids.

        Section 4.14  Notification of Maturity Date.

         With respect to each  Mortgage  Loan,  the Company  shall execute and deliver to the Mortgagor any and all necessary  notices  required under  applicable law and the terms of the related  Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

                                                   ARTICLE V

                                           PAYMENTS TO THE PURCHASER

        Section 5.01  Distributions.

        On each Remittance Date, the Company shall  distribute by wire transfer of immediately  available funds to the  Purchaser  (i) all  amounts  credited  to the  Custodial  Account  as of the close of  business  on the preceding  Determination  Date, net of charges against or withdrawals  from the Custodial  Account  pursuant to
Section 4.05,  plus (ii) all Monthly  Advances,  if any, which the Company is obligated to distribute  pursuant to Section 5.03,  plus,  (iii) interest at the Mortgage Loan Remittance  Rate on any Principal  Prepayment from the date of such  Principal  Prepayment  through the end of the month for which  disbursement  is made provided that the  Company's  obligation  as to payment of such  interest  shall be limited to the  Servicing Fee earned during the month of the  distribution,  minus (i) any amounts  attributable to Monthly  Payments  collected but due on a Due Date or Dates subsequent to the preceding  Determination  Date, which amounts shall be remitted on the Remittance  Date next  succeeding the Due Period for such amounts.  It is understood  that, by operation of
Section 4.04, the remittance on the first  Remittance  Date with respect to Mortgage Loans  purchased  pursuant
to  this  Agreement  is  to  include  principal   collected  after  the  Cut-off  Date  through  the  preceding
Determination  Date plus  interest,  adjusted to the  Mortgage  Loan  Remittance  Rate  collected  through such
Determination  Date exclusive of any portion  thereof  allocable to the period prior to the Cut-off Date,  with the adjustments specified in clauses (ii), and (iii) above.

        With respect to any remittance  received by the Purchaser after the Remittance  Date, the Company shall pay to the Purchaser  interest on any such late payment at an annual rate equal to the Prime Rate,  adjusted as of the date of each change,  plus three (3) percentage  points, but in no event greater than the maximum amount permitted by  applicable  law.  Such  interest  shall cover the period  commencing  with the day  following the
Business  Day such  payment  was due and ending  with the  Business  Day on which  such  payment is made to the
Purchaser,  both  inclusive.  The payment by the Company of any such interest  shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.  On each  Remittance  Date, the Company shall provide a remittance report detailing all amounts being remitted pursuant to this Section 5.01.

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

        (i) With  respect  to each  Monthly  Payment,  the amount of such  remittance  allocable  to  principal
(including a separate  breakdown of any Principal  Prepayment,  including the date of such prepayment,  and any prepayment  penalties or premiums,  along with a detailed  report of interest on principal  prepayment  amounts remitted in accordance with Section 4.04);

        (ii)  with respect to each Monthly Payment, the amount of such remittance allocable to interest;

        (iii) the amount of  servicing  compensation  received  by the  Company  during the prior  distribution period;

        (iv)  the aggregate Stated Principal Balance of the Mortgage Loans;

        (v) the  aggregate of any  expenses  reimbursed  to the Company  during the prior  distribution  period pursuant to Section 4.05;

        (vi) The number and aggregate  outstanding  principal  balances of Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which  foreclosure  has commenced;  and (c) as to which REO Property has been acquired; and

        The Company shall also provide a trial balance,  sorted in Purchaser's  assigned loan number order,  in the form of Exhibit E hereto, with each such Report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Section 5.03  Monthly Advances by the Company.

        Not later than the close of business on the Business Day preceding  each  Remittance  Date, the Company shall  deposit  in the  Custodial  Account an amount  equal to all  payments  not  previously  advanced  by the
Company,  whether or not  deferred  pursuant to Section  4.01,  of principal  (due after the Cut-off  Date) and interest not  allocable  to the period prior to the Cut-off  Date,  adjusted to the  Mortgage  Loan  Remittance
Rate,  which were due on a Mortgage Loan and  delinquent at the close of business on the related  Determination
Date.

        The Company's  obligation to make such Monthly  Advances as to any Mortgage Loan will continue  through the last  Monthly  Payment due prior to the payment in full of the  Mortgage  Loan,  or through the  Remittance
Date prior to the date on which the Mortgaged  Property  liquidates  (including  Insurance  Proceeds,  proceeds from the sale of REO Property or  Condemnation  Proceeds)  with respect to the Mortgage Loan unless the Company deems such  advance to be  nonrecoverable.  In such  event,  the  Company  shall  deliver to the  Purchaser  an
Officer's  Certificate  of the Company to the effect that an officer of the  Company has  reviewed  the related
Mortgage File and has made the reasonable determination that any additional advances are nonrecoverable.

        Section 5.04  Liquidation Reports.

        Upon the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof by the  Purchaser pursuant to a  deed-in-lieu  of  foreclosure,  the Company shall submit to the  Purchaser a liquidation  report with respect to such Mortgaged  Property in a form mutually  acceptable to Company and  Purchaser.  The Company shall also  provide  reports  on the status of REO  Property  containing  such  information  as  Purchaser  may reasonably require.

                                                  ARTICLE VI

                                         GENERAL SERVICING PROCEDURES

        Section 6.01  Assumption Agreements.

        The Company  will, to the extent it has knowledge of any  conveyance or  prospective  conveyance by any
Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to  accelerate  the  maturity  of such  Mortgage  Loan  under  any  "due-on-sale"  clause to the  extent permitted by law; provided,  however,  that the Company shall not exercise any such rights if prohibited by law or the terms of the  Mortgage  Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary  Mortgage  Insurance  Policy,  if any. If the Company  reasonably believes it is unable  under  applicable  law to enforce  such  "due-on-sale"  clause,  the  Company,  with the approval  of the  Purchaser,  will enter into an  assumption  agreement  with the person to whom the  Mortgaged
Property has been conveyed or is proposed to be conveyed,  pursuant to which such person  becomes  liable under the Mortgage Note and, to the extent permitted by applicable  state law, the Mortgagor  remains liable thereon.
Where an  assumption  is allowed  pursuant to this Section  6.01,  the Company,  with the prior  consent of the
Purchaser and the primary  mortgage  insurer,  if any, is authorized to enter into a substitution  of liability agreement  with the person to whom the  Mortgaged  Property  has been  conveyed  or is  proposed to be conveyed pursuant to which the  original  mortgagor  is  released  from  liability  and such  Person is  substituted  as mortgagor and becomes  liable under the related  Mortgage Note. Any such  substitution  of liability  agreement shall be in lieu of an assumption agreement.

        In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the underwriting  practices  and  procedures  of the Company.  With respect to an  assumption  or  substitution  of liability,  the Mortgage  Interest Rate borne by the related  Mortgage Note, the amount of the Monthly  Payment and the maturity date may not be changed  (except  pursuant to the terms of the Mortgage  Note).  If the credit of the proposed  transferee does not meet such  underwriting  criteria,  the Company  diligently  shall, to the extent  permitted by the Mortgage or the Mortgage Note and by applicable  law,  accelerate  the maturity of the
Mortgage  Loan. The Company shall notify the Purchaser  that any such  substitution  of liability or assumption agreement  has been  completed  by  forwarding  to the  Purchaser  the  original  of any such  substitution  of liability or assumption  agreement,  which document shall be added to the related  Mortgage File and shall, for all  purposes,  be  considered  a part of such  Mortgage  File to the same  extent as all other  documents  and instruments  constituting  a part  thereof.  All fees  collected by the Company for entering into an assumption or substitution of liability agreement shall belong to the Company.

        Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement,  the
Company shall not be deemed to be in default,  breach or any other  violation of its  obligations  hereunder by reason of any  assumption  of a Mortgage  Loan by operation of law or any  assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this Section  6.01,  the term
"assumption"  is deemed to also include a sale of the  Mortgaged  Property  subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Section 6.02  Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage  Loan,  or the receipt by the Company of a  notification  that payment in full will be escrowed in a manner customary for such purposes,  the Company will immediately  notify the  Purchaser  by a  certification,  which  certification  shall  include a  statement  to the effect that all amounts  received or to be received in  connection  with such payment which are required to be deposited in the
Custodial  Account  pursuant to Section  4.04 have been or will be so  deposited,  of a  Servicing  Officer and shall request  delivery to it of the portion of the Mortgage File held by the  Purchaser.  The Purchaser  shall no later than five  Business  Days after  receipt of such  certification  and  request,  release or cause to be released to the Company,  the related  Mortgage Loan  Documents  and, upon its receipt of such  documents,  the
Company shall promptly  prepare and deliver to the Purchaser the requisite  satisfaction  or release.  No later than five (5)  Business  Days  following  its receipt of such  satisfaction  or release,  the  Purchaser  shall deliver,  or cause to be delivered,  to the Company the release or satisfaction  properly executed by the owner of  record  of the  applicable  mortgage  or its duly  appointed  attorney  in fact.  No  expense  incurred  in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial
Account.

        In the event the Company  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the  Purchaser may have under the mortgage  instruments,  the Company, upon written demand, shall remit within two (2) Business Days to the Purchaser the then  outstanding  principal  balance of the related  Mortgage Loan by deposit thereof in the
Custodial  Account.  The Company shall maintain the Fidelity Bond and errors and omissions  insurance  insuring the Company  against any loss it may sustain  with  respect to any Mortgage  Loan not  satisfied in  accordance with the procedures set forth herein.

        From time to time and as appropriate  for the servicing or foreclosure of the Mortgage Loan,  including for the purpose of collection under any Primary Mortgage  Insurance  Policy,  the Purchaser shall, upon request of the Company and delivery to the  Purchaser of a servicing  receipt  signed by a Servicing  Officer,  release the portion of the Mortgage File held by the Purchaser to the Company.  Such  servicing  receipt shall obligate the Company to return the related  Mortgage  documents to the  Purchaser  when the need therefor by the Company no longer exists,  unless the Mortgage Loan has been  liquidated and the Liquidation  Proceeds  relating to the
Mortgage  Loan have been  deposited in the  Custodial  Account or the Mortgage  File or such  document has been delivered to an attorney,  or to a public trustee or other public  official as required by law, for purposes of initiating or pursuing legal action or other  proceedings for the foreclosure of the Mortgaged  Property either judicially or  non-judicially,  and the Company has  delivered to the  Purchaser a  certificate  of a Servicing
Officer  certifying  as to the name and address of the Person to which such  Mortgage File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate  of a Servicing  Officer stating that such Mortgage  Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

        Section 6.03  Servicing Compensation.

        As  compensation  for its  services  hereunder,  the Company  shall be  entitled  to withdraw  from the
Custodial  Account (to the extent of  interest  payments  collected  on the  Mortgage  Loans) or to retain from interest  payments  collected on the Mortgage Loans, the amounts  provided for as the Company's  Servicing Fee, subject to payment of  compensating  interest on Principal  Prepayments as capped by the Servicing Fee pursuant to Section  5.01 (iii).  Additional  servicing  compensation  in the form of  assumption  fees,  as provided in
Section  6.01,  and late  payment  charges or  otherwise  shall be  retained  by the  Company to the extent not required to be  deposited  in the  Custodial  Account.  No Servicing  Fee shall be payable in  connection  with partial  Monthly  Payments.  The Company  shall be required to pay all  expenses  incurred by it in  connection with its  servicing  activities  hereunder  and shall  not be  entitled  to  reimbursement  therefor  except as specifically provided for.

        Section 6.04  Annual Statement as to Compliance.

        The Company will deliver to the Purchaser,  to any master servicer which is master servicing any of the
Mortgage  Loans (each,  a "Master  Servicer")  and to any entity which is the  depositor of the Mortgage  Loans
(each, a "Depositor")  not later than March 14 of each calendar year,  beginning in March 2004 and with respect to any  calendar  year  during  which the  Depositor's  annual  report on Form 10-K is  required to be filed in accordance  with the  Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act") and the rules and regulations of the Securities and Exchange Commission (the  "Commission"),  15 calendar days before the date on which the  Depositor's  annual report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or, in each case,  if such day is not a Business  Day, the immediately  preceding Business Day), an Officer's  Certificate stating, as to each signatory thereof, that (i)
a review of the activities of the Company  during the preceding  year and of  performance  under this Agreement has been made under such  officers'  supervision  and (ii) to the best of such  officer's  knowledge,  based on such review,  the Company has fulfilled all of its obligations  under this Agreement  throughout such year, or, if there has been a default in the  fulfillment of any such  obligation,  specifying each such default known to such  officer and the nature and status  thereof  (each such  Officer's  Certificate,  an "Annual  Statement of
Compliance").

        For so long as the Mortgage  Loans are being  master  serviced by the Master  Servicer,  not later than
March 14 of each  calendar  year,  beginning in March 2004,  and with respect to any calendar year during which the  Depositor's  annual  report on Form 10-K is required to be filed in  accordance  with the Exchange Act and the rules and regulations of the Commission,  15 calendar days before the date on which the Depositor's  annual report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations of the  Commission  (or, in each case, if such day is not a Business Day, the  immediately  preceding  Business
Day), or at any other time upon thirty (30) days written  request,  an officer of the Company shall execute and deliver a separate  Officer's  Certificate to each of the Master  Servicer and to the Depositor for the benefit of such Master Servicer or Depositor,  as applicable,  and its officers,  directors and affiliates,  certifying as to the following matters:

(i)     Based  on my  knowledge,  the  information  in  the  Annual  Statement  as to  Compliance,  the  Annual
               Independent  Public  Accountant's  Report  (defined  below)  and all  servicing  reports, officer's  certificates and other  information  relating to the servicing of the Mortgage
               Loans  submitted  to the Master  Servicer  taken as a whole,  does not contain any untrue statement  of a material  fact or omit to state a  material  fact  necessary  to make the statements  made, in light of the  circumstances  under which such  statements were made, not misleading as of the date of this certification;

(ii)    The  servicing  information  required to be  provided to the Master  Servicer,  the  Depositor  and the
               Purchaser by the Company under this Agreement has been provided to the Master Servicer;

(iii)   I am responsible  for reviewing the activities  performed by the Company under this Agreement and based upon the  review  required  by this  Agreement,  and  except as  disclosed  in the Annual
               Statement  as  to  Compliance  or  the  Annual  Independent  Public  Accountant's  Report
               submitted to the Master Servicer,  the Company has, as of the date of this  certification fulfilled its obligations under this Agreement; and

(iv)    I have  disclosed  to the Master  Servicer  all  significant  deficiencies  relating  to the  Company's compliance with the minimum  servicing  standards in accordance  with a review  conducted in  compliance  with the  Uniform  Single  Attestation  Program for  Mortgage  Bankers or
               similar standard as set forth in this Section 6.04.

        Section 6.05  Annual Independent Certified Public Accountants' Servicing Report.

        Not later  than  March 14 of each  calendar  year,  beginning  in March  2004 and with  respect  to any calendar  year during which the  Depositor's  annual  report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and  regulations  of the  Commission,  15 calendar  days before the date on which the  Depositor's  annual report on Form 10-K is required to be filed in accordance  with the Exchange Act and the rules and  regulations  of the  Commission  (or, in each case,  if such day is not a Business  Day, the immediately  preceding  Business  Day),  the Company at its expense  shall cause a firm of  independent  public accountants  (which may also render other services to the Company) which is a member of the American  Institute of Certified  Public  Accountants to furnish a statement  (each,  an "Annual  Independent  Public  Accountant's
Report") to the Master  Servicer  and the  Purchaser  or its designee to the effect that such firm has examined certain  documents and records  relating to the servicing of the Mortgage Loans or of loans under a pooling and servicing  agreements  (including  the related  Mortgage  Loans)  substantially  similar  one to another  (such statement to have  attached  thereto a schedule  setting  forth the pooling and  servicing  agreements  covered thereby) and that, on the basis of such  examination  conducted  substantially  in compliance  with the Uniform
Single Attestation  Program for Mortgage Bankers,  such firm confirms that such servicing has been conducted in compliance  with such pooling and  servicing  agreements  except for such  significant  exceptions or errors in records  that,  in the opinion of such firm,  the Uniform  Single  Attestation  Program  for  Mortgage  Bankers
requires it to report.

        Section 6.06  Purchaser's Right to Examine Company Records.

        The Purchaser shall have the right to examine and audit upon reasonable  notice to the Company,  during business hours or at such other times as might be reasonable  under  applicable  circumstances,  any and all of the books,  records,  documentation or other information of the Company,  or held by another for the Company or on its behalf or  otherwise,  which  relates to the  performance  or  observance  by the  Company of the terms, covenants or conditions of this Agreement.

        The Company  shall  provide to the Purchaser and any  supervisory  agents or examiners  representing  a state or federal  governmental  agency having  jurisdiction  over the  Purchaser,  including but not limited to
OTS,  FDIC and other  similar  entities,  access  to any  documentation  regarding  the  Mortgage  Loans in the possession of the Company which may be required by any  applicable  regulations.  Such access shall be afforded without charge,  upon reasonable request,  during normal business hours and at the offices of the Company,  and in accordance with the federal government, FDIC, OTS, or any other similar regulations.

        Section 6.07         Indemnification regarding Section 6.04 and Section 6.05.

        The Company shall indemnify and hold harmless the Master Servicer,  the Depositor,  the Purchaser,  and
their respective  officers,  directors,  agents and affiliates,  and such affiliates'  officers,  directors and agents (any such person,  an  "Indemnified  Party")  from and against any losses,  damages,  penalties,  fines, forfeitures,  reasonable  legal fees and related costs,  judgments and other costs and expenses  arising out of or based  upon a  breach  by the  Company  or any of its  officers,  directors,  agents  or  affiliates  of its obligations under this letter agreement,  or the negligence,  bad faith or willful misconduct of the Company in connection  therewith.  If the  indemnification  provided for herein is  unavailable  or  insufficient  to hold harmless  any  Indemnified  Party,  then the  Company  agrees  that it shall  contribute  to the amount paid or payable  by such  Indemnified  Party  as a  result  of the  losses,  claims,  damages  or  liabilities  of such
Indemnified  Party in such  proportion  as is  appropriate  to reflect the relative  fault of such  Indemnified
Party on the one hand and the Company in the other in  connection  with a breach of the  Company's  obligations under this letter  agreement,  or the  Company's  negligence,  bad faith or willful  misconduct  in  connection therewith.

                                                  ARTICLE VII

                                      REPORTS TO BE PREPARED BY SERVICER

        Section 7.01  Company Shall Provide Information as Reasonably Required.

        The Company shall furnish to the Purchaser  during the term of this Agreement,  such periodic,  special or other reports,  information  or  documentation,  whether or not provided for herein,  as shall be necessary, reasonable or appropriate  in respect to the  Purchaser,  or otherwise in respect to the Mortgage Loans and the performance  of the  Company  under  this  Agreement,  including  any  reports,  information  or  documentation reasonably  required to comply with any  regulations  regarding  any  supervisory  agents or  examiners  of the
Purchaser  all such  reports  or  information  to be as  provided  by and in  accordance  with such  applicable instructions  and  directions  as the  Purchaser may  reasonably  request in relation to this  Agreement or the performance  of the  Company  under  this  Agreement.  The  Company  agrees to  execute  and  deliver  all such instruments  and take all such action as the Purchaser,  from time to time, may reasonably  request in order to effectuate the purpose and to carry out the terms of this Agreement.

        In connection  with  marketing the Mortgage  Loans,  the Purchaser may make  available to a prospective purchaser  audited  financial  statements of the Company for the most  recently  completed two (2) fiscal years for which such  statements  are available,  as well as a Consolidated  Statement of Condition at the end of the
last two (2) fiscal  years  covered by any  Consolidated  Statement of  Operations.  If it has not already done so, the Company shall furnish  promptly to the Purchaser or a prospective  purchaser  copies of the  statements specified above.

        The  Company  shall  make  reasonably  available  to the  Purchaser  or  any  prospective  Purchaser  a knowledgeable  financial  or  accounting  officer  for the  purpose of  answering  questions  and to permit any prospective  purchaser  to inspect  the  Company's  servicing  facilities  for the purpose of  satisfying  such prospective  purchaser  that the  Company has the  ability to service  the  Mortgage  Loans as provided in this
Agreement.

                                                 ARTICLE VIII

                                                 THE SERVICER

        Section 8.01  Indemnification; Third Party Claims.

        The Company agrees to indemnify the Purchaser and hold it harmless against any and all claims,  losses, damages,  penalties,  fines,  forfeitures,  legal fees and related costs, judgments,  and any other costs, fees and  expenses  that the  Purchaser  may sustain in any way related to the failure of the Company to observe and perform its duties,  obligations,  covenants, and agreements to service the Mortgage Loans in strict compliance with the terms of this  Agreement.  The Company agrees to indemnify the Purchaser and hold it harmless  against any and all claims, losses, damages,  penalties,  fines, forfeitures,  legal fees and related costs, judgments, and any other costs,  fees and expenses  that the  Purchaser  may sustain in any way related to the breach of a representation  or  warranty  set  forth  in  Sections  3.01  or  3.02 of this  Agreement.  The  Company  shall immediately  notify the  Purchaser  if a claim is made by a third party  against  Company  with respect to this
Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees,  whether or not such claim is settled prior to judgment,  and promptly pay,  discharge  and satisfy any judgment or decree which may be entered  against it or the  Purchaser in respect of such claim.  The Company  shall follow any written  instructions  received from the  Purchaser in  connection  with such claim.  The  Purchaser  shall  promptly  reimburse the Company for all amounts  advanced by it pursuant to the two  preceding  sentences  except when the claim relates to the failure of the Company to service and administer the Mortgages in strict  compliance  with the terms of this Agreement, the breach of  representation  or warranty set forth in Sections  3.01 or 3.02,  or the gross  negligence,  bad faith or willful misconduct of Company.  The provisions of this Section 8.01 shall survive  termination of this
Agreement.

        Section 8.02  Merger or Consolidation of the Company.

        The Company will keep in full effect its existence,  rights and  franchises as a corporation  under the laws of the  state  of its  incorporation  except  as  permitted  herein,  and will  obtain  and  preserve  its qualification to do business as a foreign  corporation in each  jurisdiction in which such  qualification is or shall be necessary to protect the validity and  enforceability of this Agreement,  or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Company may be merged or consolidated,  or any corporation resulting from any merger,  conversion or  consolidation  to which the Company shall be a party,  or any Person  succeeding to the business  of the  Company  whether or not  related to loan  servicing,  shall be the  successor  of the Company hereunder,  without the  execution  or filing of any paper or any further act on the part of any of the parties hereto,  anything herein to the contrary  notwithstanding;  provided,  however, that the successor or surviving
Person shall be an institution (i) having a GAAP net worth of not less than  $25,000,000,  (ii) the deposits of which are insured by the FDIC, SAIF and/or BIF, and which is a HUD-approved  mortgagee  whose primary  business is in origination and servicing of first lien mortgage  loans,  and (iii) who is a Fannie Mae or FHLMC approved seller/servicer in good standing.

        Section 8.03  Limitation on Liability of the Company and Others.

        Neither the  Company nor any of the  officers,  employees  or agents of the Company  shall be under any liability to the Purchaser for any action taken or for  refraining  from the taking of any action in good faith pursuant  to this  Agreement,  or for errors in  judgment  made in good  faith;  provided,  however,  that this
provision   shall  not  protect  the  Company  or  any  such  person   against  any  breach  of  warranties  or
representations  made herein,  or failure to perform its obligations in strict  compliance with any standard of care set forth in this  Agreement,  or any liability  which would otherwise be imposed by reason of negligence, bad faith or willful  misconduct,  or any breach of the terms and  conditions  of this  Agreement.  The Company and any  officer,  employee or agent of the  Company  may rely in good faith on any  document of any kind prima facie properly executed and submitted by the Purchaser  respecting any matters arising  hereunder.  The Company shall not be under any  obligation to appear in,  prosecute or defend any legal action which is not  incidental to its duties to service the Mortgage  Loans in  accordance  with this  Agreement  and which in its  reasonable opinion may  involve it in any  expenses or  liability;  provided,  however,  that the  Company  may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event,  the reasonable  legal expenses and costs of such action and any liability  resulting  therefrom  shall be expenses,  costs and liabilities for which the  Purchaser  will be liable,  and the Company  shall be entitled to be  reimbursed  therefor  from the
Purchaser upon written demand.

        Section 8.04  Company Not to Assign or Resign.

        The Company shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual  consent of the  Company and the  Purchaser  or upon the  determination  that its duties hereunder are no longer  permissible  under applicable law and such incapacity  cannot be cured by the Company.
Any such  determination  permitting the  resignation of the Company shall be evidenced by an Opinion of Counsel to such effect  delivered to the Purchaser  which Opinion of Counsel shall be in form and substance  acceptable to the  Purchaser.  No such  resignation  shall  become  effective  until a  successor  shall have  assumed the
Company's responsibilities and obligations hereunder in the manner provided in Section 11.01.

        Section 8.05  No Transfer of Servicing.

        With  respect to the  retention  of the Company to service the Mortgage  Loans  hereunder,  the Company acknowledges that the Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing facilities,  plan,  personnel,  records and procedures,  its integrity,  reputation and financial standing  and the  continuance  thereof.  Without in any way  limiting  the  generality  of this  Section,  the
Company  shall not either  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior  written  approval of the  Purchaser,  which consent shall be granted or withheld in the Purchaser's sole discretion.

        Without in any way limiting the  generality of this Section 8.05, in the event that the Company  either shall assign this  Agreement or the servicing  responsibilities  hereunder or delegate its duties  hereunder or any  portion  thereof  without (i)  satisfying  the  requirements  set forth  herein or (ii) the prior  written consent of the  Purchaser,  then the Purchaser  shall have the right to terminate this  Agreement,  without any payment of any  penalty or damages  and  without  any  liability  whatsoever  to the  Company  (other than with respect to accrued but unpaid Servicing Fees and Servicing Advances remaining unpaid) or any third party.

                                                  ARTICLE IX

                                                    DEFAULT

        Section 9.01  Events of Default.

        In case one or more of the following  Events of Default by the Company  shall occur and be  continuing, that is to say:

        (i) any failure by the  Company to remit to the  Purchaser  any  payment  required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day; or

        (ii) failure on the part of the Company  duly to observe or perform in any  material  respect any other of the  covenants  or  agreements  on the part of the  Company  set  forth in this  Agreement  which  continues unremedied for a period of thirty (30) days after the date on which written  notice of such failure,  requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

        (iii) a decree or order of a court or agency  or  supervisory  authority  having  jurisdiction  for the appointment of a conservator or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt, marshalling  of assets and  liabilities  or similar  proceedings,  or for the  winding-up or liquidation of its affairs,  shall have been  entered  against the  Company and such decree or order shall have  remained in force undischarged or unstayed for a period of sixty days; or

        (iv) the Company shall  consent to the  appointment  of a conservator  or receiver or liquidator in any insolvency,  bankruptcy,  readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

        (v) the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take advantage of any applicable  insolvency or reorganization  statute,  make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

        (vi)  Company  ceases to be  approved  by  either  Fannie  Mae or FHLMC as a  mortgage  loan  seller or servicer for more than thirty days; or

        (vii) the  Company  attempts to assign its right to  servicing  compensation  hereunder  or the Company attempts,  without the consent of the Purchaser,  to sell or otherwise  dispose of all or substantially  all of its property or assets or to assign this Agreement or the servicing  responsibilities  hereunder or to delegate its duties hereunder or any portion thereof; or

        (viii) the Company  ceases to be (a) licensed to service first lien  residential  mortgage loans in any jurisdiction  in which a Mortgaged  Property is located and such  licensing is required,  and (b)  qualified to transact  business  in any  jurisdiction  where it is  currently  so  qualified,  but only to the  extent  such non-qualification materially and adversely affects the Company's ability to perform its obligations hereunder;

(ix)    the Company fails to meet the eligibility criteria set forth in the last sentence of Section 8.02; or

        (x)    the Company  fails to duly  perform,  within the required  time period,  its  obligations  under either  Section 6.04 or Section  6.05,  which  failure  continues  unremedied  for a period of thirty (30) days after the date on which  written  notice of such failure,  requiring  the same to be remedied,  shall have been given to the Company by the Depositor, the Purchaser or by any Master Servicer.

        Then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the  Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default  under clauses
(iii),  (iv), or (v) above,  in which case,  automatically  and without  notice,  or under clause (x) above, in which case,  automatically  and without  additional  notice)  Company  may, in addition to whatever  rights the
Purchaser  may  have  under  Sections  3.03,  6.07  and  8.01 and at law or  equity  or to  damages,  including injunctive  relief and specific  performance,  terminate  all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof without  compensating the Company for the same.  On or after the  receipt  by the  Company of such  written  notice  (or,  in the case of an Event of
Default under clauses (iii),  (iv) or (v) above,  in which case,  automatically  and without  notice,  or under clause (x) above, in which case,  automatically and without additional notice),  all authority and power of the
Company under this  Agreement,  whether with respect to the Mortgage  Loans or otherwise,  shall pass to and be vested in the successor  appointed  pursuant to Section 11.01.  Upon written  request from the  Purchaser,  the
Company  shall  prepare,  execute and  deliver,  any and all  documents  and other  instruments,  place in such successor's  possession  all  Mortgage  Files,  and do or  accomplish  all other  acts or things  necessary  or appropriate  to effect the  purposes  of such  notice of  termination,  whether to complete  the  transfer  and endorsement  or assignment of the Mortgage  Loans and related  documents,  or otherwise,  at the Company's sole expense.  The Company agrees to cooperate  with the Purchaser and such  successor in effecting the  termination of the Company's  responsibilities and rights hereunder,  including,  without limitation,  the transfer to such successor  for  administration  by it of all cash amounts which shall at the time be credited by the Company to the Custodial  Account or Escrow  Account or thereafter  received with respect to the Mortgage Loans or any REO
Property.

        Section 9.02  Waiver of Defaults.

        The Purchaser  may waive only by written  notice any default by the Company in the  performance  of its obligations  hereunder and its consequences.  Upon any such waiver of a past default,  such default shall cease to exist,  and any Event of Default  arising  therefrom shall be deemed to have been remedied for every purpose of this  Agreement.  No such  waiver  shall  extend to any  subsequent  or other  default  or impair  any right consequent thereon except to the extent expressly so waived in writing.

                                                   ARTICLE X

                                                  TERMINATION

        Section 10.01 Termination.

        The respective  obligations and  responsibilities of the Company shall terminate upon: (i) the later of the final  payment or other  liquidation  (or any advance with respect  thereto) of the last  Mortgage Loan and the  disposition  of all  remaining  REO Property and the  remittance  of all funds due  hereunder;  or (ii) by mutual  consent of the Company and the Purchaser in writing;  or (iii)  termination  with cause under the terms of this Agreement.

        Section 10.02 Termination Without Cause.

        The Purchaser  may, at its sole option,  terminate any rights the Company may have  hereunder,  without cause,  upon no less than 90 days  written  notice.  Any such  notice of  termination  shall be in writing  and delivered  to the Company as provided in Section  11.05 of this  Agreement.  In the event of such  termination, the Purchaser  agrees to pay, as liquidated  damages,  a sum equal to two percent (2%) of the aggregate  unpaid principal balance of the Mortgage Loans.

                                                  ARTICLE XI

                                           MISCELLANEOUS PROVISIONS

        Section 11.01 Successor to the Company.

        Prior to  termination  of  Company's  responsibilities  and duties  under this  Agreement  pursuant  to
Sections  4.13,  8.04,  9.01,  10.01 (ii) or (iii),  the  Purchaser  shall (i) succeed to and assume all of the
Company's  responsibilities,  rights, duties and obligations under this Agreement,  or (ii) appoint a successor having the  characteristics  set forth in Section 8.02 hereof and which shall  succeed to all rights and assume all of the  responsibilities,  duties  and  liabilities  of the  Company  under  this  Agreement  prior  to the termination of Company's  responsibilities,  duties and liabilities  under this  Agreement.  In connection with such  appointment  and  assumption,  the  Purchaser may make such  arrangements  for the  compensation  of such successor  out of payments on Mortgage  Loans as the  Purchaser and such  successor  shall agree.  In the event that the  Company's  duties,  responsibilities  and  liabilities  under  this  Agreement  should be  terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice the rights or financial  condition of its successor.  The resignation or removal of Company  pursuant to the  aforementioned  Sections shall not become effective until a successor  shall be  appointed  pursuant  to this  Section  and shall in no event  relieve  the  Company of the representations  and  warranties  made pursuant to Sections 3.01,  3.02 and 3.03 and the remedies  available to the Purchaser  thereunder  and under Section 8.01, it being  understood  and agreed that the provisions of such
Sections 3.01, 3.02, 3.03 and 8.01 shall be applicable to the Company  notwithstanding  any such resignation or termination of the Company, or the termination of this Agreement.

        Any successor  appointed as provided  herein shall execute,  acknowledge and deliver to the Company and to the Purchaser an instrument  accepting such appointment,  whereupon such successor shall become fully vested with all the rights,  powers, duties,  responsibilities,  obligations and liabilities of the Company, with like effect as if originally  named as a party to this  Agreement.  Any termination or resignation of the Company or this  Agreement  pursuant to Section 4.13,  8.04,  9.01 or 10.01 shall not affect any claims that the Purchaser may have against the Company arising prior to any such termination or resignation.

        The Company shall promptly  deliver to the successor the funds in the Custodial  Account and the Escrow
Account and the Mortgage  Files and related  documents  and  statements  held by it  hereunder  and the Company shall account for all funds.  The Company shall execute and deliver such  instruments  and do such other things all as may  reasonably  be required to more fully and  definitely  vest and confirm in the  successor  all such rights,  powers,  duties,  responsibilities,  obligations and  liabilities of the Company.  The successor shall make  arrangements  as it may deem  appropriate  to reimburse the Company for  unrecovered  Servicing  Advances which the successor  retains  hereunder and which would  otherwise have been recovered by the Company  pursuant to this Agreement but for the appointment of the successor servicer.

        Upon a successor's  acceptance of  appointment  as such, the Company shall notify by mail the Purchaser of such appointment.

        Section 11.02 Amendment.

        This  Agreement may be amended from time to time by the Company and the Purchaser by written  agreement signed by the Company and the Purchaser.

        Section 11.03 Recordation of Agreement.

        To the extent  permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property  records in all the counties or other  comparable  jurisdictions  in which any of the properties  subject to the Mortgages are situated,  and in any other appropriate public recording office or  elsewhere,  such  recordation  to be effected by the Company at the  Company's  expense on direction of the
Purchaser  accompanied  by  an  opinion  of  counsel  to  the  effect  that  such  recordation  materially  and beneficially  affects the interest of the Purchaser or is necessary for the  administration or servicing of the
Mortgage Loans.

        Section 11.04 Governing Law.

        This Agreement  shall be governed by and construed in accordance with the laws of the State of New York except to the extent  preempted by Federal law. The obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with such laws.

        Section 11.05 Notices.

        Any demands,  notices or other  communications  permitted or required hereunder shall be in writing and shall be deemed  conclusively  to have been given if  personally  delivered  at or mailed by  registered  mail, postage prepaid,  and return receipt requested or certified mail, return receipt  requested,  or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, as follows:

        (i)    if to the Company:

               US Bank, NA
               1550 East 79th Street
               Bloomington, MN 55425
               Attn:  Cheikh Faye
               (952) 851-8269

               With a copy to:

               US Bank, NA
               4801 Frederica Street
               Owensboro, KY 42303
               Attn:  Robert Smiley
               (270) 689-7271

        (ii) if to the Purchaser:

               EMC Mortgage Corporation
               Mac Arthur Ridge II,
               909 Hidden Ridge Drive, Suite 200
               Irving, Texas 75038
               Attention:  Ms. Ralene Ruyle
               Telecopier No.:  (972) 444-2880

               With a copy to:

               Bear Stearns Mortgage Capital Corporation
               383 Madison Avenue
               New York, New York 10179
               Attention:  Baron Silverstein

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

        Section 11.06 Severability of Provisions.

        Any part, provision,  representation or warranty of this Agreement which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the  extent  of such  prohibition  or  unenforceability without  invalidating the remaining  provisions  hereof.  Any part,  provision,  representation  or warranty of this  Agreement  which  is  prohibited  or  unenforceable  or is  held  to be  void  or  unenforceable  in  any
jurisdiction  shall  be  ineffective,  as  to  such  jurisdiction,   to  the  extent  of  such  prohibition  or
unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such  prohibition  or unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not  invalidate  or render  unenforceable such  provision in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law that  prohibits or renders  void or  unenforceable  any  provision  hereof.  If the invalidity of any part,  provision,  representation  or warranty of this  Agreement  shall deprive any party of the economic  benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good faith, to develop a structure  the economic  effect of which is nearly as possible the same as the economic  effect of this Agreement without regard to such invalidity.

        Section 11.07 Exhibits.

        The exhibits to this Agreement are hereby  incorporated and made a part hereof and are an integral part of this Agreement.

        Section 11.08 General Interpretive Principles.

        For purposes of this Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

        (i)           the  terms  defined  in  this  Agreement  have  the  meanings  assigned  to  them in this
Agreement and include the plural as well as the  singular,  and the use of any gender herein shall be deemed to include the other gender;

        (ii)   accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with generally accepted accounting principles;

        (iii)  references herein to "Articles", "Sections", Subsections",  "Paragraphs", and other subdivisions without  reference  to a document are to  designated  Articles,  Sections,  Subsections,  Paragraphs  and other subdivisions of this Agreement;

        (iv)   a reference  to a  Subsection  without  further  reference  to a Section is a reference  to such
Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to
Paragraphs and other subdivisions;

        (v)    the words  "herein",  "hereof ",  "hereunder"  and other words of similar  import  refer to this
Agreement as a whole and not to any particular provision;

        (vi)   the term "include" or "including" shall mean without limitation by reason of enumeration; and

        (viii) headings of the Articles and Sections in this  Agreement  are for  reference  purposes  only and shall not be deemed to have any substantive effect.

        Section 11.09 Reproduction of Documents.

        This  Agreement  and all documents  relating  thereto,  including,  without  limitation,  (i) consents, waivers  and  modifications  which may  hereafter  be  executed,  (ii)  documents  received by any party at the
closing,  and  (iii)  financial  statements,   certificates  and  other  information  previously  or  hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm,  micro-card, miniature photographic or other  similar  process.  The parties  agree that any such  reproduction  shall be admissible in evidence as the original itself in any judicial or administrative  proceeding,  whether or not the original is in existence and  whether or not such  reproduction  was made by a party in the  regular  course of  business,  and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        Section 11.10 Confidentiality of Information.

        Each party  recognizes  that,  in  connection  with this  Agreement,  it may become privy to non-public information  regarding  the  financial  condition,  operations  and  prospects of the other  party.  Each party agrees to keep all  non-public  information  regarding the other party  strictly  confidential,  and to use all such  information  solely in order to  effectuate  the purpose of the  Agreement,  provided that each party may provide  confidential  information  to its  employees,  agents  and  affiliates  who  have a need to know  such information in order to effectuate the  transaction,  provided  further that such  information is identified as confidential  non-public  information.  In addition,  confidential  information may be provided to a regulatory authority with  supervisory  power over  Purchaser,  provided such  information  is identified as  confidential non-public information.

        Section 11.11 Recordation of Assignments of Mortgage.

        To the extent  permitted by applicable  law, each of the  Assignments  is subject to recordation in all appropriate  public offices for real property records in all the counties or other comparable  jurisdictions in which any or all of the  Mortgaged  Properties  are situated,  and in any other  appropriate  public  recording office or elsewhere,  such recordation to be effected by and at the Company's  expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

        Section 11.12 Assignment by Purchaser.

        The  Purchaser  shall have the right  subject to Section  2.06 of this  Agreement,  without  the consent of the Company,  to assign,  in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage  Loans,  and  designate any person to exercise any rights of the Purchaser hereunder,  by executing an Assignment and Assumption  Agreement  substantially in the form of Exhibit D hereto and the  assignee  or  designee  shall  accede to the rights and obligations  hereunder of the Purchaser with respect to such Mortgage  Loans.  In no event shall
        Purchaser sell a partial  interest in any Mortgage Loan without the written  consent of Company, which  consent  shall not be  unreasonably  denied.  All  references  to the  Purchaser  in this
        Agreement shall be deemed to include its assignee or designee.

        Section 11.13 No Partnership.

        Nothing  herein  contained  shall be deemed or construed to create a  co-partnership  or joint  venture between the parties hereto and the services of the Company shall be rendered as an  independent  contractor and not as agent for Purchaser.

        Section 11.14 Execution: Successors and Assigns.

        This  Agreement  may be executed in one or more  counterparts  and by the different  parties  hereto on separate counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts, together,  shall  constitute one and the same  agreement.  Subject to Section 8.04,  this Agreement shall inure to the  benefit of and be binding  upon the Company  and the  Purchaser  and their  respective  successors  and assigns.

        Section 11.15 Entire Agreement.

        The Company  acknowledges that no  representations,  agreements or promises were made to the Company by the Purchaser or any of its employees  other than those  representations,  agreements or promises  specifically contained  herein  and in the  Confirmation.  The  Confirmation  and  this  Agreement  sets  forth  the  entire understanding  between the parties  hereto;  provided,  however,  only this Agreement shall be binding upon all successors of both parties.  In the event of any  inconsistency  between the  Confirmation  and this Agreement, this Agreement shall control.

        Section 11.16.  No Solicitation.

        From and after the  Closing  Date,  the  Company  agrees  that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates,  to personally,  by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance  the Mortgage  Loan, in whole or in part,  without the prior written  consent of the Purchaser.  Notwithstanding  the foregoing,  it is understood and agreed that
(i)  promotions  undertaken  by the Company or any  affiliate of the Company  which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist primarily of the Mortgage Loans, including,  without limitation,  mass mailing based on commercially  acquired mailing lists,  newspaper,  radio and television  advertisements  and (ii) responses to unsolicited  requests or inquiries made by a Mortgagor or an agent of a Mortgagor,  shall not  constitute  solicitation  under this  Section  11.16.  This Section  11.16 shall not be deemed to preclude the Company or any of its  affiliates  from  soliciting  any  Mortgagor for any other financial  products or services.  From and after the Closing Date, the Purchaser  agrees that it will not take any  action  or  permit or cause any  action  to be taken by any of its  agents or  affiliates,  or by any independent  contractors on the Purchaser's  behalf,  to personally by telephone or mail,  solicit the borrower or obligor  under any Mortgage  Loan to refinance  the Mortgage  Loan,  in whole or in part,  without the prior written  consent of the Company,.  In addition,  the Purchaser or any of its  affiliates  shall not solicit any
Mortgagor for any other financial  products or services.  Notwithstanding  the foregoing,  it is understood and agreed that (i)  promotions  undertaken by the  Purchaser or any affiliate of the Purchaser  which are directed to the general public at large, or segments  thereof,  provided that no segment shall consist  primarily of the
Mortgage Loans,  including,  without  limitation,  mass mailing based on commercially  acquired  mailing lists, newspaper,  radio and television  advertisements  and (ii) responses to unsolicited  requests or inquiries made by a Mortgagor or an agent of a  Mortgagor,  shall not  constitute  solicitation  under this Section  11.16 The
Company  shall use its best  efforts to prevent the sale of the name of any  Mortgagor to any Person who is not affiliate of the Company.

        Section 11.17.  Closing.

        The closing for the  purchase and sale of the  Mortgage  Loans shall take place on the related  Closing
Date.  The closing shall be either:  by telephone,  confirmed by letter or wire as the parties shall agree,  or conducted in person, at such place as the parties shall agree.

        The closing for the  Mortgage  Loans to be  purchased  on the related  Closing Date shall be subject to each of the following conditions:

        (a)    at least one (1) Business Day prior to the related  Closing  Date,  the Company shall deliver to the Purchaser a magnetic  diskette,  or transmit by modem, a listing on a loan-level  basis of the  information contained in the related Mortgage Loan Schedule attached as Exhibit I to this Agreement;

        (b)    all of the  representations  and  warranties  of the  Company  under  this  Agreement  shall  be materially  true and  correct as of the  related  Closing  Date and no event shall have  occurred  which,  with notice or the passage of time, would constitute a material default under this Agreement;

        (c)    the Purchaser shall have received,  or the Purchaser's  attorneys shall have received in escrow, all documents required pursuant to this Agreement,  an opinion of counsel and an officer's certificate,  all in such forms as are agreed upon and  acceptable to the  Purchaser,  duly executed by all  signatories  other than the Purchaser as required pursuant to the terms hereof;

        (d)    the Company shall have  delivered and released to the Purchaser (or its designee) on or prior to the related Closing Date all documents required pursuant to the terms of this Agreement; and

        (e)    all  other  terms  and  conditions  of this  Agreement  and the  Confirmation  shall  have  been materially complied with.

        Subject to the  foregoing  conditions,  the Purchaser  shall pay to the Company on the related  Closing
Date the Purchase Price,  plus accrued  interest  pursuant to Section 2.02 of this Agreement,  by wire transfer of immediately available funds to the account designated by the Company.

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)     one or more third party  purchasers in one or more in whole loan transfers (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more pass-through  transfers
(each, a "Pass-Through Transfer").

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution  Date").  In that  connection,  the Company shall  provide to such  servicer or issuer,  as the case  may be,  and any  other  participants  in such  Reconstitution:  (i) any and all  information  (including servicing portfolio  information) and appropriate  verification of information  (including  servicing portfolio information)  which may be reasonably  available to the Company,  whether  through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other  participant  shall request upon  reasonable  demand;
and (ii) such additional representations,  warranties,  covenants,  opinions of counsel, letters from auditors, and  certificates of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other  participant.  In connection with each Pass-Through  Transfer,  the Company agrees to provide  reasonable and customary  indemnification to the Purchaser and its affiliates for disclosure contained in any  offering  document  relating to the Company or its  affiliates,  the  Mortgage  Loans and the underwriting  standards of the Mortgage  Loans.  The Purchaser  shall be responsible  for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in  accordance  with the terms of, this  Agreement,  and with  respect  thereto this  Agreement  shall remain in full force and effect.

        Section 11.18.Third Party Beneficiary.

        Any  Master  Servicer  shall  be  considered  a  third  party  beneficiary  to this  Agreement  and any
Reconstitution  Agreements,  entitled to all the rights and benefits  accruing to any Master Servicer herein as if it were a direct party to this Agreement or such Reconstitution Agreements.

        IN WITNESS WHEREOF,  the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          EMC MORTGAGE CORPORATION
                                                    Purchaser

                                            By:________________________
                                            Name:______________________
                                            Title:_____________________

                                          US BANK, NA
                                                     Company

                                            By: _______________________
                                            Name:______________________
                                            Title:_____________________

                                                  EXHIBIT A-1
                                           CONTENTS OF MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items,  which shall be  available  for  inspection  by the  Purchaser,  and which  shall be  retained  by the  Company in the
Servicing  File or  delivered  to the  Purchaser  or its  designee  pursuant to  Sections  2.04 and 2.05 of the
Purchase, Warranties and Servicing Agreement.

        If the Company chooses to use facsimile  signatures to endorse  Mortgage Notes, the Company must provide  in an  officer's  certificate  that the  endorsement  is valid and  enforceable  in the jurisdiction(s)  in which the Mortgaged  Properties are located and must retain in its corporate records the following specific  documentation  authorizing the use of facsimile signatures:  (i)
        a  resolution  from its  board of  directors  authorizing  specific  officers  to use  facsimile signatures;  stating that facsimile  signatures will be a valid and binding act on the Company's part;  and  authorizing  the  Company's  corporate  secretary  to certify  the  validity  of the resolution,  the names of the  officers  authorized  to  execute  documents  by using  facsimile signatures,  and the authenticity of specimen forms of facsimile signatures;  (ii) the corporate secretary's  certification  of  the  authenticity  and  validity  of  the  board  of  directors'
        resolution;  and (iii) a notarized  "certification of facsimile  signature," which includes both the  facsimile  and the  original  signatures  of the  signing  officer(s)  and  each  officer's certification that the facsimile is a true and correct copy of his or her original signature.

        1.     The     original      Mortgage      Note      endorsed      "Pay     to     the     order     of
____________________________________________________,  without  recourse," and signed via original signature in the name of the Company by an authorized officer,  with all intervening  endorsements  showing a complete chain of title from the  originator to the Company,  together with any  applicable  riders.  If the Mortgage Loan was acquired by the Company in a merger,  the endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the Mortgage Loan was acquired or originated by the Company while doing  business  under another name, the  endorsement  must be by "[Company]  formerly known as [previous  name]".  Mortgage Notes may be in the form of a lost note affidavit subject to Purchaser acceptability.

        2. The original  Mortgage  (together with a standard  adjustable  rate mortgage rider) with evidence of recording  thereon,  or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original  Mortgage has not been returned from the applicable  public  recording  office,  a true certified copy, certified by the Company.

        3. The  original or  certified  copy,  certified  by the  Company,  of the Primary  Mortgage  Insurance
Policy, if required.

        4.     The  original  Assignment,  from the  Company  to  _____________________________________,  or in
accordance with Purchaser's  instructions,  which assignment  shall, but for any blanks requested by Purchaser, be in form and  substance  acceptable  for  recording.  If the Mortgage  Loan was acquired or originated by the
Company while doing  business  under another  name,  the  Assignment  must be by "[Company]  formerly  known as
[previous  name]".  If the Mortgage Loan was acquired by the Company in a merger,  the  endorsement  must be by
"[Company],  successor  by  merger  to the  [name  of  predecessor]".  None  of  the  Assignments  are  blanket assignments of mortgage.

        5.     The original policy of title insurance,  including riders and  endorsements  thereto,  or if the policy has not yet been issued,  a written  commitment or interim binder or preliminary  report of title issued by the title insurance or escrow company.

        6.     Originals of all recorded intervening  Assignments,  or copies thereof,  certified by the public recording  office in which such  Assignments  have been  recorded  showing a  complete  chain of title from the originator  to the Company,  with  evidence of  recording  thereon,  or a copy thereof  certified by the public recording  office in which such  Assignment  has been  recorded  or, if the  original  Assignment  has not been returned from the applicable public recording office, a true certified copy, certified by the Company.

        7.     Originals,  or copies thereof  certified by the public  recording office in which such documents
have  been  recorded,  of  each  assumption,  extension,   modification,   written  assurance  or  substitution
agreements,  if  applicable,  or if the original of such  document has not been  returned  from the  applicable public recording office, a true certified copy, certified by the Company.

        8.     If the Mortgage Note or Mortgage or any other  material  document or instrument  relating to the
Mortgage  Loan has been  signed  by a person  on  behalf of the  Mortgagor,  the  original  or copy of power of attorney or other  instrument  that  authorized  and empowered  such person to sign bearing  evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction  where the Mortgaged Property is located,  or a copy  thereof  certified  by the  public  recording  office in which  such  instrument  has been recorded or, if the original  instrument has not been returned from the applicable  public recording  office, a true certified copy, certified by the Company.

        9.     reserved.

Notwithstanding  anything to the contrary  herein,  Company may provide one certificate for all of the Mortgage
Loans indicating that the documents were delivered for recording.

                                                  EXHIBIT A-2
                                          CONTENTS OF SERVICING FILE

        With respect to each Mortgage Loan, the Servicing File may include each of the following items, and copies of the Mortgage Loan Documents listed on Exhibit A-1, which shall be available for inspection by the
Purchaser or delivered to the Purchaser or its designee pursuant to Sections 2.04 and 2.05 of the Purchase,
Warranties and Servicing Agreement.

        1.     Mortgage  Loan  closing  statement  (Form HUD-1) and any other  truth-in-lending  or real estate settlement procedure forms required by law.

        2.  Residential loan application.

        3.     Uniform underwriter and transmittal summary (Fannie Mae Form 1008) or reasonable equivalent.

        4.     Credit report on the mortgagor.

        5.     Business credit report, if applicable.

        6.     Residential appraisal report and attachments thereto.

        7.     The original of any guarantee executed in connection with the Mortgage Note.

        8.     Verification  of employment  and income  except for Mortgage  Loans  originated  under a limited documentation program, all in accordance with Company's underwriting guidelines.

        9.     Verification  of acceptable  evidence of source and amount of down payment,  in accordance  with
Company's underwriting guidelines.

        10.    Photograph of the Mortgaged Property (may be part of appraisal).

        11.    Survey of the Mortgaged Property, if any.

        12.    Sales contract, if applicable.

        13.    If available,  termite  report,  structural  engineer's  report,  water  portability  and septic certification.

        14.    Any original security agreement,  chattel mortgage or equivalent executed in connection with the
Mortgage.

        15.    Name affidavit, if applicable.

                                                       EXHIBIT B

                                      CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ______________, 2003

To:     [_______________________]
        (the "Depository")

        As   "Company"   under   the   Purchase,    Warranties   and   Servicing   Agreement,   dated   as   of
[_____________________]  1, 2003  Adjustable  Rate Mortgage Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as a Custodial  Account pursuant to Section 4.04 of the Agreement,  to be designated  as  "[______________________________________],  in trust for the  [Purchaser],  Owner of Adjustable
Rate Mortgage  Loans".  All deposits in the account  shall be subject to  withdrawal  therefrom by order signed by the Company.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

                                                   [__________________________]

By:____________________________

Name:__________________________

Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established under Account Number  [__________],  at the office of the depository indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                            [___________________________]

By:____________________________

Name:__________________________

Title:_________________________

                                                   EXHIBIT C

                                        ESCROW ACCOUNT LETTER AGREEMENT
                                              _____________, 2003

To:     [_______________________]
        (the "Depository")

        As   "Company"   under   the   Purchase   Warranties   and   Servicing    Agreement,    dated   as   of
[____________________]1,  2003  Adjustable  Rate  Mortgage  Loans (the  "Agreement"),  we hereby  authorize and request you to establish an account,  as an Escrow  Account  pursuant to Section 4.06 of the  Agreement,  to be designated as  "[__________________________],  in trust for the [Purchaser],  Owner of Adjustable Rate Mortgage
Loans,  and various  Mortgagors."  All  deposits in the account  shall be subject to  withdrawal  therefrom  by order  signed by the  Company.  This letter is submitted  to you in  duplicate.  Please  execute and return one original to us.

                                    [_____________________]

                                    By:____________________________
                                    Name:__________________________
                                    Title:_________________________

        The  undersigned,  as  "Depository",  hereby  certifies  that  the  above  described  account  has been established  under Account Number  __________,  at the office of the depository  indicated above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be  insured  up to  applicable  limits by the  Federal  Deposit  Insurance  Corporation  through  the Bank
Insurance  Fund or the Savings  Association  Insurance  Fund or will be invested in  Permitted  Investments  as defined in the Agreement.

                                    [______________________]

                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________

                                                   EXHIBIT D

                           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        This is a Purchase, Assignment, Assumption and Recognition Agreement (this "PAAR Agreement") made as of  __________, 200__, among EMC Mortgage Corporation (the "Assignor"), ___________________ (the "Assignee"),
and _______________________ (the "Company").

        In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the "Assigned Loans") listed on Attachment 1 annexed hereto (the "Assigned Loan Schedule")
now serviced by Company for Assignor and its successors and assigns pursuant to the Purchase, Warranties and
Servicing Agreement, dated as of _________, 200__, between Assignor and Company (the "Purchase Agreement")
shall be subject to the terms of this PAAR Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Purchase, Assignment and Assumption

        1.     Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Purchase Agreement.

        2.     Simultaneously with the execution hereof, (i) Assignee shall pay to Assignor the "Funding
Amount" as set forth in that certain letter agreement, dated as of _________ ____, between Assignee and
Assignor (the "Confirmation") and (ii) Assignor, at its expense, shall have caused to be delivered to
Assignee or its designee the Mortgage File for each Assigned Loan in Assignor's or its custodian's possession, as set forth in the Purchase Agreement, along with, for each Assigned Loan, an endorsement of the
Mortgage Note from the applicable Company, in blank, and an assignment of mortgage in recordable form from the applicable Company, in blank.  Assignee shall pay the Funding Amount by wire transfer of immediately available funds to the account specified by Assignor.  Assignee shall be entitled to all scheduled payments due on the Assigned Loans after ___________, 200__ and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after _____________, 200__.

Representations, Warranties and Covenants

        3.     Assignor warrants and represents to Assignee and Company as of the date hereof:

        (a)    Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

        (b)    Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned
Loans and any and all of its interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the
Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned
Loan, as well as any and all of Assignee's interests, rights and obligations under the Purchase Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)     There are no offsets, counterclaims or other defenses available to Company with respect to the
Assigned Loans or the Purchase Agreement;
        (d)    Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

        (e)    Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the
Assigned Loans;

(f)     Assignor has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignor's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this
PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignor.  This PAAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;
No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the
Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned
Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

        4.     Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

        (a)    Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to acquire, own and purchase the
Assigned Loans;

        (b)    Assignee has full corporate power and authority to execute, deliver and perform its obligations under this PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Assignee's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee's charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this
PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This PAAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

        (c)    No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

(d)     Assignee agrees to be bound as "Purchaser" by all of the terms, covenants and conditions of the
Purchase Agreement with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor's obligations as "Purchaser" thereunder but solely with respect to such Assigned Loans.
        5.     Company warrants and represents to, and covenant with, Assignor and Assignee as of the date hereof:

        (a)    Attached hereto as Attachment 2 is a true and accurate copy of the Purchase Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

        (b)    Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Purchase Agreement;

Company has full corporate power and authority to execute, deliver and perform its obligations under this
PAAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this PAAR Agreement is in the ordinary course of Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company's charter or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this PAAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Company. This PAAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Company of this PAAR Agreement, or the consummation by it of the transactions contemplated hereby; and

No event has occurred from the Closing Date to the date hereof which would render the representations and warranties as to the related Assigned Loans made by the Company in Sections 3.01 and 3.02 of the Purchase
Agreement to be untrue in any material respect.

Recognition of Assignee

        6.     From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans and will service the Assigned Loans in accordance with the Purchase Agreement.  It is the intention of
Assignor, Company and Assignee that this PAAR Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither Company nor Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

Miscellaneous

        7.     All demands, notices and communications related to the Assigned Loans, the Purchase Agreement and this PAAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

        (a)    In the case of Company,

               ____________________
               ____________________
               ____________________
               ____________________
               ____________________
With a copy to ______________________________________.

In the case of Assignor,

____________________
____________________
____________________
____________________
               ____________________

        (c)    In the case of Assignee,

EMC Mortgage Corporation
        Mac Arthur Ridge II
        909 Hidden Ridge Drive, Suite 200
        Irving, Texas 75038
        Attention:  Ms. Ralene Ruyle
        Telecopier No.:  (972) 444-2880

with a copy  to:

___________________
383 Madison Avenue
New York, New York 10179
Attention: ___________
Telecopier No.:  (212) 272-____

8.      Each party will pay any commissions it has incurred and the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this PAAR Agreement.

        9.     This PAAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        10.    No term or provision of this PAAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        11.    This PAAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

        12.    This PAAR Agreement shall survive the conveyance of the Assigned Loans, the assignment of the
Purchase Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the
Purchase Agreement.

        13.    This PAAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

        14.    In the event that any provision of this PAAR Agreement conflicts with any provision of the
Purchase Agreement with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.  In the event that any provision of this PAAR Agreement conflicts with any provision of the Confirmation with respect to the Assigned Loans, the terms of this PAAR Agreement shall control.

[Modification of Purchase Agreement

The Company and Assignor hereby amend the Purchase Agreement as follows:

(a)     The following definitions are added to Section 1.01 of the Purchase Agreement:

Securities Administrator:    ________________________

Supplemental PMI Insurer:    ________________________

Supplemental PMI Policy:     The primary guarantee insurance policy of the Supplemental PMI Insurer attached hereto as Exhibit J, or any successor Supplemental PMI Policy given to the Servicer by the Assignee.

Trustee:       ________________________

(b)     The following definition is amended and restated:

Insurance Proceeds:   Proceeds of any Primary Mortgage Insurance Policy, the Supplemental PMI Policy, any
title policy, any hazard insurance policy or any other insurance policy covering a Mortgage Loan or other related Mortgaged Property, including any amounts required to be deposited in the Custodial Account pursuant to Section 4.04, to the extent such proceeds are not to be applied to the restoration of the related
Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices.

(c)     The following are added as the fourth, fifth and sixth paragraphs of Section 4.08:

"In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the Supplemental PMI Insurer with respect to the Supplemental PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Supplemental PMI
Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 4.04, any amounts collected by the Company under any Supplemental PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

In accordance with the Supplemental PMI Policy, the Company shall provide to the Supplemental PMI Insurer any required information regarding the Mortgage Loans.

The Company shall provide to the [Securities Administrator] on a monthly basis via computer tape, or other mutually acceptable format, the unpaid principal balance, insurer certificate number, lender loan number, and premium due the Supplemental PMI Insurer for each Mortgage Loan covered by the Supplemental PMI Policy.  In addition, the Company agrees to forward to the Purchaser and the [Securities Administrator] any statements or other reports given by the Supplemental PMI Insurer to the Servicer in connection with a claim under the
Supplemental PMI Policy."

(d)     Clause (vi) of Section 6.1 is amended to read as follows:

"Company ceases to be approved by either Fannie Mae or FHLMC as a mortgage loan seller or servicer for more than thirty days, or the Company fails to meet the servicer eligibility requirements of the Supplemental PMI
Insurer; or"]

        IN WITNESS WHEREOF, the parties hereto have executed this PAAR Agreement as of the day and year first above written.

EMC MORTGAGE CORPORATION
Assignor

By:
Name:
Title:

_________________________________
Assignee

By:
Name:
Title:

_________________________________
Company

By:
Name:
Title:

                                                 ATTACHMENT 1

                                            ASSIGNED LOAN SCHEDULE

3

                                                 ATTACHMENT 2

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                                   EXHIBIT E

                                             FORM OF TRIAL BALANCE

                                                   EXHIBIT G

                                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

RE:     Mortgage Loan #___________________________________
BORROWER:__________________________________________________
PROPERTY: __________________________________________________

Pursuant to a Purchase,  Warranties  and  Servicing  Agreement  (the  "Agreement")  between the Company and the
Purchaser,  the undersigned  hereby certifies that he or she is an officer of the Company requesting release of the documents for the reason specified below.  The undersigned further certifies that:

(Check one of the items below)

_____          On _________________, the above captioned mortgage loan  was  paid in full or that  the  Company
has been notified            that payment in full has been or will be escrowed.  The          Company    hereby
certifies that all amounts with respect            to this loan which are required under the Agreement
have been or will be deposited in the Custodial Account          as required.

_____          The above captioned loan is being repurchased pursuant                  to  the   terms  of  the
Agreement.  The Company hereby                     certifies that the repurchase price has been credited
to the Custodial Account as required under the                          Agreement.

_____          The above captioned loan is being placed in foreclosure          and the original  documents are
required to proceed with            the foreclosure action.  The Company hereby certifies
that the documents will be returned to the Purchaser in          the event of reinstatement.

_____          Other (explain)

_______________________________________________________
_______________________________________________________

All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

        Based on this  certification and the indemnities  provided for in the Agreement,  please release to the
Company all original mortgage documents in your possession relating to this loan.

Dated:_________________

By:________________________________
     Signature
    ___________________________________
        Title

Send documents to:    _____________________________________________
_____________________________________________
_____________________________________________

Acknowledgement:

        Purchaser hereby  acknowledges that all original documents  previously  released on the above captioned mortgage loan have  been returned and received by the Purchaser.

Dated:________________

By:________________________________
     Signature

    _______________________________
     Title

EXHIBIT H

                                       COMPANY'S UNDERWRITING GUIDELINES

                                                   Page 100

                                                   EXHIBIT I

                                            MORTGAGE LOAN SCHEDULE

                                                                                                   EXHIBIT I-35

                                             AMENDMENT NUMBER ONE
                                                    to the

                                 PURCHASE, WARRANTIES AND SERVICING AGREEMENT

                                          Dated as of January 1, 2006

                                                    between

                                           EMC MORTGAGE CORPORATION,
                                                 as Purchaser

                                                      and

                                                 US BANK, NA,
                                                  as Company

        This AMENDMENT  NUMBER ONE (this  "Amendment") is made and entered into this 1st day of January,  2006, by and between EMC Mortgage Corporation,  a Delaware  corporation,  as purchaser (the "Purchaser") and US Bank,
NA, as company (the "Company") in connection with the Purchase,  Warranties and Servicing  Agreement,  dated as of March 1, 2003,  between the above mentioned  parties (the  "Agreement").  This Amendment is made pursuant to
Section 11.02 of the Agreement.

                                                   RECITALS

        WHEREAS,      the parties hereto have entered into the Agreement;

        WHEREAS, the Agreement provides that the parties thereto may enter into an amendment to the Agreement;

        WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment; and

        NOW,  THEREFORE,  in consideration of the premises and for other good and valuable  consideration,  the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

        Article I of the Agreement is hereby amended effective as of the date hereof by adding the following definitions to Section 1.01:

        Commission or SEC:  The Securities and Exchange Commission.

        Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization
Transaction.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.

        Master  Servicer:  With  respect to any  Securitization  Transaction,  the "master  servicer,"  if any, identified in the related transaction documents.

        Nonrecoverable  Advance:  Any portion of a Monthly  Advance or  Servicing  Advance  previously  made or proposed  to be made by the  Company  pursuant  to this  Agreement,  that,  in the good faith  judgment  of the
Company,  will not or, in the case of a proposed advance,  would not, be ultimately  recoverable by it from the related Mortgagor or the related Liquidation Proceeds,  Insurance Proceeds,  Condemnation Proceeds or otherwise with respect to the related Mortgage Loan.

        Pass-Through  Transfer: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage  Loans  directly or  indirectly to an issuing  entity in  connection  with an issuance of publicly offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance  of publicly offered or privately placed,  rated or unrated  securities,  the payments on which are determined  primarily by reference to one or more portfolios of residential  mortgage loans consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Prepayment Charge: Any prepayment premium,  penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

        Principal  Prepayment:  Any payment or other  recovery of principal on a Mortgage  Loan full or partial which is  received in advance of its  scheduled  Due Date,  including  any  Prepayment  Charge and which is not accompanied by an amount of interest  representing  scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Qualified Correspondent:  Any Person from which the Company purchased Mortgage Loans, provided that the following  conditions are satisfied:  (i) such Mortgage Loans were originated  pursuant to an agreement between the Company and such Person that  contemplated  that such Person would  underwrite  mortgage loans from time to time,  for  sale  to the  Company,  in  accordance  with  underwriting  guidelines  designated  by the  Company
("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines;  (ii) such
Mortgage  Loans were in fact  underwritten  as described  in clause (i) above and were  acquired by the Company within 180 days after origination;  (iii) either (x) the Designated  Guidelines were, at the time such Mortgage
Loans were  originated,  used by the Company in  origination of mortgage loans of the same type as the Mortgage
Loans for the  Company's own account or (y) the  Designated  Guidelines  were, at the time such Mortgage  Loans were underwritten,  designated by the Company on a consistent basis for use by lenders in originating  mortgage loans to be purchased by the  Company;  and (iv) the Company  employed,  at the time such  Mortgage  Loans were acquired by the Company,  pre-purchase or post-purchase quality assurance procedures (which may involve,  among other  things,  review of a sample of  mortgage  loans  purchased  during a  particular  time period or through particular  channels)  designed to ensure that Persons from which it purchased  mortgage loans properly applied the underwriting criteria designated by the Company.

        Regulation   AB:   Subpart   229.1100  -  Asset   Backed   Securities   (Regulation   AB),   17  C.F.R.
§§229.1100-229.1123,  as amended from time to time, and subject to such  clarification  and  interpretation  as have been provided by the Commission in the adopting release (Asset-Backed  Securities,  Securities Act Release
No.  33-8518,  70 Fed.  Reg.  1,506,  1,531  (Jan.  7, 2005)) or by the staff of the  Commission,  or as may be provided by the Commission or its staff from time to time.

        Securities Act:  The Securities Act of 1933, as amended.

        Securitization  Transaction:  Any transaction  involving either (1) a sale or other transfer of some or all of the  Mortgage  Loans  directly or  indirectly  to an issuing  entity in  connection  with an issuance of publicly  offered or  privately  placed,  rated or unrated  mortgage-backed  securities  or (2) an  issuance of publicly  offered or  privately  placed,  rated or unrated  securities,  the  payments on which are  determined primarily by reference to one or more  portfolios of  residential  mortgage  loans  consisting,  in whole or in part, of some or all of the Mortgage Loans.

        Servicing  Criteria:  As of any date of  determination,  the  "servicing  criteria"  set  forth in Item
1122(d) of Regulation  AB, or any amendments  thereto,  a summary of the  requirements  of which as of the date hereof is  attached  hereto as Exhibit L for  convenience  of  reference  only.  In the event of a conflict  or inconsistency  between the terms of Exhibit L and the text of Item 1122(d) of  Regulation  AB, the text of Item
1122(d) of  Regulation  AB shall  control (or those  Servicing  Criteria  otherwise  mutually  agreed to by the
Purchaser,  the Company and any Person that will be  responsible  for signing any Sarbanes  Certification  with respect  to a  Securitization  Transaction  in  response  to  evolving  interpretations  of  Regulation  AB and incorporated into a revised Exhibit L).

        Static Pool  Information:  Static pool information as described in Item  1105(a)(1)-(3)  and 1105(c) of
Regulation AB.

        Subcontractor:  Any  vendor,  subcontractor  or other  Person that is not  responsible  for the overall servicing (as "servicing" is commonly understood by participants in the  mortgage-backed  securities market) of
Mortgage  Loans but performs one or more  discrete  functions  identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

        Third-Party  Originator:  Each Person, other than a Qualified  Correspondent,  that originated Mortgage
Loans acquired by the Company.

        Article I of the Agreement is hereby amended effective as of the date hereof by deleting the definition of Subservicer in Section 1.01 and replacing it with the following:

        Subservicer:  Any Person that services  Mortgage Loans on behalf of the Company or any  Subservicer and is  responsible  for the  performance  (whether  directly  or  through  Subservicers  or  Subcontractors)  of a substantial  portion of the material  servicing  functions  required to be performed by the Company  under this
Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

        Article III of the Agreement is hereby amended effective as of the date hereof by revising Section
3.01(n) as follows (new text underlined):

        (n)    Company has delivered to the  Purchaser  financial  statements  of its parent,  for its last two complete fiscal years. All such financial  information  fairly presents the pertinent results of operations and financial  position  for the period  identified  and has been  prepared in  accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the servicing policies and procedures,  business, operations,  financial condition,  properties or assets of the Company since the date of the Company's  financial  information  that would have a material  adverse effect on its ability to perform its obligations under this Agreement;

        Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(o):

        (o)    As of the date of each Pass-Through  Transfer, and except as has been otherwise disclosed to the
Purchaser,  any Master Servicer and any Depositor:  (1) no default or servicing related performance trigger has occurred  as to any other  securitization  due to any act or failure  to act of the  Company;  (2) no  material noncompliance  with  applicable  servicing  criteria  as to any  other  securitization  has been  disclosed  or reported by the Company;  (3) the Company has not been  terminated as servicer in a  residential  mortgage loan securitization,  either due to a  servicing  default  or to  application  of a  servicing  performance  test or trigger;  (4) no material  changes to the Company's  servicing  policies and  procedures  for similar loans has occurred in the preceding  three years;  (5) there are no aspects of the  Company's  financial  condition  that could have a material  adverse  impact on the  performance  by the Company of its  obligations  hereunder;  (6)
there are no legal proceedings  pending, or known to be contemplated by governmental  authorities,  against the
Company that could be material to investors in the securities  issued in such  Pass-Through  Transfer;  and (7)
there are no affiliations,  relationships or transactions  relating to the Company of a type that are described under Item 1119 of Regulation AB.

        Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(p):

        (p)    If so requested by the Purchaser or any Depositor on any date,  the Company  shall,  within five
Business Days following  such request,  confirm in writing the accuracy of the  representations  and warranties set forth in Section  3.01(o) of this  Section or, if any such  representation  and warranty is not accurate as of the date of such request,  provide  reasonably  adequate  disclosure of the pertinent facts, in writing,  to the requesting party.

        Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(q):

        (q)    Notwithstanding  anything to the contrary in the  Agreement,  the Company  shall (or shall cause each Subservicer and Third-Party  Originator to) (i) immediately notify the Purchaser,  any Master Servicer and any  Depositor  in writing of (A) any material  litigation  or  governmental  proceedings  pending  against the
Company,  any Subservicer or any Third-Party  Originator,  (B) any affiliations or  relationships  that develop following the closing date of a Pass-Through  Transfer between the Company,  any Subservicer or any Third-Party
Originator  and any of the parties  specified  in clause (7) of  paragraph  (o) of this  Section (and any other parties  identified in writing by the requesting  party) with respect to such  Pass-Through  Transfer,  (C) any
Event  of  Default  under  the  terms  of this  Agreement  or any  Reconstitution  Agreement,  (D) any  merger, consolidation  or sale of substantially  all of the assets of the Company,  and (E) the Company's entry into an agreement  with a  Subservicer  to perform or assist in the  performance  of any of the  Company's  obligations under this  Agreement or any  Reconstitution  Agreement  and (ii) provide to the  Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

        All notification pursuant to this Section 3.01(q),  other than those pursuant to Section 3.01(q)(i)(A), should be sent to:

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        With a copy to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        Notifications pursuant to Section 3.01(q)(i)(A) should be sent to:

        EMC Mortgage Corporation
        Two Mac Arthur Ridge
        909 Hidden Ridge Drive, Suite 200
        Irving, TX 75038
        Attention:  Associate General Counsel for Loan Administration
        Facsimile:  (972) 831-2555

        With copies to:

        Bear, Stearns & Co. Inc.
        383 Madison Avenue, 3rd Floor
        New, York, NY 10179
        Attention:  Global Credit Administration
        Facsimile:  (212) 272-6564

        EMC Mortgage Corporation
        2780 Lake Vista Drive
        Lewisville, TX 75067-3884
        Attention:  Conduit Seller Approval Dept.
        Facsimile:  (214) 626-3751
        Email:  sellerapproval@bear.com

        Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.01(r):

        (r)    As a condition to the  succession to the Company or any  Subservicer  as servicer or subservicer under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into  which the  Company or such
Subservicer  may be merged or  consolidated,  or (ii) which may be  appointed  as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer and any Depositor,  at least
15 calendar  days prior to the effective  date of such  succession or  appointment,  (x) written  notice to the
Purchaser,  any Master  Servicer and any Depositor of such  succession or appointment and (y) in writing and in form and substance  reasonably  satisfactory  to the Purchaser,  any Master  Servicer and such  Depositor,  all information  reasonably  requested by the  Purchaser,  any Master  Servicer or any Depositor in order to comply with its  reporting  obligation  under  Item  6.02 of Form  8-K  with  respect  to any  class  of  asset-backed securities.

        Article III of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 3.02(zz):

        (zz)   With respect to each Mortgage Loan,  information  regarding the borrower credit files related to such Mortgage Loan has been  furnished to credit  reporting  agencies in compliance  with the provisions of the
Fair Credit Reporting Act and the applicable implementing regulations.

        Article IV of the Agreement is hereby amended effective as of the date hereof by adding the following after the first sentence in 4.01:

        In addition,  the Company shall furnish information regarding the borrower credit files related to such
Mortgage Loan to credit  reporting  agencies in compliance with the provisions of the Fair Credit Reporting Act and the applicable implementing regulations.

        Article IV of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the last paragraph of Section 4.02 and replacing it with the following:

        The Company shall not waive any Prepayment  Charge unless:  (i) the  enforceability  thereof shall have been  limited  by  bankruptcy,  insolvency,  moratorium,  receivership  and  other  similar  laws  relating  to creditors' rights generally,  (ii) the enforcement  thereof is illegal,  or any local,  state or federal agency has  threatened  legal  action  if the  prepayment  penalty  is  enforced,  (iii)  the  mortgage  debt has been accelerated in connection with a foreclosure or other  involuntary  payment or (iv) such waiver is standard and customary in servicing  similar  Mortgage  Loans and relates to a default or a reasonably  foreseeable  default and would, in the reasonable  judgment of the Company,  maximize recovery of total proceeds taking into account the value of such  Prepayment  Charge and the related  Mortgage  Loan.  If a Prepayment  Charge is waived,  but does not meet the  standards  described  above,  then the  Company is required to pay the amount of such waived
Prepayment Charge by remitting such amount to the Purchaser by the Remittance Date.

        Article IV of the Agreement is hereby amended effective as of the date hereof by revising the first paragraph of Section 4.03 by adding the following after the first sentence:

        In  determining  the  delinquency  status  of any  Mortgage  Loan,  the  Company  will use  delinquency recognition  policies as  described  to and  approved by the  Purchaser,  and shall  revise  these  policies as requested by the Purchaser from time to time.

        Article V of the Agreement is hereby amended effective as of the date hereof by deleting Section 5.02 in its entirety and replacing it with the following:

        Section 5.02  Statements to the Purchaser.

        The Company shall furnish to Purchaser an individual  loan accounting  report,  as of the last Business
Day of each month, in the Company's  assigned loan number order to document  Mortgage Loan payment  activity on an individual  Mortgage Loan basis.  With respect to each month, the  corresponding  individual loan accounting report shall be received by the  Purchaser no later than the fifth  Business  Day of the  following  month on a disk  or tape  or  other  computer-readable  format  in such  format  as may be  mutually  agreed  upon by both
Purchaser  and Company,  and no later than the fifth  Business  Day of the  following  month in hard copy,  and shall contain the following:

        (i)    with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to principal  (including a separate  breakdown of any  Principal  Prepayment,  including  the date of such  prepayment,  and any  prepayment  penalties  or  premiums,  along with a detailed  report of  interest on principal prepayment amounts remitted in accordance with Section 4.04);

        (ii)   with respect to each  Mortgage  Loan and each  Monthly  Payment,  the amount of such  remittance allocable to interest;

        (iii)  with  respect to each  Mortgage  Loan,  the amount of  servicing  compensation  received  by the
Company during the prior distribution period;

        (iv)   the Stated Principal  Balance of each Mortgage Loan and the aggregate  Stated Principal  Balance of all  Mortgage  Loans as of the first day of the  distribution  period  and the last day of the  distribution period;

        (v)    with respect to each Mortgage Loan, the current Mortgage Interest Rate;

        (vi)   with  respect  to  each  Mortgage  Loan,  the  aggregate  amount  of  any  Insurance   Proceeds,
Condemnation   Proceeds,   Liquidation  Proceeds  and  REO  Disposition  Proceeds  received  during  the  prior distribution period;

        (vii)  with respect to each Mortgage  Loan, the amount of any Prepayment  Interest  Shortfalls  paid by the Company in accordance with Section 4.04(viii) during the prior distribution period;

        (viii) the beginning and ending balances of the Custodial Account and Escrow Account;

        (ix)   the number of Mortgage Loans as of the first day of the distribution  period and the last day of the distribution period;

        (x)    with respect to each  Mortgage  Loan,  the Stated  Principal  Balance of each  Mortgage Loan (a)
delinquent as grouped in the following  intervals  through final  liquidation  of such Mortgage  Loan: 30 to 59 days,  60 to 89 days,  90 days or more;  (b) as to which  foreclosure  has  commenced;  and (c) as to which REO
Property has been acquired;

        (xi)   with respect to each  Mortgage  Loan,  the amount and severity of any  realized  loss  following liquidation of such Mortgage Loan;

        (xii)  with respect to each Mortgage Loan, and in the aggregate for all Mortgage  Loans,  the amount of any Monthly Advances made by the Company during the prior distribution period;

        (xiii) with respect to each Mortgage Loan, a description of any Servicing  Advances made by the Company with  respect to such  Mortgage  Loan  including  the  amount,  terms and  general  purpose  of such  Servicing
Advances,  and the aggregate amount of Servicing  Advances for all Mortgage Loans during the prior distribution period;

        (xiv)  with respect to each Mortgage  Loan, a description  of any  Nonrecoverable  Advances made by the
Company  with  respect  to such  Mortgage  Loan  including  the  amount,  terms  and  general  purpose  of such
Nonrecoverable  Advances,  and the aggregate  amount of  Nonrecoverable  Advances for all Mortgage Loans during the prior distribution period;

        (xv)   with respect to each Mortgage Loan, a description of any Monthly  Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed  to the Company with respect to such  Mortgage  Loan during the prior distribution  period  pursuant  to  Section  4.05,  and the  source  of funds for such  reimbursement,  and the aggregate amount of any Monthly Advances,  Servicing  Advances and  Nonrecoverable  Advances  reimbursed to the
Company for all Mortgage Loans during the prior distribution period pursuant to Section 4.05;

        (xvi)  with respect to any Mortgage  Loan, a description of any material  modifications,  extensions or waivers to the terms, fees,  penalties or payments of such Mortgage Loan during the prior  distribution  period or that have cumulatively become material over time;

        (xvii) a description of any material breach of a  representation  or warranty set forth in Section 3.01 or Section  3.02 herein or of any other breach of a covenant or  condition  contained  herein and the status of any resolution of such breach;

        (xviii)with respect to each Mortgage Loan,  the Stated  Principal  Balance of any  substitute  Mortgage
Loan  provided by the Company and the Stated  Principal  Balance of any Mortgage Loan that has been replaced by a substitute Mortgage Loan in accordance with Section 3.03 herein;

        (xix)  with respect to each Mortgage Loan, the Stated  Principal  Balance of any Mortgage Loan that has been repurchased by the Company in accordance with Section 3.03 herein.

        In addition,  the Company shall provide to the Purchaser such other  information  known or available to the Company  that is  necessary  in order to provide  the  distribution  and pool  performance  information  as required  under Item 1121 of  Regulation  AB, as amended from time to time,  as  determined by the Purchaser in its sole  discretion.  The Company  shall also provide a monthly  report,  in the form of Exhibit E hereto,  or such other form as is mutually  acceptable to the Company,  the Purchaser  and any Master  Servicer,  Exhibit F
with respect to defaulted  mortgage loans and Exhibit O, with respect to realized  losses and gains,  with each such report.

        The Company shall prepare and file any and all information  statements or other filings  required to be delivered to any governmental  taxing authority or to Purchaser  pursuant to any applicable law with respect to the  Mortgage  Loans  and the  transactions  contemplated  hereby.  In  addition,  the  Company  shall  provide
Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary for Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

        In  addition,  not more than sixty (60) days after the end of each  calendar  year,  the Company  shall furnish to each  Person who was a  Purchaser  at any time  during such  calendar  year an annual  statement  in accordance with the  requirements  of applicable  federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.04 in its entirety and replacing it with the following:

        Section 6.04  Annual Statement as to Compliance; Annual Certification.

        (a)    The Company will deliver to the Purchaser and any Master  Servicer,  not later than March 1st of each  calendar  year  beginning in 2007,  an Officers'  Certificate  acceptable  to the  Purchaser  (an "Annual
Statement of Compliance")  stating,  as to each signatory  thereof,  that (i) a review of the activities of the
Company  during the  preceding  calendar  year and of  performance  under this  Agreement  or other  applicable servicing  agreement  has been made under such  officers'  supervision  and (ii) to the best of such  officers'
knowledge,  based on such review,  the Company has fulfilled  all of its  obligations  under this  Agreement or other applicable  servicing  agreement in all material  respects  throughout such year, or, if there has been a failure to fulfill any such  obligation  in any material  respect,  specifying  each such failure known to such officer  and the nature and status of cure  provisions  thereof.  Such Annual  Statement  of  Compliance  shall contain no  restrictions  or limitations on its use.  Copies of such statement shall be provided by the Company to the Purchaser upon request and by the Purchaser to any Person  identified as a prospective  purchaser of the
Mortgage  Loans.  In the event that the Company has delegated any  servicing  responsibilities  with respect to the  Mortgage  Loans to a  Subservicer,  the  Company  shall  deliver  an  officer's  certificate  (an  "Annual
Certification")  of the  Subservicer  as  described  above as to each  Subservicer  as and when  required  with respect to the Company.

        (b)    With respect to any Mortgage  Loans that are the subject of a  Pass-Through  Transfer,  by March
1st of each  calendar  year  beginning in 2007,  an officer of the Company  shall execute and deliver an Annual
Certification  to the  Purchaser,  any Master  Servicer and any related  Depositor for the benefit of each such entity  and such  entity's  affiliates  and the  officers,  directors  and  agents of any such  entity and such entity's  affiliates,  in the form  attached  hereto as Exhibit K. In the event that the Company has  delegated any servicing  responsibilities with respect to the Mortgage Loans to a Subservicer,  the Company shall deliver an Annual  Certification  of the  Subservicer  as described  above as to each  Subservicer as and when required with respect to the Company.

        (c)    If  the  Company  cannot   deliver  the  related  Annual   Statement  of  Compliance  or  Annual
Certification  by March 1st of such year, the Purchaser,  at its sole option,  may permit a cure period for the
Company to deliver such Annual  Statement of  Compliance  or Annual  Certification,  but in no event later than
March 10th of such year.

        Failure of the  Company to timely  comply with this  Section  6.04 shall be deemed an Event of Default, automatically,  without notice and without any cure period,  unless otherwise agreed to by the Purchaser as set forth in Section  6.04(c) and  Purchaser  may, in addition  to  whatever  rights the  Purchaser  may have under
Sections  3.03  and  8.01  and at law or  equity  or to  damages,  including  injunctive  relief  and  specific performance,  terminate all the rights and  obligations  of the Company under this  Agreement and in and to the
Mortgage Loans and the proceeds  thereof without  compensating the Company for the same, as provided in Section
9.01.  Such  termination  shall be  considered  with cause  pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        Article VI of the Agreement is hereby amended effective as of the date hereof by deleting Section 6.05 in its entirety and replacing it with the following:

        Section 6.05  [Reserved].

        Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.08:

        Section 6.08  Assessment of Compliance with Servicing Criteria.

        On and after  January  1,  2006,  the  Company  shall  service  and  administer,  and shall  cause each subservicer to servicer or administer,  the Mortgage Loans in accordance  with all applicable  requirements  of the Servicing Criteria.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer,  the Company shall deliver to the  Purchaser or its  designee,  any Master  Servicer  and any  Depositor on or before March 1st of each calendar year beginning in 2007, a report (an "Assessment of Compliance")  reasonably  satisfactory to the
Purchaser,  any Master  Servicer and any Depositor  regarding the Company's  assessment of compliance  with the
Servicing  Criteria  during the preceding  calendar year as required by Rules 13a-18 and 15d-18 of the Exchange
Act and Item 1122 of  Regulation  AB, or as  otherwise  required by the Master  Servicer,  which as of the date hereof, require a report by an authorized officer of the Company that contains the following:

        (a)    A statement by such officer of its  responsibility  for assessing  compliance with the Servicing
Criteria applicable to the Company;

        (b)    A statement by such officer that such officer used the Servicing  Criteria to assess  compliance with the Servicing Criteria applicable to the Company;

        (c)    An  assessment  by such  officer  of the  Company's  compliance  with the  applicable  Servicing
Criteria for the period  consisting  of the  preceding  calendar  year,  including  disclosure  of any material instance of  noncompliance  with respect  thereto during such period,  which  assessment  shall be based on the activities it performs with respect to  asset-backed  securities  transactions  taken as a whole  involving the
Company, that are backed by the same asset type as the Mortgage Loans;

        (d)    A statement that a registered  public  accounting  firm has issued an attestation  report on the
Company's Assessment of Compliance for the period consisting of the preceding calendar year; and

        (e)    A statement as to which of the Servicing  Criteria,  if any, are not  applicable to the Company, which  statement  shall be based  on the  activities  it  performs  with  respect  to  asset-backed  securities transactions  taken as a whole  involving  the Company,  that are backed by the same asset type as the Mortgage
Loans.

        Such report at a minimum  shall  address each of the Servicing  Criteria  specified on a  certification substantially  in the form of Exhibit N hereto  delivered to the Purchaser  concurrently  with the execution of this Agreement.

        With respect to any Mortgage Loans that are the subject of a Pass-Through  Transfer, on or before March
1st of each calendar year  beginning in 2007,  the Company shall furnish to the Purchaser or its designee,  any
Master Servicer and any Depositor a report (an  "Attestation  Report") by a registered  public  accounting firm that  attests  to, and reports on, the  Assessment  of  Compliance  made by the  Company,  as required by Rules
13a-18 and 15d-18 of the  Exchange  Act and Item  1122(b) of  Regulation  AB, or as  otherwise  required by the
Master Servicer,  which  Attestation  Report must be made in accordance with standards for attestation  reports issued or adopted by the Public Company Accounting Oversight Board.

        The Company shall cause each Subservicer,  and each Subcontractor determined by the Company pursuant to
Section 11.19 to be  "participating  in the servicing  function"  within the meaning of Item 1122 of Regulation
AB, to deliver to the  Purchaser,  any Master  Servicer  and any  Depositor an  assessment  of  compliance  and accountants' attestation as and when provided in Sections 6.08.

        If the Company cannot deliver the related  Assessment of Compliance or Attestation  Report by March 1st
of such year,  the  Purchaser,  at its sole  option,  may permit a cure period for the Company to deliver  such
Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

        Failure of the  Company to timely  comply with this  Section  6.08 shall be deemed an Event of Default, automatically,  without  notice and without any cure period,  unless  otherwise  agreed to by the  Purchaser as described  herein,  and Purchaser  may, in addition to whatever  rights the  Purchaser may have under  Sections
3.03 and 8.01 and at law or equity  or to  damages,  including  injunctive  relief  and  specific  performance, terminate all the rights and  obligations  of the Company under this Agreement and in and to the Mortgage Loans and the proceeds  thereof  without  compensating  the Company for the same, as provided in Section  9.01.  Such termination  shall be considered with cause pursuant to Section 10.01 of this  Agreement.  This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

        Article VI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 6.09:

        Section 6.09  Intent of the Parties; Reasonableness.

        The Purchaser and the Company  acknowledge and agree that a purpose of Sections  3.01(o),  5.02,  6.04,
6.08 and 11.18 of this  Agreement is to facilitate  compliance  by the  Purchaser  and any  Depositor  with the provisions of Regulation AB and related rules and  regulations of the  Commission.  None of the Purchaser,  any master  Servicer  or any  Depositor  shall  exercise  its right to request  delivery  of  information  or other performance  under these  provisions  other than in good faith,  or for purposes other than compliance with the
Securities  Act, the Exchange  Act and the rules and  regulations  of the  Commission  thereunder.  The Company acknowledges  that  interpretations  of the requirements of Regulation AB may change over time,  whether due to interpretive  guidance  provided  by  the  Commission  or  its  staff,  consensus  among  participants  in  the asset-backed  securities markets,  advice of counsel, or otherwise,  and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of  information  under these  provisions on the basis of evolving  interpretations of Regulation AB. In connection with any Pass-Through  Transfer, the Company shall cooperate  fully with the Purchaser to deliver to the Purchaser  (including  any of its assignees or designees)
and any  Depositor,  any  and all  statements,  reports,  certifications,  records  and any  other  information necessary in the good faith  determination  of the  Purchaser or any  Depositor to permit the Purchaser or such
Depositor to comply with the  provisions  of Regulation  AB,  together  with such  disclosures  relating to the
Company, any Subservicer,  any Third-Party  Originator and the Mortgage Loans, or the servicing of the Mortgage
Loans,  reasonably  believed  by the  Purchaser  or any  Depositor  to be  necessary  in order to  effect  such compliance.

        Article IX of the Agreements is hereby amended effective as of the date hereof by deleting Section
9.01(x).

        Article IX of the Agreement is hereby amended effective as of the date hereof by deleting the first sentence of the last paragraph of Section 9.01 and replacing it with the following:

        Then,  and in each and every such case,  so long as an Event of Default  shall not have been  remedied, the  Purchaser,  by notice in writing to the Company  (except in the case of an Event of Default  under clauses
(iii),  (iv) or (v) above,  or as otherwise  stated herein,  in which case,  automatically  and without notice)
may, in addition to whatever  rights the Purchaser may have under  Sections  3.03,  6.07 and 8.01 and at law or equity or to damages,  including  injunctive  relief and  specific  performance,  terminate  all the rights and obligations  of the Company (and if the Company is  servicing  any of the  Mortgage  Loans in a  Securitization
Transaction,   appoint  a  successor   servicer   reasonably   acceptable  to  any  Master  Servicer  for  such
Securitization  Transaction)  under this  Agreement and in and to the Mortgage  Loans and the proceeds  thereof without compensating the Company for the same.
        Article IX of the Agreement is hereby amended effective as of the date hereof by adding the following at the end of the last paragraph of Section 9.01:

        The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser,  such as a master servicer) and any Depositor,  as applicable,  for all  reasonable  expenses  incurred by the Purchaser (or such designee) or such  Depositor,  as such are  incurred,  in  connection  with the  termination  of the Company as servicer and the transfer of servicing of the Mortgage  Loans to a successor  servicer.  The provisions of this paragraph  shall not limit  whatever  rights the Purchaser or any Depositor may have under other  provisions of this Agreement and/or any applicable  Reconstitution Agreement or otherwise,  whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
        Article XI of the Agreement is hereby amended effective as of the date hereof by restating Section
11.18 in its entirety as follows:

        Section 11.18.Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)    one or more third party  purchasers in one or more in whole loan transfers  (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more Pass-Through Transfers.

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  D  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.  Notwithstanding  anything to the  contrary in this  Section  11.18,  the Company  agrees that it is required to perform the obligations described in Exhibit J hereto.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the Company  agrees (1) to cooperate  fully with the Purchaser and any  prospective  purchaser  with respect to all reasonable requests and due diligence  procedures;  (2) to execute,  deliver and perform all Reconstitution
Agreements  required by the  Purchaser;  (3) to restate the  representations  and  warranties set forth in this
Agreement  as  of  the  settlement  or  closing  date  in  connection   with  such   Reconstitution   (each,  a
"Reconstitution Date").

        In addition,  the Company shall  provide to such servicer or issuer,  as the case may be, and any other participants in such Reconstitution:

        (i)    any and all  information and  appropriate  verification  of information  which may be reasonably available to the Company,  whether through  letters of its auditors and counsel or otherwise,  as the Purchaser or any such other participant shall request upon reasonable demand;

        (ii)   such  additional  representations,  warranties,  covenants,  opinions of counsel,  letters  from auditors,  and  certificates  of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other participant;

        (iii)  within 5 Business  Days after  request by the  Purchaser,  the  information  with respect to the
Company (as  originator) and each  Third-Party  Originator of the Mortgage Loans as required under Item 1110(a)
and (b) of Regulation AB, a summary of the  requirements  of which has of the date hereof is attached hereto as
Exhibit M for  convenience of reference only, as determined by Purchaser in its sole  discretion.  If requested by the Purchaser, this will include information about the applicable credit-granting or underwriting criteria;

        (iv)   within 5 Business  Days after  request by the  Purchaser,  the  Company  shall  provide  (or, as applicable,  cause each  Third-Party  Originator  to  provide)  Static  Pool  Information  with  respect to the mortgage  loans (of a similar  type as the  Mortgage  Loans,  as  reasonably  identified  by the  Purchaser  as provided  below)  originated by (i) the Company,  if the Company is an originator of Mortgage Loans  (including as an acquirer of Mortgage  Loans from a Qualified  Correspondent),  and/or (ii) each  Third-Party  Originator.
Such Static Pool Information  shall be prepared by the Company (or Third-Party  Originator) on the basis of its reasonable,  good faith  interpretation of the requirements of Item 1105(a)(1)-(3) and (c) of Regulation AB. To
the extent  that  there is  reasonably  available  to the  Company  (or  Third-Party  Originator)  Static  Pool
Information  with  respect to more than one  mortgage  loan  type,  the  Purchaser  or any  Depositor  shall be entitled to specify whether some or all of such information shall be provided  pursuant to this paragraph.  The content of such Static Pool  Information may be in the form customarily  provided by the Company,  and need not be customized for the Purchaser or any Depositor.  Such Static Pool  Information  for each vintage  origination year or prior  securitized  pool,  as  applicable,  shall be presented in increments  no less  frequently  than quarterly  over the life of the mortgage loans included in the vintage  origination  year or prior  securitized pool. The most recent  periodic  increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering  document in which the Static Pool  Information is to be included or  incorporated by reference.  The Static Pool Information  shall be provided in an electronic format that provides a permanent record of the  information  provided,  such as a portable  document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable;

        (v)    within 5 Business Days after request by the Purchaser,  information  with respect to the Company
(as servicer) as required by Item 1108(b) and (c) of Regulation AB, a summary of the  requirements  of which as of the date  hereof is attached  hereto as Exhibit M for  convenience  of  reference  only,  as  determined  by
Purchaser in its sole  discretion.  In the event that the Company has delegated any servicing  responsibilities with respect to the  Mortgage  Loans to a  Subservicer,  the Company  shall  provide the  information  required pursuant to this clause with respect to the Subservicer;

        (vi)   within 5 Business Days after request by the Purchaser,
               (a) information  regarding any legal proceedings  pending (or known to be contemplated)  against the Company (as  originator  and as servicer) and each other  originator of the Mortgage Loans and each
        Subservicer  as required by Item 1117 of Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of reference  only, as determined by
        Purchaser in its sole discretion,
               (b)  information  regarding  affiliations  with  respect to the  Company (as  originator  and as servicer) and each other  originator  of the Mortgage  Loans and each  Subservicer  as required by Item
        1119(a) of  Regulation  AB, a summary of the  requirements  of which as of the date  hereof is attached hereto as  Exhibit M for  convenience  of  reference  only,  as  determined  by  Purchaser  in its sole discretion, and
               (c)  information  regarding  relationships  and  transactions  with  respect to the  Company (as originator  and as servicer) and each other  originator of the Mortgage  Loans and each  Subservicer as required by Item 1119(b) and (c) of  Regulation  AB, a summary of the  requirements  of which as of the date hereof is attached  hereto as Exhibit M for  convenience  of  reference  only,  as  determined  by
        Purchaser in its sole discretion;

        (vii)  if so requested by the  Purchaser,  the Company  shall  provide (or, as  applicable,  cause each
Third-Party  Originator to provide),  at the expense of the  requesting  party (to the extent of any additional incremental  expense  associated  with delivery  pursuant to this  Agreement),  such statements and agreed-upon procedures  letters of certified public  accountants  reasonably  acceptable to the Purchaser or Depositor,  as applicable,  pertaining to Static Pool  Information  relating to prior  securitized  pools for  securitizations closed on or after  January 1, 2006 or, in the case of Static Pool  Information  with respect to the  Company's or Third-Party  Originator's  originations or purchases,  to calendar months commencing  January 1, 2006, or to any  financial  information  included  in any other  disclosure  provided  under  this  Section  11.18,  as the
Purchaser or such Depositor  shall  reasonably  request.  Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall  designate,  which may include,  by way of example,  any Sponsor,  any Depositor and any broker dealer acting as  underwriter,  placement  agent or initial  purchaser with respect to a Pass-Through  Transfer.  Any such statement or letter may take the form of a  standard,  generally  applicable  document  accompanied  by a reliance  letter  authorizing  reliance by the addressees designated by the Purchaser or such Depositor;

        (viii) For the purpose of satisfying  the reporting  obligation  under the Exchange Act with respect to any class of  asset-backed  securities,  the Company  shall (or shall cause each  Subservicer  and  Third-Party
Originator  to) (i) provide prompt notice to the  Purchaser,  any Master  Servicer and any Depositor in writing of (A) any material  litigation or  governmental  proceedings  involving the Company,  any  Subservicer  or any
Third-Party  Originator,  (B) any  affiliations or relationships  that develop  following the closing date of a
Securitization  Transaction between the Company,  any Subservicer or any Third-Party  Originator and any of the
parties  specified in clause (D) of paragraph (a) of this Section (and any other parties  identified in writing by the requesting party) with respect to such  Securitization  Transaction,  (C) any Event of Default under the terms  of  this  Agreement  or  any  Reconstitution  Agreement,  (D)  any  merger,  consolidation  or  sale  of substantially  all of the  assets  of the  Company,  and (E) the  Company's  entry  into  an  agreement  with a
Subservicer to perform or assist in the  performance of any of the Company's  obligations  under this Agreement or any  Reconstitution  Agreement and (ii) provide to the  Purchaser  and any  Depositor a description  of such proceedings, affiliations or relationships;

        (ix) As a condition to the  succession  to the Company or any  Subservicer  as servicer or  subservicer under  this  Agreement  or any  Reconstitution  Agreement  by any  Person  (i) into  which the  Company or such
Subservicer  may be merged or  consolidated,  or (ii) which may be  appointed  as a successor to the Company or any Subservicer,  the Company shall provide to the Purchaser,  any Master Servicer, and any Depositor, at least
15 calendar  days prior to the effective  date of such  succession or  appointment,  (x) written  notice to the
Purchaser and any  Depositor of such  succession  or  appointment  and (y) in writing and in form and substance reasonably  satisfactory  to the Purchaser and such  Depositor,  all  information  reasonably  requested by the
Purchaser or any  Depositor in order to comply with its reporting  obligation  under Item 6.02 of Form 8-K with respect to any class of asset-backed securities;

        (x) In addition to such  information as the Company,  as servicer,  is obligated to provide pursuant to other  provisions  of this  Agreement,  not later  than ten days  prior to the  deadline  for the filing of any distribution  report on Form  10-D in  respect  of any  Securitization  Transaction  that  includes  any of the
Mortgage  Loans serviced by the Company or any  Subservicer,  the Company or such  Subservicer,  as applicable, shall,  to the extent the Company or such  Subservicer  has  knowledge,  provide to the party  responsible  for filing such report  (including,  if  applicable,  the Master  Servicer)  notice of the occurrence of any of the following  events along with all  information,  data,  and materials  related  thereto as may be required to be included in the related  distribution  report on Form 10-D (as  specified in the  provisions  of  Regulation AB referenced below):

                      (A)    any  material  modifications,  extensions  or waivers of pool asset  terms,  fees, penalties or payments  during the  distribution  period or that have  cumulatively  become  material  over time
(Item 1121(a)(11) of Regulation AB);

                      (B)    material  breaches of pool asset  representations  or  warranties  or  transaction covenants (Item 1121(a)(12) of Regulation AB); and

                      (C)    information  regarding new  asset-backed  securities  issuances backed by the same pool assets,  any pool asset changes  (such as,  additions,  substitutions  or  repurchases),  and any material changes in  origination,  underwriting  or other  criteria  for  acquisition  or selection of pool assets (Item
1121(a)(14) of Regulation AB); and

        (xi) The Company shall provide to the Purchaser,  any Master  Servicer and any  Depositor,  evidence of the  authorization of the person signing any  certification or statement,  copies or other evidence of Fidelity
Bond Insurance and Errors and Omission  Insurance  policy,  financial  information and reports,  and such other information  related to the  Company  or any  Subservicer  or the  Company  or such  Subservicer's  performance hereunder.

        In the  event of a  conflict  or  inconsistency  between  the  terms of  Exhibit  M and the text of the applicable  Item of Regulation AB as cited above,  the text of  Regulation  AB, its adopting  release and other public statements of the SEC shall control.

        The Company shall indemnify the Purchaser,  each affiliate of the Purchaser,  and each of the following parties  participating in a Pass-Through  Transfer:  each sponsor and issuing entity;  each Person  (including, but not limited to, any Master Servicer,  if applicable)  responsible for the preparation,  execution or filing of any report  required to be filed with the  Commission  with respect to such  Pass-Through  Transfer,  or for execution of a  certification  pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such  Pass-Through  Transfer;  each  broker  dealer  acting  as  underwriter,  placement  agent  or  initial purchaser,  each Person who controls any of such parties or the Depositor  (within the meaning of Section 15 of the  Securities  Act and Section 20 of the Exchange  Act);  and the  respective  present and former  directors, officers,  employees,  agents  and  affiliates  of  each  of  the  foregoing  and of the  Depositor  (each,  an
"Indemnified  Party"),  and shall hold each of them  harmless  from and against any  claims,  losses,  damages, penalties,  fines,  forfeitures,  legal fees and expenses and related  costs,  judgments,  and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

        (i)(A)  any  untrue  statement  of a  material  fact  contained  or  alleged  to be  contained  in  any information,  report,  certification,  data,  accountants' letter or other material provided under this Section
11.18  by or on  behalf  of  the  Company,  or  provided  under  this  Section  11.18  by or on  behalf  of any
Subservicer,  Subcontractor or Third-Party Originator  (collectively,  the "Company  Information"),  or (B) the omission or alleged  omission to state in the Company  Information a material fact required to be stated in the
Company  Information or necessary in order to make the statements  therein,  in the light of the  circumstances under  which they were  made,  not  misleading;  provided,  by way of  clarification,  that  clause (B) of this paragraph shall be construed  solely by reference to the Company  Information and not to any other  information communicated  in  connection  with a sale or  purchase  of  securities,  without  regard to whether the Company
Information or any portion thereof is presented together with or separately from such other information;

        (ii) any breach by the Company of its obligations under this Section 11.18,  including particularly any failure by the Company,  any  Subservicer,  any  Subcontractor  or any  Third-Party  Originator  to deliver any information,  report,  certification,  accountants'  letter or other  material when and as required  under this
Section  11.18,  including any failure by the Company to identify  pursuant to Section 11.19 any  Subcontractor
"participating in the servicing function" within the meaning of Item 1122 of Regulation AB;

        (iii) any breach by the  Company of a  representation  or  warranty  set forth in Section  3.01 or in a writing  furnished  pursuant to Section  3.01(p) and made as of a date prior to the closing date of the related
Pass-Through  Transfer,  to the extent that such breach is not cured by such closing date, or any breach by the
Company of a representation or warranty in a writing  furnished  pursuant to Section 3.01(p) to the extent made as of a date subsequent to such closing date; or

        (iv)   the  negligence  bad  faith  or  willful  misconduct  of the  Company  in  connection  with  its performance under this Section 11.18.

               If the  indemnification  provided for herein is unavailable or  insufficient to hold harmless an
Indemnified  Party,  then the  Company  agrees that it shall  contribute  to the amount paid or payable by such
Indemnified  Party as a result of any claims,  losses,  damages or  liabilities  incurred  by such  Indemnified
Party in such proportion as is appropriate to reflect the relative fault of such  Indemnified  Party on the one hand and the Company on the other.

               In the case of any failure of performance  described above, the Company shall promptly reimburse the Purchaser,  any Depositor,  as applicable,  and each Person  responsible for the preparation,  execution or filing  of  any  report  required  to be  filed  with  the  Commission  with  respect  to  such  Securitization
Transaction,  or for  execution  of a  certification  pursuant to Rule  13a-14(d) or Rule  15d-14(d)  under the
Exchange Act with respect to such  Securitization  Transaction,  for all costs reasonably incurred by each such party in order to obtain the  information,  report,  certification,  accountants'  letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

               This  indemnification  shall survive the termination of this Agreement or the termination of any party to this Agreement.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced in accordance  with the terms of, this Agreement and the related Term Sheet,  and with respect thereto this Agreement and the related Term Sheet shall remain in full force and effect.

        Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.19:

        Section 11.19. Use of Subservicers and Subcontractors.

        (a)    The Company shall not hire or otherwise  utilize the services of any  Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any  Reconstitution  Agreement unless the
Company  complies  with the  provisions  of  paragraph  (b) of this  Section.  The  Company  shall  not hire or otherwise  utilize  the  services  of any  Subcontractor,  and  shall not  permit  any  Subservicer  to hire or otherwise  utilize the  services of any  Subcontractor,  to fulfill  any of the  obligations  of the Company as servicer under this Agreement or any  Reconstitution  Agreement unless the Company complies with the provisions of paragraph (d) of this Section.

        (b)    The Company  shall cause any  Subservicer  used by the Company (or by any  Subservicer)  for the benefit of the  Purchaser  and any  Depositor to comply with the  provisions  of this Section and with Sections
3.01(o),  3.01(r),  6.04, 6.08 and 11.18 of this Agreement to the same extent as if such  Subservicer  were the
Company,  and to provide the  information  required with respect to such  Subservicer  under Section 3.01(q) of this  Agreement.  The Company shall be responsible  for obtaining from each  Subservicer  and delivering to the
Purchaser,  any Master Servicer and any Depositor any Annual  Statement of Compliance  required to be delivered by such Subservicer under Section 6.04(a),  any Assessment of Compliance and Attestation  Report required to be delivered by such Subservicer  under Section 6.07 and any Annual  Certification  required under Section 6.04(b)
as and when required to be delivered.

        (c)    The Company shall promptly upon request  provide to the Purchaser,  any Master  Servicer and any
Depositor (or any designee of the  Depositor,  such as an  administrator)  a written  description  (in form and substance  satisfactory  to the Purchaser,  any Master Servicer and such Depositor) of the role and function of each  Subcontractor  utilized  by the  Company or any  Subservicer,  specifying  (i) the  identity of each such
Subcontractor,  (ii)  which (if any) of such  Subcontractors  are  "participating  in the  servicing  function"
within the meaning of Item 1122 of Regulation  AB, and (iii) which  elements of the Servicing  Criteria will be addressed in assessments of compliance  provided by each  Subcontractor  identified  pursuant to clause (ii) of this paragraph.

        (d)    As a condition to the utilization of any  Subcontractor  determined to be  "participating in the servicing  function"  within  the  meaning of Item 1122 of  Regulation  AB, the  Company  shall  cause any such
Subcontractor  used by the Company (or by any  Subservicer)  for the benefit of the Purchaser and any Depositor to comply  with the  provisions  of  Sections  6.08 and 11.18 of this  Agreement  to the same extent as if such
Subcontractor  were the Company.  The Company shall be responsible  for obtaining from each  Subcontractor  and delivering  to the Purchaser and any Depositor  any  Assessment of Compliance  and  Attestation  Report and the
other certificates  required to be delivered by such Subservicer and such Subcontractor  under Section 6.08, in each case as and when required to be delivered.

        Article XI of the Agreement is hereby amended effective as of the date hereof by adding the following new Section 11.20:

                      Section 11.20.  Third Party Beneficiary.

        For purposes of this Agreement,  each Master Servicer shall be considered a third party  beneficiary to this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

        The Agreement is hereby amended effective as of the date hereof by deleting Exhibit E in its entirety and replacing it with the following:

                                                       EXHIBIT E

                                           REPORTING DATA FOR MONTHLY REPORT
        [OBJECT OMITTED]

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit F:

                                                   EXHIBIT F

                                      REPORTING DATA FOR DEFAULTED LOANS

                                   Standard File Layout - Delinquency Reporting

------------------------------- ------------------------------------------- ----------- ------------
      Column/Header Name                       Description                   Decimal      Format
                                                                                          Comment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERVICER_LOAN_NBR               A unique number assigned to a loan by the
                                Servicer.  This may be different than the
                                LOAN_NBR
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_NBR                        A unique identifier assigned to each loan
                                by the originator.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CLIENT_NBR                      Servicer Client Number
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
SERV_INVESTOR_NBR               Contains a unique number as assigned by
                                an external servicer to identify a group
                                of loans in their system.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_FIRST_NAME             First Name of the Borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORROWER_LAST_NAME              Last name of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ADDRESS                    Street Name and Number of Property
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_STATE                      The state where the  property located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_ZIP                        Zip code where the property is located.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BORR_NEXT_PAY_DUE_DATE          The date that the borrower's next payment               MM/DD/YYYY
                                is due to the servicer at the end of
                                processing cycle, as reported by Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOAN_TYPE                       Loan Type (i.e. FHA, VA, Conv)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_FILED_DATE           The date a particular bankruptcy claim                  MM/DD/YYYY
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CHAPTER_CODE         The chapter under which the bankruptcy
                                was filed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_CASE_NBR             The case number assigned by the court to
                                the bankruptcy filing.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POST_PETITION_DUE_DATE          The payment due date once the bankruptcy                MM/DD/YYYY
                                has been approved by the courts
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
BANKRUPTCY_DCHRG_DISM_DATE      The Date The Loan Is Removed From                       MM/DD/YYYY
                                Bankruptcy. Either by Dismissal,
                                Discharged and/or a Motion For Relief Was
                                Granted.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_APPR_DATE              The Date The Loss Mitigation Was Approved               MM/DD/YYYY
                                By The Servicer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_TYPE                   The Type Of Loss Mitigation Approved For
                                A Loan Such As;
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_EST_COMP_DATE          The Date The Loss Mitigation /Plan Is                   MM/DD/YYYY
                                Scheduled To End/Close
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LOSS_MIT_ACT_COMP_DATE          The Date The Loss Mitigation Is Actually                MM/DD/YYYY
                                Completed
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_APPROVED_DATE            The date DA Admin sends a letter to the                 MM/DD/YYYY
                                servicer with instructions to begin
                                foreclosure proceedings.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
ATTORNEY_REFERRAL_DATE          Date File Was Referred To Attorney to                   MM/DD/YYYY
                                Pursue Foreclosure
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FIRST_LEGAL_DATE                Notice of 1st legal filed by an Attorney                MM/DD/YYYY
                                in a Foreclosure Action
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_EXPECTED_DATE       The date by which a foreclosure sale is                 MM/DD/YYYY
                                expected to occur.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_DATE                The actual date of the foreclosure sale.                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FRCLSR_SALE_AMT                 The amount a property sold for at the           2       No
                                foreclosure sale.                                       commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_START_DATE             The date the servicer initiates eviction                MM/DD/YYYY
                                of the borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
EVICTION_COMPLETED_DATE         The date the court revokes legal                        MM/DD/YYYY
                                possession of the property from the
                                borrower.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_PRICE                      The price at which an REO property is           2       No
                                marketed.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
LIST_DATE                       The date an REO property is listed at a                 MM/DD/YYYY
                                particular price.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_AMT                       The dollar value of an offer for an REO         2       No
                                property.                                               commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OFFER_DATE_TIME                 The date an offer is received by DA Admin               MM/DD/YYYY
                                or by the Servicer.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_CLOSING_DATE                The date the REO sale of the property is                MM/DD/YYYY
                                scheduled to close.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REO_ACTUAL_CLOSING_DATE         Actual Date Of REO Sale                                 MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
OCCUPANT_CODE                   Classification of how the property is
                                occupied.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_CONDITION_CODE             A code that indicates the condition of
                                the property.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
PROP_INSPECTION_DATE            The date a  property inspection is                      MM/DD/YYYY
                                performed.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
APPRAISAL_DATE                  The date the appraisal was done.                        MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
CURR_PROP_VAL                    The current "as is" value of the               2
                                property based on brokers price opinion
                                or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
REPAIRED_PROP_VAL               The amount the property would be worth if       2
                                repairs are completed pursuant to a
                                broker's price opinion or appraisal.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
If applicable:
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_STATUS_CODE              FNMA Code Describing Status of Loan
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
DELINQ_REASON_CODE              The circumstances which caused a borrower
                                to stop paying on a loan.   Code
                                indicates the reason why the loan is in
                                default for this cycle.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_FILED_DATE             Date Mortgage Insurance Claim Was Filed                 MM/DD/YYYY
                                With Mortgage Insurance Company.
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT                    Amount of Mortgage Insurance Claim Filed                No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_PAID_DATE              Date Mortgage Insurance Company Disbursed               MM/DD/YYYY
                                Claim Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
MI_CLAIM_AMT_PAID               Amount Mortgage Insurance Company Paid On       2       No
                                Claim                                                   commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_FILED_DATE           Date Claim Was Filed With Pool Insurance                MM/DD/YYYY
                                Company
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT                  Amount of Claim Filed With Pool Insurance       2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_PAID_DATE            Date Claim Was Settled and The Check Was                MM/DD/YYYY
                                Issued By The Pool Insurer
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
POOL_CLAIM_AMT_PAID             Amount Paid On Claim By Pool Insurance          2       No
                                Company                                                 commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_FILED_DATE      Date FHA Part A Claim Was Filed With HUD               MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_AMT             Amount of FHA Part A Claim Filed               2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_DATE       Date HUD Disbursed Part A Claim Payment                MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_A_CLAIM_PAID_AMT        Amount HUD Paid on Part A Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_FILED_DATE       Date FHA Part B Claim Was Filed With HUD              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_AMT              Amount of FHA Part B Claim Filed              2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_DATE         Date HUD Disbursed Part B Claim Payment              MM/DD/YYYY
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
FHA_PART_B_CLAIM_PAID_AMT        Amount HUD Paid on Part B Claim                2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_FILED_DATE              Date VA Claim Was Filed With the                       MM/DD/YYYY
                                Veterans Admin
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_DATE               Date Veterans Admin. Disbursed VA Claim                MM/DD/YYYY
                                Payment
------------------------------- ------------------------------------------- ----------- ------------
------------------------------- ------------------------------------------- ----------- ------------
VA_CLAIM_PAID_AMT                Amount Veterans Admin. Paid on VA Claim        2       No
                                                                                        commas(,)
                                                                                        or dollar
                                                                                        signs ($)
------------------------------- ------------------------------------------- ----------- ------------

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
o       ASUM-     Approved Assumption
o       BAP-      Borrower Assistance Program
o       CO-       Charge Off
o       DIL-      Deed-in-Lieu
o       FFA-      Formal Forbearance Agreement
o       MOD-      Loan Modification
o       PRE-      Pre-Sale
o       SS-       Short Sale
o       MISC-     Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
o       Mortgagor
o       Tenant
o       Unknown
o       Vacant

The Property Condition field should show the last reported condition of the property as follows:
o       Damaged
o       Excellent
o       Fair
o       Gone
o       Good
o       Poor
o       Special Hazard
o       Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

                  -------------------- ----------------------------------------------
                  Delinquency Code     Delinquency Description
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  001                  FNMA-Death of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  002                  FNMA-Illness of principal mortgagor
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  003                  FNMA-Illness of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  004                  FNMA-Death of mortgagor's family member
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  005                  FNMA-Marital difficulties
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  006                  FNMA-Curtailment of income
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  007                  FNMA-Excessive Obligation
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  008                  FNMA-Abandonment of property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  009                  FNMA-Distant employee transfer
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  011                  FNMA-Property problem
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  012                  FNMA-Inability to sell property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  013                  FNMA-Inability to rent property
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  014                  FNMA-Military Service
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  015                  FNMA-Other
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  016                  FNMA-Unemployment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  017                  FNMA-Business failure
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  019                  FNMA-Casualty loss
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  022                  FNMA-Energy environment costs
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  023                  FNMA-Servicing problems
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  026                  FNMA-Payment adjustment
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  027                  FNMA-Payment dispute
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  029                  FNMA-Transfer of ownership pending
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  030                  FNMA-Fraud
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  031                  FNMA-Unable to contact borrower
                  -------------------- ----------------------------------------------
                  -------------------- ----------------------------------------------
                  INC                  FNMA-Incarceration
                  -------------------- ----------------------------------------------

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

                  -------------------- ---------------------------------------------
                      Status Code      Status Description
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          09           Forbearance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          17           Pre-foreclosure Sale Closing Plan Accepted
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          24           Government Seizure
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          26           Refinance
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          27           Assumption
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          28           Modification
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          29           Charge-Off
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          30           Third Party Sale
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          31           Probate
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          32           Military Indulgence
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          43           Foreclosure Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          44           Deed-in-Lieu Started
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          49           Assignment Completed
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          61           Second Lien Considerations
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          62           Veteran's Affairs-No Bid
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          63           Veteran's Affairs-Refund
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          64           Veteran's Affairs-Buydown
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          65           Chapter 7 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          66           Chapter 11 Bankruptcy
                  -------------------- ---------------------------------------------
                  -------------------- ---------------------------------------------
                          67           Chapter 13 Bankruptcy
                  -------------------- ---------------------------------------------

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit J:

                                                   EXHIBIT J

                                          COMPANY'S OBLIGATIONS IN CONNECTION
                                             WITH A RECONSTITUTION

o       The Company shall (i) possess the ability to service to a securitization documents; (ii) service on a
        "Scheduled/Scheduled" reporting basis (advancing through the liquidation of an REO Property), (iii)
        make compensating interest payments on payoffs and curtailments and (iv) remit and report to a master servicer in format acceptable to such master servicer by the 10th calendar day of each month.

o       The Company shall provide an acceptable annual certification (officer's certificate) to the master servicer (as required by the Sarbanes-Oxley Act of 2002) as well as any other annual certifications required under the securitization documents (i.e. the annual statement as to compliance/annual independent certified public accountants' servicing report due by March 1st of each year).

o       The Company shall allow for the Purchaser, the master servicer or their designee to perform a review of audited financials and net worth of the Company.

o       The Company shall provide a Uniform Single Attestation Program certificate and Management Assertion as requested by the master servicer or the Purchaser.

o       The Company shall provide information on each Custodial Account as requested by the master servicer or the Purchaser, and each Custodial Accounts shall comply with the requirements for such accounts as set forth in the securitization documents.

o       The Company shall maintain its servicing system in accordance with the requirements of the master servicer.

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit K:

                                                       EXHIBIT K

                                             FORM OF COMPANY CERTIFICATION

Re:     The [  ] agreement dated as of [    l, 200[ ] (the "Agreement"), among [IDENTIFY PARTIES]

        I,  ____________________________,  the  _______________________  of [NAME OF COMPANY] (the  "Company"),
certify to [the Purchaser],  [the Depositor],  and the [Master Servicer] [Securities  Administrator] [Trustee],
and their officers, with the knowledge and intent that they will rely upon this certification, that:

               I have reviewed the servicer  compliance  statement of the Company  provided in accordance  with
        Item 1123 of  Regulation  AB (the  "Compliance  Statement"),  the report on assessment of the Company's compliance  with the  servicing  criteria set forth in Item 1122(d) of  Regulation  AB (the  "Servicing
        Criteria"),  provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the  "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
        registered  public accounting  firm's  attestation  report provided in accordance with Rules 13a-18 and
        15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the "Attestation  Report"), and all
        servicing  reports,  officer's  certificates  and other  information  relating to the  servicing of the
        Mortgage  Loans by the Company  during  200[ ] that were  delivered  by the Company to the  [Depositor]
        [Master Servicer] [Securities  Administrator]  [Trustee] pursuant to the Agreement  (collectively,  the
        "Company Servicing Information");

               Based on my knowledge,  the Company  Servicing  Information,  taken as a whole, does not contain any  untrue  statement  of a  material  fact or omit to state a  material  fact  necessary  to make the statements  made,  in the light of the  circumstances  under  which  such  statements  were  made,  not misleading with respect to the period of time covered by the Company Servicing Information;

               Based on my knowledge,  all of the Company Servicing  Information required to be provided by the
        Company  under the  Agreement  has been  provided  to the  [Depositor]  [Master  Servicer]  [Securities
        Administrator] [Trustee];

               I am  responsible  for reviewing the  activities  performed by the Company as servicer under the
        Agreement,  and based on my knowledge and the compliance  review  conducted in preparing the Compliance
        Statement  and except as  disclosed  in the  Compliance  Statement,  the  Servicing  Assessment  or the
        Attestation  Report,  the Company has  fulfilled  its  obligations  under the Agreement in all material respects; and

The  Compliance  Statement  required  to be  delivered  by the  Company  pursuant  to this  Agreement,  and the
Servicing  Assessment and Attestation  Report required to be provided by the Company and by any Subservicer and
Subcontractor  pursuant  to the  Agreement,  have been  provided  to the  [Depositor]  [Master  Servicer].  Any material  instances of noncompliance  described in such reports have been disclosed to the [Depositor]  [Master
Servicer].  Any material  instance of  noncompliance  with the  Servicing  Criteria has been  disclosed in such reports.

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit L:

                                                   EXHIBIT L

                                           SUMMARY OF REGULATION AB
                                              SERVICING CRITERIA

NOTE:  This  Exhibit  L is  provided  for  convenience  of  reference  only.  In the  event  of a  conflict  or inconsistency  between the terms of this Exhibit L and the text of Regulation  AB, the text of  Regulation  AB, its adopting release and other public statements of the SEC shall control.

Item 1122(d)
(ii)    General servicing considerations.
       (A)     Policies and  procedures  are  instituted to monitor any  performance  or other  triggers and events of default in accordance with the transaction agreements.
       (B)     If any material  servicing  activities  are  outsourced to third  parties,  policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
       (C)     Any  requirements in the transaction  agreements to maintain a back-up  servicer for the mortgage loans are maintained.
       (D)     A  fidelity  bond and  errors  and  omissions  policy is in effect  on the party  participating  in the servicing  function  throughout  the  reporting  period in the amount of coverage  required by and otherwise in accordance with the terms of the transaction agreements.
(iii)   Cash collection and administration.
       (A)     Payments on mortgage loans are deposited into the appropriate  custodial bank accounts and related bank clearing accounts no more than two business days following  receipt,  or such other number of days specified in the transaction agreements.
       (B)     Disbursements  made via wire  transfer  on  behalf of an  obligor  or to an  investor  are made only by authorized personnel.
       (C)     Advances of funds or guarantees regarding  collections,  cash flows or distributions,  and any interest or other fees charged for such  advances,  are made,  reviewed  and  approved as  specified in the  transaction agreements.
       (D)     The related  accounts for the transaction,  such as cash reserve accounts or accounts  established as a form of  overcollateralization,  are separately  maintained  (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
       (E)     Each custodial account is maintained at a federally insured depository  institution as set forth in the transaction  agreements.  For purposes of this  criterion,  "federally  insured  depository  institution"  with respect to a foreign financial  institution  means a foreign financial  institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
       (F)     Unissued checks are safeguarded so as to prevent unauthorized access.
       (G)     Reconciliations are prepared on a monthly basis for all asset-backed  securities related bank accounts,
including   custodial   accounts  and  related  bank  clearing   accounts.   These   reconciliations   are  (A)
mathematically  accurate;  (B) prepared  within 30 calendar days after the bank statement  cutoff date, or such other number of days specified in the transaction  agreements;  (C) reviewed and approved by someone other than the person who  prepared  the  reconciliation;  and (D)  contain  explanations  for  reconciling  items.  These reconciling items are resolved within 90 calendar days of their original  identification,  or such other number of days specified in the transaction agreements.
(iv)    Investor remittances and reporting.
       (A)     Reports to investors,  including  those to be filed with the  Commission,  are maintained in accordance with the transaction  agreements and applicable  Commission  requirements.  Specifically,  such reports (A) are prepared in accordance  with timeframes and other terms set forth in the  transaction  agreements;  (B) provide information  calculated in accordance  with the terms specified in the  transaction  agreements;  (C) are filed with the Commission as required by its rules and  regulations;  and (D) agree with  investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
       (B)     Amounts due to  investors  are  allocated  and remitted in  accordance  with  timeframes,  distribution priority and other terms set forth in the transaction agreements.
       (C)     Disbursements  made to an investor  are posted  within two  business  days to the  Servicer's  investor records, or such other number of days specified in the transaction agreements.
       (D)     Amounts  remitted to investors per the investor reports agree with cancelled  checks,  or other form of payment, or custodial bank statements.
(v)     Mortgage Loan administration.
       (A)     Collateral or security on mortgage  loans is maintained  as required by the  transaction  agreements or related mortgage loan documents.
       (B)     Mortgage loan and related documents are safeguarded as required by the transaction agreements.
       (C)     Any  additions,  removals  or  substitutions  to the asset  pool are made,  reviewed  and  approved  in accordance with any conditions or requirements in the transaction agreements.
       (D)     Payments on mortgage loans,  including any payoffs,  made in accordance with the related  mortgage loan documents  are  posted to the  Servicer's  obligor  records  maintained  no more than two  business  days after receipt,  or such other number of days  specified in the  transaction  agreements,  and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
       (E)     The Servicer's  records regarding the mortgage loans agree with the Servicer's  records with respect to an obligor's unpaid principal balance.
       (F)     Changes with respect to the terms or status of an obligor's  mortgage loans (e.g.,  loan  modifications or re-agings)  are made,  reviewed and approved by  authorized  personnel in  accordance  with the  transaction agreements and related mortgage loan documents.
       (G)     Loss  mitigation or recovery  actions  (e.g.,  forbearance  plans,  modifications  and deeds in lieu of foreclosure,  foreclosures  and  repossessions,  as  applicable)  are  initiated,  conducted  and  concluded in accordance with the timeframes or other requirements established by the transaction agreements.
       (H)     Records  documenting  collection efforts are maintained during the period a mortgage loan is delinquent in accordance  with the  transaction  agreements.  Such records are maintained on at least a monthly basis,  or such other period specified in the transaction  agreements,  and describe the entity's activities in monitoring delinquent  mortgage loans  including,  for example,  phone calls,  letters and payment  rescheduling  plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
       (I)     Adjustments  to interest  rates or rates of return for mortgage  loans with variable rates are computed based on the related mortgage loan documents.
       (J)     Regarding  any  funds  held in trust  for an  obligor  (such as escrow  accounts):  (A) such  funds are analyzed,  in accordance  with the  obligor's  mortgage loan  documents,  on at least an annual basis,  or such other period  specified in the  transaction  agreements;  (B) interest on such funds is paid,  or credited,  to obligors  in  accordance  with  applicable  mortgage  loan  documents  and state  laws;  and (C) such funds are returned to the obligor  within 30 calendar  days of full  repayment  of the related  mortgage  loans,  or such other number of days specified in the transaction agreements.
       (K)     Payments  made on behalf of an obligor  (such as tax or insurance  payments)  are made on or before the related  penalty or  expiration  dates,  as indicated on the  appropriate  bills or notices for such  payments, provided  that such support has been  received by the Servicer at least 30 calendar  days prior to these dates, or such other number of days specified in the transaction agreements.
       (L)     Any late payment  penalties in connection  with any payment to be made on behalf of an obligor are paid from the  Servicer's  funds and not charged to the obligor,  unless the late  payment was due to the  obligor's error or omission.
       (M)     Disbursements  made on behalf of an  obligor  are  posted  within two  business  days to the  obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.
       (N)     Delinquencies,  charge-offs and  uncollectable  accounts are recognized and recorded in accordance with the transaction agreements.
       (O)     Any external  enhancement or other support,  identified in Item 1114(a)(1)  through (3) or Item 1115 of
Regulation AB, is maintained as set forth in the transaction agreements.

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit M:

                                                   EXHIBIT M

                               SUMMARY OF APPLICABLE REGULATION AB REQUIREMENTS

NOTE:  This  Exhibit  N is  provided  for  convenience  of  reference  only.  In the  event  of a  conflict  or inconsistency  between the terms of this Exhibit M and the text of Regulation  AB, the text of  Regulation  AB, its adopting release and other public statements of the SEC shall control.

Item 1105(a)(1)-(3) and (c)

        -Provide  static pool  information  with respect to mortgage loans that were originated or purchased by the Company and which are of the same type as the Mortgage Loans.
        -Provide static pool information regarding  delinquencies,  cumulative losses and prepayments for prior securitized pools of the Company.

        -If the Company has less than 3 years experience  securitizing  assets of the same type as the Mortgage
Loans,  provide  the static pool  information  by vintage  origination  years  regarding  loans  originated  or purchased  by the  Company,  instead  of by prior  securitized  pool.  A vintage  origination  year  represents mortgage loans originated during the same year.

        -Such  static pool  information  shall be for the prior five  years,  or for so long as the Company has been originating or purchasing (in the case of data by vintage  origination  year) or securitizing (in the case of data by prior securitized pools) such mortgage loans if for less than five years.

        -The  static  pool  information  for each  vintage  origination  year or  prior  securitized  pool,  as applicable,  shall be  presented in monthly  increments  over the life of the  mortgage  loans  included in the vintage origination year or prior securitized pool.

        -Provide  summary  information  for the  original  characteristics  of the prior  securitized  pools or vintage  origination  years,  as  applicable  and  material,  including:  number of pool assets,  original pool balance,  weighted average initial loan balance,  weighted average mortgage rate,  weighted average and minimum and maximum FICO,  product type, loan purpose,  weighted  average and minimum and maximum LTV,  distribution of loans by mortgage rate, and geographic concentrations of 5% or more.

Item 1108(b) and (c)

        Provide the following  information with respect to each servicer that will service,  including  interim service,  20% or more of the mortgage loans in any loan group in the securitization  issued in the Pass-Through
Transfer:

        -a description of the Company's form of organization;

        -a  description  of how long the Company  has been  servicing  residential  mortgage  loans;  a general discussion of the Company's  experience in servicing  assets of any type as well as a more detailed  discussion of the  Company's  experience  in,  and  procedures  for the  servicing  function  it will  perform  under this
Agreement and any  Reconstitution  Agreements;  information  regarding the size,  composition and growth of the
Company's  portfolio of mortgage  loans of the type similar to the Mortgage  Loans and  information  on factors related to the Company  that may be material to any  analysis of the  servicing  of the  Mortgage  Loans or the
related  asset-backed  securities,   as  applicable,   including  whether  any  default  or  servicing  related
performance  trigger  has  occurred  as to any other  securitization  due to any act or  failure  to act of the
Company,  whether any material  noncompliance with applicable servicing criteria as to any other securitization has been disclosed or reported by the Company, and the extent of outsourcing the Company uses;

        -a  description  of any material  changes to the  Company's  policies or  procedures  in the  servicing function it will perform  under this  Agreement and any  Reconstitution  Agreements  for mortgage  loans of the type similar to the Mortgage Loans during the past three years;

        -information  regarding the Company's  financial  condition to the extent that there is a material risk that the effect on one or more  aspects of  servicing  resulting  from such  financial  condition  could have a material impact on the performance of the securities  issued in the Pass-Through  Transfer,  or on servicing of mortgage loans of the same asset type as the Mortgage Loans;

        -any special or unique factors  involved in servicing loans of the same type as the Mortgage Loans, and the Company's processes and procedures designed to address such factors;

        -statistical  information regarding principal and interest advances made by the Company on the Mortgage
Loans and the Company's overall servicing portfolio for the past three years; and

        -the  Company's  process for handling  delinquencies,  losses,  bankruptcies  and  recoveries,  such as through liquidation of REO Properties, foreclosure, sale of the Mortgage Loans or workouts.

Item 1110(a)

        -Identify  any  originator  or group of  affiliated  originators  that  originated,  or is  expected to originate,  10% or  more  of the  mortgage  loans  in any  loan  group  in  the  securitization  issued  in the
Pass-Through Transfer.

Item 1110(b)

        Provide the following  information  with respect to any  originator or group of affiliated  originators that  originated,  or is  expected to  originate,  20% or more of the  mortgage  loans in any loan group in the securitization issued in the Pass-Through Transfer:

        -the Company's form of organization; and

        -a  description  of the  Company's  origination  program and how long the  Company has been  engaged in originating  residential  mortgage  loans,  which  description  must  include  a  discussion  of the  Company's experience in originating  mortgage loans of the same type as the Mortgage Loans and information  regarding the size and composition of the Company's  origination  portfolio as well as information that may be material to an analysis of the  performance  of the Mortgage  Loans,  such as the Company's  credit-granting  or  underwriting criteria for mortgage loans of the same type as the Mortgage Loans.

Item 1117

        -describe any legal proceedings  pending against the Company or against any of its property,  including any proceedings  known to be contemplated by governmental  authorities,  that may be material to the holders of the securities issued in the Pass-Through Transfer.

Item 1119(a)

        -describe  any  affiliations  of the Company,  each other  originator  of the  Mortgage  Loans and each
Subservicer with the sponsor,  depositor,  issuing entity,  trustee,  any originator,  any other servicer,  any
significant  obligor,   enhancement  or  support  provider  or  any  other  material  parties  related  to  the
Pass-Through Transfer.

Item 1119(b)

        -describe any business relationship,  agreement, arrangement, transaction or understanding entered into outside  of the  ordinary  course  of  business  or on terms  other  than  those  obtained  in an arm's  length transaction with an unrelated third party,  apart from the  Pass-Through  Transfer,  between the Company,  each other originator of the Mortgage Loans and each Subservicer,  or their respective affiliates,  and the sponsor, depositor or issuing entity or their  respective  affiliates,  that exists  currently or has existed during the past two years,  that may be material to the  understanding  of an  investor  in the  securities  issued in the
Pass-Through Transfer.

Item 1119(c)

        -describe any business relationship,  agreement, arrangement, transaction or understanding involving or relating to the Mortgage  Loans or the  Pass-Through  Transfer,  including the material  terms and  approximate dollar  amount  involved,  between  the  Company,  each  other  originator  of  the  Mortgage  Loans  and  each
Subservicer,  or their respective  affiliates and the sponsor,  depositor or issuing entity or their respective affiliates, that exists currently or has existed during the past two years.

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit N:

                                                   EXHIBIT N

                        SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

        The assessment of compliance to be delivered by [the Company] [Name of Subservicer]  shall address,  at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

----------------------------------------------------------------------------- ------------------
                             Servicing Criteria                                  Applicable
                                                                                  Servicing
                                                                                  Criteria
----------------------------------------------------------------------------- ------------------
    Reference                               Criteria
------------------- --------------------------------------------------------- ------------------
                                General Servicing Considerations
-------------------                                                           ------------------
1122(d)(1)(i)       Policies and procedures are instituted to monitor any
                    performance or other triggers and events of default in
                    accordance with the transaction agreements.
-------------------                                                           ------------------
1122(d)(1)(ii)      If any material servicing activities are outsourced to
                    third parties, policies and procedures are instituted
                    to monitor the third party's performance and compliance
                    with such servicing activities.
-------------------                                                           ------------------
1122(d)(1)(iii)     Any requirements in the transaction agreements to
                    maintain a back-up servicer for the mortgage loans are
                    maintained.
-------------------                                                           ------------------
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in
                    effect on the party participating in the servicing
                    function throughout the reporting period in the amount
                    of coverage required by and otherwise in accordance
                    with the terms of the transaction agreements.
-------------------                                                           ------------------
                               Cash Collection and Administration
-------------------                                                           ------------------
1122(d)(2)(i)       Payments on mortgage loans are deposited into the
                    appropriate custodial bank accounts and related bank
                    clearing accounts no more than two business days
                    following receipt, or such other number of days
                    specified in the transaction agreements.
-------------------                                                           ------------------
1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an
                    obligor or to an investor are made only by authorized
                    personnel.
-------------------                                                           ------------------
1122(d)(2)(iii)     Advances of funds or guarantees regarding collections,
                    cash flows or distributions, and any interest or other
                    fees charged for such advances, are made, reviewed and
                    approved as specified in the transaction agreements.
-------------------                                                           ------------------
                    The related accounts for the transaction, such as cash
                    reserve accounts or accounts established as a form of
                    overcollateralization, are separately maintained (e.g.,
                    with respect to commingling of cash) as set forth in
1122(d)(2)(iv)      the transaction agreements.
-------------------                                                           ------------------
1122(d)(2)(v)       Each custodial account is maintained at a federally
                    insured depository institution as set forth in the
                    transaction agreements. For purposes of this criterion,
                    "federally insured depository institution" with respect
                    to a foreign financial institution means a foreign
                    financial institution that meets the requirements of
                    Rule 13k-1(b)(1) of the Securities Exchange Act.
-------------------                                                           ------------------
1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent
                    unauthorized access.
-------------------                                                           ------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for
                    all asset-backed securities related bank accounts,
                    including custodial accounts and related bank clearing
                    accounts. These reconciliations are (A) mathematically
                    accurate; (B) prepared within 30 calendar days after
                    the bank statement cutoff date, or such other number of
                    days specified in the transaction agreements; (C)
                    reviewed and approved by someone other than the person
                    who prepared the reconciliation; and (D) contain
                    explanations for reconciling items. These reconciling
                    items are resolved within 90 calendar days of their
                    original identification, or such other number of days
                    specified in the transaction agreements.
-------------------                                                           ------------------
                               Investor Remittances and Reporting
-------------------                                                           ------------------
1122(d)(3)(i)       Reports to investors, including those to be filed with
                    the Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements. Specifically, such reports (A) are
                    prepared in accordance with timeframes and other terms
                    set forth in the transaction agreements; (B) provide
                    information calculated in accordance with the terms
                    specified in the transaction agreements; (C) are filed
                    with the Commission as required by its rules and
                    regulations; and (D) agree with investors' or the
                    trustee's records as to the total unpaid principal
                    balance and number of mortgage loans serviced by the
                    Servicer.
-------------------                                                           ------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and
                    other terms set forth in the transaction agreements.
-------------------                                                           ------------------
                    Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or
                    such other number of days specified in the transaction
1122(d)(3)(iii)     agreements.
-------------------                                                           ------------------
                    Amounts remitted to investors per the investor reports
                    agree with cancelled checks, or other form of payment,
1122(d)(3)(iv)      or custodial bank statements.
-------------------                                                           ------------------
                                   Pool Asset Administration
-------------------                                                           ------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained
                    as required by the transaction agreements or related
                    mortgage loan documents.
-------------------                                                           ------------------
                    Mortgage loan and related documents are safeguarded as
1122(d)(4)(ii)      required by the transaction agreements
-------------------                                                           ------------------
1122(d)(4)(iii)     Any additions, removals or substitutions to the asset
                    pool are made, reviewed and approved in accordance with
                    any conditions or requirements in the transaction
                    agreements.
-------------------                                                           ------------------
1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made
                    in accordance with the related mortgage loan documents
                    are posted to the Servicer's obligor records maintained
                    no more than two business days after receipt, or such
                    other number of days specified in the transaction
                    agreements, and allocated to principal, interest or
                    other items (e.g., escrow) in accordance with the
                    related mortgage loan documents.
-------------------                                                           ------------------
1122(d)(4)(v)       The Servicer's records regarding the mortgage loans
                    agree with the Servicer's records with respect to an
                    obligor's unpaid principal balance.
-------------------                                                           ------------------
1122(d)(4)(vi)      Changes with respect to the terms or status of an
                    obligor's mortgage loans (e.g., loan modifications or
                    re-agings) are made, reviewed and approved by
                    authorized personnel in accordance with the transaction
                    agreements and related pool asset documents.
-------------------                                                           ------------------
1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with
                    the timeframes or other requirements established by the
                    transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(viii)    Records documenting collection efforts are maintained
                    during the period a mortgage loan is delinquent in
                    accordance with the transaction agreements. Such
                    records are maintained on at least a monthly basis, or
                    such other period specified in the transaction
                    agreements, and describe the entity's activities in
                    monitoring delinquent mortgage loans including, for
                    example, phone calls, letters and payment rescheduling
                    plans in cases where delinquency is deemed temporary
                    (e.g., illness or unemployment).
-------------------                                                           ------------------
1122(d)(4)(ix)      Adjustments to interest rates or rates of return for
                    mortgage loans with variable rates are computed based
                    on the related mortgage loan documents.
-------------------                                                           ------------------
1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such
                    as escrow accounts): (A) such funds are analyzed, in
                    accordance with the obligor's mortgage loan documents,
                    on at least an annual basis, or such other period
                    specified in the transaction agreements; (B) interest
                    on such funds is paid, or credited, to obligors in
                    accordance with applicable mortgage loan documents and
                    state laws; and (C) such funds are returned to the
                    obligor within 30 calendar days of full repayment of
                    the related mortgage loans, or such other number of
                    days specified in the transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or
                    insurance payments) are made on or before the related
                    penalty or expiration dates, as indicated on the
                    appropriate bills or notices for such payments,
                    provided that such support has been received by the
                    servicer at least 30 calendar days prior to these
                    dates, or such other number of days specified in the
                    transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(xii)     Any late payment penalties in connection with any
                    payment to be made on behalf of an obligor are paid
                    from the servicer's funds and not charged to the
                    obligor, unless the late payment was due to the
                    obligor's error or omission.
-------------------                                                           ------------------
                    Disbursements made on behalf of an obligor are posted
                    within two business days to the obligor's records
                    maintained by the servicer, or such other number of
1122(d)(4)(xiii)    days specified in the transaction agreements.
-------------------                                                           ------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts
                    are recognized and recorded in accordance with the
                    transaction agreements.
-------------------                                                           ------------------
                    Any external enhancement or other support, identified
                    in Item 1114(a)(1) through (3) or Item 1115 of
                    Regulation AB, is maintained as set forth in the
1122(d)(4)(xv)      transaction agreements.
-------------------                                                           ------------------
                    ---------------------------------------------------------

------------------- --------------------------------------------------------- ------------------

                                            [NAME OF COMPANY] [NAME OF SUBSERVICER]

                                            Date:  _________________________

                                            By:    _________________________
                                            Name:  _________________________
                                            Title: _________________________

        The Agreement is hereby amended effective as of the date hereof by adding the following new Exhibit O:

                                                       EXHIBIT O

                                     REPORTING DATA FOR REALIZED LOSSES AND GAINS

                         Calculation of Realized Loss/Gain Form 332- Instruction Sheet

        NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

                      The numbers on the 332 form correspond with the numbers listed below.

        Liquidation and Acquisition Expenses:
        1.    The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization
              Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

        2.    The Total  Interest Due less the  aggregate  amount of servicing  fee that would have been earned  if all  delinquent  payments  had  been  made as  agreed.  For  documentation,  an
              Amortization  Schedule  from date of  default  through  liquidation  breaking  out the net interest and servicing fees advanced is required.

        3.    Accrued  Servicing  Fees based upon the Scheduled  Principal  Balance of the Mortgage Loan as calculated on a monthly basis. For  documentation,  an Amortization  Schedule from date of default through  liquidation  breaking out the net interest and servicing fees advanced is required.

        4-12. Complete as applicable.  Required documentation:

               * For  taxes  and  insurance  advances  - see  page 2 of 332  form -  breakdown  required showing period

                 of coverage,  base tax, interest,  penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                *  For escrow advances - complete payment history

                   (to calculate advances from last positive escrow balance forward)

               *  Other expenses -  copies of corporate advance history showing all payments

               *  REO repairs > $1500 require explanation

               *  REO repairs >$3000 require evidence of at least 2 bids.

               * Short Sale or Charge  Off  require  P&L  supporting  the  decision  and WFB's  approved
               Officer Certificate

               *  Unusual or extraordinary items may require further documentation.

        13.    The total of lines 1 through 12.

        Credits:

        14-21.Complete as applicable.  Required documentation:

              * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale,  bid  instructions  and Escrow
              Agent / Attorney

                 Letter of Proceeds Breakdown.

              *  Copy of EOB for any MI or gov't guarantee

              *  All other credits need to be clearly defined on the 332 form

        22.    The total of lines 14 through 21.

        Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part
                      B/Supplemental proceeds.

        Total Realized Loss (or Amount of Any Gain)
        23.   The total derived from  subtracting  line 22 from 13. If the amount  represents a realized  gain,
              show the amount in parenthesis (   ).

                                  Calculation of Realized Loss/Gain Form 332

        Prepared by:  __________________                  Date:  _______________
        Phone:  ______________________   Email Address:_____________________

----------------------------    -------------------------------   ------------------------------------
Servicer Loan No.               Servicer Name                     Servicer Address

----------------------------    -------------------------------   ------------------------------------

        WELLS FARGO BANK, N.A. Loan No._____________________________

        Borrower's Name: _________________________________________________________
        Property Address: _________________________________________________________

        Liquidation Type:  REO Sale          3rd Party Sale             Short Sale     Charge Off

        Was this loan granted a Bankruptcy deficiency or cramdown       Yes         No
        If "Yes", provide deficiency or cramdown amount _______________________________

        Liquidation and Acquisition Expenses:
       (1) Actual Unpaid Principal Balance of Mortgage Loan             $ ______________      (1)
        (2)Interest accrued at Net Rate                                  ________________     (2)
        (3)Accrued Servicing Fees                                 ________________     (3)
        (4)Attorney's Fees                                        ________________     (4)
        (5)Taxes (see page 2)                                            ________________     (5)
        (6)Property Maintenance                                         ________________      (6)
        (7)MI/Hazard Insurance Premiums (see page 2)                     ________________     (7)
        (8)Utility Expenses                                       ________________     (8)
        (9)Appraisal/BPO                                          ________________     (9)
        (10)   Property Inspections                                      ________________     (10)
        (11)   FC Costs/Other Legal Expenses                             ________________     (11)
        (12)   Other (itemize)                                           ________________     (12)
               Cash for Keys__________________________            ________________     (12)
               HOA/Condo Fees_______________________              ________________     (12)
               ______________________________________             ________________     (12)

               Total Expenses                                    $ _______________     (13)
        Credits:
        (14)   Escrow Balance                                    $ _______________     (14)
        (15)   HIP Refund                                               ________________      (15)
        (16)   Rental Receipts                                          ________________      (16)
        (17)   Hazard Loss Proceeds                                     ________________      (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance                     ________________     (18a)
        HUD Part A
                                                                 ________________           (18b) HUD Part B
        (19)   Pool Insurance Proceeds                                  ________________      (19)
        (20)   Proceeds from Sale of Acquired Property                  ________________      (20)
        (21)   Other (itemize)                                          ________________      (21)
           _________________________________________             ________________      (21)

           Total Credits                                         $________________     (22)
        Total Realized Loss (or Amount of Gain)                  $________________     (23)

Escrow Disbursement Detail

--------------- ------------ ------------- ------------- ------------ ------------- -------------
     Type        Date Paid    Period of     Total Paid   Base Amount   Penalties      Interest
 (Tax /Ins.)                   Coverage
--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------
--------------- ------------ ------------- ------------- ------------ ------------- -------------

--------------- ------------ ------------- ------------- ------------ ------------- -------------

        Except as amended  above,  the  Agreement  shall  continue to be in full force and effect in accordance with its terms.

        This  Amendment  may be  executed  by one or more of the  parties  hereto  on any  number  of  separate counterparts  and of said  counterparts  taken  together  shall  be  deemed  to  constitute  one  and the  same instrument.

                                           [SIGNATURE PAGES FOLLOW]

        IN WITNESS  WHEREOF,  the  following  parties  have  caused  their  names to be signed  hereto by their respective officers thereunto duly authorized as of the day and year first above written.
                                                   EMC MORTGAGE CORPORATION,
                                                          as Purchaser

                                                   By:
                                                   Name:
                                                   Title:

                                                   US Bank, NA,
                                                          as Company

                                                   By:
                                                   Name:
                                                   Title:

                                                                                                   EXHIBIT I-36

                      AMENDED AND RESTATED FORWARD COMMITMENT FLOW MORTGAGE LOAN PURCHASE
                                             AND
                                      SERVICING AGREEMENT

                                   EMC MORTGAGE CORPORATION
                                           Purchaser

                                              and

                              UNION FEDERAL BANK OF INDIANAPOLIS
                                            Company

                                   Dated as of March 4, 2003

                           Adjustable and Fixed Rate Mortgage Loans

                      AMENDED AND RESTATED FORWARD COMMITMENT FLOW MORTGAGE LOAN PURCHASE
                                            AND SERVICING AGREEMENT

        This is an AMENDED AND RESTATED FORWARD COMMITMENT FLOW MORTGAGE LOAN PURCHASE AND SERVICING  AGREEMENT
(the  "Agreement"),  dated as of March 4, 2003, by and between EMC Mortgage  Corporation (the  "Purchaser") and
Union Federal Bank of  Indianapolis,  having an office at 7500 West Jefferson  Boulevard,  Fort Wayne,  Indiana
46804 (the "Company").

                                     W I T N E S S E T H :

               WHEREAS,  the Company and the  Purchaser  entered into a Forward  Commitment  Flow Mortgage Loan
Purchase and Servicing  Agreement,  dated as of December 27,  2001,and  amended as of January 16, 2003, and now desire to amend and restate that agreement as herein set forth;

               WHEREAS,  the Company  desires to sell to the Purchaser,  and the Purchaser  desires to purchase from the Company,  from time to time,  certain  residential  first or second lien  mortgage  loans as described herein,  (the "Mortgage  Loans") on a Servicing  Released (as defined below) or Servicing  Retained (as defined below) basis, as set forth in the related Bill of Sale; (as defined below);

    WHEREAS, Purchaser and Company have entered into a Master Commitment (as defined below);

               WHEREAS,  pursuant to the Master  Commitment,  Purchaser will from time to time issue to Company
Mandatory Trade Term Sheets to purchase Mortgage Loans;

               WHEREAS,  Company will be obligated to sell all Mortgage Loans originated in accordance with the underwriting  guidelines  attached as Exhibit 9 it makes to Purchaser during the term of the Master  Commitment in accordance with its terms;

               WHEREAS, in connection with the Company's  origination of such Mortgage Loans in compliance with the terms of the Master Commitment,  the Related Mandatory Trade Term Sheet and this Agreement,  Purchaser will purchase  such  Mortgage  Loans  within two  business  days of Seller  making (or  funding in the case of loans subject to rescission under the Federal Truth in Lending Act) such loans;

    WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating either a first or second lien (as noted on the Mortgage Loan Schedule) on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Bill of Sale; and

               WHEREAS,  the  Purchaser  and the  Company  wish to  prescribe  the  manner  of the  conveyance, servicing and control of the Mortgage Loans.

               NOW,  THEREFORE,  in consideration of the premises and mutual  agreements set forth herein,  and for other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged,  the
Purchaser and the Company agree as follows:

               SECTION 1.    Definitions:   For purposes of this  Agreement  the  following  capitalized  terms shall have the respective meanings set forth below.

               Accepted  Servicing  Practices:  With respect to any Mortgage  Loan,  those  mortgage  servicing practices  (including  collection  procedures) of prudent mortgage banking  institutions which service mortgage loans of the same type as the  Mortgage  Loans in the  jurisdiction  where the  related  Mortgaged  Property is located,  and which  are in  accordance  with  Fannie  Mae  servicing  practices  and  procedures  for MBS pool mortgages, as defined in the Fannie Mae Guides including future updates.

               Adjustment  Date:  With respect to each adjustable rate Mortgage Loan, the date set forth in the related  Mortgage Note on which the Mortgage  Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

               Agreement:    This Amended and Restated  Forward  Commitment  Flow  Mortgage  Loan  Purchase and
Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

               Appraised  Value:  With respect to any Mortgaged  Property the value thereof as determined by an appraisal  made for the  originator of the Mortgage Loan at the time of  origination  of the Mortgage Loan by a
Qualified Appraiser.

               Assignment of Mortgage:      An  individual  assignment  of  Mortgage,  notice  of  transfer  or equivalent  instrument in recordable form,  sufficient  under the laws of the jurisdiction  wherein the related
Mortgaged  Property is located to give record  notice of the sale of the  Mortgage  to the  Purchaser.  None of the assignments of Mortgage will be "blanket" assignments of Mortgage.

               Bill of Sale: A supplemental  agreement in the form attached  hereto as Exhibit 1 which shall be executed  and  delivered  by the  Company and the  Purchaser  on each  Closing  Date to provide for the sale of
Mortgage Loans (and Servicing  Rights if Servicing  Released) on the related Closing Date pursuant to the terms of this  Agreement,  the Master  Commitment,  the  related  Mandatory  Trade  Term  Sheet,  which  supplemental agreement  shall contain  certain  specific  information  relating to such sale of such Mortgage  Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

               Business Day:   Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or in the  State of Indiana are authorized or obligated by law or executive order to be closed.

               Cash-Out  Refinance:  As defined  in the  "Cash-Out  Refinance  transaction"  definition  in the
Fannie Mae Guide.

               Closing Date:  With respect to any Mortgage  Loan,  the date stated on the related Bill of Sale, which shall be the date on which  Purchaser  wire transfers the Purchase Price set forth on the related Bill of
Sale.

               Closing Documents:   The documents required pursuant to Section 9.

               Combined  Loan-to-Value Ratio or CLTV: With respect to any second lien Mortgage Loan, the sum of the original  principal  balance of such Mortgage  Loan and the  outstanding  principal  balance of any related first lien as of the date of  origination of the Mortgage  Loan,  divided by the lesser of the Appraised  Value of the Mortgaged Property as of the Origination Date or the Purchase Price of the Mortgage Property.

               Company:  Union  Federal Bank of  Indianapolis,  its  successors  in interest  and  assigns,  as permitted by this Agreement.

               Condemnation  Proceeds:  All awards,  compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

               Cooperative:  A  corporation  that has been  formed  for the  purpose of  cooperative  apartment ownership.

               Cooperative  Loan: A Mortgage Loan secured with cooperative  shares and the related  Proprietary
Lease.

               Cooperative Shares:  Stock, shares or membership certificates in a Cooperative.

               Cooperative  Unit: A specific  dwelling  unit in a  Cooperative  Building as to which  exclusive occupancy rights have been granted pursuant to a Proprietary Lease.

               Current Appraised Value:     With  respect  to any  Mortgaged  Property,  the value  thereof  as determined  by an appraisal  made for the Company (by a Qualified  Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage  Insurance Policy in accordance with federal,  state and local laws and regulations.

               Current LTV:  The ratio of the  unpaid  principal  balance  of a  Mortgage  Loan to the  Current
Appraised Value of the Mortgaged Property.

               Custodial Account:   Each  separate  account or  accounts,  each of which  shall be an  Eligible
Account,  created and maintained  pursuant to this  Agreement,  which shall be entitled  "Union Federal Bank of
Indianapolis,  in trust for the Purchaser,  Owner of Mortgage Loans,  P&I Account," and shall be established in an Eligible  Account,  in the name of the Person that is the "Purchaser"  with respect to the related  Mortgage
Loans.

               Custodian:  With respect to any Mortgage Loan, the entity stated on the related  Mandatory Trade
Term Sheet and its successors and assigns, as custodian for the Purchaser.

               Distribution  Date:  The 5th business  day of each  calendar  month as further  described in the
Servicing Addendum.

               Due Date: The day on which the Monthly Payment is due on a Mortgage Loan,  exclusive of any days of grace which day is the first day of the month.

               Due Period:   With respect to each  Distribution  Date, the period  commencing on the second day of the month preceding the month of the Distribution Date and ending on the related Due Date.

               Eligible  Account:  An account  established  and  maintained:  (i) within FDIC insured  accounts created,  maintained and monitored by the Company so that all funds  deposited  therein are fully  insured,  or
(ii) as a trust  account with the  corporate  trust  department  of a depository  institution  or trust company organized  under the laws of the United  States of America or any one of the states  thereof or the District of
Columbia which is not  affiliated  with the Company (or any  sub-servicer)  or (iii) with an entity which is an institution  whose  deposits  are  insured by the FDIC,  the  unsecured  and  uncollateralized  long-term  debt obligations  of which  shall be rated "A2" or higher by  Standard & Poor's and "A" or higher by Fitch,  Inc. or one of the two highest  short-term  ratings by any applicable Rating Agency,  and which is either (a) a federal savings  association duly organized,  validly existing and in good standing under the federal banking laws, (b)
an institution duly organized,  validly existing and in good standing under the applicable  banking laws of any state, (c) a national banking  association  under the federal banking laws, or (d) a principal  subsidiary of a bank holding company, or (iv) if ownership of the Mortgage Loans is evidenced by  mortgaged-backed  securities, the equivalent  required ratings of each Rating Agency,  and held such that the rights of the Purchaser and the owner of the Mortgage  Loans shall be fully  protected  against the claims of any  creditors of the Company (or any  sub-servicer)  and of any creditors or depositors of the  institution in which such account is maintained.
In the event  that a  Custodial  Account  is  established  pursuant  to clause  (iii) or (iv) of the  preceding sentence,  the Company shall provide the Purchaser  with written  notice on the Business Day following the date on which the applicable institution fails to meet the applicable ratings requirements.

               Escrow Account:  Each separate trust account or accounts created and maintained pursuant to this
Agreement which shall be entitled  "Union Federal Bank of  Indianapolis,  in trust for the Purchaser,  Owner of
Mortgage Loans, and various  Mortgagors,  T&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

               Escrow Payments:     The amounts constituting ground rents, taxes,  assessments,  water charges, sewer rents,  mortgage  insurance  premiums,  fire and hazard  insurance  premiums and other payments as may be required to be escrowed by the  Mortgagor  with the  Mortgagee  pursuant to the terms of any  Mortgage  Note or
Mortgage.

               Event of Default: Any one of the events enumerated in Subsection 13.01.

               Fannie Mae:   The Federal National Mortgage Association or any successor thereto.

               Fannie Mae Guide(s):  The Fannie Mae Selling  Guide and the Fannie Mae  Servicing  Guide and all
amendments or additions thereto.

               FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

               Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

               Freddie Mac Guide:  The Freddie Mac Single Family  Seller/Servicer  Guide and all  amendments or additions thereto.

               FIRREA: The Financial  Institutions  Reform,  Recovery,  and Enforcement Act of 1989, as amended and in effect from time to time.

               GAAP:  Generally accepted accounting principles, consistently applied.

               Gross Margin:   With  respect  to each  adjustable  rate  Mortgage  Loan,  the fixed  percentage amount set forth in the related  Mortgage  Note and the related  Mortgage  Loan  Schedule  that is added to the
Index on each Adjustment  Date in accordance  with the terms of the related  Mortgage Note to determine the new
Mortgage Interest Rate for such Mortgage Loan.

               HMDA:  The Home Mortgage  Disclosure  Act, as amended,  including any  implementing  regulations applicable to Company, as amended.

               Index: With respect to each adjustable  rate Mortgage Loan, the index  identified on the related
Mortgage Loan Schedule and set forth in the related  Mortgage Note for the purpose of calculating  the interest rate thereon.

               Initial Rate Cap:    With  respect  to  each   adjustable  rate  Mortgage  Loan  and  the  first
Adjustment  Date after the Origination  Date, a number of percentage  points per annum that is set forth in the related  Mortgage  Loan Schedule and in the related  Mortgage  Note,  which is the maximum  amount by which the
Mortgage  Interest Rate for such Mortgage Loan may increase  (without regard to the Maximum  Mortgage  Interest
Rate) or decrease  (without  regard to the Minimum  Mortgage  Interest Rate) on such  Adjustment  Date from the
Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

               Insurance  Proceeds:  With  respect to each  Mortgage  Loan,  proceeds of any  insurance  policy insuring the Mortgage Loan or the related Mortgaged Property.

               Lifetime Rate Cap: As to each  adjustable  rate Mortgage  Loan,  the maximum  Mortgage  Interest
Rate over the term of such Mortgage Loan.

               Limited  Cash-Out  Refinance:  As defined in the Fannie  Mae Guide  under the  heading  "Limited
Cash-Out Refinance".

               Liquidation  Proceeds:  Amounts,  other  than  Insurance  Proceeds  and  Condemnation  Proceeds, received in connection with the liquidation of a defaulted  Mortgage Loan through  trustee's sale,  foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

               Loan-to-Value  Ratio or LTV: With respect to any Mortgage Loan as of  origination,  the ratio on such date of the  outstanding  principal  amount of the Mortgage Loan to the lesser of the  Appraised  Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property.

               Mandatory Trade Term Sheet:  As defined in the Master Commitment.

               Master  Commitment:  The Master  Commitment  between the Purchaser  and the Company,  amended on
January 16, 2003.

               Maximum  Mortgage  Interest  Rate:  With respect to each  adjustable  rate Mortgage Loan, a rate that is set forth on the related  Mortgage  Loan  Schedule and in the related  Mortgage Note and is the maximum interest rate to which the Mortgage  Interest  Rate on such  Mortgage  Loan may be increased on any  Adjustment
Date.

               Minimum  Mortgage  Interest  Rate:  With respect to each  adjustable  rate Mortgage Loan, a rate that is set forth on the related  Mortgage  Loan  Schedule and in the related  Mortgage Note and is the minimum interest rate to which the Mortgage  Interest  Rate on such  Mortgage  Loan may be decreased on any  Adjustment
Date.

               Monthly  Payment:  With  respect  to any  Mortgage  Loan,  the  scheduled  combined  payment  of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

               Mortgage:  The  mortgage,  deed of trust or other  instrument  securing  a  Mortgage  Note which creates a first or second lien (as noted on the  Mortgage  Loan  Schedule) on an  unsubordinated  estate in fee simple in real  property  securing the Mortgage  Note.  For purposes of a  "Cooperative  Loan",  references  to
"Mortgage" shall include a security agreement, as defined below.

               Mortgagee:    The  mortgagee  or  beneficiary  named  in the  Mortgage  and the  successors  and assigns of such mortgagee or beneficiary.

               Mortgage  File:  With respect to each Mortgage  Loan,  the file  consisting of the Mortgage Loan
Documents and originals  (except as may be provided  otherwise  herein) of all other  documents  referred to in
Exhibit 2 annexed  hereto and any additional  documents  related to the  origination  of a particular  Mortgage
Loan and all documents, files and other information necessary to service the Mortgage Loans.

               Mortgage Interest Rate:      With  respect  to each  Mortgage  Loan,  the  annual  rate at which interest accrues on such Mortgage Loan in accordance with the provisions of the related Mortgage Note.

               Mortgage Loan:Each mortgage loan (including a Cooperative  Loan) sold,  assigned and transferred to the Purchaser  pursuant to this Agreement and identified on the related  Mortgage Loan Schedule  attached to the related Bill of Sale,  which Mortgage Loan includes without  limitation,  the Servicing Rights if Servicing
Released, the Mortgage File, the Monthly Payments,  Principal Prepayments,  Liquidation Proceeds,  Condemnation
Proceeds,  Insurance  Proceeds,  REO  Disposition  proceeds,  and all  other  rights,  benefits,  proceeds  and obligations arising from or in connection with such mortgage loan,  including,  without limitation,  prepayment fees.

               Mortgage Loan Documents:     The documents  listed in Subsection 6.03 pertaining to any Mortgage
Loan or Cooperative Loan.

               Mortgage Loan Schedule:      The schedule of Mortgage  Loans annexed to the related Bill of Sale
(which shall also be provided in an electronic  format  acceptable to Purchaser),  such schedule  setting forth the following  information  with respect to each Mortgage  Loan:  (1) the Company's  Mortgage Loan  identifying number;  (2) the Mortgagor's  first and last name; (3) the street address of the Mortgaged  Property  including the city,  state and zip code;  (4) a code  indicating  whether the  Mortgaged  Property is  owner-occupied,  a second home or investor  property;  (5) the type of Residential  Dwelling  constituting the Mortgaged  Property and the number of units;  (6) a code  indicating  the purpose of the loan (i.e.,  purchase  financing,  Limited
Cash-Out  Refinance,  Cash-Out  Refinance);  (7) the original  principal  amount of the Mortgage  Loan; (8) the
Mortgage  Interest Rate at origination;  (9) the date on which the first Monthly Payment is due on the Mortgage
Loan; (10) the stated  maturity date; (11) the amount of the Monthly Payment at origination;  (12) the original months to maturity;  (13) the  Origination  Date of the Mortgage Loan;  (14)  Intentionally  Omitted;  (15) the
Mortgage  Interest Rate in effect  immediately  following the related Closing Date;  (16) the Stated  Principal
Balance of the Mortgage Loan as of the related  Closing Date;  (17) the amount of the Monthly Payment as of the related Closing Date; (18) the sales price of the Mortgaged Property,  if applicable,  the Appraised Value, the
Loan-to-Value Ratio and the Combined  Loan-to-Value Ratio at origination;  (19) the Current Appraised Value and
Current  LTV,  if  applicable;  (20) a code  indicating  the  documentation  style;  (21) credit  score  and/or mortgage score, each if  applicable;(22)  a code indicating  whether or not the Mortgage Loan is the subject of
Primary  Mortgage  Insurance  Policy  and the  name  of the  related  insurer;  (23)  loan  type  (i.e.  fixed, adjustable,  3/1 ARM, etc.); (24) Intentionally  Omitted; (25) for any adjustable rate Mortgage Loan, the first
Adjustment  Date after the  Origination  Date, the Adjustment Date next following the related Closing Date, the
Index,  the Gross  Margin,  the Initial Rate Cap, if any, the Periodic Rate Cap, if any, the Lifetime Rate Cap,
if any, the Minimum  Mortgage  Interest Rate and the Maximum  Mortgage  Interest Rate;  (26) a code  indicating whether  or not each  Mortgage  Loan  has a  prepayment  fee,  the  amount  of such  fee,  and the term of such
Prepayment Fee; (27) a code  indicating  whether or not the Mortgage Loan is an  "interest-only"  Mortgage Loan and if so the corresponding term of the  "interest-only"  period;  (28) the  debt-to-income  ratio; (29) a code indicating  whether  the  Mortgage  Loan is a  buydown  loan;  and (30) a code  indicating  whether  or not the
Mortgage  Loan has "balloon  features";  (31) whether the loan is a first lien  Mortgage  Loan or a second lien
Mortgage  Loan;  (32)  whether  the  Mortgage  Loan is a  Cooperative  Loan;  (33)  whether or not the  related
Mortgagor  is a foreign  national;  (34) whether or not the related  condominium  project is  "warrantable"  by
Fannie Mae; (35) whether or not the  requirement  for the borrower to maintain an escrow  account for taxes and insurance  has been waived;  (36) the total number of points  charged the  Mortgagor;  (37) the total amount of fees charged the Mortgagor  (38) the total  monthly  income of the  Mortgagor  and  co-Mortgagor(s);  (39) with respect to second lien Mortgage Loans, the unpaid  principal  balance of the related senior lien at the time of origination  of the second lien  Mortgage  Loan.  With  respect to the  Mortgage  Loans in the  aggregate,  the related  Mortgage  Loan  Schedule  attached  to the  related  Bill  of  Sale  shall  set  forth  the  following information,  as of the related  Closing  Date:  (1) the number of Mortgage  Loans;  (2) the current  principal balance of the Mortgage Loans; (3) the weighted  average Mortgage  Interest Rate of the Mortgage Loans; and (4)
the weighted average maturity of the Mortgage Loans; and (40) such other  information  required by the terms of the Bill of Sale.

               Mortgage Note:  The note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

               Mortgaged Property:  The  underlying  real  property  securing  repayment  of a  Mortgage  Note, consisting  of a single  parcel of real  estate  considered  to be real  estate  under the laws of the state in which such real  property  is located  which may  include  condominium  units and  planned  unit  developments, improved by a residential  dwelling;  except that with respect to real  property  located in  jurisdictions  in which the use of leasehold  estates for  residential  properties  is a  widely-accepted  practice,  a leasehold estate of the  Mortgage,  the term of which is equal to or longer than the term of the Mortgage  and  otherwise meets the terms of this  Agreement.  For  Cooperative  Loans,  the term  "Mortgaged  Property"  shall include a
"Cooperative Unit".

               Mortgagor:    The  obligor on a  Mortgage  Note,  the owner of the  Mortgaged  Property  and the grantor or mortgagor named in the related  Mortgage and such grantor's or mortgagor's  successor(s) in title to the Mortgaged Property.

               Net Escrow Payments:  Escrow Payment balances  remaining after advances by the Company for taxes and insurance to the extent documented under a detailed statement provided to the Purchaser.

               Officer's Certificate:       A  certificate  signed  by the  Chairman  of the  Board or the Vice
Chairman of the Board or a President or a Vice  President  and by the  Treasurer or the Secretary or one of the
Assistant  Treasurers  or  Assistant  Secretaries  of the  Person on behalf of whom such  certificate  is being delivered.

               Opinion of Counsel:  A written  opinion of counsel,  who may be salaried  counsel for the Person on behalf of whom the opinion is being  given,  reasonably  acceptable  to each Person to whom such  opinion is addressed.

               Origination Date:  The date on which a Mortgage Loan funded.

               Pass-Through  Transfer:  The sale of some or all of the  Mortgage  Loans to a trust as part of a publicly issued or privately placed, rated or unrated, mortgage pass-through transaction.

               Periodic Rate Cap:   With  respect to each  adjustable  rate  Mortgage  Loan and any  Adjustment
Date (other than the first  Adjustment  Date)  therefore,  a number of percentage  points per annum that is set forth in the related  Mortgage Loan Schedule and in the related  Mortgage Note,  which is the maximum amount by which the Mortgage  Interest Rate for such Mortgage Loan may increase  (without regard to the Maximum  Mortgage
Interest Rate) or decrease  (without  regard to the Minimum  Mortgage  Interest Rate) on such  Adjustment  Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

               Person:  An  individual,  corporation,  partnership,  joint  venture,  association,  joint-stock company,  limited  liability  company,  trust,  unincorporated  organization  or  government  or any  agency or political subdivision thereof.

               Primary  Mortgage  Insurance  Policy or PMI Policy:  Each primary  policy of mortgage  insurance issued by a Qualified Insurer and represented to be in effect pursuant to Section 7.02.

               Principal  Prepayment:  Any payment or other recovery of principal on a Mortgage  Loan,  full or partial,  which is received in advance of its  scheduled  Due Date,  which is not  accompanied  by an amount of interest  representing  scheduled  interest due on any date or dates in any month or months  subsequent  to the month of prepayment.

               Proprietary  Lease: The proprietary lease or occupancy  agreement related to Cooperative  Shares conferring exclusive occupancy rights to a Cooperative Unit.

               Purchase  Price:  The price paid by the Purchaser in exchange for the Mortgage Loans  (including the Servicing  Rights  thereon if Servicing  Released)  purchased on the related  Closing  Date,  calculated as provided in Section 4.

               Purchase  Price  Percentage:  That certain  purchase price  percentage  specified in the related
Mandatory Trade Term Sheet with respect to the Mortgage Loans, as adjusted as provided for therein.

               Purchaser: EMC Mortgage Corporation, its successors in interest and assigns.

               Qualified Appraiser:  An appraiser,  duly appointed by the Company, who had no interest,  direct or indirect in the Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation is not affected by the approval or  disapproval  of the Mortgage  Loan,  and such appraiser and the appraisal made by such  appraiser  both  satisfy  the  requirements  of Title XI of  FIRREA  and the  regulations  promulgated thereunder and the requirements of Fannie Mae or Freddie Mac.

               Qualified  Insurer:  An insurance company duly qualified as such under the laws of the states in which the  Mortgaged  Properties  are  located,  duly  authorized  and  licensed in such states to transact the applicable  insurance  business and to write the  insurance  provided,  approved as an insurer by Fannie Mae or
Freddie Mac, and whose claims paying ability is rated in the two highest rating  categories by each  applicable
Rating Agency with respect to primary  mortgage  insurance and in the two highest  rating  categories in Best's
Key Rating Guide with respect to hazard and flood insurance.

               Rating Agency:  Standard & Poor's,  Fitch, Inc.,  Moody's Investors,  Inc. or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed  securities,  the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

               Recognition   Agreement:   With  respect  to  a  Cooperative  Loan,  an  agreement  between  the
Cooperative and the lender,  establishing  the rights and obligations of both parties in the event of a default by the Mortgagor as  tenant-shareholder  under the related  Proprietary Lease,  together with any modifications or amendments thereof.

               Refinanced Mortgage Loan:    A Mortgage  Loan the  proceeds  of which were not used to  purchase the related Mortgaged Property.

               REO Disposition:  The final sale by the Company of any REO Property.

               REO Property:   A  Mortgaged  Property  acquired  as a result of the  liquidation  of a Mortgage
Loan.

               Repurchase Price:    With  respect to any  Mortgage  Loan,  a price  equal to (x) the product of the  greater of 100% or the  Purchase  Price  Percentage  multiplied  by the unpaid  principal  balance of such
Mortgage  Loan on the  repurchase  date,  plus (y) accrued  interest on such  unpaid  principal  balance at the
Mortgage  Interest  Rate from the last  interest  paid to date  through  which  interest has been paid by or on behalf of the  Mortgagor  through  the date  prior to the date of  repurchase,  less (z)  amounts  received  in respect of such  repurchased  Mortgage Loan which are being held in the Custodial  Account for  distribution in connection with such Mortgage Loan.

               Residential Dwelling: Any one of the following:  (i) a detached single family  dwelling,  (ii) a two-to-four family dwelling,  (iii) a unit in a condominium  project, or (iv) a detached single family dwelling in a  planned  unit  development  or (v) a  Cooperative  Unit,  otherwise  meeting  the  requirements  in  this
Agreement.  Mortgaged  Properties  that consist of the  following  property  types are not eligible for sale to the Purchaser:  (a) log homes, (b) earthen homes, (c) underground homes, and (d) mobile homes.

               Servicing  Addendum:  The terms and  conditions  attached  hereto as Exhibit 5 which will govern the  servicing  of the  Mortgage  Loans by the  Company on either a  Servicing  Retained  basis or a  Servicing
Released basis.

               Servicing Period: With respect to any Mortgage Loan sold Servicing  Released,  the period during which the Company  shall  service the Mortgage  Loans in  accordance  with the  provisions  of this  Agreement, commencing  on the  related  Closing  Date and ending on the date  Company's  servicing  rights are  terminated pursuant to Section 14 hereof.

               Servicing  Released:  The sale by the  Company  of the  Mortgage  Loans  and  related  Servicing
Rights, as set forth in the Bill of Sale.

               Servicing  Retained:  The sale of the Mortgage Loans with the Servicing  Rights  retained by the
Company, as set forth in the Bill of Sale.

               Servicing  Rights:  With respect to each Mortgage Loan,  any and all of the  following:  (a) all rights to  service  the  Mortgage  Loan;  (b) all  rights  to  receive  servicing  fees,  additional  servicing compensation  (including without limitation any late fees,  assumption fees, prepayment fees or premiums due in connection with a Principal  Prepayment,  other fees or similar payments with respect to the Mortgage Loan, and income on escrow  accounts or other  receipts  on or with  respect to the  Mortgage  Loan),  reimbursements  or indemnification  for servicing  the Mortgage  Loan,  and any payments  received in respect of the foregoing and proceeds  thereof;  (c) the right to collect,  hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans,  Escrow Accounts and any amounts actually  collected with respect thereto and to receive  interest income on such amounts to the extent  permitted by applicable law; (d) all accounts and other rights to payment  related to any of the property  described in this  paragraph;  (e) possession and use of any and all Mortgage  Files  pertaining to the Mortgage  Loans or pertaining  to the past,  present or  prospective servicing  of the  Mortgage  Loans;  (f) all rights and  benefits  relating to the direct  solicitation  of the related  Mortgagors  for  refinance  or  modification  of the Mortgage  Loans and  attendant  right,  title and interest in and to the list of such Mortgagors and data relating to their  respective  Mortgage Loans;  (g) all rights,  powers and privileges incident to any of the foregoing;  and (h) all agreements or documents creating, defining or evidencing  any of the foregoing  rights to the extent they relate to such rights and all rights of the Company thereunder including, but not limited to, any clean-up calls and termination options.

               Servicing  Rights Owner:  With respect to any Servicing  Released  Mortgage  Loan, the Person to
whom the  Servicing  Rights are  transferred  at any time,  which Person may or may not be the Purchaser of the
Mortgage Loans hereunder, and which Person will, on the related Closing Date, be the Purchaser.

               Stated  Principal  Balance:  As to each Mortgage  Loan,  the principal  balance of such Mortgage
Loan as of the related Closing Date.

               Whole Loan  Transfer:  The sale or  transfer  of some or all of the  ownership  interest  in the
Mortgage Loans by the Purchaser to one or more third parties in whole loan or participation format.

        SECTION 2.    Agreement  to  Purchase.  Pursuant  to Section  4, the  Company  agrees to sell,  and the
Purchaser  agrees to purchase,  Mortgage Loans (together with the Servicing  Rights if Servicing  Released,  as set forth in the Bill of Sale),  having a Stated  Principal  Balance on the related  Closing  Date in an amount set forth on the related  Bill of Sale or in such other  amount as agreed by the  Purchaser  and the Company as evidenced by the actual aggregate  Stated Principal  Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

        SECTION 3.    Mortgage Loan Schedule. The Company shall deliver the related Mortgage Loan Schedule to the Purchaser no later than 10 a.m. New York Time on the related Closing Date.

        SECTION 4.    Purchase Price; Near-term Principal Prepayments.

               Subsection 4.01.     Forward Commitments to Purchase and Sell

        As set forth in the Master Commitment,  Company may from time to time place a Mandatory Bulk Trade with
Purchaser.  Within 24 hours,  Purchaser  will issue a  Mandatory  Trade Term Sheet to purchase  Mortgage  Loans from Company on such terms and  conditions  as contained in such  Mandatory  Trade Term Sheet.  Such  Mandatory
Trade Term Sheet shall be in the form  attached  as Exhibit 13, or as may be mutually  agreed in writing by the parties and shall  contain such pricing and other  conditions  as Purchaser  shall set forth.  Purchaser  shall purchase all Mortgage  Loans that meet the  requirements  of this  Agreement,  the Master  Commitment,  and the related  Mandatory  Trade Term Sheet.  Purchaser  shall not be  obligated  to purchase  any  Mortgage  Loan not complying in all respects with the  Agreement,  the Master  Commitment,  and the related  Mandatory  Trade Term
Sheet.  Company  shall be obligated to make and sell to Purchaser  Mortgage  Loans  complying  with the related
Master  Commitment and this Agreement in an aggregate  amount no less than 95% of the total dollar value of the
Mandatory  Trade Term Sheet and shall be  permitted to make and sell  Mortgage  Loans to Purchaser in an amount up to 105% of the amount set forth in the  Mandatory  Trade Term  Sheet.  Seller  understands  and agrees  that
Purchaser  has no  obligation  to issue any other  Master  Commitment  at any time.  In the event of a conflict between the terms of this Agreement and a Mandatory Trade Term Sheet,  the provisions of the related  Mandatory
Trade Term Sheet shall control.

               Subsection 4.02.     Purchaser's Purchase of Company's Mortgage Loans

               Company is obligated to make all Mortgage  Loans with its own funds.  For any Mortgage Loan made pursuant  to the Master  Commitment  and in  compliance  with the  related  Mandatory  Trade Term Sheet and the
Agreement,  Purchaser  shall be obligated to purchase such Mortgage Loan within no less than 1 business day and no greater than 2 business days of the  origination  of such  Mortgage  Loan or, in the case of Mortgage  Loans subject to  rescission  under the  Federal  Truth in Lending  Act,  no less than one day and no greater  than 2 business  days  after the  Mortgage  Loan is funded by  Company.  Purchaser  shall wire  transfer  the funds to
Company in accordance with the wire transfer  instructions  contained in Exhibit 12, by no later than 2:00 P.M.
New York time on the related Closing Date.

               Subsection 4.03              Purchase Price; Prepaid Interest

               The Purchase Price for the Mortgage Loans (and Servicing  Rights if Servicing  Released)  listed on the related  Mortgage  Loan Schedule  shall be the Purchase  Price  Percentage,  multiplied by the aggregate
Stated  Principal  Balance as of the related  Closing  Date,  plus interest from the interest last paid through date on each  Mortgage  Loan at the  Mortgage  Interest  Rate up to and  including  the day before the  Closing
Date.

               In addition,  if at origination of a Mortgage Loan the Company  collects prepaid interest from a
Mortgagor,  Purchaser  shall be  permitted  to net such  amount  out of the  Purchase  Price for such  Mortgage
Loan.
               With  respect to each  Mortgage  Loan  purchased,  the  Purchaser  shall own and be  entitled to receive (except as otherwise  described in this Agreement under Article 11): all payments and/or  recoveries of principal  collected on or after the related  Closing Date,  all payments of interest on the Mortgage Loans and all fees, prepayment fees or premiums, and all other Ancillary Income.

    Subsection 4.04.                                                                          Near-term
    Principal Prepayments

    In the event any Mortgage Loan is paid in full by a Mortgagor on or prior to three months after the first payment is due on a Mortgage Loan, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal
    Prepayment, within three Business Days of receiving a bill for same from Purchaser.

               SECTION 5.  Purchaser's Post Closing Date Due Diligence and Repurchase Rights.

                             The  Purchaser  shall  have the  right  to (i)  review  the  files  and  documents relating to each  Mortgage  Loan,  (ii) to inspect,  evaluate and appraise  the real  property (or  Cooperative
Unit)  securing  each such Mortgage Loan and to obtain  broker price  opinions,  (iii)  otherwise to underwrite each such Mortgage  Loan,  and (iv) to conduct an integrity  data review of the loan level  information,  which shall not be an expense of the Company.  If Purchaser  requests Company to deliver files and documents relating to a Mortgage  Loan,  Company shall deliver  imaged files and documents  within 2 business days of  Purchaser's request.  Up to and  including  180 days after the related  Closing  Date,  the  Purchaser  may reject any such
Mortgage Loan which,  either  individually or as part of a pool of all or some of the Mortgage Loans, does not, in its sole  discretion,  conform to the  underwriting  guidelines  of the Company  which were in effect at the time of the  origination  of the  related  Mortgage  Loans,  regardless  of whether a Closing  Date has already occurred with respect to such Mortgage  Loans or which does not otherwise  comply with any  representations  or warranties  about such Mortgage Loan or Mortgaged  Property  provided by Company to Purchaser.  With respect to any Mortgage Loan rejected by the Purchaser  pursuant to the preceding  sentence,  the Company shall repurchase such Mortgage Loans at the Repurchase  Price.  The due diligence  described in this paragraph  shall not impair or diminish (or  constitute a waiver of) the rights of the Purchaser,  or any assignee of the Purchaser,  under this  Agreement  with respect to Company's  breach of its  representations  and  warranties or any of its other obligations  contained  in this  Agreement,  and the rights and  limitations  applicable  to  Purchaser in this section shall be applicable to any of Purchaser's assigns.

               SECTION 6.    Conveyance from Company to Purchaser.

               Subsection 6.01.     Conveyance of Mortgage Loans; Possession of Mortgage Files.

               On the related Closing Date,  Company,  simultaneously  with the payment of the related Purchase
Price,  does hereby  sell,  transfer,  assign,  set over and convey to the  Purchaser,  without  recourse,  but subject to the terms of this  Agreement,  all rights,  title and interest of the Company in and to the Mortgage
Loans  (including  the Servicing  Rights  thereon if Servicing  Released)  listed on the related  Mortgage Loan
Schedule  attached to the related Bill of Sale,  together  with the related  Mortgage  Files and all rights and obligations  arising under the documents contained therein.  Pursuant to Subsection 6.03 of the Agreement,  the
Company shall deliver to the  Purchaser  (or its  designee)  the Mortgage Loan  Documents.  With respect to any
Servicing  Released  Mortgage Loan,  the contents of each related  Mortgage File required to be retained by the
Company to service the  Mortgage  Loans  pursuant to the  Agreement  and the related  Bill of Sale and thus not delivered to the  Purchaser  prior to the related  Closing Date are, and shall be, held in trust by the Company for the benefit of the Purchaser as the owner thereof.  With respect to any Servicing  Released  Mortgage Loan, the  Company's  possession  of any portion of each such  Mortgage  File is at the will of the Purchaser for the sole purpose of facilitating  servicing of the related  Mortgage Loan pursuant to the Agreement and the related
Bill of Sale,  and such  retention and  possession by the Company shall be in a custodial  capacity  only.  The ownership of each  Mortgage  Note,  Mortgage,  and the contents of the Mortgage File is vested in the Purchaser and the  ownership  of all records and  documents  with  respect to the related  Mortgage  Loan (and  Servicing
Rights if Servicing  Released)  prepared by or which come into the possession of the Company shall  immediately vest in the  Purchaser  and shall be  retained  and  maintained,  in trust,  by the  Company at the will of the
Purchaser in such custodial capacity only.

    The Mortgage File retained by the Company with respect to each Mortgage Loan pursuant to this Agreement and the related Bill of Sale shall be appropriately identified in the Company's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement.
    With respect to any Servicing Released Mortgage Loan, the Mortgage File will be delivered to the
    Purchaser or Purchaser's designee no later than at the time that the Company's obligation to service the
    Mortgage Loan terminates.

               Subsection 6.02.     Books and Records.

    Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Company in trust for the benefit of the Purchaser or one or more designees of the
    Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating servicing of the
    Mortgage Loans as described herein.  Upon Purchaser's request, the Company shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note to the Purchaser.
    Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note and the related Servicing Rights if Servicing Released, shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company to which Purchaser is entitled as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser;
    provided, however, that all such funds shall be received and held by the Company in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

               It is the express intention of the parties that the transactions  contemplated by this Agreement and the related Bill of Sale be, and be construed as, a sale of the Mortgage Loans,  (and the Servicing  Rights if Servicing  Released),  by the Company and not a pledge of the Mortgage Loans or the Servicing  Rights by the
Company to the Purchaser to secure a debt or other  obligation of the Company.  Consequently,  the sale of each
Mortgage Loan (and the Servicing Rights if Servicing  Released),  shall be reflected as a sale on the Company's business records, tax returns and financial statements.

               Subsection 6.03.     Delivery of Mortgage Loan Documents.

    No later than 5 Business Days for Subsection 6.03(a) below and 14 calendar days for Subsections 6.03(b)
    through 6.03(k) after the related Closing Date, the Company shall deliver to the Purchaser, or its
    Custodian, as agent, or to any other designee as Purchaser directs in Exhibit 13 hereto, the following
    Mortgage Loan Documents with respect to each Mortgage Loan purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule attached to the related Bill of Sale:

               (a)    The     original     Mortgage     Note     endorsed     "Pay    to    the     order    of
____________________________________________________,  without  recourse," and signed via original or facsimile original  signature in the name of the Company by an  authorized  officer,  with all  intervening  endorsements showing a complete chain of title from the originator to the Company,  together with any applicable  riders. If the Mortgage Loan was acquired by the Company in a merger,  the  endorsement  must be by "[Company],  successor by merger to the [name of  predecessor]".  If the  Mortgage  Loan was  acquired  or  originated  by the Company while doing  business  under another name, the  endorsement  must be by "[Company]  formerly known as [previous name]".  None of the Mortgage Notes may be in the form of a lost note affidavit;

If the Company chooses to use facsimile  signatures to endorse  Mortgage Notes,  the Company must provide prior to the first  Closing  Date an officer's  certificate  that the  endorsement  is valid and  enforceable  in the jurisdiction(s)  in which the Mortgaged  Properties  are located and must retain in its  corporate  records the following specific documentation  authorizing the use of facsimile signatures:  (i) a resolution from its board of directors  authorizing  specific  officers to use facsimile  signatures;  stating that facsimile  signatures will be a valid and binding act on the Company's  part; and authorizing  the Company's  corporate  secretary to certify the validity of the  resolution,  the names of the officers  authorized  to execute  documents by using facsimile  signatures,  and the  authenticity  of specimen  forms of facsimile  signatures;  (ii) the corporate secretary's  certification of the authenticity and validity of the board of directors' resolution;  and (iii) a notarized  "certification  of  facsimile  signature,"  which  includes  both  the  facsimile  and the  original signatures  of the signing  officers(s)  certification  that the facsimile is a true and correct copy of his or her original signature.

               (b)    The original Assignment of Mortgage,  from the Company to ________________,  or otherwise in accordance with Purchaser's  instructions,  which assignment of mortgage shall, but for any blanks requested by  Purchaser,  be in form and  substance  acceptable  for  recording.  If the  Mortgage  Loan was  acquired or originated  by the Company  while doing  business  under another  name,  the  Assignment  must be by "[Company]
formerly  known as  [previous  name]".  If the  Mortgage  Loan was  acquired  by the  Company in a merger,  the endorsement  must  be by  "[Company],  successor  by  merger  to  the  [name  of  predecessor]".  None  of  the
Assignments are blanket  assignments of mortgage;  name, the endorsement  must be by "[Company]  formerly known as [previous name]".  None of the Mortgage Notes may be in the form of a lost note affidavit;

               (c)    the original of any guarantee executed in connection with the Mortgage Note;

    (d)                                                                                       the original
    Mortgage with evidence of recording thereon.  If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date on because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Purchaser a photocopy of such Mortgage together with, in  the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage with the recording information thereon certified by such public recording office to be a true and complete copy of the original recorded
    Mortgage;

               (e)    originals,  or copies  thereof  certified  by the public  recording  office in which such documents have been recorded, of each assumption,  extension,  modification,  written assurance or substitution agreements,  if  applicable,  or if the original of such  document has not been  returned  from the  applicable public recording office, a true certified copy, certified by the Company;

                      (f)    the  originals  of all  intervening  assignments  of  mortgage  with  evidence  of recording  thereon,  or if any  such  intervening  assignment  of  mortgage  has not  been  returned  from  the applicable  recording office or has been lost or if such public recording office retains the original  recorded assignment of mortgage,  the Company shall  deliver or cause to be delivered to the  Purchaser,  a photocopy of such  intervening  assignment of mortgage  together with in the case of an  intervening  assignment of mortgage where a public  recording  office retains the original  recorded  intervening  assignment of mortgage or in the case where an intervening  assignment of mortgage is lost after  recordation in a public  recording  office,  a copy of such intervening  assignment of mortgage with recording  information  thereon  certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

                      (g)    The  original   mortgagee  policy  of  title   insurance,   including  riders  and
endorsements  thereto,  or if the policy has not yet been issued,  (a) a written  commitment or interim  binder for title issued by the title  insurance or escrow  company  dated as of the date the Mortgage Loan was funded, with a statement  by the title  insurance  company,  or closing  attorney  that the priority of the lien of the related  Mortgage  during the period between the date of the funding of the related  Mortgage Loan and the date of the related title policy  (which title policy shall be dated the date of recording of the related  Mortgage)
is insured or (b) a  preliminary  title report  issued by a title  insurer in  anticipation  of issuing a title insurance  policy  which  evidences  existing  liens and gives a  preliminary  opinion as to the absence of any encumbrance  on title to the  Mortgaged  Property,  except  liens to be  removed on or before  purchase  by the
Mortgagor or which constitute  customary  exceptions  acceptable to lenders  generally;  the original policy of title insurance shall be delivered promptly upon receipt thereof by the Company.

    (h)                                                                                       the original of
    any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if applicable; and

               (i)    if the Mortgage Note or Mortgage or any other  material  document or instrument  relating to the Mortgage Loan has been signed by a person on behalf of the  Mortgagor,  the original or copy of power of attorney or other  instrument  that  authorized  and empowered  such person to sign bearing  evidence that such instrument has been recorded,  if so required in the appropriate  jurisdiction  where the Mortgaged Property is located,  or a copy  thereof  certified  by the  public  recording  office in which  such  instrument  has been recorded or, if the original  instrument has not been returned from the applicable  public recording  office, a true certified copy, certified by the Company.

                      (j)    The original  Primary  Mortgage  Insurance  Policy or evidence of same provided in an electronic format, if applicable.

                      (k)    For Cooperative Loans:

                             (i)    The original security agreement (the "Security Agreement")

                             (ii)   The original  assignment  of the Security  Agreement  to  Purchaser,  as in
form and  substance  acceptable  for  recording  and signed in the name of the last  endorsee by an  authorized officer.

                             (iii)  The originals and all  intervening  assignments of the Security  Agreement, if any.

                             (iv)   Original  Form UCC-1 with  evidence of filing  thereon  entered into by the
Mortgagor with respect to such Mortgage  Loan,  which should  indicate the unit number or other  identification of the  Mortgaged  Property  subject to the  Proprietary  Lease,  the name of the debtor and the address of the
Cooperative building.

                             (v)    Original  Form UCC-3 in blank  assigning the security  interest  covered by the Form UCC-1 referred to above.

                             (vi)   Stock  certificate(s)  representing  the stock allocated to the Cooperative
Unit in the Cooperative pledged with respect to such Mortgage Loan with a stock power in blank.

                             (vii)  The original  Recognition  Agreement  of the  interests of the Company with respect to the Mortgage  Loan by the  Cooperative,  the stock of which was pledged in respect of such  Mortgage
Loan, in the standard  "AZTECH" form or a form containing  provisions not less favorable to the lender than are contained in such standard AZTECH form.

                             (viii) A copy of any power of attorney.

               If the Company  cannot  deliver the original  recorded  Mortgage Loan  Documents by the required time period set forth above,  the Company shall,  promptly upon receipt  thereof and in any case not later than
120 days from the related  Closing  Date,  deliver such  original  recorded  documents to the  Purchaser or its designee  (unless  the Company is delayed in making  such  delivery  by reason of the fact that such  documents shall not have been  returned by the  appropriate  recording  office).  The Company  shall  continue to use its best  efforts to effect  delivery as soon as  possible  thereafter,  provided  that if such  documents  are not delivered  by the  540th  day from the date of  execution  of the  related  Bill of  Sale,  the  Company  shall repurchase the related Mortgage Loans at the Repurchase Price in accordance with Section 3.03 hereof.

               The  Company  shall  forward to the  Purchaser  original  documents  evidencing  an  assumption, modification,  consolidation  or extension of any Mortgage Loan entered into in accordance  with this Agreement within two (2) weeks of their execution,  provided,  however, that the Company shall provide the Purchaser with a certified  true copy of any such document  submitted for  recordation  within two (2) weeks of its execution, and shall provide the original of any document  submitted for recordation or a copy of such document  certified by the appropriate  public  recording  office to be a true and complete copy of the original within ninety (90)
days of its submission for recordation.

    Company shall provide an original or duplicate original of the title insurance policy to Purchaser or its designee within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

               If the Purchaser  discovers any defect with respect to a Mortgage File, the Purchaser shall give prompt  written  specification  of such defect to the Company,  and the Company shall cure or  repurchase  such
Mortgage Loan in accordance with Section 7.03.

               The  Company  shall  prepare  the  Assignments  of Mortgage  and shall pay all  recording  fees,
(including any fees for the electronic  recording of Assignments of Mortgage),  if any, for the  Assignments of
Mortgage  and any  other  fees or  costs  in  transferring  all  original  documents  to the  Purchaser  or its designee.  Upon Purchaser's request, the Company shall effect the recording of the Assignments of Mortgage.

                             SECTION 7.     Representations,  Warranties and Covenants of the Company; Remedies
                             for Breach.

               Subsection 7.01.     Representations and Warranties Respecting the Company.

               The Company hereby  represents and warrants to the Purchaser and the Servicing  Rights Owner, if
applicable, as of the related Closing Date that:

            (i)       The  Company is a federal  savings  bank duly  organized,  validly  existing  and in good standing  under the laws of the  United  States  of  America  and is and will  remain  in  compliance  with all applicable  state and federal laws and  regulations  necessary to ensure the  enforceability  of each  Mortgage
Loan and the  servicing of the Mortgage  Loan in accordance  with the terms of this  Agreement.  The Company is licensed and qualified to transact  business in and is in good  standing  under the laws of each state in which any Mortgaged  Property is located or is otherwise  exempt under  applicable law from such  qualification or is otherwise not required under applicable law to effect such  qualification and no demand for such  qualification has been made upon Company by any such state;

           (ii)       The  Company  has the full power and  authority  and legal  right to hold,  transfer  and convey each Mortgage Loan (including the Servicing  Rights if Servicing  Released),  to sell each Mortgage Loan and the  Servicing  Rights if  Servicing  Released and to execute,  deliver and perform,  and to enter into and consummate,  all transactions  contemplated by this Agreement, the Master Commitment,  the Mandatory Trade Term
Sheet and the related  Bills of Sale and to conduct its business as presently  conducted.  The Company has duly authorized the execution,  delivery and performance of this  Agreement,  the Master  Commitment,  the Mandatory
Trade Term Sheet and any agreements  contemplated  hereby, has duly executed and delivered this Agreement,  and any  agreements  contemplated  hereby,  and  this  Agreement  and  the  related  Bill  of  Sale,  assuming  due authorization,  execution and delivery by the  Purchaser,  and each  Assignment of Mortgage and any  agreements contemplated hereby,  constitutes a legal, valid and binding obligation of the Company,  enforceable against it in  accordance  with its terms and all  requisite  corporate  action has been taken by the Company to make this
Agreement and all agreements  contemplated  hereby valid and binding upon the Company in accordance  with their terms;

          (iii)       Neither  the  execution  and  delivery  of this  Agreement,  the Master  Commitment,  the
Mandatory  Trade Term Sheets or the related Bills of Sale by the Company,  nor the  origination  or purchase of the  Mortgage  Loans by the  Company,  the sale of the  Mortgage  Loans (or the  Servicing  Rights if Servicing
Released) to the Purchaser,  the consummation of the transactions  contemplated  hereby,  or the performance of or compliance  with the terms and conditions of this  Agreement,  the Master  Commitment,  the Mandatory  Trade
Terms Sheet or the related  Bills of Sale will  conflict  with any of the terms,  conditions  or  provisions of the  Company's  articles of  incorporation  or by-laws,  or constitute a default under or result in a breach or acceleration  of, any  material  contract,  agreement  or other  instrument  to which the Company is a party or which may be applicable  to the Company or its assets,  or result in the material  violation of any law,  rule, regulation,  order,  judgment  or decree to which the  Company or its  properties  are  subject,  or impair the ability of the Purchaser to realize on the Mortgage Loans;

           (iv)       The Company is not in violation  of, and the  execution  and delivery of this  Agreement, the Master  Commitment,  and the  Mandatory  Trade Term Sheets or the related  Bills of Sale by the Company and its  performance  and compliance  with the terms of this Agreement will not constitute a violation with respect to,  any  order or  decree  of any  court or any  order or  regulation  of any  federal,  state,  municipal  or governmental  agency  having  jurisdiction  over  the  Company  or  its  assets,  which  violation  might  have consequences  that would  materially  and  adversely  affect the  condition  (financial  or  otherwise)  or the operation of the Company or its assets or might have  consequences  that would  materially and adversely affect the performance of its obligations and duties hereunder;

            (v)      The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement, the Master Commitment, the Mandatory Trade Term Sheets or the
related Bills of Sale.  The Company is solvent and the sale of the Mortgage Loans (and the Servicing Rights if
Servicing Released) will not cause the Company to become insolvent.  The sale of the Mortgage Loans (and Servicing
Rights if Servicing Released) is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

            (vi)    The Company and any  permitted  subservicer  are properly  qualified and  licensed,  where required to service the Mortgage Loans;

            (vii)   Immediately prior to the payment of the related Purchase Price for each Mortgage Loan (and the Servicing Rights thereto, if Servicing Released), the Company was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note (and the related Servicing Rights if Servicing Released) and upon the payment of the related Purchase Price by the Purchaser, in the event that the Company retains record title, the Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

         (viii)       There are no actions or proceedings  against,  or  investigations  of, the Company before any court,  administrative  or other  tribunal (A) that might  prohibit its entering into this  Agreement,  the
Master  Commitment,  the related Mandatory Trade Term Sheet or the related Bill of Sale, (B) seeking to prevent the sale of the Mortgage Loans, the sale of the Servicing  Rights if Servicing  Released or the consummation of the  transactions  contemplated  by this Agreement (C) that might  prohibit or materially and adversely  affect the  performance  by the  Company  of its  obligations  under,  or the  validity  or  enforceability  of,  this
Agreement,  the Master  Commitment or the Mandatory Trade Terms Sheets or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Company;

           (ix)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this
Agreement, the Master Commitment or the Mandatory Trade Term Sheets or the sale of the Mortgage Loans (and Servicing
Rights if Servicing Released) and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

            (x)        The  consummation  of the  transactions  contemplated  by this Agreement and the related
Bill of Sale  are in the  ordinary  course  of  business  of the  Company,  and the  transfer,  assignment  and conveyance of the Mortgage  Notes,  the Mortgages  and/or the Servicing  Rights if Servicing  Released,  by the
Company  pursuant to this  Agreement are not subject to the bulk transfer or any similar  statutory  provisions in effect in any applicable jurisdiction;

            (xi)  As of the related Closing Date, the origination,  servicing and collection  practices used by the Company since origination with respect to each Mortgage Note and Mortgage  (including,  without limitation, the  establishment,  maintenance and servicing of the Escrow Accounts and Escrow  Payments,  if any), have been legal and in accordance  with  applicable  laws and  regulations  and the Mortgage Loan  Documents,  and in all material  respects  proper and prudent in the mortgage  origination  and  servicing  business and in accordance with Accepted  Servicing  Practices.  With respect to Escrow Accounts and Escrow payments that the Company,  on behalf of the Purchaser or any investor,  is entitled to collect,  all such payments are in the  possession of, or under the control of, the  Company,  and there  exist no  deficiencies  in  connection  therewith  for which customary  arrangements  for repayment  thereof have not been made. All Escrow  Payments have been collected in full  compliance  with state and federal law,  Accepted  Servicing  Practices and the provisions of the related
Mortgage  Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow,  escrow of funds is not prohibited by applicable law and has been  established  in an amount  sufficient to pay for every escrowed item that  remains  unpaid  and has been  assessed  but is not yet due and  payable.  Any  Escrow  Account  interest required to be paid pursuant to state and local law has been properly  paid and  credited.  No escrow  deposits or other  charges or payments  due under the  Mortgage  Note have been  capitalized  under any  Mortgage or the related Mortgage Note.  Company is an approved  seller/servicer  of residential  mortgage loans for Fannie Mae,
Freddie Mac and HUD, with such facilities,  procedures and personnel  necessary for the sound servicing of such mortgage  loans.  The Company is duly  qualified,  licensed,  registered  and  otherwise  authorized  under all applicable  federal  state  and  local  laws,  and  regulations,  if  applicable,  meets  the  minimum  capital requirements  set  forth by its  regulator,  and is in good  standing  to sell  mortgage  loans to and  service mortgage  loans for Fannie Mae and  Freddie  Mac and no event has  occurred,  including  but not  limited to, a change in  insurance  coverage,  which would make Company  unable to comply with  eligibility  requirements  or which would require notification to either Fannie Mae or Freddie Mac;

            (xii)     In the opinion of Company,  the  consideration  received by Company  upon the sale of the
Mortgage  Loans (and the  Servicing  Rights if Servicing  Released) to Purchaser  under this  Agreement and the related Bill of Sale  constitutes  fair  consideration  for the Mortgage  Loans and, if  applicable,  Servicing
Rights  under  current  market  conditions.  The  Company  will treat the sale of the  Mortgage  Loans and,  if applicable,  the Servicing Rights to the Purchaser as a sale for reporting and accounting  purposes and, to the extent appropriate, for federal income tax purposes;

            (xiii)    The  Company  has  delivered  to the  Purchaser  financial  statements  for its  last two complete  fiscal years.  All such financial  information  fairly  presents the pertinent  results of operations and financial  position for the period  identified and has been prepared in accordance  with GAAP  consistently applied  throughout the periods  involved,  except as set forth in the notes thereto.  There has been no change in the business,  operations,  financial  condition,  properties or assets of the Company since the date of the
Company's  financial  information  that would  have a material  adverse  effect on its  ability to perform  its obligations under this Agreement,  the Master Commitment,  the Mandatory Trade Term Sheets and the related Bill of Sale;

            (xiv)     The Company  has not dealt with any  broker,  investment  banker,  agent or other  person that may be entitled to any  commission or  compensation  in connection  with the sale of the Mortgage Loans or any Servicing Rights; and

            (xv)      The  Company  has the  computer  systems  and the  capability  to  effect  the  servicing transfer via a "tape-to-tape" method or via a reasonably acceptable electronic data processing method.

               Subsection 7.02.     Representations and Warranties Regarding Individual Mortgage Loans.

    The Company hereby represents and warrants to the Purchaser, with respect to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

               i      The  information  set forth in the related  Mortgage Loan Schedule is complete,  true and correct;

               ii     No payment under any Mortgage  Loan is delinquent as of the related  Closing Date nor has any  scheduled  payment been  delinquent at any time prior to the related  Closing  Date.  The Mortgage
        Loan has not been  dishonored.  There are no material  defaults  under the terms of the Mortgage  Loan.
        Each Mortgage Loan has a monthly Due Date of the first day of each month;

               iii    There is no valid offset,  right of rescission,  defense or  counterclaim  of any obligor under any Mortgage  Note or  Mortgage,  including  the  obligation  of the  Mortgagor to pay the unpaid principal of or interest on such Mortgage  Note,  and any  applicable  right of rescission has expired, nor will the operation of any of the terms of such  Mortgage  Note or Mortgage,  or the exercise of any right thereunder,  render either the Mortgage Note or the Mortgage unenforceable,  in whole or in part, or subject  to any right of  rescission,  set-off,  recoupment,  counterclaim  or  defense,  including, without  limitation,  the  defense of usury,  and no such  right of  rescission,  set-off,  recoupment, counterclaim  or defense has been  asserted  with respect  thereto.  No Mortgage Loan is subject to any pending  bankruptcy, insolvency, reorganization or moratorium;

               iv     There are no  mechanics'  liens or similar  liens or claims for work,  labor or  material affecting any Mortgaged  Property which have been filed (and no rights are  outstanding  that under law could give rise to such  liens),  which are or may be a lien prior to, or equal with,  the lien of such
        Mortgage,  except those which are insured against by the title  insurance  policy referred to in clause
        (ix) below;

               v      As of the date of  origination  of the Mortgage Loan and as of the related  Closing Date, there was and there  currently is no damage to any Mortgaged  Property.  At origination of the Mortgage
        Loan there was not, since  origination  of the Mortgage Loan there has been and there  currently is, no proceeding pending or threatened for the total or partial  condemnation of the Mortgaged Property.  The
        Company has not received  notification  that any such proceedings are scheduled to commence at a future date.

               vi     (a) With respect to each Mortgage Loan other than a  Cooperative  Loan,  each Mortgage is a valid,  subsisting,  enforceable  and  perfected  first or second lien (as noted in the Mortgage Loan
        Schedule) on the Mortgaged Property securing the related Mortgage Note,  including all buildings on the
        Mortgaged  Property  and all  installations  and  mechanical,  electrical,  plumbing,  heating  and air conditioning  systems affixed to such buildings,  and all additions,  alterations and replacements made at any time with respect to the  foregoing  securing the Mortgage  Note's  original  principal  balance subject  to  principles  of  equity,  bankruptcy,  insolvency  and other  laws of  general  application affecting  the rights of  creditors.  The Mortgage and the Mortgage Note do not contain any evidence of any security  interest  other than the interest of the  mortgagee or other  interest or right  thereto.
        Each Mortgaged  Property is owned by the Mortgagor in fee simple except with respect to any Cooperative
        Loan or Mortgage Loan  described in Section  7.03(xlvii)  and is free and clear of all adverse  claims, encumbrances  and liens  having  priority  over the first or second lien (as set forth in the  Mortgage
        Loan  Schedule) of the  Mortgage,  subject only for second lien  Mortgage  Loans,  only to a first lien
        Mortgage  Loan, and subject in all cases to (1) the lien of  nondelinquent  current real property taxes and assessments not yet due and payable,  (2) covenants,  conditions and  restrictions,  rights of way, easements  and other  matters  of public  record as of the date of  recording  of such  Mortgage,  such exceptions  appearing  of record  being  acceptable  to mortgage  lending  institutions  generally  and specifically  reflected  in the  appraisal  made in  connection  with the  origination  of the  related
        Mortgage Loan or referred to in the lender's title insurance  policy delivered to the originator of the related  Mortgage  Loan, and (3) other matters to which like  properties are commonly  subject which do not individually or in the aggregate  materially  interfere with the benefits of the security  intended to be provided by such Mortgage or the use, enjoyment,  value or marketability of the related Mortgaged
        Property.  Any security agreement,  chattel mortgage or equivalent document related to and delivered in connection  with the  Mortgage  Loan  establishes  and  creates a valid,  subsisting  enforceable,  and perfected  first or  second  lien (as set  forth in the  Mortgage  Loan  Schedule)  and first or second priority  security  interest on the property  described  therein,  and immediately prior to the sale of such  Mortgage  Loan to the  Purchaser  pursuant to this  Agreement  and the related Bill of Sale,  the
        Company  had full  right to sell and  assign the same to the  Purchaser;  and (b) with  respect to each
        Cooperative  Loan,  the  Mortgage  creates a first  lien or first  priority  interest  on the  property securing  the related  Mortgage  Note,  free and clear of all adverse  claims,  liens and  encumbrances having  priority  over the first  lien of the  Mortgage,  subject  only to (a) the lien of the  related
        Cooperative  housing  corporation  for unpaid  assessments,  (b) the  related  Proprietary  Lease being subordinated or otherwise subject to the mortgage on the related  Cooperative  building,  and (c) other matters to which like  properties  are commonly  subject  which do not  materially  interfere  with the benefits  of the  security  intended to be provided  by the  Mortgage or the use,  enjoyment,  value or marketability of the related Mortgaged Property.

               vii    Each Mortgage Loan complies with, and the Company has complied  with,  applicable  local, state and federal laws, regulations and other requirements including, without limitation,  usury, equal credit opportunity,  real estate settlement procedures, the Federal Truth-In-Lending Act and disclosure laws and  consummation of the transactions  contemplated  hereby,  including  without  limitation,  the receipt of interest by the owner of such  Mortgage  Loan,  will not involve the  violation  of any such laws,  rules or  regulations.  None of the Mortgage  Loans are (a) loans subject to 12 CFR Part 226.31,
        12 CFR Part 226.32 or 12 CFR Part 226.34 of  Regulation  Z, the  regulation  implementing  the Trust in
        Lending Act, which  implements the Home Ownership and Equity  Protection Act of 1994, as amended or (b)
        "high cost",  "covered",  or "predatory" loans under any other applicable state,  federal or local law, regulation or ordinances,  including,  but not limited to, the States of Georgia or North Carolina,  or the City of New York.  Each Mortgage Loan is being (and has been) serviced in accordance  with Accepted
        Servicing Practices and applicable state and federal laws, including,  without limitation,  the Federal
        Truth-In-Lending  Act and other consumer  protection laws, real estate  settlement  procedures,  usury, equal credit opportunity and disclosure laws.  Company shall maintain in its possession,  available for the Purchaser's  inspection,  as  appropriate,  and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements;

               viii   Neither the Company  nor any prior  holder of any  Mortgage  Loan has  impaired,  waived, altered or modified the Mortgage or Mortgage  Note (except that a Mortgage  Loan may have been modified by a written  instrument  (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule)  which has been  recorded,  if necessary to protect the interests of the owner of such Mortgage  Loan;  the substance of any such waiver,  alteration or  modification  has been approved by the issuer of any related Primary Mortgage  Insurance Policy and title insurance policy, to the extent required by the related  policies);  satisfied,  canceled,  rescinded or  subordinated  such
        Mortgage in whole or in part;  released the applicable  Mortgaged Property in whole or in part from the lien of such Mortgage;  or executed any instrument of  cancellation,  rescission or  satisfaction  with respect  thereto.  No instrument of release or waiver has been executed in connection with any Mortgage
        Loan, and no Mortgagor has been released,  in whole or in part from its  obligations in connection with a Mortgage Loan;

               ix     Each  Mortgage  Loan  is  covered  by  an  ALTA  lender's  title   insurance   policy  or
        equivalent  form of policy or insurance  acceptable  to Fannie Mae or Freddie Mac in a form  acceptable to,  and  issued by a title  insurer  acceptable  to,  Fannie Mae or  Freddie  Mac,  together  with all
        applicable  ALTA  endorsements,   including  without  limitation,  an  adjustable  rate  mortgage  loan endorsement,  if applicable,  a condominium  endorsement,  a planned unit development  endorsement,  an extended coverage endorsement,  and an 8.1 ALTA or equivalent environmental  endorsement,  insuring the
        Company,  its  successors  and  assigns,  as to the first or second lien  priority (as set forth in the
        Mortgage  Loan  Schedule) of the Mortgage  (subject to the  exceptions  contained in (vi) (1), (2), and
        (3) above),  in an amount at least equal to the original  principal  balance of each such Mortgage Loan and against any loss by reason of the  invalidity or  unenforceability  of the lien  resulting from the provisions of the Mortgage  providing for adjustment in the Mortgage Interest Rate and Monthly Payment.
        Each title insurance policy affirmatively  insures ingress and egress and insures against encroachments by or upon the  Mortgaged  Property and each such policy was issued on the date of the  origination  of each related Mortgage Loan by a title insurer  qualified to do business in the  jurisdiction  where the
        Mortgaged Property is located.  The Company,  its successors and assigns,  are the sole insured of such lender's title insurance policy,  such title insurance policy has been duly and validly endorsed to the
        Purchaser or the  assignment to the Purchaser of the  Company's  interest  therein does not require the consent of or  notification  to the insurer and such lender's title  insurance  policy is in full force and effect and will be in full force and effect upon the consummation of the transactions  contemplated by this  Agreement.  Where required by law or regulation,  the Mortgagor has been given the opportunity to choose the carrier of the required  mortgage  title  insurance.  No claims have been made under such lender's title insurance policy,  and no prior holder of the related  Mortgage,  including the Company, nor any  Mortgagor,  has done,  by act or  omission,  anything  which would impair the coverage of such lender's title insurance policy;

               x      All  of the  improvements  which  were  included  for  the  purpose  of  determining  the
        Appraised  Value of the Mortgaged  Property lie wholly within the boundaries  and building  restriction lines of such  property  (and wholly  within the project with respect to a  condominium  unit),  and no improvements on adjoining properties encroach upon the Mortgaged Property;

               xi     No  improvement  located on or being part of the  Mortgaged  Property is in  violation of any applicable zoning law or regulation,  subdivision law or ordinance.  All inspections,  licenses and certificates  required  to be made or issued with  respect to all  occupied  portions of the  Mortgaged
        Property  and,  with  respect  to the use and  occupancy  of the same,  including  but not  limited  to certificates  of occupancy  and fire  underwriting  certificates,  have been made or obtained  from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

               xii    All  parties  that  have  had  any  interest  in  the  Mortgage,  whether  as  mortgagee, assignee,  pledgee or  otherwise,  are (or,  during the period in which they held and  disposed of such interest,  were) (A) in compliance  with any and all applicable  licensing  requirements of the laws of the state  wherein the  Mortgaged  Property is located,  and (B) (1)  organized  under the laws of such state, or (2) qualified to do business in such state,  or (3) federal savings and loan  associations or national banks having principal offices in such state, or (4) not doing business in such state;

               xiii   Each Mortgage  Note and the  applicable  Mortgage are original and genuine  (including in the case of a Cooperative  Loan, the Cooperative  Shares,  the Proprietary  Lease,  and the Recognition
        Agreement),  and each is the legal, valid and binding  obligation of the maker thereof,  enforceable in accordance with its terms,  except as limited by bankruptcy,  insolvency,  reorganization,  moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable  principles
        (regardless  of whether such  enforcement  is  considered  in a proceeding in equity or at law) and the
        Company has taken all action  necessary to transfer  such rights of  enforceability  to the  Purchaser.
        All parties to the Mortgage Note and the Mortgage (and with respect to a Cooperative  Loan, the related
        Proprietary  Lease and  Recognition  Agreement) had legal capacity to execute the Mortgage Note and the
        Mortgage and each  Mortgage  Note and Mortgage  (and with respect to a  Cooperative  Loan,  the related
        Proprietary  Lease and  Recognition  Agreement)  and each  such  document  has been  duly and  properly executed  by such  parties.  The  Mortgage  Loan  Documents  are on forms  acceptable  to Fannie Mae or
        Freddie Mac.  Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

               xiv    Except as provided  below,  the proceeds of the Mortgage Loan have been fully  disbursed;
        there is no requirement  for future advances  thereunder and any and all  requirements as to completion of any on-site or off-site  improvements and as to disbursement of any escrow funds therefore have been complied  with.  Minor  items that do not affect  livability  may be  incomplete  (if  weather  related circumstances  prevented  their  completion) as long as Company has arranged for an adequate  escrow to guarantee  their  completion.  (Purchaser  considers funds equal to at least one and one-half times the cost to complete the items as a reasonable  amount to escrow.)  All costs,  fees and expenses  incurred in making,  closing or recording  the Mortgage  Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

               xv     Each Mortgage  contains  customary and enforceable  provisions that render the rights and remedies of the holder  thereof  adequate for the  realization  against the  Mortgaged  Property of the benefits of the  security,  including (i) in the case of a Mortgage  designated as a deed of trust,  by
        trustee's   sale,  and  (ii)  otherwise  by  judicial   foreclosure  or  if  applicable,   non-judicial
        foreclosure.  Upon default by a Mortgagor on a Mortgage Loan and  foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures,  the holder of the Mortgage Loan will be able to deliver good and  merchantable  title to the  property.  There is no  homestead  or other  exemption available to the Mortgagor which would interfere with such right to foreclose;

               xvi    With  respect to each  Mortgage  constituting  a deed of trust,  either a  trustee,  duly qualified under  applicable law to serve as such, has been properly  designated and currently so serves and is named in such  Mortgage or if no duly  qualified  trustee has been  properly  designated  and so serves,  the Mortgage  contains  satisfactory  provisions  for the  appointment  of such trustee by the holder of the  Mortgage  at no cost or  expense to such  holder,  and no fees or  expenses  are or will become  payable by the  Purchaser to the trustee under the deed of trust,  except in connection  with a trustee's sale after default by the Mortgagor;

               xvii   There are no defaults by Company in  complying  with the terms of the  Mortgage,  and all taxes,  governmental  assessments,  insurance premiums,  water, sewer and municipal charges,  leasehold payments  or ground  rents  (and  maintenance  charges  with  respect  to  Cooperative  Loans) or other outstanding  charges  affecting the Mortgaged  Property which previously became due and owing have been paid,  or escrow funds have been  established  in an amount  sufficient  to pay for every such escrowed item which remains  unpaid and which has been  assessed but is not yet due and payable.  There exist no deficiencies  with respect to escrow deposits and payments,  if such are required,  for which customary arrangements  for  repayment  thereof have not been made,  and no escrow  deficits or payments of other charges or  payments  due the  Company  have been  capitalized  under the  Mortgage  or the  applicable
        Mortgage Note;

               xviii  The Mortgage Note is not and has not been secured by any  collateral,  pledged account or other  security  other than the lien of the  corresponding  Mortgage and the  security  interest of any applicable  security agreement or chattel mortgage referred to above and such collateral does not serve as  security  for any other  obligation  and no  Mortgage  Loan is secured  by more than one  Mortgaged
        Property;

               xix     The buildings and improvements  upon each Mortgaged  Property are insured by a Qualified
        Insurer pursuant to a standard,  valid and existing hazard insurance policy acceptable to Fannie Mae or
        Freddie Mac which  policy  insures  against loss by fire,  hazards of extended  coverage and such other hazards as are provided for in the Fannie Mae Guides or Freddie Mac Guide  representing  coverage in an amount not less than the lesser of (A) the maximum  insurable value of the  improvements  securing such
        Mortgage Loan and (B) the outstanding  principal  balance of the related Mortgage Loan, but in no event an amount  less than an amount that is required  to prevent  the  Mortgagor  from being  deemed to be a co-insurer  thereunder.  If the Mortgaged  Property is in an area identified in the Federal Register by the Federal Emergency  Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current  guidelines of the Flood Insurance  Administration  (which policy conforms to Fannie Mae or Freddie Mac  requirements) is in effect with respect to such Mortgaged
        Property  with a Qualified  Insurer in an amount  representing  coverage not less than the least of (A)
        the outstanding  Stated Principal  Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements  securing  such  Mortgage  Loan or (C) the maximum  amount of insurance  that is available under federal law. All individual  insurance  policies  contain a standard  mortgagee clause naming the
        Company or the original holder of the Mortgage,  and its successors in interest, as loss payee, and all of the  premiums  due and  payable  thereon  have been  paid;  the  Mortgage  obligates  the  Mortgagor thereunder  to  maintain  all  such  insurance  at the  Mortgagor's  cost  and  expense,  and  upon the
        Mortgagor's  failure to do so,  authorizes  the holder of the  Mortgage  to obtain  and  maintain  such insurance at the Mortgagor's cost and expense and to seek  reimbursement  therefore from the Mortgagor.
        Neither the  Company  (nor any prior  originator  or  servicer  of any of the  Mortgage  Loans) nor any
        Mortgagor  has engaged in any act or omission  which has  impaired or would  impair the coverage of any such policy,  the benefits of the endorsement  provided for herein,  or the validity and binding effect of either;  All such  insurance  policies  contain a standard  mortgagee  clause  naming  Company,  its successors  and  assigns as loss payee and  contain a clause  that the  insurer  will  notify the named mortgagee at least ten (10) days prior to any reduction in coverage or cancellation of the policy;

               xx     There is no default,  breach or event of acceleration  existing under the Mortgage or the applicable  Mortgage  Note;  and no  event  which,  with the  passage  of time or with  notice  and the expiration  of any grace or cure  period,  would  constitute a default,  breach,  violation or event of acceleration,  and none of (i) the Company and any of its  affiliates  (ii) any servicer or subservicer and (iii) any  prior  mortgagee,  of any  Mortgage  Loan has  waived  any  default,  breach or event of acceleration;  no  foreclosure  action is threatened or has been commenced with respect to the Mortgage
        Loan;

               xxi    There  is no  obligation  on the  part of the  Company  or any  other  party  to make any payments with respect to the related Mortgage Loan in addition to the Monthly  Payments  required to be made by the  applicable  Mortgagor  and the Mortgage  Note with  respect to any Mortgage  Loan does not permit or obligate the Company to make future advances to the Mortgagor at the option of the Mortgagor;

               xxii   The  Company  has  caused or will  cause to be  performed  any and all acts  required  to preserve the rights and remedies of the Purchaser in any insurance policies  applicable to the Mortgage
        Loans including,  without limitation, any necessary notifications of insurers,  assignments of policies or interests therein,  and establishments of coinsured,  joint loss payee and mortgagee rights in favor of the Purchaser;

               xxiii  The Company has not advanced  funds,  or induced,  solicited  or  knowingly  received any advance of funds by a party other than the Mortgagor,  directly or  indirectly,  for the payment of any amount required by the Mortgage Loan;

               xxiv   The Mortgage  File contains an appraisal of the  Mortgaged  Property  signed prior to the final approval of the mortgage loan application by a Qualified Appraiser,  approved by the Company, who had no interest,  direct or  indirect,  in the  Mortgaged  Property or in any loan made on the security thereof,  and whose  compensation  is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser  both satisfy the  requirements  of Fannie Mae or Freddie Mac and Title
        XI of the Federal  Institutions  Reform,  Recovery,  and  Enforcement  Act of 1989 and the  regulations promulgated  thereunder,  all as in effect on the date the Mortgage Loan was originated and conforms to the  underwriting  requirements of the Company.  The appraisal is in a form acceptable to Fannie Mae or
        Freddie Mac and was made by a Qualified Appraiser;

               xxv Each of the  Mortgaged  Properties  consists  of a single  parcel  of real  property  with a detached  single-family  residence erected thereon, or a two- to four-family  dwelling, or a townhouse, or an individual  condominium  unit in a condominium  project,  or an individual unit in a planned unit development or a Cooperative  Unit. No such residence is a mobile home.  Except as provided  below,  no portion of the  Mortgaged  Property is used for  commercial  purposes.  None of the Mortgage  Loans are considered  agricultural  loans.  No  Mortgaged  Property  consists  of a log home,  earthen  home,  or underground home.  Mixed-Use Properties are acceptable if the following criteria are met:

o       The property must be a one-family dwelling that the borrower occupies as a principal residence.
o       The mixed use of the property must represent a legal,  permissible  use of the property under the local zoning requirements.
o       The borrower must be both the owner and the operator of the business.
o       The property must be primarily residential in nature.
o       The market  value of the  property  must be  primarily a function of its  residential  characteristics, rather than of the  business  use or any  special  business-use  modifications  that were made;

               xxvi  None of the Mortgage Loans provide for deferred  interest or negative  amortization.  None of the Mortgage Loans are simple interest Mortgage Loans; No Mortgaged Property is a timeshare;

                     xxvii   Other than for " "temporary  buydown"  Mortgage Loans  permitted in the Fannie Mae
        Guide,  the Mortgage Loan does not contain  provisions  pursuant to which Monthly  Payments are paid or partially paid with funds deposited in any separate account  established by the Company,  the Mortgagor or anyone on behalf of the  Mortgagor,  or paid by any source  other than the  Mortgagor.  The Mortgage
        Loan is not a graduated  payment Mortgage Loan. The Mortgage Loan does not contain  "balloon"  features unless disclosed on the Mortgage Loan Schedule;

                     xxviii  Company is the sole owner of record  and is the  holder of the  Mortgage  Loan and the  indebtedness  evidenced by the Mortgage Note and the related  Servicing  Rights thereto.  Upon the sale of the  Mortgage  Loan to the  Purchaser,  and prior to the  transfer of  Servicing  Rights to the
        Purchaser if  Servicing  Released,  the Company will retain the Mortgage  File or any part thereof with respect thereto not required to be delivered to the Purchaser or the Purchaser's  designee hereunder in trust  only  for the  purpose  of  servicing  and  supervising  the  servicing  of the  Mortgage  Loan.
        Immediately  prior to the transfer and  assignment to the Purchaser,  the Mortgage Loan,  including the
        Mortgage  Note and the Mortgage,  were not subject to an assignment  sale or pledge to any person other than Purchaser and the Company had good and marketable  title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser  free and clear of any  encumbrance, equity,  lien, pledge,  charge, claim or security interest and has the full right and authority subject to no  interest  or  participation  of, or  agreement  with,  any other  party,  to sell and assign the
        Mortgage  Loan  pursuant to this  Agreement  and the related Bill of Sale and following the sale of the
        Mortgage  Loan, the Purchaser  will own such Mortgage Loan free and clear of any  encumbrance,  equity, participation  interest,  lien,  pledge,  charge,  claim or security  interest.  The Company intends to relinquish  all rights to possess,  control and monitor the Mortgage  Loan,  except for the purposes of servicing  the  Mortgage  Loan as set forth in this  Agreement.  After the related  Closing  Date,  the
        Company will not have any right to modify or alter the terms of the sale of the  Mortgage  Loan and the
        Company will not have any  obligation  or right to repurchase  the Mortgage Loan or substitute  another
        Mortgage Loan, except as provided in this Agreement,  the related Master Commitment or the related Bill of Sale, or as otherwise  agreed to by the Company and the Purchaser;.  The Company acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

               xxix  For all  adjustable  rate  Mortgage  Loans:  the Mortgage  Interest Rate for each Mortgage
        Loan is fixed for an initial  period as described  in the Mortgage  Loan  Schedule.  Subsequent  to the
        first Adjustment Date, the Mortgage Note is payable in monthly  installments of principal and interest, which  installments are subject to change due to the adjustments to the Mortgage  Interest Rate on each
        Adjustment Date, with interest  calculated and payable in arrears,  sufficient to amortize the Mortgage
        Loan fully by the stated  maturity  date,  over an  original  term of not more than  thirty  years from commencement  of  amortization.  Principal  payments on the Mortgage Loan  commenced no more than sixty
        (60) days after the funds were  disbursed in connection  with the Mortgage  Loan.  Monthly  payments of interest are calculated on the basis of a year comprised of twelve 30-day  months.  No adjustable  rate
        Mortgage Loan permits  conversion to a fixed interest rate and all interest rate  adjustments have been made in compliance with applicable law and the terms of the Mortgage Note.

                     If the Mortgage Loan  provides  that the interest  rate may be adjusted,  all of the terms of the Mortgage  pertaining to interest rate  adjustments,  payment  adjustments and adjustments of the outstanding  principal  balance  are  enforceable,  all  such  adjustments  have  been  made in  strict compliance  with  federal,  state and local law and in  accordance  with the terms of the Mortgage Loan
        Documents,  including the mailing of required notices,  and such adjustments do not and will not affect the priority of the Mortgage  lien.  With  respect to each  Mortgage  Loan which has passed its initial
        Adjustment  Date,  Company has  performed an audit of the Mortgage Loan to determine  whether  interest rate adjustments have been made in accordance with the terms of the Mortgage Note and Mortgage.

               On the related Closing Date and until the initial  Adjustment  Date, the Mortgage  Interest Date is and shall be as set forth on the Mortgage Loan Schedule.  On the initial  Adjustment  Date set forth on the Mortgage Loan Schedule,  and on the Adjustment Dates occurring as described on the Mortgage Loan
        Schedule  thereafter,  the Mortgage  Interest Rate is subject to a new Mortgage  Interest Rate equal to the then current Index rate plus the Gross Margin set forth on the Mortgage Loan Schedule,  (rounded up or down to the nearest  0.125%),  subject to the Initial Rate Cap,  Periodic Rate Cap, Maximum Mortgage
        Interest  Rate and  Minimum  Mortgage  Interest  Rate set forth on the  Mortgage  Loan  Schedule.  Each
        Mortgage Note requires a monthly  payment which is sufficient  (a) during the period prior to the first adjustment to the Mortgage  Interest  Rate, to fully amortize the original  principal  balance over the original term thereof and to pay interest at the related  Mortgage  Interest  Rate,  and (b) during the period  following each Adjustment Date, to fully amortize the outstanding  principal  balance as of the first day of such period over the then  remaining term of such Mortgage Note and to pay interest at the related  Mortgage  Interest  Rate.  The Mortgage  Notes  provide that when the Mortgage  Interest  Rate changes on an Adjustment  Date, the then  outstanding  principal  balance will be reamortized  over the remaining life of the Mortgage Loan;

        xxx          The  Mortgage  contains a  provision  for the  acceleration  of the  payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged  Property is sold or transferred without the prior written consent of the mortgagee thereunder,  at the option of the mortgagee and such provision is enforceable;

        xxxi   Each of the Mortgage and the Assignment of Mortgage is in recordable  form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

        xxxii        The  Mortgagor  has not  notified  the  Company,  and the Company has no  knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

        xxxiii There exists no violation of any local, state, or federal  environmental law, rule or regulation with respect to the Mortgaged  Property which violation has or could have a material  adverse effect on the market value of such  Mortgaged  Property.  The Company has no  knowledge of any pending  action or
        proceeding   directly   involving  the  related  Mortgaged   Property  in  which  compliance  with  any
        environmental  law, rule or regulation is an issue;  and nothing  further remains to be done to satisfy in full all  requirements  of each such law, rule or regulation  constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

        xxxiv  For each Mortgage Loan, the related Mortgage File is complete and contains a true,  accurate and correct copy of each of the documents and instruments specified to be included therein;

        xxxv   Each Mortgage Note, each Mortgage,  each Assignment of Mortgage and any other documents required pursuant  to this  Agreement  to be  delivered  by the  Company  hereunder  has been  delivered  to the
        Purchaser or its designee;

        xxxvi  The  Mortgage  Note is  payable  on the first day of each  month.  Except  for  construction  to permanent  Mortgage  Loans  acceptable to Fannie Mae under the chapter of the Fannie Mae Guide entitled
        "Conversions  of  Construction-to-Permanent  Financing",  no Mortgage Loan was  originated  based on an appraisal  of  the  related  Mortgaged  Property  made  prior  to  completion  of  construction  of the improvements  thereon.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged  Property or  facilitating  the  trade-in or exchange of a Mortgaged  Property.  For new construction  Mortgage Loans,  the related  appraisal may be based on plans and  specifications  with a final inspection;

        xxxvii       The Company used no  selection  procedures  that  identified  the Mortgage  Loans as being less  desirable  or valuable  than other  comparable  mortgage  loans in the  Company's  portfolio;  No statement,  tape,  diskette,  form,  report or other  document  furnished or to be furnished by Company pursuant to this  Agreement,  the Master  Commitment or the related Bill of Sale or in connection  with the  transactions  contemplated  hereby  contains  or will  contain  any  statement  that is or will be inaccurate  or  misleading  in any material  respect or omits to state a material  fact  required to be stated therein or necessary to make the information and statements therein not misleading;

        xxxviii      No fraud, error,  negligence,  misrepresentation or material omission of fact with respect to a Mortgage  Loan has taken  place on the part of the  Company or the  Mortgagor  or any other  party involved in the origination or servicing of the Mortgage Loan;

        xxxix  The Mortgagor has received and has  executed,  where  applicable,  prior to  origination  of the
        Mortgage Loan, all disclosure and rescission  materials  required by applicable law with respect to the making of the Mortgage Loan;

        xl     The  Company is either,  and each  Mortgage  Loan was closed in the name of a creditor  which is either, a savings and loan association,  savings bank, commercial bank, credit union, insurance company or similar  institution  which is  supervised  and  examined by a federal or State  authority,  or by a mortgagee  approved by the Secretary of Housing and Urban  Development  pursuant to Section 203 and 211 of the National Housing Act;

               xli    No  first  lien  Mortgage  Loan  has a  Loan-to-Value  Ratio  in  excess  of 95%,  unless specified in the related  Mandatory Trade Term Sheet. No second lien Mortgage Loan has a CLTV in excess of 100%.  Each  Mortgage  Loan with an LTV  greater  than  80.00%,  is and will be subject to a Primary
        Mortgage  Insurance Policy issued by a Qualified  Insurer which provides coverage in an amount at least equal to that which would be required  by Fannie Mae and  Freddie Mac if such  Mortgage  Loan was being delivered for sale to, and/or  securitization  by, Fannie Mae or Freddie Mac unless the requirement for
        Primary  Mortgage  Insurance is waived in accordance with the underwriting  guidelines  attached to the
        Master  Commitment.  All provisions of such Primary  Mortgage  Insurance Policy have been and are being complied  with,  such policy is in full force and effect,  and all  premiums due  thereunder  have been paid. No Mortgage Loan requires  payment of such premiums,  in whole or in part, by the  Purchaser.  No action,  inaction,  or event has  occurred and no state of facts exists that has, or will result in the exclusion  from,  denial of, or defense to coverage.  Any Mortgage  Loan subject to a Primary  Mortgage
        Insurance Policy obligates the Mortgagor  thereunder to maintain the Primary Mortgage  Insurance Policy and to pay all  premiums  and charges in  connection  therewith.  The  mortgage  interest  rate for the
        Mortgage  Loan as set forth on the Mortgage Loan Schedule is net of any such  insurance  premium.  None of the Mortgage Loans are covered by a "lender-paid" Primary Mortgage Insurance Policy;

        xlii   The Company has no knowledge of any  circumstances  or condition  with respect to the  Mortgage, the Mortgaged  Property,  the Mortgagor or the  Mortgagor's  credit  standing that could  reasonably be expected to cause  purchasers to regard the Mortgage  Loan as an  unacceptable  investment,  cause such
        Mortgage Loan to become  delinquent or adversely affect the value or the  marketability of the Mortgage
        Loan.  The Company did not select the Mortgage Loans sold to Purchaser  based on any adverse  selection of mortgage loans in its portfolio that met Purchaser's  purchase  parameters for this  transaction (as such  parameters  are  set  forth  in the  related  Mandatory  Trade  Term  Sheet),  including  without limitation,  the location or condition of the Mortgaged  Property,  payment  pattern of the borrower or any other factor that may  adversely  affect the expected  cost of  foreclosing,  owning or holding the
        Mortgage Loans or related Mortgaged  Property or collecting the insurance or guarantee proceeds related thereto;

        xliii  Each Mortgage  Loan was  originated by or for the Company  pursuant to, and conforms  with,  the
        Company's  underwriting  guidelines  set forth in the  Product  Highlights  ("Highlights")  attached as
        Exhibit  (8) hereto  which  Highlights  shall be  updated  from time to time and shall be  provided  to
        Purchaser  for approval  with each  update.  Underwriting  guidelines  not  specifically  stated in the
        Highlights shall be governed by agency industry standards.

               xliv   Intentionally Omitted;

               xllv  Single Premium Credit Life Insurance.       None  of the  proceeds  of the  Mortgage  Loan
were used at origination to finance single-premium credit life insurance policies.

               xlvi  Prepayment  Fee.  With respect to each  Mortgage  Loan that has a Prepayment  Fee feature, each such  Prepayment  Fee is  enforceable  and will be  enforced  by the Seller,  and each  Prepayment  Fee is permitted  pursuant to federal,  state and local law. No Mortgage Loan will impose a Prepayment  Fee for a term in excess of five years from the date such  Mortgage  Loan was  originated.  For each  Mortgage Loan that has a
Prepayment  Fee, the Prepayment Fee is at least equal to six months interest at the related  Mortgage  Interest
Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

               xlvii Ground Lease.  Notwithstanding  anything to the contrary in this  Agreement,  with respect to each  Mortgage  Loan secured in whole or in part by the interest of the Mortgagor as a lessee under a ground lease of a Mortgaged  Property (a "Ground  Lease"):  (i) such Ground Lease is valid,  in good standing,  and in full force and effect;  (ii) the lessee is not in default under any  provision of the lease;  (iii) the term of the Ground  Lease  exceeds the  maturity  date of the  related  Mortgage  Loan by at least ten years;  (iv) the mortgagee  under the Mortgage Loan is given at least 30 days' notice of any default and an  opportunity to cure any defaults  under the Ground Lease or to take over the  Mortgagor's  rights under the Ground  Lease;  (v) the
Ground Lease does not contain any default  provisions  that could give rise to forfeiture or termination of the
Ground Lease except for the  non-payment  of the Ground Lease rents;  and (vi) the Ground Lease  provides  that the  leasehold  can be  transferred,  mortgaged  and  sublet  an  unlimited  number  of  times  either  without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor;

               xlviiiProprietary  Lease.  With  respect to each  Cooperative  Loan (i) there is no provision in the  Proprietary  Lease which requires the Mortgagor to offer for sale the shares owned by such Mortgagor first to the  Cooperative  for a price less than the  outstanding  amount of the  Cooperative  Loan, (ii) there is no prohibition in the Proprietary  Lease against pledging such shares or assigning the Proprietary  Lease that has been violated in connection with the origination of the Cooperative  Loan, and (iii) the Recognition  Agreement
provided  by the  Cooperative  is  substantially  in the form of the  "AZTECH"  form of  agreement  or includes provisions which are not materially less favorable to the lender than those of such AZTECH form of agreement;

               xlvix Cooperative  Loans.  With  respect to each  Cooperative  Loan,  as of the  closing of such
Cooperative  Loan,  the  Company  obtained  evidence  that,  if  the  Cooperative  Building  is in a  federally designated  flood  area,  a flood  insurance  policy  has been  obtained  in an amount  equal to at least  that required by applicable  law,  which  insurance the  Cooperative  is obligated to maintain at the  Cooperative's cost and expense;

               xlvl  Cooperative  Loans.  With respect to each  Cooperative  Loan, as of the Closing Date, such
Cooperative  Loan is secured by shares held by a  "tenant-stockholder"  of a  corporation  that  qualifies as a
"cooperative  housing  corporation" as such terms are defined in Section 216(b)(1) of the Internal Revenue Code of 1986, as amended,  and to the best of the Company's  knowledge,  no  Cooperative  is subject to  proceedings which would, if adversely  determined,  result in such Cooperative losing its status as a "cooperative  housing corporation" under Section 216(b)(1) of the Internal Revenue Code of 1986, as amended; and

               xlv   Cooperative  Loans.  With respect to each  Cooperative  Loan, the related Mortgage creates a perfected first priority  security  interest in the stock in the Cooperative and the Proprietary Lease of the related  Cooperative  Unit which were pledged to secure such  Cooperative  Loan, and the  Cooperative  owns the
Cooperative  building as an estate in fee simple in real  property or  pursuant  to a leasehold  acceptable  to
Fannie Mae.

               Subsection 7.03.     Remedies for Breach of Representations  and Warranties;  Failure to Deliver
Mortgage Loan Documents Within Required Time Period; Near-term Payment Defaults.

               It is understood and agreed that the agreements,  covenants,  representations  and warranties of
Company set forth in this  Agreement,  the Master  Commitment,  the Mandatory  Trade Term Sheet and the related
Bill of Sale shall survive the sale of the Mortgage Loans (and the Servicing  Rights if Servicing  Released) to
the Purchaser and shall inure to the benefit of the  Purchaser,  notwithstanding  any  restrictive or qualified endorsement  on any Mortgage Note or Assignment of Mortgage or the  examination  or lack of  examination of any
Mortgage  File.  Upon  discovery  by either the Company or the  Purchaser  of a breach of any of the  foregoing representations  and warranties which materially and adversely  affects the value of the Mortgage Loans (or the
Servicing  Rights if Servicing  Released) or the interest of the  Purchaser  therein (or which  materially  and adversely  affects the value of a Mortgage  Loan (or related  Servicing  Rights if  Servicing  Released) or the interests of the Purchaser in the related  Mortgage Loan  (including the Servicing  Rights thereon if Servicing
Released) in the case of a  representation  and warranty  relating to a particular  Mortgage  Loan),  the party discovering such breach shall give prompt written notice to the other.

               Within  sixty (60) days of the  earlier of either  discovery  by or notice to the Company of any breach of a representation  or warranty which materially and adversely  affects the value of a Mortgage Loan or the Mortgage Loans, or the interest of the Purchaser  therein,  the Company shall use its best efforts promptly to cure such breach in all material  respects and, if such breach cannot be cured,  the Company  shall,  at the
Purchaser's  option,  repurchase  such  Mortgage  Loan  (including  the related  Servicing  Rights if Servicing
Released) at the  Repurchase  Price.  In the event that a breach which  materially  and  adversely  affects the value  of all or some of the  Mortgage  Loans  shall  involve  any  representation  or  warranty  set  forth in
Subsection  7.01 and such breach  cannot be cured within sixty (60) days of the earlier of either  discovery by or notice to the Company of such breach,  all of the Mortgage Loans (including the related  Servicing Rights if
Servicing  Released) shall, at the Purchaser's  option,  be repurchased by the Company at the Repurchase Price.
Any  repurchase  of a  Mortgage  Loan or  Mortgage  Loans  (including  the  corresponding  Servicing  Rights if
Servicing  Released)  pursuant  to the  foregoing  provisions  of this  Subsection  7.03 shall  occur on a date designated by the Purchaser and shall be  accomplished  by wire transfer of immediately  available funds on the repurchase date to an account designated by the Purchaser as set forth in Exhibit 12.

               In the event either of the first three (3) scheduled  Monthly  Payments  which are due under any
Mortgage Loan after the related  Closing Date are not made during the month in which such Monthly  Payments are due,  then not later than five (5) Business Days after notice to the Company by Purchaser  (and at  Purchaser's sole option),  the Company,  shall  repurchase  such Mortgage Loan  (including the Servicing  Rights thereon if
Servicing  Released) from the Purchaser and the Servicing  Rights Owner if Servicing  Released  pursuant to the repurchase  provisions contained in this Subsection 7.03.  Notwithstanding the foregoing,  if any such payments are not made in the month they are due and such  non-payment  is a result of the  transfer of  servicing of the
Mortgage  Loan to Company,  then Company  shall not be  obligated  to  repurchase  such  Mortgage  Loan if such payment is made within 2 weeks of the end of the month it was due.

               If the  Mortgage  Loan  Documents  are not  delivered  to  Purchaser or its designee by the time periods set forth in Section 6.03,  then, at Purchaser's  option,  Company shall  immediately  repurchase  each
Mortgage Loan to which the timing  requirements of Section 6.03 have not been met for the repurchase  price set forth  above.  Notwithstanding  anything  to the  contrary  herein,  Company  shall  have no  right to cure any violation of Section 6.03.

               At the time of repurchase,  the Purchaser,  the Servicing  Rights Owner, if Servicing  Released,
and the  Company  shall  arrange  for the  reassignment  of the  repurchased  Mortgage  Loan and/or the related
Servicing  Rights,  as applicable,  to the Company and the delivery to the Company of any documents held by the
Purchaser  and/or the  Servicing  Rights  Owner and their  respective  designees  relating  to the  repurchased
Mortgage Loan or Servicing  Rights,  as  applicable.  Upon the repurchase of a Mortgage Loan, the Mortgage Loan
Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

               In addition to such cure and repurchase  obligation,  the Company shall  indemnify the Purchaser
(and the Servicing  Rights Owner if Servicing  Released) and hold them  harmless  against any losses,  damages, penalties,  fines,  forfeitures,  reasonable and necessary legal fees and related costs,  judgments,  and other costs and expenses  resulting  from any claim,  demand,  defense or  assertion  based on or grounded  upon,  or resulting  from any assertion  based on,  grounded upon or resulting  from a breach or alleged breach of any of the  representations  and warranties  contained in this Section 7 or a failure to comply with the  requirements of Section  6.03.  In  addition  to the  obligations  of the Company  set forth in this  Subsection  7.03,  the
Purchaser  (and  Servicing  Rights  Owner if  Servicing  Relased)  may  pursue any and all  remedies  otherwise available at law or in equity, including, but not limited to, the right to seek damages.

               Any  cause of action  against  the  Company  relating  to or  arising  out of the  breach of any representations  and  warranties  made in  Subsections  7.01 or 7.02 shall accrue as to any  Mortgage  Loan (or
Servicing  Rights if Servicing  Released)  upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the  Purchaser  and  (Servicing  Rights  Owner if  Servicing  Released),  (ii) failure by the
Company to cure such breach or  repurchase  such  Mortgage  Loan and/or,  if  applicable,  Servicing  Rights as specified  above,  and (iii) demand upon the Company by the Purchaser  (or Servicing  Rights Owner if Servicing
Released) for compliance with the relevant provisions of this Agreement.

        SECTION 8.    Closing.      The  closing  for the  Mortgage  Loans  shall  take  place  on the  related
Closing Date. At the  Purchaser's  option,  the closing shall be either by telephone and  facsimile,  confirmed by Letter or wire as the parties  shall  agree,  or  conducted  in person,  at such place as the parties  shall agree.

               Subsection 8.1  Conditions to Purchaser's Obligations.

               The  obligation  of  Purchaser  to purchase  the  Mortgage  Loans (and the  Servicing  Rights if
Servicing  Released)  on the related  Closing  Date is subject to the  satisfaction  at or prior to the related
Closing Date of each of the following conditions (any or all of which may be waived by Purchaser):

               (a)    Representations  and Warranties  Correct.  Each of the  representations and warranties of
        Company contained in this Agreement, the Master Commitment,  the related Mandatory Trade Term Sheet and the related Bill of Sale shall be true and correct as of the related Closing Date.

               (b)    Compliance  with  Covenants.  Company shall have performed and be in compliance  with, in all material  respects,  all of its respective  covenants,  acts, and obligations to be performed on or prior  to  the  related  Closing  Date  under  this  Agreement,  the  Master  Commitment,  the  related
        Confirmation Letter and the related Bill of Sale.

               (c)    Closing  Documents.  Company  shall have executed and  delivered  this  Agreement and the related Bill of Sale and all other Closing  Documents and all other documents  required to be delivered by Company hereunder.

               (d)    Corporate  Actions.  All  corporate,  partnership  and other acts  necessary to authorize the  execution,  delivery,  and  performance  of this  Agreement  and the related  Bill of Sale and the consummation of the transactions contemplated hereunder shall have been taken by Company.

               Subsection 8.2Conditions to Company's Obligations.

               The  obligation  of Company to sell the Mortgage  Loans (and the  Servicing  Rights if Servicing
Released) on the related  Closing Date is subject to the  satisfaction  at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Company):

               (a)    Purchase Price.  The related Purchase Price,  plus accrued  interest  pursuant to Section
        4, shall have been  delivered to Company by wire transfer of  immediately  available  funds pursuant to
        Company's reasonable instructions.

               (b)    Compliance  with  Covenants.  The  Purchaser  shall have  performed  and be in compliance with, in all material respects, all of its respective covenants,  acts, and obligations to be performed under this Agreement, the related Commitment and the related Bill of Sale.

               (c)    Closing  Documents.  Purchaser  shall have executed and delivered  this Agreement and the related Bill of Sale.

(d)     Corporate  Actions.  All corporate and other acts necessary to authorize the execution,  delivery,  and performance of this Agreement,  the Master  Commitment,  the related Mandatory Trade Term Sheet and the related Bill of Sale and the  consummation of the transactions  contemplated  hereunder shall have been taken by Purchaser.

        SECTION 9.    Closing Documents.

               The Closing  Documents for the Mortgage Loans (and the Servicing  Rights if Servicing  Released)
to be  purchased  on the related  Closing  Date shall  consist of fully  executed  originals  of the  following documents:

               1.     for the first Closing Date, this Agreement, in two (2) counterparts;

               2.     upon the  request of  Purchaser,  before the first  Closing  Date,  a  Custodial  Account
                      Letter Agreement in the form attached as Exhibit 3 hereto;

3.      upon the request of Purchaser,  before the first Closing Date, an Escrow  Account  Letter  Agreement in the form attached as Exhibit 4 hereto;

4.      the related Mortgage Loan Schedule, one copy to be attached to the related Bill of Sale;

5.      the related Bill of Sale;

6.      before the first  Closing  Date an Officer's  Certificate  of the Company in a form  acceptable  to the
                      Purchaser;

7.      before the first  Closing Date and on other  Closing  Dates as Purchaser  may  reasonably  request,  an
                      Opinion of Counsel to the Company, in a form acceptable to the Purchaser; and

8.      such other documents  related to the purchase and sale of the Mortgage Loans (and the Servicing  Rights if Servicing Released) as the Purchaser may reasonably request.

               SECTION 10.   Costs;  Assignments.  The Purchaser  shall pay any  commissions  due its salesmen, the  expenses  of its  accountants  and  attorneys  and the  expenses  and fees of any broker  retained  by the
Purchaser with respect to the  transaction  covered by this  Agreement.  All other costs and expenses  incurred in  connection  with the  transfer  and  delivery  of the  Mortgage  Loans  and  related  Servicing  Rights  if applicable,  including,  without limitation,  fees for the preparation and recording of intervening assignments of Mortgage and  Assignments  of Mortgage,  (including  any fee to any nominal holder of the Mortgage to assign the Mortgage  electronically) any termination fees owed to Company's document custodian,  any costs relating to transfer of the Mortgage File, and other Mortgage Loan records to Purchaser,  the costs of delivering  complete master file tape  information  and other  electronically  stored  information  to the  Purchaser,  the costs of notifying the Mortgagors,  hazard and flood insurance companies and other third parties as required,  the costs of transferring  "lifetime" tax service  contracts (as described in Section 14.01) to the Purchaser,  the costs of  transferring  "lifetime"  flood  certification  contracts (as described in Section 14.02) to the Purchaser, and the legal fees and expenses of its attorneys shall be paid by the Company.  Upon Purchaser's  request,  the
Company  shall  be  responsible  for the  recordation  of all  Assignments  of  Mortgage  and  all  intervening assignments of mortgage, as applicable.

               SECTION 11.   Company's  Servicing  Obligations.  Company,  as  independent  contract  servicer, shall service and  administer  the Mortgage Loans prior to a  Reconstitution  in accordance  with the terms and provisions  set forth in this  Agreement  and in the  Servicing  Addendum  attached  hereto as Exhibit 5, which
Servicing  Addendum is  incorporated  herein by reference.  The Company  shall not take,  or fail to take,  any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

               Subsection 11.01.    Cooperation of Company with a Reconstitution.

        The Company and the  Purchaser  agree that with  respect to some or all of the  Mortgage  Loans,  on or after the related Closing Date, on one or more dates (each a  "Reconstitution  Date") at the  Purchaser's  sole option,  the Purchaser may effect a sale (each, a  "Reconstitution")  of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (a)     one or more third party  purchasers in one or more in whole loan transfers (each, a "Whole Loan
Transfer"); or

        (b)    one or more trusts or other entities to be formed as part of one or more pass-through  transfers
(each, a "Pass-Through Transfer").

        The Company agrees to execute in connection with any agreements among the Purchaser,  the Company,  and any servicer in connection  with a Whole Loan Transfer,  an Assignment,  Assumption and  Recognition  Agreement
substantially  in the form of  Exhibit  8  hereto,  or, at  Purchaser's  request,  a  seller's  warranties  and servicing  agreement or a  participation  and  servicing  agreement or similar  agreement in form and substance reasonably  acceptable to the parties, and in connection with a Pass-Through  Transfer, a pooling and servicing agreement in form and substance  reasonably  acceptable to the parties,  (collectively the agreements  referred to herein are designated,  the  "Reconstitution  Agreements").  It is understood  that any such  Reconstitution
Agreements  will not  contain  any  greater  obligations  on the part of  Company  than are  contained  in this
Agreement.

        With respect to each Whole Loan Transfer and each Pass-Through  Transfer entered into by the Purchaser, the  Company  agrees  (1) to  cooperate  fully  with the  Purchaser  and any  prospective  purchaser  or rating agencies,  surety  companies,  accountants,  prospective  investors,  and  prospective  purchasers of servicing rights with  respect to all  reasonable  requests and due  diligence  procedures;  (2) to execute,  deliver and perform all  Reconstitution  Agreements  required by the  Purchaser;  (3) to restate  the  representations  and warranties  set  forth  in this  Agreement  as of the  settlement  or  closing  date in  connection  with  such
Reconstitution  (each, a  "Reconstitution  Date";  and (4) provide EMC Mortgage  Corporation  with a electronic copy of the monthly reporting  information with respect to any Mortgage Loan included in a  Reconstitution.  In that  connection,  the Company  shall  provide to such  servicer  or issuer,  as the case may be, and any other participants in such Reconstitution:  (i) any and all information  (including servicing portfolio  information)
and  appropriate  verification  of  information  (including  servicing  portfolio  information)  which  may  be reasonably available to the Company,  whether through letters of its auditors and counsel or otherwise,  as the
Purchaser  or any such other  participant  shall  request  upon  reasonable  demand;  and (ii) such  additional representations,  warranties,  covenants,  opinions of counsel,  letters from  auditors,  and  certificates  of public  officials or officers of the Company as are reasonably  agreed upon by the Company and the Purchaser or any such other  participant.  In connection  with each  Pass-Through  Transfer,  the Company  agrees to provide reasonable and customary  indemnification  to the Purchaser and its affiliates for disclosure  contained in any offering  document  relating  to the  Company  or its  affiliates,  the  Mortgage  Loans  and the  underwriting standards of the Mortgage  Loans.  The Purchaser shall be responsible for the costs relating to the delivery of such information.

        All Mortgage Loans not sold or transferred  pursuant to a  Reconstitution  shall remain subject to, and serviced  in  accordance  with the terms of, this  Agreement  and the related  Bill of Sale,  and with  respect thereto this Agreement and the related Bill of Sale shall remain in full force and effect.

        SECTION 12.   The Company.

               Subsection 12.01     Indemnification

               The Company  agrees to indemnify the Purchaser and the Servicing  Rights Owner,  if  applicable, and hold them harmless from and against any and all claims, losses,  damages,  penalties,  fines,  forfeitures, legal  fees and  related  costs,  judgments,  and any  other  costs,  fees  and  expenses  (including,  without limitation,  reasonable  attorney's  fees and expenses)  that the  Purchaser or the Servicing  Rights Owner may sustain in any way  related to (i) any act or omission  on the part of the  Company in  receiving,  processing, funding or servicing  any  Mortgage  Loan or otherwise  arising  from the transfer of the  Servicing  Rights if applicable,  provided for in this  Agreement;  (ii) Company's  inability to effect or cause the transfer of the
Servicing  Rights  to  Purchaser  unless  such  inability  is the sole  result  of any act or  omission  of the
Purchaser;  (iii) the  failure of the Company to perform in any way its duties to service  the  Mortgage  Loans in strict  compliance  with the terms of this  Agreement;  and (iv) for  breach  of any  obligation,  covenant, representation  or warranty of the Company  contained  herein.  In addition to the  obligations  of the Company set forth in this Subsection  12.01,  the Purchaser and Servicing  Rights Owner, if applicable,  may pursue any and all  remedies  otherwise  available at law or in equity,  including,  but not limited to, the right to seek damages.  The Company shall  immediately  notify the Purchaser and Servicing Rights Owner, if applicable,  if a claim is made by a third party with respect to this Agreement or the Mortgage  Loans,  assume (with the consent of the Purchaser  and  Servicing  Rights Owner and with counsel  reasonably  satisfactory  to the Purchaser and
Servicing Rights Owner) the defense of any such claim and pay all expenses in connection  therewith,  including counsel fees,  and promptly pay,  discharge and satisfy any judgment or decree which may be entered  against it or the  Purchaser  or Servicing  Rights  Owner in respect of such claim but failure to so notify the  Purchaser and  Servicing  Rights Owner shall not limit its  obligations  hereunder.  The Company  agrees that it will not enter into any  settlement of any such claim  without the consent of the Purchaser and Servicing  Rights Owner, as applicable.  The provisions of this Section 12.01 shall survive termination of this Agreement.

               Subsection 12.02.    Merger or Consolidation of the Company.

               The  Company  shall  keep in full force and effect its  existence,  rights and  franchises  as a federal  savings  bank doing  business  under the laws of the  United  States of  America  except as  permitted herein,  and shall  obtain and  preserve  its  qualification  to do business as a foreign  corporation  in each jurisdiction in which such  qualification  is or shall be necessary to protect the validity and  enforceability of this  Agreement  or any of the  Mortgage  Loans,  and to enable the Company to perform its duties under this
Agreement.

               Any Person into which the Company may be merged or  consolidated,  or any corporation  resulting from any merger,  conversion or consolidation  to which the Company shall be a party, or any Person  succeeding to the  business of the Company,  shall be the  successor of the Company  hereunder,  without the  execution or filing  of any  paper or any  further  act on the part of any of the  parties  hereto,  anything  herein to the contrary  notwithstanding;  provided,  however,  that the  successor  or  surviving  Person  shall  satisfy any requirements of Section 15 with respect to the qualifications of a successor to the Company.

               Subsection 12.03.    Limitation on Liability of the Company and Others.

               Neither the Company nor any of the  officers,  employees or agents of the Company shall be under any liability to the Purchaser for any action taken, or for refraining  from the taking of any action,  in good faith in  connection  with the interim  servicing  of the Mortgage  Loans  pursuant to this  Agreement,  or for errors in judgment;  provided,  however,  that this provision  shall not protect the Company or any such person against any breach of warranties  or  representations  made herein,  or failure to perform its  obligations  in strict  compliance  with any  standard  of care set  forth in this  Agreement,  or any  liability  which  would otherwise be imposed by reason of any breach of the terms and  conditions  of this  Agreement.  The Company and any  officer,  employee or agent of the Company may rely in good faith on any  document of any kind prima facie properly executed and submitted by any Person respecting any matters arising  hereunder.  The Company shall not be under any  obligation  to appear in,  prosecute or defend any legal action  which is not  incidental  to its obligation to sell, or duty to service,  the Mortgage Loans in accordance  with this Agreement and which in its opinion may  involve it in any  expenses or  liability;  provided,  however,  that the  Company  may,  with the consent of the  Purchaser,  undertake  any such action  which it may deem  necessary or desirable in respect to this  Agreement and the rights and duties of the parties  hereto.  In such event,  the legal expenses and costs of such action and any liability  resulting  there from shall be expenses,  costs and liabilities for which the
Purchaser  shall be liable,  the Company shall be entitled to  reimbursement  therefore from the Purchaser upon written demand except when such expenses,  costs and liabilities  are subject to the Company's  indemnification under Subsections 7.03 or 12.01.

               Subsection 12.04     Company Not to Resign.

               The Company  shall not assign this  Agreement or resign from the  obligations  and duties hereby imposed on it except by mutual  consent of the Company and the  Purchaser  or upon the  determination  that its servicing duties hereunder are no longer  permissible  under applicable law and such incapacity cannot be cured by the Company in which  event the  Company  may resign as  servicer.  Any such  determination  permitting  the resignation  of the Company as servicer  shall be evidenced  by an Opinion of Counsel to such effect  delivered to the Purchaser which Opinion of Counsel shall be in form and substance  acceptable to the Purchaser.  No such resignation  shall become  effective  until a successor shall have assumed the Company's  responsibilities  and obligations hereunder in the manner provided in Section 15.

               Subsection 12.05.    No Transfer of Servicing.

               With  respect to the  retention  of the  Company to service  the  Mortgage  Loans,  the  Company acknowledges that the Purchaser has acted in reliance upon the Company's  independent  status,  the adequacy of its servicing facilities,  plant, personnel,  records and procedures,  its integrity,  reputation and financial standing  and the  continuance  thereof.  Without in any way  limiting  the  generality  of this  Section,  the
Company  shall not either  assign this  Agreement or the  servicing  hereunder or delegate its rights or duties hereunder or any portion thereof,  or sell or otherwise  dispose of all or substantially all of its property or assets,  without the prior written approval of the Purchaser,  which consent will not be unreasonably withheld.
Notwithstanding  the foregoing,  Company may retain Waterfield  Mortgage Company as a subservicer  hereunder to perform  all of  Company's  subservicing  obligations,  but  Company  agrees  that it  remains  liable  for its obligations hereunder.

        SECTION 13.   Default

               Subsection 13.01.    Events of Default; Termination.

               In case one or more of the  following  Events  of  Default  by the  Company  shall  occur and be continuing, that is to say:

                   (i)       any failure by the Company to remit to the  Purchaser  any payment  required to be made under the terms of this  Agreement  which  continues  unremedied  for a period of one (1)  Business Day or failure to timely remit to Purchaser or its designee any Mortgage  Loan  Documents in Section  6.03,  for which failure Company shall have no right to remedy such default as provided below; or

                  (ii)       failure on the part of the  Company  duly to  observe  or perform in any  material respect any other of the covenants or agreements  on the part of the Company set forth in this  Agreement,  the
Master  Commitment,  the related  Mandatory  Trade Term  Sheet,  or the  related  Bill of Sale which  continues unremedied  for a period of thirty  (30) days  (except  that such  number of days shall be fifteen  (15) in the case of a failure to pay any premium for any insurance  policy required to be maintained  under this Agreement)
after the date on which  written  notice of such failure,  requiring  the same to be remedied,  shall have been given to the Company by the Purchaser; or

                 (iii)       a  decree  or  order  of  a  court  or  agency  or  supervisory  authority  having jurisdiction  for the  appointment  of a conservator or receiver or liquidator in any  insolvency,  bankruptcy, readjustment of debt,  marshalling of assets and liabilities or similar  proceedings,  or for the winding-up or liquidation  of its affairs,  shall have been  entered  against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv)       the Company  shall  consent to the  appointment  of a  conservator  or receiver or liquidator in any  insolvency,  bankruptcy,  readjustment  of debt,  marshalling  of assets and  liabilities or similar  proceedings  of, or relating  to, the Company or of, or relating to, all or  substantially  all of its property; or

                   (v)       the Company  shall admit in writing its  inability  to pay its debts  generally as they become due, file a petition to take  advantage of any  applicable  insolvency or  reorganization  statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi)       failure by the Company to be in compliance  with the applicable  "doing  business"
or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                      (vii)  the  Company  ceases to be  approved  by either  Fannie  Mae or  Freddie  Mac as a mortgage loan seller or servicer for more than thirty days;

                (viii)       the Company attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder; or

                  (ix)              the Company has breached any of Company's representations or warranties in this Agreement which breach remains unremedied for 30 days.

               then,  and in each and  every  such  case,  so long as an Event of  Default  shall not have been remedied,  the  Purchaser,  by notice in writing  to the  Company  may,  in  addition  to  whatever  rights the
Purchaser  may have at law or  equity  to  damages,  including  injunctive  relief  and  specific  performance, terminate  all the rights and  obligations  of the Company as servicer  under this  Agreement,  terminate  this
Agreement,  and terminate any obligation of Purchaser  under the Master  Commitment  and any related  Mandatory
Trade Term Sheet.  On or after the receipt by the Company of such written  notice,  all  authority and power of the  Company to service the  Mortgage  Loans  under this  Agreement  shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

               Subsection 13.02.    Intentionally Omitted.

               Subsection 13.03.    Waiver of  Defaults.  The  Purchaser  may waive any  default by the Company in the performance of its obligations  hereunder and its consequences.  Upon any such waiver of a past default, such default  shall cease to exist,  and any Event of Default  arising  there from shall be deemed to have been remedied for every purpose of this  Agreement.  No such waiver shall extend to any  subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

               SECTION 14.   Termination;  Servicing  Transfer for  Servicing  Released  Mortgage  Loans.  With
respect to a Mortgage Loan sold Servicing  Released,  the respective  obligations and  responsibilities  of the
Company,  as servicer,  shall  terminate as provided in this Agreement or the Master  Commitment or the Bill of
Sale after  Purchaser  provides to Company 60 days  written  notice of  termination  (the  "Servicing  Transfer
Date").  Upon request from the Purchaser in connection  with any such  termination,  the Company shall prepare, execute and deliver,  any and all documents and other  instruments,  place in the  Purchaser's  possession  all
Mortgage Files,  and do or accomplish all other acts or things  necessary or appropriate to effect the purposes of such notice of  termination,  whether to complete the transfer and endorsement or assignment of the Mortgage
Loans and  related  documents,  to prepare  notices to the  mortgagors  and  related  insurance  companies,  or otherwise,  at the  Company's  sole  expense.  The Company  agrees to  cooperate  with the  Purchaser  and such successor in effecting the  termination  of the Company's  responsibilities  and rights  hereunder as servicer, including,  without  limitation,  the transfer to such successor for  administration  by it of all cash amounts which shall at the time be credited by the Company to the  Custodial  Account or Escrow  Account or  thereafter received  with respect to the  Mortgage  Loans.  The Company  shall follow the  reasonable  servicing  transfer instructions  of the  Purchaser  and any  successor  servicer  with respect to servicing  transfer  procedures.
Company  and  Purchaser  will each,  at the  request of the other,  execute  and deliver to each other all such documents  that either may  reasonably  request in order to perfect the  transfer,  assignment  and delivery to
Purchaser of the  Servicing  Rights to be sold,  transferred,  assigned and delivered as provided  herein.  The
Company will be paid a transfer  fee, in the amount of $50,000.00  provided it complies  with the  requirements of Sections 14 through 14.07.

        Subsection 14.01.  Intentionally Omitted.

        Subsection 14.02     Obligations  of the Company  after the  Termination  of Servicing  Hereunder  for
                             Mortgage Loans sold Servicing Released

               Without  limiting the  generality  of Section 14., the Company shall take, or cause to be taken, the  following  actions with  respect to the Mortgage  Loans  within  three (3)  Business  Days  following  its termination as Servicer hereunder (or within such time as may otherwise be specified below):

               (a)    Tape.  The  Company  shall  furnish  to the  Purchaser  all  available  computer  or like records  requested  by  the  Purchaser  reflecting  the  status  of  payments,  balances  and  other  pertinent information with respect to the Mortgage Loans as of the related  Servicing  Transfer Date (including,  without limitation,  (i) master  file,  (ii) escrow  file,  (iii)  payee file,  which  includes  comprehensive  tax and insurance  information  identifying payee, payee address, next payment due date, next amount payable and policy number/parcel  number,  (iv)  ARM  master  file,  (v) ARM  history,  and (vi) all  HMDA  data  required  by the
Agencies).  Such records  shall  include  magnetic  tapes  reflecting  all  computer  files  maintained  on the
Mortgage Loans and shall include reports in electronic format as specifically requested by the Purchaser;

               (b)    Mortgage  File.  If the  Company  has  not  already  done  so,  the  Company  shall  have forwarded a complete Mortgage File with respect to each Mortgage Loan;

               (c)    Accounting   Reports.   The  Company  shall  furnish  to  the  Purchaser  copies  of  all accounting  reports  relating  to the  Mortgage  Loans as of the related  Servicing  Transfer  Date  including, without limitation, a trial balance and reports of collections,  delinquencies,  prepaids, curtailments, escrow payments, escrow balances,  partial payments,  partial payment balances and other like information with respect to the Mortgage Loans;

               (d)    Other  Documentation.  The  Company  shall  provide  the  Purchaser  any and all  further documents  reasonably  required by the Purchaser in order to fully transfer to the Purchaser  possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

               (e)    Transfer  of  Escrow  Funds  and  Other  Proceeds.  The  Company  shall  transfer  to the
Purchaser,  by wire transfer to the account designated by the Purchaser,  in Exhibit 11, an amount equal to the sum of (i) the Net Escrow  Payments,  (ii) all  undistributed  insurance loss draft funds,  (iii) all unapplied funds received by the Company,  (iv) all unapplied  interest on escrow balances accrued through the termination hereof,  (v) all buydown funds held by the Company as of termination  hereof and (vi) all other amounts held by the  Company  with  respect to the  Mortgage  Loans as of the  termination  hereof for which the Company is not entitled to retain  (collectively,  the  "Escrow  Proceeds").  Within  five (5)  Business  Days  following  the
Purchaser's  receipt of the Escrow  Proceeds,  the Company and the Purchaser  shall  resolve any  discrepancies between the Company's  accounting  statement and the Purchaser's  reconciliation with respect thereto. No later than ten (10) Business Days following the related  Servicing  Transfer  Date, the Company or the Purchaser,  as
the case may be,  shall  transfer to the other,  by wire  transfer to the  designated  account,  any amounts to which the other party is entitled; and

               (f)    Mortgage  Payments  Received After  Termination of Servicing.  The Company shall promptly forward to the Purchaser any payment  received by it after the  termination of servicing with respect to any of the  Mortgage  Loans,  whether such  payment is in the form of  principal,  interest,  taxes,  insurance,  loss drafts,  insurance refunds, etc., in the original form received,  unless such payment has been received in cash or by the  Company's  lock box  facility,  in which  case the  Company  shall  forward  such  payment in a form acceptable to the Purchaser.  The Company shall notify the Purchaser of the  particulars of the payment,  which notification  shall set forth  sufficient  information  to permit  timely  and  appropriate  processing  of the payment by the Purchaser.

               Subsection 14.03.    Limited  Power of  Attorney.  If  requested  by  Purchaser,  Company  shall furnish to Purchaser a limited power of attorney in the form  attached here as Exhibit 10 appointing  Purchaser and any of its  employees  to act as  Company's  attorney  in  fact  to  execute  documents  pertaining  to the discharge and  satisfaction  of Mortgages  which were recorded in Company's name and to endorse checks received by the Purchaser from Mortgagor after the Company's termination as Servicer hereunder in the Company's name.

               Subsection 14.04.    Supplementary  Information.  From time to time,  Company  shall  furnish to
Purchaser  such  information  supplementary  to the  information  contained  in  the  documents  and  schedules delivered pursuant hereto and file such reports as Purchaser may reasonably request.

               Subsection 14.06.    Reasonable Access.    Company  shall  give  Purchaser  and  its  authorized
representatives  reasonable  access to all  documents,  files,  books,  records,  accounts,  offices  and other facilities  of Company  related to the Mortgage  Loans and  Servicing  Rights  transferred  hereby,  and permit
Purchaser to make such  inspections  thereof as Purchaser may reasonably  request during normal business hours, provided,  however,  that  such  investigation  or  inspection  shall be  conducted  in such a manner as to not interfere unreasonably with Company's business operations.

               Subsection 14.07.    Facilities.    Company  shall  maintain  and  employ  throughout  the  term hereof a  sufficient  number of  qualified  employees  to perform the  servicing  activities  to be carried out hereunder  in an  efficient  and  professional  basis as carried  out by  Company  when it was the owner of the
Servicing  Rights.  If necessary to perform its duties  hereunder,  Company  shall  employ  additional  or more qualified  personnel.  Company shall maintain  throughout the term hereof  physical  facilities  from which the servicing activities can be performed in a manner consistent with the foregoing.

        SECTION 15.   Successor to the Company.  Prior to  termination  of the Company's  responsibilities  and duties as servicer  under this Agreement  pursuant to Section 13 or 14, the Purchaser  shall (i) succeed to and assume  all  of the  Company's  responsibilities,  rights,  duties  and  obligations  as  servicer  under  this
Agreement,   or  (ii)  appoint  a  successor  which  shall  succeed  to  all  rights  and  assume  all  of  the responsibilities,  duties and liabilities of the Company as servicer under this  Agreement.  In connection with such  appointment  and  assumption,  the  Purchaser may make such  arrangements  for the  compensation  of such successor  out of  payments on  Mortgage  Loans as it and such  successor  shall  agree.  In the event that the
Company's  duties,  responsibilities  and  liabilities as servicer  under this  Agreement  should be terminated pursuant to the aforementioned  Sections,  the Company shall discharge such duties and responsibilities  during the period from the date it acquires  knowledge of such  termination  until the effective date thereof with the same degree of diligence and prudence  which it is obligated to exercise under this  Agreement,  and shall take no action  whatsoever  that might impair or prejudice  the rights or  financial  condition of the  Purchaser or such successor.  The termination of the Company as servicer pursuant to the  aforementioned  Sections shall not become  effective  until a  successor  shall be  appointed  pursuant  to this  Section 15 and shall in no event relieve the Company of the  representations  and warranties made pursuant to Subsections  7.01 and 7.02 and the remedies  available to the Purchaser under  Subsection  7.03 or 12.01, it being  understood and agreed that the provisions of such  Subsections  7.01,  7.02, 7.03 or 12.01 shall be applicable to the Company  notwithstanding any such resignation or termination of the Company, or the termination of this Agreement.

        SECTION 16.   Notices.  All  demands,  notices  and  communications  hereunder  shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail,  return receipt  requested, or, if by other means, when received by the other party at the address as follows:

                   (i)       if to the Company:

                             Union Federal Bank of Indianapolis
                             7500 West Jefferson Boulevard
                             Fort Wayne, Indiana 46804
                             Attention: Don Sherman, Chairman
                                        Vince Otto, CFO

                  (ii)       if to the Purchaser:

                             EMC Mortgage Corporation
                             Mac Arthur Ridge, II
                             909 Hidden Ridge Drive, Suite 200
                             Irving, Texas 75038
                             Attention: Ralene Ruyle, President

or such other  address as may  hereafter  be  furnished  to the other party by like  notice.  Any such  demand, notice or  communication  hereunder  shall be deemed to have been received on the date delivered to or received at the premises of the  addressee  (as  evidenced,  in the case of  registered  or certified  mail, by the date noted on the return receipt).

        SECTION 17.   [Intentionally Deleted]

        SECTION 18.   Severability  Clause. Any part,  provision,  representation or warranty of this Agreement which is prohibited or which is held to be void or  unenforceable  shall be  ineffective  to the extent of such prohibition or  unenforceability  without  invalidating the remaining  provisions hereof. Any part,  provision, representation  or warranty of this  Agreement  which is prohibited or  unenforceable  or is held to be void or unenforceable  in any  jurisdiction  shall be  ineffective,  as to such  jurisdiction,  to the  extent  of such
prohibition  or  unenforceability   without   invalidating  the  remaining  provisions  hereof,  and  any  such prohibition  or  unenforceability  in any  jurisdiction  as to any Mortgage Loan shall not invalidate or render unenforceable  such  provision  in any other  jurisdiction.  To the extent  permitted  by  applicable  law, the parties  hereto waive any  provision of law which  prohibits or renders  void or  unenforceable  any  provision hereof.  If the invalidity of any part,  provision,  representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement,  the parties shall negotiate,  in good-faith,  to  develop a  structure  the  economic  effect of which is  nearly  as  possible  the same as the economic effect of this Agreement without regard to such invalidity.

        SECTION 19.   Counterparts.  This  Agreement,  the Master  Commitment,  any Mandatory  Trade Term Sheet
and any Bill of Sale may be executed  simultaneously  in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        SECTION 20.   Governing  Law.  This  Agreement  shall be construed in  accordance  with the laws of the
State of New York without regard to any conflicts of laws provisions.

        SECTION 21.   Intention  of the  Parties.  It is the  intention  of the parties  that the  Purchaser is purchasing,  and the Company is selling the Mortgage  Loans (and the Servicing  Rights if Servicing  Released),
and not a debt instrument of the Company or another  security.  Accordingly,  the parties hereto each intend to treat the  transaction  for  federal  income tax  purposes  as a sale by the  Company,  and a  purchase  by the
Purchaser,  of the Mortgage Loans (and the Servicing  Rights if Servicing  Released).  The Purchaser shall have the right to review the Mortgage  Loans and the related  Mortgage Loan Files to determine  the  characteristics of the  Mortgage  Loans which shall affect the federal  income tax  consequences  of owning the Mortgage  Loans
(and the Servicing Rights if Servicing  Released) and the Company shall cooperate with all reasonable  requests made by the Purchaser in the course of such review.

        SECTION 22.   Successors  and  Assigns.  This  Agreement  shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the  respective  successors and assigns of the Company and the
Purchaser.  The  Purchaser  may assign this  Agreement to any Person to whom any Mortgage  Loan is  transferred whether  pursuant to a sale or  financing  and, if  applicable,  to any Person to whom the  servicing or master servicing  of any  Mortgage  Loan is sold or  transferred.  Upon any such  assignment,  the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser  under this  Agreement.  A form of such  assignment  is  attached  as  Exhibit 8 hereto.  This  Agreement  shall not be  assigned,  pledged  or hypothecated by the Company to a third party without the consent of the Purchaser.

        SECTION 23.   Waivers.  No term or provision of this Agreement,  the Master  Commitment and any Bill of
Sale may be waived or  modified  unless  such  waiver or  modification  is in  writing  and signed by the party against whom such waiver or modification is sought to be enforced.

        SECTION 24.   Exhibits.  The  exhibits  to this  Agreement  are  hereby  incorporated  and  made a part hereof and are an integral part of this Agreement.

        SECTION 25.   General  Interpretive  Principles.  For purposes of this  Agreement,  except as otherwise expressly provided or unless the context otherwise requires:

        (a)    the terms defined in this  Agreement  have the meanings  assigned to them in this  Agreement and include the plural as well as the  singular,  and the use of any gender  herein  shall be deemed to include the other gender;

        (b)    accounting terms not otherwise  defined herein have the meanings  assigned to them in accordance with GAAP;

        (c)    references   herein  to  "Articles,"   "Sections,"   "Subsections,"   "Paragraphs,"   and  other
subdivisions  without reference to a document are to designated  Articles,  Sections,  Subsections,  Paragraphs and other subdivisions of this Agreement;

        (d)    reference  to a  Subsection  without  further  reference  to a Section  is a  reference  to such
Subsection as contained in the same Section in which the reference  appears,  and this rule shall also apply to
Paragraphs and other subdivisions;

        (e)    the words  "herein,"  "hereof,"  "hereunder"  and other  words of similar  import  refer to this
Agreement as a whole and not to any particular provision; and

        (f)    the term "include" or "including" shall mean without limitation by reason of enumeration.

        SECTION 26.   Reproduction  of  Documents.   This  Agreement  and  all  documents   relating   thereto,
including,  without limitation,  (a) consents,  waivers and modifications which may hereafter be executed,  (b)
documents  received  by any  party  at the  closing,  and (c)  financial  statements,  certificates  and  other information previously or hereafter furnished, may be reproduced by any photographic,  photostatic,  microfilm, micro-card,  miniature  photographic  or other similar  process.  The parties agree that any such  reproduction shall be admissible in evidence as the original itself in any judicial or  administrative  proceeding,  whether or not the original is in  existence  and whether or not such  reproduction  was made by a party in the regular course of business,  and that any enlargement,  facsimile or further  reproduction of such  reproduction  shall likewise be admissible in evidence.

        SECTION 27.   Nonsolicitation.      From and after the related  Closing Date,  the Company  agrees that it will not take any action or cause any action to be taken by any of its employees,  agents or affiliates,  or by any  independent  contractors  acting on the  Company's  behalf,  to solicit in any  manner  whatsoever  any
Mortgagor to prepay or refinance a Mortgage  Loan or for any other  products or financial  services  other than insurance  products that may be legally sold to the Mortgagors.  It is understood and agreed by the Company and the Purchaser  that all rights and benefits  relating to the  solicitation  of any  Mortgagors to refinance any
Mortgage  Loans or to sell such  Mortgagor  other  products or financial  services  shall be transferred to the
Purchaser  pursuant  hereto on the related Closing Date and the Company shall take no action to undermine these
rights  and  benefits.   Notwithstanding  the  foregoing,  it  is  understood  and  agreed  that  responses  to unsolicited  requests or  inquiries  made by a Mortgagor  or an agent of the  Mortgagor,  shall not  constitute solicitation  under this  Section 27. The  Company  shall (a) not sell the name of any  Mortgagor,  and (b) use its best efforts to prevent the sale of the name of any  Mortgagor by the Company's  wholly owned  subsidiaries and  affiliates,  to any person or entity for the direct or indirect  purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan.

        SECTION 28.   Modification  of  Obligations.  Purchaser  may,  in  its  ordinary  course  of  business, without any prior notice to Company or its  approval,  extend,  compromise,  renew,  release,  change,  modify, adjust or alter,  by operation of law or otherwise,  any of the  obligations of the Mortgagors or other persons obligated  under a Mortgage  Loan without  releasing or otherwise  affecting the  obligations  of Company under this  Agreement,  or  with  respect  to  such  Mortgage  Loan,  except  to the  extent  Purchaser's  extension, compromise,  release, change, modification,  adjustment, or alteration affects Company's ability to collect the
Mortgage  Loan or realize on the  security  of the  Mortgage,  but then only to the extent such action has such effect. This Section 28 shall apply only if Company is no longer servicing the Mortgage Loans.

        SECTION 29.   Imaging  of  Certain  Documents.  Notwithstanding  anything  in  this  Agreement  to  the contrary,  the parties  agree that for all Mortgage  Loan  Documents  and all  documents  in the Mortgage  File except the Mortgage Note, the Mortgage,  the Assignment of Mortgage,  the Title Policy,  and any  modification, consolidating  or extension  Agreement,  Company may fulfill its obligations to remit documents to Purchaser by remitting  electronically  imaged  representations  of such  documents  provided that they can be reproduced as paper documents in accurate, complete form.

               SECTION 30.   Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof including the predecessor agreement between Seller and Purchaser dated
December 27, 2001 to this Agreement, all of which communications are merged herein.  It is expressly understood and agreed that no employee, agent or other representative of the Seller or the Purchaser has any authority to bind such party with regard to any statement, representation, warranty or other expression unless said statement, representation, warranty or other expression is specifically included within the express terms of this Agreement.  This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both the parties hereto.

               IN WITNESS  WHEREOF,  the Company and the Purchaser  have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                            UNION FEDERAL BANK OF INDIANAPOLIS
                                            Company

                                            By:
                                            Name:
                                            Title:

        EMC MORTGAGE CORPORATION

                                            Purchaser

                                            By:
                                            Name:
                                            Title:

5

                                            EXHIBIT 1

                                                    BILL OF SALE

                                                 BILL OF SALE

        [This  BILL OF SALE  (the  "Bill of  Sale")  dated  _____________,  between  ______________________,  a
________ corporation,  located at  ____________________________(the  "Company") and EMC Mortgage Corporation, a
Delaware  corporation,  located  at  ______________  (the  "Purchaser")  is  made  pursuant  to the  terms  and conditions of that certain  Amended and Restated  Forward  Commitment Flow Mortgage Loan Purchase and Servicing
Agreement  (the  "Agreement")  dated  as of  _______________,  between  the  Company  and  the  Purchaser,  the provisions of which are  incorporated  herein as if set forth in full herein,  as such terms and conditions may be modified or  supplemented  hereby.  All initially  capitalized  terms used herein unless  otherwise  defined shall have the meanings ascribed thereto in the Agreement.

        The  Purchaser  hereby  purchases  from the  Company  and the Company  hereby  absolutely  sells to the
Purchaser  without  recourse  except as  provided  in the  Agreement,  all of the  Company's  right,  title and interest in and to the Mortgage  Loans  described on the Mortgage Loan Schedule  annexed  hereto as Schedule I, pursuant  to and in  accordance  with the  terms and  conditions  set  forth in the  Agreement,  as same may be supplemented  or modified hereby and, the related  Mandatory Trade Term Sheet,  and the terms set forth in this
Bill of Sale.  The  Company  shall  service  the  Mortgage  Loans  for the  benefit  of the  Purchaser  and all subsequent  transferees of the Mortgage  Loans pursuant to and in accordance  with the terms and conditions set forth in the Agreement.

1.      Definitions

        For purposes of the Mortgage Loans to be sold pursuant to this Bill of Sale, the following  terms shall have the following meanings:

Aggregate Stated Principal Balance
(as of the Closing Date):

Closing Date:

Custodian:

Initial Weighted Average
Mortgage Loan Remittance Rate:

Mortgage Loan:

Purchase Price Percentage:

Servicing Rights: [Released] [Retained]

If Servicing  Released,  Servicing  Transfer  Date: [60 days after written notice by the Purchaser] [or insert actual
date]

Additional Closing Conditions:

In addition  to the  conditions  specified  in the  Agreement,  the  obligation  of each of the Company and the
Purchaser  is  subject  to the  fulfillment,  on or prior to the  applicable  Closing  Date,  of the  following additional conditions

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement,  the following  documents shall be delivered with respect to the Mortgage Loans:

[Additional] [Modification] of Representations and Warranties:

[In addition to the  representations  and  warranties set forth in the  Agreement,  as of the date hereof,  the
Company makes the following  additional  representations  and  warranties  with respect to the Mortgage  Loans:
[None].  [Notwithstanding  anything to the contrary set forth in the  Agreement,  with respect to each Mortgage
Loan to be sold on the  Closing  Date,  the  representation  and  warranty  set forth in Section  ______ of the
Agreement shall be modified to read as follows:]

                                                          SCHEDULE I

                                                    MORTGAGE LOAN SCHEDULE

                      IN WITNESS  WHEREOF,  the parties  hereto have caused their names to be signed  hereto by their respective duly authorized officers as of the date first above written.

                             ____________________________

                             By:
                             Name:
                             Title:

                             EMC MORTGAGE CORPORATION

                             By:
                             Name:
                             Title:

                                           EXHIBIT 2
                                CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage  Loan, the Mortgage File shall include each of the following  items,  which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or its designee:

        1.     Mortgage Loan Documents.

        2.     Residential loan application.

        3.     Mortgage Loan closing statement.

        4.     Verification of employment and income, if applicable.

        5.     Verification of acceptable evidence of source and amount of down payment, if applicable.

        6.     Credit report on Mortgagor.

        7.     Residential appraisal report.

        8.     Photograph of the Mortgaged Property.

        9.     Survey of the Mortgaged Property.

        10.    Copy of each instrument  necessary to complete  identification of any exception set forth in the exception  schedule in the title  policy,  i.e.,  map or plat,  restrictions,  easements,  sewer agreements, home association declarations, etc.

11.     All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.     If available, termite report, structural engineer's report, water potability and septic certification.

        13.    Sales Contract, if applicable.

        14.    Hazard insurance policy.

15.     Upon Purchaser's  request,  tax receipts,  insurance premium receipts,  ledger sheets,  correspondence, current  computerized  data  files,  payment  history  from date of  origination,  and all other processing,  underwriting  and closing papers and records which are  customarily  contained in a mortgage  loan file and which are  required  to  document  the  Mortgage  Loan or to service the
               Mortgage Loan.

        16.    Amortization schedule, if available.

                                                   EXHIBIT 3

                          FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                             ________________________ __, 2001

To:

               (the "Depository")

               As the Company  under the Amended and Restated  Forward  Commitment  Flow Mortgage Loan Purchase
and  Servicing  Agreement,  dated as of  ___________________  2003,  we hereby  authorize  and  request  you to establish an account, as a Custodial Account,  to be designated as "__________,  in trust for the Purchaser and various  Mortgagors,  Mortgage Loans,  P&I Account." All deposits in the account shall be subject to withdrawal there from by order  signed by the Company.  You may refuse any deposit  which would result in violation of the requirement  that the  account  be fully  insured  as  described  below.  This  letter is  submitted  to you in duplicate.  Please execute and return one original to us.

                                            _____________

                                            By:
                                            Name:
                                            Title
                                            Date:

               The  undersigned,  as Depository,  hereby  certifies that the  above-described  account has been established  under Account Number  ___________ at the office of the Depository  indicated  above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund ("BIF") or the
Savings Association Insurance Fund ("SAIF").

                                            Depository

                                            By:
                                            Name:
                                            Title:
                                            Date:

                                            EXHIBIT 4

                            FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                                                        , 2001

To:

        (the "Depository")

               As the Company  under the Amended and Restated  Forward  Commitment  Flow Mortgage Loan Purchase
and Servicing  Agreement,  dated as of  ______________,  2003, we hereby authorize and request you to establish an account,  as an Escrow Account,  to be designated as "_____________,  in trust for the Purchaser and various
Mortgagors,  Mortgage  Loans,  T&I Account."  All deposits in the account shall be subject to withdrawal  there from by order  signed by the  Company.  You may refuse any  deposit  which  would  result in  violation  of the requirement  that the  account  be fully  insured  as  described  below.  This  letter is  submitted  to you in duplicate.  Please execute and return one original to us.

                                            ________________

                                            By:
                                            Name:
                                            Title:
                                            Date:

               The  undersigned,  as Depository,  hereby  certifies that the  above-described  account has been established  under Account Number  ___________ at the office of the Depository  indicated  above, and agrees to honor  withdrawals  on such  account as provided  above.  The full amount  deposited at any time in the account will be insured by the Federal  Deposit  Insurance  Corporation  through the Bank Insurance Fund ("BIF") or the
Savings Association Insurance Fund ("SAIF").

                                            Depository

                                            By:
                                            Name:
                                            Title:
                                            Date:

EXHIBIT 5

                                      SERVICING ADDENDUM

        SECTION 11.   Servicing.

        Subsection 11.00     Additional Definitions.

               Ancillary Income:    Additional servicing compensation in the form of assumption fees, late payment charges and other miscellaneous fees.  Prepayment penalties or premiums due in connection with a
Principal Prepayment shall not constitute Ancillary Income and shall be deposited in the Custodial Account as set forth in Subsection 11.04.  With respect to Servicing Released Mortgage Loans, the Company's right to
Ancillary Income shall terminate on the Servicing Transfer Date.

               Code:  The Internal Revenue Code of 1986, or any successor statute thereto.

               Distribution Date:   The fifth  (5th) day of each  month,  commencing  on the fifth (5th) day of the month next  following  the month in which the  Closing  Date  occurs,  or if such fifth  (5th) day is not a
Business Day, the first Business Day immediately following such fifth (5th) day.

               Final Recovery  Determination:  With respect to any defaulted  Mortgage Loan or any REO Property
(other  than a  Mortgage  Loan  or REO  Property  purchased  by the  Company  pursuant  to this  Agreement),  a determination  made by the Company that all  Insurance  Proceeds,  Liquidation  Proceeds and other  payments or recoveries  which the Company,  in its reasonable  good faith  judgment,  expects to be finally  recoverable in respect thereof have been so recovered.  The Company shall maintain  records,  prepared by a servicing  officer of the Company, of each Final Recovery Determination.

               Permitted Investments:  Any one or more of the following obligations or securities:

               (i)    direct  obligations of, and obligations  fully guaranteed by the United States of America or any agency or  instrumentality  of the United States of America the  obligations of which are backed by the full faith and credit of the United States of America;

                      (ii)  (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of
               America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b)
               any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

               (iii)  repurchase  obligations  with a term not to exceed  thirty (30) days and with  respect to
               (a) any security  described  in clause (i) above and entered into with a depository  institution or trust company (acting as principal) described in clause (ii)(a) above;

               (iv) securities  bearing  interest or sold at a discount issued by any corporation  incorporated under the laws of the United  States of America  or any state  thereof  that are rated in one of the two highest  rating  categories  by each  Rating  Agency at the time of such  investment  or contractual commitment providing for such investment;  provided, however, that securities issued by any particular  corporation will not be Permitted  Investments to the extent that investments therein  will  cause  the  then  outstanding  principal  amount  of  securities  issued  by such corporation  and held as  Permitted  Investments  to  exceed  10% of the  aggregate  outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

               (v)  commercial   paper   (including   both   non-interest-bearing   discount   obligations  and
               interest-bearing  obligations  payable on demand or on a  specified  date not more than one year after the date of issuance  thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

               (vi) any other demand, money market or time deposit,  obligation,  security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

               (vii) any money market funds the collateral of which consists of  obligations  fully  guaranteed by the  United  States of  America or any  agency or  instrumentality  of the  United  States of
               America the  obligations  of which are backed by the full faith and credit of the United  States of America (which may include repurchase  obligations secured by collateral  described in clause
               (i)) and other  securities  and which  money  market  funds are rated in one of the two  highest rating categories by each Rating Agency.

provided,  however,  that no  instrument  or security  shall be a Permitted  Investment  if such  instrument or security  evidences a right to receive only interest  payments with respect to the obligations  underlying such instrument  or if such  security  provides for payment of both  principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such  investment  or security is  purchased  at a price greater than par.

               Prime  Rate:  The prime rate  announced  to be in effect from time to time as  published  as the average rate in the Wall Street Journal (Northeast Edition).

               Qualified  Depository:  A depository,  the accounts of which are insured by the FDIC through the
BIF or the SAIF and the short term debt  ratings  and the long term  deposit  ratings of which are rated in the highest rating category by each Rating Agency.

               REMIC:  A "real  estate  mortgage  investment  conduit" as such term is defined in the Code,  as amended.

               REMIC Provisions:  The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations  promulgated  thereunder,  as the foregoing may be in effect from time to time.

               Servicing Advances:  All  customary,   reasonable  and  necessary  "out  of  pocket"  costs  and
expenses (including  reasonable  attorneys' fees and disbursements)  incurred in the performance by the Company of its servicing  obligations,  including,  but not limited to, the cost of (a) the  preservation,  restoration and protection of the Mortgaged Property, (b) any enforcement,  administrative or judicial proceedings,  or any legal work or advice  specifically  related to servicing  the  Mortgage  Loans,  including  but not limited to, foreclosures,  bankruptcies,  condemnations,  drug seizures, elections, foreclosures by subordinate or superior lienholders,  and other legal actions  incidental to the servicing of the Mortgage  Loans  (provided  that such expenses are  reasonable  and that the Company  specifies the Mortgage  Loan(s) to which such  expenses  relate and, upon Purchaser's  request,  provides  documentation  supporting such expense (which documentation would be acceptable to Fannie Mae or Freddie Mac), and provided  further that any such  enforcement,  administrative  or judicial proceeding does not arise out of a breach of any  representation,  warranty or covenant of the Company hereunder),  (c) the  management  and  liquidation  of the  Mortgaged  Property  if the  Mortgaged  Property is
acquired in full or partial  satisfaction of the Mortgage,  (d) taxes,  assessments,  water rates,  sewer rates and other charges which are or may become a lien upon the Mortgaged  Property,  and Primary Mortgage  Insurance
Policy premiums and fire and hazard insurance coverage,  (e) any expenses  reasonably  sustained by the Company with respect to the  liquidation of the Mortgaged  Property in accordance  with the terms of this Agreement and
(f) compliance with the obligations under this Agreement.

               Servicing Fee:  With  respect  to each  Mortgage  Loan,  the  amount  of the  servicing  fee the
Purchaser  shall pay to the Company,  which  shall,  for each month,  be equal to $5.00 per  Mortgage  Loan per month.  Such fee shall be payable  monthly based on the number of Mortgage  Loans  outstanding as of the end of each Calendar Month.

        Subsection 11.01     Company to Act as Servicer.

        Company, or its designated  subservicer on its behalf, as independent contract servicer,  shall service and  administer  the Mortgage  Loans in accordance  with Accepted  Servicing  Practices and this  Agreement and shall have full power and authority,  acting alone,  to do or cause to be done any and all things in connection with such servicing and  administration  which the Company may deem necessary or desirable and consistent  with the terms of this  Agreement.  Without  limiting the generality of the  foregoing,  the Company shall not take, or fail to take,  any action  which  would  result in the  Purchaser's  interest  in the  Mortgage  Loans being adversely affected.

        Consistent with the terms of this Agreement and Accepted  Servicing  Practices,  the Company may waive, modify or vary any term of any  Mortgage  Loan or consent to the  postponement  of strict  compliance  with any such term or in any manner  grant  indulgence  to any  Mortgagor  if in the  Company's  reasonable  and prudent determination  such  waiver,  modification,  postponement  or  indulgence  is  not  materially  adverse  to the
Purchaser (which Company may obtain by requesting same from  Purchaser's  investor  reporting  contact person);
provided,  however,  that unless the Company has  obtained  the prior  written  consent of the  Purchaser,  the
Company  shall not permit any  modification  with respect to any  Mortgage  Loan that would change the Mortgage
Interest  Rate,  defer or forgive the payment  thereof or of any  principal  or interest  payments,  reduce the outstanding  principal  amount  (except  for  actual  payments  of  principal),  make  additional  advances  of additional  principal  or  extend  the  final  maturity  date on  such  Mortgage  Loan.  Without  limiting  the generality of the foregoing,  during the Servicing Period the Company shall continue,  and is hereby authorized and empowered,  to execute and deliver on behalf of itself, and the Purchaser,  all instruments of satisfaction or cancellation,  or of partial or full release,  discharge and all other comparable instruments,  with respect to the Mortgage  Loans and with respect to the Mortgaged  Property.  If required by the Company,  the Purchaser shall furnish the Company with powers of attorney at the Purchaser's  option and other  documents  necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

    In  servicing and administering the Mortgage Loans, the Company shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing
    Practices.  If Company elects to utilize a subservicer to perform any or all of Company's duties hereunder, Company shall remain liable as though such duties were performed directly by Company and
    Company shall be responsible for the payment of any and all fees of any such subservicer.

        Subsection 11.02     Collection of Mortgage Loan Payments.

    Continuously from the related Closing Date until the Company is terminated as Servicer, the Company shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account.  Further, the Company shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance  premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

        Subsection 11.03     Realization Upon Defaulted Mortgage Loans.

               (a)    The Company shall use its best efforts,  consistent  with the procedures that the Company would use in  servicing  loans for its own  account,  to foreclose  upon or  otherwise  comparably  convert the ownership of such  Mortgaged  Properties  as come into and continue in default and as to which no  satisfactory arrangements  can be made for  collection of delinquent  payments  pursuant to  Subsection  11.01.  The Company shall use its best  efforts to realize  upon  defaulted  Mortgage  Loans in such a manner as will  maximize the receipt of principal  and interest by the  Purchaser,  taking into account,  among other things,  the timing of foreclosure  proceedings.  The  foregoing is subject to the  provisions  that,  in any case in which  Mortgaged
Property  shall have  suffered  damage,  the Company  shall not be required to expend its own funds  toward the restoration  of such  property  unless it shall  determine in its  discretion  (i) that such  restoration  will increase the proceeds of  liquidation  of the related  Mortgage Loan to the Purchaser  after  reimbursement  to itself for such  expenses,  and (ii) that such expenses will be recoverable  by the Company  through  Insurance
Proceeds or Liquidation  Proceeds from the related  Mortgaged  Property,  as contemplated in Subsection  11.05.
In the event that any payment due under any  Mortgage  Loan is not paid when the same  becomes due and payable, or in the event the Mortgagor  fails to perform any other  covenant or  obligation  under the Mortgage Loan and such failure  continues  beyond any  applicable  grace  period,  the Company shall take such action as it shall deem to be in the  best  interest  of the  Purchaser.  If a  Mortgage  Loan  becomes  sixty  (60) or more  days delinquent or subject to a foreclosure  proceeding,  then with respect to the Servicing Rights to such Mortgage
Loan the Company's  right to service such  Mortgage  Loan shall  terminate on the close of business on the next
Business  Day if so  requested  by the  Purchaser.  In the event that any payment due under any  Mortgage  Loan remains  delinquent  for a period of ninety (90) days or more, and the Purchaser has not exercised its right to
terminate  servicing  as  described  in  the  previous  sentence,   the  Company  shall  commence   foreclosure
proceedings,  provided  that  prior to  commencing  foreclosure  proceedings,  the  Company  shall  notify  the
Purchaser  in writing of the  Company's  intention  to do so, and the Company  shall not  commence  foreclosure proceedings  if the Purchaser  objects to such action  within ten (10) Business Days of receiving  such notice.
The Company monthly shall notify the Purchaser's  investor  reporting contact in writing of the commencement of foreclosure  proceedings.  In such  connection,  the Company  shall be  responsible  for all costs and expenses incurred by it in any such proceedings;  provided,  however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

        (b)    Notwithstanding the foregoing  provisions of this Subsection 11.03, with respect to any Mortgage
Loan as to which the Company has received  actual  notice of, or has actual  knowledge  of, the presence of any toxic or hazardous substance on the related Mortgaged  Property,  the Company shall not either (i) obtain title to such Mortgaged  Property as a result of or in lieu of foreclosure  or otherwise,  or (ii) otherwise  acquire possession of, or take any other action,  with respect to, such Mortgaged  Property if, as a result of any such action,  the Purchaser  would be considered to hold title to, to be a  mortgagee-in-possession  of, or to be an owner or operator of such Mortgaged  Property within the meaning of the Comprehensive  Environmental  Response,
Compensation  and  Liability  Act of 1980,  as amended from time to time,  or any  comparable  law,  unless the
Company has received  approval from the Purchaser and has also previously  determined,  based on its reasonable judgment  and a  prudent  report  prepared  by a Person  who  regularly  conducts  environmental  audits  using customary industry standards, that:

                    (1)      such Mortgaged  Property is in compliance with applicable  environmental  laws or, if not, that it would be in the best economic  interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                    (2)      there are no  circumstances  present at such  Mortgaged  Property  relating to the use, management or disposal of any hazardous substances,  hazardous materials, hazardous wastes,
               or  petroleum-based  materials  for  which  investigation,   testing,  monitoring,  containment,
               clean-up or remediation  could be required under any federal,  state or local law or regulation, or that if any such  materials  are  present for which such action  could be  required,  that it would be in the best  economic  interest of the  Purchaser  to take such actions with respect to the affected Mortgaged Property.

        The cost of the environmental  audit report  contemplated by this Subsection 11.03 shall be advanced by the Company,  subject to the Company's right to be reimbursed  therefore from the Custodial Account as provided in Subsection 11.05(vii).

        If the Company  determines,  in consultation with the Purchaser,  as described above, that it is in the best  economic  interest of the  Purchaser  to take such actions as are  necessary to bring any such  Mortgaged
Property  into  compliance  with  applicable  environmental  laws,  or to take such action with  respect to the containment,  clean-up or  remediation of hazardous  substances,  hazardous  materials,  hazardous  wastes,  or petroleum-based  materials  affecting any such Mortgaged  Property,  then the Company shall take such action as it deems to be in the best economic  interest of the Purchaser.  The cost of any such compliance,  containment, cleanup or  remediation  shall be advanced by the  Company,  subject to the  Company's  right to be  reimbursed therefore from the Custodial Account as provided in Subsection 11.05(vii).

        (c)    The Company shall also promptly  notify the Purchaser  upon learning of any state  insolvency or federal  bankruptcy  proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor.

        Subsection 11.04     Establishment of Custodial Accounts; Deposits in Custodial Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts,  with a  Qualified  Depository,  in the form of time  deposit  or demand  accounts.  Funds deposited in the Custodial  Account shall at all times be insured by the FDIC up to the FDIC insurance  limits, or must be  invested  in  Permitted  Investments  for the  benefit of the  Purchaser.  Upon the  request of the
Purchaser,  the Company  shall  deliver to the Purchaser a Custodial  Account  Letter  Agreement in the form of
Exhibit 3.

        The Company  shall  deposit in the  Custodial  Account on a daily  basis  within two  Business  Days of receipt,  and retain therein the following  payments and  collections  received by it subsequent to the related
Cut-off Date:

            (i)       all payments on account of principal  including  Principal  Prepayments  (and  prepayment fees collected from Mortgagors for any Principal Prepayments) on the Mortgage Loans;

           (ii)       all payments on account of interest on the Mortgage Loans;

          (iii)       all Liquidation Proceeds;

           (iv)       all  Insurance   Proceeds   including  amounts  required  to  be  deposited  pursuant  to
Subsections  11.10 and  11.11,  other  than  proceeds  to be held in the  Escrow  Account  and  applied  to the restoration  or repair of the  Mortgaged  Property or released to the  Mortgagor in  accordance  with  Accepted
Servicing Practices, the loan documents or applicable law;

            (v)       all  Condemnation  Proceeds  affecting any Mortgaged  Property  which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

           (vi)       all proceeds of any Mortgage Loan repurchased in accordance with Subsection 7.03;

          (vii)       any amounts  required to be  deposited  by the Company  pursuant to  Subsection  11.11 in connection  with the  deductible  clause in any blanket  hazard  insurance  policy.  Such deposit shall be made from the Company's own funds, without reimbursement therefore;

         (viii)       any amounts  required to be deposited by the Company in connection  with any REO Property pursuant to Subsection 11.13; and

          (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or
    11.20.

    The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Company in the Custodial Account.  Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv).  The Company shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

        Subsection 11.05     Permitted Withdrawals From the Custodial Account.

        The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

            (i)       to make  distributions  to the Purchaser in the amounts and in the manner provided for in
Subsection 11.14;

           (ii)       to  reimburse  itself  for  unreimbursed  Servicing  Advances,  the  Company's  right  to reimburse  itself  pursuant to this  subclause  (ii) with respect to any Mortgage Loan being limited to related
Liquidation Proceeds,  Condemnation Proceeds,  Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise  relating to the Mortgage  Loan, it being  understood  that, in the case of such reimbursement,  the Company's right thereto shall be prior to the rights of the Purchaser,  except that,  where the Company is required to repurchase a Mortgage Loan,  pursuant to Subsection 7.03, the Company's right to such  reimbursement  shall be  subsequent  to the payment to the  Purchaser  of the  Repurchase  Price pursuant to  Subsection  7.03 and all other amounts  required to be paid to the Purchaser  with respect to such
Mortgage Loans;

          (iii)       to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee;

           (iv)       to pay to itself with respect to each  Mortgage Loan that has been  repurchased  pursuant to  Subsection  7.03,  all amounts  received  thereon and not  distributed  as of the date on which the related
Repurchase Price is determined;

            (v)       to pay, or to  reimburse  the Company for  advances in respect of,  expenses  incurred in connection with any Mortgage Loan pursuant to Subsection  11.03(b),  but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

           (vi)       to  reimburse  itself for any  expenses  that are  reimbursable  pursuant  to  Subsection
11.03; and
          (vii)       to clear and terminate the Custodial Account on the termination of this Agreement.

           The Company  shall keep and  maintain  separate  accounting,  on a Mortgage  Loan by  Mortgage  Loan basis,  for the purpose of justifying any withdrawal  from the Custodial  Account  pursuant to such  subclauses
(ii),  (iv), (v), and (vi) above.  The Company shall provide  written  notification in the form of an Officers'
Certificate  to the  Purchaser,  on or  prior  to the  next  succeeding  Distribution  Date,  upon  making  any withdrawals from the Custodial Account pursuant to subclause (v) above.

        Subsection 11.06     Establishment of Escrow Accounts; Deposits in Escrow Accounts.

        The Company shall  segregate and hold all funds  collected and received  pursuant to each Mortgage Loan which  constitute  Escrow  Payments  separate and apart from any of its own funds and general  assets and shall establish and maintain one or more Escrow Accounts,  with a Qualified  Depository,  in the form of time deposit or demand  accounts.  Upon the request of the  Purchaser,  the Company shall deliver to the Purchaser an Escrow
Account Letter Agreement in the form of Exhibit 4.

        The Company shall  deposit in the Escrow  Account or Accounts on a daily basis within two Business Days of receipt,  and retain therein,  (i) all Escrow Payments  collected on account of the Mortgage Loans,  for the purpose of effecting  timely payment of any such items as required under the terms of this Agreement,  and (ii)
all Insurance  Proceeds  which are to be applied to the  restoration or repair of any Mortgaged  Property.  The
Company shall make  withdrawals  therefrom only to effect such payments as are required  under this  Agreement, and for such other  purposes  as shall be as set forth or in  accordance  with  Subsection  11.08.  The Company shall be  entitled to retain any  interest  paid on funds  deposited  in the Escrow  Account by the  depository institution  other than  interest on escrowed  funds  required by law to be paid to the  Mortgagor  and, to the extent  required by law, the Company  shall pay  interest on escrowed  funds to the  Mortgagor  notwithstanding that the Escrow  Account is  non-interest  bearing  or that  interest  paid  thereon is  insufficient  for such purposes.

        Subsection 11.07     Permitted Withdrawals From Escrow Account.

        Withdrawals  from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents,  taxes,  assessments,  water  rates,  hazard  insurance  premiums,  Primary  Mortgage  Insurance  Policy premiums,  if applicable,  and comparable  items,  (ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related  Mortgage Loan but only from amounts  received on the related Mortgage
Loan which  represent  late  payments or  collections  of Escrow  Payments  thereunder,  (iii) to refund to the
Mortgagor  any funds as may be  determined  to be  overages,  (iv) for  transfer  to the  Custodial  Account in accordance with the terms of this Agreement,  (v) for application to the restoration or repair of the Mortgaged
Property,  (vi) to pay to the Company,  or to the Mortgagor to the extent required by law, any interest paid on the funds  deposited  in the  Escrow  Account,  or (vii) to clear  and  terminate  the  Escrow  Account  on the termination of this Agreement.

        Subsection 11.08     Payment of Taxes, Insurance and Other Charges.

    With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the
    Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law.  To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due.  The
    Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

        Subsection 11.09     Transfer of Accounts.

        The  Company  may  transfer  the  Custodial  Account or the Escrow  Account  to a  different  Qualified
Depository  institution  from time to time.  Such transfer  shall be made only upon obtaining the prior written consent of the Purchaser.  In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

        Subsection 11.10     Maintenance of Hazard Insurance.

        The Company shall inform by written notice all hazard  insurance  companies  and/or their agents of the transfer  and request a change in the loss payee  mortgage  endorsement  clause to the  Purchaser's  name.  The
Company  shall  provide  the  Purchaser  with a copy  of  the  notification  letter  and an  officer's  written certification  that all hazard  insurance  companies  have been  notified by an identical  letter.  The Company shall cause to be maintained  for each Mortgage Loan fire, and hazard  insurance  with extended  coverage as is customary  in the area where the  Mortgaged  Property  is located in an amount  which is at least  equal to the lesser of (i) the amount necessary to fully  compensate for any damage or loss to the improvements  which are a part of such property on a replacement  cost basis or (ii) the  outstanding  principal  balance of the Mortgage
Loan, in each case in an amount not less than such amount as is necessary to prevent the  Mortgagor  and/or the
Mortgagee  from becoming a co-insurer.  If the  Mortgaged  Property is in an area  identified on a Flood Hazard
Boundary Map or Flood  Insurance  Rate Map issued by the Flood  Emergency  Management  Agency as having special flood  hazards and such flood  insurance  has been made  available,  the Company will cause to be  maintained a flood  insurance  policy  meeting  the  requirements  of  the  current  guidelines  of  the  Federal  Insurance
Administration  with a generally  acceptable  insurance carrier,  in an amount  representing  coverage not less than the lesser of (i) the  outstanding  principal  balance of the Mortgage Loan or (ii) the maximum  amount of insurance which is available  under the National Flood  Insurance Act of 1968 or the Flood Disaster  Protection
Act of 1973, as amended.  The Company also shall maintain on any REO Property,  fire and hazard  insurance with extended  coverage in an amount  which is at least equal to the lesser of (i) the  maximum  insurable  value of the improvements  which are a part of such property and (ii) the outstanding  principal  balance of the related
Mortgage  Loan at the time it became an REO Property  plus accrued  interest at the Mortgage  Interest Rate and related Servicing  Advances,  liability  insurance and, to the extent required and available under the National
Flood  Insurance Act of 1968 or the Flood Disaster  Protection Act of 1973, as amended,  flood  insurance in an amount as provided above.  Pursuant to Subsection  11.04,  any amounts  collected by the Company under any such policies other than amounts to be deposited in the Escrow  Account and applied to the  restoration or repair of the Mortgaged  Property or REO Property,  or released to the Mortgagor in accordance with the Company's  normal servicing  procedures,  shall be  deposited  in the  Custodial  Account,  subject  to  withdrawal  pursuant  to
Subsection  11.05.  Any cost  incurred by the Company in  maintaining  any such  insurance  shall not,  for the purpose  of  calculating  distributions  to the  Purchaser,  be added to the  unpaid  principal  balance of the related  Mortgage Loan,  notwithstanding  that the terms of such Mortgage Loan so permit.  It is understood and agreed that no earthquake  or other  additional  insurance  need be required by the Company of the Mortgagor or maintained on property  acquired in respect of the Mortgage Loan,  other than pursuant to such  applicable laws and  regulations  as shall at any time be in force and as shall  require such  additional  insurance.  All such policies shall be endorsed with standard  mortgagee  clauses with loss payable to the Company,  or upon request to the Purchaser,  and shall provide for at least thirty (30) days' prior written  notice of any  cancellation, reduction in the amount of, or material  change in,  coverage to the Company.  The Company  shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent,  provided,  however, that the Company shall not accept any such insurance  policies from insurance  companies  unless such companies currently  reflect a General  Policy Rating of B:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

        Subsection 11.11     Maintenance of Mortgage Impairment Insurance Policy.

        In the event that the Company shall obtain and maintain a mortgage  impairment or blanket policy issued by an  issuer  that has an A.M.  Best  rating  of B:VI or  better  insuring  against  hazard  losses  on all of
Mortgaged  Properties  securing the Mortgage  Loans,  then, to the extent such policy  provides  coverage in an amount  equal to the amount  required  pursuant  to  Subsection  11.10 and  otherwise  complies  with all other requirements of Subsection  11.10,  the Company shall  conclusively be deemed to have satisfied its obligations as set forth in  Subsection  11.10,  it being  understood  and agreed that such policy may contain a deductible clause,  in which  case the  Company  shall,  in the event  that there  shall not have been  maintained  on the related  Mortgaged  Property or REO Property a policy  complying with  Subsection  11.10,  and there shall have been one or more losses  which would have been  covered by such policy,  deposit in the  Custodial  Account the amount not otherwise  payable under the blanket policy because of such  deductible  clause.  In connection with its activities as servicer of the Mortgage Loans,  the Company agrees to prepare and present,  on behalf of the
Purchaser,  claims  under any such  blanket  policy in a timely  fashion in  accordance  with the terms of such policy.  Upon request of the  Purchaser,  the Company  shall cause to be delivered to the Purchaser a certified true copy of such policy and a  statement  from the insurer  thereunder  that such policy  shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

        Subsection 11.12     Fidelity Bond, Errors and Omissions Insurance.

        The Company shall  maintain,  at its own expense,  a blanket  fidelity bond and an errors and omissions insurance  policy,  with broad coverage with  responsible  companies that would meet the requirements of Fannie
Mae or Freddie Mac on all  officers,  employees  or other  persons  acting in any  capacity  with regard to the
Mortgage  Loans to handle funds,  money,  documents  and papers  relating to the Mortgage  Loans.  The fidelity bond and errors and omissions  insurance shall be in the form of the Mortgage  Banker's  Blanket Bond and shall protect and insure the Company  against losses,  including  forgery,  theft,  embezzlement,  fraud,  errors and omissions  and  negligent  acts of such  persons.  Such fidelity bond shall also protect and insure the Company against  losses in connection  with the failure to maintain any insurance  policies  required  pursuant to this
Agreement and the release or  satisfaction  of a Mortgage Loan without having  obtained  payment in full of the indebtedness  secured  thereby.  No provision of this  Subsection  11.12 requiring the fidelity bond and errors and omissions  insurance  shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement.  The minimum  coverage under any such bond and insurance  policy shall be at least equal to the corresponding  amounts  required  by Fannie  Mae in the  Fannie Mae  Servicing  Guide or by Freddie  Mac in the
Freddie Mac  Seller's  and  Servicers'  Guide.  Upon request of the  Purchaser,  the Company  shall cause to be delivered to the  Purchaser a certified  true copy of the fidelity  bond and  insurance  policy and a statement from the surety and the insurer that such  fidelity  bond or insurance  policy shall in no event be  terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

        Subsection 11.13     Title, Management and Disposition of REO Property.

        In the event that title to the  Mortgaged  Property is acquired  in  foreclosure  or by deed in lieu of foreclosure,  the deed or  certificate  of sale shall be taken in the name of the  Purchaser  or its  designee.
Any Person or Persons  holding  such title other than the  Purchaser  shall  acknowledge  in writing  that such title is being held as nominee for the benefit of the Purchaser.

    The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Company shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
    860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets"
    within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property"
    within the meaning of Section 860G(c)(2) of the Code.  The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter.  The Company shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser.  The Company shall use its best efforts to dispose of the REO
    Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Company determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property.  If a period longer than three years is necessary to sell any REO property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and a separate servicing agreement among the
    Company and the Purchaser shall be entered into with respect to such purchase money mortgage.
    Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3)
    years or such other period as may be permitted under Section 860G(a)(8) of the Code.

        With  respect to each REO  Property,  the Company  shall  segregate  and hold all funds  collected  and received  in  connection  with the  operation  of the REO  Property  separate  and apart  from its own funds or general  assets and shall  deposit or cause to be deposited in the Custodial  Account,  on a daily basis within two  Business  Days of receipt  all  revenues  received  with  respect to the related  REO  Property  and shall withdraw  therefrom funds necessary for the proper  operation,  management and maintenance of the REO Property, including the cost of  maintaining  any hazard  insurance  pursuant to Subsection  11.10 hereof and the fees of any managing agent acting on behalf of the Company.

        The Company shall furnish to the Purchaser on each Distribution  Date, an operating  statement for each
REO Property  covering the  operation of each REO Property for the previous  month.  Such  operating  statement shall be accompanied by such other information as the Purchaser shall reasonably request.

        Each REO  Disposition  shall be  carried  out by the  Company  at such price and upon such terms as the
Purchaser  shall  direct.  If as of the date title to any REO Property  was acquired by the Company  there were outstanding  unreimbursed  Servicing  Advances  with  respect to the REO  Property,  the  Company,  upon an REO
Disposition of such REO Property,  shall be entitled to reimbursement  for any related  unreimbursed  Servicing
Advances  from  proceeds  received  in  connection  with  such  REO  Disposition.  The  proceeds  from  the REO
Disposition,  net of any payment to the Company as provided above,  shall be deposited in the Custodial Account within two Business Days of receipt.

        Subsection 11.14     Distributions.

    On each Distribution Date, the Company shall distribute to the Purchaser all amounts credited to the
    Custodial Account as of the close of business at the end of the related Due Period net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05.

        All distributions  made to the Purchaser on each Distribution Date shall be based on the Mortgage Loans owned and held by the  Purchaser,  and shall be made by wire  transfer of  immediately  available  funds to the account of the  Purchaser at a bank or other entity  having  appropriate  facilities  therefore as set forth in
Exhibit  12, if the  Purchaser  shall have so  notified  the  Company or by check  mailed to the address of the
Purchaser.

    With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.
    Such interest shall be paid by the Company to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the
    Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

        Subsection 11.15     Remittance Reports.

        No later than the  Distribution  Date,  the Company  shall  furnish to the  Purchaser or its designee a report in Excel (or  compatible)  electronic  format (that can be downloaded  into a Sybase  database) with the fields and format as further  described  and set forth in [Exhibit  6],  together  with such other  information with respect to the Mortgage  Loans as the  Purchaser may  reasonably  require to allocate  distributions  made pursuant to this  Agreement  and provide  appropriate  statements  with respect to such  distributions.  On the same date,  the Company  shall  forward to the Purchaser by overnight  mail a computer  readable  magnetic tape containing the information set forth in the remittance report with respect to the related Distribution Date.

    With respect to any remittance report received by the Purchaser on or after the second Business Day following the Business Day on which such remittance report was due, the Company shall pay to the
    Purchaser a late fee in the amount of $100 dollars; provided, however, the late fee shall be $500 dollars after the first violation of  the foregoing.  Such fee shall be paid by the Company to the Purchaser on the date such remittance report is sent.  The payment by the Company of any such late fee shall not be deemed an extension of time for sending the remittance report or a waiver of any Event of Default by the
    Company.

        Subsection 11.16     Statements to the Purchaser.

        No later than the  Distribution  Date,  the Company  shall  forward to the  Purchaser or its designee a statement  prepared  by the  Company  setting  forth the  status of the  Custodial  Account  as of the close of business on such  Distribution  Date and  showing,  for the period  covered by such  statement,  the  aggregate amount of deposits into and  withdrawals  from the Custodial  Account of each category of deposit  specified in
Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

        In addition,  not more than ninety (90) days after the end of each  calendar  year,  the Company  shall furnish to each Person who was the  Purchaser at any time during such  calendar  year,  (i) as to the aggregate of  remittances  for the  applicable  portion  of such  year,  an  annual  statement  in  accordance  with  the requirements of applicable  federal income tax law, and (ii) listing of the principal  balances of the Mortgage
Loans outstanding at the end of such calendar year.

        The Company  shall  prepare and file any and all tax returns,  information  statements or other filings required to be delivered to any governmental  taxing  authority or to any Purchaser  pursuant to any applicable law with respect to the Mortgage  Loans and the  transactions  contemplated  hereby.  In addition,  the Company shall  provide the  Purchaser  with such  information  concerning  the Mortgage  Loans as is necessary  for the
Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

        Subsection 11.17     Real Estate Owned Reports.

        Together with the statement  furnished  pursuant to Subsection 11.13, with respect to any REO Property, the Company shall furnish to the Purchaser a standard Fannie Mae REO statement  covering the Company's  efforts in  connection  with the sale of such REO Property and any rental of such REO Property  incidental  to the sale thereof  for the  previous  month.  Such  statement  shall be  accompanied  by such  other  information  as the
Purchaser shall reasonably request.

        Subsection 11.18     Liquidation Reports.

        Upon the  foreclosure  sale of any  Mortgaged  Property  or the  acquisition  thereof by the  Purchaser pursuant to a deed-in-lieu  of  foreclosure,  the Company shall deliver to the Purchaser  within three Business
Days after  completion of the foreclosure  sale a standard  Fannie Mae liquidation  report with respect to such
Mortgaged Property.

        Subsection 11.19     Assumption Agreements.

        The Company shall,  to the extent it has knowledge of any  conveyance or prospective  conveyance by any
Mortgagor of the Mortgaged  Property  (whether by absolute  conveyance  or by contract of sale,  and whether or not the Mortgagor  remains or is to remain liable under the Mortgage  Note and/or the  Mortgage),  exercise its rights to accelerate  the maturity of such Mortgage Loan under any  "due-on-sale"  clause  applicable  thereto;
provided,  however,  that the Company  shall not exercise any such rights if prohibited by law from doing so or if the  exercise of such rights  would  impair or threaten  to impair any  recovery  under the related  Primary
Mortgage  Insurance  Policy,  if any. If the Company  reasonably  believes it is unable under applicable law to enforce such "due-on-sale"  clause, the Company,  upon prior Purchaser consent,  shall enter into an assumption agreement  with the person to whom the  Mortgaged  Property  has been  conveyed or is proposed to be  conveyed, pursuant  to which  such  person  becomes  liable  under the  Mortgage  Note and,  to the extent  permitted  by applicable  state law, the Mortgagor  remains liable thereon.  Where an assumption is allowed  pursuant to this
Subsection  11.19,  the  Company,  with the prior  written  consent of the insurer  under the Primary  Mortgage
Insurance  Policy,  if any, is authorized to enter into a substitution  of liability  agreement with the person to whom the Mortgaged  Property has been conveyed or is proposed to be conveyed  pursuant to which the original
Mortgagor is released from  liability and such Person is  substituted as Mortgagor and becomes liable under the related  Mortgage  Note.  Any such  substitution  of  liability  agreement  shall  be in lieu of an  assumption agreement.

        In connection  with any such  assumption  or  substitution  of liability,  the Company shall follow the underwriting  guidelines  of  Company  attached  as  Exhibit  9  hereto.  With  respect  to  an  assumption  or substitution  of  liability,  the Mortgage  Interest  Rate,  the amount of the Monthly  Payment,  and the final maturity date of such Mortgage  Note may not be changed.  The Company shall notify the Purchaser  that any such substitution  of liability or  assumption  agreement  has been  completed by  forwarding  to the  Purchaser the original of any such  substitution of liability or assumption  agreement,  which document shall be added to the related  Mortgage  File and shall,  for all  purposes,  be  considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

        Notwithstanding  the foregoing  paragraphs of this Subsection or any other provision of this Agreement, the Company shall not be deemed to be in default,  breach or any other violation of its  obligations  hereunder by reason of any assumption of a Mortgage Loan by operation of law or any  assumption  which the Company may be restricted by law from  preventing,  for any reason  whatsoever.  For purposes of this  Subsection  11.19,  the term  "assumption" is deemed to also include a sale of the Mortgaged  Property  subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

        Subsection 11.20     Satisfaction of Mortgages and Release of Mortgage Files.

        Upon the payment in full of any Mortgage Loan, the Company will  immediately  notify the Purchaser by a certification  of a  servicing  officer of the  Company (a  "Servicing  Officer"),  which  certification  shall include a statement to the effect that all amounts  received or to be received in connection  with such payment which are required to be deposited in the Custodial  Account  pursuant to Subsection 11.04 have been or will be so deposited,  and shall request execution of any document  necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the  Purchaser's  designee.  Upon receipt of such  certification and request,  the Purchaser,  shall promptly release the related mortgage  documents to the
Company  and the  Company  shall  prepare and process  any  satisfaction  or  release.  No expense  incurred in connection with any instrument of  satisfaction  or deed of  reconveyance  shall be chargeable to the Custodial
Account or the Purchaser.

        In the event the Company  satisfies or releases a Mortgage  without having obtained  payment in full of the  indebtedness  secured by the Mortgage or should it otherwise  prejudice  any right the  Purchaser may have under the  mortgage  instruments,  the Company,  upon written  demand,  shall remit to the  Purchaser  the then outstanding  principal  balance of the related Mortgage Loan by deposit thereof in the Custodial  Account.  The
Company shall  maintain the fidelity bond insuring the Company  against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

        From time to time and as appropriate  for the servicing or foreclosure of any Mortgage Loan,  including for this purpose  collection under any Primary Mortgage  Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing  receipt  signed by a Servicing  Officer,  release the requested  portion of the related  Mortgage File held by the Purchaser to the Company.  Such servicing  receipt shall  obligate the Company to return the related  Mortgage  documents to the Purchaser when the need therefore by the Company no longer  exists,  unless the Mortgage Loan has been  liquidated and the  Liquidation  Proceeds relating to the  Mortgage  Loan have been  deposited  in the  Custodial  Account or the  Mortgage  File or such document  has been  delivered to an attorney,  or to a public  trustee or other public  official as required by law, for purposes of  initiating  or pursuing  legal action or other  proceedings  for the  foreclosure  of the
Mortgaged  Property  either  judicially  or  non-judicially,  and the Company has  delivered to the Purchaser a certificate of a Servicing  Officer  certifying as to the name and address of the Person to which such Mortgage
File or such  document  was  delivered  and the  purpose  or  purposes  of such  delivery.  Upon  receipt  of a certificate  of a Servicing  Officer  stating that such Mortgage  Loan was  liquidated,  the servicing  receipt shall be released by the Purchaser to the Company.

               Subsection 11.21     Servicing Compensation.

    As compensation for its services hereunder, the Company shall be entitled to receive on the Mortgage
    Loans the amounts provided for as the Company's  Servicing Fee and Ancillary Income.  Ancillary Income
    shall be retained by the Company to the extent not required to be deposited in the Custodial Account.
    The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefore except as specifically provided for.

               Subsection 11.22     Notification of Adjustments.

               On each  Adjustment  Date,  the Company shall make interest rate  adjustments  for each Mortgage
Loan in compliance with the  requirements of the related  Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding  interest rate  adjustments.  The
Company also shall  provide  timely  notification  to the  Purchaser  of all  applicable  data and  information regarding  such  interest  rate  adjustments  and the  Company's  methods of  implementing  such  interest rate adjustments.  Upon the  discovery  by the  Company or the  Purchaser  that the  Company  has failed to adjust a
Mortgage  Interest Rate or a Monthly Payment  pursuant to the terms of the related  Mortgage Note and Mortgage, the Company shall  immediately  deposit in the Custodial  Account from its own funds the amount of any interest loss caused thereby without reimbursement therefore.

               Subsection 11.23  Access to Certain Documentation.

        The Company shall provide to any federal or state banking or insurance  regulatory  authority  that may exercise  authority  over the Purchaser  access to the  documentation  regarding the Mortgage Loans serviced by the Company  required by applicable laws and  regulations.  Such access shall be afforded  without charge,  but only upon reasonable request and during normal business hours at the offices of the Company.

               Subsection 11.24  Reports and Returns to be Filed by the Company.

        The Company shall file information  reports with respect to the receipt of mortgage  interest  received in a trade or business,  reports of foreclosures  and  abandonments  of any Mortgaged  Property and information returns relating to cancellation of indebtedness  income with respect to any Mortgaged  Property as required by
Sections  6050H,  6050J and 6050P of the Code.  Such reports shall be in form and substance  sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

               Subsection 11.25  Compliance with REMIC Provisions.

    If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO
    Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section
    860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

        Notwithstanding  anything  in this  Agreement  to the  contrary,  the  Company (a) shall not permit any modification  with respect to any Mortgage Loan that would change the Mortgage  Interest Rate and (b) shall not
(unless the  Mortgagor is in default  with respect to the Mortgage  Loan or such default is, in the judgment of the Company,  reasonably  foreseeable) make or permit any modification,  waiver or amendment of any term of any
Mortgage  Loan that would both (i) effect an exchange or  reissuance  of such  Mortgage Loan under Section 1001 of the Code (or Treasury regulations  promulgated  thereunder) and (ii) cause any REMIC to fail to qualify as a
REMIC under the Code or the imposition of any tax on "prohibited  transactions"  or  "contributions"  after the startup date under the REMIC Provisions.

        The Company  shall not permit the  creation of any  "interests"  (within the meaning of Section 860G of the Code) in any REMIC.  The Company shall not enter into any  arrangement  by which a REMIC will receive a fee or other  compensation  for services nor permit a REMIC to receive any income from assets other than "qualified mortgages"  as defined in  Section  860G(a)(3)  of the Code or  "permitted  investments"  as defined in Section
860G(a)(5) of the Code.

               Subsection  11.26  Notice to  Mortgage  Insurance  Companies.  No later  than 14 days  after the related  Closing Date, the Company shall inform by written notice all mortgage  insurance  companies  providing any Primary  Mortgage  Insurance  Policy of the change in insured's name on each such policy to the Purchaser's name. The Company shall provide the Purchaser with a copy of one notification  letter and an officer's  written certification that all such mortgage insurance companies have been notified by an identical letter;

               Subsection 11.27 Tax Service Contracts.  Within 14 days of any related Closing Date, the Company shall have obtained a life of loan,  transferable  real estate tax service  contract with a tax service company reasonably  acceptable  to the  Purchaser on all of the Mortgage  Loans and shall assign all such  contracts to the Purchaser  or, in the  alternative,  the Company  shall notify the  Purchaser as to any Mortgage  Loans for which it has not procured the  requisite  contract and shall pay to the  Purchaser a fee for each such Mortgage
Loan equal to the fee or premium that is  customarily  charged for each such  contract,  as  determined  by the
Purchaser in its reasonable discretion but no less than $75 and no greater than $90;

        Subsection 11.28 Flood Certifications.  Within 14 days of any related Closing Date, the Company shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser of the location of the Custodial Account when established and prior to any change thereof;

               Subsection 11.29     Notice to Mortgagors.  The Company shall, no later than fifteen (15) days prior to the termination of servicing hereunder, inform in writing all Mortgagors of the change in servicer from the Company to the Purchaser, all in accordance with applicable law.  The Company shall obtain the Purchaser's approval of the form of such notifications prior to their mailing.  The Company acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance.  The
    Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter.

               Subsection 11.30     In  connection   with  the  execution  of  any  agreement   pursuant  to  a
Reconstitution  under  Section  11.01,  pursuant to which  Company is obligated to make  Compensating  Interest
Payments (as defined in any such agreement,  Company's  obligation to make Compensating  Interest Payments will be limited to amounts  ("Investment  Earnings")  received by Company from the investment of funds on deposit in the  collection  account  maintained  by Company  with  respect to the  Mortgage  Loans.  In the event that the amount of  Compensating  Interest  Payments  required  to be paid by  Company  is in  excess of the  Investment
Earnings  received by Company,  Company  shall make such  Compensating  Interest  Payments  from its own funds.
Purchaser hereby agrees to reimburse  Company for any amount of Compensating  Interest Payments made by Company from its own funds promptly upon receipt of an invoice from Company.

        Notwithstanding  anything else to the contrary in the Agreement,  Investment  Earnings shall be defined for purposes of paragraph (i) above as the monthly average Fed Funds Rate plus .25%.

EXHIBIT 6

FORM OF MONTHLY DATA

EXHIBIT 7

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

        This  Assignment,  Assumption and Recognition  Agreement (the  "Agreement") is made and entered into as of
[___________],  200[_] (the "Closing  Date"),  among  [__________________________],  a  [__________]  corporation,
having   an   address   at   [___________________]    (the   "Assignor"),    [_____________________________],    a
[___________________] corporation, having an address at [_________________________________]  (the "Assignee"), and
[__________________],  a [___________] corporation,  having an address at [_________________] (the "Company"). Any capitalized  term used and not  otherwise  defined  herein  shall have the  meaning  assigned  to such term in the
Purchase Agreement (as defined below).

        In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Assignment  and  Assumption.  Except as expressly  provided for herein,  the  Assignor  hereby  grants, transfers  and assigns to the Assignee  (a) all of its right,  title and  interest as  "Purchaser"  in, to and under that certain  Amended and  Restated  Forward  Commitment  Flow  Mortgage  Loan  Purchase  and  Servicing
    Agreement  dated  as of  [_______________],  200[__]  and  duly  executed  by the  Company  and  EMC  Mortgage
    Corporation  ("EMC")  (the  "Purchase  Agreement")  attached  hereto as  Exhibit A,  only with  respect to the
    Mortgage  Loans,  and (b) all of its  right,  title and  interest  in and to each of the  mortgage  loans (and related  Servicing  Rights if  Servicing  Released)  identified  in Exhibit B hereto (the  "Mortgage  Loans").
    Notwithstanding  anything to the contrary  contained herein, the Assignor is not assigning to the Assignee any of its right,  title and interest as "Purchaser"  in, to and under the Purchase  Agreement with respect to any other mortgage loan other than those set forth on Exhibit B [and furthermore,  for Servicing Released Mortgage
    Loans,  the Assignor is not  assigning to the Assignee,  but instead is expressly  reserving for the Servicing
    Rights Owner's exclusive right and benefit only, the following:

a)      any of the Servicing  Rights relating to the Mortgage Loans, as the term "Servicing  Rights" is defined in the Purchase Agreement and further described herein;

b)      all rights and benefits accorded the Servicing Rights Owner under the Purchase Agreement;]

    Except as is otherwise  expressly  provided  herein,  the Assignor  makes no  representations,  warranties  or covenants to the Assignee and the Assignee  acknowledges  that the Assignor has no obligations to the Assignee under the terms of the  Purchase  Agreement,  or otherwise  relating to the  transaction  contemplated  herein
    (including,  but not limited to, any  obligation to repurchase  any of the Mortgage  Loans or to indemnify the
    Assignee), and that all such obligations are assumed by the Company.

    The Assignor  acknowledges and agrees that upon execution of this Agreement,  [____________]  shall become the
    "Purchaser" under the Purchase Agreement,  and all  representations,  warranties and covenants by the "Seller"
    to the  "Purchaser"  under  such  Purchase  Agreement  including,  but not  limited  to, the rights to require repurchase  of any Mortgage  Loan and to receive  indemnification,  shall accrue to Assignee by virtue of this
    Agreement.

2.      Consideration.  In  consideration  for the sale of the  Mortgage  Loans to the  Assignee,  the Assignee agrees  to pay to the  Assignor  the  amount  referenced  in  that  certain  trade  confirmation  dated  as of
    [____________],  200[__]  (the  "Confirmation"),  and duly  executed by the  Assignor  and the  Assignee  (the
    "Purchase  Price").  The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available  funds to the account  designated  by the Assignor on or before the Closing Date, as defined in this
    Confirmation.

3.  Servicing of the Mortgage  Loans.  [Put in a Servicing  Standard if Servicing  Retained by Union  Federal] [If
    Servicing  Released:  From and after the termination of Company as Servicer,  the Servicing Rights Owner shall service the Mortgage Loans for the Assignee in accordance  with that certain  Servicing  Agreement dated as of
    [________________],  by and between the Servicing  Rights Owner and the Assignee (the "Servicing  Agreement").
    Prior to such  termination,  the Company  shall  service the Mortgage  Loans on behalf of the Assignee and the
    Servicing  Rights Owner in accordance  with the Purchase  Agreement.] The address of the "Purchaser" set forth in Section 16 of the Purchase Agreement shall be changed to read as follows:

                             [___________________]
                             [___________________]
                             [___________________]
                             Attention: [___________]

    The wire  transfer  instructions  for  distributions  to the  Assignee on each  Distribution  Date shall be as follows:

                             Bank:
                             ABA Routing Number:
                             For Credit to:
                             Attn:

4.      Status of Purchase  Agreement.  The Assignor  represents  and warrants that (a) the Purchase  Agreement attached  hereto as  Exhibit A is a true,  complete  and  accurate  copy of the  Purchase  Agreement,  (b) the
    Purchase  Agreement  with  respect  to each of the  Mortgage  Loans is in full force and effect as of the date hereof,  (c) the Purchase  Agreement  has not been  amended or modified in any respect,  (d) there has been no waiver or  modification  or any agreement to waive or modify any provision,  nor has any notice of termination been given, under the Purchase  Agreement,  (e) the Assignor is not in default,  and has received no notice of default,  under the Purchase Agreement,  and, to the best of the Assignor's  knowledge,  the Company is not in default under the Purchase Agreement,  and (f) to the best of the Assignor's knowledge,  there are no offsets, claims or defenses available to the Company with respect to the Purchase Agreement or Mortgage Loans.

5.      Covenants,  Representations  and Warranties of the Assignor.  The Assignor  represents and warrants to, and covenants with, the Assignee that:

    a.  The Assignor is a corporation duly organized,  validly existing and in good standing under the laws of the jurisdiction of its  incorporation,  and has all requisite  corporate power and authority to acquire,  own and sell the Mortgage Loans;

    b.  The Assignor has full corporate power and authority to execute,  deliver and perform under this Agreement, and to consummate  the  transactions  set forth herein.  The  execution,  delivery and  performance of the
        Assignor of this Agreement, and the consummation by it of the transactions  contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor.  This Agreement has been fully executed and delivered by the Assignor and  constitutes  the valid and legally  binding  obligation of the Assignor enforceable  against the  Assignor  in  accordance  with its  respective  terms,  subject to the effect of bankruptcy,  insolvency,  reorganization,  moratorium  or other  similar  laws  relating  to or  affecting creditors' rights and to the application of equitable  principles in any proceeding,  whether at law or in equity;

    c.  No material consent,  approval,  order or authorization of, or declaration,  filing or registration  with, any  governmental  entity is  required  to be obtained  or made by the  Assignor  in  connection  with the execution,  delivery or performance by the Assignor of this  Agreement,  or the  consummation by it of the transactions contemplated hereby;

    d.  There  is no  action,  suit,  proceeding,  investigation  or  litigation  pending  or,  to the  Assignor's knowledge,  threatened,  which either in any instance or in the aggregate,  if determined adversely to the
        Assignor,  would adversely affect the sale of the Mortgage Loans to the Assignee, the execution,  delivery or  enforceability  of this Agreement,  or the Assignor's  ability to perform its  obligations  under this
        Agreement;

e.      Immediately  prior to payment of the Purchase Price for the Mortgage Loans,  the Assignor is the lawful owner of the  Mortgage  Loans with the full right to  transfer  the  Mortgage  Loans free from any and all claims and encumbrances whatsoever.

f.      The Assignor shall use its reasonable  commercial  efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

g.      Each of the  terms and  conditions  set  forth in the  Purchase  Agreement  which  are  required  to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire  title to the
        Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

h.      The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

                    (1)  a fully executed Agreement and Purchase Agreement; and

                    (2)  the Mortgage Loan Schedule;

6.      Covenants,  Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, the Assignee that:

    a. The  representations  and warranties made by the Company under  Subsection 7.01 and Subsection 7.02 of the
    Purchase  Agreement  are true and  correct in all  material  respects  as of the date hereof and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement.

    b. The Company  acknowledges and agrees that upon execution of this Agreement,  [___________] shall become the
    "Purchaser"  under the Purchase  Agreement,  but not the  Servicing  Rights  Owner,  and all  representations, warranties  and  covenants  by the  Company as the  "Seller"  thereunder,  including,  but not limited to, the representations,  warranties and covenants to repurchase  any Mortgage Loan and to indemnify the  "Purchaser", shall accrue to [__________] by virtue of this Agreement.

    c. The Company agrees to provide the Assignor with a copy of the monthly  reporting  information  with respect to the Mortgage Loans.

7.  Covenants,  Representations  and Warranties of Assignee.  The Assignee  agrees to be bound, as "Purchaser", by all of the terms,  covenants and conditions of the Agreement and the Mortgage Loans,  and from and after the date hereof,  the  Assignee  assumes for the benefit of each of the Company and the Assignor all of the
    Assignor's  obligations  as  "Purchaser"  thereunder,  with respect to the Mortgage  Loans  (except for any obligations relating to the Servicing Rights);

8.  Governing  Law.  This  Agreement  shall  be  construed  in  accordance  with  the  laws  of New  York  and the obligations,  rights and remedies of the parties  hereunder shall be determined in accordance with the laws of
    New York, except to the extent preempted by federal law.

9.  Conflict  with  Purchase  Agreement.  To the extent  there is any  conflict  between the terms of the Purchase
    Agreement  and this  Agreement,  the latter  shall be  controlling,  notwithstanding  anything to the contrary contained in the Purchase Agreement.

10.     Capitalized  Terms. All capitalized  terms used herein and not otherwise  defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11.     Counterparts.  This Agreement may be executed in any number of  counterparts.  Each  counterpart  shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

[Assignor_______________________]                  [Assignee ______________________]
the Assignor                                       the Assignee

BY:_____________________________                   BY:____________________________

ITS:______________________________          ITS:____________________________

[Company_______________________]
the Company

BY:_____________________________

ITS:_____________________________

EXHIBIT 8

COMPANY'S UNDERWRITING GUIDELINES

                                            EXHIBIT 9

                                   FORM OF POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS:

        WHEREAS,  pursuant to the terms of the Amended and  Restated  Forward  Commitment  Flow  Mortgage  Loan
Purchase and Servicing  Agreement dated as of ________ (the  "Agreement"),  between  __________  ("______") and
EMC Mortgage Corporation ("EMC"), ______ is selling certain mortgage loans (the "Mortgage Loans") to EMC;

        AND WHEREAS, ______ is providing this Limited Power of Attorney pursuant to the Agreement;

        NOW,  THEREFORE,  ______ does hereby make,  constitute and appoint EMC,  ______'s true and lawful agent and  attorney-in-fact  with respect to each Mortgage Loan in ______'s name,  place and stead:  (i) to  complete
(to the extent  necessary)  and to cause to be  submitted  for filing or recording  in the  appropriate  public filing or recording offices, all assignments of mortgage,  deeds of trust or similar documents,  assignments or reassignments  of  rents,  leases  and  profits,  in each  case in  favor of EMC,  and all Form  UCC-2 or UCC-3 assignments  of financing  statements  and all other  comparable  instruments  or documents with respect to the
Mortgage Loans which are customarily and reasonably  necessary or appropriate to assign  agreements,  documents and  instruments  pertaining  to the  Mortgage  Loans,  and to  evidence,  provide  notice of and perfect  such assignments  and  conveyances  in favor of EMC in the public  records of the  appropriate  filing and recording offices;  (ii) to file or record in the  appropriate  public filing or recording  offices,  all other  Mortgage
Loan  documents to be recorded  under the terms of the  Agreement or any such Mortgage Loan which have not been submitted  for filing or  recordation  by ______ on or before the date  hereof or which have been so  submitted but are  subsequently  lost or  returned  unrecorded  or  unfiled  as a result of actual or  purported  defects therein,  in order to  evidence,  provide  notice of and perfect such  documents  in the public  records of the appropriate  filing  and  recording  offices;  and  (iii) to do and  perform  all acts in  connection  with the servicing, administration and management of the Mortgage Loans, including but not limited to:

(1)     execute and deliver customary consents or waivers and other instruments and documents,
(2)     consent to  transfers  of any  Mortgaged  Property and  assumptions  of the Mortgage  Notes and related
    Mortgages,
(3)     collect any insurance proceeds and other liquidation proceeds,
(4)     effectuate  foreclosure  or other  conversion of the ownership of the Mortgaged  Property  securing any
    Mortgage Loan,
(5)     execute and deliver any and all  instruments  of  satisfaction  or  cancellation  or of partial or full release or discharge and all other  comparable  instruments,  with respect to the Mortgage Loans,  and with respect to the Mortgaged Properties, and
(6)     execute  all  documents   customarily  and  reasonably  necessary  and  appropriate  for  the  transfer post-foreclosure  of the previously  Mortgaged  Properties to third parties,  and then to collect the sales proceeds from that transfer.

        The  enumeration  of  particular  powers herein is not intended in any way to limit the grant to EMC as
______'s  attorney-in-fact  of full power and authority  with respect to the Mortgage Loans to complete (to the extent  necessary),  file and record any documents,  instruments or other writings  referred to above as fully, to all  intents  and  purposes,  as  ______  might or could do if  personally  present,  hereby  ratifying  and confirming  whatsoever  such  attorney-in-fact  shall  and may do by  virtue  hereof;  and  ______  agrees  and represents to those dealing with such  attorney-in-fact  that they may rely upon this Limited Power of Attorney until  termination  thereof under the provisions of Article III below.  Any and all third parties  dealing with
EMC as ______'s  attorney-in-fact  may rely  completely,  unconditionally  and conclusively on the authority of
EMC, as applicable,  and need not make any inquiry about whether EMC is acting  pursuant to the Agreement.  Any purchaser,  title  insurance  company or other  third party may rely upon a written  statement  by EMC that any particular  Mortgage Loan or related  mortgaged real property in question is subject to and included under this
Limited Power of Attorney and the Agreement.

        Any act or thing lawfully done hereunder by EMC shall be binding on ______ and ______'s  successors and assigns.

        This Limited Power of Attorney  shall  continue in full force and effect until the earliest  occurrence of any of the following events:

(i) the transfer by EMC of its servicing obligations under the Agreement to another servicer;

(ii) with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Agreement; and

(iii) the termination of the Agreement in accordance with its terms.

        Nothing  herein shall be deemed to amend or modify the Agreement or the  respective  rights,  duties or obligations  of ______  under the  Agreement,  and nothing  herein  shall  constitute a waiver of any rights or remedies thereunder.

        Capitalized  terms used but not defined herein have the  respective  meanings  assigned  thereto in the
Agreement.

        IN WITNESS  WHEREOF,  ______ has caused this  instrument  to be executed and its  corporate  seal to be affixed hereto by its officer duly authorized as of _____ ___, 200_.

                                              _______________________________________

                                              By:____________________________________
                                                             Name:
                                              ___________________________
                                                             Title:
                                              ___________________________

                                                          EXHIBIT 10

                                         WIRE INSTRUCTIONS FOR REMITTANCES TO COMPANY

                                                          EXHIBIT 11

                                           REMITTANCE / REPORTING INSTRUCTIONS FOR

                                            BEAR STEARNS/EMC MORTGAGE CORPORATION

Future remittances for the XXXXXXXXXXXXX  mortgage loans purchased by EMC Mortgage Corporation should be made by wire transfer as follows:

                                           BANK: CHASE BANK OF TEXAS
                                             BRANCH: IRVING, TEXAS
                                    ACCOUNT NAME: EMC MORTGAGE CORPORATION
                                               ABA #: 113000609
                                            Account #: 07001227347
                             Re: Margin #020-74544-14, EMC Whole Loans, XXXXXXXXX
                                  Attention: Marcia Prewitt, #(972) 444-3372

                                                ACKNOWLEDGEMENT

               STATE OF_______________)

                               )  ss:

               COUNTY OF ____________       )

        On this ___ day of  __________,  200__,  before me appeared  _______________________,  to me personally known,  who,  being by me duly sworn did say that he/she is the  _____________________  of  _____________,  and
that the seal affixed to the  foregoing  instrument is the corporate  seal of said  corporation,  and that said instrument  was signed and sealed in behalf of said  corporation  by authority of its board of  directors,  and said ____________ acknowledged said instrument to be the free act and deed of said corporation.

                                              Name:__________________________________
                                                                   Notary  Public  in  and  for
                                                     said County and State

               My Commission Expires:

               ___________________

                                                          EXHIBIT 12

               Documents required to be sent pursuant to Section 6.03(a) shall be sent to:

               Linda Fischer

               EMC Mortgage Corporation

               909 Hidden Ridge Drive

               Suite 200

               Irving, Texas 75038

               All other documents required under Section 6.03 shall be sent to:

               Wells Fargo Home Mortgage

               One Home Campus

               Des Moines, IA 50328

                                                          Exhibit 13

                                      EMC Mortgage
                                  Flow Purchase Program

                                 Commitment Confirmation

                                                                                  [date]

Seller                                   Waterfield

Commitment Executed by                   Chad

Commtiment Type                          Mandatory

Product Type                             [AltA]

Term                                     [3/6 LIBOR ARM]

Servicing                                Released

Trade Date                               [date]

Confirmation Number                      [MD020405A1]

Commitment Amount                        [$x,xxx,xxx]

Pricing Incentive                        [xx]        bps

Wt. Avg. Note Rate
 3/6 LIBOR                                  [xxx] %

Commitment Period                        [xx ]       days

Net Rate                                 n/a

                                                     (indication only -
                                                      based on 3/6 LIBOR
Base Price                               [xxx]        w/ No Prepay @ 5.3750%)

Expiration Date                          [xxxxxx]

Price Code                               [xxx]

Hedges - FN Coupon                       n/a

Hedges - Amount                          n/a

Hedges - Sell Price                      na

Hedges - PSA Settlement                  n/a

Please refer to the attached for loan level details
All loans are subject to risk price adjustments

                                                                EXHIBIT J

                          FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                                          between

                                  EMC MORTGAGE CORPORATION

                                  as Mortgage Loan Seller

                                            and

                         BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                        as Purchaser

                                        Dated as of

                                      January 31, 2006

                         Bear Stearns Asset Backed Securities I LLC
           Bear Stearns ALT-A Trust 2006-AR1, Mortgage Pass-Through Certificates

                                                                          Page
SECTION 1.    Definitions....................................................3
SECTION 2.    Purchase and Sale of the Mortgage Loans and Related Rights.....5
SECTION 3.    Mortgage Loan Schedules........................................4
SECTION 4.    Mortgage Loan Transfer.........................................6
SECTION 5.    Examination of Mortgage Files..................................7
SECTION 6.    Recordation of Assignments of Mortgage.........................7
SECTION 7.    Representations and Warranties of Mortgage Loan Seller Concerning the
                         Mortgage Loans.....................................10
SECTION 8.    Representations and Warranties Concerning the Mortgage Loan Seller.   13

SECTION 17.  Representations, Warranties and Agreements to Survive Delivery.20

  EXHIBIT 2    MORTGAGE LOAN SCHEDULE INFORMATION........................E-2-1

  EXHIBIT 6    Standard & Poor's LEVELS® Glossary, Version 5.6b Revised,
                 Appendix E..............................................E-6-1
  SCHEDULE A   REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES.............A-1
  SCHEDULE B   MORTGAGE LOAN SCHEDULE.....................................B-37

                       MORTGAGE LOAN PURCHASE AGREEMENT

            MORTGAGE LOAN PURCHASE  AGREEMENT,  dated as of January 31, 2006, as amended and supplemented  by any and all  amendments  hereto  (collectively,  the  "Agreement"),  by and between EMC MORTGAGE CORPORATION,  a Delaware corporation (the "Mortgage Loan Seller"),  and
BEAR  STEARNS  ASSET  BACKED  SECURITIES I LLC, a Delaware  limited  liability  company (the
"Purchaser").

            Upon the terms and subject to the  conditions  of this  Agreement,  the Mortgage
Loan Seller agrees to sell,  and the  Purchaser  agrees to purchase,  certain  conventional, adjustable  rate,  first  lien  mortgage  loans  secured  primarily  by one- to  four-family residential  properties  (collectively,  the  "Mortgage  Loans") as  described  herein.  The
Purchaser  intends to deposit the  Mortgage  Loans into a trust fund (the "Trust  Fund") and create Bear Stearns  ALT-A Trust,  Mortgage  Pass-Through  Certificates,  Series 2006-1 (the
"Certificates"),  under a pooling and servicing agreement, to be dated as of January 1, 2006
(the "Pooling and Servicing Agreement"),  among the Purchaser,  as seller, Wells Fargo Bank,
National Association, as master servicer and securities administrator,  JPMorgan Chase Bank,
National Association, as trustee (the "Trustee") and EMC Mortgage Corporation.

            The  Purchaser  has filed  with the  Securities  and  Exchange  Commission  (the
"Commission")  a  registration  statement  on Form S-3 (Number  333-125422)  relating to its
Mortgage  Pass-Through  Certificates  and the offering of certain series thereof  (including certain  classes of the  Certificates)  from time to time in accordance  with Rule 415 under the  Securities  Act of 1933, as amended,  and the rules and  regulations  of the Commission promulgated thereunder (the "Securities Act"). Such registration  statement,  when it became effective  under the Securities  Act, and the prospectus  relating to the public offering of certain classes of the Certificates by the Purchaser (the "Public  Offering"),  as from time to time each is amended or  supplemented  pursuant to the Securities  Act or otherwise,  are referred to herein as the "Registration Statement" and the "Prospectus,"  respectively.  The
"Term Sheet  Supplement"  shall mean the term sheet  supplement,  dated  January  12,  2006, relating to certain  classes of the  Certificates.  The "Prospectus  Supplement"  shall mean that supplement,  dated January 31, 2006, to the Prospectus,  dated June 24, 2005,  relating to certain  classes of the  Certificates.  With  respect to the Public  Offering  of certain classes of the  Certificates,  the Purchaser and Bear,  Stearns & Co. Inc. ("Bear  Stearns")
have  entered  into a terms  agreement  dated as of January  31,  2006,  to an  underwriting agreement dated January 10, 2006, between the Purchaser and Bear Stearns (collectively,  the
"Underwriting Agreement").

            Now,  therefore,  in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

            Definitions.  Certain terms are defined  herein.  Capitalized  terms used herein but not defined  herein  shall have the  meanings  specified  in the  Pooling and  Servicing
Agreement. The following other terms are defined as follows:

            Acquisition  Price:  Cash in an amount  agreed upon by the Mortgage  Loan Seller and the Purchaser.(1)

            Bear Stearns: Bear, Stearns & Co. Inc.

            Closing Date: January 31, 2006.

            Cut-off Date: January 1, 2006.

            Cut-off Date Balance: Approximately $1,746,636,654.

            Deleted  Mortgage  Loan:  A  Mortgage  Loan  replaced  or  to be  replaced  by a
Substitute Mortgage Loan.

            Due Date:  With respect to each Mortgage  Loan,  the date in each month on which its  Scheduled  Payment is due, if such due date is the first day of a month,  and otherwise is deemed to be the first day of the  following  month or such other date  specified  in the related Servicing Agreement.

            Master Servicer: Wells Fargo Bank, National Association.

            Moody's: Moody's Investors Service, Inc., or its successors in interest.

            Mortgage:  The mortgage or deed of trust creating a first lien on an interest in real property securing a Mortgage Note.

            Mortgage  File:  The items  referred to in Exhibit 1 pertaining  to a particular
Mortgage Loan and any additional  documents  required to be added to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

            Mortgage  Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Opinion of Counsel:  A written  opinion of  counsel,  who may be counsel for the
Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

            Person: Any legal person,  including any individual,  corporation,  partnership, joint venture,  association,  joint stock company,  trust,  unincorporated  organization  or government or any agency or political subdivision thereof.

            Purchase  Price:  With  respect to any Mortgage  Loan (or any property  acquired with respect thereto)  required to be purchased by the Mortgage Loan Seller pursuant to this
Agreement or Article II of the Pooling and Servicing  Agreement,  an amount equal to the sum of (i)(a) 100% of the Outstanding  Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto,  100% of the  Outstanding  Principal  Balance at the date of the  acquisition),  plus (b) accrued but unpaid interest on the Outstanding  Principal Balance at the related Mortgage Interest Rate, through  and  including  the last day of the month of  repurchase,  and  reduced  by (c) any portion of the Master Servicing  Compensation,  Monthly Advances and advances payable to the purchaser  of the  Mortgage  Loan and (ii) any costs and  damages  (if any)  incurred by the
Trust in  connection  with any  violation of such  Mortgage  Loan of any  anti-predatory  or abusive lending laws.

            Rating Agencies: Standard & Poor's and Moody's, each a "Rating Agency."

            Securities Act: The Securities Act of 1933, as amended.

            Security  Instrument:  A written  instrument  creating  a valid  first lien on a
Mortgaged  Property  securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust,  deed to secure  debt or  security  deed,  including  any  riders or  addenda thereto.

            Standard  & Poor's:  Standard  & Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc. or its successors in interest.

            Substitute  Mortgage Loan: A mortgage loan  substituted  for a Deleted  Mortgage
Loan which must meet on the date of such substitution the requirements  stated herein and in the Pooling and Servicing Agreement;  upon such substitution,  such mortgage loan shall be a
"Mortgage Loan" hereunder.

            Value:  The value of the Mortgaged  Property at the time of  origination  of the related  Mortgage  Loan,  such value being the lesser of (i) the value of such  property set forth in an appraisal  accepted by the  applicable  originator  of the Mortgage Loan or (ii)
the sales price of such property at the time of origination.

            Purchase and Sale of the Mortgage Loans and Related Rights.

            Upon  satisfaction  of the  conditions  set  forth in  Section  10  hereof,  the
Mortgage Loan Seller agrees to sell,  and the Purchaser  agrees to purchase  Mortgage  Loans having an  aggregate  outstanding  principal  balance  as of the  Cut-off  Date equal to the
Cut-off Date Balance.

            The closing for the purchase and sale of the Mortgage  Loans and the closing for the  issuance of the  Certificates  will take place on the Closing Date at the office of the
Purchaser's counsel in New York, New York or such other place as the parties shall agree.

            Upon the  satisfaction of the conditions set forth in Section 10 hereof,  on the
Closing Date, the Purchaser shall pay to the Mortgage Loan Seller the Acquisition  Price for
the  Mortgage  Loans in  immediately  available  funds by wire  transfer to such  account or accounts as shall be designated by the Mortgage Loan Seller.

            In  addition to the  foregoing,  on the Closing  Date the  Mortgage  Loan Seller assigns to the  Purchaser all of its right,  title and interest in the Servicing  Agreements
(other than its right to enforce the representations and warranties set forth therein).

            Mortgage  Loan  Schedules.  The  Mortgage  Loan Seller  agrees to provide to the
Purchaser  as of  the  date  hereof  a  preliminary  listing  of  the  Mortgage  Loans  (the
"Preliminary  Mortgage Loan Schedule")  setting forth the information listed on Exhibit 2 to this  Agreement  with respect to each of the Mortgage  Loans being sold by the Mortgage Loan
Seller.  If there are changes to the Preliminary  Mortgage Loan Schedule,  the Mortgage Loan
Seller shall provide to the  Purchaser as of the Closing Date a final  schedule (the "Final
Mortgage  Loan  Schedule")  setting  forth  the  information  listed  on  Exhibit  2 to this
Agreement  with respect to each of the Mortgage Loans being sold by the Mortgage Loan Seller to the  Purchaser.  The Final  Mortgage Loan Schedule shall be delivered to the Purchaser on the Closing Date,  shall be attached to an amendment to this Agreement to be executed on the
Closing Date by the parties hereto and shall be in form and substance  mutually agreed to by the Mortgage Loan Seller and the  Purchaser  (the  "Amendment").  If there are no changes to the Preliminary Mortgage Loan Schedule,  the Preliminary Mortgage Loan Schedule shall be the
Final Mortgage Loan Schedule for all purposes hereof.

            Mortgage Loan Transfer.

            The  Purchaser  will be entitled to all  scheduled  payments  of  principal  and interest on the  Mortgage  Loans due after the Cut-off  Date  (regardless  of when  actually collected) and all payments thereon,  other than scheduled principal and interest,  received after the Cut-off Date. The Mortgage Loan Seller will be entitled to all scheduled  payments of  principal  and  interest  on the  Mortgage  Loans  due on or  before  the  Cut-off  Date
(including  payments collected after the Cut-off Date) and all payments thereon,  other than scheduled  principal and interest,  received on or before the Cut-off Date.  Such  principal amounts and any interest  thereon  belonging to the Mortgage Loan Seller as described  above will not be included in the aggregate  outstanding  principal  balance of the Mortgage Loans as of the Cut-off Date as set forth on the Final Mortgage Loan Schedule.

            Pursuant to various conveyance  documents to be executed on the Closing Date and pursuant to the Pooling and Servicing  Agreement,  the Purchaser  will assign on the Closing
Date all of its right,  title and interest in and to the  Mortgage  Loans to the Trustee for the benefit of the  Certificateholders.  In connection  with the transfer and  assignment of the Mortgage  Loans,  the Mortgage  Loan Seller has delivered or will deliver or cause to be delivered  to the  Trustee  by the  Closing  Date or such  later date as is agreed to by the
Purchaser  and the  Mortgage  Loan Seller  (each of the Closing  Date and such later date is referred to as a "Mortgage File Delivery Date"), the items of each Mortgage File,  provided, however,  that in lieu of the foregoing,  the Mortgage Loan Seller may deliver the following documents,  under the  circumstances  set forth below: (x) in lieu of the original  Security
Instrument,  assignments to the Trustee or intervening  assignments  thereof which have been delivered,  are being delivered or will, upon receipt of recording  information  relating to the Security  Instrument  required to be included thereon, be delivered to recording offices for  recording  and have not been  returned  to the  Mortgage  Loan Seller in time to permit their delivery as specified  above, the Mortgage Loan Seller may deliver a true copy thereof with a certification  by the Mortgage Loan Seller,  on the face of such copy,  substantially as  follows:  "Certified  to be a true and  correct  copy of the  original,  which  has been transmitted  for  recording"  (y) in lieu of the  Security  Instrument,  assignments  to the
Trustee or  intervening  assignments  thereof,  if the applicable  jurisdiction  retains the originals of such documents (as evidenced by a  certification  from the Mortgage Loan Seller to such  effect)  the  Mortgage  Loan  Seller  may  deliver  photocopies  of such  documents containing an original  certification by the judicial or other governmental authority of the jurisdiction  where such  documents  were  recorded;  and (z) in lieu of the Mortgage  Notes relating to the Mortgage  Loans,  each  identified in the list delivered by the Purchaser to the Trustee on the Closing Date and attached  hereto as Exhibit 5, the Mortgage  Loan Seller may deliver lost note affidavits and  indemnities of the Mortgage Loan Seller;  and provided further,  however,  that in the case of Mortgage Loans which have been prepaid in full after the  Cut-off  Date and prior to the Closing  Date,  the  Mortgage  Loan  Seller,  in lieu of delivering the above  documents,  may deliver to the Trustee a certification by the Mortgage
Loan Seller or the Master  Servicer to such effect.  The Mortgage  Loan Seller shall deliver such original  documents  (including any original documents as to which certified copies had previously been delivered) or such certified  copies to the Trustee  promptly after they are received.  The Mortgage  Loan Seller shall cause the Mortgage and  intervening  assignments, if any,  and the  assignment  of the Security  Instrument  to be recorded not later than 180 days after the Closing Date,  unless such  assignment  is not required to be recorded  under the terms set forth in Section 6(i) hereof.

            The Mortgage Loan Seller and the  Purchaser  acknowledge  hereunder  that all of the Mortgage Loans and the related  servicing will  ultimately be assigned to JPMorgan Chase
Bank, National  Association,  as Trustee for the benefit of the  Certificateholders,  on the date hereof.

            Examination of Mortgage Files.

            On or before the Mortgage  File  Delivery  Date,  the Mortgage  Loan Seller will have made the Mortgage Files available to the Purchaser or its agent for  examination  which may be at the offices of the Trustee or the Mortgage  Loan Seller  and/or the Mortgage  Loan
Seller's custodian.  The fact that the Purchaser or its agent has conducted or has failed to conduct any  partial or  complete  examination  of the  Mortgage  Files shall not affect the
Purchaser's rights to demand cure,  repurchase,  substitution or other relief as provided in this  Agreement.  In furtherance  of the foregoing,  the Mortgage Loan Seller shall make the
Mortgage  Files  available  to the  Purchaser or its agent from time to time so as to permit the  Purchaser  to confirm the  Mortgage  Loan  Seller's  compliance  with the  delivery and recordation  requirements  of this  Agreement  and the Pooling and Servicing  Agreement.  In
addition,  upon request of the Purchaser,  the Mortgage Loan Seller agrees to provide to the
Purchaser,  Bear Stearns and to any investors or prospective  investors in the  Certificates information  regarding the Mortgage  Loans and their  servicing,  to make the Mortgage Files available to the  Purchaser,  Bear Stearns and to such  investors or  prospective  investors
(which may be at the offices of the Mortgage  Loan Seller  and/or the Mortgage Loan Seller's
custodian)  and to make  available  personnel  knowledgeable  about the  Mortgage  Loans for discussions  with the Purchaser,  Bear Stearns and such investors or prospective  investors, upon reasonable  request during regular business hours,  sufficient to permit the Purchaser,
Bear Stearns and such investors or potential  investors to conduct such due diligence as any such party reasonably believes is appropriate.

            Pursuant  to the  Pooling  and  Servicing  Agreement,  on the  Closing  Date the
Trustee,  for the benefit of the  Certificateholders,  will review or cause the Custodian to review items of the  Mortgage  Files as set forth on Exhibit 1 and will deliver or cause the
Custodian  to deliver to the  Mortgage  Loan  Seller an  initial  certification  in the form attached as Exhibit One to the Custodial Agreement.

            Pursuant to the Pooling and Servicing  Agreement,  within 90 days of the Closing
Date,  the Trustee will review or shall cause the  Custodian to review items of the Mortgage
Files as set forth on Exhibit 1 and will deliver to the Mortgage  Loan Seller and the Master
Servicer an interim certification  substantially in the form of Exhibit Two to the Custodial
Agreement.

            Pursuant to the Pooling and Servicing Agreement,  within 180 days of the Closing
Date (or, with respect to any Substitute  Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian  thereof) the Trustee will review or cause the Custodian to review  items of the  Mortgage  Files as set forth on  Exhibit 1 and will  deliver to the
Mortgage  Loan Seller and the Master  Servicer a final  certification  substantially  in the form of Exhibit  Three to the  Custodial  Agreement.  If the  Trustee is unable to deliver a final  certification  with respect to the items listed in Exhibit 1 due to any document that is missing,  has not been executed,  is unrelated,  determined on the basis of the Mortgagor name,  original  principal  balance and loan number, to the Mortgage Loans identified in the
Final  Mortgage Loan Schedule or appears to be defective on its face (a "Material  Defect"), the Trustee or the Custodian,  as its agent,  shall promptly notify the Mortgage Loan Seller of such  Material  Defect.  The Mortgage Loan Seller shall correct or cure any such Material
Defect  within 90 days from the date of notice  from the  Trustee or the  Custodian,  as its agent,  of the Material Defect and if the Mortgage Loan Seller does not correct or cure such
Material  Defect within such period and such defect  materially  and  adversely  affects the interests of the  Certificateholders  in the related Mortgage Loan, the Mortgage Loan Seller will, in accordance  with the terms of the Pooling and Servicing  Agreement,  within 90 days of the date of notice,  provide the Trustee with a Substitute  Mortgage  Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable  Purchase
Price;  provided  that,  if such  defect  would cause the  Mortgage  Loan to be other than a
"qualified  mortgage"  as  defined  in  Section  860G(a)(3)  of the  Code,  any  such  cure, repurchase  or  substitution  must  occur  within  90 days  from the date  such  breach  was discovered;  provided,  however,  that if such defect relates solely to the inability of the
Mortgage Loan Seller to deliver the original security instrument or intervening  assignments thereof,  or a certified copy because the originals of such documents,  or a certified copy, have not been returned by the  applicable  jurisdiction,  the Mortgage Loan Seller shall not be required  to purchase  such  Mortgage  Loan if the  Mortgage  Loan Seller  delivers  such original  documents or certified copy promptly upon receipt,  but in no event later than 360 days after the Closing Date.  The  foregoing  repurchase  obligation  shall not apply in the event that the Mortgage  Loan Seller  cannot  deliver such  original or copy of any document submitted for recording to the appropriate  recording office in the applicable  jurisdiction because such document has not been returned by such office;  provided that the Mortgage Loan
Seller  shall  instead  deliver a  recording  receipt of such  recording  office or, if such receipt is not  available,  a  certificate  of Mortgage  Loan Seller or a Servicing  Officer
confirming  that such  documents  have been  accepted  for  recording,  and  delivery to the
Trustee or the  Custodian,  as its agent,  shall be  effected  by the  Mortgage  Loan Seller within thirty days of its receipt of the original recorded document.

            At the time of any  substitution,  the  Mortgage  Loan Seller  shall  deliver or cause to be delivered the Substitute  Mortgage Loan, the related Mortgage File and any other documents and payments  required to be delivered in connection with a substitution  pursuant to the Pooling and Servicing  Agreement.  At the time of any purchase or  substitution,  the
Trustee  shall (i) assign to the Mortgage  Loan Seller and release or cause the Custodian to release the documents (including, but not limited to, the Mortgage,  Mortgage Note and other contents of the Mortgage  File) in its  possession  or in the  possession  of the  Custodian relating to the Deleted  Mortgage  Loan and (ii)  execute and deliver  such  instruments  of transfer or assignment,  in each case without recourse, as shall be necessary to vest in the
Mortgage Loan Seller title to such Deleted Mortgage Loan.

            Recordation of Assignments of Mortgage.

            The Mortgage Loan Seller  shall,  promptly  after the Closing  Date,  cause each
Mortgage and each  assignment of Mortgage from the Mortgage Loan Seller to the Trustee,  and all unrecorded intervening  assignments,  if any, delivered on or prior to the Closing Date, to be recorded in all recording  offices in the  jurisdictions  where the related  Mortgaged
Properties  are located;  provided,  however,  the Mortgage Loan Seller need not cause to be recorded any  assignment  which  relates to a Mortgage Loan if (a) such  recordation  is not required by the Rating  Agencies  or an Opinion of Counsel has been  provided to the Trustee which  states  that the  recordation  of such  assignment  is not  necessary  to protect the
Trustee's  interest in the related  Mortgage  Loan or (b) MERS is identified on the Mortgage or a properly  recorded  assignment  of the  Mortgage,  as the Mortgagee of record solely as nominee for the Mortgage  Loan Seller and its  successors  and assigns;  provided,  however, notwithstanding  the delivery of any Opinion of Counsel,  each  assignment of Mortgage shall be submitted for recording by the Mortgage Loan Seller in the manner  described above, at no expense  to the  Trust  Fund or  Trustee,  upon the  earliest  to  occur  of (i)  reasonable
direction  by  the  Holders  of  Certificates   evidencing  Fractional  Undivided  Interests
aggregating  not less than 25% of the Trust,  (ii) the  occurrence  of an Event of  Default,
(iii) the  occurrence of a bankruptcy,  insolvency or  foreclosure  relating to the Mortgage
Loan Seller and (iv) the occurrence of a servicing  transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

            While each such  Mortgage or  assignment is being  recorded,  if necessary,  the
Mortgage  Loan Seller  shall leave or cause to be left with the Trustee a certified  copy of such Mortgage or  assignment.  In the event that,  within 180 days of the Closing Date,  the
Trustee has not been provided an Opinion of Counsel as described above or received  evidence of recording with respect to each Mortgage Loan  delivered to the Purchaser  pursuant to the terms  hereof or as set forth  above,  the failure to provide  evidence of recording or such
Opinion of Counsel (in the alternative,  if required) shall be considered a Material Defect, and the provisions of Section 5(iii) and (iv) shall apply. All customary  recording fees and reasonable  expenses  relating  to the  recordation  of the  assignments  of mortgage to the
Trustee or the Opinion of Counsel,  as the case may be, shall be borne by the Mortgage  Loan
Seller.

            It is the  express  intent of the  parties  hereto  that the  conveyance  of the
Mortgage  Loans by the  Mortgage  Loan  Seller to the  Purchaser,  as  contemplated  by this
Agreement  be, and be treated as, a sale. It is,  further,  not the intention of the parties that such  conveyance  be deemed a pledge of the Mortgage  Loans by the Mortgage Loan Seller to the Purchaser to secure a debt or other obligation of the Mortgage Loan Seller.  However, in the event that,  notwithstanding  the intent of the parties,  the Mortgage Loans are held by a court of  competent  jurisdiction  to  continue to be  property  of the  Mortgage  Loan
Seller,  then (a) this Agreement shall also be deemed to be a security  agreement within the meaning of Articles 8 and 9 of the applicable  Uniform  Commercial Code; (b) the transfer of the Mortgage  Loans  provided for herein shall be deemed to be a grant by the Mortgage  Loan
Seller to the Purchaser of a security  interest in all of the Mortgage Loan Seller's  right, title and  interest in and to the Mortgage  Loans and all amounts  payable to the holders of the Mortgage Loans in accordance  with the terms thereof and all proceeds of the conversion, voluntary or  involuntary,  of the  foregoing  into cash,  instruments,  securities or other property,  to the extent the  Purchaser  would  otherwise  be entitled to own such  Mortgage
Loans and  proceeds  pursuant  to  Section 4  hereof,  including  all  amounts,  other  than investment earnings,  from time to time held or invested in any accounts created pursuant to the Pooling and Servicing Agreement,  whether in the form of cash,  instruments,  securities or other property;  (c) the possession by the Purchaser or the Trustee of Mortgage Notes and
such other items of property as  constitute  instruments,  money,  negotiable  documents  or chattel  paper  shall be deemed to be  "possession  by the  secured  party" for  purposes of perfecting the security interest pursuant to Section 9-305 (or comparable  provision) of the applicable  Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments,  receipts or confirmations from persons holding such property, shall be deemed  notifications  to, or  acknowledgments,  receipts or confirmations  from,  financial intermediaries,  bailees or agents  (as  applicable)  of the  Purchaser  for the  purpose of perfecting  such security  interest under  applicable law. Any assignment of the interest of the  Purchaser  pursuant to any  provision  hereof or pursuant to the Pooling and  Servicing
Agreement shall also be deemed to be an assignment of any security  interest created hereby.
The  Mortgage  Loan  Seller and the  Purchaser  shall,  to the extent  consistent  with this
Agreement,  take  such  actions  as may be  reasonably  necessary  to ensure  that,  if this
Agreement  were deemed to create a security  interest in the Mortgage  Loans,  such security interest  would be  deemed to be a  perfected  security  interest  of first  priority  under applicable  law and  will be  maintained  as such  throughout  the term of the  Pooling  and
Servicing Agreement.

            Representations  and Warranties of Mortgage Loan Seller Concerning the Mortgage
Loans.  The Mortgage Loan Seller hereby  represents  and warrants to the Purchaser as of the
Closing  Date or such other date as may be  specified  below with  respect to each  Mortgage
Loan being sold by it:

            (i)   the  information  set forth in the Mortgage Loan  Schedule  hereto is true and correct in all material  respects and the information  provided to the Rating  Agencies, including  the  Mortgage  Loan level  detail,  is true and correct  according  to the Rating
Agency requirements;

            (ii)  immediately  prior to the transfer to the  Purchaser,  the  Mortgage  Loan
Seller was the sole owner of beneficial  title and holder of each Mortgage and Mortgage Note relating to the Mortgage  Loans and is conveying the same to the Purchaser free and clear of any and  all  liens,  claims,  encumbrances,  participation  interests,  equities,  pledges, charges or security  interests of any nature and the Mortgage Loan Seller has full right and authority to sell or assign the same pursuant to this Agreement;

            (iii) each  Mortgage  Loan at the  time it was  made  complied  in all  material respects with all applicable laws and regulations,  including,  without  limitation,  usury, equal credit opportunity,  disclosure and recording laws and all predatory lending laws; and
each  Mortgage  Loan has been  serviced  in all  material  respects in  accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related Mortgage Note, the Mortgage and other loan documents;

            (iv)  there is no monetary  default  existing  under any Mortgage or the related
Mortgage Note and there is no material event which,  with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default,  breach or event of  acceleration;  and neither the  Mortgage  Loan  Seller,  any of its  affiliates  nor any servicer of any related  Mortgage Loan has taken any action to waive any default,  breach or event of  acceleration;  no  foreclosure  action is  threatened or has been  commenced  with respect to the Mortgage Loan;

            (v)   the terms of the Mortgage  Note and the Mortgage  have not been  impaired, waived, altered or modified in any respect,  except by written instruments,  (i) if required by law in the jurisdiction where the Mortgaged  Property is located,  or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

            (vi)  no selection procedure  reasonably believed by the Mortgage Loan Seller to be  adverse to the  interests  of the  Certificateholders  was  utilized  in  selecting  the
Mortgage Loans;

            (vii) each  Mortgage  is a valid  and  enforceable  first  lien on the  property securing the related Mortgage Note and each Mortgaged  Property is owned by the Mortgagor in fee simple  (except with respect to common  areas in the case of  condominiums,  PUDs and de minimis  PUDs) or by  leasehold  for a term longer  than the term of the  related  Mortgage, subject  only  to (i) the  lien  of  current  real  property  taxes  and  assessments,  (ii)
covenants,  conditions  and  restrictions,  rights of way,  easements  and other  matters of public  record  as of the  date  of  recording  of  such  Mortgage,  such  exceptions  being acceptable  to mortgage  lending  institutions  generally or  specifically  reflected in the appraisal  obtained in  connection  with the  origination  of the related  Mortgage  Loan or referred to in the  lender's  title  insurance  policy  delivered to the  originator  of the related  Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially  interfere with the benefits of the security intended to be provided by such Mortgage;

            (viii)......there is no  mechanics'  lien or claim for work,  labor or  material affecting the premises  subject to any Mortgage which is or may be a lien prior to, or equal with,  the lien of such  Mortgage  except  those  which  are  insured  against  by the title insurance policy referred to in (xiii) below;

            (ix)  there was no  delinquent  tax or  assessment  lien  against  the  property subject to any  Mortgage,  except  where such lien was being  contested  in good faith and a stay had been granted against levying on the property;

            (x)   there is no valid offset,  defense or counterclaim to any Mortgage Note or
Mortgage,  including  the  obligation  of the  Mortgagor  to pay the  unpaid  principal  and interest on such Mortgage Note;

            (xi)  the physical  property  subject to any Mortgage is free of material damage and is in good  repair and there is no  proceeding  pending or  threatened  for the total or partial condemnation of any Mortgaged Property;

            (xii) the  Mortgaged  Property  and all  improvements  thereon  comply  with all requirements of any applicable zoning and subdivision laws and ordinances;

            (xiii)......a  lender's  title  insurance  policy  (on an ALTA or CLTA  form) or binder,  or other  assurance of title customary in the relevant  jurisdiction  therefor in a form  acceptable  to Fannie Mae or Freddie  Mac,  was issued on the date that each  Mortgage
Loan was created by a title  insurance  company  which was  qualified  to do business in the jurisdiction  where the related  Mortgaged  Property is located,  insuring the Mortgage Loan
Seller and its  successors  and assigns  that the Mortgage is a first  priority  lien on the related  Mortgaged  Property in the  original  principal  amount of the Mortgage  Loan.  The
Mortgage Loan Seller is the sole insured under such lender's  title  insurance  policy,  and such policy,  binder or  assurance  is valid and remains in full force and effect,  and each such policy,  binder or assurance  shall  contain all  applicable  endorsements  including a negative amortization endorsement, if applicable;

            (xiv) at the time of origination,  each Mortgaged Property was the subject of an appraisal  which  conformed  to  the  underwriting  requirements  of the  originator  of the
Mortgage Loan;

            (xv)  the improvements on each Mortgaged  Property  securing a Mortgage Loan are insured (by an insurer  which is  acceptable  to the Mortgage  Loan Seller)  against loss by fire and such hazards as are covered under a standard extended  coverage  endorsement in the locale in which the Mortgaged  Property is located,  in an amount which is not less than the lesser of the maximum  insurable  value of the  improvements  securing such Mortgage Loan or the  outstanding  principal  balance of the Mortgage Loan, but in no event in an amount less than an  amount  that is  required  to  prevent  the  Mortgagor  from  being  deemed to be a co-insurer  thereunder;  if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium  project;
if upon  origination  of the  related  Mortgage  Loan,  the  improvements  on the  Mortgaged
Property were in an area identified as a federally  designated flood area, a flood insurance policy is in effect in an amount  representing  coverage  not less than the least of (i) the
outstanding   principal   balance  of  the  Mortgage  Loan,  (ii)  the  restorable  cost  of improvements  located on such  Mortgaged  Property or (iii) the maximum  coverage  available under  federal law; and each Mortgage  obligates  the  Mortgagor  thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

            (xvi) each  Mortgage  Loan  constitutes  a "qualified  mortgage"  under  Section
860G(a)(3)(A) of the Code and Treasury  Regulations Section  1.860G-2(a)(1),  (2), (4), (5),
(6),  (7)  and (9)  without  reliance  on the  provisions  of  Treasury  Regulation  Section
1.860G-2(a)(3)  or Treasury  Regulation  Section  1.860G-2(f)(2) or any other provision that would allow a Mortgage  Loan to be treated as a  "qualified  mortgage"  notwithstanding  its failure  to meet  the  requirements  of  Section  860G(a)(3)(A)  of the  Code  and  Treasury
Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

            (xvii)......each  Mortgage  Loan  was  originated  (a)  by a  savings  and  loan association,  savings bank,  commercial  bank,  credit union,  insurance  company or similar institution  that is  supervised  and  examined  by a federal or state  authority,  (b) by a mortgagee  approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National
Housing Act, as amended,  or (c) by a mortgage  broker or  correspondent  lender in a manner such that the related  Mortgage  Loan would be regarded for purposes of Section  3(a)(41) of the  Securities  Exchange Act of 1934,  as amended,  as having been  originated by an entity described in clauses (a) or (b) above;

            (xviii).....none of the  Mortgage  Loans  are (a) loans  subject  to 12 CFR Part
226.31,  12 CFR  Part  226.32  or 12  CFR  Part  226.34  of  Regulation  Z,  the  regulation implementing  TILA, which  implements the Home Ownership and Equity  Protection Act of 1994,
as amended or (b) "high cost  home,"  "covered"  (excluding  home loans  defined as "covered home  loans" in the New Jersey  Home  Ownership  Security  Act of 2002 that were  originated between  November 26, 2003 and July 7, 2004),  "high risk home" or  "predatory"  loans under any applicable state,  federal or local law (or a similarly  classified loan using different terminology  under  a law  imposing  heightened  regulatory  scrutiny  or  additional  legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (xix) no  Mortgage  Loan  (a)  is a  "high  cost  loan"  or  "covered  loan"  as applicable (as such terms are defined in Standard & Poor's LEVELS®  Glossary,  Version 5.6c,
Appendix E, attached  hereto as Exhibit 6 or (b) was  originated on or after October 1, 2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

            (xx)  the information set forth in Schedule A of the Prospectus  Supplement with respect to the Mortgage Loans is true and correct in all material respects;

            (xxi) with respect to each  Mortgage  Loan in Sub-Loan  Group II-1,  no borrower obtained a prepaid  single-premium  credit-life,  credit disability,  credit unemployment or credit property insurance policy in connection with the origination of such Mortgage Loan;

            (xxii)......none  of the  Mortgage  Loans  in  Sub-Loan  Group  II-1  imposes  a prepayment penalty for a term in excess of five years from the origination date;

            (xxiii) with respect to each Mortgage Loan in Sub-Loan  Group II-1,  information regarding the borrower  credit files  related to such  Mortgage  Loan has been  furnished to credit  reporting  agencies in compliance  with the provisions of the Fair Credit  Reporting
Act and the applicable implementing regulations;

            (xxiv)......each   Mortgage  Loan  was   originated   in  accordance   with  the
underwriting guidelines of the related originator;

            (xxv) each  original  Mortgage  has been  recorded or is in the process of being recorded in accordance  with the  requirements  of Section 2.01 of the Pooling and Servicing
Agreement in the appropriate  jurisdictions  wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

            (xxvi)......the  related  Mortgage  File  contains  each  of the  documents  and instruments  listed in Section 2.01 of the Pooling and Servicing  Agreement,  subject to any exceptions, substitutions and qualifications as are set forth in such Section;

            (xxvii) the Mortgage  Loans are  currently  being  serviced in  accordance  with accepted servicing practices;

            (xxviii) at the time of origination,  each Mortgaged Property was the subject of an appraisal  which  conformed to the  underwriting  requirements  of the  originator of the
Mortgage  Loan,  and the appraisal is in a form which was  acceptable to Fannie Mae or FHLMC at the time of origination;

            (xxix)......none of the Mortgage  Loans that are secured by property  located in the State of Illinois are in violation of the provisions of the Illinois Interest Act;

            (xxx) with respect to each Mortgage Loan that has a prepayment  penalty feature, each such  prepayment  penalty is  enforceable  and will be  enforced by the  Mortgage  Loan
Seller and each prepayment  penalty is permitted  pursuant to federal,  state and local law, provided that (i) no Mortgage Loan will impose a prepayment  penalty for a term in excess of five years from the date such Mortgage Loan was originated and (ii) such prepayment  penalty is at least equal to the lesser of (A) the maximum  amount  permitted  under  applicable law and (B) six months interest at the related  Mortgage  Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan;

            (xxxi)......with  respect  to each  Mortgage  Loan in  Sub-Loan  Group  II-1 and originated  on or after  August 1,  2004,  neither  the  related  Mortgage  nor the  related
Mortgage Note requires the borrower to submit to arbitration to resolve any dispute  arising out of or relating in any way to the origination of such Mortgage Loan;

            (xxxii).....no Mortgage Loan in Sub-Loan  Group II-1 is a balloon  mortgage loan that has an original stated maturity of less than seven (7) years;

            (xxxiii)  no  Mortgage  Loan in Sub-Loan  Group II-1 that was  originated  on or after  October 31, 2004,  is subject to mandatory  arbitration  except when the terms of the arbitration  also contain a waiver  provision  that  provides that in the event of a sale or transfer of such  Mortgage  Loan or interest in such  Mortgage Loan to Fannie Mae, the terms of the  arbitration  are null and void and cannot be  reinstated.  The Seller  hereby agrees that the Seller or the  Servicer of the  Mortgage  Loans in Sub-Loan  Group II-1 will notify the  borrower in writing  within 60 days of the sale or transfer  of such  Mortgage  Loan to
Fannie Mae that the terms of arbitration are null and void;

            (xxxiv) no borrower of a Mortgage Loan in Sub-Loan  Group II-1 was encouraged or required to select a product  offered by such Mortgage Loan's  originator  which is a higher cost product designed for less creditworthy  borrowers,  unless at the time of such Mortgage
Loan's  origination,  such borrower did not qualify  taking into account  credit history and debt-to-income  ratios for a lower-cost  credit product then offered by the Mortgage  Loan's originator or any affiliate of that  originator.  If, at the time of loan  application,  the borrower may have  qualified for a lower-cost  product than offered by any mortgage  lending affiliate  of the  Sub-Loan  Group  II-1's  originator,  then such  originator  referred the borrower's application to such affiliate for underwriting consideration;

            (xxxv) the  methodology  used in  underwriting  the extension of credit for each
Mortgage Loan in Sub-Loan Group II-1 employs objective mathematical  principles which relate the borrower's income,  assets and liabilities to the proposed payment and such underwriting methodology  does not rely on the extent of the  borrower's  equity in the collateral as the
principal  determining  factor  in  approving  such  credit  extension.   Such  underwriting
methodology  confirmed that at the time of origination  (application/approval)  the borrower had a reasonable ability to make timely payments on such Mortgage Loan;

            (xxxvi) With respect to any Mortgage  Loan in Sub-Loan  Group II-1 that contains a provision  permitting  imposition  of a premium upon a prepayment  prior to maturity:  (i)
prior to such loan's  origination,  the  borrower  agreed to such  premium in exchange for a monetary benefit,  including but not limited to a rate or fee reduction,  (ii) prior to such loan's  origination,  the borrower was offered the option of obtaining a mortgage  loan that did not require payment of such a premium,  (iii) for loans originated on or after September
1, 2004,  the  duration of the  prepayment  period shall not exceed three (3) years from the date of the note,  unless the loan was modified to reduce the  prepayment  period to no more than three years from the date of the note and the  borrower was notified in writing of such reduction in prepayment period;

            (xxxvii) no proceeds from any Mortgage Loan in Sub-Loan  Group II-1 were used to purchase single premium credit insurance  policies or debt  cancellation  agreements as part of the  origination  of, or as a condition to closing,  such Mortgage Loan in Sub-Loan Group
II-1;

            (xxxviii) all points and fees related to each  Mortgage  Loan in Sub-Loan  Group
II-1 were  disclosed in writing to the mortgagor in  accordance  with  applicable  state and federal law and  regulation.  Except in the case of a Mortgage  Loan in Sub-Loan  Group II-1 in an  original  principal  amount of less than  $60,000  which  would have  resulted  in an unprofitable  origination,  no  mortgagor  was  charged  "points  and fees"  (whether or not financed)  in an amount  greater  than 5% of the  principal  amount of such loan and such 5%
limitation  is  calculated  in   accordance   with  Fannie  Mae's   anti-predatory   lending
requirements as set forth in the Fannie Mae Selling Guide; and

            (xxxix).....all fees and charges  (including finance charges) and whether or not financed,  assessed,  collected or to be collected in connection  with the  origination  and servicing of each Mortgage Loan in Sub-Loan  Group II-1 has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

            It is understood  and agreed that the  representations  and warranties set forth in this Section 7 will inure to the benefit of the  Purchaser,  its  successors and assigns, notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or assignment of Mortgage or the  examination of any Mortgage File. Upon any  substitution  for a Mortgage
Loan, the  representations  and warranties set forth above shall be deemed to be made by the
Mortgage Loan Seller as to any Substitute Mortgage Loan as of the date of substitution.

            Upon  discovery or receipt of notice by the Mortgage Loan Seller,  the Purchaser or the Trustee of a breach of any  representation  or warranty of the  Mortgage  Loan Seller set  forth in this  Section  7 which  materially  and  adversely  affects  the  value of the interests of the  Purchaser,  the  Certificateholders  or the Trustee in any of the Mortgage
Loans  delivered to the  Purchaser  pursuant to this  Agreement,  the party  discovering  or receiving notice of such breach shall give prompt written notice to the others.  In the case of any such breach of a  representation  or warranty  set forth in this Section 7, within 90 days from the date of discovery by the Mortgage  Loan Seller,  or the date the Mortgage Loan
Seller is notified by the party  discovering or receiving  notice of such breach  (whichever occurs  earlier),  the  Mortgage  Loan  Seller  will (i) cure such  breach  in all  material respects,  (ii) purchase the affected  Mortgage  Loan at the  applicable  Purchase  Price or
(iii) if within two years of the Closing Date,  substitute a qualifying  Substitute Mortgage
Loan in exchange for such Mortgage  Loan;  provided that, (A) in the case of a breach of the representation  and warranty  concerning the Mortgage Loan Schedule  contained in clause (i)
of this Section 7, if such breach is material and relates to any field on the Mortgage  Loan
Schedule  which  identifies  any  Prepayment  Charge  or (B) in the case of a breach  of the representation  contained in clause (xxx) of this Section 7, then,  in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase  Price,  the Sponsor shall pay the amount of the Prepayment Charge (net of any amount  previously  collected by or paid to the Trust Fund in  respect  of such  Prepayment  Charge)  from its own funds and  without reimbursement  thereof, and the Sponsor shall have no obligation to repurchase or substitute for such Mortgage  Loan. The  obligations  of the Mortgage Loan Seller to cure,  purchase or substitute a qualifying  Substitute  Mortgage Loan shall  constitute  the  Purchaser's,  the
Trustee's and the  Certificateholder's  sole and exclusive  remedies under this Agreement or otherwise  respecting a breach of  representations  or warranties  hereunder with respect to the Mortgage  Loans,  except for the obligation of the Mortgage Loan Seller to indemnify the
Purchaser  for  such  breach  as set  forth in and  limited  by  Section  13  hereof.  It is understood by the parties hereto that a breach of the  representations  and warranties  made in any of clause (xviii),  (xix)(b), (xxi), (xxii), (xxiii) or (xxxi) of this Section 7 will be deemed to materially  and adversely  affect the value of the interests of the  Purchaser, the Certificateholders or the Trustee in the related Mortgage Loan.

            Any cause of action against the Mortgage Loan Seller  relating to or arising out of a breach by the Mortgage Loan Seller of any  representations  and warranties made in this
Section 7 shall  accrue as to any  Mortgage  Loan upon (i)  discovery  of such breach by the
Mortgage  Loan  Seller or notice  thereof  by the party  discovering  such  breach  and (ii)
failure by the Mortgage  Loan Seller to cure such breach,  purchase  such  Mortgage  Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

             Representations  and Warranties  Concerning the Mortgage Loan Seller. As of the
date hereof and as of the Closing Date, the Mortgage Loan Seller  represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

            the Mortgage Loan Seller (i) is a corporation  duly organized,  validly existing and in good  standing  under the laws of the State of Delaware and (ii) is qualified  and in good standing to do business in each  jurisdiction  where such  qualification  is necessary, except where the failure so to qualify  would not  reasonably be expected to have a material adverse  effect on the Mortgage  Loan  Seller's  business as  presently  conducted or on the
Mortgage  Loan  Seller's  ability  to  enter  into  this  Agreement  and to  consummate  the transactions contemplated hereby;

            the Mortgage Loan Seller has full corporate power to own its property,  to carry on its business as presently  conducted and to enter into and perform its obligations  under this Agreement;

            the  execution  and delivery by the Mortgage  Loan Seller of this  Agreement has been duly  authorized by all necessary  action on the part of the Mortgage Loan Seller;  and neither  the  execution  and  delivery  of  this  Agreement,  nor  the  consummation  of the transactions herein  contemplated,  nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default  under,  any of the provisions of any law, governmental rule, regulation,  judgment,  decree or order binding on the Mortgage Loan
Seller or its  properties  or the charter or by-laws of the  Mortgage  Loan  Seller,  except those  conflicts,  breaches or defaults  which  would not  reasonably  be expected to have a material  adverse effect on the Mortgage Loan Seller's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            the  execution,  delivery and  performance  by the Mortgage  Loan Seller of this
Agreement and the  consummation of the transactions  contemplated  hereby do not require the consent or approval  of, the giving of notice to, the  registration  with,  or the taking of any other  action in respect  of, any state,  federal  or other  governmental  authority  or agency, except those consents,  approvals,  notices,  registrations or other actions as have already  been  obtained,  given or made  and,  in  connection  with the  recordation  of the
Mortgages, powers of attorney or assignments of Mortgages not yet completed;

            this  Agreement has been duly executed and delivered by the Mortgage Loan Seller and,  assuming due  authorization,  execution and delivery by the  Purchaser,  constitutes a valid  and  binding  obligation  of the  Mortgage  Loan  Seller  enforceable  against  it in accordance  with its terms (subject to applicable  bankruptcy and insolvency  laws and other similar laws affecting the enforcement of the rights of creditors generally);

            there are no actions,  suits or proceedings  pending or, to the knowledge of the
Mortgage Loan Seller,  threatened against the Mortgage Loan Seller,  before or by any court, administrative  agency,  arbitrator  or  governmental  body (i) with  respect  to any of the transactions  contemplated  by this Agreement or (ii) with respect to any other matter which in the judgment of the Mortgage  Loan Seller could  reasonably  be expected to be determined adversely  to the Mortgage  Loan Seller and if  determined  adversely  to the Mortgage  Loan
Seller  materially  and adversely  affect the Mortgage Loan Seller's  ability to perform its obligations  under this  Agreement;  and the  Mortgage  Loan  Seller is not in default  with respect to any order of any court,  administrative  agency,  arbitrator or governmental body so as to materially and adversely  affect the  transactions  contemplated by this Agreement;
and

            the Mortgage Loan  Seller's  Information  (identified  in Exhibit 3 hereof) does not  include  any  untrue  statement  of a material  fact or omit to state a  material  fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading.

            Representations and Warranties  Concerning the Purchaser.  As of the date hereof and as of the Closing  Date,  the  Purchaser  represents  and warrants to the Mortgage  Loan
Seller as follows:

            the  Purchaser  (i) is a  limited  liability  company  duly  organized,  validly existing and in good standing  under the laws of the State of Delaware and (ii) is qualified and in good  standing  to do  business  in each  jurisdiction  where such  qualification  is necessary,  except where the failure so to qualify would not  reasonably be expected to have a material  adverse  effect on the  Purchaser's  business as  presently  conducted or on the
Purchaser's  ability  to enter  into  this  Agreement  and to  consummate  the  transactions contemplated hereby;

            the Purchaser  has full  corporate  power to own its  property,  to carry on its business as presently  conducted  and to enter into and perform its  obligations  under this
Agreement;

            the  execution and delivery by the  Purchaser of this  Agreement  have been duly authorized by all necessary  corporate action on the part of the Purchaser;  and neither the execution and delivery of this Agreement,  nor the consummation of the  transactions  herein contemplated,  nor compliance with the provisions hereof,  will conflict with or result in a breach of, or constitute a default  under,  any of the  provisions of any law,  governmental rule,  regulation,  judgment,  decree or order binding on the Purchaser or its properties or the  certificate  of  formation or limited  liability  company  agreement of the  Purchaser, except those conflicts,  breaches or defaults which would not reasonably be expected to have a material  adverse  effect on the  Purchaser's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            the execution,  delivery and  performance by the Purchaser of this Agreement and the  consummation  of the  transactions  contemplated  hereby do not  require the consent or approval  of, the giving of notice to,  the  registration  with,  or the taking of any other action in respect of, any state, federal or other governmental  authority or agency,  except those  consents,  approvals,  notices,  registrations  or other actions as have already been obtained, given or made;

            this  Agreement  has been duly  executed  and  delivered by the  Purchaser  and, assuming due authorization,  execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding  obligation of the Purchaser  enforceable  against it in accordance with its terms  (subject to  applicable  bankruptcy  and  insolvency  laws and other similar laws affecting the enforcement of the rights of creditors generally);

            there are no actions,  suits or proceedings  pending or, to the knowledge of the
Purchaser,  threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions  contemplated by this  Agreement  or (ii) with  respect  to any other  matter  which in the  judgment  of the
Purchaser will be determined  adversely to the Purchaser and will if determined adversely to the  Purchaser  materially  and  adversely  affect the  Purchaser's  ability to perform  its obligations  under this  Agreement;  and the Purchaser is not in default with respect to any order  of any  court,  administrative  agency,  arbitrator  or  governmental  body  so as to materially and adversely affect the transactions contemplated by this Agreement; and

            the  Purchaser's  Information  (identified in Exhibit 4 hereof) does not include any untrue  statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the  circumstances  under which they were made, not misleading.

      Conditions to Closing.

            The  obligations  of the Purchaser  under this  Agreement will be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  Each  of the  obligations  of the  Mortgage  Loan  Seller  required  to be performed  at or prior to the Closing  Date  pursuant  to the terms of this  Agreement shall have been duly performed and complied with in all material respects;  all of the representations  and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date or dates  specified in all material  respects;  and no event  shall  have  occurred  which,  with  notice or the  passage  of time,  would constitute a default under this  Agreement,  or the Pooling and  Servicing  Agreement;
      and  the  Purchaser  shall  have  received  certificates  to  that  effect  signed  by authorized officers of the Mortgage Loan Seller.

                  The Purchaser shall have received all of the following closing  documents, in such forms as are agreed upon and  reasonably  acceptable  to the  Purchaser,  duly executed by all  signatories  other than the  Purchaser  as  required  pursuant to the respective terms thereof:
                        If required pursuant to Section 3 hereof,  the Amendment dated as of the Closing Date and any documents referred to therein;

                        If required  pursuant to Section 3 hereof,  the Final  Mortgage Loan
            Schedule  containing the information set forth on Exhibit 2 hereto,  one copy to be attached to each counterpart of the Amendment;

                        The  Pooling  and  Servicing   Agreement,   in  form  and  substance
            reasonably  satisfactory  to the Trustee and the  Purchaser,  and all  documents required thereby duly executed by all signatories;

                        A certificate  of an officer of the Mortgage Loan Seller dated as of the  Closing  Date,  in a  form  reasonably  acceptable  to the  Purchaser,  and attached  thereto  copies of the charter and by-laws of the Mortgage Loan Seller and evidence as to the good  standing of the Mortgage  Loan Seller dated as of a recent date;

                        One or more  opinions of counsel  from the  Mortgage  Loan  Seller's
            counsel  otherwise  in  form  and  substance  reasonably   satisfactory  to  the
            Purchaser, the Trustee and each Rating Agency;

                        A letter  from each of the  Rating  Agencies  giving  each  Class of
            Certificates set forth on Schedule A hereto the rating set forth therein; and

                        Such   other   documents,    certificates    (including   additional
            representations  and warranties) and opinions as may be reasonably  necessary to secure the intended ratings from each Rating Agency for the Certificates.

                  The  Certificates to be sold to Bear Stearns  pursuant to the Underwriting
      Agreement and the Purchase Agreement,  if applicable,  shall have been issued and sold to Bear Stearns.

                  The Mortgage Loan Seller shall have  furnished to the Purchaser such other certificates  of its  officers  or others and such other  documents  and  opinions  of counsel to evidence  fulfillment of the conditions set forth in this Agreement and the transactions  contemplated  hereby as the  Purchaser  and its counsel  may  reasonably request.

            The  obligations  of the  Mortgage  Loan Seller  under this  Agreement  shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

                  The  obligations  of the  Purchaser  required to be  performed by it on or prior to the  Closing  Date  pursuant to the terms of this  Agreement  shall have been
      duly  performed  and  complied  with  in  all  material  respects,   and  all  of  the
      representations  and warranties of the Purchaser  under this  Agreement  shall be true and  correct in all  material  respects  as of the date  hereof and as of the  Closing
      Date,  and no event shall have occurred  which would  constitute a breach by it of the terms  of this  Agreement,  and  the  Mortgage  Loan  Seller  shall  have  received  a certificate to that effect signed by an authorized officer of the Purchaser.

                  The  Mortgage  Loan  Seller  shall  have  received  copies  of  all of the following  closing  documents,  in  such  forms  as are  agreed  upon  and  reasonably acceptable to the Mortgage Loan Seller,  duly executed by all  signatories  other than the Mortgage Loan Seller as required pursuant to the respective terms thereof:

                        If required  pursuant to Section 3 hereof,  the  Amendment  dated as of the Closing Date and any documents referred to therein;

                        The  Pooling  and  Servicing   Agreement,   in  form  and  substance
            reasonably  satisfactory to the Mortgage Loan Seller, and all documents required thereby duly executed by all signatories;

                        A  certificate  of an  officer  of  the  Purchaser  dated  as of the
            Closing Date, in a form reasonably  acceptable to the Mortgage Loan Seller,  and attached thereto the written consent of the member of the Purchaser  authorizing the  transactions  contemplated  by this Agreement and the Pooling and Servicing
            Agreement,  together with copies of the  Purchaser's  certificate  of formation, limited  liability company agreement and evidence as to the good standing of the
            Purchaser dated as of a recent date;

                        One or more  opinions  of counsel  from the  Purchaser's  counsel in form and substance reasonably satisfactory to the Mortgage Loan Seller; and

                        Such   other   documents,    certificates    (including   additional
            representations  and warranties) and opinions as may be reasonably  necessary to secure the intended rating from each Rating Agency for the Certificates.

            Fees and Expenses.  Subject to Section 16 hereof, the Mortgage Loan Seller shall pay on the  Closing  Date or such  later date as may be agreed to by the  Purchaser  (i) the fees and  expenses of the Mortgage  Loan  Seller's  attorneys  and the  reasonable  fees and expenses of the Purchaser's attorneys,  (ii) the fees and expenses of Deloitte & Touche LLP,
(iii)  the fee for the use of  Purchaser's  Registration  Statement  based on the  aggregate original  principal  amount of the  Certificates  and the filing fee of the Commission as in effect on the date on which the  Registration  Statement  was declared  effective,  (iv) the fees and expenses  including  counsel's fees and expenses in connection  with any "blue sky"
and legal investment  matters,  (v) the fees and expenses of the Trustee which shall include without  limitation the fees and expenses of the Trustee (and the fees and  disbursements of its counsel) with respect to (A) legal and document  review of this  Agreement,  the Pooling and Servicing  Agreement,  the  Certificates and related  agreements,  (B) attendance at the
Closing  and (C) review of the  Mortgage  Loans to be  performed  by the  Trustee,  (vi) the expenses for printing or otherwise  reproducing  the  Certificates,  the  Prospectus and the
Prospectus  Supplement,  (vii) the fees and expenses of each Rating Agency (both initial and ongoing),  (viii) the fees and  expenses  relating to the  preparation  and  recordation  of mortgage  assignments  (including  intervening  assignments,  if any  and if  available,  to evidence a complete  chain of title from the  originator  thereof to the  Trustee)  from the
Mortgage  Loan  Seller to the  Trustee or the  expenses  relating  to the Opinion of Counsel referred  to in  Section  6(i)  hereof,  as the case  may be,  and  (ix)  Mortgage  File due diligence expenses and other out-of-pocket  expenses incurred by the Purchaser in connection with the purchase of the Mortgage  Loans and by Bear Stearns in connection  with the sale of the Certificates.  The Mortgage Loan Seller additionally agrees to pay directly to any third party on a timely  basis the fees  provided  for above which are charged by such third party and which are billed periodically.

            Accountants' Letters.

            Deloitte  & Touche  LLP  will  review  the  characteristics  of a sample  of the
Mortgage  Loans  described  in the Final  Mortgage  Loan  Schedule  and will  compare  those characteristics  to the  description  of the  Mortgage  Loans  contained  in the  Prospectus
Supplement  under the captions  "Summary of Terms - The Mortgage Pool" and  "Description  of
the Mortgage Loans" and in Schedule A thereto.  The Mortgage Loan Seller will cooperate with the Purchaser in making available all information and taking all steps reasonably  necessary to permit such  accountants  to complete  the review and to deliver the letters  required of them under the  Underwriting  Agreement.  Deloitte & Touche  LLP will also  confirm  certain calculations  as set forth under the caption  "Yield and Prepayment  Considerations"  in the
Prospectus Supplement.

            To the extent  statistical  information  with  respect to the Master  Servicer's servicing  portfolio is included in the Prospectus  Supplement under the caption "The Master
Servicer," a letter from the certified  public  accountant  for the Master  Servicer will be delivered  to the  Purchaser  dated  the  date of the  Prospectus  Supplement,  in the  form previously  agreed to by the Mortgage  Loan Seller and the  Purchaser,  with respect to such statistical information.

            Indemnification.

            The Mortgage  Loan Seller shall  indemnify  and hold  harmless the Purchaser and its directors,  officers and controlling persons (as defined in Section 15 of the Securities
Act) from and against any loss, claim,  damage or liability or action in respect thereof, to which  they or any of them may  become  subject,  under  the  Securities  Act or  otherwise, insofar as such loss,  claim,  damage,  liability or action  arises out of, or is based upon
(i) any untrue  statement  of a material  fact  contained  in the  Mortgage  Loan  Seller's
Information as identified in Exhibit 3, the omission to state in the  Prospectus  Supplement or Prospectus (or any amendment thereof or supplement  thereto approved by the Mortgage Loan
Seller and in which  additional  Mortgage  Loan  Seller's  Information  is  identified),  in reliance  upon and in conformity  with  Mortgage  Loan Seller's  Information a material fact required to be stated  therein or necessary to make the  statements  therein in light of the circumstances in which they were made, not misleading,  (ii) any  representation or warranty assigned  or made by the  Mortgage  Loan Seller in Section 7 or Section 8 hereof  being,  or alleged to be,  untrue or  incorrect,  or (iii) any failure by the  Mortgage  Loan Seller to perform its obligations  under this Agreement;  and the Mortgage Loan Seller shall reimburse the Purchaser and each other indemnified  party for any legal and other expenses  reasonably incurred by them in  connection  with  investigating  or  defending  or  preparing to defend against any such loss, claim, damage, liability or action.

      The foregoing  indemnity  agreement is in addition to any liability which the Mortgage
Loan Seller otherwise may have to the Purchaser or any other such indemnified party.

            The  Purchaser  shall  indemnify  and hold harmless the Mortgage Loan Seller and its respective directors,  officers and controlling persons (as defined in Section 15 of the
Securities Act) from and against any loss,  claim,  damage or liability or action in respect thereof,  to which  they or any of them may  become  subject,  under the  Securities  Act or otherwise,  insofar as such loss,  claim,  damage,  liability or action arises out of, or is based upon (a) any untrue  statement  of a  material  fact  contained  in the  Purchaser's
Information as identified in Exhibit 4, the omission to state in the  Prospectus  Supplement or Prospectus (or any amendment thereof or supplement  thereto approved by the Purchaser and in  which  additional  Purchaser's  Information  is  identified),  in  reliance  upon and in conformity with the Purchaser's  Information,  a material fact required to be stated therein or  necessary to make the  statements  therein in light of the  circumstances  in which they were made,  not  misleading,  (b) any  representation  or warranty  made by the Purchaser in
Section 9 hereof being,  or alleged to be,  untrue or  incorrect,  or (c) any failure by the
Purchaser  to  perform  its  obligations  under  this  Agreement;  and the  Purchaser  shall reimburse  the Mortgage  Loan  Seller,  and each other  indemnified  party for any legal and other expenses  reasonably incurred by them in connection with investigating or defending or preparing  to defend any such loss,  claim,  damage,  liability  or  action.  The  foregoing indemnity  agreement is in addition to any liability which the Purchaser  otherwise may have to the Mortgage Loan Seller, or any other such indemnified party,

            Promptly  after receipt by an  indemnified  party under  subsection  (i) or (ii)
above of notice of the commencement of any action,  such indemnified party shall, if a claim in respect  thereof is to be made  against the  indemnifying  party  under such  subsection, notify  each  party  against  whom  indemnification  is to  be  sought  in  writing  of  the commencement  thereof (but the failure so to notify an indemnifying  party shall not relieve it from any  liability  which it may have under this Section 13 except to the extent that it has been  prejudiced in any material  respect by such failure or from any liability which it may have otherwise).  In case any such action is brought against any indemnified  party, and it notifies an indemnifying party of the commencement  thereof,  the indemnifying party will be  entitled  to  participate  therein  and,  to the extent it may elect by  written  notice delivered  to the  indemnified  party  promptly  (but,  in any event,  within 30 days) after receiving the aforesaid  notice from such  indemnified  party, to assume the defense thereof with  counsel  reasonably  satisfactory  to  such  indemnified  party.  Notwithstanding  the foregoing,  the indemnified party or parties shall have the right to employ its or their own counsel in any such case,  but the fees and expenses of such counsel shall be at the expense of such  indemnified  party or parties  unless (a) the employment of such counsel shall have been  authorized  in  writing by one of the  indemnifying  parties  in  connection  with the defense of such action,  (b) the  indemnifying  parties shall not have  employed  counsel to have  charge  of the  defense  of such  action  within a  reasonable  time  after  notice of commencement of the action,  or (c) such indemnified  party or parties shall have reasonably concluded  that  there is a  conflict  of  interest  between  itself or  themselves  and the indemnifying  party in the conduct of the defense of any claim or that the  interests of the indemnified  party  or  parties  are  not  substantially  co-extensive  with  those  of  the indemnifying  party  (in which  case the  indemnifying  parties  shall not have the right to direct the defense of such action on behalf of the indemnified party or parties),  in any of which events such fees and expenses shall be borne by the  indemnifying  parties  (provided, however,  that the indemnifying  party shall be liable only for the fees and expenses of one counsel in  addition to one local  counsel in the  jurisdiction  involved.  Anything in this subsection to the contrary  notwithstanding,  an indemnifying  party shall not be liable for any  settlement  or any claim or action  effected  without  its written  consent;  provided, however, that such consent was not unreasonably withheld.

            If the  indemnification  provided for in paragraphs (i) and (ii) of this Section
13 shall for any  reason be  unavailable  to an  indemnified  party in  respect of any loss, claim,  damage or liability,  or any action in respect  thereof,  referred to in Section 13, then the indemnifying  party shall in lieu of indemnifying the indemnified  party contribute to the amount  paid or payable by such  indemnified  party as a result of such loss,  claim, damage  or  liability,  or  action  in  respect  thereof,  in such  proportion  as  shall be appropriate  to reflect the relative  benefits  received by the Mortgage  Loan Seller on the one hand and the  Purchaser on the other from the  purchase and sale of the Mortgage  Loans, the offering of the  Certificates  and the other  transactions  contemplated  hereunder.  No person  found liable for a fraudulent  misrepresentation  shall be entitled to  contribution from any person who is not also found liable for such fraudulent misrepresentation.

            The parties hereto agree that reliance by an  indemnified  party on any publicly available  information or any information or directions  furnished by an indemnifying  party shall not constitute negligence, bad faith or willful misconduct by such indemnified party.

            Notices. All demands,  notices and communications  hereunder shall be in writing but may be delivered by facsimile transmission  subsequently  confirmed in writing.  Notices to the Mortgage Loan Seller shall be directed to EMC Mortgage Corporation,  Mac Arthur Ridge
II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038 (Telecopy:  (972-444-2880)),  and
notices to the Purchaser  shall be directed to Bear Stearns  Asset Backed  Securities I LLC,
383 Madison Avenue, New York, New York 10179 (Telecopy:  (212-272-7206)),  Attention:  Baron
Silverstein;  or to any other  address as may  hereafter  be  furnished  by one party to the other party by like notice.  Any such demand,  notice or  communication  hereunder  shall be deemed to have been  received on the date  received at the  premises  of the  addressee  (as evidenced,  in the case of  registered  or certified  mail,  by the date noted on the return receipt)  provided that it is received on a Business Day during normal  business  hours and, if received after normal business hours,  then it shall be deemed to be received on the next
Business Day.

            Transfer  of  Mortgage  Loans.  The  Purchaser  retains  the right to assign the
Mortgage Loans and any or all of its interest  under this  Agreement to the Trustee  without the consent of the Mortgage  Loan  Seller,  and,  upon such  assignment,  the Trustee  shall succeed to the  applicable  rights and  obligations  of the Purchaser  hereunder;  provided, however,  the Purchaser  shall remain  entitled to the benefits set forth in Sections 11, 13 and 17 hereto and as provided in Section 2(i).  Notwithstanding the foregoing,  the sole and exclusive  right and remedy of the Trustee with respect to a breach of a  representation  or warranty  of  the  Mortgage  Loan  Seller  shall  be  the  cure,  purchase  or  substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

            Termination.  This  Agreement may be terminated (a) by the mutual consent of the parties  hereto prior to the Closing Date,  (b) by the  Purchaser,  if the conditions to the
Purchaser's  obligation  to close set forth under  Section 10(1) hereof are not fulfilled as and when required to be fulfilled or (c) by the Mortgage Loan Seller,  if the  conditions to the Mortgage Loan Seller's  obligation to close set forth under Section 10(2) hereof are not fulfilled as and when  required to be  fulfilled.  In the event of  termination  pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination  pursuant to clause (c), the Purchaser shall pay, all reasonable  out-of-pocket  expenses incurred by the other in connection with the transactions  contemplated by this Agreement. In the event of a termination pursuant to clause (a), each party shall be responsible for its own expenses.

            Representations,   Warranties   and   Agreements   to  Survive   Delivery.   All
representations,  warranties and  agreements  contained in this  Agreement,  or contained in certificates  of officers of the  Mortgage  Loan Seller  submitted  pursuant  hereto,  shall remain  operative  and in full force and effect and shall  survive  delivery of the Mortgage
Loans to the Purchaser (and by the Purchaser to the Trustee).  Subsequent to the delivery of the  Mortgage  Loans to the  Purchaser,  the  Mortgage  Loan  Seller's  representations  and warranties  contained herein with respect to the Mortgage Loans shall be deemed to relate to the Mortgage  Loans  actually  delivered to the Purchaser and included in the Final Mortgage
Loan Schedule and any Substitute  Mortgage Loan and not to those Mortgage Loans deleted from the Preliminary  Mortgage Loan Schedule pursuant to Section 3 hereof prior to the closing of the transactions contemplated hereby or any Deleted Mortgage Loan.

            Severability.  If any provision of this Agreement shall be prohibited or invalid under  applicable  law, this  Agreement  shall be ineffective  only to such extent,  without invalidating the remainder of this Agreement.

            Counterparts.  This  Agreement  may be executed in  counterparts,  each of which will be an original, but which together shall constitute one and the same agreement.

            Amendment.  This  Agreement  cannot be amended or modified in any manner without the prior written consent of each party.

            GOVERNING  LAW. THIS  AGREEMENT  SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED
IN THE  STATE OF NEW  YORK AND  SHALL BE  INTERPRETED  IN  ACCORDANCE  WITH THE LAWS OF SUCH
STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

            Further  Assurances.  Each of the parties  agrees to execute  and  deliver  such instruments  and take such  actions as  another  party  may,  from time to time,  reasonably request in order to  effectuate  the  purpose  and to carry out the terms of this  Agreement including any amendments hereto which may be required by either Rating Agency.

            Successors and Assigns.  This  Agreement  shall bind and inure to the benefit of and be  enforceable  by the  Mortgage  Loan  Seller and the  Purchaser  and their  permitted successors and assigns and, to the extent specified in Section 13 hereof, Bear Stearns,  and their directors,  officers and controlling persons (within the meaning of federal securities laws).  The Mortgage Loan Seller  acknowledges  and agrees that the Purchaser may assign its rights under this Agreement  (including,  without  limitation,  with respect to the Mortgage
Loan Seller's  representations and warranties respecting the Mortgage Loans) to the Trustee.
Any person into which the Mortgage Loan Seller may be merged or consolidated  (or any person resulting from any merger or consolidation  involving the Mortgage Loan Seller),  any person resulting from a change in form of the Mortgage Loan Seller or any person  succeeding to the business of the Mortgage Loan Seller,  shall be considered  the  "successor" of the Mortgage
Loan Seller  hereunder  and shall be  considered  a party  hereto  without the  execution or filing of any paper or any  further act or consent on the part of any party  hereto.  Except as provided in the two preceding  sentences and in Section 15 hereto,  this Agreement cannot be assigned,  pledged or  hypothecated by either party hereto without the written consent of the other parties to this Agreement and any such  assignment or purported  assignment  shall be deemed null and void.

            The Mortgage  Loan Seller and the  Purchaser.  The Mortgage  Loan Seller and the
Purchaser  will keep in full effect all rights as are necessary to perform their  respective obligations under this Agreement.

            Entire   Agreement.   This   Agreement   contains  the  entire   agreement   and
understanding  between the parties with respect to the subject matter hereof, and supersedes all  prior and  contemporaneous  agreements,  understandings,  inducements  and  conditions, express or implied,  oral or written,  of any nature  whatsoever with respect to the subject matter hereof.

            No Partnership.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF,  the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                          EMC MORTGAGE CORPORATION

                                          By:_______________________________
                                          Name:
                                          Title:

                                          BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                          By:_______________________________
                                          Name:
                                          Title:

                                   EXHIBIT 1
                           CONTENTS OF MORTGAGE FILE

      With  respect to each  Mortgage  Loan,  the  Mortgage  File shall  include each of the following  items,  which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the  Purchaser or its designee  pursuant to the terms of the
Agreement:

            (i)   The original Mortgage Note,  endorsed without recourse to the order of the
      Trustee and showing an unbroken chain of endorsements  from the original payee thereof to the Person endorsing it to the Trustee, or lost note affidavit;

            (ii)  The original  Mortgage  and, if the related  Mortgage  Loan is a MOM Loan, noting the presence of the MIN and language  indicating  that such  Mortgage Loan is a
      MOM Loan,  which shall have been  recorded  (or if the  original is not  available,  a copy), with evidence of such recording  indicated thereon (or if the original Security
      Instrument,  assignments to the Trustee or intervening  assignments thereof which have been delivered,  are being  delivered or will,  upon receipt of recording  information relating to the Security  Instrument  required to be included thereon, be delivered to recording  offices  for  recording  and have not been  returned to the  Mortgage  Loan
      Seller in time to permit  their  recording  as  specified  in  Section  2.01(b) of the
      Pooling and Servicing Agreement, shall be in recordable form);

            (iii)  Unless  the  Mortgage  Loan  is a MOM  Loan,  a  certified  copy  of  the assignment  (which  may be in the form of a blanket  assignment  if  permitted  in the jurisdiction  in which the  Mortgaged  Property is located) to  "JPMorgan  Chase Bank,
      National  Association,  as Trustee",  with evidence of recording  with respect to each
      Mortgage  Loan  in the  name  of the  Trustee  thereon  (or if the  original  Security
      Instrument,  assignments to the Trustee or intervening  assignments thereof which have been delivered,  are being  delivered or will,  upon receipt of recording  information relating to the Security  Instrument  required to be included thereon, be delivered to recording  offices  for  recording  and have not been  returned to the  Mortgage  Loan
      Seller in time to permit  their  delivery  as  specified  in  Section  2.01(b)  of the
      Pooling and  Servicing  Agreement,  the  Mortgage  Loan Seller may deliver a true copy thereof with a  certification  by the Mortgage Loan Seller,  on the face of such copy, substantially  as follows:  "Certified  to be a true and correct copy of the original, which has been transmitted for recording");

            (iv)  All intervening assignments of the Security Instrument,  if applicable and only to the extent  available to the Mortgage  Loan Seller with  evidence of recording thereon;

            (v)   The original or a copy of the policy or  certificate  of primary  mortgage guaranty insurance, to the extent available, if any;

            (vi)  The original  policy of title  insurance  or  mortgagee's  certificate  of title insurance or commitment or binder for title insurance; and

            (vii) The originals of all modification agreements, if applicable and available.

                                   EXHIBIT 2

                      MORTGAGE LOAN SCHEDULE INFORMATION
      The  Preliminary  and Final  Mortgage  Loan  Schedules  shall set forth the  following information with respect to each Mortgage Loan:

(a)         the loan sequence number;
(b)   the Mortgagor's name;
(c)   the city, state and zip code of the Mortgaged Property;
(d)   the property type;
(e)   current gross coupon;
(f)   the Mortgage Interest Rate;
(g)   the Servicing Fee Rate;
(h)   the Master Servicing Fee Rate, if applicable;
(i)   the LPMI Fee, if applicable;
(j)   the Trustee Fee Rate, if applicable;
(k)   the Net Rate;
(l)   the original term;
(m)   the maturity date;
(n)   the stated original term to maturity;
(o)   the stated remaining term to maturity;
(p)   the original Principal Balance;
(q)   the first payment date;
(r)   the principal and interest payment in effect as of the Cut-off Date;
(s)   the unpaid Principal Balance as of the Cut-off Date;
(t)   the Loan-to-Value Ratio at origination;
(u)   the paid-through date;
(v)   the insurer of any Primary Mortgage Insurance Policy;
(w)   the MIN with respect to each MOM Loan;
(x)   the Gross Margin, if applicable;
(y)   the next Adjustment Date, if applicable;
(z)   the Maximum Lifetime Mortgage Rate, if applicable;
(aa)  the Minimum Lifetime Mortgage Rate, if applicable;
(bb)  the Periodic Rate Cap, if applicable;
(cc)  the Loan Group, if applicable;
(dd)  the number of days delinquent, if any;
(ee)  a code indicating whether the Mortgage Loan is negatively amortizing; and
(ff)  which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period; and
(gg)  the Prepayment Charge, if any.

Such  schedule  also  shall set forth for all of the  Mortgage  Loans,  the total  number of
Mortgage  Loans,  the total of each of the amounts  described  under (r) and (n) above,  the weighted average by principal  balance as of the Cut-off Date of each of the rates described under (h) through (m) above, and the weighted  average  remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                   EXHIBIT 3

                      MORTGAGE LOAN SELLER'S INFORMATION

      All information in the Prospectus  Supplement  described under the following Sections:
"SUMMARY OF TERMS -- The Mortgage  Pool,"  "DESCRIPTION OF THE MORTGAGE LOANS" and "SCHEDULE
A -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS."

                                   EXHIBIT 4

                            PURCHASER'S INFORMATION

      All information in the Prospectus  Supplement and the Prospectus,  except the Mortgage
Loan Seller's Information.

                                   EXHIBIT 5

                            SCHEDULE OF LOST NOTES

                            Available Upon Request

                                         EXHIBIT 6

            Standard & Poor's LEVELS® Glossary, Version 5.6b Revised, Appendix E

                                                        REVISED August 1, 2005

APPENDIX E - Standard & Poor's Anti-Predatory Lending Categorization

            Standard & Poor's has categorized loans governed by anti-predatory  lending laws in the Jurisdictions  listed below into three categories based upon a combination of factors that include (a) the risk exposure  associated with the assignee liability and (b) the tests and thresholds set forth in those laws.  Note that certain loans  classified by the relevant statute as Covered are  included in Standard & Poor's High Cost Loan  Category  because they included thresholds and tests that are typical of what is generally  considered High Cost by the industry.

Standard & Poor's High Cost Loan Categorization

--------------------------------------------------------------------------------
                       ---------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Arkansas               Arkansas Home Loan Protection      High Cost Home Loan
                       Act, Ark. Code Ann. §§ 23-53-101
                       et seq.

                       Effective July 16, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Cleveland Heights, OH  Ordinance No. 72-2003 (PSH), Mun.  Covered Loan
                       Code §§ 757.01 et seq.

                       Effective June 2, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Colorado               Consumer Equity Protection, Colo.  Covered Loan
                       Stat. Ann. §§ 5-3.5-101 et seq.

                       Effective for covered loans
                       offered or entered into on or
                       after January 1, 2003. Other
                       provisions of the Act took effect
                       on June 7, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Connecticut            Connecticut Abusive Home Loan      High Cost Home Loan
                       Lending Practices Act, Conn. Gen.
                       Stat. §§ 36a-746 et seq.

                       Effective October 1, 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
District of Columbia   Home Loan Protection Act, D.C.     Covered Loan
                       Code §§ 26-1151.01 et seq.

                       Effective for loans closed on or
                       after January 28, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Florida                Fair Lending Act, Fla. Stat. Ann.  High Cost Home Loan
                       §§ 494.0078 et seq.

                       Effective October 2, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      High Cost Home Loan
- Mar. 6, 2003)        Code Ann. §§ 7-6A-1 et seq.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia as amended     Georgia Fair Lending Act, Ga.      High Cost Home Loan
(Mar. 7, 2003 -        Code Ann. §§ 7-6A-1 et seq.
current)
                       Effective for loans closed on or
                       after March 7, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HOEPA Section 32       Home Ownership and Equity          High Cost Loan
                       Protection Act of 1994, 15 U.S.C.
                       § 1639, 12 C.F.R. §§ 226.32 and
                       226.34

                       Effective October 1, 1995,
                       amendments October 1, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Illinois               High Risk Home Loan Act, Ill.      High Risk Home Loan
                       Comp. Stat. tit. 815, §§ 137/5 et
                       seq.

                       Effective January 1, 2004 (prior
                       to this date, regulations under
                       Residential Mortgage License Act
                       effective from May 14, 2001)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Kansas                 Consumer Credit Code, Kan. Stat.   High Loan to Value
                       Ann. §§ 16a-1-101 et seq.          Consumer Loan (id. §
                                                          16a-3-207) and;
                       Sections 16a-1-301 and 16a-3-207
                       became effective April 14, 1999;
                       Section 16a-3-308a became
                       effective July 1, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          High APR Consumer
                                                          Loan (id. §
                                                          16a-3-308a)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Kentucky               2003 KY H.B. 287 - High Cost Home  High Cost Home Loan
                       Loan Act, Ky. Rev. Stat. §§
                       360.100 et seq.

                       Effective June 24, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Maine                  Truth in Lending, Me. Rev. Stat.   High Rate High Fee
                       tit. 9-A, §§ 8-101 et seq.         Mortgage

                       Effective September 29, 1995 and
                       as amended from time to time
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Massachusetts          Part 40 and Part 32, 209 C.M.R.    High Cost Home Loan
                       §§ 32.00 et seq. and 209 C.M.R.
                       §§ 40.01 et seq.

                       Effective March 22, 2001 and
                       amended from time to time
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Nevada                 Assembly Bill No. 284, Nev. Rev.   Home Loan
                       Stat. §§ 598D.010 et seq.

                       Effective October 1, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          High Cost Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. §§ 46:10B-22 et seq.

                       Effective for loans closed on or
                       after November 27, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Mexico             Home Loan Protection Act, N.M.     High Cost Home Loan
                       Rev. Stat. §§ 58-21A-1 et seq.

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New York               N.Y. Banking Law Article 6-l       High Cost Home Loan

                       Effective for applications made
                       on or after April 1, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
North Carolina         Restrictions and Limitations on    High Cost Home Loan
                       High Cost Home Loans, N.C. Gen.
                       Stat. §§ 24-1.1E et seq.

                       Effective July 1, 2000; amended
                       October 1, 2003 (adding open-end
                       lines of credit)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Ohio                   H.B. 386 (codified in various      Covered Loan
                       sections of the Ohio Code), Ohio
                       Rev. Code Ann. §§ 1349.25 et seq.

                       Effective May 24, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Oklahoma               Consumer Credit Code (codified in  Subsection 10
                       various sections of Title 14A)     Mortgage

                       Effective July 1, 2000; amended
                       effective January 1, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
South Carolina         South Carolina High Cost and       High Cost Home Loan
                       Consumer Home Loans Act, S.C.
                       Code
                       Ann. §§ 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
West Virginia          West Virginia Residential          West Virginia
                       Mortgage Lender, Broker and        Mortgage Loan Act
                       Servicer Act, W. Va. Code Ann. §§  Loan
                       31-17-1 et seq.
                       Effective June 5, 2002
--------------------------------------------------------------------------------

Standard & Poor's Covered Loan Categorization
--------------------------------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      Covered Loan
- Mar. 6, 2003)        Code Ann. §§ 7-6A-1 et seq.

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          Covered Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. §§ 46:10B-22 et seq.

                       Effective November 27, 2003 -
                       July 5, 2004
--------------------------------------------------------------------------------

Standard & Poor's Home Loan Categorization

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      Home Loan
- Mar. 6, 2003)        Code Ann. §§ 7-6A-1 et seq.

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership Security Home Loan
                       Act of 2002, N.J. Rev. Stat. §§
                       46:10B-22 et seq.

                       Effective for loans closed on or
                       after November 27, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Mexico             Home Loan Protection Act, N.M.     Home Loan
                       Rev. Stat. §§ 58-21A-1 et seq.

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
North Carolina         Restrictions and Limitations on    Consumer Home Loan
                       High Cost Home Loans, N.C. Gen.
                       Stat. §§ 24-1.1E et seq.

                       Effective July 1, 2000; amended
                       October 1, 2003 (adding open-end
                       lines of credit)
--------------------------------------------------------------------------------
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South Carolina         South Carolina High Cost and       Consumer Home Loan
                       Consumer Home Loans Act, S.C.
                       Code Ann. §§ 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004
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                                  SCHEDULE A

                REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                                        Certificates

                        Offered               S&P    Moody's
                        Certificates
                        Class I-1A-1          AAA      Aaa
                        Class I-1A-2          AAA      Aaa
                        Class II-1A-1         AAA      Aaa
                        Class II-1X-1         AAA      Aaa
                        Class II-1A-2         AAA      Aaa
                        Class II-1A-3         AAA      Aa1
                        Class II-1X-2         AAA      Aaa
                        Class II-2A-1         AAA      Aaa
                        Class II-2A-2         AAA      Aa1
                        Class II-2X-1         AAA      Aaa
                        Class II-3A-1         AAA      Aaa
                        Class II-3A-2         AAA      Aa1
                        Class II-3X-1         AAA      Aaa
                        Class I-M-1           AA       Aa2
                        Class I-M-2            A        A2
                        Class I-B-1           BBB      Baa2
                        Class I-B-2           BBB-     Baa3
                        Class II-B-1          AA       Aa2
                        Class II-X-B1         AA       Aa2
                        Class II-B-2           A        A2
                        Class II-X-B2          A        A2
                        Class II-B-3          BBB      Baa2
                        Class II-X-B3         BBB      Baa2

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The Class R, Class R-X, Class B-IO,  Class I-XP and Class II-XP  Certificates  have not been rated.

None of the above  ratings  has been  lowered,  qualified  or  withdrawn  since the dates of issuance of such ratings by the Rating Agencies.

                                         SCHEDULE B

                                   MORTGAGE LOAN SCHEDULE

                                  (Provided Upon Request)

                                                                   EXHIBIT K

                                          FORM OF

                        SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

                                          between

                                  EMC MORTGAGE CORPORATION

                                  as Mortgage Loan Seller

                                            and

                         BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                        as Purchaser

                                        Dated as of

                                       [______], 2006

                                                                           Page

SECTION 1.    Definitions....................................................4
SECTION 2.    Purchase and Sale of the Subsequent Mortgage Loans and

SECTION 7.    Representations and Warranties of Mortgage Loan Seller Concerning
                 the Subsequent Mortgage Loans..............................11
SECTION 8.    Representations and Warranties Concerning the Mortgage Loan

SECTION 17.   Representations, Warranties and Agreements to Survive

                                  EXHIBITS AND SCHEDULE TO
                        SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

Exhibit 1   Contents of Mortgage File
Exhibit 2   Subsequent Mortgage Loan Schedule Information
Exhibit 3   Schedule of Lost Notes
Exhibit 4   Standard & Poor's LEVELS® Glossary, Version 5.6 Revised, Appendix E

Schedule A  Required Rating For Each Class of Certificates

                        SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

            SUBSEQUENT  MORTGAGE  LOAN  PURCHASE  AGREEMENT,  dated as of [______],  2006 as amended and supplemented by any and all amendments hereto  (collectively,  the "Agreement"), by and between  EMC  MORTGAGE  CORPORATION,  a Delaware  corporation  (the  "Mortgage  Loan
Seller"),  and BEAR STEARNS  ASSET BACKED  SECURITIES  I LLC, a Delaware  limited  liability company (the "Purchaser").

            Upon the terms and subject to the  conditions  of this  Agreement,  the Mortgage
Loan Seller agrees to sell,  and the  Purchaser  agrees to purchase,  certain  conventional, first lien mortgage loans secured  primarily by one- to four-family  residential  properties
(collectively,   the  "Subsequent  Mortgage  Loans")  as  described  herein.  The  Purchaser intends to deposit the  Subsequent  Mortgage  Loans into a trust fund (the "Trust Fund") and created Bear Stearns ALT-A Trust,  Mortgage  Pass-Through  Certificates,  Series 2006-1 (the
"Certificates"),  created  under a pooling and servicing  agreement,  dated as of January 1,
2006 (the "Pooling and Servicing  Agreement"),  among the Purchaser,  as seller, Wells Fargo
Bank, National Association, as master servicer and securities administrator,  JPMorgan Chase
Bank, National Association, as trustee (the "Trustee") and EMC Mortgage Corporation.

            The  Purchaser  has filed  with the  Securities  and  Exchange  Commission  (the
"Commission")  a  registration  statement  on Form S-3 (Number  333-125422)  relating to its
Mortgage  Pass-Through  Certificates  and the offering of certain series thereof  (including certain  classes of the  Certificates)  from time to time in accordance  with Rule 415 under the  Securities  Act of 1933, as amended,  and the rules and  regulations  of the Commission promulgated  thereunder  (the  "Securities  Act").  Such  registration  statement,  when  it became  effective  under the  Securities  Act,  and the  prospectus  relating  to the public offering of certain classes of the  Certificates  by the Purchaser (the "Public  Offering"),
as from time to time each is amended  or  supplemented  pursuant  to the  Securities  Act or otherwise,  are referred to herein as the  "Registration  Statement"  and the  "Prospectus,"
respectively.  The "Term  Sheet  Supplement"  shall  mean the term sheet  supplement,  dated
January  12,  2006,  relating  to certain  classes of the  Certificates.  The  "Prospectus
Supplement"  shall mean that  supplement,  dated January 31, 2006, to the Prospectus,  dated
June 24, 2005,  relating to certain classes of the Certificates.  With respect to the Public
Offering of certain  classes of the  Certificates,  the  Purchaser  and Bear,  Stearns & Co.
Inc.  ("Bear  Stearns") have entered into a terms agreement dated as of January 31, 2006, to an underwriting  agreement,  dated January 10, 2006,  between the Purchaser and Bear Stearns
(collectively, the "Underwriting Agreement").

            Now,  therefore,  in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

      SECTION 1.  Definitions.  Certain  terms are defined  herein.  Capitalized  terms used herein  but not  defined  herein  shall  have the  meanings  specified  in the  Pooling  and
Servicing Agreement.   The following other terms are defined as follows:

            Acquisition  Price:  Cash in an amount  agreed upon by the Mortgage  Loan Seller and the Purchaser.

            Bear Stearns:  Bear, Stearns & Co.  Inc.

            Deleted Subsequent  Mortgage Loan: A Subsequent  Mortgage Loan replaced or to be replaced by a Substitute Mortgage Loan.

            Due Date:  With  respect  to each  Subsequent  Mortgage  Loan,  the date in each month on which its  Scheduled  Payment is due, if such due date is the first day of a month, and  otherwise  is  deemed to be the first day of the  following  month or such  other  date specified in the related Servicing Agreement.

            Master Servicer:  Wells Fargo Bank, National Association.

            Moody's:  Moody's Investors Service, Inc., or its successors in interest.

            Mortgage:  The  mortgage  or deed of trust  creating a first lien on an interest in real property securing a Mortgage Note.

            Mortgage  File:  The items  referred to in Exhibit 1 pertaining  to a particular
Subsequent  Mortgage  Loan  and  any  additional  documents  required  to be  added  to such documents pursuant to this Agreement or the Pooling and Servicing Agreement.

            Mortgage  Interest Rate: The annual rate of interest borne by a Mortgage Note as stated therein.

            Mortgagor:  The obligor(s) on a Mortgage Note.

            Opinion of Counsel:  A written  opinion of  counsel,  who may be counsel for the
Mortgage Loan Seller or the Purchaser, reasonably acceptable to the Trustee.

            Person: Any legal person,  including any individual,  corporation,  partnership, joint venture,  association,  joint stock company,  trust,  unincorporated  organization  or government or any agency or political subdivision thereof.

            Purchase  Price:  With respect to any Subsequent  Mortgage Loan (or any property acquired  with respect  thereto)  required to be  repurchased  by the  Mortgage  Loan Seller pursuant to this Agreement or Article II of the Pooling and Servicing  Agreement,  an amount equal to the sum of (i)(a)  100% of the  Outstanding  Principal  Balance of such  Subsequent
Mortgage  Loan as of the  date of  repurchase  (or if the  related  Mortgaged  Property  was acquired with respect thereto,  100% of the Outstanding Principal Balance at the date of the acquisition),  plus (b) accrued but unpaid interest on the Outstanding  Principal Balance at the related  Mortgage  Interest  Rate,  through and  including  the last day of the month of repurchase,  and reduced by (c) any portion of the Master  Servicing  Compensation,  Monthly
Advances and advances payable to the purchaser of the Subsequent  Mortgage Loan and (ii) any costs and damages (if any)  incurred by the Trust in  connection  with any violation of such
Subsequent Mortgage Loan of any anti-predatory or abusive lending laws.

            Rating Agencies:  Standard & Poor's and Moody's, each a "Rating Agency."

            Securities Act:  The Securities Act of 1933, as amended.

            Security  Instrument:  A written  instrument  creating  a valid  first lien on a
Mortgaged  Property  securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust,  deed to secure  debt or  security  deed,  including  any  riders or  addenda thereto.

            Standard  & Poor's:  Standard  & Poor's  Ratings  Services,  a  division  of The
McGraw-Hill Companies, Inc. or its successors in interest.

            Subsequent Cut-off Date Balance:  $[_______].

            Subsequent Cut-off Date:  [_____] [_], 2006.

            Subsequent Transfer Date:  [_______], 2006.

            Substitute  Mortgage Loan: A mortgage loan substituted for a Deleted  Subsequent
Mortgage Loan which must meet, on the date of such  substitution,  the  requirements  stated
herein and in the Pooling and Servicing  Agreement with respect to such  substitution;  upon such substitution, such mortgage loan shall be a "Subsequent Mortgage Loan" hereunder.

            Value:  The value of the Mortgaged  Property at the time of  origination  of the related  Subsequent  Mortgage  Loan,  such  value  being the lesser of (i) the value of such property set forth in an appraisal  accepted by the applicable  originator of the Subsequent
Mortgage Loan or (ii) the sales price of such property at the time of origination.

      SECTION 2.  Purchase  and  Sale  of  the  Subsequent   Mortgage  Loans  and  Related
Rights.(a)  Upon  satisfaction  of the  conditions  set  forth in  Section  10  hereof,  the
Mortgage  Loan Seller  agrees to sell,  and the  Purchaser  agrees to  purchase,  Subsequent
Mortgage Loans having an aggregate Subsequent Cut-off Date Balance of $[________].

            (b)   The closing for the purchase  and sale of the  Subsequent  Mortgage  Loans will take place on the Subsequent  Transfer Date at the office of the Purchaser's counsel in
New York, New York or such other place as the parties shall agree.

            (c)   Upon the  satisfaction  of the  conditions set forth in Section 10 hereof, on the Subsequent  Transfer  Date,  the Purchaser  shall pay to the Mortgage Loan Seller the
Acquisition Price for the Subsequent  Mortgage Loans in immediately  available funds by wire transfer to such account or accounts as shall be designated by the Mortgage Loan Seller.

            (d)   In  addition  to  the  foregoing,  on the  Subsequent  Transfer  Date  the
Mortgage Loan Seller  assigns to the  Purchaser all of its right,  title and interest in the
Servicing  Agreements  (other than its right to enforce the  representations  and warranties set forth therein).

      SECTION 3.  Subsequent  Mortgage  Loan  Schedules.  The Mortgage Loan Seller agrees to provide to the  Purchaser  as of the date  hereof a  preliminary  listing of the  Subsequent
Mortgage  Loans (the  "Preliminary  Subsequent  Mortgage Loan  Schedule")  setting forth the information  listed on Exhibit 2 to this  Agreement  with respect to each of the  Subsequent
Mortgage  Loans  being  sold by the  Mortgage  Loan  Seller.  If there  are  changes  to the
Preliminary  Subsequent  Mortgage Loan  Schedule,  the Mortgage Loan Seller shall provide to the Purchaser as of the Subsequent  Transfer Date a final  schedule (the "Final  Subsequent
Mortgage  Loan  Schedule",  and  together  with the  Preliminary  Subsequent  Mortgage  Loan
Schedule,  the "Mortgage Loan Schedule"))  setting forth the information listed on Exhibit 2 to this Agreement  with respect to each of the  Subsequent  Mortgage Loans being sold by the
Mortgage Loan Seller to the  Purchaser.  The Final  Subsequent  Mortgage Loan Schedule shall be  delivered to the  Purchaser on the  Subsequent  Transfer  Date,  shall be attached to an amendment to this  Agreement to be executed on the  Subsequent  Transfer Date by the parties hereto and shall be in form and  substance  mutually  agreed to by the Mortgage  Loan Seller
and  the  Purchaser  (the  "Amendment").   If  there  are  no  changes  to  the  Preliminary
Subsequent Mortgage Loan Schedule,  the Preliminary  Subsequent Mortgage Loan Schedule shall be the Final Subsequent Mortgage Loan Schedule for all purposes hereof.

      SECTION 4.  Subsequent Mortgage Loan Transfer.

            (a) The Purchaser  will be entitled to all  scheduled  payments of principal and interest on the Subsequent  Mortgage Loans due after the Subsequent Cut-off Date (regardless of when actually  collected)  and all payments  thereon other than  scheduled  principal and interest on the Subsequent  Mortgage Loans due on or before the Subsequent  Cut-off Date and received  after the  Subsequent  Cut-off Date.  The Mortgage Loan Seller will be entitled to all scheduled payments of principal and interest on the Subsequent  Mortgage Loans due on or before the  Subsequent  Cut-off Date  (including  payments  collected  after the  Subsequent
Cut-off Date) and all payments in respect of such payments due thereon other than  scheduled principal and interest on the Subsequent  Mortgage  Loans due after the  Subsequent  Cut-off
Date and received on or before the Subsequent  Cut-off Date. Such principal  amounts and any interest  thereon  belonging  to the  Mortgage  Loan Seller as  described  above will not be included in the aggregate  outstanding principal balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date as set forth on the Final Subsequent Mortgage Loan Schedule.

            (b)   Pursuant to various conveyance  documents to be executed on the Subsequent
Transfer  Date and  pursuant to the Pooling and  Servicing  Agreement,  the  Purchaser  will assign on the  Subsequent  Transfer Date all of its right,  title and interest in and to the
Subsequent  Mortgage  Loans to the  Trustee for the  benefit of the  Certificateholders.  In connection with the transfer and assignment of the Subsequent  Mortgage Loans,  the Mortgage
Loan Seller has  delivered  or will deliver or cause to be delivered to the Trustee no later than three  Business  Days prior to the  Subsequent  Transfer  Date or such later date as is agreed to by the  Purchaser and the Mortgage  Loan Seller (each of the  Subsequent  Transfer
Date and such later date is referred to as a "Mortgage  File Delivery  Date"),  the items of each Mortgage File,  provided,  however,  that in lieu of the  foregoing,  the Mortgage Loan
Seller may deliver the following documents,  under the circumstances set forth below: (x) in lieu  of the  original  Security  Instrument,  assignments  to the  Trustee  or  intervening assignments thereof which have been delivered,  are being delivered or will, upon receipt of recording  information  relating to the Security Instrument required to be included thereon, be delivered,  to recording offices for recording and have not been returned to the Mortgage
Loan Seller in time to permit their  delivery as specified  above,  the Mortgage Loan Seller may deliver a true copy thereof with a  certification  by the Mortgage  Loan Seller,  on the face of such copy,  substantially  as follows:  "Certified  to be a true and correct copy of the  original,  which  has been  transmitted  for  recording;"  (y) in lieu of the  Security
Instrument,   assignments  to  the  Trustee  or  intervening  assignments  thereof,  if  the applicable  jurisdiction  retains the  originals of such  documents or if the  originals are lost (in each case,  as evidenced by a  certification  from the Mortgage Loan Seller to such effect),  the Mortgage Loan Seller may deliver  photocopies of such documents  containing an original  certification by the judicial or other governmental  authority of the jurisdiction where such documents  were  recorded;  and (z) in lieu of the Mortgage Notes relating to the
Subsequent  Mortgage  Loans,  each  identified in the list delivered by the Purchaser to the
Trustee on the Subsequent  Transfer Date and attached hereto as Exhibit 5, the Mortgage Loan
Seller may deliver lost note  affidavits and  indemnities  of the Mortgage Loan Seller;  and provided  further,  however,  that in the case of Subsequent  Mortgage Loans which have been prepaid in full  after the  Subsequent  Cut-off  Date and prior to the  Subsequent  Transfer
Date, the Mortgage Loan Seller,  in lieu of delivering the above  documents,  may deliver to the Trustee a  certification  by the  Mortgage  Loan  Seller or the Master  Servicer to such effect.  The Mortgage  Loan Seller shall  deliver such  original  documents  (including  any original  documents as to which  certified  copies had  previously  been  delivered) or such certified copies to the Trustee  promptly after they are received.  The Mortgage Loan Seller shall cause the Mortgage and  intervening  assignments,  if any, and the  assignment  of the
Security  Instrument  to be recorded not later than 180 days after the  Subsequent  Transfer
Date,  unless such  assignment  is not required to be recorded  under the terms set forth in
Section 6(a) hereof.

            (c)   The Mortgage Loan Seller and the Purchaser  acknowledge hereunder that all of the Subsequent  Mortgage Loans and the related  servicing will  ultimately be assigned to
JPMorgan Chase Bank, National  Association,  as Trustee for the  Certificateholders,  on the
date hereof.

      SECTION 5.  Examination of Mortgage Files.

            (a)   On or before the Mortgage  File  Delivery  Date,  the Mortgage Loan Seller
will have made the Mortgage Files  available to the Purchaser or its agent for  examination, which may be at the offices of the Trustee or the Mortgage  Loan Seller  and/or the Mortgage
Loan  Seller's  custodian.  The fact that the  Purchaser  or its agent has  conducted or has failed to conduct  any  partial or  complete  examination  of the  Mortgage  Files shall not affect the Purchaser's  rights to demand cure,  repurchase,  substitution or other relief as provided in this  Agreement.  In  furtherance  of the  foregoing,  the Mortgage  Loan Seller shall make the Mortgage  Files  available to the Purchaser or its agent from time to time so as to permit the  Purchaser  to confirm  the  Mortgage  Loan  Seller's  compliance  with the delivery  and  recordation  requirements  of this  Agreement  and the Pooling and  Servicing
Agreement.  In addition,  upon request of the Purchaser,  the Mortgage Loan Seller agrees to provide to the Purchaser,  Bear Stearns and to any investors or prospective investors in the
Certificates  information  regarding the Subsequent  Mortgage Loans and their servicing,  to make the Mortgage Files  available to the  Purchaser,  Bear Stearns and to such investors or prospective  investors  (which may be at the offices of the Mortgage  Loan Seller and/or the
Mortgage Loan Seller's  custodian) and to make available  personnel  knowledgeable about the
Subsequent  Mortgage  Loans  for  discussions  with the  Purchaser,  Bear  Stearns  and such investors or prospective  investors,  upon reasonable request during regular business hours, sufficient to permit the Purchaser,  Bear Stearns and such investors or potential  investors to conduct such due diligence as any such party reasonably believes is appropriate.

            (b)   Pursuant  to the  Pooling  and  Servicing  Agreement,  on or  prior to the
Subsequent  Transfer Date, the Custodian shall  acknowledge  with respect to each Subsequent
Mortgage Loan, by an Initial  Certification  substantially in the form of Exhibit One to the
Custodial  Agreement,  receipt of the related  Mortgage  File,  but  without  review of such
Mortgage  File,  except to the extent  necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit.

            (c)   Pursuant  to the Pooling and  Servicing  Agreement,  no later than 90 days after the Subsequent Transfer Date, the Trustee, for the benefit of the  Certificateholders, will review or cause the  Custodian to review  items of the  Mortgage  Files as set forth on
Exhibit 1 and will  execute and  deliver,  or cause to be  executed  and  delivered,  to the
Mortgage  Loan Seller a  certification  in the form attached as Exhibit One to the Custodial
Agreement.

            (d)   Pursuant to the Pooling and Servicing  Agreement,  the Trustee will review or cause the  Custodian  to review the  Mortgage  Files  within  180 days of the  Subsequent
Transfer Date and will execute and deliver,  or cause to be executed and  delivered,  to the
Mortgage  Loan Seller and the Master  Servicer a final  certification  substantially  in the form of Exhibit Three to the Custodial Agreement.  If the Trustee, or the Custodian,  as its
agent,  is unable to  deliver a final  certification  with  respect  to the items  listed in
Exhibit  1 due to any  document  that is  missing,  has not  been  executed,  is  unrelated, determined on the basis of the Mortgagor name,  original  principal balance and loan number, to the Subsequent  Mortgage Loans identified in the Final Subsequent  Mortgage Loan Schedule or  appears  to be  defective  on its  face  (a  "Material  Defect"),  the  Trustee,  or the
Custodian,  as its agent,  shall  promptly  notify the Mortgage Loan Seller of such Material
Defect.  The Mortgage Loan Seller shall  correct or cure any such Material  Defect within 90 days from the date of  notice  from the  Trustee  or the  Custodian,  as its  agent,  of the
Material  Defect and,  if the  Mortgage  Loan Seller does not correct or cure such  Material
Defect within such period and such defect  materially and adversely affects the interests of the  Certificateholders  in the related  Subsequent  Mortgage Loan, the Mortgage Loan Seller will, in accordance  with the terms of the Pooling and Servicing  Agreement,  within 90 days of the date of notice,  provide the Trustee with a Substitute  Mortgage  Loan (if within two years  of the  Closing  Date)  or  purchase  the  related  Subsequent  Mortgage  Loan at the applicable  Purchase  Price;  provided  that,  if such  defect  would  cause the  Subsequent
Mortgage  Loan to be other than a "qualified  mortgage" as defined in Section  860G(a)(3) of the Code, any such cure,  repurchase or substitution must occur within 90 days from the date such breach was  discovered;  provided,  however,  that if such defect relates solely to the inability  of the  Mortgage  Loan  Seller to deliver the  original  Security  Instrument  or intervening assignments thereof, or a certified copy thereto,  because the originals of such documents, or a certified copy, have not been returned by the applicable  jurisdiction,  the
Mortgage Loan Seller shall not be required to purchase such Subsequent  Mortgage Loan if the
Mortgage  Loan Seller  delivers  such  original  documents or certified  copy  promptly upon receipt,  but in no event  later  than 360 days  after the  Subsequent  Transfer  Date.  The foregoing  repurchase  obligation shall not apply in the event that the Mortgage Loan Seller cannot  deliver  such  original  or copy of any  document  submitted  for  recording  to the appropriate  recording office in the applicable  jurisdiction  because such document has not been returned by such office;  provided, that the Mortgage Loan Seller shall instead deliver a  recording  receipt of such  recording  office or, if such  receipt  is not  available,  a certificate of the Mortgage Loan Seller or the related  Servicing  Officer  confirming  that such  documents  have been  accepted  for  recording,  and  delivery  to the  Trustee or the
Custodian,  as its agent,  shall be effected by the Mortgage  Loan Seller within thirty days of its receipt of the original recorded document.

            (e)   At the time of any  substitution,  the Mortgage  Loan Seller shall deliver or cause to be delivered the Substitute  Mortgage  Loan,  the related  Mortgage File and any other  documents  and payments  required to be delivered in connection  with a  substitution pursuant  to  the  Pooling  and  Servicing  Agreement.  At  the  time  of  any  purchase  or substitution,  the Trustee shall (i) assign to the Mortgage Loan Seller and release or cause the  Custodian  to release the  documents  (including,  but not  limited  to, the  Mortgage,
Mortgage  Note  and  other  contents  of the  Mortgage  File)  in its  possession  or in the possession  of the  Custodian  relating to the  Deleted  Subsequent  Mortgage  Loan and (ii)
execute and  deliver  such  instruments  of transfer  or  assignment,  in each case  without recourse,  as shall be necessary  to vest in the Mortgage  Loan Seller title to such Deleted
Subsequent Mortgage Loan.

      SECTION 6.  Recordation of Assignments of Mortgage.

            (a)   The Mortgage  Loan Seller will,  promptly  after the  Subsequent  Transfer
Date,  cause each Mortgage and each  assignment of Mortgage from the Mortgage Loan Seller to the Trustee, and all unrecorded  intervening  assignments,  if any, delivered on or prior to the Subsequent  Transfer Date, to be recorded in all recording  offices in the jurisdictions where the related Mortgaged  Properties are located;  provided,  however,  the Mortgage Loan
Seller need not cause to be recorded any assignment  which relates to a Subsequent  Mortgage
Loan if (a) such  recordation  is not  required  by the  Rating  Agencies  or an  Opinion of
Counsel  has  been  provided  to the  Trustee  which  states  that the  recordation  of such assignment  is not  necessary to protect the  Trustee's  interest in the related  Subsequent
Mortgage  Loan  or  (b)  MERS  is  identified  on the  Mortgage  or on a  properly  recorded assignment  of the  Mortgage as  mortgagee  of record  solely as nominee for  Mortgage  Loan
Seller and its successors and assigns;  provided,  however,  notwithstanding the delivery of any Opinion of Counsel,  each assignment of Mortgage shall be submitted for recording by the
Mortgage  Loan  Seller in the  manner  described  above,  at no expense to the Trust Fund or
Trustee,  upon  the  earliest  to  occur  of (i)  reasonable  direction  by the  Holders  of
Certificates  evidencing Fractional Undivided Interests aggregating not less than 25% of the
Trust,  (ii) the  occurrence of an Event of Default,  (iii) the  occurrence of a bankruptcy, insolvency or  foreclosure  relating to the Mortgage Loan Seller and, (iv) the occurrence of a servicing transfer as described in Section 8.02 of the Pooling and Servicing Agreement.

            While each such  Mortgage or  assignment is being  recorded,  if necessary,  the
Mortgage  Loan Seller  shall leave or cause to be left with the Trustee a certified  copy of such Mortgage or assignment.  In the event that, within 180 days of the Subsequent  Transfer
Date,  the  Trustee  has not been  provided  an Opinion of  Counsel  as  described  above or received  evidence of recording with respect to each  Subsequent  Mortgage Loan delivered to the  Purchaser  pursuant to the terms hereof or as set forth  above,  the failure to provide evidence of recording or such Opinion of Counsel shall be considered a Material Defect,  and the  provisions  of Section  5(c) and (d) shall  apply.  All  customary  recording  fees and reasonable  expenses  relating to the  recordation  of the  assignments  of mortgages to the
Trustee or the Opinion of Counsel,  as the case may be, shall be borne by the Mortgage  Loan
Seller.

            (b)   It is the express  intent of the parties hereto that the conveyance of the
Subsequent  Mortgage Loans by the Mortgage Loan Seller to the Purchaser,  as contemplated by this  Agreement  be, and be treated as, a sale.  It is,  further,  not the  intention of the parties that such  conveyance  be deemed a pledge of the  Subsequent  Mortgage  Loans by the
Mortgage Loan Seller to the  Purchaser to secure a debt or other  obligation of the Mortgage
Loan Seller.  However,  in the event that,  notwithstanding  the intent of the parties,  the
Subsequent  Mortgage Loans are held by a court of competent  jurisdiction  to continue to be property of the Mortgage Loan Seller,  then (i) this Agreement  shall also be deemed to be a security  agreement  within  the  meaning  of  Articles  8 and 9 of the  applicable  Uniform
Commercial  Code;  (ii) the transfer of the  Subsequent  Mortgage  Loans provided for herein shall be deemed to be a grant by the  Mortgage  Loan Seller to the  Purchaser  of a security interest  in all of the  Mortgage  Loan  Seller's  right,  title and  interest in and to the
Subsequent  Mortgage Loans and all amounts payable to the holders of the Subsequent Mortgage
Loans in accordance with the terms thereof and all proceeds of the conversion,  voluntary or involuntary,  of the foregoing into cash, instruments,  securities or other property, to the extent the Purchaser would  otherwise be entitled to own such Subsequent  Mortgage Loans and proceeds  pursuant  to  Section 4 hereof,  including  all  amounts,  other  than  investment earnings,  from  time to time held or  invested  in any  accounts  created  pursuant  to the
Pooling and Servicing  Agreement,  whether in the form of cash,  instruments,  securities or other  property;  (iii) the possession by the Purchaser or the Trustee of Mortgage Notes and
such other items of property as  constitute  instruments,  money,  negotiable  documents  or chattel  paper  shall be deemed to be  "possession  by the  secured  party" for  purposes of perfecting the security interest pursuant to Section 9-305 (or comparable  provision) of the applicable  Uniform  Commercial  Code;  and  (iv)  notifications  to  persons  holding  such
property,  and  acknowledgments,   receipts  or  confirmations  from  persons  holding  such
property,  shall be deemed  notifications to, or acknowledgments,  receipts or confirmations from, financial  intermediaries,  bailees or agents (as applicable) of the Purchaser for the purpose of perfecting  such security  interest under  applicable  law. Any assignment of the interest of the Purchaser  pursuant to any  provision  hereof or pursuant to the Pooling and
Servicing  Agreement  shall  also be deemed to be an  assignment  of any  security  interest created hereby.  The Mortgage Loan Seller and the Purchaser shall, to the extent  consistent with this  Agreement,  take such actions as may be  reasonably  necessary to ensure that, if this Agreement were deemed to create a security  interest in the Subsequent  Mortgage Loans, such  security  interest  would be  deemed  to be a  perfected  security  interest  of first priority  under  applicable  law and will be maintained as such  throughout  the term of the
Pooling and Servicing Agreement.

      SECTION 7.  Representations and Warranties of Mortgage Loan Seller Concerning the
                  Subsequent  Mortgage  Loans.  The Mortgage Loan Seller  hereby  represents and warrants to the Purchaser as of the Subsequent  Transfer Date, or such other date as may be specified below with respect to each Subsequent Mortgage Loan being sold by it, that:

            (i)   the information set forth in the Subsequent  Mortgage Loan Schedule hereto is true and  correct in all  material  respects  and the  information  provided to the
      Rating  Agencies,  including  the  Mortgage  Loan level  detail,  is true and  correct according to the Rating Agency requirements;

            (ii)  immediately  prior to the transfer to the  Purchaser,  the  Mortgage  Loan
      Seller  was the sole  owner of  beneficial  title  and  holder  of each  Mortgage  and
      Mortgage  Note  relating to the  Subsequent  Mortgage  Loans and is conveying the same free and clear of any and all liens, claims,  encumbrances,  participation  interests, equities,  pledges, charges or security interests of any nature, and the Mortgage Loan
      Seller  has full  right and  authority  to sell or assign  the same  pursuant  to this
      Agreement;

            (iii) each  Subsequent  Mortgage  Loan at the time it was made  complied  in all
      material  respects  with  applicable  state  and  federal  laws,  including,   without
      limitation, usury, equal credit opportunity,  disclosure, recording and all applicable anti-predatory  lending  laws;  and,  to  the  best  of  the  Mortgage  Loan  Seller's knowledge,  each Subsequent  Mortgage Loan has been serviced in all material  respects in accordance with applicable state and federal laws,  including,  without limitation,
      usury,   equal  credit   opportunity,   disclosure,   recording  and  all   applicable
      anti-predatory  lending laws and the terms of the related  Mortgage Note, the Mortgage and other loan documents;

            (iv)  there is no monetary  default  existing  under any Mortgage or the related
      Mortgage Note and there is no material  event which,  with the passage of time or with notice and the  expiration  of any grace or cure period,  would  constitute a default, breach or event of  acceleration;  and neither the Mortgage  Loan  Seller,  any of its affiliates  nor any  servicer of any related  Subsequent  Mortgage  Loan has taken any action  to waive any  default,  breach or event of  acceleration;  and no  foreclosure action is threatened or has been  commenced  with respect to the  Subsequent  Mortgage
      Loan;

            (v)   the terms of the Mortgage  Note and the Mortgage  have not been  impaired, waived,  altered or modified in any  respect,  except by written  instruments,  (x) if required by law in the jurisdiction  where the Mortgaged  Property is located,  or (y)
      to protect the interests of the Trustee on behalf of the Certificateholders;

            (vi)  no selection procedure  reasonably believed by the Mortgage Loan Seller to be adverse to the  interests of the  Certificateholders  was utilized in selecting the
      Subsequent Mortgage Loans;

            (vii) each  Mortgage  is a valid  and  enforceable  first  lien on the  property securing  the  related  Mortgage  Note and  each  Mortgaged  Property  is owned by the
      Mortgagor  in fee  simple  (except  with  respect  to  common  areas  in the  case  of condominiums,  PUDs and de minimis  PUDs) or by  leasehold  for a term longer than the term of the related  Mortgage,  subject only to (x) the lien of current real  property taxes and  assessments,  (y) covenants,  conditions and  restrictions,  rights of way, easements  and other  matters  of public  record as of the date of  recording  of such
      Mortgage,  such exceptions being acceptable to mortgage lending institutions generally
      or  specifically   reflected  in  the  appraisal   obtained  in  connection  with  the
      origination  of the related  Subsequent  Mortgage  Loan or referred to in the lender's title insurance policy delivered to the originator of the related Subsequent  Mortgage
      Loan and (z) other matters to which like properties are commonly  subject which do not materially  interfere  with the  benefits of the  security  intended to be provided by such Mortgage;

            (viii)      there is no  mechanics'  lien or claim for work,  labor or  material affecting the premises  subject to any Mortgage which is or may be a lien prior to, or equal with,  the lien of such Mortgage  except those which are insured  against by the title insurance policy referred to in (xiii) below;

            (ix)  there was no  delinquent  tax or  assessment  lien  against  the  property subject to any Mortgage,  except where such lien was being contested in good faith and a stay had been granted against levying on the property;

            (x)   there is no valid offset,  defense or counterclaim to any Mortgage Note or
      Mortgage,  including the  obligation of the Mortgagor to pay the unpaid  principal and interest on such Mortgage Note;

            (xi)  the physical  property  subject to any Mortgage is free of material damage and is in good repair and there is no proceeding  pending or threatened  for the total or partial condemnation of any Mortgaged Property;

            (xii) to the  best  of the  Mortgage  Loan  Seller's  knowledge,  the  Mortgaged
      Property and all  improvements  thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (xiii)      a  lender's  title  insurance  policy  (on an ALTA or CLTA  form) or binder,  or other assurance of title customary in the relevant  jurisdiction  therefor in a form  acceptable  to Fannie Mae or Freddie  Mac, was issued on the date that each
      Subsequent  Mortgage Loan was created by a title insurance company which was qualified to do business in the jurisdiction  where the related  Mortgaged  Property is located, insuring the Mortgage Loan Seller and its  successors and assigns that the Mortgage is a first  priority  lien on the related  Mortgaged  Property in the original  principal amount of the  Subsequent  Mortgage Loan. The Mortgage Loan Seller is the sole insured under such lender's title insurance  policy,  and such policy,  binder or assurance is valid and remains in full force and effect, and each such policy,  binder or assurance
      shall  contain  all  applicable   endorsements   including  a  negative   amortization
      endorsement, if applicable;

            (xiv) at the time of origination,  each Mortgaged Property was the subject of an appraisal  which conformed to the  underwriting  requirements of the originator of the
      Subsequent Mortgage Loan;

            (xv)  as of the Subsequent  Transfer Date,  the  improvements  on each Mortgaged
      Property  securing a  Subsequent  Mortgage  Loan are insured  (by an insurer  which is acceptable to the Mortgage  Loan Seller)  against loss by fire and such hazards as are covered  under a standard  extended  coverage  endorsement  in the locale in which the
      Mortgaged  Property is located,  in an amount which is not less than the lesser of the maximum insurable value of the improvements  securing such Subsequent Mortgage Loan or the outstanding  principal balance of the Subsequent Mortgage Loan, but in no event in an amount less than an amount that is  required  to prevent the  Mortgagor  from being deemed to be a co-insurer thereunder;  if the improvement on the Mortgaged Property is a condominium  unit, it is included  under the coverage  afforded by a blanket  policy for the condominium  project;  if upon origination of the related Subsequent  Mortgage
      Loan,  the  improvements  on the Mortgaged  Property  were in an area  identified as a federally  designated  flood area, a flood insurance  policy is in effect in an amount representing  coverage  not less  than  the  least  of (x) the  outstanding  principal balance of the  Subsequent  Mortgage Loan,  (y) the  restorable  cost of  improvements located  on such  Mortgaged  Property  or (z) the  maximum  coverage  available  under federal law; and each  Mortgage  obligates  the  Mortgagor  thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

            (xvi) each  Subsequent  Mortgage Loan  constitutes a "qualified  mortgage" under
      Section  860G(a)(3)(A) of the Code and Treasury  Regulations  Section  1.860G-2(a)(1),
      (2),  (4),  (5),  (6),  (7) and (9)  without  reliance on the  provisions  of Treasury
      Regulation Section  1.860G-2(a)(3) or Treasury  Regulation  Section  1.860G-2(f)(2) or
      any other  provision  that would allow a Mortgage  Loan to be treated as a  "qualified
      mortgage"   notwithstanding   its  failure  to  meet  the   requirements   of  Section
      860G(a)(3)(A) of the Code and Treasury  Regulation Section  1.860G-2(a)(1),  (2), (4),
      (5), (6), (7) and (9);

            (xvii)      each  Subsequent  Mortgage Loan was  originated (a) by a savings and loan association,  savings bank,  commercial bank, credit union,  insurance company or similar  institution  that is supervised and examined by a federal or state authority,
      (b) a mortgagee  approved by the  Secretary of HUD pursuant to Sections 203 and 211 of the National  Housing Act, as amended,  or (c) by a mortgage  broker or  correspondent lender in a manner such that the related  Subsequent  Mortgage  Loan would be regarded for purposes of Section  3(a)(41) of the Securities  Exchange Act of 1934, as amended, as having been originated by an entity described in clauses (a) or (b) above;

            (xviii)     none of the  Subsequent  Mortgage  Loans are (a) loans subject to 12
      CFR Part  226.31,  12CFR  Part  226.32  or 12 CFR Part  226.34  of  Regulation  Z, the
      regulation   implementing  TILA,  which  implements  the  Home  Ownership  and  Equity
      Protection  Act of 1994,  as amended,  or (b) "high cost home,"  "covered"  (excluding home loans defined as "covered home loans" in the New Jersey Home  Ownership  Security
      Act of 2002 that were originated  between  November 26, 2003 and July 7, 2004),  "high risk home" or "predatory" loans under any applicable  state,  federal or local law (or a  similarly  classified  loan  using  different  terminology  under  a  law  imposing heightened  regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (xix) no Subsequent  Mortgage  Loan (a) is a "high cost loan" or "covered  loan"
as  applicable  (as such terms are defined in Standard & Poor's  LEVELS®  Glossary,  Version
5.6b,  Appendix E, attached hereto as Exhibit 6 or (b) was originated on or after October 1,
2002 through March 6, 2003 and is governed by the Georgia Fair Lending Act;

            (xx)  with respect to each  Subsequent  Mortgage Loan in Sub-Loan Group II-1, no
borrower  obtained  a  prepaid  single-premium   credit-life,   credit  disability,   credit
unemployment or credit property  insurance policy in connection with the origination of such
Subsequent Mortgage Loan;

            (xxi) none of the  Subsequent  Mortgage  Loans in  Sub-Loan  Group II-1 impose a prepayment penalty for a term in excess of five years from the origination date;

            (xxii) with respect to each  Subsequent  Mortgage  Loan in Sub-Loan  Group II-1, information  regarding the borrower  credit files related to such  Subsequent  Mortgage Loan has been  furnished to credit  reporting  agencies in compliance  with the provisions of the
Fair Credit Reporting Act and the applicable implementing regulations;

            (xxiii)     each Subsequent  Mortgage Loan was originated in accordance with the underwriting guidelines of the related originator;

            (xiv) each  original  Mortgage  has been  recorded or is in the process of being recorded in accordance  with the  requirements  of Section 2.01 of the Pooling and Servicing
Agreement in the appropriate  jurisdictions  wherein such recordation is required to perfect the lien thereof for the benefit of the Trust Fund;

            (xxv) the related  Mortgage File contains each of the documents and  instruments listed in Section 2.01 of the Pooling and Servicing  Agreement,  subject to any  exceptions, substitutions and qualifications as are set forth in such Section;

            (xxvi) the Subsequent  Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

            (xxvii) at the time of origination,  each Mortgaged  Property was the subject of an appraisal  which  conformed to the  underwriting  requirements  of the  originator of the
Mortgage  Loan,  and the appraisal is in a form which was  acceptable to Fannie Mae or FHLMC at the time of origination;
            (xxviii)    none of the  Subsequent  Mortgage Loans that are secured by property located  in the  State of  Illinois  are in  violation  of the  provisions  of the  Illinois
Interest Act;
            (xxix)      with respect to each Subsequent  Mortgage Loan that has a prepayment penalty  feature,  each such  prepayment  penalty is enforceable and will be enforced by the
Mortgage Loan Seller and each  prepayment  penalty is permitted  pursuant to federal,  state and local law,  provided  that (i) no  Subsequent  Mortgage  Loan will  impose a  prepayment penalty for a term in excess of five years from the date such  Subsequent  Mortgage Loan was originated  and (ii) such  prepayment  penalty  is at least  equal to the  lesser of (A) the maximum amount  permitted  under  applicable law and (B) six months  interest at the related
Mortgage  Interest  Rate on the amount  prepaid in excess of 20% of the  original  principal balance of such Subsequent Mortgage Loan;

            (xxx) with  respect to each  Subsequent  Mortgage  Loan in  Sub-Loan  Group II-1 originated  on or after  August 1,  2004,  neither  the  related  Mortgage  nor the  related
Mortgage Note requires the borrower to submit to arbitration to resolve any dispute  arising out of or relating in any way to the origination of such Subsequent Mortgage Loan;

            (xxxi)      no  Subsequent  Mortgage  Loan in  Sub-Loan  Group II-1 is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

            (xxxii) no Subsequent  Mortgage Loan in Sub-Loan  Group II-1 that was originated on or after October 31, 2004, is subject to mandatory  arbitration  except when the terms of the  arbitration  also contain a waiver  provision that provides that in the event of a sale or transfer of such Subsequent  Mortgage Loan or interest in such  Subsequent  Mortgage Loan to Fannie  Mae,  the terms of the  arbitration  are null and void and cannot be  reinstated.
The Mortgage  Loan Seller hereby agrees that the Mortgage Loan Seller or the Servicer of the
Subsequent  Mortgage Loans in Sub-Loan Group II-1 will notify the borrower in writing within
60 days of the sale or  transfer  of such  Subsequent  Mortgage  Loan to Fannie Mae that the terms of arbitration are null and void;

            (xxxiii) no borrower of a Subsequent  Mortgage  Loan in Sub-Loan  Group II-1 was
encouraged  or  required  to select a product  offered by such  Subsequent  Mortgage  Loan's originator which is a higher cost product designed for less creditworthy  borrowers,  unless at the time of such Subsequent  Mortgage Loan's  origination,  such borrower did not qualify taking  into  account  credit  history and  debt-to-income  ratios for a  lower-cost  credit product then offered by the Subsequent  Mortgage Loan's  originator or any affiliate of that originator.  If, at the time of loan  application,  the  borrower may have  qualified  for a lower-cost  product  than offered by any mortgage  lending  affiliate of the Sub-Loan  Group
II-1's  originator,  then  such  originator  referred  the  borrower's  application  to such affiliate for underwriting consideration;

            (xxxiv) the methodology  used in  underwriting  the extension of credit for each
Mortgage Loan in Sub-Loan Group II-1 employs objective mathematical  principles which relate the borrower's income,  assets and liabilities to the proposed payment and such underwriting methodology  does not rely on the extent of the  borrower's  equity in the collateral as the
principal  determining  factor  in  approving  such  credit  extension.   Such  underwriting
methodology  confirmed that at the time of origination  (application/approval)  the borrower had a reasonable ability to make timely payments on such Subsequent Mortgage Loan;

            (xxxv) With respect to any Subsequent  Mortgage Loan in Sub-Loan Group II-1 that contains  a  provision  permitting  imposition  of a  premium  upon a  prepayment  prior  to maturity:  (i) prior to such loan's  origination,  the  borrower  agreed to such  premium in exchange for a monetary benefit,  including but not limited to a rate or fee reduction, (ii)
prior to such  loan's  origination,  the  borrower  was  offered  the option of  obtaining a mortgage loan that did not require payment of such a premium,  (iii) for loans originated on or after  September 1, 2004,  the duration of the  prepayment  period shall not exceed three
(3) years from the date of the note,  unless the loan was modified to reduce the  prepayment period to no more than three years from the date of the note and the  borrower  was notified in writing of such reduction in prepayment period;

            (xxxvi) no proceeds from any  Subsequent  Mortgage  Loan in Sub-Loan  Group II-1 were  used to  purchase  single  premium  credit  insurance  policies  or debt  cancellation agreements  as part of the  origination  of, or as a condition to closing,  such  Subsequent
Mortgage Loan in Sub-Loan Group II-1;

            (xxxvii)  all  points  and fees  related  to each  Subsequent  Mortgage  Loan in
Sub-Loan  Group  II-1  were  disclosed  in  writing  to the  mortgagor  in  accordance  with applicable  state  and  federal  law and  regulation.  Except  in the  case of a  Subsequent
Mortgage Loan in Sub-Loan  Group II-1 in an original  principal  amount of less than $60,000 which would have resulted in an unprofitable  origination,  no mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal  amount of
such  loan  and  such  5%  limitation   is  calculated  in  accordance   with  Fannie  Mae's
anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide; and

            (xxxiii)    all fees and charges  (including finance charges) and whether or not financed,  assessed,  collected or to be collected in connection  with the  origination  and servicing of each  Subsequent  Mortgage  Loan in Sub-Loan  Group II-1 has been  disclosed in writing to the borrower in accordance with applicable  state and federal law and regulation;
and

            (xxxiv)     as of the Subsequent  Transfer Date, each  Subsequent  Mortgage Loan complied with the requirements of Section 2.07 of the Pooling and Servicing Agreement.

            It is understood  and agreed that the  representations  and warranties set forth in this Section 7 will inure to the benefit of the  Purchaser,  its  successors and assigns, notwithstanding any restrictive or qualified  endorsement on any Mortgage Note or assignment of  Mortgage  or  the  examination  of  any  Mortgage  File.  Upon  any  substitution  for a
Subsequent  Mortgage  Loan,  the  representations  and  warranties  set forth above shall be deemed to be made by the Mortgage Loan Seller as to any  Substitute  Mortgage Loan as of the
date of substitution.

            Upon  discovery or receipt of notice by the Mortgage Loan Seller,  the Purchaser or the Trustee of a breach of any  representation  or warranty of the  Mortgage  Loan Seller set  forth in this  Section  7 which  materially  and  adversely  affects  the  value of the interests of the  Purchaser,  the  Certificateholders  or the Trustee in any of the Mortgage
Loans  delivered to the  Purchaser  pursuant to this  Agreement,  the party  discovering  or receiving notice of such breach shall give prompt written notice to the others.  In the case of any such breach of a  representation  or warranty  set forth in this Section 7, within 90 days from the date of discovery by the Mortgage  Loan Seller,  or the date the Mortgage Loan
Seller is notified by the party  discovering or receiving  notice of such breach  (whichever occurs  earlier),  the  Mortgage  Loan  Seller  will (i) cure such  breach  in all  material respects,  (ii) purchase the affected  Mortgage  Loan at the  applicable  Purchase  Price or
(iii) if within two years of the Closing Date,  substitute a qualifying  Substitute Mortgage
Loan in exchange for such Mortgage  Loan;  provided that, (A) in the case of a breach of the representation  and warranty  concerning the Mortgage Loan Schedule  contained in clause (i)
of this Section 7, if such breach is material and relates to any field on the Mortgage  Loan
Schedule  which  identifies  any  Prepayment  Charge  or (B) in the case of a breach  of the representation  contained in clause (xxx) of this Section 7, then,  in each case, in lieu of purchasing such Mortgage Loan from the Trust Fund at the Purchase  Price,  the Sponsor shall pay the amount of the Prepayment Charge (net of any amount  previously  collected by or paid to the Trust Fund in  respect  of such  Prepayment  Charge)  from its own funds and  without reimbursement  thereof, and the Sponsor shall have no obligation to repurchase or substitute for such Mortgage  Loan. The  obligations  of the Mortgage Loan Seller to cure,  purchase or substitute a qualifying  Substitute  Mortgage Loan shall  constitute  the  Purchaser's,  the
Trustee's and the  Certificateholder's  sole and exclusive  remedies under this Agreement or otherwise  respecting a breach of  representations  or warranties  hereunder with respect to the Mortgage  Loans,  except for the obligation of the Mortgage Loan Seller to indemnify the
Purchaser  for  such  breach  as set  forth in and  limited  by  Section  13  hereof.  It is understood by the parties hereto that a breach of the  representations  and warranties  made in any of clause (xviii),  (xix)(b), (xxi), (xxii), (xxiii) or (xxxi) of this Section 7 will be deemed to materially  and adversely  affect the value of the interests of the  Purchaser, the Certificateholders or the Trustee in the related Mortgage Loan.

            Any cause of action  against the Mortgage Loan Seller or relating to arising out of a breach by the Mortgage Loan Seller of any  representations  and warranties made in this
Section 7 shall accrue as to any Subsequent  Mortgage Loan upon (i) discovery of such breach by the Mortgage Loan Seller or notice thereof by the party  discovering such breach and (ii)
failure by the Mortgage Loan Seller to cure such breach,  purchase such Subsequent  Mortgage
Loan or substitute a qualifying Substitute Mortgage Loan pursuant to the terms hereof.

      SECTION 8.  Representations  and Warranties  Concerning  the Mortgage Loan Seller.  As
of the date  hereof  and as of the  Subsequent  Transfer  Date,  the  Mortgage  Loan  Seller
represents and warrants to the Purchaser as to itself in the capacity indicated as follows:

            (a)   the Mortgage  Loan Seller (i) is a  corporation  duly  organized,  validly existing and in good standing  under the laws of the State of Delaware and (ii) is qualified and in good  standing  to do  business  in each  jurisdiction  where such  qualification  is necessary,  except where the failure so to qualify would not  reasonably be expected to have a material adverse effect on the Mortgage Loan Seller's  business as presently  conducted or on the Mortgage Loan  Seller's  ability to enter into this  Agreement and to consummate  the transactions contemplated hereby;

            (b)   the Mortgage Loan Seller has full corporate power to own its property,  to carry on its business as presently  conducted and to enter into and perform its  obligations under this Agreement;

            (c)   the execution  and delivery by the Mortgage Loan Seller of this  Agreement have been duly  authorized by all necessary  action on the part of the Mortgage Loan Seller;
and neither the  execution  and  delivery of this  Agreement,  nor the  consummation  of the transactions herein  contemplated,  nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default  under,  any of the provisions of any law, governmental rule, regulation,  judgment,  decree or order binding on the Mortgage Loan
Seller or its  properties  or the charter or by-laws of the  Mortgage  Loan  Seller,  except those  conflicts,  breaches or defaults  which  would not  reasonably  be expected to have a material  adverse effect on the Mortgage Loan Seller's  ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (d)   the  execution,  delivery and  performance  by the Mortgage Loan Seller of this Agreement and the consummation of the transactions  contemplated  hereby do not require the consent or approval of, the giving of notice to, the  registration  with,  or the taking of any other  action in respect of, any state,  federal or other  governmental  authority or agency, except those consents,  approvals,  notices,  registrations or other actions as have already  been  obtained,  given or made  and,  in  connection  with the  recordation  of the
Mortgages, powers of attorney or assignments of Mortgages not yet completed;

            (e)   this  Agreement  has been duly executed and delivered by the Mortgage Loan
Seller  and,  assuming  due   authorization,   execution  and  delivery  by  the  Purchaser,
constitutes a valid and binding obligation of the Mortgage Loan Seller  enforceable  against it in accordance  with its terms (subject to applicable  bankruptcy and insolvency  laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (f)   there are no actions,  suits or  proceedings  pending or, to the knowledge of the Mortgage Loan Seller,  threatened against the Mortgage Loan Seller,  before or by any court,  administrative  agency,  arbitrator or governmental  body (i) with respect to any of the  transactions  contemplated  by this  Agreement or (ii) with respect to any other matter which in the  judgment  of the  Mortgage  Loan Seller will be  determined  adversely  to the
Mortgage  Loan  Seller and will,  if  determined  adversely  to the  Mortgage  Loan  Seller, materially  and  adversely  affect  the  Mortgage  Loan  Seller's  ability  to  perform  its obligations  under this  Agreement;  and the  Mortgage  Loan  Seller is not in default  with respect to any order of any court,  administrative  agency,  arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

      ......(g)   the Mortgage Loan Seller's  Information  (identified  in Exhibit 3 hereof)
does not include any untrue  statement of a material  fact or omit to state a material  fact necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading.

      SECTION 9.  Representations  and Warranties  Concerning the Purchaser.  As of the date hereof and as of the Subsequent Transfer Date, the Purchaser  represents and warrants to the
Mortgage Loan Seller as follows:

            (a)   the Purchaser (i) is a limited liability  company duly organized,  validly existing and in good standing  under the laws of the State of Delaware and (ii) is qualified and in good  standing  to do  business  in each  jurisdiction  where such  qualification  is necessary,  except where the failure so to qualify would not  reasonably be expected to have a material  adverse  effect on the  Purchaser's  business as  presently  conducted or on the
Purchaser's  ability  to enter  into  this  Agreement  and to  consummate  the  transactions contemplated hereby;

            (b)   the Purchaser has full  corporate  power to own its property,  to carry on its  business as presently  conducted  and to enter into and perform its  obligations  under this Agreement;

            (c)   the execution and delivery by the  Purchaser of this  Agreement  have been duly authorized by all necessary corporate action on the part of the Purchaser;  and neither the execution  and delivery of this  Agreement,  nor the  consummation  of the  transactions herein  contemplated,  nor  compliance  with the  provisions  hereof,  will conflict with or result in a breach of, or  constitute a default  under,  any of the  provisions  of any law, governmental  rule,  regulation,  judgment,  decree or order binding on the Purchaser or its properties  or  certificate  of  formation  or limited  liability  company  agreement of the
Purchaser,  except  those  conflicts,  breaches or defaults  which would not  reasonably  be expected to have a material  adverse  effect on the  Purchaser's  ability to enter into this
Agreement and to consummate the transactions contemplated hereby;

            (d)   the  execution,   delivery  and  performance  by  the  Purchaser  of  this
Agreement and the  consummation of the transactions  contemplated  hereby do not require the consent or approval  of, the giving of notice to, the  registration  with,  or the taking of any other  action in respect  of, any state,  federal  or other  governmental  authority  or agency, except those consents,  approvals,  notices,  registrations or other actions as have already been obtained, given or made;

            (e)   this  Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization,  execution and delivery by the Mortgage Loan Seller, constitutes a valid and binding  obligation of the Purchaser  enforceable  against it in accordance with its terms  (subject to  applicable  bankruptcy  and  insolvency  laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (f)   there are no actions,  suits or  proceedings  pending or, to the knowledge of the Purchaser,  threatened against the Purchaser,  before or by any court, administrative agency,  arbitrator  or  governmental  body  (i)  with  respect  to any of the  transactions contemplated  by this  Agreement  or (ii)  with  respect  to any other  matter  which in the judgment of the  Purchaser  will be  determined  adversely  to the  Purchaser  and will,  if determined  adversely to the  Purchaser,  materially  and adversely  affect the  Purchaser's ability  to perform  its  obligations  under this  Agreement;  and the  Purchaser  is not in default  with  respect  to any order of any  court,  administrative  agency,  arbitrator  or governmental body so as to materially and adversely affect the transactions  contemplated by this Agreement;

      ......(g)   the  Purchaser's  Information  (identified  in Exhibit 4 hereof)  does not include any untrue  statement of a material fact or omit to state a material fact  necessary in order to make the statements  made, in light of the  circumstances  under which they were made, not misleading.

      SECTION 10. Conditions to Closing.

            (a)   The  obligations of the Purchaser  under this Agreement will be subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions:

                  (1)   Each of the  obligations of the Mortgage Loan Seller  required to be performed  at or  prior  to the  Subsequent  Transfer  Date  pursuant  to the  terms of this
Agreement shall have been duly performed and complied with in all material respects;  all of the  representations  and warranties of the Mortgage Loan Seller under this Agreement  shall be true and  correct as of the date or dates  specified  in all  material  respects;  and no event shall have  occurred  which,  with notice or the passage of time,  would  constitute a default  under this  Agreement,  or the Pooling and Servicing  Agreement;  and the Purchaser
shall have  received  certificates  to that  effect  signed by  authorized  officers  of the
Mortgage Loan Seller.

                  (2)   The  Purchaser  shall have  received  all of the  following  closing documents,  in such forms as are agreed upon and  reasonably  acceptable  to the  Purchaser, duly  executed by all  signatories  other than the  Purchaser  as  required  pursuant to the respective terms thereof:

                        (i)   If  required  pursuant  to  Section  3 hereof,  the  Amendment dated as of the Subsequent Transfer Date and any documents referred to therein;

                        (ii)  If  required   pursuant   to  Section  3  hereof,   the  Final
      Subsequent  Mortgage Loan Schedule  containing the  information set forth on Exhibit 2 hereto, one copy to be attached to each counterpart of the Amendment;

                        (iii) The Pooling and  Servicing  Agreement,  in form and  substance reasonably  satisfactory to the Trustee and the Purchaser,  and all documents required thereby duly executed by all signatories;

                        (iv)  An Initial  Certification  of the Custodian  substantially  in the form of Exhibit One to the Custodial Agreement; and

                        (v)   Such  other  documents,   certificates  (including  additional
      representations and warranties) and opinions as may be reasonably  necessary to secure the intended ratings from each Rating Agency for the Certificates.

                  (3)   Each of the  conditions set forth in Section 2.07 of the Pooling and
Servicing  Agreement  shall  have  been  satisfied  on or  prior to the  related  Subsequent
Transfer Date.

                  (4)   The Mortgage Loan Seller shall have  furnished to the Purchaser such other  certificates  of its  officers  or others and such other  documents  and  opinions of counsel to  evidence  fulfillment  of the  conditions  set forth in this  Agreement  and the transactions contemplated hereby as the Purchaser and its counsel may reasonably request.

            (b)   The  obligations of the Mortgage Loan Seller under this Agreement shall be subject to the satisfaction,  on or prior to the Subsequent  Transfer Date, of the following conditions:

                  (1)   The  obligations of the Purchaser  required to be performed by it on or prior to the Subsequent  Transfer Date pursuant to the terms of this Agreement shall have
been  duly  performed  and  complied  with  in  all  material  respects,   and  all  of  the
representations  and  warranties of the  Purchaser  under this  Agreement  shall be true and correct in all  material  respects as of the date hereof and as of the  Subsequent  Transfer
Date,  and no event shall have occurred  which would  constitute a breach by it of the terms of this  Agreement,  and the Mortgage Loan Seller shall have received a certificate  to that effect signed by an authorized officer of the Purchaser.

                  (2)   The Mortgage  Loan Seller shall have  received  copies of all of the following closing documents,  in such forms as are agreed upon and reasonably  acceptable to the Mortgage  Loan Seller,  duly  executed by all  signatories  other than the Mortgage Loan
Seller as required pursuant to the respective terms thereof:

                        (i)   If required pursuant to Section 3 hereof,  the Amendment dated as of the Subsequent Transfer Date and any documents referred to therein;

                        (i)   The Pooling and  Servicing  Agreement,  in form and  substance reasonably  satisfactory  to the Mortgage  Loan  Seller,  and all  documents  required thereby duly executed by all signatories;

                        (ii)  An Initial  Certification  of the Custodian  substantially  in the form of Exhibit One to the Custodial Agreement; and

                        (iii) Such  other  documents,   certificates  (including  additional
representations  and warranties)  and opinions as may be reasonably  necessary to secure the intended rating from each Rating Agency for the Certificates.

      SECTION  11.  Fees  and  Expenses.  Subject to Section 16 hereof,  the  Mortgage  Loan
Seller shall pay on the  Subsequent  Transfer Date or such later date as may be agreed to by the  Purchaser  (i) the fees and expenses of the Mortgage  Loan  Seller's  attorneys and the reasonable  fees and expenses of the  Purchaser's  attorneys,  (ii) the fees and expenses of
Deloitte & Touche LLP,  (iii) the fees and  expenses  of the  Trustee,  which shall  include without  limitation the fees and expenses of the Trustee (and the fees and  disbursements of its counsel) with respect to (A) legal and document  review of this  Agreement,  the Pooling and Servicing  Agreement,  the  Certificates and related  agreements,  (B) attendance at the closing of the transactions  contemplated  hereby and (C) review of the Subsequent  Mortgage
Loans to be  performed  by the  Trustee,  (iv) the fees and  expenses of each Rating  Agency
(both  initial and  ongoing),  (v) the fees and  expenses  relating to the  preparation  and recordation  of  mortgage  assignments  (including  intervening  assignments,  if any and if available,  to  evidence  a  complete  chain of title  from the  originator  thereof  to the
Trustee)  from the  Mortgage  Loan  Seller to the  Trustee or the  expenses  relating to the
Opinion  of  Counsel  referred  to in  Section  6(a)  hereof,  as the case may be,  and (vi)
Mortgage  File due  diligence  expenses  and other  out-of-pocket  expenses  incurred by the
Purchaser in connection  with the purchase of the Subsequent  Mortgage  Loans.  The Mortgage
Loan Seller  additionally  agrees to pay  directly to any third party on a timely  basis the fees  provided  for above  which  are  charged  by such  third  party  and which are  billed periodically.

      SECTION 12. Accountants'   Letters.   Deloitte   &   Touche   LLP  will   review   the
characteristics  of a  sample  of the  Subsequent  Mortgage  Loans  described  in the  Final
Subsequent  Mortgage Loan Schedule and will compare those  characteristics  to the standards of the Subsequent  Mortgage Loans contained in the Prospectus  Supplement  under the heading
"The Mortgage  Pool--Conveyance of Subsequent  Mortgage Loans and the Pre-Funding  Account."
The  Mortgage  Loan  Seller  will  cooperate  with the  Purchaser  in making  available  all information  and  taking  all steps  reasonably  necessary  to permit  such  accountants  to complete  the review and to deliver  the  letters  required  of them under the  Underwriting
Agreement.

      SECTION 13. Indemnification.

            (a)   The Mortgage  Loan Seller shall  indemnify and hold harmless the Purchaser and its directors,  officers and controlling  persons (as such term is used in Section 15 of the  Securities  Act) from and against any loss,  claim,  damage or  liability  or action in respect thereof,  to which they or any of them may become subject,  under the Securities Act or otherwise,  insofar as such loss, claim, damage, liability or action arises out of, or is based upon (i) any  representation  or warranty assigned or made by the Mortgage Loan Seller in Section 7 or Section 8 hereof being,  or alleged to be, untrue or incorrect,  or (ii) any failure by the Mortgage Loan Seller to perform its  obligations  under this  Agreement;  and the Mortgage Loan Seller shall reimburse the Purchaser and each other  indemnified party for any legal and other expenses  reasonably  incurred by them in connection with  investigating or  defending  or preparing to defend  against any such loss,  claim,  damage,  liability or action.

            The  foregoing  indemnity  agreement is in addition to any  liability  which the
Mortgage  Loan Seller  otherwise  may have to the  Purchaser  or any other such  indemnified party.

            (b)   The Purchaser  shall  indemnify and hold harmless the Mortgage Loan Seller and its  respective  directors,  officers and  controlling  persons (as such term is used in
Section 15 of the Securities Act) from and against any loss,  claim,  damage or liability or action in  respect  thereof,  to which  they or any of them may  become  subject,  under the
Securities  Act or  otherwise,  insofar as such loss,  claim,  damage,  liability  or action arises out of, or is based upon (i) any  representation or warranty made by the Purchaser in
Section 9 hereof being,  or alleged to be,  untrue or incorrect,  or (ii) any failure by the
Purchaser  to  perform  its  obligations  under  this  Agreement;  and the  Purchaser  shall reimburse  the Mortgage  Loan  Seller,  and each other  indemnified  party for any legal and other expenses  reasonably incurred by them in connection with investigating or defending or preparing  to defend any such loss,  claim,  damage,  liability  or  action.  The  foregoing indemnity  agreement is in addition to any liability which the Purchaser  otherwise may have to the Mortgage Loan Seller or any other such indemnified party.

            (c)   Promptly  after receipt by an  indemnified  party under  subsection (a) or
(b) above of notice of the commencement of any action,  such  indemnified  party shall, if a claim  in  respect  thereof  is to  be  made  against  the  indemnifying  party  under  such subsection,  notify each party  against whom  indemnification  is to be sought in writing of the  commencement  thereof  (but the  failure so to notify an  indemnifying  party shall not relieve such  indemnified  party from any liability  which it may have under this Section 13 except to the extent that it has been prejudiced in any material  respect by such failure or from any  liability  which it may have  otherwise).  In case  any  such  action  is  brought against any indemnified  party,  and it notifies an indemnifying  party of the  commencement thereof,  the indemnifying party will be entitled to participate  therein and, to the extent it may elect by written  notice  delivered to the  indemnified  party  promptly (but, in any event,  within 30 days) after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel  reasonably  satisfactory to such indemnified party.
Notwithstanding  the  foregoing,  the  indemnified  party or parties shall have the right to employ its or their own counsel in any such case,  but the fees and expenses of such counsel shall be at the expense of such  indemnified  party or parties  unless (i) the employment of such counsel  shall have been  authorized in writing by one of the  indemnifying  parties in connection  with the defense of such action,  (ii) the  indemnifying  parties shall not have employed  counsel to have  charge of the  defense of such action  within a  reasonable  time after  notice of  commencement  of the action,  or (iii) such  indemnified  party or parties shall have  reasonably  concluded  that there is a conflict  of interest  between  itself or themselves  and the  indemnifying  party in the  conduct of the defense of any claim or that the interests of the indemnified  party or parties are not  substantially  co-extensive with those of the indemnifying  party (in which case the indemnifying  parties shall not have the right to direct the defense of such action on behalf of the  indemnified  party or parties), in any of which events such fees and  expenses  shall be borne by the  indemnifying  parties
(provided,  however,  that the  indemnifying  party  shall be  liable  only for the fees and expenses  of one  counsel in addition  to one local  counsel in the  jurisdiction  involved.
Anything in this subsection to the contrary  notwithstanding,  an  indemnifying  party shall not be liable  for any  settlement  or any  claim or action  effected  without  its  written consent; provided, however, that such consent was not unreasonably withheld.

            (d)   If the  indemnification  provided  for in  paragraphs  (a) and (b) of this
Section 13 shall for any reason be  unavailable  to an  indemnified  party in respect of any loss,  claim,  damage or liability,  or any action in respect  thereof,  referred to in this
Section 13, then the  indemnifying  party shall,  in lieu of  indemnifying  the  indemnified party,  contribute  to the amount paid or payable by such  indemnified  party as a result of such loss, claim,  damage or liability,  or action in respect thereof, in such proportion as shall be appropriate to reflect the relative  benefits  received by the Mortgage Loan Seller on the one hand and the Purchaser on the other from the purchase and sale of the  Subsequent
Mortgage Loans,  the offering of the Certificates  and the other  transactions  contemplated hereunder.  No person found liable for a fraudulent  misrepresentation  shall be entitled to
contribution   from  any  person  who  is  not  also  found   liable  for  such   fraudulent
misrepresentation.

            (e)   The parties  hereto  agree that  reliance by an  indemnified  party on any
publicly   available   information  or  any  information  or  directions   furnished  by  an
indemnifying party shall not constitute negligence,  bad faith or willful misconduct by such indemnified party.

      SECTION 14. Notices.All  demands,  notices and  communications  hereunder  shall be in writing but may be delivered by facsimile  transmission  subsequently  confirmed in writing.
Notices  to the  Mortgage  Loan  Seller  shall  be  directed  to EMC  Mortgage  Corporation,
MacArthur  Ridge II, 909 Hidden Ridge Drive,  Suite 100,  Irving,  Texas,  75038  (Telecopy:
(972-444-2880)),  and  notices to the  Purchaser  shall be directed  to Bear  Stearns  Asset
Backed  Securities  I  LLC,  383  Madison  Avenue,  New  York,  New  York  10179  (Telecopy:
(212-272-7206)),  Attention: Baron Silverstein;  or to any other address as may hereafter be furnished  by one  party to the  other  party by like  notice.  Any such  demand,  notice or communication  hereunder  shall be deemed to have been  received on the date received at the premises of the addressee  (as  evidenced,  in the case of registered or certified  mail, by the date noted on the return receipt)  provided that it is received on a Business Day during normal business hours and, if received after normal business hours,  then it shall be deemed to be received on the next Business Day.

      SECTION 15. Transfer of Subsequent  Mortgage  Loans.  The Purchaser  retains the right to assign the Subsequent  Mortgage Loans and any or all of its interest under this Agreement to the Trustee without the consent of the Mortgage Loan Seller,  and, upon such  assignment, the  Trustee  shall  succeed to the  applicable  rights  and  obligations  of the  Purchaser hereunder;  provided, however, the Purchaser shall remain entitled to the benefits set forth in  Sections  11, 13 and 17 hereto and as  provided  in Section  2(a).  Notwithstanding  the foregoing,  the sole and exclusive  right and remedy of the Trustee with respect to a breach of  representation  or warranty of the Mortgage  Loan Seller shall be the cure,  purchase or substitution obligations of the Mortgage Loan Seller contained in Sections 5 and 7 hereof.

      SECTION 16. Termination.  This  Agreement may be terminated  (a) by the mutual consent of the parties  hereto prior to the Subsequent  Transfer Date, (b) by the Purchaser,  if the
conditions to the  Purchaser's  obligation to close set forth under Section 10(a) hereof are not fulfilled as and when  required to be fulfilled or (c) by the Mortgage  Loan Seller,  if the  conditions to the Mortgage  Loan  Seller's  obligation to close set forth under Section
10(b)  hereof  are not  fulfilled  as and when  required  to be  fulfilled.  In the event of termination  pursuant to clause (b), the Mortgage Loan Seller shall pay, and in the event of termination  pursuant to clause (c), the Purchaser  shall pay, all reasonable  out-of-pocket expenses  incurred by the other in connection  with the  transactions  contemplated  by this
Agreement.  In the event of a  termination  pursuant  to clause  (a),  each  party  shall be responsible for its own expenses.

      SECTION 17. Representations,  Warranties  and  Agreements  to  Survive  Delivery.  All
representations,  warranties and  agreements  contained in this  Agreement,  or contained in certificates  of officers of the  Mortgage  Loan Seller  submitted  pursuant  hereto,  shall remain  operative and in full force and effect and shall survive  delivery of the Subsequent
Mortgage  Loans to the Purchaser  (and by the  Purchaser to the Trustee).  Subsequent to the
delivery of the  Subsequent  Mortgage  Loans to the  Purchaser,  the Mortgage  Loan Seller's
representations  and warranties  contained  herein with respect to the  Subsequent  Mortgage
Loans shall be deemed to relate to the Subsequent  Mortgage Loans actually  delivered to the
Purchaser and included in the Final  Subsequent  Mortgage  Loan Schedule and any  Substitute
Mortgage  Loan,  and not to those  Subsequent  Mortgage  Loans deleted from the  Preliminary
Subsequent  Mortgage Loan Schedule  pursuant to Section 3 hereof prior to the closing of the transactions contemplated hereby or any Deleted Subsequent Mortgage Loan.

      SECTION 18. Severability.  If any provision of this  Agreement  shall be prohibited or invalid under  applicable  law, this  Agreement  shall be  ineffective  only to such extent, without invalidating the remainder of this Agreement.

      SECTION 19. Counterparts.  This  Agreement  may be executed in  counterparts,  each of which will be an original, but which together shall constitute one and the same agreement.

      SECTION 20. Amendment.  This  Agreement  cannot be amended or  modified  in any manner without the prior written consent of each party.

      SECTION  21.  Governing  Law.  THIS  AGREEMENT  SHALL BE  DEEMED TO HAVE BEEN MADE AND
PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED  IN ACCORDANCE  WITH THE LAWS OF
SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

      SECTION 22. Further  Assurances.  Each of the  parties  agrees to execute  and deliver such  instruments and take such actions as another party may, from time to time,  reasonably request in order to  effectuate  the purpose  and to carry out the terms of this  Agreement, including any amendments hereto which may be required by either Rating Agency.

      SECTION 23. Successors and Assigns.

            This Agreement  shall bind and inure to the benefit of and be enforceable by the
Seller and the  Purchaser  and their  permitted  successors  and assigns  and, to the extent specified in Section 13 hereof, Bear Stearns, and their directors,  officers and controlling persons  (within  the  meaning  of  federal  securities  laws).  The  Mortgage  Loan  Seller acknowledges  and agrees  that the  Purchaser  may assign  its rights  under this  Agreement
(including,  without limitation,  with respect to the Mortgage Loan Seller's representations and warranties  respecting the Subsequent  Mortgage  Loans) to the Trustee.  Any person into which the Mortgage Loan Seller may be merged or consolidated  (or any person  resulting from any merger or consolidation  involving the Mortgage Loan Seller),  any person resulting from a change in form of the  Mortgage  Loan Seller or any person  succeeding  to the business of the Mortgage Loan Seller,  shall be considered  the  "successor" of the Mortgage Loan Seller hereunder  and shall be  considered  a party hereto  without the  execution or filing of any paper or any further act or consent on the part of any party  hereto.  Except as provided in the two preceding  sentences and in Section 15 hereto,  this  Agreement  cannot be assigned, pledged or  hypothecated  by either  party hereto  without the written  consent of the other parties to this Agreement and any such  assignment or purported  assignment  shall be deemed null and void.

      SECTION 24. The Mortgage Loan Seller and the  Purchaser.  The Mortgage Loan Seller and
the  Purchaser  will keep in full  effect  all  rights as are  necessary  to  perform  their respective obligations under this Agreement.

      SECTION 25. Entire  Agreement.  This  Agreement  contains  the  entire  agreement  and understanding  between the parties with respect to the subject matter hereof, and supersedes all  prior and  contemporaneous  agreements,  understandings,  inducements  and  conditions, express or implied,  oral or written,  of any nature  whatsoever with respect to the subject matter hereof.

      SECTION 26. No Partnership.  Nothing herein  contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

                        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS  WHEREOF,  the parties  hereto  have caused  their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    EMC MORTGAGE CORPORATION

                                    By:   ______________________________
                                          Name:
                                          Title:

                                    BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                    By:   ______________________________
                                          Name:
                                          Title:

                                         EXHIBIT 1

                           CONTENTS OF MORTGAGE FILE

      With  respect to each  Mortgage  Loan,  the  Mortgage  File shall  include each of the following  items,  which shall be available for inspection by the Purchaser or its designee, and which shall be delivered to the  Purchaser or its designee  pursuant to the terms of the
Agreement:

            (i)   The original Mortgage Note,  endorsed without recourse to the order of the
      Trustee and showing an unbroken chain of endorsements  from the original payee thereof to the Person endorsing it to the Trustee, or lost note affidavit;

            (ii)  The original  Mortgage  and, if the related  Mortgage  Loan is a MOM Loan, noting the presence of the MIN and language  indicating  that such  Mortgage Loan is a
      MOM Loan,  which shall have been  recorded  (or if the  original is not  available,  a copy), with evidence of such recording  indicated thereon (or if the original Security
      Instrument,  assignments to the Trustee or intervening  assignments thereof which have been delivered,  are being  delivered or will,  upon receipt of recording  information relating to the Security  Instrument  required to be included thereon, be delivered to recording  offices  for  recording  and have not been  returned to the  Mortgage  Loan
      Seller in time to permit  their  recording  as  specified  in  Section  2.01(b) of the
      Pooling and Servicing Agreement, shall be in recordable form);

            (iii)  Unless  the  Mortgage  Loan  is a MOM  Loan,  a  certified  copy  of  the assignment  (which  may be in the form of a blanket  assignment  if  permitted  in the jurisdiction  in which the  Mortgaged  Property is located) to  "JPMorgan  Chase Bank,
      National  Association,  as Trustee",  with evidence of recording  with respect to each
      Mortgage  Loan  in the  name  of the  Trustee  thereon  (or if the  original  Security
      Instrument,  assignments to the Trustee or intervening  assignments thereof which have been delivered,  are being  delivered or will,  upon receipt of recording  information relating to the Security  Instrument  required to be included thereon, be delivered to recording  offices  for  recording  and have not been  returned to the  Mortgage  Loan
      Seller in time to permit  their  delivery  as  specified  in  Section  2.01(b)  of the
      Pooling and  Servicing  Agreement,  the  Mortgage  Loan Seller may deliver a true copy thereof with a  certification  by the Mortgage Loan Seller,  on the face of such copy, substantially  as follows:  "Certified  to be a true and correct copy of the original, which has been transmitted for recording");

            (iv)  All intervening assignments of the Security Instrument,  if applicable and only to the extent  available to the Mortgage  Loan Seller with  evidence of recording thereon;

            (v)   The original or a copy of the policy or  certificate  of primary  mortgage guaranty insurance, to the extent available, if any;

            (vi)  The original  policy of title  insurance  or  mortgagee's  certificate  of title insurance or commitment or binder for title insurance; and

            (vii) The originals of all modification agreements, if applicable and available.

            EXHIBIT 2

                      MORTGAGE LOAN SCHEDULE INFORMATION

      The  Preliminary  and Final  Mortgage  Loan  Schedules  shall set forth the  following information with respect to each Mortgage Loan:

(a)         the loan sequence number;
(b)   the Mortgagor's name;
(c)   the city, state and zip code of the Mortgaged Property;
(d)   the property type;
(e)   current gross coupon;
(f)   the Mortgage Interest Rate;
(g)   the Servicing Fee Rate;
(h)   the Master Servicing Fee Rate, if applicable;
(i)   the LPMI Fee, if applicable;
(j)   the Trustee Fee Rate, if applicable;
(k)   the Net Rate;
(l)   the original term;
(m)   the maturity date;
(n)   the stated original term to maturity;
(o)   the stated remaining term to maturity;
(p)   the original Principal Balance;
(q)   the first payment date;
(r)   the principal and interest payment in effect as of the Cut-off Date;
(s)   the unpaid Principal Balance as of the Cut-off Date;
(t)   the Loan-to-Value Ratio at origination;
(u)   the paid-through date;
(v)   the insurer of any Primary Mortgage Insurance Policy;
(w)   the MIN with respect to each MOM Loan;
(x)   the Gross Margin, if applicable;
(y)   the next Adjustment Date, if applicable;
(z)   the Maximum Lifetime Mortgage Rate, if applicable;
(aa)  the Minimum Lifetime Mortgage Rate, if applicable;
(bb)  the Periodic Rate Cap, if applicable;
(cc)  the Loan Group, if applicable;
(dd)  the number of days delinquent, if any;
(ee)  a code indicating whether the Mortgage Loan is negatively amortizing; and
(ff)  which Mortgage Loans adjust after an initial fixed-rate period of one, two, three, five, seven or ten years or any other period; and.
(gg)  the Prepayment Charge, if any.

Such  schedule  also  shall set forth for all of the  Mortgage  Loans,  the total  number of
Mortgage  Loans,  the total of each of the amounts  described  under (r) and (u) above,  the weighted average by principal  balance as of the Cut-off Date of each of the rates described under (h) through (m) above, and the weighted  average  remaining term to maturity by unpaid principal balance as of the Cut-off Date.

                                         EXHIBIT 3

                      MORTGAGE LOAN SELLER'S INFORMATION

      All information in the Prospectus  Supplement  described under the following Sections:
"SUMMARY OF TERMS -- The Mortgage  Pool,"  "DESCRIPTION OF THE MORTGAGE LOANS" and "SCHEDULE
A -- CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS."

                                         EXHIBIT 4

                            PURCHASER'S INFORMATION

      All information in the Prospectus  Supplement and the Prospectus,  except the Mortgage
Loan Seller's Information.

                                         EXHIBIT 5

                            SCHEDULE OF LOST NOTES

                            Available Upon Request

                                         EXHIBIT 6

            Standard & Poor's LEVELS® Glossary, Version 5.6b Revised, Appendix E

                                                        REVISED August 1, 2005

APPENDIX E - Standard & Poor's Anti-Predatory Lending Categorization

            Standard & Poor's has categorized loans governed by anti-predatory  lending laws in the Jurisdictions  listed below into three categories based upon a combination of factors that include (a) the risk exposure  associated with the assignee liability and (b) the tests and thresholds set forth in those laws.  Note that certain loans  classified by the relevant statute as Covered are  included in Standard & Poor's High Cost Loan  Category  because they included thresholds and tests that are typical of what is generally  considered High Cost by the industry.

Standard & Poor's High Cost Loan Categorization

--------------------------------------------------------------------------------
                       ---------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Arkansas               Arkansas Home Loan Protection      High Cost Home Loan
                       Act, Ark. Code Ann. §§ 23-53-101
                       et seq.

                       Effective July 16, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Cleveland Heights, OH  Ordinance No. 72-2003 (PSH), Mun.  Covered Loan
                       Code §§ 757.01 et seq.

                       Effective June 2, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Colorado               Consumer Equity Protection, Colo.  Covered Loan
                       Stat. Ann. §§ 5-3.5-101 et seq.

                       Effective for covered loans
                       offered or entered into on or
                       after January 1, 2003. Other
                       provisions of the Act took effect
                       on June 7, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Connecticut            Connecticut Abusive Home Loan      High Cost Home Loan
                       Lending Practices Act, Conn. Gen.
                       Stat. §§ 36a-746 et seq.

                       Effective October 1, 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
District of Columbia   Home Loan Protection Act, D.C.     Covered Loan
                       Code §§ 26-1151.01 et seq.

                       Effective for loans closed on or
                       after January 28, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Florida                Fair Lending Act, Fla. Stat. Ann.  High Cost Home Loan
                       §§ 494.0078 et seq.

                       Effective October 2, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      High Cost Home Loan
- Mar. 6, 2003)        Code Ann. §§ 7-6A-1 et seq.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia as amended     Georgia Fair Lending Act, Ga.      High Cost Home Loan
(Mar. 7, 2003 -        Code Ann. §§ 7-6A-1 et seq.
current)
                       Effective for loans closed on or
                       after March 7, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
HOEPA Section 32       Home Ownership and Equity          High Cost Loan
                       Protection Act of 1994, 15 U.S.C.
                       § 1639, 12 C.F.R. §§ 226.32 and
                       226.34

                       Effective October 1, 1995,
                       amendments October 1, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Illinois               High Risk Home Loan Act, Ill.      High Risk Home Loan
                       Comp. Stat. tit. 815, §§ 137/5 et
                       seq.

                       Effective January 1, 2004 (prior
                       to this date, regulations under
                       Residential Mortgage License Act
                       effective from May 14, 2001)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Kansas                 Consumer Credit Code, Kan. Stat.   High Loan to Value
                       Ann. §§ 16a-1-101 et seq.          Consumer Loan (id. §
                                                          16a-3-207) and;
                       Sections 16a-1-301 and 16a-3-207
                       became effective April 14, 1999;
                       Section 16a-3-308a became
                       effective July 1, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          High APR Consumer
                                                          Loan (id. §
                                                          16a-3-308a)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Kentucky               2003 KY H.B. 287 - High Cost Home  High Cost Home Loan
                       Loan Act, Ky. Rev. Stat. §§
                       360.100 et seq.

                       Effective June 24, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Maine                  Truth in Lending, Me. Rev. Stat.   High Rate High Fee
                       tit. 9-A, §§ 8-101 et seq.         Mortgage

                       Effective September 29, 1995 and
                       as amended from time to time
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Massachusetts          Part 40 and Part 32, 209 C.M.R.    High Cost Home Loan
                       §§ 32.00 et seq. and 209 C.M.R.
                       §§ 40.01 et seq.

                       Effective March 22, 2001 and
                       amended from time to time
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Nevada                 Assembly Bill No. 284, Nev. Rev.   Home Loan
                       Stat. §§ 598D.010 et seq.

                       Effective October 1, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          High Cost Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. §§ 46:10B-22 et seq.

                       Effective for loans closed on or
                       after November 27, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Mexico             Home Loan Protection Act, N.M.     High Cost Home Loan
                       Rev. Stat. §§ 58-21A-1 et seq.

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New York               N.Y. Banking Law Article 6-l       High Cost Home Loan

                       Effective for applications made
                       on or after April 1, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
North Carolina         Restrictions and Limitations on    High Cost Home Loan
                       High Cost Home Loans, N.C. Gen.
                       Stat. §§ 24-1.1E et seq.

                       Effective July 1, 2000; amended
                       October 1, 2003 (adding open-end
                       lines of credit)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Ohio                   H.B. 386 (codified in various      Covered Loan
                       sections of the Ohio Code), Ohio
                       Rev. Code Ann. §§ 1349.25 et seq.

                       Effective May 24, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Oklahoma               Consumer Credit Code (codified in  Subsection 10
                       various sections of Title 14A)     Mortgage

                       Effective July 1, 2000; amended
                       effective January 1, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
South Carolina         South Carolina High Cost and       High Cost Home Loan
                       Consumer Home Loans Act, S.C.
                       Code
                       Ann. §§ 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
West Virginia          West Virginia Residential          West Virginia
                       Mortgage Lender, Broker and        Mortgage Loan Act
                       Servicer Act, W. Va. Code Ann. §§  Loan
                       31-17-1 et seq.
                       Effective June 5, 2002
--------------------------------------------------------------------------------

Standard & Poor's Covered Loan Categorization
--------------------------------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      Covered Loan
- Mar. 6, 2003)        Code Ann. §§ 7-6A-1 et seq.

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership          Covered Home Loan
                       Security Act of 2002, N.J. Rev.
                       Stat. §§ 46:10B-22 et seq.

                       Effective November 27, 2003 -
                       July 5, 2004
--------------------------------------------------------------------------------

Standard & Poor's Home Loan Categorization

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  State/Jurisdiction    Name of Anti-Predatory Lending       Category under
                                                               Applicable
                                                             Anti-Predatory
                               Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga.      Home Loan
- Mar. 6, 2003)        Code Ann. §§ 7-6A-1 et seq.

                       Effective October 1, 2002 - March
                       6, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Jersey             New Jersey Home Ownership Security Home Loan
                       Act of 2002, N.J. Rev. Stat. §§
                       46:10B-22 et seq.

                       Effective for loans closed on or
                       after November 27, 2003
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
New Mexico             Home Loan Protection Act, N.M.     Home Loan
                       Rev. Stat. §§ 58-21A-1 et seq.

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
North Carolina         Restrictions and Limitations on    Consumer Home Loan
                       High Cost Home Loans, N.C. Gen.
                       Stat. §§ 24-1.1E et seq.

                       Effective July 1, 2000; amended
                       October 1, 2003 (adding open-end
                       lines of credit)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
South Carolina         South Carolina High Cost and       Consumer Home Loan
                       Consumer Home Loans Act, S.C.
                       Code Ann. §§ 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004
--------------------------------------------------------------------------------

                                         SCHEDULE A

                REQUIRED RATINGS FOR EACH CLASS OF CERTIFICATES

                                        Certificates

                        Offered               S&P    Moody's
                        Certificates
                        Class I-1A-1          AAA      Aaa
                        Class I-1A-2          AAA      Aaa
                        Class II-1A-1         AAA      Aaa
                        Class II-1X-1         AAA      Aaa
                        Class II-1A-2         AAA      Aaa
                        Class II-1A-3         AAA      Aa1
                        Class II-1X-2         AAA      Aaa
                        Class II-2A-1         AAA      Aaa
                        Class II-2A-2         AAA      Aa1
                        Class II-2X-1         AAA      Aaa
                        Class II-3A-1         AAA      Aaa
                        Class II-3A-2         AAA      Aa1
                        Class II-3X-1         AAA      Aaa
                        Class I-M-1           AA       Aa2
                        Class I-M-2            A        A2
                        Class I-B-1           BBB      Baa2
                        Class I-B-2           BBB-     Baa3
                        Class II-B-1          AA       Aa2
                        Class II-X-B1         AA       Aa2
                        Class II-B-2           A        A2
                        Class II-X-B2          A        A2
                        Class II-B-3          BBB      Baa2
                        Class II-X-B3         BBB      Baa2

--------------------------------------------------------------------------------------------
The Class R, Class R-X, Class B-IO,  Class I-XP and Class II-XP  Certificates  have not been rated.

None of the above  ratings  has been  lowered,  qualified  or  withdrawn  since the dates of issuance of such ratings by the Rating Agencies.

                                         SCHEDULE B

                                   MORTGAGE LOAN SCHEDULE

                                  (Provided upon request)

                                                                  EXHIBIT L

                                          FORM OF

                               SUBSEQUENT TRANSFER INSTRUMENT

            Pursuant  to this  Subsequent  Transfer  Instrument,  dated  [____],  2006 (this
"Instrument"),  between  Bear  Stearns  Asset  Backed  Securities  I  LLC,  as  seller  (the
"Seller"),  and JPMorgan Chase Bank,  National  Association,  as trustee of the Bear Stearns
ALT-A  Trust,  Mortgage  Pass-Through   Certificates,   Series  2006-1,  as  purchaser  (the
"Trustee"),  and  pursuant to the Pooling and  Servicing  Agreement,  dated as of January 1,
2006 (the "Pooling and Servicing  Agreement"),  among the Seller, as the seller, Wells Fargo
Bank, National Association,  as master servicer and securities  administrator,  EMC Mortgage
Corporation  and the Trustee,  as trustee,  the Seller and the Trustee  agree to the sale by the  Seller  and the  purchase  by the  Trustee  in trust,  on behalf of the  Trust,  of the
Subsequent  Mortgage  Loans  listed on the  Schedule  of  Mortgage  Loans  attached  to this
Instrument as Exhibit 1 hereto (the "Subsequent Mortgage Loans").

            Capitalized  terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

      Section 1.  Conveyance of Subsequent Mortgage Loans.

            (a)   The Seller does hereby sell, transfer,  assign, set over and convey to the
Trustee in trust,  on behalf of the Trust,  without  recourse,  all of its right,  title and interest in and to the Subsequent  Mortgage Loans, and including all amounts due or accruing on the Subsequent  Mortgage Loans on and after the related  Subsequent Cut-off Date, and all items with respect to the  Subsequent  Mortgage  Loans to be  delivered  pursuant to Section
2.07 of the Pooling and Servicing  Agreement;  provided,  however,  that the Seller reserves and retains all right,  title and interest in and to amounts due on the Subsequent  Mortgage
Loans prior to the related Subsequent Cut-off Date. The Seller,  contemporaneously  with the delivery of this  Agreement,  has  delivered  or caused to be  delivered to the Trustee each item with respect to the Subsequent  Mortgage Loans set forth in Section 2.01 of the Pooling and Servicing  Agreement and the other items in the related  Mortgage Files. The transfer to the Trustee by the Seller of the Subsequent  Mortgage Loans  identified on the Mortgage Loan
Schedule  shall be absolute  and is intended by the Seller,  the Mortgage  Loan Seller,  the
Master Servicer,  the Securities  Administrator,  the Trustee and the  Certificateholders to
constitute  and to be treated as a sale of the  Subsequent  Mortgage  Loans by the Seller to the Trust Fund.

            (b)   The Seller,  concurrently  with the  execution and delivery  hereof,  does hereby transfer,  assign,  set over and otherwise convey to the Trustee without recourse for the benefit of the  Certificateholders  all the right,  title and interest of the Seller in, to and under the  Subsequent  Mortgage  Loan  Purchase  Agreement,  dated as of [_____] [_],
2006,  between EMC  Mortgage  Corporation,  as seller,  and the Seller,  as  purchaser  (the
"Purchase Agreement").

      Section 2.  Representations and Warranties; Conditions Precedent.

            (c)   The Seller hereby  confirms that each of the conditions  precedent and the representations  and  warranties  set forth in Section  2.07 of the  Pooling  and  Servicing
Agreement are satisfied as of the date hereof.

            (d)   All terms and  conditions  of the  Pooling  and  Servicing  Agreement  are hereby ratified and confirmed;  provided,  however,  that in the event of any conflict,  the provisions of this Instrument  shall control over the conflicting  provisions of the Pooling and Servicing Agreement.

      Section 3.  Recordation of Instrument.

            To the extent  permitted by  applicable  law, this  Instrument,  or a memorandum thereof if permitted  under  applicable  law, is subject to recordation  in all  appropriate public  offices  for real  property  records  in all of the  counties  or  other  comparable jurisdictions  in which any or all of the properties  subject to the Mortgages are situated, and in any other  appropriate  public recording office or elsewhere,  such recordation to be effected  by the Master  Servicer at the  Certificateholders'  expense on  direction  of the related  Certificateholders,  but only when  accompanied  by an  Opinion  of  Counsel to the effect that such  recordation  materially  and  beneficially  affects the  interests  of the
Certificateholders  or is necessary for the  administration  or servicing of the  Subsequent
Mortgage Loans.

      Section 4.  Governing Law.

            This  Instrument  shall be construed in accordance with the laws of the State of
New  York and the  obligations,  rights  and  remedies  of the  parties  hereunder  shall be determined in accordance  with such laws,  without  giving effect to principles of conflicts of law.

      Section 5.  Counterparts.

            This  Instrument  may  be  executed  in  one  or  more  counterparts  and by the different parties hereto on separate  counterparts,  each of which, when so executed,  shall be deemed to be an original; such counterparts,  together, shall constitute one and the same instrument.

      Section 6.  Successors and Assigns.

            This  Instrument  shall inure to the  benefit of and be binding  upon the Seller and the Trustee and their respective successors and assigns.

            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the date first above written.

                                    BEAR STEARNS ASSET BACKED SECURITIES I LLC., as Seller

                                    By:_________________________________________
                                         Name:
                                         Title:

                                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

                                    By:_________________________________________
                                         Name:
                                         Title:

                                                                   EXHIBIT M

               SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

Definitions
Master Servicer - aggregator of pool assets
Custodian - safe keeper of pool assets
Trustee - fiduciary of the transaction, paying agent

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Key:  X - obligation

----------------------------------------------------------------------------------
   Reg AB                                     Master
  Reference        Servicing Criteria        Servicer     Trustee     Custodian
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              General Servicing
              Considerations
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(1)(i) Policies and procedures are        X           X
              instituted to monitor any
              performance or other
              triggers and events of
              default in accordance with
              the transaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(1)(ii)If any material servicing          X
              activities are outsourced to
              third parties, policies and
              procedures are instituted to
              monitor the third party's
              performance and compliance
              with such servicing
              activities.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(1)(iv)A fidelity bond and errors         X
              and omissions policy is in
              effect on the party
              participating in the
              servicing function
              throughout the reporting
              period in the amount of
              coverage required by and
              otherwise in accordance with
              the terms of the transaction
              agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Cash Collection and
              Administration
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(2)(i) Payments on pool assets are        X           X
              deposited into the
              appropriate custodial bank
              accounts and related bank
              clearing accounts no more
              than two business days
              following receipt and
              identification, or such
              other number of days
              specified in the transaction
              agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Disbursements made via wire        X           X
              transfer on behalf of an
              obligor or to an investor
              are made only by authorized
1122(d)(2)(ii)personnel.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Advances of funds or               X           X
              guarantees regarding
              collections, cash flows or
              distributions, and any
              interest or other fees
              charged for such advances,
              are made, reviewed and
              approved as specified in the
1122(d)(2)(iiitransaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              The related accounts for the       X           X
              transaction, such as cash
              reserve accounts or accounts
              established as a form of
              over collateralization, are
              separately maintained (e.g.,
              with respect to commingling
              of cash) as set forth in the
1122(d)(2)(iv)transaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Each custodial account is          X           X
              maintained at a federally
              insured depository
              institution as set forth in
              the transaction agreements.
              For purposes of this
              criterion, "federally
              insured depository
              institution" with respect to
              a foreign financial
              institution means a foreign
              financial institution that
              meets the requirements of
              Rule 13k-1(b)(1) of the
1122(d)(2)(v) Securities Exchange Act.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Unissued checks are                X
              safeguarded so as to prevent
1122(d)(2)(vi)unauthorized access.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(2)(viiReconciliations are prepared       X           X
              on a monthly basis for all
              asset-backed securities
              related bank accounts,
              including custodial accounts
              and related bank clearing
              accounts. These
              reconciliations are (A)
              mathematically accurate; (B)
              prepared within 30 calendar
              days after the bank
              statement cutoff date, or
              such other number of days
              specified in the transaction
              agreements; (C) reviewed and
              approved by someone other
              than the person who prepared
              the reconciliation; and (D)
              contain explanations for
              reconciling items. These
              reconciling items are
              resolved within 90 calendar
              days of their original
              identification, or such
              other number of days
              specified in the transaction
              agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Investor Remittances and
              Reporting
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(3)(i) Reports to investors,              X           X
              including those to be filed
              with the Commission, are
              maintained in accordance
              with the transaction
              agreements and applicable
              Commission requirements.
              Specifically, such reports
              (A) are prepared in
              accordance with timeframes
              and other terms set forth in
              the transaction agreements;
              (B) provide information
              calculated in accordance
              with the terms specified in
              the transaction agreements;
              (C) are filed with the
              Commission as required by
              its rules and regulations;
              and (D) agree with
              investors' or the trustee's
              records as to the total
              unpaid principal balance and
              number of Pool Assets
              serviced by the Servicer.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Amounts due to investors are       X           X
              allocated and remitted in
              accordance with timeframes,
              distribution priority and
              other terms set forth in the
1122(d)(3)(ii)transaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Disbursements made to an           X           X
              investor are posted within
              two business days to the
              Servicer's investor records,
              or such other number of days
              specified in the transaction
1122(d)(3)(iiiagreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Amounts remitted to                X           X
              investors per the investor
              reports agree with cancelled
              checks, or other form of
              payment, or custodial bank
1122(d)(3)(iv)statements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Pool Asset Administration
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(i) Collateral or security on          X
              pool assets is maintained as
              required by the transaction
              agreements or related pool
              asset documents.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(ii)Pool assets  and related           X                        X
              documents are safeguarded as
              required by the transaction
              agreements
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(iiiAny additions, removals or         X           X       X*
              substitutions to the asset
              pool are made, reviewed and
              approved in accordance with
              any conditions or
              requirements in the
              transaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(iv)Payments on pool assets,           X
              including any payoffs, made
              in accordance with the
              related pool asset documents
              are posted to the Servicer's
              obligor records maintained
              no more than two business
              days after receipt and
              identification, or such
              other number of days
              specified in the transaction
              agreements, and allocated to
              principal, interest or other
              items (e.g., escrow) in
              accordance with the related
              pool asset documents.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              The Servicer's records             X
              regarding the pool assets
              agree with the Servicer's
              records with respect to an
              obligor's unpaid principal
1122(d)(4)(v) balance.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Changes with respect to the        X
              terms or status of an
              obligor's pool assets (e.g.,
              loan modifications or
              re-agings) are made,
              reviewed and approved by
              authorized personnel in
              accordance with the
              transaction agreements and
              related pool asset
1122(d)(4)(vi)documents.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Loss mitigation or recovery        X
              actions (e.g., forbearance
              plans, modifications and
              deeds in lieu of
              foreclosure, foreclosures
              and repossessions, as
              applicable) are initiated,
              conducted and concluded in
              accordance with the
              timeframes or other
              requirements established by
1122(d)(4)(viithe transaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(viiRecords documenting                X
              collection efforts are
              maintained during the period
              a pool asset is delinquent
              in accordance with the
              transaction agreements. Such
              records are maintained on at
              least a monthly basis, or
              such other period specified
              in the transaction
              agreements, and describe the
              entity's activities in
              monitoring delinquent pool
              assets including, for
              example, phone calls,
              letters and payment
              rescheduling plans in cases
              where delinquency is deemed
              temporary (e.g., illness or
              unemployment).
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(ix)Adjustments to interest            X
              rates or rates of return for
              pool assets with variable
              rates are computed based on
              the related pool asset
              documents.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
1122(d)(4)(x) Regarding any funds held in        X
              trust for an obligor (such
              as escrow accounts): (A)
              such funds are analyzed, in
              accordance with the
              obligor's pool asset
              documents, on at least an
              annual basis, or such other
              period specified in the
              transaction agreements; (B)
              interest on such funds is
              paid, or credited, to
              obligors in accordance with
              applicable pool asset
              documents and state laws;
              and (C) such funds are
              returned to the obligor
              within 30 calendar days of
              full repayment of the
              related pool assets, or such
              other number of days
              specified in the transaction
              agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Payments made on behalf of         X
              an obligor (such as tax or
              insurance payments) are made
              on or before the related
              penalty or expiration dates,
              as indicated on the
              appropriate bills or notices
              for such payments, provided
              that such support has been
              received by the servicer at
              least 30 calendar days prior
              to these dates, or such
              other number of days
              specified in the transaction
1122(d)(4)(xi)agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Any late payment penalties         X
              in connection with any
              payment to be made on behalf
              of an obligor are paid from
              the Servicer's funds and not
              charged to the obligor,
              unless the late payment was
              due to the obligor's error
1122(d)(4)(xiior omission.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Disbursements made on behalf       X
              of an obligor are posted
              within two business days to
              the obligor's records
              maintained by the servicer,
              or such other number of days
              specified in the transaction
1122(d)(4)(xiiagreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Delinquencies, charge-offs         X           X
              and uncollectible accounts
              are recognized and recorded
              in accordance with the
1122(d)(4)(xivtransaction agreements.
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
              Any external enhancement or                    X
              other support, identified in
              Item 1114(a)(1) through (3)
              or Item 1115 of Regulation
              AB, is maintained as set
              forth in the transaction
1122(d)(4)(xv)agreements.
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

                                                                  EXHIBIT N

                               FORM OF BACK-UP CERTIFICATION

      Re:   The [ ] agreement dated as of [     l,   200[   ]   (the   "Agreement"),   among
            [IDENTIFY PARTIES]

      I,  ____________________________,  the  _______________________  of [NAME OF  COMPANY]
(the "Company"),  certify to [the Purchaser],  [the  Depositor],  and the [Master  Servicer]
[Securities  Administrator]  [Trustee],  and their  officers,  with the knowledge and intent that they will rely upon this certification, that:

1.    I have  reviewed  the  servicer  compliance  statement  of  the  Company  provided  in accordance with Item 1123 of Regulation AB (the  "Compliance  Statement"),  the report on  assessment of the Company's  compliance  with the servicing  criteria set forth in
      Item 1122(d) of Regulation AB (the "Servicing Criteria"),  provided in accordance with
      Rules  13a-18  and 15d-18  under  Securities  Exchange  Act of 1934,  as amended  (the
      "Exchange  Act") and Item 1122 of  Regulation  AB (the  "Servicing  Assessment"),  the
      registered  public accounting  firm's  attestation  report provided in accordance with
      Rules 13a-18 and 15d-18 under the Exchange Act and Section  1122(b) of  Regulation  AB
      (the "Attestation  Report"),  and all servicing  reports,  officer's  certificates and other  information  relating to the  servicing  of the  Mortgage  Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor]  [Master Servicer]
      [Securities  Administrator]  [Trustee]  pursuant to the Agreement  (collectively,  the
      "Company Servicing Information");
2.    Based on my knowledge,  the Company Servicing Information,  taken as a whole, does not contain  any  untrue  statement  of a material  fact or omit to state a material  fact necessary to make the statements made, in the light of the  circumstances  under which such  statements  were made, not misleading with respect to the period of time covered by the Company Servicing Information;
3.    Based  on my  knowledge,  all of the  Company  Servicing  Information  required  to be provided by the  Company  under the  Agreement  has been  provided to the  [Depositor]
      [Master Servicer] [Securities Administrator] [Trustee];
4.    I am  responsible  for reviewing the  activities  performed by the Company as servicer under the Agreement,  and based on my knowledge and the compliance review conducted in preparing  the  Compliance  Statement  and  except  as  disclosed  in  the  Compliance
      Statement,  the  Servicing  Assessment  or the  Attestation  Report,  the  Company has
      fulfilled its obligations under the Agreement in all material respects; and
5.    The  Compliance  Statement  required to be delivered  by the Company  pursuant to this
      Agreement,  and  the  Servicing  Assessment  and  Attestation  Report  required  to be provided by the  Company  and by any  Subservicer  and  Subcontractor  pursuant to the
      Agreement,  have been  provided to the  [Depositor]  [Master  Servicer].  Any material instances  of  noncompliance  described  in such  reports  have been  disclosed to the
      [Depositor]  [Master  Servicer].  Any  material  instance  of  noncompliance  with the
      Servicing Criteria has been disclosed in such reports.

                                         Date:  _________________________

                                         By:   _______________________________
                                         Name:
                                         Title:

                                                                  EXHIBIT O

                         FORM OF TRUSTEE LIMITED POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that JPMorgan Chase Bank, National Association,  a New
      York banking  corporation,  having a place of business at 4 New York Plaza, 6th Floor,
      New  York,  N.Y.  10004,  as  Trustee  (and in no  personal  or  other  representative capacity) under the Pooling and Servicing  Agreement,  dated as of January 1, 2006, by and among Bear Stearns Asset Backed  Securities I LLC, the Trustee,  Wells Fargo Bank,
      National Association and EMC Mortgage Corporation (as amended, restated,  supplemented or  otherwise  modified  from time to time,  the  "Agreement";  capitalized  terms not defined  herein  have  the  definitions  assigned  to such  terms  in the  Agreement), relating to the Bear Stearns ALT-A Trust 2006-1,  Mortgage Pass-Through  Certificates,
      Series 2006-1,  hereby appoints  _______________,  in its capacity as a Servicer under the  Agreement,  as the Trustee's  true and lawful  Special  Attorney-in-Fact,  in the
      Trustee's  name,  place  and  stead  and for the  Trustee's  benefit,  but only in its capacity as Trustee  aforesaid,  to perform all acts and execute all  documents as may be  customary,  necessary and  appropriate  to  effectuate  the  following  enumerated transactions  in  respect  of any  mortgage,  deed of trust,  promissory  note or real estate owned from time to time owned  (beneficially  or in title,  whether the Trustee is named therein as mortgagee or  beneficiary  or has become  mortgagee or beneficiary by virtue of endorsement,  assignment or other conveyance) or held by or registered to the Trustee (directly or through  custodians or nominees),  or in respect of which the
      Trustee has a security  interest or other lien,  all as provided  under the applicable
      Agreement and only to the extent the respective  Trustee has an interest therein under the Agreement,  and in respect of which the Servicer is acting as servicer pursuant to the Agreement (the "Mortgage Documents").

This appointment shall apply to the following  enumerated  transactions  under the Agreement only:

1.    The  modification  or  re-recording  of any  Mortgage  Document  for  the  purpose  of correcting it to conform to the original  intent of the parties  thereto or to correct title errors  discovered  after  title  insurance  was  issued  and  where  such  modification  or re-recording does not adversely affect the lien under the Mortgage Document as insured.

2.    The  subordination of the lien under a Mortgage  Document to an easement in favor of a public  utility  company or a state or federal  agency or unit with powers of eminent domain including,  without  limitation,  the execution of partial  satisfactions/releases,  partial reconveyances and the execution of requests to trustees to accomplish same.

3.    The  conveyance of the  properties  subject to a Mortgage  Document to the  applicable mortgage insurer,  or the closing of the title to the property to be acquired as real estate so owned, or conveyance of title to real estate so owned.

4.    The completion of loan assumption and  modification  agreements in respect of Mortgage
Documents.

5.    The full or partial  satisfaction/release  of a Mortgage  Document or full  conveyance upon payment and  discharge  of all sums secured  thereby,  including,  without  limitation, cancellation of the related note.

6.    The  assignment of any Mortgage  Document,  in connection  with the  repurchase of the mortgage loan secured and evidenced thereby.

7.    The full  assignment  of a Mortgage  Document  upon payment and  discharge of all sums secured thereby in conjunction with the refinancing thereof, including,  without limitation, the assignment of the related note.

8.    With respect to a Mortgage Document, the foreclosure,  the taking of a deed in lieu of foreclosure,  or the  completion of judicial or  non-judicial  foreclosure  or  termination, cancellation or rescission of any such foreclosure,  including,  without limitation, any and all of the following acts:

a.    the  substitution  of  trustee(s)  serving under a deed of trust,  in accordance  with state law and the deed of trust;

      b.    the preparation and issuance of statements of breach or non-performance;

      c.    the preparation and filing of notices of default and/or notices of sale;

      d.    the cancellation/rescission of notices of default and/or notices of sale;

      e.    the taking of a deed in lieu of foreclosure; and

      f.    the  preparation  and execution of such other  documents and performance of such other  actions as may be necessary  under the terms of the Mortgage  Document or state  law to  expeditiously  complete  said  transactions  in  paragraphs  8(a)
            through 8(e), above.

9.    Demand,  sue for, recover,  collection and receive each and every sum of money,  debt, account and interest (which now is, or hereafter shall become due and payable)  belonging to or claimed by the Trustee under the Mortgage Documents,  and to use or take any lawful means for recovery thereof by legal process or otherwise.

10.   Endorse on behalf of the Trustee  all checks,  drafts  and/or  negotiable  instruments made payable to the Trustee in respect of the Mortgage Documents.

The Trustee  gives the Special  Attorney-in-Fact  full power and  authority  to execute such instruments  and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers  granted by this Limited  Power of Attorney,  subject to the terms and  conditions set forth in the Agreement  including the standard of care  applicable to  servicers  in the  Agreement,  and hereby  does  ratify and  confirm  what such  Special
Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

DOCSNY1:1185409.8                  O-3

IN WITNESS  WHEREOF,  the Trustee has caused its corporate name and seal to be hereto signed and  affixed and these  presents  to be  acknowledged  by its duly  elected  and  authorized officer this ___ day of ___ , 2006.

                                                                         JPMorgan      Chase
                                          Bank, National Association, as Trustee

                                          By:_________________________________
                                          Name:
                                          Title:

WITNESS:                                  WITNESS:

_______________________________                 _______________________________
Name:                                     Name:
Title:                                          Title:

STATE OF NEW YORK
                        SS
COUNTY OF NEW YORK

      On ______________,  2006, before me, the undersigned,  a Notary Public in and for said state,  personally  appeared  __________________,  personally  known to me to be the  person whose name is subscribed to the within instrument,  and such person  acknowledged to me that such person executed the within instrument in such person's  authorized  capacity,  and that by such  signature  on the within  instrument  the entity  upon  behalf of which such person acted executed the instrument.

      WITNESS my hand and official seal.

                                    ______________________________
                                    Notary Public

                                                                 EXHIBIT P

                                   FORM OF CAP CONTRACTS

                                                                 EXHIBIT Q

                             FORM 10-D, FORM 8-K AND FORM 10-K
                                  REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 3.18(a)(iv).  An asterisk indicates that the Responsible Party is responsible for aggregating the information it receives from other Responsible Parties.

Under Item 1 of Form 10-D: a) items marked "6.07 statement" are required to be included in the periodic Distribution Date statement under Section 6.07, provided by the Securities
Administrator based on information received from the Master Servicer; and b) items marked
"Form 10-D report" are required to be in the Form 10-D report but not the 6.07 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report and sent to the Securities Administrator and the Depositor.

---------------------------------------------------------------------------------------------------
                                       Master  Securities
Form    Item  Description    Servicers ServicerAdministratorCustodian Trustee Depositor   Sponsor
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
10-D    Must be filed within 15 days of the distribution
        date for the asset-backed securities.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        1     Distribution
              and Pool
              Performance
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1121(a)
              -
              Distribution
              and Pool
              Performance
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (1) Any                          X
              applicable
              record dates,                    (6.07
              accrual                          Statement)
              dates,
              determination
              dates for
              calculating
              distributions
              and actual
              distribution
              dates for the
              distribution
              period.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (2) Cash                         X
              flows
              received and                     (6.07
              the sources                      Statement)
              thereof for
              distributions,
              fees and
              expenses.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (3)                              X
              Calculated
              amounts and                      (6.07
              distribution                     Statement)
              of the flow
              of funds for
              the period
              itemized by
              type and
              priority of
              payment,
              including:
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                    (i)                        X
              Fees or
              expenses                         (6.07
              accrued and                      Statement)
              paid, with an
              identification
              of the
              general
              purpose of
              such fees and
              the party
              receiving
              such fees or
              expenses.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                    (ii)                       X
              Payments
              accrued or                       (6.07
              paid with                        Statement)
              respect to
              enhancement
              or other
              support
              identified in
              Item 1114 of
              Regulation AB
              (such as
              insurance
              premiums or
              other
              enhancement
              maintenance
              fees), with
              an
              identification
              of the
              general
              purpose of
              such payments
              and the party
              receiving
              such payments.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                    (iii)                      X
              Principal,
              interest and                     (6.07
              other                            Statement)
              distributions
              accrued and
              paid on the
              asset-backed
              securities by
              type and by
              class or
              series and
              any principal
              or interest
              shortfalls or
              carryovers.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                    (iv)                       X
              The amount of
              excess cash                      (6.07
              flow or                          Statement)
              excess spread
              and the
              disposition
              of excess
              cash flow.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (4) Beginning                    X
              and ending
              principal                        (6.07
              balances of                      Statement)
              the
              asset-backed
              securities.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (5) Interest                     X
              rates
              applicable to                    (6.07
              the pool                         Statement)
              assets and
              the
              asset-backed
              securities,
              as
              applicable.
              Consider
              providing
              interest rate
              information
              for pool
              assets in
              appropriate
              distributional
              groups or
              incremental
              ranges.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (6) Beginning                    X
              and ending
              balances of                      (6.07
              transaction                      Statement)
              accounts,
              such as
              reserve
              accounts, and
              material
              account
              activity
              during the
              period.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (7) Any                          X
              amounts drawn
              on any credit                    (6.07
              enhancement                      Statement)
              or other
              support
              identified in
              Item 1114 of
              Regulation
              AB, as
              applicable,
              and the
              amount of
              coverage
              remaining
              under any
              such
              enhancement,
              if known and
              applicable.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (8) Number                       X                              Updated
              and amount of                                                   pool
              pool assets                      (6.07                          composition
              at the                           Statement)                     information
              beginning and                    (Other than                    fields to
              ending of                        weighted                       be as
              each period,                     average                        specified
              and updated                      life)                          by
              pool                                                            Depositor
              composition                                                     from time
              information,                                                    to time
              such as
              weighted
              average
              coupon,
              weighted
              average life,
              weighted
              average
              remaining
              term, pool
              factors and
              prepayment
              amounts.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (9)            X         X       X
              Delinquency
              and loss                         (6.07
              information                      Statement)
              for the
              period.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              In addition,   X
              describe any
              material
              changes to
              the
              information
              specified in
              Item
              1100(b)(5) of
              Regulation AB
              regarding the
              pool assets.
              (methodology)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (10)           X         X       X
              Information
              on the                           (6.07
              amount, terms                    Statement)
              and general
              purpose of
              any advances
              made or
              reimbursed
              during the
              period,
              including the
              general use
              of funds
              advanced and
              the general
              source of
              funds for
              reimbursements.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (11) Any       X         X       X
              material
              modifications,                   (6.07
              extensions or                    Statement)
              waivers to
              pool asset
              terms, fees,
              penalties or
              payments
              during the
              distribution
              period or
              that have
              cumulatively
              become
              material over
              time.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (12) Material  X         X       X*                             X
              breaches of
              pool asset                       (if agreed
              representations                  upon by the
              or warranties                    parties)
              or
              transaction
              covenants.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (13)                             X
              Information
              on ratio,                        (6.07
              coverage or                      Statement)
              other tests
              used for
              determining
              any early
              amortization,
              liquidation
              or other
              performance
              trigger and
              whether the
              trigger was
              met.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              (14)                                                            X
              Information
              regarding any
              new issuance
              of
              asset-backed
              securities
              backed by the
              same asset
              pool,
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                             X         X       X                              X
                  [information
                  regarding]
                  any pool
                  asset
                  changes
                  (other
                  than in
                  connection
                  with a
                  pool
                  asset
                  converting
                  into cash
                  in
                  accordance
                  with its
                  terms),
                  such as
                  additions
                  or
                  removals
                  in
                  connection
                  with a
                  prefunding
                  or
                  revolving
                  period
                  and pool
                  asset
                  substitutions
                  and
                  repurchases
                  (and
                  purchase
                  rates, if
                  applicable),
                  and cash
                  flows
                  available
                  for
                  future
                  purchases,
                  such as
                  the
                  balances
                  of any
                  prefunding
                  or
                  revolving
                  accounts,
                  if
                  applicable.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                  Disclose                                                    X           X
                  any
                  material
                  changes
                  in the
                  solicitation,
                  credit-granting,
                  underwriting,
                  origination,
                  acquisition
                  or pool
                  selection
                  criteria
                  or
                  procedures,
                  as
                  applicable,
                  used to
                  originate,
                  acquire
                  or select
                  the new
                  pool
                  assets.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1121(b)                                                    X
              - Pre-Funding
              or Revolving
              Period
              Information

              Updated pool
              information
              as required
              under Item
              1121(b).
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        2     Legal
              Proceedings
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1117 -
              Legal
              proceedings
              pending
              against the
              following
              entities, or
              their
              respective
              property,
              that is
              material to
              Certificateholders,
              including
              proceedings
              known to be
              contemplated
              by
              governmental
              authorities:
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Sponsor                                                                     X
              (Seller)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Depositor                                                       X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Trustee                          X                      X

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Issuing entity                                                  X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Master         X         X
              Servicer,
              affiliated
              Servicer,
              other
              Servicer
              servicing 20%
              or more of
              pool assets
              at time of
              report, other
              material
              servicers
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Securities                       X
              Administrator
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Originator of                                                   X
              20% or more
              of pool
              assets as of
              the Cut-off
              Date
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Custodian                                     X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        3     Sales of
              Securities
              and Use of
              Proceeds
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Information                                                     X
              from Item
              2(a) of Part
              II of Form
              10-Q:

              With respect
              to any sale
              of securities
              by the
              sponsor,
              depositor or
              issuing
              entity, that
              are backed by
              the same
              asset pool or
              are otherwise
              issued by the
              issuing
              entity,
              whether or
              not
              registered,
              provide the
              sales and use
              of proceeds
              information
              in Item 701
              of Regulation
              S-K.  Pricing
              information
              can be
              omitted if
              securities
              were not
              registered.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        4     Defaults Upon
              Senior
              Securities
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Information                      X                      X
              from Item 3
              of Part II of
              Form 10-Q:

              Report the
              occurrence of
              any Event of
              Default
              (after
              expiration of
              any grace
              period and
              provision of
              any required
              notice)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        5     Submission of
              Matters to a
              Vote of
              Security
              Holders
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Information                      X                      X
              from Item 4
              of Part II of
              Form 10-Q
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        6     Significant
              Obligors of
              Pool Assets
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1112(b)                                                    X
              - Significant
              Obligor
              Financial
              Information*
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              *This
              information
              need only be
              reported on
              the Form 10-D
              for the
              distribution
              period in
              which updated
              information
              is required
              pursuant to
              the Item.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        7     Significant
              Enhancement
              Provider
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item
              1114(b)(2) -
              Credit
              Enhancement
              Provider
              Financial
              Information*
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Determining
                  applicable
                  disclosure
                  threshold
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Request
                  required
                  financial
                  information
                  or
                  effecting
                  incorporation
                  by
                  reference
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1115(b)
              - Derivative
              Counterparty
              Financial
              Information*
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                              X
                  Determining
                  current
                  maximum
                  probable
                  exposure
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Determining
                  current
                  significance
                  percentage
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Request
                  required
                  financial
                  information
                  or
                  effecting
                  incorporation
                  by
                  reference
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              *This
              information
              need only be
              reported on
              the Form 10-D
              for the
              distribution
              period in
              which updated
              information
              is required
              pursuant to
              the Items.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        8     Other
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclose any   The Responsible Party for the applicable Form 8-K item as indicated
              information    below.
              required to
              be reported
              on Form 8-K
              during the
              period
              covered by
              the Form 10-D
              but not
              reported
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        9     Exhibits
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Distribution                     X
              report
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Exhibits                                                        X
              required by
              Item 601 of
              Regulation
              S-K, such as
              material
              agreements
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
8-K     Must be filed within four business days of an
        event reportable on Form 8-K.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        1.01  Entry into a
              Material
              Definitive
              Agreement
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclosure is  X         X       X (if                  X (if   X (if       X (if
              required                         Master                 Master  Master      Master
              regarding                        Servicer is            ServicerServicer    Servicer
              entry into or                    not a party)           is not  is not a    is not
              amendment of                                            a       party)      a party)
              any                                                     party)
              definitive
              agreement
              that is
              material to
              the
              securitization,
              even if
              depositor is
              not a party.

              Examples:
              servicing
              agreement,
              custodial
              agreement.

              Note:
              disclosure
              not required
              as to
              definitive
              agreements
              that are
              fully
              disclosed in
              the prospectus
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        1.02  Termination    X         X       X (if                  X (if   X (if       X (if
              of a Material                    Master                 Master  Master      Master
              Definitive                       Servicer is            ServicerServicer    Servicer
              Agreement                        not a party)           is not  is not a    is not
                                                                      a       party)      a party)
                                                                      party)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclosure is
              required
              regarding
              termination
              of  any
              definitive
              agreement
              that is
              material to
              the
              securitization
              (other than
              expiration in
              accordance
              with its
              terms), even
              if depositor
              is not a
              party.

              Examples:
              servicing
              agreement,
              custodial
              agreement.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        1.03  Bankruptcy or
              Receivership
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclosure is  X         X       X            X         X       X           X
              required
              regarding the
              bankruptcy or
              receivership,
              if known to
              the Master
              Servicer,
              with respect
              to any of the
              following:

              Sponsor
              (Seller),
              Depositor,
              Master
              Servicer,
              affiliated
              Servicer,
              other
              Servicer
              servicing 20%
              or more of
              pool assets
              at time of
              report, other
              material
              servicers,
              Certificate
              Administrator,
              Trustee,
              significant
              obligor,
              credit
              enhancer (10%
              or more),
              derivatives
              counterparty,
              Custodian
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        2.04  Triggering
              Events that
              Accelerate or
              Increase a
              Direct
              Financial
              Obligation or
              an Obligation
              under an
              Off-Balance
              Sheet
              Arrangement
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Includes an              X       X
              early
              amortization,
              performance
              trigger or
              other event,
              including
              event of
              default, that
              would
              materially
              alter the
              payment
              priority/distribution
              of cash
              flows/amortization
              schedule.

              Disclosure
              will be made
              of events
              other than
              waterfall
              triggers
              which are
              disclosed in
              the 6.07
              statement
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        3.03  Material
              Modification
              to Rights of
              Security
              Holders
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclosure is                    X                              X
              required of
              any material
              modification
              to documents
              defining the
              rights of
              Certificateholders,
              including the
              Pooling and
              Servicing
              Agreement
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        5.03  Amendments to
              Articles of
              Incorporation
              or Bylaws;
              Change in
              Fiscal Year
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclosure is                                                   X
              required of
              any amendment
              "to the
              governing
              documents of
              the issuing
              entity"
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        5.06  Change in
              Shell Company
              Status
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              [Not                                                            X
              applicable to
              ABS issuers]
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        6.01  ABS
              Informational
              and
              Computational
              Material
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              [Not included                                                   X
              in reports to
              be filed
              under Section
              3.18]
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        6.02  Change of
              Servicer or
              Trustee
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Requires       X         X       X                      X       X
              disclosure of
              any removal,
              replacement,
              substitution
              or addition
              of any master
              servicer,
              affiliated
              servicer,
              other
              servicer
              servicing 10%
              or more of
              pool assets
              at time of
              report, other
              material
              servicers,
              certificate
              administrator
              or trustee.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Reg AB         X         X       X                      X       X
              disclosure
              about any new
              servicer or
              trustee is
              also required.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        6.03  Change in
              Credit
              Enhancement
              or Other
              External
              Support
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Covers                           X                      X       X
              termination
              of any
              enhancement
              in manner
              other than by
              its terms,
              the addition
              of an
              enhancement,
              or a material
              change in the
              enhancement
              provided.
              Applies to
              external
              credit
              enhancements
              as well as
              derivatives.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Reg AB                           X                      X       X
              disclosure
              about any new
              enhancement
              provider is
              also required.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        6.04  Failure to                       X                      X
              Make a
              Required
              Distribution
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        6.05  Securities
              Act Updating
              Disclosure
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              If any                                                          X
              material pool
              characteristic
              differs by 5%
              or more at
              the time of
              issuance of
              the
              securities
              from the
              description
              in the final
              prospectus,
              provide
              updated Reg
              AB disclosure
              about the
              actual asset
              pool.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              If there are                                                    X
              any new
              servicers or
              originators
              required to
              be disclosed
              under
              Regulation AB
              as a result
              of the
              foregoing,
              provide the
              information
              called for in
              Items 1108
              and 1110
              respectively.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        7.01  Regulation FD  X         X       X            X         X       X
              Disclosure
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        8.01  Other Events
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Any event,                                                      X
              with respect
              to which
              information
              is not
              otherwise
              called for in
              Form 8-K,
              that the
              registrant
              deems of
              importance to
              security
              holders.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        9.01  Financial      The Responsible Party applicable to reportable event.
              Statements
              and Exhibits
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
10-K    Must be filed within 90 days of the fiscal year
        end for the registrant.
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        9B    Other
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Disclose any   The Responsible Party for the applicable Form 80K item as indicated
              information    above.
              required to
              be reported
              on Form 8-K
              during the
              fourth
              quarter
              covered by
              the Form 10-K
              but not
              reported
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
        15    Exhibits and
              Financial
              Statement
              Schedules
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1112(b)                                                    X
              - Significant
              Obligor
              Financial
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item
              1114(b)(2) -
              Credit
              Enhancement
              Provider
              Financial
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Determining
                  applicable
                  disclosure
                  threshold
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Requesting
                  required
                  financial
                  information
                  or
                  effecting
                  incorporation
                  by
                  reference
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1115(b)
              - Derivative
              Counterparty
              Financial
              Information
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                              X
                  Determining
                  current
                  maximum
                  probable
                  exposure
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Determining
                  current
                  significance
                  percentage
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                               X
                  Requesting
                  required
                  financial
                  information
                  or
                  effecting
                  incorporation
                  by
                  reference
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1117 -
              Legal
              proceedings
              pending
              against the
              following
              entities, or
              their
              respective
              property,
              that is
              material to
              Certificateholders,
              including
              proceedings
              known to be
              contemplated
              by
              governmental
              authorities:
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Sponsor                                                                     X
              (Seller)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Depositor                                                       X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Trustee                                                 X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Issuing entity                                                  X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Master         X         X
              Servicer,
              affiliated
              Servicer,
              other
              Servicer
              servicing 20%
              or more of
              pool assets
              at time of
              report, other
              material
              servicers
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Securities                       X
              Administrator
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Originator of                                                   X
              20% or more
              of pool
              assets as of
              the Cut-off
              Date
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Custodian                                     X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1119 -
              Affiliations
              and
              relationships
              between the
              following
              entities, or
              their
              respective
              affiliates,
              that are
              material to
              Certificateholders:
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Sponsor                                                                     X
              (Seller)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Depositor                                                       X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Trustee                                                 X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Master         X         X
              Servicer,
              affiliated
              Servicer,
              other
              Servicer
              servicing 20%
              or more of
              pool assets
              at time of
              report, other
              material
              servicers
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Securities                       X
              Administrator
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Originator                                                      X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Custodian                                     X
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Credit                                                          X
              Enhancer/Support
              Provider
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Significant                                                     X
              Obligor
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1122 -    X         X       X            X         X
              Assessment of
              Compliance
              with
              Servicing
              Criteria
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
              Item 1123 -    X         X
              Servicer
              Compliance
              Statement
---------------------------------------------------------------------------------------------------

* Only with respect to the logistics of adding, removing or substituting loan files.

(1)   Please contact Bear, Stearns & Co. Inc. for Acquisition Price.

EXHIBIT R

Additional Disclosure Notification

Bear Stearns Asset Backed Securities I LLC

383 Madison Avenue

New York, New York 10179

Fax: (212) 272-2000

E-mail: regabnotifications@bear.com

Wells Fargo Bank, National Association as Master Servicer

P.O. Box 98

Columbia Maryland 21046

Fax: (410) 715-2380,

E-mail: [_____________________]

Attn: Corporate Trust Services – BSALTA 2006-1 -SEC REPORT PROCESSING

RE: **Additional Form ☐ Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.18(a)(v) of the Pooling and Servicing Agreement, dated as of January 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as seller and company, JPMorgan Chase Bank, National Association, as trustee and Wells Fargo Bank, National Association, as master servicer and securities administrator. The Undersigned, as securities administrator, hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [ ].

Description of Additional Form [	] Disclosure:

List of Any Attachments hereto to be included in the Additional Form ☐ Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: ☐.

[NAME OF PARTY]

as [role]

By: __________________
Name:
Title: